Exhibit 1.1

J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.,
as Depositor

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Master Servicer

RIALTO CAPITAL ADVISORS, LLC,
as Special Servicer

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Certificate Administrator

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee

and

PENTALPHA SURVEILLANCE LLC,
as Senior Trust Advisor

POOLING AND SERVICING AGREEMENT

Dated as of

November 1, 2014

JPMBB Commercial Mortgage Securities Trust 2014-C25
Commercial Mortgage Pass-Through Certificates

Series 2014-C25

TABLE OF CONTENTS

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ARTICLE I

DEFINITIONS
Section 1.01	Defined Terms	6
Section 1.02	Certain Calculations	113

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS;
ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01	Conveyance of Mortgage Loans and the Trust Subordinate Companion Loan	114
Section 2.02	Acceptance by Trustee	120
Section 2.03	Representations, Warranties and Covenants of the Depositor; Mortgage Loan Sellers’ Repurchase or Substitution of Mortgage Loans for Defects in Mortgage Files and Breaches of Representations and Warranties	125
Section 2.04	Execution of Certificates; Issuance of Lower-Tier Regular Interests	133
Section 2.05	Creation of the Grantor Trust	134

ARTICLE III

ADMINISTRATION AND
SERVICING OF THE TRUST FUND

Section 3.01	Master Servicer To Act as Master Servicer; Special Servicer To Act as Special Servicer; Administration of the Mortgage Loans, the Serviced Companion Loans, the Trust Subordinate Companion Loan and REO Properties	134
Section 3.02	Collection of Mortgage Loan Payments	142
Section 3.03	Collection of Taxes, Assessments and Similar Items; Servicing Accounts	146

Section 3.04	The Certificate Account, the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Companion Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account, the Class EC Distribution Account and the BankNote Building REMIC Distribution Account	151
Section 3.05	Permitted Withdrawals from the Certificate Account, the Distribution Accounts and the Companion Distribution Account	158
Section 3.06	Investment of Funds in the Certificate Account and the REO Account	170

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Section 12.10	Notices to the Rating Agencies	396
Section 12.11	Precautionary Trust Indenture Act Provisions	398

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EXHIBITS

Exhibit A-1	Form of Class A-1 Certificate
Exhibit A-2	Form of Class A-2 Certificate
Exhibit A-3	Form of Class A-3 Certificate
Exhibit A-4	Form of Class A-4A1 Certificate
Exhibit A-5	Form of Class A-4A2 Certificate
Exhibit A-6	Form of Class A-5 Certificate
Exhibit A-7	Form of Class A-SB Certificate
Exhibit A-8	Form of Class X-A Certificate
Exhibit A-9	Form of Class X-B Certificate
Exhibit A-10	Form of Class X-C Certificate
Exhibit A-11	Form of Class X-D Certificate
Exhibit A-12	Form of Class X-E Certificate
Exhibit A-13	Form of Class X-F Certificate
Exhibit A-14	Form of Class X-NR Certificate
Exhibit A-15	Form of Class A-S Certificate
Exhibit A-16	Form of Class B Certificate
Exhibit A-17	Form of Class C Certificate
Exhibit A-18	Form of Class D Certificate
Exhibit A-19	Form of Class E Certificate
Exhibit A-20	Form of Class F Certificate
Exhibit A-21	Form of Class EC Certificate
Exhibit A-22	Form of Class NR Certificate
Exhibit A-23	Form of Class R Certificate
Exhibit A-24	Form of Class Z Certificate
Exhibit A-25	Form of Class BNB Certificate
Exhibit B	Mortgage Loan Schedule
Exhibit C	Form of Investment Representation Letter
Exhibit D-1	Form of Transferee Affidavit
Exhibit D-2	Form of Transferor Letter
Exhibit E	Form of Request for Release
Exhibit F-1	Form of ERISA Representation Letter regarding ERISA Restricted Certificates
Exhibit F-2	Form of ERISA Representation Letter regarding Class R Certificates and Class Z Certificates
Exhibit G	Form of Statement to Certificateholders
Exhibit H	Form of Omnibus Assignment
Exhibit I	Form of Transfer Certificate for Rule 144A Book-Entry Certificate to Temporary Regulation S Book-Entry Certificate during Restricted Period
Exhibit J	Form of Transfer Certificate for Rule 144A Book-Entry Certificate to Regulation S Book-Entry Certificate after Restricted Period
Exhibit K	Form of Transfer Certificate for Temporary Regulation S Book-Entry Certificate to Rule 144A Book-Entry Certificate during Restricted Period
Exhibit L	Form of Transfer Certificate for Temporary Regulation S Book-Entry Certificate to Regulation S Book-Entry Certificate after Restricted Period

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Exhibit M	Form of Transfer Certificate for Non-Book Entry Certificate to Temporary Regulation S Book-Entry Certificate
Exhibit N	Form of Transfer Certificate for Non-Book Entry Certificate to Regulation S Book-Entry Certificate
Exhibit O	Form of Transfer Certificate for Non-Book Entry Certificate to Rule 144A Book-Entry Certificate
Exhibit P-1	Form of Investor Certification
Exhibit P-2	Form of Certification for NRSROs
Exhibit P-3	Online Market Data Provider Certification
Exhibit Q	Custodian Certification/Exception Report
Exhibit R-1	Form of Power of Attorney – Master Servicer
Exhibit R-2	Form of Power of Attorney – Special Servicer
Exhibit S	Initial Companion Holders, Initial Class BNB Majority Certificateholder,
Exhibit T	Form of Notice Relating to the Non-Serviced Mortgage Loan
Exhibit U	Form of Notice and Certification Regarding Defeasance of Mortgage Loan
Exhibit V	Form of Senior Trust Advisor Annual Report
Exhibit W	Form of Notice from Senior Trust Advisor Recommending Replacement of Special Servicer
Exhibit X	Form of Confidentiality Agreement
Exhibit Y	Form Certification to be Provided with Form 10-K
Exhibit Z-1	Form of Certification to be Provided to Depositor by Certificate Administrator
Exhibit Z-2	Form of Certification to be Provided to Depositor by Master Servicer
Exhibit Z-3	Form of Certification to be Provided to Depositor by Special Servicer
Exhibit Z-4	Form of Certification to be Provided to Depositor by Trustee
Exhibit Z-5	Form of Certification to be Provided to Depositor by Senior Trust Advisor
Exhibit Z-6	Form of Certification to be Provided to Depositor by Custodian
Exhibit AA	Servicing Criteria to be Addressed in Assessment of Compliance
Exhibit BB	Additional Form 10-D Disclosure
Exhibit CC	Additional Form 10-K Disclosure
Exhibit DD	Form 8-K Disclosure Information
Exhibit EE	Additional Disclosure Notification
Exhibit FF	Initial Sub-Servicers
Exhibit GG	Servicing Function Participants
Exhibit HH	Form of Annual Compliance Statement
Exhibit II	Form of Report on Assessment of Compliance with Servicing Criteria
Exhibit JJ	CREFC® Payment Information
Exhibit KK	Form of Notice of Additional Indebtedness Notification
Exhibit LL	Form of Notice of Exchangeable Certificates for the Class EC Certificates
Exhibit MM	Additional Disclosure Notification (Accounts)
Exhibit NN	Form of Notice of Purchase of Controlling Class Certificate
Exhibit OO	[Reserved]
Exhibit PP	Form of Notice of Purchase of Class BNB Certificate

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SCHEDULES

Schedule 1	Mortgage Loans With Additional Debt
Schedule 2	Class A-SB Planned Principal Balance Schedule
Schedule 3	Mortgage Loans With “Performance”, “Earn-out” or “Holdback” Escrows or Reserves exceeding 10% of the initial principal balance

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This Pooling and Servicing Agreement is dated and effective as of November 1, 2014, among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Wells Fargo Bank, National Association, as Master Servicer, Rialto Capital Advisors, LLC, as Special Servicer, Wells Fargo Bank, National Association, as Certificate Administrator, Wilmington Trust, National Association, as Trustee, and Pentalpha Surveillance LLC, as Senior Trust Advisor.

PRELIMINARY STATEMENT:

The Depositor intends to sell commercial mortgage pass-through certificates (collectively, the “Certificates”), to be issued hereunder in multiple classes (each, a “Class”), which in the aggregate will evidence the entire beneficial ownership interest in the trust fund (the “Trust Fund”) to be created hereunder, the primary assets of which will be a pool of commercial mortgage loans and a separate trust companion loan interest in one commercial mortgage loan. As provided herein, the Certificate Administrator shall elect or shall cause an election to be made to treat designated portions of the Trust Fund (exclusive of the Excess Interest, the proceeds thereof in the Excess Interest Distribution Account, any Exchangeable Certificates that have been exchanged for the Class EC Certificates and the proceeds thereof in the Class EC Distribution Account) for federal income tax purposes as three separate real estate mortgage investment conduits (the “Upper-Tier REMIC”, the “Lower-Tier REMIC” and the “BankNote Building Trust Subordinate Companion Loan REMIC”, and each a “Trust REMIC” as described herein).

In addition, the parties intend that the portions of the Trust Fund consisting of (i) any Exchangeable Certificates that have been exchanged for the Class EC Certificates and the Class EC Distribution Account, and (ii) the Excess Interest, the Excess Interest Distribution Account and the proceeds thereof, shall be treated as a grantor trust under subpart E, part I of subchapter J of the Code for federal income tax purposes (the “Grantor Trust”). Solely for tax purposes, the Class EC Certificates shall represent undivided beneficial interests in the portion of the Grantor Trust consisting of the exchanged Exchangeable Certificates and the Class EC Distribution Account. The Class EC Certificates do not represent an interest in an entity other than the Trust and, for the avoidance of doubt, the Grantor Trust is not a separate legal entity. The Class Z Certificates shall represent undivided beneficial interests in the portion of the Grantor Trust consisting of the Excess Interest and proceeds thereof in the Excess Interest Distribution Account. As provided herein, the Certificate Administrator shall take all actions expressly required hereunder to ensure that the portion of the Trust Fund consisting of the Grantor Trust maintains its status as a grantor trust under federal income tax law and not be treated as part of the Trust REMICs.

The Depositor intends to sell the Certificates (other than the Direct Sale Certificates) to the Underwriters and the Initial Purchasers, and the Depositor intends to sell the Direct Sale Certificates to JPMCB, in an offering exempt from the registration requirements of the federal securities laws.

BANKNOTE BUILDING TRUST SUBORDINATE COMPANION LOAN REMIC

The BankNote Building Trust Subordinate Companion Loan REMIC will hold the BankNote Building Trust Subordinate Companion Loan and the proceeds of such Trust Subordinate Companion Loan, together with its allocable share of any related property acquired by foreclosure or deed-in-lieu of foreclosure and will issue the Class BNB Certificates as the “regular interests” in the BankNote Building Trust Subordinate Companion Loan REMIC and an uncertificated Class BNB-R Interest represented by the Class R Certificates, as the sole class of residual interests in the BankNote Building Trust Subordinate Companion Loan REMIC. Any Class BNB Available Distribution Amount remaining in the BankNote Building REMIC Distribution Account after all required distributions under this Agreement have been made to the Class BNB Certificates will be deemed distributed to the Class BNB-R Interest and shall be payable to the Holders of the Class R Certificates.

LOWER-TIER REMIC

The Lower-Tier REMIC will hold the Mortgage Loans (exclusive of Excess Interest) and will issue the Class LA1, Class LA2, Class LA3, Class LA4A1, Class LA4A2, Class LA5, Class LASB, Class LAS, Class LB, Class LC, Class LD, Class LE, Class LF and Class LNR Uncertificated Interests and the Class X-C Certificates (the “Lower-Tier Regular Interests”), which will evidence the “regular interests” in the Lower-Tier REMIC created hereunder. The Lower-Tier REMIC will also issue the uncertificated Class LR Interest, which is the sole Class of “residual interest” in the Lower-Tier REMIC and is represented by the Class R Certificates.

The following table sets forth the Original Lower-Tier Principal Amounts and per annum rates of interest for the Lower-Tier Regular Interests and the Class LR Interest:
Class Designation	Interest Rate or Pass- Through Rate	Original Lower-Tier Principal Amount
Class LA1	(1)	$ 38,041,000
Class LA2	(1)	$ 109,506,000
Class LA3	(1)	$ 14,362,000
Class LA4A1	(1)	$ 190,000,000
Class LA4A2	(1)	$ 85,000,000
Class LA5	(1)	$ 307,915,000
Class LASB	(1)	$ 84,188,000
Class LAS	(1)	$ 90,303,000
Class LB	(1)	$ 51,813,000
Class LC	(1)	$ 42,931,000
Class LD	(1)	$ 78,460,000
Class LE	(1)	$ 28,128,000
Class LF	(1)	$ 11,843,000
Class LNR	(1)	$ 51,812,811
Class X-C	0.0000%	$ 100
Class LR	None(2)	None

(1)	The interest rate for such Class of Lower-Tier Regular Interests on any Distribution Date will be the Weighted Average Net Mortgage Rate for such Distribution Date.

(2)
The Class LR Interest (evidenced by the Class R Certificates) will not have a Certificate Balance or Notional Amount, will not bear interest and will not be entitled to distributions of Yield Maintenance Charges. Any Available Distribution Amount remaining in the Lower-Tier REMIC Distribution Account after distributing the Lower-Tier Distribution Amount will be deemed distributed to the Class LR Interest and shall be payable to the Holders of the Class R Certificates.

UPPER-TIER REMIC

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests (other than the Class X-C Certificates) and will issue the Class A-1, Class A-2, Class A-3, Class A-4A1, Class A-4A2, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-E, Class X-F, Class X-NR, Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR Certificates which will evidence the “regular interests” in the Upper-Tier REMIC created hereunder. The Upper-Tier REMIC also will issue the uncertificated Class UR Interest, which is the sole Class of “residual interest” in the Upper-Tier REMIC for purposes of the REMIC Provisions and is represented by the Class R Certificates.

THE CERTIFICATES

The following table (and related paragraphs) sets forth the designation, the pass-through rate (the “Pass-Through Rate”) and the aggregate initial principal amount (the “Original Certificate Balance”) or Notional Amount (the “Original Notional Amount”), as applicable, for each Class of Certificates:

Class Designation	Initial Pass-Through Rate	Original Certificate Balance or Notional Amount
Class A-1 Certificates	1.5207%	$ 38,041,000
Class A-2 Certificates	2.9493%	$ 109,506,000
Class A-3 Certificates	3.5033%	$ 14,362,000
Class A-4A1 Certificates	3.4080%	$ 190,000,000
Class A-4A2 Certificates	3.4080%	$ 85,000,000

Class Designation	Initial Pass-Through Rate	Original Certificate Balance or Notional Amount
Class A-5 Certificates	3.6720%	$ 307,915,000
Class A-SB Certificates	3.4074%	$ 84,188,000
Class X-A Certificates	1.0205%(1)	$ 919,315,000	(2)
Class X-B Certificates	0.1030%(1)	$ 51,813,000	(2)
Class X-C Certificates	0.0000%(1)	$ 42,931,000	(2)
Class X-D Certificates	0.5000%(1)	$ 78,460,000	(2)
Class X-E Certificates	1.1182%(1)	$ 28,128,000	(2)
Class X-F Certificates	1.1182%(1)	$ 11,843,000	(2)
Class X-NR Certificates	1.1182%(1)	$ 51,812,811	(2)
Class A-S Certificates	4.0651%	$ 90,303,000
Class B Certificates	4.3472%	$ 51,813,000
Class C Certificates	4.4502%	$ 42,931,000
Class D Certificates	3.9502%	$ 78,460,000
Class E Certificates	3.3320%	$ 28,128,000
Class F Certificates	3.3320%	$ 11,843,000
Class NR Certificates	3.3320%	$ 51,812,811
Class BNB Certificates(3)	7.5088%	$ 10,000,000
Class R Certificates	None(4)	N/A
Class Z Certificates(5)	None(4)	N/A

(1)
The Pass-Through Rate for the Class X-A Certificates will be calculated in accordance with the definition of “Class X-A Pass-Through Rate”, the Pass-Through Rate for the Class X-B Certificates will be calculated in accordance with the definition of “Class X-B Pass-Through Rate”, the Pass-Through Rate for the Class X-C Certificates will be calculated in accordance with the definition of “Class X-C Pass-Through Rate”, the Pass-Through Rate for the Class X-D Certificates will be calculated in accordance with the definition of “Class X-D Pass-Through Rate”, the Pass-Through Rate for the Class X-E Certificates will be calculated in accordance with the definition of “Class X-E Pass-Through Rate”, the Pass-Through Rate for the Class X-F Certificates will be calculated in accordance with the definition of “Class X-F Pass-Through Rate” and the Pass-Through Rate for the Class X-NR Certificates will be calculated in accordance with the definition of “Class X-NR Pass-Through Rate”.

(2)
None of the Class X-A Certificates, the Class X-B Certificates, the Class X-C Certificates, the Class X-D Certificates, the Class X-E Certificates, the Class X-F Certificates or the Class X-NR Certificates will have a Certificate Balance; rather, such Classes of Certificates will accrue interest as provided herein on the Class X-A Notional Amount, the Class X-B Notional Amount, the Class X-C Notional Amount, the Class X-D Notional Amount, the Class X-E Notional Amount, the Class X-F Notional Amount or the Class X-NR Notional Amount, as applicable.

(3)	The Class BNB Certificates are issued by the BankNote Building Trust Subordinate Companion Loan REMIC.

(4)
Neither the Class R nor the Class Z Certificates will have a Certificate Balance or a Notional Amount, bear interest or be entitled to distributions of Yield Maintenance Charges. Any Available Distribution Amount remaining in the Upper-Tier REMIC Distribution Account, after all required distributions under this Agreement have been made to each Class of Regular Certificates will be deemed distributed to the Class UR Interest and shall be payable to the Holders of the Class R Certificates.

(5)	The Class Z Certificates are issued by the Grantor Trust.

As of the close of business on the Cut-off Date, the Mortgage Loans had an aggregate principal balance, after application of all payments of principal due on or before such date, whether or not received, equal to $1,184,302,812. The principal balance of the Trust Subordinate Companion Loan as of the Cut-off Date was approximately $10,000,000.

The initial Certificate Balance of a Class of Exchangeable Certificates represents the principal balance of such Class without giving effect to any exchange and conversion for Class EC Certificates. The initial Certificate Balance of the Class EC Certificates is equal to the aggregate of the initial Certificate Balances of the Exchangeable Certificates and represents the maximum principal balance of the Class EC Certificates that could be issued in an exchange and conversion. The Class EC Certificates will not have a Pass-Through Rate, but will receive distributions of principal and interest that would otherwise be distributable to the Exchangeable Certificates that were converted in an exchange for such Class EC Certificates. For the initial Distribution Date, the effective Pass-Through Rate of the Class EC Certificates is 4.2334%.

The Grapevine Mills Pari Passu Companion Loans, the Hilton Houston Post Oak Pari Passu Companion Loan, the Florida Multifamily Portfolio Pari Passu Companion Loan and the Wilton Commercial Portfolio Pari Passu Companion Loan (each a “Companion Loan” and collectively, the “Companion Loans”) are not part of the Trust Fund, but are each secured by the applicable Mortgage that secures the related Mortgage Loan that is part of the Trust Fund. As and to the extent provided herein, any Companion Loan (other than any Non-Serviced Companion Loan) will be serviced and administered in accordance with this Agreement. Amounts attributable to any Companion Loan will not be assets of the Trust Fund, and (except to the extent that such amounts are payable or reimbursable to any party to this Agreement) will be owned by the related Companion Holders.

The Grapevine Mills Whole Loan consists of the Grapevine Mills Mortgage Loan and the Grapevine Mills Pari Passu Companion Loans. The Grapevine Mills Mortgage Loan and the Grapevine Mills Pari Passu Companion Loans are pari passu with each other. The Grapevine Mills Mortgage Loan is part of the Trust Fund. The Grapevine Mills Pari Passu Companion Loans are not part of the Trust Fund. The Grapevine Mills Mortgage Loan and the Grapevine Mills Pari Passu Companion Loans will be serviced and administered in accordance with the JPMBB Commercial Mortgage Securities Trust 2014-C23 Pooling and Servicing Agreement and the Grapevine Mills Intercreditor Agreement.

The Hilton Houston Post Oak Whole Loan consists of the Hilton Houston Post Oak Mortgage Loan and the Hilton Houston Post Oak Pari Passu Companion Loan. The Hilton Houston Post Oak Mortgage Loan and the Hilton Houston Post Oak Pari Passu Companion Loan are pari passu with each other. The Hilton Houston Post Oak Mortgage Loan is part of the Trust Fund. The Hilton Houston Post Oak Pari Passu Companion Loan is not part of the Trust Fund. The Hilton Houston Post Oak Mortgage Loan and the Hilton Houston Post Oak Pari Passu Companion Loan will be serviced and administered in accordance with this Agreement and the Hilton Houston Post Oak Intercreditor Agreement.

The Florida Multifamily Portfolio Whole Loan consists of the Florida Multifamily Portfolio Mortgage Loan and the Florida Multifamily Portfolio Pari Passu Companion Loan. The Florida Multifamily Portfolio Mortgage Loan and the Florida Multifamily Portfolio Pari

Passu Companion Loan are pari passu with each other. The Florida Multifamily Portfolio Mortgage Loan is part of the Trust Fund. The Florida Multifamily Portfolio Pari Passu Companion Loan is not part of the Trust Fund. The Florida Multifamily Portfolio Mortgage Loan and the Florida Multifamily Portfolio Pari Passu Companion Loan will be serviced and administered in accordance with this Agreement and the Florida Multifamily Portfolio Intercreditor Agreement.

The Wilton Commercial Portfolio Whole Loan consists of the Wilton Commercial Portfolio Mortgage Loan and the Wilton Commercial Portfolio Pari Passu Companion Loans. The Wilton Commercial Portfolio Mortgage Loan and the Wilton Commercial Portfolio Pari Passu Companion Loans are pari passu with each other. The Wilton Commercial Portfolio Mortgage Loan is part of the Trust Fund. The Wilton Commercial Portfolio Pari Passu Companion Loans are not part of the Trust Fund. The Wilton Commercial Portfolio Mortgage Loan and the Wilton Commercial Portfolio Pari Passu Companion Loans will be serviced and administered in accordance with the COMM 2014-LC17 Pooling and Servicing Agreement and the Wilton Commercial Portfolio Intercreditor Agreement.

The BankNote Building AB Whole Loan consists of the BankNote Building Mortgage Loan and the BankNote Building Trust Subordinate Companion Loan. The BankNote Building Trust Subordinate Companion Loan is subordinate to the BankNote Building Mortgage Loan, is part of the Trust Fund and will be evidenced by the Class BNB Certificates. The BankNote Building Mortgage Loan and the BankNote Building Trust Subordinate Companion Loan will be serviced and administered in accordance with this Agreement and the BankNote Building Intercreditor Agreement.

In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01     Defined Terms. Whenever used in this Agreement, including in the Preliminary Statement, the following capitalized terms, unless the context otherwise requires, shall have the meanings specified in this Article.

“10-K Filing Deadline”: As defined in Section 11.05(a).

“15Ga-1 Notice”: As defined in Section 2.02(g).

“17g-5 Information Provider”: The Certificate Administrator.

“17g-5 Information Provider’s Website”: The 17g-5 Information Provider’s Internet website, which shall initially be located within the Certificate Administrator’s Website (www.ctslink.com), under the “NRSRO” tab on the page relating to this transaction.

“30/360 Mortgage Loans”: The Mortgage Loans indicated as such in the Mortgage Loan Schedule.

“AB Control Appraisal Period”: With respect to (i) any AB Whole Loan, the period during which the holder of any AB Subordinate Companion Loan is the AB Whole Loan Controlling Holder and (ii) the BankNote Building AB Whole Loan, the BankNote Building Control Appraisal Period.

“AB Intercreditor Agreement”: Any Intercreditor Agreement by and among the holder of an AB Subordinate Companion Loan and the holder of the related Mortgage Loan, relating to the relative rights of such holders of the AB Whole Loan, as the same may be further amended in accordance with the terms thereof. For the avoidance of doubt, there is no AB Intercreditor Agreement related to the Trust.

“AB Mortgage Loan”: A senior “A note” that is part of an AB Whole Loan and which is a Mortgage Loan that is part of the Trust. For the avoidance of doubt, there is no AB Mortgage Loan in the Trust Fund.

“AB Mortgaged Property”: The Mortgaged Property which secures the related AB Whole Loan. For the avoidance of doubt, there is no AB Mortgaged Property related to the Trust.

“AB Subordinate Companion Loan”: With respect to any AB Whole Loan, the related companion loan evidenced by the related promissory note made by the related Mortgagor and secured by the Mortgage on the AB Mortgaged Property, which is not included in the Trust and which is subordinate in right of payment to the AB Mortgage Loan to the extent set forth in the related Mortgage Loan documents and as provided in the related Intercreditor Agreement. For the avoidance of doubt, there is no AB Subordinate Companion Loan related to the Trust.

“AB Whole Loan”: A Serviced Whole Loan, which consists of such Mortgage Loan and a related AB Subordinate Companion Loan. For the avoidance of doubt, there is no AB Whole Loan related to the Trust.

“AB Whole Loan Controlling Holder”: The “Directing Lender” or similarly defined party identified in the related AB Intercreditor Agreement. For the avoidance of doubt, there is no AB Whole Loan Controlling Holder related to the Trust.

“Acceptable Insurance Default”: With respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan), Serviced Whole Loan or Trust AB Whole Loan, a default under the related Mortgage Loan documents arising by reason of (i) any failure on the part of the related Mortgagor to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related Mortgagor to maintain with respect to the related Mortgaged Property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case as to which default the Master Servicer and the Special Servicer may forbear taking any enforcement action, provided that the Special Servicer has determined, in its reasonable judgment, based on inquiry consistent with the

Servicing Standard and (unless a Control Event has occurred and is continuing, with the consent of the Directing Certificateholder (and after a Control Event has occurred, but prior to the occurrence of a Consultation Termination Event, after consultation with the Directing Certificateholder as provided in Section 6.07 hereof)) (or, with respect to the Trust AB Whole Loan, and prior to the occurrence and continuance of any related AB Control Appraisal Period, with the consent of the related Subordinate Loan-Specific Directing Certificateholder to the extent required under the related Intercreditor Agreement) (or, with respect to a Serviced AB Whole Loan, and prior to any related AB Control Appraisal Period, with the consent of the related AB Whole Loan Controlling Holder to the extent required under the related Intercreditor Agreement), that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate; provided, however, that the Directing Certificateholder (or, with respect to the Trust AB Whole Loan, and prior to any related AB Control Appraisal Period, with the consent of the related Subordinate Loan-Specific Directing Certificateholder to the extent required under the related Intercreditor Agreement) (or, with respect to a Serviced AB Whole Loan, the AB Whole Loan Controlling Holder prior to any AB Control Appraisal Period to the extent required under the related Intercreditor Agreement) will not have more than thirty (30) days to respond to the Special Servicer’s request for such consent or consultation; provided, further, that upon the Special Servicer’s determination, consistent with the Servicing Standard, that exigent circumstances do not allow the Special Servicer to consult with the Directing Certificateholder, the related Subordinate Loan-Specific Directing Certificateholder or any applicable AB Whole Loan Controlling Holder, as applicable, the Special Servicer is not required to do so. Each of the Master Servicer (at its own expense) and the Special Servicer (at the expense of the Trust Fund) shall be entitled to rely on insurance consultants in making the determinations described above.

“Acceptance Notice”: As defined in Section 3.35(g).

“Accrued Certificate Interest”: With respect to each Distribution Date and each Class of Regular Certificates, an amount equal to interest for the related Interest Accrual Period at the Pass-Through Rate of such Class of Certificates for such Distribution Date, accrued on the related Certificate Balance (or with respect to the Class X Certificates, the related Notional Amount of such Class) outstanding immediately prior to such Distribution Date (provided that for interest accrual purposes any distributions in reduction of Certificate Balance or Notional Amount or reductions in Certificate Balance or Notional Amount as a result of allocations of Collateral Support Deficit on the Distribution Date occurring in an Interest Accrual Period shall be deemed to have been made on the first day of such Interest Accrual Period). Accrued Certificate Interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. With respect to each Class of Exchangeable Certificates and the Class EC Certificates, for purposes of determining allocations and distributions under Section 4.01(a) of this Agreement as between the Exchangeable Certificates and the Class EC Certificates, all amounts of Accrued Certificate Interest of each Class of Exchangeable Certificates for any Distribution Date shall be determined without regard to any exchange and conversion of such Exchangeable Certificates for Class EC Certificates; provided, however, that all amounts of Accrued Certificate Interest that are allocable to Exchangeable Certificates that have been exchanged and converted for Class EC Certificates shall be deemed allocable to such Class EC Certificates, without duplication.

“Accrued Interest From Recoveries”: With respect to each Distribution Date and any Class of Principal Balance Certificates if such Certificates had an increase to its Certificate Balance as a result of the Trust Fund’s recovery of Nonrecoverable Advances that were previously reimbursed to the Master Servicer or Trustee, as applicable, from the general principal collections, is an amount equal to interest at the Pass-Through Rate applicable to that Class for the applicable Interest Accrual Periods on the amount of such increase to its Certificate Balance accrued from the Distribution Date on which the related Collateral Support Deficit was allocated to such Class as a result of the reimbursement of Nonrecoverable Advances from the Trust (whether such Collateral Support Deficit was allocated as a result of the initial allocation of such Collateral Support Deficit or as a result of further allocations of Collateral Support Deficits unrelated to such initial allocations) to, but not including, the Distribution Date on which the Certificate Balance was so increased. With respect to each Class of Exchangeable Certificates and the Class EC Certificates, for purposes of determining allocations and distributions under Section 4.01(a) of this Agreement as between the Exchangeable Certificates and the Class EC Certificates, all amounts of Accrued Interest From Recoveries of each Class of Exchangeable Certificates for any Distribution Date shall be determined without regard to any exchange and conversion of such Exchangeable Certificates for Class EC Certificates; provided, however, that all amounts of Accrued Interest From Recoveries that would otherwise be allocable to Exchangeable Certificates that have been exchanged and converted for Class EC Certificates shall be deemed allocable to such Class EC Certificates, without duplication.

“Act”: The Securities Act of 1933, as it may be amended from time to time.

“Actual/360 Mortgage Loans”: The Mortgage Loans and the Trust Subordinate Companion Loan, to the extent indicated as such in the Mortgage Loan Schedule.

“Additional Debt”: With respect to any Mortgage Loan, any debt owed by the related Mortgagor to a party other than the lender under such Mortgage Loan that is secured by the related Mortgaged Property as of the Closing Date as set forth on Schedule 1 hereto, as increased or decreased from time to time pursuant to the terms of the related subordinate or pari passu loan documents (including any Intercreditor Agreement or subordination agreement).

“Additional Disclosure Notification”: The form of notification to be included with any Additional Form 10-D Disclosure, Additional Form 10-K Disclosure or Form 8-K Disclosure Information which is attached hereto as Exhibit EE.

“Additional Exclusions”: Exclusions in addition to those customarily found in the insurance policies for mortgaged properties similar to the Mortgaged Properties on or prior to September 11, 2001.

“Additional Form 10-D Disclosure”: As defined in Section 11.04(a).

“Additional Form 10-K Disclosure”: As defined in Section 11.05(a)(iv).

“Additional Servicer”: Each Affiliate of the Master Servicer, the Special Servicer or any Mortgage Loan Seller that services any of the Mortgage Loans and each Person who is not an Affiliate of the Master Servicer, other than the Special Servicer, who services 10% or more of the Mortgage Loans by unpaid principal balance as of any date of determination pursuant to Article XI.

“Administrative Cost Rate”: As of any date of determination and with respect to each Mortgage Loan or Trust Subordinate Companion Loan, as applicable, a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator Fee Rate (which such fee rate accounts for the Trustee Fee), the Senior Trust Advisor Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate, in each case computed on the basis of the Stated Principal Balance of the related Mortgage Loan or Trust Subordinate Companion Loan, as applicable, and in the same manner as interest is calculated on such Mortgage Loan or Trust Subordinate Companion Loan, as applicable.

“Advance”: Any P&I Advance or Servicing Advance.

“Adverse REMIC Event”: As defined in Section 10.01(f).

“Affected Party”: As defined in Section 7.01(b).

“Affected Reporting Party”: As defined in Section 11.12.

“Affiliate”: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement”: This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

“Anticipated Repayment Date”: With respect to each Mortgage Loan that is indicated on the Mortgage Loan Schedule as having a Revised Rate, the date upon which such Mortgage Loan commences accruing interest at such Revised Rate.

“Applicable Laws”: As defined in Section 8.15.

“Applicable State and Local Tax Law”: For purposes hereof, the Applicable State and Local Tax Law shall be (a) the tax laws of the State of New York; and (b) such other state or local tax laws whose applicability shall have been brought to the attention of the Trustee and the Certificate Administrator by either (i) an Opinion of Counsel delivered to it, or (ii) written notice from the appropriate taxing authority as to the applicability of such state or local tax laws.

“Appraisal”: An appraisal prepared by an Independent MAI appraiser with at least five (5) years’ experience in properties of like kind and in the same area, prepared in accordance with 12 C.F.R. 225.64, or, in connection with an Appraisal Reduction, a valuation meeting the requirements of clause (b)(i)(A)(2) in the definition of Appraisal Reduction.

“Appraisal Reduced Interest”: With respect to any Mortgage Loan, accrued and unpaid interest at the related Mortgage Rate that is not advanced by the Master Servicer or Trustee solely due to the reduction of the interest portion of the related P&I Advance pursuant to Section 4.03(e) hereof.

“Appraisal Reduction”: For any Distribution Date and for any Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Companion Loan, Serviced Whole Loan, Trust Subordinate Companion Loan or Trust AB Whole Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the Special Servicer (prior to the occurrence of a Consultation Termination Event in consultation with the Directing Certificateholder, and, after the occurrence and during the continuance of a Control Event, in consultation with the Senior Trust Advisor), as of the first Determination Date that is at least ten (10) Business Days following the date on which the Special Servicer receives an Appraisal or conducts a valuation described below, equal to the excess of (a) the Stated Principal Balance of that Mortgage Loan, the Stated Principal Balance of the applicable Serviced Whole Loan or the Stated Principal Balance of the Trust AB Whole Loan, as the case may be, over (b) the excess of (i) the sum of (A) 90% of the Appraised Value of the related Mortgaged Property as determined (1) by one or more Appraisals obtained by the Special Servicer with respect to any Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan), Serviced Whole Loan or Trust AB Whole Loan, as the case may be, with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which shall be paid by the Master Servicer as an Advance) or (2) by an internal valuation performed by the Special Servicer with respect to any Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan), Serviced Whole Loan or Trust AB Whole Loan, as the case may be, with an outstanding principal balance less than $2,000,000, minus, with respect to any Appraisals, such downward adjustments as the Special Servicer may make (without implying any obligation to do so) based upon its review of the Appraisal and any other information it deems relevant and (B) all escrows, letters of credit and reserves in respect of such Mortgage Loan, Serviced Whole Loan or Trust AB Whole Loan, as applicable, as of the date of calculation over (ii) the sum of, as of the Due Date occurring in the month of the date of determination, (A) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest due on such Mortgage Loan, Serviced Whole Loan or Trust AB Whole Loan, as the case may be, at a per annum rate equal to its Mortgage Rate (and, with respect to the Trust AB Whole Loan or any AB Whole Loan, any accrued and unpaid interest on the related Trust Subordinate Companion Loan or Subordinate Companion Loan, as applicable), (B) all P&I Advances on the related Mortgage Loan and all Servicing Advances on the related Mortgage Loan, Serviced Whole Loan or Trust AB Whole Loan, as applicable, not reimbursed from proceeds of such Mortgage Loan, Serviced Whole Loan or Trust AB Whole Loan, as applicable, and interest thereon at the Reimbursement Rate in respect of such Mortgage Loan, Serviced Whole Loan or Trust AB Whole Loan, as applicable, and (C) all currently due and unpaid real estate taxes, assessments, insurance premiums, ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid with respect to such Mortgage Loan, Serviced Whole Loan or Trust AB Whole Loan, as the case may be (which taxes, premiums, ground rents and other amounts have not been the subject of an Advance by the Master Servicer or the Trustee, as applicable);

provided, however, without limiting the Special Servicer’s obligation to order and obtain such Appraisal or perform such valuation, if the Special Servicer has not obtained an Appraisal or performed such valuation, as applicable, referred to above within sixty (60) days of the Appraisal Reduction Event (or with respect to the Appraisal Reduction Events set forth in clauses (i) and (vi) of the definition of Appraisal Reduction Event, within one hundred-twenty (120) days (in the case of clause (i)) or ninety (90) days or one hundred-twenty (120) days, as applicable (in case of clause (vi)) after the initial delinquency for the related Appraisal Reduction Event), the amount of the Appraisal Reduction shall be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan, Serviced Whole Loan or Trust AB Whole Loan, as applicable, until such time as such appraisal or valuation referred to above is received by the Special Servicer and the Appraisal Reduction is calculated as of the first Determination Date that is at least ten (10) Business Days thereafter. Within sixty (60) days after the Appraisal Reduction Event, the Special Servicer shall order and use reasonable efforts to receive an Appraisal (the cost of which shall be paid by the Master Servicer as a Servicing Advance); provided, further, however, that with respect to an Appraisal Reduction Event as set forth in clause (i) of the definition of Appraisal Reduction Event, the Special Servicer shall order and use reasonable efforts to receive such Appraisal within the one hundred-twenty (120)-day period set forth in such clause (i), and with respect to an Appraisal Reduction Event as set forth in clause (vi) of the definition of Appraisal Reduction Event, the Special Servicer shall order and use reasonable efforts to receive such Appraisal within the ninety (90)-day period or one hundred-twenty (120)-day period, as applicable, set forth in such clause (vi); provided, further, however, that in no event shall the Special Servicer be required to order any such Appraisal prior to the conclusion of such sixty (60), ninety (90), or one hundred-twenty (120)-day period, as applicable, and in each case, the related Appraisal shall be promptly delivered in electronic format by the Special Servicer to the Master Servicer, the Directing Certificateholder (but only prior to the occurrence of a Consultation Termination Event), the Certificate Administrator and the Trustee. In connection with any Appraisal Reduction, the Master Servicer will provide the Special Servicer with the information as set forth in Section 4.05(c). The Master Servicer will not calculate Appraisal Reductions.

With respect to any Appraisal Reduction calculated for purposes of determining the existence and identity of the Controlling Class pursuant to Section 4.05(a) hereof, the Appraised Value for the related Mortgaged Property determined in connection with clause (b)(i)(A)(1) or clause (b)(i)(A)(2) of the first paragraph of this definition shall be determined on an “as-is” basis.

Notwithstanding anything herein to the contrary, the aggregate Appraisal Reduction related to a Mortgage Loan or Trust Subordinate Companion Loan, as the case may be, or the related REO Property will be reduced to zero as of the date on which such Mortgage Loan or Trust Subordinate Companion Loan, as the case may be, is paid in full, liquidated, repurchased or otherwise removed from the Trust Fund or as otherwise set forth in Section 4.05(d).

Any Appraisal Reduction in respect of a Non-Serviced Whole Loan shall be calculated by the applicable party under and in accordance with and pursuant to the terms of the applicable Non-Serviced Pooling Agreement.

“Appraisal Reduction Event”: With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Companion Loan, Serviced Whole Loan, Trust Subordinate Companion Loan and Trust AB Whole Loan, the earliest of (i) one hundred-twenty (120) days after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a Balloon Payment, occurs in respect of such Mortgage Loan, Companion Loan or Trust Subordinate Companion Loan, as applicable, (ii) the date on which a reduction in the amount of Monthly Payments on such Mortgage Loan, Companion Loan or Trust Subordinate Companion Loan, as applicable, or a change in any other material economic term of such Mortgage Loan, Companion Loan or Trust Subordinate Companion Loan, as applicable, (other than an extension of the Maturity Date), becomes effective as a result of a modification of such Mortgage Loan, Companion Loan or Trust Subordinate Companion Loan, as applicable, by the Special Servicer, (iii) thirty (30) days after the date on which a receiver has been appointed for the Mortgaged Property, (iv) thirty (30) days after the date on which a Mortgagor declares bankruptcy (and not otherwise dismissed within such time), (v) sixty (60) days after the date on which an involuntary petition of bankruptcy is filed with respect to a Mortgagor if not dismissed within such time, (vi) ninety (90) days after an uncured delinquency occurs in respect of a Balloon Payment with respect to such Mortgage Loan, Companion Loan or Trust Subordinate Companion Loan, as applicable, except where a refinancing is anticipated within one hundred-twenty (120) days after the Maturity Date of the Mortgage Loan, Companion Loan or Trust Subordinate Companion Loan, as applicable, in which case one hundred-twenty (120) days after such uncured delinquency, and (vii) immediately after such Mortgage Loan, Companion Loan or Trust Subordinate Companion Loan, as applicable, becomes an REO Loan; provided, that the thirty (30) day period referenced in clauses (iii) and clause (iv) shall not apply if the related Mortgage Loan is a Specially Serviced Mortgage Loan; provided, further, however, that an Appraisal Reduction Event shall not occur at any time when the aggregate Certificate Balances of all Classes of Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4A1, Class A-4A2, Class A-5 and Class A-SB Certificates) have been reduced to zero. The Special Servicer shall notify the Master Servicer, the Directing Certificateholder, the related Subordinate Loan-Specific Directing Certificateholder (in the case of a Trust AB Whole Loan) and the Senior Trust Advisor, or the Master Servicer shall notify the Special Servicer and the Senior Trust Advisor, as applicable, promptly upon such Person having notice or knowledge of the occurrence of any of the foregoing events. The obligation to obtain an Appraisal following the occurrence of an Appraisal Reduction Event shall be subject to the provisions of Section 4.05 hereof.

“Appraisal Review Period”: As defined in Section 4.05(b)(ii).

“Appraised Value”: With respect to any Mortgaged Property (other than a Non-Serviced Mortgaged Property), the appraised value thereof as determined by an Appraisal of the Mortgaged Property securing the related Mortgage Loan, Serviced Whole Loan or Trust AB Whole Loan, as applicable, and with respect to a Non-Serviced Mortgaged Property, the appraised value allocable thereto, as determined pursuant to the applicable Non-Serviced Pooling Agreement.

“Appraised-Out Class”: As defined in Section 4.05(b)(i).

“ARD Loan”: Any Mortgage Loan that is identified on the Mortgage Loan Schedule as having an Anticipated Repayment Date and Revised Rate.

“Asset Status Report”: As defined in Section 3.21(d).

“Assignment” and “Assignments”: Each as defined in Section 2.01(c).

“Assignment of Leases”: With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar instrument executed by the Mortgagor, assigning to the mortgagee all of the income, rents and profits derived from the ownership, operation, leasing or disposition of all or a portion of such Mortgaged Property, in the form which was duly executed, acknowledged and delivered, as amended, modified, renewed or extended through the date hereof and from time to time hereafter.

“Assignment of Mortgage”: An assignment of Mortgage without recourse, notice of transfer or equivalent instrument, in recordable form, which is sufficient under the laws of the jurisdiction in which the related Mortgaged Property is located to reflect of record the sale of the Mortgage, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages encumbering Mortgaged Properties located in the same jurisdiction, if permitted by law and acceptable for recording.

“Assumed Scheduled Payment”: For any Due Period and with respect to any Mortgage Loan or Trust Subordinate Companion Loan, as the case may be, that is delinquent in respect of its Balloon Payment or any REO Loan (excluding, for purposes of determining or making P&I Advances, the portion allocable to any related Companion Loan or Trust Subordinate Companion Loan), an amount equal to the sum of (a) the principal portion of the Monthly Payment that would have been due on such Mortgage Loan, Trust Subordinate Companion Loan or REO Loan on the related Due Date based on the constant payment required by the related Mortgage Note or the original amortization schedule of such Mortgage Loan or Trust Subordinate Companion Loan (as calculated with interest at the related Mortgage Rate), if applicable, assuming such Balloon Payment has not become due, after giving effect to any reduction in the principal balance thereof occurring in connection with a modification of such Mortgage Loan or Trust Subordinate Companion Loan, as the case may be, in connection with a default or bankruptcy (or similar proceeding), and (b) interest on the Stated Principal Balance of such Mortgage Loan, Trust Subordinate Companion Loan or REO Loan (excluding, for purposes of determining P&I Advances, the portion allocable to any related Companion Loan or Trust Subordinate Companion Loan, if applicable) at the applicable Mortgage Rate (net of interest at the Servicing Fee Rate).

“Authenticating Agent”: The Certificate Administrator or any agent of the Certificate Administrator appointed to act as Authenticating Agent pursuant to Section 5.02(a).

“Available Distribution Amount”: With respect to any Distribution Date, an amount equal to the sum of (without duplication):

(a)           the aggregate amount of all cash received on the Mortgage Loans (in the case of a Non-Serviced Mortgage Loan, only to the extent received by the Trust pursuant to the related Non-Serviced Pooling Agreement and/or the related Non-Serviced

Intercreditor Agreement) and any REO Property (including Compensating Interest Payments with respect to the Mortgage Loans required to be deposited by the Master Servicer pursuant to Section 3.19(a)) on deposit in the Certificate Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Certificate Account that is held for the benefit of the Companion Holders or the holders of the Class BNB Certificates), the Distribution Accounts (other than the BankNote Building REMIC Distribution Account) and, without duplication, the REO Account, in each case, exclusive of any amount on deposit in or credited to any portion of the REO Account that is held for the benefit of the Companion Holders or the holders of the Class BNB Certificates, as of the close of business on the related P&I Advance Date, exclusive of (without duplication):

(i)          all Monthly Payments paid by the Mortgagors of a Mortgage Loan that are due on a Due Date following the end of the related Due Period, excluding interest relating to payments prior to, but due after, the Cut-off Date;

(ii)         all unscheduled Principal Prepayments (together with any related payments of interest allocable to the period following the related Due Date for the related Mortgage Loan), Liquidation Proceeds, Insurance and Condemnation Proceeds and other unscheduled recoveries, in each case, received subsequent to the related Determination Date (or, with respect to voluntary Principal Prepayments for each Mortgage Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the Mortgage Loans;

(iii)        (A) all amounts payable or reimbursable to any Person from the Certificate Account pursuant to clauses (ii) through (xviii), inclusive, and (xxi) of Section 3.05(a); (B) all amounts payable or reimbursable to any Person from the Lower-Tier REMIC Distribution Account pursuant to clauses (ii) through (vii), inclusive, of Section 3.05(b); and (C) any Net Investment Earnings contained therein;

(iv)        with respect to the Interest Reserve Loans and any Distribution Date relating to each Interest Accrual Period occurring in (1) each February or (2) any January in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), an amount equal to one (1) day of interest on the Stated Principal Balance of such Mortgage Loan as of the Due Date in the month preceding the month in which such Distribution Date occurs at the related Mortgage Rate to the extent such amounts are Withheld Amounts;

(v)         all Excess Interest allocable to the Mortgage Loans;

(vi)        all Yield Maintenance Charges allocable to the Mortgage Loans;

(vii)       all amounts deposited in the Certificate Account, the Lower-Tier REMIC Distribution Account and, without duplication, the REO Account in error; and

(viii)      any Penalty Charges allocable to the Mortgage Loans;

(b)           if and to the extent not already included in clause (a) hereof, the aggregate amount transferred from the REO Account allocable to the Mortgage Loans to the Certificate Account for such Distribution Date pursuant to Section 3.16(c);

(c)           the aggregate amount of any P&I Advances made by the Master Servicer or the Trustee, as applicable, with respect to the Mortgage Loans and the Distribution Date (net of the related Certificate Administrator Fee with respect to the Mortgage Loans for which such P&I Advances are made) pursuant to Section 4.03 or Section 7.05; and

(d)           for the Distribution Date occurring in each March (or February, if the related Distribution Date is the final Distribution Date), the Withheld Amounts remitted to the Lower-Tier REMIC Distribution Account pursuant to Section 3.25(b).

Notwithstanding the investment of funds held in the Certificate Account pursuant to Section 3.06, for purposes of calculating the Available Distribution Amount, the amounts so invested shall be deemed to remain on deposit in such account.

“Balloon Mortgage Loan”: Any Mortgage Loan, Companion Loan or Trust Subordinate Companion Loan that by its original terms or by virtue of any modification entered into as of the Closing Date provides for an amortization schedule for such Mortgage Loan, Companion Loan or Trust Subordinate Companion Loan extending beyond its Maturity Date.

“Balloon Payment”: With respect to any Balloon Mortgage Loan, as of any date of determination, the Monthly Payment payable on the Maturity Date of such Balloon Mortgage Loan.

“Bankruptcy Code”: The federal Bankruptcy Code, as amended from time to time (Title 11 of the United States Code).

“BankNote Building AB Whole Loan”: Collectively, the whole mortgage loan that is subject to the BankNote Building Intercreditor Agreement, which is evidenced by the BankNote Building Mortgage Notes and secured by a single Mortgage on the BankNote Building Mortgaged Property. References herein to the BankNote Building AB Whole Loan shall be construed to refer to the aggregate indebtedness under the BankNote Building Mortgage Loan and the related Trust Subordinate Companion Loan.

“BankNote Building Control Appraisal Period”: The “Control Appraisal Period” identified in the BankNote Building Intercreditor Agreement; provided, however, a BankNote Building Control Appraisal Period shall not be deemed to have occurred in the event that the Subordinate Loan-Specific Directing Certificateholder exercises a “Threshold Event Cure” on behalf of the “Controlling Noteholder” (each as defined therein) within thirty (30) days of a “Control Appraisal Period” occurring thereunder.

“BankNote Building Intercreditor Agreement”: That certain Agreement Between Noteholders, dated as of September 24, 2014, by and between the holder of the BankNote Building Trust Subordinate Companion Loan and the holder of the BankNote Building Mortgage

Loan, relating to the relative rights of such holders of the BankNote Building AB Whole Loan, as the same may be further amended in accordance with the terms thereof.

“BankNote Building Mortgage Loan”: With respect to the BankNote Building AB Whole Loan, the senior interest that is included in the Trust (identified as Mortgage Loan No. 2 on the Mortgage Loan Schedule), which is evidenced by the related promissory note A, and is senior in right of payment to the BankNote Building Trust Subordinate Companion Loan to the extent set forth in the BankNote Building Intercreditor Agreement.

“BankNote Building Mortgage Notes”: Either of the promissory notes evidencing the BankNote Building AB Whole Loan made by the related mortgagor and secured by the mortgage on the BankNote Building Mortgaged Property, as the context requires.

“BankNote Building Mortgaged Property”: The Mortgaged Property that secures the BankNote Building AB Whole Loan.

“BankNote Building REMIC Distribution Account”: With respect to the Trust Subordinate Companion Loan, the segregated trust account or accounts created and maintained as a separate account or accounts by the Certificate Administrator (on behalf of the Trustee) pursuant to Section 3.04(h) of this Agreement, which shall be entitled “Wells Fargo Bank, National Association, as Certificate Administrator, for the benefit of Wilmington Trust, National Association, as Trustee, for the benefit of the holders of JPMBB Commercial Mortgage Securities Trust 2014-C25, Commercial Mortgage Pass-Through Certificates, BankNote Building REMIC Distribution Account,” and which must be an Eligible Account or a subaccount of an Eligible Account. The BankNote Building REMIC Distribution Account shall not be an asset of Lower-Tier REMIC or the Upper-Tier REMIC formed hereunder, but rather shall be an asset of the BankNote Building Trust Subordinate Companion Loan REMIC.

“BankNote Building Trust Subordinate Companion Loan”: The subordinate interest in the BankNote Building AB Whole Loan made by the related mortgagor and secured by the mortgage on the BankNote Building Mortgaged Property and designated as promissory note B, which is included in the Trust, which is subordinate in right of payment to the BankNote Building Mortgage Loan to the extent set forth in the BankNote Building Intercreditor Agreement, and which is evidenced by a separate Class of Certificates, the Class BNB Certificates.

“BankNote Building Trust Subordinate Companion Loan REMIC”: One of three separate REMICs comprising a portion of the Trust Fund, the assets of which consist of the Trust Subordinate Companion Loan and the proceeds thereof, any allocable portion of REO Property with respect thereto, the related portions of the REO Account, and the BankNote Building REMIC Distribution Account.

“Base Interest Fraction”: With respect to any Principal Prepayment on any Mortgage Loan and with respect to any Class of Class A-1, Class A-2, Class A-3, Class A-4A1, Class A-4A2, Class A-5, Class A-SB, Class A-S, Class B, Class C and Class D Certificates, a fraction (a) whose numerator is the greater of (x) zero and (y) the difference between (i) the Pass-Through Rate on such Class of Certificates, and (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the Yield Maintenance Charge with respect to such Principal Prepayment and (b) whose denominator is the greater of zero and the difference between (i) the Mortgage Rate on such Mortgage Loan (or with respect to any Mortgage Loan that is part of a Serviced Whole Loan or Trust AB Whole Loan, the Mortgage Rate of such Serviced Whole Loan or Trust AB Whole Loan, as applicable), and (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the Yield Maintenance Charge with respect to such Principal Prepayment. However, (1) under no circumstances shall the Base Interest Fraction be greater than one or less than zero, (2) if such discount rate is greater than or equal to the Mortgage Rate on such Mortgage Loan, Serviced Whole Loan or Trust AB Whole Loan, as applicable, and is greater than or equal to the Pass-Through Rate on such Class of Certificates, then the Base Interest Fraction will equal zero and (3) if the discount rate is greater than or equal to the Mortgage Rate on such Mortgage Loan, Serviced Whole Loan or Trust AB Whole Loan, as applicable, and is less than the Pass-Through Rate on such Class of Certificates, then the Base Interest Fraction will be one (1). The Master Servicer shall provide to the Certificate Administrator the discount rate referenced above for purposes of calculating the Base Interest Fraction.

“Book-Entry Certificate”: Any Certificate registered in the name of the Depository or its nominee.

“Breach”: As defined in Section 2.03(b).

“Business Day”: Any day other than a Saturday, a Sunday or a day on which banking institutions in Charlotte, North Carolina, Minneapolis, Minnesota, New York, New York, San Francisco, California, Bethesda, Maryland, or the city and state in which the Corporate Trust Office of the Trustee or the Certificate Administrator, or the principal place of business or principal commercial mortgage loan servicing office of the Master Servicer or the Special Servicer is located, or the New York Stock Exchange or the Federal Reserve System of the United States of America are authorized or obligated by law or executive order to remain closed.

“CERCLA”: The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

“Certificate”: Any one of the Depositor’s Commercial Mortgage Pass-Through Certificates, Series 2014-C25, as executed and delivered by the Certificate Registrar and authenticated and delivered hereunder by the Authenticating Agent.

“Certificate Account”: A segregated custodial account or accounts created and maintained by the Master Servicer pursuant to Section 3.04(a) on behalf of the Trustee for the Certificateholders, which shall be entitled “Wells Fargo Bank, National Association, as Master Servicer, on behalf of Wilmington Trust, National Association, as Trustee, for the benefit of the registered holders of JPMBB Commercial Mortgage Securities Trust 2014-C25, Commercial Mortgage Pass-Through Certificates, Series 2014-C25, Certificate Account”. Any such account or accounts shall be an Eligible Account. Subject to the related Intercreditor Agreement and taking into account that each Companion Loan is subordinate or pari passu, as applicable, to the related Serviced Mortgage Loan to the extent set forth in the related Intercreditor Agreement, the subaccount described in the second paragraph of Section 3.04(b) that is part of the Certificate Account shall be for the benefit of the related Companion Holder, to the extent funds on deposit in such subaccount are attributed to such Companion Loan and shall not be an asset of the Trust Fund or any Trust REMIC formed hereunder.

“Certificate Administrator”: Wells Fargo Bank, National Association, in its capacity as certificate administrator, or if any successor certificate administrator is appointed thereto pursuant to Section 5.08 or any successor certificate administrator appointed hereunder.

“Certificate Administrator Fee”: The fee to be paid to the Certificate Administrator as compensation for the Certificate Administrator’s activities under this Agreement; provided that the Certificate Administrator Fee includes the Trustee Fee, and the Certificate Administrator shall pay the Trustee Fee to the Trustee.

“Certificate Administrator Fee Rate”: The Certificate Administrator Fee shall be equal to the product of the rate equal to 0.0038% per annum and the Stated Principal Balance of the related Mortgage Loan (calculated in the same manner as interest is calculated on the related Mortgage Loan), REO Loan (other than the portion of an REO Loan related to any Companion Loan) or Trust Subordinate Companion Loan (calculated in the same manner as interest is calculated on the related Trust Subordinate Companion Loan) as of the preceding Distribution Date. The Certificate Administrator Fee includes the Trustee Fee.

“Certificate Administrator’s Website”: The Certificate Administrator’s Internet website, which shall initially be located at www.ctslink.com.

“Certificate Balance”: With respect to any Class of Principal Balance Certificates or Class BNB Certificates, as applicable, (i) on or prior to the first Distribution Date, an amount equal to the Original Certificate Balance of such Class as specified in the Preliminary Statement hereto and (ii) as of any date of determination after the first Distribution Date, the Certificate Balance of such Class of Principal Balance Certificates or Class BNB Certificates, as applicable, on the Distribution Date immediately prior to such date of determination (determined as adjusted pursuant to Section 1.02(iii)). The initial Certificate Balance of a Class of Exchangeable Certificates represents the principal balance of such Class without giving effect to any exchange and conversion for Class EC Certificates. The initial Certificate Balance of the Class EC Certificates is equal to the aggregate of the initial Certificate Balances of the Exchangeable Certificates and represents the maximum principal balance of such Class that could be issued in an exchange and conversion. In the event that no Exchangeable Certificates are converted to Class EC Certificates, the Class EC Certificate Balance would be equal to zero. For purposes of distributions to the Certificates pursuant to this Agreement, other than for federal income tax purposes, any exchange of (i) a portion of the Exchangeable Certificates will result in a conversion and reduction, on a dollar-for-dollar basis, of a proportionate share of each related component Class of the Exchangeable Certificates, and a conversion and increase, on a dollar-for-dollar basis, of the Certificate Balance of the Class EC Certificates, and (ii) any amount of the Class EC Certificates will result in a conversion and reduction, on a dollar-for-dollar basis, of the Certificate Balance of the Class EC Certificates converted, and a conversion and increase, on a dollar-for-dollar basis, of a proportionate share of the related

Certificate Balances of each Class of Certificates that are components of the Exchangeable Certificates.

“Certificate Deferred Interest”: For any Distribution Date, with respect to any Class of Principal Balance Certificates, an amount equal to the Mortgage Deferred Interest allocated to such Class of Principal Balance Certificates, as applicable, pursuant to Section 4.06(a). With respect to each Class of Exchangeable Certificates and the Class EC Certificates, for purposes of determining allocations under Section 4.06(a) of this Agreement as between the Exchangeable Certificates and the Class EC Certificates, all amounts of Certificate Deferred Interest of each Class of Exchangeable Certificates for any Distribution Date shall be determined without regard to any exchange and conversion of such Exchangeable Certificates for Class EC Certificates; provided, however, that all amounts of Certificate Deferred Interest that would otherwise be allocable to Exchangeable Certificates that have been exchanged and converted for Class EC Certificates shall be deemed allocable to such Class EC Certificates, without duplication.

“Certificate Factor”: With respect to any Class of Certificates (other than the Class R and Class Z Certificates), as of any date of determination, a fraction, expressed as a decimal carried to at least eight (8) places, the numerator of which is the then related Certificate Balance or Notional Amount, and the denominator of which is the related Original Certificate Balance.

“Certificate Owner”: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

“Certificate Register” and “Certificate Registrar”: The register maintained and registrar appointed pursuant to Section 5.03(a).

“Certificateholder” or “Holder”: The Person in whose name a Certificate is registered in the Certificate Register; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to this Agreement, any Certificate registered in the name of or beneficially owned by the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Depositor, any Mortgage Loan Seller, a manager of a Mortgaged Property, a Mortgagor or any Affiliate of any of such Persons shall be deemed not to be outstanding, and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, however, that the foregoing restrictions shall not apply in the case of the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Depositor, any Mortgage Loan Seller or any Affiliate of any of such Persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities hereunder or waive a Servicer Termination Event; provided, further, however, that so long as there is no Servicer Termination Event with respect to the Master Servicer or the Special Servicer, the Master Servicer and the Special Servicer or such Affiliate of either shall be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities hereunder; and provided, further, however, that such restrictions shall not apply to the exercise of the Special Servicer’s, the Master Servicer’s or any Mortgage Loan Seller’s rights, if any, or any of their Affiliates as a member of the Controlling Class or as a Subordinate Loan-Specific Directing Certificateholder. The Trustee and the Certificate Administrator shall each be entitled to request and rely upon a certificate of the Master Servicer, the Special Servicer or the Depositor in determining whether a Certificate is registered in the name of an Affiliate of such Person. All references herein to “Holders” or “Certificateholders” shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and the Depository Participants, except as otherwise specified herein; provided, however, that the parties hereto shall be required to recognize as a “Holder” or “Certificateholder” only the Person in whose name a Certificate is registered in the Certificate Register.

“Certificateholder Quorum”: In connection with any solicitation of votes in connection with the replacement of the Special Servicer pursuant to Section 7.01(d) hereof, the Holders of Certificates evidencing at least 75% of the aggregate Voting Rights (taking into account the application of Collateral Support Deficits and the application of any Appraisal Reductions to notionally reduce the Certificate Balance of the Certificates) of all Principal Balance Certificates and the Class EC Certificates on an aggregate basis.

“Certification Parties”: As defined in Section 11.06. “Certification Party” shall mean any one of the Certification Parties.

“Certifying Person”: As defined in Section 11.06.

“Certifying Servicer”: As defined in Section 11.09.

“CFI”: Column Financial, Inc., and its successors in interest.

“Class”: With respect to any Certificates or Lower-Tier Regular Interests, all of the Certificates bearing the same alphabetical (and, if applicable, numerical) Class designation and each designated Lower-Tier Regular Interest.

“Class A Certificate”: Any Class A-1, Class A-2, Class A-3, Class A-4A1, Class A-4A2, Class A-5, Class A-SB and Class A-S Certificate.

“Class A-1 Certificate”: A Certificate designated as “Class A-1” on the face thereof, in the form of Exhibit A-1 hereto, and evidencing a “regular interest” in the Upper-Tier REMIC for purposes of the REMIC Provisions.

“Class A-1 Pass-Through Rate”: With respect to any Distribution Date, a per annum rate equal to a fixed rate of 1.5207%.

“Class A-2 Certificate”: A Certificate designated as “Class A-2” on the face thereof, in the form of Exhibit A-2 hereto, and evidencing a “regular interest” in the Upper-Tier REMIC for purposes of the REMIC Provisions.

“Class A-2 Pass-Through Rate”: With respect to any Distribution Date, a per annum rate equal to a fixed rate of 2.9493%.

“Class A-3 Certificate”: A Certificate designated as “Class A-3” on the face thereof, in the form of Exhibit A-3 hereto, and evidencing a “regular interest” in the Upper-Tier REMIC for purposes of the REMIC Provisions.

“Class A-3 Pass-Through Rate”: With respect to any Distribution Date, a per annum rate equal to a fixed rate of 3.5033%.

“Class A-4A1 Certificate”: A Certificate designated as “Class A-4A1” on the face thereof, in the form of Exhibit A-4 hereto, and evidencing a “regular interest” in the Upper-Tier REMIC for purposes of the REMIC Provisions.

“Class A-4A1 Pass-Through Rate”: With respect to any Distribution Date, a per annum rate equal to a fixed rate of 3.4080%.

“Class A-4A2 Certificate”: A Certificate designated as “Class A-4A2” on the face thereof, in the form of Exhibit A-5 hereto, and evidencing a “regular interest” in the Upper-Tier REMIC for purposes of the REMIC Provisions.

“Class A-4A2 Pass-Through Rate”: With respect to any Distribution Date, a per annum rate equal to a fixed rate of 3.4080%.

“Class A-5 Certificate”: A Certificate designated as “Class A-5” on the face thereof, in the form of Exhibit A-6 hereto, and evidencing a “regular interest” in the Upper-Tier REMIC for purposes of the REMIC Provisions.

“Class A-5 Pass-Through Rate”: With respect to any Distribution Date, a per annum rate equal to a fixed rate of 3.6720%.

“Class A-S Certificate”: A Certificate designated as “Class A-S” on the face thereof, in the form of Exhibit A-15 hereto, and evidencing a “regular interest” in the Upper-Tier REMIC for purposes of the REMIC Provisions.

“Class A-S Pass-Through Rate”: With respect to any Distribution Date, a per annum rate equal to a fixed rate of 4.0651%.

“Class A-SB Certificate”: A Certificate designated as “Class A-SB” on the face thereof, in the form of Exhibit A-7 hereto, and evidencing a “regular interest” in the Upper-Tier REMIC for purposes of the REMIC Provisions.

“Class A-SB Pass-Through Rate”: With respect to any Distribution Date, a per annum rate equal to a fixed rate of 3.4074%.

“Class A-SB Planned Principal Balance”: With respect to any Distribution Date, the planned principal amount for such Distribution Date specified in Schedule 2 hereto relating to the Class A-SB Certificates.

“Class B Certificate”: A Certificate designated as “Class B” on the face thereof, in the form of Exhibit A-16 hereto, and evidencing a “regular interest” in the Upper-Tier REMIC for purposes of the REMIC Provisions.

“Class B Pass-Through Rate”: With respect to any Distribution Date, a per annum rate equal to a per annum rate equal to the lesser of (i) 4.3472% and (ii) the Weighted Average Net Mortgage Rate for such Distribution Date.

“Class BNB Accrued Certificate Interest”: With respect to each Distribution Date and the Class BNB Certificates, an amount equal to interest for the related Interest Accrual Period at the Class BNB Pass-Through Rate for such Distribution Date, accrued on the Certificate Balance outstanding immediately prior to such Distribution Date (provided that for interest accrual purposes any distributions in reduction of the Certificate Balance or reductions in the Certificate Balance as a result of allocations of Class BNB Collateral Support Deficit on the Distribution Date occurring in an Interest Accrual Period shall be deemed to have been made on the first day of such Interest Accrual Period). Class BNB Accrued Certificate Interest shall be calculated on the basis of the actual number of days in a month, assuming that each year has three hundred-sixty (360) days.

“Class BNB Accrued Interest From Recoveries”: With respect to each Distribution Date and the Class BNB Certificates if such Certificates had an increase in Certificate Balance as a result of the Trust Fund’s recovery of Nonrecoverable Advances that were previously reimbursed to the Master Servicer or Trustee, as applicable, from principal collections allocable to the related Trust Subordinate Companion Loan, is an amount equal to interest at the Class BNB Pass-Through Rate of the Class BNB Certificates for the applicable Interest Accrual Periods on the amount of such increase in its Certificate Balance accrued from the Distribution Date on which the related Class BNB Collateral Support Deficit was allocated to the Class BNB Certificates as a result of the reimbursement of Nonrecoverable Advances from the Trust to, but not including, the Distribution Date on which the Certificate Balance was so increased.

“Class BNB Available Distribution Amount”: With respect to the Class BNB Certificates, the Trust Subordinate Companion Loan and any Distribution Date, the aggregate amount to the extent on deposit in the Certificate Account on such Distribution Date, of all cash received on or in respect of the Trust Subordinate Companion Loan (including Liquidation Proceeds and any Purchase Price proceeds received as a result of a purchase of the related Trust Subordinate Companion Loan pursuant to Section 3.18 ) and that was paid to the Trust as the holder of the related Trust Subordinate Companion Loan in accordance with the terms of the related Intercreditor Agreement and this Agreement or otherwise, in each case, as of the related Master Servicer Remittance Date, exclusive of (without duplication):

(a)           all Monthly Payments paid by the Mortgagors on the Trust Subordinate Companion Loan collected but due on a Due Date subsequent to the related Due Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;

(b)           all unscheduled Principal Prepayments (together with any related payments of interest allocable to the period following the related Due Date for the Trust

Subordinate Companion Loan), Liquidation Proceeds, Insurance and Condemnation Proceeds and other unscheduled recoveries received with respect to the Trust AB Whole Loan allocable to the Trust Subordinate Companion Loan in accordance with the terms of the related Intercreditor Agreement subsequent to the related Determination Date;

(c)           all amounts in the Certificate Account that are due or reimbursable to any person other than the Holders of the Class BNB Certificates;

(d)           all Yield Maintenance Charges in respect of the Trust Subordinate Companion Loan;

(e)           all amounts deposited in the Certificate Account and, without duplication, the BankNote Building REMIC Distribution Account in respect of the Trust Subordinate Companion Loan in error; and

(f)           any Penalty Charges allocable to the Trust Subordinate Companion Loan.

“Class BNB Certificate”: A Certificate designated as “Class BNB” on the face thereof, in the form of Exhibit A-25 hereto, and evidencing a “regular interest” in the BankNote Building Trust Subordinate Companion Loan REMIC for purposes of the REMIC provisions, which relates solely to the Trust Subordinate Companion Loan.

“Class BNB Certificate Deferred Interest”: With respect to each Distribution Date, the amount of Mortgage Deferred Interest for the Trust AB Whole Loan that is allocated in respect of the Trust Subordinate Companion Loan.

“Class BNB Class Unpaid Interest Shortfall”: As to any Distribution Date and the Class BNB Certificates, the excess, if any, of (a) the sum of (i) the Class BNB Distributable Certificate Interest for the immediately preceding Distribution Date and (ii) any outstanding Class BNB Class Unpaid Interest Shortfall on such preceding Distribution Date over (b) the aggregate amount in respect of interest actually distributed to the Class BNB Certificates on such immediately preceding Distribution Date. The Class BNB Class Unpaid Interest Shortfall as of the initial Distribution Date is zero. No interest shall accrue on Class BNB Class Unpaid Interest Shortfalls for such Distribution Date.

“Class BNB Collateral Support Deficit”: As defined in Section 4.04(a).

“Class BNB Distributable Certificate Interest”: With respect to any Distribution Date and the Class BNB Certificates, the Class BNB Accrued Certificate Interest for such Distribution Date, reduced (to not less than zero) by (i) any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Trust Subordinate Companion Loan during the related Due Period that are not covered by the Master Servicer’s Compensating Interest Payment in respect of such Trust Subordinate Companion Loan for the related Distribution Date and (ii) and any Class BNB Certificate Deferred Interest for such Distribution Date.

“Class BNB Interest Distribution Amount”: With respect to the Class BNB Certificates for any Distribution Date, an amount equal to the sum of (a) the Class BNB

Distributable Certificate Interest, (b) the Class BNB Class Unpaid Interest Shortfall with respect to such Class of Certificates for such Distribution Date and (c) any Class BNB Accrued Interest From Recoveries to the extent not previously paid for all prior Distribution Dates.

“Class BNB Majority Certificateholder”: The Certificateholder(s) holding more than fifty percent (50%) of the Certificate Balance of the Class BNB Certificates. The name and contact information for the initial Class BNB Majority Certificateholder is set forth on Exhibit S hereto.

“Class BNB Pass-Through Rate”: With respect to any Distribution Date, a per annum rate equal to a fixed rate of 7.5088%.

“Class BNB Principal Distribution Amount”: With respect to the Class BNB Certificates and any Distribution Date, an amount equal to the sum of (a) the Class BNB Principal Shortfall for such Distribution Date and (b) the amount of principal distributable on such Distribution Date in respect of the Trust Subordinate Companion Loan (i) in accordance with the related Intercreditor Agreement, or (ii) as a result of the sale of the Trust Subordinate Companion Loan in accordance with the terms hereof.

“Class BNB Principal Shortfall”: With respect to any Distribution Date after the initial Distribution Date and the Class BNB Certificates, the amount, if any, by which (a) the Class BNB Principal Distribution Amount for the preceding Distribution Date exceeds (b) the aggregate amount actually distributed in respect of principal on the Class BNB Certificates for such preceding Distribution Date. The Class BNB Principal Shortfall for the Class BNB Certificates for the initial Distribution Date will be zero.

“Class BNB-R Interest”: The uncertificated residual interest in the BankNote Building Trust Subordinate Companion Loan REMIC, represented by the Class R Certificates.

“Class C Certificate”: A Certificate designated as “Class C” on the face thereof, in the form of Exhibit A-17 hereto, and evidencing a “regular interest” in the Upper-Tier REMIC for purposes of the REMIC Provisions.

“Class C Pass-Through Rate”: With respect to any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Rate for such Distribution Date.

“Class D Certificate”: A Certificate designated as “Class D” on the face thereof, in the form of Exhibit A-18 hereto, and evidencing a “regular interest” in the Upper-Tier REMIC for purposes of the REMIC Provisions.

“Class D Pass-Through Rate”: With respect to any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Rate for such Distribution Date minus 0.5000%.

“Class E Certificate”: A Certificate designated as “Class E” on the face thereof, in the form of Exhibit A-19 hereto, and evidencing a “regular interest” in the Upper-Tier REMIC for purposes of the REMIC Provisions.

“Class E Pass-Through Rate”: With respect to any Distribution Date, a per annum rate equal to the lesser of (i) 3.3320% and (ii) the Weighted Average Net Mortgage Rate for such Distribution Date.

“Class EC Certificate”: Any one of the Certificates with a “Class EC” designation on the face thereof, executed and authenticated by the Certificate Administrator or the Authenticating Agent on behalf of the Depositor in substantially the form of Exhibit A-21 to this Agreement. For federal income tax purposes, the Class EC Certificates represent undivided beneficial interests in the related portion of the Grantor Trust in respect of the Exchangeable Certificates that have been exchanged and converted for Class EC Certificates. Upon any such exchange and conversion, the Exchangeable Certificates so exchanged and converted shall cease to be outstanding, but the regular interests in the Upper-Tier REMIC represented by such Exchangeable Certificates shall continue to be outstanding in uncertificated form in the Grantor Trust and shall henceforth be represented by the Class EC Certificates.

“Class EC Distribution Account”: The segregated trust account or accounts created and maintained as a separate account or accounts by the Certificate Administrator (on behalf of the Trustee) pursuant to Section 3.04(g) of this Agreement, which shall be entitled “Wells Fargo Bank, National Association, as Certificate Administrator, for the benefit of Wilmington Trust, National Association, as Trustee, for the benefit of the holders of JPMBB Commercial Mortgage Securities Trust 2014-C25, Commercial Mortgage Pass-Through Certificates, Class EC Distribution Account,” and which must be an Eligible Account or a subaccount of an Eligible Account. The Class EC Distribution Account shall not be an asset of any Trust REMIC formed hereunder, but rather shall be an asset of the Grantor Trust.

“Class F Certificate”: A Certificate designated as “Class F” on the face thereof, in the form of Exhibit A-20 hereto, and evidencing a “regular interest” in the Upper-Tier REMIC for purposes of the REMIC Provisions.

“Class F Pass-Through Rate”: With respect to any Distribution Date, a per annum rate equal to the lesser of (i) 3.3320% and (ii) the Weighted Average Net Mortgage Rate for such Distribution Date.

“Class LA1 Uncertificated Interest”: An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

“Class LA2 Uncertificated Interest”: An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

“Class LA3 Uncertificated Interest”: An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

“Class LA4A1 Uncertificated Interest”: An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

“Class LA4A2 Uncertificated Interest”: An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

“Class LA5 Uncertificated Interest”: An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

“Class LAS Uncertificated Interest”: An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

“Class LB Uncertificated Interest”: An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

“Class LASB Uncertificated Interest”: An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

“Class LC Uncertificated Interest”: An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

“Class LD Uncertificated Interest”: An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

“Class LE Uncertificated Interest”: An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

“Class LF Uncertificated Interest”: An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original

Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

“Class LNR Uncertificated Interest”: An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

“Class LR Interest”: The uncertificated residual interest in the Lower-Tier REMIC, represented by the Class R Certificates.

“Class NR Certificate”: A Certificate designated as “Class NR” on the face thereof, in the form of Exhibit A-22 hereto, and evidencing a “regular interest” in the Upper-Tier REMIC for purposes of the REMIC Provisions.

“Class NR Pass-Through Rate”: With respect to any Distribution Date, a per annum rate equal to the lesser of (i) 3.3320% and (ii) the Weighted Average Net Mortgage Rate for such Distribution Date.

“Class R Certificate”: A Certificate designated as “Class R” on the face thereof in the form of Exhibit A-23 hereto, and evidencing the sole class of “residual interest” in each Trust REMIC for purposes of the REMIC Provisions.

“Class Unpaid Interest Shortfall”: As to any Distribution Date and any Class of Regular Certificates, the excess, if any, of (a) the sum of (i) the Distributable Certificate Interest in respect of such Class of Certificates for the immediately preceding Distribution Date and (ii) any outstanding Class Unpaid Interest Shortfall payable to such Class of Certificates on such preceding Distribution Date over (b) the aggregate amount in respect of interest actually distributed to such Class of Certificates on such immediately preceding Distribution Date. The Class Unpaid Interest Shortfall with respect to any Class of Certificates as of the initial Distribution Date is zero. No interest shall accrue on Class Unpaid Interest Shortfalls. With respect to each Class of Exchangeable Certificates and the Class EC Certificates, for purposes of determining allocations and distributions under Section 4.01(a) of this Agreement as between the Exchangeable Certificates and the Class EC Certificates, all amounts of Class Unpaid Interest Shortfalls of each Class of Exchangeable Certificates for any Distribution Date shall be determined without regard to any exchange and conversion of such Exchangeable Certificates for Class EC Certificates; provided, however, that all amounts of Class Unpaid Interest Shortfalls that are allocable to Exchangeable Certificates that have been exchanged and converted for Class EC Certificates shall be deemed allocable to such Class EC Certificates, without duplication.

“Class UR Interest”: The uncertificated residual interest in the Upper-Tier REMIC, represented by the Class R Certificates.

“Class X Certificates”: The Class X-A Certificates, Class X-B Certificates, Class X-C Certificates, Class X-D Certificates, Class X-E Certificates, Class X-F Certificates and Class X-NR Certificates, or any of the Class X-A Certificates, Class X-B Certificates, Class X-C

Certificates, Class X-D Certificates, Class X-E Certificates, Class X-F Certificates or Class X-NR Certificates, as the context may require.

“Class X-A Certificate”: A Certificate designated as “Class X-A” on the face thereof, in the form of Exhibit A-8 hereto, and evidencing a “regular interest” in the Upper-Tier REMIC for purposes of the REMIC provisions.

“Class X-A Notional Amount”: As of any date of determination, the aggregate of the Certificate Balances of the Class A Certificates (determined without giving effect to any exchange and conversion of any Class A-S Certificates for Class EC Certificates).

“Class X-A Pass-Through Rate”: The Pass-Through Rate for Class X-A Certificates for any Distribution Date will equal the excess, if any of (a) the Weighted Average Net Mortgage Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A Certificates for such Distribution Date, weighted on the basis of their respective Certificate Balances (calculated without giving effect to any exchange and conversion of any Class A-S Certificates for Class EC Certificates) immediately prior to the Distribution Date. The Pass-Through Rate applicable to the Class X-A Certificates for the initial Distribution Date shall be the rate set forth in the Preliminary Statement hereto.

“Class X-B Certificate”: A Certificate designated as “Class X-B” on the face thereof, in the form of Exhibit A-9 hereto, and evidencing a “regular interest” in the Upper-Tier REMIC for purposes of the REMIC provisions.

“Class X-B Notional Amount”: As of any date of determination, the Certificate Balance of the Class B Certificates (determined without giving effect to any exchange and conversion of any Class B Certificates for Class EC Certificates).

“Class X-B Pass-Through Rate”: The Pass-Through Rate for the Class X-B Certificates for any Distribution Date shall equal the excess, if any of (a) the Weighted Average Net Mortgage Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class B Certificates for such Distribution Date. The Pass-Through Rate applicable to the Class X-B Certificates for the initial Distribution Date shall be the rate set forth in the Preliminary Statement hereto.

“Class X-C Certificate”: A Certificate designated as “Class X-C” on the face thereof, in the form of Exhibit A-10 hereto, and evidencing a “regular interest” in the Lower-Tier REMIC for purposes of the REMIC provisions.

“Class X-C Notional Amount”: As of any date of determination, the Certificate Balance of the Class C Certificates (determined without giving effect to any exchange and conversion of any Class C Certificates for Class EC Certificates).

“Class X-C Pass-Through Rate”: The Pass-Through Rate for the Class X-C Certificates for any Distribution Date shall equal the excess, if any of (a) the Weighted Average Net Mortgage Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class C Certificates for such Distribution Date. The Pass-Through Rate applicable to the Class X-C Certificates for the initial Distribution Date shall be the rate set forth in the

Preliminary Statement hereto. For purposes of the REMIC Provisions, the Class X-C Certificates shall not have a Pass-Through Rate and shall not be entitled to interest.

“Class X-D Certificate”: A Certificate designated as “Class X-D” on the face thereof, in the form of Exhibit A-11 hereto, and evidencing a “regular interest” in the Upper-Tier REMIC for purposes of the REMIC provisions.

“Class X-D Notional Amount”: As of any date of determination, the Certificate Balance of the Class D Certificates.

“Class X-D Pass-Through Rate”: The Pass-Through Rate for the Class X-D Certificates for any Distribution Date shall equal the excess, if any of (a) the Weighted Average Net Mortgage Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class D Certificates for such Distribution Date. The Pass-Through Rate applicable to the Class X-D Certificates for the initial Distribution Date shall be the rate set forth in the Preliminary Statement hereto.

“Class X-E Certificate”: A Certificate designated as “Class X-E” on the face thereof, in the form of Exhibit A-12 hereto, and evidencing a “regular interest” in the Upper-Tier REMIC for purposes of the REMIC provisions.

“Class X-E Notional Amount”: As of any date of determination, the Certificate Balance of the Class E Certificates.

“Class X-E Pass-Through Rate”: The Pass-Through Rate for the Class X-E Certificates for any Distribution Date shall equal the excess, if any of (a) the Weighted Average Net Mortgage Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class E Certificates for such Distribution Date. The Pass-Through Rate applicable to the Class X-E Certificates for the initial Distribution Date shall be the rate set forth in the Preliminary Statement hereto.

“Class X-F Certificate”: A Certificate designated as “Class X-F” on the face thereof, in the form of Exhibit A-13 hereto, and evidencing a “regular interest” in the Upper-Tier REMIC for purposes of the REMIC provisions.

“Class X-F Notional Amount”: As of any date of determination, the Certificate Balances of the Class F Certificates.

“Class X-F Pass-Through Rate”: The Pass-Through Rate for the Class X-F Certificates for any Distribution Date will equal the excess, if any of (a) the Weighted Average Net Mortgage Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class F Certificates for such Distribution Date. The Pass-Through Rate applicable to the Class X-F Certificates for the initial Distribution Date shall be the rate set forth in the Preliminary Statement hereto.

“Class X-NR Certificate”: A Certificate designated as “Class X-NR” on the face thereof, in the form of Exhibit A-14 hereto, and evidencing a “regular interest” in the Upper-Tier REMIC for purposes of the REMIC provisions.

“Class X-NR Notional Amount”: As of any date of determination, the Certificate Balance of the Class NR Certificates.

“Class X-NR Pass-Through Rate”: The Pass-Through Rate for the Class X-NR Certificates for any Distribution Date shall equal the excess, if any of (a) the Weighted Average Net Mortgage Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class NR Certificates for such Distribution Date. The Pass-Through Rate applicable to the Class X-NR Certificates for the initial Distribution Date shall be the rate set forth in the Preliminary Statement hereto.

“Class Z Certificate”: Each of the Certificates executed and authenticated by the Certificate Administrator in substantially the form set forth in Exhibit A-24 and designated as a Class Z Certificate, and evidencing an undivided beneficial interest in the portion of the Grantor Trust that is described in Section 2.05.

“Clearing Agency”: An organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act. The initial Clearing Agency shall be DTC.

“Clearstream”: Clearstream Banking, société anonyme or any successor thereto.

“Closing Date”: November 24, 2014.

“CMBS”: Commercial mortgage-backed securities.

“Code”: The Internal Revenue Code of 1986, as amended from time to time, and applicable final or temporary regulations of the U.S. Department of the Treasury issued pursuant thereto.

“Collateral Support Deficit”: As defined in Section 4.04(a).

“COMM 2014-LC17 Pooling and Servicing Agreement”: The pooling and servicing agreement, dated as of September 1, 2014, among Deutsche Mortgage & Asset Receiving Corporation, as depositor, Wells Fargo Bank, National Association, as master servicer, LNR Partners, LLC, as special servicer, Wells Fargo Bank, National Association, as certificate administrator, Wilmington Trust, National Association, as trustee, and Park Bridge Lender Services LLC, as operating advisor, as from time to time amended, supplemented or modified relating to the issuance of the COMM 2014-LC17 Mortgage Trust, Commercial Mortgage Pass-Through Certificates.

“Commission”: The Securities and Exchange Commission.

“Companion Distribution Account”: With respect to any Serviced Companion Loan, the separate account created and maintained by the Companion Paying Agent pursuant to Section 3.04(b) and held on behalf of the Companion Holders, which shall be entitled “Wells Fargo Bank, National Association, as Companion Paying Agent for the benefit of the Companion Holders of the Companion Loans, relating to the JPMBB Commercial Mortgage Securities Trust 2014-C25, Commercial Mortgage Pass-Through Certificates, Series 2014-C25.” The Companion Distribution Account shall not be an asset of the Trust Fund, any Trust REMIC or the Grantor

Trust, but instead shall be held by the Companion Paying Agent on behalf of the Companion Holders. Any such account shall be an Eligible Account. Notwithstanding the foregoing, if the Master Servicer and the Companion Paying Agent are the same entity, the Companion Distribution Account may be the subaccount referenced in the second paragraph of Section 3.04(b).

“Companion Holders”: Each of the holders of record of any Companion Loan.

“Companion Loan(s)”: As defined in the Preliminary Statement.

“Companion Paying Agent”: With respect to the Serviced Companion Loans, if any, the Master Servicer in its role as Companion Paying Agent appointed pursuant to Section 3.32.

“Companion Register”: The register maintained by the Companion Paying Agent pursuant to Section 3.33.

“Compensating Interest Payments”: With respect to (1) each Mortgage Loan (other than any Non-Serviced Mortgage Loan), any related Serviced Pari Passu Companion Loan, an amount as of any Distribution Date equal to the lesser of (i) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans, any related Serviced Pari Passu Companion Loan (in each case other than a Specially Serviced Mortgage Loan or a Mortgage Loan, or any related Serviced Pari Passu Companion Loan on which the Special Servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date and (ii) the aggregate of (A) that portion of the Master Servicer’s Servicing Fees for such Distribution Date that is, in the case of each Mortgage Loan, Pari Passu Companion Loan and REO Loan for which such Servicing Fees are being paid for such Due Period, calculated at a rate of 0.0025% per annum, (B) all Prepayment Interest Excesses received by the Master Servicer during such Due Period with respect to the Mortgage Loans (and, so long as a Serviced Whole Loan is serviced hereunder, the related Serviced Pari Passu Companion Loan) subject to such prepayment and (C) to the extent earned on principal prepayments, net investment earnings payable to the Master Servicer for such Due Period received by the Master Servicer during such Due Period with respect to the Mortgage Loan or any related Serviced Pari Passu Companion Loan, as applicable, subject to such prepayment and (2) the Trust Subordinate Companion Loan, an amount equal to the lesser of: (i) the amount of Prepayment Interest Shortfall incurred in connection with voluntary principal prepayments received in respect of such Trust Subordinate Companion Loan (so long as (x) it is not a Specially Serviced Mortgage Loan, or (y) the Special Servicer did not allow a prepayment on a date other than the applicable Due Date) for the related Distribution Date, and (ii) the Servicing Fee for such Trust Subordinate Companion Loan for the related Distribution Date (calculated at 0.0025% per annum). In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative. However, if a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan as a result of the Master Servicer’s allowing the related Mortgagor to deviate (a “Prohibited Prepayment”) from the terms of the related Mortgage Loan documents regarding Principal Prepayments (other than (V) a Non-Serviced Mortgage Loan, (W) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Mortgage Loan, (X) pursuant to applicable law or a court order or otherwise in such circumstances where the Master Servicer is required to accept such Principal Prepayment in accordance with the Servicing Standard, (Y) at the request or with the consent of the Special Servicer or, so long as a Control Event has not occurred and is not continuing, the Directing Certificateholder or (Z) in connection with the payment of any Insurance and Condemnation Proceeds), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the Master Servicer shall pay, without regard to clause (1)(ii) above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan, otherwise described in clause (1)(i) above in connection with such Prohibited Prepayments.

For the avoidance of doubt, Compensating Interest Payments with respect to each Serviced Whole Loan shall be allocated among the related Mortgage Loan and related Serviced Pari Passu Companion Loan, pro rata, in accordance with their respective principal balances.

“Consultation Termination Event”: At any date at which (i) no Class of Control Eligible Certificates exists where such Class’s aggregate Certificate Balance is at least equal to 25% of the Original Certificate Balance of that Class, in each case without regard to the application of any Appraisal Reductions or (ii) a Holder of the Class E Certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder, and such rights have not been reinstated to a successor Controlling Class Certificateholder pursuant to Section 3.28(l); provided, that no Consultation Termination Event resulting solely from the operation of clause (ii) shall be deemed to have existed or be in continuance with respect to a successor Holder of Class E Certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder.

“Control Eligible Certificates”: Any of the Class E, Class F and Class NR Certificates.

“Control Event”: The occurrence of (i) the Certificate Balance of the Class E Certificates (taking into account the application of any Appraisal Reductions to notionally reduce the Certificate Balance of such Class in accordance with Section 4.05(a) hereof) being reduced to less than 25% of the Original Certificate Balance of such Class or (ii) a Holder of the Class E Certificates becoming the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor Controlling Class Certificateholder pursuant to Section 3.28(l).

“Controlling Class”: As of any date of determination, the most subordinate Class of Control Eligible Certificates then outstanding that has a then aggregate Certificate Balance as notionally reduced by any Appraisal Reductions allocable to such Class in accordance with Section 4.05(a), at least equal to 25% of the Original Certificate Balance of that Class. The Controlling Class as of the Closing Date will be the Class NR Certificates.

“Controlling Class Certificateholders”: Each Holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as determined by the Certificate Registrar, from time to time, upon request by any party hereto. The Trustee, the Master Servicer, the

Special Servicer or the Senior Trust Advisor may from time to time request (the cost of which being an expense of the Trust) that the Certificate Administrator provide a list of the Holders (or Certificate Owners, if applicable) of the Controlling Class and the Certificate Administrator shall promptly provide such list without charge to such Trustee, Master Servicer, Senior Trust Advisor or Special Servicer, as applicable. The Trustee, Master Servicer, the Special Servicer and the Senior Trust Advisor shall be entitled to rely on any such list so provided.

“Corporate Trust Office”: The principal corporate trust office of the Trustee and the Certificate Administrator at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located (i) with respect to Certificate transfers and surrenders, at Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113; (ii) with respect to the Trustee at 1100 North Market Street, Wilmington, Delaware 19890, Attention: JPMBB 2014-C25; and (iii) for all other purposes, to the Certificate Administrator at 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Corporate Trust Services (CMBS), JPMBB Commercial Mortgage Securities Trust 2014-C25, telecopy number (410) 715-2380.

“Corrected Mortgage Loan”: Any Specially Serviced Mortgage Loan that has become current and remained current for three (3) consecutive Monthly Payments (for such purposes taking into account any modification or amendment of the related Mortgage Loan, Companion Loan or Trust Subordinate Companion Loan, as applicable, whether by a consensual modification or in connection with a bankruptcy, insolvency or similar proceeding involving the Mortgagor), and (provided that no additional default is foreseeable in the reasonable judgment of the Special Servicer and no other event or circumstance exists that causes such Mortgage Loan, Companion Loan or Trust Subordinate Companion Loan, as applicable, to otherwise constitute a Specially Serviced Mortgage Loan) the servicing of which the Special Servicer has returned to the Master Servicer pursuant to Section 3.21(a).

“CREFC®”: The Commercial Real Estate Finance Council®, or any successor organization reasonably acceptable to the Certificate Administrator, the Master Servicer, the Special Servicer and, prior to the occurrence and continuance of a Control Event, the Directing Certificateholder.

“CREFC® Appraisal Reduction Template”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Appraisal Reduction Template” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Advance Recovery Report”: The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the “Advance Recovery Report” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Bond Level File”: The data file in the “CREFC® Bond Level File” format substantially in the form of and containing the information called for therein, or such other form for the presentation of such information as may be approved from time to time by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Collateral Summary File”: The data file in the “CREFC® Collateral Summary File” format substantially in the form of and containing the information called for therein, or such other form for the presentation of such information as may be approved from time to time by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Comparative Financial Status Report”: The monthly report in “Comparative Financial Status Report” format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Delinquent Loan Status Report”: The monthly report in the “Delinquent Loan Status Report” format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Financial File”: The data file in the “CREFC® Financial File” format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Historical Bond/Collateral Realized Loss Reconciliation Template”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Historical Bond/Collateral Realized Loss Reconciliation Template” available and effective from time to time on the CREFC® Website.

“CREFC® Historical Liquidation Loss Template”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Historical Liquidation Loss Template” available and effective from time to time on the CREFC® Website.

“CREFC® Historical Loan Modification and Corrected Mortgage Loan Report”: The monthly report in the “Historical Loan Modification and Corrected Mortgage Loan Report” format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Intellectual Property Royalty License Fee”: With respect to each Mortgage Loan, REO Loan (other than the portion of an REO Loan related to any Companion Loan) and the Trust Subordinate Companion Loan and for any Distribution Date, an amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan, REO Loan or Trust Subordinate Companion Loan as of the close of business on the Distribution Date in such

Interest Accrual Period; provided that such amounts shall be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan, REO Loan or Trust Subordinate Companion Loan is computed and shall be prorated for partial periods. For the avoidance of doubt, the CREFC® Intellectual Property Royalty License Fee shall be deemed payable by the Master Servicer from the BankNote Building Trust Subordinate Companion Loan REMIC, the Lower-Tier REMIC or Grantor Trust, as applicable.

“CREFC® Intellectual Property Royalty License Fee Rate”: With respect to each Mortgage Loan and Trust Subordinate Companion Loan, a rate equal to 0.0005% per annum.

“CREFC® Interest Shortfall Reconciliation Template”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Interest Shortfall Reconciliation Template” available and effective from time to time on the CREFC® Website.

“CREFC® Investor Reporting Package”: The collection of reports specified by the CREFC® from time to time as the “CREFC® Investor Reporting Package.” As of the Closing Date, the CREFC® Investor Reporting Package contains seven electronic files ((1) CREFC® Loan Setup File, (2) CREFC® Loan Periodic Update File, (3) CREFC® Property File, (4) CREFC® Bond Level File, (5) CREFC® Collateral Summary File, (6) CREFC® Financial File and (7) CREFC® Special Servicer Loan File) and nine surveillance reports ((1) CREFC® Servicer Watch List, (2) CREFC® Delinquent Loan Status Report, (3) CREFC® REO Status Report, (4) CREFC® Comparative Financial Status Report, (5) CREFC® Historical Loan Modification and Corrected Mortgage Loan Report, (6) CREFC® Operating Statement Analysis Report, (7) CREFC® NOI Adjustment Worksheet, (8) CREFC® Loan Level Reserve/LOC Report and (9) with respect to Mortgage Loans that have a Companion Loan or Trust Subordinate Companion Loan, as applicable, the CREFC® Total Loan Report). In addition, the CREFC® Investor Reporting Package shall include the CREFC® Advance Recovery Report. In addition, the CREFC® Investor Reporting Package shall include the following nine templates: (1) CREFC® Appraisal Reduction Template, (2) CREFC® Servicer Realized Loss Template, (3) CREFC® Reconciliation of Funds Template, (4) CREFC® Historical Bond/Collateral Realized Loss Reconciliation Template, (5) CREFC® Historical Liquidation Loss Template, (6) CREFC® Interest Shortfall Reconciliation Template, (7) CREFC® Loan Modification Report, (8) CREFC® Loan Liquidation Report and (9) CREFC® REO Liquidation Report. The CREFC® Investor Reporting Package shall be substantially in the form of, and containing the information called for in, the downloadable forms of the “CREFC® IRP” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information or reports as may from time to time be approved by the CREFC® for commercial mortgage backed securities transactions generally. For the purposes of the production of the CREFC® Comparative Financial Status Report by the Master Servicer or the Special Servicer of any such report that is required to state information for any period prior to the Cut-off Date, the Master Servicer or the Special Servicer, as the case may be, may conclusively rely (without independent verification), absent manifest error, on information provided to it by the Mortgage Loan Sellers or by the related Mortgagor or (x) in the case of such a report produced by the Master Servicer, by the Special Servicer (if other than the Master Servicer or an

Affiliate thereof) and (y) in the case of such a report produced by the Special Servicer, by the Master Servicer (if other than the Special Servicer or an Affiliate thereof).

“CREFC® License Agreement”: The License Agreement, in the form set forth on the website of CREFC® on the Closing Date, relating to the use of the CREFC® trademarks and trade names.

“CREFC® Loan Level Reserve/LOC Report”: The monthly report in the “CREFC® Loan Level Reserve/LOC Report” format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Loan Liquidation Report”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Loan Liquidation Report” available and effective from time to time on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Loan Modification Report”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Loan Modification Report” available and effective from time to time on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Loan Periodic Update File”: The data file in the “CREFC® Loan Periodic Update File” format substantially in the form of and containing the information called for therein for the Mortgage Loans and the Trust Subordinate Companion Loan, or such other form for the presentation of such information as may be approved from time to time by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Loan Setup File”: The data file in the “CREFC® Loan Setup File” format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® NOI Adjustment Worksheet”: The worksheet in the “NOI Adjustment Worksheet” format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Operating Statement Analysis Report”: The report in the “Operating Statement Analysis Report” format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Property File”: The data file in the “CREFC® Property File” format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Reconciliation of Funds Template”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Reconciliation of Funds Template” available and effective from time to time on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® REO Liquidation Report”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “REO Liquidation Report” available and effective from time to time on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® REO Status Report”: The monthly report in the “REO Status Report” format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Servicer Realized Loss Template”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Servicer Realized Loss Template” available and effective from time to time on the CREFC® Website.

“CREFC® Servicer Watch List”: A monthly report, as of each Determination Date, including and identifying each Non-Specially Serviced Mortgage Loan satisfying the “CREFC® Portfolio Review Guidelines” approved from time to time by the CREFC® in the “CREFC® Servicer Watch List” format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form (including other portfolio review guidelines) for the presentation of such information as may be approved from time to time by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Special Servicer Loan File”: The data file in the “CREFC® Special Servicer Loan File” format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Total Loan Report”: A monthly report substantially in the form of, and containing the information called for in, the downloadable form of the “Total Loan Report” available as of the Closing Date on the CREFC® Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be adopted by the CREFC® for commercial mortgage-backed securities transactions and is reasonably acceptable to the Master Servicer.

“CREFC® Website”: The CREFC® Website located at “www.crefc.org” or such other primary website as the CREFC® may establish for dissemination of its report forms.

“Cross-Over Date”: The Distribution Date on which the Certificate Balances of the Subordinate Certificates (calculated without giving effect to any exchange of Exchangeable Certificates for Class EC Certificates) have all been reduced to zero as a result of the allocation of Collateral Support Deficits to those Certificates.

“Crossed Mortgage Loan Group”: With respect to (i) any Mortgage Loan that consists of more than one commercial mortgage loan, the underlying group of loans that are cross-collateralized and cross-defaulted with each other and (ii) any two or more individual Mortgage Loans that are cross-collateralized and cross-defaulted with each other, such cross-collateralized and cross-defaulted Mortgage Loans.

“Crossed Underlying Loan”: With respect to any Crossed Mortgage Loan Group, (i) a Mortgage Loan that is cross-collateralized and cross-defaulted with one or more other Mortgage Loans within such Crossed Mortgage Loan Group or (ii) a Mortgage Loan that is cross-collateralized and cross-defaulted with one or more other Mortgage Loans within such Crossed Mortgage Loan Group.

“Crossed Underlying Loan Repurchase Criteria”: With respect to any Crossed Mortgage Loan Group as to which one or more (but not all) of the Crossed Underlying Loans therein are affected by a Defect or a Breach (the Crossed Underlying Loan(s) in such Crossed Mortgage Loan Group affected by such Defect or Breach, for purposes of this definition, the “affected Crossed Underlying Loans” and the other Crossed Underlying Loan(s) in such Crossed Mortgage Loan Group, for purposes of this definition, the “remaining Crossed Underlying Loans”) (i) the weighted average Debt Service Coverage Ratio for all the remaining Crossed Underlying Loans for the four most recently reported calendar quarters preceding the repurchase or substitution shall not be less than the greater of (a) the weighted average Debt Service Coverage Ratio for the entire such Crossed Mortgage Loan Group, including the affected Crossed Underlying Loan(s), for the four most recently reported calendar quarters preceding the repurchase or substitution, and (b) 1.25x, (ii) the weighted average LTV Ratio for all the remaining Crossed Underlying Loans determined at the time of repurchase or substitution based upon an Appraisal obtained by the Special Servicer at the expense of the related Mortgage Loan Seller shall not be greater than the least of (a) the weighted average LTV Ratio for the entire such Crossed Mortgage Loan Group, including the affected Crossed Underlying Loan(s), determined at the time of repurchase or substitution based upon an Appraisal obtained by the Special Servicer at the expense of the related Mortgage Loan Seller, (b) the weighted average LTV Ratio for the entire such Crossed Mortgage Loan Group, including the affected Crossed Underlying Loan(s), as of the Cut-off Date and (c) 75%, (iii) the related Mortgage Loan Seller, at its expense, shall have furnished the Trustee and the Certificate Administrator with an Opinion of Counsel that any modification relating to the repurchase or substitution of a Crossed Underlying Loan shall not cause an Adverse REMIC Event, (iv) the related Mortgage Loan

Seller causes the affected Crossed Underlying Loan to become not cross-collateralized and cross-defaulted with the remaining related Crossed Underlying Loans prior to such repurchase or substitution or otherwise forbears from exercising enforcement rights against the Primary Collateral for any Crossed Underlying Loan(s) remaining in the Trust Fund (while the Trust forbears from exercising enforcement rights against the Primary Collateral for the Mortgage Loan removed from the Trust Fund) and (v) unless a Control Event has occurred and is continuing, the Directing Certificateholder shall have consented to the repurchase or substitution of the affected Crossed Underlying Loan, which consent shall not be unreasonably withheld, conditioned or delayed.

“Custodial Exception Report”: As defined in Section 2.02(b).

“Custodian”: A Person who is at any time appointed by the Trustee pursuant to Section 8.11 as a document custodian for the Mortgage Files, which Person shall not be the Depositor, either of the Mortgage Loan Sellers or an Affiliate of any of them. The Certificate Administrator shall be the initial Custodian.

“Cut-off Date”: With respect to each Mortgage Loan and Trust Subordinate Companion Loan, as applicable, the related Due Date of such Mortgage Loan and Trust Subordinate Companion Loan, as applicable in November 2014, or with respect to any Mortgage Loan that has its first Due Date in December 2014, the date that would have otherwise been the related Due Date in November 2014.

“Cut-off Date Principal Balance”: With respect to any Mortgage Loan and Trust Subordinate Companion Loan, the outstanding principal balance of such Mortgage Loan or Trust Subordinate Companion Loan, as of the Cut-off Date, after application of all payments of principal due on or before such date, whether or not received.

“DBRS”: DBRS, Inc., and its successors in interest. If neither DBRS nor any successor remains in existence, “DBRS” shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person reasonably designated by the Depositor, notice of which designation shall be given to the Trustee, the Certificate Administrator, the Master Servicer, the Directing Certificateholder and the Special Servicer and specific ratings of DBRS herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

“Debt Service Coverage Ratio”: With respect to any Mortgage Loan, for any twelve-month period covered by an annual operating statement for the related Mortgaged Property, the ratio of (i) Net Operating Income produced by the related Mortgaged Property during such period to (ii) the aggregate amount of Monthly Payments (other than any Balloon Payment) due under such Mortgage Loan during such period; provided that with respect to the Mortgage Loans identified on Annex A-1 to the Prospectus Supplement as paying interest only for a specified period of time set forth in the related Mortgage Loan documents and then paying principal and interest, the related Monthly Payment will be calculated (for purposes of this definition only) to include interest and principal (based on the remaining amortization term indicated in the Mortgage Loan Schedule).

“Default Interest”: With respect to any Mortgage Loan, Companion Loan or Trust Subordinate Companion Loan, all interest accrued in respect of such Mortgage Loan, Companion Loan or Trust Subordinate Companion Loan during such Due Period provided for in the related Mortgage Note or Mortgage as a result of a default (exclusive of late payment charges) that is in excess of interest at the related Mortgage Rate accrued on the unpaid principal balance of such Mortgage Loan, Companion Loan or Trust Subordinate Companion Loan outstanding from time to time.

“Defaulted Mortgage Loan”: A Mortgage Loan (i) that is delinquent at least sixty (60) days in respect of its Monthly Payments or more than thirty (30) days (or sixty (60) days with respect to the circumstances described in clause (ii) of the definition of Servicing Transfer Event) delinquent in respect of its Balloon Payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the Master Servicer or Special Servicer has, by written notice to the related Mortgagor, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note. For the avoidance of doubt, a defaulted Companion Loan does not constitute a “Defaulted Mortgage Loan”.

“Defeasance Accounts”: As defined in Section 3.20(k).

“Defect”: As defined in Section 2.02(f).

“Deficient Exchange Act Deliverable”: With respect to the Master Servicer, the Special Servicer, the Senior Trust Advisor, the Custodian, the Certificate Administrator, the Trustee and each Servicing Function Participant and Additional Servicer retained by it (other than an Initial Sub-Servicer), any item (x) regarding such party, (y) prepared by such party or any registered public accounting firm, attorney or other agent retained by such party to prepare such information and (z) delivered by or on behalf of such party pursuant to the delivery requirements under Article XI of this Agreement that does not conform to the applicable reporting requirements under the Securities Act, the Exchange Act, the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder.

“Deficient Valuation”: With respect to any Mortgage Loan, Serviced Whole Loan or Trust AB Whole Loan (or Trust Subordinate Companion Loan), as applicable, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding principal balance of such Mortgage Loan, Serviced Whole Loan or Trust AB Whole Loan (or Trust Subordinate Companion Loan) which valuation results from a proceeding initiated under the Bankruptcy Code.

“Definitive Certificate”: Any Certificate in definitive, fully registered form without interest coupons. Initially, the Class A-4A2 Certificates, the Class R Certificates, Class Z Certificates and any Certificate issued pursuant to Sections 5.02(c) and (d) shall be Definitive Certificates.

“Denomination”: With respect to any Certificate or any beneficial interest in a Certificate the amount (i) (a) set forth on the face thereof, (b) set forth on a schedule attached thereto or (c) in the case of any beneficial interest in a Book-Entry Certificate, the interest of the related Certificate Owner in the applicable Class of Certificates as reflected on the books and records of the Depository or related Depository Participant, as applicable, (ii) expressed in terms of initial Certificate Balance or initial Notional Amount, as applicable, and (iii) in an authorized denomination, as set forth in Section 5.01(a).

“Depositor”: J.P. Morgan Chase Commercial Mortgage Securities Corp., a Delaware corporation, or its successor in interest.

“Depository”: DTC, or any successor Depository hereafter named. The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Depository shall at all times be a “clearing corporation” as defined in Section 8-102(3) of the UCC of the State of New York and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

“Depository Participant”: A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

“Determination Date”: With respect to any Distribution Date, the eleventh (11th) day of each calendar month (or, if the eleventh (11th) calendar day of that month is not a Business Day, then the Business Day immediately succeeding such eleventh (11th) calendar day).

“Direct Sale Certificates”: $85,000,000 initial Certificate Balance of Class A-4A2 Certificates sold by the Depositor to JPMCB on the Closing Date.

“Directing Certificateholder”: The initial Directing Certificateholder shall be RREF II CMBS AIV, LP. Thereafter, the Directing Certificateholder shall be the Controlling Class Certificateholder (or a representative thereof) selected by more than 50% of the Controlling Class Certificateholders, (by Certificate Balance, as determined by the Certificate Registrar from time to time); provided, however, that (i) absent that selection, or (ii) until a Directing Certificateholder is so selected or (iii) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or a representative thereof) will be the Directing Certificateholder; provided, however, that, in the case of this clause (iii), in the event that no one Holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of this Agreement. After the occurrence and during the continuance of a Control Event, the Directing Certificateholder shall only retain its consultation rights to the extent specifically provided for herein. After the occurrence of a Consultation Termination Event, there will be no Directing Certificateholder. The Depositor shall promptly provide the name and contact information for the initial Directing Certificateholder upon request of any party to this Agreement and any such requesting party may conclusively rely on the name and contact information provided by the Depositor. In the event the Controlling Class Certificateholder has elected to irrevocably waive its right to appoint a Directing Certificateholder or to exercise any of the rights of the Controlling

Class Certificateholder, there will be no Directing Certificateholder and no party will be entitled to exercise any of the rights of the Directing Certificateholder until such time as a Controlling Class Certificateholder is reinstated pursuant to Section 3.28(l) hereof and a new Directing Certificateholder is appointed in accordance with the terms hereof. The Certificate Administrator and the other parties hereto shall be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class, or the resignation of the then-current Directing Certificateholder.

“Directly Operate”: With respect to any REO Property (except with respect to a Non-Serviced Mortgaged Property), the furnishing or rendering of services to the tenants thereof, that are not customarily provided to tenants in connection with the rental of space “for occupancy only” within the meaning of Treasury Regulations Section 1.512(b)-1(c)(5), the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the use of such REO Property in a trade or business conducted by the Trust Fund or on behalf of a Companion Holder or the performance of any construction work on the REO Property (other than the completion of a building or improvement, where more than 10% of the construction of such building or improvement was completed before default became imminent), other than through an Independent Contractor; provided, however, that an REO Property shall not be considered to be Directly Operated solely because the Trustee (or the Special Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance or makes decisions as to repairs or capital expenditures with respect to such REO Property or takes other actions consistent with Treasury Regulations Section 1.856-4(b)(5)(ii).

“Disclosable Special Servicer Fees”: With respect to any Mortgage Loan, Trust Subordinate Companion Loan or REO Property (other than any Non-Serviced Mortgage Loan or related REO Property), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, or rebates, or as a result of any other fee-sharing arrangement) received or retained by the Special Servicer or any of its Affiliates that is paid by any Person (including, without limitation, the Trust, any Mortgagor, any manager, any guarantor or indemnitor in respect of a Mortgage Loan and any purchaser of any Mortgage Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan or Trust Subordinate Companion Loan, the management or disposition of any REO Property, and the performance by the Special Servicer or any such Affiliate of any other special servicing duties under this Agreement, other than (1) any Permitted Special Servicer/Affiliate Fees and (2) any compensation to which the Special Servicer is entitled pursuant to Section 3.11 of this Agreement.

“Disclosure Parties”: As defined in Section 3.15(e).

“Disqualified Organization”: Any of (i) the United States, any State or political subdivision thereof, any possession of the United States or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers’ cooperatives described in

Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in Section 860E(c)(1) of the Code) with respect to the Class R Certificates (except certain farmers’ cooperatives described in Section 521 of the Code), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, (v) an “electing large partnership,” as defined in Section 775 of the Code and (vi) any other Person so designated by the Trustee or the Certificate Administrator based upon an Opinion of Counsel as provided to the Trustee or the Certificate Administrator (at no expense to the Trustee or the Certificate Administrator) that the holding of an Ownership Interest in a Class R Certificate by such Person may cause any Trust REMIC to fail to qualify as a REMIC at any time that the Certificates are outstanding or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R Certificate to such Person. The terms “United States,” “State” and “international organization” shall have the meanings set forth in Section 7701 of the Code or successor provisions.

“Distributable Certificate Interest”: With respect to any Distribution Date, as to any Class of Regular Certificates, the Accrued Certificate Interest in respect of such Class of Regular Certificates for such Distribution Date, reduced (to not less than zero) by (i) any allocations to such Class of Regular Certificates (other than the Class X Certificates) of the product of (a) any Net Aggregate Prepayment Interest Shortfall for such Distribution Date, multiplied by (b) a fraction, expressed as a decimal, the numerator of which is the Interest Distribution Amount (without regard to the allocation of Prepayment Interest Shortfalls for such Distribution Date) in respect of such Class of Certificates for such Distribution Date, and the denominator of which is the aggregate Interest Distribution Amount (without regard to the allocation of Prepayment Interest Shortfalls for such Distribution Date) in respect of all the Classes of Regular Certificates (other than the Class X Certificates) for such Distribution Date and (ii) any Certificate Deferred Interest for such Distribution Date allocated to such Class of Regular Certificates pursuant to Section 4.06(a). With respect to each Class of Exchangeable Certificates and the Class EC Certificates, for purposes of determining allocations and distributions under Section 4.01(a) of this Agreement as between the Exchangeable Certificates and the Class EC Certificates, all amounts of Distributable Certificate Interest of each Class of Exchangeable Certificates for any Distribution Date shall be determined without regard to any exchange and conversion of such Exchangeable Certificates for Class EC Certificates; provided, however, that all amounts of Distributable Certificate Interest that would otherwise be allocable to such converted Exchangeable Certificates shall be deemed allocable to such Class EC Certificates, without duplication.

“Distribution Accounts”: Collectively, the Upper-Tier REMIC Distribution Account, the Class EC Distribution Account, the BankNote Building REMIC Distribution Account, the Lower-Tier REMIC Distribution Account and the Excess Interest Distribution Account (and in each case any subaccount thereof), all of which may be subaccounts of a single Eligible Account.

“Distribution Date”: The 4th Business Day following each Determination Date, beginning in December 2014. The initial Distribution Date shall be December 17, 2014.

“Do Not Hire List”: The list, as may be updated at any time, provided by the Depositor to the Master Servicer, Special Servicer, the Certificate Administrator, Trustee or Senior Trust Advisor, which lists certain parties identified by the Depositor as having failed to comply (after any applicable cure period) with their respective obligations under Article XI of this Agreement or as having failed to comply (after any applicable cure period) with any similar Regulation AB reporting requirements under any other securitization transaction. For the avoidance of doubt, as of the Closing Date no parties appear on the Do Not Hire List.

“DTC”: The Depository Trust Company, a New York corporation.

“Due Date”: With respect to (i) any Mortgage Loan, Companion Loan or Trust Subordinate Companion Loan, as applicable, on or prior to its Maturity Date, the day of the month set forth in the related Mortgage Note on which each Monthly Payment thereon is scheduled to be first due, (ii) any Mortgage Loan, Companion Loan or Trust Subordinate Companion Loan, as applicable, after the Maturity Date therefor, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on such Mortgage Loan, Companion Loan or Trust Subordinate Companion Loan, as applicable, had been scheduled to be first due, and (iii) any REO Loan, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on the related Mortgage Loan, Companion Loan or Trust Subordinate Companion Loan, as applicable, had been scheduled to be first due.

“Due Period”: With respect to any Distribution Date and any Mortgage Loan, Companion Loan or Trust Subordinate Companion Loan, the period commencing on the day immediately succeeding the Due Date for such Mortgage Loan, Companion Loan or Trust Subordinate Companion Loan occurring in the month preceding the month in which such Distribution Date occurs or the date that would have been the Due Date if such Mortgage Loan, Companion Loan or Trust Subordinate Companion Loan had a Due Date in such preceding month and ending on and including the Due Date for such Mortgage Loan, Companion Loan or Trust Subordinate Companion Loan occurring in the month in which such Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Due Period (or applicable grace period) is not a Business Day, any Monthly Payments received with respect to the Mortgage Loans, Companion Loan or Trust Subordinate Companion Loan relating to such Due Period on the Business Day immediately following such day shall be deemed to have been received during such Due Period and not during any other Due Period.

“EDGAR”: As defined in Section 11.03.

“EDGAR-Compatible Format”: Any format compatible with EDGAR, including HTML, Word or clean, searchable PDFs.

“Election Notice”: As defined in Section 3.35(g).

“Eligible Account”: Any of the following: (i) a segregated account or accounts maintained with a federal or state chartered depository institution or trust company (including the Trustee or the Certificate Administrator), (A) the long -term unsecured debt obligations of which are rated at least “Aa3” by Moody’s, if the deposits are to be held in such account for thirty (30) days or more, and the short-term debt obligations of which have a short-term rating of not less than “P-1” from Moody’s, if the deposits are to be held in such account for less than thirty (30) days, (B) the long-term unsecured debt obligations of which are rated at least “A+” by Fitch, if the deposits are to be held in such account for thirty (30) days or more, and the short-term debt obligations of which have a short-term rating of not less than “F1” from Fitch, if the deposits are to be held in such account for less than thirty (30) days and (C) the long-term unsecured debt obligations of which are rated at least “A” by DBRS (if then rated by DBRS, or if not rated by DBRS, an equivalent rating (or higher) by at least two (2) NRSROs (which may include Moody’s and Fitch) or such other rating confirmed in a Rating Agency Confirmation), if the deposits are to be held in such account for thirty (30) days or more, and the short-term debt obligations of which have a short-term rating of not less than “R-1 (middle)” from DBRS (if then rated by DBRS, or if not rated by DBRS, an equivalent rating (or higher) by at least two (2) NRSROs (which may include Moody’s and Fitch) or such other rating confirmed in a Rating Agency Confirmation), if the deposits are to be held in such account for less than thirty (30) days; (ii) an account or accounts maintained with Wells Fargo Bank, National Association so long as Wells Fargo Bank, National Association’s long-term unsecured debt rating shall be at least “A2” from Moody’s (if the deposits are to be held in the account for more than thirty (30) days), “BBB+” from Fitch (if the deposits are to be held in the account for more than thirty (30) days) and “A (low)” from DBRS (if then rated by DBRS, or if not rated by DBRS, an equivalent rating (or higher) by at least two (2) NRSROs (which may include Moody’s and Fitch) or such other rating confirmed in a Rating Agency Confirmation) or Wells Fargo Bank, National Association’s short-term deposit or short-term unsecured debt rating shall be at least “P-1” from Moody’s (if the deposits are to be held in the account for thirty (30) days or less), “F2” from Fitch (if the deposits are to be held in the account for thirty (30) days or less) and “R-1 (low)” from DBRS (if then rated by DBRS, or if not rated by DBRS, an equivalent rating by at least two (2) NRSROs (which may include Moody’s and Fitch) or such other rating confirmed in a Rating Agency Confirmation); (iii) an account or accounts maintained with KeyBank National Association, provided (A) that the short-term debt obligations or commercial paper of KeyBank National Association are rated at least “F2” by Fitch and “R-1 (low)” from DBRS (if then rated by DBRS, or if not rated by DBRS, an equivalent rating (or higher) by at least two (2) NRSROs (which may include Moody’s and Fitch) or such other rating confirmed in a Rating Agency Confirmation) in the case of letters of credit or accounts in which funds are held for thirty (30) days or less and the long-term unsecured debt obligations of KeyBank National Association are rated at least “BBB+” by Fitch and “A (low)” from DBRS (if then rated by DBRS, or if not rated by DBRS, an equivalent rating (or higher) by at least two (2) NRSROs (which may include Moody’s and Fitch) or such other rating confirmed in a Rating Agency Confirmation) in the case of letters of credit or accounts in which funds are held for more than thirty (30) days and (B) the long term unsecured debt rating of KeyBank National Association shall be at least “A3” from Moody’s; provided, however, that so long as KeyBank’s long term unsecured debt rating shall be “A3” from Moody’s, such account or accounts maintained with KeyBank shall be limited to 10.0% or less of the outstanding principal balance of the Mortgage Loans; (iv) such other account or accounts that, but for the failure to satisfy one or more of the minimum rating(s) set forth in the applicable clause, would be listed in clauses (i) – (iii) above, with respect to which a Rating Agency Confirmation has been obtained from each Rating Agency for which the minimum ratings set forth in the applicable clause is not satisfied with respect to such account, which account may be an account maintained by or with the Certificate Administrator, the Trustee, the Master Servicer or the Special Servicer; (v) any other account or accounts not listed in clauses (i) – (iii) above with respect to which a Rating Agency Confirmation has been obtained from each and every Rating Agency and a confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30), which account may be an account maintained by or with the Certificate Administrator, the Trustee, the Master Servicer or the Special Servicer, or (vi) a segregated trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company that has a long-term unsecured debt rating of at least “A2” from Moody’s (if the deposits are to be held in the account for more than thirty (30) days) or a short-term unsecured debt rating of at least “P-1” from Moody’s (if the deposits are to be held in the account for thirty (30) days or less) and that, in either case, has corporate trust powers, acting in its fiduciary capacity, provided that any state chartered depository institution or trust company is subject to regulation regarding fiduciary funds substantially similar to 12 C.F.R. § 9.10(b). Eligible Accounts may bear interest. No Eligible Account shall be evidenced by a certificate of deposit, passbook or other similar instrument.

“Environmental Assessment”: An “environmental site assessment” as such term is defined in, and meeting the criteria of, the American Society of Testing Materials Standard Section E 1527-00, or any successor thereto.

“Environmental Indemnity Agreement”: With respect to any Mortgage Loan or Trust Subordinate Companion Loan, any agreement between the Mortgagor (or a guarantor thereof) and the originator of such Mortgage Loan or Trust Subordinate Companion Loan relating to the Mortgagor’s obligation to remediate or monitor or indemnify for any environmental problems relating to the related Mortgaged Property.

“ERISA”: The Employee Retirement Income Security Act of 1974, as amended.

“ERISA Restricted Certificate”: Any Certificate (other than a Class R or Class Z Certificate) that does not meet the requirements of Prohibited Transaction Exemption 2002-19 (as such exemption may be amended from time to time) as of the date of the acquisition of such Certificate by a Plan. As of the Closing Date, each of the Class BNB, Class E, Class F and Class NR Certificates is an ERISA Restricted Certificate.

“Escrow Payment”: Any payment received by the Master Servicer or the Special Servicer for the account of any Mortgagor for application toward the payment of real estate taxes, assessments, insurance premiums, ground lease rents and similar items in respect of the related Mortgaged Property, including amounts for deposit to any reserve account.

“Euroclear”: The Euroclear System or any successor thereto.

“Excess Interest”: With respect to each ARD Loan, interest accrued on such ARD Loan after the Anticipated Repayment Date allocable to the Excess Rate, including all interest accrued thereon to the extent permitted by applicable law and the related Mortgage Loan documents. The Excess Interest shall not be an asset of any Trust REMIC, but rather shall be an asset of the Grantor Trust.

“Excess Interest Distribution Account”: The trust account or accounts created and maintained as a separate account or accounts (or as a subaccount of the Distribution Account) by the Certificate Administrator pursuant to Section 3.04(c), which shall be entitled “Wells Fargo Bank, National Association, as Certificate Administrator, for the benefit of Wilmington Trust, National Association, as Trustee, for the benefit of the registered holders of JPMBB Commercial Mortgage Securities Trust 2014-C25, Commercial Mortgage Pass-Through Certificates, Series 2014-C25, Class Z, Excess Interest Distribution Account”, and which must be an Eligible Account (or a subaccount of an Eligible Account). The Excess Interest Distribution Account shall be held solely for the benefit of the Holders of the Class Z Certificates. The Excess Interest Distribution Account shall not be an asset of any Trust REMIC, but rather shall be an asset of the Grantor Trust.

“Excess Modification Fee Amount”: With respect to either the Master Servicer or the Special Servicer, any Corrected Mortgage Loan and any particular modification, waiver, extension or amendment with respect to such Corrected Mortgage Loan that gives rise to the payment of a Workout Fee, an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related Mortgagor with respect to the related Mortgage Loan (including the related Companion Loan or Trust Subordinate Companion Loan, if applicable, unless prohibited under the related Intercreditor Agreement) and received and retained by the Master Servicer or the Special Servicer, as applicable, as compensation within the prior twelve (12) months of such modification, waiver, extension or amendment, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

“Excess Modification Fees”: With respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan), Serviced Whole Loan or Trust AB Whole Loan, the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such Mortgage Loan, Serviced Whole Loan or Trust AB Whole Loan, as applicable, over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the Mortgagor but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the Trust with respect to the related Mortgage Loan, Serviced Whole Loan or Trust AB Whole Loan, as applicable, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related Mortgagor or otherwise. With respect to each of the Master Servicer and the Special Servicer, the Excess Modification Fees collected and earned by such Person from the related Mortgagor (taken in the aggregate with any other Excess Modification Fees collected and earned by such Person from the related Mortgagor within the prior twelve (12) months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related Mortgage Loan, Serviced Whole Loan or Trust AB Whole Loan, as applicable, on the closing date of the related modification, extension, waiver or amendment (after giving effect to such modification, extension, waiver or amendment) with respect to any Mortgage Loan, Serviced Whole Loan or Trust AB Whole Loan, as applicable.

“Excess Rate”: With respect to each ARD Loan, the excess of (i) the applicable Revised Rate over (ii) the applicable Mortgage Rate, each as set forth in the Mortgage Loan Schedule.

“Exchange”: As defined in Section 3.35(g).

“Exchange Act”: The Securities Exchange Act of 1934, as amended from time to time and the rules and regulations of the Commission thereunder.

“Exchange Date”: As defined in Section 5.09(b).

“Exchange Proportion”: With respect to Exchangeable Certificates and the Class EC Certificates, the following percentages based on the initial Certificate Balances of the Classes (rather than the outstanding Certificate Balances):
Exchange Proportion
Class A-S: 48.80003458580790%	Class EC: 100.00000000000000%
Class B: 27.99991353548020%
Class C: 23.20005187871190%

“Exchangeable Certificates”: The Class A-S, Class B and Class C Certificates.

“Extended Cure Period”: As defined in Section 2.03(b).

“Fannie Mae”: Federal National Mortgage Association or any successor thereto.

“FDIC”: Federal Deposit Insurance Corporation or any successor thereto.

“Final Asset Status Report”: With respect to any Specially Serviced Mortgage Loan, each related Asset Status Report, together with such other data or supporting information provided by the Special Servicer to the Directing Certificateholder which does not include any communication (other than the related Asset Status Report) between the Special Servicer and Directing Certificateholder with respect to such Specially Serviced Mortgage Loan; provided that, prior to a Control Event, no Asset Status Report shall be considered to be a Final Asset Status Report unless the Directing Certificateholder has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval and consent pursuant to Section 3.21, or has been deemed to have approved or consented to such action or the Asset Status Report is otherwise implemented by the Special Servicer in accordance with this Agreement.

“Final Recovery Determination”: A reasonable determination by the Special Servicer, in consultation with the Directing Certificateholder if made prior to the occurrence of a Consultation Termination Event, with respect to any Defaulted Mortgage Loan (and, if applicable, any defaulted Companion Loan or defaulted Trust Subordinate Companion Loan) or Corrected Mortgage Loan or REO Property (other than a Mortgage Loan, REO Property or Trust Subordinate Companion Loan, as the case may be, that was purchased by (i) any of the Mortgage

Loan Sellers pursuant to Section 6 of the applicable Mortgage Loan Purchase Agreement, (ii) the Special Servicer or other person pursuant to Section 3.18(b), any Companion Holder, any related Subordinate Loan-Specific Directing Certificateholder or any mezzanine lender pursuant to Section 3.18 or (iii) the Master Servicer, Special Servicer, the Holders of the Controlling Class, or the Holders of the Class R Certificates pursuant to Section 9.01) that there has been a recovery of all Insurance and Condemnation Proceeds, Liquidation Proceeds, REO Revenue and other payments or recoveries that, in the Special Servicer’s judgment, which judgment was exercised without regard to any obligation of the Special Servicer to make payments from its own funds pursuant to Section 3.07(b), will ultimately be recoverable. Prior to the occurrence and continuance of any Control Event, the Directing Certificateholder shall have ten (10) Business Days to review and approve each such recovery determination by the Special Servicer; provided, however, that if the Directing Certificateholder fails to approve or disapprove any recovery determination within ten (10) Business Days of receipt of the initial recovery determination, such consent shall be deemed given.

“Fitch”: Fitch Ratings, Inc., and its successors in interest. If neither Fitch nor any successor remains in existence, “Fitch” shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person reasonably designated by the Depositor, notice of which designation shall be given to the Trustee, the Certificate Administrator, the Master Servicer, the Directing Certificateholder and the Special Servicer, and specific ratings of Fitch herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

“Florida Multifamily Portfolio Intercreditor Agreement”: That certain Co-Lender Agreement, dated as of November 1, 2014, by and between the holder of the Florida Multifamily Portfolio Pari Passu Companion Loan and the holder of the Florida Multifamily Portfolio Mortgage Loan, relating to the relative rights of such holders of the Florida Multifamily Portfolio Whole Loan, as the same may be further amended in accordance with the terms thereof.

“Florida Multifamily Portfolio Mortgage Loan”: With respect to the Florida Multifamily Portfolio Whole Loan, the Mortgage Loan that is included in the Trust (identified as Mortgage Loan No. 8 on the Mortgage Loan Schedule), which is designated as promissory note A-1, and is pari passu in right of payment with the Florida Multifamily Portfolio Pari Passu Companion Loan to the extent set forth in the Florida Multifamily Portfolio Intercreditor Agreement.

“Florida Multifamily Portfolio Mortgaged Property”: The Mortgaged Property which secures the Florida Multifamily Portfolio Whole Loan.

“Florida Multifamily Portfolio Pari Passu Companion Loan”: With respect to the Florida Multifamily Portfolio Whole Loan, the Companion Loan evidenced by the related promissory note made by the related Mortgagor and secured by the Mortgage on the Florida Multifamily Portfolio Mortgaged Property, which is not included in the Trust and which is pari passu in right of payment to the Florida Multifamily Portfolio Mortgage Loan to the extent set forth in the related Mortgage Loan documents and as provided in the Florida Multifamily Portfolio Intercreditor Agreement.

“Florida Multifamily Portfolio Whole Loan”: The Florida Multifamily Portfolio Mortgage Loan, together with the Florida Multifamily Portfolio Pari Passu Companion Loan, each of which is secured by the same Mortgage on the Florida Multifamily Portfolio Mortgaged Property. References herein to the Florida Multifamily Portfolio Whole Loan shall be construed to refer to the aggregate indebtedness under the Florida Multifamily Portfolio Mortgage Loan and the Florida Multifamily Portfolio Pari Passu Companion Loan.

“Form 8-K Disclosure Information”: As defined in Section 11.07.

“Freddie Mac”: Federal Home Loan Mortgage Corporation or any successor thereto.

“Gain-on-Sale Proceeds”: With respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and, in the case of the Trust AB Whole Loan, the Trust Subordinate Companion Loan, the excess of (i) Liquidation Proceeds net of any related Liquidation Expenses (or the portion of such net Liquidation Proceeds payable to the related Mortgage Loan (and, in the case of the Trust AB Whole Loan, the Trust Subordinate Companion Loan) pursuant to the related Intercreditor Agreement) over (ii) the Purchase Price for such Mortgage Loan (and, in the case of the Trust AB Whole Loan, the Trust Subordinate Companion Loan) on the date on which such Liquidation Proceeds were received.

“Gain-on-Sale Reserve Account”: A custodial account or accounts (or subaccount of the Distribution Account) created and maintained by the Certificate Administrator, pursuant to Section 3.04(e) on behalf of the Trustee for the benefit of the Certificateholders, which shall initially be entitled “Wells Fargo Bank, National Association, as Certificate Administrator, for the benefit of Wilmington Trust, National Association, as Trustee, for the benefit of the registered holders of JPMBB Commercial Mortgage Securities Trust 2014-C25, Commercial Mortgage Pass-Through Certificates, Series 2014-C25, Gain-on-Sale Reserve Account.” Any such account shall be an Eligible Account or a subaccount of an Eligible Account.

“Grantor Trust”: A segregated asset pool within the Trust Fund treated as a “grantor trust” under subpart E, part I of subchapter J of the Code, consisting of (i) the uncertificated regular interests in the Upper-Tier REMIC represented by any Exchangeable Certificates that have been exchanged and converted to the Class EC Certificates and the Class EC Distribution Account, beneficial ownership of which is represented by the Class EC Certificates as further described in Section 5.09 and (ii) the Excess Interest and amounts held from time to time in the Excess Interest Distribution Account, beneficial ownership of which is represented by the Class Z Certificates, as further described in Section 2.05.

“Grapevine Mills Intercreditor Agreement”: That certain Co-Lender Agreement, dated as of September 1, 2014, by and between the holder of the Grapevine Mills Pari Passu Companion Loans and the holder of the Grapevine Mills Mortgage Loan, relating to the relative rights of such holders of the Grapevine Mills Whole Loan, as the same may be further amended in accordance with the terms thereof.

“Grapevine Mills Mortgage Loan”: With respect to the Grapevine Mills Whole Loan, the Mortgage Loan that is included in the Trust (identified as Mortgage Loan No. 3 on the Mortgage Loan Schedule), which are designated as promissory notes A-5 and A-6, and is pari passu in right of payment with the Grapevine Mills Pari Passu Companion Loans to the extent set forth in the Grapevine Mills Intercreditor Agreement.

“Grapevine Mills Mortgaged Property”: The Mortgaged Property which secures the Grapevine Mills Whole Loan.

“Grapevine Mills Pari Passu Companion Loans”: With respect to the Grapevine Mills Whole Loan, the Companion Loan evidenced by the related promissory notes made by the related Mortgagor and secured by the Mortgage on the Grapevine Mills Mortgaged Property, which are not included in the Trust and which are pari passu in right of payment to the Grapevine Mills Mortgage Loan to the extent set forth in the related Mortgage Loan documents and as provided in the Grapevine Mills Intercreditor Agreement.

“Grapevine Mills Whole Loan”: The Grapevine Mills Mortgage Loan, together with the Grapevine Mills Pari Passu Companion Loans, each of which is secured by the same Mortgage on the Grapevine Mills Mortgaged Property. References herein to the Grapevine Mills Whole Loan shall be construed to refer to the aggregate indebtedness under the Grapevine Mills Mortgage Loan and the Grapevine Mills Pari Passu Companion Loans.

“Ground Lease”: The ground lease pursuant to which any Mortgagor holds a leasehold interest in the related Mortgaged Property and any estoppels or other agreements executed and delivered by the ground lessor in favor of the lender under the Mortgage Loan.

“Hazardous Materials”: Any dangerous, toxic or hazardous pollutants, chemicals, wastes or substances, including, without limitation, those so identified pursuant to CERCLA or any other federal, state or local environmental related laws and regulations, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being “in inventory,” “usable work in process” or similar classification which would, if classified as unusable, be included in the foregoing definition.

“Hilton Houston Post Oak Intercreditor Agreement”: That certain Co-Lender Agreement, dated as of October 1, 2014, by and between the holder of the Hilton Houston Post Oak Pari Passu Companion Loan and the holder of the Hilton Houston Post Oak Mortgage Loan, relating to the relative rights of such holders of the Hilton Houston Post Oak Whole Loan, as the same may be further amended in accordance with the terms thereof.

“Hilton Houston Post Oak Mortgage Loan”: With respect to the Hilton Houston Post Oak Whole Loan, the Mortgage Loan that is included in the Trust (identified as Mortgage Loan No. 6 on the Mortgage Loan Schedule), which is designated as promissory note A-1, and is pari passu in right of payment with the Hilton Houston Post Oak Pari Passu Companion Loan to the extent set forth in the Hilton Houston Post Oak Intercreditor Agreement.

“Hilton Houston Post Oak Mortgaged Property”: The Mortgaged Property which secures the Hilton Houston Post Oak Whole Loan.

“Hilton Houston Post Oak Pari Passu Companion Loan”: With respect to the Hilton Houston Post Oak Whole Loan, the Companion Loan evidenced by the related promissory note made by the related Mortgagor and secured by the Mortgage on the Hilton Houston Post Oak Mortgaged Property, which is not included in the Trust and which is pari passu in right of payment to the Hilton Houston Post Oak Mortgage Loan to the extent set forth in the related Mortgage Loan documents and as provided in the Hilton Houston Post Oak Intercreditor Agreement.

“Hilton Houston Post Oak Whole Loan”: The Hilton Houston Post Oak Mortgage Loan, together with the Hilton Houston Post Oak Pari Passu Companion Loan, each of which is secured by the same Mortgage on the Hilton Houston Post Oak Mortgaged Property. References herein to the Hilton Houston Post Oak Whole Loan shall be construed to refer to the aggregate indebtedness under the Hilton Houston Post Oak Mortgage Loan and the Hilton Houston Post Oak Pari Passu Companion Loan.

 “Independent”: When used with respect to any accountants, a Person who is “independent” within the meaning of Rule 2-01(b) of the Commission’s Regulation S-X. When used with respect to any specified Person, any such Person who (i) is in fact independent of the Trustee, the Certificate Administrator, the Depositor, the Master Servicer, the Special Servicer, the Directing Certificateholder, the Companion Holders (insofar as the relevant matter involves a Whole Loan (whether alone or together with one or more other Mortgage Loans)), the Subordinate Loan-Specific Directing Certificateholder (insofar as the relevant matter involves the Trust AB Whole Loan (whether alone or together with one or more other Mortgage Loans)), the Senior Trust Advisor and all Affiliates thereof, (ii) does not have any material direct financial interest in or any material indirect financial interest in any of the Trustee, the Certificate Administrator, the Depositor, the Master Servicer, the Special Servicer, the Directing Certificateholder, the Companion Holders (insofar as the relevant matter involves a Whole Loan (whether alone or together with one or more other Mortgage Loans)), the Subordinate Loan-Specific Directing Certificateholders (insofar as the relevant matter involves the Trust AB Whole Loan (whether alone or together with one or more other Mortgage Loans)), the Senior Trust Advisor or any Affiliate thereof and (iii) is not connected with the Trustee, the Certificate Administrator, the Depositor, the Master Servicer, the Special Servicer, the Directing Certificateholder, the Companion Holders (insofar as the relevant matter involves a Whole Loan (whether alone or together with one or more other Mortgage Loans)), the Subordinate Loan-Specific Directing Certificateholders (insofar as the relevant matter involves the Trust AB Whole Loan (whether alone or together with one or more other Mortgage Loans)), the Senior Trust Advisor or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Trustee, the Certificate Administrator, the Depositor, the Master Servicer, the Special Servicer, the Directing Certificateholder, the Companion Holders, the Subordinate Loan-Specific Directing Certificateholder, the Senior Trust Advisor or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any Class of securities issued by the Trustee, the Certificate Administrator, the Depositor, the Master Servicer, the Special Servicer, the Senior Trust Advisor, the Directing Certificateholder, the Companion Holders, the Subordinate Loan-Specific Directing Certificateholder or any Affiliate thereof, as the case may be, provided such ownership constitutes less than 1% of the total assets of such Person.

“Independent Contractor”: Either (i) any Person that would be an “independent contractor” with respect to the Trust within the meaning of Section 856(d)(3) of the Code if the Trust were a real estate investment trust (except that the ownership test set forth in that Section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of Counsel, which shall be at no expense to the Trustee, the Certificate Administrator, the Master Servicer, any Companion Holder, the Subordinate Loan-Specific Directing Certificateholders or the Trust, delivered to the Trustee, any Companion Holder, the Subordinate Loan-Specific Directing Certificateholder, the Certificate Administrator and the Master Servicer), so long as the Trust does not receive or derive any income from such Person and provided that the relationship between such Person and the Trust is at arm’s length, all within the meaning of Treasury Regulations Section 1.856-4(b)(5) (except that the Master Servicer or the Special Servicer shall not be considered to be an Independent Contractor under the definition in this clause (i) unless an Opinion of Counsel has been delivered to the Trustee and the Certificate Administrator to that effect) or (ii) any other Person (including the Master Servicer and the Special Servicer) upon receipt by the Trustee, the Certificate Administrator, the Senior Trust Advisor and the Master Servicer of an Opinion of Counsel, which shall be at no expense to the Trustee, the Certificate Administrator, the Master Servicer, the Senior Trust Advisor or the Trust Fund, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

“Initial Cure Period”: As defined in Section 2.03(b).

“Initial Purchasers”: J.P. Morgan Securities LLC, Barclays Capital Inc and Credit Suisse Securities (USA) LLC.

“Initial Sub-Servicer”: With respect to each Mortgage Loan that is subject to a Sub-Servicing Agreement with the Master Servicer as of the Closing Date, the Sub-Servicer under any such Sub-Servicing Agreement. As of the Closing Date, each entity listed on Exhibit FF is an Initial Sub-Servicer.

“Initial Sub-Servicing Agreement”: Any Sub-Servicing Agreement in effect as of the Closing Date.

“Inquiry” and “Inquiries”: As each is defined in Section 4.08(a).

“Institutional Accredited Investor”: An institutional investor which is an “accredited investor” within the meaning of paragraphs (1), (2), (3) or (7) of Rule 501(a) of Regulation D under the Act or any entity in which all of the equity owners come within such paragraphs.

“Insurance and Condemnation Proceeds”: All proceeds paid under any Insurance Policy or in connection with the full or partial condemnation of a Mortgaged Property, in either case, to the extent such proceeds are not applied to the restoration of the related Mortgaged

Property or released to the Mortgagor or any tenants or ground lessors, in either case, in accordance with the Servicing Standard (and (i) in the case of any Mortgage Loan with a related Companion Loan, to the extent any portion of such proceeds are received by the Master Servicer or Certificate Administrator in connection with such Mortgage Loan, pursuant to the allocations set forth in the related Intercreditor Agreement and (ii) in the case of the Trust AB Whole Loan, to the extent any portion of such proceeds are received by the Master Servicer or Certificate Administrator in connection with such Trust AB Whole Loan and are allocable to the related Mortgage Loan and Trust Subordinate Companion Loan, as applicable, pursuant to the related Intercreditor Agreement) and the REMIC Provisions.

“Insurance Policy”: With respect to any Mortgage Loan or Trust Subordinate Companion Loan, any hazard insurance policy, flood insurance policy, title policy or other insurance policy that is maintained from time to time in respect of such Mortgage Loan, Trust Subordinate Companion Loan or the related Mortgaged Property.

“Intercreditor Agreement”: Each of the BankNote Building Intercreditor Agreement, the Grapevine Mills Intercreditor Agreement, the Hilton Houston Post Oak Intercreditor Agreement, the Florida Multifamily Portfolio Intercreditor Agreement and the Wilton Commercial Portfolio Intercreditor Agreement and any AB Intercreditor Agreement and any intercreditor agreement entered into in connection with the issuance to the direct or indirect equity holders in the Mortgagor of any existing mezzanine indebtedness or any future mezzanine indebtedness permitted under the related Mortgage Loan documents.

“Interest Accrual Period”: With respect to any Class of Regular Certificates, the Class BNB Certificates or the Lower-Tier Regular Interests and any Distribution Date, the period beginning on the first day of the calendar month preceding the calendar month in which the related Distribution Date occurs and ending on the last day of the calendar month preceding the calendar month in which such Distribution Date occurs, and (other than with respect to the Class BNB Certificates) calculated assuming that each month has thirty (30) days and each year has three hundred-sixty (360) days. Interest on the Class BNB Certificates shall be calculated on the basis of the actual number of days in a month, assuming that each year has three hundred-sixty (360) days.

“Interest Distribution Amount”: With respect to any Class of Regular Certificates for any Distribution Date, an amount equal to the sum of (a) the Distributable Certificate Interest and the Class Unpaid Interest Shortfall with respect to such Class of Certificates for such Distribution Date, and (b) any Accrued Interest From Recoveries allocated to such Class of Certificates to the extent not previously paid for all prior Distribution Dates. With respect to each Class of Exchangeable Certificates and the Class EC Certificates, for purposes of determining allocations and distributions under Section 4.01(a) of this Agreement as between the Exchangeable Certificates and the Class EC Certificates, all Interest Distribution Amounts of each Class of Exchangeable Certificates for any Distribution Date shall be determined without regard to any exchange and conversion of such Exchangeable Certificates for Class EC Certificates; provided, however, that all Interest Distribution Amounts that would otherwise be allocable to Exchangeable Certificates that have been exchanged and converted to Class EC Certificates shall be deemed allocable to and shall be distributable to such Class EC Certificates, without duplication.

“Interest Reserve Account”: The trust account or subaccount of the Distribution Account created and maintained by the Certificate Administrator pursuant to Section 3.04(b) initially in the name of “Wells Fargo Bank, National Association, as Certificate Administrator, for the benefit of Wilmington Trust, National Association, as Trustee, for the benefit of the registered holders of JPMBB Commercial Mortgage Securities Trust 2014-C25, Commercial Mortgage Pass-Through Certificates, Series 2014-C25, Interest Reserve Account”, into which the amounts set forth in Section 3.25 shall be deposited directly and which must be an Eligible Account or subaccount of an Eligible Account.

“Interest Reserve Loan”: Each Actual/360 Mortgage Loan (other than the Trust Subordinate Companion Loan).

“Interested Person”: As of the date of any determination, the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Senior Trust Advisor, any Independent Contractor engaged by the Special Servicer, each Companion Holder (but only with respect to the related Serviced Whole Loan), a Holder of Class BNB Certificates (but only with respect to the Trust AB Whole Loan), a holder of a related mezzanine loan (but only with respect to the related Mortgage Loan), any Mortgagor under the related Mortgage Loan documents or Trust Subordinate Companion Loan documents, any related property manager or any known Affiliate of any such Person.

“Investment Account”: As defined in Section 3.06(a).

“Investment Representation Letter”: As defined in Section 5.03(e), a form of which is attached hereto as Exhibit C.

“Investor-Based Exemption”: Any of PTCE 84-14 (for transactions by independent “qualified professional asset managers”), PTCE 91-38 (for transactions by bank collective investment funds), PTCE 90-1 (for transactions by insurance company pooled separate accounts), PTCE 95-60 (for transactions by insurance company general accounts) or PTCE 96-23 (for transactions effected by “in-house asset managers”) or a similar exemption under Similar Law.

“Investor Certification”: A certificate, substantially in the form included hereto as Exhibit P-1, representing (i) that such Person executing the certificate is a Certificateholder, the Directing Certificateholder (to the extent such Person is not a Certificateholder), a beneficial owner of a Certificate, a prospective purchaser of a Certificate or a Companion Holder (or any investment advisor or manager of the foregoing), (ii) that such Person is not a Mortgagor, a manager of a Mortgaged Property, an Affiliate of any of the foregoing or an agent, principal, partner, member, joint venturer, limited partner, employee, representative, director, trustee, advisor of or investor in or of any of the foregoing or a mezzanine lender who has commenced foreclosure proceedings, (iii) that such Person has received a copy of the final Prospectus Supplement and Prospectus and (iv) such Person agrees to keep any Privileged Information confidential and will not violate any securities laws.

“Investor Q&A Forum”: As defined in Section 4.08(a).

“Investor Registry”: As defined in Section 4.08(b).

“JPMBB Commercial Mortgage Securities Trust 2014-C23 Pooling and Servicing Agreement”: The pooling and servicing agreement, dated as of September 1, 2014, among the Depositor, as depositor, Wells Fargo Bank, National Association, as master servicer, CWCapital Asset Management LLC, as special servicer, Wells Fargo Bank, National Association, as certificate administrator, Wilmington Trust, National Association, as trustee, and Pentalpha Surveillance LLC, as senior trust advisor, as from time to time amended, supplemented or modified relating to the issuance of the JPMBB Commercial Mortgage Securities Trust 2014-C23, Commercial Mortgage Pass-Through Certificates, Series 2014-C23.

“KBRA”: Kroll Bond Rating Agency Inc., and its successors in interest. If neither KBRA nor any successor remains in existence, “KBRA” shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person reasonably designated by the Depositor, notice of which designation shall be given to the Trustee, the Certificate Administrator, the Master Servicer, the Directing Certificateholder and the Special Servicer and specific ratings of KBRA herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

 “Late Collections”: With respect to any Mortgage Loan, Whole Loan, Trust AB Whole Loan, Companion Loan or Trust Subordinate Companion Loan, all amounts received thereon prior to the related Determination Date, whether as payments, Insurance and Condemnation Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal or interest due in respect of such Mortgage Loan, Whole Loan, Trust AB Whole Loan, Companion Loan or Trust Subordinate Companion Loan, as applicable (without regard to any acceleration of amounts due thereunder by reason of default), on a Due Date prior to the immediately preceding Determination Date and not previously recovered. With respect to any REO Loan, all amounts received in connection with the related REO Property prior to the related Determination Date, whether as Insurance and Condemnation Proceeds, Liquidation Proceeds, REO Revenues or otherwise, which represent late collections of principal or interest due or deemed due in respect of such REO Loan or the predecessor Mortgage Loan, Whole Loan, Trust AB Whole Loan, Companion Loan or Trust Subordinate Companion Loan, as applicable (without regard to any acceleration of amounts due under the predecessor Mortgage Loan, Whole Loan, Trust AB Whole Loan, Companion Loan or Trust Subordinate Companion Loan, as applicable, by reason of default), on a Due Date prior to the immediately preceding Determination Date and not previously recovered. The term “Late Collections” shall specifically exclude Penalty Charges. With respect to any Whole Loan, as used in this Agreement, Late Collections shall refer to such portion of Late Collections to the extent allocable to the related Mortgage Loan or related Companion Loan, as applicable, pursuant to the terms of the related Intercreditor Agreement. With respect to the Trust AB Whole Loan, as used in this Agreement, Late Collections shall refer to such portion of Late Collections to the extent allocable to the related Mortgage Loan or Trust Subordinate Companion Loan, as applicable, pursuant to the terms of the related Intercreditor Agreement.

“Liquidation Event”: With respect to any Mortgage Loan or Trust Subordinate Companion Loan or with respect to any REO Property (and the related REO Loan), any of the following events: (i) such Mortgage Loan or Trust Subordinate Companion Loan is paid in full; (ii) a Final Recovery Determination is made with respect to such Mortgage Loan or Trust Subordinate Companion Loan; (iii) such Mortgage Loan or Trust Subordinate Companion Loan is repurchased by the applicable Mortgage Loan Seller pursuant to Section 6 of the related Mortgage Loan Purchase Agreement; (iv) such Mortgage Loan or Trust Subordinate Companion Loan is purchased by the Special Servicer, or by any Companion Holder, Subordinate Loan-Specific Directing Certificateholder or any mezzanine lender (as applicable) pursuant to Section 3.18 (and the related Intercreditor Agreement, as applicable); (v) such Mortgage Loan or Trust Subordinate Companion Loan is purchased by the Special Servicer, the Master Servicer, the Holders of the majority of the Controlling Class or the Holders of the Class R Certificates pursuant to Section 9.01 or acquired by the Sole Certificateholder in exchange for its Certificates pursuant to Section 9.01; or (vi) such Mortgage Loan or Trust Subordinate Companion Loan is sold by the Special Servicer pursuant to the terms of this Agreement.

“Liquidation Expenses”: All customary, reasonable and necessary “out of pocket” costs and expenses incurred by the Special Servicer in connection with a liquidation of any Specially Serviced Mortgage Loan or REO Property (except with respect to a Non-Serviced Mortgaged Property) pursuant to Section 3.18 (including, without limitation, legal fees and expenses, committee or referee fees and, if applicable, brokerage commissions and conveyance taxes).

“Liquidation Fee”: A fee payable to the Special Servicer with respect to each Specially Serviced Mortgage Loan or REO Property (except with respect to a Non-Serviced Mortgaged Property) as to which the Special Servicer receives (i) a full, partial or discounted payoff with respect thereto from the related Mortgagor or (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds with respect to the related Mortgage Loan (including the related Companion Loan or Trust Subordinate Companion Loan, if applicable), or REO Property (in any case, other than amounts for which a Workout Fee has been paid, or will be payable), equal to the product of the Liquidation Fee Rate and the proceeds of such full, partial or discounted payoff or other partial payment or the Liquidation Proceeds or Insurance and Condemnation Proceeds (net of the related costs and expenses associated with the related liquidation) related to such liquidated Specially Serviced Mortgage Loan or REO Property, as the case may be; provided, however, that no Liquidation Fee shall be payable with respect to (a) the purchase of any Specially Serviced Mortgage Loan by the Special Servicer or any Affiliate thereof (except if such Affiliate purchaser is the Directing Certificateholder or any Affiliate thereof; provided, however, that prior to a Control Event, if the Directing Certificateholder or an Affiliate thereof, purchases any Specially Serviced Mortgage Loan within ninety (90) days after the Special Servicer delivers to the Directing Certificateholder for its approval the initial Asset Status Report with respect to such Specially Serviced Mortgage Loan, the Special Servicer will not be entitled to a Liquidation Fee in connection with such purchase by the Directing Certificateholder or its Affiliates), (b) any event described in clause (iv) of the definition of “Liquidation Proceeds” (or any substitution in lieu of a repurchase) so long as such repurchase or substitution occurs prior to the termination of the Extended Cure Period, (c) any event described in clause (v) and clause (vi) of the definition of “Liquidation Proceeds”, as long as, with respect to a purchase pursuant to clause (vi) of the definition of “Liquidation Proceeds”, a purchase occurs within ninety (90) days of such holder’s purchase option first becoming exercisable during that period prior to such Mortgage Loan becoming a Corrected Mortgage Loan pursuant to the related Intercreditor Agreement, (d) with respect to a Serviced Companion Loan, (x) a repurchase of such Serviced Companion Loan by the applicable Mortgage Loan Seller for a breach of a representation or warranty or for a defective or deficient mortgage loan documentation under an Other Pooling and Servicing Agreement within the time period (or extension thereof) provided for such repurchase of such repurchase occurs prior to the termination of the extended resolution period provided therein or (y) a purchase of such Serviced Companion Loan by any applicable party to the Other Pooling and Servicing Agreement pursuant to a clean-up call or similar liquidation of the Other Securitization; or (e) if a Mortgage Loan (or Trust Subordinate Companion Loan, if applicable) or Serviced Whole Loan becomes a Specially Serviced Mortgage Loan solely because of a Servicing Transfer Event described in clause (i) or (ii) of the definition of “Servicing Transfer Event”, Liquidation Proceeds are received within ninety (90) days following the related Maturity Date as a result of such Mortgage Loan (or Trust Subordinate Companion Loan, if applicable) or Serviced Whole Loan being refinanced or otherwise repaid in full (but, in the event that a Liquidation Fee is not payable due to the application of any of clauses (a) through (e) above, the Special Servicer may still collect and retain a Liquidation Fee and similar fees from the related Mortgagor to the extent provided for in, or not prohibited by, the related loan documents); provided that the Liquidation Fee with respect to any Specially Serviced Mortgage Loan will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related Mortgagor with respect to the related Mortgage Loan and any related Companion Loan or Trust Subordinate Companion Loan, as applicable, or REO Property and received by the Special Servicer as compensation within the prior twelve (12) months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee; provided, however, that no Liquidation Fee will be less than $25,000.

“Liquidation Fee Rate”: A rate equal to 1.00% with respect to any Specially Serviced Mortgage Loan (and each related Serviced Companion Loan or Trust Subordinate Companion Loan) and REO Property.

“Liquidation Proceeds”: Cash amounts received by or paid to the Master Servicer or the Special Servicer in connection with: (i) the liquidation (including a payment in full) of a Mortgaged Property or other collateral constituting security for a Defaulted Mortgage Loan or defaulted Companion Loan or defaulted Trust Subordinate Companion Loan, if applicable, through a trustee’s sale, foreclosure sale, REO Disposition or otherwise, exclusive of any portion thereof required to be released to the related Mortgagor in accordance with applicable law and the terms and conditions of the related Mortgage Note and Mortgage; (ii) the realization upon any deficiency judgment obtained against a Mortgagor; (iii) any sale of (A) a Specially Serviced Mortgage Loan pursuant to Section 3.18(a) or (B) any REO Property pursuant to Section 3.18(b); (iv) the repurchase of a Mortgage Loan or Trust Subordinate Companion Loan by the applicable Mortgage Loan Seller pursuant to Section 6 of the related Mortgage Loan Purchase Agreement; (v) the purchase of a Mortgage Loan or REO Property by the Holders of the majority of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class R Certificates pursuant to Section 9.01; or (vi) the purchase of a Mortgage Loan or an REO Property by (a) the applicable AB Subordinate Companion Holder or the related Subordinate Loan-Specific Directing Certificateholder or (b) the related mezzanine lender pursuant to Section 3.18 and the related Intercreditor Agreement. With respect to any Whole Loan, as used in this Agreement, Liquidation Proceeds shall refer to such portion of Liquidation Proceeds to the extent allocable to the related Mortgage Loan or related Companion Loan, as applicable, pursuant to the terms of the related Intercreditor Agreement. With respect to the Trust AB Whole Loan, as used in this Agreement, Liquidation Proceeds shall be allocated between the

Trust Mortgage Loan and the Trust Subordinate Companion Loan pursuant to the terms of the related Intercreditor Agreement.

“Lower-Tier Distribution Amount”: As defined in Section 4.01(d).

“Lower-Tier Principal Amount”: With respect to any Class of Lower-Tier Regular Interests, (i) on or prior to the first Distribution Date, an amount equal to the Original Lower-Tier Principal Amount of such Class as specified in the Preliminary Statement hereto, and (ii) as of any date of determination after the first Distribution Date, an amount equal to the Certificate Balance of the Class of Related Certificates (or in the case of the Class X-C Certificates, $0) on the Distribution Date immediately prior to such date of determination (determined as adjusted pursuant to Section 1.02(iii)), and as set forth in Section 4.01(d)).

“Lower-Tier Regular Interests”: Any of the Class LA1, Class LA2, Class LA3, Class LA4A1, Class LA4A2, Class LA5, Class LASB, Class LAS, Class LB, Class LC, Class LD, Class LE, Class LF and Class LNR Uncertificated Interests and the Class X-C Certificates.

“Lower-Tier REMIC”: One of three separate REMICs comprising a portion of the Trust Fund, the assets of which consist of the Mortgage Loans (exclusive of Excess Interest) and the Trust Subordinate Companion Loan and the proceeds thereof, any REO Property with respect thereto (or an allocable portion thereof, in the case of any Serviced Mortgage Loan), or the Trust Fund’s beneficial interest in the REO Property with respect to a Non-Serviced Whole Loan, such amounts as shall from time to time be held in the Certificate Account (other than with respect to any Companion Loan or Trust Subordinate Companion Loan), the related portion of the REO Account, if any, the Interest Reserve Account, the Gain-on-Sale Reserve Account, the Lower-Tier REMIC Distribution Account, an initial amount of $100 to be deposited in the Lower-Tier REMIC by the Depositor in respect of the Original Lower-Tier Principal Amount of the Class X-C Certificates, and all other properties included in the Trust Fund that are not in the other Trust REMICs or the Grantor Trust.

“Lower-Tier REMIC Distribution Account”: The segregated account, accounts or sub-accounts created and maintained by the Certificate Administrator (on behalf of the Trustee) pursuant to Section 3.04(b) in trust for the Certificateholders, which shall initially be entitled “Wells Fargo Bank, National Association, as Certificate Administrator, for the benefit of Wilmington Trust, National Association, as Trustee, for the benefit of the registered holders of JPMBB Commercial Mortgage Securities Trust 2014-C25, Commercial Mortgage Pass-Through Certificates, Series 2014-C25, Lower-Tier REMIC Distribution Account”. Any such account, accounts or sub-accounts shall be an Eligible Account.

“LTV Ratio”: With respect to any Mortgage Loan, as of any date of determination, a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of such Mortgage Loan, as of such date (assuming no defaults or prepayments on such Mortgage Loan prior to that date), and the denominator of which is the Appraised Value of the related Mortgaged Property.

“MAI”: Member of the Appraisal Institute.

“Major Decision”: As defined in Section 6.07(a).

“Master Servicer”: With respect to each of the Mortgage Loans, Wells Fargo Bank, National Association, and its successors in interest and assigns, or any successor appointed as allowed herein.

“Master Servicer Remittance Date”: The Business Day immediately preceding each Distribution Date.

“Maturity Date”: With respect to any Mortgage Loan, Whole Loan, Trust AB Whole Loan, Companion Loan or Trust Subordinate Companion Loan, as of any date of determination, the date on which the last payment of principal is due and payable under the related Mortgage Note, after taking into account all Principal Prepayments received prior to such date of determination, but without giving effect to (i) any acceleration of the principal of such Mortgage Loan, Whole Loan, Trust AB Whole Loan, Companion Loan or Trust Subordinate Companion Loan by reason of default thereunder or (ii) any grace period permitted by the related Mortgage Note.

 “Merger Notice”: As defined in Section 6.02(b).

“Modification Fees”: With respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan), Serviced Whole Loan or Trust Subordinate Companion Loan, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of the Mortgage Loan documents and/or related Companion Loan documents or Trust Subordinate Companion Loan documents (as evidenced by a signed writing) agreed to by the Master Servicer or the Special Servicer, as applicable (other than all assumption fees, assumption application fees, consent fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

“Monthly Payment”: With respect to any Mortgage Loan, the related Companion Loan or Trust Subordinate Companion Loan, the scheduled monthly payment of principal and/or interest (other than Excess Interest) on such Mortgage Loan, Companion Loan or Trust Subordinate Companion Loan, including any Balloon Payment, which is payable (as the terms of the applicable Mortgage Loan, Companion Loan or Trust Subordinate Companion Loan may be changed or modified in connection with a bankruptcy or similar proceedings involving the related Mortgagor or by reason of a modification, extension, waiver or amendment granted or agreed to pursuant to the terms hereof) by a Mortgagor from time to time under the related Mortgage Note and applicable law, without regard to any acceleration of principal of such Mortgage Loan, Companion Loan or Trust Subordinate Companion Loan by reason of default thereunder and without regard to any Excess Interest.

“Moody’s”: Moody’s Investors Service, Inc., and its successors in interest. If neither Moody’s nor any successor remains in existence, “Moody’s” shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person reasonably designated by the Depositor, notice of which designation shall be given to the Trustee, the Certificate Administrator, the Master Servicer, the Directing Certificateholder and the Special

Servicer, and specific ratings of Moody’s herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

“Mortgage”: With respect to any Mortgage Loan, Companion Loan or Trust Subordinate Companion Loan, the mortgage(s), deed(s) of trust or other instrument(s) securing the related Mortgage Note and creating a first mortgage lien on the fee and/or leasehold interest in the related Mortgaged Property.

“Mortgage Deferred Interest”: With respect to any Mortgage Loan or Trust Subordinate Companion Loan as of any Due Date that has been modified (or with respect to a Trust Subordinate Companion Loan that has been effectively modified through the application of the provisions of the related Intercreditor Agreement (including, without limitation, provisions requiring such Trust Subordinate Companion Loan to bear the economic effects of any modification of the related Mortgage Note)) to (i) reduce the rate at which interest is paid currently below the Mortgage Rate and (ii) capitalize the amount of such interest reduction, the excess, if any, of (a) interest accrued on the Stated Principal Balance of the related Mortgage Loan or Trust Subordinate Companion Loan during the one-month interest accrual period set forth in the related Mortgage Note at the related Mortgage Rate over (b) the interest portion of the related Monthly Payment, as so modified or reduced, or, if applicable, the interest portion of the Assumed Scheduled Payment due on such Due Date. For the avoidance of doubt, with respect to any Whole Loan or Trust AB Whole Loan, any Mortgage Deferred Interest will be determined after giving effect to the application of the terms of the related Intercreditor Agreement and any applicable waterfall provisions allocating distributions between the Mortgage Loan and the related Companion Loan or Trust Subordinate Companion Loan, as applicable. Any amounts of Mortgage Deferred Interest accrued in respect of the Trust Subordinate Companion Loan shall be allocated to the Class BNB Certificates.

“Mortgage File”: With respect to each Mortgage Loan, Companion Loan or Trust Subordinate Companion Loan, if applicable, but subject to Section 2.01, collectively the following documents:

(i)          the original executed Mortgage Note bearing, or accompanied by, all prior and intervening endorsements, assignments or allonges showing a complete chain of endorsement or assignment from the originator of the related Mortgage Loan or Trust Subordinate Companion Loan to the most recent endorsee, and further endorsed (at the direction of the Depositor given pursuant to the applicable Mortgage Loan Purchase Agreement), on its face or by allonge attached thereto, without recourse, representation or warranty, express or implied to the order of the Trustee in the following form: “Pay to the order of Wilmington Trust, National Association, as trustee for the benefit of the registered holders of JPMBB Commercial Mortgage Securities Trust 2014-C25, Commercial Mortgage Pass-Through Certificates, Series 2014-C25” or in blank; provided that the requirements of this clause (i) will be satisfied by delivery of a signed lost note affidavit and indemnity properly assigned or endorsed to the Trustee as described above, with a copy of the Mortgage Note attached to it;

(ii)         the original Mortgage (or a copy thereof certified from the applicable recording office) and originals (or copies thereof certified from the applicable recording office) of any intervening assignments thereof showing a complete chain of assignment from the originator of the related Mortgage Loan or Trust Subordinate Companion Loan to the most recent mortgagee of record, in each case with evidence of recording indicated thereon (except for recording information not yet available if the Mortgage or an assignment thereof has not been returned from the applicable recording office);

(iii)        an original Assignment of Mortgage, in complete and recordable form (except for the name of the assignee, if delivered in blank, and except for recording information not yet available, if the Mortgage or an assignment thereof has not been returned from the applicable recording office), executed by the most recent assignee of record thereof prior to the Trustee, or if none, by the originator to “Wilmington Trust, National Association, as trustee for the benefit of the registered holders of JPMBB Commercial Mortgage Securities Trust 2014-C25, Commercial Mortgage Pass-Through Certificates, Series 2014-C25” or in blank and, in the case of any Serviced Whole Loan, in its capacity as “Lead Securitization Note Holder” or similar capacity under the related Intercreditor Agreement on behalf of the related Serviced Companion Noteholders;

(iv)        an original or copy of any related Assignment of Leases (if such item is a document separate from the Mortgage) and the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the related Mortgage Loan or Trust Subordinate Companion Loan to the most recent assignee of record, in each case with evidence of recording thereon (except for recording information not yet available, if the Assignment of Leases or an assignment thereof has not been returned from the applicable recording office);

(v)         an original assignment of any related Assignment of Leases (if such item is a document separate from the Mortgage and to the extent not already assigned as part of the Assignment of Mortgage referred to in clause (iii) of this definition), in recordable form (except for the name of the assignee, if delivered in blank, and except for recording information not yet available, if the instrument being assigned has not been returned from the applicable recording office), executed by the applicable assignee of record to “Wilmington Trust, National Association, as trustee for the benefit of the registered holders of JPMBB Commercial Mortgage Securities Trust 2014-C25, Commercial Mortgage Pass-Through Certificates, Series 2014-C25” or in blank and, in the case of any Serviced Whole Loan, in its capacity as “Lead Securitization Note Holder” or similar capacity under the related Intercreditor Agreement on behalf of the related Serviced Companion Noteholders;

(vi)        an original or copy of any related Security Agreement (if such item is a document separate from the Mortgage) and the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the related Mortgage Loan or Trust Subordinate Companion Loan to the applicable Mortgage Loan Seller;

(vii)       an original assignment of any related Security Agreement (if such item is a document separate from the Mortgage), in complete form (except for the name of the assignee, if delivered in blank, and except for recording information not yet available if the instrument being assigned has not been returned from the applicable recording office), executed by the applicable Mortgage Loan Seller to “Wilmington Trust, National Association, as trustee for the benefit of the registered holders of JPMBB Commercial Mortgage Securities Trust 2014-C25, Commercial Mortgage Pass-Through Certificates, Series 2014-C25” or in blank and, in the case of any Serviced Whole Loan, in its capacity as “Lead Securitization Note Holder” or similar capacity under the related Intercreditor Agreement on behalf of the related Serviced Companion Noteholders;

(viii)      originals or copies of all consolidation, assumption, modification, written assurance and substitution agreements, with evidence of recording thereon, where appropriate, in those instances where the terms or provisions of the Mortgage, Mortgage Note or any related security document have been consolidated or modified or the Mortgage Loan or Trust Subordinate Companion Loan has been assumed;

(ix)        the original lender’s title insurance policy issued on the date of the origination of the Mortgage Loan or Trust Subordinate Companion Loan or a copy thereof, together with all endorsements or riders that were issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien on the Mortgagor’s fee or leasehold interest in the Mortgaged Property, subject to the exceptions set forth therein, or if the policy has not yet been issued, an original or copy of a “marked-up” written commitment (marked as binding and in all cases countersigned by the title insurer or its authorized agent) or the pro forma or specimen title insurance policy (accepted or approved in writing by the title insurer or its authorized agent) or an agreement to provide the same pursuant to lender’s escrow trust instructions executed by an authorized representative of the title insurance company; provided the policy is issued within eighteen (18) months from the Closing Date, in connection with the related Mortgage Loan or Trust Subordinate Companion Loan;

(x)         the original or copy of any guaranty of the obligations of the Mortgagor under the related Mortgage Loan or Trust Subordinate Companion Loan and any intervening assignments;

(xi)        all UCC Financing Statements, assignments and continuation statements or copies thereof, as filed or recorded, or in form that is complete and suitable for filing or recording, as appropriate, or other evidence of filing or recording sufficient to perfect (and maintain the perfection of) the security interest held by the originator of the related Mortgage Loan or Trust Subordinate Companion Loan (and each assignee of record prior to the Trustee) in and to the personalty of the Mortgagor at the Mortgaged Property (in each case with evidence of filing or recording thereon, with the exception of filing or recording information not yet available because the UCC Financing Statement, assignment or continuation statement, as the case may be, has not yet been returned from the applicable filing or recording office), and to transfer such security interest to the Trustee;

(xii)        the original power of attorney or a copy thereof (with evidence of recording thereon) granted by the Mortgagor if the Mortgage, Mortgage Note or other document or instrument referred to above was not signed by the Mortgagor;

(xiii)       with respect to any Mortgage Loan or Trust Subordinate Companion Loan with Additional Debt secured by a lien on the related Mortgaged Property, a co-lender agreement, a subordination agreement or other intercreditor agreement, pursuant to which such Additional Debt will be subordinated to, or pari passu with, such Mortgage Loan or Trust Subordinate Companion Loan as set forth in such agreement;

(xiv)      any additional documents required to be added to the Mortgage File pursuant to Article II of this Agreement;

(xv)       with respect to any Mortgage Loan or Trust Subordinate Companion Loan secured by a Ground Lease, the related Ground Lease or a copy thereof and any related ground lessor estoppels;

(xvi)      an original of any letter of credit securing such Mortgage Loan or Trust Subordinate Companion Loan and, within sixty (60) days of the Closing Date or such earlier date as required by the issuer of the letter of credit, a copy of the appropriate transfer or assignment documents (which may be in the form of an amendment) for such letter of credit;

(xvii)      a copy of any Environmental Indemnity Agreement, together with a copy of any environmental insurance policy;

(xviii)     a copy of any loan agreement(s);

(xix)       a copy of any escrow agreement(s);

(xx)        a copy of any property management agreement(s);

(xxi)       a copy of any franchise agreements and comfort letters or similar agreements related thereto and, with respect to any franchise agreement or comfort letter or similar agreement related thereto, any assignments thereof or any notice to the franchisor of the transfer of such Mortgage Loan or Trust Subordinate Companion Loan and a request for the issuance of a new comfort letter in favor of the Trust;

(xxii)      a copy of any lock-box or cash management agreement(s);

(xxiii)     a list related to such Mortgage Loan or Trust Subordinate Companion Loan indicating the related Mortgage Loan documents or Trust Subordinate Companion Loan documents, as applicable, included in the related Mortgage File as of the Closing Date (the “Mortgage Loan Checklist”);

(xxiv)     a copy of all environmental reports that were received by the applicable Mortgage Loan Seller relating to the relevant Mortgaged Property;

(xxv)      an original assignment of all unrecorded documents relating to the Mortgage Loan or Trust Subordinate Companion Loan if not already otherwise assigned;

(xxvi)     a copy of any Intercreditor Agreement entered in connection with any Whole Loan, the Trust AB Whole Loan or any existing mezzanine indebtedness;

(xxvii)    with respect to each Mortgage Loan that has a Companion Loan, a copy of the Mortgage Note related to such Companion Loan, rather than the original; and

(xxviii)    with respect to a Non-Serviced Mortgage Loan, a copy of the related Non-Serviced Pooling Agreement;

provided, however, that (a) whenever the term “Mortgage File” is used to refer to documents held by the Custodian, such term shall not be deemed to include such documents and instruments required to be included therein unless they are actually received by the Custodian, (b) if there exists with respect to any Crossed Mortgage Loan Group only one original or certified copy of any document referred to in the definition of “Mortgage File” covering all of the Mortgage Loans in such Crossed Mortgage Loan Group, then the inclusion of such original or certified copy in the Mortgage File for any of the Mortgage Loans constituting such Crossed Mortgage Loan Group shall be deemed the inclusion of such original or certified copy in the Mortgage File for each such Mortgage Loan, (c) to the extent that this Agreement refers to a “Mortgage File” for a Companion Loan, such “Mortgage File” shall be construed to mean the Mortgage File for the related Mortgage Loan (except that references to the Mortgage Note for a Companion Loan otherwise described above shall be construed to instead refer to a photocopy of such Mortgage Note), (d) with respect to any Mortgage Loan that has a Serviced Companion Loan, the execution and/or recordation of any assignment of Mortgage, any separate assignment of Assignment of Leases and any assignment of any UCC Financing Statement in the name of the Trustee shall not be construed to limit the beneficial interest of the related Companion Holder(s) in such instrument and the benefits intended to be provided to them by such instrument, it being acknowledged that (i) the Trustee shall hold such record title for the benefit of the Trust as the holder of the related Mortgage Loan and the related Companion Holder(s) collectively and (ii) any efforts undertaken by the Trustee, the Master Servicer, or the Special Servicer on its behalf to enforce or obtain the benefits of such instrument shall be construed to be so undertaken by Trustee, the Master Servicer or the Special Servicer for the benefit of the Trust as the holder of the applicable Mortgage Loan and the related Companion Holder(s) collectively, (e) in connection with any Non-Serviced Mortgage Loan, the preceding document delivery requirements will be met by the delivery by the applicable Mortgage Loan Seller of copies of the documents specified above (other than the Mortgage Note and intervening endorsements evidencing such Mortgage Loan, with respect to which the original shall be required) including a copy of the Mortgage securing the applicable Mortgage Loan and any assignments or other transfer documents referred to in clauses (iii), (v), (vii), (xi) and (xxv) above as being in favor of the Trustee shall instead be in favor of the applicable Non-Serviced Trustee and need only be in such form as was delivered to the applicable Non-Serviced Trustee or a custodian on its behalf, and (f) in connection with the Wilton Commercial Portfolio Mortgage Loan, any and all document delivery requirements as regards the related Mortgage File (or any portion thereof) set forth herein or in the related Mortgage Loan Purchase Agreement will also be satisfied by the delivery, in compliance with the terms of the related Non-Service Pooling Agreement, by the applicable Mortgage Loan Seller of the documents specified above (other than the Mortgage Note and intervening endorsements evidencing such Mortgage Loan) to Wells Fargo Bank, National Association, as custodian under the related Non-Serviced Pooling Agreement (in such form as was delivered to Wells Fargo Bank, National Association, in such capacity).

“Mortgage Loan”: Each of the mortgage loans (other than the Crossed Underlying Loans of a Crossed Mortgage Loan Group, it being understood that for the purposes of this Agreement each Crossed Mortgage Loan Group shall be treated as one Mortgage Loan) transferred and assigned to the Trustee pursuant to Section 2.01 and from time to time held in the Trust Fund. As used herein, the term “Mortgage Loan” includes the related Mortgage Note, Mortgage and other documents contained in the related Mortgage File and any related agreements. As used in this Agreement, the term “Mortgage Loan” does include the Mortgage Loan associated with any Whole Loan or Trust AB Whole Loan, but does not include any related Companion Loan or Trust Subordinate Companion Loan. Solely for purposes of Section 2.03(b) and 2.03(c) hereof, each Mortgage Note of the Grapevine Mills Mortgage Loan shall be deemed to be a separate “Mortgage Loan”.

“Mortgage Loan Checklist”: As defined in the definition of “Mortgage File.”

“Mortgage Loan Purchase Agreement”: Each agreement between the Depositor and each Mortgage Loan Seller, relating to the transfer of all of such Mortgage Loan Seller’s right, title and interest in and to the related Mortgage Loans and Trust Subordinate Companion Loan, if applicable.

“Mortgage Loan Schedule”: The list of Mortgage Loans and the Trust Subordinate Companion Loan transferred on the Closing Date to the Trustee as part of the Trust Fund, attached hereto as Exhibit B, which list sets forth the following information with respect to each Mortgage Loan and Trust Subordinate Companion Loan so transferred:

(i)          the loan identification number (as specified in Annex A-1 to the Prospectus Supplement);

(ii)          the Mortgagor’s name;

(iii)        the street address (including city, state, county and zip code) and name of the related Mortgaged Property;

(iv)        the Mortgage Rate in effect at origination;

(v)         the Net Mortgage Rate in effect at the Cut-off Date;

(vi)        the original principal balance;

(vii)       the Cut-off Date Principal Balance;

(viii)      the (a) original term to stated maturity, (b) remaining term to stated maturity and (c) Maturity Date;

(ix)         the original and remaining amortization terms;

(x)          the amount of the Monthly Payment due on the first Due Date following the Cut-off Date;

(xi)         the applicable Servicing Fee Rate;

(xii)       whether the Mortgage Loan or Trust Subordinate Companion Loan is a 30/360 Mortgage Loan or an Actual/360 Mortgage Loan;

(xiii)       [Reserved];

(xiv)      whether such Mortgage Loan or Trust Subordinate Companion Loan is secured by the related Mortgagor’s interest in a ground lease;

(xv)       identifying any Mortgage Loans with which such Mortgage Loan is cross-defaulted or cross-collateralized;

(xvi)      the originator of the related Mortgage Loan or Trust Subordinate Companion Loan and the Mortgage Loan Seller;

(xvii)     whether the related Mortgage Loan or Trust Subordinate Companion Loan has a guarantor;

(xviii)    whether the related Mortgage Loan or Trust Subordinate Companion Loan is secured by a letter of credit;

(xix)      amount of any reserve or escrowed funds that were deposited at origination and any ongoing periodic deposit requirements;

(xx)        number of grace days;

(xxi)       whether a cash management agreement or lock-box agreement is in place;

(xxii)     the general property type of the related Mortgaged Property;

(xxiii)    whether the related Mortgage Loan or Trust Subordinate Companion Loan permits defeasance;

(xxiv)     the interest accrual period;

(xxv)      Anticipated Repayment Date, if applicable;

(xxvi)     the Revised Rate of such Mortgage Loan or Trust Subordinate Companion Loan, if any; and

(xxvii)    the number of units, rooms, pads or square feet with respect to each Mortgaged Property.

Such Mortgage Loan Schedule shall also set forth the aggregate of the amounts described under clause (vii) above for all of the Mortgage Loans. Such list may be in the form of more than one list, collectively setting forth all of the information required.

“Mortgage Loan Seller”: Each of (i) JPMorgan Chase Bank, National Association, a national banking association, or its successor in interest, (ii) Ladder Capital Finance LLC, a Delaware limited liability company, or its successor in interest, (iii) Barclays Bank PLC, a public limited company registered in England and Wales, or its successor in interest, (iv) RCMC, a Delaware corporation, or its successor in interest, (v) SMF II and (vi) Column Financial, Inc., a Delaware corporation, or its successor in interest. For the avoidance of doubt, any reference herein to the “Mortgage Loan Seller” as it relates to Ladder Capital Finance LLC in connection with any obligations thereof shall also be a reference to Ladder Capital Finance Holdings LLLP to the extent that Ladder Capital Finance Holdings LLLP has, in accordance with the related Mortgage Loan Purchase Agreement, agreed to cause Ladder Capital Finance LLC to take any actions thereunder or, to the extent assigned to the Trustee, Ladder Capital Finance Holdings LLLP otherwise has obligations under the related Mortgage Loan Purchase Agreement. For the avoidance of doubt, any reference herein to the “Mortgage Loan Seller” as it relates to RCMC in connection with any obligations thereof shall also be a reference to RTI to the extent that RTI has, in accordance with the related Mortgage Loan Purchase Agreement, agreed to cause RCMC to take any actions thereunder or, to the extent assigned to the Trustee, RTI otherwise has obligations under the related Mortgage Loan Purchase Agreement. For the avoidance of doubt, any reference herein to the “Mortgage Loan Seller” as it relates to SMF II in connection with any obligations thereof shall also be a reference to Starwood to the extent that Starwood has, in accordance with the related Mortgage Loan Purchase Agreement, agreed to cause SMF II to take any actions thereunder or, to the extent assigned to the Trustee, Starwood otherwise has obligations under the related Mortgage Loan Purchase Agreement.

“Mortgage Note”: The original executed note(s) evidencing the indebtedness of a Mortgagor under a Mortgage Loan, Companion Loan or Trust Subordinate Companion Loan, as the case may be, together with any rider, addendum or amendment thereto.

“Mortgage Rate”: With respect to: (i) any Mortgage Loan, related Serviced Pari Passu Companion Loan or Trust Subordinate Companion Loan on or prior to its Maturity Date, the annual rate at which interest is scheduled (in the absence of a default) to accrue on such Mortgage Loan, related Serviced Pari Passu Companion Loan or Trust Subordinate Companion Loan from time to time in accordance with the related Mortgage Note and applicable law; or (ii) any Mortgage Loan, related Serviced Pari Passu Companion Loan or Trust Subordinate Companion Loan after its Maturity Date, the annual rate described in clause (i) above determined without regard to the passage of such Maturity Date. For the avoidance of doubt, the Mortgage Rate of any ARD Loan shall not be construed to include the related Excess Rate.

“Mortgaged Property”: The real property subject to the lien of a Mortgage.

“Mortgagor”: The obligor or obligors on a Mortgage Note, including without limitation, any Person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note and including in connection with any Mortgage Loan that utilizes an indemnity deed of trust structure, the borrower and the Mortgaged Property owner/payment guarantor/mortgagor individually and collectively, as the context may require.

“Net Aggregate Prepayment Interest Shortfall”: With respect to any Distribution Date, the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred in connection with the receipt of Principal Prepayments on the Mortgage Loans during the related Due Period, exceeds (b) the aggregate amount deposited by the Master Servicer in the Certificate Account for such Distribution Date pursuant to Section 3.19 in connection with such Prepayment Interest Shortfalls.

“Net Investment Earnings”: With respect to the Certificate Account, the Servicing Accounts or the REO Account or Companion Distribution Account for any period from any Distribution Date to the immediately succeeding P&I Advance Date, the amount, if any, by which the aggregate of all interest and other income realized during such period on funds relating to the Trust Fund held in such account, exceeds the aggregate of all losses, if any, incurred during such period in connection with the investment of such funds in accordance with Section 3.06.

“Net Investment Loss”: With respect to the Certificate Account, the Servicing Accounts or the REO Account or Companion Distribution Account for any period from any Distribution Date to the immediately succeeding P&I Advance Date, the amount by which the aggregate of all losses, if any, incurred during such period in connection with the investment of funds relating to the Trust Fund held in such account in accordance with Section 3.06, exceeds the aggregate of all interest and other income realized during such period on such funds.

“Net Mortgage Rate”: With respect to any Mortgage Loan, any REO Loan (other than the portion of an REO Loan related to any Companion Loan) or Trust Subordinate Companion Loan as of any date of determination, a rate per annum equal to the related Mortgage Rate then in effect (without regard to any increase in the interest rate of any ARD Loan after its respective Anticipated Repayment Date), minus the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan or Trust Subordinate Companion Loan will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan or Trust Subordinate Companion Loan, whether agreed to by the Master Servicer or the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the Mortgagor; provided, further, that for any Mortgage Loan that does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, then, solely for purposes of calculating Pass-Through Rates on the Regular Certificates, and the interest rate on the Lower-Tier Regular Interests, the Net Mortgage Rate of such Mortgage Loan or for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued in respect of such Mortgage Loan during such one-month period at the related Net Mortgage Rate; provided, further, that, with respect to each Interest Reserve Loan, the Net Mortgage Rate for the one-month period (A) preceding the Due Dates that occur in January and February in any year which is not a leap year or preceding the Due Date that occurs in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date), will be determined exclusive of any Withheld Amounts, and (B) preceding the Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of the amounts withheld in the immediately preceding January and February, if applicable. With respect to any REO Loan, the Net Mortgage Rate shall be calculated as described above, determined as if the predecessor Mortgage Loan or Trust Subordinate Companion Loan had remained outstanding.

“Net Operating Income”: With respect to any Mortgaged Property, for any Mortgagor’s fiscal year end, Net Operating Income will be calculated in accordance with the standard definition of “Net Operating Income” approved from time to time endorsed and put forth by the CREFC®.

“New Lease”: Any lease of REO Property entered into at the direction of the Special Servicer on behalf of the Trust, including any lease renewed, modified or extended on behalf of the Trust, if the Trust has the right to renegotiate the terms of such lease.

“Non-Book Entry Certificates”: As defined in Section 5.02(c).

“Nonrecoverable Advance”: Any Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance.

“Nonrecoverable P&I Advance”: Any P&I Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Loan which, in the reasonable judgment of the Master Servicer or the Trustee, as applicable, will not be ultimately recoverable, together with any accrued and unpaid interest thereon at the Reimbursement Rate, from Late Collections or any other recovery on or in respect of such Mortgage Loan or REO Loan; provided, however, that the Special Servicer may, at its option (with respect to any Specially Serviced Mortgage Loan and, prior to the occurrence of a Consultation Termination Event, in consultation with the Directing Certificateholder), make a determination in accordance with the Servicing Standard, that any P&I Advance previously made or proposed to be made is a Nonrecoverable P&I Advance and shall deliver to the Master Servicer (and with respect to a Serviced Mortgage Loan, to any Other Servicer) and with respect to a Non-Serviced Mortgage Loan, to the related Non-Serviced Master Servicer and Non-Serviced Special Servicer, the Certificate Administrator, the Trustee, the Senior Trust Advisor and the 17g-5 Information Provider notice of such determination. Any such determination may be conclusively relied upon by, but shall not be binding upon, the Master Servicer and the Trustee, provided, however, that the Special Servicer shall have no such obligation to make an affirmative determination that any P&I Advance is or would be recoverable and in the absence of a determination by the Special Servicer that such P&I Advance is or would be a Nonrecoverable P&I Advance, such decision shall remain with the Master Servicer or Trustee, as applicable. If the Special Servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance is a Nonrecoverable P&I Advance, the Master Servicer and the Trustee shall have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance is a Nonrecoverable P&I Advance. With respect to any Non-Serviced Whole Loan, if any Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, in connection with a securitization of the related Non-Serviced Companion Loan determines that a P&I Advance with respect to the related Non-Serviced Companion Loan, if made, would be a Nonrecoverable P&I Advance, such determination shall not be binding on the Master Servicer and the Trustee as it relates to any proposed P&I Advance with respect to the related Non-Serviced Mortgage Loan. Similarly, with respect to the related Non-Serviced Mortgage Loan, if the Master Servicer or the Special Servicer determines that any P&I Advance with respect to a related Non-Serviced Mortgage Loan, if made, would be a Nonrecoverable P&I Advance, such determination shall not be binding on the related Non-Serviced Master Servicer and related Non-Serviced Trustee as it relates to any proposed P&I Advance with respect to the related Non-Serviced Companion Loan. In making such recoverability determination, the Master Servicer, Special Servicer or Trustee, as applicable, will be entitled (a) to consider (among other things) (i) the obligations of the Mortgagor under the terms of the related Mortgage Loan, Companion Loan or Trust Subordinate Companion Loan as it may have been modified and (ii) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions (consistent with the Servicing Standard in the case of the Master Servicer or the Special Servicer or in its good faith business judgment in the case of the Trustee, solely in its capacity as Trustee) regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (b) to estimate and consider (among other things) future expenses, (c) to estimate and consider (consistent with the Servicing Standard in the case of the Master Servicer and the Special Servicer or in its good faith business judgment in the case of the Trustee, solely in its capacity as Trustee) (among other things) the timing of recoveries and (d) to give due regard to the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the Master Servicer, in light of the fact that related proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any Person, in considering whether a P&I Advance is a Nonrecoverable Advance, will be entitled to give due regard to the existence of any outstanding Nonrecoverable Advance or Workout-Delayed Reimbursement Amount with respect to other Mortgage Loans which, at the time of such consideration, the reimbursement of which is being deferred or delayed by the Master Servicer or the Trustee because there is insufficient principal available for such reimbursement, in light of the fact that proceeds on the related Mortgage Loan are a source of reimbursement not only for the P&I Advance under consideration, but also as a potential source of reimbursement of such Nonrecoverable Advance or Workout-Delayed Reimbursement Amounts which are or may be being deferred or delayed. In addition, any such Person may update or change its recoverability determinations at any time (but not reverse any other Person’s determination that an Advance is a Nonrecoverable Advance) and, consistent with the Servicing Standard, in the case of the Master Servicer or in its good faith business judgment in the case of the Trustee (solely in its capacity as Trustee), may obtain, promptly upon request, from the Special Servicer any reasonably required analysis, Appraisals or market value estimates or other information in the Special Servicer’s possession for making a recoverability determination. Absent bad faith, the Master Servicer’s, Special Servicer’s or the Trustee’s determination as to the recoverability of any P&I Advance shall be conclusive and binding on the Certificateholders. The determination by the Master Servicer, the Special Servicer or the Trustee, as applicable, that the Master Servicer or the Trustee, as applicable, has made a

Nonrecoverable P&I Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance, or any updated or changed recoverability determination, shall be evidenced by an Officer’s Certificate delivered by either the Special Servicer or the Master Servicer to the other and to the Trustee, the Certificate Administrator, the Directing Certificateholder (but only prior to the occurrence of a Consultation Termination Event) (and, in the case of a Serviced Mortgage Loan, any Other Servicer), the Senior Trust Advisor (but only in the case of the Special Servicer), the Depositor, or by the Trustee to the Depositor, the Master Servicer, the Special Servicer, the Senior Trust Advisor (and, in the case of a Serviced Mortgage Loan, any Other Servicer) and the Certificate Administrator. The Officer’s Certificate shall set forth such determination of nonrecoverability and the considerations of the Master Servicer, the Special Servicer or the Trustee, as applicable, forming the basis of such determination (which shall be accompanied by, to the extent available, income and expense statements, rent rolls, occupancy status, property inspections and any other information used by the Master Servicer, the Special Servicer or the Trustee, as applicable, to make such determination and shall include any existing Appraisal of the related Mortgage Loan, or the related Mortgaged Property). The Trustee shall be entitled to conclusively rely on the Master Servicer’s or Special Servicer’s determination that a P&I Advance is or would be nonrecoverable, and the Master Servicer shall be entitled to conclusively rely on the Special Servicer’s determination that a P&I Advance is or would be nonrecoverable. In the case of a cross-collateralized Mortgage Loan (if any), such recoverability determination shall take into account the cross-collateralization of the related cross-collateralized Mortgage Loan.

“Nonrecoverable Servicing Advance”: Any Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan (other than a Non-Serviced Mortgage Loan), Whole Loan, REO Property or Trust AB Whole Loan which, in the reasonable judgment of the Master Servicer, the Special Servicer or the Trustee, as the case may be, will not be ultimately recoverable, together with any accrued and unpaid interest thereon, at the Reimbursement Rate, from Late Collections or any other recovery on or in respect of such Mortgage Loan, Whole Loan, REO Property or Trust AB Whole Loan. In making such recoverability determination, such Person will be entitled (a) to consider (among other things) (i) the obligations of the Mortgagor under the terms of the related Mortgage Loan, Whole Loan or Trust AB Whole Loan as it may have been modified and (ii) the related Mortgaged Properties in their “as-is” or then current conditions and occupancies, as modified by such party’s assumptions (consistent with the Servicing Standard in the case of the Master Servicer or the Special Servicer or in its good faith business judgment in the case of the Trustee, solely in its capacity as Trustee) regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (b) to estimate and consider (consistent with the Servicing Standard in the case of the Master Servicer or the Special Servicer or in its good faith business judgment in the case of the Trustee, solely in its capacity as Trustee) (among other things) future expenses and (c) to estimate and consider (among other things) the timing of recoveries. In addition, any Person, in considering whether a Servicing Advance is a Nonrecoverable Servicing Advance, will be entitled to give due regard to the existence of any Nonrecoverable Advance or Workout-Delayed Reimbursement Amounts with respect to other Mortgage Loans that, at the time of such consideration, the reimbursement of which is being deferred or delayed by the Master Servicer, in light of the fact that proceeds on the related Mortgage Loan are a source of recovery not only for the Servicing Advance under consideration, but also as a potential source of recovery of such Nonrecoverable Advance or Workout-Delayed Reimbursement Amounts which are or may be being deferred or delayed. In addition, any such Person may update or change its recoverability determinations at any time (but not reverse any other Person’s determination that an Advance is a Nonrecoverable Advance) and, consistent with the Servicing Standard, in the case of the Master Servicer, may obtain, promptly upon request, from the Special Servicer any reasonably required analysis, Appraisals or market value estimates or other information in the Special Servicer’s possession for making a recoverability determination. The determination by the Master Servicer, the Special Servicer or the Trustee, as the case may be, that it has made a Nonrecoverable Servicing Advance or that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance, or any updated or changed recoverability determination, shall be evidenced by an Officer’s Certificate delivered by either of the Special Servicer or Master Servicer to the other and to the Trustee, the Certificate Administrator, the Directing Certificateholder (but only prior to the occurrence of a Consultation Termination Event) (and in the case of a Serviced Mortgage Loan, any Other Servicer), the Senior Trust Advisor (but only in the case of the Special Servicer) and the Depositor, or by the Trustee to the Depositor, the Master Servicer, the Special Servicer, the Senior Trust Advisor and the Certificate Administrator (and in the case of a Serviced Mortgage Loan, any Other Servicer); provided, however, that the Special Servicer may, at its option and, prior to the occurrence of a Consultation Termination Event, in consultation with the Directing Certificateholder, make a determination in accordance with the Servicing Standard, that any Servicing Advance previously made or proposed to be made is a Nonrecoverable Servicing Advance and shall deliver to the Master Servicer (and with respect to a Serviced Mortgage Loan, to any Other Servicer), the Trustee, the Certificate Administrator and the 17g-5 Information Provider notice of such determination. Any such determination may be conclusively relied upon by, but shall not be binding upon, the Master Servicer, the Special Servicer and the Trustee, provided, however, that the Special Servicer shall have no such obligation to make an affirmative determination that any Servicing Advance is or would be recoverable and in the absence of a determination by the Special Servicer that such Servicing Advance is or would be a Nonrecoverable Servicing Advance, such decision shall remain with the Master Servicer or the Trustee, as applicable. If the Special Servicer makes a determination that only a portion, and not all, of any previously made or proposed Servicing Advance is a Nonrecoverable Servicing Advance, the Master Servicer and the Trustee shall each have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed Servicing Advance is a Nonrecoverable Servicing Advance. The Officer’s Certificate shall set forth such determination of nonrecoverability and the considerations of the Master Servicer, the Special Servicer or the Trustee, as applicable, forming the basis of such determination (which shall be accompanied by, to the extent available, related income and expense statements, rent rolls, occupancy status and property inspections, and shall include any existing Appraisal with respect to the related Mortgage Loan, Serviced Companion Loan or Trust Subordinate Companion Loan, as applicable, or related Mortgaged Property). The Special Servicer shall promptly furnish any party required to make Servicing Advances hereunder with any information in its possession regarding the Specially Serviced Mortgage Loans and REO Properties as such party required to make Servicing Advances may reasonably request for purposes of making recoverability determinations. The Trustee shall be entitled to conclusively rely on the Master Servicer’s or Special Servicer’s, as the case may be, determination that a Servicing Advance is or would be nonrecoverable, and the Master Servicer shall be entitled to conclusively rely on the Special Servicer’s determination that a Servicing Advance is or would be nonrecoverable.

Notwithstanding anything herein to the contrary, if the Special Servicer requests that the Master Servicer make a Servicing Advance, the Master Servicer may conclusively rely on such request as evidence that such advance is not a Nonrecoverable Servicing Advance; provided, however, the Special Servicer shall not be entitled to make such a request more frequently than once per calendar month with respect to Servicing Advances other than emergency advances (although such request may relate to more than one Servicing Advance). In the case of a cross-collateralized Mortgage Loan (if any), such recoverability determination shall take into account the cross-collateralization of the related cross-collateralized Mortgage Loan. The determination as to the recoverability of any servicing advance previously made or proposed to be made in respect of a Non-Serviced Whole Loan shall be made by the related Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee, as the case may be, pursuant to the Non-Serviced Pooling Agreement.

“Non-Registered Certificate”: Unless and until registered under the Securities Act, any Class BNB, Class A-4A2, Class X-C, Class X-D, Class X-E, Class X-F, Class X-NR, Class D, Class E, Class F, Class NR, Class R or Class Z Certificate.

“Non-Serviced Companion Loan”: Each of (i) the Grapevine Mills Pari Passu Companion Loans and (ii) the Wilton Commercial Portfolio Pari Passu Companion Loan.

“Non-Serviced Depositor”: The “Depositor” under a Non-Serviced Pooling Agreement.

“Non-Serviced Gain-on-Sale Proceeds”: Any “gain-on-sale proceeds” received in respect of a Non-Serviced Mortgage Loan pursuant to the related Non-Serviced Pooling Agreement.

“Non-Serviced Intercreditor Agreement”: Each of (i) the Grapevine Mills Intercreditor Agreement or (ii) the Wilton Commercial Portfolio Intercreditor Agreement.

“Non-Serviced Master Servicer”: The “Master Servicer” under a Non-Serviced Pooling Agreement.

“Non-Serviced Mortgage Loan”: Each of (i) the Grapevine Mills Mortgage Loan and (ii) the Wilton Commercial Portfolio Mortgage Loan.

“Non-Serviced Mortgaged Property”: Each of (i) the Grapevine Mills Mortgaged Property and (ii) the Wilton Commercial Portfolio Mortgaged Property.

“Non-Serviced Paying Agent”: The “Paying Agent” under a Non-Serviced Pooling Agreement.

“Non-Serviced Pooling Agreement”: With respect to (i) the Grapevine Mills Whole Loan, JPMBB Commercial Mortgage Securities Trust 2014-C23 Pooling and Servicing Agreement and (ii) the Wilton Commercial Portfolio Whole Loan, the COMM 2014-LC17 Pooling and Servicing Agreement.

“Non-Serviced Senior Trust Advisor”: The “Senior Trust Advisor” under a Non-Serviced Pooling Agreement.

“Non-Serviced Special Servicer”: The “Special Servicer” under a Non-Serviced Pooling Agreement.

“Non-Serviced Trust”: The “Trust” formed under a Non-Serviced Pooling Agreement.

“Non-Serviced Trustee”: The “Trustee” under a Non-Serviced Pooling Agreement.

“Non-Serviced Whole Loan”: Each of (i) the Grapevine Mills Whole Loan and (ii) the Wilton Commercial Portfolio Whole Loan.

“Non-Serviced Whole Loan Controlling Holder”: The “directing holder” or similarly defined party under a Non-Serviced Pooling Agreement.

“Non-Specially Serviced Mortgage Loan”: Any Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Companion Loan or Trust Subordinate Companion Loan that is not a Specially Serviced Mortgage Loan.

“Non-U.S. Beneficial Ownership Certification”: As defined in Section 5.03(f).

“Non-U.S. Tax Person”: Any person other than a U.S. Tax Person, unless, with respect to the Transfer of a Class R Certificate, (i) such person holds such Class R Certificate in connection with the conduct of a trade or business within the United States and furnishes the Transferor and the Certificate Registrar with an effective Internal Revenue Service Form W-8ECI (or successor form) or (ii) the Transferee delivers to both the Transferor and the Certificate Registrar an opinion of a nationally recognized tax counsel to the effect that such Transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such Transfer of the Class R Certificate will not be disregarded for federal income tax purposes. A Person shall be treated as a Non-U.S. Tax Person, (A) notwithstanding clause (i) of the preceding sentence, if it is a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) any interest in which is owned (or may be owned pursuant to the applicable partnership agreement), directly or indirectly (other than through a U.S. corporation), by a Non-U.S. Tax Person or (B) if such Person is a U.S. Tax Person with respect to whom income from a Class R Certificate is attributable to a foreign permanent establishment of fixed base, within the meaning of an applicable income treaty, of such Person or any other U.S. Tax Person.

“Non-Waiving Successor”: As defined in Section 3.28(l).

“Notional Amount”: In the case of the Class X-A Certificates, the Class X-A Notional Amount; in the case of the Class X-B Certificates, the Class X-B Notional Amount; in the case of the Class X-C Certificates, the Class X-C Notional Amount; in the case of the Class X-D Certificates, the Class X-D Notional Amount; in the case of the Class X-E Certificates, the Class X-E Notional Amount; in the case of the Class X-F Certificates, the

Class X-F Notional Amount, and in the case of the Class X-NR Certificates, the Class X-NR Notional Amount.

“NRSRO”: Any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act, including the Rating Agencies.

“NRSRO Certification”: A certification (a) substantially in the form of Exhibit P-2 executed by a NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s Website, in either case in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency under this Agreement or that such NRSRO has provided the Depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 of the Exchange Act, that such NRSRO has access to the Depositor’s 17g-5 website and that such NRSRO will keep such information confidential, except to the extent such information has been made available to the general public.

“OCC”: Office of the Comptroller of the Currency.

“Offered Certificates”: The Class A-1, Class A-2, Class A-3, Class A-4A1, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class EC, Class X-A and Class X-B Certificates.

“Officer’s Certificate”: A certificate signed by a Servicing Officer of the Master Servicer or the Special Servicer or any Additional Servicer, as the case may be, or a Responsible Officer of the Trustee or Certificate Administrator, as the case may be.

“Offshore Transaction”: Any “offshore transaction” as defined in Rule 902(h) of Regulation S.

“Opinion of Counsel”: A written opinion of counsel, who may, without limitation, be salaried counsel for the Depositor, the Master Servicer, the Special Servicer or the Senior Trust Advisor, acceptable in form and delivered to the Trustee and the Certificate Administrator, except that any opinion of counsel relating to (a) the qualification of any Trust REMIC as a REMIC, (b) compliance with the REMIC Provisions, (c) the qualification of the Grantor Trust as a grantor trust, or (d) the resignation of the Master Servicer, the Special Servicer or the Depositor pursuant to Section 6.04, must be an opinion of counsel who is in fact Independent of the Depositor, the Master Servicer, the Special Servicer and the Senior Trust Advisor.

“Original Certificate Balance”: With respect to any Class of Principal Balance Certificates or Class BNB Certificates, as applicable, the initial aggregate principal amount thereof as of the Closing Date, in each case as specified in the Preliminary Statement.

“Original Lower-Tier Principal Amount”: With respect to any Class of Lower-Tier Regular Interest, the initial principal amount thereof as of the Closing Date, in each case as specified in the Preliminary Statement.

“Original Notional Amount”: With respect to the Class X-A Notional Amount, the Class X-B Notional Amount, the Class X-C Notional Amount, the Class X-D Notional

Amount, the Class X-E Notional Amount, the Class X-F Notional Amount, and the Class X-NR Notional Amount, the applicable initial Notional Amount thereof as of the Closing Date, as specified in the Preliminary Statement.

“Other Certificate Administrator”: Any certificate administrator under an Other Pooling and Servicing Agreement.

“Other Pooling and Servicing Agreement”: Any pooling and servicing agreement that creates a trust fund whose assets include any Serviced Companion Loan.

“Other Securitization”: As defined in Section 11.06.

“Other Servicer”: Any master servicer or special servicer, as applicable, under an Other Pooling and Servicing Agreement.

“Other Trustee”: Any trustee under an Other Pooling and Servicing Agreement.

“Ownership Interest”: As to any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

“P&I Advance”: As to any Mortgage Loan or REO Loan (but not any related Companion Loan or Trust Subordinate Companion Loan), any advance made by the Master Servicer or the Trustee, as applicable, pursuant to Section 4.03 or Section 7.05.

“P&I Advance Date”: The Business Day immediately prior to each Distribution Date.

“P&I Advance Determination Date”: With respect to any Distribution Date, the close of business on the related Determination Date.

“Pass-Through Rate”: Any of the Class A-1 Pass-Through Rate, the Class A-2 Pass-Through Rate, the Class A-3 Pass-Through Rate, the Class A-4A1 Pass-Through Rate, the Class A-4A2 Pass-Through Rate, the Class A-5 Pass-Through Rate, the Class A-SB Pass-Through Rate, the Class A-S Pass-Through Rate, the Class B Pass-Through Rate, the Class C Pass-Through Rate, the Class D Pass-Through Rate, the Class E Pass-Through Rate, the Class F Pass-Through Rate, the Class NR Pass-Through Rate, the Class X-A Pass-Through Rate, the Class X-B Pass-Through Rate, the Class X-C Pass-Through Rate, the Class X-D Pass-Through Rate, the Class X-E Pass-Through Rate, the Class X-F Pass-Through Rate, the Class X-NR Pass-Through Rate or the Class BNB Pass-Through Rate.

“PCAOB”: The Public Company Accounting Oversight Board.

“Penalty Charges”: With respect to any Mortgage Loan (other than the Non-Serviced Mortgage Loan), Serviced Companion Loan or Trust Subordinate Companion Loan (or any successor REO Loan), any amounts actually collected thereon (or, in the case of a Serviced Companion Loan or Trust Subordinate Companion Loan (or any successor REO Loan thereto) that is part of a Serviced Whole Loan or Trust AB Whole Loan, as applicable, actually collected on such Serviced Whole Loan or Trust AB Whole Loan, as applicable, and allocated and paid on such Serviced Companion Loan or Trust Subordinate Companion Loan, as applicable (or any successor REO Loan) in accordance with the related Intercreditor Agreement) that represent late payment charges or Default Interest, other than a Yield Maintenance Charge or any Excess Interest.

“Percentage Interest”: As to any Certificate (other than the Class R and Class Z Certificates), the percentage interest evidenced thereby in distributions required to be made with respect to the related Class. With respect to any Certificate (other than the Class R and Class Z Certificates), the percentage interest is equal to the Denomination of such Certificate divided by the Original Certificate Balance or Original Notional Amount, as applicable, of such Class of Certificates as of the Closing Date, in the case of the Exchangeable Certificates, in each case, after giving effect to any exchange and conversion for Class EC Certificates. With respect to a Class R Certificate or a Class Z Certificate, the percentage interest is set forth on the face thereof. With respect to the Class EC Certificates, the percentage interest is equal to the Denomination of such Certificate divided by the Original Certificate Balance as of the Closing Date of the Exchangeable Certificates exchanged and converted for such Class EC Certificates.

“Performance Certification”: As defined in Section 11.06.

“Performing Party”: As defined in Section 11.12.

“Permitted Investments”: Any one or more of the following obligations or securities (including obligations or securities of the Certificate Administrator, or managed by the Certificate Administrator or any Affiliate of the Certificate Administrator, if otherwise qualifying hereunder), regardless of whether issued by the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, or any of their respective Affiliates and having the required ratings, if any, provided for in this definition and which shall not be subject to liquidation prior to maturity:

(i)          direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America, Fannie Mae, Freddie Mac or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America that mature in one (1) year or less from the date of acquisition; provided that any obligation of, or guarantee by, Fannie Mae or Freddie Mac, other than an unsecured senior debt obligation of Fannie Mae or Freddie Mac, shall be a Permitted Investment only if such investment would not result in the downgrading, withdrawal or qualification of the then-current rating assigned by each Rating Agency to any Certificate (or, insofar as there is then outstanding any class of Serviced Companion Loan Securities that are then rated by such rating agency, such class of securities) as evidenced in writing;

(ii)         time deposits, unsecured certificates of deposit, or bankers’ acceptances that mature in one (1) year or less after the date of issuance and are issued or held by any depository institution or trust company (including the Trustee) incorporated or organized under the laws of the United States of America or any State thereof and subject to supervision and examination by federal or state banking authorities (A) in the case of such investments with maturities of thirty (30) days or less, the short-term debt obligations of which are rated in the highest short-term rating category by Moody’s or the long-term debt obligations of which are rated at least “A2” by Moody’s, (B) in the case of such investments with maturities of three (3) months or less, but more than thirty (30) days, the short-term obligations of which are rated in the highest short-term rating category by Moody’s and the long-term obligations of which are rated at least “A1” by Moody’s, (C) in the case of such investments with maturities of six (6) months or less, but more than three (3) months, the short-term obligations of which are rated in the highest short-term rating category by Moody’s and the long-term obligations of which are rated at least “Aa3” by Moody’s, (D) in the case of such investments with maturities of more than six (6) months, the short-term obligations of which are rated in the highest short-term rating category by Moody’s and the long-term obligations of which are rated “Aaa” by Moody’s (or, in each case, if permitted by the related Mortgage Loan, if not rated by Moody’s, otherwise acceptable to Moody’s, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates), (E) for short-term debt obligations, a rating in the highest short-term rating category by Fitch and, in the case of such investments with a term in excess of thirty (30) days, the long-term debt obligations of which are rated at least “AA-” by Fitch, (F) for maturities of less than three (3) months, a short-term rating of “R-1 (high)” by DBRS (if then rated by DBRS and, if not so rated, by two other NRSROs (which may be Moody’s and Fitch)), (G) for maturities greater than three (3) months, a long-term rating of “AAA” by DBRS (if then rated by DBRS and, if not so rated, by two other NRSROs (which may be Moody’s and Fitch)) and (H) the commercial paper or other short- term debt obligations of such depository institution or trust company are rated in the highest rating categories of each Rating Agency or such other rating as would not result in the downgrading, withdrawal or qualification of the then-current rating assigned by each Rating Agency to any Class of Certificates (or, insofar as there is then outstanding any class of Serviced Companion Loan Securities that is then rated by such rating agency, such class of securities) as evidenced in writing;

(iii)        repurchase agreements or obligations with respect to any security described in clause (i) above where such security has a remaining maturity of one year or less and where such repurchase obligation has been entered into with a depository institution or trust company (acting as principal) described in clause (ii) above;

(iv)        debt obligations bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which mature in one (1) year or less from the date of acquisition, which debt obligations are rated in the highest rating categories of each Rating Agency (in the case of DBRS, if then rated by DBRS and, if not so rated, by two other NRSROs (which may be Moody’s and Fitch)), if the obligations mature within 60 days; provided, however, that securities issued by any particular corporation will not be Permitted Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held in the accounts established hereunder to exceed 10% of the sum of the aggregate principal balance and the aggregate principal amount of all Permitted Investments in such accounts;

(v)        commercial paper (including both non-interest bearing discount obligations and interest bearing obligations) of any corporation or other entity organized under the laws of the United States or any state thereof payable on demand or on a specified date maturing in one (1) year or less from the date of acquisition thereof and which is rated in the highest rating category of each Rating Agency (in the case of DBRS, if then rated by DBRS and, if not so rated, by two other NRSROs (which may be Moody’s and Fitch));

(vi)        money market funds, rated in the highest rating categories of each Rating Agency (if so rated by each such Rating Agency (and if not rated by any such Rating Agency, an equivalent rating (or higher) by at least two (2) NRSROs (which may include Fitch, KBRA, DBRS, Moody’s and/or S&P))), which may include the Wells Fargo Advantage Heritage Money Market Fund if so qualified;

(vii)       any other demand, money market or time deposit, obligation, security or investment, but for the failure to satisfy one or more of the minimum rating(s) set forth in the applicable clause, would be listed in clauses (i) – (vi) above with respect to which a Rating Agency Confirmation has been obtained from each Rating Agency for which the minimum ratings set forth in the applicable clause is not satisfied with respect to such demand, money market or time deposit, obligation, security or investment and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30); and

(viii)      any other demand, money market or time depositor, obligation, security or investment not listed in clauses (i) – (vi) above with respect to which a Rating Agency Confirmation has been obtained from each and every Rating Agency;

provided, however, that each Permitted Investment qualifies as a “cash flow investment” pursuant to Section 860G(a)(6) of the Code, and that (a) it shall have a predetermined fixed dollar of principal due at maturity that cannot vary or change and (b) any such investment that provides for a variable rate of interest must have an interest rate that is tied to a single interest rate index plus a fixed spread, if any, and move proportionately with such index; and provided, further, however, that no such instrument shall be a Permitted Investment (a) if such instrument evidences principal and interest payments derived from obligations underlying such instrument and the interest payments with respect to such instrument provide a yield to maturity at the time of acquisition of greater than 120% of the yield to maturity at par of such underlying obligations or (b) if such instrument may be redeemed at a price below the purchase price; and provided, further, however, that no amount beneficially owned by any Trust REMIC (even if not yet deposited in the Trust) may be invested in investments (other than money market funds) treated as equity interests for federal income tax purposes, unless the Master Servicer receives an Opinion of Counsel, at its own expense, to the effect that such investment will not adversely affect the status of any Trust REMIC. Permitted Investments that are subject to prepayment or call may not be purchased at a price in excess of par.

“Permitted Special Servicer/Affiliate Fees”: Any commercially reasonable treasury management fees, banking fees, title agency fees, insurance commissions or fees and appraisal fees received or retained by the Special Servicer or any of its Affiliates in connection with any services performed by such party with respect to any Mortgage Loan, the Trust Subordinate Companion Loan, any Serviced Whole Loan or REO Property in accordance with this Agreement.

“Permitted Transferee”: Any Person or any agent thereof other than (a) a Disqualified Organization, (b) any other Person so designated by the Certificate Registrar who is unable to provide an Opinion of Counsel (provided at the expense of such Person or the Person requesting the transfer) to the effect that the transfer of an Ownership Interest in any Class R Certificate to such Person will not cause the Trust Fund to fail to qualify as one or more REMICs at any time that the Certificates are outstanding, (c) a Person that is a Non-U.S. Tax Person (other than (i) a Non-U.S. Tax Person in whose hands the income from such Class R Certificate is effectively connected with the conduct of a trade or business within the United States and that has furnished the transferor and the Certificate Registrar with an effective Internal Revenue Service Form W-8ECI or other prescribed form or (ii) a Non-U.S. Tax Person, if in connection with the proposed transfer of such Class R Certificate, the transferor provides an Opinion of Counsel to the Certificate Registrar to the effect that such transfer will not be disregarded for federal income tax purposes under Treasury Regulations Section 1.860G-3), (d) any partnership if any of its interests are (or under the partnership agreement are permitted to be) owned, directly or indirectly (other than through a U.S. corporation), by a Non-U.S. Tax Person or (e) a U.S. Tax Person with respect to whom income from the Class R Certificate is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. Tax Person.

“Person”: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Plan”: As defined in Section 5.03(m).

“Prepayment Assumption”: A “constant prepayment rate” of 0% used for determining the accrual of original issue discount and market discount, if any, and the amortization premium, if any, on the Certificates for federal income tax purposes; provided that it is assumed that each Mortgage Loan with an Anticipated Repayment Date prepays on such date.

“Prepayment Interest Excess”: For any Distribution Date and with respect to any Mortgage Loan, any Serviced Pari Passu Companion Loan or Trust Subordinate Companion Loan that was subject to a Principal Prepayment in full or in part during the related Due Period, which Principal Prepayment was applied to such Mortgage Loan, Serviced Pari Passu Companion Loan or Trust Subordinate Companion Loan, as applicable, after the related Due Date and prior to the following Determination Date, the amount of interest (net of the related Servicing Fees and any Excess Interest), to the extent collected from the related Mortgagor (without regard to any prepayment premium or Yield Maintenance Charge actually collected), that would have accrued at a rate per annum equal to the sum of (x) the related Net Mortgage Rate for such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, and (y) the Certificate Administrator Fee Rate and Senior Trust Advisor Fee Rate, on the amount of such Principal Prepayment from such Due Date to, but not including, the date of such prepayment (or any later date through which interest accrues).

“Prepayment Interest Shortfall”: For any Distribution Date and with respect to any Mortgage Loan, any Serviced Pari Passu Companion Loan or Trust Subordinate Companion Loan that was subject to a Principal Prepayment in full or in part during the related Due Period, which Principal Prepayment was applied to such Mortgage Loan, Serviced Pari Passu Companion Loan or Trust Subordinate Companion Loan, as applicable, after the related Determination Date (or, with respect to each Mortgage Loan, Serviced Pari Passu Companion Loan or Trust Subordinate Companion Loan, as applicable, with a Due Date occurring after the related Determination Date, the related Due Date) and prior to the following Due Date, the amount of interest (net of the related Servicing Fees and any Excess Interest), to the extent not collected from the related Mortgagor (without regard to any prepayment premium or Yield Maintenance Charge actually collected), that would have accrued at a rate per annum equal to the sum of (x) the related Net Mortgage Rate for such Mortgage Loan or Trust Subordinate Companion Loan, as applicable and (y) the Certificate Administrator Fee Rate and the Senior Trust Advisor Fee Rate, on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, and ending on such following Due Date. With respect to the Trust AB Whole Loan, any Prepayment Interest Shortfall for any Distribution Date shall be allocated first to the Trust Subordinate Companion Loan (and, correspondingly, the Class BNB Certificates) and then to the Trust AB Mortgage Loan. Shortfalls allocable to the Trust Subordinate Companion Loan as a result of Prepayment Interest Shortfalls not covered by Compensating Interest Payments shall be allocated to the Class BNB Certificates.

“Primary Collateral”: With respect to any Crossed Underlying Loan, that portion of the Mortgaged Property designated as directly securing such Crossed Underlying Loan and excluding any Mortgaged Property as to which the related lien may only be foreclosed upon by exercise of the cross-collateralization provisions of such Crossed Underlying Loan.

“Primary Servicing Fee”: The monthly fee payable by the Master Servicer solely from the Servicing Fee to each Initial Sub-Servicer, which monthly fee accrues at the rate per annum specified as such in the Sub-Servicing Agreement with such Initial Sub-Servicer.

“Prime Rate”: The “Prime Rate” as published in the “Money Rates” section of the New York City edition of The Wall Street Journal (or, if such section or publication is no longer available, such other comparable publication as determined by the Certificate Administrator in its reasonable discretion) as may be in effect from time to time, or, if the “Prime Rate” no longer exists, such other comparable rate (as determined by the Certificate Administrator in its reasonable discretion) as may be in effect from time to time.

“Principal Balance Certificates”: Each of the Class A-1, Class A-2, Class A-3, Class A-4A1, Class A-4A2, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR Certificates.

“Principal Distribution Amount”: With respect to any Distribution Date and the Principal Balance Certificates, an amount equal to the sum of the following amounts: (a) the Principal Shortfall for such Distribution Date, (b) the Scheduled Principal Distribution Amount for such Distribution Date and (c) the Unscheduled Principal Distribution Amount for such Distribution Date; provided that the Principal Distribution Amount for any Distribution Date shall be reduced, to not less than zero, by the amount of any reimbursements of (A) Nonrecoverable Advances, with interest on such Nonrecoverable Advances at the Reimbursement Rate that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date and (B) Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date (provided that, in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans are subsequently recovered on the related Mortgage Loan, such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs). With respect to each Class of Exchangeable Certificates and the Class EC Certificates, for purposes of determining allocations and distributions under Section 4.01(a) of this Agreement as between the Exchangeable Certificates and the Class EC Certificates, all allocations of principal to each Class of Exchangeable Certificates for any Distribution Date shall be determined without regard to any exchange and conversion of such Exchangeable Certificates for Class EC Certificates; provided, however, that all amounts of principal that are allocable to Exchangeable Certificates that have been exchanged and converted to Class EC Certificates shall be deemed allocable to and shall be distributable to such Class EC Certificates, without duplication.

“Principal Prepayment”: Any payment of principal made by the Mortgagor on a Mortgage Loan or Trust Subordinate Companion Loan that is received in advance of its scheduled Due Date as a result of such prepayment.

“Principal Shortfall”: For any Distribution Date after the initial Distribution Date with respect to the Mortgage Loans, the amount, if any, by which (a) the related Principal Distribution Amount for the preceding Distribution Date, exceeds (b) the aggregate amount distributed in respect of principal on the Class A-1, Class A-2, Class A-3, Class A-4A1, Class A-4A2, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR Certificates for such preceding Distribution Date pursuant to Section 4.01(a). The

Principal Shortfall for the initial Distribution Date will be zero. With respect to each Class of Exchangeable Certificates and the Class EC Certificates, for purposes of determining allocations and distributions under Section 4.01(a) of this Agreement as between the Exchangeable Certificates and the Class EC Certificates, all Principal Shortfalls of each Class of Exchangeable Certificates for any Distribution Date shall be determined without regard to any exchange and conversion of such Exchangeable Certificates for Class EC Certificates; provided, however, that all Principal Shortfalls that are allocable to Exchangeable Certificates that have been exchanged and converted for Class EC Certificates shall be deemed allocable to such Class EC Certificates, without duplication.

“Privileged Communications”: Any correspondence between the Directing Certificateholder and the Special Servicer referred to in clause (i) of the definition of “Privileged Information”.

“Privileged Information”: Any (i) correspondence between the Directing Certificateholder and the Special Servicer related to any Specially Serviced Mortgage Loan or the exercise of the Directing Certificateholder’s consent or consultation rights under this Agreement, (ii) strategically sensitive information that the Special Servicer has reasonably determined could compromise the Trust Fund’s position in any ongoing or future negotiations with the related Mortgagor or other interested party and (iii) information subject to attorney-client privilege. Both the Master Servicer and the Special Servicer shall be entitled to rely on any identification of materials as “attorney-client privileged” without liability for any such reliance hereunder.

“Privileged Person”: The Depositor and its designees, the Initial Purchasers, the Underwriters, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, any Additional Servicer designated by the Master Servicer or the Special Servicer, the Directing Certificateholder (but only prior to the occurrence of a Consultation Termination Event), the Senior Trust Advisor, any affiliate of the Senior Trust Advisor designated by the Senior Trust Advisor, any Companion Holder who provides an Investor Certification, any Person who provides the Certificate Administrator with an Investor Certification and any NRSRO (including any Rating Agency) that provides the Certificate Administrator with an NRSRO Certification, which Investor Certification and NRSRO Certification may be submitted electronically via the Certificate Administrator’s Website; provided, that in no event may a Mortgagor, a manager of a Mortgaged Property, an affiliate, principal, partner, member, joint venture, limited partner, employee, representative, director, advisor or investor in any of the foregoing or an agent of any of the foregoing or a mezzanine lender for which an event has occurred that would permit acceleration or who has commenced foreclosure proceedings be considered a Privileged Person. In determining whether any person is an Additional Servicer or an affiliate of the Senior Trust Advisor, the Certificate Administrator may rely on direction by the Master Servicer, the Special Servicer, each Mortgage Loan Seller or the Senior Trust Advisor, as the case may be.

“Prohibited Party”: Any proposed Servicing Function Participant that is listed on the Depositor’s Do Not Hire List.

“Prohibited Prepayment”: As defined in the definition of Compensating Interest Payments.

“Prospectus”: The Prospectus, dated June 13, 2014, as supplemented by the Prospectus Supplement.

“Prospectus Supplement”: The Prospectus Supplement, dated November 6, 2014, relating to the offering of the Offered Certificates.

“PTCE”: Prohibited Transaction Class Exemption.

“Purchase Price”: With respect to any Mortgage Loan or Trust Subordinate Companion Loan (or any related REO Loan) (including, to the extent required pursuant to the final paragraph hereof, any related Companion Loan) to be purchased pursuant to (A) Section 6 of the related Mortgage Loan Purchase Agreement by the related Mortgage Loan Seller, (B) Section 3.18, or (C) Section 9.01, a price, without duplication, equal to:

(i)          the outstanding principal balance of such Mortgage Loan or Trust Subordinate Companion Loan (or any related REO Loan (including for such purpose, to the extent required pursuant to the final paragraph hereof, the related Companion Loan)) as of the date of purchase; plus

(ii)         all accrued and unpaid interest on such Mortgage Loan or Trust Subordinate Companion Loan (or related REO Loan (including for such purpose, to the extent required pursuant to the final paragraph hereof, the related Companion Loan)), at the related Mortgage Rate in effect from time to time (exclusive of Default Interest and Excess Interest) to, but not including, the Due Date immediately preceding the Determination Date for the related Distribution Date in which such Purchase Price is included in the Available Distribution Amount or Class BNB Available Distribution Amount; plus

(iii)        all related Servicing Advances that have not been reimbursed out of collections from such Mortgage Loan or Trust Subordinate Companion Loan (or related REO Loan) and accrued and unpaid interest on related Advances at the Reimbursement Rate, and any Special Servicing Fees (whether paid or unpaid), and all additional Trust Fund expenses (except for Liquidation Fees) in respect of such Mortgage Loan or Trust Subordinate Companion Loan (or related REO Loan (including for such purpose, to the extent required pursuant to the final paragraph hereof, the related Companion Loan)); plus

(iv)        if such Mortgage Loan or Trust Subordinate Companion Loan (or related REO Loan) is being repurchased or substituted by the related Mortgage Loan Seller, pursuant to Section 6 of the applicable Mortgage Loan Purchase Agreement, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator and the Trustee in respect of the Breach or Defect giving rise to the repurchase or substitution obligation, including any expenses arising out of the enforcement of the repurchase or substitution obligation, including, without limitation, legal fees and expenses and any expenses of the Trust Fund relating to such Mortgage Loan or Trust Subordinate Companion Loan (or related REO Loan); plus

(v)         Liquidation Fees, if any, payable with respect to such Mortgage Loan or Trust Subordinate Companion Loan (or related REO Loan) (which will not include any Liquidation Fees if such repurchase occurs prior to the expiration of the Extended Cure Period).

Solely with respect to any Serviced Whole Loan or Trust AB Whole Loan to be sold pursuant to Section 3.18(a)(iii), “Purchase Price” shall mean the amount calculated in accordance with the preceding sentence in respect of the related Whole Loan or Trust AB Whole Loan, including, for such purposes, the Mortgage Loan and the related Companion Loan or Trust Subordinate Companion Loan, as applicable. With respect to any REO Property to be sold pursuant to Section 3.18(b), “Purchase Price” shall mean the amount calculated in accordance with the preceding sentence in respect of the related REO Loan (including any related Companion Loan or Trust Subordinate Companion Loan). With respect to any sale pursuant to Section 3.18(a)(ii) or Section 3.18(e) or for purposes of calculating any Gain-on-Sale Proceeds, the “Purchase Price” shall be allocated between the related Mortgage Loan and Companion Loan or Trust Subordinate Companion Loan, as applicable, in accordance with, and shall be equal to the amount provided pursuant to, the provisions of the related Intercreditor Agreement. Notwithstanding the foregoing, with respect to any repurchase pursuant to subclause (A) and subclause (C) hereof, the “Purchase Price” shall not include any amounts payable in respect of any related Companion Loan.

Solely with respect to the Grapevine Mills Mortgage Loan (or either of the Mortgage Notes comprising the Grapevine Mills Mortgage Loan) in the event it is to be purchased pursuant to Section 6 of the related Mortgage Loan Purchase Agreement by the related Mortgage Loan Seller, the “Purchase Price” payable by JPMorgan Chase Bank, National Association or CFI, as applicable, shall be calculated solely based on principal balance of the Mortgage Note sold to the Depositor by such Mortgage Loan Seller and such Mortgage Note’s pro rata share of any other items listed in clauses (i) through (v) above.

“Qualified Institutional Buyer”: A “qualified institutional buyer” as defined in Rule 144A under the Act.

“Qualified Insurer”: (i) With respect to any Mortgage Loan, Trust Subordinate Companion Loan, REO Loan or REO Property, an insurance company or security or bonding company qualified to write the related Insurance Policy in the relevant jurisdiction with an insurance financial strength rating of at least: (a) “A3” by Moody’s (or, if not rated by Moody’s, at least “A-“ by one other nationally recognized insurance rating organization (which may include Fitch or DBRS)), (b) “A-” by Fitch (or, if not rated by Fitch, at least “A-” by one other nationally recognized insurance rating organization (which may include Moody’s or DBRS) and (c) “A(low)” by DBRS (or, if not rated by DBRS, at least an equivalent rating as that listed above by one other nationally recognized insurance rating organization (which may include Moody’s or Fitch)) and (ii) with respect to the fidelity bond and errors and omissions insurance policy required to be maintained pursuant to Section 3.07(c), except as otherwise permitted by

Section 3.07(c), an insurance company that has a claims paying ability (or the obligations which are guaranteed or backed by a company having such claims paying ability) rated “A3” by Moody’s and at least one of the following ratings: (a) “A-“ by S&P, (b) “A-“ by Fitch, (c) “A-:X” by A.M. Best Company, Inc. or, (d) “A(low)” by DBRS, or, in the case of clauses (i) or (ii), any other insurer acceptable to the Rating Agencies, as evidenced by a Rating Agency Confirmation.

“Qualified Replacement Special Servicer”: A replacement special servicer that (i) satisfies all of the eligibility requirements applicable to special servicers contained in this Agreement, (ii) is not an Affiliate of the Senior Trust Advisor, (iii) is not obligated to pay the Senior Trust Advisor (x) any fees or otherwise compensate the Senior Trust Advisor in respect of its obligations under this Agreement, and (y) for the appointment of the successor special servicer or the recommendation by the Senior Trust Advisor for the replacement Special Servicer to become the Special Servicer, (iv) is not entitled to receive any compensation from the Senior Trust Advisor other than compensation that is not material and is unrelated to the Senior Trust Advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the Senior Trust Advisor for its appointment as successor special servicer, in each case, unless such fee is expressly approved by 100% of the Certificateholders, (vi) is not a special servicer that has been cited by Moody’s as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a rating downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination, (vii) currently has a special servicer rating of at least “CSS3” from Fitch and (viii) is not a special servicer that has been cited by DBRS as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination.

“Qualified Substitute Mortgage Loan”: A substitute mortgage loan (other than with respect to the Grapevine Mills Mortgage Loan, the Hilton Houston Post Oak Mortgage Loan, the Florida Multifamily Portfolio Mortgage Loan or the Wilton Commercial Portfolio Mortgage Loan, as applicable, for which no substitution will be permitted) replacing a deleted Mortgage Loan or Trust Subordinate Companion Loan that must, on the date of substitution: (i) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the deleted Mortgage Loan or Trust Subordinate Companion Loan as of the Due Date in the calendar month during which the substitution occurs; (ii) have a Mortgage Rate not less than the Mortgage Rate of the deleted Mortgage Loan or Trust Subordinate Companion Loan; (iii) have the same Due Date as and grace period no longer than that of the deleted Mortgage Loan; (iv) accrue interest on the same basis as the deleted Mortgage Loan or Trust Subordinate Companion Loan (for example, on the basis of a 360 day year consisting of twelve 30-day months); (v) have a remaining term to stated maturity not greater than, and not more than two (2) years less than, the remaining term to stated maturity of the deleted Mortgage Loan; (vi) have a then-current loan-to-value ratio equal to or less than the lesser of the loan-to-value ratio for the deleted Mortgage Loan or Trust Subordinate Companion Loan as of the Closing Date and 75%, in each case using the “value” for the Mortgaged Property as determined using an MAI appraisal; (vii) comply (except in a manner that would not be adverse to the interests of the Certificateholders) as of the date of substitution in all material respects with all of the representations and warranties set forth in the applicable Mortgage Loan Purchase Agreement; (viii) have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and which will be delivered as a part of the related Mortgage File; (ix) have a then-current debt service coverage ratio at least equal to the greater of the original debt service coverage ratio of the deleted Mortgage Loan or Trust Subordinate Companion Loan as of the Closing Date and 1.25x; (x) constitute a “qualified replacement mortgage” within the meaning of Section 860G(a)(4) of the Code as evidenced by an Opinion of Counsel (provided at the applicable Mortgage Loan Seller’s expense); (xi) not have a maturity date or an amortization period that extends to a date that is after the date two (2) years prior to the Rated Final Distribution Date; (xii) have comparable prepayment restrictions to those of the deleted Mortgage Loan or Trust Subordinate Companion Loan; (xiii) not be substituted for a deleted Mortgage Loan or Trust Subordinate Companion Loan unless the Trustee and the Certificate Administrator have received Rating Agency Confirmation from each Rating Agency (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the applicable Mortgage Loan Seller); (xiv) have been approved, so long as a Control Event has not occurred and is not continuing, by the Directing Certificateholder; (xv) prohibit defeasance within two (2) years of the Closing Date; (xvi) not be substituted for a deleted Mortgage Loan or Trust Subordinate Companion Loan if it would result in the termination of the REMIC status of any of the REMICs established under this Agreement or the imposition of tax on any of such REMICs other than a tax on income expressly permitted or contemplated to be imposed by the terms of this Agreement, as determined by an Opinion of Counsel; (xvii) have an engineering report with respect to the related Mortgaged Property that will be delivered as a part of the related Servicing File; and (xviii) be current in the payment of all scheduled payments of principal and interest then due. In the event that more than one mortgage loan is substituted for a deleted Mortgage Loan or Trust Subordinate Companion Loan, then the amounts described in clause (i) shall be determined on the basis of aggregate Stated Principal Balances and each such proposed Qualified Substitute Mortgage Loan shall individually satisfy each of the requirements specified in clauses (ii) through (xviii); provided that the rates described in clause (ii) above and the remaining term to stated maturity referred to in clause (v) above shall be determined on a weighted average basis; provided, further, that no individual Mortgage Rate (net of the Servicing Fee Rate, the Certificate Administrator Fee Rate and the Senior Trust Advisor Fee Rate) shall be lower than the highest fixed Pass-Through Rate (and not based on, or subject to a cap equal to, the Weighted Average Net Mortgage Rate) of any class of Principal Balance Certificates having a Certificate Balance then outstanding. When a Qualified Substitute Mortgage Loan is substituted for a deleted Mortgage Loan or Trust Subordinate Companion Loan, the applicable Mortgage Loan Seller shall certify that the Qualified Substitute Mortgage Loan meets all of the requirements of the above definition and shall send such certification to the Trustee, the Certificate Administrator and, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder.

“RAC No-Response Scenario”: As defined in Section 3.30(a).

“Rated Final Distribution Date”: As to each Class of Certificates, the Distribution Date in November 2047.

“Rating Agency”: Each of Moody’s, Fitch and DBRS or their successors in interest. If no such rating agency nor any successor thereof remains in existence, “Rating Agency” shall be deemed to refer to such nationally recognized statistical rating agency or other comparable Person reasonably designated by the Depositor, notice of which designation shall be given to the Trustee, the Certificate Administrator, the Special Servicer and the Master Servicer, and specific ratings of Moody’s, Fitch and DBRS herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

“Rating Agency Confirmation”: With respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event so specified will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates (if then rated by the Rating Agency); provided that a written waiver or other acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought shall be deemed to satisfy the requirement for the Rating Agency Confirmation from each Rating Agency with respect to such matter.

“Rating Agency Inquiry”: As defined in Section 4.08(c).

“Rating Agency Q&A Forum and Document Request Tool”: As defined in Section 4.08(c).

“RCMC”: Redwood Commercial Mortgage Corporation, and its successors in interest.

“Record Date”: With respect to any Distribution Date, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

“Regular Certificates”: Any of the Class A-1, Class A-2, Class A-3, Class A-4A1, Class A-4A2, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F, Class NR, Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and Class X-NR Certificates.

“Regulation AB”: Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§ 229.1100-229.1125, as such rules may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-9638. 79 Fed. Reg. 57.184-57.346 (September 24, 2014)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

“Regulation AB Companion Loan Securitization”: As defined in Section 11.15(a).

“Regulation AB Servicing Officer”: Any officer or employee of the Master Servicer or the Special Servicer, as applicable, involved in, or responsible for, the administration and servicing of the Mortgage Loans, Trust Subordinate Companion Loan or Companion Loans, or this Agreement and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s or employee’s knowledge of and familiarity with the particular subject, and, in the case of any certification required to be signed by a Servicing Officer, such an officer or employee whose name and specimen signature appears on a list of servicing officers furnished to the Trustee and/or the Certificate Administrator by the Master Servicer or the Special Servicer, as applicable, as such list may from time to time be amended.

“Regulation D”: Regulation D under the Act.

“Regulation S”: Regulation S under the Act.

“Regulation S Book-Entry Certificates”: The Non-Registered Certificates sold to institutions that are non-United States Securities Persons in Offshore Transactions in reliance on Regulation S and represented by one or more Book-Entry Non-Registered Certificates deposited with the Certificate Administrator as custodian for the Depository.

“Reimbursement Rate”: The rate per annum applicable to the accrual of interest on Servicing Advances in accordance with Section 3.03(d) and P&I Advances in accordance with Section 4.03(d), which rate per annum shall equal the Prime Rate.

“Related Certificates,” and “Related Lower-Tier Regular Interests”: For each of the following Classes of Certificates, the related Class of Lower-Tier Regular Interests; and for the following Classes of Lower-Tier Regular Interests or the related Class of Certificates, as applicable, set forth below:
Related Certificates	Related Uncertificated Lower-Tier Interest
Class A-1 Certificates	Class LA1 Uncertificated Interest
Class A-2 Certificates	Class LA2 Uncertificated Interest
Class A-3 Certificates	Class LA3 Uncertificated Interest
Class A-4A1 Certificates	Class LA4A1 Uncertificated Interest
Class A-4A2 Certificates	Class LA4A2 Uncertificated Interest
Class A-5 Certificates	Class LA5 Uncertificated Interest
Class A-SB Certificates	Class LASB Uncertificated Interest
Class A-S Certificates	Class LAS Uncertificated Interest
Class B Certificates	Class LB Uncertificated Interest
Class C Certificates	Class LC Uncertificated Interest
Class D Certificates	Class LD Uncertificated Interest
Class E Certificates	Class LE Uncertificated Interest
Class F Certificates	Class LF Uncertificated Interest
Class NR Certificates	Class LNR Uncertificated Interest

“Relevant Servicing Criteria” means the Servicing Criteria applicable to a specific party, as set forth on Exhibit AA attached hereto. For clarification purposes, multiple parties can have responsibility for the same Relevant Servicing Criteria. With respect to a Servicing Function Participant engaged by the Trustee, the Certificate Administrator, the Master Servicer or the Special Servicer, the term “Relevant Servicing Criteria” may refer to a portion of the Relevant Servicing Criteria applicable to the Master Servicer, the Special Servicer, the Trustee and/or the Certificate Administrator.

“REMIC”: A “real estate mortgage investment conduit” as defined in Section 860D of the Code (or any successor thereto).

“REMIC Administrator”: The Certificate Administrator or any REMIC administrator appointed pursuant to Section 10.04.

“REMIC Provisions”: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of subchapter M of chapter 1 of the Code, and related provisions, and temporary and final Treasury Regulations (or proposed regulations that would apply by reason of their proposed effective date to the extent not inconsistent with temporary or final regulations) and any rulings or announcements promulgated thereunder, as the foregoing may be in effect from time to time.

“Rents from Real Property”: With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

“REO Account”: A segregated custodial account or accounts created and maintained by the Special Servicer pursuant to Section 3.16(b) on behalf of the Trustee for the benefit of the Certificateholders and with respect to any Serviced Whole Loan or Holders of the Class BNB Certificates, as applicable, for the benefit of the related Serviced Companion Noteholder or Trust AB Whole Loan, which shall initially be entitled “Rialto Capital Advisors, LLC, or the applicable successor special servicer, as Special Servicer, on behalf of Wilmington Trust, National Association, as Trustee, for the benefit of registered holders of JPMBB Commercial Mortgage Securities Trust 2014-C25, Commercial Mortgage Pass-Through Certificates, Series 2014-C25, REO Account”. Any such account or accounts shall be an Eligible Account.

“REO Acquisition”: The acquisition for federal income tax purposes of any REO Property pursuant to Section 3.09.

“REO Disposition”: The sale or other disposition of the REO Property pursuant to Section 3.18.

“REO Extension”: As defined in Section 3.16(a).

“REO Loan”: Each of the Mortgage Loans (and, with respect to any Serviced Whole Loan or the Trust AB Whole Loan, the related Companion Loan or Trust Subordinate Companion Loan, as applicable), deemed for purposes hereof to be outstanding with respect to each REO Property. Each REO Loan shall be deemed to be outstanding for so long as the applicable portion of the related REO Property (or beneficial interest therein, in the case of a Non-Serviced Mortgage Loan) remains part of the Trust Fund and provides for Assumed Scheduled Payments on each Due Date therefor, and otherwise has the same terms and conditions as its predecessor Mortgage Loan, Companion Loan or Trust Subordinate Companion Loan, if applicable, including, without limitation, with respect to the calculation of the Mortgage Rate in effect from time to time (such terms and conditions to be applied without regard to the default on such predecessor Mortgage Loan, Companion Loan or Trust Subordinate Companion Loan, if applicable). Each REO Loan shall be deemed to have an initial outstanding principal balance and Stated Principal Balance equal to the outstanding principal balance and Stated

Principal Balance, respectively, of its predecessor Mortgage Loan, Companion Loan or Trust Subordinate Companion Loan, if applicable, as of the date of the related REO Acquisition. All amounts due and owing in respect of the predecessor Mortgage Loan, Companion Loan or Trust Subordinate Companion Loan, if applicable, as of the date of the related REO Acquisition, including, without limitation, accrued and unpaid interest, shall continue to be due and owing in respect of a REO Loan. All amounts payable or reimbursable to the Master Servicer, the Special Servicer, the Senior Trust Advisor, the Certificate Administrator or the Trustee, as applicable, in respect of the predecessor Mortgage Loan, Companion Loan or Trust Subordinate Companion Loan, if applicable, as of the date of the related REO Acquisition, including, without limitation, any unpaid Special Servicing Fees and Servicing Fees, additional Trust Fund expenses and any unreimbursed Advances, together with any interest accrued and payable to the Master Servicer or the Trustee, as applicable, in respect of such Advances in accordance with Section 3.03(d) or Section 4.03(d), shall continue to be payable or reimbursable to the Master Servicer, the Special Servicer, the Senior Trust Advisor, the Certificate Administrator or the Trustee, as applicable, in respect of an REO Loan. In addition, Unliquidated Advances and Nonrecoverable Advances with respect to such REO Loan, in each case, that were paid from collections on the related Mortgage Loans and resulted in principal distributed to the Certificateholders being reduced as a result of the first proviso in the definition of “Principal Distribution Amount” shall be deemed outstanding until recovered. Notwithstanding anything to the contrary, with respect to each Serviced Whole Loan or Trust AB Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to the related Serviced Pari Passu Companion Loan or Trust Subordinate Companion Loan, as applicable, will be available for amounts due to the Certificateholders or to reimburse the Trust, other than in the limited circumstances related to Servicing Advances, indemnification payments, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan or Trust AB Whole Loan incurred with respect to such Serviced Whole Loan, in accordance with Section 3.05(a), or with respect to an AB Subordinate Companion Loan or Trust Subordinate Companion Loan, as set forth in the related Intercreditor Agreement.

“REO Property”: A Mortgaged Property acquired by the Special Servicer on behalf of, and in the name of, the Trustee or a nominee thereof for the benefit of the Certificateholders (and the related Companion Holder, subject to the related Intercreditor Agreement, with respect to a Mortgaged Property securing a Serviced Whole Loan) to the extent set forth herein and the Trustee (as holder of the Lower-Tier Regular Interests) (and also including, if applicable, the Trust Fund’s beneficial interest in a Non-Serviced Mortgaged Property acquired by the applicable Non-Serviced Special Servicer on behalf of, and in the name of, the applicable Non-Serviced Trustee or a nominee thereof for the benefit of the certificateholders under the applicable Non-Serviced Trust) through foreclosure, acceptance of a deed in lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Mortgage Loan. References herein to the Special Servicer acquiring, maintaining, managing, inspecting, insuring, selling or reporting or to Appraisal Reductions and Final Recovery Determinations with respect to an “REO Property”, shall not include the Trust Fund’s beneficial interest in a Non-Serviced Mortgaged Property. For the avoidance of doubt, REO Property, to the extent allocable to a Companion Loan, shall not be an asset of the Trust Fund, any Trust REMIC or the Grantor Trust.

“REO Revenues”: All income, rents and profits derived from the ownership, operation or leasing of any REO Property.

“Reportable Event”: As defined in Section 11.07.

“Reporting Requirements”: As defined in Section 11.12.

“Reporting Servicer”: The Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Senior Trust Advisor, the Custodian or any Servicing Function Participant engaged by such parties, as the case may be.

“Repurchase Request”: As defined in Section 2.02(g).

“Repurchase Request Recipient”: As defined in Section 2.02(g).

“Request for Release”: A release signed by a Servicing Officer of the Master Servicer or the Special Servicer, as applicable, in the form of Exhibit E attached hereto.

“Requesting Holders”: As defined in Section 4.05(b).

“Requesting Party”: As defined in Section 3.30(a).

“Residual Ownership Interest”: Any record or beneficial interest in the Class R Certificates.

“Responsible Officer”: When used with respect to (i) the Trustee, any officer of the Corporate Trust Office of the Trustee with direct responsibility for the administration of this Agreement and, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject and (ii) the Certificate Administrator, any officer assigned to the Corporate Trust Services group with direct responsibility for the administration of this Agreement and, with respect to a particular matter, any other officer to whom a particular matter is referred by the Certificate Administrator because of such officer’s knowledge of and familiarity with the particular subject.

“Restricted Period”: The 40-day period prescribed by Regulation S commencing on the later of (a) the date upon which Certificates are first offered to Persons other than the Initial Purchasers or Underwriters and any other distributor (as such term is defined in Regulation S) of the Certificates and (b) the Closing Date.

“Retained Fee Rate”: An amount equal to 0.0025% per annum with respect to each Mortgage Loan.

“Review Package”: A Rating Agency Confirmation request and any supporting documentation delivered therewith.

“Revised Rate”: With respect to any ARD Loan, the increased interest rate after the related Anticipated Repayment Date (in the absence of a default) for each applicable Mortgage Loan, as calculated and as set forth in the related Mortgage Loan.

“RTI”: Redwood Trust, Inc., and its successors in interest.

“Rule 144A”: Rule 144A under the Act.

“Rule 144A Book-Entry Certificate”: With respect to the Non-Registered Certificates offered and sold in reliance on Rule 144A, a single, permanent Book-Entry Certificate, in definitive, fully registered form without interest coupons.

“S&P”: Standard & Poor’s Ratings Services, and its successors in interest. If neither S&P nor any successor remains in existence, “S&P” shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person reasonably designated by the Depositor, notice of which designation shall be given to the Trustee, the Certificate Administrator, the Master Servicer, the Directing Certificateholder and the Special Servicer and specific ratings of S&P herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission’s staff).

“Sarbanes-Oxley Certification”: As defined in Section 11.05(a)(iv).

“Scheduled Principal Distribution Amount”: With respect to any Distribution Date and the Mortgage Loans, the aggregate of the principal portions of the following: (a) all Monthly Payments (excluding Balloon Payments) due in respect of such Mortgage Loans during or, if and to the extent not previously received or advanced pursuant to Section 4.03 in respect of a preceding Distribution Date (and not previously distributed to Certificateholders), prior to, the related Due Period, and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Due Period, in each case to the extent either (i) paid by the Mortgagor as of the Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring or a grace period ending after the related Determination Date, the related Due Date or last day of such grace period, as applicable, to the extent received by the Master Servicer as of the Business Day preceding the related P&I Advance Date) or (ii) advanced by the Master Servicer or the Trustee, as applicable, pursuant to Section 4.03 in respect of such Distribution Date, and (b) all Balloon Payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring or a grace period ending after the related Determination Date, the related Due Date or last day of such grace period, as applicable, to the extent received by the Master Servicer as of the Business Day preceding the related P&I Advance Date), and to the extent not included in clause (a) above.

“Securities Act”: The Securities Act of 1933, as it may be amended from time to time.

“Security Agreement”: With respect to any Mortgage Loan or Trust Subordinate Companion Loan, any security agreement or equivalent instrument, whether contained in the related Mortgage or executed separately, creating in favor of the holder of such Mortgage a security interest in the personal property constituting security for repayment of such Mortgage Loan.

“Senior Certificate”: Any Class A (other than the Class A-S Certificates) or Class X Certificate.

“Senior Trust Advisor”: Pentalpha Surveillance LLC, and its successors in interest and assigns, or any successor senior trust advisor appointed as herein provided.

“Senior Trust Advisor Annual Report”: As defined in Section 3.31(c).

“Senior Trust Advisor Consulting Fee”: A fee for each Major Decision on which the Senior Trust Advisor has consulting obligations and performed its duties with respect to such Major Decision equal to $10,000 with respect to any Mortgage Loan or such lesser amount as the related Mortgagor agrees to pay, payable pursuant to Section 3.05 of this Agreement; provided, however, that no such fee shall be payable unless specifically paid by the related Mortgagor as a separately identifiable fee; provided, further, that the Senior Trust Advisor may in its sole discretion reduce the Senior Trust Advisor Consulting Fee with respect to any Major Decision; provided, further, that the Master Servicer or Special Servicer, as applicable, may waive or reduce the amount of any Senior Trust Advisor Consulting Fee payable by the related Mortgagor if it determines that such full or partial waiver is in accordance with the Servicing Standard (provided that the Master Servicer or the Special Servicer, as applicable, shall consult, on a non-binding basis, with the Senior Trust Advisor prior to any such waiver or reduction).

“Senior Trust Advisor Expenses”: With respect to any Distribution Date, an amount equal to any unreimbursed indemnification amounts or additional Trust Fund expenses payable to the Senior Trust Advisor pursuant to this Agreement (other than the Senior Trust Advisor Fee and the Senior Trust Advisor Consulting Fee).

“Senior Trust Advisor Fee”: With respect to each Mortgage Loan, REO Loan and Trust Subordinate Companion Loan, the fee payable to the Senior Trust Advisor pursuant to Section 3.31(h).

“Senior Trust Advisor Fee Rate”: With respect to each Interest Accrual Period related to any applicable Distribution Date, a per annum rate of 0.0019%.

“Serviced AB Whole Loan”: For the avoidance of doubt, there are no Serviced AB Whole Loans related to the Trust.

“Serviced Companion Loan”: Each of (a) the Hilton Houston Post Oak Pari Passu Companion Loan, (b) the Florida Multifamily Portfolio Pari Passu Companion Loan and (c) any AB Subordinate Companion Loan related to a Serviced AB Whole Loan, as applicable. In the event that one (but not both) of the Mortgage Notes comprising the Grapevine Mills Mortgage Loan is repurchased by the related Mortgage Loan Seller pursuant to Section 6 of the applicable Mortgage Loan Purchase Agreement, then the repurchased Mortgage Note shall be treated as a Serviced Companion Loan for all purposes hereunder.

“Serviced Companion Loan Securities”: Any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan.

“Serviced Companion Noteholder”: Each of the holders of (a) the Hilton Houston Post Oak Pari Passu Companion Loan, (b) the Florida Multifamily Portfolio Pari Passu Companion Loans and (c) any AB Subordinate Companion Loan related to a Serviced AB Whole Loan, as applicable.

“Serviced Mortgage Loan”: Each of (a) the Hilton Houston Post Oak Mortgage Loan and (b) the Florida Multifamily Portfolio Mortgage Loan, as applicable.

“Serviced Pari Passu Companion Loan”: Each of (a) the Hilton Houston Post Oak Pari Passu Companion Loan and (b) the Florida Multifamily Pari Passu Companion Loans.

“Serviced Pari Passu Mortgage Loan”: Each of (a) the Hilton Houston Post Oak Mortgage Loan and (b) the Florida Multifamily Portfolio Mortgage Loan.

“Serviced Pari Passu Whole Loan”: Each of (a) the Hilton Houston Post Oak Whole Loan and (b) the Florida Multifamily Portfolio Whole Loan.

“Serviced Securitized Companion Loan”: Any Companion Loan that is a component of a Serviced Whole Loan, if and for so long as each such Companion Loan is included in a Regulation AB Companion Loan Securitization.

“Serviced Whole Loan”: Each of (a) the Hilton Houston Post Oak Whole Loan and (b) the Florida Multifamily Portfolio Whole Loan, as applicable.

“Serviced Whole Loan Controlling Holder”: The “Controlling Noteholder” or similar term identified in the Intercreditor Agreement related to a Serviced Whole Loan.

“Serviced Whole Loan Remittance Date”: With respect to any Serviced Companion Loan, the earlier of (A) two (2) Business Days prior to the related distribution date for each Other Securitization that includes such Serviced Companion Loan or (B) the fifteenth (15th) day of each calendar month (or, if the fifteenth (15th) calendar day of that month is not a Business Day, then the Business Day immediately succeeding such fifteenth (15th) calendar day), or such earlier date as required by the related Intercreditor Agreement; provided, however, such Serviced Whole Loan Remittance Date shall not be earlier than two (2) Business Days following the date the Master Servicer receives the related Monthly Payment with respect to such Serviced Whole Loan.

“Servicer Termination Event”: One or more of the events described in Section 7.01(a).

“Servicing Account”: The account or accounts created and maintained pursuant to Section 3.03(a).

“Servicing Advances”: All customary, reasonable and necessary “out of pocket” costs and expenses (including attorneys’ fees and expenses and fees of real estate brokers) incurred by the Master Servicer, the Special Servicer, Certificate Administrator, or the Trustee, as applicable, in connection with the servicing and administering of (a) a Mortgage Loan (and in the case of a Serviced Mortgage Loan or the Trust AB Mortgage Loan, the related Serviced

Companion Loan or Trust Subordinate Companion Loan, as applicable), other than a Non-Serviced Mortgage Loan, in respect of which a default, delinquency or other unanticipated event has occurred or as to which a default is reasonably foreseeable or (b) an REO Property, including, in the case of each of such clause (a) and clause (b), but not limited to, (x) the cost of (i) compliance with the Master Servicer’s obligations set forth in Section 3.03(c), (ii) the preservation, restoration and protection of a Mortgaged Property, (iii) obtaining any Insurance and Condemnation Proceeds or any Liquidation Proceeds of the nature described in clauses (i) – (vi) of the definition of “Liquidation Proceeds,” (iv) any enforcement or judicial proceedings with respect to a Mortgaged Property, including foreclosures and (v) the operation, leasing, management, maintenance and liquidation of any REO Property and (y) any amount specifically designated herein to be paid as a “Servicing Advance”. Notwithstanding anything to the contrary, “Servicing Advances” shall not include allocable overhead of the Master Servicer or the Special Servicer, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses or costs and expenses incurred by any such party in connection with its purchase of a Mortgage Loan or REO Property. None of the Master Servicer, the Special Servicer nor the Trustee shall make any Servicing Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Companion Loan or Trust Subordinate Companion Loan under the related Intercreditor Agreement or this Agreement.

“Servicing Criteria”: The criteria set forth in paragraph (d) of Item 1122 of Regulation AB as such may be amended from time to time and which as of the Closing Date are listed on Exhibit AA hereto.

“Servicing Fee”: With respect to each Mortgage Loan (including the Non-Serviced Mortgage Loan), Serviced Companion Loan, Trust Subordinate Companion Loan and any REO Loan, the fee payable to the Master Servicer pursuant to the first paragraph of Section 3.11(a).

“Servicing Fee Rate”: With respect to each Mortgage Loan, Trust Subordinate Companion Loan and REO Loan, a per annum rate equal to the rate set forth on the Mortgage Loan Schedule under the heading “Servicing Fee Rate”, in each case computed on the basis of the Stated Principal Balance of the related Mortgage Loan, Trust Subordinate Companion Loan or REO Loan in the same manner in which interest is calculated in respect of such loans. With respect to (a) the Hilton Houston Post Oak Pari Passu Companion Loan and (b) the Florida Multifamily Portfolio Pari Passu Companion Loans, the “Servicing Fee Rate” shall be a per annum rate equal to 0.0025%.

“Servicing File”: A photocopy of all items required to be included in the Mortgage File, together with each of the following, to the extent such items were actually delivered to the related Mortgage Loan Seller, with respect to a Mortgage Loan and Trust Subordinate Companion Loan and (to the extent that the identified documents existed on or before the Closing Date and the applicable reference to Servicing File relates to any period after the Closing Date) delivered by the related Mortgage Loan Seller, to the Master Servicer: (i) a copy of any engineering reports or property condition reports; (ii) other than with respect to a hotel property (except with respect to tenanted commercial space within a hotel property), copies of a rent roll and, for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related Mortgage Loan Seller; (iii) copies of related financial statements or operating statements; (iv) all legal opinions (excluding attorney-client communications between the related Mortgage Loan Seller, and its counsel that are privileged communications or constitute legal or other due diligence analyses), Mortgagor’s certificates and certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies, if any, delivered in connection with the closing of the related Mortgage Loan; (v) a copy of the Appraisal for the related Mortgaged Property(ies); (vi) the documents that were delivered by or on behalf of the Mortgagor, which documents were required to be delivered in connection with the closing of the related Mortgage Loan; (vii) for any Mortgage Loan that the related Mortgaged Property is leased to a single tenant, a copy of the lease; and (viii) a copy of all environmental reports that were received by the applicable Mortgage Loan Seller, relating to the relevant Mortgaged Property.

“Servicing Function Participant”: Any Additional Servicer, Sub-Servicer, Subcontractor or any other Person, other than the Master Servicer, the Special Servicer, the Trustee, the Senior Trust Advisor and the Certificate Administrator, that is performing activities that address the Servicing Criteria, unless (i) such Person’s activities relate only to 5% or less of the Mortgage Loans by unpaid principal balance as of any date of determination in accordance with Article XI or (ii) the Depositor reasonably determines that a Master Servicer or the Special Servicer may, for the purposes of the Exchange Act reporting requirements pursuant to applicable Commission guidance, take responsibility for the assessment of compliance with the Servicing Criteria of such Person. The Servicing Function Participants as of the Closing Date are listed on Exhibit GG hereto. Exhibit GG shall be updated and provided to the Depositor and the Certificate Administrator in accordance with Section 11.10(c).

“Servicing Officer”: Any officer and/or employee of the Master Servicer, the Special Servicer or any Additional Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans, Serviced Companion Loans or Trust Subordinate Companion Loan, whose name and specimen signature appear on a list of servicing officers furnished by the Master Servicer, the Special Servicer or any Additional Servicer to the Certificate Administrator, the Trustee, the Senior Trust Advisor and the Depositor on the Closing Date as such list may be amended from time to time thereafter.

“Servicing Standard”: As defined in Section 3.01(a).

“Servicing Transfer Event”: With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan), related Companion Loan or Trust Subordinate Companion Loan, the occurrence of any of the following events:

(i)          with respect to a Mortgage Loan, Companion Loan or Trust Subordinate Companion Loan that is not a Balloon Mortgage Loan, (a) a payment default shall have occurred at its original Maturity Date, or (b) if the original Maturity Date of such Mortgage Loan, Companion Loan or Trust Subordinate Companion Loan has been extended as provided herein, a payment default shall have occurred at such extended Maturity Date; or

(ii)         with respect to each Mortgage Loan, Companion Loan or Trust Subordinate Companion Loan that is a Balloon Mortgage Loan, the Balloon Payment is delinquent and the related Mortgagor has not provided the Special Servicer, within sixty (60) days after the related Maturity Date, with a written and fully executed (subject only to customary final closing conditions) written commitment for refinancing, from an acceptable lender, reasonably satisfactory in form and substance to the Special Servicer (and the Special Servicer shall promptly forward such commitment to the Master Servicer), which provides that such refinancing will occur within one hundred-twenty (120) days of such related Maturity Date, provided that the Mortgage Loan and any related Companion Loan or Trust Subordinate Companion Loan, as applicable, will become a Specially Serviced Mortgage Loan immediately if the related Mortgagor fails to diligently pursue such financing or to pay any Assumed Scheduled Payment on the related Due Date (subject to any applicable grace period) at any time before the refinancing or, if such refinancing does not occur, the related Mortgage Loan and any related Companion Loan or Trust Subordinate Companion Loan, as applicable, will become a Specially Serviced Mortgage Loan at the end of such 120-day period (or for such shorter period beyond the date on which that Balloon Payment was due within which the refinancing is scheduled to occur pursuant to the commitment for refinancing or on which such commitment terminates); or

(iii)        any Monthly Payment (other than a Balloon Payment) is more than sixty (60) days delinquent (unless, in the case of a Serviced Whole Loan, Trust AB Whole Loan or Mortgage Loan with mezzanine debt, prior to such Monthly Payment becoming more than sixty (60) days delinquent the holders of the related Companion Loan, the related Subordinate Loan-Specific Directing Certificateholder or the holders of related mezzanine debt, as applicable, cures such delinquency, subject to the terms and provisions of the related Intercreditor Agreement); or

(iv)        the Master Servicer makes a judgment, or receives from the Special Servicer a written determination of the Special Servicer (with the consent, prior to the occurrence and continuance of any Control Event, of the Directing Certificateholder, in the case of the Special Servicer), that a payment default is imminent or reasonably foreseeable and is not likely to be cured by the related Mortgagor within sixty (60) days; or

(v)         a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law, or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, is entered against the related Mortgagor; provided that if such decree or order is discharged or stayed within sixty (60) days of being entered, or if, as to a bankruptcy, the automatic stay is lifted within sixty (60) days of a filing for relief or the case is dismissed, upon such discharge, stay, lifting or dismissal such Mortgage Loan (and any related Companion Loan or Trust

Subordinate Companion Loan, as applicable), shall no longer be a Specially Serviced Mortgage Loan (and no Special Servicing Fees, Workout Fees or Liquidation Fees will be payable with respect thereto and any such fees actually paid shall be reimbursed to the Trust Fund by the Special Servicer); or

(vi)        the related Mortgagor shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Mortgagor or of or relating to all or substantially all of its property; or

(vii)       the related Mortgagor shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(viii)      a default of which the Master Servicer or the Special Servicer, as applicable, has notice (other than a failure by such Mortgagor to pay principal or interest) and which the Master Servicer or Special Servicer (in the case of the Special Servicer, prior to the occurrence and continuance of any Control Event, with the consent of the Directing Certificateholder) determines in its good faith reasonable judgment may materially and adversely affect the interests of the Certificateholders (including, with respect to the Trust AB Whole Loan, the Holders of the Class BNB Certificates) (and, with respect to any Serviced Whole Loan, the interests of the related Serviced Companion Noteholder), as a collective whole (taking into account the subordinate or pari passu nature of any Companion Loans or Trust Subordinate Companion Loan, as the case may be), if applicable, has occurred and remained unremedied for the applicable grace period specified in the related Mortgage Loan or related Companion Loan or Trust Subordinate Companion Loan documents, other than the failure to maintain terrorism insurance if such failure constitutes an Acceptable Insurance Default (or if no grace period is specified for those defaults which are capable of cure, sixty (60) days); or

(ix)        the Master Servicer or Special Servicer has received notice of the foreclosure or proposed foreclosure of any lien other than the Mortgage on the related Mortgaged Property; or

(x)         the Master Servicer or Special Servicer (in the case of the Special Servicer, prior to the occurrence and continuance of any Control Event, with the consent of the Directing Certificateholder) determines that (i) a default (other than as described in clause (iv) above) under a Mortgage Loan, related Companion Loan or Trust Subordinate Companion Loan is imminent or reasonably foreseeable, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan and related Companion Loan or Trust Subordinate Companion Loan (if any) or otherwise materially adversely affect the interests of Certificateholders (including, with respect to the Trust AB Whole Loan, the Holders of the Class BNB Certificates) (and, with respect to any Serviced Whole Loan, the interests of the related Serviced Companion Noteholder), as a collective whole (taking into account the subordinate or pari passu nature of any Companion Loans or Trust Subordinate Companion Loan, as the case may be), and (iii) the default will continue unremedied for the applicable cure period under the terms of the Mortgage Loan, related Companion Loan or Trust Subordinate Companion Loan, as applicable, or, if no cure period is specified and the default is capable of being cured, for thirty (30) days (provided that such 30-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the Mortgage Loan, related Companion Loan or Trust Subordinate Companion Loan, as applicable; provided that any determination that a Servicing Transfer Event has occurred under this clause (x) with respect to any Mortgage Loan, related Companion Loan or Trust Subordinate Companion Loan, as applicable, solely by reason of the failure (or imminent failure) of the related Mortgagor to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism may only be made by the Special Servicer (prior to the occurrence and continuance of any Control Event, with the consent of the Directing Certificateholder);

provided that any Mortgage Loan (excluding any Non-Serviced Mortgage Loan) that is cross-collateralized with a Specially Serviced Mortgage Loan shall be a Specially Serviced Mortgage Loan so long as such Mortgage Loan is cross-collateralized with a Specially Serviced Mortgage Loan. If any Serviced Companion Loan or Trust Subordinate Companion Loan becomes a Specially Serviced Mortgage Loan, the related Serviced Mortgage Loan or related Trust AB Mortgage Loan, as applicable, shall also become a Specially Serviced Mortgage Loan. If any Serviced Mortgage Loan or Trust AB Mortgage Loan becomes a Specially Serviced Mortgage Loan, the related Serviced Companion Loan or Trust Subordinate Companion Loan, as applicable, shall also become a Specially Serviced Mortgage Loan. With respect to a Non-Serviced Mortgage Loan, the occurrence of a “Servicing Transfer Event” shall be as defined in the Non-Serviced Pooling Agreement.

“Significant Obligor”: As defined in Section 11.16.

“Similar Law”: As defined in Section 5.03(m).

“SMF II”: Starwood Mortgage Funding II LLC, a Delaware limited liability company, and its successors in interest.

“Sole Certificateholder”: Any Certificate Owner, or Certificate Owners acting in unanimity, of a Book-Entry Certificate or a Holder of a Definitive Certificate holding 100% of the then-outstanding Class X-E, Class X-F, Class X-NR, Class E, Class F and Class NR Certificates; provided, however, that the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4A1, Class A-4A2, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class EC and Class D Certificates have been retired.

“Special Notice”: As defined in Section 5.06.

“Special Servicer”: With respect to each of the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and the Serviced Companion Loans or the Trust Subordinate Companion Loan (if any), Rialto Capital Advisors, LLC, and its successors in interest and assigns, or any successor special servicer appointed as herein provided.

“Special Servicer Decision”: Collectively:

(i)           approval of leases, lease modifications or amendments or any requests for subordination, non-disturbance and attornment agreements or other similar agreements for leases in excess of the lesser of (i) 30,000 square feet or (ii) 30% of the net rentable area at any related Mortgaged Property;

(ii)         approval of annual budgets for the related Mortgaged Property that provide for (i) increases in operating expenses such that operating expenses equal more than 110% of the amount that was budgeted therefor in the prior year or (ii) payments to entities actually known by the Master Servicer to be affiliates of the related Mortgagor (excluding affiliated managers paid at fee rates agreed to at the origination of the related Mortgage Loan);

(iii)        any requests for the funding or disbursement of amounts from any escrow accounts, reserve funds or letters of credit held as “performance”, “earn-out”, “holdback” or similar escrows or reserves, including the funding or disbursement of any such amounts with respect to any of the Mortgage Loans, but excluding, as to Mortgage Loans which are not Specially Serviced Mortgage Loans, any routine and/or customary escrow and reserve fundings or disbursements for which the satisfaction of performance-related criteria or Lender discretion is not required or permitted pursuant to the terms of the related Mortgage Loan documents (for the avoidance of doubt, any request with respect to a Mortgage Loan that is not a Specially Serviced Mortgage Loan for the funding or disbursement of ordinary course impounds, repair and replacement reserves, lender approved budget and operating expenses, and tenant improvements pursuant to an approved lease, each in accordance with the Mortgage Loan documents (all such fundings and disbursements being collectively referred to as “Routine Disbursements”) or any other funding or disbursement as mutually agreed upon by the Master Servicer and Special Servicer, shall not constitute a Special Servicer Decision; provided, however, that in the case of certain Mortgage Loans whose escrows, reserves, holdbacks and related letters of credit exceed, in the aggregate, at the related origination date, 10% of the initial principal balance of such Mortgage Loan (which Mortgage Loans are identified on Schedule 3), no such funding or disbursement of such escrows, reserves, holdbacks or letters of credit shall be deemed to constitute a Routine Disbursement, and shall instead constitute Special Servicer Decisions, except for the routine funding of tax payments and insurance premiums when due and payable (provided the Loan is not a Specially Serviced Mortgage Loan);

(iv)        approving any transfers of an interest in the Mortgagor under a Mortgage Loan, unless such transfer (i) is allowed under the terms of the related

Mortgage Loan documents without the exercise of any lender approval or discretion other than confirming the satisfaction of the other conditions to the transfer set forth in the related Mortgage Loan documents that do not include any other approval or exercise of discretion, including a consent to transfer to any subsidiary or affiliate of such Mortgagor or to a person acquiring less than a majority interest in such Mortgagor, (ii) is with respect to a Mortgage Loan as to which a Rating Agency Confirmation is not required under the Pooling and Servicing Agreement and (iii) does not involve incurring new mezzanine financing or a change in control of the Mortgagor that is not a Major Decision;

(v)          approval of any waiver regarding the receipt of financial statements (other than immaterial timing waivers including late financial statements);

(vi)        approval of easements that materially affect the use or value of a Mortgaged Property or the Mortgagor’s ability to make any payments with respect to the related Mortgage Loan; and

(vii)       agreeing to any modification of the type of defeasance collateral required under the related Mortgage Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States of America would be permitted.

provided, however, that notwithstanding the foregoing, “Special Servicer Decision” shall not include any matter listed in the foregoing clauses (i) through (vii) requested with respect to a Non-Specially Serviced Mortgage Loan if the Master Servicer and the Special Servicer have mutually agreed, as contemplated by Section 3.20(a) that the Master Servicer will process such matter with respect to such Non-Specially Serviced Mortgage Loan. If the Master Servicer and Special Servicer mutually agree that the Master Servicer will process a Special Servicer Decision, the Master Servicer shall obtain the Special Servicer’s prior consent to such Special Servicer Decision and the Master Servicer and Special Servicer shall each be entitled to 50% of any fee paid in connection with such Special Servicer Decision.

“Special Servicing Fee”: With respect to each Specially Serviced Mortgage Loan and REO Loan (other than a Non-Serviced Mortgage Loan), the fee payable to the Special Servicer pursuant to Section 3.11(b).

“Special Servicing Fee Rate”: With respect to each Specially Serviced Mortgage Loan and each REO Loan on a loan-by-loan basis (other than a Non-Serviced Mortgage Loan), (a) 0.25% per annum computed on the basis of the Stated Principal Balance of the related Mortgage Loan (including any REO Loan), Companion Loan and the Trust Subordinate Companion Loan, as applicable, in the same manner as interest is calculated on the Specially Serviced Mortgage Loans; (b) if the rate in clause (a) would result in a Special Servicing Fee that would be less than $3,500 in any given month, then the Special Servicing Fee Rate for such month for such Specially Serviced Mortgage Loan shall be a rate equal to such higher rate as would result in a Special Servicing Fee equal to $3,500 for such month with respect to such Specially Serviced Mortgage Loan

“Specially Serviced Mortgage Loan”: As defined in Section 3.01(a).

“Spectra Energy Headquarters Mortgage Loan”: The Mortgage Loan identified as Mortgage Loan No. 5 on the Mortgage Loan Schedule.

“Startup Day”: The day designated as such in Section 10.01(b).

“Starwood”: Starwood Mortgage Capital LLC, a Delaware limited liability company, or its successors in interest.

“Stated Principal Balance”: With respect to any Mortgage Loan or Trust Subordinate Companion Loan, as of any date of determination, an amount equal to (x) the Cut-off Date Principal Balance of such Mortgage Loan (or in the case of a Qualified Substitute Mortgage Loan, the unpaid principal balance of such Mortgage Loan (or Trust Subordinate Companion Loan) after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received), plus (y) any Mortgage Deferred Interest added to the principal balance of such Mortgage Loan or Trust Subordinate Companion Loan on or before the end of the immediately preceding Due Period minus (z) the sum of:

(i)          the principal portion of each Monthly Payment due on such Mortgage Loan or Trust Subordinate Companion Loan after the Cut-off Date (or in the case of a Qualified Substitute Mortgage Loan, the Due Date in the related month of substitution), to the extent received from the Mortgagor or advanced by the Master Servicer;

(ii)         all Principal Prepayments received with respect to such Mortgage Loan or Trust Subordinate Companion Loan after the Cut-off Date (or in the case of a Qualified Substitute Mortgage Loan, the Due Date in the related month of substitution);

(iii)        the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on such Mortgage Loan or Trust Subordinate Companion Loan and Liquidation Proceeds received with respect to such Mortgage Loan or Trust Subordinate Companion Loan after the Cut-off Date (or in the case of a Qualified Substitute Mortgage Loan, the Due Date in the related month of substitution); and

(iv)        any reduction in the outstanding principal balance of such Mortgage Loan or Trust Subordinate Companion Loan resulting from a Deficient Valuation or a modification of such Mortgage Loan or Trust Subordinate Companion Loan pursuant to the terms and provisions of this Agreement that occurred prior to the end of the Due Period for the most recent Distribution Date.

With respect to any REO Loan that is a successor to a Mortgage Loan or Trust Subordinate Companion Loan, as of any date of determination, an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan or Trust Subordinate Companion Loan as of the date of the related REO Acquisition, minus (y) the sum of:

(i)          the principal portion of any P&I Advance made with respect to such REO Loan; and

(ii)         the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on the related Mortgage Loan or Trust Subordinate Companion Loan, as applicable), Liquidation Proceeds and REO Revenues received with respect to such REO Loan.

A Mortgage Loan, Trust Subordinate Companion Loan or an REO Loan that is a successor to a Mortgage Loan or Trust Subordinate Companion Loan shall be deemed to be part of the Trust Fund and to have an outstanding Stated Principal Balance until the Distribution Date on which the payments or other proceeds, if any, received in connection with a Liquidation Event in respect thereof are to be (or, if no such payments or other proceeds are received in connection with such Liquidation Event, would have been) distributed to Certificateholders.

With respect to each Companion Loan on any date of determination, the Stated Principal Balance shall equal the unpaid principal balance of such Companion Loan as of such date. On any date of determination, the Stated Principal Balance of each Whole Loan or Trust AB Whole Loan shall be the sum of the Stated Principal Balances of the related Mortgage Loan and the related Companion Loan or Trust Subordinate Companion Loan, as applicable, on such date.

With respect to any REO Loan that is a successor to a Companion Loan as of any date of determination, the Stated Principal Balance shall equal (x) the Stated Principal Balance of the predecessor Companion Loan as of the date of the related REO Acquisition, minus (y) the principal portion of any amounts allocable to the related Companion Loan in accordance with the related Intercreditor Agreement.

“Statement to Certificateholders”: As defined in Section 4.02(a).

“Subcontractor”: Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Master Servicer, the Special Servicer, the Senior Trust Advisor, an Additional Servicer or a Sub-Servicer.

“Subordinate Certificate”: Any Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR Certificate.

“Subordinate Loan-Specific Directing Certificateholder”: With respect to the Class BNB Certificates and the Trust Subordinate Companion Loan, the initial Subordinate Loan-Specific Directing Certificateholder shall be the Class BNB Majority Certificateholder. Thereafter, the Subordinate Loan-Specific Directing Certificateholder shall be the Person appointed by the Certificateholder(s) holding more than fifty percent (50%) of the Certificate Balance of the Class BNB Certificates.

“Sub-Servicer”: Any Person that services Mortgage Loans or the Trust Subordinate Companion Loan on behalf of the Master Servicer, the Special Servicer or an Additional Servicer and is responsible for the performance (whether directly or through Sub-Servicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Master Servicer, the Special Servicer or an Additional Servicer under this Agreement, with respect to some or all of the Mortgage Loans or the Trust Subordinate Companion Loan that are identified in Item 1122(d) of Regulation AB.

“Sub-Servicing Agreement”: The written contract between the Master Servicer or the Special Servicer, as the case may be, and any Sub-Servicer relating to servicing and administration of Mortgage Loans and the Trust Subordinate Companion Loan as provided in Section 3.22.

“Substitution Shortfall Amount”: With respect to a substitution pursuant to Section 2.03(b) hereof, an amount equal to the excess, if any, of the Purchase Price of the Mortgage Loan or Trust Subordinate Companion Loan, as applicable, being replaced calculated as of the date of substitution over the Stated Principal Balance of the related Qualified Substitute Mortgage Loan after application of all scheduled payments of principal and interest due during or prior to the month of substitution. In the event that one or more Qualified Substitute Mortgage Loans are substituted (at the same time by the same Mortgage Loan Seller) for one or more deleted Mortgage Loans or Trust Subordinate Companion Loan, as applicable, the Substitution Shortfall Amount shall be determined as provided in the preceding sentence on the basis of the aggregate Purchase Prices of the Mortgage Loan(s) or Trust Subordinate Companion Loan, as applicable, being replaced and the aggregate Stated Principal Balances of the related Qualified Substitute Mortgage Loan(s).

“Surviving Entity”: As defined in Section 6.02(b).

“Tax Returns”: The federal income tax returns on (i) Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each Trust REMIC due to its respective classification as a REMIC under the REMIC Provisions and (ii) Internal Revenue Service Form 1041 or Internal Revenue Service Form 1099, as applicable, or any successor forms to be filed on behalf of the Grantor Trust, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal tax law or Applicable State and Local Tax Law.

“Temporary Regulation S Book-Entry Certificate”: As defined in Section 5.02(a).

“TIA”: As defined in Section 12.11.

“TIA Applicability Determination”: As defined in Section 12.11.

“Transfer”: Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

“Transferable Servicing Interest”: The amount by which the Servicing Fee otherwise payable to the Master Servicer hereunder exceeds the sum of (i) the Primary Servicing Fee and (ii) the amount of the Servicing Fee calculated using the Retained Fee Rate, which is subject to reduction by the Trustee pursuant to Section 3.11(a) of this Agreement.

“Transferee”: Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

“Transferee Affidavit”: As defined in Section 5.03(n)(ii).

“Transferor”: Any Person who is disposing by Transfer any Ownership Interest in a Certificate.

“Transferor Letter”: As defined in Section 5.03(n)(ii).

“Trust”: The trust created hereby and to be administered hereunder. The Trust shall be named: “JPMBB Commercial Mortgage Securities Trust 2014-C25”.

“Trust AB Mortgage Loan”: The BankNote Building Mortgage Loan.

“Trust AB Whole Loan”: The BankNote Building AB Whole Loan.

 “Trust Subordinate Companion Loan”: The BankNote Building Trust Subordinate Companion Loan.

“Trust Fund”: The corpus of the trust created hereby and to be administered hereunder, consisting of: (i) such Mortgage Loans and the Trust Subordinate Companion Loan as from time to time are subject to this Agreement (including any Qualified Substitute Mortgage Loan replacing a deleted Mortgage Loan), together with the Mortgage Files relating thereto (subject to, in the case of a Serviced Whole Loan, the interests of the related Serviced Companion Noteholder in the related Mortgage File); (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans and the Trust Subordinate Companion Loan due after the Cut-off Date (or with respect to a Qualified Substitute Mortgage Loan, the Due Date in the month of substitution); (iii) any REO Property (to the extent of the Trust Fund’s interest therein) or the Trust Fund’s beneficial interest in the Mortgaged Property securing a Non-Serviced Whole Loan acquired under the related Non-Serviced Pooling Agreement; (iv) all revenues received in respect of any REO Property (to the extent of the Trust Fund’s interest therein); (v) the Master Servicer’s, the Special Servicer’s, the Certificate Administrator’s and the Trustee’s rights under the insurance policies with respect to the Mortgage Loans and the Trust Subordinate Companion Loan required to be maintained pursuant to this Agreement and any proceeds thereof (to the extent of the Trust Fund’s interest therein); (vi) any Assignment of Leases and any security agreements (to the extent of the Trust Fund’s interest therein); (vii) any letters of credit, indemnities, guaranties or lease enhancement policies given as additional security for any related Mortgage Loans and the Trust Subordinate Companion Loan (to the extent of the Trust Fund’s interest therein); (viii) all assets deposited in the Servicing Accounts (to the extent of the Trust Fund’s interest therein), amounts on deposit in the Certificate Account (to the extent of the Trust Fund’s interest therein), the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Class EC Distribution Account, the BankNote

Building REMIC Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account, the Gain-on-Sale Reserve Account (to the extent of the Trust Fund’s interest in such Gain-on-Sale Reserve Account) and any REO Account (to the extent of the Trust Fund’s interest in such REO Account), including any reinvestment income, as applicable; (ix) any Environmental Indemnity Agreements (to the extent of the Trust Fund’s interest therein); (x) the rights and remedies of the Depositor under each Mortgage Loan Purchase Agreement (to the extent transferred to the Trustee); (xi) the Lower-Tier Regular Interests; (xii) the proceeds of the foregoing (other than any interest earned on deposits in the lock-box accounts, cash collateral accounts, escrow accounts and any reserve accounts, to the extent such interest belongs to the related Mortgagor); and (xiii) $100 to be deposited by the Depositor into the Lower-Tier Distribution Account on the Closing Date in respect of the Original Lower-Tier Principal Amount of the Class X-C Certificates.

“Trust REMIC”: as defined in the Preliminary Statement.

“Trustee”: Wilmington Trust, National Association, or its successor in interest, in its capacity as trustee and its successors in interest, or any successor trustee appointed as herein provided.

“Trustee Fee”: The fee to be paid to the Trustee as compensation for the Trustee’s activities under this Agreement, which fee is included as part of the Certificate Administrator Fee. No portion of the Trustee Fee shall be calculated by reference to any Companion Loan or the Stated Principal Balance of any Companion Loan. The Trustee Fee shall be equal to $210 per month and shall be paid as a portion of the Certificate Administrator Fee.

“UCC”: The Uniform Commercial Code, as enacted in each applicable state.

“UCC Financing Statement”: A financing statement prepared and filed pursuant to the UCC, as in effect in the relevant jurisdiction.

“Underwriters”: J.P. Morgan Securities LLC, Barclays Capital Inc and Credit Suisse Securities (USA) LLC.

“Uninsured Cause”: Any cause of damage to property subject to a Mortgage such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies or flood insurance policies required to be maintained pursuant to Section 3.07.

“United States Securities Person”: Any “U.S. person” as defined in Rule 902(k) of Regulation S.

“Unliquidated Advance”: Any Advance previously made by a party hereto that has been previously reimbursed, as between the Person that made the Advance hereunder, on the one hand, and the Trust Fund, on the other, as part of a Workout-Delayed Reimbursement Amount pursuant to subsections (iii) and (iv) of Section 3.05(a) but that has not been recovered from the Mortgagor or otherwise from collections on or the proceeds of the related Mortgage Loan or REO Property in respect of which the Advance was made.

“Unscheduled Principal Distribution Amount”: With respect to any Distribution Date and the Mortgage Loans, the aggregate of the following: (a) all Principal Prepayments received on such Mortgage Loan on or prior to the Determination Date and (b) the principal portions of all Liquidation Proceeds, Insurance and Condemnation Proceeds (net of Special Servicing Fees, Liquidation Fees, accrued interest on Advances and other additional Trust Fund expenses incurred in connection with the related Mortgage Loan) and, if applicable, REO Revenues received with respect to such Mortgage Loan and any REO Loans on or prior to the related Determination Date, but in each case only to the extent that such principal portion represents a recovery of principal for which no advance was previously made pursuant to Section 4.03 in respect of a preceding Distribution Date.

“Upper-Tier REMIC”: One of the three separate REMICs comprising the Trust Fund, the assets of which consist of the Lower-Tier Regular Interests (other than the Class X-C Certificates) and such amounts as shall from time to time be held in the Upper-Tier REMIC Distribution Account.

“Upper-Tier REMIC Distribution Account”: The segregated account or accounts (or a subaccount of the Distribution Account) created and maintained by the Certificate Administrator (on behalf of the Trustee) pursuant to Section 3.04(b) in trust for the Certificateholders, which shall initially be entitled “Wells Fargo Bank, National Association, as Certificate Administrator, for the benefit of Wilmington Trust, National Association, as Trustee, for the benefit of the registered holders of JPMBB Commercial Mortgage Securities Trust 2014-C25, Commercial Mortgage Pass-Through Certificates, Series 2014-C25, Upper-Tier REMIC Distribution Account”. Any such account or accounts shall be an Eligible Account.

“U.S. Dollars” or “$”: Lawful money of the United States of America.

“U.S. Tax Person”: A citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury Regulations) or other entity created or organized in, or under the laws of, the United States, any State thereof or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Tax Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Tax Persons).

“Voting Rights”: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. At all times during the term of this Agreement, the Voting Rights shall be allocated among the various Classes of Certificateholders as follows: (i) 2% in the case of the Class X Certificates (allocated pro rata, based upon their respective Notional Amounts as of the date of determination) and (ii) in the case of any other Class of Regular Certificates (other than the Class X Certificates), a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the Certificate Balance (and solely in connection with any vote for purposes of determining whether to remove the Special Servicer pursuant to Section 7.01(d) or the Senior Trust Advisor pursuant to Section 3.31(i), taking into account any notional reduction in the Certificate Balance for Appraisal Reductions allocated to the Certificates pursuant to Section 4.05(a) hereof) of such Class (without giving effect to any exchange of the Exchangeable Certificates to Class EC Certificates), in each case, determined as of the Distribution Date immediately preceding such time, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with any vote for purposes of determining whether to remove the Special Servicer pursuant to Section 7.01(d) or the Senior Trust Advisor pursuant to Section 3.31(i), taking into account any notional reduction in the Certificate Balance for Appraisal Reductions allocated to the Certificates pursuant to Section 4.05(a) hereof) of the Certificates (other than the Class R, Class Z and Class X Certificates) (and without giving effect to any exchange of the Exchangeable Certificates to Class EC Certificates), each determined as of the Distribution Date immediately preceding such time. None of the Class R, Class BNB or Class Z Certificates will be entitled to any Voting Rights. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates. In addition, if Exchangeable Certificates are exchanged for Class EC Certificates, Certificateholders of such Class EC Certificates will be entitled to exercise the Voting Rights that would otherwise be allocated to the Exchangeable Certificates converted for such Class EC Certificates. Appraisal Reductions shall not result in a change in the Class Voting Rights of any Class of Regular Certificates.

“Weighted Average Net Mortgage Rate”: With respect to any Distribution Date, the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans as of the first day of the related Due Period, weighted on the basis of their respective Stated Principal Balances as of the first day of such Due Period (after giving effect to any payments received during any applicable grace period).

“Westfield Village Mortgage Loan”: The Mortgage Loan identified as Mortgage Loan No. 27 on the Mortgage Loan Schedule.

“Wilton Commercial Portfolio Intercreditor Agreement”: That certain Co-Lender Agreement, dated as of September 26, 2014, by and between the holder of the Wilton Commercial Portfolio Pari Passu Companion Loan and the holder of the Wilton Commercial Portfolio Mortgage Loan, relating to the relative rights of such holders of the Wilton Commercial Portfolio Whole Loan, as the same may be further amended in accordance with the terms thereof.

“Wilton Commercial Portfolio Mortgage Loan”: With respect to the Wilton Commercial Portfolio Whole Loan, the Mortgage Loan that is included in the Trust (identified as Mortgage Loan No. 9 on the Mortgage Loan Schedule), which is designated as promissory note A-2, and is pari passu in right of payment with the Wilton Commercial Portfolio Pari Passu Companion Loan to the extent set forth in the Wilton Commercial Portfolio Intercreditor Agreement.

“Wilton Commercial Portfolio Mortgaged Property”: The Mortgaged Property which secures the Wilton Commercial Portfolio Whole Loan.

“Wilton Commercial Portfolio Pari Passu Companion Loan”: With respect to the Wilton Commercial Portfolio Whole Loan, the Companion Loan evidenced by the related promissory note made by the related Mortgagor and secured by the Mortgage on the Wilton Commercial Portfolio Mortgaged Property, which is not included in the Trust and which is pari passu in right of payment to the Wilton Commercial Portfolio Mortgage Loan to the extent set forth in the related Mortgage Loan documents and as provided in the Wilton Commercial Portfolio Intercreditor Agreement.

“Wilton Commercial Portfolio Whole Loan”: The Wilton Commercial Portfolio Mortgage Loan, together with the Wilton Commercial Portfolio Pari Passu Companion Loan, each of which is secured by the same Mortgage on the Wilton Commercial Portfolio Mortgaged Property. References herein to the Wilton Commercial Portfolio Whole Loan shall be construed to refer to the aggregate indebtedness under the Wilton Commercial Portfolio Mortgage Loan and the Wilton Commercial Portfolio Pari Passu Companion Loan.

“WHFIT”: shall mean a “Widely Held Fixed Investment Trust” as that term is defined in Treasury Regulations Section 1.671-5(b)(22) or successor provisions.

“WHFIT Regulations”: shall mean Treasury Regulations Section 1.671-5, as amended or successor provisions.

“WHMT”: A “Widely Held Mortgage Trust” as that term is defined in Treasury Regulations Section 1.671-5(b)(23) or successor provisions.

“Whole Loan”: Any of (i) the Grapevine Mills Whole Loan, (ii) the Hilton Houston Post Oak Whole Loan, (iii) the Florida Multifamily Portfolio Whole Loan or (iv) the Wilton Commercial Portfolio Whole Loan.

“Withheld Amounts”: As defined in Section 3.25(a).

“Workout-Delayed Reimbursement Amounts”: With respect to any Mortgage Loan, the amount of any Advances made with respect to such Mortgage Loan on or before the date such Mortgage Loan becomes (or, but for the making of three Monthly Payments under its modified terms, would then constitute) a Corrected Mortgage Loan, together with (to the extent accrued and unpaid) interest on such Advances, to the extent that (i) such Advance (and accrued and unpaid interest thereon) is not reimbursed to the Person who made such Advance on or before the date, if any, on which such Mortgage Loan becomes a Corrected Mortgage Loan and (ii) the amount of such Advance (and accrued and unpaid interest thereon) becomes an obligation of the related Mortgagor to pay such amount under the terms of the modified loan documents. That any amount constitutes all or a portion of any Workout-Delayed Reimbursement Amount shall not in any manner limit the right of any Person hereunder to determine in the future that such amount instead constitutes a Nonrecoverable Advance.

“Workout Fee”: The fee paid to the Special Servicer with respect to each Corrected Mortgage Loan in accordance with Section 3.11(c).

“Workout Fee Rate”: With respect to each Corrected Mortgage Loan, a fee of 1.00% of each collection (other than Penalty Charges and Excess Interest) of interest and principal (other than any amount for which a Liquidation Fee would be paid), including (i) Monthly Payments, (ii) Balloon Payments and (iii) payments (other than those included in clause (i) or (ii) of this definition) at maturity, received on each Corrected Mortgage Loan for so long as it remains a Corrected Mortgage Loan.

“Yield Maintenance Charge”: With respect to any Mortgage Loan, REO Loan or Trust Subordinate Companion Loan, the yield maintenance charge or prepayment premium set forth in the related Mortgage Loan documents or Trust Subordinate Companion Loan documents; provided that no amounts shall be considered Yield Maintenance Charges until there has been a full recovery of all principal, interest and other amounts then due under such Mortgage Loan, Trust Subordinate Companion Loan or REO Loan.

“YM Group”: YM Group A, YM Group B, YM Group C or YM Group D, as applicable.

“YM Group A”: Collectively, the Class A Certificates and the Class X-A Certificates.

“YM Group B”: Collectively, the Class B and the Class X-B Certificates.

“YM Group C”: Collectively, the Class C and the Class X-C Certificates.

“YM Group D”: Collectively, the Class D and the Class X-D Certificates.

Section 1.02     Certain Calculations. Unless otherwise specified herein, for purposes of determining amounts with respect to the Certificates and the rights and obligations of the parties hereto, the following provisions shall apply:

(i)            All calculations of interest (other than as provided in the related Mortgage Loan documents or with respect to the Class BNB Certificates) provided for herein shall be made on the basis of a 360-day year consisting of twelve 30-day months.

(ii)           Any Mortgage Loan, Companion Loan or Trust Subordinate Companion Loan payment is deemed to be received on the date such payment is actually received by the Master Servicer or the Special Servicer; provided, however, that for purposes of calculating distributions on the Certificates, Principal Prepayments with respect to any Mortgage Loan or Trust Subordinate Companion Loan, as applicable, are deemed to be received on the date they are applied in accordance with the Servicing Standard consistent with the terms of the related Mortgage Note and Mortgage to reduce the outstanding principal balance of such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, on which interest accrues.

(iii)          Any reference to the Certificate Balance of any Class of Principal Balance Certificates or Class BNB Certificates on or as of a Distribution Date shall refer to the Certificate Balance of such Class of Principal Balance Certificates or Class BNB Certificates on such Distribution Date after giving effect to (a) any distributions made on such Distribution Date pursuant to Section 4.01(a), (b) and (d), (b) any Collateral Support Deficit allocated to such Class of Principal Balance Certificates or any Class BNB Collateral Support Deficit allocated to the Class BNB Certificates, as applicable, on that Distribution Date pursuant to Section 4.04, (c) the addition of any Certificate Deferred

Interest allocated to such Class of Principal Balance Certificates or of any Class BNB Certificate Deferred Interest allocated to the Class BNB Certificates and added to such Certificate Balance pursuant to Section 4.06, and (d) any recoveries on the related Mortgage Loans or the Trust Subordinate Companion Loan, as applicable, of Nonrecoverable Advances (plus interest thereon) that were previously reimbursed from principal collections on the related Mortgage Loans, that resulted in a reduction of the Principal Distribution Amount, which recoveries are allocated to such Class of Principal Balance Certificates, and added to the Certificate Balance pursuant to Section 4.04(a).

(iv)         All net present value calculations and determinations made with respect to a Mortgage Loan, Serviced Companion Loan, Trust Subordinate Companion Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard”) shall be made using a discount rate (a) for principal and interest payments on a Mortgage Loan, Serviced Companion Loan or Trust Subordinate Companion Loan, as applicable, or sale of a Mortgage Loan or Trust Subordinate Companion Loan, by the Special Servicer, the higher of (x) the rate determined by the Master Servicer or Special Servicer, as applicable, that approximates the market rate that would be obtainable by the Mortgagor on similar non-defaulted debt of such Mortgagor as of such date of determination and (y) the Mortgage Rate on the applicable Mortgage Loan, Serviced Companion Loan or Trust Subordinate Companion Loan, as applicable, based on its outstanding principal balance, and (b) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent Appraisal (or update of such Appraisal) of the related Mortgaged Property.

(v)           Any reference to “expense of the trust” or words of similar import shall be construed to mean, for any Serviced Mortgage Loan or Trust AB Whole Loan, an expense that shall be applied in accordance with the related Intercreditor Agreement or, if no application is specified in the related Intercreditor Agreement, then, to the extent such Intercreditor Agreement refers to this Agreement for the application of trust expenses or such Intercreditor Agreement does not prohibit the following application of trust expenses (i) with respect to any Serviced Pari Passu Whole Loan, pro rata and pari passu, to the Trust Fund and Serviced Pari Passu Companion Loan in accordance with the respective Stated Principal Balances of the related Serviced Pari Passu Mortgage Loan and Serviced Pari Passu Companion Loan, (ii) with respect to any AB Whole Loan, first, to the related AB Subordinate Companion Loan and then, to the Trust Fund or (iii) with respect to the Trust AB Whole Loan, first, to the related Trust Subordinate Companion Loan and then, to the related Trust AB Mortgage Loan.

[End of Article I]

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS;
ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01     Conveyance of Mortgage Loans and the Trust Subordinate Companion Loan. (a) The Depositor, concurrently with the execution and delivery hereof, does hereby establish a trust, appoint the Trustee as trustee of the trust, assign, sell, transfer and convey to the Trustee, in trust, without recourse, for the benefit of the Certificateholders and the Trustee (as holder of the Lower-Tier Regular Interests) all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in, to and under (i) the Mortgage Loans and the Trust Subordinate Companion Loan identified on the Mortgage Loan Schedule, (ii) Sections 1, 2, 3, 4, 5 (excluding Section 5(d), 5(g) and 5(h)), 6(a) (excluding clauses (viii) and (xii) of Section 6(a)), 6(c), 6(d), 6(e), 6(f), 6(g), 10, 11, 13, 14, 15, 17, 18 and 19 of each of the Mortgage Loan Purchase Agreements, Sections 20 and 21 of the Mortgage Loan Purchase Agreement among the Depositor, Ladder Capital Finance LLC and Ladder Capital Finance Holdings LLLP, Sections 20 and 21 of the Mortgage Loan Purchase Agreement among the Depositor, RTI and RCMC and Sections 20 and 21 of the Mortgage Loan Purchase Agreement among the Depositor, SMF II and Starwood; (iii) the Intercreditor Agreements, and (iv) all other assets included or to be included in the Trust Fund. Such assignment includes all interest and principal received or receivable on or with respect to the Mortgage Loans and the Trust Subordinate Companion Loan (in each case, other than (i) payments of principal and interest due and payable on the Mortgage Loans and the Trust Subordinate Companion Loan on or before the Cut-off Date; (ii) prepayments of principal collected on or before the Cut-off Date; and (iii) with respect to those Mortgage Loans that were closed in October 2014 but have their first Due Date in December 2014, any interest amounts relating to the period prior to the Cut-off Date). The transfer of the Mortgage Loans and the Trust Subordinate Companion Loan and the related rights and property accomplished hereby is absolute and, notwithstanding Section 12.07, is intended by the parties to constitute a sale. In connection with the assignment to the Trustee of Sections 1, 2, 3, 4, 5 (excluding Section 5(d), 5(g) and 5(h)), 6(a) (excluding clauses (viii) and (xii) of Section 6(a)), 6(c), 6(d), 6(e), 6(f), 6(g), 10, 11, 13, 14, 15, 17, 18 and 19 of each of the Mortgage Loan Purchase Agreements, Sections 20 and 21 of the Mortgage Loan Purchase Agreement among the Depositor, Ladder Capital Finance LLC and Ladder Capital Finance Holdings LLLP, Sections 20 and 21 of the Mortgage Loan Purchase Agreement among the Depositor, RTI and RCMC Sections 20 and 21 of the Mortgage Loan Purchase Agreement among the Depositor, SMF II and Starwood, it is intended that the Trustee get the benefit of Sections 10, 11 and 14 thereof in connection with any exercise of rights under the assigned Sections, and the Depositor shall use its best efforts to make available to the Trustee the benefits of Sections 10, 11 and 14 in connection therewith.

(b)           In connection with the Depositor’s assignment pursuant to subsection (a) above, the Depositor shall direct, and hereby represents and warrants that it has directed, the Mortgage Loan Sellers pursuant to the applicable Mortgage Loan Purchase Agreement to deliver to and deposit with, or cause to be delivered to and deposited with, the Custodian (or with respect to letters of credit, the Master Servicer), on or before the Closing Date, the Mortgage File for each Mortgage Loan and Trust Subordinate Companion Loan so assigned, with copies to the Master Servicer (except, in the case of Serviced Mortgage Loans, for letters of credit); provided that, with respect to the Trust Subordinate Companion Loan, only the documents and instruments specifically described in the definition of “Mortgage File” for the Trust Subordinate Companion Loan shall be delivered to the Custodian and the remaining documents and instruments in the related Mortgage File shall be delivered in connection with the related Mortgage Loan. If the applicable Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan or Trust Subordinate Companion Loan, the original Mortgage Note, the delivery requirements of the applicable Mortgage Loan Purchase Agreement and this Section 2.01(b)

shall be deemed to have been satisfied upon such Mortgage Loan Seller’s delivery of a copy or duplicate original of such Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed and indemnifying the Trustee and the Trust. If the applicable Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan or Trust Subordinate Companion Loan, any of the documents and/or instruments referred to in clauses (ii), (iv), (viii), (xi) and (xii) of the definition of “Mortgage File” (or, if applicable, a copy thereof) with evidence of filing or recording thereon (if intended to be recorded or filed), solely because of a delay caused by the public filing or recording office where such document or instrument has been delivered, or will be delivered within 10 Business Days of the Closing Date, for filing or recordation, the delivery requirements of the applicable Mortgage Loan Purchase Agreement and this Section 2.01(b) shall be deemed to have been satisfied on a provisional basis as of the Closing Date as to such non-delivered document or instrument, and such non-delivered document or instrument shall be deemed to have been included in the Mortgage File, if a duplicate original or a photocopy of such non-delivered document or instrument (certified by the applicable public filing or recording office, the applicable title insurance company or the applicable Mortgage Loan Seller to be a true and complete copy of the original thereof submitted or to be submitted for filing or recording) is delivered to the Custodian on or before the Closing Date, and either the original of such non-delivered document or instrument, or a photocopy thereof (certified by the appropriate county recorder’s office or the applicable title insurance company, in the case of the documents and/or instruments referred to in clause (ii) of the definition of “Mortgage File”, to be a true and complete copy of the original thereof submitted for recording), with evidence of filing or recording thereon, is delivered to the Custodian within one hundred-eighty (180) days of the Closing Date (or within such longer period, not to exceed eighteen (18) months, after the Closing Date as the Custodian shall consent to as long as the applicable Mortgage Loan Seller is, as certified in writing to the Trustee and the Custodian no less often than every ninety (90) days following such 180–day period after the Closing Date, attempting in good faith to obtain from the appropriate public filing office or county recorder’s office such original or photocopy). If the applicable Mortgage Loan Seller is required to, but cannot, deliver, or cause to be delivered, as to any Mortgage Loan or Trust Subordinate Companion Loan, any of the documents and/or instruments referred to in clauses (ii), (iv), (viii), (xi) and (xii) (or, if applicable, a copy thereof) of the definition of “Mortgage File,” with evidence of filing or recording thereon, for any other reason, including, without limitation, that such non-delivered document or instrument has been lost or destroyed, the delivery requirements of the applicable Mortgage Loan Purchase Agreement and this Section 2.01(b) shall be deemed to have been satisfied as to such non-delivered document or instrument, and such non-delivered document or instrument shall be deemed to have been included in the Mortgage File, if a photocopy of such non-delivered document or instrument (with evidence of filing or recording thereon and certified in the case of the documents and/or instruments referred to in clause (ii) of the definition of “Mortgage File” by the appropriate county recorder’s office or the applicable title insurance company to be a true and complete copy of the original thereof submitted for recording) is delivered to the Custodian on or before the Closing Date. Neither the Trustee nor any Custodian shall in any way be liable for any failure by any Mortgage Loan Seller or the Depositor to comply with the delivery requirements of the related Mortgage Loan Purchase Agreement and this Section 2.01(b). If, on the Closing Date as to any Mortgage Loan or Trust Subordinate Companion Loan, subject to the next sentence, the applicable Mortgage Loan Seller is required to, but cannot, deliver (in complete and recordable form or form suitable for filing or recording, if applicable) any one of the assignments in favor of the Trustee referred to in clause (iii), clause (v) (to the extent not already assigned pursuant to clause (iii)), clause (vii) (to the extent not already assigned pursuant to clause (iii)) or clause (xi) of the definition of “Mortgage File” solely because of the unavailability of filing or recording information as to any existing document or instrument, such Mortgage Loan Seller may provisionally satisfy the delivery requirements of the related Mortgage Loan Purchase Agreement and this Section 2.01(b) with respect to such assignment by delivering with respect to such Mortgage Loan or Trust Subordinate Companion Loan on the Closing Date an omnibus assignment of such Mortgage Loan or Trust Subordinate Companion Loan substantially in the form of Exhibit H; provided that all required original assignments with respect to such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, (in fully complete and recordable form or form suitable for filing or recording, if applicable) are delivered to the Custodian within one hundred-eighty (180) days after the Closing Date (or within such longer period, not to exceed eighteen (18) months, which the Custodian shall consent to so long as the applicable Mortgage Loan Seller is, as certified in writing to the Trustee and the Custodian no less often than every ninety (90) days following such 180–day period after the Closing Date, attempting in good faith to obtain from the appropriate public filing office or county recorder’s office the applicable filing or recording information as to the related document or instrument); and provided, further, that in the case of a Non-Serviced Mortgage Loan, the delivery of any such assignments shall be subject to clause (e) and/or clause (f) of the final proviso to the definition of “Mortgage File” herein. If, in accordance with the related Mortgage Loan Purchase Agreement and consistent with Section 2.01(c) of this Agreement, as to any Mortgage Loan or Trust Subordinate Companion Loan, the related Mortgage Loan Seller or its agent is responsible for recording or filing, as applicable, any one of the assignments in favor of the Trustee referred to in clause (iii), clause (v) (to the extent not already assigned pursuant to clause (iii)) or clause (xi) of the definition of “Mortgage File”, such Mortgage Loan Seller may provisionally satisfy the delivery requirements of the related Mortgage Loan Purchase Agreement and this Section 2.01(b) with respect to such assignment by delivering to the Custodian with respect to such Mortgage Loan or Trust Subordinate Companion Loan on the Closing Date a copy of such assignment in the form sent for recording or filing or (except for recording or filing information not yet available) to be sent for recording or filing; provided that an original or copy of such assignment (with evidence of recording or filing, as applicable, indicated thereon) shall be delivered to the Custodian as contemplated by Section 2.01(c) of this Agreement. Notwithstanding anything herein to the contrary, with respect to letters of credit referred to in clause (xvi) of the definition of “Mortgage File” and relating to a Serviced Mortgage Loan, the applicable Mortgage Loan Seller shall deliver the original to the Master Servicer (which letter of credit shall be titled in the name of, or assigned to, “Wells Fargo Bank, National Association, as Master Servicer, on behalf of Wilmington Trust, National Association, as Trustee, for the benefit of registered holders of JPMBB Commercial Mortgage Securities Trust 2014-C25, Commercial Mortgage Pass-Through Certificates, Series 2014-C25”), and a copy to the Custodian or, if such original has been submitted by the applicable Mortgage Loan Seller to the issuing bank to effect a reissuance, assignment or amendment of such letter of credit (changing the beneficiary thereof to the Master Servicer (in care of the Trustee, as titled above) that may be required in order for the Master Servicer to draw on such letter of credit on behalf of the Trust in accordance with the applicable terms thereof and/or of the related Mortgage Loan documents or Trust Subordinate Companion Loan documents, as applicable) and the applicable Mortgage Loan Seller shall be deemed to have satisfied the delivery requirements of the related Mortgage Loan Purchase Agreement and this Section 2.01(b) by delivering with respect to any letter(s) of credit a copy thereof to the Custodian together with an officer’s certificate of the applicable Mortgage Loan Seller certifying that such document has been delivered to the issuing bank for reissuance or an Officer’s Certificate from the Master Servicer certifying that it holds the letter(s) of credit pursuant to this Section 2.01(b), one of which shall be delivered to the Custodian on the Closing Date. If a letter of credit referred to in the previous sentence is not in a form that would allow the Master Servicer to draw on such letter of credit on behalf of the Trust in accordance with the applicable terms thereof and/or of the related Mortgage Loan documents or Trust Subordinate Companion Loan documents, as applicable, the applicable Mortgage Loan Seller shall deliver the appropriate assignment or amendment documents (or copies of such assignment or amendment documents if the related Mortgage Loan Seller has submitted the originals to the related issuer of such letter of credit for processing) to the Custodian within thirty (30) days of the Closing Date. If not otherwise paid by the related Mortgagor, the applicable Mortgage Loan Seller shall pay any costs of assignment or amendment of such letter(s) of credit required in order for the Master Servicer to draw on such letter(s) of credit on behalf of the Trust and shall cooperate with the reasonable requests of the Master Servicer in connection with effectuating a draw under any such letter of credit prior to the date such letter of credit is assigned or amended in order that it may be drawn by the Master Servicer on behalf of the Trust.

(c)           Pursuant to each Mortgage Loan Purchase Agreement, except in the case of a Non-Serviced Mortgage Loan, the related Mortgage Loan Seller is required at its sole cost and expense, to itself, or to engage a third party to, put each Assignment of Mortgage, each assignment of Assignment of Leases and each assignment of each UCC Financing Statement (collectively, the “Assignments” and, individually, “Assignment”) relating to the Mortgage Loans (and the Trust Subordinate Companion Loan, if applicable) conveyed by it under the applicable Mortgage Loan Purchase Agreement in proper form for filing or recording, as applicable, and to submit such Assignments for filing or recording, as the case may be, in the applicable public filing or recording office. On the Closing Date, the Mortgage Loan Sellers may deliver one (1) omnibus assignment for all such Mortgage Loans and the Trust Subordinate Companion Loan to the Custodian as provided in Section 2.01(b). Except under the circumstances provided for in the last sentence of this subsection (c) and except in the case of a Non-Serviced Mortgage Loan, the related Mortgage Loan Seller will itself, or a third party at such Mortgage Loan Seller’s expense will, promptly (and in any event within one hundred-twenty (120) days after the later of the Closing Date and the related Mortgage Loan Seller’s actual receipt of the related documents and the necessary recording and filing information) cause to be submitted for recording or filing, as the case may be, in the appropriate public office for real property records or UCC Financing Statements, as appropriate, each Assignment. Each such Assignment submitted for recording shall reflect that it (or a file copy thereof in the case of a UCC Assignment) should be returned by the public recording office to the Custodian or its designee following recording or filing (or to the related Mortgage Loan Seller or its agent who will then be responsible for delivery of the same to the Custodian or its designee). Any such Assignment received by the Custodian shall be promptly included in the related Mortgage File and be deemed a part thereof, and any such Assignment received by the related Mortgage Loan Seller or its agent shall be required to be delivered to the Custodian to be included as part of the related Mortgage File within thirty (30) days after receipt. If any such document or instrument is determined to be incomplete or not to meet the recording or filing requirements of the jurisdiction in which it is to be recorded or filed, or is lost by the public office or returned unrecorded or unfiled, as the case may be, because of a defect therein, on or about one hundred-eighty (180) days after the Closing Date, the related Mortgage Loan Seller or its designee shall prepare, at its own expense, a substitute therefor or cure such defect, as the case may be, and thereafter the related Mortgage Loan Seller or its designee shall, at the expense of such Mortgage Loan Seller, upon receipt thereof cause the same to be duly recorded or filed, as appropriate. If, by the first anniversary of the Closing Date, the Custodian has not received confirmation of the recording or filing as the case may be, of any such Assignment, it shall so advise the related Mortgage Loan Seller who may then pursue such confirmation itself or request that the Custodian pursue such confirmation at the related Mortgage Loan Seller’s expense, and upon such a request and provision for payment of such expenses satisfactory to the Custodian, the Custodian, at the expense of the applicable Mortgage Loan Seller, shall cause a search of the land records of each applicable jurisdiction and of the records of the offices of the applicable Secretary of State for confirmation that the Assignment appears in such records and retain a copy of such confirmation in the related Mortgage File. In the event that confirmation of the recording or filing of an Assignment cannot be obtained, the Custodian or the related Mortgage Loan Seller, as applicable, shall promptly inform the other and the Custodian shall provide such Mortgage Loan Seller with a copy of the Assignment and request the preparation of a new Assignment. The related Mortgage Loan Seller shall pay the expenses for the preparation of replacement Assignments for any Assignments which, having been properly submitted for filing or recording to the appropriate governmental office by the Custodian, fail to appear of record and must be resubmitted. Notwithstanding the foregoing, there shall be no requirement to record any assignment to the Trustee referred to in clause (iii) or (v) of the definition of “Mortgage File,” or to file any UCC-3 to the Trustee referred to in clause (xi) of the definition of “Mortgage File,” in those jurisdictions where, in the written opinion of local counsel (which opinion shall be an expense of the related Mortgage Loan Seller) acceptable to the Depositor and the Trustee, such recordation and/or filing is not required to protect the Trustee’s interest in the related Mortgage Loan and/or Trust Subordinate Companion Loan, as applicable, against sale, further assignment, satisfaction or discharge by the related Mortgage Loan Seller, the Master Servicer, the Special Servicer, any Sub-Servicer or the Depositor.

(d)           All documents and records in the Depositor’s or the applicable Mortgage Loan Seller’s possession relating to the Mortgage Loans (other than the Wilton Commercial Portfolio Mortgage Loan) and the Trust Subordinate Companion Loan (including, in each case, financial statements, operating statements and any other information provided by the respective Mortgagor from time to time, but excluding the applicable Mortgage Loan Seller’s internal communications (including such communications between such Mortgage Loan Seller and its Affiliates) and underwriting analysis (including documents prepared by the applicable Mortgage Loan Seller or any of its Affiliates for such purposes), draft documents, attorney-client communications that are privileged communications or constitute legal or other due diligence analyses and credit underwriting or due diligence analyses or data) that (i) are not required to be a part of a Mortgage File in accordance with the definition thereof and (ii) are reasonably necessary for the servicing of each such Mortgage Loan and Trust Subordinate Companion Loan, together with copies of all documents in each Mortgage File, shall be delivered by the Depositor or the applicable Mortgage Loan Seller to the Master Servicer within five (5) Business Days after the Closing Date and shall be held by the Master Servicer on behalf of the Trustee in trust for the benefit of the Certificateholders (including, with respect to the Trust Subordinate

Companion Loan, the Holders of the Class BNB Certificates) (and as holder of the Lower-Tier Regular Interests) and, if applicable, on behalf of the related Companion Holder. Such documents and records shall be any documents and records (with the exception of any items excluded under the immediately preceding sentence) that would otherwise be a part of the Servicing File.

(e)           In connection with the Depositor’s assignment pursuant to subsection (a) above, the Depositor shall deliver to the Trustee and the Master Servicer, on or before two (2) Business Days after the Closing Date, a fully executed original counterpart of each of the Mortgage Loan Purchase Agreements, as in full force and effect, without amendment or modification, on the Closing Date.

(f)           The Depositor shall use its reasonable best efforts to require that, promptly after the Closing Date, but in all events within three (3) Business Days after the Closing Date, each of the Mortgage Loan Sellers shall cause all funds on deposit in escrow accounts maintained with respect to the Mortgage Loans and the Trust Subordinate Companion Loan transferred by such Mortgage Loan Seller, whether such accounts are held in the name of the applicable Mortgage Loan Seller or any other name to be transferred to the Master Servicer (or a Sub-Servicer) for deposit into Servicing Accounts.

(g)          With respect to the Mortgage Loans secured by the Mortgaged Properties identified as “Port Aransas-Ingleside Portfolio”, “Courtyard Daytona Beach”, “La Quinta Inn & Suites Jupiter”, “Holiday Inn Express Kirksville”, “Hilton Garden Inn – North Little Rock”, “Hampton Inn Houston – Northwest”, “Holiday Inn Express Hotel & Suites – Franklin”, “Hilton Garden Inn Kankakee”, “Fairfield Inn Dayton North”, “Holiday Inn University” and “Holiday Inn Express & Suites Warminster” on the Mortgage Loan Schedule, which are each subject to a franchise agreement with a related comfort letter in favor of the respective Mortgage Loan Seller that requires notice to or request of the related franchisor to transfer or assign any related comfort letter to the Trust or otherwise have a new comfort letter issued in the name of the Trust, the related Mortgage Loan Seller or its designee will be required to provide any such required notice or make any such required request to the related franchisor (with a copy of such notice or request to the Master Servicer) within 45 days of the Closing Date (or any shorter period if required by the applicable comfort letter), and the Master Servicer shall use reasonable efforts in accordance with the Servicing Standard to acquire such replacement comfort letter, if necessary (or to acquire any such new document or acknowledgement as may be contemplated under the existing comfort letter).

Section 2.02     Acceptance by Trustee. (a) The Trustee, by the execution and delivery of this Agreement (1) acknowledges receipt by it or a Custodian on its behalf, subject to the provisions of Section 2.01, in good faith and without notice of any adverse claim, of the applicable documents specified in clause (i) of the definition of “Mortgage File” with respect to each Mortgage Loan and Trust Subordinate Companion Loan and of all other assets included in the Trust Fund and (2) declares (a) that it or a Custodian on its behalf holds and will hold such documents and the other documents delivered or caused to be delivered by the Mortgage Loan Sellers that constitute the Mortgage Files, and (b) that it holds and will hold such other assets included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders and, with respect to any original document in the Mortgage File for a Serviced

Whole Loan, for any present or future Companion Holder (and for the benefit of the Trustee as holder of the Lower-Tier Regular Interests), as applicable. If any Mortgage Loan Seller is unable to deliver or cause the delivery of any original Mortgage Note, such Mortgage Loan Seller may deliver a copy of such Mortgage Note, together with a signed lost note affidavit and appropriate indemnity and shall thereby be deemed to have satisfied the document delivery requirements of Section 2.01 and of this Section 2.02.

(b)           Within sixty (60) days of the Closing Date, the Custodian, shall review the Mortgage Loan documents and the Trust Subordinate Companion Loan documents delivered or caused to be delivered by the Mortgage Loan Sellers constituting the Mortgage Files; and, promptly following such review (but in no event later than sixty (60) days after the Closing Date), the Custodian shall, in the form attached as Exhibit Q, certify in writing to each of the Rating Agencies, the Depositor, the Master Servicer, the Special Servicer, the Directing Certificateholder and the applicable Mortgage Loan Seller (as to each Mortgage Loan and Trust Subordinate Companion Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan or Trust Subordinate Companion Loan paid in full)) that, except as specifically identified in any exception report annexed to such writing (the “Custodial Exception Report”), (i) subject to the final proviso of the definition of “Mortgage File” herein and Section 2.01 hereof, all documents specified in clauses (i) through (v), (ix) through (xiii), (xv) and (xvi) (or, with respect to clause (xvi), a copy of such letter of credit and the required Officer’s Certificate), if any, of the definition of “Mortgage File”, as applicable, are in its possession, (ii) the foregoing documents delivered or caused to be delivered by the Mortgage Loan Sellers have been reviewed by the Custodian and appear regular on their face and appear to be executed and to relate to such Mortgage Loan or Trust Subordinate Companion Loan, and (iii) based on such examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (iv), (vi) and (viii)(c) in the definition of “Mortgage Loan Schedule” is correct. With respect to each Mortgage Loan and Trust Subordinate Companion Loan listed on the Custodial Exception Report, the Custodian shall specifically identify such Mortgage Loan or Trust Subordinate Companion Loan together with the nature of such exception (in the form reasonably acceptable to the Custodian and the related Mortgage Loan Seller and separating items required to be in the Mortgage File but never delivered from items which were delivered by the related Mortgage Loan Seller but are out for filing or recording and have not been returned by the filing office or the recorder’s office).

(c)           The Custodian shall review the Mortgage Loan documents and the Trust Subordinate Companion Loan documents received subsequent to the Closing Date; and, on or about the first anniversary of the Closing Date, the Custodian shall, in the form attached as Exhibit Q, certify in writing to each of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Directing Certificateholder and the applicable Mortgage Loan Seller (as to each Mortgage Loan and Trust Subordinate Companion Loan listed on the Mortgage Loan Schedule (other than any related Mortgage Loan or Trust Subordinate Companion Loan as to which a Liquidation Event has occurred) or any related Mortgage Loan or Trust Subordinate Companion Loan specifically identified in any exception report annexed to such writing) that, (i) subject to the final proviso of the definition of “Mortgage File” herein and Section 2.01 hereof, all documents specified in clauses (i) through (v), (ix) through (xiii), (xv) and (xvi), if any, of the definition of “Mortgage File”, as applicable, are in its possession, (ii) the foregoing documents delivered or caused to be delivered by the Mortgage Loan Sellers have been reviewed by the Custodian and appear regular on their face and appear to be executed and relate to such Mortgage Loan or Trust Subordinate Companion Loan, if applicable, and (iii) based on such examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (iv), (vi) and (viii)(c) in the definition of “Mortgage Loan Schedule” is correct.

(d)           Notwithstanding anything contained in this Section 2.02 and Section 2.03(b) to the contrary, in the case of a Defect in any of the documents specified in clauses (ii) through (v), (viii), (ix), (xi) and (xii) in the definition of “Mortgage File”, which Defect results solely from a delay in the return of the related documents from the applicable filing or recording office and gives rise to a repurchase or substitution obligation on the part of the related Mortgage Loan Seller with respect to the subject Mortgage Loan pursuant to the related Mortgage Loan Purchase Agreement, the Directing Certificateholder, in its sole judgment, may (prior to the occurrence and continuance of a Control Event), and the Special Servicer may, in accordance with the Servicing Standard, after the occurrence and during the continuance of a Control Event, permit the related Mortgage Loan Seller in lieu of repurchasing or substituting for the related Mortgage Loan, to deposit with the Master Servicer an amount, to be held in trust in a segregated Eligible Account (which may be a sub-account of the Certificate Account), equal to 25% of the Stated Principal Balance of the related Mortgage Loan (in the alternative, the related Mortgage Loan Seller may deliver to the Master Servicer a letter of credit in such amount, with a copy to the Custodian). Such funds or letter of credit, as applicable, shall be held by the Master Servicer (i) until the date on which the Custodian determines and notifies the Master Servicer that such Defect has been cured or the related Mortgage Loan is no longer part of the Trust Fund, at which time the Master Servicer shall return such funds (or letter of credit) to the related Mortgage Loan Seller, or (ii) until same are applied to the Purchase Price (or the Substitution Shortfall Amount, if applicable) as set forth below in this Section 2.02(d) in the event of a repurchase or substitution by the related Mortgage Loan Seller. Notwithstanding the two immediately preceding sentences, if the Master Servicer or the Special Servicer certifies to the Trustee, the Certificate Administrator and the Custodian that it has determined in the exercise of its reasonable judgment that the document with respect to which such Defect exists is required in connection with an imminent enforcement of the mortgagee’s rights or remedies under the related Mortgage Loan, defending any claim asserted by any Mortgagor or third party with respect to the related Mortgage Loan, establishing the validity or priority of any lien on collateral securing the related Mortgage Loan or for any immediate significant servicing obligation, the related Mortgage Loan Seller shall be required to repurchase or substitute for the related Mortgage Loan in accordance with, and to the extent required by, the terms and conditions of Section 2.03(b) and Section 6 of the related Mortgage Loan Purchase Agreement; provided, however, that such Mortgage Loan Seller shall not be required to repurchase the Mortgage Loan for a period of ninety (90) days after receipt of a notice to repurchase (together with any applicable extension period) if it is attempting to recover the document from the applicable filing or recording office and provides an officer’s certificate setting forth what actions such Mortgage Loan Seller is pursuing in connection with such recovery. In the event of a repurchase or substitution, upon the date of such repurchase or substitution, and in the event that the related Mortgage Loan Seller has delivered a letter of credit to the Master Servicer in accordance with this Section 2.02(d), the Master Servicer shall, to the extent necessary, draw on the letter of credit and deposit the proceeds of such draw, into the Certificate Account to be applied to the Purchase Price (or the Substitution Shortfall Amount, if applicable, in which event, the amount of such funds or proceeds that exceed the Substitution Shortfall Amount shall be returned to the related Mortgage Loan Seller) in accordance with Section 2.03(b). All such funds deposited in the Certificate Account shall be invested in Permitted Investments, at the direction and for the benefit of the related Mortgage Loan Seller. Such funds shall be treated as an “outside reserve fund” under the REMIC Provisions, which, together with any reimbursement from the BankNote Building Trust Subordinate Companion Loan REMIC or the Lower-Tier REMIC, is beneficially owned by the related Mortgage Loan Seller for federal income tax purposes, which Mortgage Loan Seller shall remain liable for any taxes payable on income or gain with respect thereto.

(e)           It is herein acknowledged that neither the Trustee nor any Custodian is under any duty or obligation (i) to determine whether any of the documents specified in clauses (vi), (vii), (viii), (xiv) and (xvii) through (xxv) of the definition of “Mortgage File” exist or are required to be delivered by the Depositor, the Mortgage Loan Sellers or any other Person (unless identified on the Mortgage Loan Checklist) or (ii) to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans (or the Trust Subordinate Companion Loan, as applicable) delivered to it to determine that the same are genuine, enforceable, duly authorized, sufficient to perfect and maintain the perfection of a security interest or appropriate for the represented purpose or that they are other than what they purport to be on their face and, with respect to the documents specified in clause (ix) of the definition of the “Mortgage File”, whether the insurance is effective as of the date of the recordation, whether all endorsements or riders issued are included in the file or if the policy has not been issued whether any acceptable replacement document has been dated the date of the related Mortgage Loan funding. Further, with respect to the UCC Financing Statements referenced in the Mortgage File, absent actual knowledge to the contrary or copies of UCC Financing Statements delivered to the Custodian as part of the Mortgage File indicating otherwise, the Custodian may assume, for the purposes of the filings and the certification to be delivered in accordance with this Section 2.02 that the related Mortgage File should include one state level UCC Financing Statement filing for each Mortgaged Property (or with respect to any Mortgage Loan (or Trust Subordinate Companion Loan, as applicable) that has two or more Mortgagors, for each Mortgagor, except to the extent multiple Mortgagors are named as debtors in the same UCC Financing Statement filing), or if the Custodian has received notice that a particular UCC Financing Statement was filed as a fixture filing, that the related Mortgage File should include only a local UCC Financing Statement filing for each Mortgaged Property (or with respect to any Mortgage Loan (or Trust Subordinate Companion Loan, as applicable) that has two or more Mortgagors, for each Mortgagor, except to the extent multiple Mortgagors are named as debtors in the same UCC Financing Statement filing). The assignments of the UCC Financing Statements to be assigned to the Trust will be delivered on the new national forms (or on such other form as may be acceptable for filing or recording in the applicable jurisdiction) and in a format suitable for filing or recording, as applicable, and will be filed or recorded in the jurisdiction(s) where such UCC Financing Statements were originally filed or recorded, as indicated in the documents provided, and in accordance with then-current laws.

(f)           If, in the process of reviewing the Mortgage Files or at any time thereafter, the Custodian finds any document or documents constituting a part of a Mortgage File (1) not to have been properly executed, (2) subject to the timing requirements of Sections 2.01(b) and 2.01(c), not to have been delivered, (3) to contain information that does not conform in any material respect with the corresponding information set forth in the Mortgage Loan Schedule or (4) to be defective on its face (each, a “Defect” in the related Mortgage File), the Custodian shall promptly so notify the Depositor, the Trustee, the Master Servicer, the Special Servicer, the Certificate Administrator, the Directing Certificateholder, the applicable Mortgage Loan Seller (and in no event later than ninety (90) days after the Closing Date and every calendar quarter thereafter until all Defects are corrected) by providing a Custodial Exception Report setting forth for each affected Mortgage Loan (or affected Trust Subordinate Companion Loan, as applicable), with particularity, the nature of such Defect (in a form reasonably acceptable to the Custodian and such Mortgage Loan Seller and separating items required to be in the Mortgage File but never delivered from items which were delivered by such Mortgage Loan Seller but are out for recording or filing and have not been returned by the recorder’s office or filing office).

(g)           If the Master Servicer or the Special Servicer (i) receives any request or demand for repurchase or replacement of a Mortgage Loan because of a breach of or alleged breach of a representation or warranty or a Defect (any such request or demand for repurchase or replacement, a “Repurchase Request”, and the Master Servicer or the Special Servicer, as applicable, to the extent it receives a Repurchase Request, the “Repurchase Request Recipient” with respect to such Repurchase Request); or (ii) receives any withdrawal of a Repurchase Request by the Person making such Repurchase Request or any rejection of a Repurchase Request (or such a Repurchase Request is forwarded to the Master Servicer or Special Servicer by another party hereto), then the Repurchase Request Recipient shall deliver notice (which may be by electronic format so long as a “backup” hard copy of such notice is also delivered on or prior to the next Business Day) of such Repurchase Request or withdrawal or rejection of a Repurchase Request (each, a “15Ga-1 Notice”) to the applicable Mortgage Loan Seller (other than in the case of a rejection by such Mortgage Loan Seller) and the Depositor, in each case within ten (10) Business Days from such Repurchase Request Recipient’s receipt thereof.

Each 15Ga-1 Notice shall include (i) the identity of the related Mortgage Loan, (ii) the date the Repurchase Request is received by the Repurchase Request Recipient or the date any withdrawal of the Repurchase Request is received by the Repurchase Request Recipient, as applicable, (iii) if known, the basis for the Repurchase Request (as asserted in the Repurchase Request) and (iv) a statement from the Repurchase Request Recipient as to whether it currently plans to pursue such Repurchase Request.

A Repurchase Request Recipient shall not be required to provide any information in a 15Ga-1 Notice protected by the attorney-client privilege or attorney work product doctrines. The Mortgage Loan Purchase Agreements will provide that (i) any 15Ga-1 Notice provided pursuant to this Section 2.02(g) is so provided only to assist the Mortgage Loan Sellers and Depositor or their respective Affiliates to comply with Rule 15Ga-1 under the Exchange Act, Items 1104 and 1121 of Regulation AB and any other requirement of law or regulation and (ii) (A) no action taken by, or inaction of, a Repurchase Request Recipient and (B) no information provided pursuant to this Section 2.02(g) by a Repurchase Request Recipient, shall be deemed to constitute a waiver or defense to the exercise of any legal right the Repurchase Request Recipient may have with respect to the related Mortgage Loan Purchase Agreement, including with respect to any Repurchase Request that is the subject of a 15Ga-1 Notice.

In the event that the Depositor, the Trustee, the Certificate Administrator, the Certificate Registrar or the Custodian receives a Repurchase Request, such party shall promptly forward or otherwise provide written notice of such Repurchase Request to the Master Servicer, if relating to a Non-Specially Serviced Mortgage Loan, or to the Special Servicer, if relating to a Specially Serviced Mortgage Loan or REO Property, and include the following statement in the related correspondence: “This is a “Repurchase Request” under Section 2.02 of the Pooling and Servicing Agreement relating to the JPMBB Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates Series 2014-C25 requiring action by you as the “Repurchase Request Recipient” thereunder.” Upon receipt of such Repurchase Request by the Master Servicer or the Special Servicer, as applicable, such party shall be deemed to be the Repurchase Request Recipient in respect of such Repurchase Request, and such party shall comply with the procedures set forth in this Section 2.02(g) with respect to such Repurchase Request. In no event shall the Custodian, by virtue of this provision, be required to provide any notice other than as set forth in Section 2.02 of this Agreement in connection with its review of the Mortgage File.

If the Depositor, the Trustee, the Certificate Administrator, the Certificate Registrar or the Custodian receives notice or has knowledge of a withdrawal or a rejection of a Repurchase Request of which notice has been previously received or given, and such notice was not received from or copied to the Master Servicer or the Special Servicer, then such party shall give notice of such withdrawal or rejection to the Master Servicer or the Special Servicer, as applicable. Any such notice received by the Trustee, the Certificate Administrator, the Certificate Registrar or the Custodian shall also be provided to the Depositor and, in the case of a withdrawal notice, to the applicable Mortgage Loan Seller.

In the event that a Mortgage Loan (or Trust Subordinate Companion Loan, as applicable) is repurchased or replaced pursuant to Section 2.03 of this Agreement, the Master Servicer (with respect to Non-Specially Serviced Mortgage Loans) or Special Servicer (with respect to Specially Serviced Mortgage Loans) shall promptly notify the Depositor of such repurchase or replacement.

Section 2.03     Representations, Warranties and Covenants of the Depositor; Mortgage Loan Sellers’ Repurchase or Substitution of Mortgage Loans for Defects in Mortgage Files and Breaches of Representations and Warranties. (a) The Depositor hereby represents and warrants that:

(i)            The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Depositor has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement by it, and has the power and authority to execute, deliver and perform this Agreement and all the transactions contemplated hereby, including, but not limited to, the power and authority to sell, assign and transfer the Mortgage Loans and the Trust Subordinate Companion Loan in accordance with this Agreement;

(ii)           Assuming the due authorization, execution and delivery of this Agreement by each other party hereto, this Agreement and all of the obligations of the Depositor hereunder are the legal, valid and binding obligations of the Depositor, enforceable against the Depositor in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(iii)          The execution and delivery of this Agreement and the performance of its obligations hereunder by the Depositor will not conflict with any provisions of any law or regulations to which the Depositor is subject, or conflict with, result in a breach of or constitute a default under any of the terms, conditions or provisions of the certificate of incorporation or the by-laws of the Depositor or any indenture, agreement or instrument to which the Depositor is a party or by which it is bound, or any order or decree applicable to the Depositor, or result in the creation or imposition of any lien on any of the Depositor’s assets or property, which would materially and adversely affect the ability of the Depositor to carry out the transactions contemplated by this Agreement; the Depositor has obtained any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Depositor of this Agreement;

(iv)          There is no action, suit or proceeding pending or, to the Depositor’s knowledge, threatened against the Depositor in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the validity of the Mortgage Loans or the Trust Subordinate Companion Loan or the ability of the Depositor to carry out the transactions contemplated by this Agreement; and

(v)           The Depositor is the lawful owner of the Mortgage Loans and the Trust Subordinate Companion Loan with the full right to transfer the Mortgage Loans and the Trust Subordinate Companion Loan to the Trust, and the Mortgage Loans and the Trust Subordinate Companion Loan have been validly transferred to the Trust.

(b)           If any Certificateholder, the Directing Certificateholder, the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee discovers (without implying any duty of such person to make, or to attempt to make, such a discovery) or receives notice alleging a Defect in any Mortgage File or a breach of any representation or warranty with respect to a Mortgage Loan set forth in Section 6(c) of the related Mortgage Loan Purchase Agreement (with respect to such Mortgage Loan, a “Breach”), which Defect or Breach, as the case may be, materially and adversely affects the value of such Mortgage Loan, the value of the related Mortgaged Property or the interests of the Trustee or any Certificateholder therein, such Certificateholder, the Directing Certificateholder, the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator, as applicable, shall give prompt written notice of such Defect or Breach, as the case may be, to the Depositor, the Master Servicer, the Special Servicer, the applicable Mortgage Loan Seller, the Trustee, the Certificate Administrator, the Senior Trust Advisor and, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder, and the Master Servicer (if the related Mortgage Loan is a Non-Specially Serviced Mortgage Loan) or Special Servicer (if the related Mortgage Loan is a Specially Serviced Mortgage Loan), as applicable, shall request in writing that the applicable Mortgage Loan Seller, not later than ninety (90) days after (i) except in the case of the succeeding clause (ii), the applicable Mortgage Loan Seller’s receipt of such notice or (ii) in the case of a Defect or Breach relating to a Mortgage Loan not being a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage, the earlier of (x) the applicable Mortgage Loan Seller’s discovery of such Defect or Breach or (y) discovery of such Breach of Defect by any other party, provided that the related Mortgage Loan Seller receives prompt written notice thereof (such ninety (90) day period, the “Initial Cure Period”), (A) cure such Defect or Breach, as the case may be, in all material respects, at such Mortgage Loan Seller’s own expense, including reimbursement of any related reasonable additional Trust Fund expenses reasonably incurred by any party to this Agreement, (B) repurchase the affected Mortgage Loan or REO Loan (excluding any related Serviced Companion Loan, if applicable), at the applicable Purchase Price and in conformity with the applicable Mortgage Loan Purchase Agreement and this Agreement or (C) substitute a Qualified Substitute Mortgage Loan (other than with respect to the Grapevine Mills Mortgage Loan, the Hilton Houston Poast Oak Mortgage Loan, the Florida Multifamily Portfolio Mortgage Loan or the Wilton Commercial Portfolio Mortgage Loan, as applicable, for which no substitution will be permitted) for such affected Mortgage Loan or REO Loan (excluding any related Serviced Companion Loan, if applicable) (provided that in no event shall any such substitution occur on or after the second anniversary of the Closing Date) and pay the Master Servicer for deposit into the Certificate Account, any Substitution Shortfall Amount in connection therewith and in conformity with the applicable Mortgage Loan Purchase Agreement and this Agreement; provided, however, that except with respect to a Defect resulting solely from the failure by the Mortgage Loan Seller to deliver to the Trustee or Custodian the actual policy of lender’s title insurance required pursuant to clause (ix) of the definition of Mortgage File by a date not later than eighteen (18) months following the Closing Date, if such Breach or Defect is capable of being cured but is not cured within the Initial Cure Period, and the applicable Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such Breach or Defect within the Initial Cure Period, the applicable Mortgage Loan Seller shall have an additional ninety (90) days commencing immediately upon the expiration of the Initial Cure Period (such additional ninety (90) day period, the “Extended Cure Period”) to complete such cure (or, failing such cure, to repurchase the related Mortgage Loan or REO Loan (excluding any related Serviced Companion Loan, if applicable) or substitute a Qualified Substitute Mortgage Loan (other than with respect to the Grapevine Mills Mortgage Loan, the Hilton Houston Poast Oak Mortgage Loan, the Florida Multifamily Portfolio Mortgage Loan or the Wilton Commercial Portfolio Mortgage Loan, as applicable, for which no substitution will be permitted)) and provided, further, that with respect to such Extended Cure Period the applicable Mortgage Loan Seller shall have delivered an officer’s certificate to the Trustee, the Certificate Administrator (who shall promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the Master Servicer, the Special Servicer, the Senior Trust Advisor and, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder, setting forth the reason such Breach or Defect is not capable of being cured within the Initial Cure Period and what actions the applicable Mortgage Loan Seller is pursuing in connection with the cure thereof and stating that the applicable Mortgage Loan Seller anticipates that such Breach or Defect will be cured within the Extended Cure Period. Notwithstanding the foregoing, any Defect or Breach which causes any Mortgage Loan not to be a “qualified mortgage” (within the meaning of Section 860G(a)(3) of the Code, but without regard to the rule of Treasury

Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage) shall be deemed to materially and adversely affect the interests of Certificateholders therein, and (subject to the applicable Mortgage Loan Seller’s right to cure such Defect or Breach during the Initial Cure Period) such Mortgage Loan shall be repurchased or substituted for without regard to the Extended Cure Period described in the preceding sentence. If the affected Mortgage Loan is to be repurchased, the funds in the amount of the Purchase Price remitted by the applicable Mortgage Loan Seller are to be remitted by wire transfer to the Master Servicer for deposit into the Certificate Account. If any Breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related Mortgagor to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the related Mortgage Loan Seller shall cure such Breach within the applicable cure period (as the same may be extended) by reimbursing the Trust Fund (by wire transfer of immediately available funds) the reasonable amount of any such costs and expenses incurred by the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Trust Fund that are the basis of such Breach and have not been reimbursed by the related Mortgagor; provided, however, that in the event any such costs and expenses exceed $10,000, the related Mortgage Loan Seller shall have the option to either repurchase or substitute for the related Mortgage Loan as provided above or pay such costs and expenses. Except as provided in the proviso to the immediately preceding sentence, the related Mortgage Loan Seller shall remit the amount of such costs and expenses and upon its making such remittance, the related Mortgage Loan Seller shall be deemed to have cured such Breach in all respects. To the extent any fees or expenses that are the subject of a cure by the related Mortgage Loan Seller are subsequently obtained from the related Mortgagor, the portion of the cure payment made by the related Mortgage Loan Seller equal to such fees or expenses obtained from the related Mortgagor shall promptly be returned to the related Mortgage Loan Seller. Monthly Payments due with respect to each Qualified Substitute Mortgage Loan (if any) after the related Due Date in the month of substitution, and Monthly Payments due with respect to each Mortgage Loan being repurchased or replaced after the related Cut-off Date and received by the Master Servicer or the Special Servicer on behalf of the Trust on or prior to the related date of repurchase or substitution, shall be part of the Trust Fund. Monthly Payments due with respect to each Qualified Substitute Mortgage Loan (if any) on or prior to the related Due Date in the month of substitution, and Monthly Payments due with respect to each Mortgage Loan being repurchased or replaced and received by the Master Servicer or the Special Servicer on behalf of the Trust after the related date of repurchase or substitution, shall not be part of the Trust Fund and are to be remitted by the Master Servicer to the applicable Mortgage Loan Seller effecting the related repurchase or substitution promptly following receipt. Notwithstanding anything contained in this Agreement or the related Mortgage Loan Purchase Agreement, no delay in either the discovery of a Defect or Breach shall relieve the applicable Mortgage Loan Seller of its obligation to repurchase if it is otherwise required to do so under the related Mortgage Loan Purchase Agreement and/or this Article II unless (i) the related Mortgage Loan Seller did not otherwise discover or have knowledge of such Breach or Defect and (ii) such delay is a result of the failure by a party to the applicable Mortgage Loan Purchase Agreement, or this Agreement, to provide prompt notice as required by the terms of the applicable Mortgage Loan Purchase Agreement, or this Agreement, after such party has actual knowledge of such Defect or Breach (knowledge shall not be deemed to exist by reason of the Custodial Exception Report) and such delay precludes such Mortgage Loan Seller from curing such Defect or Breach. Notwithstanding the foregoing, with respect to any Defect or other matter relating to the Trust Subordinate Companion Loan which (i) causes the Trust Subordinate Companion Loan not to be a “qualified mortgage” (within the meaning of Section 860G(a)(3) of the Code, but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Trust Subordinate Companion Loan to be treated as a qualified mortgage) or (ii) would otherwise cause any Trust REMIC to fail to qualify as a REMIC, or result in the imposition of any tax on any Trust REMIC, following 90 days after (x) the applicable Mortgage Loan Seller’s discovery of such Defect or Breach or (y) discovery of such Breach of Defect by any other party, provided that the related Mortgage Loan Seller receives prompt written notice thereof, if the same is not cured, then (i) the Custodian shall, upon receipt of a Request for Release from the Master Servicer, release or cause to be released to the Subordinate Loan-Specific Directing Certificateholder or any designee thereof, the Mortgage Note for the Trust Subordinate Companion Loan and the Custodian or the Trustee shall execute all assignments, endorsements and other instruments furnished to it by the Subordinate Loan-Specific Directing Certificateholder as shall be necessary to effectuate transfer of such Mortgage Note, (ii) the BankNote Building Trust Subordinate Companion Loan REMIC shall be liquidated in accordance with the procedures set forth in Section 9.02. and (iii) neither of the Master Servicer nor the Special Servicer shall have any further obligation to service the Trust Subordinate Companion Loan hereunder.

(c)           Subject to the applicable Mortgage Loan Seller’s right to cure as contemplated above in this Section 2.03, and further subject to Section 2.01(b) and Section 2.01(c), any of the following will cause a document in the Mortgage File to be deemed to have a “Defect” and to be conclusively presumed to materially and adversely affect the interests of Certificateholders in a Mortgage Loan or Trust Subordinate Companion Loan (but solely with respect to clause (a)) and to be deemed to materially and adversely affect the interest of the Certificateholders in and the value of a Mortgage Loan or Trust Subordinate Companion Loan: (a) the absence from the Mortgage File of the original signed Mortgage Note, unless the Mortgage File contains a signed lost note affidavit and indemnity with a copy of the Mortgage Note that appears to be regular on its face; (b) the absence from the Mortgage File of the original signed Mortgage that appears to be regular on its face, unless there is included in the Mortgage File either a copy of the Mortgage with evidence of recording thereon or a copy of the Mortgage and a certificate from the related Mortgage Loan Seller stating that the original signed Mortgage was sent for recordation; (c) the absence from the Mortgage File of the item called for by clause (ix) of the definition of Mortgage File; (d) the absence from the Mortgage File of any intervening assignments required to create a complete chain of assignments to the Trustee on behalf of the Trust, unless there is included in the Mortgage File either a copy of the assignment with evidence of recording thereon or a copy of the intervening assignment and a certificate from the related Mortgage Loan Seller stating that the original intervening assignments were sent for filing or recordation, as applicable; (e) the absence from the Mortgage File of any required letter of credit (except as permitted under Section 2.01(b)); or (f) with respect to any related leasehold Mortgage Loan, the absence from the related Mortgage File of a copy (or an original, if available) of the related Ground Lease; provided, however, that no Defect (except the Defects previously described in subclauses (a) through (f) of this Section 2.03(c)) shall be considered to materially and adversely affect the value of the related Mortgage Loan, the value of the related Mortgaged Property or the interests of the Trustee or Certificateholders unless the document with respect to which the Defect exists is required in connection with an imminent enforcement of the mortgagee’s rights or remedies under the related Mortgage Loan, defending any claim asserted by any Mortgagor or third party with respect to the related Mortgage Loan, establishing the validity or priority of any lien on any collateral securing the related Mortgage Loan or for any immediate significant servicing obligation; provided, further, that no Defect relating to the Wilton Commercial Portfolio Mortgage Loan previously described in subclauses (b) through (f) of this Section 2.03(c) shall be considered to materially and adversely affect the value of such Mortgage Loan, the value of the related Mortgaged Property or the interests of the Trustee or Certificateholders unless the related Mortgage Loan Seller, after receipt of notice of such Defect, is unable to produce a copy of the document with respect to which the Defect exists within a reasonable period after receiving such notice or otherwise establish that the original or copy, as applicable, of such document has been delivered, in compliance with the terms of the related Non-Serviced Pooling Agreement, to Wells Fargo Bank, National Association as custodian under the related Non-Serviced Pooling Agreement. Notwithstanding the foregoing, the delivery of executed escrow instructions or a binding commitment to issue a lender’s title insurance policy, as provided in clause (ix) of the definition of Mortgage File herein, in lieu of the delivery of the actual policy of lender’s title insurance, shall not be considered a Defect or Breach with respect to any Mortgage File if such actual policy is delivered to the Custodian not later than eighteen (18) months following the Closing Date. Notwithstanding the foregoing, to the extent a Mortgage Loan Seller has otherwise complied with its document delivery requirements under this Agreement and the related Mortgage Loan Purchase Agreement, in the event that the Custodian has acknowledged receipt pursuant to Section 2.02 above of a document that is part of the Mortgage File or a Mortgage Loan Seller can otherwise prove delivery of the document, and the Custodian subsequently loses a document, the fact that such document is lost may not be utilized as the basis for a claim of a Defect against a Mortgage Loan Seller pursuant to Section 6(e) of the related Mortgage Loan Purchase Agreement and/or this Section 2.03 and the Custodian shall be liable for any such loss to the extent provided for in Section 8.01 hereof.

(d)           In connection with any repurchase of, or substitution of a Qualified Substitute Mortgage Loan for a Mortgage Loan or a repurchase of a Trust Subordinate Companion Loan contemplated by this Section 2.03, the Trustee, the Certificate Administrator, the Custodian, the Master Servicer and the Special Servicer shall each tender to the applicable Mortgage Loan Seller, upon delivery to each of the Trustee, the Certificate Administrator, the Custodian, the Master Servicer and the Special Servicer of a trust receipt executed by the applicable Mortgage Loan Seller evidencing such repurchase or substitution, all portions of the Mortgage File and other documents pertaining to such Mortgage Loan or Trust Subordinate Companion Loan possessed by each of the Trustee, the Certificate Administrator, the Custodian, the Master Servicer and the Special Servicer (other than attorney-client communications that are privileged communications), and each document that constitutes a part of the Mortgage File that was endorsed or assigned to the Trustee shall be endorsed or assigned, as the case may be to the applicable Mortgage Loan Seller in the same manner as provided in Section 6 of the related Mortgage Loan Purchase Agreement and, if applicable, the definition of “Mortgage File” herein, so as to vest in such Mortgage Loan Seller the legal and beneficial ownership of such repurchased or substituted Mortgage Loan or Trust Subordinate Companion Loan (including property acquired in respect thereof and proceeds of any insurance policy with respect thereto) and the related Mortgage Loan documents. Notwithstanding the foregoing, in the event that one (but not both) of the Mortgage Notes comprising the Grapevine Mills Mortgage Loan is repurchased by the related Mortgage Loan Seller pursuant to Section 6 of the applicable Mortgage Loan Purchase Agreement, then only the repurchased Mortgage Note shall be returned to the repurchasing Mortgage Loan Seller.

(e)           Section 6(e) of each of the Mortgage Loan Purchase Agreements provides the sole remedy available to the Certificateholders (subject to the limitations on the rights of the Certificateholders under this Agreement), or the Trustee on behalf of the Certificateholders, the Master Servicer or the Special Servicer, with respect to any Defect in a Mortgage File or any Breach of any representation or warranty with respect to a Mortgage Loan or Trust Subordinate Companion Loan set forth in or required to be made pursuant to Section 6 of any of the Mortgage Loan Purchase Agreements; provided, however, that the foregoing shall in no way limit the ability of the Master Servicer, Special Servicer or Trustee to take any action against Ladder Capital Finance Holdings LLLP, RTI or Starwood, to the extent provided for pursuant to the related Mortgage Loan Purchase Agreement, including, without limitation, pursuant to Sections 20 and 21 thereof.

(f)            The Master Servicer (in the case of Non-Specially Serviced Mortgage Loans) or the Special Servicer (in the case of Specially Serviced Mortgage Loans) shall, for the benefit of the Certificateholders and the Trustee (as holder of the Lower-Tier Regular Interests), enforce the obligations of the applicable Mortgage Loan Seller under the applicable Mortgage Loan Purchase Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, if any, shall be carried out in such form, to such extent and at such time as the Master Servicer or the Special Servicer would require were it, in its individual capacity, the owner of the affected Mortgage Loan(s) or Trust Subordinate Companion Loan. Any costs incurred by the Master Servicer or the Special Servicer with respect to the enforcement of the obligations of the applicable Mortgage Loan Seller under the applicable Mortgage Loan Purchase Agreement shall, to the extent not recovered from the applicable Mortgage Loan Seller, be deemed to be Servicing Advances to the extent not otherwise provided for herein. The Master Servicer or the Special Servicer, as applicable, shall be reimbursed for the reasonable costs of such enforcement: first, from a specific recovery, if any, of costs, expenses or attorneys’ fees against the applicable Mortgage Loan Seller; second, pursuant to Section 3.05(a)(vii) herein out of the related Purchase Price, to the extent that such expenses are a specific component thereof; and third, if at the conclusion of such enforcement action it is determined that the amounts described in clauses first and second are insufficient, then pursuant to Section 3.05(a)(viii) herein out of general collections on the Mortgage Loans on deposit in the Certificate Account. Any costs, expenses or attorneys’ fees related to a repurchase of a Companion Loan shall be paid pursuant to the related Intercreditor Agreement or pursuant to the documents related to an Other Securitization, if applicable.

(g)           If a Mortgage Loan Seller incurs any expense in connection with the curing of a Breach, which also constitutes a default under the related Mortgage Loan and is reimbursable thereunder, such Mortgage Loan Seller shall have a right, and shall be subrogated to the rights of the Trustee and the Trust Fund under the Mortgage Loan to recover the amount of such expenses from the related Mortgagor; provided, however, that such Mortgage Loan Seller’s rights pursuant to this Section 2.03(g) shall be junior, subject and subordinate to the rights of the Trustee, the Certificate Administrator, the Trust Fund, the Master Servicer and the Special Servicer to recover amounts owed by the related Mortgagor under the terms of such Mortgage Loan including, without limitation, the rights to recover unreimbursed Advances, accrued and unpaid interest on Advances at the Reimbursement Rate, fees owed to the Special Servicer, and unpaid or unreimbursed expenses of the Trustee, the Certificate Administrator, the Trust Fund, the Master Servicer or the Special Servicer allocable to such Mortgage Loan. The Master

Servicer or, with respect to a Specially Serviced Mortgage Loan, the Special Servicer, shall use reasonable efforts to recover such expenses for such Mortgage Loan Seller to the extent consistent with the Servicing Standard, but taking into account the subordinate nature of the reimbursement to the related Mortgage Loan Seller; provided, however, that the Master Servicer or, with respect to a Specially Serviced Mortgage Loan, the Special Servicer, determines in the exercise of its sole discretion consistent with the Servicing Standard that such actions by it will not impair the Master Servicer’s and/or the Special Servicer’s collection or recovery of principal, interest and other sums due with respect to the related Mortgage Loan that would otherwise be payable to the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator and the Certificateholders pursuant to the terms of this Agreement; provided, further, that the Master Servicer or, with respect to a Specially Serviced Mortgage Loan, the Special Servicer, may waive the collection of amounts due on behalf of such Mortgage Loan Seller in its sole discretion in accordance with the Servicing Standard.

(h)          If (i) any Crossed Underlying Loan is required to be repurchased or substituted for in the manner described in this Section 2.03 and (ii) the applicable Defect or Breach does not constitute a Defect or Breach, as the case may be, as to any other Crossed Underlying Loan in the related Crossed Mortgage Loan Group (without regard to this paragraph), then the applicable Defect or Breach, as the case may be, will be deemed to constitute a Defect or Breach, as the case may be, as to any other Crossed Underlying Loan in the related Crossed Mortgage Loan Group for purposes of this paragraph, and the related Mortgage Loan Seller will be required to repurchase or substitute for such other Crossed Underlying Loan(s) in the related Crossed Mortgage Loan Group as provided in Section 2.03(b) unless such other Crossed Underlying Loans satisfy the Crossed Underlying Loan Repurchase Criteria. In the event that the remaining Crossed Underlying Loans in such Crossed Mortgage Loan Group satisfy the aforementioned criteria, the applicable Mortgage Loan Seller may elect either to repurchase or substitute for only the affected Crossed Underlying Loan(s) as to which the related Breach or Defect exists or to repurchase or substitute for all of the Crossed Underlying Loans in the related Crossed Mortgage Loan Group. Any reserve or other cash collateral or letters of credit securing the Crossed Underlying Loans shall be allocated among the related Crossed Underlying Loans in accordance with the related Mortgage Loan documents or otherwise on a pro rata basis based upon their outstanding Stated Principal Balances. Except as provided in this Section 2.03(h) and Section 2.03(i), all other terms of the related Mortgage Loans shall remain in full force and effect without any modification thereof.

(i)           Notwithstanding the foregoing, if the related Mortgage provides for the partial release of one or more of the Crossed Underlying Loans, the Depositor may cause the related Mortgage Loan Seller to repurchase only that Crossed Underlying Loan required to be repurchased pursuant to this Section 2.03, pursuant to the partial release provisions of the related Mortgage; provided, however, that (i) the remaining related Crossed Underlying Loan(s) fully comply with the terms and conditions of the related Mortgage, this Agreement and the related Mortgage Loan Purchase Agreement, including the Crossed Underlying Loan Repurchase Criteria, (ii) in connection with such partial release, the related Mortgage Loan Seller obtains an Opinion of Counsel (at such Mortgage Loan Seller’s expense) to the effect that the contemplated action will not cause any Trust REMIC to fail to qualify as a REMIC, or result in the imposition of any tax on any Trust REMIC and (iii) in connection with such partial release, the related

Mortgage Loan Seller delivers or causes to be delivered to the Custodian original modifications to the Mortgage prepared and executed in connection with such partial release.

(j)           With respect to any Crossed Underlying Loan, to the extent that the applicable Mortgage Loan Seller is required to repurchase or substitute for such Crossed Underlying Loan in the manner prescribed in Section 2.03(g) while the Trustee continues to hold any other Crossed Underlying Loans in the related Crossed Mortgage Loan Group, the applicable Mortgage Loan Seller and the Master Servicer on behalf of the Trustee, as assignee of the Depositor, will, as set forth in the related Mortgage Loan Purchase Agreement, forbear from enforcing any remedies against the other’s Primary Collateral but each will be permitted to exercise remedies against the Primary Collateral securing its respective related Mortgage Loans, including with respect to the Trustee, the Primary Collateral securing the Mortgage Loans still held by the Trustee, so long as such exercise does not materially impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of the remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Crossed Underlying Loans held by such party, then both parties have agreed in the related Mortgage Loan Purchase Agreement to forbear from exercising such remedies until the Mortgage Loan documents evidencing and securing the relevant Mortgage Loan can be modified in a manner that complies with the related Mortgage Loan Purchase Agreement to remove the threat of material impairment as a result of the exercise of remedies.

Section 2.04     Execution of Certificates; Issuance of Lower-Tier Regular Interests. The Trustee hereby acknowledges the assignment to it of the Mortgage Loans and the Trust Subordinate Companion Loan and, subject to Section 2.01 and 2.02, the delivery to the Custodian of the Mortgage Files and a fully executed original counterpart of each of the Mortgage Loan Purchase Agreements, together with the assignment to it of all of the other assets included in the BankNote Building Trust Subordinate Companion Loan REMIC, the Lower-Tier REMIC and the Grantor Trust. Concurrently with such assignment and delivery, and in exchange for the Mortgage Loans (other than Excess Interest) and the Trust Subordinate Companion Loan and the other assets comprising the BankNote Building Trust Subordinate Companion Loan REMIC and the Lower-Tier REMIC, receipt of which is hereby acknowledged, the Trustee (i) acknowledges the issuance of the Class BNB Certificates and the Class BNB-R Interest to the Depositor in exchange for the assets comprising the BankNote Building Trust Subordinate Companion Loan REMIC; (ii) acknowledges the issuance of the Lower-Tier Regular Interests (other than the Class X-C Certificates) and the Class LR Interest to the Depositor; (iii) acknowledges the creation of the Grantor Trust (as described in Section 2.05 below); (iv) acknowledges the contribution by the Depositor of the Lower-Tier Regular Interests (other than the Class X-C Certificates) to the Upper-Tier REMIC; and (v) immediately thereafter, in exchange for the Lower-Tier Regular Interests (other than the Class X-C Certificates) (and together with, in the case of the Class BNB Certificates, the Depositor’s interest in the BankNote Building Trust Subordinate Companion Loan REMIC and, in the case of the Class Z Certificates, the Depositor’s interest in the Grantor Trust), the Trustee acknowledges that it has caused the Certificate Administrator to issue the Class UR Interest and has caused the Certificate Registrar to execute and caused the Authenticating Agent to authenticate and to deliver to or upon the order of the Depositor, the Regular Certificates, the Class Z Certificates, the Class BNB Certificates and the Class R Certificates, and the Depositor

hereby acknowledges the receipt by it or its designees, of such Certificates in authorized Denominations evidencing (other than the Class X-C Certificates) the entire beneficial ownership of the Upper-Tier REMIC (and additionally, (x) in the case of the Class BNB Certificates (and the Class BNB-R Interest), the beneficial ownership of the BankNote Building Trust Subordinate Companion Loan REMIC, (y) in the case of the Class Z Certificates, the beneficial ownership of the respective portion of the Grantor Trust, and (z) in the case of the Class R Certificates, the Class BNB-R Interest, the Class LR Interest and the Class UR Interest); and (vi) the Trustee acknowledges that it has caused the Certificate Administrator to issue the Class EC Certificates and has caused the Certificate Registrar to execute and cause the Authenticating Agent to deliver to or upon the order of the Depositor such Certificates, and the Depositor hereby acknowledges the receipt by it, or its designees, of such Certificates in authorized denominations, evidencing beneficial ownership of the respective portion of the Grantor Trust.

Section 2.05     Creation of the Grantor Trust. The Class Z Certificates are hereby designated as undivided beneficial interests in the portion of the Trust Fund consisting of Excess Interest and the Excess Interest Distribution Account and proceeds thereof and the Class EC Certificates are hereby designated as undivided beneficial interests in the portion of the Trust Fund consisting of the uncertificated regular interests in the Upper-Tier REMIC represented by any Exchangeable Certificates that have been exchanged and converted for the Class EC Certificates and the Class EC Distribution Account, which portions shall be treated as a grantor trust within the meaning of subpart E, part I of subchapter J of the Code. For federal income tax purposes, the regular interests in the Upper-Tier REMIC represented by the classes of Exchangeable Certificates (or portions thereof) that have been exchanged for Class EC Certificates shall be deemed to continue to be outstanding and represented by the Class EC Certificates, and upon a reconversion of Class EC Certificates for Exchangeable Certificates, shall again be deemed to be represented by such Exchangeable Certificates.

[End of Article II]

ARTICLE III

ADMINISTRATION AND
SERVICING OF THE TRUST FUND

Section 3.01     Master Servicer To Act as Master Servicer; Special Servicer To Act as Special Servicer; Administration of the Mortgage Loans, the Serviced Companion Loans, the Trust Subordinate Companion Loan and REO Properties. (a) Each of the Master Servicer and Special Servicer shall diligently service and administer the Mortgage Loans (other than any Non-Serviced Mortgage Loan), the Serviced Whole Loans, the Trust Subordinate Companion Loan and the REO Properties (other than any REO Property related to a Non-Serviced Mortgage Loan) it is obligated to service pursuant to applicable law, this Agreement and the Mortgage Loan documents on behalf of the Trust and in the best interests of and for the benefit of the Certificateholders and, (i) in the case of the Serviced Companion Loans, the Companion Holders and the Trustee (as holder of the Lower-Tier Regular Interests) and (ii) in the case of the Trust Subordinate Companion Loan, the Holders of the Class BNB Certificates and the Trustee, in each case, as a collective whole, taking into account the subordinate or pari passu nature of such

Companion Loans or Trust Subordinate Companion Loan, as the case may be (as determined by the Master Servicer or Special Servicer, as the case may be, in its reasonable judgment), in accordance with applicable law, the terms of this Agreement (and, with respect to each Serviced Whole Loan, Trust Subordinate Companion Loan, Trust AB Whole Loan or any Mortgage Loan with related mezzanine debt, the related Intercreditor Agreement) and the terms of the respective Mortgage Loans and, if applicable, the related Companion Loan or Trust Subordinate Companion Loan, as the case may be, taking into account the subordinate or pari passu nature of the Companion Loan or Trust Subordinate Companion Loan, as the case may be. With respect to each Serviced Whole Loan or Trust AB Whole Loan, in the event of a conflict between this Agreement and the related Intercreditor Agreement, the related Intercreditor Agreement shall control; provided that in no event shall the Master Servicer or the Special Servicer, as the case may be, take any action or omit to take any action in accordance with the terms of any Intercreditor Agreement that would cause the Master Servicer or the Special Servicer, as the case may be, to violate the Servicing Standard or the REMIC Provisions. To the extent consistent with the foregoing, the Master Servicer and the Special Servicer shall service the Mortgage Loans (other than any Non-Serviced Mortgage Loan), the Serviced Companion Loans and the Trust Subordinate Companion Loan in accordance with the higher of the following standards of care: (1) in the same manner in which, and with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers similar mortgage loans for other third party portfolios and (2) the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers similar mortgage loans owned by the Master Servicer or the Special Servicer, as the case may be, with a view to the maximization of timely recovery of principal and interest on a net present value basis on such Mortgage Loans or such Specially Serviced Mortgage Loans and any related Serviced Companion Loan or Trust Subordinate Companion Loan, as applicable, and the best interests of the Trust and the Certificateholders (and in the case of a Serviced Whole Loan and Trust AB Whole Loan, any related Companion Holder or Trust Subordinate Companion Loan, taking into account the subordinate or pari passu nature of the related Companion Loan or Trust Subordinate Companion Loan, as applicable), as determined by the Master Servicer or the Special Servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent institutional, multifamily and commercial mortgage loan servicers, but without regard to any conflict of interest arising from: (i) any relationship that the Master Servicer, the Special Servicer or any Affiliate of the Master Servicer or the Special Servicer may have with any Mortgagor or any Affiliate of such Mortgagor, any Mortgage Loan Seller or any other parties to this Agreement; (ii) the ownership of any Certificate, Companion Loan, or mezzanine loan by the Master Servicer, the Special Servicer or any Affiliate of the Master Servicer or the Special Servicer, as applicable; (iii) any obligation to make Advances; (iv) the adequacy of the Master Servicer’s or the Special Servicer’s, as the case may be, right to receive compensation for its services and reimbursement for its costs hereunder or with respect to any particular transaction; (v) the ownership, servicing or management for others of any other mortgage loans, subordinate interests, subordinate debt, mezzanine loans or mortgaged properties by the Master Servicer or the Special Servicer; (vi) any option to purchase any Mortgage Loan, the related Companion Loan or Trust Subordinate Companion Loan it may have; and (vii) any other debt the Master Servicer or the Special Servicer or any of its Affiliates has extended to any Mortgagor or any of its Affiliates (the foregoing, collectively referred to as the “Servicing Standard”).

The Master Servicer and the Special Servicer shall act in accordance with the Servicing Standard with respect to any action required to be taken regarding the Non-Serviced Mortgage Loans pursuant to their obligations under this Agreement.

Without limiting the foregoing, subject to Section 3.21, the Special Servicer shall be obligated to service and administer (i) any Mortgage Loans (other than the Non-Serviced Mortgage Loans), any related Serviced Companion Loans and Trust Subordinate Companion Loan as to which a Servicing Transfer Event has occurred and is continuing (each, a “Specially Serviced Mortgage Loan”) or as otherwise provided herein with respect to Non-Specially Serviced Mortgage Loans in connection with any Major Decision or Special Servicer Decision and (ii) any REO Properties (other than the Non-Serviced Mortgaged Properties); provided that the Master Servicer shall continue to receive payments and make all calculations, and prepare, or cause to be prepared, all reports, required hereunder with respect to the Specially Serviced Mortgage Loans, except for the reports specified herein as prepared by the Special Servicer, as if no Servicing Transfer Event had occurred and with respect to the REO Properties (and the related REO Loans) as if no REO Acquisition had occurred, and to render such services with respect to such Specially Serviced Mortgage Loans and REO Properties as are specifically provided for herein; provided, further, however, that the Master Servicer shall not be liable for failure to comply with such duties insofar as such failure results from a failure of the Special Servicer to provide sufficient information to the Master Servicer to comply with such duties or failure by the Special Servicer to otherwise comply with its obligations hereunder. The Master Servicer, in its capacity as Master Servicer, will not have any responsibility for the performance by the Special Servicer, in its capacity as Special Servicer, of its duties under this Agreement. The Special Servicer, in its capacity as Special Servicer, will not have any responsibility for the performance by the Master Servicer, in its capacity as Master Servicer, of its duties under this Agreement. Each Mortgage Loan, any related Serviced Companion Loan or Trust Subordinate Companion Loan, as applicable, that becomes a Specially Serviced Mortgage Loan shall continue as such until satisfaction of the conditions specified in Section 3.21(a). Without limiting the foregoing, subject to (i) the processing of any Major Decision or Special Servicer Decision by the Special Servicer in accordance with the terms of this Agreement and (ii) Section 3.21, the Master Servicer shall be obligated to service and administer any Non-Specially Serviced Mortgage Loan, any related Serviced Companion Loan or Trust Subordinate Companion Loan. The Special Servicer shall make the property inspections, use its reasonable efforts to collect the financial statements, budgets, operating statements and rent rolls and forward to the Master Servicer the reports in respect of the related Mortgaged Properties with respect to Specially Serviced Mortgage Loans in accordance with Section 3.12. After notification to the Master Servicer, the Special Servicer may contact the Mortgagor of any Non-Specially Serviced Mortgage Loan if efforts by the Master Servicer to collect required financial information have been unsuccessful or any other issues remain unresolved. Such contact shall be coordinated through and with the cooperation of the Master Servicer. No provision herein contained shall be construed as an express or implied guarantee by the Master Servicer or the Special Servicer of the collectability or recoverability of payments on the Mortgage Loans, any related Serviced Companion Loan or Trust Subordinate Companion Loan or shall be construed to impair or adversely affect any rights or benefits provided by this Agreement to the Master Servicer or the Special Servicer (including with respect to Servicing Fees, Special Servicing Fees or the right to be reimbursed for Advances and interest accrued thereon). Any provision in this Agreement for any Advance by the Master Servicer or the

Trustee is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such Person the risk of loss with respect to one or more of the Mortgage Loans, any related Serviced Companion Loans or Trust Subordinate Companion Loan. No provision hereof shall be construed to impose liability on the Master Servicer or the Special Servicer for the reason that any recovery to the Certificateholders in respect of a Mortgage Loan at any time after a determination of present value recovery is less than the amount reflected in such determination.

(b)           Subject only to the Servicing Standard and the terms of this Agreement (including, without limitation, Section 6.07 hereof) and of the respective Mortgage Loans, any related Serviced Companion Loans or Trust Subordinate Companion Loan and any related Intercreditor Agreement, if applicable, and applicable law, the Master Servicer and the Special Servicer each shall have full power and authority, acting alone or, in the case of the Master Servicer, subject to Section 3.22, through one or more Sub-Servicers, to do or cause to be done any and all things in connection with such servicing and administration for which it is responsible which it may deem necessary or desirable. Without limiting the generality of the foregoing, each of the Master Servicer and the Special Servicer, in its own name (or in the name of the Trustee and, if applicable, the related Serviced Companion Noteholder), is hereby authorized and empowered by the Trustee to execute and deliver, on behalf of the Certificateholders (including, in the case of the Trust Subordinate Companion Loan, the Holders of the Class BNB Certificates) (and, with respect to a Serviced Companion Loan, the related Serviced Companion Noteholder) and the Trustee or any of them, with respect to each Mortgage Loan, any related Serviced Companion Loan or Trust Subordinate Companion Loan, it is obligated to service under this Agreement: (i) any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by the related Mortgage or other security document in the related Mortgage File on the related Mortgaged Property and related collateral, and shall, from time to time, execute and/or deliver such financing statements, continuation statements and other documents or instruments as necessary to maintain the lien created by the related Mortgage or other security document in the related Mortgage File on the related Mortgaged Property and related collateral; (ii) subject to Sections 3.08, 3.20 and 6.07, any and all modifications, waivers, amendments or consents to, under or with respect to any documents contained in the related Mortgage File; (iii) any and all instruments of satisfaction or cancellation, pledge agreements and other documents in connection with a defeasance, or of partial or full release or discharge, and all other comparable instruments; and (iv) any or all complaints or other pleadings to initiate and/or to terminate any action, suit or proceeding on behalf of the Trust (in their representative capacities (except as set forth below in this paragraph). The Master Servicer (with respect to Non-Specially Serviced Mortgage Loans) and the Special Servicer (with respect to Specially Serviced Mortgage Loans) shall provide to the Mortgagor related to such Mortgage Loans or Trust Subordinate Companion Loan that it is servicing any reports required to be provided to them pursuant to the related Mortgage Loan documents. Subject to Section 3.10, the Trustee shall (i) on the Closing Date, furnish to the Master Servicer and the Special Servicer original powers of attorney in the form of Exhibit R attached hereto (or such other form as mutually agreed to by the Trustee and the Master Servicer or the Special Servicer, as applicable) and (ii) upon request, furnish, or cause to be furnished, to the Master Servicer or the Special Servicer any powers of attorney substantially in the form of Exhibit R attached hereto (or such other form as mutually agreed to by the Trustee and the Master Servicer or the Special Servicer, as applicable) and other documents necessary or appropriate to enable the Master Servicer or the Special Servicer, as the case may be, to carry out its servicing and administrative duties hereunder; provided, however, that the Trustee shall not be held responsible or liable for any acts of the Master Servicer or the Special Servicer, or for any negligence with respect to, or misuse of, any such power of attorney by the Master Servicer or the Special Servicer. Notwithstanding anything contained herein to the contrary, the Master Servicer or the Special Servicer, as the case may be, shall not, without the Trustee’s written consent: (i) initiate any action, suit or proceeding solely under the Trustee’s name without indicating the Master Servicer’s or the Special Servicer’s, as the case may be, representative capacity (unless prohibited by any requirement of the applicable jurisdiction in which any such action, suit or proceeding is brought and if so prohibited, in the manner required by such jurisdiction (provided that the Master Servicer or Special Servicer, as applicable, shall then provide five (5) Business Days’ written notice to the Trustee of the initiation of such action, suit or proceeding (or such shorter time period as is reasonably required in the judgment of the Master Servicer or the Special Servicer, as applicable, made in accordance with the Servicing Standard) prior to filing such action, suit or proceeding), and shall not be required to obtain the Trustee’s consent or indicate the Master Servicer’s or Special Servicer’s, as applicable, representative capacity)) or (ii) take any action with the intent to cause, and that actually causes, the Trustee to be required to be registered to do business in any state.

(c)           To the extent the Master Servicer is permitted pursuant to the terms of the related Mortgage Loan documents, Companion Loan documents or Trust Subordinate Companion Loan documents (including any related Intercreditor Agreement) to exercise its discretion with respect to any action which requires Rating Agency Confirmation from each Rating Agency and a confirmation of any applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of Serviced Companion Loan Securities (if any) or the Class BNB Certificates (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30), the Master Servicer shall require the costs of such Rating Agency Confirmation to be borne by the related Mortgagor. To the extent the terms of the related Mortgage Loan documents, Companion Loan documents or Trust Subordinate Companion Loan documents (including any related Intercreditor Agreement) require the Mortgagor to bear the costs of any Rating Agency Confirmation or confirmation of any applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of Serviced Companion Loan Securities (if any) or Class BNB Certificates (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30), the Master Servicer shall not waive the requirement that such costs and expenses be borne by the related Mortgagor. To the extent that the terms of the related Mortgage Loan documents or Companion Loan documents (including any related Intercreditor Agreement) are silent as to who bears the costs of any Rating Agency Confirmation or confirmation of any applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of Serviced Companion Loan Securities (if any) or Class BNB Certificates (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30), the Master Servicer shall use reasonable efforts to have the Mortgagor bear such costs and expenses. The Master Servicer shall not be responsible for the payment of such costs and expenses out of pocket other than as a Servicing Advance.

(d)           The relationship of each of the Master Servicer and the Special Servicer to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

(e)           The Master Servicer shall, to the extent permitted by the related Mortgage Loan documents, any related Companion Loan documents or Trust Subordinate Companion Loan documents, and consistent with the Servicing Standard, permit Escrow Payments to be invested only in Permitted Investments.

(f)           Within sixty (60) days (or such shorter time period as is required by the terms of the applicable Mortgage Loan documents) after the later of (i) the receipt thereof by the Master Servicer and (ii) the Closing Date, (x) the applicable Mortgage Loan Seller pursuant to the Mortgage Loan Purchase Agreement shall notify each provider of a letter of credit for each Mortgage Loan identified as having a letter of credit on the Mortgage Loan Schedule, that the Master Servicer (in care of the Trustee, as titled in Section 2.01(b)) for the benefit of the Certificateholders and any related Companion Holders shall be the beneficiary under each such letter of credit and (y) the Master Servicer shall notify each lessor under a Ground Lease for each Mortgage Loan identified as subject to a leasehold interest on the Mortgage Loan Schedule, that the Trust is the leasehold mortgagee and that the Master Servicer or the Special Servicer shall service the related Mortgage Loan for the benefit of the Certificateholders. If a letter of credit is required to be drawn upon earlier than the date the applicable Mortgage Loan Seller has notified the provider of such letter of credit pursuant to clause (x) of the immediately preceding sentence, such Mortgage Loan Seller shall cooperate with the reasonable requests of the Master Servicer or Special Servicer in connection with making a draw under such letter of credit. If the Mortgage Loan documents do not require the related Mortgagor to pay any costs and expenses relating to any modifications to or assignment of the related letter of credit, then the applicable Mortgage Loan Seller shall pay such costs and expenses as and to the extent required under the applicable Mortgage Loan Purchase Agreement. If the Mortgage Loan documents require the related Mortgagor to pay any costs and expenses relating to any modifications to the related letter of credit, and such Mortgagor fails to pay such costs and expenses after the Master Servicer has exercised reasonable efforts to collect such costs and expenses from such Mortgagor, then the Master Servicer shall give the applicable Mortgage Loan Seller notice of such failure and the amount of costs and expenses, and such Mortgage Loan Seller shall pay such costs and expenses as and to the extent required under the applicable Mortgage Loan Purchase Agreement. The costs and expenses of any modifications to Ground Leases shall be paid by the related Mortgagor. Neither the Master Servicer nor the Special Servicer shall have any liability for the failure of any Mortgage Loan Seller to perform its obligations under the related Mortgage Loan Purchase Agreement.

(g)           Notwithstanding anything herein to the contrary, in no event shall the Master Servicer (or the Trustee, as applicable) make an Advance with respect to any Companion Loan or Trust Subordinate Companion Loan to the extent the related Serviced Mortgage Loan or Trust AB Mortgage Loan, as applicable, has been paid in full or is no longer included in the Trust Fund.

(h)          Servicing and administration of each Serviced Companion Loan and Trust Subordinate Companion Loan shall continue hereunder and in accordance with the related Intercreditor Agreement for so long as the corresponding Serviced Mortgage Loan or Trust AB Mortgage Loan, as applicable, or any related REO Property is part of the Trust Fund or for such longer period as any amounts payable by the related Companion Holder or the holder of the related Trust Subordinate Companion Loan, as applicable, to or for the benefit of the Trust or any party hereto in accordance with the related Intercreditor Agreement remain due and owing.

(i)           The Special Servicer agrees that upon the occurrence of a Servicing Transfer Event with respect to any Mortgage Loan, Serviced Whole Loan or Trust Subordinate Companion Loan, that is subject to or becomes subject to an Intercreditor Agreement in the future, it shall, subject to Section 3.21, use commercially reasonable efforts to enforce, on behalf of the Trust, subject to the Servicing Standard and to the extent the Special Servicer determines such action is in the best interests of the Trust Fund, all rights conveyed to the Trustee pursuant to any such Intercreditor Agreement. The costs and expenses incurred by the Special Servicer in connection with such enforcement shall be paid as a Trust Fund expense or, subject to the terms of the applicable Intercreditor Agreement, (i) with respect to any Serviced Pari Passu Whole Loan, pro rata and pari passu, by the Trust Fund and Serviced Pari Passu Companion Loan, in accordance with the respective Stated Principal Balances of the related Serviced Pari Passu Mortgage Loan and Serviced Pari Passu Companion Loan, (ii) with respect to the Trust AB Whole Loan, first, from proceeds in the Certificate Account that are allocable to the related Trust Subordinate Companion Loan and then, if such amounts are insufficient, from the Certificate Account as a trust fund expense, or (iii) with respect to any AB Whole Loan, first, by the related AB Subordinate Companion Loan and then, by the Trust Fund.

(j)           Notwithstanding anything herein to the contrary, the parties hereto acknowledge and agree that, to the extent required under the related Intercreditor Agreement, the servicing and administration of a Serviced Whole Loan shall continue hereunder (but not with respect to making Advances) even if the related Serviced Mortgage Loan is no longer part of the Trust Fund, until such time as a separate servicing agreement is entered into in accordance with the related Intercreditor Agreement (it being acknowledged that neither the Master Servicer nor the Special Servicer shall be obligated under a separate agreement to which it is not a party); provided that, other than pursuant to Section 6.03 (and, with respect to Section 6.03, solely with respect to claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses incurred in connection with a legal claim or action resulting from an action or inaction taken or not taken while the related Serviced Mortgage Loan was part of the Trust Fund), no costs, expenses, losses or fees accruing with respect to such Serviced Whole Loan on and after the date the related Serviced Mortgage Loan is no longer part of the Trust Fund shall be payable out of the Trust Fund and the Master Servicer shall have no obligation to make any Advance on or after the date such Serviced Mortgage Loan ceases to be part of the Trust Fund; provided, however, that if, in the case of any Serviced Pari Passu Whole Loan, the related Serviced Companion Loan continues to be included in an Other Securitization, then for so long as a separate servicing agreement (pursuant to the related Intercreditor Agreement) has not been entered into, the Master Servicer shall inform the related Other Servicer of any need to make Servicing Advances with respect to a Serviced Whole Loan within three (3) Business Days of determining that such an Advance is necessary or being notified that such an Advance is necessary, or in the case of a Servicing Advance that needs to be made on an emergency or urgent basis, within one (1) Business Day. With respect to Servicing Advances made by any Other Servicer as contemplated in the proviso to the preceding sentence, the Master Servicer shall, from collections on the related Serviced Whole Loan (but never out of general collections on the Mortgage Loans and REO Properties) received by the Master Servicer, reimburse the Other Servicer for such Servicing Advances in the same manner and on the same level of priority as if such Servicing Advances had been made by the Master Servicer hereunder.

(k)           Notwithstanding anything herein to the contrary, the parties hereto acknowledge and agree that the Master Servicer’s and the Special Servicer’s obligations and responsibilities hereunder and the Master Servicer’s and the Special Servicer’s authority with respect to a Non-Serviced Mortgage Loan are limited by and subject to the terms of the related Non-Serviced Intercreditor Agreement and the rights of the related Non-Serviced Master Servicer and Non-Serviced Special Servicer with respect thereto under the related Non-Serviced Pooling Agreement. The Master Servicer (or, with respect to any Specially Serviced Mortgage Loan, the Special Servicer) shall use reasonable efforts consistent with the Servicing Standards to enforce the rights of the Trustee (as holder of a Non-Serviced Mortgage Loan) under the related Non-Serviced Intercreditor Agreement and Non-Serviced Pooling Agreement.

(l)            The parties hereto acknowledge that each Non-Serviced Mortgage Loan is subject to the terms and conditions of the related Non-Serviced Intercreditor Agreement and further acknowledge that, pursuant to the related Non-Serviced Intercreditor Agreement, (i) the related Non-Serviced Mortgage Loan is to be serviced and administered by the related Non-Serviced Master Servicer and Non-Serviced Special Servicer in accordance with the related Non-Serviced Pooling Agreement, and (ii) in the event that (A) the related Non-Serviced Companion Loan is no longer part of the trust fund created by the related Non-Serviced Pooling Agreement and (B) the related Non-Serviced Mortgage Loan is included in the Trust Fund, then, as set forth in the related Non-Serviced Intercreditor Agreement, the related Non-Serviced Whole Loan shall continue to be serviced in accordance with the related Non-Serviced Pooling Agreement, until such time as a new servicing agreement has been agreed to by the parties to the related Non-Serviced Intercreditor Agreement in accordance with the provisions of such agreement and confirmation has been obtained from the Rating Agencies that such new servicing agreement would not result in a downgrade, qualification or withdrawal of the then current ratings of any Class of Certificates then outstanding.

(m)          Notwithstanding anything herein to the contrary, the parties hereto acknowledge and agree that the Master Servicer’s and the Special Servicer’s obligations and responsibilities hereunder and the Master Servicer’s and the Special Servicer’s authority with respect to a Serviced Whole Loan are limited by, and subject to, the terms of the related Intercreditor Agreement. The Master Servicer (or, if a Serviced Whole Loan becomes a Specially Serviced Mortgage Loan, the Special Servicer) shall use reasonable efforts consistent with the Servicing Standard to obtain the benefits of the rights of the Trust Fund (as holder of the related Serviced Mortgage Loan) under the related Intercreditor Agreement. In the event of any conflict between this Agreement and the related Intercreditor Agreement, the provisions of the related Intercreditor Agreement shall control.

(n)           In connection with the securitization of the Florida Multifamily Portfolio Pari Passu Companion Loan, while it is a Serviced Companion Loan, upon the request of (and at the expense of) the related Serviced Companion Noteholder (or its designee), each of the Master Servicer, the Special Servicer (if such Serviced Companion Loan is a Specially Serviced Mortgage Loan) and the Trustee, as applicable, shall use reasonable efforts to cooperate with such Serviced Companion Noteholder in attempting to cause the related Mortgagor to provide information relating to such Whole Loan and the related notes, and that such holder reasonably determines to be necessary or appropriate, for inclusion in any disclosure document(s) relating to such Other Securitization.

(o)           The parties hereto acknowledge and agree that the servicing and administration of a Trust Subordinate Companion Loan shall continue hereunder by the Master Servicer and the Special Servicer even if the related Trust AB Mortgage Loan is no longer part of the Trust Fund. The parties hereto acknowledge and agree that at any time a Trust AB Mortgage Loan is no longer an asset of the Trust, the Master Servicer and Special Servicer shall have no obligation to service such Mortgage Loan or the related Mortgaged Property and shall service only the related Trust Subordinate Companion Loan pursuant to this Agreement, subject to the terms of the related Intercreditor Agreement with respect to any obligation to service and administer such Mortgage Loan or the related Mortgaged Property on an interim or temporary basis (taking into account such Mortgage Loan or related Mortgaged Property is no longer in the Trust and therefore not subject to any Advancing under the terms of this Agreement) while a successor servicing agreement is executed. In such case, in determining whether to incur and/or make, as applicable, any costs, expenses or liabilities with respect to the Trust Subordinate Companion Loan or follow any request from the Subordinate Loan-Specific Directing Certificateholder or with respect to any enforcement action or other action solely regarding the Trust Subordinate Companion Loan, the Master Servicer or Special Servicer, as applicable, shall determine, before incurring any such costs, expenses or liability, if such amounts are available from current collections on the Trust Subordinate Companion Loan. The Master Servicer shall not make any Advances with respect to the Trust Subordinate Companion Loan if the Trust AB Mortgage Loan is no longer in the Trust. If such amounts are available, the Master Servicer or Special Servicer shall pay such amounts only from collections on the Trust Subordinate Companion Loan. If such amounts are not available from current collections on the Trust Subordinate Companion Loan, no such amounts shall be incurred unless paid by the Class BNB Certificateholder. In any event, no losses, expenses, costs, fees or other amounts related solely to the Trust Subordinate Companion Loan shall be borne by the remainder of the Trust.

Section 3.02     Collection of Mortgage Loan Payments. (a) Each of the Master Servicer and the Special Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, the Companion Loans and the Trust Subordinate Companion Loan it is obligated to service hereunder, and shall follow such collection procedures as are consistent with this Agreement (including, without limitation, the Servicing Standard); provided that with respect to each Mortgage Loan that has an Anticipated Repayment Date, so long as the related Mortgagor is in compliance with each provision of the related Mortgage Loan documents, the Master Servicer and the Special Servicer shall not take any enforcement action with respect to the failure of the related Mortgagor to make any payment of Excess Interest, other than requests for collection, until the Maturity Date of the related Mortgage Loan or until the outstanding principal balance of such Mortgage Loan (exclusive of any portion representing accrued Excess Interest) has been paid in full); provided, further, that the Master Servicer or Special Servicer, as the case may be, may take action to enforce the Trust

Fund’s right to apply excess cash flow to principal in accordance with the terms of the Mortgage Loan documents. The Master Servicer or the Special Servicer, as applicable, may in its discretion waive any Penalty Charge in connection with any delinquent payment on a Mortgage Loan, Companion Loan and Trust Subordinate Companion Loan that it is obligated to service hereunder three (3) times during any period of twenty-four (24) consecutive months with respect to any Mortgage Loan, Serviced Companion Loan and Trust Subordinate Companion Loan; provided that the Master Servicer or the Special Servicer, as applicable, may in its discretion waive any Penalty Charge in connection with any delinquent payment on a Mortgage Loan, Companion Loan and Trust Subordinate Companion Loan one additional time in such 24-month period so long as with respect to any of the foregoing waivers, no Advance or additional Trust Fund expense has been incurred and remains unreimbursed to the Trust with respect to such Mortgage Loan, Companion Loan or Trust Subordinate Companion Loan. Any additional waivers during such 24-month period with respect to such Mortgage Loan may be made, subject to the Servicing Standard, only after the Master Servicer or Special Servicer, as applicable, has, prior to the occurrence of a Consultation Termination Event, given notice of a proposed waiver to the Directing Certificateholder and, prior to the occurrence and continuance of a Control Event, the Directing Certificateholder has consented to such additional waiver (provided that if the Master Servicer or Special Servicer, as applicable, fails to receive a response to such notice from the Directing Certificateholder in writing within five (5) days of giving such notice, then the Directing Certificateholder shall be deemed to have consented to such proposed waiver); provided, further, that after the occurrence and during the continuance of a Control Event, the Master Servicer or Special Servicer, as applicable, may waive any Penalty Charge in accordance with the Servicing Standard without the consent of the Directing Certificateholder.

(b)           (i) All amounts collected by or on behalf of the Trust in respect of a Mortgage Loan shall be applied to amounts due and owing under the Mortgage Loan documents (including for principal and accrued and unpaid interest) in accordance with the express provisions of the Mortgage Loan documents; provided, however, that absent express provisions in the related Mortgage Loan documents (including any related Intercreditor Agreement), other than with respect to the application of Liquidation Proceeds, all amounts collected by or on behalf of the Trust in respect of a Mortgage Loan in the form of payments from the related Mortgagor or Insurance and Condemnation Proceeds under the Mortgage Loan or any proceeds (other than Liquidation Proceeds) with respect to any REO Loan (exclusive of amounts payable to any applicable Companion Loan or Trust Subordinate Companion Loan pursuant to the terms of the related Intercreditor Agreement) will be applied in the following order of priority:

first, as a reimbursement first, to the Trustee and second, to the Master Servicer or the Special Servicer, as applicable, for any outstanding Advances related to such Mortgage Loan or REO Loan (including Workout-Delayed Reimbursement Amounts that have not been reimbursed to the Master Servicer or the Special Servicer, as applicable) and interest thereon as provided in this Agreement and unpaid servicing compensation and related additional Trust Fund expenses;

second, as a recovery of accrued and unpaid interest on such Mortgage Loan or REO Loan, that has not been the subject of a P&I Advance, at the related Mortgage Rate in effect from time to time through the end of the related Interest Accrual Period;

third, as a recovery of Unliquidated Advances, and, without duplication, principal of such Mortgage Loan or REO Loan then due and owing, in each case, that were paid from collections on the Mortgage Loans and resulted in principal distributed to the Certificateholders being reduced as a result of the first proviso in the definition of “Principal Distribution Amount”;

fourth, as a recovery of Nonrecoverable Advances;

fifth, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance; and

sixth, in accordance with the Servicing Standard, as a recovery of any other amounts due and owing on such Mortgage Loan, including, without limitation, late payment charges and Default Interest and Yield Maintenance Charges;

provided that payments or proceeds received with respect to any partial release of a Mortgaged Property or any portion thereof (including pursuant to a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan, Serviced Whole Loan or Trust AB Whole Loan, as applicable, exceeds 125% (based solely on the value of the real property, and excluding the value of the personal property and going concern value, if any) must be applied to reduce the principal balance of such Mortgage Loan, Serviced Whole Loan or Trust AB Whole Loan, as applicable, in the manner permitted by the REMIC Provisions; provided, further, that if a Non-Serviced Mortgage Loan and any related Non-Serviced Companion Loan comprising a Non-Serviced Whole Loan become REO Loans, the treatment of the foregoing amounts with respect to such Non-Serviced Whole Loan shall be subject to the terms of the related Non-Serviced Intercreditor Agreement and Non-Serviced Pooling Agreement, in that order; provided, further, that with respect to each Mortgage Loan related to a Serviced Whole Loan or Trust AB Whole Loan, as applicable, amounts collected with respect to the related Serviced Whole Loan or Trust AB Whole Loan, as applicable, shall be allocated first pursuant to the terms of the related Intercreditor Agreement and then, any amounts allocated to the related Serviced Mortgage Loan or Trust AB Mortgage Loan, as applicable, shall be subject to application as described above.

(ii)           Liquidation Proceeds in respect of each Mortgage Loan or REO Loan (in the case of an REO Loan, exclusive of amounts payable to any applicable Companion Loan or Trust Subordinate Companion Loan pursuant to the terms of the related Intercreditor Agreement) shall be applied in the following order of priority:

first, as a reimbursement first, to the Trustee and second, to the Master Servicer or the Special Servicer, as applicable for any outstanding Advances related to such Mortgage Loan or REO Loan (including Workout-Delayed Reimbursement Amounts that have not been reimbursed to the Master Servicer or the Special Servicer, as applicable) and interest thereon as provided in this Agreement and unpaid servicing compensation, liquidation expenses and related additional Trust Fund expenses);

second, as a recovery of accrued and unpaid interest on such Mortgage Loan or REO Loan that has not been the subject of a P&I Advance, at the related Mortgage Rate in effect from time to time through the end of the related Interest Accrual Period;

third, as a recovery of Unliquidated Advances and, without duplication, principal of such Mortgage Loan or REO Loan then due and owing, in each case, that were paid from collections on the Mortgage Loans and resulted in principal distributed to the Certificateholders being reduced as a result of the first proviso in the definition of “Principal Distribution Amount”;

fourth, as a recovery of Nonrecoverable Advances;

fifth, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance;

sixth, as a recovery of Appraisal Reduced Interest; and

seventh, in accordance with the Servicing Standard, as a recovery of any other amounts due and owing on such Mortgage Loan including, without limitation, late payment charges and Default Interest and Yield Maintenance Charges;

provided that if a Non-Serviced Mortgage Loan and any related Non-Serviced Companion Loan comprising a Non-Serviced Whole Loan becomes an REO Loan, the treatment of the foregoing amounts with respect to such Non-Serviced Whole Loan shall be subject to the terms of the related Non-Serviced Intercreditor Agreement and Non-Serviced Pooling Agreement, in that order; provided, further, that with respect to each Mortgage Loan related to a Serviced Whole Loan or Trust AB Whole Loan, as applicable, amounts collected with respect to the related Serviced Whole Loan or Trust AB Whole Loan, as applicable, shall be allocated first pursuant to the terms of the related Intercreditor Agreement and then, any amounts allocated to the related Serviced Mortgage Loan or Trust AB Mortgage Loan, as applicable, shall be subject to application as described above.

(iii)          Notwithstanding clauses (i) and (ii) above, such provisions shall not be deemed to affect the priority of distributions of payments pursuant to the provisions of this Agreement. To the extent that such amounts are paid by a party other than a Mortgagor, such amounts shall be deemed to have been paid in respect of a purchase of all or part of the Mortgaged Property (in the case of Insurance and Condemnation Proceeds or Liquidation Proceeds) and then paid by the Mortgagor under the Mortgage Loan, Companion Loan or Trust Subordinate Companion Loan, as applicable, or in accordance with Section 3.02(b)(ii) above.

(c)           To the extent consistent with the terms of the Mortgage Loans (and, with respect to each Serviced Whole Loan or Trust AB Whole Loan, as applicable, the related Serviced Companion Loan or Trust Subordinate Companion Loan, as applicable, and the related Intercreditor Agreement) and applicable law, the Master Servicer shall apply all Insurance and Condemnation Proceeds it receives on a day other than the Due Date to amounts due and owing under the related Mortgage Loan, Companion Loan or Trust Subordinate Companion Loan as if such Insurance and Condemnation Proceeds were received on the Due Date immediately succeeding the month in which such Insurance and Condemnation Proceeds were received and otherwise in accordance with Section 3.02(b)(ii) above.

(d)           In the event that the Master Servicer or Special Servicer receives Excess Interest prior to the Determination Date for any Due Period, or receives notice from the related

Mortgagor that the Master Servicer or Special Servicer will be receiving Excess Interest prior to the Determination Date for any Due Period, the Master Servicer or Special Servicer, as the case may be, shall notify the Trustee and Certificate Administrator two (2) Business Days prior to the related Distribution Date. None of the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee shall be responsible for any failure of the related Mortgagor to pay any such Excess Interest or prepayment penalty. The preceding statements shall not, however, be construed to limit the provisions of Section 3.02(a).

(e)          With respect to any Mortgage Loan (or Trust Subordinate Companion Loan, as applicable) in connection with which the Mortgagor was required to escrow funds or to post a letter of credit related to obtaining certain performance objectives described in the applicable Mortgage Loan documents or Trust Subordinate Companion Loan documents, as applicable, the Master Servicer shall, to the extent consistent with the Servicing Standard, hold such escrows, letters of credit and proceeds thereof as additional collateral and not apply such items to reduce the principal balance of such Mortgage Loan, Serviced Companion Loan or Trust Subordinate Companion Loan, unless otherwise required to do so pursuant to the applicable Mortgage Loan documents, applicable law or court order.

(f)           Promptly following the Closing Date, in the case of any Non-Serviced Whole Loan, the Certificate Administrator shall send written notice (in the form attached hereto as Exhibit T) to the related Non-Serviced Master Servicer (with a copy to any other applicable party set forth on the schedule of addresses to Exhibit T) stating that, as of such date, the Trustee is the holder of the related Non-Serviced Mortgage Loan and directing such Non-Serviced Master Servicer to remit to the Master Servicer all amounts payable to, and to forward, deliver or otherwise make available, as the case may be, to the Master Servicer all reports, statements, documents, communications and other information that are to be forwarded, delivered or otherwise made available to, the holder of such Non-Serviced Mortgage Loan under the related Non-Serviced Intercreditor Agreement and the related Non-Serviced Pooling Agreement. The Master Servicer shall, within two (2) Business Days of receipt of properly identified funds, deposit into the Certificate Account all amounts received with respect to the related Non-Serviced Mortgage Loan, the related Non-Serviced Mortgaged Property or any related REO Property.

Section 3.03     Collection of Taxes, Assessments and Similar Items; Servicing Accounts. (a) The Master Servicer shall establish and maintain one or more accounts (the “Servicing Accounts”), into which all Escrow Payments shall be deposited and retained, and shall administer such Servicing Accounts in accordance with the Mortgage Loan documents and, if applicable, the Companion Loan documents or Trust Subordinate Companion Loan documents, as the case may be. Any Servicing Account related to a Serviced Whole Loan or Trust AB Whole Loan, as the case may be, shall be held for the benefit of the Certificateholders and the related Serviced Companion Noteholder (including, in the case of the Trust Subordinate Companion Loan, the Holders of the Class BNB Certificates) collectively, but this shall not be construed to modify respective interests of either noteholder therein as set forth in the related Intercreditor Agreement. Amounts on deposit in Servicing Accounts may only be invested in accordance with the terms of the related Mortgage Loan documents, Companion Loan documents and Trust Subordinate Companion Loan documents, as applicable, or in Permitted Investments in accordance with the provisions of Section 3.06. Servicing Accounts shall be Eligible Accounts to the extent permitted by the terms of the related Mortgage Loan documents.

Withdrawals of amounts so deposited from a Servicing Account may be made only to: (i) effect payment of items for which Escrow Payments were collected and comparable items; (ii) reimburse the Trustee and then the Master Servicer, if applicable, for any Servicing Advances; (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) pay interest to Mortgagors on balances in the Servicing Account, if required by applicable law or the terms of the related Mortgage Loan, Companion Loan or Trust Subordinate Companion Loan and as described below or, if not so required, to the Master Servicer; (v) after the occurrence of an event of default under the related Mortgage Loan, Companion Loan or Trust Subordinate Companion Loan, apply amounts to the indebtedness under the applicable Mortgage Loan, Companion Loan or Trust Subordinate Companion Loan; (vi) withdraw amounts deposited in error; (vii) pay Penalty Charges to the extent permitted by the related Mortgage Loan documents; or (viii) clear and terminate the Servicing Account at the termination of this Agreement in accordance with Section 9.01. As part of its servicing duties, the Master Servicer shall pay or cause to be paid to the Mortgagors interest on funds in Servicing Accounts, to the extent required by law or the terms of the related Mortgage Loan, Companion Loan or Trust Subordinate Companion Loan; provided, however, that in no event shall the Master Servicer be required to remit to any Mortgagor any amounts in excess of actual net investment income or funds in the related Servicing Account. If allowed by the related Mortgage Loan documents and applicable law, the Master Servicer may charge the related Mortgagor an administrative fee for maintenance of the Servicing Accounts.

(b)           The Special Servicer, in the case of REO Loans (other than any REO Loan succeeding a Non-Serviced Mortgage Loan), and the Master Servicer, in the case of all other Mortgage Loans (other than a Non-Serviced Mortgage Loan), each Serviced Companion Loan and the Trust Subordinate Companion Loan, shall maintain accurate records with respect to each related Mortgaged Property reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums and any ground rents payable in respect thereof. The Special Servicer, in the case of REO Loans (other than any REO Loan succeeding a Non-Serviced Mortgage Loan), and the Master Servicer, in the case of all other Mortgage Loans (other than a Non-Serviced Mortgage Loan), each Serviced Companion Loan and Trust Subordinate Companion Loan, shall use reasonable efforts consistent with the Servicing Standard to obtain, from time to time, all bills for the payment of such items (including renewal premiums) and shall effect payment thereof from the REO Account or by the Master Servicer as Servicing Advances prior to the applicable penalty or termination date and, in any event, prior to the institution of foreclosure or similar proceedings with respect to the related Mortgaged Property for nonpayment of such items, employing for such purpose Escrow Payments (which shall be so applied by the Master Servicer at the written direction of the Special Servicer in the case of REO Loans) as allowed under the terms of the related Mortgage Loan (other than a Non-Serviced Mortgage Loan), Companion Loan and Trust Subordinate Companion Loan. Other than with respect to any Non-Serviced Mortgage Loan, the Master Servicer shall service and administer any reserve accounts (including monitoring, maintaining or changing the amounts of required escrows) in accordance with the terms of such Mortgage Loan and the related Serviced Companion Loan or Trust Subordinate Companion Loan, as applicable, and the Servicing Standard. To the extent that a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Companion Loan or Trust Subordinate Companion Loan, as applicable, does not require a Mortgagor to escrow for the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items, the

Special Servicer, in the case of REO Loans, and the Master Servicer, in the case of all other Mortgage Loans, Companion Loan or Trust Subordinate Companion Loan, as applicable, that it is responsible for servicing hereunder, shall use reasonable efforts consistent with the Servicing Standard to cause the Mortgagor to comply with its obligation to make payments in respect of such items at the time they first become due and, in any event, prior to the institution of foreclosure or similar proceedings with respect to the related Mortgaged Property for nonpayment of such items.

(c)           In accordance with the Servicing Standard and for each Mortgage Loan (other than any Non-Serviced Mortgage Loans) and each Serviced Whole Loan and Trust Subordinate Companion Loan, as applicable, the Master Servicer shall advance all such funds as are necessary for the purpose of effecting the payment of (i) real estate taxes, assessments and other similar items that are or may become a lien thereon, (ii) ground rents (if applicable) and (iii) premiums on Insurance Policies, in each instance if and to the extent Escrow Payments collected from the related Mortgagor (or related REO Revenues, if applicable) are insufficient to pay such item when due and the related Mortgagor has failed to pay such item on a timely basis, and provided, however, that the particular advance would not, if made, constitute a Nonrecoverable Servicing Advance and provided, further, however, that with respect to the payment of taxes and assessments, the Master Servicer shall not be required to make such advance until the later of five (5) Business Days after the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as the case may be, has received confirmation that such item has not been paid or the date prior to the date after which any penalty or interest would accrue in respect of such taxes or assessments. The Special Servicer shall give the Master Servicer and the Trustee no less than five (5) Business Days’ written (facsimile or electronic) notice before the date on which the Master Servicer is requested to make any Servicing Advance with respect to a given Specially Serviced Mortgage Loan or REO Property; provided, however, that only two (2) Business Days’ written (facsimile or electronic) notice shall be required in respect of Servicing Advances required to be made on an emergency or urgent basis provided, further, that the Special Servicer shall not be entitled to make such a request (other than for Servicing Advances required to be made on an urgent or emergency basis) more frequently than once per calendar month (although such request may relate to more than one Servicing Advance). The Master Servicer may pay the aggregate amount of such Servicing Advances listed on a monthly request to the Special Servicer, in which case the Special Servicer shall remit such Servicing Advances to the ultimate payees. The Special Servicer shall have no obligation to make any Servicing Advances; provided, that in an urgent or emergency situation requiring the making of a Servicing Advance, the Special Servicer may make a Servicing Advance. Within five (5) Business Days of making such a Servicing Advance, the Special Servicer shall deliver to the Master Servicer request for reimbursement for such Servicing Advance, along with all information and documentation in the Special Servicer’s possession regarding the subject Servicing Advance as the Master Servicer may reasonably request, and the Master Servicer shall be obligated, out of such Master Servicer’s own funds, to reimburse the Special Servicer for any unreimbursed Servicing Advances (other than Nonrecoverable Servicing Advances) made by the Special Servicer pursuant to the terms hereof), together with interest thereon at the Reimbursement Rate from the date made to, but not including, the date of reimbursement. Such reimbursement and any accompanying payment of interest shall be made within five (5) Business Days of the written request therefor pursuant to the preceding sentence by wire transfer of immediately available funds to an account designated in writing by the Special Servicer. Upon the Master Servicer’s reimbursement to the Special Servicer of any Servicing Advance and payment to the Special Servicer of interest thereon, all in accordance with this Section, the Master Servicer shall for all purposes of this Agreement be deemed to have made such Servicing Advance at the same time as the Special Servicer actually made such Servicing Advance, and accordingly, the Master Servicer shall be entitled to be reimbursed for such Servicing Advance, together with interest thereon at the Reimbursement Rate, at the same time, in the same manner and to the same extent as the Master Servicer would otherwise have been entitled if it had actually made such Servicing Advance at the time the Special Servicer did. Notwithstanding the foregoing provisions of this Section, the Master Servicer shall not be required to reimburse the Special Servicer for any such Servicing Advance if the Master Servicer determines in its reasonable judgment that such Servicing Advance, although not characterized by the Special Servicer as a Nonrecoverable Servicing Advance, is in fact a Nonrecoverable Servicing Advance. The Master Servicer shall notify the Special Servicer in writing of such determination and, if applicable, such Nonrecoverable Servicing Advance shall be reimbursed to the Special Servicer pursuant to Section 3.05 of this Agreement.

Any request by the Special Servicer that the Master Servicer make a Servicing Advance shall be deemed to be a determination by the Special Servicer that such requested Servicing Advance is not a Nonrecoverable Servicing Advance, and the Master Servicer shall be entitled to conclusively rely on such determination, provided that the determination shall not be binding on the Master Servicer or Trustee. On the first Business Day after the Determination Date for the related Distribution Date, the Special Servicer shall report to the Master Servicer if the Special Servicer determines any Servicing Advance previously made by the Master Servicer with respect to a Specially Serviced Mortgage Loan or REO Loan is a Nonrecoverable Servicing Advance. The Master Servicer shall be entitled to conclusively rely on such a determination, but such determination shall not be binding upon the Master Servicer, and shall in no way limit the ability of the Master Servicer in the absence of such determination to make its own determination that any Advance is a Nonrecoverable Advance. If the Special Servicer makes a determination that only a portion of, and not all of, any previously made or proposed Servicing Advance is a Nonrecoverable Advance, the Master Servicer shall have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed Servicing Advance is a Nonrecoverable Advance. All such Advances shall be reimbursable in the first instance from related collections from the Mortgagors and further as provided in Section 3.05(a). No costs incurred by the Master Servicer or the Special Servicer in effecting the payment of real estate taxes, assessments and, if applicable, ground rents on or in respect of the Mortgaged Properties shall, for purposes hereof, including, without limitation, the Certificate Administrator’s calculation of monthly distributions to Certificateholders, be added to the unpaid principal balances of the related Mortgage Loans, any related Serviced Companion Loan or Trust Subordinate Companion Loan, if applicable, notwithstanding that the terms of such Mortgage Loans, related Serviced Companion Loan or Trust Subordinate Companion Loan, if applicable, so permit. If the Master Servicer fails to make any required Servicing Advance as and when due (including any applicable cure periods), to the extent the Trustee has actual knowledge of such failure, the Trustee shall make such Servicing Advance pursuant to Section 7.05. Notwithstanding anything herein to the contrary, no Servicing Advance shall be required hereunder if such Servicing Advance would, if made, constitute a Nonrecoverable Servicing Advance. In addition, the Master Servicer shall consider Unliquidated Advances in respect of prior Servicing Advances for purposes of nonrecoverability determinations. The Special Servicer shall have no obligation to make any Servicing Advances under this Agreement.

Notwithstanding the foregoing provisions of this Section 3.03(c), the Master Servicer shall not be required to reimburse the Special Servicer out of its own funds for, or to make at the direction of the Special Servicer, any Servicing Advance if the Master Servicer determines that such Servicing Advance, although not characterized by the Special Servicer as a Nonrecoverable Servicing Advance, is a Nonrecoverable Servicing Advance. The Master Servicer shall notify the Special Servicer in writing of such determination and, if applicable, such Nonrecoverable Servicing Advance shall be reimbursed to the Special Servicer pursuant to Section 3.05(a).

Notwithstanding anything to the contrary contained in this Section 3.03(c), the Master Servicer may in its good faith judgment elect (but shall not be required unless directed by the Special Servicer with respect to Specially Serviced Mortgage Loans and REO Loans) to make a payment from amounts on deposit in the Certificate Account (or any Companion Distribution Account maintained as a subaccount thereof by a Companion Paying Agent, if applicable) (which shall be deemed first made from amounts distributable as principal and then from all other amounts comprising general collections) to pay for certain expenses set forth below notwithstanding that the Master Servicer (or Special Servicer, as applicable) has determined that a Servicing Advance with respect to such expenditure would be a Nonrecoverable Servicing Advance (unless, with respect to Specially Serviced Mortgage Loans or REO Loans, the Special Servicer has notified the Master Servicer to not make such expenditure), where making such expenditure would prevent (i) the related Mortgaged Property from being uninsured or being sold at a tax sale or (ii) any event that would cause a loss of the priority of the lien of the related Mortgage, or the loss of any security for the related Mortgage Loan, Trust Subordinate Companion Loan or Serviced Companion Loan; provided that in each instance, the Master Servicer or the Special Servicer, as applicable, determines in accordance with the Servicing Standard (as evidenced by an Officer’s Certificate delivered to the Trustee) that making such expenditure is in the best interest of the Certificateholders (including, in the case of the Trust Subordinate Companion Loan, the Holders of the Class BNB Certificates) (and, if applicable, the Companion Holders), all as a collective whole (taking into account the subordinate or pari passu nature of any Companion Loans or Trust Subordinate Companion Loan, as the case may be). The Master Servicer or Trustee may elect to obtain reimbursement of Nonrecoverable Servicing Advances from the Trust Fund pursuant to the terms of Section 3.19(c). The parties acknowledge that pursuant to the applicable Non-Serviced Pooling Agreement, the applicable Non-Serviced Master Servicer is obligated to make servicing advances with respect to the related Non-Serviced Whole Loan. The applicable Non-Serviced Master Servicer shall be entitled to reimbursement for Nonrecoverable Servicing Advances with respect to such Non-Serviced Whole Loan (with, in each case, any accrued and unpaid interest thereon provided for under the applicable Non-Serviced Pooling Agreement) in the manner set forth in the applicable Non-Serviced Pooling Agreement and the applicable Non-Serviced Intercreditor Agreement.

(d)           In connection with its recovery of any Servicing Advance out of the Certificate Account (or any Companion Distribution Account maintained as a subaccount thereof by the Companion Paying Agent, if applicable) pursuant to Section 3.05(a), the Trustee, the

Special Servicer and then the Master Servicer, as the case may be and in that order, shall be entitled to receive, out of any amounts then on deposit in the Certificate Account interest at the Reimbursement Rate in effect from time to time, accrued on the amount of such Servicing Advance from the date made to, but not including, the date of reimbursement. Subject to Section 3.19(c), the Master Servicer shall reimburse itself, the Special Servicer or the Trustee, as the case may be, for any outstanding Servicing Advance as soon as practically possible after funds available for such purpose are deposited in the Certificate Account (or any Companion Distribution Account maintained as a subaccount thereof by the Companion Paying Agent, if applicable) subject to the Master Servicer’s or the Trustee’s options and rights to defer recovery of such amounts as provided herein; provided, however, that such Master Servicer’s or Trustee’s options and rights to defer recovery of such amounts shall not alter the Master Servicer’s obligation to reimburse the Special Servicer for any outstanding Servicing Advance as provided for in this sentence. To the extent amounts on deposit in the Companion Distribution Account with respect to the related Companion Loan are insufficient for any such reimbursement, the Master Servicer shall use reasonable efforts to enforce the rights of the holder of the related Mortgage Loan under the related Intercreditor Agreement to obtain any reimbursement available from the holder of the related Companion Loan.

(e)           To the extent an operations and maintenance plan is required to be established and executed pursuant to the terms of a Mortgage Loan (other than a Non-Serviced Mortgage Loan), the Master Servicer shall request from the Mortgagor written confirmation thereof within a reasonable time after the later of the Closing Date and the date as of which such plan is required to be established or completed. To the extent any repairs, capital improvements, actions or remediations are required to have been taken or completed pursuant to the terms of the Mortgage Loan (other than a Non-Serviced Mortgage Loan), the Master Servicer shall request from the Mortgagor written confirmation of such actions and remediations within a reasonable time after the later of the Closing Date and the date as of which such action or remediations are required to be or to have been taken or completed. To the extent a Mortgagor shall fail to promptly respond to any inquiry described in this Section 3.03(e), the Master Servicer shall report any such failure to the Special Servicer within a reasonable time after the date as of which such actions or remediations are required to be or to have been taken or completed.

Section 3.04     The Certificate Account, the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Companion Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account, the Class EC Distribution Account and the BankNote Building REMIC Distribution Account. (a) The Master Servicer shall establish and maintain, or cause to be established and maintained, a Certificate Account in which the Master Servicer shall deposit or cause to be deposited on a daily basis and in no event later than the second Business Day following receipt of available and properly identified funds (in the case of payments by Mortgagors or other collections on the Mortgage Loans, Companion Loans or Trust Subordinate Companion Loan), except as otherwise specifically provided herein, the following payments and collections received or made by or on behalf of it subsequent to the Cut-off Date (other than in respect of principal and interest on the Mortgage Loans, Companion Loans or Trust Subordinate Companion Loan due and payable on or before the Cut-off Date, which payments shall be delivered promptly to the appropriate Mortgage Loan Seller or its respective designee and other than any amounts received from Mortgagors which are received in connection with the purchase of defeasance collateral), or payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a period subsequent thereto:

(i)            all payments on account of principal, including Principal Prepayments on the Mortgage Loans or the Trust Subordinate Companion Loan or principal prepayments on Serviced Companion Loans;

(ii)           all payments on account of interest on the Mortgage Loans, the Trust Subordinate Companion Loan or the Serviced Companion Loans, including Excess Interest, Yield Maintenance Charges and Default Interest;

(iii)          late payment charges and other Penalty Charges to the extent required to offset interest on Advances and additional Trust Fund expenses (other than Special Servicing Fees, Workout Fees or Liquidation Fees) as required by Section 3.11(d);

(iv)          all Insurance and Condemnation Proceeds and Liquidation Proceeds (other than Gain-on-Sale Proceeds or Non-Serviced Gain-on-Sale Proceeds) received in respect of any Mortgage Loan, Trust Subordinate Companion Loan, Serviced Companion Loan or REO Property (other than (A) Liquidation Proceeds that are received in connection with the purchase by the Master Servicer, the Special Servicer, the Holders of the majority of the Controlling Class, or the Holders of the Class R Certificates of all the Mortgage Loans, the Trust Subordinate Companion Loan and any REO Properties in the Trust Fund and that are to be deposited in the Lower-Tier REMIC Distribution Account pursuant to Section 9.01 and (B) any proceeds that are received in connection with the purchase, if any, of a Serviced Pari Passu Companion Loan from a securitization by the related mortgage loan seller, which shall be paid directly to the servicer of such securitization) together with any recovery of Unliquidated Advances in respect of the related Mortgage Loans;

(v)           any amounts required to be transferred from the REO Account pursuant to Section 3.16(c);

(vi)          any amounts required to be deposited by the Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Certificate Account; and

(vii)         any amounts required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket hazard or master single interest policy.

Notwithstanding the foregoing requirements, the Master Servicer need not deposit into the Certificate Account any amount that the Master Servicer would be authorized to withdraw immediately from such account in accordance with the terms of Section 3.05 and shall be entitled to instead immediately pay such amount directly to the Person(s) entitled thereto; provided that such amounts shall be applied in accordance with the terms hereof and shall be reported as if deposited in such Certificate Account and then withdrawn.

The foregoing requirements for deposit in the Certificate Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, actual payments from Mortgagors in the nature of Escrow Payments, charges for beneficiary statements or demands, assumption fees, modification fees, extension fees, defeasance fees, amounts collected for Mortgagor checks returned for insufficient funds or other amounts the Master Servicer or the Special Servicer would be entitled to retain as additional servicing compensation need not be deposited by the Master Servicer in the Certificate Account. If the Master Servicer shall deposit in the Certificate Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Certificate Account, any provision herein to the contrary notwithstanding. Assumption, extension and modification fees actually received from Mortgagors on Specially Serviced Mortgage Loans shall be promptly delivered to the Special Servicer as additional servicing compensation.

Upon receipt of any of the foregoing amounts in clauses (i) through (iv) above with respect to any Specially Serviced Mortgage Loans, the Special Servicer shall remit within one (1) Business Day such amounts to the Master Servicer for deposit into the Certificate Account, in accordance with this Section 3.04(a). Any such amounts received by the Special Servicer with respect to an REO Property shall be deposited by the Special Servicer into the REO Account and remitted to the Master Servicer for deposit into the Certificate Account, pursuant to Section 3.16(c). With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse without recourse or warranty such check to the order of the Master Servicer and shall promptly deliver any such check to the Master Servicer by overnight courier. Funds in the Certificate Account may only be invested in Permitted Investments in accordance with the provisions of Section 3.06. As of the Closing Date, the Certificate Account for the Master Servicer shall be located at the offices of Wells Fargo Bank, National Association. The Master Servicer shall give notice to the Trustee, the Special Servicer, the Certificate Administrator and the Depositor of the new location of the Certificate Account prior to any change thereof.

For purposes of determining amounts to be deposited in the Certificate Account in respect of the Trust Subordinate Companion Loan and the Trust AB Mortgage Loan, the Master Servicer shall determine the allocation of such amounts in accordance with the related Intercreditor Agreement. All amounts so allocable to the Trust Subordinate Companion Loan shall be held separate and apart from other amounts deposited in the Certificate Account (or in a subaccount of the Certificate Account) and may be withdrawn from the Certificate Account (pursuant to Section 3.04 and otherwise) only to the extent set forth in this Agreement and not specifically prohibited under the related Intercreditor Agreement.

(b)           The Certificate Administrator, on behalf of the Trustee, shall establish and maintain (i) the Lower-Tier REMIC Distribution Account, the Interest Reserve Account and the Gain-on-Sale Reserve Account in trust for the benefit of the Certificateholders (other than the Class BNB and Class Z Certificateholders), (provided that any Gain-on-Sale Proceeds with respect to the Trust Subordinate Companion Loan shall be deemed distributed by the BankNote Building Trust Subordinate Companion Loan REMIC in respect of the Class BNB-R Interest to the Holders of the Class R Certificates and then re-contributed in respect of the Class LR Interest and held by the Certificate Administrator as an asset of the Lower-Tier REMIC for the benefit of the Trustee as Holder of the Lower-Tier Regular Interests and the Certificateholders), (ii) the

Upper-Tier REMIC Distribution Account for the benefit of the Certificateholders (other than the Class X-C, Class BNB and Class Z Certificateholders) and the Trustee as holder of the Lower-Tier Regular Interests (other than the Class X-C Certificates), (iii) the Excess Interest Distribution Account for the benefit of the Class Z Certificateholders, (iv) the Class EC Distribution Account for the benefit of the Class EC Certificateholders and (v) the BankNote Building REMIC Distribution Account for the benefit of the Class BNB Certificateholders. The Master Servicer shall deliver to the Certificate Administrator each month on or before the P&I Advance Date therein, for deposit (x) in the Lower-Tier REMIC Distribution Account, that portion of the Available Distribution Amount attributable to the Mortgage Loans (in each case, calculated without regard to clauses (a)(iii)(B), (a)(iv), and (c) of the definition of Available Distribution Amount) for the related Distribution Date, (y) in the Excess Interest Distribution Account all Excess Interest for the related Distribution Date then on deposit in the Certificate Account after giving effect to withdrawals of funds pursuant to Section 3.05(a)(ii), and (z)( in the BankNote Building REMIC Distribution Account, the Class BNB Available Distribution Amount attributable to the Trust Subordinate Companion Loan without regard to clause (c) or clause (e) of the definition of the Class BNB Available Distribution Amount.

With respect to each Companion Loan (excluding any Non-Serviced Companion Loan), the Companion Paying Agent shall establish and maintain the Companion Distribution Account, which may be a subaccount of the Certificate Account, for distributions to each Companion Holder, to be held for the benefit of the related Companion Holder and shall, promptly upon receipt, deposit in the Companion Distribution Account any and all amounts received by the Companion Paying Agent that are required by the terms of this Agreement or the applicable Intercreditor Agreement to be deposited therein; provided, however, that the Companion Paying Agent shall separately track for each Serviced Companion Loan all amounts deposited with respect to such Serviced Companion Loan. The Master Servicer shall deliver to the Companion Paying Agent each month, on or before the P&I Advance Date therein, for deposit in the Companion Distribution Account, an aggregate amount of immediately available funds, to the extent received with respect to the related Serviced Whole Loan, to the extent of available funds, equal to the amount to be distributed to the related Companion Holder pursuant to the terms of this Agreement and the related Intercreditor Agreement. Notwithstanding the preceding, the following provisions shall apply to remittances relating to the Serviced Companion Loans that have been deposited into an Other Securitization: (1) on each Serviced Whole Loan Remittance Date, the Master Servicer shall withdraw from the Certificate Account (or applicable portion thereof) an aggregate amount equal to all payments and/or collections actually received on, and payable to, such Serviced Companion Loans prior to such dates; provided, however, that in no event shall the Master Servicer be required to transfer to the Companion Distribution Account any portion thereof that is payable or reimbursable to or at the direction of any party to this Agreement under the other provisions of this Agreement and/or the related Intercreditor Agreement; (2) on each Serviced Whole Loan Remittance Date, the Companion Paying Agent shall make the payments and remittance described in Section 4.01(m) of this Agreement, which payments and remittance shall be made, in each case, on the Serviced Whole Loan Remittance Date.

The Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account, the Interest Reserve Account, the Companion Distribution Account, the Class EC

Distribution Account and the BankNote Building REMIC Distribution Account may be subaccounts of a single Eligible Account, which shall be maintained as a segregated account separate from other accounts.

In addition to the amounts required to be deposited in the Lower-Tier REMIC Distribution Account or the BankNote Building REMIC Distribution Account pursuant to this Section 3.04, the Master Servicer shall, as and when required hereunder, deliver to the Certificate Administrator for deposit in the Lower-Tier REMIC Distribution Account or the BankNote Building REMIC Distribution Account, as applicable:

(i)            any amounts required to be deposited by the Master Servicer pursuant to Section 3.19(a) as Compensating Interest Payments (other than the portion of any Compensating Interest Payment allocated to a Serviced Pari Passu Companion Loan) in connection with Prepayment Interest Shortfalls;

(ii)           any P&I Advances required to be made by the Master Servicer in accordance with Section 4.03;

(iii)          any Liquidation Proceeds paid by the Master Servicer, the Special Servicer, the Holders of the Controlling Class or the Holders of the Class R Certificates in connection with the purchase of all of the Mortgage Loans and the Trust Subordinate Companion Loan and any REO Properties in the Trust Fund pursuant to Section 9.01 (exclusive of that portion thereof required to be deposited in the Certificate Account pursuant to Section 9.01);

(iv)          any Yield Maintenance Charges with respect to the Mortgage Loans and the Trust Subordinate Companion Loan, as applicable, actually collected; and

(v)           any other amounts required to be so delivered for deposit in the Lower-Tier REMIC Distribution Account or the BankNote Building REMIC Distribution Account (in respect of the Trust Subordinate Companion Loan) pursuant to any provision of this Agreement.

If, as of the close of business (New York City time) on any P&I Advance Date or on such other date as any amount referred to in the foregoing clauses (i) through (v) or any Excess Interest are required to be delivered hereunder, the Master Servicer shall not have delivered to the Certificate Administrator for deposit in the Lower-Tier REMIC Distribution Account, the Excess Interest Distribution Account or the BankNote Building REMIC Distribution Account (in respect of the Trust Subordinate Companion Loan), as applicable, the amounts required to be deposited therein pursuant to the provisions of this Agreement (including any P&I Advance with respect to the Mortgage Loans, pursuant to Section 4.03(a) hereof), the Master Servicer shall pay the Certificate Administrator interest on such late payment at the Prime Rate from and including the date such payment was required to be made (without regard to any grace period set forth in Section 7.01(a)(i)) until (but not including) the date such late payment is received by the Certificate Administrator.

The Certificate Administrator shall, upon receipt, deposit in the Lower-Tier REMIC Distribution Account or the BankNote Building REMIC Distribution Account (in

respect of the Trust Subordinate Companion Loan) or the Excess Interest Distribution Account, as applicable, any and all amounts received by the Certificate Administrator that are required by the terms of this Agreement to be deposited therein.

Promptly on each Distribution Date, the Certificate Administrator shall be deemed to withdraw from the Lower-Tier REMIC Distribution Account and deposit in the Upper-Tier REMIC Distribution Account an aggregate amount of immediately available funds equal to the Lower-Tier Distribution Amount and the amount of any Yield Maintenance Charges for such Distribution Date allocated in payment of the Lower-Tier Regular Interests as specified in Section 4.01(d) and Section 4.01(f), respectively.

Funds on deposit in the Gain-on-Sale Reserve Account, the Interest Reserve Account, the Companion Distribution Account, the Excess Interest Distribution Account, the Class EC Distribution Account, the Upper-Tier REMIC Distribution Account, the Lower-Tier REMIC Distribution Account or the BankNote Building REMIC Distribution Account may be invested and, if invested, shall be invested by, and at the risk of, the Certificate Administrator in Permitted Investments selected by the Certificate Administrator which shall mature, unless payable on demand, not later than such time on the Distribution Date which will allow the Certificate Administrator to make withdrawals from the Distribution Account, and any such Permitted Investment shall not be sold or disposed of prior to its maturity unless payable on demand. All such Permitted Investments shall be made in the name of “Wells Fargo Bank, National Association, as Certificate Administrator, for the benefit of Wilmington Trust, National Association, as Trustee for the Holders of the JPMBB Commercial Mortgage Securities Trust 2014-C25, Commercial Mortgage Pass-Through Certificates, Series 2014-C25 as their interests may appear”, or in the name of any successor trustee, as Trustee for the Holders of the JPMBB Commercial Mortgage Securities Trust 2014-C25, Commercial Mortgage Pass-Through Certificates, Series 2014-C25 as their interests may appear. None of the Trust, the Depositor, the Mortgagors, the Master Servicer or the Special Servicer shall be liable for any loss incurred on such Permitted Investments.

An amount equal to all income and gain realized from any such investment shall be paid to the Certificate Administrator as additional compensation and shall be subject to its withdrawal at any time from time to time. The amount of any losses incurred in respect of any such investments shall be for the account of the Certificate Administrator which shall deposit the amount of such loss (to the extent not offset by income from other investments) in the Distribution Accounts, as the case may be, out of its own funds immediately as realized. If the Certificate Administrator deposits in or transfers to the Distribution Accounts, as the case may be, any amount not required to be deposited therein or transferred thereto, it may at any time withdraw such amount or retransfer such amount from the Distribution Accounts, as the case may be, any provision herein to the contrary notwithstanding.

As of the Closing Date, the Interest Reserve Account, the Excess Interest Distribution Account, the Class EC Distribution Account, the Upper-Tier REMIC Distribution Account, the Lower-Tier REMIC Distribution Account and the BankNote Building REMIC Distribution Account shall be located at the offices of the Certificate Administrator. The Certificate Administrator shall give notice to the Trustee, the Master Servicer and the Depositor of the proposed location of the Interest Reserve Account, the Excess Interest Distribution

Account, the Class EC Distribution Account, the Upper-Tier REMIC Distribution Account, the Lower-Tier REMIC Distribution Account, the BankNote Building REMIC Distribution Account and, if established, the Gain-on-Sale Reserve Account prior to any change thereof.

For the avoidance of doubt, the Certificate Account (other than (i) any portion holding Excess Interest and (ii) the Companion Distribution Account, if it is a sub-account of the Certificate Account, the Lower-Tier REMIC Distribution Account, the Gain-on-Sale Reserve Account, any Servicing Account, the REO Account, and the Interest Reserve Account (including interest, if any, earned on the investment of funds in such accounts) will be owned by the Lower-Tier REMIC; the Excess Interest Distribution Account (and any portion of the Certificate Account holding Excess Interest) (including interest, if any, earned on the investment of funds in such accounts) will be owned by the Grantor Trust for the benefit of the Class Z Certificateholders; the Class EC Distribution Account (including interest, if any, earned on the investment of funds in such account) will be owned by the Grantor Trust for the benefit of the Class EC Certificateholders; the Companion Distribution Account (including interest, if any, earned on the investment of funds in such account) will be owned by the Companion Holders, as applicable; the Upper-Tier REMIC Distribution Account (including interest, if any, earned on the investment of funds such account) will be owned by the Upper-Tier REMIC; and the BankNote Building REMIC Distribution Account (including interest, if any, earned on the investment of funds in such account) will be owned by the BankNote Building Trust Subordinate Companion Loan REMIC, each for federal income tax purposes.

(c)           Prior to any Determination Date for the first Due Period during which Excess Interest is received on any Mortgage Loan, and upon notification from the Master Servicer or Special Servicer pursuant to Section 3.02(d), the Certificate Administrator, on behalf of the Certificateholders, shall establish and maintain the Excess Interest Distribution Account in its own name on behalf of the Trustee in trust for the benefit of the Class Z Certificateholders. The Excess Interest Distribution Account shall be established and maintained as an Eligible Account (or as a subaccount of an Eligible Account). Prior to the applicable Distribution Date, the Master Servicer shall remit to the Certificate Administrator for deposit in the Excess Interest Distribution Account an amount equal to the Excess Interest received prior to the Determination Date for the applicable Due Period.

(d)           Following the distribution of Excess Interest to Class Z Certificateholders on the first Distribution Date after which there are no longer any Mortgage Loans outstanding which pursuant to their terms could pay Excess Interest, the Certificate Administrator shall terminate the Excess Interest Distribution Account.

(e)           The Certificate Administrator shall establish (upon notice from the Special Servicer of an event occurring that generates Gain-on-Sale Proceeds) and maintain the Gain-on-Sale Reserve Account for the benefit of the Certificateholders. The Gain-on-Sale Reserve Account shall be maintained as an Eligible Account (or as a subaccount of an Eligible Account), separate and apart from trust funds for mortgage pass-through certificates of other series administered by the Certificate Administrator.

Upon the disposition of any REO Property, in accordance with Section 3.09 or Section 3.18, the Special Servicer will calculate the Gain-on-Sale Proceeds, if any, realized that are allocable to the Mortgage Loan or Trust Subordinate Companion Loan, as applicable, in connection with such sale and remit such funds to the Certificate Administrator for deposit into the Gain-on-Sale Reserve Account. In the case of the BankNote Building Whole Loan, any Gain-on-Sale Proceeds on such disposition that are allocable to the Trust Subordinate Companion Loan in accordance with the terms of the BankNote Building Intercreditor Agreement shall be remitted to the Certificate Administrator for deposit into the BankNote Building REMIC Distribution Account. Any gain on such disposition that is allocable to any related Companion Loan in accordance with the terms of the related Intercreditor Agreement shall be remitted to the Companion Paying Agent for deposit into the Companion Distribution Account.

(f)            Any Non-Serviced Gain-on-Sale Proceeds received with respect to any Non-Serviced Mortgage Loan pursuant to the related Non-Serviced Pooling Agreement shall be remitted to the Certificate Administrator for deposit into the Gain-on-Sale Reserve Account.

(g)           The Certificate Administrator shall establish and maintain the Class EC Distribution Account, in its own name on behalf of the Trustee, in trust for the benefit of the Holders of the Class EC Certificates, which shall be an asset of the Trust Fund and the Grantor Trust, but shall not be an asset of any Trust REMIC. The Class EC Distribution Account shall be established and maintained as an Eligible Account or a subaccount of an Eligible Account. The Certificate Administrator shall make or be deemed to have made deposits in and withdrawals from the Class EC Distribution Account in accordance with Article IV of this Agreement.

(h)           The Certificate Administrator shall establish and maintain the BankNote Building REMIC Distribution Account, in its own name on behalf of the Trustee, in trust for the benefit of the Holders of the Class BNB Certificates, which shall be an asset of the Trust Fund and the BankNote Building Trust Subordinate Companion Loan REMIC, but shall not be an asset of any other Trust REMICs. The BankNote Building REMIC Distribution Account shall be established and maintained as an Eligible Account or a subaccount of an Eligible Account. The Certificate Administrator shall make or be deemed to have made deposits in and withdrawals from the BankNote Building REMIC Distribution Account in accordance with Section 3.05 and Article IV of this Agreement.

Section 3.05     Permitted Withdrawals from the Certificate Account, the Distribution Accounts and the Companion Distribution Account. (a) The Master Servicer may, from time to time, make withdrawals from the Certificate Account (or the applicable subaccount thereof) for any of the following purposes (the following not being an order of priority and without duplication of the same payment or reimbursement):

(i)            (A) no later than 4:00 p.m., New York City time, on each P&I Advance Date, to remit to the Certificate Administrator for deposit in the Lower-Tier REMIC Distribution Account (or the BankNote Building REMIC Distribution Account in respect of the Trust Subordinate Companion Loan) and the Excess Interest Distribution Account the amounts required to be remitted pursuant to the first paragraph of Section 3.04(b) or that may be applied to make P&I Advances pursuant to Section 4.03(a); and (B) pursuant to the second paragraph of Section 3.04(b), to remit to the Companion Paying Agent for deposit in the Companion Distribution Account the amounts required to be so deposited with respect to the Companion Loans;

(ii)           (A) to pay itself (or, with respect to any Transferable Servicing Interest, to pay Wells Fargo Bank, National Association if Wells Fargo Bank, National Association is no longer the Master Servicer, any such interest pursuant to Section 3.11(a)) unpaid Servicing Fees in respect of each Mortgage Loan, Trust Subordinate Companion Loan, Companion Loan, Specially Serviced Mortgage Loan, and REO Loan, as applicable, the Master Servicer’s rights to payment of Servicing Fees pursuant to this clause (ii)(A) with respect to any Mortgage Loan, related Serviced Companion Loan, Trust Subordinate Companion Loan, Specially Serviced Mortgage Loan or REO Loan, as applicable, being limited to amounts received on or in respect of such Mortgage Loan, Trust Subordinate Companion Loan or related Serviced Companion Loan (whether in the form of payments, Liquidation Proceeds or Insurance and Condemnation Proceeds) or such REO Loan (whether in the form of REO Revenues, Liquidation Proceeds or Insurance and Condemnation Proceeds), that are allocable as recovery of interest thereon, (B) to pay the Special Servicer any unpaid Special Servicing Fees, Liquidation Fees and Workout Fees in respect of each Specially Serviced Mortgage Loan or REO Loan or Corrected Mortgage Loan, as applicable, and any expense incurred by the Special Servicer in connection with performing any inspections pursuant to Section 3.12(a), remaining unpaid first, out of related REO Revenues, Liquidation Proceeds, Insurance and Condemnation Proceeds and collections in respect of the related Specially Serviced Mortgage Loan (provided that, in the case of such payment relating to a Serviced Whole Loan or the Trust AB Whole Loan, as applicable, such payment shall be made, subject to the terms of the related Intercreditor Agreement (i) with respect to a Serviced Pari Passu Whole Loan, pro rata and pari passu, from the related Serviced Pari Passu Mortgage Loan and Serviced Pari Passu Companion Loan, in accordance with their respective Stated Principal Balances, or (ii) with respect to an AB Whole Loan or Trust AB Whole Loan, first, from the related AB Subordinate Companion Loan or Trust Subordinate Companion Loan, as applicable, and then, from the AB Mortgage Loan or Trust AB Mortgage Loan, as applicable) and then out of general collections on the Mortgage Loans and REO Properties, and (C) to pay the Senior Trust Advisor (or the Master Servicer, if applicable) any unpaid Senior Trust Advisor Fees or Senior Trust Advisor Consulting Fees in respect of each Mortgage Loan, Specially Serviced Mortgage Loan, REO Loan (other than any related Companion Loan) or Trust Subordinate Companion Loan, as applicable, the Senior Trust Advisor’s right to payment of the Senior Trust Advisor Fee or Senior Trust Advisor Consulting Fee pursuant to this clause (ii)(C) with respect to any Mortgage Loan, Specially Serviced Mortgage Loan, REO Loan (other than any related Companion Loan) or Trust Subordinate Companion Loan, as applicable, being limited to amounts received on or in respect of such Mortgage Loan or Trust Subordinate Companion Loan (whether in the form of payments, P&I Advances (solely with respect to the Senior Trust Advisor Fee), Liquidation Proceeds or Insurance and Condemnation Proceeds), such REO Loan (whether in the form of REO Revenues, Liquidation Proceeds or Insurance and Condemnation Proceeds), that are allocable as recovery of interest thereon;

(iii)          to reimburse the Trustee and itself, as applicable (in that order), for unreimbursed P&I Advances, the Master Servicer’s or the Trustee’s right to reimbursement pursuant to this clause (iii) being limited to amounts received which represent Late Collections of interest (net of the related Servicing Fee) on and principal of the particular Mortgage Loans and REO Loans with respect to which such P&I Advances were made; provided that with respect to each Serviced Whole Loan, reimbursement of P&I Advances shall be made only from amounts collected with respect to the related Serviced Mortgage Loan and not from any amounts collected with respect to any related Serviced Companion Loan (provided that, with respect to any AB Subordinate Companion Loan or Trust Subordinate Companion Loan, the foregoing shall not limit or otherwise modify the terms of the related Intercreditor Agreement pursuant to which any amounts collected with respect to the related Whole Loan or Trust AB Whole Loan are allocated to the related Serviced Mortgage Loan and AB Subordinate Companion Loan or the related Trust AB Mortgage Loan and Trust Subordinate Companion Loan) prior to reimbursement from other funds unrelated to such Serviced Whole Loan on deposit in the Certificate Account; provided, further, that if such P&I Advance with respect to a Mortgage Loan becomes a Workout-Delayed Reimbursement Amount, then the maker of such P&I Advance shall additionally, but without duplication, thereafter be entitled to reimbursement for such P&I Advance from the portion of general collections and recoveries on or in respect of the Mortgage Loans and REO Properties on deposit in the Certificate Account from time to time that represent collections or recoveries of principal to the extent provided in clause (v) below; and provided, further, that if such Advance becomes a Nonrecoverable Advance, then such Advance shall be reimbursable pursuant to clause (v) below;

(iv)          to reimburse the Trustee, the Special Servicer and itself, as applicable (in that order), for unreimbursed Servicing Advances, the Master Servicer’s, the Special Servicer’s or the Trustee’s respective rights to receive payment pursuant to this clause (iv) with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan), Trust Subordinate Companion Loan or any related Companion Loan or any REO Property being limited to, as applicable, related payments, Liquidation Proceeds, Insurance and Condemnation Proceeds and REO Revenues (provided that, in the case of such reimbursement relating to a Serviced Whole Loan or Trust AB Whole Loan, as applicable, such reimbursements shall be made, subject to the terms of the related Intercreditor Agreement (i) with respect to a Serviced Pari Passu Whole Loan, pro rata and pari passu, from the related Serviced Pari Passu Mortgage Loan and Serviced Pari Passu Companion Loan in accordance with their respective Stated Principal Balances, or (ii) with respect to an AB Whole Loan or Trust AB Whole Loan, first, from the related AB Subordinate Companion Loan (if any) or Trust Subordinate Companion Loan, as applicable, and then, from any related AB Mortgage Loan or the Trust AB Mortgage Loan, as applicable (provided that, with respect to any AB Subordinate Companion Loan or Trust Subordinate Companion Loan, the foregoing shall not limit or otherwise modify the terms of the related Intercreditor Agreement pursuant to which any amounts collected with respect to the related Whole Loan or Trust AB Whole Loan are allocated to the related Serviced Mortgage Loan and AB Subordinate Companion Loan or the related Trust AB Mortgage Loan and Trust Subordinate Companion Loan)), prior to reimbursement from other funds unrelated to such Serviced Whole Loan on deposit in the

Certificate Account related to any Mortgage Loan); provided, however, that if such Servicing Advance becomes a Workout-Delayed Reimbursement Amount, then the maker of such Servicing Advance shall additionally, but without duplication, thereafter be entitled to reimbursement for such Servicing Advance from the portion of general collections and recoveries on or in respect of the Mortgage Loans and REO Properties on deposit in the Certificate Account from time to time that represent collections or recoveries of principal to the extent provided in clause (v) below; provided, further, that if such Advance becomes a Nonrecoverable Advance, then such Advance shall be reimbursable pursuant to clause (v) below;

(v)           to reimburse the Trustee, the Special Servicer and itself, as applicable (in that order) (1) for Nonrecoverable Advances first, out of REO Revenues, Liquidation Proceeds and Insurance and Condemnation Proceeds, if any, received on the related Mortgage Loan, Trust Subordinate Companion Loan and any related Companion Loan (with respect to such Companion Loan, only for Nonrecoverable Servicing Advances made with respect thereto), then, out of the principal portion of general collections on the Mortgage Loans and REO Properties, then, to the extent the principal portion of general collections is insufficient and with respect to such excess only, subject to any exercise of the sole option to defer reimbursement thereof pursuant to Section 3.19(c), out of general collections on the Mortgage Loans and REO Properties, (2) for Workout-Delayed Reimbursement Amounts, out of the principal portion of the general collections on the Mortgage Loans and REO Properties net of such amounts being reimbursed pursuant to (1) above; (provided that, in case of such reimbursement of a Nonrecoverable Servicing Advance relating to a Serviced Whole Loan or Trust AB Whole Loan, as applicable related thereto, such reimbursement shall be made, subject to the terms of the related Intercreditor Agreement (i) with respect to a Serviced Pari Passu Whole Loan, pro rata and pari passu, from the related Serviced Pari Passu Mortgage Loan and Serviced Pari Passu Companion Loan in accordance with their respective Stated Principal Balances, or (ii) with respect to an AB Whole Loan or Trust AB Whole Loan, first, from the related AB Subordinate Companion Loan (if any) or Trust Subordinate Companion Loan, as applicable, and then from the AB Mortgage Loan or Trust AB Mortgage Loan and provided, further, that, in case of such reimbursement with respect to Nonrecoverable Servicing Advances relating to a Serviced Whole Loan, such reimbursement shall be made as described above in this clause (v)(1) and (v)(2), prior to reimbursement from other funds unrelated to such Serviced Whole Loan on deposit in the Certificate Account; provided, further, that with respect to a Serviced Mortgage Loan, reimbursement of Nonrecoverable P&I Advances from funds collected from the related Serviced Whole Loan shall be made only from amounts collected with respect to such Serviced Mortgage Loan (and not from any amounts collected with respect to the related Serviced Companion Loan), in accordance with the terms of the related Intercreditor Agreement (provided that, with respect to any Serviced Companion Loan or Trust Subordinate Companion Loan, the foregoing with respect to Nonrecoverable Servicing Advances and Nonrecoverable P&I Advances shall not limit or otherwise modify the terms of the related Intercreditor Agreement pursuant to which any amounts collected with respect to the related Whole Loan or Trust AB Whole Loan, as applicable, are allocated to the related Serviced Mortgage Loan and AB Subordinate Companion Loan or to the related Trust AB Mortgage Loan and Trust Subordinate Companion Loan), prior to reimbursement from other funds unrelated to such Serviced Whole Loan on deposit in the Certificate Account related to any Mortgage Loan) or (3) to pay itself, with respect to any Mortgage Loan, Trust Subordinate Companion Loan, any related Companion Loan, if applicable, or REO Property any related earned Servicing Fee that remained unpaid in accordance with clause (ii) above following a Final Recovery Determination made with respect to such Mortgage Loan or REO Property and the deposit into the Certificate Account of all amounts received in connection therewith;

(vi)         at such time as it reimburses the Trustee and itself, as applicable (in that order) or any Other Trustee or Other Servicer for a related securitization trust in respect of any Serviced Pari Passu Companion Loan for (a) any unreimbursed P&I Advance (including any such P&I Advance that constitutes a Workout-Delayed Reimbursement Amount) pursuant to clause (iii) or clause (v) above, to pay itself and/or the Trustee or such other servicing party, as applicable, any interest accrued and payable thereon in accordance with Sections 4.03(d) and 3.11(d), (b) any unreimbursed Servicing Advances (including any such Servicing Advance that constitutes a Workout-Delayed Reimbursement Amount) pursuant to clause (iv) or clause (v) above, to pay itself, the Special Servicer or the Trustee, or Other Trustee or Other Servicer as the case may be, any interest accrued and payable thereon in accordance with Sections 3.03(d) and 3.11(d) or (c) any Nonrecoverable Advances pursuant to clause (v) above, to pay itself, the Special Servicer or the Trustee, or Other Trustee or Other Servicer as the case may be, any interest accrued and payable thereon; provided that in all events, subject to the related Intercreditor Agreement, interest on P&I Advances on any Serviced Mortgage Loan shall not be paid from funds actually distributable to any related Serviced Companion Loan (provided that, with respect to any AB Subordinate Companion Loan, the foregoing shall not limit or otherwise modify the terms of the related Intercreditor Agreement pursuant to which any amounts collected with respect to the related Whole Loan are allocated to the related Serviced Mortgage Loan and AB Subordinate Companion Loan);

(vii)        to reimburse itself, the Special Servicer or the Trustee, as the case may be, for any unreimbursed expenses reasonably incurred by such Person in respect of any Breach or Defect giving rise to a repurchase or substitution obligation of the applicable Mortgage Loan Seller under Section 6 of the applicable Mortgage Loan Purchase Agreement, including, without limitation, any expenses arising out of the enforcement of the repurchase or substitution obligation, each such Person’s right to reimbursement pursuant to this clause (vii) with respect to any Mortgage Loan or the related Trust Subordinate Companion Loan, as applicable, being limited to that portion of the Purchase Price or Substitution Shortfall Amount paid with respect to such Mortgage Loan or related Trust Subordinate Companion Loan, as applicable, that represents such expense in accordance with clause (iv) of the definition of Purchase Price;

(viii)        in accordance with Section 2.03(f), to reimburse itself or the Special Servicer, as the case may be, first, out of Liquidation Proceeds, Insurance and Condemnation Proceeds, if any, with respect to the related Mortgage Loan, Trust Subordinate Companion Loan or REO Loan, and then out of general collections on the Mortgage Loans and REO Properties, for any unreimbursed expense reasonably incurred by such Person in connection with the enforcement of the applicable Mortgage Loan Seller’s obligations under Section 6 of the applicable Mortgage Loan Purchase Agreement, but only to the extent that such expenses are not reimbursable pursuant to clause (vii) above or otherwise; provided that, in case of such reimbursement out of Liquidation Proceeds, and Insurance and Condemnation Proceeds described above relating to a Serviced Whole Loan or Trust AB Whole Loan, as applicable, such reimbursement shall be made, subject to the terms of the related Intercreditor Agreement (i) with respect to a Serviced Pari Passu Whole Loan, pro rata and pari passu, from the related Serviced Pari Passu Mortgage Loan and Serviced Pari Passu Companion Loan in accordance with their respective Stated Principal Balances or (ii) with respect to an AB Whole Loan or Trust AB Whole Loan, first, from the related AB Subordinate Companion Loan (if any) or Trust Subordinate Companion Loan, as applicable, and then, from any related AB Mortgage Loan or Trust AB Mortgage Loan, as applicable (provided that, with respect to any AB Subordinate Companion Loan or Trust Subordinate Companion Loan, the foregoing shall not limit or otherwise modify the terms of the related Intercreditor Agreement pursuant to which any amounts collected with respect to the related Whole Loan or Trust AB Whole Loan are allocated to the related Serviced Mortgage Loan and AB Subordinate Companion Loan or the related Trust AB Mortgage Loan and Trust Subordinate Companion Loan), in each case, prior to being payable out of general collections with respect to the Mortgage Loans;

(ix)           to pay for costs and expenses incurred by the Trust Fund pursuant to Section 3.09(c) first, out of REO Revenues, Liquidation Proceeds, Insurance and Condemnation Proceeds with respect to the related Mortgage Loan, Trust Subordinate Companion Loan, Serviced Companion Loan or REO Loan and then out of general collections on the Mortgage Loans and REO Properties; provided that, in case of such reimbursement relating to a Serviced Whole Loan or Trust AB Whole Loan, as applicable, such reimbursement shall be made, subject to the terms of the related Intercreditor Agreement (i) with respect to a Serviced Pari Passu Whole Loan, pro rata and pari passu, from the related Serviced Pari Passu Mortgage Loan and Serviced Pari Passu Companion Loan in accordance with their respective Stated Principal Balances or (ii) with respect to an AB Whole Loan or Trust AB Whole Loan, first, from the related AB Subordinate Companion Loan (if any) or Trust Subordinate Companion Loan, as applicable, and then, from any related AB Mortgage Loan or Trust AB Mortgage Loan, as applicable (provided that, with respect to any AB Subordinate Companion Loan or Trust Subordinate Companion Loan, the foregoing shall not limit or otherwise modify the terms of the related Intercreditor Agreement pursuant to which any amounts collected with respect to the related Whole Loan or Trust AB Whole Loan are allocated to the related Serviced Mortgage Loan and AB Subordinate Companion Loan or the related Trust AB Mortgage Loan and Trust Subordinate Companion Loan), in each case, prior to being payable out of general collections with respect to the Mortgage Loan;

(x)            to pay itself, as additional servicing compensation in accordance with Section 3.11(a), (a) (1) interest and investment income earned in respect of amounts relating to the Trust Fund held in the Certificate Account and the Companion Distribution Account as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings with respect to the Certificate Account and the Companion Distribution

Account for the period from and including the prior Distribution Date to and including the P&I Advance Date related to such Distribution Date) and (2) Penalty Charges (other than Penalty Charges collected while the related Mortgage Loan, Trust Subordinate Companion Loan and any related Serviced Companion Loan is a Specially Serviced Mortgage Loan), but only to the extent collected from the related Mortgagor and to the extent that all amounts then due and payable with respect to the related Mortgage Loan, Trust Subordinate Companion Loan and any related Serviced Companion Loan have been paid and such Penalty Charges are not needed to pay interest on Advances or costs and expenses incurred by the Trust Fund (other than Special Servicing Fees, Liquidation Fees and Workout Fees) in accordance with Section 3.11(d); and (b) to pay the Special Servicer, as additional servicing compensation in accordance with Section 3.11(c), Penalty Charges collected on Specially Serviced Mortgage Loans (but only to the extent collected from the related Mortgagor and to the extent that all amounts then due and payable with respect to the related Specially Serviced Mortgage Loan have been paid and such Penalty Charges are not needed to pay interest on Advances or costs and expenses incurred by the Trust Fund (other than Special Servicing Fees, Liquidation Fees and Workout Fees) in accordance with Section 3.11(d));

(xi)           to recoup any amounts deposited in the Certificate Account in error;

(xii)          to pay itself, the Special Servicer, the Depositor, the Senior Trust Advisor or any of their respective directors, officers, members, managers, employees and agents, or CREFC®, as the case may be, out of general collections, any amounts payable to any such Person pursuant to Section 3.11(g), Section 6.03(a) or Section 6.03(b); provided that, in case of such reimbursement (other than a reimbursement of any amounts payable to CREFC®) relating to a Serviced Whole Loan or Trust AB Whole Loan, as applicable, such reimbursement shall be made, subject to the terms of the related Intercreditor Agreement (i) with respect to a Serviced Pari Passu Whole Loan, pro rata and pari passu, from the related Serviced Pari Passu Mortgage Loan and Serviced Pari Passu Companion Loan in accordance with their respective Stated Principal Balances or (ii) with respect to an AB Whole Loan or Trust AB Whole Loan, first, from the related AB Subordinate Companion Loan (if any) or Trust Subordinate Companion Loan, as applicable, and then, from any related AB Mortgage Loan or Trust AB Mortgage Loan, as applicable (provided that, with respect to any AB Subordinate Companion Loan or Trust Subordinate Companion Loan, the foregoing shall not limit or otherwise modify the terms of the related Intercreditor Agreement pursuant to which any amounts collected with respect to the related Whole Loan or Trust AB Whole Loan are allocated to the related Serviced Mortgage Loan and AB Subordinate Companion Loan or the related Trust AB Mortgage Loan and Trust Subordinate Companion Loan), in each case, prior to being payable out of general collections with respect to the Mortgage Loans;

(xiii)         to pay for (a) the cost of the Opinions of Counsel contemplated by Sections 3.09(b), 3.16(a), 3.17(b), 3.20(a), 3.20(b), 3.20(d), 3.20(j) and 10.01(f) to the extent payable out of the Trust Fund, (b) the cost of any Opinion of Counsel contemplated by Sections 12.01(a) or Section 12.01(c) in connection with an amendment to this Agreement requested by the Trustee or the Master Servicer, which amendment is in furtherance of the rights and interests of Certificateholders and (c) the cost of obtaining the REO Extension contemplated by Section 3.16(a); provided that, in case of such reimbursement relating to a Serviced Whole Loan or Trust AB Whole Loan, as applicable, such reimbursement shall be made, subject to the terms of the related Intercreditor Agreement (i) with respect to the related Serviced Pari Passu Whole Loan, pro rata and pari passu, from the related Serviced Pari Passu Mortgage Loan and Serviced Pari Passu Companion Loan in accordance with their respective Stated Principal Balances or (ii) with respect to an AB Whole Loan or Trust AB Whole Loan, first, from the related AB Subordinate Companion Loan (if any) or Trust Subordinate Companion Loan, as applicable, and then, from any related AB Mortgage Loan or Trust AB Mortgage Loan, as applicable (provided that, with respect to any AB Subordinate Companion Loan or Trust Subordinate Companion Loan, the foregoing shall not limit or otherwise modify the terms of the related Intercreditor Agreement pursuant to which any amounts collected with respect to the related Whole Loan or Trust AB Whole Loan are allocated to the related Serviced Mortgage Loan and AB Subordinate Companion Loan or the related Trust AB Mortgage Loan and Trust Subordinate Companion Loan), in each case, prior to being payable out of general collections with respect to the Mortgage Loans;

(xiv)         to pay out of general collections on the Mortgage Loans and the REO Properties any and all federal, state and local taxes imposed on any Trust REMIC, or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee is liable therefor pursuant to Section 10.01(g);

(xv)          to reimburse the Certificate Administrator out of general collections on the Mortgage Loans, the Trust Subordinate Companion Loan and REO Properties for expenses incurred by and reimbursable to it by the Trust Fund pursuant to Section 10.01(c);

(xvi)         to pay the applicable Mortgage Loan Seller or any other Person, with respect to each Mortgage Loan, if any (or the related Trust Subordinate Companion Loan, if applicable), previously purchased by such Person pursuant to this Agreement, all amounts received thereon subsequent to the date of purchase relating to periods after the date of purchase; or, in the case of the substitution for a Mortgage Loan by a Mortgage Loan Seller as contemplated by Section 2.03(b), to pay such Mortgage Loan Seller with respect to the replaced Mortgage Loan all amounts received thereon subsequent to the date of substitution, and with respect to the related Qualified Substitute Mortgage Loan(s), all Monthly Payments due thereon during or prior to the month of substitution, in accordance with Section 2.03(b);

(xvii)        to remit to the Certificate Administrator for deposit in the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to Section 3.25;

(xviii)       to reimburse the Senior Trust Advisor for any Senior Trust Advisor Expenses incurred by and reimbursable to it by the Trust Fund pursuant to Section 3.31(h);

(xix)         to remit to the Companion Paying Agent for deposit into the Companion Distribution Account the amounts required to be deposited pursuant to Section 3.04(b) without duplication of amounts remitted to the Companion Paying Agent pursuant to clause (i) above;

(xx)          to clear and terminate the Certificate Account at the termination of this Agreement pursuant to Section 9.01; and

(xxi)         to pay for any expenditures to be borne by the Trust Fund pursuant to the third paragraph of Section 3.03(c).

Consistent with the above, with respect to the Trust AB Whole Loan, subject to Section 3.05(h) and the terms of the related Intercreditor Agreement, any withdrawals permitted pursuant to this Section 3.05(a), shall be paid or reimbursed (a) first, from amounts on deposit allocated to the related Trust Subordinate Companion Loan and then, from amounts on deposit allocated to the related Trust AB Mortgage Loan and (b) then from general collections in respect of all other Mortgage Loans.

The Master Servicer shall also be entitled to make withdrawals from time to time, from the Certificate Account of amounts necessary for the payments or reimbursement of amounts required to be paid to the applicable Non-Serviced Master Servicer, the applicable Non-Serviced Special Servicer, the applicable Non-Serviced Trustee, the applicable Non-Serviced Paying Agent or any other applicable party to the applicable Non-Serviced Pooling Agreement by the holder of a Non-Serviced Mortgage Loan pursuant to the applicable Non-Serviced Intercreditor Agreement and the applicable Non-Serviced Pooling Agreement.

The Master Servicer shall keep and maintain separate accounting records, on a loan-by-loan and property by property basis when appropriate, for the purpose of justifying any withdrawal from the Certificate Account.

The Master Servicer shall pay to the Special Servicer, the Trustee or the Certificate Administrator from the Certificate Account amounts permitted to be paid to it therefrom monthly upon receipt of a certificate of a Servicing Officer of the Special Servicer or a Responsible Officer of the Trustee or the Certificate Administrator describing the item and amount to which the Special Servicer, the Trustee or the Certificate Administrator is entitled. The Master Servicer may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein. The Special Servicer shall keep and maintain separate accounting for each Specially Serviced Mortgage Loan and REO Loan, on a loan-by-loan and property-by-property basis, for the purpose of justifying any request for withdrawal from the Certificate Account.

Notwithstanding anything to the contrary in this Section 3.05 or elsewhere in this Agreement, no amounts payable or reimbursable to the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Senior Trust Advisor out of general collections that do not specifically relate to a Serviced Whole Loan or Trust AB Whole Loan, as applicable may be reimbursable from amounts that would otherwise be payable to the related Companion Loan or Trust Subordinate Companion Loan, as applicable; provided, however, that amounts payable or reimbursable to the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Senior Trust Advisor with regard to the Trust AB Whole Loan are reimbursable from general collections on the Mortgage Loans.

(b)            The Certificate Administrator may, from time to time, make withdrawals from the Lower-Tier REMIC Distribution Account for any of the following purposes (the following not being an order of priority):

(i)            to be deemed to make deposits of the Lower-Tier Distribution Amount pursuant to Section 4.01(d) and the amount of any Yield Maintenance Charges distributable pursuant to Section 4.01(f) in the Upper-Tier REMIC Distribution Account, to distribute to the beneficial owner of the Class X-C Certificates their Original Lower-Tier Principal Amount on the Distribution Date in December 2014 and the amount of Yield Maintenance Charges distributed thereto pursuant to Section 4.01(f) and to make distributions on the Class R Certificates in respect of the Class LR Interest pursuant to Section 4.01(d);

(ii)           to pay to the Trustee and the Certificate Administrator or any of their directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person with respect to the Mortgage Loans pursuant to Section 8.05(b);

(iii)          to pay the Certificate Administrator and the Trustee, the Certificate Administrator Fee and the Trustee Fee, as applicable, as contemplated by Section 8.05(a) hereof with respect to the Mortgage Loans;

(iv)          to pay for the cost (without duplication) of the Opinions of Counsel sought by (A) the Trustee or the Certificate Administrator as provided in clause (vi) of the definition of “Disqualified Organization,” (B) the Trustee, the Certificate Administrator, the Master Servicer or the Special Servicer as contemplated by Section 3.20(d), (C) the Trustee or the Certificate Administrator as contemplated by Section 5.08(c) or Section 8.02(ii) to the extent payable out of the Trust Fund, (D) the Trustee, the Certificate Administrator, the Master Servicer or the Special Servicer as contemplated by Section 10.01(f) or Section 10.01(l) to the extent payable out of the Trust Fund, or (E) the Trustee, the Certificate Administrator, the Master Servicer or the Special Servicer as contemplated by Section 12.01(a) or Section 12.01(c) in connection with any amendment to this Agreement requested by the Trustee or the Certificate Administrator, which amendment is in furtherance of the rights and interests of Certificateholders, in each case, to the extent not paid pursuant to Section 12.01(g);

(v)           to pay any and all federal, state and local taxes imposed on the Lower-Tier REMIC or the Upper-Tier REMIC or on the assets or transactions of any such REMIC, together with all incidental costs and expenses, to the extent none of the Trustee, the Certificate Administrator, the REMIC Administrator, the Master Servicer or the Special Servicer is liable therefor pursuant to Section 10.01(g);

(vi)          to pay the REMIC Administrator any amounts reimbursable to it pursuant to Section 10.01(c) with respect to the Lower-Tier REMIC or the Upper-Tier REMIC;

(vii)        to pay to the Master Servicer any amounts deposited by the Master Servicer in the Distribution Accounts not required to be deposited therein; and

(viii)        to clear and terminate the Lower-Tier REMIC Distribution Account at the termination of this Agreement pursuant to Section 9.01.

(c)           The Certificate Administrator shall, on any Distribution Date, make withdrawals from the Excess Interest Distribution Account to the extent required to make the distributions of Excess Interest required by Section 4.01(l).

(d)           The Certificate Administrator shall make, or be deemed to make, withdrawals from the Upper-Tier REMIC Distribution Account for any of the following purposes:

(i)            to make distributions to Certificateholders holding Regular Certificates (and on the Class UR Interest in the case of the Class R Certificates) to the Class EC Distribution Account in respect of the uncertificated regular interests in the Upper-Tier REMIC represented by any Exchangeable Certificates that have been exchanged for and converted to Class EC Certificates (for distribution to the Class EC Certificates pursuant to Section 4.01(n)) on each Distribution Date pursuant to Section 4.01 or Section 9.01, as applicable, subject to the next-to-last paragraph of Section 3.04(b); and

(ii)           to clear and terminate the Upper-Tier REMIC Distribution Account at the termination of this Agreement pursuant to Section 9.01.

(e)           The Certificate Administrator shall make, or be deemed to make, withdrawals from the Class EC Distribution Account for any of the following purposes:

(i)            to make distributions to Certificateholders holding Class EC Certificates pursuant to Section 4.01(n) or Section 9.01, as applicable, subject to the next-to-last paragraph of Section 3.04(b); and

(ii)           to clear and terminate the Class EC Distribution Account at the termination of this Agreement pursuant to Section 9.01.

(f)            Notwithstanding anything herein to the contrary, with respect to any Mortgage Loan, (i) if amounts on deposit in the Certificate Account and the Lower-Tier REMIC Distribution Account are not sufficient to pay the full amount of the Servicing Fee listed in Section 3.05(a)(ii), the Senior Trust Advisor Fee listed in Section 3.05(a)(ii) and the Certificate Administrator Fee listed in Section 3.05(b)(ii) and (b)(iii), then the Certificate Administrator Fee shall be paid in full prior to the payment of any Servicing Fees payable under Section 3.05(a)(ii) and then, after payment of Servicing Fees, the Senior Trust Advisor Fees payable under Section 3.05(a)(ii) and in the event that amounts on deposit in the Certificate Account and the Lower-Tier REMIC Distribution Account are not sufficient to pay the full amount of such Certificate Administrator Fee, the Certificate Administrator shall be paid based on the amount of such fees and (ii) if amounts on deposit in the Certificate Account are not sufficient to reimburse the full amount of Advances and interest thereon listed in Sections 3.05(a)(iii), (a)(iv), (a)(v) and (a)(vi), then reimbursements shall be paid first to the Certificate Administrator and to the Trustee, pro rata, second to the Special Servicer, third to the Master Servicer and then to the Senior Trust Advisor.

(g)           The Companion Paying Agent may, from time to time, make withdrawals from the Companion Distribution Account to make distributions pursuant to Section 4.01(m).

(h)           The Certificate Administrator, on behalf of the Trustee, may, from time to time, make withdrawals from the BankNote Building REMIC Distribution Account for any of the following purposes:

(i)            to make distributions to the Holders of Class BNB Certificates and the Class R Certificates (in respect of the Class BNB-R Interest) on each Distribution Date pursuant to Section 4.01(b) or Section 9.01, as applicable;

(ii)          to pay to the Trustee and the Certificate Administrator or any of their directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person, with respect to the Trust Subordinate Companion Loan pursuant to Section 8.05(b);

(iii)         to pay for the cost (without duplication) of the Opinions of Counsel sought by the Trustee or the Certificate Administrator (A) as provided in clause (vi) of the definition of “Disqualified Organization,” (B) as contemplated by Sections 3.20(d), 5.08(c), 8.02(ii), 10.01(f) and 10.01(l) to the extent payable out of the Trust Fund, or (C) as contemplated by Section 12.01(a) or Section 12.01(c) in connection with any amendment to this Agreement requested by the Trustee or the Certificate Administrator, which amendment is in furtherance of the rights and interests of Holders of the Class BNB Certificates, in each case, to the extent not paid pursuant to Section 12.01(g);

(iv)          to pay any and all federal, state and local taxes imposed on the BankNote Building Trust Subordinate Companion Loan REMIC or on the assets or transactions of such REMIC, together with all incidental costs and expenses, to the extent none of the Trustee, the Certificate Administrator, the REMIC Administrator, the Master Servicer or the Special Servicer is liable therefor pursuant to Section 10.01(g)with respect to the BankNote Building Trust Subordinate Companion Loan REMIC;

(v)           to pay the REMIC Administrator any amounts reimbursable to it pursuant to Section 10.01(c) with respect to the BankNote Building Trust Subordinate Companion Loan REMIC;

(vi)           to pay to the Master Servicer any amounts deposited by the Master Servicer in the BankNote Building REMIC Distribution Account not required to be deposited therein;

(vii)          to clear and terminate the BankNote Building REMIC Distribution Account at the termination of this Agreement pursuant to Section 9.01; and

(viii)        consistent with the above, with respect to the Trust AB Whole Loan, subject to Section 3.05(a)(i), any withdrawals permitted pursuant to this Section 3.05(h), shall be paid or reimbursed (a) first, from amounts on deposit allocated to the related Trust Subordinate Companion Loan and then, from amounts on deposit allocated to the related Trust AB Mortgage Loan and (b) then from general collections in respect of all other Mortgage Loans.

Section 3.06     Investment of Funds in the Certificate Account and the REO Account. (a) The Master Servicer may direct any depository institution maintaining the Certificate Account, the Companion Distribution Account or any Servicing Account (for purposes of this Section 3.06, an “Investment Account”), the Special Servicer may direct any depository institution maintaining the REO Account (also for purposes of this Section 3.06, an “Investment Account”) to invest or if it is such depository institution, may itself invest, the funds held therein, only in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the depository institution maintaining such account is the obligor thereon and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the depository institution maintaining such account is the obligor thereon. All such Permitted Investments shall be held to maturity, unless payable on demand. Any funds held in an Investment Account shall be held in the name of the Master Servicer or the Special Servicer, as applicable, on behalf of the Trustee (in its capacity as such) for the benefit of the Certificateholders. The Master Servicer (in the case of the Certificate Account, the Companion Distribution Account or any Servicing Account maintained by or for the Master Servicer), the Special Servicer (in the case of the REO Account or any Servicing Account maintained by or for the Special Servicer) on behalf of the Trustee, shall maintain continuous physical possession of any Permitted Investment of amounts in the Certificate Account, the Companion Distribution Account, the Servicing Accounts or REO Account, as applicable, that is either (i) a “certificated security,” as such term is defined in the UCC (such that the Trustee shall have control pursuant to Section 8-106 of the UCC) or (ii) other property in which a secured party may perfect its security interest by physical possession under the UCC or any other applicable law. In the case of any Permitted Investment held in the form of a “security entitlement” (within the meaning of Section 8-102(a)(17) of the UCC), the Master Servicer or the Special Servicer, as applicable, shall take or cause to be taken such action as the Trustee deems reasonably necessary to cause the Trustee to have control over such security entitlement. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Master Servicer (in the case of the Certificate Account, the Companion Distribution Account or any Servicing Account maintained by or for the Master Servicer) or the Special Servicer (in the case of the REO Account or any Servicing Account maintained by or for the Special Servicer) shall:

(i)           consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (a) all amounts then payable thereunder and (b) the amount required to be withdrawn on such date; and

(ii)           demand payment of all amounts due thereunder promptly upon determination by the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as the case may be, that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

(b)           Interest and investment income realized on funds deposited in the Certificate Account, the Companion Distribution Account or any Servicing Account maintained by or for the Master Servicer to the extent of the Net Investment Earnings, if any, with respect to such account for the period from and including the prior Distribution Date to and including the P&I Advance Date related to the current Distribution Date, shall be for the sole and exclusive benefit of the Master Servicer to the extent (with respect to Servicing Accounts) not required to be paid to the related Mortgagor and shall be subject to its withdrawal, or withdrawal at its direction, in accordance with Section 3.03 or Section 3.05(a), as the case may be. Interest and investment income realized on funds deposited in the REO Account or any Servicing Account maintained by or for the Special Servicer, to the extent of the Net Investment Earnings, if any, with respect to such account for each period from and including any Distribution Date to and including the immediately succeeding P&I Advance Date, shall be for the sole and exclusive benefit of the Special Servicer and shall be subject to its withdrawal in accordance with Section 3.16(c). In the event that any loss shall be incurred in respect of any Permitted Investment (as to which the Master Servicer or Special Servicer, as applicable, would have been entitled to any Net Investment Earnings hereunder) directed to be made by the Master Servicer or Special Servicer, as applicable, and on deposit in any of the Certificate Account, the Companion Distribution Account, the Servicing Account or the REO Account, the Master Servicer (in the case of the Certificate Account, the Companion Distribution Account or any Servicing Account maintained by or for the Master Servicer), the Special Servicer (in the case of the REO Account or any Servicing Account maintained by or for the Special Servicer) shall deposit therein, no later than the P&I Advance Date, without right of reimbursement, the amount of Net Investment Loss, if any, with respect to such account for the period from and including the prior Distribution Date to and including the P&I Advance Date related to the current Distribution Date; provided that neither the Master Servicer nor the Special Servicer shall be required to deposit any loss on an investment of funds in an Investment Account if such loss is incurred solely as a result of the insolvency of the federal or state chartered depository institution or trust company that holds such Investment Account, so long as such depository institution or trust company satisfied the qualifications set forth in the definition of Eligible Account at the time such investment was made (and, with respect to the Master Servicer, such federal or state chartered depository institution or trust company is not an Affiliate of the Master Servicer unless such depository institution or trust company satisfied the qualification set forth in the definition of Eligible Account both (x) at the time the investment was made and (y) thirty (30) days prior to such insolvency).

(c)           Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Master Servicer may and, upon the request of Holders of Certificates entitled to a majority of the Voting Rights allocated to any Class shall, take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

Section 3.07     Maintenance of Insurance Policies; Errors and Omissions and Fidelity Coverage. (a) The Master Servicer (with respect to the Mortgage Loans and the Trust Subordinate Companion Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan) shall use its efforts consistent with the Servicing Standard to cause the Mortgagor to maintain (other than with respect to a Non-Serviced Mortgage Loan), and the Special Servicer (with respect to REO Properties other than any Non-Serviced Mortgaged Properties) shall maintain, to the extent required by the terms of the related Mortgage Loan documents, all insurance coverage as is required under the related Mortgage Loan documents except to the extent that the failure of the related Mortgagor to do so is an Acceptable Insurance Default (and except as provided in the next sentence with respect to the Master Servicer or Special Servicer, as applicable). If the Mortgagor does not so maintain such insurance coverage, subject to its recoverability determination with respect to any required Servicing Advance, the Master Servicer (with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan), Trust Subordinate Companion Loan and any related Serviced Companion Loan) or the Special Servicer (with respect to REO Properties other than a Non-Serviced Mortgaged Property) shall maintain all insurance coverage as is required under the related Mortgage, but only in the event the Trustee has an insurable interest therein and such insurance is available to the Master Servicer or the Special Servicer and, if available, can be obtained at commercially reasonable rates, as determined (prior to the occurrence and continuance of any Control Event, any determination that such insurance coverage is not available or not available at commercially reasonable rates to be made with the consent of the Directing Certificateholder (or, with respect to any Serviced AB Whole Loan or Trust AB Whole Loan, prior to the occurrence and continuance of a related AB Control Appraisal Period, with the consent of the holder of the related AB Subordinate Companion Loan or the related Subordinate Loan-Specific Directing Certificateholder, as applicable)) by the Master Servicer (with respect to the Mortgage Loans and the Trust Subordinate Companion Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan) or the Special Servicer (with respect to REO Properties other than any Non-Serviced Mortgaged Property) except to the extent that the failure of the related Mortgagor to do so is an Acceptable Insurance Default as determined by the Special Servicer; provided, however, that if any Mortgage permits the holder thereof to dictate to the Mortgagor the insurance coverage to be maintained on such Mortgaged Property, the Master Servicer or, with respect to REO Property, the Special Servicer, as applicable, shall impose or maintain, as applicable, such insurance requirements as are consistent with the Servicing Standard taking into account the insurance in place at the closing of the Mortgage Loan, provided that, with respect to the immediately preceding proviso, the Master Servicer will be obligated to use efforts consistent with the Servicing Standard to cause the Mortgagor to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the Mortgagor’s failure is an Acceptable Insurance Default (as determined by the Special Servicer with (unless a Control Event has occurred and is continuing) the consent of the Directing Certificateholder) and only in the event the Trustee has an insurable interest therein and such insurance is available to the Master Servicer and, if available, can be obtained at commercially reasonable rates. The Master Servicer and Special Servicer shall be entitled to rely on insurance consultants (at the applicable servicer’s expense) in determining whether any insurance is available at commercially reasonable rates. Subject to Section 3.17(a) and the costs of such insurance being reimbursed or paid to the Special Servicer as provided in the third-to-last sentence of this paragraph, the Special Servicer shall maintain for each REO Property (other than any Non-Serviced Mortgaged

Property) no less insurance coverage than was previously required of the Mortgagor under the related Mortgage Loan documents unless the Special Servicer determines (prior to the occurrence and continuance of a Control Event, with the consent of the Directing Certificateholder) that such insurance is not available at commercially reasonable rates or that the Trustee does not have an insurable interest, in which case the Master Servicer shall be entitled to conclusively rely on the Special Servicer’s determination. All Insurance Policies maintained by the Master Servicer or the Special Servicer shall (i) contain a “standard” mortgagee clause, with loss payable to the Master Servicer on behalf of the Trustee (in the case of insurance maintained in respect of Mortgage Loans (other than any Non-Serviced Mortgage Loan), including any related Serviced Companion Loan, other than REO Properties) or to the Special Servicer on behalf of the Trustee (in the case of insurance maintained in respect of REO Properties), (ii) be in the name of the Trustee (in the case of insurance maintained in respect of REO Properties), (iii) include coverage in an amount not less than the lesser of (x) the full replacement cost of the improvements securing Mortgaged Property or the REO Property, as applicable, and (y) the outstanding principal balance owing on the related Mortgage Loan (including any related Serviced Companion Loan) or REO Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance provisions, (iv) include a replacement cost endorsement providing no deduction for depreciation (unless such endorsement is not permitted under the related Mortgage Loan documents), (v) be noncancelable without thirty (30) days prior written notice to the insured party (except in the case of nonpayment, in which case such policy shall not be cancelled without ten (10) days prior notice) and (vi) subject to the first proviso in the second sentence of this Section 3.07(a), be issued by a Qualified Insurer authorized under applicable law to issue such Insurance Policies. Any amounts collected by the Master Servicer or Special Servicer under any such Insurance Policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or REO Property or amounts to be released to the related Mortgagor, in each case in accordance with the Servicing Standard and the provisions of the related Mortgage Loan documents) shall be deposited in the Certificate Account, subject to withdrawal pursuant to Section 3.05(a). Any costs incurred by the Master Servicer in maintaining any such Insurance Policies in respect of Mortgage Loans (including any related Serviced Companion Loan) (other than REO Properties and other than any Non-Serviced Mortgage Loan) (i) if the Mortgagor defaults on its obligation to do so, shall be advanced by the Master Servicer as a Servicing Advance (so long as such Advance would not be a Nonrecoverable Advance and if such Advance would be a Nonrecoverable Advance then such cost shall instead be paid out of the Certificate Account) and will be charged to the related Mortgagor and (ii) shall not, for purposes of calculating monthly distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, Trust Subordinate Companion Loan and Serviced Companion Loan (if any), notwithstanding that the terms of such Mortgage Loan, Trust Subordinate Companion Loan or Serviced Companion Loan so permit. Any cost incurred by the Special Servicer in maintaining any such Insurance Policies with respect to REO Properties shall be an expense of the Trust payable out of the related REO Account pursuant to Section 3.16(c) or, if the amount on deposit therein is insufficient therefor, advanced by the Master Servicer as a Servicing Advance (so long as such Advance would not be a Nonrecoverable Advance and if such Advance would be a Nonrecoverable Advance then such cost shall instead be paid out of the Certificate Account). The foregoing provisions of this Section 3.07 shall apply to any Serviced Whole Loan or Trust AB Whole Loan as if it were a single “Mortgage Loan”. Notwithstanding any provision to the contrary, the Master Servicer will not be required to maintain, and will not be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless such insurance was required at the time of origination of the related Mortgage Loan and is currently available at commercially reasonable rates.

Notwithstanding the foregoing, with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan that either (x) require the Mortgagor to maintain “all risk” property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable Mortgagor to maintain insurance in types and against such risks as the holder of such Mortgage Loan (including any related Trust Subordinate Companion Loan or Serviced Companion Loan) reasonably requires from time to time in order to protect its interests, the Master Servicer will be required to, consistent with the Servicing Standard, (A) monitor in accordance with the Servicing Standard whether the insurance policies for the related Mortgaged Property contain Additional Exclusions, (B) request the Mortgagor to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance and (C) notify the Special Servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge (such knowledge to be based upon the Master Servicer’s compliance with the immediately preceding clauses (A) and (B) above) that any Mortgagor fails to purchase the insurance requested to be purchased by the Master Servicer pursuant to clause (B) above. If the Special Servicer determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, the Special Servicer shall notify the Master Servicer and the Master Servicer shall use efforts consistent with the Servicing Standard to cause such insurance to be maintained. The Special Servicer (at the expense of the Trust) shall be entitled to rely on insurance consultants in making such determinations. The Master Servicer shall be entitled to rely on insurance consultants (at the expense of such Master Servicer) in determining whether Additional Exclusions exist. Furthermore, the Special Servicer shall promptly deliver such conclusions in writing to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s Website for those Mortgage Loans that (i) have one of the ten (10) highest outstanding Stated Principal Balances of all of the Mortgage Loans then included in the Trust or (ii) comprise more than 5% of the outstanding Stated Principal Balance of the Mortgage Loans then included in the Trust. During the period that the Special Servicer is evaluating the availability of such insurance or waiting for a response from the Directing Certificateholder, neither the Master Servicer nor the Special Servicer will be liable for any loss related to its failure to require the Mortgagor to maintain such insurance and will not be in default of its obligations as a result of such failure and the Master Servicer will not itself maintain such insurance or cause such insurance to be maintained.

(b)           (i) If the Master Servicer or the Special Servicer shall obtain and maintain a blanket Insurance Policy with a Qualified Insurer insuring against fire and hazard losses on all of the Mortgage Loans (including any related Trust Subordinate Companion Loan or Serviced Companion Loan, but excluding any Non-Serviced Mortgage Loan) or REO Properties (other than with respect to a Non-Serviced Mortgaged Property), as the case may be, required to be serviced and administered hereunder, then, to the extent such Insurance Policy provides protection equivalent to the individual policies otherwise required, the Master Servicer or the Special Servicer shall conclusively be deemed to have satisfied its obligation to cause fire and hazard insurance to be maintained on the related Mortgaged Properties or REO Properties. Such

Insurance Policy may contain a deductible clause, in which case the Master Servicer or the Special Servicer shall, if there shall not have been maintained on the related Mortgaged Property or REO Property a fire and hazard Insurance Policy complying with the requirements of Section 3.07(a), and there shall have been one or more losses which would have been covered by such Insurance Policy, promptly deposit into the Certificate Account from its own funds the amount of such loss or losses that would have been covered under the individual policy but are not covered under the blanket Insurance Policy because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan (including any related Trust Subordinate Companion Loan or Serviced Companion Loan), or in the absence of such deductible limitation, the deductible limitation which is consistent with the Servicing Standard. In connection with its activities as administrator and Master Servicer of the Mortgage Loans, Trust Subordinate Companion Loan or any Serviced Companion Loans, the Master Servicer agrees to prepare and present, on behalf of itself, the Trustee and Certificateholders, claims under any such blanket Insurance Policy in a timely fashion in accordance with the terms of such policy. The Special Servicer, to the extent consistent with the Servicing Standard, may maintain, earthquake insurance on REO Properties (other than with respect to a Non-Serviced Mortgaged Property), provided coverage is available at commercially reasonable rates, the cost of which shall be a Servicing Advance.

(ii)           If the Master Servicer or the Special Servicer shall cause any Mortgaged Property or REO Property to be covered by a master single interest or force-placed insurance policy with a Qualified Insurer naming the Master Servicer or the Special Servicer on behalf of the Trustee as the loss payee, then to the extent such Insurance Policy provides protection equivalent to the individual policies otherwise required, the Master Servicer or the Special Servicer shall conclusively be deemed to have satisfied its obligation to cause such insurance to be maintained on the related Mortgaged Properties and REO Properties. In the event the Master Servicer or the Special Servicer shall cause any Mortgaged Property or REO Property to be covered by such master single interest or force-placed insurance policy, the incremental costs of such insurance applicable to such Mortgaged Property or REO Property (i.e., other than any minimum or standby premium payable for such policy whether or not any Mortgaged Property or REO Property is covered thereby) shall be paid by the Master Servicer as a Servicing Advance. Such master single interest or force-placed policy may contain a deductible clause, in which case the Master Servicer or the Special Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy otherwise complying with the provisions of Section 3.07(a), and there shall have been one or more losses which would have been covered by such policy had it been maintained, deposit into the Certificate Account from its own funds the amount not otherwise payable under the master single or force-placed interest policy because of such deductible clause, to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan, including any related Trust Subordinate Companion Loan, Serviced Companion Loan, or, in the absence of any such deductible limitation, the deductible limitation which is consistent with the Servicing Standard.

(c)           Each of the Master Servicer and the Special Servicer shall obtain and maintain at its own expense and keep in full force and effect throughout the term of this Agreement a blanket fidelity bond and an errors and omissions Insurance Policy with a Qualified

Insurer covering the Master Servicer’s and the Special Servicer’s, as applicable, officers and employees acting on behalf of the Master Servicer and the Special Servicer in connection with its activities under this Agreement. Notwithstanding the foregoing, so long as the long-term debt or the deposit obligations or claims-paying ability of the Master Servicer (or its immediate or remote parent) or the Special Servicer (or its immediate or remote parent), as applicable, is rated at least “A2” by Moody’s, “A-” by Fitch and “A(low)” by DBRS, the Master Servicer (or its public parent) or the Special Servicer (or its public parent), as applicable, shall be allowed to provide self-insurance with respect to a fidelity bond and an “errors and omissions” Insurance Policy. Such amount of coverage shall be in such form and amount as are consistent with the Servicing Standard. Coverage of the Master Servicer or the Special Servicer under a policy or bond obtained by an Affiliate of the Master Servicer or the Special Servicer and providing the coverage required by this Section 3.07(c) shall satisfy the requirements of this Section 3.07(c). The Special Servicer and the Master Servicer will promptly report in writing to the Trustee any material changes that may occur in their respective fidelity bonds, if any, and/or their respective errors and omissions Insurance Policies, as the case may be, and will furnish to the Trustee copies of all binders and policies or certificates evidencing that such bonds, if any, and insurance policies are in full force and effect.

(d)           At the time the Master Servicer determines in accordance with the Servicing Standard that any Mortgaged Property (other than a Non-Serviced Mortgaged Property) is in a federally designated special flood hazard area (and such flood insurance has been made available), the Master Servicer will use efforts consistent with the Servicing Standard to cause the related Mortgagor (in accordance with applicable law and the terms of the Mortgage Loan, Trust Subordinate Companion Loan and related Serviced Companion Loan documents) to maintain, and, if the related Mortgagor shall default in its obligation to so maintain, shall itself maintain to the extent available at commercially reasonable rates (as determined by the Master Servicer in accordance with the Servicing Standard and to the extent the Trustee, as mortgagee, has an insurable interest therein), flood insurance in respect thereof, but only to the extent the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) or related Serviced Companion Loan permits the mortgagee to require such coverage and the maintenance of such coverage is consistent with the Servicing Standard. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid principal balance of the related Mortgage Loan (and any related Serviced Companion Loan or Trust Subordinate Companion Loan, if applicable), and (ii) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard. If the cost of any insurance described above is not borne by the Mortgagor, the Master Servicer shall promptly make a Servicing Advance for such costs.

(e)           During all such times as any REO Property (other than with respect to a Non-Serviced Mortgaged Property) shall be located in a federally designated special flood hazard area, the Special Servicer will cause to be maintained, to the extent available at commercially reasonable rates (as determined by the Special Servicer (prior to the occurrence and continuance of a Control Event, with the consent of the Directing Certificateholder) in accordance with the Servicing Standard), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance which is available under the National

Flood Insurance Act of 1968, as amended. The cost of any such flood insurance with respect to an REO Property shall be an expense of the Trust payable out of the related REO Account pursuant to Section 3.16(c) or, if the amount on deposit therein is insufficient therefor, paid by the Master Servicer as a Servicing Advance.

Section 3.08     Enforcement of Due-on-Sale Clauses; Assumption Agreements. (a) As to each Mortgage Loan, Trust Subordinate Companion Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan that contains a provision in the nature of a “due-on-sale” clause, which by its terms:

(i)            provides that such Mortgage Loan and any related Companion Loan or Trust Subordinate Companion Loan shall (or may at the mortgagee’s option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property or equity interests in the Mortgagor or principals of the Mortgagor; or

(ii)           provides that such Mortgage Loan and any related Companion Loan or Trust Subordinate Companion Loan may not be assumed without the consent of the mortgagee in connection with any such sale or other transfer, then, for so long as such Mortgage Loan or related Serviced Companion Loan or Trust Subordinate Companion Loan is being serviced under this Agreement, the Special Servicer, on behalf of the Trustee as the mortgagee of record, shall (a) exercise any right it may have with respect to such Mortgage Loan or related Companion Loan or Trust Subordinate Companion Loan (x) to accelerate the payments thereon or (y) to withhold its consent to any sale or transfer, consistent with the Servicing Standard or (b) waive any right to exercise such rights, provided that, (i) with respect to all Mortgage Loans or the Trust Subordinate Companion Loan, the Special Servicer, prior to itself taking such an action, shall obtain prior to the occurrence and continuance of a Control Event, the prior written consent (or deemed consent) of the Directing Certificateholder (or, with respect to any Serviced AB Whole Loan or Trust AB Whole Loan, prior to the occurrence and continuance of a related AB Control Appraisal Period, the holder of the related AB Subordinate Companion Loan or the related Subordinate Loan-Specific Directing Certificateholder, to the extent required under the Intercreditor Agreement) (or after the occurrence and continuance of a Control Event, but prior to a Consultation Termination Event, upon consultation with the Directing Certificateholder pursuant to Section 6.07 hereof, which consent shall be deemed given ten (10) Business Days after receipt (unless earlier objected to by the Directing Certificateholder) of the Special Servicer’s written analysis and recommendation with respect to such waiver together with such other information reasonably required by the Directing Certificateholder (or, with respect to any Serviced AB Whole Loan or Trust AB Whole Loan, prior to the occurrence and continuance of a related AB Control Appraisal Period, the holder of the related AB Subordinate Companion Loan or the related Subordinate Loan-Specific Directing Certificateholder, to the extent required under the Intercreditor Agreement), and (iii) with respect to any Mortgage Loan (x) with a Stated Principal Balance greater than or equal to $20,000,000, (y) with a Stated Principal Balance greater than or equal to 5% of the aggregate Stated Principal Balance of the Mortgage Loans then outstanding or (z) together with all other Mortgage Loans with which it is cross-collateralized or cross-defaulted or together with all other Mortgage Loans with the same Mortgagor (or an Affiliate thereof), that is one of the ten largest Mortgage Loans outstanding (by Stated Principal Balance), the Master Servicer or the Special

Servicer, as the case may be, prior to consenting to any action, shall obtain, a Rating Agency Confirmation from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of Serviced Companion Loan Securities (if any) (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30), provided, however, that with respect to subclauses (y) and (z) of this subclause (ii), such Mortgage Loan shall also have a Stated Principal Balance of at least $10,000,000 for such Rating Agency Confirmation requirement to apply.

In connection with any request for a Rating Agency Confirmation from a Rating Agency (or, with respect to any Serviced Companion Loan Securities, the related rating agencies) pursuant to this Section 3.08(a), the Special Servicer shall (if not already provided in accordance with Section 3.30 of this Agreement) deliver a Review Package to the 17g-5 Information Provider (or, with respect to any Serviced Companion Loan Securities, the related 17g-5 information provider) in accordance with Section 3.30 of this Agreement.

If any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or related Serviced Companion Loan or Trust Subordinate Companion Loan provides that such Mortgage Loan or related Serviced Companion Loan or Trust Subordinate Companion Loan may be assumed or transferred without the consent of the mortgagee; provided that certain conditions are satisfied, then for so long as such Mortgage Loan or related Serviced Companion Loan or Trust Subordinate Companion Loan is being serviced under this Agreement, the Special Servicer, with respect to all Specially Serviced Mortgage Loans (other than a Non-Serviced Mortgage Loan), related Serviced Companion Loans or Trust Subordinate Companion Loan, on behalf of the Trustee as the mortgagee of record, shall determine in accordance with the Servicing Standard whether such conditions have been satisfied, or, with respect to any Mortgage Loan which does not allow the mortgagee discretion in approving a transfer or assumption or does not allow for discretion in determining whether conditions to a transfer or assumption have been satisfied, the Master Servicer, on behalf of the Trustee as mortgagee of record, shall make such determination with respect to whether such conditions have been satisfied.

(b)           As to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Companion Loan that contains a provision in the nature of a “due-on-encumbrance” clause that by its terms:

(i)            provides that such Mortgage Loan, Trust Subordinate Companion Loan and any related Companion Loan shall (or may at the mortgagee’s option) become due and payable upon the creation of any additional lien or other encumbrance on the related Mortgaged Property or equity interests in the Mortgagor or principals of the Mortgagor; or

(ii)           requires the consent of the mortgagee to the creation of any such additional lien or other encumbrance on the related Mortgaged Property or equity interests in the Mortgagor or principals of the Mortgagor;

then, for so long as such Mortgage Loan (and related Trust Subordinate Companion Loan or Companion Loan, if applicable) is serviced under this Agreement, the Special Servicer on behalf of the Trustee as the mortgagee of record, shall (a) exercise any right it may have with respect to such Mortgage Loan or related Companion Loan (x) to accelerate the payments thereon or (y) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) waive its right to exercise such rights, provided that (i) the Special Servicer has obtained prior to the occurrence and continuance of a Control Event, the prior written consent (or deemed consent) of the Directing Certificateholder (or, with respect to any Serviced AB Whole Loan or Trust AB Whole Loan, prior to the occurrence and continuance of a related AB Control Appraisal Period, the holder of the related AB Subordinate Companion Loan or the related Subordinate Loan-Specific Directing Certificateholder, to the extent required under the Intercreditor Agreement), which consent shall be deemed given ten (10) Business Days after receipt by the Directing Certificateholder of the Special Servicer’s written analysis and recommendation with respect to such waiver or exercise of such rights together with such other information reasonably required by the Directing Certificateholder (or, with respect to any Serviced AB Whole Loan or Trust AB Whole Loan, prior to the occurrence and continuance of a related AB Control Appraisal Period, the holder of the related AB Subordinate Companion Loan or the related Subordinate Loan-Specific Directing Certificateholder, to the extent required under the Intercreditor Agreement), and (ii) the Special Servicer has obtained Rating Agency Confirmation from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of Serviced Companion Loan Securities (if any) (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30) if such Mortgage Loan (A) has an outstanding principal balance that is greater than or equal to 2% of the Stated Principal Balance of the outstanding Mortgage Loans or (B) has an LTV Ratio greater than 85% (including any existing and proposed debt) or (C) has a Debt Service Coverage Ratio less than 1.20x (in each case, determined based upon the aggregate of the Stated Principal Balance of the Mortgage Loan and related Trust Subordinate Companion Loan or Companion Loan, if any, and the principal amount of the proposed additional lien) or (D) is one of the ten largest Mortgage Loans (by Stated Principal Balance) or (E) has a Stated Principal Balance greater than $20,000,000; provided, however, that with respect to subclauses (A), (B), (C) and (D) of this subclause (ii), such Mortgage Loan shall also have a Stated Principal Balance of at least $10,000,000 for such Rating Agency Confirmation requirement to apply.

In connection with any request for a Rating Agency Confirmation from a Rating Agency (or, with respect to any Serviced Companion Loan Securities, the related rating agencies) pursuant to this Section 3.08(b), the Special Servicer shall (if not already provided in accordance with Section 3.30 of this Agreement) deliver a Review Package to the 17g-5 Information Provider (or, with respect to any Serviced Companion Loan Securities, the related 17g-5 information provider) in accordance with Section 3.30 of this Agreement.

To the extent permitted by the related Mortgage Loan documents, the Rating Agency Confirmation described in the immediately preceding paragraph or in Section 3.08(a) shall be an expense of the related Mortgagor; provided that if the Mortgage Loan documents are silent as to who bears the costs of obtaining any such Rating Agency Confirmation, the Special

Servicer shall use reasonable efforts to make the related Mortgagor bear such costs and expenses. Unless determined to be a Non-Recoverable Advance such costs not collected from the related Mortgagor shall be advanced as a Servicing Advance.

If any Mortgage Loan, Trust Subordinate Companion Loan or related Companion Loan provides that such Mortgage Loan, Trust Subordinate Companion Loan or related Companion Loan may be further encumbered without the consent of the mortgagee provided that certain conditions are satisfied and there is no lender discretion with respect to the satisfaction of such conditions, then for so long as such Mortgage Loan, Trust Subordinate Companion Loan or related Companion Loan is being serviced under this Agreement, the Special Servicer, with respect to all Mortgage Loans (other than a Non-Serviced Mortgage Loan), on behalf of the Trustee as the mortgagee of record, shall determine whether such conditions have been satisfied.

(c)           Nothing in this Section 3.08 shall constitute a waiver of the Trustee’s right, as the mortgagee of record, to receive notice of any assumption of a Mortgage Loan, any sale or other transfer of the related Mortgaged Property or the creation of any additional lien or other encumbrance with respect to such Mortgaged Property.

(d)           Except as otherwise permitted by Section 3.08(a) and (b) and/or Section 3.20, neither the Master Servicer nor the Special Servicer shall agree to modify, waive or amend any term of any Mortgage Loan, Trust Subordinate Companion Loan and related Serviced Companion Loan, as applicable, in connection with the taking of, or the failure to take, any action pursuant to this Section 3.08. The Master Servicer and the Special Servicer, as applicable, shall provide copies of any final waivers (except with respect to provision of any such waivers to the 17g-5 Information Provider, exclusive of any Privileged Information) it effects pursuant to Section 3.08(a) or (b) to each other and to the 17g-5 Information Provider with respect to each Mortgage Loan, and shall notify the Trustee, the Certificate Administrator, each other and, subject to the terms of this Agreement, the 17g-5 Information Provider (for posting to the 17g-5 Information Provider’s Website in accordance with Section 3.30) and, with respect to a Whole Loan, the related Serviced Companion Noteholder, of any assumption or substitution agreement executed pursuant to Section 3.08(a) or (b) and shall forward thereto a copy of such agreement.

(e)           [Reserved]

(f)           Notwithstanding any other provision of this Agreement, the Special Servicer may not waive its rights or grant its consent under any “due-on-sale” or “due-on-encumbrance” clause relating to any Mortgage Loan without (prior to the occurrence and continuance of a Control Event) the consent of the Directing Certificateholder (or after the occurrence and during the continuance of a Control Event, but prior to a Consultation Termination Event, upon consultation with the Directing Certificateholder pursuant to Section 6.07 hereof). The Directing Certificateholder shall have ten (10) Business Days after receipt of notice along with the Master Servicer’s or Special Servicer’s recommendation and analysis with respect to such proposed waiver or proposed granting of consent and any additional information the Directing Certificateholder may reasonably request from the Special Servicer of a proposed waiver or consent under any “due on sale” or “due-on-encumbrance” clause in which to grant or withhold its consent (provided that if the Special Servicer fails to receive a response to such notice from the Directing Certificateholder in writing within such period, then the

Directing Certificateholder shall be deemed to have consented to such proposed waiver or consent).

(g)           Notwithstanding the foregoing provisions of this Section 3.08, if the Special Servicer makes a determination under Sections 3.08(a) or 3.08(b) hereof that the applicable conditions in the related Mortgage Loan, Trust Subordinate Companion Loan or Companion Loan documents, as applicable, with respect to assumptions or encumbrances permitted without the consent of the mortgagee have been satisfied, the applicable assumptions and transfers may be subject to an assumption or other fee, unless such fees are otherwise prohibited pursuant to the Mortgage Loan documents; provided that any such fee not provided for in the Mortgage Loan documents does not constitute a “significant” change in yield pursuant to Treasury Regulations Section 1.1001-3(e)(2).

Section 3.09     Realization Upon Defaulted Mortgage Loans, Companion Loans and the Trust Subordinate Companion Loan. (a) Upon an event of default under the Mortgage Loan documents related to a Serviced Whole Loan, Trust AB Whole Loan or a Mortgage Loan with mezzanine debt, the Master Servicer shall promptly provide written notice to the related Companion Holder (or the related Subordinate Loan-Specific Directing Certificateholder, with respect to the Trust AB Whole Loan) or mezzanine lender, as applicable, with a copy of such notice to the Special Servicer. The Special Servicer shall, subject to subsections (b) through (d) of this Section 3.09, Section 3.29, subject to the Directing Certificateholders’ rights pursuant to Section 6.07, and any Companion Holder, Subordinate Loan-Specific Directing Certificateholder or mezzanine lender’s rights under the related Intercreditor Agreement (in the case of a Serviced Whole Loan, on behalf of the holders of the beneficial interest of the related Companion Loan) or this Agreement, exercise reasonable efforts, consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert (which may include an REO Acquisition) the ownership of property securing any such Mortgage Loan (other than any Non-Serviced Mortgage Loan) and related Trust Subordinate Companion Loan or Companion Loan, if any, as come into and continue in default as to which no satisfactory arrangements (including by way of a discounted pay-off) can be made for collection of delinquent payments, and which are not released from the Trust Fund pursuant to any other provision hereof. The foregoing is subject to the provision that, in any case in which a Mortgaged Property shall have suffered damage from an Uninsured Cause, the Master Servicer or Special Servicer shall not be required to make a Servicing Advance and expend funds toward the restoration of such property unless the Special Servicer has determined in its reasonable discretion that such restoration will increase the net proceeds of liquidation of such Mortgaged Property to Certificateholders after reimbursement to the Master Servicer for such Servicing Advance, and the Master Servicer or Special Servicer has not determined that such Servicing Advance together with accrued and unpaid interest thereon would constitute a Nonrecoverable Advance. The costs and expenses incurred by the Special Servicer in any such proceedings shall be advanced by the Master Servicer; provided that, in each case, such cost or expense would not, if incurred, constitute a Nonrecoverable Servicing Advance. Nothing contained in this Section 3.09 shall be construed so as to require the Master Servicer or the Special Servicer, on behalf of the Trust, to make a bid on any Mortgaged Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by the Master Servicer or the Special Servicer in its reasonable judgment taking into account the factors described in Section 3.18(b) and the results of any Appraisal obtained pursuant to the following sentence, all such bids to be made in a manner consistent with the Servicing Standard. If and when the Special Servicer or the Master Servicer deems it necessary and prudent for purposes of establishing the fair market value of any Mortgaged Property securing a Defaulted Mortgage Loan or any related defaulted Trust Subordinate Companion Loan or Companion Loan, whether for purposes of bidding at foreclosure or otherwise, the Special Servicer or the Master Servicer, as the case may be, is authorized to have an Appraisal performed with respect to such property by an Independent MAI-designated appraiser the cost of which shall be paid by the Master Servicer as a Servicing Advance.

(b)           The Special Servicer shall not acquire any personal property pursuant to this Section 3.09 unless either:

(i)            such personal property is incidental to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special Servicer; or

(ii)           the Special Servicer shall have obtained an Opinion of Counsel (the cost of which shall be paid by the Master Servicer as a Servicing Advance) to the effect that the holding of such personal property by the Trust Fund (to the extent not allocable to the related Companion Loan) will not cause the imposition of a tax on any Trust REMIC under the REMIC Provisions or cause any Trust REMIC to fail to qualify as a REMIC at any time that any Lower-Tier Regular Interest or Certificate is outstanding.

(c)           Notwithstanding the foregoing provisions of this Section 3.09 and Section 3.29, neither the Master Servicer nor the Special Servicer shall, on behalf of the Trustee, obtain title to a Mortgaged Property in lieu of foreclosure or otherwise, or take any other action with respect to any Mortgaged Property, if, as a result of any such action, the Trustee, on behalf of the Certificateholders (including the Holders of the Class BNB Certificates, if applicable) and/or any related Companion Holder, would be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or “operator” of such Mortgaged Property within the meaning of CERCLA or any comparable law, unless (as evidenced by an Officer’s Certificate to such effect delivered to the Trustee) the Special Servicer has previously determined in accordance with the Servicing Standard, based on an Environmental Assessment of such Mortgaged Property performed by an Independent Person who regularly conducts Environmental Assessments and performed within six (6) months prior to any such acquisition of title or other action, that:

(i)            the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is reasonably likely to produce a greater recovery on a net present value basis than not taking such actions, for such purposes taking into account any insurance coverage provided pursuant to any environmental insurance policies in effect and obtained on behalf of the mortgagee with respect to the related Mortgaged Property; and

(ii)           there are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could be required, that taking such actions with respect to such Mortgaged Property is reasonably likely to produce a greater recovery on a net present value basis than not taking such actions.

The cost of any such Environmental Assessment shall be paid by the Master Servicer as a Servicing Advance and the cost of any remedial, corrective or other further action contemplated by clause (i) and/or clause (ii) of the preceding sentence shall be paid by the Master Servicer as a Servicing Advance, unless it is a Nonrecoverable Servicing Advance (in which case it shall be an expense of the Trust Fund and, in the case of a Serviced Whole Loan or Trust AB Whole Loan, shall be withdrawn in accordance with the related Intercreditor Agreement by the Master Servicer from the Certificate Account, including from the Companion Distribution Account (such withdrawal to be made from amounts on deposit therein that are otherwise payable on or allocable to such Serviced Whole Loan or Trust AB Whole Loan, as applicable)); and if any such Environmental Assessment so warrants, the Special Servicer shall, except with respect to any Companion Loan and any Environmental Assessment ordered after such Mortgage Loan has been paid in full, perform such additional environmental testing at the expense of the Trust Fund as it deems necessary and prudent to determine whether the conditions described in clauses (i) and (ii) of the preceding sentence have been satisfied. With respect to Non-Specially Serviced Mortgage Loans, the Master Servicer and, with respect to Specially Serviced Mortgage Loans, the Special Servicer (other than any Non-Serviced Mortgage Loan) shall review and be familiar with the terms and conditions relating to enforcing claims and shall monitor the dates by which any claim or action must be taken (including delivering any notices to the insurer and using reasonable efforts to perform any actions required under such policy) under each environmental insurance policy in effect and obtained on behalf of the mortgagee to receive the maximum proceeds available under such policy for the benefit of the Certificateholders and the Trustee (as holder of the Lower-Tier Regular Interests).

(d)           If (i) the environmental testing contemplated by subsection (c) above establishes that either of the conditions set forth in clauses (i) and (ii) of subsection (c) above of the first sentence thereof has not been satisfied with respect to any Mortgaged Property securing a Defaulted Mortgage Loan and, in the case of a Serviced Mortgage Loan or a Trust AB Mortgage Loan, any related Companion Loan or Trust Subordinate Companion Loan, and (ii) there has been no breach of any of the representations and warranties set forth in or required to be made pursuant to Section 6 of each of the Mortgage Loan Purchase Agreements for which the applicable Mortgage Loan Seller could be required to repurchase such Defaulted Mortgage Loan or defaulted Trust Subordinate Companion Loan pursuant to Section 6 of the applicable Mortgage Loan Purchase Agreement, then the Special Servicer shall take such action as it deems to be in the best economic interest of the Trust Fund (other than proceeding to acquire title to the Mortgaged Property) and is hereby authorized (prior to the occurrence and continuance of a Control Event (or with respect to any AB Mortgage Loan or Trust AB Whole Loan, after the occurrence and during the continuation of an AB Control Appraisal Period, but prior to the occurrence and continuance of a Control Event)), with the consent of the Directing Certificateholder at such time as it deems appropriate to release such Mortgaged Property from the lien of the related Mortgage, provided that, if such Mortgage Loan has a then-outstanding principal balance of greater than $1,000,000, then prior to the release of the related Mortgaged Property from the lien of the related Mortgage, (i) the Special Servicer shall have notified the

Rating Agencies, the Trustee, the Certificate Administrator, the Master Servicer and (prior to the occurrence of a Consultation Termination Event) the Directing Certificateholder, in writing of its intention to so release such Mortgaged Property and the bases for such intention, (ii) the Certificate Administrator shall have posted such notice of the Special Servicer’s intention to so release such Mortgaged Property to the Certificate Administrator’s Website pursuant to Section 3.15(b) and (iii) in addition to the prior written consent of the Directing Certificateholder as required above, the Holders of Certificates entitled to a majority of the Voting Rights shall have consented or have been deemed to have consented to such release within thirty (30) days of the Certificate Administrator’s posting such notice to the Certificate Administrator’s Website (failure to respond by the end of such 30-day period being deemed consent of the Holders of the Certificates). To the extent any fee charged by any Rating Agency in connection with rendering such written confirmation is not paid by the related Mortgagor, such fee is to be an expense of the Trust; provided that the Special Servicer shall use commercially reasonable efforts to collect such fee from the Mortgagor to the extent permitted under the related Mortgage Loan documents.

(e)           The Special Servicer shall provide written reports and a copy of any Environmental Assessments in electronic format to the Directing Certificateholder, the Master Servicer and the 17g-5 Information Provider monthly regarding any actions taken by the Special Servicer with respect to any Mortgaged Property securing a Defaulted Mortgage Loan, or defaulted Companion Loan or defaulted Trust Subordinate Companion Loan as to which the environmental testing contemplated in subsection (c) above has revealed that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof has not been satisfied, in each case until the earlier to occur of satisfaction of both such conditions, repurchase of the related Mortgage Loan or Trust Subordinate Companion Loan by the applicable Mortgage Loan Seller or release of the lien of the related Mortgage on such Mortgaged Property.

(f)           The Special Servicer shall notify the Master Servicer of any abandoned and/or foreclosed properties which require reporting to the Internal Revenue Service and shall provide the Master Servicer with all information regarding forgiveness of indebtedness and required to be reported with respect to any Mortgage Loan or related Companion Loan or Trust Subordinate Companion Loan that is abandoned or foreclosed and the Master Servicer shall report to the Internal Revenue Service and the related Mortgagor, in the manner required by applicable law, such information and the Master Servicer shall report, via Form 1099A or Form 1099C (or any successor form), all forgiveness of indebtedness and abandonment and foreclosure to the extent such information has been provided to the Master Servicer by the Special Servicer. Upon request, the Master Servicer shall deliver a copy of any such report to the Trustee and the Certificate Administrator.

(g)           The Special Servicer shall have the right to determine, in accordance with the Servicing Standard, the advisability of the maintenance of an action to obtain a deficiency judgment if the state in which the Mortgaged Property is located and the terms of the Mortgage Loan (and if applicable, the related Trust Subordinate Companion Loan or Companion Loan) permit such an action.

(h)           The Special Servicer shall maintain accurate records, prepared by one of its Servicing Officers, of each Final Recovery Determination in respect of a Defaulted Mortgage

Loan (other than with respect to a Non-Serviced Mortgage Loan) or defaulted Companion Loan or defaulted Trust Subordinate Companion Loan or any REO Property (other than any Non-Serviced Mortgaged Property) and the basis thereof. Each Final Recovery Determination shall be evidenced by an Officer’s Certificate promptly delivered to the Trustee, the Certificate Administrator, the Directing Certificateholder and the Master Servicer and in no event later than the next succeeding P&I Advance Determination Date.

Section 3.10     Trustee and Certificate Administrator to Cooperate; Release of Mortgage Files. (a) Upon the payment in full of any Mortgage Loan or Trust Subordinate Companion Loan (other than a Non-Serviced Mortgage Loan), or the receipt by the Master Servicer or the Special Servicer, as the case may be, of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer or Special Servicer, as the case may be, will promptly notify the Trustee and the Custodian and request delivery of the related Mortgage File. Any such notice and request shall be in the form of a Request for Release signed by a Servicing Officer and shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account pursuant to Section 3.04(a) or remitted to the Master Servicer to enable such deposit, have been or will be so deposited. Within seven (7) Business Days (or within such shorter period as release can reasonably be accomplished if the Master Servicer or the Special Servicer notifies the Custodian of an exigency) of receipt of such notice and request, the Custodian shall release the related Mortgage File to the Master Servicer or Special Servicer, as the case may be; provided that in the case of the payment in full of a Trust Subordinate Companion Loan or a Serviced Companion Loan or its related Mortgage Loan, the related Mortgage File shall not be released by the Custodian unless the related Serviced Whole Loan or Trust AB Whole Loan, as applicable, is paid in full. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account.

(b)           From time to time as is appropriate for servicing or foreclosure of any Mortgage Loan (other than any Non-Serviced Mortgage Loan) (and any related Trust Subordinate Companion Loan or Companion Loan), the Master Servicer or the Special Servicer shall deliver to the Custodian a Request for Release signed by a Servicing Officer. Upon receipt of the foregoing, the Custodian shall deliver the Mortgage File or any document therein to the Master Servicer or the Special Servicer (or a designee), as the case may be. Upon return of such Mortgage File or such document to the Custodian, or the delivery to the Trustee and the Custodian of a certificate of a Servicing Officer of the Master Servicer or the Special Servicer, as the case may be, stating that such Mortgage Loan (and, in the case of a Serviced Whole Loan or the Trust AB Whole Loan, as applicable, the related Companion Loan or Trust Subordinate Companion Loan, as applicable), was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Certificate Account (including amounts related to the related Companion Loan or Trust Subordinate Companion Loan, if applicable) pursuant to Section 3.04(a) have been or will be so deposited, or that such Mortgage Loan has become an REO Property, a copy of the Request for Release shall be released by the Custodian to the Master Servicer or the Special Servicer (or a designee), as the case may be, with the original being released upon termination of the Trust.

(c)           Within seven (7) Business Days (or within such shorter period as delivery can reasonably be accomplished if the Special Servicer notifies the Trustee of an exigency) of receipt thereof, the Trustee shall execute and deliver to the Special Servicer any court pleadings, requests for trustee’s sale or other documents necessary to the foreclosure or trustee’s sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note (including any note evidencing a related Companion Loan or Trust Subordinate Companion Loan, as applicable) or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. The Special Servicer shall be responsible for the preparation of all such documents and pleadings. When submitted to the Trustee for signature, such documents or pleadings shall be accompanied by a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee’s sale. The Trustee shall not be required to review such documents for their sufficiency or enforceability.

(d)           If, from time to time, pursuant to the terms of the applicable Non-Serviced Intercreditor Agreement and the applicable Non-Serviced Pooling Agreement, and as appropriate for enforcing the terms of a Non-Serviced Mortgage Loan, the applicable Non-Serviced Master Servicer requests delivery to it of the original Mortgage Note for a Non-Serviced Mortgage Loan, then the Custodian shall release or cause the release of such original Mortgage Note to such Non-Serviced Master Servicer or its designee.

Section 3.11     Servicing Compensation. (a) As compensation for its activities hereunder, the Master Servicer shall be entitled to receive the Servicing Fee with respect to each Mortgage Loan, Trust Subordinate Companion Loan, Serviced Companion Loan and REO Loan (other than the portion of any REO Loan related to any Non-Serviced Companion Loan) (including Specially Serviced Mortgage Loans and any Non-Serviced Mortgage Loan constituting a “specially serviced mortgage loan” under any related Non-Serviced Pooling Agreement). As to each Mortgage Loan, Companion Loan, REO Loan and Trust Subordinate Companion Loan, the Servicing Fee shall accrue from time to time at the Servicing Fee Rate and shall be computed on the basis of the Stated Principal Balance of such Mortgage Loan, Trust Subordinate Companion Loan, Companion Loan or REO Loan, as the case may be, and in the same manner as interest is calculated on such Mortgage Loan, Companion Loan, REO Loan or Trust Subordinate Companion Loan, as the case may be, and, in connection with any partial month interest payment, for the same period respecting which any related interest payment due on such Mortgage Loan, Companion Loan or Trust Subordinate Companion Loan or deemed to be due on such REO Loan is computed. The Servicing Fee with respect to any Mortgage Loan, Companion Loan, REO Loan or Trust Subordinate Companion Loan shall cease to accrue if a Liquidation Event occurs with respect to the related Mortgage Loan, except that if such Mortgage Loan is part of a Serviced Whole Loan and such Serviced Whole Loan continues to be serviced and administered under this Agreement notwithstanding such Liquidation Event, then the applicable Servicing Fee shall continue to accrue and be payable as if such Liquidation Event did not occur. The Servicing Fee shall be payable monthly, on a loan-by-loan basis, from payments of interest on each Mortgage Loan, Companion Loan, Trust Subordinate Companion Loan and REO Revenues allocable as interest on each REO Loan, and as otherwise provided by

Section 3.05(a). The Master Servicer shall be entitled to recover unpaid Servicing Fees in respect of any Mortgage Loan, Companion Loan, Trust Subordinate Companion Loan or REO Loan out of that portion of related payments, Insurance and Condemnation Proceeds, Liquidation Proceeds and REO Revenues (in the case of an REO Loan) allocable as recoveries of interest, to the extent permitted by Section 3.05(a). Except as set forth in the next two sentences, the third paragraph of this Section 3.11(a), Section 6.02, Section 6.04 and Section 7.01(c), the right to receive the Servicing Fee may not be transferred in whole or in part (except in connection with a transfer of all of the Master Servicer’s duties and obligations hereunder to a successor servicer in accordance with the terms hereof). With respect to each Serviced Pari Passu Companion Loan, the Servicing Fee shall be payable to the Master Servicer from amounts payable in respect of such Serviced Pari Passu Companion Loan, subject to the terms of the related Intercreditor Agreement.

The Master Servicer shall be entitled to retain, and shall not be required to deposit in the Certificate Account pursuant to Section 3.04(a), additional servicing compensation (other than with respect to a Non-Serviced Mortgage Loan) in the form of the following amounts to the extent collected from the related Mortgagor: (i) 100% of Excess Modification Fees related to any modifications, waivers, extensions or amendments of any Non-Specially Serviced Mortgage Loans (including any related Serviced Companion Loan or Trust Subordinate Companion Loan, as applicable, to the extent not prohibited by the related Intercreditor Agreement); provided that with respect to such transactions, the consent of, and/or processing by, the Special Servicer is not required to take such action and, in the event that the Special Servicer’s consent and/or processing is required, then the Master Servicer shall be entitled to 50% of such fees, (ii) 100% of all assumption application fees received on Non-Specially Serviced Mortgage Loans (including any related Serviced Companion Loan or Trust Subordinate Companion Loan, to the extent not prohibited by the related Intercreditor Agreement) (whether or not the consent of the Special Servicer is required) and 100% of all defeasance fees; (iii) 100% of assumption, waiver, consent and earnout fees, and other processing fees pursuant to Section 3.08 and Section 3.20 or other actions performed in connection with this Agreement on the Non-Specially Serviced Mortgage Loans (including any related Serviced Companion Loan or Trust Subordinate Companion Loan, as applicable, to the extent not prohibited by the related Intercreditor Agreement), provided the consent of the Special Servicer is not required to take such actions and (iv) 50% of all assumption, waiver, consent and earnout fees, and other processing fees (other than assumption application and defeasance fees), pursuant to Section 3.08 and Section 3.20 on any Non-Specially Serviced Mortgage Loan (including any related Serviced Companion Loan or Trust Subordinate Companion Loan, as applicable, to the extent not prohibited by the related Intercreditor Agreement) for which the Special Servicer’s processing, consent or approval is required and only to the extent that all amounts then due and payable with respect to the related Mortgage Loan have been paid. In addition, the Master Servicer shall be entitled to retain as additional servicing compensation (other than with respect to a Non-Serviced Mortgage Loan) any charges for processing Mortgagor requests, beneficiary statements or demands, fees in connection with defeasance, if any, and other customary charges, and amounts collected for checks returned for insufficient funds, in each case only to the extent actually paid by the related Mortgagor and shall not be required to deposit such amounts in the Certificate Account or the Companion Distribution Account pursuant to Section 3.04(a) or Section 3.04(b), respectively. Subject to Section 3.11(d), the Master Servicer shall also be entitled to additional servicing compensation in the form of: (i) Penalty Charges to the extent provided in Section 3.11(d),

(ii) interest or other income earned on deposits relating to the Trust Fund in the Certificate Account or the Companion Distribution Account in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to such account for the period from and including the prior Distribution Date to and including the P&I Advance Date related to the current Distribution Date), (iii) interest or other income earned on deposits in the Servicing Account which are not required by applicable law or the related Mortgage Loan to be paid to the Mortgagor, (iv) the difference, if positive, between Prepayment Interest Excess and Prepayment Interest Shortfalls collected on the Mortgage Loans and any Serviced Pari Passu Companion Loan, during the related Due Period to the extent not required to be paid as Compensating Interest Payments and (v) all Prepayment Interest Excesses collected on each Trust Subordinate Companion Loan during the related Due Period to the extent not required to be paid as Compensating Interest Payments. The Master Servicer shall be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts due and owing to any of its Sub-Servicers and the premiums for any blanket Insurance Policy insuring against hazard losses pursuant to Section 3.07), if and to the extent such expenses are not payable directly out of the Certificate Account and the Master Servicer shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.

Notwithstanding anything herein to the contrary, the Master Servicer may, at its option, assign or pledge to any third party or retain for itself the Transferable Servicing Interest; provided, however, that in the event of any resignation or termination of such Master Servicer, all or any portion of the Transferable Servicing Interest may be reduced by the Trustee to the extent reasonably necessary (in the sole discretion of the Trustee) for the Trustee to obtain a qualified successor master servicer that meets the requirements of Section 6.04 and who requires market-rate servicing compensation that accrues at a per annum rate in excess of the Retained Fee Rate, and any such assignment of the Transferable Servicing Interest shall, by its terms be expressly subject to the terms of this Agreement and such reduction. The Master Servicer shall pay the Transferable Servicing Interest to the holder of the Transferable Servicing Interest at such time and to the extent the Master Servicer is entitled to receive payment of its Servicing Fees hereunder, notwithstanding any resignation or termination of the Master Servicer hereunder (subject to reduction pursuant to the preceding sentence).

(b)           As compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Special Servicing Fee with respect to each Specially Serviced Mortgage Loan and REO Loan (other than a Non-Serviced Mortgage Loan and any REO Loan relating to a Non-Serviced Mortgaged Property). As to each Specially Serviced Mortgage Loan and REO Loan, the Special Servicing Fee shall accrue from time to time at the Special Servicing Fee Rate and shall be computed on the basis of the Stated Principal Balance of such Specially Serviced Mortgage Loan or REO Loan, as the case may be, and in the same manner as interest is calculated on the Specially Serviced Mortgage Loans or REO Loans, as the case may be, and, in connection with any partial month interest payment, for the same period respecting which any related interest payment due on such Specially Serviced Mortgage Loan or deemed to be due on such REO Loan is computed. The Special Servicing Fee with respect to any Specially Serviced Mortgage Loan or REO Loan shall cease to accrue if a Liquidation Event occurs with respect to the related Mortgage Loan. The Special Servicing Fee shall be payable monthly, on a loan-by-loan basis, in accordance with the provisions of Section 3.05(a). The right to receive the

Special Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer’s responsibilities and obligations under this Agreement. The Special Servicer shall not be entitled to any Special Servicing Fees with respect to a Non-Serviced Mortgage Loan.

(c)           Additional servicing compensation in the form of (i) 100% of all Excess Modification Fees related to modifications, waivers, extensions or amendments of any Specially Serviced Mortgage Loans, (ii) 100% of all assumption application fees and assumption fees and other related fees received on any Specially Serviced Mortgage Loans, (iii) 100% of waiver, consent and earnout fees, pursuant to Section 3.08 and Section 3.20 or other actions performed in connection with this Agreement on the Specially Serviced Mortgage Loans or certain other similar fees paid by the related Mortgagor and (iv) 50% of all Excess Modification Fees and assumption and consent fees pursuant to Section 3.08 or Section 3.20 and 50% of all earnout fees received with respect to all Non-Specially Serviced Mortgage Loans (including any related Serviced Companion Loan or Trust Subordinate Companion Loan, to the extent not prohibited by the related Intercreditor Agreement) and, in all cases, for which the Special Servicer’s processing, consent or approval is required, shall be promptly paid to the Special Servicer by the Master Servicer (or directly from the related Mortgagor) to the extent such fees are paid by the Mortgagor and shall not be required to be deposited in the Certificate Account pursuant to Section 3.04(a). Subject to Section 3.11(d), the Special Servicer shall also be entitled to additional servicing compensation in the form of: (i) Penalty Charges to the extent provided in Section 3.11(d) and (ii) interest or other income earned on deposits relating to the Trust Fund in the REO Account in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to such account for the period from and including the prior Distribution Date to and including the P&I Advance Date related to such Distribution Date). The Special Servicer shall also be entitled to additional servicing compensation in the form of a Workout Fee with respect to each Corrected Mortgage Loan at the Workout Fee Rate on such Corrected Mortgage Loan for so long as it remains a Corrected Mortgage Loan; provided, however, that after receipt by the Special Servicer of Workout Fees with respect to such Corrected Mortgage Loan in an amount equal to $25,000, any Workout Fees in excess of such amount shall be reduced by the Excess Modification Fee Amount; provided, further, however, that in the event the Workout Fee collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the Special Servicer shall be entitled to an amount from the final payment on the related Corrected Mortgage Loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to the Special Servicer in respect of that Corrected Mortgage Loan (including any related Serviced Companion Loan) to be $25,000. The Workout Fee shall be reduced (but not below zero) pursuant to the preceding sentence with respect to each collection on such Corrected Mortgage Loan from which such fee would otherwise be payable until an amount equal to such Excess Modification Fee Amount has been deducted in full. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan; provided that a new Workout Fee will become payable if and when such Specially Serviced Mortgage Loan again becomes a Corrected Mortgage Loan. The Special Servicer shall not be entitled to any Workout Fee with respect to a Non-Serviced Mortgage Loan. If the Special Servicer is terminated (other than for cause) or resigns, it shall retain the right to receive any and all Workout Fees payable in respect of Mortgage Loans or any related Companion Loan or Trust Subordinate Companion Loan that became Corrected Mortgage Loans prior to the time of that termination or resignation except the Workout Fees will no longer be payable if the Corrected Mortgage Loan subsequently becomes a Specially Serviced Mortgage Loan. If the Special Servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Mortgage Loans for which the resigning or terminated Special Servicer had determined to grant a forbearance or cured the event of default through a modification, restructuring or workout negotiated by the Special Servicer and evidenced by a signed writing, but which had not as of the time the Special Servicer resigned or was terminated become a Corrected Mortgage Loan solely because the Mortgagor had not had sufficient time to make three consecutive timely Monthly Payments and which subsequently becomes a Corrected Mortgage Loan as a result of the Mortgagor making such three consecutive timely Monthly Payments. The successor special servicer will not be entitled to any portion of such Workout Fees. The Special Servicer will not be entitled to receive any Workout Fees after termination for cause. A Liquidation Fee will be payable with respect to each Specially Serviced Mortgage Loan (other than a Non-Serviced Mortgage Loan) or REO Property (other than a Non-Serviced Mortgaged Property) as to which the Special Servicer receives any Liquidation Proceeds or Insurance and Condemnation Proceeds subject to the exceptions set forth in the definition of Liquidation Fee (such Liquidation Fee to be paid out of such Liquidation Proceeds, Insurance and Condemnation Proceeds). If, however, Liquidation Proceeds or Insurance and Condemnation Proceeds are received with respect to any Corrected Mortgage Loan and the Special Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds and Insurance and Condemnation Proceeds that constitute principal and/or interest on such Mortgage Loan. Notwithstanding anything herein to the contrary, the Special Servicer shall only be entitled to receive a Liquidation Fee or a Workout Fee, but not both, with respect to proceeds on any Mortgage Loan. Notwithstanding the foregoing, with respect to any Companion Loan, the Liquidation Fee, Workout Fee and Special Servicing Fees, if any, will be computed as provided in the related Intercreditor Agreement or to the extent such Intercreditor Agreement is silent or refers to this Agreement or indicates such fees are paid in accordance with this Agreement, as provided herein as though such Companion Loan were a Mortgage Loan. Subject to Section 3.11(d), the Special Servicer will also be entitled to additional fees in the form of Penalty Charges. The Special Servicer shall be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts, other than management fees in respect of REO Properties, due and owing to any of its Sub-Servicers and the premiums for any blanket Insurance Policy obtained by it insuring against hazard losses pursuant to Section 3.07), if and to the extent such expenses are not expressly payable directly out of the Certificate Account or the REO Account, and the Special Servicer shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.

(d)           In determining the compensation of the Master Servicer or Special Servicer, as applicable, with respect to Penalty Charges, on any Distribution Date, the aggregate Penalty Charges collected on any Mortgage Loan (other than a Non-Serviced Mortgage Loan), the Trust Subordinate Companion Loan and any related Companion Loan since the prior Distribution Date shall be applied (in such order) to reimburse (i) the Master Servicer, the Special Servicer or the Trustee for interest on Advances on such Mortgage Loan, Trust Subordinate Companion Loan or related Companion Loan, if applicable (and, in connection with a Non-Serviced Mortgage Loan, the applicable Non-Serviced Master Servicer, the applicable Non-Serviced Special Servicer or the applicable Non-Serviced Trustee for interest on the

Servicing Advances made by any such party with respect to a Non-Serviced Whole Loan pursuant to the applicable Non-Serviced Pooling Agreement, to the extent not prohibited by the applicable Non-Serviced Intercreditor Agreement) due on such Distribution Date, (ii) the Trust Fund for all interest on Advances previously paid to the Master Servicer or the Trustee pursuant to Section 3.05(a)(vi) hereof (and, in connection with a Non-Serviced Mortgage Loan, the related trust for all interest on Servicing Advances reimbursed by such trust to any party under the applicable Non-Serviced Pooling Agreement, which resulted in an additional trust fund expense for the trust, to the extent not prohibited by the applicable Non-Serviced Intercreditor Agreement) with respect to such Mortgage Loan, Trust Subordinate Companion Loan or related Companion Loan, if applicable and (iii) the Trust Fund for costs of all additional Trust Fund expenses (other than Special Servicing Fees, Workout Fees and Liquidation Fees), including without limitation, inspections by the Special Servicer and all unpaid Advances incurred since the Closing Date with respect to such Mortgage Loan. Penalty Charges (other than with respect to a Non-Serviced Mortgage Loan, which shall be payable as additional servicing compensation under the related Non-Serviced Pooling Agreement) remaining thereafter shall be distributed to the Master Servicer, if and to the extent accrued while such Mortgage Loan, Trust Subordinate Companion Loan and any related Companion Loan was a Non-Specially Serviced Mortgage Loan, and to the Special Servicer, if and to the extent accrued on such Mortgage Loan during the period such Mortgage Loan was a Specially Serviced Mortgage Loan or REO Loan. Any Penalty Charges paid or payable as additional servicing compensation to the Master Servicer and the Special Servicer shall be distributed between the Master Servicer and the Special Servicer, on a pro rata basis, based on the Master Servicer’s and Special Servicer’s respective entitlements to such compensation described in the previous sentence. Notwithstanding the foregoing, Penalty Charges with respect to any Companion Loan will be allocated pursuant to the applicable Intercreditor Agreement after payment of all related Advances and interest thereon and additional Trust Fund expenses in accordance with this Section 3.11(d).

(e)          With respect to each Distribution Date, the Special Servicer shall deliver or cause to be delivered to the Master Servicer within two (2) Business Days following the Determination Date, and the Master Servicer shall deliver, to the extent it has received, to the Certificate Administrator, without charge and on the same day as the Master Servicer is required to deliver the CREFC® Investor Reporting Package (IRP) for such Distribution Date, an electronic report (which may include HTML, word or excel compatible format, clean and searchable PDF format or such other format as mutually agreeable between the Certificate Administrator and the Special Servicer) that discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its Affiliates, if any, with respect to such Distribution Date; provided that no such report shall be due in any month during which no Disclosable Special Servicer Fees were received.

(f)            The Special Servicer and its Affiliates shall be prohibited from receiving or retaining any compensation or any other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) from any Person (including, without limitation, the Trust, any Mortgagor, any property manager, any guarantor or indemnitor in respect of a Mortgage Loan and any purchaser of any Mortgage Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under this Agreement, other than as expressly provided in this Section 3.11; provided that such prohibition shall not apply to Permitted Special Servicer/Affiliate Fees.

(g)           Pursuant to the CREFC® License Agreement, CREFC® shall be paid (according to the payment instructions set forth on Exhibit JJ hereto or such other payment instructions as CREFC® may provide to the Master Servicer in writing at least two Business Days prior to the Remittance Date) the CREFC® Intellectual Property Royalty License Fee on a monthly basis. The Master Servicer shall withdraw from the Certificate Account and, to the extent sufficient funds are on deposit therein, pay the CREFC® Intellectual Property Royalty License Fee to CREFC® in accordance with Section 3.05(a)(xii) on a monthly basis, from funds on deposit in the Certificate Account.

Section 3.12     Inspections; Collection of Financial Statements. (a) The Master Servicer shall perform (at its own expense), or shall cause to be performed (at its own expense), a physical inspection of each Mortgaged Property relating to a Mortgage Loan (other than a Non-Serviced Mortgage Loan or a Specially Serviced Mortgage Loan) with a Stated Principal Balance of (i) $2,000,000 or more at least once every twelve (12) months and (ii) less than $2,000,000 at least once every twenty-four (24) months, in each case, commencing in the calendar year 2015 (and each Mortgaged Property shall be inspected on or prior to December 31, 2016); provided, however, that if a physical inspection has been performed by the Special Servicer in the previous twelve (12) months and the Master Servicer has no knowledge of a material change in the Mortgaged Property since such physical inspection, the Master Servicer will not be required to perform or cause to be performed, such physical inspection; provided, further, that if any scheduled payment becomes more than sixty (60) days delinquent on the related Mortgage Loan, the Special Servicer shall inspect or cause to be inspected the related Mortgaged Property as soon as practicable after such Mortgage Loan becomes a Specially Serviced Mortgage Loan and annually thereafter for so long as such Mortgage Loan remains a Specially Serviced Mortgage Loan. The cost of such inspection by the Special Servicer pursuant to the second proviso of the immediately preceding sentence shall be an expense of the Trust Fund, and, to the extent not paid by the related Mortgagor, reimbursed first from Penalty Charges actually received from the related Mortgagor and then from the Certificate Account pursuant to Section 3.05(a)(ii), provided that, with respect to a Serviced Whole Loan or Trust AB Whole Loan, such cost shall be payable, subject to the terms of the related Intercreditor Agreement (i) with respect to a Serviced Pari Passu Whole Loan, pro rata and pari passu, from the related Serviced Pari Passu Mortgage Loan and Serviced Pari Passu Companion Loan, in accordance with their respective Stated Principal Balances, or (ii) with respect to an AB Whole Loan or Trust AB Whole Loan, first, from the related AB Subordinate Companion Loan or from amounts available to the Trust as holder of the related Trust Subordinate Companion Loan, as applicable and then, from the AB Mortgage Loan or amounts available to the Trust as holder of the related Trust AB Mortgage Loan (provided that, with respect to any AB Subordinate Companion Loan or Trust Subordinate Companion Loan, the foregoing shall not limit or otherwise modify the terms of the related Intercreditor Agreement pursuant to which any amounts collected with respect to the related Whole Loan or Trust AB Whole Loan are allocated to the related Serviced Mortgage Loan and AB Subordinate Companion Loan or the related Trust AB Mortgage Loan and Trust Subordinate Companion Loan), in each case, prior to being payable out of general collections. The Special Servicer or the Master Servicer, as applicable, shall prepare or cause to be prepared a written report of each such inspection detailing the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of (i) any vacancy in the Mortgaged Property that the preparer of such report has knowledge of and deems material, (ii) any sale, transfer or abandonment of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, (iii) any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the preparer of such report deems material, (iv) any visible material waste committed on the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection and (v) photographs of each inspected Mortgaged Property. The Special Servicer and the Master Servicer shall deliver a copy (in electronic format) of each such report prepared by the Special Servicer and the Master Servicer, respectively, to the other party, to the Directing Certificateholder (prior to the occurrence and continuance of a Control Event) and to the Trustee within five (5) Business Days after completion of such report. Within five (5) Business Days after request for copies of such reports by the Rating Agencies, the Special Servicer or the Master Servicer, as applicable, shall deliver a copy (in electronic format) of each such report prepared by the Special Servicer and the Master Servicer, as applicable, to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s Website. Prior to the occurrence of a Consultation Termination Event, the Master Servicer shall deliver a copy of each such report to the Directing Certificateholder and upon request to each Holder of a Class E, Class F or Class NR Certificate (which such request may state that such items may be delivered until further notice).

(b)           [Reserved]

(c)           The Special Servicer, in the case of any Specially Serviced Mortgage Loan, and the Master Servicer, in the case of any Non-Specially Serviced Mortgage Loan shall make reasonable efforts to collect promptly and review from each related Mortgagor quarterly and annual operating statements, financial statements, budgets and rent rolls of the related Mortgaged Property, and the quarterly and annual financial statements of such Mortgagor, whether or not delivery of such items is required pursuant to the terms of the related Mortgage Loan documents and any other reports or documents required to be delivered under the terms of the Mortgage Loans (and each Serviced Companion Loan), if delivery of such items is required pursuant to the terms of the related Mortgage Loan (and each Serviced Companion Loan) documents. The Master Servicer and the Special Servicer shall not be required to request such operating statements or rent rolls more than once if the related Mortgagor is not required to deliver such statements pursuant to the terms of the Mortgage Loan documents. In addition, the Special Servicer shall cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and shall collect all such items promptly following their preparation. The Special Servicer shall deliver all such items to the Master Servicer within five (5) Business Days of receipt, and the Master Servicer and the Special Servicer, as applicable, shall deliver copies of all the foregoing items so collected to the Trustee, the Certificate Administrator, the Directing Certificateholder and the Depositor, in electronic format, in each case within sixty (60) days of its receipt thereof, but in no event, in the case of annual statements, later than June 30 of each year commencing June 30, 2015. Upon the request of any Privileged Person (other than the NRSROs) to receive copies of such items, the Master Servicer or the Special Servicer, as applicable, shall deliver electronic copies of such items to the Certificate Administrator to be posted on the Certificate Administrator’s Website. The Master

Servicer or Special Servicer, as applicable, shall deliver copies of all the foregoing items so collected thereby to the 17g-5 Information Provider pursuant to Section 3.15(c).

Within forty-five (45) days after receipt by the Master Servicer, with respect to all Non-Specially Serviced Mortgage Loans it is responsible for servicing hereunder, or the Special Servicer with respect to Specially Serviced Mortgage Loans and REO Properties (other than any Non-Serviced Mortgaged Property), of any annual operating statements or rent rolls beginning with the quarter ending March 31, 2015 and the calendar year ending December 31, 2015 with respect to any Mortgaged Property or REO Property, or if such date would be after June 30 of any year, then within thirty (30) days after receipt, such Master Servicer or Special Servicer, as applicable, shall, based upon such operating statements or rent rolls received, prepare (or, if previously prepared, update) the analysis of operations and the CREFC® NOI Adjustment Worksheet and the CREFC® Operating Statement Analysis Report; provided that any such CREFC® Operating Statement Analysis Report and/or CREFC® NOI Adjustment Worksheet shall not be required to be prepared or updated with respect to year-end or the first calendar quarter of each year to the extent provided by the then current CREFC® IRP. Upon the occurrence and continuation of a Servicing Transfer Event, the Master Servicer shall provide the Special Servicer with all prior CREFC® Operating Statement Analysis Reports and CREFC® NOI Adjustment Worksheets for the related Mortgage Loan (including underwritten figures), and the Special Servicer’s obligations hereunder shall be subject to its having received all such reports. The Master Servicer and Special Servicer shall forward to the other and (prior to the occurrence of a Consultation Termination Event) the Directing Certificateholder electronically monthly all operating statements and rent rolls received from any Mortgagor from the prior month. All CREFC® Operating Statement Analysis Reports and CREFC® NOI Adjustment Worksheets shall be maintained by the Master Servicer with respect to each Mortgaged Property (other than a Non-Serviced Mortgaged Property) and REO Property (other than any Non-Serviced Mortgaged Property), and the Master Servicer shall forward copies (in electronic format) thereof and the related operating statements or rent rolls (in each case, promptly following the initial preparation and each material revision thereof) to the Certificate Administrator, the Directing Certificateholder, and with respect to any Serviced Companion Loan, the related Companion Holder, the Special Servicer and the 17g-5 Information Provider, and the 17g-5 Information Provider shall post all such items to the 17g-5 Information Provider’s Website. The Master Servicer shall maintain a CREFC® Operating Statement Analysis Report and a CREFC® NOI Adjustment Worksheet with respect to each Mortgaged Property (other than a Non-Serviced Mortgaged Property) or REO Property (other than a Non-Serviced Mortgaged Property).

(d)           At or before 12:00 p.m. (New York City time) on each Determination Date, the Special Servicer shall prepare and deliver or cause to be delivered to the Master Servicer and, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder, the CREFC® Special Servicer Loan File and any applicable CREFC® Loan Liquidation Reports, CREFC® Loan Modification Reports and CREFC® REO Liquidation Reports with respect to the Specially Serviced Mortgage Loans and any REO Properties (other than a Non-Serviced Mortgaged Property), providing the information required of the Special Servicer in an electronic format, reasonably acceptable to the Master Servicer as of the Business Day preceding such Determination Date, which CREFC® Special Servicer Loan File shall include data, to enable the Master Servicer to produce the following supplemental CREFC®

reports: (i) a CREFC® Delinquent Loan Status Report, (ii) a CREFC® Historical Loan Modification and Corrected Mortgage Loan Report, (iii) a CREFC® REO Status Report, (iv) a CREFC® Comparative Financial Status Report and (v) a CREFC® NOI Adjustment Worksheet and a CREFC® Operating Statement Analysis Report, in each case with the supporting financial statements, budgets, operating statements and rent rolls submitted by the Mortgagor.

(e)           Not later than 5:00 p.m. (New York City time) on the P&I Advance Date beginning December 2014, the Master Servicer shall prepare (if and to the extent necessary) and deliver or cause to be delivered in electronic format to the Certificate Administrator the following reports and data files: (A) to the extent the Master Servicer has received the CREFC® Special Servicer Loan File at the time required, the most recent CREFC® Delinquent Loan Status Report, CREFC® Historical Loan Modification and Corrected Mortgage Loan Report and the CREFC® REO Status Report, (B) CREFC® Loan Setup File (with respect to the first Distribution Date), (C) the most recent CREFC® Property File, and CREFC® Comparative Financial Status Report (in each case incorporating the data required to be included in the CREFC® Special Servicer Loan File pursuant to Section 3.12(d) by the Special Servicer and Master Servicer), (D) a CREFC® Servicer Watch List with information that is current as of such Determination Date, (E) CREFC® Financial File, (F) CREFC® Loan Level Reserve/LOC Report, (G) the CREFC® Advance Recovery Report, (H) CREFC® Total Loan Report and (I) the report on Disclosable Special Servicer Fees delivered pursuant to Section 3.11(e) to the extent received from the Special Servicer, if any. Additionally, not later than 5:00 p.m. (New York City time) on the P&I Advance Date beginning December 2014, the Master Servicer shall deliver or cause to be delivered in electronic format to the Certificate Administrator any applicable CREFC® Loan Liquidation Reports, CREFC® Loan Modification Reports and CREFC® REO Liquidation Reports received from the Special Servicer. Not later than 2:00 p.m. (New York City time) two (2) Business Days prior to the Distribution Date beginning December 2014, the Master Servicer shall deliver or cause to be delivered to the Certificate Administrator via electronic format the CREFC® Loan Periodic Update File. In no event shall any report described in this subsection be required to reflect information that has not been collected by or delivered to the Master Servicer, or any payments or collections not received by the Master Servicer, as of the close of business on the Business Day prior to the Business Day on which the report is due.

(f)           The Special Servicer shall deliver to the Master Servicer the reports and information required of the Special Servicer pursuant to Section 3.12(c) and Section 3.12(d), and the Master Servicer shall deliver to the Certificate Administrator the reports and data files set forth in Section 3.12(e). The Master Servicer may, absent manifest error, conclusively rely on the reports and/or data to be provided by the Special Servicer pursuant to Section 3.12(c) and Section 3.12(d). The Certificate Administrator may, absent manifest error, conclusively rely on the reports and/or data to be provided by the Master Servicer pursuant to Section 3.12(e). In the case of information or reports to be furnished by the Master Servicer to the Certificate Administrator pursuant to Section 3.12(e), to the extent that such information or reports are, in turn, based on information or reports to be provided by the Special Servicer pursuant to Section 3.12(c) or Section 3.12(d) and to the extent that such reports are to be prepared and delivered by the Special Servicer pursuant to Section 3.12(c) or Section 3.12(d), the Master Servicer shall have no obligation to provide such information or reports to the Certificate Administrator until it has received the requisite information or reports from the Special Servicer, and the Master Servicer shall not be in default hereunder due to a delay in providing the reports required by Section 3.12(e) caused by the Special Servicer’s failure to timely provide any information or report required under Section 3.12(c) or Section 3.12(d) of this Agreement.

(g)           Notwithstanding the foregoing, however, the failure of the Master Servicer or Special Servicer to disclose any information otherwise required to be disclosed by this Section 3.12 shall not constitute a breach of this Section 3.12 to the extent the Master Servicer or Special Servicer so fails because such disclosure, in the reasonable belief of the Master Servicer or the Special Servicer, as the case may be, would violate any applicable law or any provision of a Mortgage Loan document prohibiting disclosure of information with respect to the Mortgage Loans or Mortgaged Properties. The Master Servicer and Special Servicer may disclose any such information or any additional information to any Person so long as such disclosure is consistent with applicable law and the Servicing Standard. The Master Servicer or the Special Servicer may affix to any information provided by it any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

(h)           Unless otherwise specifically stated herein, if the Master Servicer or the Special Servicer is required to deliver any statement, report or information under any provisions of this Agreement, the Master Servicer or the Special Servicer, as the case may be, may satisfy such obligation by (x) physically delivering a paper copy of such statement, report or information, (y) delivering such statement, report or information in a commonly used electronic format or (z) except with respect to information to be provided to the Certificate Administrator or any Companion Holder and, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder, making such statement, report or information available on the Master Servicer’s or the Special Servicer’s Internet website, unless this Agreement expressly specifies a particular method of delivery.

Notwithstanding anything to the contrary in the foregoing, the Master Servicer and the Special Servicer shall deliver any required statements, reports or other information to the Certificate Administrator in an electronic format mutually agreeable to the Certificate Administrator and the Master Servicer or the Special Servicer, as the case may be. The Master Servicer or the Special Servicer may physically deliver a paper copy of any such statement, report or information as a temporary measure due to system problems, however, copies in electronic format shall follow upon the correction of such system problems.

Section 3.13        [Reserved.]

Section 3.14        [Reserved.]

Section 3.15        Access to Certain Information. (a) Each of the Master Servicer and the Special Servicer shall provide or cause to be provided to the Certificate Administrator, and the Certificate Administrator shall afford access to any Mortgage Loan Seller and to any Certificateholder that is a federally insured financial institution, the OCC, the FDIC, the Board of Governors of the Federal Reserve System of the United States of America and the supervisory agents and examiners of such boards and such corporations, and any other federal or state banking or insurance regulatory authority that may exercise authority over any such Certificateholder, and to each Holder of a Non-Registered Certificate, access to any documentation or information regarding the Mortgage Loans (other than any Non-Serviced

Mortgage Loan) and, in the case of a Mortgage Loan that is a portion of a Serviced Whole Loan, the related Companion Loan, and the Trust Fund within its control which may be required by applicable law. At the election of the Master Servicer, the Special Servicer or the Certificate Administrator, such access may be afforded to such Person identified above by the delivery of copies of information as requested by such Person and the Master Servicer, the Special Servicer or the Certificate Administrator shall be permitted to require payment (other than from the Directing Certificateholder and the Trustee and the Certificate Administrator on its own behalf or on behalf of the Certificateholders, as applicable) of a sum sufficient to cover the reasonable out-of-pocket costs incurred by it in making such copies. Such access shall (except as described in the preceding sentence) be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Certificate Administrator or the Custodian.

The failure of the Master Servicer or Special Servicer to provide access as provided in this Section 3.15 as a result of a confidentiality obligation shall not constitute a breach of this Section 3.15. In connection with providing information pursuant to this Section 3.15, the Master Servicer and Special Servicer may each (i) affix a reasonable disclaimer to any information provided by it for which it is not the original source (without suggesting liability on the part of any other party hereto); (ii) affix to any information provided by it a reasonable statement regarding securities law restrictions on such information and/or condition access to information on (x) the execution of a confidentiality agreement substantially in the form of Exhibit X, or (y) execution of a “click-through” confidentiality agreement if such information is being provided through the Master Servicer’s or Special Servicer’s website; (iii) withhold access to confidential information or any intellectual property; and/or (iv) withhold access to items of information contained in the Servicing File for any Mortgage Loan if the disclosure of such items is prohibited by applicable law or the provisions of any related Mortgage Loan documents or would constitute a waiver of the attorney-client privilege. Notwithstanding any provision of this Agreement to the contrary, the failure of the Master Servicer or the Special Servicer to disclose any information otherwise required to be disclosed by it pursuant to this Agreement shall not constitute a breach of this Agreement to the extent that the Master Servicer or the Special Servicer, as the case may be, determines, in its reasonable good faith judgment consistent with the applicable Servicing Standard, that such disclosure would violate applicable law or any provision of a Mortgage Loan or Companion Loan document prohibiting disclosure of information with respect to the Mortgage Loans or Companion Loans or the Mortgaged Properties, constitute a waiver of the attorney-client privilege on behalf of the Trust or the Trust Fund or otherwise materially harm the Trust or the Trust Fund. Without limiting the generality of the foregoing, the Master Servicer or Special Servicer may refrain from disclosing information that it reasonably determines would prejudice the interest of the Certificateholders with respect to a workout or exercise of remedies as to any particular Mortgage Loan.

Upon the reasonable request of any Certificateholder (or with respect to any AB Subordinate Companion Loan, the holder of such AB Subordinate Companion Loan) that is a Privileged Person identified to the Master Servicer’s reasonable satisfaction, the Master Servicer may provide (or forward electronically) (at the expense of such Certificateholder or holder of such AB Subordinate Companion Loan, as applicable) copies of any appraisals, operating statements, rent rolls and financial statements (in each case, solely relating to the related

Serviced Whole Loan or Trust AB Whole Loan, if requested by the holder of an AB Subordinate Companion Loan or a Holder of Class BNB Certificates) obtained by the Master Servicer; provided that, in connection therewith, the Master Servicer may require a written confirmation executed by the requesting Person substantially in such form as may be reasonably acceptable to the Master Servicer, generally to the effect that such Person is a Holder of Certificates, a beneficial holder of Book-Entry Certificates (or an investment advisor for a Certificateholder or beneficial holder of Book-Entry Certificates) or holder of such AB Subordinate Companion Loan and a Privileged Person and will keep such information confidential and shall use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder or holder of such AB Subordinate Companion Loan, as applicable, may have under the Trust.

(b)           The Certificate Administrator shall make available to Privileged Persons (provided that the Prospectus Supplement, Statements to Certificateholders and the SEC EDGAR filings referred to below will be available to the general public) via the Certificate Administrator’s Website, the following items, in each case, to the extent such items were prepared by or delivered to the Certificate Administrator in electronic format:

(i)            The following documents, which will initially be made available under a tab or heading designated “deal documents”:

(A)         the Prospectus Supplement and Prospectus and any other disclosure document relating to the Offered Certificates, in the form most recently provided to the Certificate Administrator by the Depositor or by any Person designated by the Depositor;

(B)         this Agreement and any amendments and exhibits hereto; and

(C)          the CREFC® Loan Setup File provided by the Master Servicer to the Certificate Administrator;

(ii)           the following documents, which will initially be made available under a tab or heading designated “SEC EDGAR filings”;

(A)         any reports on Forms 10-D, 10-K and 8-K that have been filed by the Certificate Administrator with respect to the Trust through the EDGAR system;

(iii)          The following documents, which will initially be made available under a tab or heading designated “periodic reports”:

(A)         all Statements to Certificateholders prepared by the Certificate Administrator pursuant to Section 4.02;

(B)          the CREFC® Loan Periodic Update File, the CREFC® Bond Level File, the CREFC® Collateral Summary File, the CREFC® Property File, each of the “surveillance reports” identified as such in the definition of

“CREFC® Investor Reporting Package” (including, without limitation, the CREFC® Operating Statement Analysis Report and the CREFC® NOI Adjustment Worksheets), the CREFC® Advance Recovery Report to the extent delivered by the Master Servicer pursuant to this Agreement from time to time; and

(C)         all Senior Trust Advisor Annual Reports;

(iv)          The following documents, which will initially be made available under a tab or heading designated “additional documents”:

(A)         summaries of Final Asset Status Reports or, prior to an AB Control Appraisal Period, summaries of Asset Status Reports approved by the holder of the related Companion Loan or the related Subordinate Loan-Specific Directing Certificateholder, as applicable, and related information delivered to the Certificate Administrator pursuant to Section 3.21(d);

(B)         all property inspection reports delivered to the Certificate Administrator pursuant to Section 3.12(a); and

(C)         any Appraisals delivered to the Certificate Administrator pursuant to Section 3.21;

(v)           The following documents, which will initially be made available under a tab or heading designated “special notices”:

(A)         any notice with respect to a release pursuant to Section 3.09(d);

(B)         any notice regarding a waiver, modification or amendment of the terms of any Mortgage Loan or Trust Subordinate Companion Loan pursuant to Section 3.20(h);

(C)         any notice of final payment on the Certificates delivered to the Certificate Administrator pursuant to Section 4.01(j);

(D)         any notice of the occurrence of any Servicer Termination Event or termination of the Master Servicer or the Special Servicer delivered pursuant to Section 7.01;

(E)         any notice of the termination of the Sub-Servicer delivered pursuant to Section 3.22(g);

(F)         any notice of resignation of the Trustee or the Certificate Administrator, and any notice of the acceptance of appointment by the successor trustee or the successor certificate administrator pursuant to Section 8.07 or Section 8.08;

(G)         any Officer’s Certificate supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

(H)         any notice of resignation or termination of the Master Servicer or Special Servicer pursuant to Section 7.03;

(I)          any notice of termination pursuant to Section 9.01;

(J)          any notice of resignation or termination of the Senior Trust Advisor and any notice of the acceptance of appointment by the successor senior trust advisor pursuant to Section 3.31;

(K)         any notice of recommendation of termination of the Special Servicer by the Senior Trust Advisor

(L)         any notice that a Control Event has occurred or is terminated or that a Consultation Termination Event has occurred or is terminated;

(M)        any assessments of compliance delivered to the Certificate Administrator; and

(N)         any attestation reports delivered to the Certificate Administrator;

(vi)          the “Investor Q&A Forum” pursuant to Section 4.08(a); and

(vii)        solely to Certificateholders and Certificate Owners that are Privileged Persons, the “Investor Registry” pursuant to Section 4.08(b).

The Certificate Administrator shall post on the Certificate Administrator’s Website the items and reports identified in clauses (iii)(A) and (B) above on each Distribution Date. In addition, if the Depositor so directs the Certificate Administrator, and on terms acceptable to the Certificate Administrator, the Certificate Administrator shall make certain other information and reports related to the Mortgage Loans available through its Internet website.

The Certificate Administrator makes no representations or warranties as to the accuracy or completeness of any report, document or other information made available on its Internet website and assumes no responsibility therefor, other than with respect to such reports, documents or other information prepared by the Certificate Administrator. In addition, the Certificate Administrator may disclaim responsibility for any information distributed by it for which it is not the original source.

In connection with providing access to the Certificate Administrator’s Website (other than with respect to access provided to the general public in accordance with Section 3.15(b), the Certificate Administrator may require registration and the acceptance of a disclaimer. The Certificate Administrator shall not be liable for the dissemination of information in accordance herewith. Questions regarding the Certificate Administrator’s Website can be directed to the Certificate Administrator’s CMBS customer service desk at (866) 846-4526.

(c)            The 17g-5 Information Provider shall make available solely to the Depositor and the NRSROs the following items to the extent such items are delivered to it (in the form of an electronic document suitable for posting) via electronic mail at 17g5informationprovider@wellsfargo.com, specifically with a subject reference of “JPMBB 2014-C25” and an identification of the type of information being provided in the body of such electronic mail; or via any alternative electronic mail address following notice to the parties hereto or any other delivery method established or approved by the 17g-5 Information Provider if or as may be necessary or beneficial:

(i)            any notices of waivers under Section 3.08(d);

(ii)           any Asset Status Report delivered by the Special Servicer under Section 3.21(d);

(iii)          any notice of final payment on the Certificates;

(iv)          any environmental reports delivered by the Special Servicer under Section 3.09(e);

(v)           any Appraisals delivered to the 17g-5 Information Provider pursuant to Section 3.21;

(vi)          any annual statements as to compliance and related Officer’s Certificates delivered under Sections 11.09 or 11.10;

(vii)         any annual independent public accountants’ attestation reports delivered pursuant to Section 11.11;

(viii)        any notice to the Rating Agencies relating to the Special Servicer’s determination to take action without receiving Rating Agency Confirmation from any Rating Agency as set forth in Section 3.30(a);

(ix)          copies of requests or questions that were submitted by the Rating Agencies relating to a request for Rating Agency Confirmation;

(x)           any requests for Rating Agency Confirmation that are delivered to the 17g-5 Information Provider pursuant to Section 3.30(a);

(xi)          any notice of resignation of the Trustee or the Certificate Administrator and any notice of the acceptance of appointment by the successor trustee or the successor certificate administrator pursuant to Section 8.07 or Section 8.08;

(xii)          any Officer’s Certificate supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

(xiii)        any notice of a Servicer Termination Event or termination of the Master Servicer or the Special Servicer delivered pursuant to Section 7.01;

(xiv)        any notice of the merger or consolidation of the Certificate Administrator or the Trustee pursuant to Section 8.09;

(xv)         any notice of any amendment that modifies the procedures herein relating to Rule 17g-5 of the Exchange Act pursuant to Section 12.01(a)(ix);

(xvi)        any Senior Trust Advisor Annual Report pursuant to Section 3.31;

(xvii)       any summary of oral communication with the Rating Agencies or any written question or request from the Rating Agencies directed toward the Master Servicer, Special Servicer, Certificate Administrator or Trustee regarding any of the information delivered to the 17g-5 Information Provider pursuant to this Section 3.15(c) or regarding any request for a Rating Agency Confirmation or regarding any of the Mortgage Loan documents or any matter related to the Certificates, Mortgage Loans, any related Companion Loan or Trust Subordinate Companion Loan, the related Mortgaged Properties, the related Mortgagors or any other matters related to this Agreement or any applicable Intercreditor Agreement; provided that the summary of such oral communication shall not identify the Rating Agency with whom the communication was held pursuant to Section 3.15(f);

(xviii)      any other information delivered to the 17g-5 Information Provider pursuant to this Agreement including, without limitation, Section 2.03(b), Section 3.07(a), Section 3.12, Section 3.19(c), Section 3.20(h); Section 11.09 or Section 11.10; and

(xix)        any other information delivered to the Rating Agencies pursuant to this Agreement including, without limitation, Section 12.10.

The foregoing information shall be made available by the 17g-5 Information Provider on the 17g-5 Information Provider’s Website. Information will be posted on the same Business Day of receipt provided that such information is received by 12:00 p.m., New York City time, or, if received after 12:00 p.m., New York City time, on the next Business Day. The 17g-5 Information Provider shall have no obligation or duty to verify, confirm or otherwise determine whether the information being delivered is accurate, complete, conforms to the transaction, or otherwise is or is not anything other than what it purports to be. In the event that any information is delivered or posted in error, each of the Certificate Administrator and the 17g-5 Information Provider may remove such information from the 17g-5 Information Provider’s Website. The Certificate Administrator and the 17g-5 Information Provider have not obtained and shall not be deemed to have obtained actual knowledge of any information merely by posting such information to the Certificate Administrator’s Website or the 17g-5 Information Provider’s Website to the extent such information was not produced by the Certificate Administrator or the 17g-5 Information Provider, as applicable. Access will be provided by the 17g-5 Information Provider to the NRSROs upon receipt of an NRSRO Certification in the form of Exhibit P-2 hereto (which certification may be submitted electronically via the 17g-5

Information Provider’s Website). Questions regarding delivery of information to the 17g-5 Information Provider may be directed to (866) 846-4526 or 17g5informationprovider@wellsfargo.com (specifically referencing “JPMBB 2014-C25” in the subject line).

Upon request of the Depositor or the Rating Agencies, the 17g-5 Information Provider shall post on the 17g-5 Information Provider’s Website any additional information requested by the Depositor or the Rating Agencies to the extent such information is delivered to the 17g-5 Information Provider electronically in accordance with this Section 3.15. In no event shall the 17g-5 Information Provider disclose on the 17g-5 Information Provider’s Website the Rating Agency that requested such additional information.

The 17g-5 Information Provider shall provide a mechanism to notify each Person that has signed-up for access to the 17g-5 Information Provider’s Website in respect of the transaction governed by this Agreement each time an additional document is posted to the 17g-5 Information Provider’s Website.

Any information required to be delivered to the 17g-5 Information Provider by any party under this Agreement shall be delivered to it via electronic mail at 17g5informationprovider@wellsfargo.com, specifically with a subject reference of “JPMBB 2014-C25” and an identification of the type of information being provided in the body of such electronic mail, or via any alternative electronic mail address following notice to the parties hereto or any other delivery method established or approved by the 17g-5 Information Provider.

Notwithstanding anything to the contrary contained in this Agreement, none of the foregoing information which relates solely to Class BNB Certificates and does not contain information related to the corresponding Trust AB Whole Loan or other Certificates shall be required to delivered to the Rating Agencies or be posted to the 17g-5 Information Provider’s Website.

(d)           Certain information concerning the Mortgage Loans and the Certificates (including the Statements to Certificateholders, CREFC® reports and supplemental notices with respect to such Statements to Certificateholders and CREFC® reports) shall be provided by the Certificate Administrator to third parties (including Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management Inc., Interactive Data Corporation, CMBS.com, Markit and Thomson Reuters Corporation) with the consent of the Depositor, and providing such information shall not constitute a breach of this Agreement by the Certificate Administrator. Such information will be made available to such third parties upon receipt of a certificate in the form of Exhibit P-3 hereto, which certification may be submitted electronically via the Certificate Administrator’s Website.

(e)           Each of the Master Servicer and the Special Servicer may, in accordance with such reasonable rules and procedures as it may adopt, also deliver, produce or otherwise make available through its website or otherwise, any additional information relating to the Mortgage Loans (other than any Non-Serviced Mortgage Loan), any related Serviced Companion Loan, any related Trust Subordinate Companion Loan, the Mortgaged Properties (other than any Non-Serviced Mortgaged Property), or the related Mortgagors, for review by the

Depositor, the Underwriters and any other Persons who deliver an Investor Certification in accordance with this Section 3.15 and the Rating Agencies (collectively, the “Disclosure Parties”) (only to the extent such additional information is simultaneously delivered to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s Website in accordance with the provisions of Section 3.15(c)), in each case, except to the extent doing so is prohibited by this Agreement (including without limitation, any prohibitions on dissemination of any confidential information, including, without limitation, any Privileged Information), applicable law or by the related Mortgage Loan documents. Each of the Master Servicer and the Special Servicer shall be entitled to (i) indicate the source of such information and affix thereto any disclaimer it deems appropriate in its discretion and/or (ii) require that the recipient of such information (A) except for the Depositor and the Rating Agencies, enter into (x) an Investor Certification, (y) a confidentiality agreement substantially in the form of Exhibit X or (z) a “click-through” confidentiality agreement if such information is being provided through the Master Servicer’s or Special Servicer’s website, and (B) acknowledge that the Master Servicer or the Special Servicer may contemporaneously provide such information to any other Disclosure Party. In addition, to the extent access to such information is provided via the Master Servicer’s or the Special Servicer’s website, the Master Servicer and the Special Servicer may require registration and the acceptance of a reasonable and customary disclaimer and/or an additional or alternative agreement as to the confidential nature of such information. In connection with providing access to or copies of the information described in this Section 3.15(e) to current or prospective Certificateholders the form of confidentiality agreement used by the Master Servicer or the Special Servicer, as applicable, shall be: (i) in the case of a Certificateholder, an Investor Certification executed by the requesting Person indicating that such Person is a Holder of Certificates and will keep such information confidential (except that such Certificateholder may provide such information (x) to its auditors, legal counsel and regulators and (y) to any other Person that holds or is contemplating the purchase of any Certificate or interest therein (provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential)); and (ii) in the case of a prospective purchaser of Certificates or interests therein or an investment advisor related thereto, an Investor Certification indicating that such Person is a prospective purchaser of a Certificate or an interest therein or an investment advisor related thereto and is requesting the information for use in evaluating a possible investment in Certificates and will otherwise keep such information confidential with no further dissemination (except that such Certificateholder may provide such information to its auditors, legal counsel and regulators). In the case of a licensed or registered investment advisor acting on behalf of a current or prospective Certificateholder, the Investor Certification shall be executed and delivered by both the investment advisor and such current or prospective Certificateholder.

Neither the Master Servicer nor the Special Servicer shall be liable for its dissemination of information in accordance with this Agreement or by others in violation of the terms of this Agreement. Neither the Master Servicer nor the Special Servicer shall be responsible or have any liability for the completeness or accuracy of the information delivered, produced or otherwise made available pursuant to this Section 3.15 unless such information was produced by the Master Servicer or Special Servicer, as applicable.

(f)            The Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee shall be permitted to (but not obligated to) orally communicate with the Rating

Agencies regarding any of the Mortgage Loan documents and any other matter related to the Mortgage Loans, the related Mortgaged Properties, the related Mortgagors or any other matters relating to this Agreement or related Intercreditor Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary in accordance with the procedures set forth in Section 3.15(c) the same day such communication takes place; provided, further that the summary of such oral communications shall not identify which Rating Agency the communication was with. The 17g-5 Information Provider shall post such written summary on the 17g-5 Information Provider’s Website in accordance with the procedures set forth in Section 3.15(c).

(g)           The Special Servicer, subject to the limitations on delivery of Privileged Communications, shall deliver to the Senior Trust Advisor such reports and other information produced or otherwise available to the Directing Certificateholder (other than, prior to the occurrence and continuance of a Control Event, any Asset Status Reports that are not Final Asset Status Reports), or Certificateholders generally, requested by the Senior Trust Advisor in support of the performance of its obligations under this Agreement in electronic format.

(h)           None of the foregoing restrictions in this Section 3.15 or otherwise in this Agreement shall prohibit or restrict oral or written communications, or providing information, between the Master Servicer, the Senior Trust Advisor or the Special Servicer, on the one hand, and any Rating Agency or NRSRO, on the other hand, with regard to (i) such Rating Agency’s or NRSRO’s review of the ratings it assigns to the Master Servicer, the Senior Trust Advisor or the Special Servicer, as applicable, (ii) such Rating Agency’s or NRSRO’s approval of the Master Servicer, the Senior Trust Advisor or the Special Servicer, as applicable, as a commercial mortgage master, special or primary servicer or (iii) such Rating Agency’s or NRSRO’s evaluation of the Master Servicer’s, the Senior Trust Advisor or the Special Servicer’s, as applicable, servicing operations in general; provided, that the Master Servicer, the Senior Trust Advisor or the Special Servicer, as applicable, shall not provide any information relating to the Certificates or the Mortgage Loans or Trust Subordinate Companion Loan, as applicable, to any Rating Agency or NRSRO in connection with such review and evaluation by such Rating Agency or NRSRO unless (x) Mortgagor, property and other deal specific identifiers are redacted; or (y) such information has already been provided to the 17g-5 Information Provider and has been uploaded on to the 17g-5 Information Provider’s Website.

(i)            The costs and expenses of compliance with this Section 3.15 by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee and any other party hereto shall not be additional Trust Fund expenses, but shall be borne by the applicable party hereto.

Section 3.16     Title to REO Property; REO Account. (a) If title to any Mortgaged Property is acquired (and thus becomes REO Property), the deed or certificate of sale shall be issued in the name of the Trust where permitted by applicable law or regulation and consistent with customary servicing procedures, and otherwise, in the name of the Trustee or its nominee on behalf of the Certificateholders and, if applicable, on behalf of the Holders of the Class BNB Certificates, in the case of the Trust Subordinate Companion Loan, or the related Companion Holders, in the case of a Serviced Companion Loan. REO Property with respect to a

Non-Serviced Mortgage Loan is excluded for all purposes of this Section 3.16. The Special Servicer, on behalf of the Trust Fund and, if applicable, the related Serviced Companion Noteholder, shall sell any REO Property prior to the close of the third calendar year following the year in which the Trust Fund acquires ownership of such REO Property, within the meaning of Treasury Regulations Section 1.856-6(b)(1), for purposes of Section 860G(a)(8) of the Code, unless the Special Servicer either (i) applies for an extension of time no later than sixty (60) days prior to the close of the third calendar year in which it acquired ownership (or the period provided in the then applicable REMIC Provisions) and such extension is granted or is not denied (an “REO Extension”) by the Internal Revenue Service to sell such REO Property or (ii) obtains for the Trustee, the Certificate Administrator and the Master Servicer an Opinion of Counsel, addressed to the Trustee, the Certificate Administrator and the Master Servicer, to the effect that the holding by the Trust Fund of such REO Property subsequent to the close of the third calendar year following the year in which such acquisition occurred will not cause the imposition of a tax on any Trust REMIC or cause any Trust REMIC to fail to qualify as a REMIC at any time that any Lower-Tier Regular Interest or Certificate is outstanding. If the Special Servicer is granted or not denied the REO Extension contemplated by clause (i) of the immediately preceding sentence or obtains the Opinion of Counsel contemplated by clause (ii) of the immediately preceding sentence, the Special Servicer shall sell such REO Property within such longer period as is permitted by such REO Extension or such Opinion of Counsel, as the case may be. Any expense incurred by the Special Servicer in connection with its being granted the REO Extension contemplated by clause (i) of the second preceding sentence or its obtaining the Opinion of Counsel contemplated by clause (ii) of the second preceding sentence, shall be an expense of the Trust Fund payable out of the Certificate Account pursuant to Section 3.05(a).

(b)           The Special Servicer shall segregate and hold all funds collected and received in connection with any REO Property separate and apart from its own funds and general assets. If an REO Acquisition shall occur, the Special Servicer shall establish and maintain one or more REO Accounts, held on behalf of the Trustee for the benefit of the Certificateholders and, if applicable, on behalf of the Holders of the Class BNB Certificates, in the case of the Trust Subordinate Companion Loan, or any related Companion Holder(s), as applicable, as their interest shall appear, and the Trustee (as holder of the Lower-Tier Regular Interests), for the retention of revenues and other proceeds derived from each REO Property. The REO Account shall be an Eligible Account. The Special Servicer shall deposit, or cause to be deposited, in the REO Account, within one (1) Business Day after receipt of properly identified funds, all REO Revenues, Insurance and Condemnation Proceeds and Liquidation Proceeds received in respect of an REO Property. Funds in the REO Account may be invested in Permitted Investments in accordance with Section 3.06. The Special Servicer shall give notice to the Trustee, the Certificate Administrator, and the Master Servicer of the location of the REO Account when first established and of the new location of the REO Account prior to any change thereof.

(c)           The Special Servicer shall withdraw from the REO Account funds necessary for the proper operation, management, insuring, leasing, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the REO Account relating to such REO Property. On or prior to each Determination Date (or with respect to a Serviced Companion Note, on the Business Day preceding each Serviced Whole Loan Remittance Date), the Special Servicer shall withdraw from the REO Account and remit to the Master Servicer, which shall deposit into the Certificate Account (or the Companion Distribution Account, as

applicable), the aggregate of all amounts received in respect of each REO Property during the most recently ended Due Period, net of (i) any withdrawals made out of such amounts pursuant to the preceding sentence and (ii) Net Investment Earnings on amounts on deposit in the REO Account; provided, however, that the Special Servicer may retain in such REO Account, in accordance with the Servicing Standard, such portion of such balance as may be necessary to maintain a reasonable reserve for repairs, replacements, leasing, management and tenant improvements and other related expenses for the related REO Property. In addition, on or prior to each Determination Date (or with respect to a Serviced Companion Note, on the Business Day preceding each Serviced Whole Loan Remittance Date), the Special Servicer shall provide the Master Servicer with a written accounting of amounts remitted to the Master Servicer for deposit in the Certificate Account, as applicable, on such date. The Master Servicer shall apply all such amounts as instructed by the Special Servicer on the Determination Date (or with respect to a Serviced Companion Note, on each Serviced Whole Loan Remittance Date) for the related Distribution Date.

(d)           The Special Servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, the REO Account pursuant to Section 3.16(b) or Section 3.16(c).

(e)           With respect to the Trust Subordinate Companion Loan, references to actions being taken for the benefit of the Trust Subordinate Companion Loan in this Section 3.16 shall be deemed to be taken also for the benefit of the Holders of the Class BNB Certificates, as beneficial owners of the Trust Subordinate Companion Loan.

Section 3.17     Management of REO Property. (a) If title to any REO Property is acquired, the Special Servicer shall manage, consent, protect, operate and lease such REO Property (other than any Non-Serviced Mortgaged Property) for the benefit of the Certificateholders (including, in the case of the Trust Subordinate Companion Loan, the Holders of the Class BNB Certificates) and the related Companion Holders, as applicable, and the Trustee (as holder of the Lower-Tier Regular Interests) solely for the purpose of its timely disposition and sale in a manner that does not cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code or result in the receipt by the Trust Fund or any Serviced Companion Noteholder of any “income from non-permitted assets” within the meaning of Section 860F(a)(2)(B) of the Code or result in an Adverse REMIC Event. Subject to the foregoing, however, the Special Servicer shall have full power and authority to do any and all things in connection therewith as are in the best interests of and for the benefit of the Certificateholders (including, in the case of the Trust Subordinate Companion Loan, the Holders of the Class BNB Certificates a) (and, in the case of each Serviced Whole Loan, the related Companion Holder(s)) and the Trustee (as holder of the Lower-Tier Regular Interests) all as a collective whole (taking into account the subordinate or pari passu nature of any Companion Loan or Trust Subordinate Companion Loan, as the case may be) (as determined by the Special Servicer in its reasonable judgment in accordance with the Servicing Standard). Notwithstanding anything to the contrary herein, REO Property with respect to a Non-Serviced Mortgage Loan is excluded for all purposes of this Section 3.17. Subject to this Section 3.17, the Special Servicer may allow the Trust Fund or any commercial mortgage securitization that holds any Serviced Companion Loan to earn “net income from foreclosure property” within the meaning of Section 860G(d) of the Code if it determines that earning such income is in the best interests of Certificateholders (including, in the case of the Trust Subordinate Companion Loan, the Holders of the Class BNB Certificates) and, if applicable, any related Companion Holder(s) on a net after-tax basis as compared with net leasing such REO Property or operating such REO Property on a different basis. In connection therewith, the Special Servicer shall deposit or cause to be deposited on a daily basis (and in no event later than one (1) Business Day following receipt of such properly identified funds) in the applicable REO Account all revenues received by it with respect to each REO Property and the related REO Loan, and shall withdraw from the REO Account, to the extent of amounts on deposit therein with respect to such REO Property, funds necessary for the proper operation, management, leasing and maintenance of such REO Property, including, without limitation:

(i)            all insurance premiums due and payable in respect of such REO Property;

(ii)           all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon;

(iii)          any ground rents in respect of such REO Property, if applicable; and

(iv)          all costs and expenses necessary to maintain and lease such REO Property.

To the extent that amounts on deposit in the REO Account in respect of any REO Property are insufficient for the purposes set forth in clauses (i) through (iv) above with respect to such REO Property, the Master Servicer (subject to receiving notice from the Special Servicer in accordance with the procedures set forth elsewhere in this Agreement) shall advance from its own funds such amount as is necessary for such purposes unless (as evidenced by an Officer’s Certificate delivered to the Trustee, the Special Servicer, the Depositor, the Certificate Administrator and (prior to the occurrence of a Consultation Termination Event) the Directing Certificateholder) such advances would, if made, constitute Nonrecoverable Servicing Advances.

(b)           Without limiting the generality of the foregoing, the Special Servicer shall not:

(i)            permit the Trust Fund to enter into, renew or extend any New Lease with respect to any REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

(ii)           permit any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

(iii)          authorize or permit any construction on any REO Property, other than the completion of a building or other improvement thereon, and then only if more than 10% of the construction of such building or other improvement was completed before default on the related Mortgage Loan or Trust Subordinate Companion Loan, if applicable, became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

(iv)          Directly Operate, or allow any other Person, other than an Independent Contractor, to Directly Operate, any REO Property on any date more than ninety (90) days after its acquisition date;

unless, in any such case, the Special Servicer has obtained an Opinion of Counsel (the cost of which shall be paid by the Master Servicer as a Servicing Advance) to the effect that such action will not cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code at any time that it is held for the benefit of the Trust Fund, in which case the Special Servicer may take such actions as are specified in such Opinion of Counsel.

(c)           The Special Servicer shall contract with any Independent Contractor for the operation and management of any REO Property within ninety (90) days of the acquisition date thereof, provided that:

(i)            the terms and conditions of any such contract may not be inconsistent herewith and shall reflect an agreement reached at arm’s length;

(ii)           the fees of such Independent Contractor (which shall be an expense of the Trust Fund) shall be reasonable and customary in light of the nature and locality of the Mortgaged Property;

(iii)          any such contract shall require, or shall be administered to require, that the Independent Contractor (A) pay all costs and expenses incurred in connection with the operation and management of such REO Property, including, without limitation, those listed in subsection (a) hereof, and (B) remit all related revenues collected (net of its fees and such costs and expenses) to the Special Servicer upon receipt;

(iv)          none of the provisions of this Section 3.17(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of any such REO Property; and

(v)           the Special Servicer shall be obligated to manage and supervise such Independent Contractor in accordance with the Servicing Standard.

The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification.

(d)           When and as necessary, the Special Servicer shall send to the Trustee, the Certificate Administrator and the Master Servicer a statement prepared by the Special Servicer setting forth the amount of net income or net loss, as determined for federal income tax purposes, resulting from the operation and management of a trade or business on, the furnishing or rendering of a non-customary service to the tenants of, or the receipt of any other amount not constituting Rents from Real Property in respect of, any REO Property in accordance with Sections 3.17(a) and 3.17(b).

Section 3.18     Sale of Defaulted Mortgage Loans and REO Properties. (a) (i) Within thirty (30) days after a Defaulted Mortgage Loan or defaulted Trust Subordinate Companion Loan has become a Specially Serviced Mortgage Loan, the Special Servicer shall order (but shall not be required to have received) an Appraisal and within thirty (30) days of receipt of the Appraisal shall determine the fair value of such Defaulted Mortgage Loan or defaulted Trust Subordinate Companion Loan in accordance with the Servicing Standard; provided, however, that if the Special Servicer is then in the process of obtaining an Appraisal with respect to the related Mortgaged Property, the Special Servicer shall make its fair value determination as soon as reasonably practicable (but in any event within thirty (30) days) after its receipt of such an Appraisal. The Special Servicer may, from time to time, adjust its fair value determination based upon changed circumstances, new information and other relevant factors, in each instance in accordance with a review of such circumstances and new information in accordance with the Servicing Standard; provided that the Special Servicer shall promptly notify the Master Servicer in writing of the initial fair value determination and any adjustment to its fair value determination.

(ii)           If any Mortgage Loan, Serviced Companion Loan or Trust Subordinate Companion Loan subject to an Intercreditor Agreement is a Specially Serviced Mortgage Loan or to the extent otherwise required pursuant to the terms of the related Intercreditor Agreement, then the Special Servicer (with respect to a Specially Serviced Mortgage Loan) or the Master Servicer (with respect to a Non-Specially Serviced Mortgage Loan) shall promptly notify in writing the other, any related Companion Holder, the related Subordinate Loan-Specific Directing Certificateholder (in the case of the Trust Subordinate Companion Loan) and any related mezzanine lender, as applicable, of any events requiring notice under the Intercreditor Agreement in accordance with the terms thereof. Thereafter, any related Companion Holder, the related Subordinate Loan-Specific Directing Certificateholder (in the case of the Trust Subordinate Companion Loan) and related mezzanine lender, as applicable, will, notwithstanding anything in this Section 3.18 to the contrary, have the option to purchase the related Mortgage Loan and cure defaults relating thereto as and to the extent set forth in the related Intercreditor Agreement.

(iii)          If any Mortgage Loan not subject to an Intercreditor Agreement becomes a Specially Serviced Mortgage Loan, or if the related Subordinate Loan-Specific Directing Certificateholder (in the case of the Trust AB Mortgage Loan), related Companion Holder or related mezzanine lender, as applicable, for any such Mortgage Loan subject to an Intercreditor Agreement has not previously exercised the option to purchase the Mortgage Loan pursuant to the previous paragraph, the Special Servicer may offer to sell to any Person any Specially Serviced Mortgage Loan (to the extent consistent with any related Intercreditor Agreement) or may offer to purchase any Specially Serviced Mortgage Loan, if and when the Special Servicer determines, consistent with the Servicing Standard, that no satisfactory arrangements (including by way of a discounted pay-off) can be made for collection of delinquent payments thereon and such a sale would be in the best economic interests of the Trust Fund on a net present value basis. The Special Servicer is required to give the Trustee not less than five (5) days prior written notice of its intention to sell any Specially Serviced Mortgage Loan, in which case the Special Servicer is required to accept the highest offer received from any person for such Specially Serviced Mortgage Loan in an amount at least equal to the Purchase Price or, at its option, if it has received no offer at least equal to the Purchase Price therefor, purchase such Specially Serviced Mortgage Loan at such Purchase Price.

(iv)          (A) In the case of a Specially Serviced Mortgage Loan as to which a default has occurred and is continuing, in the absence of any offer at least equal to the Purchase Price pursuant to clause (iii) above (or purchase by the Special Servicer for such price), the Special Servicer shall, subject to subclause (B) below, accept the highest offer received from any Person that is determined by the Special Servicer to be a fair price for such Specially Serviced Mortgage Loan, if the highest offeror is a Person other than an Interested Person. The Trustee (based upon updated Appraisals ordered by the Special Servicer and received by the Trustee (or ordered by the Trustee if the Special Servicer or any of its Affiliates is an Interested Person)) shall determine the fair price for the Specially Serviced Mortgage Loan if the highest offeror is an Interested Person, and any such determination by the Trustee shall be binding upon all parties. The Trustee shall act in a commercially reasonable manner in making such determination. The reasonable cost of such independent appraisal will be an expense of the offering Interested Person and the Special Servicer shall use efforts consistent with the Servicing Standard to collect payment from such Interested Person. If such expense is not paid by the applicable Interested Person within thirty (30) days of demand for payment, such expense shall be reimbursable to the Trustee by the Master Servicer as a Servicing Advance, but the Special Servicer shall continue to use efforts consistent with the Servicing Standard to collect such amounts from the applicable Interested Person. The Trustee may conclusively rely on the opinion of an Independent appraiser or other Independent expert in real estate matters retained by the Trustee in connection with making such determination. If the Trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the Trustee may (at its option) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing or investing in loans similar to the subject Mortgage Loan, that has been selected with reasonable care by the Trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan. If the Trustee designates such a third party to make such determination, the Trustee shall be entitled to rely conclusively upon such third party’s determination. The reasonable fees of, and the costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party shall be covered by, and shall be reimbursable, from the offering Interested Person and the Special Servicer shall use efforts consistent with the Servicing Standard to collect payment from such Interested Person. If such expense is not paid by the applicable Interested Person within thirty (30) days of demand for payment, such expense shall be reimbursable to the Trustee by the Master Servicer as a Servicing Advance but the Special Servicer shall continue to use efforts consistent with the Servicing Standard to collect such amounts from the applicable Interested Person. Neither the Trustee, in its individual capacity, nor any of its Affiliates may make an offer for or purchase any Specially Serviced Mortgage Loan.

(B)         The Special Servicer will not be obligated to accept the highest offer if the Special Servicer determines, in accordance with the Servicing Standard (and subject to the requirements of any related Intercreditor Agreement), that the rejection of such offer would be in the best interests of the Holders of Certificates. In addition, the Special Servicer may accept a lower offer if it determines, in accordance with the Servicing Standard (and subject to the requirements of any related Intercreditor Agreement), that the acceptance of such offer would be in the best interests of the Holders of Certificates (for example, if the prospective buyer making the lower offer is more likely to perform its obligations, or the terms offered by the prospective buyer making the lower offer are more favorable); provided that the offeror is not the Special Servicer or a Person that is an Affiliate of the Special Servicer. The Special Servicer shall use reasonable efforts to sell all Specially Serviced Mortgage Loans prior to the Rated Final Distribution Date. For the avoidance of doubt, the Trustee shall have no obligation to make any fair value determination, to the extent required to do so pursuant to this Section 3.18, on the basis of anything other than the related Appraisal.

(v)          Unless and until any Specially Serviced Mortgage Loan is sold pursuant to this Section 3.18(a), the Special Servicer shall pursue such other resolution strategies with respect to such Specially Serviced Mortgage Loan, including, without limitation, workout and foreclosure, as the Special Servicer may deem appropriate, consistent with the Asset Status Report and the Servicing Standard and the REMIC Provisions.

(b)          (i) (A) The Special Servicer may purchase any REO Property at the Purchase Price therefor (in the case of a Serviced Whole Loan or Trust AB Whole Loan, such purchase shall be a purchase of the entire REO Property, including the portion relating to the related Companion Loan or Trust Subordinate Companion Loan, as applicable). The Special Servicer may also offer to sell to any Person any REO Property (in the case of a Serviced Whole Loan or Trust AB Whole Loan, such sale shall be a sale of the entire REO Property, including the portion relating to the related Companion Loan or Trust Subordinate Companion Loan, as applicable), if and when the Special Servicer determines, consistent with the Servicing Standard, that such a sale would be in the best economic interest of the Trust Fund and the related Companion Holders or the Holders of the Class BNB Certificates (in the case of the Trust AB Whole Loan), as applicable. The Special Servicer shall give the Trustee, the Master Servicer, each Companion Holder, the Certificate Administrator and the Subordinate Loan-Specific Directing Certificateholder (in the case of the Trust AB Whole Loan) and, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder, not less than five (5) Business Days’ prior written notice of the Purchase Price and its intention to (i) purchase any REO Property at the Purchase Price therefor or (ii) sell any REO Property, in which case the Special Servicer shall accept the highest offer received from any Person for any REO Property in an amount at least equal to the Purchase Price therefor. To the extent permitted by applicable law, and subject to the Servicing Standard, the Master Servicer, an Affiliate of the Master Servicer, the Special Servicer or an Affiliate of the Special Servicer, or an employee of either of them may act as broker in connection with the sale of any REO Property and may retain from the proceeds of such sale a brokerage commission that does not exceed the commission that would have been earned by an independent broker pursuant to a brokerage agreement entered into at arm’s length.

    (B)         In the absence of any such offer as set forth in subclause (A) above, the Special Servicer shall, subject to subclause (C) below, accept the highest offer for such REO Property received from any Person that is determined to be a fair price (1) by the Special Servicer, if the highest bidder is a Person other than an Interested Person, or (2) by the Trustee, if the highest bidder is an Interested Person. Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may make an offer for or purchase any REO Property pursuant hereto.

    (C)         The Special Servicer shall not be obligated by either of the foregoing paragraphs or otherwise to accept the highest offer if the Special Servicer determines, in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the Certificateholders and, with respect to any Serviced Whole Loan, the related Companion Holder or, with respect to the Trust AB Whole Loan, the Holders of the Class BNB Certificates, as applicable, and in either case, as a collective whole (taking into account the subordinate or pari passu nature of any Serviced Companion Loans or Trust Subordinate Companion Loan, as applicable). In addition, the Special Servicer may accept a lower offer if it determines, in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the Certificateholders and, with respect to any Serviced Whole Loan, the related Companion Holder or, with respect to the Trust AB Whole Loan, the Holders of the Class BNB Certificates, as applicable, and in either case, as a collective whole (taking into account the subordinate or pari passu nature of any Serviced Companion Loans or Trust Subordinate Companion Loan, as applicable) (for example, if the prospective buyer making the lower offer is more likely to perform its obligations, or the terms offered by the prospective buyer making the lower offer are more favorable); provided that the offeror is not the Special Servicer or a Person that is an Affiliate of the Special Servicer.

    (D)         In determining whether any offer received from an Interested Person represents a fair price for any REO Property, the Trustee shall obtain and may conclusively rely on the opinion of an Independent appraiser or other Independent expert in real estate matters retained by the Trustee in connection with making such determination. The reasonable cost of such Independent appraiser or other Independent expert shall be an expense of the offering Interested Person purchaser. The reasonable fees and costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party shall be covered by, and shall be reimbursable, from the offering Interested Person and the Special Servicer shall use efforts consistent with the Servicing Standard to collect payment from such Interested Person. If such expense is not paid by the applicable Interested Person within thirty (30) days of demand for payment, such expense shall be reimbursable to the Trustee by the Master Servicer as a Servicing Advance but the Special Servicer shall continue to use efforts consistent with the Servicing Standard to collect such amounts from the applicable Interested Person. In determining whether any offer constitutes a fair price for any REO Property, the Special Servicer or the Trustee (or, if applicable, such appraiser) shall take into account, and any appraiser or other expert in real estate matters shall be instructed to take into account, as applicable, among other factors, the physical condition of such REO Property, the state of the local economy and the Trust Fund’s obligation to comply with REMIC Provisions.

(ii)           Subject to the Servicing Standard, the Special Servicer shall act on behalf of the Trust Fund and the related Companion Holders or the Holders of the Class BNB Certificates (with respect to the Trust AB Whole Loan), as applicable, in negotiating and taking any other action necessary or appropriate in connection with the sale of any REO Property, including the collection of all amounts payable in connection therewith. A sale of any REO Property shall be without recourse to, or representation or warranty by, the Trustee, the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Senior Trust Advisor or the Trust Fund (except that any contract of sale and assignment and conveyance documents may contain customary warranties of title, so long as the only recourse for breach thereof is to the Trust Fund) and, if consummated in accordance with the terms of this Agreement, none of the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator, the Senior Trust Advisor nor the Trustee shall have any liability to the Trust Fund or any Certificateholder or related Companion Holder (if applicable) with respect to the purchase price therefor accepted by the Special Servicer or the Trustee.

(c)           Any sale of a Defaulted Mortgage Loan or defaulted Trust Subordinate Companion Loan or any REO Property shall be for cash only (unless changes in the REMIC Provisions or authoritative interpretations thereof made or issued subsequent to the Startup Day allow a sale for other consideration).

(d)           With respect to each Serviced Pari Passu Whole Loan, pursuant to the terms of the related Intercreditor Agreement and this Agreement, if the related Serviced Pari Passu Whole Loan becomes a defaulted loan, and if the Special Servicer determines to sell the related Mortgage Loan that has become a Defaulted Mortgage Loan in accordance with this Section 3.18, then the Special Servicer will be required to sell the related Pari Passu Companion Loan together with such Mortgage Loan as one whole loan and will be required to require that all offers be submitted to the Certificate Administrator in writing and be accompanied by a refundable deposit of cash in an amount equal to 5% of the offer amount (subject to a cap of $2,500,000). To the extent a determination is required to be made hereunder as to whether any cash offer constitutes a fair price for the Serviced Whole Loan, such determination shall be made by the Trustee if the offeror is an Interested Person. Notwithstanding the foregoing, the Special Servicer will not be permitted to sell the related Mortgage Loan together with the related Serviced Pari Passu Companion Loan(s) if it becomes a defaulted Whole Loan without the written consent of the holder of the related Pari Passu Companion Loan (provided that such consent is not required if 50% or more of the related Pari Passu Companion Loan is held by the related Mortgagor or an affiliate of the related Mortgagor) unless the Special Servicer has delivered to the holder of the related Pari Passu Companion Loan: (a) at least fifteen (15) Business Days prior written notice of any decision to attempt to sell such Serviced Whole Loan; (b) at least ten (10) days prior to the permitted sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Special Servicer in connection with any such proposed sale; (c) at least ten (10) days prior to the proposed sale date, a copy of the most recent appraisal for such Serviced Whole Loan, and any documents in the servicing file reasonably requested by the holder of the related Pari Passu Companion Loan that are material to the sale price of the Serviced Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Master Servicer or the Special Servicer in connection with the proposed sale. The holder of the related Pari Passu Companion Loan (or its representative) will be permitted to submit an offer at any sale of such Whole Loan; however, the related Mortgagor and its agents and Affiliates shall not be permitted to submit an offer at such sale. Notwithstanding the foregoing, with respect to each Serviced Whole Loan, the holder of the related Companion Loan may waive any of the delivery or timing requirements set forth in this paragraph with respect to the related Whole Loan. If the Trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the Trustee may (at its option and at the expense of the offering Interested Person purchaser) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing or investing in loans similar to the subject Mortgage Loan, that has been selected with reasonable care by the Trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan. The Trustee shall act in a commercially reasonable manner in making such determination. If the Trustee designates such a third party to make such determination, the Trustee shall be entitled to rely conclusively upon such third party’s determination. The reasonable fees of, and the costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party shall be covered by, and shall be reimbursable, from the offering Interested Person and the Special Servicer shall use efforts consistent with the Servicing Standard to collect payment from such Interested Person. If such expense is not paid by the applicable Interested Person within thirty (30) days of demand for payment, such expense shall be reimbursable to the Trustee by the Master Servicer as a Servicing Advance but the Special Servicer shall continue to use efforts consistent with the Servicing Standard to collect such amounts from the applicable Interested Person.

(e)               (i) Notwithstanding anything in this Section 3.18 to the contrary, (A) pursuant to the terms of the related Intercreditor Agreement, the holder of the related AB Subordinate Companion Loan for each applicable Serviced Whole Loan and (B) pursuant to Section 3.35 herein, the Subordinate Loan-Specific Directing Certificateholder (with respect to the Trust AB Whole Loan) will have the right to purchase the related Mortgage Loan or related REO Property, as applicable. Such right of the holder of the AB Subordinate Companion Loan or the Subordinate Loan-Specific Directing Certificateholder shall be given priority over any provision described in this Section 3.18 as and to the extent set forth in the related Intercreditor Agreement. If the related Mortgage Loan or related REO Property is purchased by the holder of such AB Subordinate Companion Loan, purchased by the Subordinate Loan-Specific Directing Certificateholder, repurchased by the applicable Mortgage Loan Seller or otherwise ceases to be subject to this Agreement, the related AB Subordinate Companion Loan will no longer be subject to this Agreement.

(ii)               Notwithstanding anything in this Section 3.18 to the contrary, any mezzanine lender will have the right to purchase the related Mortgage Loan or REO Property, as applicable, and cure defaults relating thereto, as and to the extent set forth in the related Intercreditor Agreement.

(f)                Unless otherwise provided in an Intercreditor Agreement the sale of any Mortgage Loan pursuant to this Section 3.18 will be on a servicing released basis.

(g)               In the event the Master Servicer or the Special Servicer has the right to purchase any Companion Loan on behalf of the Trust pursuant to the related Intercreditor Agreement, neither the Master Servicer nor the Special Servicer shall exercise such right.

(h)               In the event the Trust Subordinate Companion Loan becomes a Defaulted Mortgage Loan, the related Subordinate Loan-Specific Directing Certificateholder shall be permitted upon irrevocable notice to the Master Servicer, Special Servicer, Trustee, Certificate Registrar, Depositor, Directing Certificateholder and Senior Trust Advisor, to purchase such Trust Subordinate Companion Loan from the Trust in exchange for the Class BNB Certificates together with the payment of all fees, costs and expenses and other amounts arising hereunder, including without limitation any amounts due to the Master Servicer, the Special Servicer, the Senior Trust Advisor and the Trustee. After such election, the Certificate Registrar shall extinguish the Class BNB Certificates on any Distribution Date within 45 days of receipt of such notice upon the tender of the Class BNB Certificates by such Holder and shall deliver the Mortgage Note related to the Trust Subordinate Companion Loan together with all assignments and allonges necessary to transfer ownership of such Mortgage Note to such Holder. For federal income tax purposes, the Class BNB Certificateholder shall be deemed to have purchased the Trust Subordinate Companion Loan for an amount equal to the outstanding Certificate Balance of the Class BNB Certificates and all accrued unpaid interest thereon, and such amount shall be deemed to be distributed to such Holder in accordance with Section 4.01(b). Notwithstanding anything to the contrary herein, such rights described in this Section 3.18(h) shall expire if the Trust Subordinate Companion Loan is no longer an asset of the Trust, is otherwise sold pursuant to the terms of this Agreement, or becomes an REO Loan.

Section 3.19     Additional Obligations of Master Servicer and Special Servicer. (a) The Master Servicer shall deliver all Compensating Interest Payments (other than the portion of any Compensating Interest Payment allocated to a Serviced Pari Passu Companion Loan or the Trust Subordinate Companion Loan) to the Certificate Administrator for deposit in the Lower-Tier REMIC Distribution Account on each P&I Advance Date, without any right of reimbursement therefor. The Master Servicer shall deliver the portion of any Compensating Interest Payment allocated to a Serviced Pari Passu Companion Loan to the Companion Paying Agent for deposit in the Companion Distribution Account on each P&I Advance Date, without any right of reimbursement therefor. The Master Servicer shall deliver the portion of any Compensating Interest Payment allocated to the Trust Subordinate Companion Loan to the Certificate Administrator for deposit in the BankNote Building REMIC Distribution Account on each P&I Advance Date, without any right of reimbursement therefor.

(b)           The Master Servicer or the Special Servicer, as applicable, shall provide to each Companion Holder any reports or notices required to be delivered to such Companion Holder pursuant to the related Intercreditor Agreement and the Master Servicer or the Special Servicer, as applicable, shall provide to the related Subordinate Loan-Specific Directing Certificateholder any reports or notices required to be delivered to the holder of the Trust Subordinate Companion Loan pursuant to the related Intercreditor Agreement.

(c)           Upon the determination that a previously made Advance is a Nonrecoverable Advance, to the extent that the reimbursement thereof would exceed the full amount of the principal portion of general collections on the Mortgage Loans or the Trust

Subordinate Companion Loan, as applicable, deposited in the Certificate Account and available for distribution on the next Distribution Date, the Master Servicer or the Trustee, each at its own option and in its sole discretion, as applicable, instead of obtaining reimbursement for the remaining amount of such Nonrecoverable Advance pursuant to Section 3.05(a)(v) immediately, as an accommodation may elect to refrain from obtaining such reimbursement for such portion of the Nonrecoverable Advance during the one month collection period ending on the then-current Determination Date, for successive one-month periods for a total period not to exceed twelve (12) months (provided that, any such deferral exceeding six (6) months shall require, prior to the occurrence and continuance of any Control Event, the consent of the Directing Certificateholder), and any election to so defer or not to defer shall be deemed to be in accordance with the Servicing Standard. If the Master Servicer or the Trustee makes such an election at its sole option and in its sole discretion to defer reimbursement with respect to all or a portion of a Nonrecoverable Advance (together with interest thereon), then such Nonrecoverable Advance (together with interest thereon) or portion thereof shall continue to be fully reimbursable in the subsequent collection period (subject, again, to the same sole option to defer; it is acknowledged that, in such a subsequent period, such Nonrecoverable Advance shall again be payable first from principal collections as described above prior to payment from other collections). In connection with a potential election by the Master Servicer or the Trustee to refrain from the reimbursement of a particular Nonrecoverable Advance or portion thereof during the one month collection period ending on the related Determination Date for any Distribution Date, the Master Servicer or the Trustee shall further be authorized to wait for principal collections on the Mortgage Loans or the Trust Subordinate Companion Loan, as applicable, to be received until the end of such collection period before making its determination of whether to refrain from the reimbursement of a particular Nonrecoverable Advance or portion thereof); provided, however, that if, at any time the Master Servicer or the Trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a one-month collection period will exceed the full amount of the principal portion of general collections deposited in the Certificate Account for such Distribution Date, then the Master Servicer or the Trustee, as applicable, shall use its reasonable efforts to give the 17g-5 Information Provider fifteen (15) days’ notice of such determination for posting on the 17g-5 Information Provider’s Website pursuant to Section 3.15(c), unless extraordinary circumstances make such notice impractical. Notwithstanding the foregoing, failure to give notice as required by the preceding sentence shall in no way affect the Master Servicer’s or the Trustee’s election whether to refrain from obtaining such reimbursement as described in this Section 3.19(c). Nothing herein shall give the Master Servicer or the Trustee the right to defer reimbursement of a Nonrecoverable Advance to the extent of any principal collections then available in the Certificate Account pursuant to Section 3.05(a)(v).

The foregoing shall not, however, be construed to limit any liability that may otherwise be imposed on such Person for any failure by such Person to comply with the conditions to making such an election under this section or to comply with the terms of this section and the other provisions of this Agreement that apply once such an election, if any, has been made; provided, however, that the fact that a decision to recover such Nonrecoverable Advances over time, or not to do so, benefits some classes of Certificateholders to the detriment of other classes shall not, with respect to the Master Servicer or the Special Servicer, as applicable, constitute a violation of the Servicing Standard and/or with respect to the Trustee

(solely in its capacity as Trustee), constitute a violation of any fiduciary duty to Certificateholders or any contractual obligation hereunder. If the Master Servicer or the Trustee, as applicable, determines, in its sole discretion, that its ability to fully recover the Nonrecoverable Advances has been compromised, then the Master Servicer or the Trustee, as applicable, shall be entitled to immediate reimbursement of Nonrecoverable Advances with interest thereon at the Reimbursement Rate from all amounts in the Certificate Account for such Distribution Date (deemed first from principal and then interest). Any such election by any such party to refrain from reimbursing itself or obtaining reimbursement for any Nonrecoverable Advance or portion thereof with respect to any one or more collection periods shall not limit the accrual of interest at the Reimbursement Rate on such Nonrecoverable Advance for the period prior to the actual reimbursement of such Nonrecoverable Advance. The Master Servicer’s or the Trustee’s, as applicable, agreement to defer reimbursement of such Nonrecoverable Advances as set forth above is an accommodation to the Certificateholders and shall not be construed as an obligation on the part of the Master Servicer or the Trustee, as applicable, or a right of the Certificateholders. Nothing herein shall be deemed to create in the Certificateholders a right to prior payment of distributions over the Master Servicer’s or the Trustee’s, as applicable, right to reimbursement for Advances (deferred or otherwise) and accrued interest thereon. In all events, the decision to defer reimbursement or to seek immediate reimbursement of Nonrecoverable Advances shall be deemed to be in accordance with the Servicing Standard and none of the Master Servicer, the Trustee or the other parties to this Agreement shall have any liability to one another or to any of the Certificateholders (including the Holders of the Class BNB Certificates) or any of the Companion Holders for any such election that such party makes as contemplated by this section or for any losses, damages or other adverse economic or other effects that may arise from such an election.

With respect to any modification or amendment of any Intercreditor Agreement related to a Serviced Whole Loan or Trust AB Whole Loan (in each case, to the extent received), the Master Servicer or the Special Servicer, as applicable, shall provide to the 17g-5 Information Provider a copy of any such modification or amendment, which the 17g-5 Information Provider shall promptly post on the 17g-5 Information Provider’s Website in accordance with Section 3.15(c).

(d)         With respect to any Mortgage Loan (or Serviced Whole Loan) or Trust Subordinate Companion Loan, if the related loan documents permit the lender to (but do not require the lender to), at its option, prior to an event of default under the related Mortgage Loan (or Serviced Whole Loan) or Trust Subordinate Companion Loan, apply amounts held in any reserve account as a prepayment or hold such amounts in a reserve account, the Master Servicer or Special Servicer, as applicable, may not apply such amounts as a prepayment, and will instead continue to hold such amounts in the applicable reserve account, unless not applying those amounts as a prepayment would be a violation of the Servicing Standard. Such amount may be used, if permitted under the loan documents, to defease the loan, or may be used to prepay the Mortgage Loan (or Serviced Whole Loan) or Trust Subordinate Companion Loan, or for other purpose consistent with the Servicing Standard and the loan documents, upon a subsequent default.

Section 3.20     Modifications, Waivers, Amendments and Consents. (a) Except as set forth in Section 3.08(a), Section 3.08(b), Section 3.08(e), this Section 3.20(a),

Section 3.20(d), Section 3.20(i), Section 3.20(j) and Section 6.07, but subject to any other conditions set forth thereunder (including, without limitation, the Special Servicer’s processing and/or consent rights pursuant to this subsection (a) with respect to any modification, waiver or amendment that constitutes a Major Decision or a Special Servicer Decision) and, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan), Trust AB Whole Loan or any Serviced Whole Loan, (and with respect to any Serviced Whole Loan, subject to the rights of the related Companion Holder (or the related Subordinate Loan-Specific Directing Certificateholder), as applicable, to advise or consult with the Master Servicer or Special Servicer, as applicable, with respect to, or to consent to, a modification, waiver or amendment, in each case, pursuant to the terms of the related Intercreditor Agreement), the Master Servicer shall not modify, waive or amend the terms of a Mortgage Loan, Trust Subordinate Companion Loan and/or Companion Loan without the prior written consent of the Special Servicer (it being understood that the Master Servicer will promptly provide the Special Servicer with notice of any request for such modification, waiver or amendment, the Master Servicer’s written recommendation and analysis, and all information reasonably available to the Master Servicer that may be reasonably requested by the Special Servicer in order to grant or withhold such consent); provided that in the event that the Special Servicer does not respond within ten (10) Business Days after receipt of such analysis and all such information reasonably requested by the Special Servicer in order to grant or withhold such consent, plus the time period provided to the Directing Certificateholder or other relevant party under this Agreement and, if applicable, any time period provided to a Companion Holder under a related Intercreditor Agreement, the Special Servicer’s consent to such modification, waiver or amendment shall be deemed granted; and provided, further, that no extension entered into pursuant to this Section 3.20(a) shall extend the Maturity Date beyond the earlier of (i) five (5) years prior to the Rated Final Distribution Date and (ii) in the case of a Mortgage Loan secured solely or primarily by a leasehold estate and not also the related fee interest, the date twenty (20) years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the Ground Lease, ten (10) years, prior to the expiration of such leasehold estate. If such extension would extend the Maturity Date of such Mortgage Loan and/or related Companion Loan or Trust Subordinate Companion Loan for more than twelve (12) months from and after the original Maturity Date of such Mortgage Loan and/or related Companion Loan or Trust Subordinate Companion Loan and such Mortgage Loan and/or related Companion Loan or Trust Subordinate Companion Loan is not in default or default with respect thereto is not reasonably foreseeable, prior to any such extension, the Master Servicer shall (1) provide the Trustee, the Certificate Administrator, the Special Servicer, the Senior Trust Advisor and (prior to the occurrence of a Consultation Termination Event) the Directing Certificateholder, with an Opinion of Counsel (at the expense of the related Mortgagor to the extent permitted under the Mortgage Loan documents and, if not required or permitted to be paid by the Mortgagor, to be paid as a Trust Fund expense in accordance with Section 3.11(d)) that such extension would not constitute a “significant modification” of the Mortgage Loan, Trust Subordinate Companion Loan and/or Serviced Companion Loan within the meaning of Treasury Regulations Section 1.860G-2(b) and (2) subject to the Servicing Standard, prior to the occurrence and continuance of a Control Event, obtain the consent of the Directing Certificateholder (or after the occurrence and during the continuance of a Control Event, but prior to a Consultation Termination Event, upon consultation with the Directing Certificateholder pursuant to Section 6.07 hereof) (which consent or consultation shall be coordinated through the Special Servicer). Notwithstanding the foregoing, subject to the rights of the related Companion Holder or the related Subordinate Loan-Specific Directing Certificateholder to advise the Master Servicer with respect to, or consent to, such modification, waiver or amendment pursuant to the terms of the related Intercreditor Agreement, and subject to the Special Servicer’s processing and/or consent rights pursuant to this subsection (a) if any such modification, waiver or amendment constitutes a Major Decision or a Special Servicer Decision, the Master Servicer, with respect to Non-Specially Serviced Mortgage Loans, without the consent of the Special Servicer, may modify or amend the terms of any Mortgage Loan, Trust Subordinate Companion Loan and/or related Serviced Companion Loan in order to (i) cure any ambiguity or mistake therein or (ii) correct or supplement any provisions therein which may be inconsistent with any other provisions therein or correct any error; provided that, if the Mortgage Loan (other than any Non-Serviced Mortgage Loan), Trust Subordinate Companion Loan and/or related Serviced Companion Loan is not in default or default with respect thereto is not reasonably foreseeable, such modification or amendment would not be a “significant modification” of the Mortgage Loan, Trust Subordinate Companion Loan and/or related Serviced Companion Loan within the meaning of Treasury Regulations Section 1.860G-2(b).

Subject to Section 6.07 herein, applicable law and the Mortgage Loan, Trust Subordinate Companion Loan and/or related Serviced Companion Loan documents, neither the Master Servicer nor the Special Servicer shall permit the substitution of any Mortgaged Property (or any portion thereof) for one or more other parcels of real property at any time the Mortgage Loan, Trust Subordinate Companion Loan and/or related Serviced Companion Loan is not in default pursuant to the terms of the related Mortgage Loan, Trust Subordinate Companion Loan and/or related Serviced Companion Loan documents or default with respect thereto is not reasonably foreseeable unless (i) the Master Servicer or the Special Servicer, as applicable, obtains Rating Agency Confirmation from each Rating Agency (and delivers such Rating Agency Confirmation to the Directing Certificateholder, if permitted by the applicable Rating Agency) and a confirmation of any applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of Serviced Companion Loan Securities (if any) (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30)) and (ii) such substitution would not be a “significant modification” of the Mortgage Loan, Trust Subordinate Companion Loan and/or related Serviced Companion Loan within the meaning of Treasury Regulations Section 1.860G-2(b) or otherwise cause an Adverse REMIC Event (and the Master Servicer or Special Servicer, as applicable, may obtain and rely upon an Opinion of Counsel (at the expense of the related Mortgagor if not prohibited by the terms of the related Mortgage Loan documents, and if so prohibited, at the expense of the Trust Fund) with respect thereto).

Upon receiving a request for any matter described in this Section 3.20(a) that constitutes a Special Servicer Decision or a Major Decision (without regard to the proviso in the definition of “Special Servicer Decision” or the first proviso in the definition of “Major Decision”, as applicable) with respect to any Non-Specially Serviced Mortgage Loan, the Master Servicer shall forward such request to the Special Servicer and, unless the Master Servicer and the Special Servicer mutually agree that the Master Servicer shall process such request, the Special Servicer shall process such request and the Master Servicer shall have no further obligation with respect to such request or such Special Servicer Decision or Major Decision.

(b)           If the Special Servicer determines that a modification, waiver or amendment (including, without limitation, the forgiveness or deferral of interest or principal or the substitution of collateral pursuant to the terms of the Mortgage Loan (other than any Non-Serviced Mortgage Loan), Trust Subordinate Companion Loan and/or related Serviced Companion Loan or otherwise, the release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Mortgage Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the Special Servicer’s judgment, reasonably foreseeable (as evidenced by an Officer’s Certificate of the Special Servicer), is reasonably likely to produce a greater recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) to the Trust and, if applicable, the Companion Holders, Holders of the Class BNB Certificates, as applicable, as the holders of the related Serviced Companion Loan or Trust Subordinate Companion Loan, as applicable, than liquidation of such Specially Serviced Mortgage Loan, then the Special Servicer may agree to a modification, waiver or amendment of such Specially Serviced Mortgage Loan, subject to (x) the provisions of this Section 3.20(b) and Section 3.20(c), (y) with respect to any Mortgage Loan or Trust Subordinate Companion Loan, prior to the occurrence and continuance of a Control Event, the approval of the Directing Certificateholder (or after the occurrence and during the continuance of a Control Event, but prior to a Consultation Termination Event, upon consultation with the Directing Certificateholder) as provided in Section 6.07; provided that with respect to any Serviced AB Whole Loan or Trust AB Whole Loan, prior to the occurrence and continuance of a related AB Control Appraisal Period, the approval of the holder of the related AB Subordinate Companion Loan or of the related Subordinate Loan-Specific Directing Certificateholder, as applicable, will be required to the extent set forth in the related Intercreditor Agreement and the Directing Certificateholder shall have no consent or consultation rights regarding the matter; and (z) additionally, with respect to a Serviced Whole Loan, the rights of the related Serviced Companion Noteholder or with respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) with mezzanine debt, the rights of the related mezzanine lender, to advise or consult with the Special Servicer with respect to, or consent to, such modification, waiver or amendment, in each case, pursuant to the terms of the related Intercreditor Agreement or mezzanine intercreditor agreement, as applicable; provided that in the case of any release or substitution of collateral (other than a defeasance), the Special Servicer shall have obtained an Opinion of Counsel that such release or substitution would not be a “significant modification” of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b) or otherwise cause an Adverse REMIC Event.

In connection with (i) the release of a Mortgaged Property (other than any Non-Serviced Mortgaged Property), or any portion of such Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property (other than any Non-Serviced Mortgaged Property), or any portion of such Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Mortgage Loan documents require the Master Servicer or the Special Servicer, as applicable, to calculate (or to approve the calculation of the related Mortgagor of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation shall, unless then permitted by the REMIC Provisions, exclude the value of personal property and going concern value, if any, as determined by an appropriate third party.

The Special Servicer shall use its reasonable efforts to the extent possible to cause each Specially Serviced Mortgage Loan to fully amortize prior to the Rated Final Distribution Date and shall not agree to a modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan if such modification, waiver or amendment would (1) extend the maturity date of any such Specially Serviced Mortgage Loan to a date occurring later than the earlier of (a) five (5) years prior to the Rated Final Distribution Date and (b) if such Specially Serviced Mortgage Loan is secured solely or primarily by a leasehold estate and not also the related fee interest, the date occurring twenty (20) years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the ground lease and, (prior to the occurrence and continuance of a Control Event) with the consent of the Directing Certificateholder, ten (10) years prior to the expiration of such leasehold estate (including any options to extend such leasehold estate exercisable unilaterally by the related Mortgagor), or (2) provide for the deferral of interest unless interest accrues on the related Mortgage Loan, Trust AB Whole Loan or Serviced Whole Loan generally at the related Mortgage Rate.

(c)           Any provision of this Section 3.20 to the contrary notwithstanding, except when a Mortgage Loan, Trust Subordinate Companion Loan and/or Companion Loan is in default or default with respect thereto is reasonably foreseeable, no fee described in this Section 3.20 shall be collected by any Master Servicer or Special Servicer from a Mortgagor (or on behalf of the Mortgagor) in conjunction with any consent or any modification, waiver or amendment of a Mortgage Loan or Companion Loan, as applicable (unless the amount thereof is specified in the related Mortgage Note) if the collection of such fee would cause such consent, modification, waiver or amendment to be a “significant modification” of the Mortgage Note within the meaning of Treasury Regulations Section 1.860G-2(b).

(d)           To the extent consistent with this Agreement (including, without limitation, the first sentence of Section 3.20(a), and Section 6.07), the Master Servicer (as provided in Sections 3.08(a) and 3.08(b) and 3.08(e) and subject to the Special Servicer’s processing and/or consent rights pursuant to Section 3.20(a) if any such waiver, modification or amendment constitutes a Major Decision or Special Servicer Decision) or the Special Servicer may, consistent with the Servicing Standard, agree to any waiver, modification or amendment of a Mortgage Loan, Serviced Companion Loan and/or Trust Subordinate Companion Loan that is not in default or as to which default is not reasonably foreseeable only if it provides the Trustee and the Certificate Administrator with an Opinion of Counsel (at the expense of the related Mortgagor or such other Person requesting such modification or, if such expense cannot be collected from the related Mortgagor or such other Person, to be paid out of the Certificate Account pursuant to Section 3.05(a); provided that the Master Servicer or Special Servicer, as the case may be, shall use its reasonable efforts to collect such fee from the Mortgagor or such other Person to the extent permitted under the related Mortgage Loan documents or Trust Subordinate Companion Loan documents, as applicable) to the effect that the contemplated waiver, modification or amendment (i) will not be a “significant modification” of the Mortgage Loan or Trust Subordinate Companion Loan within the meaning of Treasury Regulations Section 1.860G-2(b) and (ii) will not cause (x) any Trust REMIC to fail to qualify as a REMIC for purposes of the Code or (y) any Trust REMIC to be subject to any tax under the REMIC Provisions. Notwithstanding the foregoing, neither the Master Servicer nor the Special Servicer may waive the payment of any Yield Maintenance Charge or the requirement that any prepayment of a Mortgage Loan or Trust Subordinate Companion Loan be made on a Due Date, or if not made on a Due Date, be accompanied by all interest that would be due on the next Due Date with respect to any Mortgage Loan, Serviced Companion Loan or Trust Subordinate Companion Loan that is not a Specially Serviced Mortgage Loan.

(e)           In the event of a modification that creates Mortgage Deferred Interest, (A) (other than any Mortgage Deferred Interest allocable to a Trust Subordinate Companion Loan, if applicable) such Mortgage Deferred Interest will be allocated to reduce the Distributable Certificate Interest of the Class or Classes of Regular Certificates (other than the Class X Certificates) with the latest sequential designation then outstanding, and to the extent so reduced, shall be added to the Certificate Balance of such Class and (B) any Mortgage Deferred Interest allocable to the Trust Subordinate Companion Loan shall be the Class BNB Certificate Deferred Interest, and) will reduce the Class BNB Distributable Certificate Interest and, to the extent so reduced, will be added to the Certificate Balance of such Class of Certificates pursuant to Section 4.06.

(f)            Subject to Section 3.20(c), the Master Servicer and the Special Servicer each may, as a condition to its granting any request by a Mortgagor for consent, modification (including extensions), waiver or indulgence or any other matter or thing, the granting of which is within the Master Servicer’s or the Special Servicer’s, as the case may be, discretion pursuant to the terms of the instruments evidencing or securing the related Mortgage Loan, Companion Loan or Trust Subordinate Companion Loan and is permitted by the terms of this Agreement, require that such Mortgagor pay to the Master Servicer or the Special Servicer, as the case may be, as additional servicing compensation, a reasonable or customary fee, for the additional services performed in connection with such request; provided that the charging of such fee is not a “significant modification” of the Mortgage Loan or Trust Subordinate Companion Loan within the meaning of Treasury Regulations Section 1.860G-2(b).

(g)           All modifications (including extensions), waivers and amendments of the Mortgage Loans, Companion Loans and/or Trust Subordinate Companion Loan entered into pursuant to this Section 3.20 shall be in writing, signed by the Master Servicer or the Special Servicer, as the case may be, and the related Mortgagor (and by any guarantor of the related Mortgage Loan or Trust Subordinate Companion Loan, if such guarantor’s signature is required by the Special Servicer in accordance with the Servicing Standard).

(h)           With respect to any modification, waiver or amendment for which it is responsible for processing pursuant to Section 3.20 hereof, the Special Servicer shall notify the Master Servicer, the Trustee, the Certificate Administrator, the Senior Trust Advisor (after the occurrence and during the continuance of a Control Event), the Directing Certificateholder (other than following the occurrence of a Consultation Termination Event), the applicable Companion Holder (unless, with respect to a holder of an AB Subordinate Companion Loan, an AB Control Appraisal Period has occurred, if applicable), the related Subordinate Loan-Specific Directing Certificateholder (unless, with respect to the Trust Subordinate Companion Loan, an AB Control Appraisal Period has occurred, if applicable), the related Mortgage Loan Seller (if such Mortgage Loan Seller is not a Master Servicer or Sub-Servicer of such Mortgage Loan or the Directing Certificateholder) and the 17g-5 Information Provider (which shall promptly post such notice on the 17g-5 Information Provider’s Website in accordance with Section 3.15(c)) in writing of any modification, waiver or amendment (in each case, after it is finalized and executed) of any term of any Mortgage Loan, Companion Loan or Trust Subordinate Companion Loan that is modified, waived or amended and the date thereof. With respect to any modification, waiver or amendment (in each case, after it is finalized and executed) for which it is responsible for processing pursuant to Section 3.20 hereof, the Master Servicer shall provide written notice of any such modification, waiver or amendment to the Trustee, the Certificate Administrator, the Special Servicer (and the Special Servicer shall, prior to the occurrence of a Consultation Termination Event, forward such notice to the Directing Certificateholder), the applicable Companion Holder (unless, with respect to a holder of an AB Subordinate Companion Loan, an AB Control Appraisal Period has occurred, if applicable), the related Subordinate Loan-Specific Directing Certificateholder (unless, with respect to the related Trust Subordinate Companion Loan, an AB Control Appraisal Period has occurred, if applicable) and the related Mortgage Loan Seller (so long as such Mortgage Loan Seller is not a Master Servicer or Sub-Servicer of such Mortgage Loan or the Directing Certificateholder) and the 17g-5 Information Provider (which shall promptly post such notice on the 17g-5 Information Provider’s Website in accordance with Section 3.15(c)). The party responsible for delivering notice shall deliver to the Custodian with a copy to the Master Servicer (if such notice is being delivered by the Special Servicer) for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver or amendment, promptly (and in any event within ten (10) Business Days) following the execution thereof, with a copy to the applicable Companion Holder, if any. Following receipt of the Master Servicer’s or the Special Servicer’s, as applicable, delivery of the aforesaid modification, waiver or amendment to the Certificate Administrator, the Certificate Administrator shall forward a copy thereof to each Holder of a Certificate (other than the Class R or Class Z Certificates) upon request. With respect to the processing of any modification, waiver or consent related to any Mortgagor incurring additional debt or mezzanine debt, the Special Servicer (if the Special Servicer processes such modification, waiver or consent pursuant to Section 3.20(a)) or the Master Servicer (if the Master Servicer processes such modification, waiver or consent pursuant to Section 3.20(a)) shall, on or before the later of (i) 3:00 p.m. on the related P&I Advance Date and (ii) five (5) Business Days immediately following the Master Servicer or Special Servicer, as applicable, obtaining actual knowledge of the incurrence of such additional debt or mezzanine debt, deliver notice of the Mortgagor’s incurrence of such debt, substantially in the form of Exhibit KK, to cts.sec.notifications@wellsfargo.com. The notice contemplated in the preceding sentence shall set forth, to the extent the Special Servicer or Master Servicer, as applicable, has the requisite information or can reasonably obtain such information, (1) the amount of additional debt that was incurred in the related Due Period, (2) the total debt service coverage ratio calculated on the basis of such Mortgage Loan (or Trust Subordinate Companion Loan, if applicable) and additional debt, and (3) the aggregate LTV Ratio calculated on the basis of such Mortgage Loan (or Trust Subordinate Companion Loan, if applicable) and additional debt. In the event that either (i) the CREFC® Investor Reporting Package is amended to include such information set forth above, in a manner reasonably acceptable to the Master Servicer, Special Servicer and Certificate Administrator, as applicable, and the Master Servicer confirms with the Certificate Administrator that such amended CREFC® Investor Reporting Package enables the Certificate Administrator to include such information on Form 10-D in a manner reasonably acceptable to the Certificate Administrator, or (ii) the Trust is no longer subject to the Exchange Act, the additional report in the form of Exhibit KK shall no longer be required hereunder. From time to time, the Master Servicer, Special Servicer and Certificate Administrator may agree on a different delivery time and format for the information set forth in this paragraph.

(i)           The Master Servicer shall process all defeasance transactions, subject to the Special Servicer’s consent with respect to any Special Servicer Decision relating to a defeasance. Notwithstanding the foregoing, the Master Servicer shall not permit (or, with regard to any Non-Serviced Mortgage Loan, take any act in furtherance of) the substitution of any Mortgaged Property pursuant to the defeasance provisions of any Mortgage Loan, Trust Subordinate Companion Loan or a Serviced Whole Loan unless such defeasance complies with Treasury Regulations Section 1.860G-2(a)(8)(ii) and the Master Servicer has received (i) replacement collateral consisting of government securities within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), which satisfies the requirements of the applicable Mortgage Loan documents or Trust Subordinate Companion Loan documents, in an amount sufficient to make all scheduled payments under the related Mortgage Loan or Trust Subordinate Companion Loan (or defeased portion thereof) when due, (ii) a certificate of an Independent certified public accountant to the effect that such substituted property will provide cash flows sufficient to meet all payments of interest and principal (including payments at maturity) on such Mortgage Loan, Serviced Whole Loan or Trust AB Whole Loan in compliance with the requirements of the terms of the related Mortgage Loan documents and, if applicable, Companion Loan documents, or Trust Subordinate Companion Loan documents, (iii) one or more Opinions of Counsel (at the expense of the related Mortgagor) to the effect that the Trustee, on behalf of the Trust Fund, will have a first priority perfected security interest in such substituted Mortgaged Property; provided, however, that, to the extent consistent with the related Mortgage Loan documents and, if applicable, Companion Loan documents or Trust Subordinate Companion Loan documents, the related Mortgagor shall pay the cost of any such opinion as a condition to granting such defeasance, (iv) to the extent consistent with the related Mortgage Loan documents and, if applicable, Companion Loan documents or Trust Subordinate Companion Loan documents, the Mortgagor shall establish a single purpose entity to act as a successor Mortgagor, if so required by the Rating Agencies, (v) to the extent permissible under the related Mortgage Loan documents and, if applicable, Companion Loan documents or Trust Subordinate Companion Loan documents, the Master Servicer shall use its reasonable efforts to require the related Mortgagor to pay all costs of such defeasance, including but not limited to the cost of maintaining any successor Mortgagor, and (vi) to the extent permissible under the Mortgage Loan documents and, if applicable, Companion Loan documents or Trust Subordinate Companion Loan documents, the Master Servicer shall obtain, at the expense of the related Mortgagor, Rating Agency Confirmation from each Rating Agency and a confirmation of any applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of Serviced Companion Loan Securities (if any) (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30); provided, further, however, that no such confirmation from any Rating Agency shall be required to the extent that the Master Servicer has delivered a defeasance certificate substantially in the form of Exhibit U hereto for any Mortgage Loan or Trust Subordinate Companion Loan that (together with any Mortgage Loans cross-collateralized with such Mortgage Loans) is: (i) a Mortgage Loan with a Cut-off Date Principal Balance less than $20,000,000, (ii) a Mortgage Loan that represents less than 5% of the aggregate Cut-off Date Principal Balance of all Mortgage Loans a, and (iii) a Mortgage Loan that is not one of the ten largest Mortgage Loans by Stated Principal Balance. Notwithstanding the foregoing, in the event that requiring the Mortgagor to pay for the items specified in clauses (ii), (iv) and (v) in the preceding sentence would be inconsistent with the related Mortgage Loan documents or Trust Subordinate Companion Loan documents, such reasonable costs shall be paid by the related Mortgage Loan Seller as and to the extent set forth in the applicable Mortgage Loan Purchase Agreement.

(j)           Notwithstanding anything herein or in the related Mortgage Loan documents and, if applicable, Companion Loan documents or Trust Subordinate Companion Loan documents, to the contrary, the Master Servicer may permit the substitution of “government securities,” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, that comply with Treasury Regulations Section 1.860G-2(a)(8)(ii) for any Mortgaged Property pursuant to the defeasance provisions of any Mortgage Loan, a Serviced Whole Loan or Trust Subordinate Companion Loan, as applicable (or any portion thereof), in lieu of the defeasance collateral specified in the related Mortgage Loan documents, Serviced Whole Loan documents or Trust Subordinate Companion Loan documents, as applicable; provided that such substitution is consistent with the Servicing Standard and the Master Servicer (subject to the Special Servicer’s processing and/or consent rights pursuant to Section 3.20(a) with respect to any such action that constitutes a Major Decision or a Special Servicer Decision) reasonably determines that allowing their use would not cause a default or event of default to become reasonably foreseeable and the Master Servicer receives an Opinion of Counsel (at the expense of the Mortgagor to the extent permitted under the Mortgage Loan documents and, if applicable, Companion Loan documents or Trust Subordinate Companion Loan documents or otherwise as a Trust Fund expense) to the effect that such use would not be and would not constitute a “significant modification” of such Mortgage Loan, Companion Loan or Trust Subordinate Companion Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise constitute an Adverse REMIC Event with respect to any Trust REMIC; and provided, further, that the requirements set forth in Section 3.20(i) (including receipt of any Rating Agency Confirmation) are satisfied; and provided, further, that such securities are backed by the full faith and credit of the United States government, or the Master Servicer shall obtain Rating Agency Confirmation from each Rating Agency and a confirmation of any applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of Serviced Companion Loan Securities (if any) (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30).

(k)          If required under the related Mortgage Loan, Companion Loan or Trust Subordinate Companion Loan documents or if otherwise consistent with the Servicing Standard, the Master Servicer shall establish and maintain one or more accounts (the “Defeasance Accounts”), which shall be Eligible Accounts, into which all payments received by the Master Servicer from any defeasance collateral substituted for any Mortgaged Property shall be deposited and retained, and shall administer such Defeasance Accounts in accordance with the Mortgage Loan, Companion Loan or Trust Subordinate Companion Loan documents. Notwithstanding the foregoing, in no event shall the Master Servicer permit such amounts to be maintained in the Defeasance Account for a period in excess of ninety (90) days, unless such amounts are reinvested by the Master Servicer in “government securities,” within the meaning of

Section 2(a)(16) of the Investment Company Act of 1940, that comply with Treasury Regulations Section 1.860G-2(a)(8)(ii). To the extent not required or permitted to be placed in a separate account, the Master Servicer shall deposit all payments received by it from defeasance collateral substituted for any Mortgaged Property into the Certificate Account and treat any such payments as payments made on the Mortgage Loan, Companion Loan or Trust Subordinate Companion Loan in advance of its Due Date in accordance with clause (a)(i) of the definition of “Available Distribution Amount” or clause (a) of the definition of “Class BNB Available Distribution Amount”, as applicable, and not as a prepayment of the related Mortgage Loan, Companion Loan or Trust Subordinate Companion Loan. Notwithstanding anything herein to the contrary, in no event shall the Master Servicer permit such amounts to be maintained in the Certificate Account for a period in excess of 365 days (or 366 days in the case of a leap year).

(l)             Notwithstanding anything to the contrary in this Agreement, neither the Master Servicer nor the Special Servicer, as applicable, shall, unless it has received Rating Agency Confirmation from each Rating Agency and a confirmation of any applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of Serviced Companion Loan Securities (if any) (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30) (the cost of which shall be paid by the related Mortgagor, if so allowed by the terms of the related loan documents and otherwise paid out of general collections) grant or accept any consent, approval or direction regarding the termination of the related property manager or the designation of any replacement property manager, with respect to any Mortgaged Property that secures a Mortgage Loan that (i) is one of the ten largest Mortgage Loans a by Stated Principal Balance or (ii) has an unpaid principal balance that is at least equal to five percent (5%) of the then aggregate principal balance of all Mortgage Loans or $35,000,000.

(m)           Notwithstanding anything to the contrary in this Agreement, in connection with any modification, waiver, consent or amendment in connection with any defeasance transaction contemplated in clause (ix) in the definition of “Special Servicer Decision”, the Special Servicer shall not approve any such modification, waiver or amendment or consent thereto without first having received a copy of an Opinion of Counsel addressed to the Special Servicer and the Master Servicer that such modification, waiver, consent or amendment will not cause an Adverse REMIC Event.

Section 3.21     Transfer of Servicing Between Master Servicer and Special Servicer; Recordkeeping; Asset Status Report. (a) Upon determining that a Servicing Transfer Event has occurred with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan), Serviced Companion Loan or Trust Subordinate Companion Loan, the Master Servicer or the Special Servicer, as applicable, shall promptly give notice to the Master Servicer or the Special Servicer, as applicable, the Senior Trust Advisor and (prior to the occurrence of a Consultation Termination Event) the Directing Certificateholder thereof, and the Master Servicer shall deliver the related Mortgage File and Servicing File to the Special Servicer and concurrently provide a copy of such Servicing File, exclusive of all Privileged Communications, to the Senior Trust Advisor. The Master Servicer shall use its reasonable efforts to provide the Special Servicer with all information, documents and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such Mortgage Loan and, if applicable, the related Serviced Companion Loan or Trust Subordinate Companion Loan, either in the Master Servicer’s possession or otherwise available to the Master Servicer without undue burden or expense, and reasonably requested by the Special Servicer to enable it to assume its functions hereunder with respect thereto. The Master Servicer shall use its reasonable efforts to comply with the preceding sentence within five (5) Business Days of the occurrence of each related Servicing Transfer Event (or, in the case of clauses (viii), (ix) or (x) of the definition of Servicing Transfer Event, within five (5) Business Days of receiving notice from the Special Servicer of such Servicing Transfer Event when the Special Servicer makes the determination) and in any event shall continue to act as Master Servicer and administrator of such Mortgage Loan and, if applicable, the related Serviced Companion Loan or Trust Subordinate Companion Loan until the Special Servicer has commenced the servicing of such Mortgage Loan and, if applicable, the related Serviced Companion Loan or Trust Subordinate Companion Loan. The Master Servicer shall deliver to the Trustee, the Certificate Administrator, the Senior Trust Advisor, the related Subordinate Loan-Specific Directing Certificateholder (with respect to the Trust AB Whole Loan) and (prior to the occurrence of a Consultation Termination Event) the Directing Certificateholder, a copy of the notice of such Servicing Transfer Event provided by the Master Servicer to the Special Servicer, or by the Special Servicer to the Master Servicer, pursuant to this Section 3.21. Prior to the occurrence of a Consultation Termination Event, the Certificate Administrator shall deliver to each Controlling Class Certificateholder a copy of the notice of such Servicing Transfer Event provided by the Master Servicer pursuant to this Section 3.21.

Upon determining that a Specially Serviced Mortgage Loan (other than an REO Loan) has become current and has remained current for three consecutive Monthly Payments (provided that (i) no additional Servicing Transfer Event is foreseeable in the reasonable judgment of the Special Servicer, and (ii) for such purposes taking into account any modification or amendment of such Mortgage Loan and, if applicable, the related Companion Loan or Trust Subordinate Companion Loan), and that no other Servicing Transfer Event is continuing with respect thereto, the Special Servicer shall immediately give notice thereof to the Master Servicer, the Senior Trust Advisor, the related Subordinate Loan-Specific Directing Certificateholder (unless, with respect to the Trust Subordinate Companion Loan, an AB Control Appraisal Period has occurred, if applicable), the related Serviced Companion Noteholder (unless with respect to an AB Subordinate Companion Loan an AB Control Appraisal Period has occurred) and (prior to the occurrence of a Consultation Termination Event) the Directing Certificateholder and shall return the related Mortgage File and Servicing File to the Master Servicer (or copies thereof if copies only were delivered to the Special Servicer) and upon giving such notice, and returning such Mortgage File and Servicing File to the Master Servicer, the Special Servicer’s obligation to service such Corrected Mortgage Loan shall terminate and the obligations of the Master Servicer to service and administer such Mortgage Loan and, if applicable, the related Companion Loan or Trust Subordinate Companion Loan shall recommence.

(b)           In servicing any Specially Serviced Mortgage Loans, Serviced Companion Loans and Trust Subordinate Companion Loan, the Special Servicer will provide to the Custodian originals of documents included within the definition of “Mortgage File” for inclusion in the related Mortgage File to the extent within its possession (with a copy of each such original to the Master Servicer), and provide the Master Servicer with copies of any additional related Mortgage Loan, Serviced Companion Loan or Trust Subordinate Companion Loan information including correspondence with the related Mortgagor.

(c)           Notwithstanding the provisions of Section 3.12(d), the Master Servicer shall maintain ongoing payment records with respect to each of the Specially Serviced Mortgage Loans, Serviced Companion Loans, Trust Subordinate Companion Loan and REO Properties (other than with respect to a Non-Serviced Mortgage Loan) and shall provide the Special Servicer with any information in its possession with respect to such records to enable the Special Servicer to perform its duties under this Agreement; provided that this statement shall not be construed to require the Master Servicer to produce any additional reports.

(d)           No later than sixty (60) days after a Servicing Transfer Event for a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and, if applicable, the related Companion Loan or Trust Subordinate Companion Loan, the Special Servicer shall deliver in electronic format a report (the “Asset Status Report”) with respect to such Mortgage Loan and related Companion Loan or Trust Subordinate Companion Loan, if applicable, and the related Mortgaged Property to the Master Servicer, the Trustee, the Certificate Administrator, the related Subordinate Loan-Specific Directing Certificateholder (in the case of the Trust AB Whole Loan, and only to the extent the related Trust Subordinate Companion Loan is not subject to an AB Control Appraisal Period), the Directing Certificateholder (prior to the occurrence of a Consultation Termination Event), the Senior Trust Advisor (after the occurrence and during the continuance of a Control Event and, in the case of a Trust AB Whole Loan, only after the occurrence and during the continuance of a Control Event and during an AB Control Appraisal Period with respect to the related Trust Subordinate Companion Loan) and the 17g-5 Information Provider (which shall promptly post such report on the 17g-5 Information Provider’s Website in accordance with Section 3.15(c)) and, with respect to any related Serviced Companion Loan, to the extent the related Serviced Companion Loan has been included in an Other Securitization, to the master servicer of such Other Securitization into which the related Serviced Companion Loan has been sold or to the related Companion Holder. Such Asset Status Report shall set forth the following information to the extent reasonably determinable based on the information that was delivered to the Special Servicer in connection with the transfer of servicing pursuant to the Servicing Transfer Event:

(i)            summary of the status of such Specially Serviced Mortgage Loan and any negotiations with the related Mortgagor;

(ii)           a discussion of the legal and environmental considerations reasonably known to the Special Servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies as aforesaid and to the enforcement of any related guaranties or other collateral for the related Mortgage Loan (and any related Serviced Companion Loan or Trust Subordinate Companion Loan, as applicable) and whether outside legal counsel has been retained;

(iii)          the most current rent roll and income or operating statement available for the related Mortgaged Property;

(iv)           the Special Servicer’s recommendations on how such Specially Serviced Mortgage Loan might be returned to performing status and returned to the Master Servicer for regular servicing or otherwise realized upon;

(v)           a copy of the last obtained Appraisal of the Mortgaged Property; and

(vi)          such other information as the Special Servicer deems relevant in light of the Servicing Standard.

If within ten (10) Business Days of receiving an Asset Status Report, the Directing Certificateholder does not disapprove such Asset Status Report in writing, the Special Servicer shall implement the recommended action as outlined in such Asset Status Report; provided, however, that the Special Servicer may not take any action that is contrary to applicable law, the Servicing Standard or the terms of the applicable Mortgage Loan documents or the applicable Trust Subordinate Companion Loan documents. If, prior to the occurrence and continuance of any Control Event, the Directing Certificateholder disapproves such Asset Status Report within ten (10) Business Days of receipt, the Special Servicer shall revise such Asset Status Report and deliver a new Asset Status Report as soon as practicable, but in no event later than thirty (30) days after such disapproval, to the Directing Certificateholder, the Master Servicer, the Trustee, the Certificate Administrator, the related Subordinate Loan-Specific Directing Certificateholder (in the case of the Trust AB Whole Loan, and only to the extent the related Trust Subordinate Companion Loan is not subject to an AB Control Appraisal Period), the related Companion Holder (if applicable, only to the extent such Companion Holder is not subject to an AB Control Appraisal Period) and the 17g-5 Information Provider (which shall promptly post such revised Asset Status Report on the 17g-5 Information Provider’s Website in accordance with Section 3.15(c)). Prior to the occurrence and continuance of any Control Event, the Special Servicer shall revise such Asset Status Report as described above in this Section 3.21(d) until the Directing Certificateholder shall fail to disapprove such revised Asset Status Report in writing within ten (10) Business Days of receiving such revised Asset Status Report or until the Special Servicer makes one of the determinations described below. The Special Servicer may, from time to time, modify any Asset Status Report it has previously delivered and implement such report; provided that such report shall have been prepared, reviewed and not rejected pursuant to the terms of this Section 3.21(d). Notwithstanding the foregoing, the Special Servicer (A) may, following the occurrence of an extraordinary event with respect to the related Mortgaged Property, take any action set forth in such Asset Status Report (subject to the rights of a related Companion Holder or Subordinate Loan-Specific Directing Certificateholder, as applicable, to advise the Special Servicer with respect to, or, if applicable, consent to, such action, in each case, pursuant to the terms of the related Intercreditor Agreement) before the expiration of a ten (10) Business Day period if the Special Servicer has reasonably determined that failure to take such action would materially and adversely affect the interests of the Certificateholders (including, with respect to the Trust AB Whole Loan, the Holders of the Class BNB Certificates) or, if a Serviced Whole Loan is involved, the related Companion Holder, and it has made a reasonable effort (prior to the occurrence and continuance of a Control Event) to contact the Directing Certificateholder and (B) in any case, shall determine whether such affirmative disapproval is not in the best interest of all the Certificateholders pursuant to the Servicing Standard and upon such determination shall implement the action recommended in the Asset Status Report notwithstanding any affirmative disapproval of the Asset Status Report; provided, however, that such Asset Status Report does not, and is not intended to be, a substitute for the approvals that are specifically required pursuant to Section 6.07.

No direction or disapproval of the Directing Certificateholder or Subordinate Loan-Specific Directing Certificateholder hereunder or under a related Intercreditor Agreement or failure of the Directing Certificateholder or Subordinate Loan-Specific Directing Certificateholder to consent to or approve (including any deemed consents or approvals) any request of the Special Servicer, shall (a) require or cause the Special Servicer to violate the terms of a Specially Serviced Mortgage Loan, applicable law or any provision of this Agreement, including the Special Servicer’s obligation to act in accordance with the Servicing Standard and to maintain the REMIC status of each Trust REMIC and the grantor trust status of the Grantor Trust, or (b) result in the imposition of a “prohibited transaction” or “prohibited contribution” tax under the REMIC Provisions, or (c) expose the Master Servicer, the Special Servicer, the Depositor, the Senior Trust Advisor, the Mortgage Loan Sellers, the Trust Fund, the Trustee, the Certificate Administrator or their respective officers, directors, members, employees or agents to any claim, suit or liability or (d) materially expand the scope of the Special Servicer’s, Trustee’s or the Master Servicer’s responsibilities under this Agreement.

Notwithstanding the foregoing, prior to the occurrence and continuance of an AB Control Appraisal Period with respect to an AB Subordinate Companion Loan or Trust Subordinate Companion Loan, the Special Servicer shall prepare an Asset Status Report for any Serviced AB Whole Loan or Trust AB Whole Loan, as applicable, upon it becoming a Specially Serviced Mortgage Loan pursuant to this Agreement and the related Intercreditor Agreement, but the Directing Certificateholder will have no approval rights over any such Asset Status Report, and the consent or approval rights with respect to such Asset Status Report shall be as set forth in the related Intercreditor Agreement.

Notwithstanding anything to the contrary herein, (i) the Directing Certificateholder (other than in its capacity as a Certificateholder) and the Senior Trust Advisor may only consult, to the extent it has consultation rights pursuant to the terms of this Agreement, with the Special Servicer in connection with, or provide any consent to, any Asset Status Report related to a Serviced AB Whole Loan or Trust AB Whole Loan for which the related holder of an AB Subordinate Companion Loan or the related Subordinate Loan-Specific Directing Certificateholder is subject to an AB Control Appraisal Period, and (ii) after the occurrence and during the continuance of a Control Event, the Special Servicer shall consult with the Senior Trust Advisor in connection with each Asset Status Report prior to finalizing and executing such

Asset Status Report and the Senior Trust Advisor shall propose, by written notice, alternative courses of action within ten (10) Business Days following the later of: (i) receipt of each Asset Status Report or (ii) receipt of additional information reasonably requested by the Senior Trust Advisor related thereto, only to the extent the Senior Trust Advisor determines such alternatives to be in the best interest of the Certificateholders (including (i) any Certificateholders that are Holders of the Control Eligible Certificates and (ii) with respect to the Trust AB Whole Loan, the Holders of the Class BNB Certificates), as a collective whole. In addition, after the occurrence and during the continuance of a Control Event, but prior to the occurrence of a Consultation Termination Event, the Special Servicer shall also consult with the Directing Certificateholder in connection with each Asset Status Report prior to finalizing and executing such Asset Status Report and the Directing Certificateholder shall be permitted to propose alternative courses of action within ten (10) Business Days of receipt of each Asset Status Report. The Special Servicer shall consider any such proposals from the Senior Trust Advisor and/or the Directing Certificateholder and determine whether any changes to its proposed Asset Status Report should be made, such determination being made in accordance with the Servicing Standard and the other terms of this Agreement. In the event that the Senior Trust Advisor or the Directing Certificateholder, as the case may be, does not respond to the Special Servicer within ten (10) Business Days after receipt of such Asset Status Report, the Special Servicer shall implement the Asset Status Report as proposed by the Special Servicer; provided that such ten (10) Business Day period shall not begin until the Senior Trust Advisor is furnished all additional information that it reasonably requests from the Special Servicer in connection with the Senior Trust Advisor’s review of an Asset Status Report.

After the occurrence of a Consultation Termination Event, the Directing Certificateholder (other than in its capacity as a Certificateholder) shall have no right to receive any Asset Status Report or otherwise consult with the Special Servicer with respect to any matter set forth therein. After the occurrence and during the continuance of a Control Event, the Directing Certificateholder shall have no right to consent to any Asset Status Report under this Section 3.21.

(e)           (i) Upon receiving notice of the occurrence of the events described in clause (iv) or clause (x) of the definition of Servicing Transfer Event (without regard to the 60-day or 30-day period, respectively, set forth therein), the Master Servicer shall with reasonable promptness give notice thereof, and shall use its reasonable efforts to provide the Special Servicer with all information relating to the Mortgage Loan, Serviced Companion Loan or Trust Subordinate Companion Loan and reasonably requested by the Special Servicer to enable it to negotiate with the related Mortgagor. The Master Servicer shall use its reasonable efforts to comply with the preceding sentence within five (5) Business Days of the occurrence of each such event.

(ii)           After the occurrence and during the continuance of a Control Event, upon receiving notice of the occurrence of an event described in clause (iv) or (x) of the definition of Servicing Transfer Event (without regard to the 60-day or 30-day period, respectively, set forth therein), the Master Servicer shall deliver notice thereof to the Senior Trust Advisor at the same time such notice is provided to the Special Servicer pursuant to clause (i) above.

(f)            Prior to the occurrence and continuance of a Control Event, no later than two (2) Business Days following the establishment of a Final Asset Status Report with respect to any Specially Serviced Mortgage Loan, the Special Servicer shall deliver in electronic format to the Directing Certificateholder a draft notice that will include a draft summary of the Final Asset Status Report (which briefly summarizes such Final Asset Status Report, but shall not include any Privileged Information) (and shall deliver each Asset Status Report with respect to an AB Mortgage Loan or Trust AB Mortgage Loan prior to the occurrence and continuance of an AB Control Appraisal Period (to the extent approved by the related AB Whole Loan Controlling Holder or related Subordinate Loan-Specific Directing Certificateholder), to the Directing Certificateholder). If, prior to the occurrence and continuance of a Control Event, within five (5) Business Days of receipt of such draft summary, the Directing Certificateholder approves of, or does not disapprove of such draft summary, then the Special Servicer shall deliver in electronic format such notice and summary of the Final Asset Status Report to the Certificate Administrator for posting on the Certificate Administrator’s Website pursuant to Section 3.15(b). If the Directing Certificateholder affirmatively disapproves of such summary in writing, then within two (2) Business Days of receipt of such disapproval, the Special Servicer shall revise the summary and deliver such new summary to the Directing Certificateholder until the Directing Certificateholder approves such draft summary; provided, however, that if the Directing Certificateholder has not approved of the draft summary of the Asset Status Report within twenty (20) Business Days of receipt of the initial draft summary of the Asset Status Report, then the most recent draft summary of the Asset Status Report delivered by the Special Servicer prior to such 20th Business Day shall be deemed to be the final summary of the Asset Status Report; provided, further, however, that if at any time the Special Servicer determines that any affirmative disapproval of such draft summary by the Directing Certificateholder is not in the best interest of all the Certificateholders pursuant to the Servicing Standard, the Special Servicer shall deliver in electronic format such notice and summary of the Final Asset Status Report to the Certificate Administrator for posting on the Certificate Administrator’s Website pursuant to Section 3.15(b) notwithstanding such disapproval. The Special Servicer shall promptly deliver (but in any event no later than two (2) Business Days following its completion) a copy of each Final Asset Status Report to the Senior Trust Advisor. The Special Servicer shall prepare a summary of any final Asset Status Report related to any Serviced AB Whole Loan or Trust AB Whole Loan for which the related holder of an AB Subordinate Companion Loan or the related Subordinate Loan-Specific Directing Certificateholder, as applicable, is not subject to an AB Control Appraisal Period, which such final Asset Status Report has been approved or deemed approved by the holder of the related AB Subordinate Companion Loan or the related Subordinate Loan-Specific Directing Certificateholder, as applicable, in accordance with the related Intercreditor Agreement (to the extent such Intercreditor Agreement requires such approval or deemed approval), and deliver in electronic format notice of such final Asset Status Report and the summary of such final Asset Status Report to the Certificate Administrator for posting on the Certificate Administrator’s Website pursuant to Section 3.15(b).

(g)           No provision of this Section 3.21 shall require the Special Servicer to take or to refrain from taking any action because of any proposal, objection or comment by the Senior Trust Advisor or a recommendation of the Senior Trust Advisor.

Section 3.22     Sub-Servicing Agreements.

(a) The Master Servicer and Special Servicer may enter into Sub-Servicing Agreements to provide for the performance by third parties of any or all of its respective obligations hereunder; provided that the Sub-Servicing Agreement as amended or modified: (i) is consistent with this Agreement in all material respects and requires the Sub-Servicer to comply with all of the applicable conditions of this Agreement; (ii) provides that if the Master Servicer or Special Servicer, as applicable, shall for any reason no longer act in such capacity hereunder (including, without limitation, by reason of a Servicer Termination Event), the Trustee or its designee shall thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of such party under such agreement, or, alternatively, may act in accordance with Section 7.02 hereof under the circumstances described therein (subject to Section 3.22(g) hereof); (iii) provides that the Trustee (for the benefit of the Certificateholders (including, with respect to the Trust AB Whole Loan, Holders of the Class BNB Certificates) and the related Companion Holder (if applicable) and the Trustee (as holder of the Lower-Tier Regular Interests) shall be a third party beneficiary under such Sub-Servicing Agreement, but that (except to the extent the Trustee or its designee assumes the obligations of such party thereunder as contemplated by the immediately preceding clause (ii)) none of the Trust Fund, the Trustee, the Senior Trust Advisor, the Certificate Administrator, the Master Servicer or Special Servicer, as applicable, any successor master servicer or special servicer or any Certificateholder (or the related Companion Holder, if applicable) shall have any duties under such Sub-Servicing Agreement or any liabilities arising therefrom; (iv) permits any purchaser of a Mortgage Loan or Trust Subordinate Companion Loan pursuant to this Agreement to terminate such Sub-Servicing Agreement with respect to such purchased Mortgage Loan or Trust Subordinate Companion Loan at its option and without penalty; provided, however, that the Initial Sub-Servicing Agreements may only be terminated by the Trustee or its designees as contemplated by Section 3.22(g) hereof and in such additional manner and by such other Persons as is provided in such Sub-Servicing Agreement; (v) does not permit the Sub-Servicer any direct rights of indemnification that may be satisfied out of assets of the Trust Fund; (vi) does not permit the Sub-Servicer to modify any Mortgage Loan or Trust Subordinate Companion Loan unless and to the extent the Master Servicer or Special Servicer, as applicable, is permitted hereunder to modify such Mortgage Loan or Trust Subordinate Companion Loan; (vii) with respect to any Sub-Servicing Agreement entered into after the Closing Date, if such Sub-Servicer is a Servicing Function Participant or an Additional Servicer, such Sub-Servicer, at the time the related Sub-Servicing Agreement is entered into, is not a Prohibited Party and (viii) provides that the Sub-Servicer shall be in default under the related Sub-Servicing Agreement and such Sub-Servicing Agreement shall be terminated (following the expiration of any applicable grace period) if the Sub-Servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the Master Servicer under Article XI or under the Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the Depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in the Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required for any party to this Agreement to perform its obligations under Article XI or under the Exchange Act reporting items required under any other pooling and servicing agreement that the Depositor is a party to. Any successor master servicer or special servicer, as applicable, hereunder shall, upon becoming successor master servicer or special servicer, as applicable, be assigned and shall assume any Sub-Servicing Agreements from the predecessor Master Servicer or Special Servicer, as applicable (subject to Section 3.22(g) hereof). In addition, each Sub-Servicing Agreement entered into by the Master Servicer may but need not provide that the obligations of the Sub-Servicer thereunder shall terminate with respect to any Mortgage Loan or Trust Subordinate Companion Loan serviced thereunder at the time such Mortgage Loan or Trust Subordinate Companion Loan becomes a Specially Serviced Mortgage Loan; provided, however, that the Sub-Servicing Agreement may provide (if the Sub-Servicing Agreement provides for Advances by the Sub-Servicer, although it need not so provide) that the Sub-Servicer will continue to make all Advances and calculations and prepare all reports required under the Sub-Servicing Agreement with respect to Specially Serviced Mortgage Loans and continue to collect its Primary Servicing Fees as if no Servicing Transfer Event had occurred and with respect to REO Properties (and the related REO Loans) as if no REO Acquisition had occurred and to render such incidental services with respect to such Specially Serviced Mortgage Loans and REO Properties as are specifically provided for in such Sub-Servicing Agreement. The Master Servicer or Special Servicer, as applicable, shall deliver to the Trustee copies of all Sub-Servicing Agreements, and any amendments thereto and modifications thereof, entered into by it, in each case promptly upon its execution and delivery of such documents. References in this Agreement to actions taken or to be taken by the Master Servicer include actions taken or to be taken by a Sub-Servicer on behalf of the Master Servicer; and, in connection therewith, all amounts advanced by any Sub-Servicer (if the Sub-Servicing Agreement provides for Advances by the Sub-Servicer, although it need not so provide) to satisfy the obligations of the Master Servicer hereunder to make Advances shall be deemed to have been advanced by the Master Servicer out of its own funds and, accordingly, in such event, such Advances shall be recoverable by such Sub-Servicer in the same manner and out of the same funds as if such Sub-Servicer were the Master Servicer, and, for so long as they are outstanding, such Advances shall accrue interest in accordance with Section 3.03(d), such interest to be allocable between the Master Servicer and such Sub-Servicer as may be provided (if at all) pursuant to the terms of the Sub-Servicing Agreement. For purposes of this Agreement, the Master Servicer shall be deemed to have received any payment when a Sub-Servicer retained by it receives such payment. The Master Servicer or Special Servicer, as applicable, shall notify the Master Servicer or the Special Servicer, as applicable, the Trustee and the Depositor (and the Special Servicer shall notify the Senior Trust Advisor) in writing promptly of the appointment by it of any Sub-Servicer, except that the Master Servicer need not provide such notice as to the Initial Sub-Servicing Agreements.

(b)           Each Sub-Servicer shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to the extent necessary to ensure the enforceability of the related Mortgage Loans or Trust Subordinate Companion Loan or the compliance with its obligations under the Sub-Servicing Agreement and the Master Servicer’s obligations under this Agreement.

(c)          As part of its servicing activities hereunder, the Master Servicer for the benefit of the Trustee and the Certificateholders, shall (at no expense to the Trustee, the Certificateholders or the Trust Fund) monitor the performance and enforce the obligations of each Sub-Servicer under the related Sub-Servicing Agreement, except that the Master Servicer shall be required only to use reasonable efforts to cause any Initial Sub-Servicer to comply with the requirements of Article XI hereof. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements in accordance with their respective terms and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as is in accordance with the Servicing Standard. The Master Servicer shall have the right to remove a Sub-Servicer retained by it in accordance with the terms of the related Sub-Servicing Agreement.

(d)          In the event the Trustee or its designee becomes successor master servicer and assumes the rights and obligations of the Master Servicer under any Sub-Servicing Agreement, the Master Servicer, at its expense, shall deliver to the assuming party all documents and records relating to such Sub-Servicing Agreement and the Mortgage Loans and, if applicable, the Companion Loans or the Trust Subordinate Companion Loan then being serviced thereunder and an accounting of amounts collected and held on behalf of it thereunder, and otherwise use reasonable efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreement to the assuming party.

(e)           Notwithstanding the provisions of any Sub-Servicing Agreement and this Section 3.22, except to the extent provided in Article XI with respect to the obligations of any Sub-Servicer that is an Initial Sub-Servicer, the Master Servicer shall remain obligated and responsible to the Trustee, the Special Servicer, holders of the Companion Loans serviced hereunder and the Certificateholders (including, with respect to the Trust AB Whole Loan, the Holders of the Class BNB Certificates) for the performance of its obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans and the Trust Subordinate Companion Loan for which it is responsible, and the Master Servicer shall pay the fees of any Sub-Servicer thereunder as and when due from its own funds. In no event shall the Trust Fund bear any termination fee required to be paid to any Sub-Servicer as a result of such Sub-Servicer’s termination under any Sub-Servicing Agreement.

(f)           The Trustee, upon the request of the Master Servicer, shall furnish to any Sub-Servicer any documents necessary or appropriate to enable such Sub-Servicer to carry out its servicing and administrative duties under any Sub-Servicing Agreement.

(g)           Each Sub-Servicing Agreement shall provide that, in the event the Trustee or any other Person becomes successor master servicer, the Trustee or such successor master servicer shall have the right to terminate such Sub-Servicing Agreement with or without cause and without a fee. Notwithstanding the foregoing or any other contrary provision in this Agreement, the Trustee and any successor master servicer shall assume each Initial Sub-Servicing Agreement and (i) the Initial Sub-Servicer’s rights and obligations under the Initial Sub-Servicing Agreement shall expressly survive a termination of the Master Servicer’s servicing rights under this Agreement; provided that the Initial Sub-Servicing Agreement has not been terminated in accordance with its provisions; (ii) any successor master servicer, including, without limitation, the Trustee (if it assumes the servicing obligations of the Master Servicer) shall be deemed to automatically assume and agree to the then-current Initial Sub-Servicing Agreement without further action upon becoming the successor master servicer and (iii) this Agreement may not be modified in any manner which would increase the obligations or limit the rights of the Initial Sub-Servicer hereunder and/or under the Initial Sub-Servicing Agreement, without the prior written consent of the Initial Sub-Servicer (which consent shall not be unreasonably withheld).

(h)           With respect to Mortgage Loans and the Trust Subordinate Companion Loan subject to a Sub-Servicing Agreement with the Master Servicer, the Special Servicer shall, upon request (such request to be made reasonably in advance as appropriate to the circumstances surrounding such request) of the related Sub-Servicer, reasonably cooperate in delivering reports and information, including remittance information, and affording access to information to the related Sub-Servicer that would be required to be delivered or afforded, as the case may be, to the Master Servicer pursuant to the terms hereof.

(i)            Notwithstanding any other provision of this Agreement, the Special Servicer shall not enter into any Sub-Servicing Agreement which provides for the performance by third parties of any or all of its obligations herein, without, prior to the occurrence and continuance of any Control Event, the consent of the Directing Certificateholder, except to the extent necessary for the Special Servicer to comply with applicable regulatory requirements.

Notwithstanding anything to the contrary herein, no Sub-Servicer shall be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents or Trust Subordinate Companion Loan documents, as applicable, without the consent of the Master Servicer or Special Servicer, as applicable.

Section 3.23     Representations, Warranties and Covenants of the Master Servicer.

(a)           The Master Servicer hereby represents, warrants and covenants to the Trustee, for its own benefit and the benefit of the Certificateholders (including, with respect to the Trust AB Whole Loan, the Holders of the Class BNB Certificates), each Serviced Companion Noteholder, the Depositor, the Certificate Administrator, the Special Servicer and the Senior Trust Advisor, as of the Closing Date, that:

(i)            The Master Servicer is a national banking association, duly organized, validly existing and in good standing under the laws of the United States of America, and the Master Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement;

(ii)           The execution and delivery of this Agreement by the Master Servicer, and the performance and compliance with the terms of this Agreement by the Master Servicer, do not (A) violate the Master Servicer’s organizational documents, (B) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or which is applicable to it or any of its assets or (C) violate any law, rule, regulation, order, judgment or decree to which the Master Servicer or its property is subject, which, in the case of either (B) or (C), is likely to materially and adversely affect either the ability of the Master Servicer to perform its obligations under this Agreement or its financial condition;

(iii)          The Master Servicer has the full power and authority to enter into and consummate all transactions to be performed by it contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

(iv)          This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors’ rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

(v)           The Master Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, order or decree of any court or arbiter, or any order regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Master Servicer’s good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer;

(vi)          No litigation is pending or, to the best of the Master Servicer’s knowledge, threatened against the Master Servicer which would prohibit the Master Servicer from entering into this Agreement or, in the Master Servicer’s good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Master Servicer to perform its obligations under this Agreement;

(vii)         The Master Servicer has errors and omissions insurance coverage that is in full force and effect or is self-insuring with respect to such risks, which in either case complies with the requirements of Section 3.07 hereof; and

(viii)        No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required under federal or state law for the execution, delivery and performance by the Master Servicer of, or compliance by the Master Servicer with, this Agreement or the Master Servicer’s consummation of any transactions contemplated hereby, other than (A) such consents, approvals, authorizations, orders, qualifications, registrations, filings or notices as have been obtained, made or given prior to the actual performance by the Master Servicer of its obligations under this Agreement or (B) where the lack of such consent, approval, authorization, order, qualification, registration, filing or notice would not have a material adverse effect on the performance by the Master Servicer under this Agreement.

(b)           The representations and warranties set forth in subsection (a) above shall survive the execution and delivery of the Agreement.

Section 3.24     Representations, Warranties and Covenants of the Special Servicer. (a) The Special Servicer hereby represents, warrants and covenants to the Trustee, for its own benefit and the benefit of the Certificateholders (including, with respect to the Trust AB Whole Loan, the Holders of the Class BNB Certificates), each Serviced Companion Noteholder, the Depositor, the Certificate Administrator, the Master Servicer and the Senior Trust Advisor, as of the Closing Date, that:

(i)            The Special Servicer is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Special Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement;

(ii)           The execution and delivery of this Agreement by the Special Servicer, and the performance and compliance with the terms of this Agreement by the Special Servicer, do not (A) violate the Special Servicer’s organizational documents, (B) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or which is applicable to it or any of its assets, or (C) violate any law, rule, regulation, order, judgment or decree to which the Special Servicer or its property is subject, which, in the case of either (B) or (C), is likely to materially and adversely affect either the ability of the Special Servicer to perform its obligations under this Agreement or its financial condition;

(iii)          The Special Servicer has the full power and authority to enter into and consummate all transactions to be performed by it contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

(iv)          This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Special Servicer, enforceable against the Special Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors’ rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

(v)           The Special Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, order or decree of any court or arbiter, or any order regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Special Servicer’s good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer;

(vi)          No litigation is pending or, to the best of the Special Servicer’s knowledge, threatened against the Special Servicer, which would prohibit the Special Servicer from entering into this Agreement or, in the Special Servicer’s good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Special Servicer to perform its obligations under this Agreement;

(vii)         The Special Servicer has errors and omissions coverage which is in full force and effect or is self-insuring with respect to such risks, which in either case complies with the requirements of Section 3.07 hereof; and

(viii)        No consent, approval, authorization or order of any court or governmental agency or body is required under federal or state law for the execution, delivery and performance by the Special Servicer of, or compliance by the Special Servicer with, this Agreement or the consummation of the transactions of the Special Servicer contemplated by this Agreement, except for any consent, approval, authorization or order which has been obtained or can be obtained prior to the actual performance by the Special Servicer of its obligations under this Agreement, or which, if not obtained would not have a materially adverse effect on the ability of the Special Servicer to perform its obligations hereunder.

(b)           The representations and warranties set forth in subsection (a) above shall survive the execution and delivery of the Agreement.

Section 3.25     Interest Reserve Account.

(a) On the P&I Advance Date occurring in each February and in any January that occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), (i) the Certificate Administrator, in respect of the Actual/360 Mortgage Loans (other than the Trust Subordinate Companion Loan), shall deposit into the Interest Reserve Account, an amount equal to one (1) day’s interest on the Stated Principal Balance of the Interest Reserve Loans as of the Due Date occurring in the month preceding the month in which such P&I Advance Date occurs at the related Net Mortgage Rate, to the extent a full Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited in any consecutive February and January, “Withheld Amounts”).

(b)           On each P&I Advance Date occurring in March (or February, if the related Distribution Date is the final Distribution Date), the Certificate Administrator shall withdraw, from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit such amount into the Lower-Tier REMIC Distribution Account.

Section 3.26     [Reserved.]

Section 3.27     Directing Certificateholder and Senior Trust Advisor Contact with Master Servicer and Special Servicer. Within a reasonable time upon request from the Directing Certificateholder or the Senior Trust Advisor, as applicable, and no more often than on a monthly basis, each of the Master Servicer and the Special Servicer shall, without charge, make a knowledgeable Servicing Officer via telephone available to verbally answer questions from (a)

prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder and (b) upon the occurrence and during the continuance of any Control Event, the Senior Trust Advisor (with respect to the Special Servicer only), regarding the performance and servicing of the Mortgage Loans, the Trust Subordinate Companion Loan and/or REO Properties for which the Master Servicer or the Special Servicer, as the case may be, is responsible.

Section 3.28     Controlling Class Certificateholders and Directing Certificateholder; Certain Rights and Powers of Directing Certificateholder. (a) Each Controlling Class Certificateholder is hereby deemed to have agreed by virtue of its purchase of a Certificate to provide its name and address to the Certificate Administrator and to notify the Master Servicer, the Certificate Administrator, the Special Servicer and the Senior Trust Advisor of the transfer of any Certificate of a Controlling Class by delivering a notice to each such Person substantially in the form of Exhibit NN attached hereto, the selection of a Directing Certificateholder or the resignation or removal thereof. The Directing Certificateholder is hereby deemed to have agreed by virtue of its purchase of a Certificate to notify the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee and the Senior Trust Advisor when such Certificateholder is appointed Directing Certificateholder and when it is removed or resigns. To the extent there is only one Controlling Class Certificateholder and it is also the Special Servicer, it shall be the Directing Certificateholder.

(b)           Once a Directing Certificateholder has been selected, each of the Master Servicer, the Special Servicer, the Depositor, the Trustee, the Certificate Administrator, the Senior Trust Advisor and each other Certificateholder (or Certificate Owner, if applicable) shall be entitled to rely on such selection unless the Controlling Class Certificateholders entitled to appoint the Directing Certificateholder, by Certificate Balance, or such Directing Certificateholder shall have notified the Master Servicer, Special Servicer, the Trustee, the Certificate Administrator, the Senior Trust Advisor and each other Controlling Class Certificateholder, in writing, of the resignation of such Directing Certificateholder or the selection of a new Directing Certificateholder. Upon the resignation of a Directing Certificateholder, the Certificate Administrator shall request the Controlling Class Certificateholders to select a new Directing Certificateholder. In the event that (i) the Master Servicer, the Certificate Administrator, the Special Servicer, the Trustee or the Senior Trust Advisor receives written notice from a majority of the Controlling Class Certificateholders that a Directing Certificateholder is no longer designated and (ii) the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or a representative thereof) becomes the Directing Certificateholder pursuant to the proviso of the definition of “Directing Certificateholder”, then the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) shall provide its name and address to the Certificate Administrator and notify the Master Servicer, the Certificate Administrator, the Special Servicer, the Trustee and the Senior Trust Advisor that it is the new Directing Certificateholder; provided that the Master Servicer, the Certificate Administrator, the Special Servicer, the Trustee and the Senior Trust Advisor shall be entitled to rely on the written notification provided by the purported Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class without independently verifying that such Controlling Class Certificateholder actually owns the largest aggregate Certificate Balance of the Controlling Class.

(c)           Until it receives notice to the contrary, each of the Master Servicer, the Special Servicer, the Certificate Administrator, the Senior Trust Advisor and the Trustee shall be entitled to rely on the most recent notification with respect to the identity of the Controlling Class Certificateholder and the Directing Certificateholder.

(d)           In the event that no Directing Certificateholder has been appointed or identified to the Master Servicer or the Special Servicer, as applicable, and the Master Servicer or Special Servicer, as applicable, has attempted to obtain such information from the Certificate Administrator and no such entity has been identified to the Master Servicer or the Special Servicer, as applicable, then until such time as the new Directing Certificateholder is identified, the Master Servicer or the Special Servicer, as applicable, shall have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Certificateholder as the case may be.

(e)           Upon request, the Certificate Administrator shall deliver to the Depositor, Trustee, the Special Servicer, the Senior Trust Advisor, the Master Servicer and, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder, a list of each Controlling Class Certificateholder and the Subordinate Loan-Specific Directing Certificateholder as reflected in the Certificate Registrar, including names and addresses. In addition to the foregoing, within five (5) Business Days of receiving notice of the selection of a new Directing Certificateholder or the existence of a new Controlling Class Certificateholder or Subordinate Loan-Specific Directing Certificateholder, the Certificate Administrator shall notify the Trustee, the Senior Trust Advisor, the Master Servicer and the Special Servicer. Notwithstanding the foregoing, RREF II CMBS AIV, LP, shall be the initial Directing Certificateholder and shall remain so until a successor is appointed pursuant to the terms of this Agreement or until a Consultation Termination Event occurs.

Until it receives notice to the contrary, each of the Master Servicer, the Special Servicer, the Senior Trust Advisor, the Certificate Administrator and the Trustee shall be entitled to rely on the preceding sentence with respect to the identity of the Directing Certificateholder.

(f)           If to the extent the Certificate Administrator determines that a Class of Book-Entry Certificates is the Controlling Class, the Certificate Administrator shall notify the related Certificateholders of such Class (through the Depository) of the Class becoming the Controlling Class.

(g)           Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that: (i) the Directing Certificateholder may have special relationships and interests that conflict with those of Holders of one or more Classes of Certificates; (ii) the Directing Certificateholder may act solely in the interests of the Holders of the Controlling Class; (iii) the Directing Certificateholder does not have any liability or duties to the Holders of any Class of Certificates other than the Controlling Class; (iv) the Directing Certificateholder may take actions that favor interests of the Holders of the Controlling Class over the interests of the Holders of one or more other Classes of Certificates; and (v) the Directing Certificateholder shall have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted, and no Certificateholder may take any action whatsoever against the Directing

Certificateholder or any director, officer, employee, agent or principal thereof for having so acted.

(h)           (i) All requirements of the Master Servicer and the Special Servicer to provide notices, reports, statements or other information (including the access to information on a website) to the Directing Certificateholder contained in this Agreement shall (i) also apply to each Companion Holder with respect to information relating to the related Serviced AB Mortgage Loan or a Serviced Whole Loan, as applicable and (ii) also entitle the related Subordinate Loan–Specific Directing Certificateholder, at all times while the related Trust Subordinate Companion Loan is not subject to an AB Loan Control Appraisal Period to receive such information with respect to the related Trust AB Mortgage Loan and the related Trust Subordinate Companion Loan, as applicable; provided, however, that neither the Master Servicer nor the Special Servicer shall provide information that comprises Privileged Information following the date upon which they receive notice that such Trust Subordinate Companion Loan is subject to an AB Loan Control Appraisal Period, and thereafter the Master Servicer and the Special Servicer shall only be required to provide such Subordinate Loan–Specific Directing Certificateholder with such information as is expressly required to be delivered under the related Intercreditor Agreement; provided, however, that nothing in this subsection (h) shall in any way eliminate the obligation to deliver any information required to be delivered under the related Intercreditor Agreement.

(i)             Until it receives notice to the contrary, each of the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee and the Senior Trust Advisor shall be entitled to rely on the most recent notification with respect to the identity and contact information of the Controlling Class Certificateholder, the Directing Certificateholder, any AB Whole Loan Controlling Holder and the Subordinate Loan-Specific Directing Certificateholder.

(j)           With respect to a Serviced Whole Loan or the Trust AB Whole Loan and any approval and consent rights in this Agreement with respect to such Serviced Whole Loan or Trust AB Whole Loan, the related Serviced Whole Loan Controlling Holder or Subordinate Loan-Specific Directing Holder shall exercise such rights in accordance with the related Intercreditor Agreement.

(k)          The Certificate Registrar shall determine which Class of Certificates is the then-current Controlling Class within two (2) Business Days of a request from the Master Servicer, Special Servicer, Certificate Administrator, Trustee, or any Certificateholder and provide such information to the requesting party.

(l)            At any time that the Controlling Class Certificateholder is the holder of a majority of the Class E Certificates and the Class E Certificates are the Controlling Class, it may waive its right (a) to appoint the Directing Certificateholder and (b) to exercise any of the Directing Certificateholder’s rights under this Agreement by irrevocable written notice delivered to the Depositor, the Certificate Administrator (which shall be via email to trustadministrationgroup@wellsfargo.com), the Master Servicer, the Special Servicer and the Senior Trust Advisor. Notwithstanding anything to the contrary contained herein, during such time as a Control Event or Consultation Termination Event is in existence solely as a result of the operation of clause (ii) of the definition of Control Event and clause (ii) of the definition of

Consultation Termination Event, such Control Event or Consultation Termination Event shall be deemed to no longer be in existence and have not occurred with respect to any unaffiliated third party to whom the Controlling Class Certificateholder that irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder has sold or transferred all or a portion of its interest in the Class E Certificates if such unaffiliated third party holds the majority of the Controlling Class after giving effect to such transfer (the “Non-Waiving Successor”). Following any such sale or transfer, the Non-Waiving Successor shall again have the rights of the Controlling Class Certificateholder as set forth herein (including the rights to appoint a Directing Certificateholder or cause the exercise of the rights of the Directing Certificateholder) without regard to any prior waiver by the predecessor Controlling Class Certificateholder. The Non-Waiving Successor shall also have the right to exercise any of the rights of the Controlling Class Certificateholder. No Non-Waiving Successor described above shall have any consent rights with respect to any Mortgage Loan or Trust Subordinate Companion Loan that became a Specially Serviced Mortgage Loan prior to the sale or transfer of the Class E Certificates to the Non-Waiving Successor and had not also become a Corrected Mortgage Loan prior to such sale or transfer until such time as such Mortgage Loan or Trust Subordinate Companion Loan becomes a Corrected Mortgage Loan.

(m)           Promptly upon its determination of a change in the Controlling Class, the Certificate Administrator shall (i) include on its statement made available pursuant to Section 4.02(a) of this Agreement the identity of the new Controlling Class and (ii) provide to the Master Servicer, the Special Servicer and the Senior Trust Advisor notice of such event and the identity and contact information of the new Controlling Class Certificateholder (the cost of obtaining such information from DTC being an expense of the Trust). The Certificate Administrator shall notify the Senior Trust Advisor and the Special Servicer within ten (10) Business Days of the existence or cessation of (i) any Control Event or (ii) any Consultation Termination Event. Upon the Certificate Administrator’s determination that a Control Event or a Consultation Termination Event has occurred or is terminated, the Certificate Administrator shall, within ten (10) Business Days, post a “special notice” on the Certificate Administrator’s Website pursuant to this provision.

In the event that a Control Event has occurred due to a reduction of the Certificate Balance of the Class E Certificates (taking into account the application of any Appraisal Reductions to notionally reduce the Certificate Balance of such Class in accordance with Section 4.05(a) hereof) to less than 25% of the Original Certificate Balance thereof, such special notice shall state “A Control Event has occurred due to the reduction of the Certificate Balance of the Class E Certificates to less than 25% of the Original Certificate Balance thereof.”

In the event that a Control Event or Consultation Termination Event has occurred due to the irrevocable waiver by a Class E Certificateholder who has become the Controlling Class Certificateholder of its right to appoint a Directing Certificateholder or to exercise any of the rights of the Controlling Class Certificateholder, such special notice shall state “A Control Event and a Consultation Termination Event has occurred due to the irrevocable waiver by the Controlling Class Certificateholder of its rights as Controlling Class Certificateholder.”

In the event that a Consultation Termination Event has occurred due to the reduction of each Class of Control Eligible Certificates below 25% of its Original Certificate

Balance, in each case without regard to the application of any Appraisal Reductions, such special notice shall state: “A Consultation Termination Event has occurred because no Class of Control Eligible Certificates exists where such Class’s aggregate Certificate Balance is at least equal to 25% of the Original Certificate Balance of that Class, in each case without regard to the application of any Appraisal Reductions.”

In the event of any transfer of a Class E Certificate, and upon notice to the Certificate Administrator in the form of Exhibit NN that results in a termination of a Control Event or a Consultation Termination Event, such “special notice” shall state: “A Consultation Termination Event or a Control Event has been terminated and is no longer in effect due to a transfer of a majority interest of the Controlling Certificates to an unaffiliated third party which has terminated any waiver by the prior Holder.”

Section 3.29     Intercreditor Agreements. (a) Each of the Master Servicer and Special Servicer acknowledges and agrees that each Serviced Whole Loan and Trust AB Whole Loan being serviced under this Agreement and each Mortgage Loan with mezzanine debt is subject to the terms and provisions of the related Intercreditor Agreement and each agrees to service each such Serviced Whole Loan, Trust AB Whole Loan and each Mortgage Loan with mezzanine debt in accordance with the related Intercreditor Agreement and this Agreement, including, without limitation, effecting distributions and allocating reimbursement of expenses in accordance with the related Intercreditor Agreement and, in the event of any conflict between the provisions of this Agreement and the related Intercreditor Agreement, the related Intercreditor Agreement shall govern. Notwithstanding anything contrary in this Agreement, each of the Master Servicer and Special Servicer agrees not to take any action with respect to a Serviced Whole Loan, the Trust AB Whole Loan or a Mortgage Loan with mezzanine debt or the related Mortgaged Property without the prior consent of the related Companion Holder, related Subordinate Loan-Specific Directing Certificateholder or mezzanine lender, as applicable, to the extent that the related Intercreditor Agreement provides that such Companion Holder, holder of the related Trust Subordinate Companion Loan or mezzanine lender, as applicable, is required or permitted to consent to such action. Each of the Master Servicer and Special Servicer acknowledges and agrees that each Companion Holder, the Subordinate Loan-Specific Directing Certificateholder and each mezzanine lender or its respective designee has the right to purchase the related Mortgage Loan pursuant to the terms and conditions of this Agreement and the related Intercreditor Agreement to the extent provided for therein. Each of the Master Servicer and the Special Servicer further acknowledges and agrees that any AB Whole Loan Controlling Holder or the Subordinate Loan-Specific Directing Certificateholder, as applicable, will have the right to replace the Special Servicer solely with respect to the related Serviced AB Whole Loan or Trust AB Whole Loan, as applicable, to the extent provided for herein and in the related Intercreditor Agreement.

(b)           Neither the Master Servicer nor the Special Servicer shall have any liability for any cost, claim or damage that arises from any entitlement in favor of a Companion Holder, a Subordinate Loan-Specific Directing Certificateholder or a mezzanine lender under the related Intercreditor Agreement or conflict between the terms of this Agreement and the terms of such Intercreditor Agreement. Notwithstanding any provision of any Intercreditor Agreement that may otherwise require the Master Servicer or the Special Servicer to abide by any instruction or direction of a Companion Holder, a Subordinate Loan-Specific Directing

Certificateholder or a mezzanine lender, neither the Master Servicer nor the Special Servicer shall be required to comply with any instruction or direction the compliance with which requires an Advance that constitutes or would constitute a Nonrecoverable Advance. In no event shall any expense arising from compliance with an Intercreditor Agreement constitute an expense to be borne by the Master Servicer or Special Servicer for its own account without reimbursement. In no event shall the Master Servicer or the Special Servicer be required to consult with or obtain the consent of any Companion Holder, Subordinate Loan-Specific Directing Certificateholder or a mezzanine lender unless such Companion Holder, Subordinate Loan-Specific Directing Certificateholder or mezzanine lender has delivered notice of its identity and contact information to each of the parties to this Agreement (upon which notice each of the parties to this Agreement shall be conclusively entitled to rely). As of the Closing Date, the contact information for the Companion Holders and mezzanine lenders is as set forth in the related Intercreditor Agreement. The Certificate Administrator shall, upon request, deliver contact information to the Master Servicer and Special Servicer for holders of the Class BNB Certificates. In no event shall the Master Servicer or the Special Servicer, as applicable, be required to consult with or obtain the consent of a new Directing Certificateholder, a new Controlling Class Certificateholder or a new Subordinate Loan-Specific Directing Certificateholder unless the Certificate Administrator has delivered notice to the Master Servicer or the Special Servicer, as applicable, as required under Section 3.28(e) or the Master Servicer or Special Servicer, as applicable, have actual knowledge of the identity and contact information of a new Directing Certificateholder, a new Controlling Class Certificateholder or a new Subordinate Loan-Specific Directing Certificateholder.

(c)           No direction or disapproval of the Companion Holders, the Subordinate Loan-Specific Directing Certificateholder or any mezzanine lender shall (a) require or cause the Master Servicer or Special Servicer to violate the terms of a Mortgage Loan or Serviced Companion Loan, applicable law or any provision of this Agreement, including the Master Servicer’s or Special Servicer’s obligation to act in accordance with the Servicing Standard and to maintain the REMIC status of each Trust REMIC and the grantor trust status of the Grantor Trust, (b) result in the imposition of a “prohibited transaction” or “prohibited contribution” tax under the REMIC Provisions or (c) materially expand the scope of the Special Servicer’s, Trustee’s, the Certificate Administrator’s or the Master Servicer’s responsibilities under this Agreement.

(d)          With respect to any Serviced Pari Passu Companion Loan, notwithstanding any rights the Senior Trust Advisor or the Directing Certificateholder hereunder may have to consult with respect to any action or other matter with respect to the servicing of such Companion Loan, to the extent the related Intercreditor Agreement provides that such right is exercisable by the related Companion Holder or is exercisable in conjunction with any related Companion Holder, the Directing Certificateholder shall not be permitted to exercise such right or, to the extent provided in the related Intercreditor Agreement, shall be required to exercise such right in conjunction with the related Companion Holder, as applicable (except to the extent that the Directing Certificateholder is the related Serviced Whole Loan Controlling Holder). Additionally, notwithstanding anything in this Agreement to the contrary, the Master Servicer or Special Servicer, as applicable, shall consult, seek the approval or obtain the consent of the holder of any Serviced Companion Loan with respect to any matters with respect to the servicing of such Companion Loan to the extent required under related Intercreditor Agreement and shall not take such actions requiring consent of the related Companion Holder without such consent.

In addition, notwithstanding anything to the contrary, the Master Servicer or Special Servicer, as applicable, shall deliver reports and notices to the related Companion Holder as required under the Intercreditor Agreement.

(e)           Notwithstanding anything in this Agreement to the contrary, the Special Servicer shall be required (i) to provide copies of any notice, information and report that it is required to provide to the Controlling Class Certificateholder pursuant to this Agreement with respect to any Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report relating to a Serviced Whole Loan, to the related Companion Holder, within the same time frame it is required to provide to the Controlling Class Certificateholder (for this purpose, without regard to whether such items are actually required to be provided to the Controlling Class Certificateholder under this Agreement due to the occurrence of a Control Event or a Consultation Termination Event) and (ii) to consult with any related Companion Holder on a strictly non-binding basis, to the extent having received such notices, information and reports, such related Companion Holder requests consultation with respect to any such Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report relating to a Serviced Whole Loan, and consider alternative actions recommended by such related Companion Holder; provided that after the expiration of a period of ten (10) Business Days from the delivery to such related Companion Holder by the Special Servicer of written notice of a proposed action, together with copies of the notice, information and report required to be provided to the Controlling Class Certificateholder, the Special Servicer shall no longer be obligated to consult with such related Companion Holder, whether or not such related Companion Holder has responded within such ten (10) Business Day period (unless, the Special Servicer proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) Business Day period shall be deemed to begin anew from the date of such proposal and delivery of all information relating thereto). Notwithstanding the consultation rights of the related Companion Holder set forth in the immediately preceding sentence, the Special Servicer may make any Major Decision or take any action set forth in the Asset Status Report before the expiration of the aforementioned ten (10) Business Day period if the Special Servicer determines that immediate action with respect thereto is necessary to protect the interests of the Certificateholders and the related Companion Holder. In no event shall the Special Servicer be obligated at any time to follow or take any alternative actions recommended by the related Companion Holder.

(f)            In addition to the consultation rights of the holder of a Serviced Pari Passu Companion Loan provided in the immediately preceding paragraph, such Companion Holder shall have the right to attend (in person or telephonically, in the discretion of the Master Servicer or Special Servicer, as applicable) annual meetings with the Master Servicer or the Special Servicer at the offices of the Master Servicer or Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the Master Servicer or Special Servicer, as applicable, in which servicing issues related to the related Whole Loan are discussed.

(g)           With respect to any Serviced Whole Loan, the Special Servicer shall not modify, waive or amend the terms of the related Intercreditor Agreement such that the monthly remittance to the holder of the related Companion Loan is required earlier than 2 Business Days after receipt by the Master Servicer of the related Monthly Payment without the consent of the Master Servicer.

Section 3.30     Rating Agency Confirmation. (a) Notwithstanding the terms of any related Mortgage Loan documents or Trust Subordinate Companion Loan documents or other provisions of this Agreement, if any action under any Mortgage Loan documents or Trust Subordinate Companion Loan documents or this Agreement requires Rating Agency Confirmation as a condition precedent to such action, if the party (the “Requesting Party”) required to obtain such Rating Agency Confirmation from each Rating Agency has made a request to any Rating Agency for such Rating Agency Confirmation and, within ten (10) Business Days of the Rating Agency Confirmation request being posted to the 17g-5 Information Provider’s Website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party shall be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s Website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has, promptly request the related Rating Agency Confirmation again. The circumstances described in the preceding sentence are referred to in this Agreement as a “RAC No-Response Scenario”.

If there is no response to such Rating Agency Confirmation request within five (5) Business Days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan or Trust Subordinate Companion Loan document requiring such Rating Agency Confirmation or with respect to any other matter under this Agreement relating to the servicing of the Mortgage Loans and the Trust Subordinate Companion Loan (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation shall be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency and the Master Servicer or the Special Servicer, as the case may be, may then take such action if the Master Servicer or the Special Servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of the Master Servicer or Special Servicer, such condition shall be deemed not to apply (as if such requirement did not exist) if (i) Moody’s has not cited servicing concerns of the applicable replacement as the sole or a material factor in such rating action or any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a rating downgrade or withdrawal) of securities in a transaction serviced by the applicable replacement master servicer or special servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency, (ii) the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the master servicer) or “CSS3” (in the case of the special servicer), if Fitch is the non-responding Rating Agency or (iii) DBRS has not cited servicing concerns of the applicable replacement master servicer or special servicer as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a rating downgrade or withdrawal) of securities in any other commercial mortgage-backed securitization transaction serviced by the applicable replacement master servicer or special servicer prior to the time of determination, if DBRS is the non-responding Rating Agency.

Any Rating Agency Confirmation request made by the Master Servicer, Special Servicer, Certificate Administrator or Trustee, as applicable, pursuant to this Agreement, shall be made in writing, which writing shall contain a cover page indicating the nature of the Rating Agency Confirmation request, and shall contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation request shall be provided in electronic format to the 17g-5 Information Provider, and the 17g-5 Information Provider shall post such request on the 17g-5 Information Provider’s Website in accordance with Section 3.15(c).

Promptly following the Master Servicer’s or Special Servicer’s determination to take any action discussed in this Section 3.30(a) following any requirement to obtain a Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist), the Master Servicer or Special Servicer, as applicable, shall provide electronic written notice to the 17g-5 Information Provider of the action taken for the particular item at such time, and the 17g-5 Information Provider shall promptly post such notice on the 17g-5 Information Provider’s Website in accordance with Section 3.15(c).

(b)           Notwithstanding anything to the contrary in this Section 3.30, for purposes of the provisions of any Mortgage Loan document or Trust Subordinate Companion Loan document relating to defeasance (including without limitation the type of collateral acceptable for use as defeasance collateral) or release or substitution of any collateral, any Rating Agency Confirmation requirement in the Mortgage Loan documents or Trust Subordinate Companion Loan documents for which the Master Servicer or Special Servicer would have been permitted to waive obtaining such Rating Agency Confirmation pursuant to Section 3.30(a) shall be deemed not to apply (as if such requirement did not exist).

(c)           For all other matters or actions not specifically discussed in Section 3.30(a) above, the applicable Requesting Party shall deliver Rating Agency Confirmation from each Rating Agency.

Section 3.31     The Senior Trust Advisor. (a) The Senior Trust Advisor shall promptly review (i) all information made available to Privileged Persons on the Certificate Administrator’s Website (A) that relates to any Specially Serviced Mortgage Loan, and (B) that is contained in the CREFC® Servicer Watch List prepared by the Master Servicer and (ii) each Final Asset Status Report delivered to the Senior Trust Advisor by the Special Servicer.

(b)           The Senior Trust Advisor and its Affiliates will be obligated to keep confidential any Privileged Information received from the Special Servicer or Directing Certificateholder in connection with the Directing Certificateholder’s exercise of its rights under this Agreement (including, without limitation, in connection with the review and/or approval of any Asset Status Report), subject to any law, rule, regulation, order, judgment or decree requiring the disclosure of such Privileged Information.

(c)           (i) After the occurrence and during the continuance of a Control Event, based on the Senior Trust Advisor’s review of any assessment of compliance report, attestation report, Asset Status Report and other information delivered to the Senior Trust Advisor by the Special Servicer, including each Asset Status Report delivered during the prior calendar year

(other than any communications between the Directing Certificateholder and the Special Servicer that would be Privileged Information), the Senior Trust Advisor shall (if any Mortgage Loans (or Trust Subordinate Companion Loan, if applicable) were Specially Serviced Mortgage Loans during the prior calendar year) deliver to the Certificate Administrator and the 17g-5 Information Provider within one hundred-twenty (120) days of the end of the prior calendar year for which a Control Event was continuing as of December 31, an annual report (the “Senior Trust Advisor Annual Report”), substantially in the form of Exhibit V (which form may be modified or altered as to either its organization or content by the Senior Trust Advisor, subject to compliance of such form with the terms and provisions of this Agreement including, without limitation, provisions herein relating to Privileged Information; provided, however, that in no event shall the information or any other content included in the Senior Trust Advisor Annual Report contravene any provision of this Agreement), setting forth the Senior Trust Advisor’s assessment of the Special Servicer’s performance of its duties under this Agreement during the prior calendar year on a “platform-level basis” with respect to the resolution and liquidation of Specially Serviced Mortgage Loans that the Special Servicer is responsible for servicing under this Agreement; provided, further, however, that in the event the Special Servicer is replaced, the Senior Trust Advisor Annual Report shall only relate to the special servicer that was acting as Special Servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such Senior Trust Advisor Annual Report. Notwithstanding the foregoing, with respect to any Serviced AB Whole Loan or Trust AB Whole Loan, no Senior Trust Advisor Annual Report will be permitted to include an assessment of the Special Servicer’s performance in respect of such Serviced AB Whole Loan or Trust AB Whole Loan until after the occurrence and during the continuance of an AB Control Appraisal Period under the related Intercreditor Agreement. Subject to the restrictions in this Agreement, including, without limitation, Section 3.31(d) hereof, each such Senior Trust Advisor Annual Report shall (A) identify any material deviations (i) from the Servicing Standard and (ii) from the Special Servicer’s obligations under this Agreement with respect to the resolution or liquidation of Specially Serviced Mortgage Loans or REO Properties that the Special Servicer is responsible for servicing under this Agreement (other than with respect to any REO Property related to a Non-Serviced Mortgage Loan) and (B) comply with all of the confidentiality requirements described in this Agreement regarding Privileged Information (subject to any permitted exceptions). Such Senior Trust Advisor Annual Report shall be delivered to the Certificate Administrator (which shall promptly post such Senior Trust Advisor Annual Report on the Certificate Administrator’s Website in accordance with Section 3.15(b)) and the 17g-5 Information Provider (which shall promptly post such Senior Trust Advisor Annual Report on the 17g-5 Information Provider’s Website in accordance with Section 3.15(c)); provided, however, that the Special Servicer shall be given an opportunity to review the Senior Trust Advisor Annual Report at least five (5) Business Days prior to its delivery to the Certificate Administrator and the 17g-5 Information Provider. The Senior Trust Advisor shall have no obligation to adopt any comments to the Senior Trust Advisor Annual Report that are provided by the Special Servicer. Only as used in this Section 3.31 in connection with the Senior Trust Advisor Annual Report, the term “platform-level basis” refers to the Special Servicer’s performance of its duties as they relate to the resolution and liquidation of Specially Serviced Mortgage Loans, taking into account the Special Servicer’s specific duties under this Agreement as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the Senior Trust Advisor of any assessment of compliance report, attestation report, Asset Status

Report and other information delivered to the Senior Trust Advisor by the Special Servicer (other than any communications between the Directing Certificateholder and the Special Servicer that would be Privileged Information) pursuant to this Agreement.

(ii)           In the event the Senior Trust Advisor’s ability to perform its obligations in respect of the Senior Trust Advisor Annual Report is limited or prohibited due to the failure of a party hereto to timely deliver information required to be delivered to the Senior Trust Advisor or because such information is inaccurate or incomplete, the Senior Trust Advisor shall set forth such limitations or prohibitions in the related Senior Trust Advisor Annual Report. The Senior Trust Advisor shall be entitled to rely on the accuracy and completeness of any information it is provided without liability for any such reliance hereunder.

(d)           Prior to the occurrence and continuance of a Control Event (or, with respect to a Serviced AB Whole Loan or Trust AB Whole Loan, prior to the occurrence and continuance of both a Control Event and a related AB Control Appraisal Period), the Special Servicer will forward any Appraisal Reduction and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Mortgage Loan to the Senior Trust Advisor after such calculations have been finalized. The Senior Trust Advisor shall review such calculations but shall not opine on or take any affirmative action with respect to such Appraisal Reduction calculations and/or net present value calculations.

(e)           (i) After the occurrence and during the continuance of a Control Event, and with respect to any Serviced AB Whole Loan or Trust AB Whole Loan, after the occurrence and during the continuance of both a Control Event and an AB Control Appraisal Period, after the calculation but prior to the utilization by the Special Servicer of any of the calculations related to (i) Appraisal Reductions or (ii) net present value in accordance with Section 1.02(iv), the Special Servicer shall forward such calculations, together with any supporting material or additional information necessary in support thereof (including such additional information reasonably requested by the Senior Trust Advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Communications), to the Senior Trust Advisor promptly, but in any event no later than two (2) Business Days after preparing such calculations, and the Senior Trust Advisor shall promptly, but no later than three (3) Business Days after receipt of such calculations and any supporting or additional materials, recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with any such calculation.

(ii)           In connection with this Section 3.31(e), in the event the Senior Trust Advisor does not agree with the mathematical calculations of the Appraisal Reduction (as calculated by the Special Servicer) or net present value or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the Senior Trust Advisor and Special Servicer shall consult with each other in order to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement within five (5) Business Days of delivery of such calculations. The Master Servicer shall cooperate with the Special Servicer and provide any information reasonably requested by the Special Servicer necessary for the calculation of the Appraisal Reduction that is in the Master Servicer’s possession or reasonably obtainable by the Master Servicer. In the event the Senior Trust Advisor and Special Servicer are not able to resolve such inaccuracies or disagreement prior to the end of such five (5) Business Day period, the Senior Trust Advisor shall promptly notify the Certificate Administrator of such disagreement and the Certificate Administrator shall determine which calculation is to apply.

(iii)          Notwithstanding the foregoing, the consultation duties of the Senior Trust Advisor set forth in this Agreement shall not be permitted to be exercised by the Senior Trust Advisor with respect to any Serviced AB Whole Loan or Trust AB Whole Loan until after the occurrence and during the continuance of both a Control Event and a related AB Control Appraisal Period.

(f)            The Senior Trust Advisor and its Affiliates shall keep all Privileged Information confidential and shall not disclose such information to any other Person (including any Certificateholders which are not then included in the Control Eligible Certificates), other than any party hereto, to the extent expressly set forth herein, and the Senior Trust Advisor shall not, without the prior written consent of the Special Servicer, disclose any Privileged Information to any other Person, except to the extent that (i) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by such parties, (ii) it is reasonable and necessary for such parties to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies, (iii) such Privileged Information was already known to such party and otherwise not subject to a confidentiality obligation or (iv) such disclosure is required pursuant to any law, rule, regulation, order, judgment or decree requiring the disclosure of such Privileged Information, as evidenced by an Opinion of Counsel (which shall be an expense of the Trust) delivered to the Master Servicer, the Senior Trust Advisor, the Certificate Administrator, the Special Servicer, the Directing Certificateholder and the Trustee. Notwithstanding the foregoing, the Senior Trust Advisor shall be permitted to share Privileged Information with its affiliates and any subcontractors of the Senior Trust Advisor that agree in writing to be bound by the same confidentiality provisions applicable to the Senior Trust Advisor.

(g)           Subject to the requirements of confidentiality imposed on the Senior Trust Advisor herein (including without limitation in respect of Privileged Information), the Senior Trust Advisor shall respond to Inquiries proposed by Privileged Persons from time to time in accordance with the terms of Section 4.08(a).

(h)           As compensation for its activities hereunder, the Senior Trust Advisor shall be entitled to receive the Senior Trust Advisor Fee on each Distribution Date with respect to each Mortgage Loan (including the Serviced Mortgage Loans and the Non-Serviced Mortgage Loans but not any Companion Loan), each REO Loan and Trust Subordinate Companion Loan. As to each Mortgage Loan, each REO Loan and Trust Subordinate Companion Loan, the Senior Trust Advisor Fee shall accrue from time to time at the Senior Trust Advisor Fee Rate and shall be computed on the basis of the Stated Principal Balance of such Mortgage Loan, REO Loan or Trust Subordinate Companion Loan, as the case may be, and in the same manner as interest is calculated on the related Mortgage Loan, REO Loan or Trust Subordinate Companion Loan, as the case may be, and, in connection with any partial month interest payment, for the same period respecting which any related interest payment due on the related Mortgage Loan or Trust Subordinate Companion Loan or deemed to be due on such REO Loan is computed.

The Senior Trust Advisor shall be entitled to reimbursement of any Senior Trust Advisor Expenses provided for pursuant to Section 6.03(a) and/or 6.03(b) hereof, such amounts to be reimbursed from amounts on deposit in the Certificate Account as provided by Section 3.05(a). Each successor senior trust advisor shall be required to acknowledge and agree to the terms of the preceding sentence.

In addition, the Senior Trust Advisor Consulting Fee shall be payable to the Senior Trust Advisor with respect to each Major Decision for which the Senior Trust Advisor has consultation obligations hereunder. The Senior Trust Advisor Consulting Fee shall be payable from funds on deposit in the Certificate Account as provided in Section 3.05(a)(ii) of this Agreement, but only to the extent such Senior Trust Advisor Consulting Fee is actually received from the related Mortgagor. When the Senior Trust Advisor has consultation obligations with respect to a Major Decision under this Agreement, the Master Servicer or the Special Servicer, as applicable, shall use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Senior Trust Advisor Consulting Fee from the related Mortgagor in connection with such Major Decision, but only to the extent not prohibited by the related Mortgage Loan or Trust Subordinate Companion Loan documents. The Master Servicer or Special Servicer, as applicable, may waive or reduce the amount of any Senior Trust Advisor Consulting Fee payable by the related Mortgagor if it determines that such full or partial waiver is in accordance with the Servicing Standard, but in no event shall the Master Servicer or the Special Servicer take any enforcement action with respect to the collection of such Senior Trust Advisor Consulting Fee other than requests for collection; provided that the Master Servicer or the Special Servicer, as applicable, shall consult, on a non-binding basis, with the Senior Trust Advisor prior to any such waiver or reduction. Notwithstanding the foregoing, the Senior Trust Advisor will have no obligations or consultation rights with respect to: (i) any Non-Serviced Whole Loan or any related REO Property or (ii) with respect to any AB Mortgage Loan, prior to the occurrence and continuance of both an AB Control Appraisal Period and a Control Event; provided further, that the Senior Trust Advisor shall not be entitled to a Senior Trust Advisor Consulting Fee with respect to any Non-Serviced Whole Loan.

(i)           After the occurrence of a Consultation Termination Event, the Senior Trust Advisor may be removed upon (i) the written direction of Holders of Certificates evidencing not less than 25% of the aggregate Certificate Balance of all Classes of Principal Balance Certificates and the Class EC Certificates (taking into account the application of Appraisal Reductions to notionally reduce the Certificate Balances of Classes to which such Appraisal Reductions are allocable) requesting a vote to replace the Senior Trust Advisor with a replacement Senior Trust Advisor selected by such Certificateholders (provided that the proposed replacement Senior Trust Advisor meets the criteria set forth in Section 3.31(k)), (ii) payment by such requesting Holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (iii) receipt by the Trustee and the Certificate Administrator of Rating Agency Confirmation from each Rating Agency (which confirmations will be obtained by the Certificate

Administrator at the expense of such Holders and will not constitute an additional Trust Fund expense). The Certificate Administrator shall promptly provide written notice to all Certificateholders of such request by posting such notice on the Certificate Administrator’s Website in accordance with Section 3.15(b), and concurrently by mail, and conduct the solicitation of votes of all Certificates in such regard. Upon the vote or written direction of Holders of at least 75% of the aggregate Certificate Balance of all Classes of Principal Balance Certificates and the Class EC Certificates (taking into account the application of Appraisal Reductions to notionally reduce the Certificate Balances of Classes to which such Appraisal Reductions are allocable), the Trustee shall immediately replace the Senior Trust Advisor with the replacement Senior Trust Advisor.

(j)            In the event that the Senior Trust Advisor fails to duly observe or perform in any material respect any of its duties, covenants or obligations under this Agreement, then the Trustee may, and upon the written direction of Certificateholders representing at least 51% of the Voting Rights (taking into account the application of any Appraisal Reductions to notionally reduce the Certificate Balance of the Classes of Certificates), the Trustee shall terminate the Senior Trust Advisor for cause. In the event (i) (A) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Senior Trust Advisor and such decree or order shall have remained in force, undischarged, undismissed or unstayed for a period of sixty (60) days, (B) the Senior Trust Advisor shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Senior Trust Advisor or of or relating to all or substantially all of its property, or (C) the Senior Trust Advisor shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or take any corporate action in furtherance of the foregoing, or (ii) the Senior Trust Advisor acknowledges in writing that such party’s duties hereunder are no longer permissible under applicable law and provides an Opinion of Counsel to such effect to the Trustee, then the Trustee shall terminate the Senior Trust Advisor for cause. Upon the termination of the Senior Trust Advisor, a replacement Senior Trust Advisor satisfying the conditions for such replacement in Section 3.31(k) below shall be selected by the Certificate Administrator. The Certificate Administrator may rely on a certification by the replacement Senior Trust Advisor that it meets such criteria. If the Certificate Administrator is unable to find a replacement Senior Trust Advisor within thirty (30) days of the termination of the Senior Trust Advisor, the Depositor shall be permitted to find a replacement. Unless and until a replacement Senior Trust Advisor is appointed, no party shall act as the Senior Trust Advisor and the provisions relating to consultation with respect to the Senior Trust Advisor shall not be applicable until a replacement Senior Trust Advisor is appointed hereunder.

(k)           Any replacement Senior Trust Advisor shall (or all of the personnel responsible for supervising the obligations of the Senior Trust Advisor shall) meet either of the following criteria: (A) (i) be regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and have at least five (5) years of experience in collateral analysis and loss projections, and (ii) have at least five (5) years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets, or (B) be an institution that is a special servicer, senior trust advisor or operating advisor on a commercial mortgage-backed securities transaction rated by S&P, Fitch, Moody’s, Morningstar Credit Ratings, LLC, KBRA or DBRS (including, in the case of Pentalpha Surveillance LLC, this transaction) but has not been special servicer or senior trust advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the special servicer or senior trust advisor as the sole or a material factor in such rating action.

(l)            Prior to the occurrence and continuance of a Control Event, the Directing Certificateholder shall have the right to consent, such consent not to be unreasonably withheld, conditioned or delayed, to the identity of any replacement Senior Trust Advisor appointed pursuant to this Section 3.31.

(m)          The Senior Trust Advisor may resign from its obligations and duties hereby imposed on it (a) upon thirty (30) days prior written notice to the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator and the Directing Certificateholder, if applicable, and (b) upon the appointment of, and the acceptance of such appointment by, a successor senior trust advisor meeting the eligibility requirements set forth in Section 3.31(k) and receipt by the Trustee of Rating Agency Confirmation from each Rating Agency. No such resignation by the Senior Trust Advisor shall become effective until the replacement Senior Trust Advisor shall have assumed the resigning Senior Trust Advisor’s responsibilities and obligations. The resigning Senior Trust Advisor shall pay all costs and expenses (including costs and expenses incurred by the Trustee and the Certificate Administrator) associated with a transfer of its duties pursuant to this Section 3.31.

(n)           In the event there are no Classes of Certificates outstanding other than the Control Eligible Certificates and the Class R Certificates, then all of the rights and obligations of the Senior Trust Advisor shall terminate without payment of any termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination). In connection with any termination pursuant to this Section 3.31(n), no successor senior trust advisor shall be appointed. Upon receipt of written notice of such acts by a Responsible Officer of the Trustee, the Trustee shall provide the Senior Trust Advisor with prompt notice upon its termination pursuant to this Section 3.31(n).

(o)           In the event the Senior Trust Advisor resigns or is otherwise terminated for any reason it shall remain entitled to any accrued and unpaid Senior Trust Advisor Fees and Senior Trust Advisor Consulting Fees and reimbursement of accrued and unpaid Senior Trust Advisor Expenses pursuant to Section 3.31(h) and shall also remain entitled to any rights of indemnification provided hereunder.

(p)           The parties hereto agree, and the Certificateholders by their acceptance of their Certificates shall be deemed to have agreed, that (i) subject to Section 6.03, the Senior Trust

Advisor shall have no liability to any Certificateholder for any actions taken or for refraining from taking any actions under this Agreement, (ii) the Senior Trust Advisor shall act solely as a contracting party to the extent set forth in this Agreement, (iii) the Senior Trust Advisor shall have no (A) fiduciary duty, or (B) other duty except with respect to its specific obligations under this Agreement, and shall have no duty to any particular class of Certificates or particular Certificateholders, and (iv) the Senior Trust Advisor does not constitute an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended.

(q)           The Senior Trust Advisor shall not make any investment in any Class of Certificates; provided, however, that such prohibition shall not apply to (i) riskless principal transactions effected by a broker-dealer Affiliate of the Senior Trust Advisor or (ii) investments by an Affiliate of the Senior Trust Advisor if the Senior Trust Advisor and such Affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the Senior Trust Advisor under this Agreement from personnel involved in such Affiliate’s investment activities and (B) prevent such Affiliate and its personnel from gaining access to information regarding the Trust Fund and the Senior Trust Advisor and its personnel from gaining access to such Affiliate’s information regarding its investment activities.

Section 3.32     Companion Paying Agent. (a) With respect to each of the Serviced Companion Loans, the Master Servicer shall be the Companion Paying Agent hereunder. The Companion Paying Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement.

(b)           No provision of this Agreement shall be construed to relieve the Companion Paying Agent from liability for its negligent failure to act, bad faith or its own willful misfeasance; provided, however, that the duties and obligations of the Companion Paying Agent shall be determined solely by the express provisions of this Agreement. The Companion Paying Agent shall not be liable except for the performance of such duties and obligations, no implied covenants or obligations shall be read into this Agreement against the Companion Paying Agent. In the absence of bad faith on the part of the Companion Paying Agent, the Companion Paying Agent may conclusively rely, as to the truth and correctness of the statements or conclusions expressed therein, upon any resolutions, certificates, statements, opinions, reports, documents, orders or other instrument furnished to the Companion Paying Agent by any Person and which on their face do not contradict the requirements of this Agreement.

(c)           In the case of each of the Serviced Companion Loans, upon the resignation or removal of the Master Servicer pursuant to Article VII of this Agreement, the Master Servicer, as the Companion Paying Agent, shall be deemed simultaneously to resign or be removed.

(d)           This Section 3.32 shall survive the termination of this Agreement or the resignation or removal of the Companion Paying Agent, as regards to rights accrued prior to such resignation or removal.

Section 3.33     Companion Register. The Companion Paying Agent shall maintain a register (the “Companion Register”) with respect to each Serviced Companion Loan on which it will record the names and address of, and wire transfer instructions for, the

Companion Holders from time to time, to the extent such information is provided in writing to it by each Companion Holder. The initial Companion Holders, along with their respective name and address, are listed on Exhibit S hereto. In the event a Companion Holder transfers a Companion Loan without notice to the Companion Paying Agent, the Companion Paying Agent shall have no liability for any misdirected payment in such Companion Loan and shall have no obligation to recover and redirect such payment.

The Companion Paying Agent shall promptly provide the name and address of the Companion Holder to any party hereto or any successor Companion Holder upon written request and any such Person may, without further investigation, conclusively rely upon such information. The Companion Paying Agent shall have no liability to any Person for the provision of any such name and address.

For the avoidance of doubt, any notices or information required to be delivered pursuant to this Agreement by any party hereto to a Companion Holder with respect to a Companion Loan that has been included in an Other Securitization shall be provided to the Other Servicer under the Other Pooling and Servicing Agreement.

Section 3.34     Certain Matters Relating to the Non-Serviced Mortgage Loan. (a) In the event that any of the applicable Non-Serviced Trustee, the applicable Non-Serviced Master Servicer or the applicable Non-Serviced Special Servicer shall be replaced in accordance with the terms of the applicable Non-Serviced Pooling Agreement, the Master Servicer and the Special Servicer shall acknowledge its successor as the successor to the applicable Non-Serviced Trustee, the applicable Non-Serviced Master Servicer or the applicable Non-Serviced Special Servicer, as the case may be.

(b)           If any of the Trustee, the Certificate Administrator or the Master Servicer receives notice from a Rating Agency that the Master Servicer is no longer an “approved” master servicer by any of the Rating Agencies rating the Certificates, then the Trustee, the Certificate Administrator or the Master Servicer, as applicable, shall promptly notify each Non-Serviced Master Servicer of the same.

(c)           In connection with the securitization of each Serviced Pari Passu Companion Loan, (in each case, only while it is a Serviced Companion Loan), upon the request of (and at the expense of) the related Serviced Companion Noteholder (or its designee), each of the Master Servicer, the Special Servicer and the Trustee, as applicable, shall use reasonable efforts to cooperate with such Serviced Companion Noteholder in attempting to cause the related Mortgagor to provide information relating to such Whole Loan and the related notes, and that such holder reasonably determines to be necessary or appropriate, for inclusion in any disclosure document(s) relating to such Other Securitization.

(d)           In connection with the sale of any Non-Serviced Whole Loan by any Non-Serviced Special Servicer, upon receipt of any notices or materials required to be furnished by the Non-Serviced Special Servicer to the holder of the related Non-Serviced Mortgage Loan pursuant to the related Intercreditor Agreement, the Special Servicer shall, prior to the occurrence and continuance of a Control Event, forward such materials to the Directing Certificateholder for its consent, if such consent is required. The Special Servicer may (with the consent of the Directing Certificateholder prior to the occurrence and continuance of a Control Event) waive any timing or delivery requirements related to such sale to the extent set forth in the related Intercreditor Agreement.

(e)          With respect to any Non-Serviced Mortgage Loan, the Directing Certificateholder, prior to the occurrence and continuance of a Control Event, or the Senior Trust Advisor, following the occurrence and during the continuance of a Control Event, shall be entitled to exercise any consultation rights held by the holder of such Mortgage Loan in its capacity as a “Non-Controlling Note Holder” (or similar term identified in the related Intercreditor Agreement) under the related Intercreditor Agreement.

(f)           With respect to the servicing of each Non-Serviced Mortgage Loan, this Agreement is subject to the related Intercreditor Agreement and incorporates by reference all provisions required to be included herein pursuant to such Intercreditor Agreement.

Section 3.35     Trust Subordinate Companion Loan. (a) With respect to the Trust Subordinate Companion Loan, references to actions being taken for the benefit of the Trust Subordinate Companion Loan or in the best interests of the holders of the Class BNB Certificates in this Agreement shall be deemed to be taken (and subject to the same considerations) also for the benefit of, or to be taken in the best interests of, the Holders of the Class BNB Certificates, as beneficial owners of the Trust Subordinate Companion Loan.

(b)          Any notices, reports or other information related to the Trust Subordinate Companion Loan required to be delivered by a party under this Agreement or the related Intercreditor Agreement to the holders of the Class BNB Certificates or the holders of the Trust Subordinate Companion Loan shall be delivered (in lieu of delivery to such holders) to the Subordinate Loan-Specific Directing Certificateholder by such party within the same time periods as such notices, reports or other information are required to be delivered to the holder of the Trust Subordinate Companion Loan.

(c)          Any consents required to be obtained from the holder of a Trust Subordinate Companion Loan under this Agreement or the related Intercreditor Agreement or any obligation under this Agreement or the related Intercreditor Agreement of the Master Servicer or Special Servicer or other party to this Agreement to consult with or obtain the consent of or follow the direction of the holder of the Trust Subordinate Companion Loan shall instead be deemed to require such Person to consult with, obtain the consent of or follow the direction of the Subordinate Loan-Specific Directing Certificateholder.

(d)          Any rights exercisable by the holder of the Trust Subordinate Companion Loan under this Agreement or the related Intercreditor Agreement with respect to the exercise of any right to replace the Special Servicer with respect to the Trust AB Whole Loan, cure rights, rights to post “threshold collateral” or purchase option rights shall be exercisable by the Subordinate Loan-Specific Directing Certificateholder and any amounts payable, or actions required to be taken in connection with such exercise, shall be payable from or taken by such Subordinate Loan-Specific Directing Certificateholder, as applicable. In addition, subject to the foregoing and applicable REMIC Provisions, the Subordinate Loan-Specific Directing Certificateholder may direct the Master Servicer or Special Servicer, on behalf of the Trustee (as holder of the Trust Subordinate Companion Loan) and the holders of the Class BNB Certificates to implement the Junior Noteholder’s (as defined in the related Intercreditor Agreement) exercise of any rights, to the extent that the Junior Noteholder is entitled to such rights under the related Intercreditor Agreement. For the avoidance of doubt, in no event shall the Master Servicer or the Special Servicer be required to advance any cure payment or purchase price due under the related Intercreditor Agreement.

(e)          Prior to the Special Servicer (i) obtaining the consent of, or consulting with the Subordinate Loan-Specific Directing Certificateholder to the extent provided for under the related Intercreditor Agreement, (ii) delivering any Asset Status Report to the Subordinate Loan-Specific Directing Certificateholder, (iii) permitting the exercise of any cure rights in accordance with the related Intercreditor Agreement, or (iv) permitting the Subordinate Loan-Specific Directing Certificateholder to exercise any purchase option under the related Intercreditor Agreement, the Subordinate Loan-Specific Directing Certificateholder shall have delivered to the Special Servicer an officer’s certificate in form and substance acceptable to the Special Servicer (with a copy to the Master Servicer), as applicable, stating such party is not the related Mortgagor or an affiliate of the related Mortgagor or acting on behalf of the related Mortgagor or one or more of its Affiliates.

(f)           Subject to Section 3.01(o), at any time the Trust AB Mortgage Loan is not part of the Trust, the Master Servicer or Special Servicer shall have no obligation to service the related Mortgage Loan and shall solely service the Trust Subordinate Companion Loan until the Trust Subordinate Companion Loan is removed from the Trust pursuant to Section 3.35(g) and shall have no obligation to make any Advance with respect to the Trust Subordinate Companion Loan.

(g)          Within two (2) Business Days following the removal of the Trust AB Mortgage Loan from the Trust as a result of the sale of such Trust AB Mortgage Loan pursuant to Section 3.18, the Special Servicer shall provide written notice (an “Election Notice”) to the Certificate Administrator who shall notify the Subordinate Loan-Specific Directing Certificateholder that the Holders of all of the Class BNB Certificates may unanimously elect to exchange their Certificates for the Trust Subordinate Companion Loan (an “Exchange”) by delivery of written notice (an “Acceptance Notice”) to the Depositor, Master Servicer, Special Servicer, Certificate Administrator and Trustee within 5 Business Days of receipt of the Election Notice. In the event an Acceptance Notice is not delivered within such 5 Business Days, the Special Servicer shall use commercially reasonable efforts to sell the Trust Subordinate Companion Loan, for the fair value of such asset. The Holders of such class of Certificates shall pay (from its own funds and not from amounts allocable from any portion of the Trust to such Class of Certificates) all costs and expenses of the Master Servicer, Special Servicer, the Certificate Administrator and Trustee incurred in connection with the Exchange. The Exchange shall be subject to the reasonable procedures established by the Trustee and Certificate Registrar in connection with the Exchange.

Section 3.36      Subordinate Loan-Specific Directing Certificateholder. (a) The Certificateholder(s) holding more than fifty percent (50%) of the Certificate Balance of the Class BNB Certificates shall have the right to appoint and replace (for any reason) the Subordinate Loan-Specific Directing Certificateholder.

(b)          The Subordinate Loan-Specific Directing Certificateholder shall not have any liability to the Holders of the Class BNB Certificates or any other Certificateholders for any action taken, or for refraining from the taking of any action or the giving of any consent or failure to give any consent in good faith pursuant to this Agreement or errors in judgment. By its acceptance of a Class BNB Certificate or other Certificate, each holder of a Class BNB Certificate or other Certificate will be deemed to have confirmed its agreement that the Subordinate Loan-Specific Directing Certificateholder may take or refrain from taking actions, or give or refrain from giving any consents, that favor the interests of the appointing Certificateholder(s) over any other holder of such Class of Certificates or other Certificate, and that the Subordinate Loan-Specific Directing Certificateholder may have special relationships and interests that conflict with the interests of other Holders of such Class of Certificates or any other Certificates, will be deemed to have agreed to take no action against any Subordinate Loan-Specific Directing Certificateholder or any of its officers, directors, employees, principals or agents as a result of such special relationships or interests, and that any Subordinate Loan-Specific Directing Certificateholder will not be deemed to have been grossly negligent or reckless, or to have acted in bad faith or engaged in willful misconduct or to have recklessly disregarded any exercise of its rights by reason of its having acted or refrained from acting, or having given any consent or having failed to give any consent, solely in the interests of the Holders of the Class BNB Certificates.

(c)          Each Holder of a Class BNB Certificate is hereby deemed to have agreed by virtue of its purchase of such a Certificate to provide its name and address to the Certificate Administrator and to notify the Master Servicer, the Certificate Administrator, the Special Servicer and the Senior Trust Advisor of the transfer of any such Certificate by delivering a notice to each such Person substantially in the form of Exhibit PP attached hereto, the selection of a Subordinate Loan-Specific Directing Certificateholder or the resignation or removal thereof.

(d)          With respect to the Trust AB Whole Loan, the Subordinate Loan-Specific Directing Certificateholder shall be entitled, prior to the occurrence and continuance of a related AB Control Appraisal Period, to exercise the rights of the “Controlling Noteholder”, as defined in and under the terms of, the related Intercreditor Agreement.

(e)          The Special Servicer shall be responsible for obtaining any consent of the Subordinate Loan-Specific Directing Certificateholder for “Major Decisions” (as defined in the related Intercreditor Agreement) or as otherwise required hereunder or under the terms of any related Intercreditor Agreement.

Section 3.37     Litigation Control. (a) The Special Servicer shall, in accordance with the Servicing Standard, direct, manage, prosecute and/or defend any action brought by a Mortgagor against the Trust (including, without limitation, any action in which both the Trust and the Master Servicer are named) and/or the Special Servicer and represent the interests of the Trust in any litigation relating to the rights and obligations of the Trust, or of the Mortgagor, guarantor or other obligor, in each case under the related Mortgage Loan documents or Trust Subordinate Companion Loan documents, as applicable, or otherwise with respect to the enforcement of the obligations of a Mortgagor, guarantor or other obligor under the related Mortgage Loan documents or Trust Subordinate Companion Loan documents (“Trust-Related Litigation”). In the event that the Master Servicer is named in any Trust-Related Litigation but the Special Servicer is not named in such Trust-Related Litigation (regardless of whether the Trust is named in such Trust-Related Litigation), the Master Servicer shall notify the Special Servicer of such litigation as soon as practicable but in any event no later than within ten (10) Business Days of the Master Servicer receiving service of such Trust-Related Litigation.

(b)           To the extent the Master Servicer is named in Trust-Related Litigation, and neither the Trust nor the Special Servicer is named, in order to effectuate the role of the Special Servicer as contemplated by the immediately preceding subsection, the Master Servicer shall (i) provide monthly status reports to the Special Servicer, regarding such Trust-Related Litigation; (ii) seek to have the Trust replace the Master Servicer as the appropriate party to the lawsuit; and (iii) so long as the Master Servicer remains a party to the lawsuit, consult with and act at the direction of the Special Servicer with respect to decisions and resolutions related to the interests of the Trust in such Trust-Related Litigation, including but not limited to the selection of counsel; provided that the Master Servicer shall have the right to engage separate counsel relating to claims against the Master Servicer to the extent set forth in Section 3.37(e); and provided, however, if there are claims against the Master Servicer and the Master Servicer has not determined that separate counsel is required for such claims, such counsel shall be reasonably acceptable to the Master Servicer.

(c)           The Special Servicer shall not (i) undertake any material settlement of any Trust-Related Litigation or (ii) initiate any material Trust-Related Litigation unless and until it has notified in writing the Directing Certificateholder (prior to the occurrence and continuance of a Consultation Termination Event) (to the extent the identity of the Directing Certificateholder is actually known to the Special Servicer; provided that the Special Servicer shall make due inquiry of the Certificate Administrator as to the identity of the Directing Certificateholder) and the related holder of any Serviced Companion Loan (if such matter affects such related Serviced Companion Loan) (to the extent the identity of the holder of such Serviced Companion Loan is actually known to the Special Servicer) and the Directing Certificateholder (prior to the occurrence and continuation of a Control Event) has not objected in writing within five (5) Business Days of having been notified thereof and having been provided with all information that the Directing Certificateholder has reasonably requested with respect thereto promptly following its receipt of the subject notice (it being understood and agreed that if such written objection has not been received by the Special Servicer within such 5-Business Day period, then the Directing Certificateholder shall be deemed to have approved the taking of such action); provided that, if the Special Servicer determines (consistent with the Servicing Standard) that immediate action is necessary to protect the interests of the Certificateholders and, with respect to a Serviced Whole Loan, the related Companion Loan Holders, the Special Servicer may take such action without waiting for the Directing Certificateholder’s response.

(d)           Notwithstanding the foregoing, neither the Special Servicer nor the Master Servicer shall follow any advice, direction or consultation provided by the Directing Certificateholder that would require or cause the Special Servicer or the Master Servicer, as applicable, to violate any applicable law, be inconsistent with the Servicing Standard, require or cause the Special Servicer or the Master Servicer, as applicable, to violate provisions of this Agreement, require or cause the Special Servicer or the Master Servicer, as applicable, to violate the terms of any Mortgage Loan, Serviced Whole Loan or Trust AB Whole Loan, expose any Certificateholder or any party to this Agreement or their Affiliates, officers, directors or agents to any claim, suit or liability, cause any REMIC created hereunder to fail to qualify as a REMIC, result in the imposition of a “prohibited transaction” or “prohibited contribution” tax under the REMIC Provisions or materially expand the scope of the Special Servicer’s or the Master Servicer’s, as applicable, responsibilities under this Agreement.

(e)           Notwithstanding the right of the Special Servicer to represent the interests of the Trust in Trust-Related Litigation, and subject to the rights of the Special Servicer to direct the Master Servicer’s actions in this Section 3.37 below, the Master Servicer shall retain the right to make determinations relating to claims against the Master Servicer, including but not limited to the right to engage separate counsel and to appear in any proceeding on its own behalf in the Master Servicer’s reasonable discretion, the cost of which shall be subject to indemnification as and to the extent provided in this Agreement.

(f)           Further, nothing in this section shall require the Master Servicer to take or fail to take any action which, in the Master Servicer’s good faith and reasonable judgment, may (i) result in a violation of the REMIC Provisions or (ii) subject the Master Servicer to liability or materially expand the scope of the Master Servicer’s obligations under this Agreement.

(g)           Notwithstanding the Master Servicer’s right to make determinations relating to claims against the Master Servicer, the Special Servicer shall have the right at any time in accordance with the Servicing Standard to (i) direct the Master Servicer to settle any claims asserted against the Master Servicer (whether or not the Trust or the Special Servicer is named in any such claims or Trust-Related Litigation) (and with respect to any material settlements, with the consent or consultation of the Directing Certificateholder prior to a Control Event or Consultation Termination Event, respectively) and (ii) otherwise reasonably direct the actions of the Master Servicer relating to claims against the Master Servicer (whether or not the Trust or the Special Servicer is named in any such claims or Trust-Related Litigation), provided in either case that (A) such settlement or other direction does not require any admission of liability or wrongdoing on the part of the Master Servicer, (B) the cost of such settlement or any resulting judgment is and shall be paid by the Trust and payment of such cost or judgment is provided for in this Agreement, (C) the Master Servicer is and shall be indemnified as and to the extent provided in this Agreement for all costs and expenses of the Master Servicer incurred in defending and settling the Trust-Related Litigation and for any judgment, (D) any such action taken by the Master Servicer at the direction of the Special Servicer shall be deemed (as to the Master Servicer) to be in compliance with the Servicing Standard and (E) the Special Servicer provides the Master Servicer with assurance reasonably satisfactory to the Master Servicer as to the items in clauses (A), (B) and (C).

(h)           In the event both the Master Servicer and the Special Servicer or Trust are named in Trust-Related Litigation, the Master Servicer and the Special Servicer shall cooperate with each other to afford the Master Servicer and the Special Servicer the rights afforded to such party in this Section 3.37.

This Section 3.37 shall not apply in the event the Special Servicer authorizes the Master Servicer, and the Master Servicer agrees (both authority and agreement to be in writing), to make certain decisions or control certain Trust-Related Litigation on behalf of the Trust in accordance with the Servicing Standard.

Notwithstanding the foregoing, (i) in the event that any action, suit, litigation or proceeding names the Trustee in its individual capacity, or in the event that any judgment is rendered against the Trustee in its individual capacity, the Trustee, upon prior written notice to the Master Servicer or the Special Servicer, as applicable, may retain counsel and appear in any such proceeding on its own behalf in order to protect and represent its interests (but not to otherwise direct, manage or prosecute such litigation or claim); (ii) in the event of any action, suit, litigation or proceeding, other than an action, suit, litigation or proceeding relating to the enforcement of the obligations of a Mortgagor, guarantor or other obligor under the related Mortgage Loan documents or Trust Subordinate Companion Loan documents, or otherwise relating to one or more Mortgage Loans or the Trust Subordinate Companion Loan or Mortgaged Properties, neither the Master Servicer nor the Special Servicer shall, without the prior written consent of the Trustee, (A) initiate an action, suit, litigation or proceeding in the name of the Trustee, whether in such capacity or individually, (B) engage counsel to represent the Trustee, or (C) prepare, execute or deliver any government filings, forms, permits, registrations or other documents or take any other similar actions with the intent to cause, and that actually causes, the Trustee to be registered to do business in any state (provided that neither the Master Servicer nor the Special Servicer shall be responsible for any delay due to the unwillingness of the Trustee to grant such consent); and (iii) in the event that any court finds that the Trustee is a necessary party in respect of any action, suit, litigation or proceeding relating to or arising from this Agreement or any Mortgage Loan or the Trust Subordinate Companion Loan, the Trustee shall have the right to retain counsel and appear in any such proceeding on its own behalf in order to protect and represent its interests, whether as Trustee or individually (but not to otherwise direct, manage or prosecute such litigation or claim); provided, however, nothing in this subsection shall be interpreted to preclude the Special Servicer (with respect to any material Trust-Related Litigation, with the consent or consultation of the Directing Certificateholder prior to the occurrence and continuance of a Control Event or Consultation Termination Event, respectively, to the extent required in Section 3.37(c), respectively) from initiating any action, suit, litigation or proceeding in its name as representative of the Trustee of the Trust.

Section 3.38     Certain Matters Relating to the Spectra Energy Headquarters Mortgage Loan. With respect to the Spectra Energy Headquarters Mortgage Loan, after the related Anticipated Repayment Date, the related Mortgage Loan documents permit the lender to apply all cash flow available from the related Mortgaged Property after payment of the Monthly Payments required under the terms of the related Mortgage Loan documents and all escrows and property expenses required under the related Mortgage Loan documents to deposits into a rollover account in lieu of applying such excess cash flow to the amortization of principal; provided however, that the Master Servicer, to the extent not inconsistent with the Servicing Standard, shall not deposit the excess cash flow into a rollover account in lieu of applying such excess cash flow to the amortization of principal.

 [End of Article III]

ARTICLE IV

DISTRIBUTIONS TO CERTIFICATEHOLDERS

Section 4.01     Distributions. (a) On each Distribution Date, to the extent of the Available Distribution Amount for such Distribution Date, the Certificate Administrator shall be deemed to transfer the Lower-Tier Distribution Amount from the Lower-Tier REMIC Distribution Account to the Upper-Tier REMIC Distribution Account in the amounts and priorities set forth in Section 4.01(d) with respect to each Class of Lower-Tier Regular Interests (other than the Class X-C Certificates), and immediately thereafter, shall make distributions thereof from the Upper-Tier REMIC Distribution Account in the following order of priority, satisfying in full, to the extent required and possible, each priority before making any distribution with respect to any succeeding priority:

(i)             first, to the Holders of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4A1 Certificates, the Class A-4A2 Certificates, the Class A-5 Certificates, the Class A-SB Certificates, the Class X-A Certificates, the Class X-B Certificates, the Class X-C Certificates, the Class X-D Certificates, the Class X-E Certificates, the Class X-F Certificates and the Class X-NR Certificates, pro rata (based upon their respective entitlements to interest for such Distribution Date), in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Classes of Certificates for such Distribution Date;

(ii)           second, to the Holders of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4A1 Certificates, the Class A-4A2 Certificates, the Class A-5 Certificates and the Class A-SB Certificates in reduction of the Certificate Balances thereof: (I) prior to the Cross-Over Date (1) first, to the Holders of the Class A-SB Certificates, in an amount up to the Principal Distribution Amount, until the outstanding Certificate Balance of the Class A-SB Certificates has been reduced to the Class A-SB Planned Principal Balance for such Distribution Date; (2) second, to the Holders of the Class A-1 Certificates, in an amount up to the Principal Distribution Amount (or the portion thereof remaining after any distributions specified in subclause (1) above have been made on such Distribution Date), until the outstanding Certificate Balance of the Class A-1 Certificates has been reduced to zero; (3) third, to the Holders of the Class A-2 Certificates in an amount up to the Principal Distribution Amount (or the portion thereof remaining after any distributions specified in subclauses (1) and (2) above have been made on such Distribution Date), until the outstanding Certificate Balance of the Class A-2 Certificates has been reduced to zero; (4) fourth, to the Holders of the Class A-3 Certificates, in an amount up to the Principal Distribution Amount (or the portion thereof remaining after any distributions specified in subclauses (1) (2) and (3) above have been made on such Distribution Date), until the outstanding Certificate Balance of the Class A-3 Certificates has been reduced to zero; (5) fifth, to the Holders of the Class A-4A1 Certificates and the Class A-4A2 Certificates, pro rata (based upon their respective Certificate Balances as of such Distribution Date) in an amount up to the Principal Distribution Amount (or the portion thereof remaining after any distributions specified in subclauses (1) (2) (3) and (4) above have been made on such Distribution Date), until the outstanding Certificate Balances of the Class A-4A1 Certificates and the

Class A-4A2 Certificates have been reduced to zero; (6) sixth, to the Holders of the Class A-5 Certificates in an amount up to the Principal Distribution Amount (or the portion thereof remaining after any distributions specified in subclauses (1) (2) (3) (4) and (5) above have been made on such Distribution Date), until the outstanding Certificate Balance of the Class A-5 Certificates has been reduced to zero; and (7) seventh, to the Holders of the Class A-SB Certificates, in an amount up to the Principal Distribution Amount (or the portion thereof remaining after any distributions specified in subclauses (1) (2) (3) (4) (5) and (6) above have been made on such Distribution Date), until the outstanding Certificate Balance of the Class A-SB Certificates has been reduced to zero; and (II) on or after the Cross-Over Date, to the Class A-1, Class A-2, Class A-3, Class A-4A1, Class A-4A2, Class A-5 and Class A-SB Certificates, pro rata (based on their respective Certificate Balances) in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of each of the Class A-1, Class A-2, Class A-3, Class A-4A1, Class A-4A2, Class A-5 and Class A-SB Certificates is reduced to zero;

(iii)         third, to the Holders of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4A1 Certificates, the Class A-4A2 Certificates, the Class A-5 Certificates and the Class A-SB Certificates, pro rata (based upon the aggregate unreimbursed Collateral Support Deficit allocated to each such Class), until all amounts of Collateral Support Deficit previously allocated to such Classes, but not previously reimbursed, have been reimbursed in full;

(iv)          fourth, to the Holders of the Class A-S Certificates (and, with respect to exchanged portions of the Class A-S Certificates, passed through to the Class EC Distribution Account for distribution to the Class EC Certificates), in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

(v)           fifth, after the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, the Class A-4A1 Certificates, the Class A-4A2 Certificates, Class A-5 Certificates and Class A-SB Certificates have been reduced to zero, to the Holders of the Class A-S Certificates (and, with respect to exchanged portions of the Class A-S Certificates, passed through to the Class EC Distribution Account for distribution to the Class EC Certificates), in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A-1, Class A-2, Class A-3, Class A-4A1, Class A-4A2, Class A-5 and Class A-SB Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class A-S Certificates has been reduced to zero (and, with respect to exchanged portions of the Class A-S Certificates, such passed through amounts shall reduce the outstanding Certificate Balance of the Class EC Certificates until reduced to zero);

(vi)         sixth, to the Holders of the Class A-S Certificates (and, with respect to exchanged portions of the Class A-S Certificates, passed through to the Class EC Distribution Account for distribution to the Class EC Certificates), until all amounts of Collateral Support Deficit previously allocated to the Class A-S Certificates (and, with respect to exchanged portions of the Class A-S Certificates, passed through to the Class EC Certificates), but not previously reimbursed, have been reimbursed in full;

(vii)         seventh, to the Holders of the Class B Certificates (and, with respect to exchanged portions of the Class B Certificates, passed through to the Class EC Distribution Account for distribution to the Class EC Certificates), in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

(viii)        eighth, after the Certificate Balances of the Class A Certificates (including any portion that has been exchanged and converted to Class EC Certificates) have been reduced to zero, to the Holders of the Class B Certificates (and, with respect to exchanged portions of the Class B Certificates, passed through to the Class EC Distribution Account for distribution to the Class EC Certificates), in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A Certificates (including any portion that has been exchanged and converted to Class EC Certificates) on such Distribution Date), until the outstanding Certificate Balance of the Class B Certificates has been reduced to zero (and, with respect to exchanged portions of the Class B Certificates, such passed through amounts shall reduce the outstanding Certificate Balance of the Class EC Certificates until reduced to zero);

(ix)           ninth, to the Holders of the Class B Certificates (and, with respect to exchanged portions of the Class B Certificates, passed through to the Class EC Distribution Account for distribution to the Class EC Certificates), until all amounts of Collateral Support Deficit previously allocated to the Class B Certificates (and, with respect to exchanged portions of the Class B Certificates, passed through to the Class EC Certificates), but not previously reimbursed, have been reimbursed in full;

(x)            tenth, to the Holders of the Class C Certificates (and, with respect to exchanged portions of the Class C Certificates, passed through to the Class EC Distribution Account for distribution to the Class EC Certificates), in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

(xi)           eleventh, after the Certificate Balances of the Class A Certificates and Class B Certificates (including any portion that has been exchanged and converted to Class EC Certificates) have been reduced to zero, to the Holders of the Class C Certificates (and, with respect to exchanged portions of the Class C Certificates, passed through to the Class EC Distribution Account for distribution to the Class EC Certificates), in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A Certificates and Class B Certificates (including any portion that has been exchanged and converted to Class EC Certificates) on such Distribution Date), until the outstanding Certificate Balance of the Class C Certificates has been reduced to zero (and, with respect to exchanged portions of the Class C Certificates, such passed through amounts shall reduce the outstanding Certificate Balance of the Class EC Certificates until reduced to zero);

(xii)          twelfth, to the Holders of the Class C Certificates (and, with respect to exchanged portions of the Class C Certificates, passed through to the Class EC Distribution Account for distribution to the Class EC Certificates), until all amounts of Collateral Support Deficit previously allocated to the Class C Certificates (and, with respect to exchanged portions of the Class C Certificates, passed through to the Class EC Certificates), but not previously reimbursed, have been reimbursed in full;

(xiii)         thirteenth, to the Holders of the Class D Certificates, in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

(xiv)          fourteenth, after the Certificate Balances of the Class A Certificates, Class B Certificates and Class C Certificates (and, if any exchange for the Class EC Certificates has occurred, the Class EC Certificates) have been reduced to zero, to the Holders of the Class D Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A Certificates, Class B Certificates and Class C Certificates (and, if any exchange for the Class EC Certificates has occurred, the Class EC Certificates) on such Distribution Date), until the outstanding Certificate Balance of the Class D Certificates has been reduced to zero;

(xv)           fifteenth, to the Holders of the Class D Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class D Certificates, but not previously reimbursed, have been reimbursed in full;

(xvi)         sixteenth, to the Holders of the Class E Certificates, in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

(xvii)        seventeenth, after the Certificate Balances of the Class A Certificates, Class B Certificates, Class C Certificates (and, if any exchange for the Class EC Certificates has occurred, the Class EC Certificates) and Class D Certificates have been reduced to zero, to the Holders of the Class E Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A Certificates, Class B Certificates, Class C Certificates (and, if any exchange for the Class EC Certificates has occurred, the Class EC Certificates) and Class D Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class E Certificates has been reduced to zero;

(xviii)       eighteenth, to the Holders of the Class E Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class E Certificates, but not previously reimbursed, have been reimbursed in full;

(xix)         nineteenth, to the Holders of the Class F Certificates, in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

(xx)          twentieth, after the Certificate Balances of the Class A Certificates, Class B Certificates, Class C Certificates (and, if any exchange for the Class EC Certificates has occurred, the Class EC Certificates), Class D Certificates and Class E Certificates have been reduced to zero, to the Holders of the Class F Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A Certificates, Class B Certificates, Class C Certificates (and, if any exchange for the Class EC Certificates has occurred, the Class EC Certificates), Class D Certificates and Class E Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class F Certificates has been reduced to zero;

(xxi)         twenty-first, to the Holders of the Class F Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class F Certificates, but not previously reimbursed, have been reimbursed in full;

(xxii)        twenty-second, to the Holders of the Class NR Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

(xxiii)       twenty-third, after the Certificate Balances of the Class A Certificates, Class B Certificates, Class C Certificates (and, if any exchange for the Class EC Certificates has occurred, the Class EC Certificates), Class D Certificates, Class E Certificates and Class F Certificates have been reduced to zero, to the Holders of the Class NR Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A Certificates, Class B Certificates, Class C Certificates (and, if any exchange for the Class EC Certificates has occurred, the Class EC Certificates), Class D Certificates, Class E Certificates and Class F Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class NR Certificates has been reduced to zero;

(xxiv)       twenty-fourth, to the Holders of the Class NR Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class NR Certificates, but not previously reimbursed, have been reimbursed in full; and

(xxv)        twenty-fifth, to the Holders of the Class R Certificates in respect of the Class UR Interest, the amount, if any, of the Available Distribution Amount remaining in the Upper-Tier REMIC Distribution Account with respect to such Distribution Date.

If, in connection with any Distribution Date, the Certificate Administrator has reported the amount of an anticipated distribution to DTC based on the receipt of payments as of the Determination Date and additional Monthly Payments, balloon payments or unscheduled principal payments are subsequently received by the Master Servicer and required to be part of the Available Distribution Amount for such Distribution Date, the Master Servicer shall promptly notify the Certificate Administrator and the Certificate Administrator will use commercially reasonable efforts to cause DTC to make the revised distribution on a timely basis on such Distribution Date. None of the Master Servicer, the Special Servicer or the Certificate Administrator shall be liable or held responsible for any resulting delay in the making of such distribution to Certificateholders solely on the basis of the actions described in the preceding sentence.

(b)           On each Distribution Date, for so long as the Certificate Balance of the Class BNB Certificates has not been reduced to zero, the Certificate Administrator shall apply amounts on deposit in the BankNote Building REMIC Distribution Account (which such amounts shall be limited to amounts collected on the Trust AB Whole Loan and allocated pursuant to the related Intercreditor Agreement to the Trust Subordinate Companion Loan), related to the Class BNB Certificates, to the extent of the Class BNB Available Distribution Amount related to the Class BNB Certificates, in the following order of priority:

(i)              first, to the Class BNB Certificates, in respect of interest, up to an amount equal to the Class BNB Interest Distribution Amount for that Class;

(ii)            second, to the Class BNB Certificates, in reduction of their Certificate Balance, an amount equal to the Class BNB Principal Distribution Amount, until the Certificate Balance of the Class BNB Certificates is reduced to zero;

(iii)           third, to the Class BNB Certificates, until all amounts of Class BNB Collateral Support Deficit previously allocated to the Class BNB Certificates, but not previously reimbursed, have been reimbursed in full; and

(iv)            fourth, to the Class R Certificates, the amount, if any, of the Class BNB Available Distribution Amount remaining in the BankNote Building REMIC Distribution Account with respect to that Distribution Date.

(c)            [Reserved]

(d)           On each Distribution Date, each Lower-Tier Regular Interest (other than the Class X-C Certificates) shall be deemed to receive distributions in respect of principal or reimbursement of Collateral Support Deficit in an amount equal to the amount of principal or reimbursement of Collateral Support Deficit actually distributable to the Holders of the respective Related Certificates (including any portion passed through to the related component of Class EC Certificates) as provided in Sections 4.01(a), 4.01(e), 4.01(h) and 4.01(k) such that at all times the Lower-Tier Principal Amount of each Class of Lower-Tier Regular Interests (other than the Class X-C Certificates) is equal to the Certificate Balance of the Class of Related Certificates (without regard to any exchange and conversion of the Exchangeable Certificates for Class EC Certificates). On each Distribution Date, each Lower-Tier Regular Interest (other than the Class X-C Certificates) shall be deemed to receive distributions in respect of interest in an amount equal to the Interest Distribution Amount in respect of its Related Certificates (including any portion passed through to the related component of Class EC Certificates) plus a pro rata portion of the Interest Distribution Amount in respect of (i) in the case of the Class LA1,

Class LA2, Class LA3, Class LA4A1, Class LA4A2, Class LA5, Class LASB and Class LAS Lower-Tier Regular Interests, the Class X-A Certificates, (ii) in the case of the Class LB Uncertificated Interest, the Class X-B Certificates, (iii) [Reserved], (iv) in the case of the Class LD Uncertificated Interest, the Class X-D Certificates, (v) in the case of the Class LE Uncertificated Interest, the Class X-E Certificates, (vi) in the case of the Class LF Uncertificated Interest, the Class X-F Certificates and (vii) in the case of the Class LNR Uncertificated Interests, the Class X-NR Certificates, in each case, computed based on an interest rate equal to the excess of the Weighted Average Net Mortgage Rate over the Pass-Through Rate of the Related Certificates (without regard to any exchange and conversion of the Exchangeable Certificates for Class EC Certificates) and a notional amount equal to its related Lower-Tier Principal Amount (without regard to any exchange and conversion of the Exchangeable Certificates for Class EC Certificates), in each case to the extent actually distributable thereon as provided in Section 4.01(a). Amounts distributable pursuant to this paragraph are referred to herein collectively as the “Lower-Tier Distribution Amount”, and shall be made by the Certificate Administrator by deeming such Lower-Tier Distribution Amount to be withdrawn from the Lower-Tier REMIC Distribution Account to be deposited in the Upper-Tier REMIC Distribution Account.

As of any date, the principal balance of each Lower-Tier Regular Interest (other than the Class X-C Certificates) shall equal the Certificate Balance of the Related Certificates with respect thereto (without regard to any exchange and conversion of the Exchangeable Certificates for Class EC Certificates), as adjusted for the allocation of Collateral Support Deficits, as provided in Sections 4.04(b) and 4.04(c), of Certificate Deferred Interest as provided in Section 4.06. The initial principal balance of each Lower-Tier Regular Interest shall equal the respective Original Lower-Tier Principal Amount. The pass through rate with respect to each Lower-Tier Regular Interest shall be the rate per annum set forth in the Preliminary Statement hereto.

Any amount that remains in the Lower-Tier REMIC Distribution Account on each Distribution Date after distribution of the Lower-Tier Distribution Amount, distribution of $100 to the beneficial owner of the Class X-C Certificates on the first Distribution Date pursuant to Section 4.01(g) and distribution of Yield Maintenance Charges pursuant to Section 4.01(f)(iii) shall be distributed to the Holders of the Class R Certificates in respect of the Class LR Interest (but only to the extent of the Available Distribution Amount for such Distribution Date remaining in the Lower-Tier REMIC Distribution Account, if any).

(e)           On and after the Distribution Date on which the Certificate Balances of the Subordinate Certificates (and, if any exchange for the Class EC Certificates has occurred, the Class EC Certificates) have all been reduced to zero, any amounts representing reimbursements of Collateral Support Deficits previously allocated to such Classes, if available, will be distributed to the Senior Certificates pro rata based on their respective Certificate Balances.

(f)           (i) On each Distribution Date, Yield Maintenance Charges payable with respect to the Mortgage Loans calculated by reference to a U.S. treasury rate collected during the related Due Period will be distributed by the Certificate Administrator to the Holders of each Class of Regular Certificates (excluding the Class X-E, Class X-F, Class X-NR, Class E, Class F and Class NR Certificates) in the following manner: (1) pro rata, among (w) the Certificates in

YM Group A, (x) the Certificates in YM Group B, (y) the Certificates in YM Group C and (z) the Certificates in YM Group D, based upon the aggregate of principal distributed to the Classes of Principal Balance Certificates in each such YM Group on such Distribution Date (calculated without giving effect to any exchange and conversion of Class A-S, Class B and Class C Certificates for Class EC Certificates), and (2) as among the Classes of Certificates in each YM Group, in the following manner: (A) the Holders of each Class of Principal Balance Certificates in such YM Group will be entitled to receive on each Distribution Date an amount of Yield Maintenance Charges payable with respect to the Mortgage Loans equal to the sum, for all Mortgage Loan prepayments, of the product of (a) a fraction whose numerator is the amount of principal distributed to such Class of Certificates on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Regular Certificates in that YM Group representing principal payments in respect of the Mortgage Loans on such Distribution Date (in each case, calculated without giving effect to any exchange and conversion of Exchangeable Certificates for Class EC Certificates), (b) the Base Interest Fraction for the related Principal Prepayment and such Class of Regular Certificates, and (c) the Yield Maintenance Charges payable with respect to the Mortgage Loans collected during the related Due Period and allocated to such YM Group (in each case, without giving effect to any exchange and conversion of the Exchangeable Certificates for Class EC Certificates); provided, however, that in the case of any exchange and conversion of portions of Exchangeable Certificates, amounts that would otherwise have been distributable to such exchanged Exchangeable Certificate had they not been exchanged shall be distributed to the Class EC Certificates, and (B) any Yield Maintenance Charges payable with respect to the Mortgage Loans allocated to such YM Group collected during the related Due Period remaining after such distributions will be distributed (W) in the case of amounts distributable to YM Group A, to the Class X-A Certificates, (X) in the case of amounts distributable to YM Group B, to the Class X-B Certificates, (Y) in the case of amounts distributable to YM Group C, to the Class X-C Certificates and (Z) in the case of amounts distributable to YM Group D, to the Class X-D Certificates. If there is more than one such Class of Certificates entitled to distributions of principal on any particular Distribution Date on which Yield Maintenance Charges payable with respect to the Mortgage Loans are distributable, the aggregate amount of such Yield Maintenance Charges payable with respect to the Mortgage Loans will be allocated among all such Classes of Certificates up to, and on a pro rata basis in accordance with, their respective entitlements thereto in accordance with the first sentence of this paragraph.

(ii)           No Yield Maintenance Charge shall be distributed to the Holders of the Class X-E Certificates, Class X-F Certificates, Class X-NR Certificates, Class E Certificates, Class F Certificates, Class NR Certificates, Class R Certificates or Class Z Certificates. After the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, the Class A-4A1 Certificates, the Class A-4A2 Certificates, Class A-5 Certificates, Class A-SB Certificates, Class A-S Certificates, Class B Certificates, Class C Certificates and Class D Certificates have been reduced to zero (without regard to any exchange and conversion of Exchangeable Certificates for Class EC Certificates), all Yield Maintenance Charges with respect to the Mortgage Loans shall be distributed to the Holder of the Class X-C Certificates.

(iii)          All distributions of Yield Maintenance Charges made in respect of the respective Classes of Regular Certificates (other than the Class X-C Certificates)

(including any portion passed through to the related component of Class EC Certificates) on each Distribution Date pursuant to Section 4.01(f)(i) shall first be deemed to be distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of the Lower-Tier Regular Interests (other than the Class X-C Certificates), pro rata based upon the amount of principal distributed in respect of each such Class of Lower-Tier Regular Interests for such Distribution Date pursuant to Section 4.01(d) above.

(iv)          On each Distribution Date, any Yield Maintenance Charges payable in respect of the Trust AB Whole Loan and received during the related Due Period and allocable in respect of the Trust Subordinate Companion Loan pursuant to the related Intercreditor Agreement shall be distributed to the Class BNB Certificates.

(g)           On the first Distribution Date only, the Certificate Administrator shall withdraw $100 from the Lower-Tier Distribution Accoutn and shall distribute $100 to the Class X-C Certificates in reduction of their Original Lower-Tier Principal Amount.

(h)           On each Distribution Date, the Certificate Administrator shall withdraw amounts from the Gain-on-Sale Reserve Account (other than amounts with respect to a Non-Serviced Mortgage Loan) and shall distribute such amounts (i) (other than any amounts allocable to the Trust Subordinate Companion Loan) to reimburse the Holders of the Regular Certificates (in order of distribution priority) (first deeming such amounts to be distributed with respect to the Related Lower-Tier Regular Interests) up to an amount equal to all Collateral Support Deficits, if any, previously deemed allocated to them and unreimbursed after application of the Available Distribution Amount for such Distribution Date and (ii) with respect to any amount allocable to a Trust Subordinate Companion Loan, to reimburse the Holders of the Class BNB Certificates up to an amount equal to all Class BNB Collateral Support Deficits, if any, previously deemed allocated to them and unreimbursed after application of the Class BNB Available Distribution Amount for such Distribution Date. Amounts paid from the Gain-on-Sale Reserve Account will not reduce the Certificate Balances of the Classes of Certificates receiving such distributions. Any amounts remaining in the Gain-on-Sale Reserve Account after such distributions shall be applied (i) (other than any amounts allocable to the Trust Subordinate Companion Loan) to offset future Collateral Support Deficits with respect to the Principal Balance Certificates and related Collateral Support Deficits in each case allocable to the Regular Certificates and (ii) (with respect to any amount allocable to the Trust Subordinate Companion Loan) to offset future Class BNB Collateral Support Deficits with respect to the Class BNB Certificates and related Class BNB Collateral Support Deficits allocable to the Class BNB Certificates. Upon termination of the Trust Fund, any amounts remaining in the Gain-on-Sale Reserve Account shall be distributed to the Class R Certificateholders from the Lower-Tier REMIC in respect of the Class LR Interest. Amounts payable pursuant to this Section 4.01(h) to the Exchangeable Certificates that have been exchanged and converted to Class EC Certificates shall be paid to the Holders of such Class EC Certificates.

(i)           All distributions made with respect to each Class of Certificates on each Distribution Date shall be allocated pro rata among the outstanding Certificates in such Class based on their respective Percentage Interests. Except as otherwise specifically provided in Sections 4.01(j), 4.01(k) and 9.01, all such distributions with respect to each Class on each Distribution Date shall be made to the Certificateholders of the respective Class of record at the close of business on the related Record Date and shall be made by wire transfer of immediately available funds to the account of any such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Certificate Administrator with wiring instructions no less than five (5) Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent Distribution Dates), or otherwise by check mailed to such Certificateholder at its address in the Certificate Register. The final distribution on each Certificate (determined without regard to any possible future reimbursement of Collateral Support Deficit previously allocated to such Certificate) will be made in like manner, but only upon presentation and surrender of such Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a “brokerage firm” or “indirect participating firm”) for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trustee, the Certificate Administrator, the Certificate Registrar, the Depositor, the Master Servicer, the Special Servicer or the Underwriters shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

(j)            Except as otherwise provided in Section 9.01, whenever the Certificate Administrator expects that the final distribution with respect to any Class of Certificates (determined without regard to any possible future reimbursement of any amount of Collateral Support Deficit previously allocated to such Class of Certificates) will be made on the next Distribution Date, the Certificate Administrator shall, no later than the related P&I Advance Determination Date, post on the Certificate Administrator’s Website pursuant to Section 3.15(b) a notice in electronic format to the effect that:

(i)            the Certificate Administrator expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the offices of the Certificate Registrar or such other location therein specified; and

(ii)           no interest shall accrue on such Certificates from and after such Distribution Date.

Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(j) shall not have been surrendered for cancellation within six (6) months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Certificate Administrator, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust hereunder by the Certificate Administrator as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 4.01(j).

(k)           Distributions in reimbursement of Collateral Support Deficit previously allocated to the Regular Certificates shall be made in the amounts and manner specified in Section 4.01(a) or Section 4.01(e), as applicable, to the Holders of the respective Class otherwise entitled to distributions of interest and principal on such Class on the relevant Distribution Date; provided that all distributions in reimbursement of Collateral Support Deficit previously allocated to a Class of Certificates which has since been retired shall be to the prior Holders that surrendered the Certificates of such Class upon retirement thereof and shall be made by check mailed to the address of each such prior Holder last shown in the Certificate Register. Notice of any such distribution to a prior Holder shall be made in accordance with Section 12.05 at such last address. The amount of the distribution to each such prior Holder shall be based upon the aggregate Percentage Interest evidenced by the Certificates surrendered thereby. If the check mailed to any such prior Holder is returned uncashed, then the amount thereof shall be set aside and held uninvested in trust for the benefit of such prior Holder, and the Certificate Administrator shall attempt to contact such prior Holder in the manner contemplated by Section 4.01(j) as if such Holder had failed to surrender its Certificates.

(l)            On each Distribution Date, any Excess Interest received during the related Due Period with respect to the Mortgage Loans shall be distributed solely to the Holders of the Class Z Certificates from the Excess Interest Distribution Account. Excess Interest will not be available to pay any other amounts except for distributions on Class Z Certificates set forth in the prior sentence.

(m)          On the Serviced Whole Loan Remittance Date, with respect to any Serviced Companion Loans, the Companion Paying Agent shall make withdrawals and payments from the Companion Distribution Account for each Companion Loan in the following order of priority:

(i)            to pay to the Master Servicer any amounts deposited by the Master Servicer in the Companion Loan Distribution Account not required to be deposited therein;

(ii)           to the extent permitted under the related Intercreditor Agreement and not otherwise previously reimbursed, to pay the Trustee or the Certificate Administrator or any of their directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person pursuant to Section 8.05, to the extent any such amounts relate solely to a Serviced Whole Loan related to such Companion Loan, and such amounts are to be paid by the related Companion Holder pursuant to the related Intercreditor Agreement;

(iii)          to pay all amounts remaining in the Companion Distribution Account related to such Serviced Companion Loan to the related Companion Holder, in accordance with the related Intercreditor Agreement; and

(iv)          to clear and terminate the Companion Distribution Account at the termination of this Agreement pursuant to Section 9.01.

All distributions from the Companion Distribution Account required hereunder shall be made by the Companion Paying Agent to the related Companion Holder by wire transfer in immediately available funds on the Serviced Whole Loan Remittance Date to the account of such Companion Holder or an agent therefor appearing on the Companion Register on the related Record Date (or, if no such account so appears or information relating thereto is not provided at least five Business Days prior to the related Record Date, by check sent by first class mail to the address of such Companion Holder or its agent appearing on the Companion Register). Any such account shall be located at a commercial bank in the United States.

(n)            If an exchange and conversion of Exchangeable Certificates for Class EC Certificates in accordance with Section 5.09 of this Agreement has occurred, the Certificate Administrator shall distribute to the Holders of the Class EC Certificates received in such exchange and conversion from the Class EC Distribution Account on each Distribution Date pursuant to Section 3.05(e), distributions equal to the aggregate amount of Interest Distribution Amounts, Accrued Interest From Recoveries, Principal Distribution Amounts, Yield Maintenance Charges, reimbursements of Collateral Support Deficits and other amounts that would otherwise be distributable to the Exchangeable Certificates that were exchanged and converted for such Class EC Certificates. Such amounts shall first be deemed distributed from the Upper-Tier REMIC Distribution Account to the Class EC Distribution Account pursuant to Section 3.05(d). In addition, the Class EC Certificates received in such exchange and conversion will be allocated the aggregate amount of Collateral Support Deficits, Prepayment Interest Shortfalls and other interest shortfalls (including those resulting from Appraisal Reduction Events) that would otherwise be allocated to the Exchangeable Certificates that were exchanged and converted for such Class EC Certificates, without duplication.

Section 4.02     Statements to Certificateholders; CREFC® Investor Reporting Packages; Grant of Power of Attorney. (a) On each Distribution Date, the Certificate Administrator shall make available pursuant to Section 3.15(b) on the Certificate Administrator’s Website to any Privileged Person a statement (substantially in the form set forth as Exhibit G hereto and based in part upon information supplied to the Certificate Administrator in the related CREFC® Investor Reporting Package in accordance with CREFC® guidelines) as to the distributions made on such Distribution Date (each, a “Statement to Certificateholders”) which shall include:

(i)            the amount of the distribution on such Distribution Date to the Holders of each Class of Certificates in reduction of the Certificate Balance thereof;

(ii)           the amount of the distribution on such Distribution Date to the Holders of each Class of Certificates allocable to Distributable Certificate Interest or Class BNB Distributable Certificate Interest, as applicable;

(iii)          the aggregate amount of Advances made, with respect to the pool of Mortgage Loans and the Trust Subordinate Companion Loan, during the period from but not including the previous Distribution Date to and including such Distribution Date and details of P&I Advances as of the P&I Advance Date;

(iv)          the aggregate amount of compensation paid to the Trustee and the Certificate Administrator, servicing compensation paid to the Master Servicer and the Special Servicer, compensation paid to the Senior Trust Advisor and CREFC® Intellectual Property Royalty License Fees paid to CREFC®, in each case, with respect to the Due Period for such Determination Date together with detailed calculations of servicing compensation paid to the Master Servicer and the Special Servicer;

(v)           the aggregate Stated Principal Balance of the Mortgage Loans, the Trust Subordinate Companion Loan and any REO Loans, with respect to the pool of Mortgage Loans and the Trust Subordinate Companion Loan, outstanding immediately before and immediately after such Distribution Date;

(vi)          the aggregate amount of unscheduled payments received;

(vii)         the number of loans, their aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans and the Trust Subordinate Companion Loan, with respect to the pool of Mortgage Loans and the Trust Subordinate Companion Loan, as of the end of the related Due Period for such Distribution Date;

(viii)        the number and aggregate principal balance of the Mortgage Loans and the Trust Subordinate Companion Loan (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days to 119 days (and for each thirty (30) day period thereafter until liquidation), (D) current but specially serviced or in foreclosure but not an REO Property and (E) for which the related Mortgagor is subject to oversight by a bankruptcy court;

(ix)           the value of any REO Property (and, with respect to any Serviced Whole Loan, the trust’s interest therein) included in the Trust Fund as of the end of the related Determination Date for such Distribution Date, on a loan-by-loan basis, based on the most recent Appraisal or valuation;

(x)            the Available Distribution Amount, and the Class BNB Available Distribution Amount for such Distribution Date;

(xi)           the Accrued Certificate Interest or Class BNB Accrued Certificate Interest, as applicable, in respect of such Class of Certificates for such Distribution Date, separately identifying any Certificate Deferred Interest or Class BNB Accrued Certificate Interest, as applicable, for such Distribution Date allocated to such Class of Certificates;

(xii)          the amount of the distribution on such Distribution Date to the Holders of such Class of Certificates allocable (A) to Yield Maintenance Charges, (B) (in the case of the Class Z Certificates), Excess Interest and (C) prepayment premiums;

(xiii)         the Pass-Through Rate for such Class of Certificates for such Distribution Date and the next succeeding Distribution Date;

(xiv)        the Scheduled Principal Distribution Amount and the Unscheduled Principal Distribution Amount for such Distribution Date, with respect to the pool of Mortgage Loans;

(xv)          the Certificate Balance or Notional Amount, as the case may be, of each Class of Certificates immediately before and immediately after such Distribution Date, separately identifying any reduction therein as a result of the allocation of any Collateral Support Deficit or Class BNB Collateral Support Deficit, as applicable, on such Distribution Date and the aggregate amount of all reductions as a result of allocations of Collateral Support Deficits or Class BNB Collateral Support Deficit, as applicable, in respect of the Principal Balance Certificates or the Class BNB Certificates to date and, with respect to the Class EC Certificates, the portion of such amounts allocated to the Class A-S, Class B and Class C Certificates converted in an exchange for such Class EC Certificates;

(xvi)         the Certificate Factor for each Class of Certificates (other than the Class R and Class Z Certificates) immediately following such Distribution Date;

(xvii)       the amount of any Appraisal Reductions effected (including, with respect to any Serviced Whole Loan, the amount allocable to the related Mortgage Loan and Serviced Companion Loan and, with respect to the Trust AB Whole Loan, the amount allocable to the related Mortgage Loan and Trust Subordinate Companion Loan) in connection with such Distribution Date on a loan-by-loan basis and the total Appraisal Reduction effected in connection with such Distribution Date, together with a detailed worksheet showing the calculation of each Appraisal Reduction on a current and cumulative basis;

(xviii)       the current Controlling Class;

(xix)         the number and related Stated Principal Balance of any Mortgage Loans or the Trust Subordinate Companion Loan extended or modified since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) on a loan-by-loan basis;

(xx)          the amount of any remaining Class Unpaid Interest Shortfall or Class BNB Class Unpaid Interest Shortfall for such Class and as of such Distribution Date;

(xxi)          a loan-by-loan listing of each Mortgage Loan or Trust Subordinate Companion Loan which was the subject of a Principal Prepayment since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) and the amount and the type of Principal Prepayment occurring;

(xxii)         a loan-by-loan listing of each Mortgage Loan or Trust Subordinate Companion Loan which was defeased since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

(xxiii)       all deposits into, withdrawals from, and the balance of the Interest Reserve Account on the P&I Advance Date;

(xxiv)       in the case of the Class R Certificates, the amount of any distributions on such Certificates pursuant to Sections 4.01(a), 4.01(b), 4.01(d) and 4.01(h);

(xxv)        the amount of the distribution on such Distribution Date to the Holders of such Class of Certificates in reimbursement of previously allocated Collateral Support Deficit or Class BNB Collateral Support Deficit, as applicable;

(xxvi)       the aggregate unpaid principal balance of the Mortgage Loans outstanding as of the close of business on the related Determination Date, with respect to the pool of Mortgage Loans;

(xxvii)      with respect to any Mortgage Loan or Trust Subordinate Companion Loan as to which a Liquidation Event occurred since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) or prior to the related Determination Date (other than a payment in full), (A) the loan number thereof, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with such Liquidation Event (separately identifying the portion thereof allocable to distributions on the Certificates), and (C)(i) the amount of any Collateral Support Deficit allocated to the Principal Balance Certificates in connection with such Liquidation Event and, with respect to the Class EC Certificates, the portion of such amounts allocated to the Class A-S, Class B and Class C Certificates converted in an exchange for such Class EC Certificates or (ii) the amount of any Class BNB Collateral Support Deficit allocated to the Class BNB Certificates;

(xxviii)     with respect to any REO Property (including, with respect to any Non-Serviced Whole Loan, the Trust Fund’s interest therein) included in the Trust as to which the Special Servicer determined, in accordance with the Servicing Standard, that all payments or recoveries with respect to the Mortgaged Property have been ultimately recovered since the previous Determination Date, (A) the loan number of the related Mortgage Loan, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with that determination (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any realized loss or Collateral Support Deficit (or Class BNB Collateral Support Deficit), as applicable, allocated to the Principal Balance Certificates (or the Class BNB Certificates, if applicable) in respect of the related REO Loan in connection with that determination and, with respect to the Class EC Certificates, the portion of such amounts allocated to the Class A-S, Class B and Class C Certificates converted in an exchange for such Class EC Certificates;

(xxix)         the aggregate amount of interest on P&I Advances paid to the Master Servicer and the Trustee since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date), with respect to the pool of Mortgage Loans;

(xxx)          the aggregate amount of interest on Servicing Advances (including with respect to any Serviced Whole Loan, the Trust Fund’s interest therein) paid to the Master Servicer, the Special Servicer and the Trustee since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date), with respect to the pool of Mortgage Loans and the amount of interest on Servicing Advances paid to the Master Servicer, the Special Servicer and the Trustee since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date), with respect to each Trust Subordinate Companion Loan;

(xxxi)         the then-current credit support levels for each Class of Certificates;

(xxxii)       the aggregate amount of Yield Maintenance Charges on the Mortgage Loans and each Trust Subordinate Companion Loan (each separately identified) collected since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

(xxxiii)       a loan-by-loan listing of any material modification, extension or waiver of a Mortgage Loan;

(xxxiv)       a loan-by-loan listing of any material breach of the representations and warranties given with respect to a Mortgage Loan or Trust Subordinate Companion Loan by the applicable Mortgage Loan Seller;

(xxxv)       an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its affiliates with respect to the related Distribution Date, which information will be provided to the Certificate Administrator by the Master Servicer; and

(xxxvi)       the amount of any Excess Interest actually received.

In the case of information furnished pursuant to clauses (i), (ii), (xi), (xii), (xv), (xx), (xxiv), (xxv) and (xxxvi) above, (i) the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per Definitive Certificate and (ii) the Class EC Certificates shall receive such information with respect to such clauses allocable to the Class A-S, Class B and Class C Certificates exchanged therefor.

Within a reasonable period of time after the end of each calendar year, the Certificate Administrator shall furnish to each Person who at any time during the calendar year was a Holder of a Certificate, a statement containing the information set forth in clauses (i) and (ii) above as to the applicable Class, aggregated for such calendar year or applicable portion thereof during which such person was a Certificateholder, together with such other information as the Certificate Administrator deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for such calendar year. Such obligation of the Certificate Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Certificate Administrator pursuant to any requirements of the Code as from time to time are in force.

(b)           [Reserved.]

(c)           Each of the Master Servicer and the Special Servicer may, at its sole cost and expense, make available by electronic media, bulletin board service or Internet website (in addition to making information available as provided herein) any reports or other information the Master Servicer or the Special Servicer, as applicable, is required or permitted to provide to any party to this Agreement, the Rating Agencies or any Certificateholder or any prospective Certificateholder that has provided the Certificate Administrator, the Master Servicer or the Special Servicer, as applicable, with an Investor Certification or has executed a “click-through” confidentiality agreement in accordance with Section 3.15 hereof (which may be a licensed or registered investment advisor) to the extent such action does not conflict with the terms of this Agreement (including without limitation, any requirements to keep Privileged Information confidential), the terms of the Mortgage Loans or applicable law. Notwithstanding this paragraph, the availability of such information or reports on the Internet or similar electronic media shall not be deemed to satisfy any specific delivery requirements in this Agreement except as set forth herein. In connection with providing access to the Master Servicer’s or Special Servicer’s Internet website, the Master Servicer or the Special Servicer, as applicable, shall take reasonable measures to ensure that only such parties listed above may access such information including, without limitation, requiring registration, a confidentiality agreement and acceptance of a disclaimer. The Master Servicer or the Special Servicer, as applicable, shall not be liable for dissemination of this information in accordance with this Agreement, and neither the Master Servicer nor the Special Servicer shall be responsible for any information delivered, produced, or made available pursuant to Sections 3.15 and 4.02(c), other than information produced by the Master Servicer or Special Servicer, as applicable; provided that such information otherwise meets the requirements set forth herein with respect to the form and substance of such information or reports. The Master Servicer shall be entitled to attach to any report provided pursuant to this subsection, any reasonable disclaimer with respect to information provided, or any assumptions required to be made by such report.

The Special Servicer shall from time to time (and, in any event, as may be reasonably required by the Master Servicer) provide the Master Servicer with such information in its possession regarding the Specially Serviced Mortgage Loans and REO Properties as may be necessary for the Master Servicer to prepare each report and any supplemental information to be provided by the Master Servicer to the Certificate Administrator. Neither the Certificate Administrator nor the Depositor shall have any obligation to recompute, verify or recalculate the information provided thereto by the Master Servicer. Unless the Certificate Administrator has actual knowledge that any report or file received from the Master Servicer contains erroneous information, the Certificate Administrator is authorized to rely thereon in calculating and making distributions to Certificateholders in accordance with Section 4.01, preparing the Statement to Certificateholders required by Section 4.02(a) and allocating Collateral Support Deficit to the Certificates in accordance with Section 4.04.

Notwithstanding the foregoing, the failure of the Master Servicer or Special Servicer to disclose any information otherwise required to be disclosed pursuant to this Section 4.02(c) or Section 4.02(d) shall not constitute a breach of this Section 4.02(c) or of Section 4.02(d) to the extent the Master Servicer or the Special Servicer so fails because such disclosure, in the reasonable belief of the Master Servicer or the Special Servicer, as the case may be, would violate any applicable law or any provision of a Mortgage Loan document prohibiting disclosure of information with respect to the Mortgage Loans or the Mortgaged Properties. The Master Servicer or the Special Servicer may affix to any information provided by it any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

(d)           Upon the written request of a Certificateholder, any beneficial owner of a Certificate, or any prospective purchaser of a Certificate that is a Qualified Institutional Buyer and is designated by a Certificateholder or a beneficial owner of a Certificate as such and, in any case, has delivered an Investor Certification to the Depositor and the Certificate Administrator, as soon as reasonably practicable, at the expense of the requesting party, the Certificate Administrator shall make available to the requesting party such information that is in the Certificate Administrator’s possession or can reasonably be obtained by the Certificate Administrator as is requested by such person, for purposes of satisfying applicable reporting requirements under Rule 144A under the Securities Act. Neither the Certificate Registrar, nor the Certificate Administrator shall have any responsibility for the sufficiency under Rule 144A or any other securities laws of any available information so furnished to any person including any prospective purchaser of a Certificate or any interest therein, nor for the content or accuracy of any information so furnished which was prepared or delivered to them by another.

(e)           The information to which any Certificateholder is entitled is limited to the information gathered and provided to the Certificateholder by the parties hereto pursuant to this Agreement and by acceptance of any Certificate, each Certificateholder agrees that except as specifically provided herein, no Certificateholder shall contact any Mortgagor directly with respect to any Mortgage Loan.

Section 4.03    P&I Advances. (a) On or before 4:00 p.m., New York City time, on each P&I Advance Date, the Master Servicer shall (i) remit to the Certificate Administrator for deposit from its own funds into the Lower Tier REMIC Distribution Account, an amount equal to the aggregate amount of P&I Advances, if any, with respect to the Mortgage Loans to be made in respect of the related Distribution Date, (ii) apply amounts held in the Certificate Account, for future distribution to Certificateholders in subsequent months in discharge of any such obligation to make P&I Advances with respect to the Mortgage Loans, or (iii) make P&I Advances in the form of any combination of clauses (i)(x) and (ii)(x) or clauses (i)(y) and (ii)(y), as applicable, aggregating the total amount of P&I Advances to be made. Any amounts held in the Certificate Account for future distribution and so used to make P&I Advances with respect to the Mortgage Loans shall be appropriately reflected in the Master Servicer’s records and replaced by the Master Servicer by deposit in the Certificate Account on or before the next succeeding P&I Advance Date (to the extent not previously replaced through the deposit of Late Collections of the delinquent principal and/or interest in respect of which such P&I Advances were made). The Master Servicer shall notify the Certificate Administrator of (i) the aggregate amount of P&I Advances with respect to the Mortgage Loans for a Distribution Date and (ii) the

amount of any Nonrecoverable P&I Advances with respect to the Mortgage Loans for such Distribution Date, on or before two (2) Business Days prior to such Distribution Date. If the Master Servicer fails to make a required P&I Advance by 4:00 p.m., New York City time, on any P&I Advance Date, the Trustee shall make such P&I Advance pursuant to Section 7.05 by noon, New York City time, on the related Distribution Date, unless the Master Servicer shall have cured such failure (and provided written notice of such cure to the Trustee and the Certificate Administrator) by 11:00 a.m., New York City time, on such Distribution Date. In the event that the Master Servicer fails to make a required P&I Advance hereunder, the Certificate Administrator shall notify the Trustee of such circumstances by 4:30 p.m., New York City time, on the related P&I Advance Date. Notwithstanding the foregoing, the portion of any P&I Advance equal to the CREFC® Intellectual Property Royalty License Fee for the related Mortgage Loans shall not be remitted to the Certificate Administrator for deposit into the Lower-Tier REMIC Distribution Account but shall be deposited into the Certificate Account for payment to CREFC® on such Distribution Date.

(b)            Subject to Section 4.03(c) and Section 4.03(e) below, the amount of P&I Advances to be made by the Master Servicer with respect to any Distribution Date and each Mortgage Loan, shall be equal to: (i) the Monthly Payments (net of related Servicing Fees) other than Balloon Payments, that were due on the Mortgage Loans (including any Non-Serviced Mortgage Loan) and any REO Loan (other than any portion of an REO Loan related to a Companion Loan) during the related Due Period and delinquent as of the close of business on the Business Day preceding the related P&I Advance Date (or not advanced by any Sub-Servicer on behalf of the Master Servicer) and (ii) with respect to each Mortgage Loan delinquent in respect of its Balloon Payment as of the P&I Advance Date (including any REO Loan (other than any portion of an REO Loan related to a Companion Loan) as to which the related Balloon Payment would have been past due), an amount equal to the Assumed Scheduled Payment therefor. Subject to subsection (c) below, the obligation of the Master Servicer to make such P&I Advances is mandatory, and with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) or REO Loan (other than any portion of an REO Loan related to a Companion Loan), shall continue until the Distribution Date on which the proceeds, if any, received in connection with a Liquidation Event or the disposition of the REO Property, as the case may be, with respect thereto are to be distributed. No P&I Advances shall be made with respect to any Companion Loan or Trust Subordinate Companion Loan.

(c)           Notwithstanding anything herein to the contrary, no P&I Advance shall be required to be made hereunder if such P&I Advance would, if made, constitute a Nonrecoverable P&I Advance. With respect to each Non-Serviced Mortgage Loan, the Master Servicer will be required to make its determination (based on information provided by the applicable Non-Serviced Master Servicer and Non-Serviced Special Servicer) that it has made a P&I Advance on such Non-Serviced Mortgage Loan that is a Nonrecoverable Advance or that any proposed P&I Advance would, if made, constitute a Nonrecoverable Advance with respect to such Non-Serviced Mortgage Loan independently of any determination made by the applicable Non-Serviced Master Servicer or the applicable Non-Serviced Special Servicer, as the case may be, under the applicable Non-Serviced Pooling Agreement in respect of the related Non-Serviced Companion Loan. If the Master Servicer or Special Servicer determines that a proposed P&I Advance with respect to a Non-Serviced Mortgage Loan, if made, or any outstanding P&I Advance with respect to a Non-Serviced Mortgage Loan previously made, would be, or is, as applicable, a Nonrecoverable Advance, the Master Servicer shall provide the applicable Non-Serviced Master Servicer and Non-Serviced Special Servicer written notice of such determination within two (2) Business Days of the date of such determination. If the Master Servicer receives written notice from the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as the case may be, that either has determined in accordance with the applicable Non-Serviced Pooling Agreement with respect to a Non-Serviced Companion Loan, that any proposed advance under the applicable Non-Serviced Pooling Agreement that is similar to a P&I Advance would be, or any outstanding advance under such Non-Serviced Pooling Agreement that is similar to a P&I Advance is, a nonrecoverable advance, then the Master Servicer or the Trustee may, based upon such determination, determine that any P&I Advance previously made or proposed to be made with respect to the related Non-Serviced Mortgage Loan, will be a Nonrecoverable P&I Advance. Thereafter, in either case, the Master Servicer shall not be required to make any additional P&I Advances with respect to the related Non-Serviced Mortgage Loan unless and until the Master Servicer or the Trustee, as the case may be, determines that any such additional P&I Advances with respect to the related Non-Serviced Mortgage Loan would not be a Nonrecoverable P&I Advance, which determination may be as a result of consultation with the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as the case may be, or otherwise. For the avoidance of doubt, the Master Servicer or the Trustee, as the case may be, shall have the sole discretion provided in this Agreement to determine that any future P&I Advance or outstanding P&I Advance would be, or is, as applicable, a Nonrecoverable Advance.

(d)           In connection with the recovery of any P&I Advance out of the Certificate Account, pursuant to Section 3.05(a), the Master Servicer shall be entitled to pay the Trustee and itself (in that order of priority) as the case may be, out of any amounts then on deposit in the Certificate Account (but in no event from any funds allocable to a Serviced Companion Noteholder or a Trust Subordinate Companion Loan (unless related thereto), except to the extent permitted pursuant to the terms of the related Intercreditor Agreement), interest at the Reimbursement Rate in effect from time to time, accrued on the amount of such P&I Advance from the date made to but not including the date of reimbursement; provided, however, that no interest will accrue on any P&I Advance (i) made with respect to a Mortgage Loan until after the related Due Date has passed and any applicable grace period has expired or (ii) if the related Monthly Payment is received after the Determination Date but on or prior to the related P&I Advance Date. The Master Servicer shall reimburse itself and/or the Trustee, as the case may be, for any outstanding P&I Advance, subject to Section 3.19 of this Agreement, as soon as practicably possible after funds available for such purpose are deposited in the Certificate Account.

(e)           Notwithstanding the foregoing, (i) neither the Master Servicer nor the Trustee shall make an advance for Excess Interest, Yield Maintenance Charges, Default Interest, late payment charges, prepayment premiums, Balloon Payment or any P&I Advance with respect to any Companion Loan or Trust Subordinate Companion Loan and (ii) if an Appraisal Reduction has been made with respect to any Mortgage Loan (or, in the case of a Non-Serviced Whole Loan, an Appraisal Reduction has been made in accordance with the related Non-Serviced Pooling Agreement and the Master Servicer has notice of such Appraisal Reduction) then in the event of subsequent delinquencies thereon, the interest portion of the P&I Advance in respect of such Mortgage Loan for the related Distribution Date shall be reduced (it being herein acknowledged that there shall be no reduction in the principal portion of such P&I Advance) to equal the product of (x) the amount of the interest portion of such P&I Advance for such Mortgage Loan for such Distribution Date without regard to this clause (ii), and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of such Mortgage Loan immediately prior to such Distribution Date, net of the related Appraisal Reduction (or, in the case of a Serviced Whole Loan, the portion of such Appraisal Reduction allocated to the related Mortgage Loan), if any, and the denominator of which is equal to the Stated Principal Balance of such Mortgage Loan immediately prior to such Distribution Date. For purposes of the immediately preceding sentence, the Monthly Payment due on the Maturity Date for a Balloon Mortgage Loan will be the Assumed Scheduled Payment for the related Distribution Date.

(f)            In no event shall either the Master Servicer or the Trustee be required to make a P&I Advance with respect to any Companion Loan.

Section 4.04     Allocation of Collateral Support Deficit. (a) On each Distribution Date, immediately following the distributions to be made on such date pursuant to Section 4.01 and the allocation of Certificate Deferred Interest pursuant to Section 4.06, the Certificate Administrator shall calculate the amount, if any, by which (X)(i) the aggregate Stated Principal Balance (for purposes of this calculation only, not giving effect to any reductions of the Stated Principal Balance for payments of principal collected on the Mortgage Loans that were used to reimburse any Workout-Delayed Reimbursement Amounts pursuant to Section 3.05(a)(v) to the extent such Workout-Delayed Reimbursement Amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans and any REO Loans (excluding any portion allocable to any related Companion Loan or Trust Subordinate Companion Loan, if applicable) expected to be outstanding immediately following such Distribution Date, is less than (ii) the then aggregate Certificate Balance of the Principal Balance Certificates (for the avoidance of doubt, without regard to any exchange and conversion of the Exchangeable Certificates for Class EC Certificates) after giving effect to distributions of principal on such Distribution Date and the allocation of Certificate Deferred Interest pursuant to Section 4.06 (any such deficit, the “Collateral Support Deficit”) and (Y) with respect to each Trust Subordinate Companion Loan (i) the Stated Principal Balance of such Trust Subordinate Companion Loan (including the assumed Stated Principal Balance if such Trust Subordinate Companion Loan has become an REO Loan) expected to be outstanding immediately following such Distribution Date is less than (ii) the aggregate Certificate Balance of the Class BNB Certificates after giving effect to distributions of principal on such Distribution Date and the allocation of any applicable Class BNB Certificate Deferred Interest pursuant to Section 4.06 (any such deficit with respect to the Class BNB Certificates, the “Class BNB Collateral Support Deficit”). Any allocation of Collateral Support Deficit to a Class of Regular Certificates or of Class BNB Collateral Support Deficit to the Class BNB Certificates, as applicable, shall be made by reducing the Certificate Balance thereof by the amount so allocated. Any Collateral Support Deficit or Class BNB Collateral Support Deficit, as applicable, so allocated to a Class of Regular Certificates or Class BNB Certificates, as applicable, shall be allocated among the respective Certificates of such Class in proportion to the Percentage Interests evidenced thereby. The allocation of Collateral Support Deficit or Class BNB Collateral Support Deficit, as applicable, shall constitute an allocation of losses and other shortfalls experienced by the Trust Fund. Reimbursement of previously allocated Collateral Support Deficit or Class BNB Collateral Support Deficit, as

applicable, will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates in respect of which any such reimbursement is made. With respect to any Class of Principal Balance Certificates, to the extent any Nonrecoverable Advances (plus interest thereon) that were reimbursed from principal collections on the Mortgage Loans and previously resulted in a reduction of the Principal Distribution Amount are subsequently recovered on the related Mortgage Loan, the amount of such recovery will be added to the Certificate Balance of the Class or Classes of Principal Balance Certificates that previously were allocated Collateral Support Deficit, in sequential order, in each case up to the amount of the unreimbursed Collateral Support Deficit allocated to such Class of Principal Balance Certificates.

(b)           On each Distribution Date, the Certificate Balances of the Principal Balance Certificates will be reduced without distribution, as a write-off to the extent of any Collateral Support Deficit, if any, allocable to such Certificates with respect to such Distribution Date. Any such write off shall be allocated first, to the Class NR Certificates, second, to the Class F Certificates, third, to the Class E Certificates, fourth, to the Class D Certificates, fifth, to the Class C Certificates, without regard to the exchange and conversion of the Exchangeable Certificates for Class EC Certificates, sixth, to the Class B Certificates, without regard to the exchange and conversion of the Exchangeable Certificates for Class EC Certificates, seventh, to the Class A-S Certificates, without regard to the exchange and conversion of the Exchangeable Certificates for Class EC Certificates, and then, pro rata (based on their respective Certificate Balances), to the Class A-1, Class A-2, Class A-3, Class A-4A1, Class A-4A2, Class A-5 and Class A-SB Certificates, in each case until the remaining Certificate Balances of such Classes of Certificates have been reduced to zero. On each Distribution Date, the Certificate Balance of the Class BNB Certificates will be reduced without distribution as a write-off to the extent of any Class BNB Collateral Support Deficit attributable to the related Trust Subordinate Companion Loan in accordance with Section 4.04(a). Any such write-off with respect to the Trust Subordinate Companion Loan shall be allocated to the Class BNB Certificates until the remaining Certificate Balance of such Class has been reduced to zero.

(c)           With respect to any Distribution Date, any Collateral Support Deficit allocated to a Class of Principal Balance Certificates pursuant to Section 4.04(a) or Section 4.04(b), respectively, with respect to such Distribution Date shall reduce the Lower-Tier Principal Amount of the Related Lower-Tier Regular Interest with respect thereto as a write-off.

(d)           With respect to each Class of Exchangeable Certificates and the Class EC Certificates, for purposes of determining allocations and distributions under Section 4.01(a) of this Agreement as between the Exchangeable Certificates and the Class EC Certificates and this Section 4.04, all allocations of Collateral Support Deficit to each Class of Exchangeable Certificates for any Distribution Date shall be determined without regard to any exchange of such Exchangeable Certificates for Class EC Certificates; provided, however, that all amounts of Collateral Support Deficit that would otherwise be allocable to Exchangeable Certificates that have been exchanged for Class EC Certificates shall be allocated to such Class EC Certificates, without duplication.

Section 4.05     Appraisal Reductions. (a) For purposes of (x) determining the Controlling Class (and whether a Control Event has occurred and is continuing) and

(y) determining the Voting Rights of the related Classes for purposes of removal of the Special Servicer or the Senior Trust Advisor, Appraisal Reductions (with respect to a Serviced Whole Loan, to the extent allocated to the related Mortgage Loan) will be allocated to each Class of Certificates (other than the Class BNB, Class X, Class R and Class Z Certificates) in reverse sequential order to notionally reduce the related Certificate Balances (without giving effect to any exchange of the Exchangeable Certificates for Class EC Certificates) until the Certificate Balance of each such Class is reduced to zero (i.e., first, to the Class NR Certificates, second, to the Class F Certificates, third, to the Class E Certificates, fourth, to the Class D Certificates, fifth, to the Class C Certificates (without giving effect to any exchange of the Exchangeable Certificates for Class EC Certificates), sixth, to the Class B Certificates (without giving effect to any exchange of the Exchangeable Certificates for Class EC Certificates), and seventh, to the Class A-S Certificates (without giving effect to any exchange of the Exchangeable Certificates for Class EC Certificates). Following receipt from the Special Servicer, the Master Servicer shall notify the Certificate Administrator of the amount of any Appraisal Reduction with respect to each Mortgage Loan and Trust Subordinate Companion Loan (which notification may be satisfied through delivery of such information included in the CREFC® Loan Periodic Update File or the CREFC® Appraisal Reduction Template included in the CREFC® Investor Reporting Package). Based on information in its possession, the Certificate Administrator shall determine from time to time which Class of Certificates is the Controlling Class. The Certificate Administrator shall provide notice of the identity of the Controlling Class as set forth in Section 3.28(m).

(b)           (i) The Holders of the majority of Voting Rights of any Class of Control Eligible Certificates that is determined at any time of determination to no longer be the Controlling Class (any such Class, an “Appraised-Out Class”) as a result of an Appraisal Reduction in respect of such Class shall have the right, at their sole expense, to require the Special Servicer to order a second Appraisal with respect to any Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred (such Holders, the “Requesting Holders”). The Special Servicer shall use its reasonable best efforts to ensure that such second Appraisal is delivered within thirty (30) days from receipt of the Requesting Holders’ written request and shall ensure that such Appraisal is prepared on an “as-is” basis by an MAI appraiser (provided that such MAI appraiser may not be the same MAI appraiser that provided the Appraisal in respect of which the Requesting Holders are requesting the Special Servicer to obtain an additional Appraisal).

(ii)           Upon receipt of any supplemental Appraisal pursuant to clause (i) above, the Special Servicer shall determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental Appraisal, any recalculation of the Appraisal Reduction is warranted, and if so warranted, the Special Servicer shall recalculate the Appraisal Reduction based on such supplemental appraisal. If required by such recalculation, the Appraised-Out Class shall be reinstated as the Controlling Class and each other Appraised-Out Class shall, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction. The Holders of an Appraised-Out Class requesting any supplemental Appraisal pursuant to clause (i) above shall refrain from exercising any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as the Class is reinstated as the Controlling Class (such period beginning upon receipt by the Special

Servicer of any request to obtain a supplemental Appraisal pursuant to clause (i) above to but excluding the date on which either (A) the Special Servicer determines that no recalculation of the Appraisal Reduction is warranted or (B) the Special Servicer recalculates the Appraisal Reduction based on the supplemental Appraisal, the “Appraisal Review Period”). The rights of the Controlling Class during each Appraisal Review Period shall be exercised by the most senior Control Eligible Certificates, if any.

(c)           With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan), the Trust AB Whole Loan and each Serviced Whole Loan as to which an Appraisal Reduction Event has occurred (unless such Mortgage Loan, Serviced Whole Loan or Trust AB Whole Loan has become a Corrected Mortgage Loan (for such purposes taking into account any amendment or modification of such Mortgage Loan, any related Companion Loan, Trust Subordinate Companion Loan or Serviced Whole Loan)), the Special Servicer shall (1) within thirty (30) days of each anniversary of the related Appraisal Reduction Event, and (2) upon its determination that the value of the related Mortgaged Property has materially changed, notify the Master Servicer of the occurrence of such anniversary or determination and order an Appraisal (which may be an update of a prior Appraisal), the cost of which shall be paid by the Master Servicer as a Servicing Advance or to the extent it would be a Nonrecoverable Advance, an expense of the Trust, or conduct an internal valuation, as applicable and, promptly following receipt of any such Appraisal or performance of such valuation (or receipt of any Appraisal obtained in accordance with Section 4.05(b) above), shall deliver a copy thereof to the Master Servicer, the Certificate Administrator, the Trustee, the Senior Trust Advisor and, prior to the occurrence of any Consultation Termination Event, the Directing Certificateholder. Based upon such Appraisal or internal valuation (or any Appraisal obtained in accordance with Section 4.05(b) above) and receipt of information reasonably requested by the Special Servicer from the Master Servicer necessary to calculate the Appraisal Reduction that is either in the Master Servicer’s possession or reasonably obtainable by the Master Servicer, the Special Servicer shall determine or redetermine, as applicable, and report to the Master Servicer, the Certificate Administrator, the Trustee, the Senior Trust Advisor and, prior to the occurrence of any Consultation Termination Event, the Directing Certificateholder, the amount and calculation or recalculation of the Appraisal Reduction with respect to such Mortgage Loan, Companion Loan, Trust Subordinate Companion Loan, Serviced Whole Loan or Trust AB Whole Loan, as applicable, and such report shall be delivered in the CREFC® Appraisal Reduction Template format; provided, however, that the Special Servicer shall not be liable for failure to comply with such duties insofar as such failure results from a failure of the Master Servicer to provide sufficient information to the Special Servicer to comply with such duties or failure by the Master Servicer to otherwise comply with its obligations hereunder. Such report shall also be forwarded by the Master Servicer (or the Special Servicer if the related Mortgage Loan is a Specially Serviced Mortgage Loan), to the extent the related Serviced Companion Loan has been included in an Other Securitization, to the Other Servicer of such Other Securitization into which the related Serviced Companion Loan has been sold, or to the holder of any related Serviced Companion Loan by the Master Servicer (or the Special Servicer if the related Mortgage Loan is a Specially Serviced Mortgage Loan). If the Special Servicer is required to redetermine the Appraisal Reduction, such redetermined Appraisal Reduction shall replace the prior Appraisal Reduction with respect to such Mortgage Loan, Companion Loan, Trust Subordinate Companion Loan, Serviced Whole Loan or Trust AB Whole Loan, as applicable. Prior to the occurrence of a Consultation Termination Event, the Special Servicer shall consult with the Directing

Certificateholder with respect to any Appraisal, valuation or downward adjustment in connection with an Appraisal Reduction. Notwithstanding the foregoing but subject to Section 4.05(b), the Special Servicer will not be required to obtain an Appraisal or conduct an internal valuation, as applicable, with respect to a Mortgage Loan or related Companion Loan, Trust Subordinate Companion Loan, Serviced Whole Loan or Trust AB Whole Loan as to which an Appraisal Reduction Event has occurred to the extent the Special Servicer has obtained an Appraisal or conducted such a valuation (in accordance with requirements of this Agreement), as applicable, with respect to the related Mortgaged Property within the twelve-month period immediately prior to the occurrence of such Appraisal Reduction Event. Instead, the Special Servicer may use such prior Appraisal or valuation, as applicable, in calculating any Appraisal Reduction with respect to such Mortgage Loan or related Companion Loan, Trust Subordinate Companion Loan, Serviced Whole Loan or Trust AB Whole Loan; provided that the Special Servicer is not aware of any material change to the related Mortgaged Property having occurred and affecting the validity of such Appraisal or valuation.

 The Master Servicer shall deliver by electronic mail to the Special Servicer any information in its possession that is reasonably required to determine, calculate, redetermine or recalculate any Appraisal Reduction, using reasonable efforts to deliver such information, within four (4) Business Days following the Special Servicer’s reasonable request therefor (which request shall be made promptly, but in no event later than ten (10) Business Days, after the Special Servicer’s receipt of the applicable Appraisal or preparation of the applicable internal valuation); provided, the Special Servicer’s failure to timely make such request shall not relieve the Master Servicer of its obligation to use reasonable efforts to provide such information to the Special Servicer within four (4) Business Days following the Special Servicer’s reasonable request.

(d)           Any Mortgage Loan (other than a Non-Serviced Mortgage Loan), any related Serviced Companion Loan or Trust Subordinate Companion Loan and any Serviced Whole Loan or Trust AB Whole Loan, as applicable, previously subject to an Appraisal Reduction, which has become a Corrected Mortgage Loan (for such purposes taking into account any amendment or modification of such Mortgage Loan, any related Serviced Companion Loan or Trust Subordinate Companion Loan and any Serviced Whole Loan or Trust AB Whole Loan, as applicable), and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction. Any Appraisal Reduction in respect of a Non-Serviced Whole Loan shall be calculated by the applicable party under and in accordance with and pursuant to the terms of the applicable Non-Serviced Pooling Agreement.

(e)           Each Serviced Whole Loan and the Trust AB Whole Loan will be treated as a single Mortgage Loan for purposes of calculating an Appraisal Reduction with respect to the Mortgage Loan and Companion Loan(s) (or Trust Subordinate Companion Loan) that comprise such Serviced Whole Loan (or Trust AB Whole Loan, as applicable). Any Appraisal Reduction in respect of a Serviced AB Whole Loan (or Trust AB Whole Loan) will be allocated in accordance with the related Intercreditor Agreement or, if no allocation is specified in the related Intercreditor Agreement, then, first, to the related AB Subordinate Companion Loan (or Trust Subordinate Companion Loan, as applicable) (until the principal balance thereof is notionally reduced to zero by such Appraisal Reductions) and second, to the related AB Mortgage Loan (or Trust AB Mortgage Loan, as applicable). Any Appraisal Reduction in respect of any Serviced

Pari Passu Whole Loan will be allocated in accordance with the related Intercreditor Agreement or, if no allocation is specified in the related Intercreditor Agreement, then, pro rata, between the related Serviced Pari Passu Mortgage Loan and the related Serviced Pari Passu Companion Loan, based upon their respective Stated Principal Balances.

Section 4.06     Certificate Deferred Interest. (a) On each Distribution Date, (i) the amount of interest distributable to a Class of Regular Certificates (other than the Class X Certificates) shall be reduced by an amount equal to the amount of Mortgage Deferred Interest for all Mortgage Loans for the Due Dates occurring in the related Due Period allocated to such Class of Certificates, such Mortgage Deferred Interest to be allocated first, to the Class NR Certificates, second, to the Class F Certificates, third, to the Class E Certificates, fourth, to the Class D Certificates, fifth, to the Class C Certificates (without giving effect to any exchange of the Exchangeable Certificates for Class EC Certificates), sixth, to the Class B Certificates (without giving effect to any exchange of the Exchangeable Certificates for Class EC Certificates), seventh, to the Class A-S Certificates (without giving effect to any exchange of the Exchangeable Certificates for Class EC Certificates), and then pro rata (based upon Accrued Certificate Interest) to the Class A-1, Class A-2, Class A-3, Class A-4A-1, Class A-4A2, Class A-5 and Class A-SB Certificates, in each case up to the respective Accrued Certificate Interest for each such Class of Certificates for such Distribution Date and (ii) the amount of interest distributable to the Class BNB Certificates shall be reduced by an amount equal to the amount of Mortgage Deferred Interest for the related Trust Subordinate Companion Loan for the Due Date occurring in the related Due Period allocated to such Class of Certificates, such Mortgage Deferred Interest to be allocated to the Class BNB Certificates, as Class BNB Certificate Deferred Interest up to the Class BNB Accrued Certificate Interest for such Distribution Date.

(b)           On each Distribution Date, the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4A1 Certificates, Class A-4A2 Certificates, Class A-5 Certificates, Class A-SB Certificates, Class A-S Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates and Class NR Certificates (without giving effect to any exchange of the Exchangeable Certificates for Class EC Certificates) shall be increased by the amount of the Certificate Deferred Interest allocated to such Class of Certificates on such Distribution Date pursuant to Section 4.06(a)(i) above, and the Certificate Balance of the Class BNB Certificates shall be increased by the amount of Class BNB Certificate Deferred Interest allocated to such Class of Certificates on such Distribution Date pursuant to Section 4.06(a)(ii) above.

(c)           With respect to any Distribution Date, any Certificate Deferred Interest with respect to such Distribution Date allocated pursuant to Section 4.06(a) to a Class of Principal Balance Certificates shall be allocated in reduction of the amount of interest distributable to the Related Lower-Tier Regular Interests with respect thereto. On each Distribution Date, to the extent provided in Section 4.06(b) with respect to the Related Certificates, Certificate Deferred Interest will be added to the Lower-Tier Principal Amount of the Lower-Tier Regular Interests in the same manner as the interest thereon was reduced pursuant to the preceding sentence.

(d)           With respect to each Class of Exchangeable Certificates and the Class EC Certificates, for purposes of determining allocations and distributions under Section 4.06(a) of this Agreement as between the Exchangeable Certificates and the Class EC Certificates, all amounts of Certificate Deferred Interest of each Class of Exchangeable Certificates for any Distribution Date shall be determined without regard to any exchange of such Exchangeable Certificates for Class EC Certificates; provided, however, that all amounts of Certificate Deferred Interest that would otherwise be allocable to Exchangeable Certificates that have been exchanged and converted for Class EC Certificates shall be deemed allocated to such Class EC Certificates, without duplication.

Section 4.07     Grantor Trust Reporting. (a) The parties intend that the portions of the Trust Fund constituting the Grantor Trust, which consists of (i) the Excess Interest, the Excess Interest Account and proceeds thereof, and (ii) the uncertificated regular interests in the Upper-Tier REMIC represented by any Exchangeable Certificates that have been exchanged and converted for Class EC Certificates, the Class EC Distribution Account and proceeds thereof, shall constitute, and that the affairs of the Trust Fund (exclusive of the Lower-Tier REMIC, the Upper-Tier REMIC and BankNote Building Trust Subordinate Companion Loan REMIC) shall be conducted so as to qualify such portion as, a “grantor trust” under subpart E, part I of subchapter J of the Code, and the provisions hereof shall be interpreted consistently with this intention. In furtherance of such intention, neither the Trustee nor the Certificate Administrator shall have the power to vary the investment of the Class EC and Class Z Certificateholders in the Grantor Trust so as to improve their rate of return. The Certificate Administrator shall prepare or cause to be prepared, submit to the Trustee for execution (and the Trustee shall timely execute and timely return to the Certificate Administrator) and timely file all Tax Returns in respect of the Grantor Trust. In addition, the Certificate Administrator shall (A) file, or cause to be filed, Internal Revenue Service Form 1041 (or, in the event the Grantor Trust is a WHFIT, information will be provided on Form 1099) or such other form as may be applicable with the Internal Revenue Service with copies of the statements in the following clause and (B) furnish, or cause to be furnished, to the Class EC and Class Z Certificateholders, their allocable share of income and expense with respect to the Exchangeable Certificates and the Class EC Distribution Account, and the Excess Interest and Excess Interest Distribution Account, respectively, in the time or times and in the manner required by the Code.

(b)           The Grantor Trust is a WHFIT that is a WHMT. The Certificate Administrator will report as required under the WHFIT Regulations to the extent such information as is reasonably necessary to enable the Certificate Administrator to do so is provided to the Certificate Administrator on a timely basis. The Certificate Administrator is hereby directed to assume that DTC is the only “middleman” as defined by the WHFIT Regulations unless the Depositor provides the Certificate Administrator with the identities of other “middlemen” that are Certificateholders. The Certificate Administrator shall be entitled to indemnification in accordance with the terms of this Agreement in the event that the Internal Revenue Service makes a determination that the first sentence of this paragraph is incorrect.

(c)           The Certificate Administrator shall report required WHFIT information using the accrual method, except to the extent the WHFIT Regulations specifically require a different method. The Certificate Administrator shall be under no obligation to determine whether any Certificateholder uses the cash or accrual method. The Certificate Administrator shall make available (via its website) WHFIT information to Certificateholders annually. In addition, the Certificate Administrator shall not be responsible or liable for providing subsequently amended, revised or updated information to any Certificateholder, unless requested by the Certificateholder.

(d)           The Certificate Administrator shall not be liable for failure to meet the reporting requirements of the WHFIT Regulations nor for any penalties thereunder if such failure is due to: (i) the lack of reasonably necessary information being provided to the Certificate Administrator or (ii) incomplete, inaccurate or untimely information being provided to the Certificate Administrator. Each holder of Class Z or Class EC Certificates, by acceptance of its interest in such class of securities, will be deemed to have agreed to provide the Certificate Administrator with information regarding any sale of such securities, including the price, amount of proceeds and date of sale. Absent receipt of information regarding any sale of Class Z or Class EC Certificates, including the price, amount of proceeds and date of sale from the beneficial owner thereof or the Depositor, the Certificate Administrator shall assume there is no secondary market trading of WHFIT interests.

(e)           To the extent required by the WHFIT Regulations, the Certificate Administrator shall use reasonable efforts to publish on an appropriate website the CUSIP for the Class Z Certificates. The CUSIP so published will represent the Rule 144A CUSIP. The Certificate Administrator shall make reasonable good faith efforts to keep the website accurate and updated to the extent such CUSIP has been received. Absent the receipt of such CUSIP, the Certificate Administrator will use a reasonable identifier number in lieu of a CUSIP. The Certificate Administrator shall not be liable for investor reporting delays that result from the receipt of inaccurate or untimely CUSIP information.

Section 4.08     Investor Q&A Forum; Investor Registry; and Rating Agency Q&A Forum and Document Request Tool. (a) The Certificate Administrator shall make available, only to Privileged Persons, the Investor Q&A Forum. The “Investor Q&A Forum” shall be a service available on the Certificate Administrator’s Website, where (i) Certificateholders and beneficial owners of Certificates that are Privileged Persons may submit questions to (A) the Certificate Administrator relating to the Statement to Certificateholders, (B) the Master Servicer or the Special Servicer, as applicable, relating to the reports being made available pursuant to Section 3.15(b), the Mortgage Loans (excluding any Non-Serviced Mortgage Loan) or the related Mortgaged Properties or (C) the Senior Trust Advisor relating to the Senior Trust Advisor Annual Report or actions by the Special Servicer referenced in any Senior Trust Advisor Annual Report (each an “Inquiry” and collectively, “Inquiries”), and (ii) Privileged Persons may view Inquiries that have been previously submitted and answered, together with the answers thereto. Upon receipt of an Inquiry for the Master Servicer, the Special Servicer, Certificate Administrator or the Senior Trust Advisor, as applicable, and in the case of any Inquiry relating to a Non-Serviced Mortgage Loan, to the related Non-Serviced Master Servicer or related Non-Serviced Special Servicer, as applicable, the Certificate Administrator shall forward the Inquiry to the appropriate person (in the case of the Master Servicer to the following: REAM_InvestorRelations@wellsfargo.com), in each case within a commercially reasonable period of time following receipt thereof. Following receipt of an Inquiry, the Master Servicer, the Special Servicer, the Certificate Administrator or the Senior Trust Advisor, as applicable, unless such party determines not to answer such Inquiry as provided below, shall reply to the

Inquiry, which reply of the Master Servicer, Special Servicer or the Senior Trust Advisor, as applicable, shall be delivered to the Certificate Administrator by electronic mail. In the case of an Inquiry relating to a Non-Serviced Mortgage Loan, the Certificate Administrator shall make reasonable efforts to obtain an answer from the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable; provided that the Certificate Administrator shall not be responsible for the content of such answer or any delay or failure to obtain such answer. The Certificate Administrator shall post (within a commercially reasonable period of time following preparation or receipt of such answer, as the case may be) such Inquiry and the related answer to the Certificate Administrator’s Website. If the Certificate Administrator, the Master Servicer, the Special Servicer or the Senior Trust Advisor determines, in its respective sole discretion, that (i) any Inquiry is beyond the scope of the topics described above, (ii) answering any Inquiry would not be in the best interests of the Trust Fund and/or the Certificateholders, (iii) answering any Inquiry would be in violation of applicable law, the applicable Mortgage Loan documents or this Agreement, (iv) answering any Inquiry would materially increase the duties of, or result in significant additional cost or expense to, the Master Servicer, the Special Servicer, the Certificate Administrator or the Senior Trust Advisor, as applicable, (v) answering any Inquiry would require the disclosure of Privileged Information, or (vi) answering any Inquiry is otherwise, for any reason, not advisable, it shall not be required to answer such Inquiry and, in the case of the Master Servicer, the Special Servicer or the Senior Trust Advisor, shall promptly notify the Certificate Administrator of such determination. In addition, no party shall post or otherwise disclose any direct communications with the Directing Certificateholder as part of its response to any Inquiries. The Certificate Administrator shall notify the Person who submitted such Inquiry in the event that the Inquiry will not be answered. Any notice by the Certificate Administrator to the Person who submitted an Inquiry that will not be answered shall include the following statement: “Because the Pooling and Servicing Agreement provides that the Master Servicer, the Special Servicer, the Certificate Administrator and the Senior Trust Advisor shall not answer an Inquiry if it determines, in its respective sole discretion, that (i) any Inquiry is beyond the scope of the topics described in the Pooling and Servicing Agreement, (ii) answering any Inquiry would not be in the best interests of the Trust and/or the Certificateholders, (iii) answering any Inquiry would be in violation of applicable law or the applicable Mortgage Loan documents, (iv) answering any Inquiry would materially increase the duties of, or result in significant additional costs or expenses to the Trustee, the Master Servicer, the Special Servicer, the Certificate Administrator or Senior Trust Advisor, as applicable, (v) answering any Inquiry would require the disclosure of Privileged Information, or (vi) answering any Inquiry is otherwise, for any reason, not advisable, no inference should or may be drawn from the fact that the Master Servicer, the Special Servicer, the Certificate Administrator or the Senior Trust Advisor has declined to answer the Inquiry.” Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and shall not be deemed to be answers from any of the Depositor, the Underwriters or any of their respective Affiliates. None of the Underwriters, Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Senior Trust Advisor or any of their respective Affiliates will certify to any of the information posted in the Investor Q&A Forum and no such party shall have any responsibility or liability for the content of any such information. The Certificate Administrator shall not be required to post to the Certificate Administrator’s Website any Inquiry or answer thereto that the Certificate Administrator determines, in its sole discretion, is administrative or ministerial in nature. The Investor Q&A Forum will not reflect questions, answers and other communications that are not submitted via the Certificate Administrator’s Website. Notwithstanding the foregoing, the Senior Trust Advisor shall not be required to respond to any Inquiries from Certificateholders for which its response would require the Senior Trust Advisor to provide information to such inquiring Certificateholders that they are otherwise not entitled to receive under the terms of this Agreement.

(b)           The Certificate Administrator shall make available to any Certificateholder and any Certificate Owner that is a Privileged Person, the Investor Registry. The “Investor Registry” shall be a voluntary service available on the Certificate Administrator’s Website, where Certificateholders and Certificate Owners that are Privileged Persons can register and thereafter obtain information with respect to any other Certificateholder or Certificate Owner that has so registered. Any person registering to use the Investor Registry will be required to certify that (a) it is a Certificateholder or a Certificate Owner and a Privileged Person and (b) it grants authorization to the Certificate Administrator to make its name and contact information available on the Investor Registry for at least forty-five (45) days from the date of such certification to persons entitled to access to the Investor Registry. Such Person shall then be asked to enter certain mandatory fields such as the individual’s name, the company name and email address, as well as certain optional fields such as address, phone, and Class(es) of Certificates owned. If any Certificateholder or Certificate Owner notifies the Certificate Administrator that it wishes to be removed from the Investor Registry (which notice may not be within forty-five (45) days of its registration), the Certificate Administrator shall promptly remove it from the Investor Registry. The Certificate Administrator will not be responsible for verifying or validating any information submitted on the Investor Registry, or for monitoring or otherwise maintaining the accuracy of any information thereon. The Certificate Administrator may require acceptance of a waiver and disclaimer for access to the Investor Registry.

(c)            The 17g-5 Information Provider shall make available, only to NRSROs, the Rating Agency Q&A Forum and Document Request Tool. The “Rating Agency Q&A Forum and Document Request Tool” shall be a service available on the 17g-5 Information Provider’s Website, where NRSROs may (i) submit questions to the Certificate Administrator relating to any Statements to Certificateholders, or submit questions to the Master Servicer or the Special Servicer, as applicable, relating to the reports prepared by such parties (each such submission, a “Rating Agency Inquiry”), and (ii) view Rating Agency Inquiries that have been previously submitted and answered, together with the responses thereto. In addition, NRSROs may use the forum to submit requests (each such submission also, a “Rating Agency Inquiry”) to the Master Servicer for loan-level reports and other related information. Upon receipt of a Rating Agency Inquiry for the Master Servicer or the Special Servicer, the 17g-5 Information Provider shall forward the Rating Agency Inquiry to the appropriate person (in the case of the Master Servicer to the following: RAInvRequests@wellsfargo.com), in each case within a commercially reasonable period of time following receipt thereof. Following receipt of a Rating Agency Inquiry from the 17g-5 Information Provider, the Master Servicer or the Special Servicer, as applicable, unless it determines not to answer such Rating Agency Inquiry as provided below, shall reply by email to the Certificate Administrator. The 17g-5 Information Provider shall post (within a commercially reasonable period of time following receipt of such response) such Rating Agency Inquiry with the related response thereto (or such reports, as applicable) to the Rating Agency Q&A Forum and Document Request Tool. Any reports posted by the 17g-5 Information Provider in response to an inquiry may be posted on a separate website or web page accessible by a link on the 17g-5 Information Provider’s Website. If the Certificate Administrator, the Master Servicer or the Special Servicer determines, in its respective sole discretion, that (i) answering any Rating Agency Inquiry would be in violation of applicable law, the Servicing Standard, this Agreement or any Mortgage Loan documents, (ii) answering any Rating Agency Inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege with, or the disclosure of attorney work product, or (iii) (A) answering any Rating Agency Inquiry would materially increase the duties of, or result in significant additional cost or expense to, the Certificate Administrator, the Master Servicer or the Special Servicer, as applicable, and (B) the Certificate Administrator, the Master Servicer or the Special Servicer, as applicable, determines in accordance with the Servicing Standard (or in good faith, in the case of the Certificate Administrator) that the performance of such duties or the payment of such costs and expenses is beyond the scope of its duties in its capacity as Certificate Administrator, Master Servicer or Special Servicer, as applicable, under this Agreement, it shall not be required to answer such Rating Agency Inquiry and shall promptly notify the 17g-5 Information Provider by email of such determination. The 17g-5 Information Provider shall promptly thereafter post the Rating Agency Inquiry with the reason it was not answered to the Rating Agency Q&A Forum and Document Request Tool. The 17g-5 Information Provider will not be liable for the failure by any other such Person to so answer. Questions posted on the Rating Agency Q&A Forum and Document Request Tool shall not be attributed to the submitting NRSRO. Answers posted on the Rating Agency Q&A Forum and Document Request Tool will be attributable only to the respondent, and shall not be deemed to be answers from any other person. None of the Underwriters, the Depositor, nor any of their respective Affiliates will certify to any of the information posted in the Rating Agency Q&A Forum and Document Request Tool and no such party shall have any responsibility or liability for the content of any such information. The 17g-5 Information Provider shall not be required to post to the 17g-5 Information Provider’s Website any Rating Agency Inquiry or answer thereto that the 17g-5 Information Provider determines, in its sole discretion, is administrative or ministerial in nature. The Rating Agency Q&A Forum and Document Request Tool will not reflect questions, answers and other communications that are not submitted via the 17g-5 Information Provider’s Website.

[End of Article IV]

ARTICLE V

THE CERTIFICATES

Section 5.01     The Certificates. (a) The Certificates will be substantially in the respective forms annexed hereto as Exhibits A-1 through and including A-25, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement or as may, in the reasonable judgment of the Certificate Registrar, be necessary, appropriate or convenient to comply, or facilitate compliance, with applicable laws, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required by law, or as may, consistently herewith, be determined by the officers executing such Certificates, as evidenced by their execution thereof. The Class BNB Certificates will be issued in minimum denominations of $100,000 and integral multiples of $1 in excess of $100,000. The Class X Certificates will be issuable only in minimum Denominations of authorized initial Notional Amount of not less than $1,000,000 and in integral multiples of $1.00 in excess thereof. The Offered Certificates (other than the Class X-A Certificates and Class X-B Certificates) will be issuable only in minimum Denominations of authorized initial Certificate Balance of not less than $10,000, and in integral multiples of $1.00 in excess thereof. The Non-Registered Certificates (other than the Class X-C, Class X-D, Class X-E, Class X-F, Class X-NR, Class R and Class Z Certificates) will be issuable in minimum Denominations of authorized initial Certificate Balance of not less than $100,000, and in integral multiples of $1.00 in excess thereof. If the Original Certificate Balance or initial Notional Amount, as applicable, of any Class does not equal an integral multiple of $1.00, then a single additional Certificate of such Class may be issued in a minimum denomination of authorized initial Certificate Balance or initial Notional Amount, as applicable, that includes the excess of (i) the Original Certificate Balance or initial Notional Amount, as applicable, of such Class over (ii) the largest integral multiple of $1.00 that does not exceed such amount. The Class R and Class Z Certificates shall be issued, maintained and transferred in minimum percentage interests of 10% of such Class R or Class Z Certificates and in integral multiples of 1% in excess thereof.

(b)           One authorized signatory shall sign the Certificates for the Certificate Registrar by manual or facsimile signature. If an authorized signatory whose signature is on a Certificate no longer holds that office at the time the Certificate Registrar countersigns the Certificate, the Certificate shall be valid nevertheless. A Certificate shall not be valid until an authorized signatory of the Certificate Registrar (who may be the same officer who executed the Certificate) manually countersigns the Certificate. The signature shall be conclusive evidence that the Certificate has been executed and countersigned under this Agreement.

Section 5.02     Form and Registration. No transfer of any Non-Registered Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If a transfer (other than one by the Depositor to an Affiliate thereof or by the Initial Purchasers to RREF II CMBS AIV, LP) is to be made in reliance upon an exemption from the Securities Act, and under the applicable state securities laws, then either:

(a)            Each Class of the Non-Registered Certificates sold to institutions that are non-United States Securities Persons in Offshore Transactions in reliance on Regulation S under the Act shall initially be represented by a temporary book-entry certificate in definitive, fully registered form without interest coupons, substantially in the applicable form set forth as an exhibit hereto (each a “Temporary Regulation S Book-Entry Certificate”), which shall be deposited on the Closing Date on behalf of the purchasers of the Non-Registered Certificates represented thereby with the Certificate Registrar, at its principal trust office, as custodian, for the Depository, and registered in the name of the Depository or the nominee of the Depository for the account of designated agents holding on behalf of Euroclear and/or Clearstream. Prior to the expiration of the 40-day period commencing on the later of the commencement of the offering and the Closing Date (the “Restricted Period”), beneficial interests in each Temporary Regulation S Book-Entry Certificate may be held only through Euroclear or Clearstream. After the expiration of the Restricted Period, a beneficial interest in a Temporary Regulation S Book-Entry Certificate may be exchanged for an interest in the related Regulation S Book-Entry

Certificate in the applicable form set forth as an exhibit hereto in accordance with the procedures set forth in Section 5.03(f). During the Restricted Period, distributions due in respect of a beneficial interest in a Temporary Regulation S Book-Entry Certificate shall only be made upon delivery to the Certificate Registrar by Euroclear or Clearstream, as applicable, of a Non-U.S. Beneficial Ownership Certification. After the expiration of the Restricted Period, distributions due in respect of any beneficial interests in a Temporary Regulation S Book-Entry Certificate shall not be made to the holders of such beneficial interests unless exchange for a beneficial interest in the Regulation S Book-Entry Certificate of the same Class is improperly withheld or refused. The aggregate Certificate Balance of a Temporary Regulation S Book-Entry Certificate or a Regulation S Book-Entry Certificate may from time to time be increased or decreased by adjustments made on the records of the Certificate Registrar, as custodian for the Depository, as hereinafter provided.

On the Closing Date, the Certificate Administrator shall execute, the Authenticating Agent shall authenticate, and the Certificate Administrator shall deliver to the Certificate Registrar the Regulation S Book-Entry Certificates, which shall be held by the Certificate Registrar for purposes of effecting the exchanges contemplated by the preceding paragraph. Wells Fargo Bank, National Association is hereby initially appointed the Authenticating Agent with the power to act, on the Trustee’s behalf, in the authentication and delivery of the Certificates in connection with transfers and exchanges as herein provided. If Wells Fargo Bank, National Association is removed as Certificate Administrator, then Wells Fargo Bank, National Association shall be terminated as Authenticating Agent. If the Authenticating Agent is terminated, the Trustee shall appoint a successor authenticating agent, which may be the Trustee or an Affiliate thereof.

The Class BNB Certificates shall not be offered in Offshore Transactions in reliance on Regulation S under the Act.

(b)           Certificates of each Class of Non-Registered Certificates offered and sold to Qualified Institutional Buyers in reliance on Rule 144A under the Act (“Rule 144A”) shall be represented by Rule 144A Book-Entry Certificates, which shall be deposited with the Certificate Registrar or an agent of the Certificate Registrar, as custodian for the Depository, and registered in the name of the Depository or a nominee of the Depository. The aggregate Certificate Balance of a Rule 144A Book-Entry Certificate may from time to time be increased or decreased by adjustments made on the records of the Certificate Registrar, as custodian for the Depository, as hereinafter provided. The Class BNB Certificates may only be offered and sold to Qualified Institutional Buyers in reliance on Rule 144A.

(c)           Certificates of each Class of Non-Registered Certificates that are initially offered and sold to investors that are Institutional Accredited Investors that are not Qualified Institutional Buyers (the “Non-Book Entry Certificates”) shall be in the form of Definitive Certificates, substantially in the applicable form set forth as an exhibit hereto, and shall be registered in the name of such investors or their nominees by the Certificate Registrar who shall deliver the certificates for such Non-Book Entry Certificates to the respective beneficial owners or owners; provided, that the Direct Sale Certificates transferred by the Depositor to JPMCB that is a Qualified Institutional Buyer in reliance on Rule 144A may be issued initially in the form of Definitive Certificates, substantially in the applicable form set forth as an exhibit hereto. The

Class BNB Certificates shall not be offered, sold or transferred to investors that are Institutional Accredited Investors who are not also Qualified Institutional Buyers. For the avoidance of doubt, the Class R Certificates shall only be in the form of Definitive Certificates.

(d)           Owners of beneficial interests in Book-Entry Certificates of any Class shall not be entitled to receive physical delivery of certificated Certificates unless: (i) the Depository advises the Certificate Registrar in writing that the Depository is no longer willing or able to discharge properly its responsibilities as depository with respect to the Book-Entry Certificates of such Class or ceases to be a Clearing Agency, and the Certificate Registrar and the Depository are unable to locate a qualified successor within ninety (90) days of such notice or (ii) the Trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Holders of such Class and the Trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the Certificate Registrar to obtain possession of the Certificates of such Class; provided, however, that under no circumstances will certificated Non-Registered Certificates be issued to beneficial owners of a Temporary Regulation S Book-Entry Certificate. Upon notice of the occurrence of any of the events described in clause (i) or (ii) above with respect to any Certificates of a Class that are in the form of Book-Entry Certificates and upon surrender by the Depository of any Book-Entry Certificate of such Class and receipt from the Depository of instructions for re-registration, the Certificate Registrar shall issue Certificates of such Class in the form of Definitive Certificates (bearing, in the case of a Definitive Certificate issued for a Rule 144A Book-Entry Certificate, the same legends regarding transfer restrictions borne by such Book-Entry Certificate), and thereafter the Certificate Registrar shall recognize the Holders of such Definitive Certificates as Certificateholders under this Agreement. Unless and until Definitive Certificates are issued in respect of a Class of Book-Entry Certificates, beneficial ownership interests in such Class of Certificates will be maintained and transferred on the book entry records of the Depository and Depository Participants, and all references to actions by Holders of such Class of Certificates will refer to action taken by the Depository upon instructions received from the related registered Holders of Certificates through the Depository Participants in accordance with the Depository’s procedures and, except as otherwise set forth herein, all references herein to payments, notices, reports and statements to Holders of such Class of Certificates will refer to payments, notices, reports and statements to the Depository or its nominee as the registered Holder thereof, for distribution to the related registered Holders of Certificates through the Depository Participants in accordance with the Depository’s procedures.

Section 5.03     Registration of Transfer and Exchange of Certificates. (a) The Certificate Administrator shall keep or cause to be kept at the Corporate Trust Office books (the “Certificate Register”) in which, subject to such reasonable regulations as it may prescribe, the Certificate Administrator shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided (the Certificate Administrator, in such capacity, being the “Certificate Registrar”). In such capacities, the Certificate Administrator shall be responsible for, among other things, (i) maintaining the Certificate Register and a record of the aggregate holdings of Certificates of each Class of Non-Registered Certificates represented by a Temporary Regulation S Book-Entry Certificate, a Regulation S Book-Entry Certificate and a Rule 144A Book-Entry Certificate and accepting Certificates for exchange and registration of transfer and (ii) transmitting to the Depositor, the Master Servicer and the Special Servicer any notices from the Certificateholders.

(b)          Subject to the restrictions on transfer set forth in this Article V, upon surrender for registration of transfer of any Certificate, the Certificate Registrar shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations, in like aggregate interest and of the same Class.

(c)            Rule 144A Book-Entry Certificate to Temporary Regulation S Book-Entry Certificate. If a holder of a beneficial interest in the Rule 144A Book-Entry Certificate deposited with the Certificate Registrar as custodian for the Depository wishes at any time during the Restricted Period to exchange its interest in such Rule 144A Book-Entry Certificate for an interest in the Temporary Regulation S Book-Entry Certificate of the same Class, or to transfer its interest in such Rule 144A Book-Entry Certificate to a Person who is required to take delivery thereof in the form of an interest in the Temporary Regulation S Book-Entry Certificate of the same Class, such holder may, subject to the rules and procedures of the Depository, exchange or cause the exchange of such interest for an equivalent beneficial interest in such Temporary Regulation S Book-Entry Certificate. Upon receipt by the Certificate Registrar, as registrar, at its office designated in Section 5.07 hereof, of (1) instructions given in accordance with the Depository’s procedures from a Depository Participant directing the Certificate Registrar to credit, or cause to be credited, a beneficial interest in the Temporary Regulation S Book-Entry Certificate in an amount equal to the beneficial interest in the Rule 144A Book-Entry Certificate to be exchanged, (2) a written order given in accordance with the Depository’s procedures containing information regarding the Euroclear or Clearstream account to be credited with such increase and the name of such account and (3) a certificate in the form of Exhibit I hereto given by the holder of such beneficial interest stating that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Book-Entry Certificates and pursuant to and in accordance with Regulation S, then the Certificate Registrar shall instruct the Depository to reduce, or cause to be reduced, the Certificate Balance of the Rule 144A Book-Entry Certificate and to increase, or cause to be increased, the Certificate Balance of the Temporary Regulation S Book-Entry Certificate by the aggregate Certificate Balance of the beneficial interest in the Rule 144A Book-Entry Certificate to be exchanged, to credit or cause to be credited to the account of the Person specified in such instructions (who shall be the agent member of Euroclear or Clearstream, or both) a beneficial interest in the Temporary Regulation S Book-Entry Certificate equal to the reduction in the Certificate Balance of the Rule 144A Book-Entry Certificate, and to debit, or cause to be debited, from the account of the Person making such exchange or transfer the beneficial interest in the Rule 144A Book-Entry Certificate that is being exchanged or transferred.

(d)            Rule 144A Book-Entry Certificate to Regulation S Book-Entry Certificate. If a holder of a beneficial interest in the Rule 144A Book-Entry Certificate deposited with the Certificate Registrar as custodian for the Depository wishes at any time following the Restricted Period to exchange its interest in such Rule 144A Book-Entry Certificate for an interest in the Regulation S Book-Entry Certificate of the same Class, or to transfer its interest in such Rule 144A Book-Entry Certificate to a Person who is required to take delivery thereof in the form of an interest in a Regulation S Book-Entry Certificate, such holder may, subject to the rules and procedures of the Depository, exchange, or cause the exchange of, such interest for an equivalent beneficial interest in such Regulation S Book-Entry Certificate. Upon receipt by the Certificate Registrar, as registrar, at its office designated in Section 5.07 hereof, of (1) instructions given in accordance with the Depository’s procedures from a Depository

Participant directing the Certificate Registrar to credit or cause to be credited a beneficial interest in the Regulation S Book-Entry Certificate in an amount equal to the beneficial interest in the Rule 144A Book-Entry Certificate to be exchanged, (2) a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository to be credited with such increase and (3) a certificate in the form of Exhibit J hereto given by the holder of such beneficial interest stating (A) that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Book-Entry Certificates and pursuant to and in accordance with Regulation S, or (B) that the transferee is otherwise entitled to hold its interest in the applicable Certificates in the form of an interest in the Regulation S Book-Entry Certificate, without any registration of such Certificates under the Act (in which case such certificate shall enclose an Opinion of Counsel to such effect and such other documents as the Certificate Registrar may reasonably require), then the Certificate Registrar shall instruct the Depository to reduce, or cause to be reduced, the Certificate Balance of the Rule 144A Book-Entry Certificate and to increase, or cause to be increased, the Certificate Balance of the Regulation S Book-Entry Certificate by the aggregate Certificate Balance of the beneficial interest in the Rule 144A Book-Entry Certificate to be exchanged, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Regulation S Book-Entry Certificate equal to the reduction in the Certificate Balance of the Rule 144A Book-Entry Certificate, and to debit, or cause to be debited, from the account of the Person making such exchange or transfer the beneficial interest in the Rule 144A Book-Entry Certificate that is being exchanged or transferred.

(e)           Temporary Regulation S Book-Entry Certificate or Regulation S Book-Entry Certificate to Rule 144A Book-Entry Certificate. If a holder of a beneficial interest in a Temporary Regulation S Book-Entry Certificate or Regulation S Book-Entry Certificate deposited with the Certificate Registrar as custodian for the Depository wishes at any time to exchange its interest in such Temporary Regulation S Book-Entry Certificate or Regulation S Book-Entry Certificate for an interest in the Rule 144A Book-Entry Certificate of the same Class, or to transfer its interest in such Temporary Regulation S Book-Entry Certificate or Regulation S Book-Entry Certificate to a Person who is required to take delivery thereof in the form of an interest in the Rule 144A Book-Entry Certificate, such holder may, subject to the rules and procedures of Euroclear or Clearstream, as the case may be, and the Depository, exchange or cause the exchange of such interest for an equivalent beneficial interest in the Rule 144A Book-Entry Certificate of the same Class. Upon receipt by the Certificate Registrar, as registrar, at its office designated in Section 5.07 hereof, of (1) instructions from Euroclear or Clearstream, if applicable, and the Depository, directing the Certificate Registrar, as registrar, to credit or cause to be credited a beneficial interest in the Rule 144A Book-Entry Certificate equal to the beneficial interest in the Temporary Regulation S Book-Entry Certificate or Regulation S Book-Entry Certificate to be exchanged, such instructions to contain information regarding the participant account with the Depository to be credited with such increase, (2) with respect to a transfer of an interest in the Regulation S Book-Entry Certificate, information regarding the participant account of the Depository to be debited with such decrease and (3) with respect to a transfer of an interest in the Temporary Regulation S Book-Entry Certificate for an interest in the Rule 144A Book-Entry Certificate (i) during the Restricted Period, a certificate in the form of Exhibit K hereto given by the holder of such beneficial interest and stating that the Person transferring such interest in the Temporary Regulation S Book-Entry Certificate reasonably believes that the Person acquiring such interest in the Rule 144A Book-Entry Certificate is a

Qualified Institutional Buyer or (ii) after the Restricted Period, an Investment Representation Letter in the form of Exhibit C attached hereto from the transferee to the effect that such transferee is a Qualified Institutional Buyer (an “Investment Representation Letter”) and is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A, then the Certificate Registrar shall instruct the Depository to reduce, or cause to be reduced, the Certificate Balance of the Temporary Regulation S Book-Entry Certificate or Regulation S Book-Entry Certificate and to increase, or cause to be increased, the Certificate Balance of the Rule 144A Book-Entry Certificate by the aggregate Certificate Balance of the beneficial interest in the Temporary Regulation S Book-Entry Certificate or Regulation S Book-Entry Certificate to be exchanged, and the Certificate Registrar shall instruct the Depository, concurrently with such reduction, to credit, or cause to be credited, to the account of the Person specified in such instructions, a beneficial interest in the Rule 144A Book-Entry Certificate equal to the reduction in the Certificate Balance of the Temporary Regulation S Book-Entry Certificate or Regulation S Book-Entry Certificate and to debit, or cause to be debited, from the account of the Person making such transfer the beneficial interest in the Temporary Regulation S Book-Entry Certificate or Regulation S Book-Entry Certificate that is being transferred.

(f)            Temporary Regulation S Book-Entry Certificate to Regulation S Book-Entry Certificate. Interests in a Temporary Regulation S Book-Entry Certificate as to which the Certificate Registrar has received from Euroclear or Clearstream, as the case may be, a certificate (a “Non-U.S. Beneficial Ownership Certification”) to the effect that Euroclear or Clearstream, as applicable, has received a certificate substantially in the form of Exhibit L hereto from the holder of a beneficial interest in such Temporary Regulation S Book-Entry Certificate, shall be exchanged after the Restricted Period, for interests in the Regulation S Book-Entry Certificate of the same Class. The Certificate Registrar shall effect such exchange by delivering to the Depository for credit to the respective accounts of such holders, a duly executed and authenticated Regulation S Book-Entry Certificate, representing the aggregate Certificate Balance of interests in the Temporary Regulation S Book-Entry Certificate initially exchanged for interests in the Regulation S Book-Entry Certificate. The delivery to the Certificate Registrar by Euroclear or Clearstream of the certificate or certificates referred to above may be relied upon by the Depositor and the Certificate Registrar as conclusive evidence that the certificate or certificates referred to therein has or have been delivered to Euroclear or Clearstream pursuant to the terms of this Agreement and the Temporary Regulation S Book-Entry Certificate. Upon any exchange of interests in the Temporary Regulation S Book-Entry Certificate for interests in the Regulation S Book-Entry Certificate, the Certificate Registrar shall endorse the Temporary Regulation S Book-Entry Certificate to reflect the reduction in the Certificate Balance represented thereby by the amount so exchanged and shall endorse the Regulation S Book-Entry Certificate to reflect the corresponding increase in the amount represented thereby. Until so exchanged in full and except as provided therein, the Temporary Regulation S Book-Entry Certificate, and the Certificates evidenced thereby, shall in all respects be entitled to the same benefits under this Agreement as the Regulation S Book-Entry Certificate and Rule 144A Book-Entry Certificate authenticated and delivered hereunder.

(g)           Non-Book Entry Certificate to Book-Entry Certificate. If a holder of a Non-Book Entry Certificate (other than a Class R Certificate) wishes at any time to exchange its interest in such Non-Book Entry Certificate for an interest in a Book-Entry Certificate of the same Class, or to transfer all or part of such Non-Book Entry Certificate to a Person who is entitled to take delivery thereof in the form of an interest in a Book-Entry Certificate, such holder may, subject to the rules and procedures of Euroclear or Clearstream, if applicable, and the Depository, cause the exchange of all or part of such Non-Book Entry Certificate for an equivalent beneficial interest in the appropriate Book-Entry Certificate of the same Class. Upon receipt by the Certificate Registrar, as registrar, at its office designated in Section 5.07 hereof, of (1) such Non-Book Entry Certificate, duly endorsed as provided herein, (2) instructions from such holder directing the Certificate Registrar, as registrar, to credit, or cause to be credited, a beneficial interest in the applicable Book-Entry Certificate equal to the portion of the Certificate Balance of the Non-Book Entry Certificate to be exchanged, such instructions to contain information regarding the participant account with the Depository to be credited with such increase and (3) a certificate in the form of Exhibit M hereto (in the event that the applicable Book-Entry Certificate is the Temporary Regulation S Book-Entry Certificate), in the form of Exhibit N hereto (in the event that the applicable Book-Entry Certificate is the Regulation S Book-Entry Certificate) or in the form of Exhibit O hereto (in the event that the applicable Book-Entry Certificate is the Rule 144A Book-Entry Certificate), then the Certificate Registrar, as registrar, shall cancel, or cause to be canceled, all or part of such Non-Book Entry Certificate, shall, if applicable, execute, authenticate and deliver to the transferor a new Non-Book Entry Certificate equal to the aggregate Certificate Balance of the portion retained by such transferor and shall instruct the Depository to increase, or cause to be increased, such Book-Entry Certificate by the aggregate Certificate Balance of the portion of the Non-Book Entry Certificate to be exchanged and to credit, or cause to be credited, to the account of the Person specified in such instructions a beneficial interest in the applicable Book-Entry Certificate equal to the Certificate Balance of the portion of the Non-Book Entry Certificate so canceled. Upon the written direction of the Depositor (which may be by email to cts.cmbs.bond.admin@wellsfargo.com) or its Affiliate, the Certificate Registrar shall execute any instrument as may be reasonably required by the Depository to effect such exchange.

(h)           Non-Book Entry Certificates on Initial Issuance Only. Subject to the issuance of Definitive Certificates, if and when permitted by Section 5.02(d), no Non-Book Entry Certificate shall be issued to a transferee of an interest in any Rule 144A Book-Entry Certificate, Temporary Regulation S Book-Entry Certificate or Regulation S Book-Entry Certificate or to a transferee of a Non-Book Entry Certificate (or any portion thereof).

(i)            Other Exchanges. In the event that a Book-Entry Certificate is exchanged for a Definitive Certificate, such Certificates may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of subsections (c) through (f) above (including the certification requirements intended to ensure that such transfers comply with Rule 144A or Regulation S under the Act, at the case may be) and such other procedures as may from time to time be adopted by the Certificate Registrar.

(j)            Restricted Period. Prior to the termination of the Restricted Period with respect to the issuance of the Certificates, transfers of interests in the Temporary Regulation S Book-Entry Certificate to U.S. persons (as defined in Regulation S) shall be limited to transfers made pursuant to the provisions of subsection (e) above.

(k)          If Non-Registered Certificates are issued upon the transfer, exchange or replacement of Certificates bearing a restrictive legend relating to compliance with the Act, or if a request is made to remove such legend on Certificates, the Non-Registered Certificates so issued shall bear the restrictive legend, or such legend shall not be removed, as the case may be, unless there is delivered to the Certificate Registrar such satisfactory evidence, which may include an Opinion of Counsel that neither such legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Regulation S under the Act. Upon provision of such satisfactory evidence, the Certificate Registrar shall authenticate and deliver Certificates that do not bear such legend.

(l)             All Certificates surrendered for registration of transfer and exchange shall be canceled and subsequently destroyed by the Certificate Registrar in accordance with the Certificate Registrar’s customary procedures.

(m)           With respect to the ERISA Restricted Certificates, no sale, transfer, pledge or other disposition (other than any initial transfer to the Initial Purchasers) of any such Certificate shall be made unless the Trustee and Certificate Administrator shall have received either (i) a representation letter from the proposed purchaser or transferee of such Certificate substantially in the form of Exhibit F-1 attached hereto, to the effect that such proposed purchaser or transferee is not (A) an employee benefit plan subject to the fiduciary responsibility provisions of ERISA or a plan subject to Section 4975 of the Code, or a governmental plan (as defined in Section 3(32) of ERISA), a church plan (as defined in Section 3(33) of ERISA) for which no election has been made under Section 410(d) of the Code or any other plan subject to any federal, state or local law (“Similar Law”) which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a “Plan”) or (B) a person acting on behalf of or using the assets of any such Plan (including an entity whose underlying assets include Plan assets by reason of investment in the entity by such Plan and the application of Department of Labor Regulation § 2510.3-101, as modified by Section 3(42) of ERISA), other than an insurance company using the assets of its general account under circumstances whereby the purchase and holding of such Certificates by such insurance company would be exempt from the prohibited transaction provisions of ERISA and the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60 (or, in the case of a Plan subject to Similar Law, would not result in a non-exempt violation of Similar Law) or (ii) if such Certificate which may be held only by a person not described in clauses (A) or (B) above, is presented for registration in the name of a purchaser or transferee that is any of the foregoing, an Opinion of Counsel in form and substance satisfactory to the Trustee and Certificate Administrator and the Depositor to the effect that the acquisition and holding of such Certificate by such purchaser or transferee will not constitute or result in a non-exempt “prohibited transaction” within the meaning of ERISA, Section 4975 of the Code or a non-exempt violation of any Similar Law, and will not subject the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, the Initial Purchasers, the Underwriters, the Senior Trust Advisor or the Depositor to any obligation or liability (including obligations or liabilities under ERISA, Section 4975 of the Code or any such Similar Law) in addition to those set forth in the Agreement. The Trustee and Certificate Administrator shall not register the sale, transfer, pledge or other disposition of any ERISA Restricted Certificate unless the Trustee and Certificate Administrator have received either the representation letter described in clause (i) above or the Opinion of Counsel described in clause (ii) above. The costs of any of the foregoing representation letters or Opinions of Counsel shall not be borne by any of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Initial Purchasers, the Underwriters, the Senior Trust Advisor

or the Trust Fund. Each Certificate Owner of an ERISA Restricted Certificate shall be deemed to represent that it is not a Person specified in clauses (i)(A) or (i)(B) above. Any transfer, sale, pledge or other disposition of any ERISA Restricted Certificates that would constitute or result in a prohibited transaction under ERISA, Section 4975 of the Code or any Similar Law, or would otherwise violate the provisions of this Section 5.03(m) shall be deemed absolutely null and void ab initio, to the extent permitted under applicable law.

(n)           No Class R or Class Z Certificate may be purchased by or transferred to any prospective purchaser or transferee that is or will be a Plan, or any person acting on behalf of a Plan or using the assets of a Plan (including an entity whose underlying assets include Plan assets by reason of investment in the entity by such Plan and the application of Department of Labor Regulation § 2510.3-101, as modified by Section 3(42) of ERISA) to purchase such Class R or Class Z Certificate. Each prospective transferee of a Class R or Class Z Certificate shall deliver to the transferor and the Certificate Administrator a representation letter, substantially in the form of Exhibit F-2, stating that the prospective transferee is not a Plan or a person acting on behalf of or using the assets of a Plan. Any attempted or purported transfer in violation of these transfer restrictions shall be null and void ab initio and shall vest no rights in any purported transferee and shall not relieve the transferor of any obligations with respect to the applicable Certificates.

Each Person who has or acquires any Residual Ownership Interest shall be deemed by the acceptance or acquisition of such Residual Ownership Interest to have agreed to be bound by the following provisions and the rights of each Person acquiring any Residual Ownership Interest are expressly subject to the following provisions:

(i)            Each Person acquiring or holding any Residual Ownership Interest shall be a Permitted Transferee and shall not acquire or hold such Residual Ownership Interest as agent (including a broker, nominee or other middleman) on behalf of any Person that is not a Permitted Transferee. Any such Person shall promptly notify the Certificate Registrar of any change or impending change in its status (or the status of the beneficial owner of such Residual Ownership Interest) as a Permitted Transferee. Any acquisition described in the first sentence of this Section 5.03(n) by a Person who is not a Permitted Transferee or by a Person who is acting as an agent of a Person who is not a Permitted Transferee shall be void ab initio and of no effect, and the immediately preceding owner who was a Permitted Transferee shall be restored to registered and beneficial ownership of the Residual Ownership Interest as soon and as fully as possible.

(ii)           No Residual Ownership Interest may be Transferred, and no such Transfer shall be registered in the Certificate Register, without the express written consent of the Certificate Registrar, and the Certificate Registrar shall not recognize the Transfer, and such proposed Transfer shall not be effective, without such consent with respect thereto. In connection with any proposed Transfer of any Residual Ownership Interest, the Certificate Registrar shall, as a condition to such consent, (x) require the proposed transferee to deliver, and the proposed transferee shall deliver to the Certificate Registrar and to the proposed transferor, an affidavit in substantially the form attached as Exhibit D-1 (a “Transferee Affidavit”) of the proposed transferee (A) that such proposed transferee is a Permitted Transferee and (B) stating that (1) the proposed transferee historically has paid its debts as they have come due and intends to do so in the future, (2) the proposed transferee understands that, as the holder of a Residual Ownership Interest, it may incur liabilities in excess of cash flows generated by the residual interest, (3) the proposed transferee intends to pay taxes associated with holding the Residual Ownership Interest as they become due, (4) the proposed transferee will not cause income with respect to the Residual Ownership Interest to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such proposed transferee or any other U.S. Tax Person, (5) the proposed transferee will not transfer the Residual Ownership Interest to any Person that does not provide a Transferee Affidavit or as to which the proposed transferee has actual knowledge that such Person is not a Permitted Transferee or is acting as an agent (including a broker, nominee or other middleman) for a Person that is not a Permitted Transferee, and (6) the proposed transferee expressly agrees to be bound by and to abide by the provisions of this Section 5.03(n) and (y) other than in connection with the initial issuance of a Class R Certificate, require a statement from the proposed transferor substantially in the form attached as Exhibit D-2 (the “Transferor Letter”), that the proposed transferor has no actual knowledge that the proposed transferee is not a Permitted Transferee and has no actual knowledge or reason to know that the proposed transferee’s statements therein are false.

(iii)         Notwithstanding the delivery of a Transferee Affidavit by a proposed transferee under clause (ii) above, if a Responsible Officer of the Certificate Registrar has actual knowledge that the proposed transferee is not a Permitted Transferee, no Transfer to such proposed transferee shall be effected and such proposed Transfer shall not be registered on the Certificate Register; provided, however, the Certificate Registrar shall not be required to conduct any independent investigation to determine whether a proposed transferee is a Permitted Transferee. Upon notice to the Certificate Registrar that there has occurred a Transfer to any Person that is a Disqualified Organization or an agent thereof (including a broker, nominee or middleman) in contravention of the foregoing restrictions, and in any event not later than sixty (60) days after a request for information from the transferor of such Residual Ownership Interest or such agent, the Certificate Registrar agrees to furnish to the Internal Revenue Service and the transferor of such Residual Ownership Interest or such agent such information necessary to the application of Section 860E(e) of the Code as may be required by the Code, including, but not limited to, the present value of the total anticipated excess inclusions with respect to such Class R Certificate (or portion thereof) for periods after such Transfer. At the election of the Certificate Registrar, the Certificate Registrar may charge a reasonable fee for computing and furnishing such information to the transferor or to such agent referred to above; provided, however, that such Persons shall in no event be excused from furnishing such information.

(o)           The Class R Certificates may only be transferred to and owned by Qualified Institutional Buyers.

(p)           Notwithstanding any other provision of this Agreement, the Certificate Administrator shall comply with all federal withholding requirements respecting payments to Certificateholders and other payees of interest or original issue discount that the Certificate

Administrator reasonably believes are applicable under the Code. The consent of Certificateholders or payees shall not be required for such withholding. If the Certificate Administrator does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder or payee pursuant to federal withholding requirements, the Certificate Administrator shall indicate the amount withheld to such Person. Such amounts shall be deemed to have been distributed to such Persons for all purposes of this Agreement.

Section 5.04     Mutilated, Destroyed, Lost or Stolen Certificates. If (a) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Certificate Registrar such security or indemnity as may be required by it to save it harmless, then, in the absence of actual notice to the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Certificate Registrar shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and interest in the Trust Fund. In connection with the issuance of any new Certificate under this Section 5.04, the Certificate Registrar may require the payment of a sum sufficient to cover any expenses (including the fees and expenses of the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section 5.04 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

Section 5.05     Persons Deemed Owners. The Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee and the Certificate Registrar, and any agent of any of them, may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and neither the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Certificate Registrar, nor any agent of any of them shall be affected by any notice to the contrary; provided, however, that to the extent that a party to this Agreement responsible for distributing any report, statement or other information required to be distributed to Certificateholders has been provided an Investor Certification, such party to this Agreement shall distribute such report, statement or other information to such beneficial owner (or prospective transferee).

Section 5.06     Access to List of Certificateholders’ Names and Addresses; Special Notices. The Certificate Registrar shall maintain in as current form as is reasonably practicable the most recent list available to it of the names and addresses of the Certificateholders. If any Certificateholder that has provided an Investor Certification (a) requests in writing from the Certificate Registrar a list of the names and addresses of Certificateholders, (b) states that such Certificateholder desires to communicate with other Certificateholders with respect to its rights under this Agreement or under the Certificates and (c) provides a copy of the communication which such Certificateholder proposes to transmit, then the Certificate Registrar shall, within ten (10) Business Days after the receipt of such request, afford such Certificateholder (at such Certificateholder’s sole cost and expense) access during normal business hours to a current list of the Certificateholders related to the Class of Certificates held by such Certificateholder. Every Certificateholder, by receiving and holding a Certificate, agrees that the Certificate Registrar shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived. The Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Senior Trust Advisor and the Depositor shall be entitled to a list of the names and addresses of Certificateholders from time to time upon request therefor.

Upon the written request of any Certificateholder that (a) has provided an Investor Certification, (b) states that such Certificateholder desires the Certificate Administrator to transmit a notice to all Certificateholders stating that such Certificateholder wishes to be contacted by other Certificateholders, setting forth the relevant contact information and briefly stating the reason for the requested contact (a “Special Notice”) and (c) provides a copy of the Special Notice which such Certificateholder proposes to transmit, the Certificate Administrator shall deliver such Special Notice to all Certificateholders at their respective addresses appearing on the Certificate Register. The costs and expenses of the Certificate Administrator associated with delivering any such Special Notice shall be borne by the party requesting such Special Notice. Every Certificateholder, by receiving and holding a Certificate, agrees that neither the Certificate Administrator nor the Certificate Registrar shall be held accountable by reason of the disclosure of any such Special Notice to Certificateholders, regardless of the information set forth in such Special Notice.

Section 5.07     Maintenance of Office or Agency. The Certificate Registrar shall maintain or cause to be maintained an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Certificate Registrar in respect of the Certificates and this Agreement may be served. The Certificate Registrar initially designates its office at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113 as its office for such purposes. The Certificate Registrar shall give prompt written notice to the Certificateholders and the Mortgagors of any change in the location of the Certificate Register or any such office or agency.

Section 5.08     Appointment of Certificate Administrator. (a) Wells Fargo Bank, National Association is hereby initially appointed Certificate Administrator in accordance with the terms of this Agreement. If the Certificate Administrator resigns or is terminated, the Trustee shall appoint a successor certificate administrator which may be the Trustee or an Affiliate thereof to fulfill the obligations of the Certificate Administrator hereunder which must satisfy the eligibility requirements set forth in Section 8.06.

(b)           The Certificate Administrator may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer’s Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, Appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.

(c)           The Certificate Administrator, at the expense of the Trust Fund (but only if such amount constitutes “unanticipated expenses of the REMIC” within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii)), may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith.

(d)           The Certificate Administrator shall not be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement.

(e)           The Certificate Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided, however, that the appointment of such agents or attorneys shall not relieve the Certificate Administrator of its duties or obligations hereunder.

(f)            The Certificate Administrator shall not be responsible for any act or omission of the Trustee, the Master Servicer, the Special Servicer or the Depositor.

Section 5.09     Exchangeable Certificates and the Class EC Certificates. (a) Holders of Exchangeable Certificates may surrender their Certificates to the Certificate Administrator and the Certificate Administrator shall convert those Exchangeable Certificates for a like amount of Class EC Certificates in accordance with the terms of this Section 5.09 and the other applicable provisions of Article V hereof. Similarly, Holders of the Class EC Certificates may surrender their Certificates to the Certificate Administrator and the Certificate Administrator shall exchange and convert those Certificates for a like amount of the related Classes of Exchangeable Certificates in accordance with the terms of this Section 5.09 and the other applicable provisions of Article V hereof.

Exchangeable Certificates in the Exchange Proportion may be exchanged and converted for Class EC Certificates and Class EC Certificates may be exchanged and converted for all three Classes of Exchangeable Certificates in the Exchange Proportion, in each case, in whole or in part. This process may occur repeatedly. In the event that the Certificate Balance of any Class of Exchangeable Certificates is reduced to zero as a result of such Class being paid all interest and principal in full and reimbursement of Collateral Support Deficits, exchanges and conversions shall no longer be permissible. With respect to any exchange and conversion, all three Classes of Exchangeable Certificates shall be required in order to exchange and convert such Exchangeable Certificates to Class EC Certificates and Class EC Certificates can be exchanged and converted to all three Classes of Exchangeable Certificates, such exchange and conversion being calculated using the initial Certificate Balances of the individual Certificates being exchanged and converted (rather than the outstanding Certificate Balance), in each case, in the applicable Exchange Proportion. The aggregate Certificate Balance of the Certificates (with each Class rounded down to the nearest whole dollar) received after an exchange and conversion, immediately after the exchange and conversion, must equal the aggregate Certificate Balance of the Certificates (with each Class rounded down to the nearest whole dollar) surrendered for exchange and conversion immediately prior to such exchange and conversion. Each Class of Exchangeable Certificates exchanged and converted or received in any exchange and conversion must be at least its minimum Denomination set forth in Section 5.01.

Class EC Certificates will only receive distributions of interest and principal and other amounts that are allocated to the Exchangeable Certificates exchanged for and converted to such Class EC Certificates. Any Collateral Support Deficits or other shortfalls, including as a result of Appraisal Reduction Events, allocated to Exchangeable Certificates that were exchanged for and converted to Class EC Certificates will be borne by such Class EC Certificates and any recoveries of such amounts shall be paid to such Class EC Certificates.

Exchangeable Certificates that have been exchanged for and converted to Class EC Certificates shall be deemed to be held by the Trustee in uncertificated form and, for tax purposes, as assets of the Grantor Trust, and shall be deemed to be outstanding for all purposes in accordance with the terms of this Agreement.

(b)           Exchangeable Certificates shall be exchangeable on the books of the Depository for Class EC Certificates, and Class EC Certificates shall be exchangeable on the books of the Depository for Exchangeable Certificates, after the Closing Date (other than any exchanges on the Closing Date pursuant to instructions from the Depositor). In order to effect an exchange of the Exchangeable Certificates or Class EC Certificates, the Certificateholder shall notify the Certificate Administrator by e-mail at cts.cmbs.bond.admin@wellsfargo.com no later than three (3) Business Days before the proposed date for the exchange and conversion (the “Exchange Date”). The Exchange Date can be any Business Day other than the first or last Business Day of the month, subject to the satisfaction of the Certificate Administrator.

(c)           With respect to the notice required in clause (b) above, the Certificateholder shall provide notice on the Certificateholder’s letterhead, which notice must carry a medallion stamp guarantee and set forth the following information: (i) the CUSIP Number(s) of the Exchangeable Certificates or Class EC Certificate to be exchanged and converted and the Exchangeable Certificate or the Class EC Certificates to be received, (ii) the outstanding principal balance of the initial Certificate Balance of the Exchangeable Certificates or the Class EC Certificates to be exchanged and converted, (iii) the Certificateholder’s Depository participant number, if applicable, and (iv) the proposed Exchange Date. The Certificateholder will utilize the “deposit and withdrawal system” at the Depository to affect the exchange and conversion of the Certificates. A notice becomes irrevocable on the second (2nd) Business Day before the proposed exchange date.

(d)           In connection with each exchange, the Certificateholder may be required to pay certain fees charged by DTC and such fees must be received by the Certificate Administrator prior to the exchange date or such exchange shall not be effected. The first distribution on an Exchangeable Certificate or Class EC certificates shall be made in the month following the month of exchange to the Certificateholder of record as of the applicable Record Date for such certificate. Neither the Certificate Administrator nor the Depositor shall have any obligation to ensure the availability of the applicable certificates to accomplish any exchange.

 [End of Article V]

ARTICLE VI

THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE
SENIOR TRUST ADVISOR AND THE DIRECTING CERTIFICATEHOLDER

Section 6.01     Liability of the Depositor, the Master Servicer, the Senior Trust Advisor and the Special Servicer. The Depositor, the Master Servicer, the Senior Trust Advisor and the Special Servicer shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Depositor, the Master Servicer, the Senior Trust Advisor and the Special Servicer herein.

Section 6.02     Merger, Consolidation or Conversion of the Depositor, the Master Servicer, the Senior Trust Advisor or the Special Servicer. (a) Subject to subsection (b) below, the Depositor, the Master Servicer and the Special Servicer each will keep in full effect its existence, rights and franchises as an entity under the laws of the jurisdiction of its incorporation or organization, and each will obtain and preserve its qualification to do business as a foreign entity in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans, the Trust Subordinate Companion Loan or Companion Loans and to perform its respective duties under this Agreement.

(b)           The Depositor, the Master Servicer, the Special Servicer and the Senior Trust Advisor each may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets (which may be limited to all or substantially all of its assets related to commercial mortgage loan servicing or commercial mortgage surveillance, as the case may be) to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor, the Master Servicer, the Special Servicer or the Senior Trust Advisor shall be a party, or any Person succeeding to the business of the Depositor, the Master Servicer, the Special Servicer or the Senior Trust Advisor, shall be the successor of the Depositor, the Master Servicer, the Special Servicer or the Senior Trust Advisor (such Person, in the case of the Master Servicer or the Special Servicer, in each of the foregoing cases, the “Surviving Entity”), as the case may be, hereunder, without the execution or filing of any paper (other than an assumption agreement wherein the successor shall agree to perform the obligations of and serve as the Depositor, the Master Servicer, the Special Servicer or the Senior Trust Advisor, as the case may be, in accordance with the terms of this Agreement) or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that with respect to such merger, consolidation or succession, Rating Agency Confirmation is received from each Rating Agency with respect to the Classes of Certificates and, with respect to any class of Serviced Companion Loan Securities, a confirmation is received from each applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates as described in Section 3.30); provided, further, that if the Master Servicer, the Special Servicer or the Senior Trust Advisor enters into a merger and the Master Servicer, the Special Servicer or the Senior Trust Advisor, as applicable, is the surviving entity under applicable law, the Master Servicer, the Special Servicer or the Senior Trust Advisor, as applicable, shall not, as a result of the merger, be required to provide a Rating Agency

Confirmation with respect to ratings of the Classes of Certificates or, with respect to any class of Serviced Companion Loan Securities, a confirmation of the rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings; provided, further, that for so long as the Trust, and, with respect to any Companion Loan included as part of the trust in a related Other Securitization, is subject to the reporting requirements of the Exchange Act, if the Master Servicer, the Special Servicer or the Senior Trust Advisor notifies the Depositor in writing (a “Merger Notice”) of any such merger, consolidation, conversion or other change in form, and the Depositor or the depositor in such Other Securitization, as the case may be, notifies the Master Servicer, the Special Servicer or the Senior Trust Advisor, as applicable, in writing that the Depositor or the depositor in such Other Securitization, as the case may be, has discovered that such successor entity has not complied with its Exchange Act reporting obligations under any other commercial mortgage loan securitization (and specifically identifying the instance of noncompliance), then it shall be an additional condition to such succession that the Depositor or the depositor in such Other Securitization, as the case may be, shall have consented (which consent shall not be unreasonably withheld or delayed) to such successor entity. Notwithstanding the foregoing, no Master Servicer, Special Servicer or Senior Advisor may remain the Master Servicer, Special Servicer or Senior Trust Advisor, as applicable, under this Agreement after (x) being merged or consolidated with or into any Person that is a Prohibited Party, or (y) transferring all or substantially all of its assets to any Person if such Person is a Prohibited Party, except to the extent (i) the Master Servicer, the Special Servicer or Senior Trust Advisor, as applicable, is the surviving entity of such merger, consolidation or transfer and has been and continues to be in compliance with its Regulation AB reporting obligations hereunder or (ii) the Depositor consents to such merger, consolidation or transfer, which consent shall not be unreasonably withheld. If, within sixty (60) days following the date of delivery of the Merger Notice to the Depositor or the depositor in such Other Securitization, as the case may be, the Depositor or depositor in such Other Securitization, as the case may be, shall have failed to notify the Master Servicer or the Special Servicer, as applicable, in writing of the Depositor’s determination, or depositor’s determination, in the case of an Other Securitization, to grant or withhold such consent, such failure shall be deemed to constitute a grant of such consent. If the conditions to the provisions in the second preceding sentence are not met, the Trustee may terminate, and if the conditions set forth in the third proviso of the second preceding sentence are not met the Trustee shall terminate, the applicable Surviving Entity’s servicing of the Mortgage Loans and the Trust Subordinate Companion Loan pursuant hereto, such termination to be effected in the manner set forth in Section 7.01.

Section 6.03     Limitation on Liability of the Depositor, the Master Servicer, the Special Servicer, the Senior Trust Advisor and Others. (a) None of the Depositor, the Master Servicer (including in its capacity as Companion Paying Agent), the Special Servicer, the Senior Trust Advisor and their respective Affiliates or any of the partners, directors, officers, shareholders, members, managers, employees or agents of any of the foregoing shall be under any liability to the Trust, the Certificateholders (including, with respect to the Trust AB Whole Loan, the Holders of the Class BNB Certificates) or the Companion Holders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that (i) this provision shall not protect the Depositor, the Master Servicer (including in its capacity as Companion Paying Agent), the Special Servicer, the Senior Trust Advisor and their respective Affiliates or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties hereunder. The Depositor, the Master Servicer (including in its capacity as Companion Paying Agent), the Special Servicer, the Senior Trust Advisor and their respective Affiliates and any partner, director, officer, shareholder, member, manager, employee or agent of the Depositor, the Master Servicer (including in its capacity as Companion Paying Agent), the Special Servicer or the Senior Trust Advisor and their respective Affiliates may rely on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Master Servicer (including in its capacity as Companion Paying Agent), the Special Servicer and the Senior Trust Advisor and their respective Affiliates and any partner, director, officer, shareholder, member, manager, employee or agent of any of the foregoing shall be indemnified and held harmless by the Trust against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses incurred in connection with any legal or administrative action (whether in equity or at law) or claim relating to this Agreement, the Mortgage Loans, the Trust Subordinate Companion Loan, the Companion Loans or the Certificates, other than any loss, liability or expense: (i) specifically required to be borne thereby pursuant to the terms hereof; (ii) incurred in connection with any breach of a representation or warranty made by it herein; (iii) incurred by reason of bad faith, willful misconduct or negligence in the performance of its obligations or duties hereunder, or by reason of negligent disregard of such obligations or duties; or (iv) in the case of the Depositor and any of its partners, directors, officers, shareholders, members, managers, employees and agents, incurred in connection with any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the Trustee nor the Certificate Administrator shall be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee or the Certificate Administrator has been advised of the likelihood of such loss or damage and regardless of the form of action. Each of the Master Servicer (including in its capacity as Companion Paying Agent), the Special Servicer and the Senior Trust Advisor conclusively may rely on, and shall be protected in acting or refraining from acting upon, any resolution, officer’s certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, financial statement, agreement, appraisal, bond or other document (in electronic or paper format) as contemplated by and in accordance with this Agreement and reasonably believed or in good faith believed by the Master Servicer (including in its capacity as Companion Paying Agent), the Special Servicer or the Senior Trust Advisor to be genuine and to have been signed or presented by the proper party or parties and each of them may consult with counsel, in which case any written advice of counsel or Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel.

(b)           None of the Depositor, the Master Servicer (including in its capacity as Companion Paying Agent), the Special Servicer and the Senior Trust Advisor shall be under any obligation to appear in, prosecute or defend any legal or administrative action (whether in equity or at law), proceeding, hearing or examination that is not incidental to its respective duties under this Agreement or which in its opinion may involve it in any expense or liability not recoverable from the Trust Fund; provided, however, that each of the Depositor, the Master Servicer, the Special Servicer or the Senior Trust Advisor may in its discretion undertake any such action, proceeding, hearing or examination that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders (including, with respect to the Trust AB Whole Loan, the Holders of the Class BNB Certificates) (and, in the case of any Serviced Whole Loan or Trust AB Whole Loan, the rights of the Certificateholders (including, with respect to the Trust AB Whole Loan, the Holders of the Class BNB Certificates) and the holders of a Serviced Companion Loan (as a collective whole) taking into account the subordinate or pari passu nature of such Serviced Companion Loan); provided, however, that if a Serviced Whole Loan or Trust AB Whole Loan and/or the holder of any related Companion Loan or Trust Subordinate Companion Loan, as applicable, are involved, such expenses, costs and liabilities will be payable out of funds related to the applicable Serviced Whole Loan or Trust AB Whole Loan in accordance with the related Intercreditor Agreement and will also be payable out of the other funds in the Certificate Account if amounts on deposit with respect to such Serviced Whole Loan or the Trust AB Whole Loan are insufficient therefor. If any such expenses, costs or liabilities relate to a Mortgage Loan, Companion Loan or Trust Subordinate Companion Loan, then any subsequent recovery on that Mortgage Loan, Companion Loan or Trust Subordinate Companion Loan, as applicable, will be used to reimburse the Trust for any amounts advanced for the payment of such expenses, costs or liabilities. In such event, the legal expenses and costs of such action, proceeding, hearing or examination and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Master Servicer (including in its capacity as Companion Paying Agent), the Special Servicer and the Senior Trust Advisor shall be entitled to be reimbursed therefor out of amounts attributable to the Mortgage Loans, the Companion Loans or the Trust Subordinate Companion Loan on deposit in the Certificate Account (including, without duplication, any subaccount thereof), as provided by Section 3.05(a)(xii).

(c)           Each of the Master Servicer and the Special Servicer, as applicable, agrees to indemnify the Depositor, the Trustee, the related Serviced Companion Noteholder, the Certificate Administrator, the Senior Trust Advisor, the Master Servicer (including in its capacity as Companion Paying Agent) (in the case of the Special Servicer), the Special Servicer (in the case of the Master Servicer) and the Trust and any partner, director, officer, shareholder, member, manager, employee or agent thereof, and hold them harmless, from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any willful misconduct, bad faith or negligence of the Master Servicer or the Special Servicer, as the case may be, in the performance of its obligations and duties under this Agreement or by reason of negligent disregard by the Master Servicer or the Special Servicer, as the case may be, of its duties and obligations hereunder or by reason of breach of any representations or warranties made herein by the Master Servicer or the Special Servicer, as applicable. The Trustee, the Certificate Administrator, the Depositor, or the Senior Trust Advisor, as the case may be, shall immediately notify the Master Servicer or the Special Servicer, as applicable, if a claim is made by a third party with respect to this Agreement or the Mortgage Loans or the Trust Subordinate Companion Loan entitling the Trust to indemnification hereunder, whereupon the Master Servicer or the Special Servicer, as the case may be, shall assume the defense of such claim (with counsel reasonably satisfactory to the Trustee, the Certificate Administrator or the Depositor) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Master

Servicer or the Special Servicer, as the case may be, shall not affect any rights any of the foregoing Persons may have to indemnification under this Agreement or otherwise, unless the Master Servicer’s or the Special Servicer’s, as the case may be, defense of such claim is materially prejudiced thereby.

(d)           Each of the Trustee and the Certificate Administrator (including in its role as Custodian), respectively agrees to indemnify the Depositor, the Master Servicer (including in its capacity as Companion Paying Agent), the Special Servicer, the Certificate Administrator (in the case of the Trustee), the Trustee (in the case of the Certificate Administrator), the Senior Trust Advisor and the Trust and any partner, director, officer, shareholder, member, manager employee or agent thereof, and hold them harmless, from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any willful misconduct, bad faith or negligence of the Trustee or the Certificate Administrator, respectively, in the performance of its obligations and duties under this Agreement or by reason of negligent disregard by the Trustee or the Certificate Administrator, respectively, of its duties and obligations hereunder or by reason of breach of any representations or warranties made herein; provided that such indemnity shall not cover indirect or consequential damages. The Depositor, the Master Servicer, the Special Servicer or the Senior Trust Advisor, as the case may be, shall immediately notify the Trustee and the Certificate Administrator, respectively, if a claim is made by a third party with respect to this Agreement or the Mortgage Loans or the Trust Subordinate Companion Loan entitling the Trust to indemnification hereunder, whereupon the Trustee or the Certificate Administrator shall assume the defense of such claim (with counsel reasonably satisfactory to the Depositor, the Master Servicer (including in its capacity as Companion Paying Agent), the Special Servicer or the Senior Trust Advisor) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Trustee or the Certificate Administrator shall not affect any rights any of the foregoing Persons may have to indemnification under this Agreement or otherwise, unless the Trustee’s or the Certificate Administrator’s defense of such claim is materially prejudiced thereby.

(e)           The Depositor agrees to indemnify the Master Servicer (including in its capacity as Companion Paying Agent), the Special Servicer, the Trustee, the Certificate Administrator, the Senior Trust Advisor and the Trust and any partner, director, officer, shareholder, member, manager, employee or agent thereof, and hold them harmless, from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any willful misconduct, bad faith or negligence of the Depositor, in the performance of its obligations and duties under this Agreement or by reason of negligent disregard by the Depositor of its duties and obligations hereunder or by reason of breach of any representations or warranties made herein; provided that such indemnity shall not cover indirect or consequential damages. The Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Senior Trust Advisor, as the case may be, shall immediately notify the Depositor if a claim is made by a third party with respect to this Agreement, whereupon the Depositor shall assume the defense of such claim (with counsel reasonably satisfactory to the Master Servicer (including in its capacity as Companion Paying Agent) or the Special Servicer)

and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Depositor shall not affect any rights any of the foregoing Persons may have to indemnification under this Agreement or otherwise, unless the Depositor’s defense of such claim is materially prejudiced thereby.

(f)            The Senior Trust Advisor agrees to indemnify the Master Servicer (including in its capacity as Companion Paying Agent), the Special Servicer, the Trustee, the Certificate Administrator, the Depositor and the Trust and any partner, director, officer, shareholder, member, manager, employee or agent thereof, and hold them harmless, from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any willful misconduct, bad faith or negligence of the Senior Trust Advisor, in the performance of its obligations and duties under this Agreement or by reason of negligent disregard by the Senior Trust Advisor of its duties and obligations hereunder or by reason of breach of any representations or warranties made herein; provided that such indemnity shall not cover indirect or consequential damages. The Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, or the Depositor, as the case may be, shall immediately notify the Senior Trust Advisor if a claim is made by a third party with respect to this Agreement or the Mortgage Loans or the Trust Subordinate Companion Loan entitling the Trust to indemnification hereunder, whereupon the Senior Trust Advisor shall assume the defense of such claim (with counsel reasonably satisfactory to the Master Servicer (including in its capacity as Companion Paying Agent), the Special Servicer, the Trustee, the Certificate Administrator or the Depositor) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Senior Trust Advisor shall not affect any rights any of the foregoing Persons may have to indemnification under this Agreement or otherwise, unless the Senior Trust Advisor’s defense of such claim is materially prejudiced thereby.

(g)           Neither the Senior Trust Advisor nor its Affiliates or any of the partners, directors, officers, shareholders, members, managers, employees or agents of the Senior Trust Advisor shall be under any liability to any Certificateholder for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Senior Trust Advisor against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties hereunder.

(h)            The applicable Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Paying Agent, Non-Serviced Senior Trust Advisor, Non-Serviced Depositor and Non-Serviced Trustee, and any of their respective partners, directors, officers, shareholders, members, managers, employees or agents (collectively, the “Non-Serviced Indemnified Parties”), shall be indemnified by the Trust and held harmless against the Trust’s pro rata share (subject to the applicable Non-Serviced Intercreditor Agreement) of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses incurred in connection with the servicing and administration of a Non-Serviced Mortgage Loan and the related Non-Serviced Mortgaged Property under the applicable Non-Serviced Pooling Agreement (as and to the same extent the applicable Non-Serviced Trust is required to indemnify such parties in respect of other mortgage loans in the applicable Non-Serviced Trust pursuant to the terms of the related Non-Serviced PSA).

The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the Master Servicer (including in its capacity as Companion Paying Agent), the Special Servicer, the Trustee, the Certificate Administrator or the Senior Trust Advisor.

Section 6.04     Depositor, Master Servicer and Special Servicer Not to Resign. Subject to the provisions of Section 6.02, neither the Master Servicer nor the Special Servicer shall resign from their respective obligations and duties hereby imposed on each of them except upon (a) determination that such party’s duties hereunder are no longer permissible under applicable law or (b) in the case of the Master Servicer or the Special Servicer, upon the appointment of, and the acceptance of such appointment by, a successor master servicer or special servicer, as applicable, and receipt by the Certificate Administrator and the Trustee of Rating Agency Confirmation from each Rating Agency and a confirmation of any applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of Serviced Companion Loan Securities (if any) (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30). Any such determination permitting the resignation of the Master Servicer or the Special Servicer pursuant to clause (a) above shall be evidenced by an Opinion of Counsel (at the expense of the resigning party) to such effect delivered to the Trustee and (prior to the occurrence of a Consultation Termination Event) the Directing Certificateholder. No such resignation by the Master Servicer or the Special Servicer shall become effective until the Trustee or a successor master servicer or successor special servicer, as applicable, shall have assumed the Master Servicer’s or Special Servicer’s, as applicable, responsibilities and obligations in accordance with Section 7.02 and no such resignation by the Master Servicer or the Special Servicer shall become effective until the Certificate Administrator shall have filed any required Form 8-K pursuant to Section 11.07 hereof and any other Form 8-K filings have been completed with respect to any related Companion Loan. Upon any termination (as described in Section 7.01(c)) or resignation of the Master Servicer or the Special Servicer, pursuant to this Section 6.04, the Master Servicer or the Special Servicer, as applicable, shall have the right and opportunity to appoint any successor master servicer or special servicer with respect to this Section 6.04; provided that, (prior to the occurrence and continuance of a Control Event) such successor special servicer is approved by the Directing Certificateholder, such approval not to be unreasonably withheld. The resigning party shall pay all costs and expenses (including costs and expenses incurred by the Trustee and the Certificate Administrator) associated with a transfer of its duties pursuant to this Section 6.04. Except as provided in Section 7.01(c), in no event shall the Master Servicer or the Special Servicer have the right to appoint any successor master servicer or special servicer if such Master Servicer or Special Servicer, as applicable, is terminated or removed pursuant to Section 7.01.

Section 6.05     Rights of the Depositor in Respect of the Master Servicer and the Special Servicer. The Depositor may, but is not obligated to, enforce the obligations of the

Master Servicer and the Special Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer and the Special Servicer hereunder or exercise the rights of the Master Servicer or Special Servicer, as applicable, hereunder; provided, however, that the Master Servicer and the Special Servicer shall not be relieved of any of their respective obligations hereunder by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicer or the Special Servicer and is not obligated to supervise the performance of the Trustee, the Master Servicer, the Senior Trust Advisor or the Special Servicer under this Agreement or otherwise.

Section 6.06     The Master Servicer and the Special Servicer as Certificate Owner. The Master Servicer, the Special Servicer or any Affiliate thereof may become the Holder of (or, in the case of a Book-Entry Certificate, Certificate Owner with respect to) any Certificate with (except as otherwise set forth in the definition of “Certificateholder”) the same rights it would have if it were not the Master Servicer, the Special Servicer or an Affiliate thereof.

Section 6.07     The Directing Certificateholder. (a) Other than with respect to any Serviced AB Whole Loan or Trust AB Whole Loan for which the related holder of an AB Subordinate Companion Loan or Trust Subordinate Companion Loan is not subject to an AB Control Appraisal Period, for so long as no Control Event has occurred and is continuing, the Directing Certificateholder shall be entitled to advise (1) the Special Servicer with respect to all Specially Serviced Mortgage Loans, (2) the Special Servicer with respect to Non-Specially Serviced Mortgage Loans, as to all matters for which the Master Servicer must obtain the consent or deemed consent of the Special Servicer, and (3) the Special Servicer with respect to all Mortgage Loans and the Trust Subordinate Companion Loan, for which an extension of maturity is being considered by the Special Servicer or by the Master Servicer subject to consent or deemed consent of the Special Servicer, and notwithstanding anything herein to the contrary, except as set forth in, and in any event subject to the second and third paragraphs of this Section 6.07, (i) the Master Servicer, shall not be permitted to take any of the following actions, including with respect to the Trust AB Whole Loan irrespective of whether any such Major Decision constitutes a “Major Decision” under, and as defined in, the related Intercreditor Agreement (each a “Major Decision”) (except as otherwise provided for in the first proviso following the Major Decisions listed below) and (ii) with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan), any Serviced Whole Loan or Trust AB Whole Loan, for so long as no Control Event has occurred and is continuing, the Special Servicer shall not be permitted to take any of the following actions (and with respect to the first proviso following the Major Decisions listed below shall not be permitted to consent to the Master Servicer’s taking any of the following actions) as to which the Directing Certificateholder has objected in writing within ten (10) Business Days (or thirty (30) days with respect to clause (x) below) after receipt of the written recommendation and analysis (provided that if such written objection has not been received by the Special Servicer within such ten (10) Business Day (or thirty (30) day) period, then the Directing Certificateholder will be deemed to have approved such action):

(i)            any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Mortgage Loans or Trust AB Whole Loan as come into and continue in default;

(ii)            any modification, consent to a modification or waiver of a monetary term or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs but excluding waiver of Default Interest or late payment charges) of a Mortgage Loan or Trust AB Whole Loan or any extension of the maturity date of any Mortgage Loan;

(iii)          any sale of a Defaulted Mortgage Loan and any related defaulted Companion Loan or defaulted Trust Subordinate Companion Loan, as applicable, or any REO Property (other than in connection with the termination of the Trust) for less than the applicable Purchase Price;

(iv)          any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address Hazardous Materials located at an REO Property;

(v)           requests for property releases or substitutions, other than (i) grants of easements or rights of way that do not materially affect the use or value of a Mortgaged Property or the borrower’s ability to make any payments with respect to the related Mortgage Loan, Serviced Companion Loan or Trust Subordinate Companion Loan, (ii) release of non-material parcels of a Mortgaged Property (including, without limitation, any such releases (A) to which the related mortgage loan documents expressly require the mortgagee thereunder to make such releases upon the satisfaction of certain conditions (and the conditions to the release that are set forth in the related mortgage loan documents do not include the approval of the lender or the exercise of lender discretion (other than confirming the satisfaction of the other conditions to the release set forth in the related mortgage loan documents that do not include any other approval or exercise)) and such release is made as required by the related mortgage loan documents or (B) that are related to any condemnation action that is pending, or threatened in writing, and would affect a non-material portion of the Mortgaged Property), or (iii) the release of collateral securing any Mortgage Loan in connection with a defeasance of such collateral;

(vi)           any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan or Trust AB Whole Loan or any consent to such waiver or consent to a transfer of the Mortgaged Property or interests in the Mortgagor or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related loan agreement;

(vii)         any property management company changes (with respect to a Mortgage Loan with a Stated Principal Balance greater than $2,500,000) or franchise changes with respect to a Mortgage Loan or Trust AB Whole Loan for which the lender is required to consent or approve under the Mortgage Loan documents;

(viii)        releases of any material amounts from escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan and for which there is no lender discretion (and other than those that are Special Servicer Decisions);

(ix)          any acceptance of an assumption agreement or any other agreement permitting a transfer of interest in a Mortgagor or guarantor or releasing a Mortgagor or guarantor from liability under a Mortgage Loan other than pursuant to the specific terms of such Mortgage Loan and for which there is no lender discretion;

(x)           any determination of an Acceptable Insurance Default;

(xi)          any exercise of a material remedy with respect to a Mortgage Loan or Trust AB Whole Loan following a default or event of default under the related Mortgage Loan or Trust AB Whole Loan documents;

(xii)         any modification, consent to a modification or waiver of any material term of any Intercreditor Agreement or similar agreement related to a Mortgage Loan, or any action to enforce rights with respect thereto; and

(xiii)        any consent to incurrence of additional debt by a Mortgagor or mezzanine debt by a direct or indirect parent of a Mortgagor, to the extent the mortgagee’s approval is required under the related Mortgage Loan documents;

provided, however, that notwithstanding the foregoing, the Master Servicer and Special Servicer may mutually agree, as contemplated by Section 3.20(a) of this Agreement, that the Master Servicer will process and obtain the prior consent of the Special Servicer with respect to any of the foregoing matters with respect to any Non-Specially Serviced Mortgage Loan, and, whether processed by the Master Servicer or not, with respect to a Major Decision in connection with a Non-Specially Serviced Mortgage Loan, the Master Servicer and the Special Servicer shall each be entitled to 50% of any Excess Modification Fees and assumption, consent and earnout fees (other than the assumption application fees and defeasance fees) paid in connection with such matters; provided, further, that, in the event that the Special Servicer or Master Servicer (in the event the Master Servicer is otherwise authorized by this Agreement to take such action), as applicable, determines that immediate action, with respect to the foregoing matters, or any other matter requiring consent of the Directing Certificateholder prior to the occurrence and continuance of a Control Event in this Agreement (or any matter requiring consultation with the Directing Certificateholder or the Senior Trust Advisor), is necessary to protect the interests of the Certificateholders (including, with respect to the Trust AB Whole Loan, the Holders of the Class BNB Certificates) (or, with respect to any Serviced Whole Loan or Trust AB Whole Loan, the interest of the Certificateholders (including, with respect to the Trust AB Whole Loan, the Holders of the Class BNB Certificates) and the holders of any related Serviced Companion Loan) (as a collective whole (taking into account the subordinate or pari passu nature of any Companion Loans or Trust Subordinate Companion Loan, as the case may be)), the Special Servicer or Master Servicer, as applicable may take any such action without waiting for the Directing Certificateholder’s response (or without waiting to consult with the Directing Certificateholder or the Senior Trust Advisor, as the case may be), provided that the Special Servicer or Master Servicer, as applicable provides the Directing Certificateholder (or the Senior Trust Advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis therefor. The Special Servicer is not required to obtain the consent of the Directing Certificateholder for any of the foregoing actions after the occurrence and during the continuance of a Control Event; provided, however, that, after the occurrence and during the continuance of a Control Event but, with respect to the Directing Certificateholder only, prior to the occurrence of a Consultation Termination Event, the Special Servicer shall consult with the Directing Certificateholder in connection with any Major Decision (and any other actions which otherwise require consultation with the Directing Certificateholder prior to a Consultation Termination Event hereunder) and consider alternative actions recommended by the Directing Certificateholder, in respect thereof. In the event the Special Servicer receives no response from the Directing Certificateholder within 10 days following its written request for input on any required consultation, the Special Servicer shall not be obligated to consult with the Directing Certificateholder on the specific matter; provided, however, that the failure of the Directing Certificateholder to respond shall not relieve the Special Servicer from consulting with the Directing Certificateholder on any future matters with respect to the applicable Mortgage Loan or any other Mortgage Loan. In addition, after the occurrence and during the continuance of a Control Event and with respect to any AB Mortgage Loan or Trust AB Whole Loan, after the occurrence and during the continuation of both a Control Event and an AB Control Appraisal Period, the Special Servicer will also be required to consult with the Senior Trust Advisor in connection with any proposed Major Decision (and any other actions which otherwise require consultation with the Senior Trust Advisor after the occurrence and during the continuance of a Control Event hereunder) and consider alternative actions recommended by the Senior Trust Advisor, in respect thereof, provided that such consultation is on a non-binding basis. In the event that the Special Servicer receives no response from the Senior Trust Advisor within ten (10) days following the later of (i) its written request for input on any required consultation and (ii) delivery of all such additional information reasonably requested by the Senior Trust Advisor related to the subject matter of such consultation, the Special Servicer shall not be obligated to consult with the Senior Trust Advisor on the specific matter; provided, however, that the failure of the Senior Trust Advisor to respond on any specific matters shall not relieve the Special Servicer from its obligation to consult with the Senior Trust Advisor on any future matter with respect to the applicable Mortgage Loan or any other Mortgage Loan.

In addition, for so long as no Control Event has occurred and is continuing, the Directing Certificateholder subject to any rights, if any, of the related Companion Holder or the related Subordinate Loan-Specific Directing Certificateholder to advise the Special Servicer with respect to the related Serviced Whole Loan or Trust AB Whole Loan, as applicable, pursuant to the terms of the related Intercreditor Agreement, may direct the Special Servicer to take, or to refrain from taking, such other actions with respect to a Mortgage Loan or Trust Subordinate Companion Loan, as the Directing Certificateholder may deem advisable or as to which provision is otherwise made herein; provided that notwithstanding anything herein to the contrary, no such direction or objection contemplated by the preceding paragraph or this paragraph, may require or cause the Master Servicer or Special Servicer to violate any provision of any Mortgage Loan or Trust Subordinate Companion Loan or related Intercreditor Agreement or mezzanine intercreditor agreement, applicable law, this Agreement, or the REMIC Provisions (and, with respect to a Serviced Whole Loan, subject to the rights of the holders of the related Companion Loan), including without limitation the obligation of the Master Servicer and the Special Servicer to act in accordance with the Servicing Standard, or expose the Master Servicer, the Special Servicer, the Certificate Administrator, the Senior Trust Advisor, the Trust Fund or the Trustee to liability, or materially expand the scope of the responsibilities of the Master Servicer or the Special Servicer, as applicable, hereunder or cause the Master Servicer or the

Special Servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of the Master Servicer or the Special Servicer, as applicable, is not in the best interests of the Certificateholders (including, with respect to the Trust AB Whole Loan, the Holders of the Class BNB Certificates).

In the event the Special Servicer or Master Servicer, as applicable, determines that a refusal to consent by the Directing Certificateholder or any advice from the Directing Certificateholder, would cause the Special Servicer or Master Servicer, as applicable, to violate the terms of any Mortgage Loan or Trust Subordinate Companion Loan, applicable law or this Agreement, including without limitation, the Servicing Standard, the Special Servicer or Master Servicer, as applicable, shall disregard such refusal to consent or advise and notify the Directing Certificateholder, the Trustee and the Rating Agencies of its determination, including a reasonably detailed explanation of the basis therefor. The taking of, or refraining from taking, any action by the Master Servicer or Special Servicer in accordance with the direction of or approval of the Directing Certificateholder that does not violate the terms of any Mortgage Loan or Trust Subordinate Companion Loan, applicable law or the Servicing Standard or any other provisions of this Agreement, will not result in any liability on the part of the Master Servicer or the Special Servicer.

The Directing Certificateholder shall have no liability to the Trust Fund or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment; provided, however, that the Directing Certificateholder shall not be protected against any liability to a Controlling Class Certificateholder that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties owed to the Controlling Class Certificateholders or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders. By its acceptance of a Certificate, each Certificateholder acknowledges and agrees that the Directing Certificateholder may take actions that favor the interests of one or more Classes of the Certificates including the Holders of the Controlling Class over other Classes of the Certificates, and that the Directing Certificateholder may have special relationships and interests that conflict with those of Holders of some Classes of the Certificates, that the Directing Certificateholder may act solely in the interests of the Holders of the Controlling Class, including the Holders of the Controlling Class, that the Directing Certificateholder does not have any duties or liability to the Holders of any Class of Certificates other than the Controlling Class, that the Directing Certificateholder shall not be liable to any Certificateholder, by reason of its having acted solely in the interests of the Holders of the Controlling Class, and that the Directing Certificateholder shall have no liability whatsoever for having so acted, and no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal thereof for having so acted.

Any Non-Serviced Whole Loan Controlling Holder, with respect to a Non-Serviced Whole Loan, shall have no liability to the Trust Fund or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. By its acceptance of a Certificate, each Certificateholder acknowledges and agrees that any such Non-Serviced Whole Loan Controlling Holder, with respect to the related Non-Serviced Whole Loan, may take actions that favor the interests of one or more classes of the certificates issued under the related Non-Serviced Pooling Agreement including the Holders of the controlling class under such Non-Serviced Pooling Agreement over other Classes of the Certificates, and that such Non-Serviced Whole Loan Controlling Holder, with respect to such Non-Serviced Whole Loan, may have special relationships and interests that conflict with those of Holders of some Classes of the Certificates, that such Non-Serviced Whole Loan Controlling Holder, with respect to such Non-Serviced Whole Loan, may act solely in the interests of the Holders of the controlling class under the related Non-Serviced Pooling Agreement, that such Non-Serviced Whole Loan Controlling Holder, shall not be liable to any Certificateholder, by reason of its having acted solely in the interests of the Holders of the controlling class under the related Non-Serviced Pooling Agreement, and that the Non-Serviced Whole Loan Controlling Holder, with respect to such Non-Serviced Whole Loan, shall have no liability whatsoever for having so acted, and no Certificateholder may take any action whatsoever against such Non-Serviced Whole Loan Controlling Holder, with respect to such Non-Serviced Whole Loan, or any director, officer, employee, agent or principal thereof for having so acted.

(b)           Notwithstanding anything to the contrary contained herein (i) after the occurrence and during the continuance of a Control Event, the Directing Certificateholder shall have no right to consent to or direct any action taken or not taken by any party to this Agreement; (ii) after the occurrence and during the continuance of a Control Event but prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder shall remain entitled to receive any notices, reports or information to which it is entitled pursuant to this Agreement, and the Master Servicer, Special Servicer and any other applicable party shall consult with the Directing Certificateholder in connection with any action to be taken or refrained from taking to the extent set forth herein; and (iii) after the occurrence of a Consultation Termination Event, the Directing Certificateholder shall have no direction, consultation or consent rights hereunder and no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder.

[End of Article VI]

ARTICLE VII

SERVICER TERMINATION EVENTS

Section 7.01     Servicer Termination Events; Master Servicer and Special Servicer Termination. (a) “Servicer Termination Event,” wherever used herein, means any one of the following events:

(i)            (A) any failure by the Master Servicer to make any deposit required to be made by the Master Servicer to the Certificate Account, or remit to the Companion Paying Agent for deposit into the related Companion Distribution Account, on the day and by the time such deposit or remittance is first required to be made under the terms of this Agreement, which failure is not remedied within one (1) Business Day or (B) any failure by the Master Servicer to deposit into, or remit to the Certificate Administrator for deposit into, any Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. (New York City time) on the relevant Distribution Date; or

(ii)           any failure by the Special Servicer to deposit into the REO Account, within one (1) Business Day after such deposit is required to be made or to remit to the Master Servicer for deposit into the Certificate Account or any other required account hereunder, any amount required to be so deposited or remitted by the Special Servicer pursuant to, and at the time specified by, the terms of this Agreement; or

(iii)          any failure on the part of the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations contained in this Agreement which continues unremedied for a period of thirty (30) days (or (A) with respect to any year that a report on Form 10-K is required to be filed, five (5) Business Days in the case of the Master Servicer’s or Special Servicer’s obligations, as applicable, contemplated by Article XI, (B) fifteen (15) days in the case of the Master Servicer’s failure to make a Servicing Advance or (C) fifteen (15) days in the case of a failure to pay the premium for any property insurance policy required to be maintained) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given (A) to the Master Servicer or the Special Servicer, as the case may be, by any other party hereto, or (B) to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to this Agreement, by the Holders of Certificates evidencing Percentage Interests aggregating not less than 25% or, solely as it relates to the servicing of a Serviced Pari Passu Whole Loan, by the related Serviced Companion Noteholder; provided, however, if such failure is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing such cure, such period will be extended an additional thirty (30) days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting; or

(iv)          any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty contained in Section 3.23 or Section 3.24, as applicable, which materially and adversely affects the interests of any Class of Certificateholders or Companion Holders (excluding the holder of any Non-Serviced Companion Loan) and which continues unremedied for a period of thirty (30) days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer, as the case may be, by the Depositor, the Certificate Administrator or the Trustee, or to the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator and the Trustee by the Holders of Certificates evidencing Percentage Interests aggregating not less than 25% or, as it relates to the servicing of a Serviced Pari Passu Whole Loan, by the related Serviced Companion Noteholder; provided, however, that if such breach is capable of being cured and the Master Servicer or the Special Servicer, as applicable, is diligently pursuing such cure, such 30-day period will be extended an additional thirty (30) days; or

(v)           a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer or the

Special Servicer and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of sixty (60) days; or

(vi)          the Master Servicer or the Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or the Special Servicer or of or relating to all or substantially all of its property; or

(vii)         the Master Servicer or the Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or take any corporate action in furtherance of the foregoing; or

(viii)        either of Moody’s or DBRS has (A) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates, or (B) placed one or more Classes of Certificates on “watch status” in contemplation of a rating downgrade or withdrawal (and such qualification, downgrade, withdrawal or “watch status” placement shall not have been withdrawn within sixty (60) days of such actual knowledge by the Master Servicer or the Special Servicer, as the case may be) and, in the case of either of clauses (A) or (B), citing servicing concerns with the Master Servicer or Special Servicer, as applicable, as the sole or a material factor in such rating action; or

(ix)          the Master Servicer or the Special Servicer is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and such Master Servicer or Special Servicer is not reinstated to at least that rating within 60 days of the delisting.

(b)           If any Servicer Termination Event with respect to the Master Servicer or the Special Servicer (in either case, for purposes of this Section 7.01(b), the “Affected Party”) shall occur and be continuing, then, and in each and every such case, so long as such Servicer Termination Event shall not have been remedied, the Trustee or the Depositor may, and at the written direction of (prior to the occurrence and continuance of a Control Event) the Directing Certificateholder (solely with respect to the Special Servicer) or the Holders of Certificates entitled to at least 51% of the Voting Rights, the Trustee shall, terminate (and the Depositor may direct the Trustee to terminate each of the Master Servicer or the Special Servicer, as applicable, upon five Business Days’ written notice if there is a Servicer Termination Event under clause (iii)(A) above), by notice in writing to the Affected Party, with a copy of such notice to the Depositor and the Senior Trust Advisor, all of the rights (subject to Section 3.11 and Section 6.03) and obligations of the Affected Party under this Agreement and in and to the Mortgage Loans and the Trust Subordinate Companion Loan and the proceeds thereof (other than as a Certificateholder or Companion Holder, if applicable); provided, however, that the Affected Party shall be entitled to the payment of accrued and unpaid compensation and reimbursement through the date of such termination as provided for under this Agreement for services rendered and expenses incurred. From and after the receipt by the Affected Party of such written notice except as otherwise provided in this Article VII, all authority and power of the Affected Party under this Agreement, whether with respect to the Certificates (other than as a

Holder of any Certificate) or the Mortgage Loans or the Trust Subordinate Companion Loan or otherwise, shall pass to and be vested in the Trustee with respect to a termination of the Master Servicer or the Special Servicer pursuant to and under this Section 7.01, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Affected Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans or the Trust Subordinate Companion Loan and related documents, or otherwise. The Master Servicer and Special Servicer each agree that if it is terminated pursuant to this Section 7.01(b), it shall promptly (and in any event no later than twenty (20) Business Days subsequent to its receipt of the notice of termination) provide the Trustee with all documents and records requested by it to enable it to assume the Master Servicer’s or the Special Servicer’s, as the case may be, functions hereunder, and shall cooperate with the Trustee in effecting the termination of the Master Servicer’s or the Special Servicer’s, as the case may be, responsibilities and rights (subject to Section 3.11 and Section 6.03) hereunder, including, without limitation, the transfer within five (5) Business Days to the Trustee for administration by it of all cash amounts which shall at the time be or should have been credited by the Master Servicer to the Certificate Account or any Servicing Account (if it is the Affected Party), by the Special Servicer to the REO Account (if it is the Affected Party) or thereafter be received with respect to the Mortgage Loans, the Trust Subordinate Companion Loan or any REO Property (provided, however, that the Master Servicer and the Special Servicer each shall, if terminated pursuant to this Section 7.01(b) or pursuant to Section 7.01(d) (with respect to the Special Servicer), continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Advances (in the case of the Special Servicer or the Master Servicer) or otherwise, and it and its Affiliates and the directors, managers, officers, members, employees and agents of it and its Affiliates shall continue to be entitled to the benefits of Section 3.11 and Section 6.03 notwithstanding any such termination).

(c)           If the Master Servicer receives notice of termination under Section 7.01(b) solely due to a Servicer Termination Event under Section 7.01(a)(viii) or (ix), the Master Servicer shall have a forty-five (45) day period after such notice in which to find a successor master servicer qualified to act as Master Servicer hereunder in accordance with Section 6.02 and Section 7.02 and to which the Master Servicer can sell its rights to service the Mortgage Loans and the Trust Subordinate Companion Loan under this Agreement. During such forty-five (45) day period the Master Servicer may continue to serve as Master Servicer hereunder. In the event that the Master Servicer is unable, within such forty-five (45) day period, to cause a qualified successor master servicer to assume the duties of the Master Servicer hereunder, then and in such event, the Trustee shall assume the obligations of the Master Servicer hereunder.

Notwithstanding Section 7.01(b), if any Servicer Termination Event on the part of the Special Servicer shall occur and be continuing that affects the Holder of a Serviced Pari Passu Companion Loan, then, so long as the Special Servicer is not otherwise terminated, the Holder of such Serviced Pari Passu Companion Loan or the Other Trustee appointed under the related Other Pooling and Servicing Agreement, as applicable, shall be entitled to direct the Trustee to terminate the Special Servicer with respect to the related Serviced Pari Passu Whole Loan. Any Special Servicer appointed to replace the Special Servicer with respect to a Serviced

Pari Passu Mortgage Loan cannot at any time be (without the prior written consent of the holder of such Serviced Pari Passu Companion Loan) the person (or Affiliate thereof) that was terminated at the direction of the holder of the related Serviced Pari Passu Companion Loan. Any such Special Servicer under this paragraph shall meet the eligibility requirements of Section 7.02 and the eligibility requirements of the related Other Pooling and Servicing Agreement, and the appointment thereof shall comply with the provisions of Section 7.02. Any appointment of a replacement Special Servicer in accordance with this paragraph shall be subject to the receipt of Rating Agency Confirmation and confirmation from the rating agencies that such appointment or replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30).

(d)           Subject to the rights of the holder of a related AB Subordinate Companion Loan and the rights of the Holders of the Class BNB Certificates pursuant to the related Intercreditor Agreement at any time prior to the occurrence and continuance of a Control Event, the Directing Certificateholder shall be entitled to terminate the rights (subject to Section 3.11 and Section 6.03) and obligations of the Special Servicer under this Agreement, with or without cause, upon ten (10) Business Days’ notice to the Special Servicer, the Master Servicer, the Certificate Administrator, the Trustee and the Senior Trust Advisor; such termination to be effective upon the appointment of a successor special servicer meeting the requirements of this Section 7.01(d). Upon a termination of such Special Servicer, the Directing Certificateholder shall appoint a successor special servicer; provided, however, that (i) such successor will meet the requirements set forth in Section 7.02, (ii) each Rating Agency delivers Rating Agency Confirmation and, in the case of any class of any Serviced Companion Loan Securities the applicable rating agencies deliver a confirmation that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30) and (iii) no replacement of the Special Servicer shall be effective until the Certificate Administrator shall have filed any required Form 8-K pursuant to Section 11.07 hereof and any other Form 8-K filings have been completed with respect to any related Companion Loan.

With respect to any Non-Serviced Whole Loan, pursuant to the related Intercreditor Agreement, the related Non-Serviced Whole Loan Controlling Holder will have the right, with or without cause, to replace the applicable Non-Serviced Special Servicer then acting with respect to such Whole Loan and appoint a replacement special servicer in lieu thereof without the consent of the holder of the related Mortgage Loan. The Non-Serviced Whole Loan Controlling Holder (prior to a control event under the related Non-Serviced Pooling Agreement), and the applicable certificateholders with the requisite percentage of voting rights (after a control event) will have the right, with or without cause, to replace the special servicer then acting with respect to such Whole Loan and appoint a replacement special servicer in lieu thereof, pursuant to the terms of the related Non-Serviced Pooling Agreement.

After the occurrence and during the continuance of a Control Event and upon (a) the written direction of Holders of Principal Balance Certificates and the Class EC Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Appraisal Reductions to notionally reduce the Certificate Balances pursuant to Section 4.06(b) hereof) of the Principal Balance Certificates and the Class EC Certificates requesting a vote to replace the Special Servicer with a new special servicer designated in such written direction, (b) payment by such Holders to the Certificate Administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the Certificate Administrator in connection with administering such vote and which will not be additional Trust Fund expenses and (c) delivery by such Holders to the Certificate Administrator and Trustee of Rating Agency Confirmation from each Rating Agency (which Rating Agency Confirmation shall be obtained at the expense of such Holders), the Certificate Administrator shall promptly post notice to all Certificateholders of such request on the Certificate Administrator’s Website in accordance with Section 3.15(b) and concurrently by mail, and conduct the solicitation of votes of all Certificates in such regard, which such vote shall occur within one hundred-eighty (180) days of the posting of such notice. Upon the written direction of Holders of Certificates evidencing at least 75% of a Certificateholder Quorum of Certificates, the Trustee shall terminate all of the rights and obligations of the Special Servicer under this Agreement and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such Certificateholders. The Certificate Administrator shall include on each Statement to Certificateholders a statement that each Certificateholder may (i) access such notices via the Certificate Administrator’s Website and (ii) register to receive electronic mail notifications when such notices are posted thereon. Notwithstanding the foregoing, the Certificateholder’s direction to remove the Special Servicer shall not apply to any Serviced AB Whole Loan for which the holder of the related AB Subordinate Companion Loan is not subject to an AB Control Appraisal Period and shall not apply to a Trust AB Whole Loan if the related Trust Subordinate Companion Loan is not subject to an AB Control Appraisal Period.

An AB Whole Loan Controlling Holder or Subordinate Loan-Specific Directing Certificateholder, as applicable, shall have the right, prior to the occurrence and continuance of an AB Control Appraisal Period, to replace the Special Servicer solely with respect to the related AB Whole Loan or Trust AB Whole Loan, as applicable, so long as (A) each Rating Agency delivers a Rating Agency Confirmation; (B) the successor special servicer has assumed in writing (from and after the date such successor special servicer becomes the Special Servicer) all of the responsibilities, duties and liabilities of the Special Servicer under this Agreement from and after the date it becomes the Special Servicer as they relate to any AB Whole Loan or Trust AB Whole Loan, as applicable pursuant to an assumption agreement reasonably satisfactory to the Certificate Administrator; and (C) the Certificate Administrator shall have received an opinion of counsel reasonably satisfactory to the Certificate Administrator to the effect that (x) the designation of such replacement to serve as Special Servicer is in compliance with this Agreement, (y) such replacement will be bound by the terms of this Agreement with respect to any AB Whole Loan or Trust AB Whole Loan, as applicable, and (z) subject to customary qualifications and exceptions, this Agreement will be enforceable against such replacement in accordance with the terms hereof.

The parties hereto acknowledge that, notwithstanding anything to the contrary contained in this section, in accordance with the related Intercreditor Agreement, if a servicer termination event on the part of a Non-Serviced Special Servicer under a Non-Serviced Pooling Agreement remains unremedied and affects the holder of the related Non-Serviced Mortgage Loan, and the related Non-Serviced Special Servicer has not otherwise been terminated, the holder of the related Non-Serviced Mortgage Loan (or the Trustee, acting at the direction of the Directing Certificateholder) will be entitled to direct the related Non-Serviced Trustee to terminate the related Non-Serviced Special Servicer solely with respect to the related Non-Serviced Whole Loan. The appointment (or replacement) of a special servicer with respect to a Non-Serviced Whole Loan, as applicable, will in any event be subject to Rating Agency Confirmation from each Rating Agency. A replacement special servicer will be selected by the related Non-Serviced Trustee or, prior to a consultation termination event under the related Non-Serviced Pooling Agreement, by the related Non-Serviced Whole Loan Controlling Holder; provided, however, that any successor special servicer appointed to replace the special servicer with respect to such Non-Serviced Whole Loan cannot at any time be the Person (or an Affiliate thereof) that was terminated at the direction of the holder of such Non-Serviced Mortgage Loan, without the prior written consent of the Directing Certificateholder.

Following the occurrence of a Consultation Termination Event, subject to the immediately succeeding paragraph, if the Senior Trust Advisor determines that the Special Servicer is not performing its duties as required hereunder or is otherwise not acting in accordance with the Servicing Standard, the Senior Trust Advisor shall deliver to the Trustee and the Certificate Administrator, with a copy to the Special Servicer, a written recommendation in the form of Exhibit W attached hereto (which form may be modified or supplemented from time to time to cure any ambiguity or error or to incorporate any additional information, subject to compliance of such form with the terms and provisions of this Agreement; provided, further, that in no event shall the information or any other content included in such written recommendation contravene any provision of this Agreement) detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer, which shall be a Qualified Replacement Special Servicer. In such event, the Certificate Administrator shall promptly post notice to all Certificateholders of such recommendation on the Certificate Administrator’s Website in accordance with Section 3.15(b), and by mail conduct the solicitation of votes of all Certificates in such regard. Upon (i) the affirmative vote of Holders of Principal Balance Certificates and the Class EC Certificates evidencing at least a majority of the aggregate Voting Rights (taking into account the application of any Appraisal Reductions to notionally reduce the respective Certificate Balances of such Certificates) of all Principal Balance Certificates and the Class EC Certificates on an aggregate basis and (ii) receipt of Rating Agency Confirmation from each Rating Agency by the Certificate Administrator following satisfaction of the foregoing clause (i), the Trustee shall (i) terminate all of the rights and obligations of the Special Servicer under this Agreement and appoint a successor special servicer approved by the Certificateholders and (ii) promptly notify such outgoing Special Servicer of the effective date of such termination. The reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) associated with obtaining such Rating Agency Confirmations and administering such vote and the Senior Trust Advisor’s identification of a Qualified Replacement Special Servicer shall be an additional Trust Fund expense. In the event that the Trustee does not receive at least a majority of the requested votes, then the Trustee shall have no obligation to remove the Special

Servicer. Prior to the appointment of any replacement special servicer, such replacement special servicer shall have agreed to succeed to the obligations of the Special Servicer under this Agreement and to act as the Special Servicer’s successor hereunder. Notwithstanding the foregoing, the Senior Trust Advisor shall not be permitted to recommend the replacement of the Special Servicer with respect to an AB Whole Loan or a Trust AB Whole Loan so long as the related Serviced Companion Noteholder or Trust Subordinate Companion Loan, as applicable, is not subject to an AB Control Appraisal Period under the related Intercreditor Agreement.

No penalty or fee shall be payable to the terminated Special Servicer with respect to any termination pursuant to this Section 7.01(d). All costs of any such termination made by the Directing Certificateholder without cause shall be paid by the Holders of the Controlling Class.

For the avoidance of doubt, the indemnification of the Senior Trust Advisor in Section 6.03 shall include, subject to the limitations set forth in Section 6.03, any action or claim arising from, or relating to, the Senior Trust Advisor’s determination under this Section 7.01(d) (regarding removal of the Special Servicer), or the result of the vote of the Certificateholders (regarding removal of the Special Servicer).

(e)           The Master Servicer and Special Servicer shall, as the case may be, from time to time, take all such reasonable actions as are required by it in accordance with the related Servicing Standard in order to prevent the Certificates from being placed on “watch” status or downgraded due to servicing or special servicing, as applicable, concerns by any Rating Agency. In no event shall the remedy for a breach of the foregoing covenant extend beyond termination pursuant to Section 7.01(a)(viii) and (ix) and the resulting operation of Section 7.01(b) and (c). The operation of this subsection (e) shall not be construed to limit the effect of Section 7.01(a)(viii) or (ix).

(f)             Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the Master Servicer affects a Serviced Companion Loan, the related holder of a Serviced Companion Loan or the rating on any class of certificates backed, wholly or partially, by any Serviced Companion Loan Securities, and if the Master Servicer is not otherwise terminated, or (2) if a Servicer Termination Event on the part of the Master Servicer affects only a Serviced Companion Loan, the related holder of a Serviced Companion Loan or the rating on any class of certificates backed, wholly or partially, by any Serviced Companion Loan Securities, then the Master Servicer may not be terminated by or at the direction of the related holder of such Serviced Companion Loan or the holders of any certificates backed, wholly or partially, by such Serviced Companion Loan, but upon the written direction of the related holder of such Serviced Companion Loan, the Master Servicer shall be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan.

(g)           If any Servicer Termination Event on the part of the Master Servicer affects a Trust Subordinate Companion Loan, and the Master Servicer is not otherwise terminated, then the related Subordinate Loan-Specific Directing Certificateholder shall be entitled to direct the Trustee to appoint a sub-servicer solely with respect to the related Trust AB Whole Loan (or if the related Trust AB Whole Loan is currently being sub-serviced, to replace the current Sub-Servicer, but only if such Sub-Servicer is in default under the related Sub-

Servicing Agreement). The appointment or replacement of the Master Servicer or a Sub-Servicer with respect to a Trust AB Mortgage Loan, as contemplated above, shall in any event be subject to receipt of Rating Agency Confirmation from each Rating Agency.

Section 7.02     Trustee to Act; Appointment of Successor. On and after the time the Master Servicer or the Special Servicer, as the case may be, either resigns pursuant to subsection (a) of the first sentence of Section 6.04 or receives a notice of termination for cause pursuant to Section 7.01(b), and provided that no acceptable successor has been appointed within the time period specified in Section 7.01(c), the Trustee shall be the successor to such party, until such successor to the Master Servicer or the Special Servicer, as applicable, is appointed as provided in this Section 7.02 or by the Directing Certificateholder as provided in Section 7.01(d), as applicable, in all respects in its capacity as Master Servicer or Special Servicer, as applicable, under this Agreement and the transactions set forth or provided for herein and shall be subject to, and have the benefit of, all of the rights, (subject to Section 3.11 and Section 6.03) benefits, responsibilities, duties, liabilities and limitations on liability relating thereto and that arise thereafter placed on or for the benefit of the Master Servicer or Special Servicer, as applicable, by the terms and provisions hereof; provided, however, that any failure to perform such duties or responsibilities caused by the terminated party’s failure under Section 7.01 to provide information or moneys required hereunder shall not be considered a default by such successor hereunder. The appointment of a successor master servicer shall not affect any liability of the predecessor Master Servicer which may have arisen prior to its termination as Master Servicer, and the appointment of a successor special servicer shall not affect any liability of the predecessor Special Servicer which may have arisen prior to its termination as Special Servicer. The Trustee in its capacity as successor to the Master Servicer or the Special Servicer, as the case may be, shall not be liable for any of the representations and warranties of the Master Servicer or the Special Servicer, respectively, herein or in any related document or agreement, for any acts or omissions of the predecessor Master Servicer or Special Servicer or for any losses incurred by the predecessor Master Servicer pursuant to Section 3.06 hereunder, nor shall the Trustee be required to purchase any Mortgage Loan or Trust Subordinate Companion Loan hereunder solely as a result of its obligations as successor master servicer or special servicer, as the case may be. Subject to Section 3.11, as compensation therefor, the Trustee as successor master servicer shall be entitled to the Servicing Fees and all fees relating to the Mortgage Loans, the Companion Loans or the Trust Subordinate Companion Loan which the Master Servicer would have been entitled to if the Master Servicer had continued to act hereunder, including but not limited to any income or other benefit from any Permitted Investment pursuant to Section 3.06, and subject to Section 3.11, and the Trustee as successor to the Special Servicer shall be entitled to the Special Servicing Fees to which the Special Servicer would have been entitled if the Special Servicer had continued to act hereunder. Should the Trustee succeed to the capacity of the Master Servicer or the Special Servicer, as the case may be, the Trustee shall be afforded the same standard of care and liability as the Master Servicer or the Special Servicer, as applicable, hereunder notwithstanding anything in Section 8.01 to the contrary, but only with respect to actions taken by it in its role as successor master servicer or successor special servicer, as the case may be, and not with respect to its role as Trustee hereunder. Notwithstanding the above, the Trustee may, if it shall be unwilling to act as successor to the Master Servicer or the Special Servicer, as applicable, or shall, if it is unable to so act, or if the Trustee is not approved as a servicer by each Rating Agency, or if, prior to the occurrence and continuance of a Control Event, the Directing Certificateholder or the Holders of Certificates entitled to at least 51% of the Voting Rights so request in writing to the Trustee, promptly appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution which meets the criteria set forth in Section 6.04 and otherwise herein, as the successor to the Master Servicer or the Special Servicer, as applicable, hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer or Special Servicer hereunder. No appointment of a successor to the Master Servicer or the Special Servicer hereunder shall be effective until (i) the assumption in writing by the successor to the Master Servicer or the Special Servicer of all its responsibilities, duties and liabilities hereunder that arise thereafter, (ii) upon receipt of Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30), (iii) which appointment has been approved (prior to the occurrence and continuance of a Control Event) by the Directing Certificateholder, such approval not to be unreasonably withheld and (iv) the Certificate Administrator shall have filed any required Form 8-K pursuant to Section 11.07 hereof and any other Form 8-K filings have been completed with respect to any related Companion Loan. Pending appointment of a successor to the Master Servicer or the Special Servicer hereunder, unless the Trustee shall be prohibited by law from so acting, the Trustee shall act in such capacity as herein above provided. In connection with such appointment and assumption of a successor to the Master Servicer or Special Servicer as described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans and the Trust Subordinate Companion Loan as it and such successor shall agree; provided, however, that no such compensation with respect to a successor master servicer or successor special servicer, as the case may be, shall be in excess of that permitted the terminated Master Servicer or Special Servicer, as the case may be, hereunder. The Trustee, the Master Servicer or the Special Servicer (whichever is not the terminated party) and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Any costs and expenses associated with the transfer of the servicing function (other than with respect to a termination without cause) under this Agreement shall be borne by the predecessor Master Servicer or Special Servicer, as applicable. If such predecessor Master Servicer or Special Servicer (as the case may be) has not reimbursed the party requesting such termination or the successor Master Servicer or Special Servicer for such expenses within 90 days after the presentation of reasonable documentation, such expense shall be reimbursed by the Trust Fund; provided that the terminated Master Servicer or Special Servicer shall not thereby be relieved of its liability for such expenses. If and to the extent that the terminated Master Servicer or Special Servicer has not reimbursed such costs and expenses, the party requesting such termination shall have an affirmative obligation to take all reasonable actions to collect such expenses on behalf of the Trust Fund. In the event of a termination without cause, such costs and expenses shall be borne by the party requesting such termination, or as otherwise set forth herein; provided that the Certificate Administrator and the Trustee shall not bear any such costs and expenses. For the avoidance of doubt, if the Trustee is terminating the Master Servicer or Special Servicer in accordance with this Agreement at the direction of any party or parties permitted to direct the Trustee to so terminate the Master Servicer or Special Servicer pursuant to this Agreement, the Trustee shall not have any liability for such expenses pursuant to this paragraph.

Section 7.03     Notification to Certificateholders. (a) Upon any resignation of the Master Servicer or the Special Servicer pursuant to Section 6.04, any termination of the Master Servicer or the Special Servicer pursuant to Section 7.01 or any appointment of a successor to the Master Servicer or the Special Servicer pursuant to Section 7.02, the Certificate Administrator shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register.

(b)           Not later than the later of (i) sixty (60) days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute a Servicer Termination Event and (ii) five (5) days after the Certificate Administrator would be deemed to have notice of the occurrence of such an event in accordance with Section 8.02(vii), the Certificate Administrator shall transmit by mail to the Depositor and all Certificateholders (including, with respect to the Trust AB Whole Loan, the Holders of the Class BNB Certificates and the related Subordinate Loan-Specific Directing Certificateholder) (and, if a Serviced Whole Loan is affected, the related Serviced Companion Noteholder) notice of such occurrence, unless such default shall have been cured.

Section 7.04     Waiver of Servicer Termination Events. The Holders of Certificates representing at least 66 2/3% of the Voting Rights allocated to each Class of Certificates affected by any Servicer Termination Event hereunder may waive such Servicer Termination Event within twenty (20) days of the receipt of notice from the Certificate Administrator of the occurrence of such Servicer Termination Event; provided, however, that a Servicer Termination Event under clause (i) of Section 7.01(a) may be waived only by all of the Certificateholders of the affected Classes. Upon any such waiver of a Servicer Termination Event, such Servicer Termination Event shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. Upon any such waiver of a Servicer Termination Event by Certificateholders, the Trustee and the Certificate Administrator shall be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Servicer Termination Event prior to such waiver from the Trust Fund. No such waiver shall extend to any subsequent or other Servicer Termination Event or impair any right consequent thereon except to the extent expressly so waived. Notwithstanding any other provisions of this Agreement, for purposes of waiving any Servicer Termination Event pursuant to this Section 7.04, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to the same Voting Rights with respect to the matters described above as they would if any other Person held such Certificates.

Section 7.05     Trustee as Maker of Advances. In the event that the Master Servicer fails to fulfill its obligations hereunder to make any Advances and such failure remains uncured, the Trustee shall perform such obligations (x) within five (5) Business Days following such failure by the Master Servicer with respect to Servicing Advances resulting in a Servicer Termination Event under Section 7.01(a)(iii) hereof to the extent a Responsible Officer of the Trustee has actual knowledge of such failure with respect to such Servicing Advances and (y) by noon, New York City time, on the related Distribution Date with respect to P&I Advances pursuant to the Certificate Administrator’s notice of failure pursuant to Section 4.03(a) unless such failure has been cured. With respect to any such Advance made by the Trustee, the Trustee shall succeed to all of the Master Servicer’s rights with respect to Advances hereunder, including, without limitation, the Master Servicer’s rights of reimbursement and interest on each

Advance at the Reimbursement Rate, and rights to determine that a proposed Advance is a Nonrecoverable P&I Advance or Servicing Advance, as the case may be, (without regard to any impairment of any such rights of reimbursement caused by such Master Servicer’s default in its obligations hereunder); provided, however, that if Advances made by the Trustee and the Master Servicer shall at any time be outstanding, or any interest on any Advance shall be accrued and unpaid, all amounts available to repay such Advances and the interest thereon hereunder shall be applied entirely to the Advances outstanding to the Trustee, until such Advances shall have been repaid in full, together with all interest accrued thereon, prior to reimbursement of the Master Servicer for such Advances. The Trustee shall be entitled to conclusively rely on any notice given with respect to a Nonrecoverable Advance hereunder.

[End of Article VII]

ARTICLE VIII

CONCERNING THE TRUSTEE AND THE CERTIFICATE ADMINISTRATOR

Section 8.01     Duties of the Trustee and the Certificate Administrator. (a) The Trustee and the Certificate Administrator, prior to the occurrence of a Servicer Termination Event and after the curing or waiving of all Servicer Termination Events which may have occurred, undertake to perform such duties and only such duties as are specifically set forth in this Agreement. If a Servicer Termination Event occurs and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. Any permissive right of the Trustee and the Certificate Administrator contained in this Agreement shall not be construed as a duty.

(b)           The Trustee or the Certificate Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee or the Certificate Administrator which are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of Article II), shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee or the Certificate Administrator shall notify the party providing such instrument and requesting the correction thereof. The Trustee or the Certificate Administrator shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Master Servicer or the Special Servicer or another Person, and accepted by the Trustee or the Certificate Administrator in good faith, pursuant to this Agreement.

(c)           No provision of this Agreement shall be construed to relieve the Trustee or the Certificate Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct or bad faith; provided, however, that:

(i)            Prior to the occurrence of a Servicer Termination Event, and after the curing of all such Servicer Termination Events which may have occurred, the duties and obligations of the Trustee and the Certificate Administrator shall be determined solely by the express provisions of this Agreement, the Trustee and the Certificate Administrator shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and the Certificate Administrator and, in the absence of bad faith on the part of the Trustee and the Certificate Administrator, the Trustee and the Certificate Administrator may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

(ii)           Neither the Trustee nor the Certificate Administrator, as applicable, shall be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee or the Certificate Administrator, respectively, unless it shall be proved that the Trustee or the Certificate Administrator, as applicable, was negligent in ascertaining the pertinent facts; and

(iii)          Neither the Trustee nor the Certificate Administrator, as applicable, shall be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to direct the Trustee and/or Certificate Administrator pursuant to the terms of this Agreement, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Certificate Administrator, or exercising any trust or power conferred upon the Trustee or the Certificate Administrator, under this Agreement (unless a higher percentage of Voting Rights is required for such action).

(d)           The Certificate Administrator shall make available via its internet website initially located at www.ctslink.com to the Serviced Companion Noteholders all reports that the Certificate Administrator has made available to Certificateholders under this Agreement to the extent such reports relate to the related Serviced Companion Loan and upon the submission of an Investor Certification pursuant to this Agreement.

Section 8.02     Certain Matters Affecting the Trustee and the Certificate Administrator. Except as otherwise provided in Section 8.01:

(i)            The Trustee and the Certificate Administrator may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer’s Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, Appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

(ii)          The Trustee and the Certificate Administrator may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

(iii)          Neither the Trustee nor the Certificate Administrator shall be under any obligation to exercise any of the trusts or powers vested in it by this Agreement or the Certificates or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee or the Certificate Administrator, as applicable, reasonable security or indemnity satisfactory to it, against the costs, expenses and liabilities which may be incurred therein or thereby; neither the Trustee nor the Certificate Administrator shall be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or reasonable indemnity satisfactory to it against such risk or liability is not reasonably assured to it; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of a Servicer Termination Event which has not been cured, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

(iv)          Neither the Trustee nor the Certificate Administrator shall be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(v)           Prior to the occurrence of a Servicer Termination Event hereunder and after the curing of all Servicer Termination Events which may have occurred, neither the Trustee nor the Certificate Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to more than 50% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee or the Certificate Administrator of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Certificate Administrator, respectively, not reasonably assured to the Trustee or the Certificate Administrator by the security afforded to it by the terms of this Agreement, the Trustee or the Certificate Administrator, respectively, may require reasonable indemnity satisfactory to it from such requesting Holders against such expense or liability as a condition to taking any such action. The reasonable expense of every such reasonable examination shall be paid by the requesting Holders;

(vi)          The Trustee or the Certificate Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided, however, that the appointment of such agents or attorneys shall not relieve the Trustee or the Certificate Administrator of its duties or obligations hereunder; provided, further, that the Trustee or the Certificate Administrator, as the case may be, may not perform any duties hereunder through any Person that is a Prohibited Party;

(vii)         For all purposes under this Agreement, neither the Trustee nor the Certificate Administrator shall be deemed to have notice of any Servicer Termination Event unless a Responsible Officer of the Trustee or the Certificate Administrator, as applicable, has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee or the Certificate Administrator at the respective Corporate Trust Office, and such notice references the Certificates or this Agreement;

(viii)        Neither the Trustee nor the Certificate Administrator shall be responsible for any act or omission of the Master Servicer or the Special Servicer (unless the Trustee is acting as Master Servicer or Special Servicer, as the case may be, in which case the Trustee shall only be responsible for its own actions as Master Servicer or Special Servicer) or of the Depositor; and

(ix)          Neither the Trustee nor the Certificate Administrator shall in any way be liable by reason of any insufficiency in the Trust Fund unless it is determined by a court of competent jurisdiction that the Trustee’s or Certificate Administrator’s, as applicable, negligence or willful misconduct was the primary cause of such insufficiency.

Each of the Trustee and the Certificate Administrator shall be entitled to all of the same rights, protections, immunities and indemnities afforded to it as Trustee and Certificate Administrator, as the case may be, in each capacity for which it serves hereunder (including, without limitation, as Custodian, Certificate Registrar, 17g-5 Information Provider and Authenticating Agent).

Section 8.03     Trustee and Certificate Administrator Not Liable for Validity or Sufficiency of Certificates or Mortgage Loans or Trust Subordinate Companion Loan. The recitals contained herein and in the Certificates, other than the acknowledgments of the Trustee or the Certificate Administrator in Sections 2.02 and 2.04 and the signature, if any, of the Certificate Registrar and Authenticating Agent set forth on any outstanding Certificate, shall be taken as the statements of the Depositor, the Master Servicer or the Special Servicer, as the case may be, and the Trustee or the Certificate Administrator assume no responsibility for their correctness. Neither the Trustee nor the Certificate Administrator makes any representations as to the validity or sufficiency of this Agreement or of any Certificate (other than as to the signature, if any, of the Trustee or the Certificate Administrator set forth thereon) or of any Mortgage Loan or of the Trust Subordinate Companion Loan or related document. Neither the Trustee nor the Certificate Administrator shall be accountable for the use or application by the Depositor of any of the Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the assignment of the Mortgage Loans and the Trust Subordinate Companion Loan to the Trust Fund, or any funds deposited in or withdrawn from the Certificate Account or any other account by or on behalf of the Depositor, the Master Servicer, the Special Servicer or in the case of the Trustee, the Certificate Administrator. The Trustee and the Certificate Administrator shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Master Servicer or the Special Servicer and accepted by the Trustee or the Certificate Administrator, in good faith, pursuant to this Agreement.

Section 8.04     Trustee or Certificate Administrator May Own Certificates. The Trustee or the Certificate Administrator, each in its individual capacity, not as Trustee or Certificate Administrator, may become the owner or pledgee of Certificates, and may deal with the Depositor, the Master Servicer, the Special Servicer or the Underwriters in banking transactions, with the same rights it would have if it were not Trustee or the Certificate Administrator.

Section 8.05     Fees and Expenses of Trustee and Certificate Administrator; Indemnification of Trustee and Certificate Administrator. (a) As compensation for the performance of their respective duties hereunder, the Trustee will be paid the Trustee Fee, which shall cover recurring and otherwise reasonably anticipated expenses of the Trustee, and the Certificate Administrator will be paid the Certificate Administrator Fee equal to the Certificate Administrator’s portion of one month’s interest at the Certificate Administrator Fee Rate, which shall cover recurring and otherwise reasonably anticipated expenses of the Certificate Administrator. The Trustee Fee and Certificate Administrator Fee shall be paid monthly on a Mortgage Loan-by-Mortgage Loan (or Trust Subordinate Companion Loan-by-Trust Subordinate Companion Loan, if applicable) basis. As to each Mortgage Loan, the Trust Subordinate Companion Loan and REO Loan (other than the portion of an REO Loan related to any Companion Loan), the Certificate Administrator shall pay to the Trustee monthly the Trustee Fee from the Certificate Administrator Fee, which Certificate Administrator Fee shall accrue from time to time at the Certificate Administrator Fee Rate and the Certificate Administrator Fee shall be computed on the basis of the Stated Principal Balance of such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, and a 360-day year consisting of twelve 30-day months. The Trustee Fee (which shall not be limited to any provision of law in regard to the compensation of a trustee of an express trust) shall constitute the Trustee’s sole form of compensation for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties of the Trustee hereunder, except for the reimbursement of expenses specifically provided for herein. The Certificate Administrator Fee shall constitute the Certificate Administrator’s sole form of compensation for the exercise and performance of its powers and duties hereunder, except for the reimbursement of expenses specifically provided for herein. No Trustee Fee or Certificate Administrator Fee shall be payable with respect to any Companion Loan.

(b)           The Trustee, the Certificate Administrator (in each case, including in its capacity as Custodian and in its individual capacity) and any director, officer, employee, representative or agent of the Trustee and the Certificate Administrator, respectively, shall be entitled to be indemnified and held harmless by the Trust Fund (to the extent of amounts on deposit in the Certificate Account, the Lower-Tier REMIC Distribution Account or the BankNote Building REMIC Distribution Account, as applicable, from time to time) against any loss, liability or expense (including, without limitation, costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement, and expenses incurred in becoming successor master servicer or successor special servicer, to the extent not otherwise paid hereunder) arising out of, or incurred in connection with, any act or omission of the Trustee or the Certificate Administrator, respectively, relating to the exercise and performance of any of the powers and duties of the Trustee or the Certificate Administrator, respectively, hereunder; provided, however, that none of the Trustee or the Certificate Administrator, nor any of the other above specified Persons shall be entitled to indemnification pursuant to this Section 8.05(b) for (i) allocable overhead, (ii) expenses or disbursements incurred or made by or on behalf of the Trustee or the Certificate Administrator, respectively, in the normal course of the Trustee or the Certificate Administrator, respectively, performing its duties in accordance with any of the provisions hereof, which are not “unanticipated expenses of the REMIC” within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii), (iii) any expense or liability specifically required to be borne thereby pursuant to the terms hereof or (iv) any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence in the performance of the Trustee’s or the Certificate Administrator’s, respectively, obligations and duties hereunder, or by reason of negligent disregard of such obligations or duties, or as may arise from a breach of any representation or warranty of the Trustee specified in Section 8.12 or the Certificate Administrator specified in Section 8.14, respectively, made herein. The provisions of this Section 8.05(b) shall survive the termination of this Agreement and any resignation or removal of the Trustee or the Certificate Administrator, respectively, and appointment of a successor thereto. The foregoing indemnity shall also apply to the Certificate Administrator in its capacities of Custodian, Certificate Registrar and Authenticating Agent.

(c)           The Certificate Administrator shall indemnify and hold harmless the Depositor and Mortgage Loan Sellers from and against any claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments and other costs and expenses incurred by the Depositor, any Mortgage Loan Seller or its Affiliates that arise out of or are based upon (i) a breach by the Certificate Administrator, in its capacity as 17g-5 Information Provider or in any other capacity in which the Certificate Administrator is required to provide information to a Privileged Person that is an NRSRO, of its obligations under this Agreement or (ii) negligence, bad faith or willful misconduct on the part of the Certificate Administrator, in its capacity as 17g-5 Information Provider or in any other capacity in which the Certificate Administrator is required to provide information to a Privileged Person that is an NRSRO, in the performance of such obligations or its negligent disregard of its obligations and duties under this Agreement.

Section 8.06     Eligibility Requirements for Trustee and Certificate Administrator. Each of the Trustee and the Certificate Administrator hereunder shall at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under this Agreement, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and in the case of the Trustee, shall not be an Affiliate of the Master Servicer or the Special Servicer (except during any period when the Trustee is acting as, or has become successor to, the Master Servicer or the Special Servicer, as the case may be, pursuant to Section 7.02), (ii) an institution insured by the Federal Deposit Insurance Corporation, (iii) an institution whose long-term senior unsecured debt is rated at least “A2” by Moody’s,”A” by Fitch and “A” by DBRS; provided that the Trustee will not become ineligible to serve based on a failure to satisfy such rating requirements as long as it maintains a long-term unsecured debt rating of no less than “Baa2” by Moody’s, “A-” by Fitch and “A(low)” by DBRS and its short-term debt obligations have a short-term rating of not less than “P-2” from Moody’s, “A-1” from Fitch and “R-1L” from DBRS and the Master Servicer maintains a rating of at least “A2” by Moody’s and “A+” by Fitch, or such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation) and (iv) an entity that is not a Prohibited Party.

If such corporation, national bank or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06 the combined capital and surplus of such corporation, national bank or national banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In the event the place of business from which the Certificate Administrator administers the Trust REMICs or in which the Trustee’s office is located is in a state or local jurisdiction that imposes a tax on the Trust Fund on the net income of a REMIC (other than a tax corresponding to a tax imposed under the REMIC Provisions), the Certificate Administrator or the Trustee, as applicable shall elect either to (i) resign immediately in the manner and with the effect specified in Section 8.07, (ii) pay such tax at no expense to the Trust or (iii) administer the Trust REMICs from a state and local jurisdiction that does not impose such a tax.

Section 8.07     Resignation and Removal of the Trustee and Certificate Administrator. (a) The Trustee and the Certificate Administrator may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Master Servicer, the Special Servicer and the Trustee or the Certificate Administrator, as applicable, the Senior Trust Advisor, 17g-5 Information Provider and to all Certificateholders. The Certificate Administrator shall post such notice to the Certificate Administrator’s Website in accordance with Section 3.15(b) and provide notice of such event to the Master Servicer, the Special Servicer, the Depositor and the 17g-5 Information Provider, which shall promptly post such notice to the 17g-5 Information Provider’s Website in accordance with Section 3.15(c). Upon receiving such notice of resignation, the Depositor shall use its reasonable best efforts to promptly appoint a successor trustee or Certificate Administrator acceptable to the Master Servicer and, prior to the occurrence and continuance of a Control Event, the Directing Certificateholder by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee or Certificate Administrator and to the successor trustee or certificate administrator. A copy of such instrument shall be delivered to the Master Servicer, the Special Servicer, the Certificateholders and the Trustee or Certificate Administrator, as applicable, by the Depositor. If no successor trustee or certificate administrator shall have been so appointed and have accepted appointment within thirty (30) days after the giving of such notice of resignation, the resigning Trustee or Certificate Administrator may petition any court of competent jurisdiction for the appointment of a successor trustee or certificate administrator, as applicable.

(b)           If at any time the Trustee or Certificate Administrator shall cease to be eligible in accordance with the provisions of Section 8.06 (and in the case of the Certificate Administrator, Section 5.08) and shall fail to resign after written request therefor by the Depositor or the Master Servicer, or if at any time the Trustee or Certificate Administrator shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or the Certificate Administrator or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or Certificate Administrator or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if the Trustee or Certificate Administrator (if different than the Trustee) shall fail (other than by reason of the failure of either the Master Servicer or the Special Servicer to timely perform its obligations hereunder or as a result of other circumstances beyond the Trustee’s or Certificate Administrator’s, as applicable, reasonable control), to timely publish any report to be delivered, published or otherwise made available by the Certificate Administrator pursuant to Section 4.02 and such failure shall continue unremedied for a period of five (5) days, or if the Certificate Administrator fails to make distributions required pursuant to Section 4.01 or Section 9.01, then the Depositor may remove the Trustee or Certificate Administrator, as applicable, and appoint a successor trustee or certificate administrator acceptable to the Master Servicer, by written instrument, in duplicate, which instrument shall be delivered to the Trustee or Certificate Administrator so removed and to the successor trustee or certificate administrator in the case of the removal of the Trustee or Certificate Administrator. A copy of such instrument shall be delivered to the Master Servicer, the Special Servicer and the Certificateholders by the Depositor.

(c)            The Holders of Certificates entitled to at least 75% of the Voting Rights may at any time remove the Trustee or Certificate Administrator and appoint a successor trustee or certificate administrator by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set to the Trustee or Certificate Administrator so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the Depositor, the Special Servicer and the remaining Certificateholders by the Master Servicer. In the event of any such termination without cause pursuant to this Section 8.07(c), the successor trustee or certificate administrator, as applicable, shall be responsible for all costs and expenses necessary to effect the transfer of responsibilities from its predecessor.

(d)            Any resignation or removal of the Trustee or Certificate Administrator and appointment of a successor trustee or certificate administrator pursuant to any of the provisions of this Section 8.07 shall not become effective until (i) acceptance of appointment by the successor trustee or certificate administrator as provided in Section 8.08 and (ii) the Certificate Administrator shall have filed any required Form 8-K pursuant to Section 11.07 hereof and any other Form 8-K filings have been completed with respect to any related Companion Loan.

If the same party is acting as Trustee and Certificate Administrator pursuant to this Agreement, any removal of either such party in its capacity as Trustee or Certificate Administrator, as applicable, shall also result in such party’s removal in its capacity as Trustee or Certificate Administrator, as applicable, and the Depositor shall appoint a successor certificate administrator and a successor trustee, in each instance meeting the eligibility requirements set forth hereunder.

Upon any succession of the Trustee or Certificate Administrator under this Agreement, the predecessor Trustee or Certificate Administrator shall be entitled to the payment of accrued and unpaid compensation and reimbursement as provided for under this Agreement for services rendered and expenses incurred (including without limitation, unreimbursed Advances). No Trustee or Certificate Administrator shall be personally liable for any action or omission of any successor trustee or certificate administrator.

(e)           Upon the resignation, assignment, merger, consolidation, or transfer of the Trustee or its business to a successor, or upon the termination of the Trustee, (a) the outgoing Trustee shall (i) endorse the original executed Mortgage Note for each Mortgage Loan (and the related Trust Subordinate Companion Loan, if applicable) (to the extent that the original executed Mortgage Note for each Mortgage Loan (and the related Trust Subordinate Companion Loan, if applicable) was endorsed to the outgoing trustee), without recourse, representation or warranty, express or implied, to the order of the successor, as trustee for the registered Holders of JPMBB Commercial Mortgage Securities Trust 2014-C25, Commercial Mortgage Pass-Through Certificates, Series 2014-C25 or in blank, and (ii) in the case of the other assignable Mortgage Loan or Trust Subordinate Companion Loan documents (to the extent such other Mortgage Loan or Trust Subordinate Companion Loan documents were assigned to the outgoing trustee), assign such Mortgage Loan or Trust Subordinate Companion Loan documents to such successor, and such successor shall review the documents delivered to it or to the Custodian with respect to each Mortgage Loan (and the related Trust Subordinate Companion Loan, if applicable), and certify in writing that, as to each Mortgage Loan (and the related Trust Subordinate Companion Loan, if applicable) then subject to this Agreement, such endorsement and assignment has been made; (b) if any original executed Mortgage Note for a Mortgage Loan (or the related Trust Subordinate Companion Loan, as applicable) was not endorsed to the outgoing trustee, the Custodian shall, upon its receipt of a Request for Release, deliver such Mortgage Note to the Depositor or the successor trustee, as requested, and the Master Servicer and the Depositor shall cooperate with any successor Trustee to ensure that such Mortgage Note is endorsed (without recourse, representation or warranty, express or implied) to the order of the successor, as trustee for the registered Holders of JPMBB Commercial Mortgage Securities Trust 2014-C25, Commercial Mortgage Pass-Through Certificates, Series 2014-C25 or in blank; provided, however, that, notwithstanding anything to the contrary herein, to the extent any such endorsement of such Mortgage Note requires the signature of the related Mortgage Loan Seller in order to comply with the foregoing, then the Master Servicer shall use reasonable efforts to cause the related Mortgage Loan Seller to execute such endorsement; (c) if any other assignable Mortgage Loan or Trust Subordinate Companion Loan document was not assigned to the outgoing trustee, the Custodian shall, upon its receipt of a Request for Release, deliver such Mortgage Loan or Trust Subordinate Companion Loan document to the Depositor or the successor trustee, as requested, and the Master Servicer and the Depositor shall cooperate with any successor Trustee to ensure that such Mortgage Loan or Trust Subordinate Companion Loan document is assigned to such successor Trustee; and (d) in any case, such successor Trustee shall review the documents delivered to it or to the Custodian with respect to each Mortgage Loan (and the related Trust Subordinate Companion Loan, if applicable), and certify in writing that, as to each Mortgage Loan (and the related Trust Subordinate Companion Loan, if applicable) then subject to this Agreement, such endorsements and assignments have been made or, in the event such endorsement or assignment cannot be made for any reason, to note the same in such certification.

Section 8.08     Successor Trustee or Certificate Administrator. (a) Any successor trustee or certificate administrator appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Master Servicer, the Special Servicer and to its predecessor Trustee or Certificate Administrator an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee or Certificate Administrator shall become effective and such successor trustee or certificate administrator without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Trustee or Certificate Administrator herein. The predecessor Trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held on its behalf by a Custodian, which Custodian, at Custodian’s option shall become the agent of the successor trustee), and the Depositor, the Master Servicer, the Special Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee all such rights, powers, duties and obligations, and to enable the successor trustee to perform its obligations hereunder.

(b)           No successor trustee or successor certificate administrator shall, as applicable, accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor trustee or successor certificate administrator, as applicable, shall be eligible under the provisions of Section 8.06.

(c)           Upon acceptance of appointment by a successor trustee or successor certificate administrator as provided in this Section 8.08, the Master Servicer shall deliver notice of the succession of such Trustee or Certificate Administrator, as applicable, to the Depositor and the Certificateholders. If the Master Servicer fails to deliver such notice within ten (10) days after acceptance of appointment by the successor trustee or successor certificate administrator, as applicable, such successor trustee or successor certificate administrator shall cause such notice to be delivered at the expense of the Master Servicer.

Section 8.09     Merger or Consolidation of Trustee or Certificate Administrator. Any Person into which the Trustee or the Certificate Administrator may be merged or converted or with which it may be consolidated or any Person resulting from any merger, conversion or consolidation to which the Trustee or the Certificate Administrator shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee or the Certificate Administrator shall be the successor of the Trustee or the Certificate Administrator, as applicable, hereunder; provided that, in the case of the Trustee, such successor person shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Certificate Administrator shall post such notice to the Certificate Administrator’s Website in accordance with Section 3.15(b) and shall provide notice of such event to the Master Servicer, the Special Servicer, the Depositor and the 17g-5 Information Provider, which shall post such notice to the 17g-5 Information Provider’s Website in accordance with Section 3.15(c).

Section 8.10    Appointment of Co-Trustee or Separate Trustee. (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within fifteen (15) days after the receipt by it of a request to do so, or in case a Servicer Termination Event shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof. All co-trustee fees shall be payable out of the Trust Fund.

(b)           In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer or the Special Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

(c)           Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then-separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

(d)           Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

(e)           The appointment of a co-trustee or separate trustee under this Section 8.10 shall not relieve the Trustee of its duties and responsibilities hereunder.

Section 8.11     Appointment of Custodians. The Certificate Administrator is hereby appointed as the Custodian to hold all or a portion of the Mortgage Files. The Custodian shall be a depository institution subject to supervision by federal or state authority, shall have combined capital and surplus of at least $15,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File. The Custodian shall be subject to the same obligations and standard of care as would be imposed on the Certificate Administrator hereunder in connection with the retention of Mortgage Files directly by the Certificate Administrator. Upon termination or resignation of the Custodian, the Certificate Administrator may appoint another Custodian meeting the foregoing requirements. The appointment of one or more Custodians by the Certificate Administrator shall not relieve the Certificate Administrator from any of its obligations hereunder, and the Certificate Administrator shall remain responsible for all acts and omissions of any Custodian other than the initial Custodian. Any Custodian appointed hereunder must maintain a fidelity bond and errors and omissions policy in an amount customary for Custodians which serve in such capacity in commercial mortgage loan securitization transactions, or may self-insure.

Section 8.12     Representations and Warranties of the Trustee. The Trustee hereby represents and warrants to the Depositor, the Master Servicer, the Special Servicer, the Senior Trust Advisor, each Serviced Companion Noteholder and the Certificate Administrator for the benefit of the Certificateholders, as of the Closing Date, that:

(i)            The Trustee is a national banking association, duly organized, validly existing and in good standing under the laws of the United States of America;

(ii)           The execution and delivery of this Agreement by the Trustee, and the performance and compliance with the terms of this Agreement by the Trustee, will not violate the Trustee’s charter and by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets;

(iii)          The Trustee has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

(iv)          This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with the terms hereof, subject to (a) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally and the rights of creditors of national banking associations specifically and (b) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

(v)           The Trustee is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Trustee’s good faith and reasonable judgment, is likely to affect materially and adversely the ability of the Trustee to perform its obligations under this Agreement;

(vi)          No litigation is pending or, to the best of the Trustee’s knowledge, threatened against the Trustee which would prohibit the Trustee from entering into this Agreement or, in the Trustee’s good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Trustee to perform its obligations under this Agreement; and

(vii)         No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Trustee, or compliance by the Trustee with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for any consent, approval, authorization or order which has not been obtained or cannot be obtained prior to the actual performance by the Trustee of its obligations under this Agreement, and which, if not obtained would not have a materially adverse effect on the ability of the Trustee to perform its obligations hereunder.

Section 8.13     Provision of Information to Certificate Administrator, Master Servicer and Special Servicer. The Master Servicer shall promptly, upon request, provide the Special Servicer and the Certificate Administrator with notice of any change in the identity and/or contact information of any Serviced Companion Noteholder (to the extent it receives written notice of such change). The Certificate Administrator, Master Servicer and Special Servicer may each conclusively rely on the information provided to them regarding identity and/or contact information regarding any Serviced Companion Noteholder, and the Certificate Administrator, Master Servicer and Special Servicer, as applicable, shall have no liability for notices not sent to the correct Serviced Companion Noteholders or any obligation to determine the identity and/or contact information of the Serviced Companion Noteholders to the extent updated or correct information regarding the holders of any of the Serviced Companion Noteholders or the most recent identity and/or contact information regarding any of the Serviced Companion Noteholders has not been provided to the Certificate Administrator, Master Servicer or Special Servicer, as applicable.

The Certificate Administrator shall promptly notify the Master Servicer and Special Servicer of any change in the identity and/or contact information of the Subordinate Loan-Specific Directing Certificateholder (to the extent it receives written notice of such change). The Master Servicer and Special Servicer may each conclusively rely on the information provided to them by the Certificate Administrator regarding identity and/or contact information regarding the Subordinate Loan-Specific Directing Certificateholder and the Master Servicer and Special Servicer, as applicable, shall have no liability for notices not sent to the correct Subordinate Loan-Specific Directing Certificateholder or any obligation to determine the identity and/or contact information of the Subordinate Loan-Specific Directing Certificateholder to the extent the Certificate Administrator has not provided updated or correct information regarding such Subordinate Loan-Specific Directing Certificateholder or has not provided the most recent identity and/or contact information regarding such Subordinate Loan-Specific Directing Certificateholders to the Master Servicer or Special Servicer, as applicable.

Section 8.14     Representations and Warranties of the Certificate Administrator. The Certificate Administrator hereby represents and warrants to the Depositor, the Master Servicer, the Special Servicer, the Senior Trust Advisor, each Serviced Companion Noteholder, and the Trustee, for the benefit of the Certificateholders, as of the Closing Date, that:

(i)            The Certificate Administrator is a national banking association duly organized under the laws of the United States of America, duly organized, validly existing and in good standing under the laws thereof;

(ii)           The execution and delivery of this Agreement by the Certificate Administrator, and the performance and compliance with the terms of this Agreement by the Certificate Administrator, will not violate the Certificate Administrator’s charter and by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets;

(iii)          The Certificate Administrator has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

(iv)          This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Certificate Administrator, enforceable against the Certificate Administrator in accordance with the terms hereof, subject to (a) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally and the rights of creditors of national banking associations specifically and (b) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

(v)           The Certificate Administrator is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Certificate Administrator’s good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Certificate Administrator to perform its obligations under this Agreement or the financial condition of the Certificate Administrator;

(vi)          No litigation is pending or, to the best of the Certificate Administrator’s knowledge, threatened against the Certificate Administrator which would prohibit the Certificate Administrator from entering into this Agreement or, in the Certificate Administrator’s good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Certificate Administrator to perform its obligations under this Agreement or the financial condition of the Certificate Administrator; and

(vii)         No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Certificate Administrator, or compliance by the Certificate Administrator with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for any consent, approval, authorization or order which has not been obtained or cannot be obtained prior to the actual performance by the Certificate Administrator of its obligations under this Agreement, and which, if not obtained would not have a materially adverse effect on the ability of the Certificate Administrator to perform its obligations hereunder.

Section 8.15     Compliance with the Patriot Act. In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering (“Applicable Laws”), each of the Trustee, the Certificate Administrator, the Special Servicer and the Master Servicer is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Trustee, the Certificate Administrator, the Special Servicer or the Master Servicer, as applicable. Accordingly, each of the parties to this Agreement agrees to provide to the Trustee, the Certificate Administrator, the Special Servicer and the Master Servicer, upon its respective reasonable request from time to time such identifying information and documentation as may be available for such party in order to enable the Trustee, the Certificate Administrator, the Special Servicer and the Master Servicer to comply with Applicable Laws.

 [End of Article VIII]

ARTICLE IX

TERMINATION

Section 9.01     Termination upon Repurchase or Liquidation of All Mortgage Loans. Subject to this Section 9.01 and Section 9.02, the Trust Fund and the respective obligations and responsibilities under this Agreement of the Certificate Administrator (other than the obligations of the Certificate Administrator to provide for and make payments to Certificateholders as hereafter set forth), the Depositor, the Master Servicer, the Special Servicer, the Senior Trust Advisor, and the Trustee, shall terminate upon payment (or provision for payment) to the Certificateholders of all amounts held by the Certificate Administrator and required hereunder to be so paid on the Distribution Date following the earlier to occur of (i) the final payment (or related Advance) or other liquidation of the last Mortgage Loan, Trust Subordinate Companion Loan and REO Property (as applicable) subject hereto, (ii) the purchase or other liquidation by the Holders of the majority of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class R Certificates, in that order of priority, of all the Mortgage Loans (for the avoidance of doubt, excluding the Trust Subordinate Companion Loan if the Trust AB Whole Loan (or the related REO Loan) is an asset of the Trust Fund) and the Trust Fund’s portion of each REO Property (other than any portion related to the Trust Subordinate Companion Loan if the

Trust AB Whole Loan (or the related REO Loan) is an asset of the Trust Fund) remaining in the Trust Fund at a price equal to (a) the sum of (1) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Loans) included in the Trust Fund (for the avoidance of doubt, excluding the Trust Subordinate Companion Loan if the Trust AB Whole Loan (or the related REO Loan) is an asset of the Trust Fund), (2) the Appraised Value of the Trust Fund’s portion of each REO Property (other than any portion related to the Trust Subordinate Companion Loan if the Trust AB Whole Loan (or the related REO Loan) is an asset of the Trust Fund), if any, included in the Trust Fund (such Appraisals in clause (a)(2) to be conducted by an Independent MAI-designated appraiser selected by the Master Servicer, and approved by more than 50% of the Voting Rights of the Classes of Certificates then outstanding (other than the Controlling Class unless the Controlling Class is the only Class of Certificates then outstanding)) (which approval shall be deemed given unless more than 50% of such Certificateholders object within twenty (20) days of receipt of notice thereof), (3) the reasonable out-of-pocket expenses of the Master Servicer with respect to such termination, unless the Master Servicer is the purchaser of such Mortgage Loans and (4) if a Mortgaged Property secures a Non-Serviced Mortgage Loan and is an “REO property” under the terms of the related Non-Serviced Pooling Agreement, the pro rata portion of the fair market value of the related Mortgaged Property, as determined by the related Non-Serviced Master Servicer in accordance with clauses (2) and (3) above, minus (b) solely in the case where the Master Servicer is exercising such purchase right, the aggregate amount of unreimbursed Advances, together with any interest accrued and payable to the Master Servicer in respect of such Advances in accordance with Sections 3.03(d) and 4.03(d) and any unpaid Servicing Fees, remaining outstanding and payable solely to the Master Servicer (which items shall be deemed to have been paid or reimbursed to the Master Servicer in connection with such purchase) or (iii) so long as the Class A, Class B, Class C, Class EC and Class D Certificates are no longer outstanding, the voluntary exchange by the Sole Certificateholder of all the outstanding Certificates (other than the Class BNB, Class Z and Class R Certificates) for the remaining Mortgage Loans (other than the Trust Subordinate Companion Loan if the Trust AB Whole Loan (or the related REO Loan) is an asset of the Trust Fund), and REO Properties (other than any portion related to the Trust Subordinate Companion Loan if the Trust AB Whole Loan (or the related REO Loan) is an asset of the Trust Fund) in the Trust Fund pursuant to the terms of the immediately succeeding paragraph; provided, however, that in no event shall the trust created hereby continue beyond the expiration of twenty-one (21) years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James’s, living on the date hereof.

Following the date on which the Class A-1, Class A-2, Class A-3, Class A-4A1, Class A-4A2, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D and Class EC Certificates are retired (and provided that there is only one Holder (or multiple Holders acting in unanimity) of the then outstanding Certificates (other than the Class BNB, Class Z and Class R Certificates)), the Sole Certificateholder shall have the right, with the consent of the Master Servicer, to exchange all of its Certificates (other than the Class BNB, Class Z and Class R Certificates) for all of the Mortgage Loans (for the avoidance of doubt, excluding the Trust Subordinate Companion Loan if the Trust AB Whole Loan (or the related REO Loan) is an asset of the Trust Fund) and each REO Property (other than any portion related to the Trust Subordinate Companion Loan if the Trust AB Whole Loan (or the related REO Loan) is an asset of the Trust Fund) remaining in the Trust Fund as contemplated by clause (iii) of the first paragraph of this Section 9.01 by giving written notice to all the parties hereto no later than sixty

(60) days prior to the anticipated date of exchange. In the event that the Sole Certificateholder elects to exchange all of its Certificates (other than the Class BNB, Class Z and Class R Certificates) for all of the Mortgage Loans (for the avoidance of doubt, excluding the Trust Subordinate Companion Loan if the Trust AB Whole Loan (or the related REO Loan) is an asset of the Trust Fund) and the Trust Fund’s portion of each REO Property (other than any portion related to the Trust Subordinate Companion Loan if the Trust AB Whole Loan (or the related REO Loan) is an asset of the Trust Fund) remaining in the Trust in accordance with the preceding sentence, such Sole Certificateholder, not later than the Distribution Date on which the final distribution on the Certificates is to occur, shall deposit in the Certificate Account an amount in immediately available funds equal to all amounts due and owing to the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Certificate Administrator hereunder through the date of the liquidation of the Trust Fund that may be withdrawn from the Certificate Account, or an escrow account acceptable to the respective parties hereto, pursuant to Section 3.05(a) or that may be withdrawn from the Distribution Account pursuant to Section 3.05(a), but only to the extent that such amounts are not already on deposit in the Certificate Account. In addition, the Master Servicer shall transfer all amounts required to be transferred to the Lower-Tier REMIC Distribution Account and Excess Interest Distribution Account on the P&I Advance Date related to such Distribution Date in which the final distribution on the Certificates is to occur from the Certificate Account pursuant to the first paragraph of Section 3.04(b) (provided, however, that if a Serviced Whole Loan is secured by REO Property, the portion of the above-described purchase price allocable to such Trust Fund’s portion of REO Property shall initially be deposited into the related REO Account). Upon confirmation that such final deposits have been made and following the surrender of all its Certificates (other than the Class BNB, Class Z and Class R Certificates) on the applicable Distribution Date, the Custodian shall, upon receipt of a Request for Release from the Master Servicer, release or cause to be released to the Sole Certificateholder or any designee thereof, the Mortgage Files for the remaining Mortgage Loans (for the avoidance of doubt, excluding the Trust Subordinate Companion Loan if the Trust AB Whole Loan (or the related REO Loan) is an asset of the Trust Fund) and shall execute all assignments, endorsements and other instruments furnished to it by the Sole Certificateholder as shall be necessary to effectuate transfer of the Mortgage Loans (for the avoidance of doubt, excluding the Trust Subordinate Companion Loan if the Trust AB Whole Loan (or the related REO Loan) is an asset of the Trust Fund) and REO Properties (other than any portion related to the Trust Subordinate Companion Loan if the Trust AB Whole Loan (or the related REO Loan) is an asset of the Trust Fund) remaining in the Trust Fund, and the Trust Fund shall be liquidated in accordance with Section 9.02 and neither of the Master Servicer nor the Special Servicer shall have any further obligation to service the Trust Subordinate Companion Loan hereunder. Solely for federal income tax purposes, the Sole Certificateholder shall be deemed to have purchased the assets of the Lower-Tier REMIC for an amount equal to the remaining Certificate Balance of the Principal Balance Certificates and the Class BNB Certificates, plus accrued, unpaid interest with respect thereto, and the Certificate Administrator shall credit such amounts against amounts distributable in respect of such Certificates and Related Lower-Tier Regular Interests. If the Trust AB Whole Loan (or any related REO Loan) is an asset of the Trust Fund, (i) if the Mortgaged Property securing the Trust AB Whole Loan has become an REO Property, then the Sole Certificateholder exercising the exchange described above, as a prerequisite, shall designate a nominee to hold title to such REO Property on behalf of the purchaser and the holders of the Class BNB Certificates and (ii) if the

Mortgaged Property securing the Trust AB Whole Loan is not an REO Property, then the Custodian shall, upon receipt of a Request for Release from the Master Servicer, release or cause to be released to the Subordinate Loan-Specific Directing Certificateholder or any designee thereof, the Mortgage Note for the Trust Subordinate Companion Loan and shall execute all assignments, endorsements and other instruments furnished to it by the Subordinate Loan-Specific Directing Certificateholder as shall be necessary to effectuate transfer of such Mortgage Note and the BankNote Building Trust Subordinate Companion Loan REMIC shall be liquidated in accordance with the procedures set forth in Section 9.02 and neither of the Master Servicer nor the Special Servicer shall have any further obligation to service the Trust Subordinate Companion Loan hereunder.

The obligations and responsibilities under this Agreement of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator and the Companion Paying Agent shall terminate with respect to any Companion Loan to the extent (i) its related Serviced Mortgage Loan has been paid in full or is no longer part of the Trust Fund and (ii) no amounts payable by the related Companion Holder to or for the benefit of the Trust or any party hereto in accordance with the related Intercreditor Agreement remain due and owing.

The Holders of the majority of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class R Certificates, in that order of priority, may, at their option, elect to purchase all of the Mortgage Loans (and all property acquired through exercise of remedies in respect of any related Mortgage Loan) (for the avoidance of doubt, excluding the Trust Subordinate Companion Loan if the Trust AB Whole Loan (or the related REO Loan) is an asset of the Trust Fund) and the Trust Fund’s portion of each REO Property (other than any portion related to the Trust Subordinate Companion Loan if the Trust AB Whole Loan (or the related REO Loan) is an asset of the Trust Fund) remaining in the Trust Fund as contemplated by clause (ii) of the first paragraph of this Section 9.01 by giving written notice to the Trustee, the Certificate Administrator, and the other parties hereto no later than sixty (60) days prior to the anticipated date of purchase; provided, however, that the Holders of the Controlling Class, the Special Servicer, the Master Servicer, or the Holders of the Class R Certificates may so elect to purchase all of the Mortgage Loans (for the avoidance of doubt, excluding the Trust Subordinate Companion Loan if the Trust AB Whole Loan (or the related REO Loan) is an asset of the Trust Fund) and the Trust Fund’s portion of each REO Property (other than any portion related to the Trust Subordinate Companion Loan if the Trust AB Whole Loan (or the related REO Loan) is an asset of the Trust Fund) remaining in the Trust Fund only on or after the first Distribution Date on which (A) the aggregate Stated Principal Balances of the Mortgage Loans and the Trust Fund’s portion of any REO Loans remaining in the Trust Fund is less than (i) if the Westfield Village Mortgage Loan (or the related REO Loan) is an asset of the Trust Fund, 2.0% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans as set forth in the Preliminary Statement (for the avoidance of doubt, calculated excluding the Trust Subordinate Companion Loan) or (ii) if the Westfield Village Mortgage Loan (or the related REO Loan) is not an asset of the Trust Fund, 1.0% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans as set forth in the Preliminary Statement (for the avoidance of doubt, calculated excluding the Trust Subordinate Companion Loan); provided, however, that this termination right shall not be exercisable at the 2.0% threshold prior to the Distribution Date in December 2024. This purchase shall terminate the Trust and retire the then-outstanding Certificates. If the Trust AB Whole Loan (or any related REO Loan) is an asset of the Trust Fund, (i) if the Mortgaged

Property securing the Trust AB Whole Loan has become an REO Property, then the purchaser exercising the purchase option described above, as a prerequisite, shall designate a nominee to hold title to such REO Property on behalf of the purchaser and the holders of the Class BNB Certificates and (ii) if the Mortgaged Property securing the Trust AB Whole Loan is not an REO Property, then the Custodian shall, upon receipt of a Request for Release from the Master Servicer, release or cause to be released to the Subordinate Loan-Specific Directing Certificateholder or any designee thereof, the Mortgage Note for the Trust Subordinate Companion Loan and shall execute all assignments, endorsements and other instruments furnished to it by the Subordinate Loan-Specific Directing Certificateholder as shall be necessary to effectuate transfer of such Mortgage Note and the BankNote Building Trust Subordinate Companion Loan REMIC shall be liquidated in accordance with the procedures set forth in Section 9.02. In the event that the Master Servicer or the Special Servicer purchases, or the Holders of the majority of the Controlling Class or the Holders of the Class R Certificates purchase, all of the Mortgage Loans (for the avoidance of doubt, excluding the Trust Subordinate Companion Loan if the Trust AB Whole Loan (or the related REO Loan) is an asset of the Trust Fund) and the Trust Fund’s portion of each REO Property (other than any portion related to the Trust Subordinate Companion Loan if the Trust AB Whole Loan (or the related REO Loan) is an asset of the Trust Fund) remaining in the Trust Fund in accordance with the preceding sentence, the Master Servicer, the Special Servicer, the Holders of the majority of the Controlling Class or the Holders of the Class R Certificates, as applicable, shall deposit in the Lower-Tier REMIC Distribution Account not later than the P&I Advance Date relating to the Distribution Date on which the final distribution on the Certificates is to occur, an amount in immediately available funds equal to the above-described purchase price (exclusive of any portion thereof payable to any Person other than the Certificateholders pursuant to Section 3.05(a), which portion shall be deposited in the Certificate Account). In addition, the Master Servicer shall transfer to the Lower-Tier REMIC Distribution Account all amounts required to be transferred thereto on such P&I Advance Date from the Certificate Account pursuant to the first paragraph of Section 3.04(b), together with any other amounts on deposit in the Certificate Account that would otherwise be held for future distribution. Upon confirmation that such final deposits and payments have been made, the Custodian shall release or cause to be released to the Master Servicer, the Special Servicer, the Holders of the majority of the Controlling Class or the Holders of the Class R Certificates, as applicable, the Mortgage Files for the remaining Mortgage Loans (for the avoidance of doubt, excluding the Trust Subordinate Companion Loan if the Trust AB Whole Loan (or the related REO Loan) is an asset of the Trust Fund) and shall execute all assignments, endorsements and other instruments furnished to it by the Master Servicer, the Special Servicer, the Holders of the majority of the Controlling Class or the Holders of the Class R Certificates, as applicable, as shall be necessary to effectuate transfer of the Mortgage Loans (for the avoidance of doubt, excluding the Trust Subordinate Companion Loan if the Trust AB Whole Loan (or the related REO Loan) is an asset of the Trust Fund) and REO Properties (other than any portion related to the Trust Subordinate Companion Loan if the Trust AB Whole Loan (or the related REO Loan) is an asset of the Trust Fund) remaining in the Trust Fund.

For purposes of this Section 9.01, the Holders of the majority of the Controlling Class shall have the first option to terminate the Upper-Tier REMIC and Lower-Tier REMIC, then the Special Servicer, then the Master Servicer, and then the Holders of the Class R Certificates. For purposes of this Section 9.01, the Directing Certificateholder with the consent of the Holders of the Controlling Class, shall act on behalf of the Holders of the Controlling Class in purchasing the assets of the Trust Fund and terminating the Trust.

Notice of any termination pursuant to this Section 9.01 shall be given promptly by the Certificate Administrator by letter to the Certificateholders, the Subordinate Loan-Specific Directing Certificateholder, each Serviced Companion Noteholder and the 17g-5 Information Provider in accordance with the provisions of Section 3.15(c) (who shall promptly post a copy of such additional notice on the 17g-5 Information Provider’s Website in accordance with the provisions of Section 3.15(c)) and, if not previously notified pursuant to this Section 9.01, to the other parties hereto mailed (a) in the event such notice is given in connection with the purchase of all of the Mortgage Loans (for the avoidance of doubt, excluding the Trust Subordinate Companion Loan if the Trust AB Whole Loan (or the related REO Loan) is an asset of the Trust Fund) and each REO Property (other than any portion related to the Trust Subordinate Companion Loan if the Trust AB Whole Loan (or the related REO Loan) is an asset of the Trust Fund) remaining in the Trust Fund, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates, or (b) otherwise during the month of such final distribution on or before the P&I Advance Determination Date in such month, in each case specifying (i) the Distribution Date upon which the Trust Fund will terminate and final payment of the Certificates will be made, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the offices of the Certificate Registrar or such other location therein designated.

After transferring the Lower-Tier Distribution Amount and the amount of any Yield Maintenance Charges distributable to the Regular Certificates pursuant to Section 4.01(f) to the Upper-Tier REMIC Distribution Account, in each case pursuant to Section 3.04(b) and upon presentation and surrender of the Certificates by the Certificateholders on the final Distribution Date, the Certificate Administrator shall distribute to each Certificateholder so presenting and surrendering its Certificates (i) such Certificateholder’s Percentage Interest of that portion of the amounts then on deposit in the Upper-Tier REMIC Distribution Account or the Class EC Distribution Account, as applicable, that are allocable to payments on the Class of Regular Certificates so presented, (ii) to Holders of the Class Z Certificates so presented, any amounts remaining on deposit in the Excess Interest Distribution Account, (iii) any remaining amounts of Yield Maintenance Charges distributable to the Class X-C Certificates pursuant to Section 4.01(f), and (iv) and (v) any remaining amount shall be distributed to the Class R Certificates in respect of the Class LR Interest or the Class UR Interest, as applicable. Amounts transferred from the Lower-Tier REMIC Distribution Account to the Upper-Tier REMIC Distribution Account as of the final Distribution Date, shall be distributed in termination and liquidation of the Lower-Tier Regular Interests and the Class LR Interest in accordance with Sections 4.01(a), 4.01(d), 4.01(e), 4.01(f) and 4.01(n). Any funds not distributed on such Distribution Date shall be set aside and held uninvested in trust for the benefit of the Certificateholders not presenting and surrendering their Certificates in the aforesaid manner and shall be disposed of in accordance with this Section 9.01 and Section 4.01(j).

Section 9.02     Additional Termination Requirements. (a) In the event the Master Servicer or the Special Servicer purchases, or the Holders of the Controlling Class or the Holders

of the Class R Certificates purchase, all of the Mortgage Loans (for the avoidance of doubt, excluding the Trust Subordinate Companion Loan if the Trust AB Whole Loan (or the related REO Loan) is an asset of the Trust Fund) and the Trust Fund’s portion of each REO Property (other than any portion related to the Trust Subordinate Companion Loan if the Trust AB Whole Loan (or the related REO Loan) is an asset of the Trust Fund) remaining in the Trust Fund as provided in Section 9.01, or in the event the Class BNB Certificateholders exchange their Certificates for the Trust Subordinate Companion Loan, the Upper-Tier REMIC and Lower-Tier REMIC or the BankNote Building Trust Subordinate Companion Loan REMIC, as applicable, shall be terminated in accordance with the following additional requirements, which meet the definition of a “qualified liquidation” in Section 860F(a)(4) of the Code:

(i)           the Certificate Administrator shall specify the date of adoption of the plan of complete liquidation (which shall be the date of mailing of the notice specified in Section 9.01) in a statement attached to each of the related Trust REMICs’ final Tax Returns pursuant to Treasury Regulations Section 1.860F-1;

(ii)           during the 90-day liquidation period and at or prior to the time of the making of the final payment on the Certificates, the Certificate Administrator on behalf of the Trustee shall sell all of the assets of the related Trust REMICs to the Master Servicer, the Special Servicer, the Holders of the Controlling Class or the Holders of the Class R Certificates, as applicable, for cash; and

(iii)          within such 90-day liquidation period and immediately following the making of the final payment on the Lower-Tier Regular Interests and the Certificates, the Certificate Administrator shall distribute or credit, or cause to be distributed or credited, to the Holders of the Class R Certificates in respect of the Class LR Interest (in the case of the Lower-Tier REMIC) in respect of the Class UR Interest (in the case of the Upper-Tier REMIC) and in respect of the Class BNB-R Interest (in the case of the BankNote Building Trust Subordinate Companion Loan REMIC) all cash on hand (other than cash retained to meet claims), and the Trust Fund (if applicable) or the related Trust REMIC(s) shall terminate at that time.

[End of Article IX]

ARTICLE X

ADDITIONAL REMIC PROVISIONS

Section 10.01     REMIC Administration. (a) The Certificate Administrator shall make elections or cause elections to be made to treat each Trust REMIC as a REMIC under the Code and, if necessary, under Applicable State and Local Tax Law. Each such election will be made on Form 1066 or other appropriate federal tax return for the taxable year ending on the last day of the calendar year in which the Lower-Tier Regular Interests and the Certificates are issued. For the purposes of the REMIC election in respect of the Upper-Tier REMIC, each Class of the Regular Certificates shall be designated as the “regular interests” (or in the case of an exchange and conversion of Class A-S, Class B and Class C Certificates for Class EC Certificates, such “regular interests” shall be deemed to be held by the Trustee in uncertificated form unless reconverted to Class A-S, Class B and Class C Certificates) and the Class UR Interest shall be designated as the sole class of “residual interests” in the Upper-Tier REMIC. For purposes of the REMIC election in respect of the Lower-Tier REMIC, each Class of Lower-Tier Regular Interests shall be designated as a class of “regular interests” and the Class LR Interest shall be designated as the sole class of “residual interests” in the Lower-Tier REMIC. For purposes of the REMIC election in respect of the BankNote Building Trust Subordinate Companion Loan REMIC, the Class BNB Certificates shall be designated as the “regular interests” and an uncertificated interest represented by the Class R Certificates shall be designated as the sole class of “residual interests” in the BankNote Building Trust Subordinate Companion Loan REMIC. None of the Special Servicer, the Master Servicer nor the Trustee shall permit the creation of any “interests” (within the meaning of Section 860G of the Code) in any Trust REMIC other than the foregoing interests.

(b)           The Closing Date is hereby designated as the “startup day” of each Trust REMIC within the meaning of Section 860G(a)(9) of the Code.

(c)           The Certificate Administrator shall act on behalf of each Trust REMIC in relation to any tax matter or controversy involving either such REMIC and shall represent each such REMIC in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The legal expenses, including without limitation attorneys’ or accountants’ fees, and costs of any such proceeding and any liability resulting therefrom shall be expenses of the Trust Fund and the Certificate Administrator shall be entitled to reimbursement therefor out of amounts attributable to the Mortgage Loans, the Trust Subordinate Companion Loan and any REO Properties on deposit in the Certificate Account as provided by Section 3.05(a) unless such legal expenses and costs are incurred by reason of the Certificate Administrator’s willful misconduct, bad faith or negligence. The Holder of the largest Percentage Interest in the Class R Certificates shall be designated, in the manner provided under Treasury Regulations Section 1.860F-4(d) and temporary Treasury Regulations Section 301.6231(a)(7)-1T, as the “tax matters person” of each Trust REMIC. By their acceptance thereof, the Holders of the largest Percentage Interest in the Class R Certificates hereby agrees to irrevocably appoint the Certificate Administrator as their agent to perform all of the duties of the “tax matters person” for the Trust REMICs.

(d)            The Certificate Administrator shall prepare or cause to be prepared and shall file, or cause to be filed, all of the Tax Returns that it determines are required with respect to each Trust REMIC created hereunder, and shall cause the Trustee to sign (and the Trustee shall timely sign) such Tax Returns in a timely manner. The ordinary expenses of preparing such returns shall be borne by the Certificate Administrator without any right of reimbursement therefor.

(e)           The Certificate Administrator shall provide or cause to be provided (i) to any Transferor of a Class R Certificate such information as is necessary for the application of any tax relating to the transfer of such Class R Certificate to any Person who is a Disqualified Organization, or in the case of a Transfer to an agent thereof, to such agent, (ii) to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption) and (iii) to the Internal Revenue Service on

Form 8811, within thirty (30) days after the Closing Date, the name, title, address and telephone number of the “tax matters person” who will serve as the representative of each of the Trust REMICs created hereunder.

(f)             The Certificate Administrator shall take such actions and shall cause the Trust Fund to take such actions as are reasonably within the Certificate Administrator’s control and the scope of its duties more specifically set forth herein as shall be necessary to maintain the status of each Trust REMIC as a REMIC under the REMIC Provisions and the Trustee shall assist the Certificate Administrator to the extent reasonably requested by the Certificate Administrator to do so. Neither the Master Servicer nor the Special Servicer shall knowingly or intentionally take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of any Trust REMIC as a REMIC or (ii) result in the imposition of a tax upon any Trust REMIC or the Trust Fund (including but not limited to the tax on “prohibited transactions” as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code, but not including the tax on “net income from foreclosure property”) (either such event, an “Adverse REMIC Event”) unless the Certificate Administrator receives an Opinion of Counsel (at the expense of the party seeking to take such action or, if such party fails to pay such expense, and the Certificate Administrator determines that taking such action is in the best interest of the Trust Fund and the Certificateholders, at the expense of the Trust Fund, but in no event at the expense of the Certificate Administrator or the Trustee) to the effect that the contemplated action will not, with respect to the Trust Fund, any Trust REMIC created hereunder, endanger such status or, unless the Certificate Administrator determines in its sole discretion to indemnify the Trust Fund against such tax, result in the imposition of such a tax (not including a tax on “net income from foreclosure property”). The Trustee shall not take or fail to take any action (whether or not authorized hereunder) as to which the Certificate Administrator has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. The Certificate Administrator may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement, but in no event at the expense of the Certificate Administrator or the Trustee. At all times as may be required by the Code, the Certificate Administrator will to the extent within its control and the scope of its duties more specifically set forth herein, maintain substantially all of the assets of each Trust REMIC as “qualified mortgages” as defined in Section 860G(a)(3) of the Code and “permitted investments” as defined in Section 860G(a)(5) of the Code.

(g)            In the event that any applicable federal, state or local tax, including interest, penalties or assessments, additional amounts or additions to tax, is imposed on any Trust REMIC, such tax shall be charged against amounts otherwise distributable to the Holders of the Certificates, except as provided in the last sentence of this Section 10.01(g); provided that with respect to the estimated amount of tax imposed on any “net income from foreclosure property” pursuant to Section 860G(c) of the Code or any similar tax imposed by a state or local tax authority, the Special Servicer shall retain in the related REO Account a reserve for the payment of such taxes in such amounts and at such times as it shall deem appropriate (or as advised by the Certificate Administrator in writing), and shall remit to the Master Servicer such reserved amounts as the Master Servicer shall request in order to pay such taxes. Except as provided in the preceding sentence, the Master Servicer shall withdraw from the Certificate Account sufficient funds to pay or provide for the payment of, and to actually pay, such tax as is estimated to be legally owed by any Trust REMIC (but such authorization shall not prevent the Certificate Administrator from contesting, at the expense of the Trust Fund (other than as a consequence of a breach of its obligations under this Agreement), any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The Certificate Administrator is hereby authorized to and shall segregate, into a separate non-interest bearing account, the net income from any “prohibited transaction” under Section 860F(a) of the Code or the amount of any taxable contribution to any Trust REMIC after the Startup Day that is subject to tax under Section 860G(d) of the Code and use such income or amount, to the extent necessary, to pay such prohibited transactions tax. To the extent that any such tax (other than any such tax paid in respect of “net income from foreclosure property”) is paid to the Internal Revenue Service or applicable state or local tax authorities, the Certificate Administrator shall retain an equal amount from future amounts otherwise distributable to the Holders of Class R Certificates (as applicable) and shall distribute such retained amounts, (x) in the case of the Lower-Tier Regular Interests (other than the Class X-C Certificates), to the Upper-Tier REMIC to the extent they are fully reimbursed for any Collateral Support Deficit arising therefrom and then to the Holders of the Class R Certificates in respect of the Class LR Interest in the manner specified in Section 4.01(d) and (y) in the case of the Upper-Tier REMIC, to the Holders of the Principal Balance Certificates (without regard to any exchange and conversion of the Exchangeable Certificates for Class EC Certificates) in the manner specified in Section 4.01(a), to the extent they are fully reimbursed for any Collateral Support Deficit arising therefrom and then to the Holders of the Class R Certificates in respect of the Class UR Interest. None of the Trustee, the Certificate Administrator, the Master Servicer or the Special Servicer shall be responsible for any taxes imposed on any Trust REMIC except to the extent such taxes arise as a consequence of a breach of their respective obligations under this Agreement which breach constitutes willful misconduct, bad faith, or negligence by such party.

(h)           The Certificate Administrator shall, for federal income tax purposes, maintain or cause to be maintained books and records with respect to each Trust REMIC on a calendar year and on an accrual basis or as otherwise may be required by the REMIC Provisions.

(i)            Following the Startup Day, neither the Certificate Administrator nor the Trustee shall accept any contributions of assets to any Trust REMIC unless the Certificate Administrator and the Trustee shall have received an Opinion of Counsel (at the expense of the party seeking to make such contribution) to the effect that the inclusion of such assets in such Trust REMIC will not (i) cause such Trust REMIC to fail to qualify as a REMIC at any time that any Lower-Tier Regular Interests or Certificates are outstanding or (ii) subject any of the Trust Fund or any Trust REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

(j)            Neither the Certificate Administrator nor the Trustee shall enter into any arrangement by which the Trust Fund or any Trust REMIC will receive a fee or other compensation for services nor permit the Trust Fund or any Trust REMIC to receive any income from assets other than “qualified mortgages” as defined in Section 860G(a)(3) of the Code or “permitted investments” as defined in Section 860G(a)(5) of the Code.

(k)           Solely for the purposes of Treasury Regulations Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” by which the Certificate Balance or Notional Amount of each Class of Regular Certificates and the Class BNB Certificates representing a “regular interest” in the Upper-Tier REMIC or the BankNote Building Trust Subordinate Companion Loan REMIC and by which the Lower-Tier Principal Amount of each Class of Lower-Tier Regular Interests representing a “regular interest” in the Lower-Tier REMIC would be reduced to zero is the date that is the Rated Final Distribution Date.

(l)            None of the Trustee, the Certificate Administrator, the Master Servicer or the Special Servicer, as applicable, shall sell, dispose of or substitute for any of the Mortgage Loans or the Trust Subordinate Companion Loan (except in connection with (i) the default, imminent default or foreclosure of a Mortgage Loan or Trust Subordinate Companion Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by foreclosure or deed in lieu of foreclosure, (ii) the bankruptcy of the Trust Fund, (iii) the termination of the Trust Fund pursuant to Article IX of this Agreement or (iv) a purchase of Mortgage Loans or the Trust Subordinate Companion Loan pursuant to Article II or Article III of this Agreement) or acquire any assets for the Trust Fund or any Trust REMIC or sell or dispose of any investments in the Certificate Account or the REO Account for gain unless it has received an Opinion of Counsel that such sale, disposition or substitution will not (a) affect adversely the status of any Trust REMIC as a REMIC or (b) unless the Trustee, the Certificate Administrator, the Master Servicer or the Special Servicer, as applicable, has determined in its sole discretion to indemnify the Trust Fund against such tax, cause the Trust Fund or any Trust REMIC to be subject to a tax on “prohibited transactions” pursuant to the REMIC Provisions.

Section 10.02     Use of Agents. (a) The Trustee shall execute all of its obligations and duties under this Article X through its Corporate Trust Office. The Trustee may execute any of its obligations and duties under this Article X either directly or by or through agents or attorneys. The Trustee shall not be relieved of any of its duties or obligations under this Article X by virtue of the appointment of any such agents or attorneys.

(b)           The Certificate Administrator may execute any of its obligations and duties under this Article X either directly or by or through agents or attorneys. The Certificate Administrator shall not be relieved of any of its duties or obligations under this Article X by virtue of the appointment of any such agents or attorneys.

Section 10.03     Depositor, Master Servicer and Special Servicer to Cooperate with Certificate Administrator. (a) The Depositor shall provide or cause to be provided to the Certificate Administrator within ten (10) days after the Depositor receives a request from the Certificate Administrator, all information or data that the Certificate Administrator reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including, without limitation, the price, yield, Prepayment Assumptions and projected cash flow of the Certificates.

(b)           The Master Servicer and the Special Servicer shall each furnish such reports, certifications and information, and upon reasonable notice and during normal business hours, access to such books and records maintained thereby, as may relate to the Certificates or the Trust Fund and as shall be reasonably requested by the Certificate Administrator in order to enable it to perform its duties hereunder.

Section 10.04     Appointment of REMIC Administrators. (a) The Certificate Administrator may appoint at the Certificate Administrator’s expense, one or more REMIC Administrators, which shall be authorized to act on behalf of the Certificate Administrator in performing the functions set forth in Section 10.01 herein. The Certificate Administrator shall cause any such REMIC Administrator to execute and deliver to the Certificate Administrator an instrument in which such REMIC Administrator shall agree to act in such capacity, with the obligations and responsibilities herein. The appointment of a REMIC Administrator shall not relieve the Certificate Administrator from any of its obligations hereunder, and the Certificate Administrator shall remain responsible and liable for all acts and omissions of the REMIC Administrator. Each REMIC Administrator must be acceptable to the Certificate Administrator and must be organized and doing business under the laws of the United States of America or of any State and be subject to supervision or examination by federal or state authorities. In the absence of any other Person appointed in accordance herewith acting as REMIC Administrator, the Certificate Administrator hereby agrees to act in such capacity in accordance with the terms hereof. If Wells Fargo Bank, National Association is removed as Certificate Administrator, then Wells Fargo Bank, National Association shall be terminated as REMIC Administrator.

(b)           Any Person into which any REMIC Administrator may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion, or consolidation to which any REMIC Administrator shall be a party, or any Person succeeding to the corporate agency business of any REMIC Administrator, shall continue to be the REMIC Administrator without the execution or filing of any paper or any further act on the part of the Certificate Administrator or the REMIC Administrator.

(c)           Any REMIC Administrator may at any time resign by giving at least thirty (30) days’ advance written notice of resignation to the Trustee, the Certificate Registrar, the Certificate Administrator, the Master Servicer, the Special Servicer and the Depositor. The Certificate Administrator may at any time terminate the agency of any REMIC Administrator by giving written notice of termination to such REMIC Administrator, the Master Servicer, the Certificate Registrar and the Depositor. Upon receiving a notice of resignation or upon such a termination, or in case at any time any REMIC Administrator shall cease to be eligible in accordance with the provisions of this Section 10.04, the Certificate Administrator may appoint a successor REMIC Administrator, in which case the Certificate Administrator shall give written notice of such appointment to the Master Servicer, the Trustee and the Depositor and shall mail notice of such appointment to all Certificateholders; provided, however, that no successor REMIC Administrator shall be appointed unless eligible under the provisions of this Section 10.04. Any successor REMIC Administrator upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as REMIC Administrator. No REMIC Administrator shall have responsibility or liability for any action taken by it as such at the direction of the Certificate Administrator.

[End of Article X]

ARTICLE XI

EXCHANGE ACT REPORTING AND REGULATION AB COMPLIANCE

Section 11.01     Intent of the Parties; Reasonableness. The parties hereto acknowledge and agree that the purpose of Article XI of this Agreement is to facilitate compliance by the Depositor with the provisions of Regulation AB and the related rules and regulations of the Commission. The Depositor shall not exercise its rights to request delivery of information or other performance under these provisions other than in reasonable good faith, or for purposes other than compliance with the Securities Act, the Exchange Act, the Sarbanes-Oxley Act and, in each case, the rules and regulations of the Commission thereunder. The parties hereto acknowledge that interpretations of the requirements of Regulation AB may change over time, due to interpretive guidance provided by the Commission or its staff, and agree to comply with requests made by the Depositor in good faith for delivery of information under these provisions on the basis of such evolving interpretations of Regulation AB (to the extent such interpretations require compliance and are not “grandfathered”). In connection with the JPMBB Commercial Mortgage Securities Trust 2014-C25, Commercial Mortgage Pass-Through Certificates, Series 2014-C25, each of the Master Servicer, the Special Servicer, the Senior Trust Advisor, the Trustee, the Custodian and the Certificate Administrator shall cooperate fully with the Depositor and the Certificate Administrator, as applicable, to deliver or make available to the Depositor or the Certificate Administrator (including any of its assignees or designees), any and all statements, reports, certifications, records and any other information (in its possession or reasonably attainable) necessary in the reasonable good faith determination of the Depositor to permit the Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Master Servicer, the Special Servicer, the Senior Trust Advisor, the Trustee, the Custodian and the Certificate Administrator, as applicable, and any Sub-Servicer, or the servicing of the Mortgage Loans (and the Trust Subordinate Companion Loan, if applicable), reasonably believed by the Depositor to be necessary in order to effect such compliance. Each party to this Agreement shall have a reasonable period of time to comply with any written request made under this Section 11.01, but in any event, shall, upon reasonable advance written request, provide information in sufficient time to allow the Depositor to satisfy any related filing requirements. For purposes of this Article XI, to the extent any party has an obligation to exercise commercially reasonable efforts to cause a third party to perform, such party hereunder shall not be required to bring any legal action against such third party in connection with such obligation.

Section 11.02     Succession; Subcontractors. (a) As a condition to the succession to the Master Servicer and Special Servicer or to any Sub-Servicer (but only if such Sub-Servicer is a Servicing Function Participant and a servicer as contemplated by Item 1108(a)(2)) as servicer or sub-servicer under this Agreement by any Person (i) into which the Master Servicer and Special Servicer or such Sub-Servicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Master Servicer and Special Servicer or to any such Sub-Servicer, the person removing and replacing the Master Servicer and Special Servicer shall provide to the Depositor and the Certificate Administrator, at least fifteen (15) calendar days prior to the effective date of such succession or appointment (or such shorter period as is agreed to by the Depositor), (x) written notice to the Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Depositor, all information relating to such successor reasonably requested by the Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K pursuant to the Exchange Act (if such reports under the Exchange Act are required to be filed under the Exchange Act); provided, however that if disclosing such information prior to such effective date would violate any applicable law or confidentiality agreement, the Master Servicer, the Special Servicer or any Additional Servicer, as the case may be, shall submit such disclosure to the Depositor no later than the first Business Day after the effective date of such succession or appointment.

(b)           Each of the Master Servicer, the Special Servicer, the Sub-Servicer, the Trustee, the Senior Trust Advisor and the Certificate Administrator (each of the Master Servicer, the Special Servicer, the Trustee, the Senior Trust Advisor and the Certificate Administrator and each Sub-Servicer, for purposes of this Section 11.02, a “Servicer”) is permitted to utilize one or more Subcontractors to perform certain of its obligations hereunder. If such Subcontractor will be a Servicing Function Participant, such Servicer shall promptly upon written request provide to the Depositor or any Mortgage Loan Seller a written description (in form and substance satisfactory to the Depositor or such Mortgage Loan Seller, as applicable) of the role and function of each Subcontractor utilized by such Servicer, specifying (i) the identity of such Subcontractor and (ii) the elements of the Servicing Criteria that will be addressed in assessments of compliance provided by each such Subcontractor. As a condition to the utilization by such Servicer of any Subcontractor determined to be a Servicing Function Participant, such Servicer shall (i) with respect to any such Subcontractor engaged by such Servicer that is an Initial Sub-Servicer, use commercially reasonable efforts to cause, and (ii) with respect to any other subcontractor with which it has entered into a servicing relationship, cause such Subcontractor used by such Servicer for the benefit of the Depositor and the Trustee to comply with the provisions of Section 11.10 and Section 11.11 of this Agreement to the same extent as if such Subcontractor were such Servicer. With respect to any Servicing Function Participant engaged by such Servicer that is an Initial Sub-Servicer, such Servicer shall be responsible for using commercially reasonable efforts to obtain, and with respect to each other Servicing Function Participant engaged by such Servicer, such Servicer shall obtain from each such Servicing Function Participant and deliver to the applicable Persons any assessment of compliance report and related accountant’s attestation required to be delivered by such Subcontractor under Section 11.10 and Section 11.11, in each case, as and when required to be delivered. For the avoidance of doubt, the Custodian shall not be permitted to utilize any Subcontractor to perform any of its obligations hereunder.

(c)           Notwithstanding the foregoing, if a Servicer engages a Subcontractor, other than an Initial Sub-Servicer in connection with the performance of any of its duties under this Agreement, such Servicer shall be responsible for determining whether such Subcontractor is a “servicer” within the meaning of Item 1101 of Regulation AB and whether any such Subcontractor meets the criteria in Item 1108(a)(2)(i), (ii) or (iii) of Regulation AB. If a Servicer determines, pursuant to the preceding sentence, that such Subcontractor is a “servicer” within the meaning of Item 1101 of Regulation AB and meets the criteria in Item 1108(a)(2)(i), (ii) or (iii) of Regulation AB, then such Subcontractor shall be deemed to be a Sub-Servicer for purposes of this Agreement, the engagement of such Sub-Servicer shall not be effective unless and until notice is given to the Depositor and the Certificate Administrator of any such Sub-Servicer and Subservicing Agreement. Other than with respect to the Initial Sub-Servicer, no Subservicing Agreement shall be effective until fifteen (15) days after such written notice is received by the

Depositor and the Certificate Administrator (or such shorter period as is agreed to by the Depositor). Such notice shall contain all information reasonably necessary to enable the Certificate Administrator to accurately and timely report the event under Item 6.02 of Form 8-K pursuant to the Exchange Act (if such reports under the Exchange Act are required to be filed under the Exchange Act).

(d)           In connection with the succession to the Trustee under this Agreement by any Person (i) into which the Trustee may be merged or consolidated, or (ii) which may be appointed as a successor to the Trustee, the Trustee shall deliver written notice to the Depositor, the Certificate Administrator and the 17g-5 Information Provider, which shall promptly post such notice to the 17g-5 Information Provider’s Website pursuant to Section 3.15(c), in each case at least thirty (30) calendar days prior to the effective date of such succession or appointment (or if such prior notice is violative of applicable law or any applicable confidentiality agreement, no later than one (1) Business Day after such effective date of succession) and shall furnish to the Depositor and the Certificate Administrator, in writing and in form and substance reasonably satisfactory to the Depositor and the Certificate Administrator, all information reasonably necessary for the Certificate Administrator to accurately and timely report, pursuant to Section 11.07, the event under Item 6.02 of Form 8-K pursuant to the Exchange Act (if such reports under the Exchange Act are required to be filed under the Exchange Act).

(e)           Notwithstanding anything to the contrary contained in this Article XI, in connection with any Sub-Servicer and/or any Mortgage Loan (and/or Trust Subordinate Companion Loan, if applicable) that is the subject of an Initial Sub-Servicing Agreement, with respect to all matters related to Regulation AB, the Master Servicer shall not have any obligation other than to use commercially reasonable efforts to cause such Sub-Servicer to comply with its obligations under such Initial Sub-Servicing Agreement.

(f)            Any information furnished pursuant to this Section 11.02 shall also be provided to each Other Depositor and each Other Certificate Administrator (to the extent the information relates to a party that services, specially services or is trustee for a Serviced Companion Loan) in the same time frame as set forth in this Section 11.02.

Section 11.03     Filing Obligations. (a) The Master Servicer, the Special Servicer, the Certificate Administrator, the Senior Trust Advisor and the Trustee shall reasonably cooperate with the Depositor in connection with the satisfaction of the Trust’s reporting requirements under the Exchange Act. Pursuant to Sections 11.04, 11.05, 11.06 and 11.07 of this Agreement, the Certificate Administrator shall prepare for execution by the Depositor any Forms 8-K, 10-D and 10-K required by the Exchange Act, in order to permit the timely filing thereof, and the Certificate Administrator shall file (via the Commission’s Electronic Data Gathering and Retrieval System (“EDGAR”)) such Forms executed by the Depositor.

Each party hereto shall be entitled to rely on the information in the Prospectus Supplement with respect to the identity of any “sponsor”, credit enhancer, derivative provider or “significant obligor” as of the Closing Date other than with respect to itself or any information required to be provided by it or indemnified for by it pursuant to any separate agreement.

(b)           In the event that the Certificate Administrator is unable to timely file with the Commission all or any required portion of any Form 8-K, 10-D or 10-K required to be filed by this Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement, the Certificate Administrator will promptly notify the Depositor. In the case of Forms 10-D and 10-K, the Depositor, the Master Servicer, the Certificate Administrator, the Senior Trust Advisor and the Trustee will thereupon cooperate to prepare and file a Form 12b-25 and a Form 10-D/A or Form 10-K/A, as applicable, pursuant to Rule 12b-25 of the Exchange Act. In the case of Form 8-K, the Certificate Administrator will, upon receipt of all required Form 8-K Disclosure Information and upon the approval and direction of the Depositor, include such disclosure information on the next succeeding Form 10-D to be filed for the Trust. In the event that any previously filed Form 8-K, Form 10-D or Form 10-K needs to be amended, the Certificate Administrator will notify the Depositor, and such other parties as needed and the parties hereto will cooperate with the Certificate Administrator to prepare any necessary Form 8-K/A, Form 10-D/A or Form 10-K/A. Any Form 15, Form 12b-25 or any amendment to Form 8-K, Form 10-D or Form 10-K shall be signed by an officer of the Depositor. The parties to this Agreement acknowledge that the performance by the Certificate Administrator of its duties under this Section 11.03 related to the timely preparation and filing of Form 15, a Form 12b-25 or any amendment to Form 8-K, Form 10-D or Form 10-K is contingent upon the parties observing all applicable deadlines in the performance of their duties under Sections 11.03, 11.04, 11.05, 11.06, 11.07, 11.08, 11.09, 11.10, 11.11 and 11.16 of this Agreement. The Certificate Administrator shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, arrange for execution and/or timely file any such Form 15, Form 12b-25 or any amendments to Form 8-K, Form 10-D or Form 10-K, where such failure results from the Certificate Administrator’s inability or failure to receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 15, Form 12b-25 or any amendments to Forms 8-K, Form 10-D or Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

Section 11.04     Form 10-D Filings. (a) Within fifteen (15) days after each Distribution Date (subject to permitted extensions under the Exchange Act), the Certificate Administrator shall prepare and file on behalf of the Trust any Form 10-D required by the Exchange Act, in form and substance as required by the Exchange Act. The Certificate Administrator shall file each Form 10-D with a copy of the related Statement to Certificateholders attached thereto. Any disclosure in addition to the Statement to Certificateholders that is required to be included on Form 10-D (“Additional Form 10-D Disclosure”) shall, pursuant to the following paragraph be reported by the parties set forth on Exhibit BB to the Depositor and the Certificate Administrator and approved by the Depositor, and the Certificate Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure, absent such reporting, direction and approval.

For so long as the Trust is subject to the reporting requirements of the Exchange Act, as set forth on Exhibit BB hereto, within five (5) calendar days after the related Distribution Date, (i) certain parties to this Agreement identified on Exhibit BB hereto shall be required to provide to the Certificate Administrator and the Depositor (and in the case of any Servicing Function Participant, with a copy to the Master Servicer), to the extent a Regulation AB

Servicing Officer or Responsible Officer, as the case may be, has actual knowledge, in EDGAR-Compatible Format, or in such other format as otherwise agreed upon by the Certificate Administrator, the Depositor and such providing parties, the form and substance of any Additional Form 10-D Disclosure, if applicable; provided, that information relating to any REO Account to be reported under “Item 8: Other Information” on Exhibit BB shall be reported by the Special Servicer to the Master Servicer within four (4) calendar days after the related Distribution Date on Exhibit MM; (ii) the parties listed on Exhibit BB hereto shall include with such Additional Form 10-D Disclosure, an Additional Disclosure Notification in the form attached hereto as Exhibit EE (except with respect to the reporting of REO Account balances which shall be delivered in the form of Exhibit MM hereto) and (iii) the Depositor shall approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure on Form 10-D. Information delivered to the Certificate Administrator hereunder should be delivered by email to cts.sec.notifications@wellsfargo.com or by facsimile to 410-715-2380, Attn: CTS SEC Notifications. Neither the Trustee nor the Certificate Administrator has any duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit BB of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-D Disclosure information. The Depositor will be responsible for any reasonable expenses incurred by the Trustee or Certificate Administrator in connection with including any Additional Form 10-D Disclosure on Form 10-D pursuant to this paragraph.

The Certificate Administrator shall include in any Form 10-D filed by it (i) the information required by Rule 15Ga-1(a) of the Exchange Act concerning all assets of the Trust that were subject of a demand for the repurchase of, or the substitution of a Qualified Substitute Mortgage Loan for, a Mortgage Loan contemplated by Section 2.03(b), (ii) a reference to the most recent Form ABS-15G filed by the Depositor and the Mortgage Loan Sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer and (iii) to the extent such information is provided to the Certificate Administrator by the Master Servicer in the form of Exhibit MM hereto for inclusion therein within the time period described in this Section 11.04, the balances of the REO Account (to the extent the related information has been received from the Special Servicer within the time period specified in Section 11.04 hereof) and the Certificate Account as of the related Distribution Date and as of the immediately preceding Distribution Date and (iv) the balances of the Distribution Accounts, the Gain-on-Sale Reserve Account and the Interest Reserve Account, in each case as of the related Distribution Date and as of the immediately preceding Distribution Date. The Depositor and the Mortgage Loan Sellers, in accordance with Section 6(b) of the applicable Mortgage Loan Purchase Agreement, shall deliver such information as described in clause (i) and clause (ii) of this paragraph.

Form 10-D requires the registrant to indicate (by checking “yes” or “no”) that it “(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding twelve (12) months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past ninety (90) days.” The Depositor hereby represents to the Certificate Administrator that the Depositor has filed all such required reports during the preceding twelve (12) months and that it has been subject to such filing requirement for the past ninety (90) days. The Depositor shall notify the Certificate Administrator in writing, no later than the 5th calendar day after the related Distribution Date with respect to the filing of a report on Form 10-D if the answer to the questions should be “no.” The Certificate Administrator shall be entitled to rely on such representations in preparing, executing and/or filing any such report.

With respect to any Mortgage Loan (and the related Trust Subordinate Companion Loan, if applicable) that permits Additional Debt or mezzanine debt in the future, the Certificate Administrator shall include as part of any applicable Form 10-D filed by it (A) the amount of any such Additional Debt or mezzanine debt, as applicable, that is incurred during the related Due Period, (B) the total debt service coverage ratio calculated on the basis of the Mortgage Loan (and the related Trust Subordinate Companion Loan, if applicable) and such Additional Debt or mezzanine debt, as applicable, and (C) the aggregate LTV Ratio calculated on the basis of the Mortgage Loan (and the related Trust Subordinate Companion Loan, if applicable) and such Additional Debt or mezzanine debt, as applicable.

(b)           After preparing the Form 10-D, the Certificate Administrator shall forward electronically a copy of the Form 10-D to the Depositor for review no later than ten (10) calendar days after the related Distribution Date or, if the 10th calendar day after the related Distribution Date is not a Business Day, the immediately preceding Business Day. Within two (2) Business Days after receipt of such copy, but no later than the two (2) Business Days prior to the 15th calendar day after the Distribution Date, the Depositor shall notify the Certificate Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 10-D and, a duly authorized officer of the Depositor shall sign the Form 10-D and return an electronic or fax copy of such signed Form 10-D (with an original executed hard copy to follow by overnight mail) to the Certificate Administrator. Alternatively, if the Certificate Administrator agrees in its sole discretion, the Depositor may deliver to the Certificate Administrator manually signed copies of a power of attorney meeting the requirements of Item 601(b)(24) of Regulation S-K under the Securities Act, and certified copies of a resolution of the Depositor’s board of directors authorizing such power of attorney, each to be filed with each Form 10-D, in which case the Certificate Administrator shall sign such Forms 10-D as attorney in fact for the Depositor. If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Certificate Administrator will follow the procedures set forth in Section 11.03(b). Promptly after filing with the Commission, the Certificate Administrator will make available on its Internet website a final executed copy of each Form 10-D filed by the Certificate Administrator. The signing party at the Depositor can be contacted at Bianca Russo, Managing Director and Secretary, J.P. Morgan Chase Commercial Mortgage Securities Corp., 383 Madison Avenue, 32nd Floor, New York, New York 10179, telecopy number: (917) 464-6116, with a copy to Kunal Singh, Executive Director, J.P. Morgan Chase Commercial Mortgage Securities Corp., 383 Madison Avenue, 31st Floor, New York, New York 10179, telecopy number: (212) 834-6047. The parties to this Agreement acknowledge that the performance by the Certificate Administrator of its duties under this Section 11.04(b) related to the timely preparation and filing of Form 10-D is contingent upon such parties observing all applicable deadlines in the performance of their duties under this Section 11.04(b). Neither the Trustee nor the Certificate Administrator shall have any liability for any loss, expense, damage, or claim arising out of or with respect to any failure to properly prepare, arrange for execution and/or timely file such Form 10-D, where such failure results from the Certificate Administrator’s inability or failure to receive, on a timely basis, any information from any party to this Agreement needed to prepare, arrange for execution or file such Form 10-D, not resulting from its own negligence, bad faith or willful misconduct.

Section 11.05     Form 10-K Filings. (a) Within ninety (90) days after the end of each fiscal year of the Trust (it being understood that the fiscal year for the Trust ends on December 31 of each year) or such earlier date as may be required by the Exchange Act (the “10-K Filing Deadline”), commencing in March 2015, the Certificate Administrator shall prepare and file on behalf of the Trust a Form 10-K, in form and substance as required by the Exchange Act. Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Certificate Administrator within the applicable time frames set forth in this Agreement:

(i)            an annual compliance statement for the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator and each Additional Servicer, as described under Section 11.09;

(ii)           (A)          the annual reports on assessment of compliance with servicing criteria for the Trustee, the Master Servicer, the Special Servicer, the Certificate Administrator, the Custodian, the Senior Trust Advisor, each Additional Servicer and each other Servicing Function Participant utilized by the Master Servicer, the Special Servicer, the Certificate Administrator, the Senior Trust Advisor, the Custodian or Trustee, as described under Section 11.10; and

 (B)           if any such report on assessment of compliance with servicing criteria described under Section 11.10 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if such report on assessment of compliance with servicing criteria described under Section 11.10 is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included;

(iii)          (A)          the registered public accounting firm attestation report for the Trustee, the Master Servicer, the Special Servicer, the Certificate Administrator, the Custodian, the Senior Trust Advisor, each Additional Servicer and each Servicing Function Participant utilized by the Master Servicer, the Special Servicer, the Certificate Administrator, the Senior Trust Advisor, the Custodian or the Trustee, as described under Section 11.11; and

 (B)           if any registered public accounting firm attestation report described under Section 11.11 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such registered public accounting firm attestation report is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included; and

(iv)          a certification in the form attached hereto as Exhibit Y, with such changes as may be necessary or appropriate as a result of changes promulgated by the Commission (the “Sarbanes-Oxley Certification”), which shall, except as described below, be signed by the senior officer of the Depositor in charge of securitization.

Any disclosure or information in addition to (i) through (iv) above that is required to be included on Form 10-K (“Additional Form 10-K Disclosure”) shall, pursuant to the following paragraph be reported by the parties set forth on Exhibit CC to the Depositor and the Certificate Administrator and approved by the Depositor and the Certificate Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure, absent such reporting, direction and approval. Information delivered to the Certificate Administrator hereunder should be delivered by email to cts.sec.notifications@wellsfargo.com or by facsimile to 410-715-2380, Attn: CTS SEC Notifications.

As set forth on Exhibit CC hereto, no later than March 15 of each year that the Trust is subject to the Exchange Act reporting requirements, commencing in 2015, (i) the parties listed on Exhibit CC shall be required to provide to the Certificate Administrator and the Depositor, to the extent a Regulation AB Servicing Officer or Responsible Officer, as the case may be, has actual knowledge, in EDGAR-Compatible Format or in such other format as otherwise agreed upon by the Certificate Administrator, the Depositor and such providing parties, the form and substance of any Additional Form 10-K Disclosure, if applicable, (ii) the parties listed on Exhibit CC hereto shall include with such Additional Form 10-K Disclosure, an Additional Disclosure Notification in the form attached hereto as Exhibit EE and (iii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure on Form 10-K. Neither the Trustee nor the Certificate Administrator has any duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit CC of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-K Disclosure information. The Depositor will be responsible for any reasonable expenses incurred by the Trustee and the Certificate Administrator in connection with including any Additional Form 10-K Disclosure on Form 10-K pursuant to this paragraph.

Form 10-K requires the registrant to indicate (by checking “yes” or “no”) that it “(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding twelve (12) months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past ninety (90) days.” The Depositor hereby represents to the Certificate Administrator that the Depositor has filed all such required reports during the preceding twelve (12) months and that it has been subject to such filing requirement for the past ninety (90) days. The Depositor shall notify the Certificate Administrator in writing, no later than March 15th with respect to the filing of a report on Form 10-K, if the answer to the questions should be “no.” The Certificate Administrator shall be entitled to rely on such representations in preparing, executing and/or filing any such report.

(b)           After preparing the Form 10-K, the Certificate Administrator shall forward electronically a copy of the Form 10-K to the Depositor for review no later than six (6) Business Days prior to the 10-K Filing Deadline. Within three (3) Business Days after receipt of such copy, but no later than March 25th, the Depositor shall notify the Certificate Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 10-K and the senior officer in charge of securitization for the Depositor shall sign the Form 10-K and return an electronic or fax copy of such signed Form 10-K (with an original executed hard copy to follow by overnight mail) to the Certificate Administrator at such time. If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Certificate Administrator shall follow the procedures set forth in Section 11.03(b). Promptly after filing with the Commission, the Certificate Administrator will make available on its Internet website a final executed copy of each Form 10-K filed by the Certificate Administrator. The signing party at the Depositor can be contacted at Bianca Russo, Managing Director and Secretary, J.P. Morgan Chase Commercial Mortgage Securities Corp., 383 Madison Avenue, 32nd Floor, New York, New York 10179, telecopy number: (917) 464-6116, with a copy to Kunal Singh, Executive Director, J.P. Morgan Chase Commercial Mortgage Securities Corp., 383 Madison Avenue, 31st Floor, New York, New York 10179, telecopy number: (212) 834-6029. The parties to this Agreement acknowledge that the performance by the Certificate Administrator of its duties under this Section 11.05 related to the timely preparation and filing of Form 10-K is contingent upon the parties to this Agreement (and any Additional Servicer or Servicing Function Participant engaged or utilized, as applicable, by any such parties) observing all applicable deadlines in the performance of their duties under this Section 11.05. Neither the Trustee nor the Certificate Administrator shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, arrange for execution and/or timely file such Form 10-K, where such failure results from the Certificate Administrator’s failure to receive, on a timely basis, any information from the parties to this Agreement (or any Sub-Servicer or Servicing Function Participant engaged by any such parties) needed to prepare, arrange for execution or file such Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

(c)           Upon written request from any Mortgage Loan Seller, the Master Servicer or the Special Servicer, the Certificate Administrator shall confirm to such Mortgage Loan Seller, Master Servicer or Special Servicer whether it has received notice that any party to this Agreement has changed since the Closing Date and will provide to such Mortgage Loan Seller, the Master Servicer or the Special Servicer, if known to the Certificate Administrator, the identity of the new party.

Section 11.06     Sarbanes-Oxley Certification. Each Form 10-K shall include a Sarbanes-Oxley Certification in the form attached as Exhibit Y required to be included therewith pursuant to the Sarbanes-Oxley Act. For so long as the Trust is subject to the reporting requirements of the Exchange Act, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Custodian and the Senior Trust Advisor shall provide, and (i) with respect to each Initial Sub-Servicer engaged by the Master Servicer or the Special Servicer, as applicable, that is a Servicing Function Participant use commercially reasonable efforts to cause such Initial Sub-Servicer to provide, and (ii) with respect to each other Servicing Function Participant with which the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Custodian or the Senior Trust Advisor has entered into a servicing relationship with respect to the Mortgage Loans (and the Trust Subordinate Companion Loan, if applicable), shall cause such Servicing Function Participant to provide, to the Person who signs the Sarbanes-Oxley Certification (the “Certifying Person”), on or before March 15 of each year commencing in March 2015, a certification in the form attached hereto as Exhibits Z-1, Z-2, Z-3, Z-4, Z-5 or Z-6 (each, a “Performance Certification”), as applicable, on which the Certifying Person, the entity for which the Certifying Person acts as an officer (if the Certifying Person is an individual), and such entity’s officers, directors and Affiliates (collectively with the Certifying

Person, “Certification Parties”) can reasonably rely. In addition, in the event that any Companion Loan (other than a Non-Serviced Companion Loan) is deposited into or the Trust Subordinate Companion Loan is removed from this trust and deposited into a commercial mortgage securitization (an “Other Securitization”) and the Reporting Servicer is provided with timely and complete contact information for the parties to the other securitizations, each Reporting Servicer, upon not less than thirty (30) days prior written request, shall provide to the Person who signs the Sarbanes-Oxley Certification with respect to such Other Securitization a certification in form and substance similar to applicable Performance Certification (which shall address the matters contained in the applicable Performance Certification, but solely with respect to the related Companion Loan) on which such Person, the entity for which the Person acts as an officer (if the Person is an individual), and such entity’s officers, directors and Affiliates can reasonably rely. With respect to any Non-Serviced Companion Loan, the Certificate Administrator will use its reasonable efforts to procure a Sarbanes-Oxley back-up certification from the applicable Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee in form and substance similar to a Performance Certification. The senior officer in charge of securitization for the Depositor shall serve as the Certifying Person on behalf of the Trust. In addition, each Reporting Servicer shall execute a reasonable reliance certificate (which may be included as part of such other certifications being delivered by such Reporting Servicer) to enable the Certification Parties to rely upon each (i) annual compliance statement provided pursuant to Section 11.09, if applicable, (ii) annual report on assessment of compliance with servicing criteria provided pursuant to Section 11.10 and (iii) accountant’s report provided pursuant to Section 11.11, and shall include a certification that each such annual compliance statement or report discloses any deficiencies or defaults described to the registered public accountants of such Reporting Servicer to enable such accountants to render the certificates provided for in Section 11.11. In the event any Reporting Servicer is terminated or resigns pursuant to the terms of this Agreement, or any applicable sub-servicing agreement or primary servicing agreement, as the case may be, such Reporting Servicer shall provide a certification to the Certifying Person pursuant to this Section 11.06 with respect to the period of time it was subject to this Agreement or the applicable sub-servicing or primary servicing agreement, as the case may be. Each such Performance Certification shall be provided in EDGAR-Compatible Format, or in such other format agreed upon by the Depositor, the Certificate Administrator and such providing parties. Notwithstanding the foregoing, nothing in this Section 11.06 shall require any Reporting Servicer (i) to certify or verify the accurateness or completeness of any information provided to such Reporting Servicer by third parties (including a Significant Obligor, but other than an Additional Servicer or a Sub-Servicer appointed pursuant to Section 3.22), (ii) to certify information other than to such Reporting Servicer’s knowledge and in accordance with such Reporting Servicer’s responsibilities hereunder or (iii) with respect to completeness of information and reports, to certify anything other than that all fields of information called for in written reports prepared by such Reporting Servicer have been completed except as they have been left blank on their face.

Notwithstanding anything to the contrary contained in this Section 11.06, with respect to each year in which the Trust is not subject to the reporting requirements of the Exchange Act, none of the parties required to deliver any certification under this Section 11.06 shall be obligated to do so.

Section 11.07     Form 8-K Filings. Within four (4) Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a “Reportable Event”), and if requested by the Depositor and to the extent it receives the Form 8-K Disclosure Information described below, the Certificate Administrator shall prepare and file on behalf of the Trust any Form 8-K, as required by the Exchange Act, provided that the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates. Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K (“Form 8-K Disclosure Information”) shall, pursuant to the following paragraph be reported by the parties set forth on Exhibit DD to the Depositor and the Certificate Administrator and approved by the Depositor, and the Certificate Administrator will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information or any Form 8-K, absent such reporting, direction and approval.

As set forth on Exhibit DD hereto, for so long as the Trust is subject to the Exchange Act reporting requirements, no later than close of business, New York City time, on the 2nd Business Day after the occurrence of a Reportable Event (i) the parties set forth on Exhibit DD hereto shall be required to provide to the Depositor and the Certificate Administrator, to the extent a Regulation AB Servicing Officer or Responsible Officer, as the case may be, has actual knowledge, in EDGAR-Compatible Format or in such other format agreed upon by the Depositor, the Certificate Administrator and such providing parties any Form 8-K Disclosure Information, if applicable, (ii) the parties listed on Exhibit DD hereto shall include with such Form 8-K Disclosure Information, an Additional Disclosure Notification in the form attached hereto as Exhibit EE and (iii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Form 8-K Disclosure Information on Form 8-K. Neither the Trustee nor the Certificate Administrator has any duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit DD of their duties under this paragraph or proactively solicit or procure from such parties any Form 8-K Disclosure Information. The Depositor will be responsible for any reasonable expenses incurred by the Trustee and the Certificate Administrator in connection with including any Form 8-K Disclosure Information on Form 8-K pursuant to this paragraph. Information delivered to the Certificate Administrator hereunder should be delivered by email to cts.sec.notifications@wellsfargo.com or by facsimile to 410-715-2380, Attn: CTS SEC Notifications.

After preparing the Form 8-K, the Certificate Administrator shall forward electronically a copy of the Form 8-K to the Depositor for review no later than noon, New York City time, on the 3rd Business Day after the Reportable Event, but in no event earlier than 24 hours after having received the Form 8-K Disclosure Information pursuant to the immediately preceding paragraph. Promptly, but no later than the close of business on the 3rd Business Day after the Reportable Event, the Depositor shall notify the Certificate Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 8-K. No later than noon, New York City time, on the 4th Business Day after the Reportable Event, a duly authorized officer of the Depositor shall sign the Form 8-K and return an electronic or fax copy of such signed Form 8-K (with an original executed hard copy to follow by overnight mail) to the Certificate Administrator. If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Certificate Administrator will follow the procedures set forth in Section 11.03(b). Promptly after filing with the Commission, the Certificate Administrator will, make available on its Internet website a final executed copy of each Form 8-K filed by the Certificate Administrator. The signing party at the Depositor can be contacted at Bianca Russo, Managing Director and Secretary, J.P. Morgan Chase Commercial Mortgage Securities Corp., 383 Madison Avenue, 32nd Floor, New York, New York 10179, telecopy number: (917) 464-6116, with a copy to Kunal Singh, Executive Director, J.P. Morgan Chase Commercial Mortgage Securities Corp., 383 Madison Avenue, 31st Floor, New York, New York 10179, telecopy number: (212) 834-6029. The parties to this Agreement acknowledge that the performance by the Certificate Administrator of its duties under this Section 11.07 related to the timely preparation and filing of Form 8-K is contingent upon such parties observing all applicable deadlines in the performance of their duties under this Section 11.07. Neither the Trustee nor the Certificate Administrator shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, arrange for execution and/or timely file such Form 8-K, where such failure results from the Certificate Administrator’s inability or failure to receive, on a timely basis, any information from the parties to this Agreement needed to prepare, arrange for execution or file such Form 8-K, not resulting from its own negligence, bad faith or willful misconduct.

The Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee shall promptly notify (and the Master Servicer and the Special Servicer, as applicable, shall (i) with respect to each Initial Sub-Servicer that is an Additional Servicer engaged by such Master Servicer or Special Servicer, as applicable, use commercially reasonable efforts to cause such Additional Servicer to promptly notify and (ii) with respect to each other Additional Servicer with which it has entered into a servicing relationship with respect to the Mortgage Loans (and the Trust Subordinate Companion Loan, if applicable) (other than a party to this Agreement) cause such Additional Servicer to promptly notify) the Depositor and the Certificate Administrator, but in no event later than noon, New York City time, on the 2nd Business Day after its occurrence, of any Reportable Event applicable to such party to the extent a Regulation AB Servicing Officer or Responsible Officer, as the case may be, has actual knowledge, in EDGAR-Compatible Format.

Notwithstanding anything to the contrary in this Section 11.07, with respect to each year in which the Trust is not subject to the reporting requirements of the Exchange Act, none of the parties hereto are required to deliver Form 8-K Disclosure Information.

Section 11.08     Form 15 Filing. On or prior to January 30th of the first year in which the Depositor shall provide notice to the Certificate Administrator of its ability under applicable law to suspend its Exchange Act filings, the Certificate Administrator shall prepare and file a notification relating to the automatic suspension of reporting in respect of the Trust under the Exchange Act (the “Form 15 Suspension Notification”) or any form necessary to be filed with the Commission to suspend such reporting obligations. With respect to any reporting period occurring after the filing of such form, the obligations of the parties to this Agreement under Section 11.04, Section 11.05 and Section 11.07 shall be suspended and reports or certifications due under Section 11.09, 11.10 and 11.11 shall not be due until April 15th of each year. The Certificate Administrator shall provide prompt notice to the Mortgage Loan Sellers and all other parties hereto that such form has been filed. If, after the filing of a Form 15 Suspension Notification, the Depositor shall provide notice to the Certificate Administrator that it is required to resume its Exchange Act filings, the Certificate Administrator shall recommence preparing and filing reports on Forms 10-K, 10-D and 8-K as required pursuant to Section 11.04, Section 11.05 and Section 11.07, and all parties’ obligations under this Article XI shall recommence.

Section 11.09     Annual Compliance Statements. The Master Servicer, the Special Servicer (regardless of whether the Special Servicer has commenced special servicing of a Mortgage Loan), the Custodian, the Trustee and the Certificate Administrator (each, a “Certifying Servicer”) shall (and each such party shall (i) with respect to each Additional Servicer engaged by the Certifying Servicer that is an Initial Sub-Servicer, cause (or in the case of a sub-servicer that a Mortgage Loan Seller requires the Master Servicer to retain, to use commercially reasonable efforts to cause) such Additional Servicer to deliver to and (ii) with respect to each other Additional Servicer with which it has entered into a servicing relationship with respect to the Mortgage Loans (and the Trust Subordinate Companion Loan, if applicable), cause such Additional Servicer to deliver to), on or before March 15th of each year, commencing in March 2015, deliver to the Trustee, the Certificate Administrator (which copy shall be deemed furnished by the Certificate Administrator when made available on its Internet website), the Depositor and the 17g-5 Information Provider (who shall post to the 17g-5 Information Provider’s Website), an Officer’s Certificate, in the form attached hereto as Exhibit HH (or such other form, similar in substance, as may be reasonably acceptable to the Depositor) stating, as to the signer thereof, that (A) a review of such Certifying Servicer’s activities during the preceding calendar year or portion thereof and of such Certifying Servicer’s performance under this Agreement, or the applicable sub-servicing agreement or primary servicing agreement in the case of an Additional Servicer, has been made under such officer’s supervision and (B) to the best of such officer’s knowledge, based on such review, such Certifying Servicer has fulfilled all its obligations under this Agreement, or the applicable sub-servicing agreement or primary servicing agreement in the case of an Additional Servicer, in all material respects throughout such year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof. Such Officer’s Certificate shall be provided in EDGAR-Compatible Format, or in such other format agreed upon by the Depositor, the Certificate Administrator and such providing parties. Each Certifying Servicer shall (i) with respect to each Additional Servicer engaged by such Certifying Servicer that is an Initial Sub-Servicer, cause (or, in the case of a sub-servicer that a Mortgage Loan Seller requires the Master Servicer to retain, to use commercially reasonable efforts to cause) such Additional Servicer, and (ii) with respect to each other Additional Servicer with which it has entered into a servicing relationship with respect to the Mortgage Loans (and the Trust Subordinate Companion Loan, if applicable), cause such Additional Servicer to forward a copy of each such statement (or, in the case of the Certificate Administrator, make a copy of each such statement available on its Internet website) to the Directing Certificateholder and the 17g-5 Information Provider. With respect to any Non-Serviced Companion Loan, the Certificate Administrator will use its reasonable efforts to procure such Officer’s Certificate from the applicable Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee in form and substance similar to the form attached hereto as Exhibit HH. Promptly after receipt of each such Officer’s Certificate, the Depositor may review each such Officer’s Certificate and, if applicable, consult with the Certifying Servicer as to the nature of any failures by the Certifying Servicer or any related Additional Servicer with which the Certifying Servicer has entered into a servicing relationship with respect to the Mortgage Loans (and the Trust Subordinate Companion Loan, if applicable) in the fulfillment of any of the Certifying Servicer’s or Additional Servicer’s obligations hereunder or under the applicable sub-servicing or primary servicing agreement. The obligations of the Certifying Servicer and each Additional Servicer under this Section apply to the Certifying Servicer and each Additional Servicer that serviced a Mortgage Loan or Trust Subordinate Companion Loan during the applicable period, whether or not such Certifying Servicer or Additional Servicer is acting as the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or Additional Servicer at the time such Officer’s Certificate is required to be delivered. None of the Master Servicer, Special Servicer or Additional Servicer shall be required to cause the delivery of any such statement until April 15 in any given year so long as it has received written confirmation from the Depositor that a report on Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year.

In the event the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator is terminated or resigns pursuant to the terms of this Agreement, such party shall provide, and each of the Master Servicer and the Special Servicer shall (i) with respect to an Initial Sub-Servicer engaged by such party that is an Additional Servicer that resigns or is terminated under any applicable servicing agreement, use its reasonable efforts to cause such Additional Servicer to provide and (ii) with respect to any other Additional Servicer engaged by such party that resigns or is terminated under any applicable servicing agreement, cause such Additional Servicer to provide, an annual statement of compliance pursuant to this Section 11.09 with respect to the period of time that the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator was subject to this Agreement or the period of time that such Additional Servicer was subject to such other servicing agreement.

Section 11.10     Annual Reports on Assessment of Compliance with Servicing Criteria. (a) On or before March 15th of each year, commencing in March 2015, the Master Servicer, the Special Servicer (regardless of whether the Special Servicer has commenced special servicing of the Mortgage Loans or the Trust Subordinate Companion Loan), the Trustee, the Custodian, the Senior Trust Advisor and the Certificate Administrator, each at its own expense, shall furnish (and each such party shall (i) with respect to each Initial Sub-Servicer engaged by such Master Servicer, Special Servicer, Trustee, Senior Trust Advisor, Custodian or Certificate Administrator that is a Servicing Function Participant, use commercially reasonable efforts to cause such Servicing Function Participant to furnish and (ii) with respect to each other Servicing Function Participant with which it has entered into a servicing relationship with respect to the Mortgage Loans (and the Trust Subordinate Companion Loan, if applicable), cause such Servicing Function Participant to furnish) to the Trustee, the Certificate Administrator, the Depositor (which copy shall be deemed furnished by the Certificate Administrator when made available on its Internet website) (and, with respect to the Special Servicer, also to the Senior Trust Advisor), and the 17g-5 Information Provider, a report substantially in the form of Exhibit II or such other form provided by such Reporting Servicer that complies in all material respects with the requirements of Item 1122 of Regulation AB, on an assessment of compliance with the Servicing Criteria applicable to it that contains (A) a statement by such Reporting Servicer of its responsibility for assessing compliance with the Relevant Servicing Criteria, (B) a statement that such Reporting Servicer used the Relevant Servicing Criteria to assess compliance with the Relevant Servicing Criteria, (C) such Reporting Servicer’s assessment of compliance with the Relevant Servicing Criteria as of and for the period ending the end of the fiscal year covered by the Form 10-K required to be filed pursuant to Section 11.05, including, if there has been any material instance of noncompliance with the Relevant Servicing Criteria, a discussion of each such failure and the nature and status thereof, and (D) a statement that a registered public accounting firm has issued an attestation report on such Reporting Servicer’s assessment of compliance with the Relevant Servicing Criteria as of and for such period. With respect to any Non-Serviced Companion Loan, the Certificate Administrator will use its reasonable efforts to procure such report from the applicable Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee in form and substance similar to the form attached hereto as Exhibit II. Such report shall be provided in EDGAR-Compatible Format, or in such other format agreed upon by the Depositor, the Certificate Administrator and the Reporting Servicer.

Each such report shall be addressed to the Depositor and signed by an authorized officer of the applicable company, and shall address the Relevant Servicing Criteria specified on a certification substantially in the form of Exhibit AA hereto delivered to the Depositor on the Closing Date. Promptly after receipt of each such report, (i) the Depositor may review each such report and, if applicable, consult with each Reporting Servicer as to the nature of any material instance of noncompliance with the Relevant Servicing Criteria applicable to it (and each Servicing Function Participant engaged or utilized by each Reporting Servicer, as applicable), and (ii) the Certificate Administrator shall confirm that the assessments taken individually address the Relevant Servicing Criteria for each party as set forth on Exhibit AA and notify the Depositor of any exceptions. None of the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or any Servicing Function Participant shall be required to cause the delivery of any such assessments until April 15th in any given year so long as it has received written confirmation from the Depositor that a report on Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year.

Notwithstanding the foregoing, at any time that the Certificate Administrator and the Trustee are the same entity, the Certificate Administrator and Trustee may provide a combined assessment of compliance required pursuant to this Section 11.10(a) in respect of their combined Relevant Servicing Criteria as set forth on Exhibit AA hereto.

(b)           The Master Servicer, the Special Servicer, the Trustee, the Senior Trust Advisor and the Certificate Administrator hereby acknowledge and agree that the Relevant Servicing Criteria set forth on Exhibit AA is appropriately set forth with respect to such party and any Servicing Function Participant with which the Master Servicer, Special Servicer, Trustee, Senior Trust Advisor or Certificate Administrator has entered into a servicing relationship.

(c)           No later than ten (10) Business Days after the end of each fiscal year for the Trust, the Master Servicer and the Special Servicer shall notify the Certificate Administrator, the Depositor and each Mortgage Loan Seller as to the name of each Additional Servicer engaged by it and each Servicing Function Participant utilized by it, in each case other than with respect to any Initial Sub-Servicer, and the Trustee, the Senior Trust Advisor and the Certificate Administrator shall notify the Depositor and each Mortgage Loan Seller as to the name of each Servicing Function Participant utilized by it, in each case by providing an updated Exhibit GG, and each such notice (except to a Mortgage Loan Seller) will specify what specific Servicing Criteria will be addressed in the report on assessment of compliance prepared by such Servicing Function Participant. When the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator and the Senior Trust Advisor submit their assessments pursuant to

Section 11.10(a), the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator and the Senior Trust Advisor, as applicable, will also at such time include the assessment (and related attestation pursuant to Section 11.11) of each Servicing Function Participant engaged by it.

In the event the Master Servicer, the Special Servicer, the Trustee, the Senior Trust Advisor, the Custodian or the Certificate Administrator is terminated or resigns pursuant to the terms of this Agreement, such party shall provide, and each such party shall cause any Servicing Function Participant engaged by it to provide (and each of the Master Servicer and the Special Servicer shall (i) with respect to an Initial Sub-Servicer engaged by such Master Servicer or Special Servicer that is an Additional Servicer that resigns or is terminated under any applicable servicing agreement, use its reasonable efforts to cause such Additional Servicer and (ii) with respect to any other Additional Servicer that resigns or is terminated under any applicable servicing agreement, cause such Additional Servicer to provide) an annual assessment of compliance pursuant to this Section 11.10, coupled with an attestation as required in Section 11.11 with respect to the period of time that the Master Servicer, the Special Servicer, the Trustee, the Senior Trust Advisor, the Custodian or the Certificate Administrator was subject to this Agreement or the period of time that the Additional Servicer was subject to such other servicing agreement.

(d)           The Senior Trust Advisor may at any time request from the Certificate Administrator confirmation of whether a Control Event or Consultation Termination Event occurred during the previous calendar year, and upon such request the Certificate Administrator shall deliver such confirmation to the Senior Trust Advisor within fifteen (15) days of such request.

Section 11.11     Annual Independent Public Accountants’ Attestation Report. On or before March 15th of each year, commencing in March 2015, the Master Servicer, the Special Servicer, the Trustee, the Custodian, the Senior Trust Advisor and the Certificate Administrator, each at its own expense, shall cause (and each such party shall (i) with respect to each Initial Sub-Servicer engaged by such Master Servicer, Special Servicer, Trustee, Senior Trust Advisor or Certificate Administrator that is a Servicing Function Participant use commercially reasonable efforts to cause such Servicing Function Participant to cause and (ii) with respect to each other Servicing Function Participant with which it has entered into a servicing relationship with respect to the Mortgage Loans (and the Trust Subordinate Companion Loan, if applicable), cause such Servicing Function Participant to cause) a registered public accounting firm (which may also render other services to the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Custodian, the Senior Trust Advisor or the applicable Servicing Function Participant, as the case may be) and that is a member of the American Institute of Certified Public Accountants to furnish a report to the Trustee (who will promptly post such report on the Certificate Administrator’s Website pursuant to Section 3.15(b)), the Certificate Administrator and the Depositor, the 17g-5 Information Provider and, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder, and, promptly, but not earlier than the second Business Day following the delivery of such report to the 17g-5 Information Provider, to the Rating Agencies, to the effect that (i) it has obtained a representation regarding certain matters from the management of such Reporting Servicer, which includes an assertion that such Reporting Servicer has complied with the Relevant Servicing Criteria applicable to it and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the PCAOB, it is issuing an opinion as to whether such Reporting Servicer’s assessment of compliance with the Relevant Servicing Criteria applicable to it was fairly stated in all material respects. In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Each such related accountant’s attestation report shall be made in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act. Such report must be available for general use and not contain restricted use language. With respect to any Non-Serviced Companion Loan, the Certificate Administrator will use its reasonable efforts to procure such report from the applicable Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee. Copies of such statement will be provided by the Certificate Administrator in accordance with Section 3.15(b). Such report shall be provided in EDGAR-Compatible Format, or in such other format agreed upon by the Depositor, the Certificate Administrator and the providing parties.

Promptly after receipt of such report from the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Senior Trust Advisor, the Custodian or any Servicing Function Participant, (i) the Depositor may review the report and, if applicable, consult with the Master Servicer, the Special Servicer, the Trustee, the Senior Trust Advisor, the Custodian or the Certificate Administrator as to the nature of any defaults by the Master Servicer, the Special Servicer, the Trustee, the Senior Trust Advisor, the Custodian, the Certificate Administrator, or any Servicing Function Participant with which it has entered into a servicing relationship with respect to the Mortgage Loans (and the Trust Subordinate Companion Loan, if applicable), as the case may be, in the fulfillment of any of the Master Servicer’s, the Special Servicer’s, the Trustee’s, the Certificate Administrator’s, the Senior Trust Advisor’s, the Custodian’s or the applicable Servicing Function Participants’ obligations hereunder or under the applicable sub servicing or primary servicing agreement, and (ii) the Certificate Administrator shall confirm that each accountants’ attestation report submitted pursuant to this Section relates to an assessment of compliance meeting the requirements of Section 11.10 and notify the Depositor of any exceptions. None of the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Senior Trust Advisor, the Custodian nor any Additional Servicer shall be required to deliver, or shall be required to cause the delivery of such reports until April 15th in any given year so long as it has received written confirmation from the Depositor that a Form 10-K is not required to be filed with respect to the Trust for the preceding fiscal year.

Section 11.12     Indemnification. Each of the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Custodian and the Senior Trust Advisor shall indemnify and hold harmless each Certification Party from and against any claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments and other costs and expenses incurred by such Certification Party arising out of (i) an actual breach by the Master Servicer, the Special Servicer, the Trustee, the Senior Trust Advisor, the Custodian or the Certificate Administrator, as the case may be, of its obligations under this Article XI, (ii) negligence, bad faith or willful misconduct on the part of the Master Servicer, the Special Servicer, the Trustee, the Senior Trust Advisor, the Custodian or the Certificate Administrator in the performance of such obligations, or (iii) delivery of any Deficient Exchange Act Deliverable.

The Master Servicer, the Special Servicer, the Trustee, the Senior Trust Advisor and the Certificate Administrator shall (i) with respect to any Initial Sub-Servicer engaged by the Master Servicer, Special Servicer, Trustee or Certificate Administrator that is a Servicing Function Participant or Additional Servicer, use commercially reasonable efforts to cause such party to, and (ii) with respect to each other Additional Servicer and each Servicing Function Participant with which, in each case, it has entered into a servicing relationship with respect to the Mortgage Loans (and the Trust Subordinate Companion Loan, if applicable), cause such party to, in each case, indemnify and hold harmless each Certification Party from and against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments and any other costs, fees and expenses incurred by such Certification Party arising out of (a) a breach of its obligations to provide any of the annual compliance statements or annual assessment of compliance with the servicing criteria or attestation reports pursuant to the applicable sub-servicing or primary servicing agreement, (b) negligence, bad faith or willful misconduct on its part in the performance of such obligations, (c) any failure by it, as a Servicer (as defined in Section 11.02(b)) to identify a Servicing Function Participant pursuant to Section 11.02(c), or (d) delivery of any Deficient Exchange Act Deliverable.

In addition, each of the Master Servicer, the Special Servicer, the Senior Trust Advisor, the Custodian, the Certificate Administrator and the Trustee shall cooperate (and require each Servicing Function Participant and Additional Servicer retained by it to cooperate under the applicable Sub-Servicing Agreement) with the Depositor as necessary for the Depositor to conduct any reasonable due diligence necessary to evaluate and assess any material instances of non-compliance disclosed in any of the deliverables required by the applicable reporting requirements under the Securities Act, the Exchange Act, the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder (“Reporting Requirements”).

In connection with comments provided to the Depositor from the Commission or its staff regarding information (x) delivered by the Master Servicer, the Special Servicer, the Senior Trust Advisor, the Custodian, the Certificate Administrator, the Trustee, a Servicing Function Participant or an Additional Servicer, as applicable (“Affected Reporting Party”), (y) regarding such Affected Reporting Party, and (z) prepared by such Affected Reporting Party or any registered public accounting firm, attorney or other agent retained by such Affected Reporting Party to prepare such information, which information is contained in a report filed by the Depositor under the Reporting Requirements and which comments are received subsequent to the Depositor’s filing of such report, the Depositor shall promptly provide to such Affected Reporting Party any such comments which relate to such Affected Reporting Party. Such Affected Reporting Party shall be responsible for timely preparing a written response to the Commission or its staff for inclusion in the Depositor’s response to the Commission or its staff, unless such Affected Reporting Party elects, with the consent of the Depositor (which consent shall not be unreasonably denied, withheld or delayed), to directly communicate with the Commission or its staff and negotiate a response and/or resolution with the Commission or its staff; provided, however, if an Affected Reporting Party is a Servicing Function Participant or Additional Servicer retained by the Master Servicer, the Master Servicer shall receive copies of all material communications pursuant to this Section 11.12. If such election is made, the applicable Affected Reporting Party shall be responsible for directly negotiating such response and/or resolution with the Commission or its staff in a timely manner; provided, that (i) such Affected Reporting Party shall use reasonable efforts to keep the Depositor informed of its progress with the Commission or its staff and copy the Depositor on all correspondence with the Commission or its staff and provide the Depositor with the opportunity to participate (at the Depositor’s expense) in any telephone conferences and meetings with the Commission or its staff and (ii) the Depositor shall cooperate with any Affected Reporting Party in order to authorize such Affected Reporting Party and its representatives to respond to and negotiate directly with the Commission or its staff with respect to any comments from the Commission or its staff relating to such Affected Reporting Party and to notify the Commission or its staff of such authorization. The Depositor and the Affected Reporting Party shall cooperate and coordinate with one another with respect to any requests made to the Commission or its staff for extension of time for submitting a response or compliance. All respective reasonable out-of-pocket costs and expenses incurred by the Depositor (including reasonable legal fees and expenses of outside counsel to the Depositor) in connection with the foregoing (other than those costs and expenses required to be at the Depositor’s expense as set forth above) and any amendments to any reports filed with the Commission or its staff related thereto shall be promptly paid by the applicable Affected Reporting Party upon receipt of an itemized invoice from the Depositor. Each of the Master Servicer, the Special Servicer, the Senior Trust Advisor, the Custodian, the Certificate Administrator and the Trustee shall (i) with respect to any Initial Sub-Servicer engaged by it that is a Servicing Function Participant or Additional Servicer, use commercially reasonable efforts to cause such party to, and (ii) with respect to each other Additional Servicer and each Servicing Function Participant with which, in each case, it has entered into a servicing relationship with respect to the Mortgage Loans (and the Trust Subordinate Companion Loan, if applicable), cause such party to, comply with the foregoing by inclusion of similar provisions in the related sub-servicing or similar agreement.

If the indemnification provided for herein is unavailable or insufficient to hold harmless any Certification Party, then the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Custodian or the Senior Trust Advisor (the “Performing Party”) shall contribute to the amount paid or payable to the Certification Party as a result of the losses, claims, damages or liabilities of the Certification Party in such proportion as is appropriate to reflect the relative fault of the Certification Party on the one hand and the Performing Party on the other in connection with a breach of the Performing Party’s obligations pursuant to Sections 11.06, 11.09 (if applicable), 11.10, 11.11 (or breach of its obligations under the applicable sub-servicing or primary servicing agreement to provide any of the annual compliance statements or annual servicing criteria compliance reports or attestation reports) or the Performing Party’s negligence, bad faith or willful misconduct in connection therewith. The Master Servicer, the Special Servicer, the Trustee, the Senior Trust Advisor and the Certificate Administrator shall (i) with respect to any Initial Sub-Servicer engaged by the Master Servicer, Special Servicer, Trustee or Certificate Administrator that is a Servicing Function Participant or Additional Servicer, use commercially reasonable efforts to cause such party to, and (ii) with respect to each other Additional Servicer or Servicing Function Participant, in each case, with which it has entered into a servicing relationship with respect to the Mortgage Loans (and the Trust Subordinate Companion Loan, if applicable) cause such party, in each case, to agree to the foregoing indemnification and contribution obligations. This Section 11.12 shall survive the termination of this Agreement or the earlier resignation or removal of the Master Servicer, the Special Servicer, the Trustee, the Senior Trust Advisor, the Custodian or the Certificate Administrator.

Section 11.13     Amendments. This Article XI may be amended with the written consent of the parties hereto pursuant to Section 12.01 for purposes of complying with Regulation AB and/or to conform to standards developed within the commercial mortgage-backed securities market and the Sarbanes-Oxley Act without any Opinions of Counsel, Officer’s Certificates, Rating Agency Confirmation with respect to the Certificates or, with respect to any Serviced Companion Loan Securities, a confirmation of the rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30), or the consent of any Certificateholder, notwithstanding anything to the contrary contained in this Agreement; provided that the reports and certificates required to be prepared pursuant to Sections 3.15, 11.09, 11.10 and 11.11 shall not be eliminated without Rating Agency Confirmation with respect to the Certificates or, with respect to any Serviced Companion Loan Securities, without a confirmation of the rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30).

Section 11.14     Regulation AB Notices. Any notice, report or certificate required to be delivered by any of the Master Servicer, the Special Servicer, the Certificate Administrator, the Senior Trust Advisor, the Custodian or the Trustee, as the case may be, to the Depositor pursuant to this Article XI may be delivered via email (and additionally delivered via phone or telecopy), notwithstanding the provisions of Section 12.05, to J.P. Morgan Chase Commercial Mortgage Securities Corp., 383 Madison Avenue, 31st Floor, New York, New York 10179, Attention: Kunal Singh, telecopy number: (212) 834-6029, telephone number: (212) 834-5491 and email: kunal.k.singh@jpmorgan.com, with a copy to Bianca Russo, Managing Director and Associate General Counsel, J.P. Morgan Chase Commercial Mortgage Securities Corp., 383 Madison Avenue, 32nd Floor, New York, New York 10179, telecopy number: (917) 464-6116, telephone number: (212) 648-0946 and email: russo_bianca@jpmorgan.com.

Section 11.15     Certain Matters Relating to the Future Securitization of the Serviced Pari Passu Companion Loans. (a) Each of the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer shall, and the Master Servicer and the Special Servicer shall use commercially reasonable efforts to cause any sub-servicer appointed with respect to any Serviced Pari Passu Companion Loan to, upon written request or notice from a Mortgage Loan Seller (or a permitted transferee of such Mortgage Loan Seller pursuant to the related Intercreditor Agreement), reasonably cooperate with the Mortgage Loan Seller (or such permitted transferee) selling any Serviced Pari Passu Companion Loan into a securitization that is required to comply with Regulation AB (a “Regulation AB Companion Loan Securitization”) and, to the extent needed in order to comply with Regulation AB, provide to the Mortgage Loan Seller (or such permitted transferee) information about itself that such Mortgage Loan Seller reasonably requires to meet the requirements of Items 1117 and 1119 and paragraphs (b), (c)(3), (c)(4) and (c)(5) of Item 1108 of Regulation AB and shall reasonably cooperate with such Mortgage Loan Seller to provide such other information as may be reasonably necessary to comply with the requirements of Regulation AB. Each of the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer understands that such information may be included in the offering material related to a Regulation AB Companion Loan Securitization and agrees to negotiate in good faith an agreement (subject to the final sentence of this sub-section) to indemnify and hold the related depositor and underwriters involved in the offering of the related Certificates harmless for any costs, liabilities, fees and expenses incurred by the depositor or such underwriters as a result of any material misstatements or omissions or alleged material misstatements or omissions in any such offering material to the extent that such material misstatement or omission was made in reliance upon any such information provided by the Trustee (where such information pertains to the Trustee individually and not to any specific aspect of the Trustee’s duties or obligations under this Agreement), the Certificate Administrator (where such information pertains to the Certificate Administrator individually and not to any specific aspect of the Certificate Administrator’s duties or obligations under this Agreement), the Master Servicer (where such information pertains to the Master Servicer individually and not to any specific aspect of the Master Servicer’s duties or obligations under this Agreement) and the Special Servicer (where such information pertains to the Special Servicer individually and not to any specific aspect of the Special Servicer’s duties or obligations under this Agreement), as applicable, to such depositor, underwriters or Mortgage Loan Seller (or permitted transferee) as required by this clause (a). Notwithstanding the foregoing, to the extent that the information provided by the Trustee, the Certificate Administrator the Master Servicer or the Special Servicer, as applicable, for inclusion in the offering materials related to such Regulation AB Companion Loan Securitization is substantially and materially similar to the information provided by such party with respect to the offering materials related to this transaction, subject to any required changes due to any amendments to Regulation AB or any changes in the interpretation of Regulation AB, such party shall be deemed to be in compliance with this Section 11.15(a). Any indemnification agreement executed by the Trustee, the Certificate Administrator the Master Servicer or Special Servicer in connection with the Regulation AB Companion Loan Securitization shall be substantially similar to the related indemnification agreement executed in connection with this Agreement. It shall be a condition precedent to any party’s obligations otherwise set forth above that the applicable Mortgage Loan Seller (or permitted transferee) shall have (a) provided reasonable advance notice (and, in any event, not less than 10 Business Days) of the exercise of its rights hereunder and (b) paid, or entered into reasonable agreement to cause to be paid, the reasonable out-of-pocket expenses (including reasonable fees and expenses of counsel) incurred by such party in reviewing and/or causing the delivery of any disclosure, opinion of counsel or indemnification agreement.

(b)           Each of the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer shall, and the Master Servicer and the Special Servicer shall use commercially reasonable efforts to cause any Servicing Function Participant appointed with respect to a Serviced Securitized Companion Loan to, upon request or notice from such parties (which request or notice may be given once at the closing of such Regulation AB Companion Loan Securitization instead of each time a filing is required), cooperate with the depositor, trustee, certificate administrator, master servicer or special servicer for any Regulation AB Companion Loan Securitization in preparing each Form 10-D and Form 10-K required to be filed by such Regulation AB Companion Loan Securitization (until January 30 of the first year in which the trustee or other applicable party for such Regulation AB Companion Loan Securitization files a Form 15 Suspension Notice with respect to the related trust) and shall provide to such depositor, trustee, certificate administrator or master servicer within the time period set forth in the Other Pooling and Servicing Agreement (so long as such time period is no earlier than the time periods set forth herein) for such Regulation AB Companion Loan Securitization such information relating to a Serviced Securitized Companion Loan as may be reasonably necessary for the depositor, trustee, certificate administrator and master servicer of the Regulation AB Companion Loan Securitization to comply with the reporting requirements of Regulation AB and the Exchange Act; provided, however, that any parties to any Regulation AB Companion Loan Securitization shall consult with the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer (and Master Servicer shall consult with any sub-servicer appointed with respect to the related Serviced Whole Loan), and the Trustee, the Certificate Administrator, such Master Servicer and the Special Servicer shall cooperate with such parties in respect of establishing the time periods for preparation of the Form 10-D reports in the documentation for such Regulation AB Companion Loan Securitization. Notwithstanding the foregoing, to the extent the Trustee, the Certificate Administrator, the Master Servicer or the Special Servicer, as the case may be, complies in all material respects with the timing, reporting and attestation requirements imposed on such party in Article XI of this Agreement (other than this Section 11.15) with respect to the comparable timing, reporting and attestation requirements contemplated in this Section 11.15(b) with respect to such Regulation AB Companion Loan Securitization, such party shall be deemed to be in compliance with the provisions of this Section 11.15(b).

(c)           Each of the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer shall, and the Master Servicer and the Special Servicer shall use commercially reasonable efforts to cause any Servicing Function Participant appointed with respect to a Serviced Securitized Companion Loan to, upon request or notice from such trustee or certificate administrator (which request or notice may be given once at the closing of such Regulation AB Companion Loan Securitization instead of each time a filing is required), provide the trustee or certificate administrator, as applicable, under a Regulation AB Companion Loan Securitization (until January 30 of the first year in which the trustee or certificate administrator, as applicable, for such Regulation AB Companion Loan Securitization files a Form 15 Suspension Notice with respect to the related trust) information with respect to any event that is required to be disclosed under Form 8-K with respect to a Serviced Securitized Companion Loan within two Business Days after the occurrence of such event of which it has knowledge. Notwithstanding the foregoing, to the extent the Trustee, the Certificate Administrator, the Master Servicer or the Special Servicer, as the case may be, complies in all material respects with the timing, reporting and attestation requirements imposed on such party in Article XI of this Agreement (other than this Section 11.15) with respect to the comparable timing, reporting and attestation requirements contemplated in this Section 11.15(c) with respect to such Regulation AB Companion Loan Securitization, such party shall be deemed to be in compliance with the provisions of this Section 11.15(c).

(d)           On or before March 15 of each year (or March 14 if a leap year) during which a Regulation AB Companion Loan Securitization is required to file an annual report on Form 10-K (and not in respect of any year in which such Regulation AB Companion Loan Securitization is not required to file an annual report on Form 10-K because a Form 15 Suspension Notice with respect to the related trust was filed), each of the Trustee, the Master Servicer and the Special Servicer shall, and the Master Servicer and the Special Servicer shall use commercially reasonable efforts to cause any Servicing Function Participant appointed with respect to a Serviced Securitized Companion Loan to, upon request or notice from such trustee or certificate administrator (which request or notice may be given once at the closing of such Regulation AB Companion Loan Securitization instead of each time a filing is required), provide, with respect to itself, to the trustee or certificate administrator, as applicable, under such Regulation AB Companion Loan Securitization, to the extent required pursuant to Item 1122 of Regulation AB, (i) a report on an assessment of compliance with the servicing criteria to the extent required pursuant to Item 1122(a) of Regulation AB, (ii) a registered accounting firm’s attestation report on such Person’s assessment of compliance with the applicable servicing criteria to the extent required pursuant to Item 1122(b) of Regulation AB and (iii) such other information as may be required pursuant to Item 1122(c) of Regulation AB. Notwithstanding the foregoing, to the extent the Master Servicer or the Special Servicer, as the case may be, complies in all material respects with the timing, reporting and attestation requirements imposed on such party in Article XI of this Agreement (other than this Section 11.15) with respect to the comparable timing, reporting and attestation requirements contemplated in this Section 11.15(d) with respect to such Regulation AB Companion Loan Securitization, such party shall be deemed to be in compliance with the provisions of this Section 11.15(d).

(e)            On or before March 15 of each year during which a Regulation AB Companion Loan Securitization is required to file an annual report on Form 10-K (and not in respect of any year in which such Regulation AB Companion Loan Securitization is not required to file an annual report on Form 10-K because a Form 15 Suspension Notice with respect to the related trust was filed), each of the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer shall, and the Master Servicer and the Special Servicer shall use commercially reasonable efforts to cause any Servicing Function Participant appointed with respect to a Serviced Securitized Companion Loan to, to the extent required pursuant to Item 1123 of Regulation AB, deliver, with respect to itself, to the trustee or certificate administrator under the such Regulation AB Companion Loan Securitization, upon request or notice from such trustee (which request or notice may be given once at the closing of such Regulation AB Companion Loan Securitization instead of each time a filing is required), under such Regulation AB Companion Loan Securitization a servicer compliance statement signed by an authorized officer of such Person that satisfies the requirements of Item 1123 of Regulation AB. Notwithstanding the foregoing, to the extent the Trustee, the Certificate Administrator, the Master Servicer or the Special Servicer, as the case may be, complies in all material respects with the timing, reporting and attestation requirements imposed on such party in Article XI of this Agreement (other than this Section 11.15) with respect to the comparable timing, reporting and attestation requirements contemplated in this Section 11.15(e) with respect to such Regulation AB Companion Loan Securitization, such party shall be deemed to be in compliance with the provisions of this Section 11.15(e).

(f)            Each of the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer shall use commercially reasonable efforts to cause a Servicing Function Participant to agree (severally but not jointly) to indemnify (such indemnity limited to each such parties respective failure described below) and hold the related Mortgage Loan Seller (or permitted transferee), depositor, sponsor(s), trustee, certificate administrator or master servicer under a Regulation AB Companion Loan Securitization harmless for any costs, liabilities, fees and expenses incurred by such Mortgage Loan Seller, depositor, sponsor(s), trustee, certificate administrator or master servicer as a result of any failure by the Servicing Function Participant to comply with the reporting requirements to the extent applicable set forth under Sections 11.15(b), (c), (d) or (e) above.

Any subservicing agreement related to a Serviced Securitized Companion Loan shall contain a provision requiring the related Sub-Servicer to provide to the Master Servicer or Special Servicer, as applicable, information, reports, statements and certificates with respect to itself and such Serviced Securitized Companion Loan comparable to any information, reports, statements or certificates required to be provided by the Master Servicer or Special Servicer pursuant to this Section 11.15, even if such Sub-Servicer is not otherwise required to provide such information, reports or certificates to any Person in order to comply with Regulation AB. Such information, reports or certificates shall be provided to the Master Servicer or Special Servicer, as applicable, no later than two Business Days prior to the date on which the Master Servicer or Special Servicer, as applicable, is required to deliver its comparable information, reports, statements or certificates pursuant to this Section 11.15.

(g)           With respect to any Mortgaged Property that secures a Serviced Pari Passu Companion Loan that the Other Depositor has notified the Master Servicer in writing is a “significant obligor” (within the meaning of Item 1101(k) of Regulation AB) with respect to an Other Securitization that includes such Serviced Pari Passu Companion Loan, the Master Servicer shall, after receipt of updated net operating income information, (x) upon request, deliver or make available the financial statements of such “significant obligor” to the Other Servicer of such Other Securitization and (y) update the columns of the CREFC® Loan Periodic Update File related to such “significant obligor” as described in the first sentence of Section 11.16 and forward such updates to the Other Servicer.

If the Master Servicer does not receive such financial information of any such “significant obligor” (identified to it as such by the Other Depositor in accordance with the preceding paragraph) within five (5) Business Days after the date such financial information is required to be delivered under the related Mortgage Loan Documents, the Master Servicer shall notify the Other Depositor with respect to such Other Securitization that includes the related Serviced Pari Passu Companion Loan (and shall cause any related Sub-Servicing Agreement entered into after receipt of written notice from the Other Depositor that such Serviced Pari Passu Companion Loan is a significant obligor to require the related Sub-Servicer to notify such Other Depositor) that it has not received them. The Master Servicer shall use efforts consistent with the Servicing Standard (taking into account, in addition, the ongoing reporting obligations of such Other Depositor under the Exchange Act) to obtain the periodic financial statements required to be delivered by the related Mortgagor under the related Mortgage Loan Documents.

The Master Servicer shall (and shall cause any related Sub-Servicing Agreement entered into after receipt of written notice from the Other Depositor that such Serviced Pari Passu Companion Loan is a significant obligor to require the related Sub-Servicer to) retain written evidence of each instance in which it (or a Sub-Servicer) attempts to contact the related Mortgagor related to any such “significant obligor” (identified to it as such by the Other Depositor in accordance with the second preceding paragraph) to obtain the required financial information and is unsuccessful and, within five (5) Business Days prior to the date in which a Form 10-D or Form 10-K, as applicable, is required to be filed by the Other Securitization, shall forward an Officer’s Certificate evidencing its attempts to obtain this information to the certificate administrator and Other Depositor related to such Other Securitization. This Officer’s Certificate should be addressed to the certificate administrator at its corporate trust office, as specified in the related Other Pooling and Servicing Agreement.

Section 11.16     Certain Matters Regarding Significant Obligors. With respect to any Significant Obligor, after receipt of the updated net operating income information, the Master Servicer shall update the following columns of the CREFC® Loan Periodic Update File for (i) the next applicable Distribution Date if the Master Servicer receives such updated net operating income information at least ten (10) Business Days prior to the Determination Date related to such Distribution Date or (ii) the second succeeding Distribution Date if the Master Servicer does not receive such updated net operating income information at least ten (10) Business Days prior to the Determination Date related to such Distribution Date: BB, BP, BT and BU (corresponding fields 54, 68, 72 and 73). For the avoidance of doubt, there is no significant obligor (“Significant Obligor”) related to the Trust.

Section 11.17     Impact of Cure Period. For the avoidance of doubt, neither the Master Servicer nor the Special Servicer shall be subject to a Servicer Termination Event pursuant to clause (iii) of the definition thereof prior to the expiration of the grace period applicable to such party’s obligations under Article XI as provided for in such clause (iii) nor shall any such party be deemed to not be in compliance under this Agreement, during any grace period provided for in this Article XI; provided, that if any such party fails to comply with the delivery requirements of this Article XI by the expiration of any applicable grace period such failure shall constitute a Servicer Termination Event. Neither the Master Servicer nor the Special Servicer shall be subject to a Servicer Termination Event pursuant to clause (iii) of the definition thereof prior to the expiration of the grace period applicable to such party’s obligations under this Article XI as provided for in such clause (iii) nor shall any such party be deemed to not be in compliance under this Agreement, for failing to deliver any item required under this Article XI by the time required hereunder with respect to any reporting period for which the Trust is not required to file Exchange Act reports.

[End of Article XI]

ARTICLE XII

MISCELLANEOUS PROVISIONS

Section 12.01     Amendment. (a) This Agreement may be amended from time to time by the parties hereto, without the consent of any of the Certificateholders or the Companion Holders:

(i)             to correct any defect or ambiguity in this Agreement in order to address any manifest error in any provision of this Agreement;

(ii)            to cause the provisions in this Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus Supplement with respect to the Certificates, the Trust or this Agreement or to correct or supplement any of its provisions which may be inconsistent with any other provisions therein or to correct any error;

(iii)          to change the timing and/or nature of deposits in the Certificate Account, the Distribution Accounts or any REO Account; provided that (a) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (b) such change shall not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an Opinion of Counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each Rating Agency with respect to such amendment;

(iv)          to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any Certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the Trust Fund or any Trust REMIC or the Grantor Trust that would be a claim against the Trust Fund or any Trust REMIC or the Grantor Trust; provided that the Trustee and the Certificate Administrator have received an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or Companion Holder;

(v)            to modify, eliminate or add to the provisions of Section 5.03(n) or any other provision hereof restricting transfer of the Class R Certificates; provided the Depositor has determined that such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, any Trust REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Tax Person;

(vi)          to revise or add any other provisions with respect to matters or questions arising under this Agreement or any other change; provided that the required action shall not adversely affect in any material respect the interests of any Certificateholder (including, with respect to the Trust AB Whole Loan, the Holders of the Class BNB Certificates) or any holder of a Serviced Pari Passu Companion Loan not consenting thereto as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30);

(vii)         to amend or supplement any provision hereof to the extent necessary to maintain the then-current ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30); provided that such amendment or supplement shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto as evidenced by an Opinion of Counsel;

(viii)         to modify the provisions of Sections 3.05 and 3.19 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) if (a) the Depositor, the Master Servicer, the Trustee and, for so long as a Control Event has not occurred and is not continuing, the Directing Certificateholder, determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of any Trust REMIC as a REMIC or the status of the Grantor Trust as a grantor trust under the relevant provisions of the Code, as evidenced by an Opinion of Counsel and (c) each Rating Agency has delivered a Rating Agency Confirmation and, with regard to any class of Serviced Companion Loan Securities, the applicable rating agencies have delivered a confirmation that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30);

(ix)           to modify the procedures of this Agreement relating to compliance with Rule 17g-5 of the Exchange Act; provided that such amendment shall not adversely affect in any material respects the interests of any Certificateholders, as evidenced by (x) an Opinion of Counsel or (y) if any Certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such Certificates; and provided, further, that the Certificate Administrator shall give notice of any such amendment to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s Website pursuant to Section 3.15(c) and the Certificate Administrator shall post such notice to the Certificate Administrator’s Website; and

(x)            in the event of a TIA Applicability Determination, to modify, eliminate or add to the provisions of this Agreement to such extent as shall be necessary to (A) effect the qualification of this Agreement under the TIA or under any similar federal statute hereafter enacted and to add to this Agreement such other provisions as may be expressly required by the TIA, and (B) modify such other provisions as are necessary to conform this Agreement and be consistent with the modifications made pursuant to the preceding clause (A); provided that any amendment pursuant to this clause (x) shall be at the sole cost and expense of the Depositor.

Notwithstanding the foregoing, no such amendment (A) may change in any manner any defined term used in any Mortgage Loan Purchase Agreement or the obligations of any Mortgage Loan Seller under any Mortgage Loan Purchase Agreement or otherwise or change any rights of any Mortgage Loan Seller as a third party beneficiary hereunder, without the consent of such Mortgage Loan Seller or (B) materially and adversely affects the holders of a Companion Loan without such Companion Holder’s consent.

(b)           This Agreement may also be amended from time to time by the parties hereto with the consent of the Holders of Certificates of each Class affected by such amendment evidencing in the aggregate not less than 51% of the aggregate Percentage Interests constituting the Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

(i)            reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or the Trust Subordinate Companion Loan that are required to be distributed on a Certificate of any class without the consent of the Holder of the Certificate or which are required to be distributed to a Companion Holder without the consent of such Companion Holder; or

(ii)           reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of any Companion Holder or Holder of Class BNB Certificates, in any such case without the consent of the Holders of all Certificates of such Class then-outstanding or such Companion Holders, as applicable; or

(iii)          adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding; or

(iv)          change in any manner any defined term used in any Mortgage Loan Purchase Agreement or the obligations of any Mortgage Loan Seller under such Mortgage Loan Purchase Agreement or otherwise or change any rights of any Mortgage Loan Seller as a third party beneficiary hereunder, without the consent of such Mortgage Loan Seller; or

(v)           amend the Servicing Standard without the consent of 100% of the Certificateholders or receipt of Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30) and, if required under the related Intercreditor Agreement, the consent of the holder of any AB Subordinate Companion Loan for each Serviced AB Whole Loan.

(c)           Notwithstanding the foregoing, none of the Senior Trust Advisor, the Trustee, the Certificate Administrator, the Depositor, the Master Servicer nor the Special Servicer will be required to consent to any amendment hereto without having first received an Opinion of Counsel (at the Trust Fund’s expense) to the effect that such amendment is permitted hereunder and that such amendment or the exercise of any power granted to the Master Servicer, the Special Servicer, the Depositor, the Trustee, the Certificate Administrator or any other specified person in accordance with such amendment will not result in the imposition of a tax on any portion of the Trust Fund or any Trust REMIC, or cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code. Furthermore, no amendment to this Agreement may be made that changes in any material respect to the rights of the Class BNB Certificates without the consent of such Class and no amendment to this Agreement may be made that changes any provisions specifically required to be included in this Agreement by the Grapevine Mills Intercreditor Agreement or the Wilton Commercial Portfolio Intercreditor Agreement without the consent of the holder of the related Non-Serviced Pari Passu Companion Loan(s).

(d)           Promptly after the execution of any amendment to this Agreement, the Certificate Administrator shall post a copy of the same to the Certificate Administrator’s Website, deliver a copy of the same to the 17g-5 Information Provider who shall post a copy of the same on the 17g-5 Information Provider’s Website pursuant to Section 3.15(b) and Section 3.15(c), as applicable, and thereafter, the Certificate Administrator shall furnish written notification of the substance of such amendment to each Certificateholder and each Serviced Companion Noteholder, the Depositor, the Master Servicer, the Special Servicer, the Mortgagors, the Underwriters and the Rating Agencies.

(e)           It shall not be necessary for the consent of Certificateholders under this Section 12.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Certificate Administrator may prescribe.

(f)           The Trustee and the Certificate Administrator shall not be obligated to enter into any amendment pursuant to this Section 12.01 that affects its rights, duties and immunities under this Agreement or otherwise.

(g)           The cost of any Opinion of Counsel to be delivered pursuant to Section 12.01(a) or (c) shall be borne by the Person seeking the related amendment, except that if the Master Servicer, the Certificate Administrator or the Trustee requests any amendment of this Agreement in furtherance of the rights and interests of Certificateholders, the cost of any Opinion of Counsel required in connection therewith pursuant to Section 12.01(a) or (c) shall be payable out of the Certificate Account.

(h)           The Servicing Standard shall not be amended unless each Rating Agency provides Rating Agency Confirmation and, with respect to any class of Serviced Companion Loan Securities, the applicable rating agencies provide a confirmation that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30).

(i)            To the extent the Senior Trust Advisor, the Trustee, Certificate Administrator, Master Servicer, Special Servicer or Depositor obtains an Opinion of Counsel as provided for in Section 12.01(c) in connection with executing any amendment to this Agreement, such party shall be deemed not to have acted negligently in connection with entering into such amendment for purposes of availing itself of any indemnity provided to such party under this Agreement.

(j)            Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 12.01, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to the same Voting Rights with respect to matters described above as they would if any other Person held such Certificates, so long as neither the Depositor nor any of its Affiliates is performing servicing duties with respect to any of the Mortgage Loans or the Trust Subordinate Companion Loan.

(k)           This Agreement may not be amended without the consent of any holder of an AB Subordinate Companion Loan if such amendment would materially and adversely affect the rights of such Companion Holder hereunder.

Section 12.02     Recordation of Agreement; Counterparts. (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Certificate Administrator at the expense of the Depositor on direction by the Special Servicer and with the consent of the Depositor (which may not be unreasonably withheld), but only upon direction accompanied by an Opinion of Counsel (the cost of which shall be paid by the Depositor) to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

(b)           For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement in Portable Document Format (PDF) or by facsimile transmission shall be as effective as delivery of a manually executed original counterpart of this Agreement.

(c)           The Trustee shall make any filings required under the laws of the state of its place of business required solely by virtue of the fact of the location of the Trustee’s place of business, the costs of which, if any, to be at the Trustee’s expense.

Section 12.03     Limitation on Rights of Certificateholders. (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

(b)           No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

(c)           No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, any Intercreditor Agreement, any Mortgage Loan or Trust Subordinate Companion Loan, or with respect to the Certificates, unless, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Holder previously shall have given to the Trustee and the Certificate Administrator a written notice of default, and of the continuance thereof, as herein before provided, or of the need to institute such suit, action or proceeding on behalf of the Trust and unless also (except in the case of a default by the Trustee) the Holders of Certificates of any Class evidencing not less than 25% of the related Percentage Interests in such Class shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for sixty (60) days after its receipt of such notice, request and offer of such indemnity, shall have neglected or refused to institute any such action, suit or proceeding. The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Holders of Certificates unless such Holders have offered to the Trustee reasonable security against the costs, expenses and liabilities which may be incurred therein or hereby. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement or the Certificates to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement or the Certificates, except in the manner herein or therein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 12.03(c), each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 12.04     Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AGREEMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

EACH OF THE PARTIES HERETO IRREVOCABLY (I) SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT; (II) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM IN ANY

ACTION OR PROCEEDING IN ANY SUCH COURT; (III) AGREES THAT A FINAL JUDGMENT IN ANY ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW; AND (IV) CONSENTS TO SERVICE OF PROCESS UPON IT BY MAILING A COPY THEREOF BY CERTIFIED MAIL ADDRESSED TO IT AS PROVIDED FOR NOTICES HEREUNDER.

THE PARTIES HERETO HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 12.05     Notices. (a) Any communications provided for or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given if personally delivered at or couriered, sent by facsimile transmission (other than with respect to the Mortgage Loan Sellers) or mailed by registered mail, postage prepaid (except for notices to the Mortgage Loan Sellers, the Master Servicer the Certificate Administrator and the Trustee which shall be deemed to have been duly given only when received), to:

In the case of the Depositor:

J.P. Morgan Chase Commercial Mortgage Securities Corp.
383 Madison Avenue
31st Floor
New York, New York 10179
Attention: Kunal K. Singh
E-mail: kunal.k.singh@jpmorgan.com

with a copy to:

J.P. Morgan Chase Commercial Mortgage Securities Corp.
383 Madison Avenue
32nd Floor
New York, New York 10179
Attention: Bianca A. Russo
Managing Director and Associate General Counsel
Telecopy number: (917) 464-6116
E-mail: russo_bianca@jpmorgan.com

In the case of the Master Servicer:

Wells Fargo Bank, National Association
Commercial Mortgage Servicing
MAC D1086-120, 550 South Tryon Street, 14th Floor
Charlotte, North Carolina 28202
Attention: JPMBB 2014-C25 Asset Manager
Telecopy Number: (704) 715-0036

with a copy to:

Wells Fargo Bank, National Association Legal Department
301 S. College St., TW-30
Charlotte, North Carolina 28202
Attention: Commercial Mortgage Servicing Legal Support
Reference: JPMBB 2014-C25

with a copy to:

K&L Gates LLP
Hearst Tower, 47th Floor
214 North Tryon Street
Charlotte, North Carolina 28202
Attention: Stacy G. Ackermann
Facsimile Number: (704) 353-3190

In the case of the Special Servicer:

Rialto Capital Advisors, LLC
790 NW 107th Avenue, 4th Floor
Miami, Florida 33172
Attention: Liat Heller
Telecopy number: (305) 229-6425
E-mail: liat.heller@rialtocapital.com

with a copy to:

Attention: Jeff Krasnoff
Telecopy number: (305) 229-6425
E-mail: jeff.krasnoff@rialtocapital.com

with a copy to:

Attention: Niral Shah
Telecopy number: (305) 229-6425
E-mail: niral.shah@rialtocapital.com

with a copy to:

Attention: Adam Singer
Telecopy number: (305) 229-6425
E-mail: adam.singer@rialtocapital.com

In the case of the Directing Certificateholder:

RREF II CMBS AIV, LP
c/o Rialto Capital Management LLC
600 Madison Avenue, 12th Floor
New York, New York 10022
Attention: Josh Cromer
Telecopy number: (212) 751-4646

with a copy to:

Attention: Matt Salem
Telecopy number: (212) 751-4646

In the case of the Trustee:

Wilmington Trust, National Association
1100 North Market Street
Wilmington, Delaware 19890
Attention: JPMBB 2014-C25
Telecopy number: (302) 630-4140
Email: CMBSTrustee@wilmingtontrust.com

In the case of the Certificate Administrator:

Wells Fargo Bank, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045 1951
Attention: Corporate Trust (CMBS)
JPMBB Commercial Mortgage Securities Trust Series 2014- C25
Telecopy Number: (410) 715 2380
E-Mail: cts.cmbs.bond.admin@wellsfargo.com, and to trustadministrationgroup@wellsfargo.com, except as otherwise set forth herein

In the case of the Mortgage Loan Sellers:

JPMorgan Chase Bank, National Association
383 Madison Avenue
New York, New York 10179
Attention: Joseph E. Geoghan
E-mail: joseph.geoghan@jpmorgan.com

Ladder Capital Finance LLC
345 Park Avenue, 8th Floor
New York, New York 10154
Attention: Pamela McCormack
E-mail: pamela.mccormack@laddercapital.com

with a copy to:

Ladder Capital Finance LLC
345 Park Avenue, 8th Floor
New York, New York 10154
Attention: Robert Perelman
E-mail: robert.perelman@laddercapital.com

Ladder Capital Finance LLC
345 Park Avenue, 8th Floor
New York, New York 10154
Attention: David Traitel
E-mail: david.traitel@laddercapital.com

Barclays Bank PLC
745 Seventh Avenue
New York, New York 10019
Facsimile Number: (646) 758-1700
Attention: Daniel Vinson, Managing Director
E-mail: daniel.vinson@barclays.com

with a copy to:

Barclays Bank PLC
745 Seventh Avenue
New York, New York 10019
Facsimile Number: (212) 412-7519
Attention: Ian W. Sterling, Legal Department
Email: ian.sterling@barclays.com

with a copy to:

Dechert LLP
1095 Avenue of the Americas
New York, New York 10036
Attention: Jodi E. Schwimmer
Email: jodi.schwimmer@dechert.com

Redwood Commercial Mortgage Corporation
One Belvedere Place, Suite 300
Mill Valley, California 94941
Attention: Harold Zagunis

with a copy to:

Dechert LLP
1095 Avenue of the Americas
New York, New York 10036
Attention: Laura Swihart

Starwood Mortgage Funding II LLC
1601 Washington Avenue, Suite 800
Miami Beach, Florida 33139
Facsimile Number: (305) 695-5449
Attention: Leslie K. Fairbanks, Senior Vice President
Email: lfairbanks@archetypemortgage.com

with a copy to:

LNR Property LLC
1601 Washington Avenue, Suite 800
Miami Beach, Florida 33139
Facsimile Number: (305) 695-5449
Attention: Vincent P. Kallaher, Senior Vice President
Email: vkallaher@lnrproperty.com

with a copy to:

LNR Property LLC
1601 Washington Avenue, Suite 800
Miami Beach, Florida 33139
Facsimile Number: (305) 695-5449
Attention: Corporate Counsel
Email: ssiddiqui@lnrproperty.com

Column Financial, Inc.
11 Madison Avenue, 4th Floor
New York, New York 10010
Attention: N. Dante La Rocca
Facsimile: (646) 935-8520
Email: dante.larocca@credit-suisse.com

with a copy to:

Column Financial, Inc.
11 Madison Avenue, 4th Floor
New York, New York 10010
Attention: Gregory Walker, Esq.

In the case of the Senior Trust Advisor:

Pentalpha Surveillance LLC
375 N. French Road, Suite 100
Amherst, New York 14228
Attention: Don Simon, Chief Operating Officer
With a copy sent via email to: don.simon@pentalphasurveillance.com and notices@pentalphasurveillance.com with a copy to:

Bass Berry & Sims PLC
150 Third Avenue South
Suite 2800
Nashville, Tennessee 37201
Attention: Jay Knight
Email: jknight@bassberry.com
In the case of any mezzanine lender:

The address set forth in the related Intercreditor Agreement.

To each such Person, such other address as may hereafter be furnished by such Person to the parties hereto in writing. Any communication required or permitted to be delivered to a Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

(b)          Any party required to deliver any notice or information pursuant to the terms of this Agreement to the Rating Agencies shall deliver such written notice of the events or information specified in Section 3.15(c) to the Rating Agencies at the address listed below, promptly following the occurrence thereof. The Master Servicer or Special Servicer, as applicable, the Certificate Administrator, and Trustee also shall furnish such other information regarding the Trust Fund as may be reasonably requested by the Rating Agencies to the extent such party has or can obtain such information without unreasonable effort or expense; provided, however, that such other information is first provided to the 17g-5 Information Provider in accordance with the procedures set forth in Section 3.15(c); provided, further, that the 17g-5 Information Provider shall not disclose which Rating Agency has requested such information. Notwithstanding the foregoing, the failure to deliver such notices or copies shall not constitute a Servicer Termination Event, as the case may be, under this Agreement. Any confirmation of the rating by the Rating Agencies required hereunder shall be in writing.

Any notices to the Rating Agencies shall be sent to the following addresses:

Moody’s Investors Service, Inc.
7 World Trade Center
250 Greenwich Street
New York, New York 10007
Attention: Commercial Mortgage Surveillance Group
E-mail: Moody’sRecordManag@moodys.com and
CMBSSurveillance@moodys.com

Fitch Ratings, Inc.
One State Street Plaza
New York, New York 10004
Attention: Commercial Mortgage Backed Securities Surveillance
Telecopy number: (212) 635-0295
E-mail: info.cmbs@fitchratings.com

DBRS, Inc.
101 N. Wacker, Suite 100
Chicago, Illinois 60606
Attention: Commercial Mortgage Surveillance
Facsimile No.: (312) 332-3492
Email: cmbs.surveillance@dbrs.com

Section 12.06  Severability of Provisions.  If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 12.07  Grant of a Security Interest. The Depositor intends that the conveyance of the Depositor’s right, title and interest in and to the Mortgage Loans and the Trust Subordinate Companion Loan pursuant to this Agreement shall constitute a sale and not a pledge of security for a loan. If such conveyance is deemed to be a pledge of security for a loan, however, the Depositor intends that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The Depositor also intends and agrees that, in such event, (i) the Depositor shall be deemed to have granted to the Trustee (in such capacity) a first priority security interest in the Depositor’s entire right, title and interest in and to the assets comprising the Trust Fund, including without limitation, the Mortgage Loans and the Trust Subordinate Companion Loan, all principal and interest received or receivable with respect to the Mortgage Loans and the Trust Subordinate Companion Loan (other than principal and interest payments due and payable prior to the Cut-off Date and Principal Prepayments received prior to the Cut-off Date), all amounts held from time to time in the Certificate Account, the Distribution Accounts, the Gain-on-Sale Reserve Account, the Interest Reserve Account and, if established, the REO Account, and all reinvestment earnings on such amounts, and all of the Depositor’s right, title and interest in and to the proceeds of any title, hazard or other Insurance Policies related to such Mortgage Loans and the Trust Subordinate Companion Loan and (ii) this Agreement shall constitute a security agreement under applicable law. This Section 12.07 shall constitute notice to the Trustee pursuant to any of the requirements of the applicable UCC.

Section 12.08  Successors and Assigns; Third Party Beneficiaries. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders. Each Mortgage Loan Seller (and its respective agents), each Companion Holder (and its respective agents), each Underwriter, each depositor of a Regulation AB Companion Loan Securitization and each Initial Purchaser is an intended third-party beneficiary to this Agreement in respect of the respective rights afforded it hereunder. No other person, including, without limitation, any Mortgagor, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement.

(b)           Each Serviced Companion Noteholder and the Subordinate Loan-Specific Directing Certificateholder shall be a third-party beneficiary to this Agreement in respect to the rights afforded it hereunder. Each of the Other Servicers and the Other Trustees shall be a third-party beneficiary to this Agreement in respect to all provisions herein expressly relating to compensation, reimbursement or indemnification of such Other Servicer and Other Trustee, and any provisions regarding reimbursement or advances or interest thereon to such Other Servicer or Other Trustee.

(c)           Each of the applicable Non-Serviced Trustee, Non-Serviced Master Servicer, Non-Serviced Special Servicer and any Non-Serviced Trust holding a related Non-Serviced Companion Loan, shall be a third-party beneficiary to this Agreement in respect to its rights as specifically provided for herein and under the applicable Non-Serviced Intercreditor Agreement.

Section 12.09 Article and Section Headings. The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

Section 12.10 Notices to the Rating Agencies. (a) The Certificate Administrator shall use reasonable efforts promptly to provide notice to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s Website pursuant to Section 3.15(c), (and the related 17g-5 information provider for any class of Serviced Companion Loan Securities to the extent applicable to any Serviced Whole Loan) with respect to each of the following of which it has actual knowledge:

(i)             any material change or amendment to this Agreement;

(ii)            the occurrence of a Servicer Termination Event that has not been cured;

(iii)           the resignation or termination of the Certificate Administrator, the Master Servicer or the Special Servicer; and

(iv)           the repurchase or substitution of Mortgage Loans by the related Mortgage Loan Seller pursuant to Section 6 of the related Mortgage Loan Purchase Agreement.

(b)            The Master Servicer shall use reasonable efforts to promptly provide notice to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s Website pursuant to Section 3.15(c), with respect to each of the following of which it has actual knowledge:

(i)             the resignation or removal of the Trustee or the Certificate Administrator;

(ii)            any change in the location of the Certificate Account;

(iii)           any event that would result in the voluntary or involuntary termination of any insurance of the accounts of the Trustee;

(iv)           any change in the lien priority of any Mortgage Loan or Trust Subordinate Companion Loan with respect to an assumption of the Mortgage Loan or Trust Subordinate Companion Loan or additional encumbrance described in Section 3.08;

(v)           any additional lease to an anchor tenant or termination of any existing lease to an anchor tenant at retail properties for any Mortgage Loan or Trust Subordinate Companion Loan with a Stated Principal Balance that is equal to or greater than the lesser of (1) an amount greater than 5% of the then aggregate outstanding principal balances of the Mortgage Loans and (2) $35,000,000;

(vi)          any material damage to any Mortgaged Property;

(vii)         any assumption with respect to a Mortgage Loan or Trust Subordinate Companion Loan; and

(viii)        any release or substitution of any Mortgaged Property.

(c)            The Certificate Administrator shall promptly furnish notice to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s Website pursuant to Section 3.15(c), and thereafter to the Rating Agencies of (i) any change in the location of the Distribution Accounts and (ii) the final payment to any Class of Certificateholders.

(d)           The Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer, as applicable, shall furnish to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s Website pursuant to Section 3.15(c), and thereafter to each Rating Agency (and any rating agency for any class of Serviced Companion Loan Securities to the extent applicable to any Serviced Whole Loan) with respect to each Mortgage Loan and each Trust Subordinate Companion Loan (other than any Non-Serviced Mortgage Loan) such information as any Rating Agency shall reasonably request and which the Trustee, the Certificate Administrator, the Master Servicer or Special Servicer, can reasonably provide in accordance with applicable law and without waiving any attorney-client privilege relating to such information or violating the terms of this Agreement or any Mortgage Loan or Trust Subordinate Companion Loan documents. The Trustee, the Certificate Administrator, the Master Servicer and Special Servicer, as applicable, may include any reasonable disclaimer it deems appropriate with respect to such information. Notwithstanding anything to the contrary herein, nothing in this Section 12.10 shall require a party to provide duplicative notices or copies to the Rating Agencies with respect to any of the above listed items. In connection with the delivery by the Master Servicer or Special Servicer to the 17g-5 Information Provider of any information, report, notice or document for posting to the 17g-5 Information Provider Website, the 17g-5 Information Provider shall notify the Master Servicer or Special Servicer when such information, report, notice or document has been posted. The Master Servicer or Special Servicer, as applicable, may, but shall not be obligated to send such information, report, notice or document to the applicable Rating Agency following the earlier of (a) receipt of such notice from the 17g-5 Information Provider and (b) two Business Days following delivery to the 17g-5 Information Provider.

Section 12.11 Precautionary Trust Indenture Act Provisions. In the event that the Depositor notifies the parties to this Agreement that it has determined that the TIA applies to this Agreement or that that qualification under the Trust Indenture Act of 1939, as amended (the “TIA”) or any similar federal statute hereafter enacted is required (any such determination by the Depositor, a “TIA Applicability Determination”), then, (i) in the case of the TIA, pursuant to Section 318 of the TIA (assuming such section is then in effect), the provisions of Sections 310 to and including Section 317 of the TIA that impose duties on any person are part of and govern this Agreement, whether or not physically contained herein, as and to the extent provided in Section 318 of the TIA; provided, however, that it shall be deemed that the parties to this Agreement have agreed that, to the extent permitted under the TIA, this Agreement shall expressly exclude any non-mandatory provisions that (x) conflict with the provisions of this Agreement or would otherwise alter the provisions of this Agreement or (y) increase the obligations, liabilities or scope of responsibility of any party hereto; (ii) the parties agree to cooperate in good faith with the Depositor to make such amendments, at the sole cost and expense of the Depositor, to modify, eliminate or add to the provisions of this Agreement to such extent as shall be necessary to effect the qualification of this Agreement under the TIA or such similar statute and to add to this Agreement such other provisions as may be expressly required by the TIA or as may be determined by the parties to be beneficial for compliance with the TIA; and (iii) upon the direction of the Depositor, the Trustee shall file, at the sole cost and expense of the Depositor, a Form T-1 or such other form as the Depositor informs the Trustee is required, with the SEC or other appropriate institution.

[End of Article XII]

[SIGNATURES COMMENCE ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.

J.P. MORGAN CHASE COMMERCIAL
MORTGAGE SECURITIES CORP.,
Depositor

By:	/s/ Dwayne McNicholas
Name: Dwayne McNicholas
Title: Vice President

WELLS FARGO BANK, NATIONAL
ASSOCIATION,
Master Servicer

By:	/s/ Cynthia L. Schwartz
Name: Cynthia L. Schwartz
Title: Directors

RIALTO CAPITAL ADVISORS, LLC,
Special Servicer

By:	/s/ Cheryl Baizan
Name: Cheryl Baizan
Title: Chief Financial Officer

WELLS FARGO BANK, NATIONAL
ASSOCIATION,
not in its individual capacity, but solely as Certificate Administrator

By:	/s/ Stacey Gross
Name: Stacey Gross
Title: Vice President

WILMINGTON TRUST, NATIONAL
ASSOCIATION,
not in its individual capacity, but solely as Trustee

By:	/s/ Adam B Scozzafava
Name: Adam B Scozzafava
Title: Vice President

PENTALPHA SURVEILLANCE LLC,
Senior Trust Advisor

By:	/s/ James Callahan
Name: James Callahan
Title: Executive Director and Solely Authorized Signature

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

On the ___ day of November, 2014, before me, a notary public in and for said State, personally appeared DWAYNE MCNICHOLAS known to me to be a VICE PRESIDENT of J.P. Morgan Chase Commercial Mortgage Securities Corp., that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/ Michael A. Cuomo
Notary Public

[SEAL]	MICHAEL A. CUOMO Notary Pulbic, State of New York No. 02CU6268078 My Commission Expires August 27, 2016

My commission expires:

STATE OF NORTH CAROLINA	)
) ss.:
COUNTY OF MECKLENBURG	)

On the 12 day of November, 2014, before me, a notary public in and for said State, personally appeared Cynthia L. Schwartz known to me to be a Director of Wells Fargo Bank, National Association, and also known to me to be the person who executed it on behalf of such national banking association, and acknowledged to me that such national banking association executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/ Erica L. Smith
Notary Public

[SEAL]	ERICA L. SMITH NOTARY PUBLIC Gaston County North Carolina My Commission Expires 7/15/2017

My commission expires: July 15, 2017

STATE OF FLORIDA	)
) ss.:
COUNTY OF MIAM-DADE	)

On the 18th day of November, 2014, before me, a notary public in and for said State, personally appeared Cheryl Baizan known to me to be a CFO of Rialto Capital Advisors, LLC, that executed the within instrument, and also known to me to be the person who executed it on behalf of such limited liability company, and acknowledged to me that such limited liability company executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.
/s/ Lori Buckler
Notary Public

[SEAL]	LORI BUCKLER My Commission Expires February 2, 2018 NOTARY PUBLIC STATE OF FLORIDA

My commission expires:

STATE OF Maryland	)
) ss.:
COUNTY OF Howard	)

On the 13th day of November, 2014, before me, a notary public in and for said State, personally appeared Stacey Gross known to me to be a VP of Wells Fargo Bank, National Association, that executed the within instrument, and also known to me to be the person who executed it on behalf of such national banking association, and acknowledged to me that such national banking association executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/ Amy Martin
Notary Public

[SEAL]	AMY MARTIN NOTARY PUBLIC ANNE ARUNDEL COUNTY MARYLAND My Commission Expires 2-22-2017

My commission expires:

STATE OF Delaware	)
) ss.:
COUNTY OF Newcastle	)

On the 24 day of November, 2014, before me, a notary public in and for said State, personally appeared Adam B. Scozzafava known to me to be a Vice President of Wilmington Trust, National Association, that executed the within instrument, and also known to me to be the person who executed it on behalf of such national banking association, and acknowledged to me that such national banking association executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/ Christina M. Bader
Notary Public

[SEAL]

My commission expires:
CHRISTINA M BADER NOTARY PUBLIC STATE OF DELAWARE My Commission Expires 04-15-2016

STATE OF Connecticut	)
) ss.:
COUNTY OF Fairfield	)

On the 3rd day of November, 2014, before me, a notary public in and for said State, personally appeared  James Callahan known to me to be an Executive of Pentalpha Surveillance LLC, that executed the within instrument, and also known to me to be the person who executed it on behalf of such limited liability company, and acknowledged to me that such limited liability company executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/ Melonie S. Williams
Notary Public

[SEAL]

My commission expires: 7-31-2019
MELONIE S. WILLIAMS Notary Public Connecticut My Commission Expires July 31, 2019

EXHIBIT A-1

FORM OF CLASS A-1 CERTIFICATE

CLASS A-1

JPMBB COMMERCIAL MORTGAGE SECURITIES TRUST 2014-C25

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

SERIES 2014-C25, CLASS A-1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]1

[TRANSFERS OF THIS BOOK-ENTRY CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS BOOK-ENTRY CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.]2

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, THE SENIOR TRUST ADVISOR, THE UNDERWRITERS, THE MORTGAGE LOAN SELLERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

PRINCIPAL PAYMENTS IN RESPECT OF THIS CERTIFICATE ARE DISTRIBUTABLE AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT”, AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE AND WILL BE INCREASED BY THE PORTION OF CERTIFICATE DEFERRED INTEREST ALLOCABLE TO THIS CERTIFICATE AND BY RECOVERIES ON THE RELATED

1      Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

2      Book-Entry Certificate legend.

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MORTGAGE LOANS FOR NONRECOVERABLE ADVANCES (PLUS INTEREST THEREON) THAT WERE PREVIOUSLY REIMBURSED FROM PRINCIPAL COLLECTIONS ON THE MORTGAGE LOANS THAT RESULTED IN A REDUCTION OF THE PRINCIPAL DISTRIBUTION AMOUNT. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE CERTIFICATE ADMINISTRATOR.

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PASS-THROUGH RATE: [____]%

DENOMINATION: $[          ]

DATE OF POOLING AND SERVICING AGREEMENT: AS OF NOVEMBER 1, 2014

CUT-OFF DATE: AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT (AS DEFINED HEREIN)

CLOSING DATE: NOVEMBER 24, 2014

FIRST DISTRIBUTION DATE: DECEMBER 17, 2014

APPROXIMATE AGGREGATE CERTIFICATE BALANCE OF THE CLASS A-1 CERTIFICATES AS OF THE CLOSING DATE: $38,041,000

MASTER SERVICER: WELLS FARGO BANK, NATIONAL ASSOCIATION

SPECIAL SERVICER: RIALTO CAPITAL ADVISORS, LLC

TRUSTEE: WILMINGTON TRUST, NATIONAL ASSOCIATION

CERTIFICATE ADMINISTRATOR: WELLS FARGO BANK, NATIONAL ASSOCIATION

SENIOR TRUST ADVISOR: PENTALPHA SURVEILLANCE LLC

CUSIP NO.: [          ]

ISIN NO.: [          ]

COMMON CODE NO.: [          ]

CERTIFICATE NO.: [A-1-1]

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CLASS A-1 CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial mortgage loans (the “Mortgage Loans” (and a separate trust subordinate companion loan interest in a commercial mortgage loan)), all payments on or collections in respect of the Mortgage Loans and the Trust Subordinate Companion Loan due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee’s rights under the insurance policies, any Assignment of Leases, and any guaranties or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class A-1 Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of November 1, 2014 (the “Pooling and Servicing Agreement”), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the “Depositor”, which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicer, the Special Servicer, the Certificate Administrator and the Senior Trust Advisor. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the “Certificates”) and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class A-1 Certificates. The Certificates are designated as the JPMBB COMMERCIAL MORTGAGE SECURITIES TRUST 2014-C25, Commercial Mortgage Pass-Through Certificates, Series 2014-C25 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Certificate Administrator. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

This Certificate represents a “regular interest” in a “real estate mortgage investment conduit”, as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

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Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class A-1 Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate’s pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

Collateral Support Deficit, Certificate Deferred Interest and certain other amounts on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Master Servicer (with respect to the Certificate Account) or the Certificate Administrator (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other investment income earned on funds in the Certificate Account will be paid to the Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and the Trust Subordinate Companion Loan and administration of the Trust Fund.

All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Certificate Administrator with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate (determined without regard to any possible future reimbursement of Collateral Support Deficit previously allocated to this Certificate) shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been posted pursuant to Section 4.01(j) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Certificate Administrator shall, directly or through an agent, take steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(j) of the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory

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to the Certificate Registrar duly executed by the Holder hereof or such Holder’s attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

Subject to the terms of the Pooling and Servicing Agreement, the Class A-1 Certificates will be issued in book-entry form through the facilities of DTC in minimum denominations of $10,000, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.03 of the Pooling and Servicing Agreement. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar’s counsel’s review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.03 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

The Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

The Pooling and Servicing Agreement may be amended from time to time by the parties thereto, without the consent of any of the Certificateholders or the Companion Holders:

(i)        to correct any defect or ambiguity in the Pooling and Servicing Agreement in order to address any manifest error in any provision of the Pooling and Servicing Agreement;

(ii)       to cause the provisions in the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus Supplement with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any of its provisions which may be inconsistent with any other provisions therein or to correct any error;

(iii)      to change the timing and/or nature of deposits in the Certificate Account, the Distribution Accounts or any REO Account; provided that (a) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (b) such change shall not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an Opinion of Counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each Rating Agency with respect to such amendment;

(iv)      to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any Certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the Trust Fund or any Trust REMIC or the Grantor Trust that would be a claim against the Trust Fund or any Trust REMIC or the Grantor Trust; provided that the Trustee and the Certificate Administrator have received an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or Companion Holder;

(v)       to modify, eliminate or add to the provisions of Section 5.03(n) of the Pooling and Servicing Agreement or any other provision of the Pooling and Servicing Agreement restricting transfer of the Class R Certificates; provided the Depositor has determined that such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, any Trust REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Tax Person;

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(vi)      to revise or add any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change; provided that the required action shall not adversely affect in any material respect the interests of any Certificateholder (including, with respect to the Trust AB Whole Loan, the Holders of the Class BNB Certificates) or any holder of a Serviced Pari Passu Companion Loan not consenting thereto as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30 of the Pooling and Servicing Agreement);

(vii)     to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the then-current ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30 of the Pooling and Servicing Agreement); provided that such amendment or supplement shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto as evidenced by an Opinion of Counsel;

(viii)    to modify the provisions of Sections 3.05 and 3.19 of the Pooling and Servicing Agreement (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) if (a) the Depositor, the Master Servicer, the Trustee and, for so long as a Control Event has not occurred and is not continuing, the Directing Certificateholder, determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of any Trust REMIC as a REMIC or the status of the Grantor Trust as a grantor trust under the relevant provisions of the Code, as evidenced by an Opinion of Counsel and (c) each Rating Agency has delivered a Rating Agency Confirmation and, with regard to any class of Serviced Companion Loan Securities, the applicable rating agencies have delivered a confirmation that such action will not result in the downgrade, withdrawal or qualification of its then current ratings (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30 of the Pooling and Servicing Agreement);

(ix)      to modify the procedures of the Pooling and Servicing Agreement relating to compliance with Rule 17g-5 of the Exchange Act; provided that such amendment shall not adversely affect in any material respects the interests of any Certificateholders, as evidenced by (x) an Opinion of Counsel or (y) if any Certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such Certificates; and provided, further, that the Certificate Administrator shall give notice of any such amendment to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s Website pursuant to Section 3.15(c) of the Pooling and Servicing Agreement and the Certificate Administrator shall post such notice to the Certificate Administrator’s Website; and

(x)       in the event of a TIA Applicability Determination, to modify, eliminate or add to the provisions of the Pooling and Servicing Agreement to such extent as shall be necessary to (A) effect the qualification of the Pooling and Servicing Agreement under the TIA or under any similar federal statute hereafter enacted and to add to the Pooling and Servicing Agreement such other provisions as may be expressly required by the TIA, and (B) modify such other provisions as are necessary to conform the Pooling and Servicing Agreement and be consistent with the modifications made pursuant to the preceding clause (A); provided that any amendment pursuant to this clause (x) shall be at the sole cost and expense of the Depositor.

Notwithstanding the foregoing, no such amendment (A) may change in any manner any defined term used in any Mortgage Loan Purchase Agreement or the obligations of any Mortgage Loan Seller under any

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Mortgage Loan Purchase Agreement or otherwise or change any rights of any Mortgage Loan Seller as a third party beneficiary thereunder, without the consent of such Mortgage Loan Seller or (B) materially and adversely affects the holders of a Companion Loan without such Companion Holder’s consent.

The Pooling and Servicing Agreement may also be amended from time to time by the parties thereto with the consent of the Holders of Certificates of each Class affected by such amendment evidencing in the aggregate not less than 51% of the aggregate Percentage Interests constituting the Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

(i)        reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or the Trust Subordinate Companion Loan that are required to be distributed on a Certificate of any class without the consent of the Holder of the Certificate or which are required to be distributed to a Companion Holder without the consent of such Companion Holder; or

(ii)       reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of any Companion Holder or Holder of Class BNB Certificates, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or such Companion Holders, as applicable; or

(iii)      adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding; or

(iv)      change in any manner any defined term used in any Mortgage Loan Purchase Agreement or the obligations of any Mortgage Loan Seller under such Mortgage Loan Purchase Agreement or otherwise or change any rights of any Mortgage Loan Seller as a third party beneficiary under the Pooling and Servicing Agreement, without the consent of such Mortgage Loan Seller; or

(v)       amend the Servicing Standard without the consent of 100% of the Certificateholders or receipt of Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30 of the Pooling and Servicing Agreement) and, if required under the related Intercreditor Agreement, the consent of the holder of any AB Subordinate Companion Loan for each Serviced AB Whole Loan.

Further, notwithstanding the foregoing, none of the Senior Trust Advisor, the Trustee, the Certificate Administrator, the Depositor, the Master Servicer nor the Special Servicer will be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an Opinion of Counsel (at the Trust Fund’s expense) to the effect that such amendment is permitted under the Pooling and Servicing Agreement and that such amendment or the exercise of any power granted to the Master Servicer, the Special Servicer, the Depositor, the Trustee, the Certificate Administrator or any other specified person in accordance with such amendment will not result in the imposition of a tax on any portion of the Trust Fund or any Trust REMIC, or cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code. Furthermore, no amendment to the Pooling and Servicing Agreement may be made that changes in any material respect to the rights of the Class BNB Certificates without the consent of such Class and no amendment to the Pooling and Servicing Agreement may be made that changes any provisions specifically required to be included in the Pooling and Servicing Agreement by the Grapevine Mills Intercreditor Agreement or the Wilton Commercial Portfolio Intercreditor Agreement without the consent of the holder of the related Non-Serviced Pari Passu Companion Loan(s).

The Holders of the majority of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class R Certificates may, in that order of priority, at their option, upon 60 days’ prior notice given to the Trustee, the Certificate Administrator and each of the other parties to the Pooling and Servicing Agreement, purchase all of the Mortgage Loans (for the avoidance of doubt, excluding the Trust Subordinate Companion Loan)

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(and all property acquired through exercise of remedies in respect of any related Mortgage Loan) and the Trust Fund’s portion of each REO Property (other than any portion related to the Trust Subordinate Companion Loan if the Trust AB Whole Loan (or the related REO Loan) is an asset of the Trust Fund) remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then-outstanding Certificates, on or after the first Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and the Trust Fund’s portion of any REO Loans remaining in the Trust Fund is less than (i) if the Westfield Village Mortgage Loan (or the related REO Loan) is an asset of the Trust Fund, 2.0% of the aggregate Cut off Date Principal Balance of the Mortgage Loans as set forth in the Preliminary Statement (for the avoidance of doubt, calculated excluding the Trust Subordinate Companion Loan) or (ii) if the Westfield Village Mortgage Loan (or the related REO Loan) is not an asset of the Trust Fund, 1.0% of the aggregate Cut off Date Principal Balance of the Mortgage Loans as set forth in the Preliminary Statement (calculated excluding the Trust Subordinate Companion Loan); provided, however, that this termination right shall not be exercisable at the 2.0% threshold prior to the Distribution Date in December 2024.

Following the date on which the Class A-1, Class A-2, Class A-3, Class A-4A1, Class A-4A2, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class EC and Class D Certificates are retired (and provided that there is only one Holder (or multiple Holders acting in unanimity) of the then-outstanding Certificates (other than the Class BNB, Class Z and Class R Certificates)), the Sole Certificateholder may, at its option exchange (subject to the Master Servicer’s consent) all of its Certificates (other than the Class BNB, Class Z and Class R Certificates) for all of the Mortgage Loans (for the avoidance of doubt, excluding the Trust Subordinate Companion Loan if the Trust AB Whole Loan (or the related REO Loan) is an asset of the Trust Fund) and the Trust Fund’s portion of each REO Property (other than any portion related to the Trust Subordinate Companion Loan if the Trust AB Whole Loan (or the related REO Loan) is an asset of the Trust Fund) remaining in the Trust pursuant to the terms of the Pooling and Servicing Agreement. If the Trust Subordinate Companion Loan is the sole remaining asset of the Trust, the Holders of the Class BNB Certificates may exchange their Certificates for the Trust Subordinate Companion Loan and terminate the Trust pursuant to the terms of the Pooling and Servicing Agreement.

The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Certificate Administrator to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

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IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Registrar under the Pooling and Servicing Agreement

By:
AUTHORIZED SIGNATORY

Dated:	November 24, 2014

CERTIFICATE OF AUTHENTICATION

THIS IS ONE OF THE CLASS A-1 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Authenticating Agent

By:
AUTHORIZED SIGNATORY

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ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenant in common	UNIF GIFT MIN ACT __________ Custodian
TEN ENT	-	as tenants by the entireties	(Cust)
JT TEN	-	as joint tenants with rights of	Under Uniform Gifts to Minors
survivorship and not as tenants in
		common	Act __________________________
(State)

Additional abbreviations may also be used though not in the above list.

FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________

(Please insert Social Security or other identifying number of Assignee)

(Please print or typewrite name and address of assignee)

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

Dated: _______________	NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange.  Notarized or witnessed signatures are not acceptable.

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DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________ account number _______________ or, if mailed by check, to ____________________________.  Statements should be mailed to _______________________________________________________________.  This information is provided by assignee named above, or ______________________________, as its agent.

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EXHIBIT A-2

FORM OF CLASS A-2 CERTIFICATE

CLASS A-2

JPMBB COMMERCIAL MORTGAGE SECURITIES TRUST 2014-C25

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

SERIES 2014-C25, CLASS A-2

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]1

[TRANSFERS OF THIS BOOK-ENTRY CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS BOOK-ENTRY CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.]2

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, THE SENIOR TRUST ADVISOR, THE UNDERWRITERS, THE MORTGAGE LOAN SELLERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

PRINCIPAL PAYMENTS IN RESPECT OF THIS CERTIFICATE ARE DISTRIBUTABLE AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT”, AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. AND WILL BE INCREASED BY THE PORTION OF CERTIFICATE DEFERRED INTEREST ALLOCABLE TO THIS CERTIFICATE AND BY RECOVERIES ON THE RELATED

1      Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

2      Book-Entry Certificate legend.

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MORTGAGE LOANS FOR NONRECOVERABLE ADVANCES (PLUS INTEREST THEREON) THAT WERE PREVIOUSLY REIMBURSED FROM PRINCIPAL COLLECTIONS ON THE MORTGAGE LOANS THAT RESULTED IN A REDUCTION OF THE PRINCIPAL DISTRIBUTION AMOUNT ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE CERTIFICATE ADMINISTRATOR.

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PASS-THROUGH RATE: [____]%

DENOMINATION: $[          ]

DATE OF POOLING AND SERVICING AGREEMENT: AS OF NOVEMBER 1, 2014

CUT-OFF DATE: AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT (AS DEFINED HEREIN)

CLOSING DATE: NOVEMBER 24, 2014

FIRST DISTRIBUTION DATE: DECEMBER 17, 2014

APPROXIMATE AGGREGATE CERTIFICATE BALANCE OF THE CLASS A-2 CERTIFICATES AS OF THE CLOSING DATE: $109,506,000

MASTER SERVICER: WELLS FARGO BANK, NATIONAL ASSOCIATION

SPECIAL SERVICER: RIALTO CAPITAL ADVISORS, LLC

TRUSTEE: WILMINGTON TRUST, NATIONAL ASSOCIATION

CERTIFICATE ADMINISTRATOR: WELLS FARGO BANK, NATIONAL ASSOCIATION

SENIOR TRUST ADVISOR: PENTALPHA SURVEILLANCE LLC

CUSIP NO.: [          ]

ISIN NO.: [          ]

COMMON CODE NO.: [          ]

CERTIFICATE NO.: [A-2-1]

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CLASS A-2 CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial mortgage loans (the “Mortgage Loans” (and a separate trust subordinate companion loan interest in a commercial mortgage loan)), all payments on or collections in respect of the Mortgage Loans and the Trust Subordinate Companion Loan due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee’s rights under the insurance policies, any Assignment of Leases, and any guaranties or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class A-2 Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of November 1, 2014 (the “Pooling and Servicing Agreement”), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the “Depositor”, which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicer, the Special Servicer, the Certificate Administrator and the Senior Trust Advisor. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the “Certificates”) and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class A-2 Certificates. The Certificates are designated as the JPMBB COMMERCIAL MORTGAGE SECURITIES TRUST 2014-C25, Commercial Mortgage Pass-Through Certificates, Series 2014-C25 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Certificate Administrator. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

This Certificate represents a “regular interest” in a “real estate mortgage investment conduit”, as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

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Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class A-2 Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate’s pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

Collateral Support Deficit, Certificate Deferred Interest and certain other amounts on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Master Servicer (with respect to the Certificate Account) or the Certificate Administrator (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other investment income earned on funds in the Certificate Account will be paid to the Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and the Trust Subordinate Companion Loan and administration of the Trust Fund.

All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Certificate Administrator with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate (determined without regard to any possible future reimbursement of Collateral Support Deficit previously allocated to this Certificate) shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been posted pursuant to Section 4.01(j) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Certificate Administrator shall, directly or through an agent, take steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(j) of the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory

A-2-5

to the Certificate Registrar duly executed by the Holder hereof or such Holder’s attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

Subject to the terms of the Pooling and Servicing Agreement, the Class A-2 Certificates will be issued in book-entry form through the facilities of DTC in minimum denominations of $10,000, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.03 of the Pooling and Servicing Agreement. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar’s counsel’s review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.03 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

The Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

The Pooling and Servicing Agreement may be amended from time to time by the parties thereto, without the consent of any of the Certificateholders or the Companion Holders:

(i)        to correct any defect or ambiguity in the Pooling and Servicing Agreement in order to address any manifest error in any provision of the Pooling and Servicing Agreement;

(ii)       to cause the provisions in the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus Supplement with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any of its provisions which may be inconsistent with any other provisions therein or to correct any error;

(iii)      to change the timing and/or nature of deposits in the Certificate Account, the Distribution Accounts or any REO Account; provided that (a) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (b) such change shall not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an Opinion of Counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each Rating Agency with respect to such amendment;

(iv)      to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any Certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the Trust Fund or any Trust REMIC or the Grantor Trust that would be a claim against the Trust Fund or any Trust REMIC or the Grantor Trust; provided that the Trustee and the Certificate Administrator have received an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or Companion Holder;

(v)       to modify, eliminate or add to the provisions of Section 5.03(n) of the Pooling and Servicing Agreement or any other provision of the Pooling and Servicing Agreement restricting transfer of the Class R Certificates; provided the Depositor has determined that such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, any Trust REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Tax Person;

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(vi)      to revise or add any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change; provided that the required action shall not adversely affect in any material respect the interests of any Certificateholder (including, with respect to the Trust AB Whole Loan, the Holders of the Class BNB Certificates) or any holder of a Serviced Pari Passu Companion Loan not consenting thereto as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30 of the Pooling and Servicing Agreement);

(vii)     to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the then-current ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30 of the Pooling and Servicing Agreement); provided that such amendment or supplement shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto as evidenced by an Opinion of Counsel;

(viii)    to modify the provisions of Sections 3.05 and 3.19 of the Pooling and Servicing Agreement (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) if (a) the Depositor, the Master Servicer, the Trustee and, for so long as a Control Event has not occurred and is not continuing, the Directing Certificateholder, determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of any Trust REMIC as a REMIC or the status of the Grantor Trust as a grantor trust under the relevant provisions of the Code, as evidenced by an Opinion of Counsel and (c) each Rating Agency has delivered a Rating Agency Confirmation and, with regard to any class of Serviced Companion Loan Securities, the applicable rating agencies have delivered a confirmation that such action will not result in the downgrade, withdrawal or qualification of its then current ratings (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30 of the Pooling and Servicing Agreement);

(ix)      to modify the procedures of the Pooling and Servicing Agreement relating to compliance with Rule 17g-5 of the Exchange Act; provided that such amendment shall not adversely affect in any material respects the interests of any Certificateholders, as evidenced by (x) an Opinion of Counsel or (y) if any Certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such Certificates; and provided, further, that the Certificate Administrator shall give notice of any such amendment to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s Website pursuant to Section 3.15(c) of the Pooling and Servicing Agreement and the Certificate Administrator shall post such notice to the Certificate Administrator’s Website; and

(x)       in the event of a TIA Applicability Determination, to modify, eliminate or add to the provisions of the Pooling and Servicing Agreement to such extent as shall be necessary to (A) effect the qualification of the Pooling and Servicing Agreement under the TIA or under any similar federal statute hereafter enacted and to add to the Pooling and Servicing Agreement such other provisions as may be expressly required by the TIA, and (B) modify such other provisions as are necessary to conform the Pooling and Servicing Agreement and be consistent with the modifications made pursuant to the preceding clause (A); provided that any amendment pursuant to this clause (x) shall be at the sole cost and expense of the Depositor.

Notwithstanding the foregoing, no such amendment (A) may change in any manner any defined term used in any Mortgage Loan Purchase Agreement or the obligations of any Mortgage Loan Seller under any

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Mortgage Loan Purchase Agreement or otherwise or change any rights of any Mortgage Loan Seller as a third party beneficiary thereunder, without the consent of such Mortgage Loan Seller or (B) materially and adversely affects the holders of a Companion Loan without such Companion Holder’s consent.

The Pooling and Servicing Agreement may also be amended from time to time by the parties thereto with the consent of the Holders of Certificates of each Class affected by such amendment evidencing in the aggregate not less than 51% of the aggregate Percentage Interests constituting the Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

(i)         reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or the Trust Subordinate Companion Loan that are required to be distributed on a Certificate of any class without the consent of the Holder of the Certificate or which are required to be distributed to a Companion Holder without the consent of such Companion Holder; or

(ii)        reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of any Companion Holder or Holder of Class BNB Certificates, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or such Companion Holders, as applicable; or

(iii)       adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding; or

(iv)       change in any manner any defined term used in any Mortgage Loan Purchase Agreement or the obligations of any Mortgage Loan Seller under such Mortgage Loan Purchase Agreement or otherwise or change any rights of any Mortgage Loan Seller as a third party beneficiary under the Pooling and Servicing Agreement, without the consent of such Mortgage Loan Seller; or

(v)       amend the Servicing Standard without the consent of 100% of the Certificateholders or receipt of Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30 of the Pooling and Servicing Agreement) and, if required under the related Intercreditor Agreement, the consent of the holder of any AB Subordinate Companion Loan for each Serviced AB Whole Loan.

Further, notwithstanding the foregoing, none of the Senior Trust Advisor, the Trustee, the Certificate Administrator, the Depositor, the Master Servicer nor the Special Servicer will be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an Opinion of Counsel (at the Trust Fund’s expense) to the effect that such amendment is permitted under the Pooling and Servicing Agreement and that such amendment or the exercise of any power granted to the Master Servicer, the Special Servicer, the Depositor, the Trustee, the Certificate Administrator or any other specified person in accordance with such amendment will not result in the imposition of a tax on any portion of the Trust Fund or any Trust REMIC, or cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code. Furthermore, no amendment to the Pooling and Servicing Agreement may be made that changes in any material respect to the rights of the Class BNB Certificates without the consent of such Class and no amendment to the Pooling and Servicing Agreement may be made that changes any provisions specifically required to be included in the Pooling and Servicing Agreement by the Grapevine Mills Intercreditor Agreement or the Wilton Commercial Portfolio Intercreditor Agreement without the consent of the holder of the related Non-Serviced Pari Passu Companion Loan(s).

The Holders of the majority of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class R Certificates may, in that order of priority, at their option, upon 60 days’ prior notice given to the Trustee, the Certificate Administrator and each of the other parties to the Pooling and Servicing Agreement, purchase all of the Mortgage Loans (for the avoidance of doubt, excluding the Trust Subordinate Companion Loan)

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(and all property acquired through exercise of remedies in respect of any related Mortgage Loan) and the Trust Fund’s portion of each REO Property (other than any portion related to the Trust Subordinate Companion Loan if the Trust AB Whole Loan (or the related REO Loan) is an asset of the Trust Fund) remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then-outstanding Certificates, on or after the first Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and the Trust Fund’s portion of any REO Loans remaining in the Trust Fund is less than (i) if the Westfield Village Mortgage Loan (or the related REO Loan) is an asset of the Trust Fund, 2.0% of the aggregate Cut off Date Principal Balance of the Mortgage Loans as set forth in the Preliminary Statement (for the avoidance of doubt, calculated excluding the Trust Subordinate Companion Loan) or (ii) if the Westfield Village Mortgage Loan (or the related REO Loan) is not an asset of the Trust Fund, 1.0% of the aggregate Cut off Date Principal Balance of the Mortgage Loans as set forth in the Preliminary Statement (calculated excluding the Trust Subordinate Companion Loan); provided, however, that this termination right shall not be exercisable at the 2.0% threshold prior to the Distribution Date in December 2024.

Following the date on which the Class A-1, Class A-2, Class A-3, Class A-4A1, Class A-4A2, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class EC and Class D Certificates are retired (and provided that there is only one Holder (or multiple Holders acting in unanimity) of the then-outstanding Certificates (other than the Class BNB, Class Z and Class R Certificates)), the Sole Certificateholder may, at its option exchange (subject to the Master Servicer’s consent) all of its Certificates (other than the Class BNB, Class Z and Class R Certificates) for all of the Mortgage Loans (for the avoidance of doubt, excluding the Trust Subordinate Companion Loan if the Trust AB Whole Loan (or the related REO Loan) is an asset of the Trust Fund) and the Trust Fund’s portion of each REO Property (other than any portion related to the Trust Subordinate Companion Loan if the Trust AB Whole Loan (or the related REO Loan) is an asset of the Trust Fund) remaining in the Trust pursuant to the terms of the Pooling and Servicing Agreement. If the Trust Subordinate Companion Loan is the sole remaining asset of the Trust, the Holders of the Class BNB Certificates may exchange their Certificates for the Trust Subordinate Companion Loan and terminate the Trust pursuant to the terms of the Pooling and Servicing Agreement..

The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Certificate Administrator to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

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IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Registrar under the Pooling and Servicing Agreement

By:
AUTHORIZED SIGNATORY

Dated:	November 24, 2014

CERTIFICATE OF AUTHENTICATION

THIS IS ONE OF THE CLASS A-2 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Authenticating Agent

By:
AUTHORIZED SIGNATORY

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ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenant in common	UNIF GIFT MIN ACT __________ Custodian
TEN ENT	-	as tenants by the entireties	(Cust)
JT TEN	-	as joint tenants with rights of	Under Uniform Gifts to Minors
survivorship and not as tenants in
		common	Act __________________________
(State)

Additional abbreviations may also be used though not in the above list.

FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________

(Please insert Social Security or other identifying number of Assignee)

(Please print or typewrite name and address of assignee)

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

Dated: _______________	NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange.  Notarized or witnessed signatures are not acceptable.

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DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________ account number _______________ or, if mailed by check, to ____________________________.  Statements should be mailed to _______________________________________________________________.  This information is provided by assignee named above, or ______________________________, as its agent.

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EXHIBIT A-3

FORM OF CLASS A-3 CERTIFICATE

CLASS A-3

JPMBB COMMERCIAL MORTGAGE SECURITIES TRUST 2014-C25

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

SERIES 2014-C25, CLASS A-3

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]1

[TRANSFERS OF THIS BOOK-ENTRY CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS BOOK-ENTRY CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.]2

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, THE SENIOR TRUST ADVISOR, THE UNDERWRITERS, THE MORTGAGE LOAN SELLERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

PRINCIPAL PAYMENTS IN RESPECT OF THIS CERTIFICATE ARE DISTRIBUTABLE AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT”, AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE AND WILL BE INCREASED BY THE PORTION OF CERTIFICATE DEFERRED INTEREST ALLOCABLE TO THIS CERTIFICATE AND BY RECOVERIES ON THE RELATED

1      Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

2      Book-Entry Certificate legend.

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MORTGAGE LOANS FOR NONRECOVERABLE ADVANCES (PLUS INTEREST THEREON) THAT WERE PREVIOUSLY REIMBURSED FROM PRINCIPAL COLLECTIONS ON THE MORTGAGE LOANS THAT RESULTED IN A REDUCTION OF THE PRINCIPAL DISTRIBUTION AMOUNT. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE CERTIFICATE ADMINISTRATOR.

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PASS-THROUGH RATE: [_________]%

DENOMINATION: $[          ]

DATE OF POOLING AND SERVICING AGREEMENT: AS OF NOVEMBER 1, 2014

CUT-OFF DATE: AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT (AS DEFINED HEREIN)

CLOSING DATE: NOVEMBER 24, 2014

FIRST DISTRIBUTION DATE: DECEMBER 17, 2014

APPROXIMATE AGGREGATE CERTIFICATE BALANCE OF THE CLASS A-3 CERTIFICATES AS OF THE CLOSING DATE: $14,362,000

MASTER SERVICER: WELLS FARGO BANK, NATIONAL ASSOCIATION

SPECIAL SERVICER: RIALTO CAPITAL ADVISORS, LLC

TRUSTEE: WILMINGTON TRUST, NATIONAL ASSOCIATION

CERTIFICATE ADMINISTRATOR: WELLS FARGO BANK, NATIONAL ASSOCIATION

SENIOR TRUST ADVISOR: PENTALPHA SURVEILLANCE LLC

CUSIP NO.: [          ]

ISIN NO.: [          ]

COMMON CODE NO.: [          ]

CERTIFICATE NO.: [A-3-1]

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CLASS A-3 CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial mortgage loans (the “Mortgage Loans” (and a separate trust subordinate companion loan interest in a commercial mortgage loan)), all payments on or collections in respect of the Mortgage Loans and the Trust Subordinate Companion Loan due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee’s rights under the insurance policies, any Assignment of Leases, and any guaranties or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class A-3 Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of November 1, 2014 (the “Pooling and Servicing Agreement”), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the “Depositor”, which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicer, the Special Servicer, the Certificate Administrator and the Senior Trust Advisor. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the “Certificates”) and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class A-3 Certificates. The Certificates are designated as the JPMBB COMMERCIAL MORTGAGE SECURITIES TRUST 2014-C25, Commercial Mortgage Pass-Through Certificates, Series 2014-C25 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Certificate Administrator. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

This Certificate represents a “regular interest” in a “real estate mortgage investment conduit”, as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

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Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class A-3 Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate’s pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

Collateral Support Deficit, Certificate Deferred Interest and certain other amounts on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Master Servicer (with respect to the Certificate Account) or the Certificate Administrator (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other investment income earned on funds in the Certificate Account will be paid to the Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and the Trust Subordinate Companion Loan and administration of the Trust Fund.

All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Certificate Administrator with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate (determined without regard to any possible future reimbursement of Collateral Support Deficit previously allocated to this Certificate) shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been posted pursuant to Section 4.01(j) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Certificate Administrator shall, directly or through an agent, take steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(j) of the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory

A-3-5

to the Certificate Registrar duly executed by the Holder hereof or such Holder’s attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

Subject to the terms of the Pooling and Servicing Agreement, the Class A-3 Certificates will be issued in book-entry form through the facilities of DTC in minimum denominations of $10,000, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.03 of the Pooling and Servicing Agreement. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar’s counsel’s review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.03 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

The Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

The Pooling and Servicing Agreement may be amended from time to time by the parties thereto, without the consent of any of the Certificateholders or the Companion Holders:

(i)        to correct any defect or ambiguity in the Pooling and Servicing Agreement in order to address any manifest error in any provision of the Pooling and Servicing Agreement;

(ii)       to cause the provisions in the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus Supplement with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any of its provisions which may be inconsistent with any other provisions therein or to correct any error;

(iii)      to change the timing and/or nature of deposits in the Certificate Account, the Distribution Accounts or any REO Account; provided that (a) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (b) such change shall not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an Opinion of Counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each Rating Agency with respect to such amendment;

(iv)      to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any Certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the Trust Fund or any Trust REMIC or the Grantor Trust that would be a claim against the Trust Fund or any Trust REMIC or the Grantor Trust; provided that the Trustee and the Certificate Administrator have received an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or Companion Holder;

(v)       to modify, eliminate or add to the provisions of Section 5.03(n) of the Pooling and Servicing Agreement or any other provision of the Pooling and Servicing Agreement restricting transfer of the Class R Certificates; provided the Depositor has determined that such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, any Trust REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Tax Person;

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(vi)      to revise or add any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change; provided that the required action shall not adversely affect in any material respect the interests of any Certificateholder (including, with respect to the Trust AB Whole Loan, the Holders of the Class BNB Certificates) or any holder of a Serviced Pari Passu Companion Loan not consenting thereto as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30 of the Pooling and Servicing Agreement);

(vii)     to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the then-current ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30 of the Pooling and Servicing Agreement); provided that such amendment or supplement shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto as evidenced by an Opinion of Counsel;

(viii)    to modify the provisions of Sections 3.05 and 3.19 of the Pooling and Servicing Agreement (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) if (a) the Depositor, the Master Servicer, the Trustee and, for so long as a Control Event has not occurred and is not continuing, the Directing Certificateholder, determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of any Trust REMIC as a REMIC or the status of the Grantor Trust as a grantor trust under the relevant provisions of the Code, as evidenced by an Opinion of Counsel and (c) each Rating Agency has delivered a Rating Agency Confirmation and, with regard to any class of Serviced Companion Loan Securities, the applicable rating agencies have delivered a confirmation that such action will not result in the downgrade, withdrawal or qualification of its then current ratings (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30 of the Pooling and Servicing Agreement);

(ix)      to modify the procedures of the Pooling and Servicing Agreement relating to compliance with Rule 17g-5 of the Exchange Act; provided that such amendment shall not adversely affect in any material respects the interests of any Certificateholders, as evidenced by (x) an Opinion of Counsel or (y) if any Certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such Certificates; and provided, further, that the Certificate Administrator shall give notice of any such amendment to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s Website pursuant to Section 3.15(c) of the Pooling and Servicing Agreement and the Certificate Administrator shall post such notice to the Certificate Administrator’s Website; and

(x)       in the event of a TIA Applicability Determination, to modify, eliminate or add to the provisions of the Pooling and Servicing Agreement to such extent as shall be necessary to (A) effect the qualification of the Pooling and Servicing Agreement under the TIA or under any similar federal statute hereafter enacted and to add to the Pooling and Servicing Agreement such other provisions as may be expressly required by the TIA, and (B) modify such other provisions as are necessary to conform the Pooling and Servicing Agreement and be consistent with the modifications made pursuant to the preceding clause (A); provided that any amendment pursuant to this clause (x) shall be at the sole cost and expense of the Depositor.

Notwithstanding the foregoing, no such amendment (A) may change in any manner any defined term used in any Mortgage Loan Purchase Agreement or the obligations of any Mortgage Loan Seller under any

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Mortgage Loan Purchase Agreement or otherwise or change any rights of any Mortgage Loan Seller as a third party beneficiary thereunder, without the consent of such Mortgage Loan Seller or (B) materially and adversely affects the holders of a Companion Loan without such Companion Holder’s consent.

The Pooling and Servicing Agreement may also be amended from time to time by the parties thereto with the consent of the Holders of Certificates of each Class affected by such amendment evidencing in the aggregate not less than 51% of the aggregate Percentage Interests constituting the Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

(i)        reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or the Trust Subordinate Companion Loan that are required to be distributed on a Certificate of any class without the consent of the Holder of the Certificate or which are required to be distributed to a Companion Holder without the consent of such Companion Holder; or

(ii)       reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of any Companion Holder or Holder of Class BNB Certificates, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or such Companion Holders, as applicable; or

(iii)      adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding; or

(iv)      change in any manner any defined term used in any Mortgage Loan Purchase Agreement or the obligations of any Mortgage Loan Seller under such Mortgage Loan Purchase Agreement or otherwise or change any rights of any Mortgage Loan Seller as a third party beneficiary under the Pooling and Servicing Agreement, without the consent of such Mortgage Loan Seller; or

(v)       amend the Servicing Standard without the consent of 100% of the Certificateholders or receipt of Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30 of the Pooling and Servicing Agreement) and, if required under the related Intercreditor Agreement, the consent of the holder of any AB Subordinate Companion Loan for each Serviced AB Whole Loan.

Further, notwithstanding the foregoing, none of the Senior Trust Advisor, the Trustee, the Certificate Administrator, the Depositor, the Master Servicer nor the Special Servicer will be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an Opinion of Counsel (at the Trust Fund’s expense) to the effect that such amendment is permitted under the Pooling and Servicing Agreement and that such amendment or the exercise of any power granted to the Master Servicer, the Special Servicer, the Depositor, the Trustee, the Certificate Administrator or any other specified person in accordance with such amendment will not result in the imposition of a tax on any portion of the Trust Fund or any Trust REMIC, or cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code. Furthermore, no amendment to the Pooling and Servicing Agreement may be made that changes in any material respect to the rights of the Class BNB Certificates without the consent of such Class and no amendment to the Pooling and Servicing Agreement may be made that changes any provisions specifically required to be included in the Pooling and Servicing Agreement by the Grapevine Mills Intercreditor Agreement or the Wilton Commercial Portfolio Intercreditor Agreement without the consent of the holder of the related Non-Serviced Pari Passu Companion Loan(s).

The Holders of the majority of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class R Certificates may, in that order of priority, at their option, upon 60 days’ prior notice given to the Trustee, the Certificate Administrator and each of the other parties to the Pooling and Servicing Agreement, purchase all of the Mortgage Loans (for the avoidance of doubt, excluding the Trust Subordinate Companion Loan)

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(and all property acquired through exercise of remedies in respect of any related Mortgage Loan) and the Trust Fund’s portion of each REO Property (other than any portion related to the Trust Subordinate Companion Loan if the Trust AB Whole Loan (or the related REO Loan) is an asset of the Trust Fund) remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then-outstanding Certificates, on or after the first Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and the Trust Fund’s portion of any REO Loans remaining in the Trust Fund is less than (i) if the Westfield Village Mortgage Loan (or the related REO Loan) is an asset of the Trust Fund, 2.0% of the aggregate Cut off Date Principal Balance of the Mortgage Loans as set forth in the Preliminary Statement (for the avoidance of doubt, calculated excluding the Trust Subordinate Companion Loan) or (ii) if the Westfield Village Mortgage Loan (or the related REO Loan) is not an asset of the Trust Fund, 1.0% of the aggregate Cut off Date Principal Balance of the Mortgage Loans as set forth in the Preliminary Statement (calculated excluding the Trust Subordinate Companion Loan); provided, however, that this termination right shall not be exercisable at the 2.0% threshold prior to the Distribution Date in December 2024.

Following the date on which the Class A-1, Class A-2, Class A-3, Class A-4A1, Class A-4A2, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class EC and Class D Certificates are retired (and provided that there is only one Holder (or multiple Holders acting in unanimity) of the then-outstanding Certificates (other than the Class BNB, Class Z and Class R Certificates)), the Sole Certificateholder may, at its option exchange (subject to the Master Servicer’s consent) all of its Certificates (other than the Class BNB, Class Z and Class R Certificates) for all of the Mortgage Loans (for the avoidance of doubt, excluding the Trust Subordinate Companion Loan if the Trust AB Whole Loan (or the related REO Loan) is an asset of the Trust Fund) and the Trust Fund’s portion of each REO Property (other than any portion related to the Trust Subordinate Companion Loan if the Trust AB Whole Loan (or the related REO Loan) is an asset of the Trust Fund) remaining in the Trust pursuant to the terms of the Pooling and Servicing Agreement. If the Trust Subordinate Companion Loan is the sole remaining asset of the Trust, the Holders of the Class BNB Certificates may exchange their Certificates for the Trust Subordinate Companion Loan and terminate the Trust pursuant to the terms of the Pooling and Servicing Agreement.

The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Certificate Administrator to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

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IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Registrar under the Pooling and Servicing Agreement

By:
AUTHORIZED SIGNATORY

Dated:	November 24, 2014

CERTIFICATE OF AUTHENTICATION

THIS IS ONE OF THE CLASS A-3 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Authenticating Agent

By:
AUTHORIZED SIGNATORY

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ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenant in common	UNIF GIFT MIN ACT __________ Custodian
TEN ENT	-	as tenants by the entireties	(Cust)
JT TEN	-	as joint tenants with rights of	Under Uniform Gifts to Minors
survivorship and not as tenants in
		common	Act __________________________
(State)

Additional abbreviations may also be used though not in the above list.

FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________

(Please insert Social Security or other identifying number of Assignee)

(Please print or typewrite name and address of assignee)

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

Dated: _______________	NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange.  Notarized or witnessed signatures are not acceptable.

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DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________ account number _______________ or, if mailed by check, to ____________________________.  Statements should be mailed to _______________________________________________________________.  This information is provided by assignee named above, or ______________________________, as its agent.

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EXHIBIT A-4

FORM OF CLASS A-4A1 CERTIFICATE

CLASS A-4A1

JPMBB COMMERCIAL MORTGAGE SECURITIES TRUST 2014-C25

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

SERIES 2014-C25, CLASS A-4A1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]1

[TRANSFERS OF THIS BOOK-ENTRY CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS BOOK-ENTRY CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.]2

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, THE SENIOR TRUST ADVISOR, THE UNDERWRITERS, THE MORTGAGE LOAN SELLERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

PRINCIPAL PAYMENTS IN RESPECT OF THIS CERTIFICATE ARE DISTRIBUTABLE AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT”, AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE AND WILL BE INCREASED BY THE PORTION OF CERTIFICATE DEFERRED INTEREST ALLOCABLE TO THIS CERTIFICATE AND BY RECOVERIES ON THE RELATED

1      Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

2      Book-Entry Certificate legend.

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MORTGAGE LOANS FOR NONRECOVERABLE ADVANCES (PLUS INTEREST THEREON) THAT WERE PREVIOUSLY REIMBURSED FROM PRINCIPAL COLLECTIONS ON THE MORTGAGE LOANS THAT RESULTED IN A REDUCTION OF THE PRINCIPAL DISTRIBUTION AMOUNT. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE CERTIFICATE ADMINISTRATOR.

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PASS-THROUGH RATE: [____]%

DENOMINATION: $[          ]

DATE OF POOLING AND SERVICING AGREEMENT: AS OF NOVEMBER 1, 2014

CUT-OFF DATE: AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT (AS DEFINED HEREIN)

CLOSING DATE: NOVEMBER 24, 2014

FIRST DISTRIBUTION DATE: DECEMBER 17, 2014

APPROXIMATE AGGREGATE CERTIFICATE BALANCE OF THE CLASS A-4A1 CERTIFICATES AS OF THE CLOSING DATE: $190,000,000

MASTER SERVICER: WELLS FARGO BANK, NATIONAL ASSOCIATION

SPECIAL SERVICER: RIALTO CAPITAL ADVISORS, LLC

TRUSTEE: WILMINGTON TRUST, NATIONAL ASSOCIATION

CERTIFICATE ADMINISTRATOR: WELLS FARGO BANK, NATIONAL ASSOCIATION

SENIOR TRUST ADVISOR: PENTALPHA SURVEILLANCE LLC

CUSIP NO.: [          ]

ISIN NO.: [          ]

COMMON CODE NO.: [          ]

CERTIFICATE NO.: [A-4A1-1]

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CLASS A-4A1 CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial mortgage loans (the “Mortgage Loans” (and a separate trust subordinate companion loan interest in a commercial mortgage loan)), all payments on or collections in respect of the Mortgage Loans and the Trust Subordinate Companion Loan due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee’s rights under the insurance policies, any Assignment of Leases, and any guaranties or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class A-4A1 Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of November 1, 2014 (the “Pooling and Servicing Agreement”), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the “Depositor”, which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicer, the Special Servicer, the Certificate Administrator and the Senior Trust Advisor. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the “Certificates”) and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class A-4A1 Certificates. The Certificates are designated as the JPMBB COMMERCIAL MORTGAGE SECURITIES TRUST 2014-C25, Commercial Mortgage Pass-Through Certificates, Series 2014-C25 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Certificate Administrator. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

This Certificate represents a “regular interest” in a “real estate mortgage investment conduit”, as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

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Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class A-4A1 Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate’s pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

Collateral Support Deficit, Certificate Deferred Interest and certain other amounts on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Master Servicer (with respect to the Certificate Account) or the Certificate Administrator (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other investment income earned on funds in the Certificate Account will be paid to the Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and the Trust Subordinate Companion Loan and administration of the Trust Fund.

All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Certificate Administrator with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate (determined without regard to any possible future reimbursement of Collateral Support Deficit previously allocated to this Certificate) shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been posted pursuant to Section 4.01(j) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Certificate Administrator shall, directly or through an agent, take steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(j) of the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory

A-4-5

to the Certificate Registrar duly executed by the Holder hereof or such Holder’s attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

Subject to the terms of the Pooling and Servicing Agreement, the Class A-4A1 Certificates will be issued in book-entry form through the facilities of DTC in minimum denominations of $10,000, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.03 of the Pooling and Servicing Agreement. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar’s counsel’s review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.03 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

The Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

The Pooling and Servicing Agreement may be amended from time to time by the parties thereto, without the consent of any of the Certificateholders or the Companion Holders:

(i)        to correct any defect or ambiguity in the Pooling and Servicing Agreement in order to address any manifest error in any provision of the Pooling and Servicing Agreement;

(ii)       to cause the provisions in the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus Supplement with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any of its provisions which may be inconsistent with any other provisions therein or to correct any error;

(iii)      to change the timing and/or nature of deposits in the Certificate Account, the Distribution Accounts or any REO Account; provided that (a) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (b) such change shall not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an Opinion of Counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each Rating Agency with respect to such amendment;

(iv)      to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any Certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the Trust Fund or any Trust REMIC or the Grantor Trust that would be a claim against the Trust Fund or any Trust REMIC or the Grantor Trust; provided that the Trustee and the Certificate Administrator have received an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or Companion Holder;

(v)       to modify, eliminate or add to the provisions of Section 5.03(n) of the Pooling and Servicing Agreement or any other provision of the Pooling and Servicing Agreement restricting transfer of the Class R Certificates; provided the Depositor has determined that such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, any Trust REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Tax Person;

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(vi)      to revise or add any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change; provided that the required action shall not adversely affect in any material respect the interests of any Certificateholder (including, with respect to the Trust AB Whole Loan, the Holders of the Class BNB Certificates) or any holder of a Serviced Pari Passu Companion Loan not consenting thereto as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30 of the Pooling and Servicing Agreement);

(vii)     to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the then-current ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30 of the Pooling and Servicing Agreement); provided that such amendment or supplement shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto as evidenced by an Opinion of Counsel;

(viii)    to modify the provisions of Sections 3.05 and 3.19 of the Pooling and Servicing Agreement (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) if (a) the Depositor, the Master Servicer, the Trustee and, for so long as a Control Event has not occurred and is not continuing, the Directing Certificateholder, determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of any Trust REMIC as a REMIC or the status of the Grantor Trust as a grantor trust under the relevant provisions of the Code, as evidenced by an Opinion of Counsel and (c) each Rating Agency has delivered a Rating Agency Confirmation and, with regard to any class of Serviced Companion Loan Securities, the applicable rating agencies have delivered a confirmation that such action will not result in the downgrade, withdrawal or qualification of its then current ratings (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30 of the Pooling and Servicing Agreement);

(ix)       to modify the procedures of the Pooling and Servicing Agreement relating to compliance with Rule 17g-5 of the Exchange Act; provided that such amendment shall not adversely affect in any material respects the interests of any Certificateholders, as evidenced by (x) an Opinion of Counsel or (y) if any Certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such Certificates; and provided, further, that the Certificate Administrator shall give notice of any such amendment to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s Website pursuant to Section 3.15(c) of the Pooling and Servicing Agreement and the Certificate Administrator shall post such notice to the Certificate Administrator’s Website; and

(x)       in the event of a TIA Applicability Determination, to modify, eliminate or add to the provisions of the Pooling and Servicing Agreement to such extent as shall be necessary to (A) effect the qualification of the Pooling and Servicing Agreement under the TIA or under any similar federal statute hereafter enacted and to add to the Pooling and Servicing Agreement such other provisions as may be expressly required by the TIA, and (B) modify such other provisions as are necessary to conform the Pooling and Servicing Agreement and be consistent with the modifications made pursuant to the preceding clause (A); provided that any amendment pursuant to this clause (x) shall be at the sole cost and expense of the Depositor.

Notwithstanding the foregoing, no such amendment (A) may change in any manner any defined term used in any Mortgage Loan Purchase Agreement or the obligations of any Mortgage Loan Seller under any

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Mortgage Loan Purchase Agreement or otherwise or change any rights of any Mortgage Loan Seller as a third party beneficiary thereunder, without the consent of such Mortgage Loan Seller or (B) materially and adversely affects the holders of a Companion Loan without such Companion Holder’s consent.

The Pooling and Servicing Agreement may also be amended from time to time by the parties thereto with the consent of the Holders of Certificates of each Class affected by such amendment evidencing in the aggregate not less than 51% of the aggregate Percentage Interests constituting the Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

(i)        reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or the Trust Subordinate Companion Loan that are required to be distributed on a Certificate of any class without the consent of the Holder of the Certificate or which are required to be distributed to a Companion Holder without the consent of such Companion Holder; or

(ii)       reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of any Companion Holder or Holder of Class BNB Certificates, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or such Companion Holders, as applicable; or

(iii)      adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding; or

(iv)      change in any manner any defined term used in any Mortgage Loan Purchase Agreement or the obligations of any Mortgage Loan Seller under such Mortgage Loan Purchase Agreement or otherwise or change any rights of any Mortgage Loan Seller as a third party beneficiary under the Pooling and Servicing Agreement, without the consent of such Mortgage Loan Seller; or

(v)       amend the Servicing Standard without the consent of 100% of the Certificateholders or receipt of Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30 of the Pooling and Servicing Agreement) and, if required under the related Intercreditor Agreement, the consent of the holder of any AB Subordinate Companion Loan for each Serviced AB Whole Loan.

Further, notwithstanding the foregoing, none of the Senior Trust Advisor, the Trustee, the Certificate Administrator, the Depositor, the Master Servicer nor the Special Servicer will be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an Opinion of Counsel (at the Trust Fund’s expense) to the effect that such amendment is permitted under the Pooling and Servicing Agreement and that such amendment or the exercise of any power granted to the Master Servicer, the Special Servicer, the Depositor, the Trustee, the Certificate Administrator or any other specified person in accordance with such amendment will not result in the imposition of a tax on any portion of the Trust Fund or any Trust REMIC, or cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code. Furthermore, no amendment to the Pooling and Servicing Agreement may be made that changes in any material respect to the rights of the Class BNB Certificates without the consent of such Class and no amendment to the Pooling and Servicing Agreement may be made that changes any provisions specifically required to be included in the Pooling and Servicing Agreement by the Grapevine Mills Intercreditor Agreement or the Wilton Commercial Portfolio Intercreditor Agreement without the consent of the holder of the related Non-Serviced Pari Passu Companion Loan(s).

The Holders of the majority of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class R Certificates may, in that order of priority, at their option, upon 60 days’ prior notice given to the Trustee, the Certificate Administrator and each of the other parties to the Pooling and Servicing Agreement, purchase all of the Mortgage Loans (for the avoidance of doubt, excluding the Trust Subordinate Companion Loan)

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(and all property acquired through exercise of remedies in respect of any related Mortgage Loan) and the Trust Fund’s portion of each REO Property (other than any portion related to the Trust Subordinate Companion Loan if the Trust AB Whole Loan (or the related REO Loan) is an asset of the Trust Fund) remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then-outstanding Certificates, on or after the first Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and the Trust Fund’s portion of any REO Loans remaining in the Trust Fund is less than (i) if the Westfield Village Mortgage Loan (or the related REO Loan) is an asset of the Trust Fund, 2.0% of the aggregate Cut off Date Principal Balance of the Mortgage Loans as set forth in the Preliminary Statement (for the avoidance of doubt, calculated excluding the Trust Subordinate Companion Loan) or (ii) if the Westfield Village Mortgage Loan (or the related REO Loan) is not an asset of the Trust Fund, 1.0% of the aggregate Cut off Date Principal Balance of the Mortgage Loans as set forth in the Preliminary Statement (calculated excluding the Trust Subordinate Companion Loan); provided, however, that this termination right shall not be exercisable at the 2.0% threshold prior to the Distribution Date in December 2024.

Following the date on which the Class A-1, Class A-2, Class A-3, Class A-4A1, Class A-4A2, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class EC and Class D Certificates are retired (and provided that there is only one Holder (or multiple Holders acting in unanimity) of the then-outstanding Certificates (other than the Class BNB, Class Z and Class R Certificates)), the Sole Certificateholder may, at its option exchange (subject to the Master Servicer’s consent) all of its Certificates (other than the Class BNB, Class Z and Class R Certificates) for all of the Mortgage Loans (for the avoidance of doubt, excluding the Trust Subordinate Companion Loan if the Trust AB Whole Loan (or the related REO Loan) is an asset of the Trust Fund) and the Trust Fund’s portion of each REO Property (other than any portion related to the Trust Subordinate Companion Loan if the Trust AB Whole Loan (or the related REO Loan) is an asset of the Trust Fund) remaining in the Trust pursuant to the terms of the Pooling and Servicing Agreement. If the Trust Subordinate Companion Loan is the sole remaining asset of the Trust, the Holders of the Class BNB Certificates may exchange their Certificates for the Trust Subordinate Companion Loan and terminate the Trust pursuant to the terms of the Pooling and Servicing Agreement.

The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Certificate Administrator to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

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IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Registrar under the Pooling and Servicing Agreement

By:
AUTHORIZED SIGNATORY

Dated:	November 24, 2014

CERTIFICATE OF AUTHENTICATION

THIS IS ONE OF THE CLASS A-4A1 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Authenticating Agent

By:
AUTHORIZED SIGNATORY

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ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenant in common	UNIF GIFT MIN ACT __________ Custodian
TEN ENT	-	as tenants by the entireties	(Cust)
JT TEN	-	as joint tenants with rights of	Under Uniform Gifts to Minors
survivorship and not as tenants in
		common	Act __________________________
(State)

Additional abbreviations may also be used though not in the above list.

FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________

(Please insert Social Security or other identifying number of Assignee)

(Please print or typewrite name and address of assignee)

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

Dated: _______________	NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange.  Notarized or witnessed signatures are not acceptable.

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DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________ account number _______________ or, if mailed by check, to ____________________________.  Statements should be mailed to _______________________________________________________________.  This information is provided by assignee named above, or ______________________________, as its agent.

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EXHIBIT A-5

FORM OF CLASS A-4A2 CERTIFICATE

CLASS A-4A2

JPMBB COMMERCIAL MORTGAGE SECURITIES TRUST 2014-C25

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

SERIES 2014-C25, CLASS A-4A2

[THIS CERTIFICATE IS A TEMPORARY REGULATION S BOOK-ENTRY CERTIFICATE FOR PURPOSES OF REGULATION S (“REGULATION S”) UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS TEMPORARY REGULATION S BOOK-ENTRY CERTIFICATE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

NO BENEFICIAL OWNERS OF THIS TEMPORARY REGULATION S BOOK-ENTRY CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENTS OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT.]1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]2

[TRANSFERS OF THIS BOOK-ENTRY CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS BOOK-ENTRY CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.]3

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, THE SENIOR TRUST ADVISOR, THE INITIAL PURCHASERS, THE MORTGAGE LOAN SELLERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

1      Temporary Regulation S Book-Entry Certificate legend.

2      Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

3      Book-Entry Certificate legend.

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PRINCIPAL PAYMENTS IN RESPECT OF THIS CERTIFICATE ARE DISTRIBUTABLE AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER”, WITHIN THE MEANING OF RULE 144A (A “QIB”), OR IS PURCHASING FOR THE ACCOUNT OF A QIB, AND WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) TO AN INSTITUTION THAT IS A NON-”U.S. PERSON” IN AN “OFFSHORE TRANSACTION” AS DEFINED IN, AND IN ACCORDANCE WITH RULE 903 OR RULE 904 OF, REGULATION S UNDER THE SECURITIES ACT, OR (3) TO AN INSTITUTION THAT IS AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS, AND (B) IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT”, AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE AND WILL BE INCREASED BY THE PORTION OF CERTIFICATE DEFERRED INTEREST ALLOCABLE TO THIS CERTIFICATE AND BY RECOVERIES ON THE RELATED MORTGAGE LOANS FOR NONRECOVERABLE ADVANCES (PLUS INTEREST THEREON) THAT WERE PREVIOUSLY REIMBURSED FROM PRINCIPAL COLLECTIONS ON THE MORTGAGE LOANS THAT RESULTED IN A REDUCTION OF THE PRINCIPAL DISTRIBUTION AMOUNT. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE CERTIFICATE ADMINISTRATOR.

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PASS-THROUGH RATE: [____]%

DENOMINATION: $[          ]

DATE OF POOLING AND SERVICING AGREEMENT: AS OF NOVEMBER 1, 2014

CUT-OFF DATE: AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT (AS DEFINED HEREIN)

CLOSING DATE: NOVEMBER 24, 2014

FIRST DISTRIBUTION DATE: DECEMBER 17, 2014

APPROXIMATE AGGREGATE CERTIFICATE BALANCE OF THE CLASS A-4A2 CERTIFICATES AS OF THE CLOSING DATE: $85,000,000

MASTER SERVICER: WELLS FARGO BANK, NATIONAL ASSOCIATION

SPECIAL SERVICER: RIALTO CAPITAL ADVISORS, LLC

TRUSTEE: WILMINGTON TRUST, NATIONAL ASSOCIATION

CERTIFICATE ADMINISTRATOR: WELLS FARGO BANK, NATIONAL ASSOCIATION

SENIOR TRUST ADVISOR: PENTALPHA SURVEILLANCE LLC

CUSIP NO.: [          ]

ISIN NO.: [          ]

COMMON CODE NO.: [          ]

CERTIFICATE NO.: [A-4A2-1]

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CLASS A-4A2 CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial mortgage loans (the “Mortgage Loans” (and a separate trust subordinate companion loan interest in a commercial mortgage loan)), all payments on or collections in respect of the Mortgage Loans and the Trust Subordinate Companion Loan due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee’s rights under the insurance policies, any Assignment of Leases, and any guaranties or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFIES THAT JPMORGAN CHASE BANK, NATIONAL ASSOCIATION is the registered owner of the interest evidenced by this Certificate in the Class A-4A2 Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of November 1, 2014 (the “Pooling and Servicing Agreement”), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the “Depositor”, which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicer, the Special Servicer, the Certificate Administrator and the Senior Trust Advisor. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the “Certificates”) and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class A-4A2 Certificates. The Certificates are designated as the JPMBB COMMERCIAL MORTGAGE SECURITIES TRUST 2014-C25, Commercial Mortgage Pass-Through Certificates, Series 2014-C25 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Certificate Administrator. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

This Certificate represents a “regular interest” in a “real estate mortgage investment conduit”, as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

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Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class A-4A2 Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate’s pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

Collateral Support Deficit, Certificate Deferred Interest and certain other amounts on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Master Servicer (with respect to the Certificate Account) or the Certificate Administrator (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other investment income earned on funds in the Certificate Account will be paid to the Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and the Trust Subordinate Companion Loan and administration of the Trust Fund.

All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Certificate Administrator with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate (determined without regard to any possible future reimbursement of Collateral Support Deficit previously allocated to this Certificate) shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been posted pursuant to Section 4.01(j) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Certificate Administrator shall, directly or through an agent, take steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(j) of the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory

A-5-5

to the Certificate Registrar duly executed by the Holder hereof or such Holder’s attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

Subject to the terms of the Pooling and Servicing Agreement, the Class A-4A2 Certificates will be issued in book-entry form through the facilities of DTC in minimum denominations of $100,000, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.03 of the Pooling and Servicing Agreement. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar’s counsel’s review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.03 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

The Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

The Pooling and Servicing Agreement may be amended from time to time by the parties thereto, without the consent of any of the Certificateholders or the Companion Holders:

(vi)       to correct any defect or ambiguity in the Pooling and Servicing Agreement in order to address any manifest error in any provision of the Pooling and Servicing Agreement;

(vii)      to cause the provisions in the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus Supplement with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any of its provisions which may be inconsistent with any other provisions therein or to correct any error;

(viii)     to change the timing and/or nature of deposits in the Certificate Account, the Distribution Accounts or any REO Account; provided that (a) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (b) such change shall not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an Opinion of Counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each Rating Agency with respect to such amendment;

(ix)        to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any Certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the Trust Fund or any Trust REMIC or the Grantor Trust that would be a claim against the Trust Fund or any Trust REMIC or the Grantor Trust; provided that the Trustee and the Certificate Administrator have received an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or Companion Holder;

(x)        to modify, eliminate or add to the provisions of Section 5.03(n) of the Pooling and Servicing Agreement or any other provision of the Pooling and Servicing Agreement restricting transfer of the Class R Certificates; provided the Depositor has determined that such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, any Trust REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Tax Person;

A-5-6

(xi)        to revise or add any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change; provided that the required action shall not adversely affect in any material respect the interests of any Certificateholder (including, with respect to the Trust AB Whole Loan, the Holders of the Class BNB Certificates) or any holder of a Serviced Pari Passu Companion Loan not consenting thereto as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30 of the Pooling and Servicing Agreement);

(xii)       to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the then-current ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30 of the Pooling and Servicing Agreement); provided that such amendment or supplement shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto as evidenced by an Opinion of Counsel;

(xiii)      to modify the provisions of Sections 3.05 and 3.19 of the Pooling and Servicing Agreement (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) if (a) the Depositor, the Master Servicer, the Trustee and, for so long as a Control Event has not occurred and is not continuing, the Directing Certificateholder, determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of any Trust REMIC as a REMIC or the status of the Grantor Trust as a grantor trust under the relevant provisions of the Code, as evidenced by an Opinion of Counsel and (c) each Rating Agency has delivered Rating Agency Confirmation and, with regard to any class of Serviced Companion Loan Securities, the applicable rating agencies have delivered a confirmation that such action will not result in the downgrade, withdrawal or qualification of its then current ratings (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30 of the Pooling and Servicing Agreement);

(xiv)     to modify the procedures of the Pooling and Servicing Agreement relating to compliance with Rule 17g-5 of the Exchange Act; provided that such amendment shall not adversely affect in any material respects the interests of any Certificateholders, as evidenced by (x) an Opinion of Counsel or (y) if any Certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such Certificates; and provided, further, that the Certificate Administrator shall give notice of any such amendment to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s Website pursuant to Section 3.15(c) of the Pooling and Servicing Agreement and the Certificate Administrator shall post such notice to the Certificate Administrator’s Website; and

(xv)       in the event of a TIA Applicability Determination, to modify, eliminate or add to the provisions of the Pooling and Servicing Agreement to such extent as shall be necessary to (A) effect the qualification of the Pooling and Servicing Agreement under the TIA or under any similar federal statute hereafter enacted and to add to the Pooling and Servicing Agreement such other provisions as may be expressly required by the TIA, and (B) modify such other provisions as are necessary to conform the Pooling and Servicing Agreement and be consistent with the modifications made pursuant to the preceding clause (A); provided that any amendment pursuant to this clause (x) shall be at the sole cost and expense of the Depositor.

Notwithstanding the foregoing, no such amendment (A) may change in any manner any defined term used in any Mortgage Loan Purchase Agreement or the obligations of any Mortgage Loan Seller under any

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Mortgage Loan Purchase Agreement or otherwise or change any rights of any Mortgage Loan Seller as a third party beneficiary thereunder, without the consent of such Mortgage Loan Seller or (B) materially and adversely affects the holders of a Companion Loan without such Companion Holder’s consent.

The Pooling and Servicing Agreement may also be amended from time to time by the parties thereto with the consent of the Holders of Certificates of each Class affected by such amendment evidencing in the aggregate not less than 51% of the aggregate Percentage Interests constituting the Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

(xvi)     reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or the Trust Subordinate Companion Loan that are required to be distributed on a Certificate of any class without the consent of the Holder of the Certificate or which are required to be distributed to a Companion Holder without the consent of such Companion Holder; or

(xvii)    reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of any Companion Holder or Holder of Class BNB Certificates, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or such Companion Holders, as applicable; or

(xviii)   adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding; or

(xix)      change in any manner any defined term used in any Mortgage Loan Purchase Agreement or the obligations of any Mortgage Loan Seller under such Mortgage Loan Purchase Agreement or otherwise or change any rights of any Mortgage Loan Seller as a third party beneficiary under the Pooling and Servicing Agreement, without the consent of such Mortgage Loan Seller; or

(xx)       amend the Servicing Standard without the consent of 100% of the Certificateholders or receipt of Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30 of the Pooling and Servicing Agreement) and, if required under the related Intercreditor Agreement, the consent of the holder of any AB Subordinate Companion Loan for each Serviced AB Whole Loan.

Further, notwithstanding the foregoing, none of the Senior Trust Advisor, the Trustee, the Certificate Administrator, the Depositor, the Master Servicer nor the Special Servicer will be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an Opinion of Counsel (at the Trust Fund’s expense) to the effect that such amendment is permitted under the Pooling and Servicing Agreement and that such amendment or the exercise of any power granted to the Master Servicer, the Special Servicer, the Depositor, the Trustee, the Certificate Administrator or any other specified person in accordance with such amendment will not result in the imposition of a tax on any portion of the Trust Fund or any Trust REMIC, or cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code. Furthermore, no amendment to the Pooling and Servicing Agreement may be made that changes in any material respect to the rights of the Class BNB Certificates without the consent of such Class and no amendment to the Pooling and Servicing Agreement may be made that changes any provisions specifically required to be included in the Pooling and Servicing Agreement by the Grapevine Mills Intercreditor Agreement or the Wilton Commercial Portfolio Intercreditor Agreement without the consent of the holder of the related Non-Serviced Pari Passu Companion Loan(s).

The Holders of the majority of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class R Certificates may, in that order of priority, at their option, upon 60 days’ prior notice given to the Trustee, the Certificate Administrator and each of the other parties to the Pooling and Servicing Agreement, purchase all of the Mortgage Loans (for the avoidance of doubt, excluding the Trust Subordinate Companion Loan)

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(and all property acquired through exercise of remedies in respect of any related Mortgage Loan) and the Trust Fund’s portion of each REO Property (other than any portion related to the Trust Subordinate Companion Loan if the Trust AB Whole Loan (or the related REO Loan) is an asset of the Trust Fund) remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then-outstanding Certificates, on or after the first Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and the Trust Fund’s portion of any REO Loans remaining in the Trust Fund is less than (i) if the Westfield Village Mortgage Loan (or the related REO Loan) is an asset of the Trust Fund, 2.0% of the aggregate Cut off Date Principal Balance of the Mortgage Loans as set forth in the Preliminary Statement (for the avoidance of doubt, calculated excluding the Trust Subordinate Companion Loan) or (ii) if the Westfield Village Mortgage Loan (or the related REO Loan) is not an asset of the Trust Fund, 1.0% of the aggregate Cut off Date Principal Balance of the Mortgage Loans as set forth in the Preliminary Statement (calculated excluding the Trust Subordinate Companion Loan); provided, however, that this termination right shall not be exercisable at the 2.0% threshold prior to the Distribution Date in December 2024.

Following the date on which the Class A-1, Class A-2, Class A-3, Class A-4A1, Class A-4A2, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class EC and Class D Certificates are retired (and provided that there is only one Holder (or multiple Holders acting in unanimity) of the then-outstanding Certificates (other than the Class BNB, Class Z and Class R Certificates)), the Sole Certificateholder may, at its option exchange (subject to the Master Servicer’s consent) all of its Certificates (other than the Class BNB, Class Z and Class R Certificates) for all of the Mortgage Loans (for the avoidance of doubt, excluding the Trust Subordinate Companion Loan if the Trust AB Whole Loan (or the related REO Loan) is an asset of the Trust Fund) and the Trust Fund’s portion of each REO Property (other than any portion related to the Trust Subordinate Companion Loan if the Trust AB Whole Loan (or the related REO Loan) is an asset of the Trust Fund) remaining in the Trust pursuant to the terms of the Pooling and Servicing Agreement. If the Trust Subordinate Companion Loan is the sole remaining asset of the Trust, the Holders of the Class BNB Certificates may exchange their Certificates for the Trust Subordinate Companion Loan and terminate the Trust pursuant to the terms of the Pooling and Servicing Agreement.

The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Certificate Administrator to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

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IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Registrar under the Pooling and Servicing Agreement

By:
AUTHORIZED SIGNATORY

Dated:	November 24, 2014

CERTIFICATE OF AUTHENTICATION

THIS IS ONE OF THE CLASS A-4A2 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Authenticating Agent

By:
AUTHORIZED SIGNATORY

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ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenant in common	UNIF GIFT MIN ACT __________ Custodian
TEN ENT	-	as tenants by the entireties	(Cust)
JT TEN	-	as joint tenants with rights of	Under Uniform Gifts to Minors
survivorship and not as tenants in
		common	Act __________________________
(State)

Additional abbreviations may also be used though not in the above list.

FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________

(Please insert Social Security or other identifying number of Assignee)

(Please print or typewrite name and address of assignee)

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

Dated: _______________	NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange.  Notarized or witnessed signatures are not acceptable.

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DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________ account number _______________ or, if mailed by check, to ____________________________.  Statements should be mailed to _______________________________________________________________.  This information is provided by assignee named above, or ______________________________, as its agent.

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EXHIBIT A-6

FORM OF CLASS A-5 CERTIFICATE

CLASS A-5

JPMBB COMMERCIAL MORTGAGE SECURITIES TRUST 2014-C25

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

SERIES 2014-C25, CLASS A-5

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]1

[TRANSFERS OF THIS BOOK-ENTRY CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS BOOK-ENTRY CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.]2

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, THE SENIOR TRUST ADVISOR, THE UNDERWRITERS, THE MORTGAGE LOAN SELLERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

PRINCIPAL PAYMENTS IN RESPECT OF THIS CERTIFICATE ARE DISTRIBUTABLE AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT”, AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE AND WILL BE INCREASED BY THE PORTION OF CERTIFICATE DEFERRED INTEREST ALLOCABLE TO THIS CERTIFICATE AND BY RECOVERIES ON THE RELATED

1      Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

2      Book-Entry Certificate legend.

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MORTGAGE LOANS FOR NONRECOVERABLE ADVANCES (PLUS INTEREST THEREON) THAT WERE PREVIOUSLY REIMBURSED FROM PRINCIPAL COLLECTIONS ON THE MORTGAGE LOANS THAT RESULTED IN A REDUCTION OF THE PRINCIPAL DISTRIBUTION AMOUNT. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE CERTIFICATE ADMINISTRATOR.

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PASS-THROUGH RATE: [____]%

DENOMINATION: $[          ]

DATE OF POOLING AND SERVICING AGREEMENT: AS OF NOVEMBER 1, 2014

CUT-OFF DATE: AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT (AS DEFINED HEREIN)

CLOSING DATE: NOVEMBER 24, 2014

FIRST DISTRIBUTION DATE: DECEMBER 17, 2014

APPROXIMATE AGGREGATE CERTIFICATE BALANCE OF THE CLASS A-5 CERTIFICATES AS OF THE CLOSING DATE: $307,915,000

MASTER SERVICER: WELLS FARGO BANK, NATIONAL ASSOCIATION

SPECIAL SERVICER: RIALTO CAPITAL ADVISORS, LLC

TRUSTEE: WILMINGTON TRUST, NATIONAL ASSOCIATION

CERTIFICATE ADMINISTRATOR: WELLS FARGO BANK, NATIONAL ASSOCIATION

SENIOR TRUST ADVISOR: PENTALPHA SURVEILLANCE LLC

CUSIP NO.: [          ]

ISIN NO.: [          ]

COMMON CODE NO.: [          ]

CERTIFICATE NO.: [A-5-1]

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CLASS A-5 CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial mortgage loans (the “Mortgage Loans” (and a separate trust subordinate companion loan interest in a commercial mortgage loan)), all payments on or collections in respect of the Mortgage Loans and the Trust Subordinate Companion Loan due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee’s rights under the insurance policies, any Assignment of Leases, and any guaranties or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class A-5 Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of November 1, 2014 (the “Pooling and Servicing Agreement”), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the “Depositor”, which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicer, the Special Servicer, the Certificate Administrator and the Senior Trust Advisor. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the “Certificates”) and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class A-5 Certificates. The Certificates are designated as the JPMBB COMMERCIAL MORTGAGE SECURITIES TRUST 2014-C25, Commercial Mortgage Pass-Through Certificates, Series 2014-C25 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Certificate Administrator. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

This Certificate represents a “regular interest” in a “real estate mortgage investment conduit”, as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

A-6-4

Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class A-5 Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate’s pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

Collateral Support Deficit, Certificate Deferred Interest and certain other amounts on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Master Servicer (with respect to the Certificate Account) or the Certificate Administrator (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other investment income earned on funds in the Certificate Account will be paid to the Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and the Trust Subordinate Companion Loan and administration of the Trust Fund.

All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Certificate Administrator with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate (determined without regard to any possible future reimbursement of Collateral Support Deficit previously allocated to this Certificate) shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been posted pursuant to Section 4.01(j) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Certificate Administrator shall, directly or through an agent, take steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(j) of the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory

A-6-5

to the Certificate Registrar duly executed by the Holder hereof or such Holder’s attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

Subject to the terms of the Pooling and Servicing Agreement, the Class A-5 Certificates will be issued in book-entry form through the facilities of DTC in minimum denominations of $10,000, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.03 of the Pooling and Servicing Agreement. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar’s counsel’s review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.03 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

The Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

The Pooling and Servicing Agreement may be amended from time to time by the parties thereto, without the consent of any of the Certificateholders or the Companion Holders:

(i)          to correct any defect or ambiguity in the Pooling and Servicing Agreement in order to address any manifest error in any provision of the Pooling and Servicing Agreement;

(ii)         to cause the provisions in the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus Supplement with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any of its provisions which may be inconsistent with any other provisions therein or to correct any error;

(iii)        to change the timing and/or nature of deposits in the Certificate Account, the Distribution Accounts or any REO Account; provided that (a) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (b) such change shall not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an Opinion of Counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each Rating Agency with respect to such amendment;

(iv)        to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any Certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the Trust Fund or any Trust REMIC or the Grantor Trust that would be a claim against the Trust Fund or any Trust REMIC or the Grantor Trust; provided that the Trustee and the Certificate Administrator have received an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or Companion Holder;

(v)         to modify, eliminate or add to the provisions of Section 5.03(n) of the Pooling and Servicing Agreement or any other provision of the Pooling and Servicing Agreement restricting transfer of the Class R Certificates; provided the Depositor has determined that such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, any Trust REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Tax Person;

A-6-6

(vi)        to revise or add any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change; provided that the required action shall not adversely affect in any material respect the interests of any Certificateholder (including, with respect to the Trust AB Whole Loan, the Holders of the Class BNB Certificates) or any holder of a Serviced Pari Passu Companion Loan not consenting thereto as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30 of the Pooling and Servicing Agreement);

(vii)       to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the then-current ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30 of the Pooling and Servicing Agreement); provided that such amendment or supplement shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto as evidenced by an Opinion of Counsel;

(viii)      to modify the provisions of Sections 3.05 and 3.19 of the Pooling and Servicing Agreement (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) if (a) the Depositor, the Master Servicer, the Trustee and, for so long as a Control Event has not occurred and is not continuing, the Directing Certificateholder, determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of any Trust REMIC as a REMIC or the status of the Grantor Trust as a grantor trust under the relevant provisions of the Code, as evidenced by an Opinion of Counsel and (c) each Rating Agency has delivered a Rating Agency Confirmation and, with regard to any class of Serviced Companion Loan Securities, the applicable rating agencies have delivered a confirmation that such action will not result in the downgrade, withdrawal or qualification of its then current ratings (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30 of the Pooling and Servicing Agreement);

(ix)         to modify the procedures of the Pooling and Servicing Agreement relating to compliance with Rule 17g-5 of the Exchange Act; provided that such amendment shall not adversely affect in any material respects the interests of any Certificateholders, as evidenced by (x) an Opinion of Counsel or (y) if any Certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such Certificates; and provided, further, that the Certificate Administrator shall give notice of any such amendment to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s Website pursuant to Section 3.15(c) of the Pooling and Servicing Agreement and the Certificate Administrator shall post such notice to the Certificate Administrator’s Website; and

(x)          in the event of a TIA Applicability Determination, to modify, eliminate or add to the provisions of the Pooling and Servicing Agreement to such extent as shall be necessary to (A) effect the qualification of the Pooling and Servicing Agreement under the TIA or under any similar federal statute hereafter enacted and to add to the Pooling and Servicing Agreement such other provisions as may be expressly required by the TIA, and (B) modify such other provisions as are necessary to conform the Pooling and Servicing Agreement and be consistent with the modifications made pursuant to the preceding clause (A); provided that any amendment pursuant to this clause (x) shall be at the sole cost and expense of the Depositor.

Notwithstanding the foregoing, no such amendment (A) may change in any manner any defined term used in any Mortgage Loan Purchase Agreement or the obligations of any Mortgage Loan Seller under any

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Mortgage Loan Purchase Agreement or otherwise or change any rights of any Mortgage Loan Seller as a third party beneficiary thereunder, without the consent of such Mortgage Loan Seller or (B) materially and adversely affects the holders of a Companion Loan without such Companion Holder’s consent.

The Pooling and Servicing Agreement may also be amended from time to time by the parties thereto with the consent of the Holders of Certificates of each Class affected by such amendment evidencing in the aggregate not less than 51% of the aggregate Percentage Interests constituting the Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

(i)          reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or the Trust Subordinate Companion Loan that are required to be distributed on a Certificate of any class without the consent of the Holder of the Certificate or which are required to be distributed to a Companion Holder without the consent of such Companion Holder; or

(ii)         reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of any Companion Holder or Holder of Class BNB Certificates, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or such Companion Holders, as applicable; or

(iii)        adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding; or

(iv)        change in any manner any defined term used in any Mortgage Loan Purchase Agreement or the obligations of any Mortgage Loan Seller under such Mortgage Loan Purchase Agreement or otherwise or change any rights of any Mortgage Loan Seller as a third party beneficiary under the Pooling and Servicing Agreement, without the consent of such Mortgage Loan Seller; or

(v)         amend the Servicing Standard without the consent of 100% of the Certificateholders or receipt of Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30 of the Pooling and Servicing Agreement) and, if required under the related Intercreditor Agreement, the consent of the holder of any AB Subordinate Companion Loan for each Serviced AB Whole Loan.

Further, notwithstanding the foregoing, none of the Senior Trust Advisor, the Trustee, the Certificate Administrator, the Depositor, the Master Servicer nor the Special Servicer will be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an Opinion of Counsel (at the Trust Fund’s expense) to the effect that such amendment is permitted under the Pooling and Servicing Agreement and that such amendment or the exercise of any power granted to the Master Servicer, the Special Servicer, the Depositor, the Trustee, the Certificate Administrator or any other specified person in accordance with such amendment will not result in the imposition of a tax on any portion of the Trust Fund or any Trust REMIC, or cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code. Furthermore, no amendment to the Pooling and Servicing Agreement may be made that changes in any material respect to the rights of the Class BNB Certificates without the consent of such Class and no amendment to the Pooling and Servicing Agreement may be made that changes any provisions specifically required to be included in the Pooling and Servicing Agreement by the Grapevine Mills Intercreditor Agreement or the Wilton Commercial Portfolio Intercreditor Agreement without the consent of the holder of the related Non-Serviced Pari Passu Companion Loan(s).

The Holders of the majority of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class R Certificates may, in that order of priority, at their option, upon 60 days’ prior notice given to the Trustee, the Certificate Administrator and each of the other parties to the Pooling and Servicing Agreement, purchase all of the Mortgage Loans (for the avoidance of doubt, excluding the Trust Subordinate Companion Loan)

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(and all property acquired through exercise of remedies in respect of any related Mortgage Loan) and the Trust Fund’s portion of each REO Property (other than any portion related to the Trust Subordinate Companion Loan if the Trust AB Whole Loan (or the related REO Loan) is an asset of the Trust Fund) remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then-outstanding Certificates, on or after the first Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and the Trust Fund’s portion of any REO Loans remaining in the Trust Fund is less than (i) if the Westfield Village Mortgage Loan (or the related REO Loan) is an asset of the Trust Fund, 2.0% of the aggregate Cut off Date Principal Balance of the Mortgage Loans as set forth in the Preliminary Statement (for the avoidance of doubt, calculated excluding the Trust Subordinate Companion Loan) or (ii) if the Westfield Village Mortgage Loan (or the related REO Loan) is not an asset of the Trust Fund, 1.0% of the aggregate Cut off Date Principal Balance of the Mortgage Loans as set forth in the Preliminary Statement (calculated excluding the Trust Subordinate Companion Loan); provided, however, that this termination right shall not be exercisable at the 2.0% threshold prior to the Distribution Date in December 2024.

Following the date on which the Class A-1, Class A-2, Class A-3, Class A-4A1, Class A-4A2, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class EC and Class D Certificates are retired (and provided that there is only one Holder (or multiple Holders acting in unanimity) of the then-outstanding Certificates (other than the Class BNB, Class Z and Class R Certificates)), the Sole Certificateholder may, at its option exchange (subject to the Master Servicer’s consent) all of its Certificates (other than the Class BNB, Class Z and Class R Certificates) for all of the Mortgage Loans (for the avoidance of doubt, excluding the Trust Subordinate Companion Loan if the Trust AB Whole Loan (or the related REO Loan) is an asset of the Trust Fund) and the Trust Fund’s portion of each REO Property (other than any portion related to the Trust Subordinate Companion Loan if the Trust AB Whole Loan (or the related REO Loan) is an asset of the Trust Fund) remaining in the Trust pursuant to the terms of the Pooling and Servicing Agreement. If the Trust Subordinate Companion Loan is the sole remaining asset of the Trust, the Holders of the Class BNB Certificates may exchange their Certificates for the Trust Subordinate Companion Loan and terminate the Trust pursuant to the terms of the Pooling and Servicing Agreement.

The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Certificate Administrator to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

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IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Registrar under the Pooling and Servicing Agreement

By:
AUTHORIZED SIGNATORY

Dated:	November 24, 2014

CERTIFICATE OF AUTHENTICATION

THIS IS ONE OF THE CLASS A-5 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Authenticating Agent

By:
AUTHORIZED SIGNATORY

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ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenant in common	UNIF GIFT MIN ACT __________ Custodian
TEN ENT	-	as tenants by the entireties	(Cust)
JT TEN	-	as joint tenants with rights of	Under Uniform Gifts to Minors
survivorship and not as tenants in
		common	Act __________________________
(State)

Additional abbreviations may also be used though not in the above list.

FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________

(Please insert Social Security or other identifying number of Assignee)

(Please print or typewrite name and address of assignee)

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

Dated: _______________	NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange.  Notarized or witnessed signatures are not acceptable.

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DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________ account number _______________ or, if mailed by check, to ____________________________.  Statements should be mailed to _______________________________________________________________.  This information is provided by assignee named above, or ______________________________, as its agent.

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EXHIBIT A-7

FORM OF CLASS A-SB CERTIFICATE

CLASS A-SB

JPMBB COMMERCIAL MORTGAGE SECURITIES TRUST 2014-C25

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

SERIES 2014-C25, CLASS A-SB

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]1

[TRANSFERS OF THIS BOOK-ENTRY CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS BOOK-ENTRY CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.]2

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, THE SENIOR TRUST ADVISOR, THE UNDERWRITERS, THE MORTGAGE LOAN SELLERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

PRINCIPAL PAYMENTS IN RESPECT OF THIS CERTIFICATE ARE DISTRIBUTABLE AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT”, AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE AND WILL BE INCREASED BY THE PORTION OF CERTIFICATE DEFERRED INTEREST ALLOCABLE TO THIS CERTIFICATE AND BY RECOVERIES ON THE RELATED

1      Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

2      Book-Entry Certificate legend.

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MORTGAGE LOANS FOR NONRECOVERABLE ADVANCES (PLUS INTEREST THEREON) THAT WERE PREVIOUSLY REIMBURSED FROM PRINCIPAL COLLECTIONS ON THE MORTGAGE LOANS THAT RESULTED IN A REDUCTION OF THE PRINCIPAL DISTRIBUTION AMOUNT. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE CERTIFICATE ADMINISTRATOR.

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PASS-THROUGH RATE: [____]%

DENOMINATION: $[          ]

DATE OF POOLING AND SERVICING AGREEMENT: AS OF NOVEMBER 1, 2014

CUT-OFF DATE: AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT (AS DEFINED HEREIN)

CLOSING DATE: NOVEMBER 24, 2014

FIRST DISTRIBUTION DATE: DECEMBER 17, 2014

APPROXIMATE AGGREGATE CERTIFICATE BALANCE OF THE CLASS A-SB CERTIFICATES AS OF THE CLOSING DATE: $84,188,000

MASTER SERVICER: WELLS FARGO BANK, NATIONAL ASSOCIATION

SPECIAL SERVICER: RIALTO CAPITAL ADVISORS, LLC

TRUSTEE: WILMINGTON TRUST, NATIONAL ASSOCIATION

CERTIFICATE ADMINISTRATOR: WELLS FARGO BANK, NATIONAL ASSOCIATION

SENIOR TRUST ADVISOR: PENTALPHA SURVEILLANCE LLC

CUSIP NO.: [          ]

ISIN NO.: [          ]

COMMON CODE NO.: [          ]

CERTIFICATE NO.: [A-SB-1]

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CLASS A-SB CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial mortgage loans (the “Mortgage Loans” (and a separate trust subordinate companion loan interest in a commercial mortgage loan)), all payments on or collections in respect of the Mortgage Loans and the Trust Subordinate Companion Loan due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee’s rights under the insurance policies, any Assignment of Leases, and any guaranties or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class A-SB Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of November 1, 2014 (the “Pooling and Servicing Agreement”), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the “Depositor”, which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicer, the Special Servicer, the Certificate Administrator and the Senior Trust Advisor. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the “Certificates”) and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class A-SB Certificates. The Certificates are designated as the JPMBB COMMERCIAL MORTGAGE SECURITIES TRUST 2014-C25, Commercial Mortgage Pass-Through Certificates, Series 2014-C25 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Certificate Administrator. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

This Certificate represents a “regular interest” in a “real estate mortgage investment conduit”, as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

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Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class A-SB Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate’s pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

Collateral Support Deficit, Certificate Deferred Interest and certain other amounts on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Master Servicer (with respect to the Certificate Account) or the Certificate Administrator (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other investment income earned on funds in the Certificate Account will be paid to the Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and the Trust Subordinate Companion Loan and administration of the Trust Fund.

All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Certificate Administrator with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate (determined without regard to any possible future reimbursement of Collateral Support Deficit previously allocated to this Certificate) shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been posted pursuant to Section 4.01(j) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Certificate Administrator shall, directly or through an agent, take steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(j) of the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory

A-7-5

to the Certificate Registrar duly executed by the Holder hereof or such Holder’s attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

Subject to the terms of the Pooling and Servicing Agreement, the Class A-SB Certificates will be issued in book-entry form through the facilities of DTC in minimum denominations of $10,000, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.03 of the Pooling and Servicing Agreement. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar’s counsel’s review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.03 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

The Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

The Pooling and Servicing Agreement may be amended from time to time by the parties thereto, without the consent of any of the Certificateholders or the Companion Holders:

(i)          to correct any defect or ambiguity in the Pooling and Servicing Agreement in order to address any manifest error in any provision of the Pooling and Servicing Agreement;

(ii)         to cause the provisions in the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus Supplement with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any of its provisions which may be inconsistent with any other provisions therein or to correct any error;

(iii)        to change the timing and/or nature of deposits in the Certificate Account, the Distribution Accounts or any REO Account; provided that (a) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (b) such change shall not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an Opinion of Counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each Rating Agency with respect to such amendment;

(iv)        to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any Certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the Trust Fund or any Trust REMIC or the Grantor Trust that would be a claim against the Trust Fund or any Trust REMIC or the Grantor Trust; provided that the Trustee and the Certificate Administrator have received an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or Companion Holder;

(v)         to modify, eliminate or add to the provisions of Section 5.03(n) of the Pooling and Servicing Agreement or any other provision of the Pooling and Servicing Agreement restricting transfer of the Class R Certificates; provided the Depositor has determined that such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, any Trust REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Tax Person;

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(vi)        to revise or add any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change; provided that the required action shall not adversely affect in any material respect the interests of any Certificateholder (including, with respect to the Trust AB Whole Loan, the Holders of the Class BNB Certificates) or any holder of a Serviced Pari Passu Companion Loan not consenting thereto as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30 of the Pooling and Servicing Agreement);

(vii)       to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the then-current ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30 of the Pooling and Servicing Agreement); provided that such amendment or supplement shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto as evidenced by an Opinion of Counsel;

(viii)      to modify the provisions of Sections 3.05 and 3.19 of the Pooling and Servicing Agreement (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) if (a) the Depositor, the Master Servicer, the Trustee and, for so long as a Control Event has not occurred and is not continuing, the Directing Certificateholder, determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of any Trust REMIC as a REMIC or the status of the Grantor Trust as a grantor trust under the relevant provisions of the Code, as evidenced by an Opinion of Counsel and (c) each Rating Agency has delivered a Rating Agency Confirmation and, with regard to any class of Serviced Companion Loan Securities, the applicable rating agencies have delivered a confirmation that such action will not result in the downgrade, withdrawal or qualification of its then current ratings (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30 of the Pooling and Servicing Agreement);

(ix)        to modify the procedures of the Pooling and Servicing Agreement relating to compliance with Rule 17g-5 of the Exchange Act; provided that such amendment shall not adversely affect in any material respects the interests of any Certificateholders, as evidenced by (x) an Opinion of Counsel or (y) if any Certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such Certificates; and provided, further, that the Certificate Administrator shall give notice of any such amendment to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s Website pursuant to Section 3.15(c) of the Pooling and Servicing Agreement and the Certificate Administrator shall post such notice to the Certificate Administrator’s Website; and

(x)         in the event of a TIA Applicability Determination, to modify, eliminate or add to the provisions of the Pooling and Servicing Agreement to such extent as shall be necessary to (A) effect the qualification of the Pooling and Servicing Agreement under the TIA or under any similar federal statute hereafter enacted and to add to the Pooling and Servicing Agreement such other provisions as may be expressly required by the TIA, and (B) modify such other provisions as are necessary to conform the Pooling and Servicing Agreement and be consistent with the modifications made pursuant to the preceding clause (A); provided that any amendment pursuant to this clause (x) shall be at the sole cost and expense of the Depositor.

Notwithstanding the foregoing, no such amendment (A) may change in any manner any defined term used in any Mortgage Loan Purchase Agreement or the obligations of any Mortgage Loan Seller under any

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Mortgage Loan Purchase Agreement or otherwise or change any rights of any Mortgage Loan Seller as a third party beneficiary thereunder, without the consent of such Mortgage Loan Seller or (B) materially and adversely affects the holders of a Companion Loan without such Companion Holder’s consent.

The Pooling and Servicing Agreement may also be amended from time to time by the parties thereto with the consent of the Holders of Certificates of each Class affected by such amendment evidencing in the aggregate not less than 51% of the aggregate Percentage Interests constituting the Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

(i)          reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or the Trust Subordinate Companion Loan that are required to be distributed on a Certificate of any class without the consent of the Holder of the Certificate or which are required to be distributed to a Companion Holder without the consent of such Companion Holder; or

(ii)         reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of any Companion Holder or Holder of Class BNB Certificates, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or such Companion Holders, as applicable; or

(iii)        adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding; or

(iv)        change in any manner any defined term used in any Mortgage Loan Purchase Agreement or the obligations of any Mortgage Loan Seller under such Mortgage Loan Purchase Agreement or otherwise or change any rights of any Mortgage Loan Seller as a third party beneficiary under the Pooling and Servicing Agreement, without the consent of such Mortgage Loan Seller; or

(v)         amend the Servicing Standard without the consent of 100% of the Certificateholders or receipt of Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30 of the Pooling and Servicing Agreement) and, if required under the related Intercreditor Agreement, the consent of the holder of any AB Subordinate Companion Loan for each Serviced AB Whole Loan.

Further, notwithstanding the foregoing, none of the Senior Trust Advisor, the Trustee, the Certificate Administrator, the Depositor, the Master Servicer nor the Special Servicer will be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an Opinion of Counsel (at the Trust Fund’s expense) to the effect that such amendment is permitted under the Pooling and Servicing Agreement and that such amendment or the exercise of any power granted to the Master Servicer, the Special Servicer, the Depositor, the Trustee, the Certificate Administrator or any other specified person in accordance with such amendment will not result in the imposition of a tax on any portion of the Trust Fund or any Trust REMIC, or cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code. Furthermore, no amendment to the Pooling and Servicing Agreement may be made that changes in any material respect to the rights of the Class BNB Certificates without the consent of such Class and no amendment to the Pooling and Servicing Agreement may be made that changes any provisions specifically required to be included in the Pooling and Servicing Agreement by the Grapevine Mills Intercreditor Agreement or the Wilton Commercial Portfolio Intercreditor Agreement without the consent of the holder of the related Non-Serviced Pari Passu Companion Loan(s).

The Holders of the majority of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class R Certificates may, in that order of priority, at their option, upon 60 days’ prior notice given to the Trustee, the Certificate Administrator and each of the other parties to the Pooling and Servicing Agreement, purchase all of the Mortgage Loans (for the avoidance of doubt, excluding the Trust Subordinate Companion Loan)

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(and all property acquired through exercise of remedies in respect of any related Mortgage Loan) and the Trust Fund’s portion of each REO Property (other than any portion related to the Trust Subordinate Companion Loan if the Trust AB Whole Loan (or the related REO Loan) is an asset of the Trust Fund) remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then-outstanding Certificates, on or after the first Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and the Trust Fund’s portion of any REO Loans remaining in the Trust Fund is less than (i) if the Westfield Village Mortgage Loan (or the related REO Loan) is an asset of the Trust Fund, 2.0% of the aggregate Cut off Date Principal Balance of the Mortgage Loans as set forth in the Preliminary Statement (for the avoidance of doubt, calculated excluding the Trust Subordinate Companion Loan) or (ii) if the Westfield Village Mortgage Loan (or the related REO Loan) is not an asset of the Trust Fund, 1.0% of the aggregate Cut off Date Principal Balance of the Mortgage Loans as set forth in the Preliminary Statement (calculated excluding the Trust Subordinate Companion Loan); provided, however, that this termination right shall not be exercisable at the 2.0% threshold prior to the Distribution Date in December 2024.

Following the date on which the Class A-1, Class A-2, Class A-3, Class A-4A1, Class A-4A2, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class EC and Class D Certificates are retired (and provided that there is only one Holder (or multiple Holders acting in unanimity) of the then-outstanding Certificates (other than the Class BNB, Class Z and Class R Certificates)), the Sole Certificateholder may, at its option exchange (subject to the Master Servicer’s consent) all of its Certificates (other than the Class BNB, Class Z and Class R Certificates) for all of the Mortgage Loans (for the avoidance of doubt, excluding the Trust Subordinate Companion Loan if the Trust AB Whole Loan (or the related REO Loan) is an asset of the Trust Fund) and the Trust Fund’s portion of each REO Property (other than any portion related to the Trust Subordinate Companion Loan if the Trust AB Whole Loan (or the related REO Loan) is an asset of the Trust Fund) remaining in the Trust pursuant to the terms of the Pooling and Servicing Agreement. If the Trust Subordinate Companion Loan is the sole remaining asset of the Trust, the Holders of the Class BNB Certificates may exchange their Certificates for the Trust Subordinate Companion Loan and terminate the Trust pursuant to the terms of the Pooling and Servicing Agreement.

The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Certificate Administrator to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

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IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Registrar under the Pooling and Servicing Agreement

By:
AUTHORIZED SIGNATORY

Dated:	November 24, 2014

CERTIFICATE OF AUTHENTICATION

THIS IS ONE OF THE CLASS A-SB CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Authenticating Agent

By:
AUTHORIZED SIGNATORY

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ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenant in common	UNIF GIFT MIN ACT __________ Custodian
TEN ENT	-	as tenants by the entireties	(Cust)
JT TEN	-	as joint tenants with rights of	Under Uniform Gifts to Minors
survivorship and not as tenants in
		common	Act __________________________
(State)

Additional abbreviations may also be used though not in the above list.

FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________

(Please insert Social Security or other identifying number of Assignee)

(Please print or typewrite name and address of assignee)

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

Dated: _______________	NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange.  Notarized or witnessed signatures are not acceptable.

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DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________ account number _______________ or, if mailed by check, to ____________________________.  Statements should be mailed to _______________________________________________________________.  This information is provided by assignee named above, or ______________________________, as its agent.

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EXHIBIT A-8

FORM OF CLASS X-A CERTIFICATE

CLASS X-A

JPMBB COMMERCIAL MORTGAGE SECURITIES TRUST 2014-C25

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

SERIES 2014-C25, CLASS X-A

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]1

[TRANSFERS OF THIS BOOK-ENTRY CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS BOOK-ENTRY CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.]2

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, THE SENIOR TRUST ADVISOR, THE UNDERWRITERS, THE MORTGAGE LOAN SELLERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THIS CLASS X-A CERTIFICATE HAS NO PRINCIPAL BALANCE AND WILL NOT RECEIVE ANY DISTRIBUTION OF PRINCIPAL.

THE NOTIONAL AMOUNT OF THIS CERTIFICATE WILL BE REDUCED IN CONNECTION WITH THE REDUCTION OF THE CERTIFICATE BALANCE OF THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-4A1, CLASS A-4A2, CLASS A-5, CLASS A-SB AND CLASS A-S CERTIFICATES. ACCORDINGLY, THE NOTIONAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL NOTIONAL AMOUNT SET FORTH BELOW.

THE NOTIONAL AMOUNT ON WHICH THE INTEREST PAYABLE TO THE HOLDERS OF THE CLASS X-A CERTIFICATES IS BASED WILL BE REDUCED AS A RESULT OF PRINCIPAL PAYMENTS AND LOSSES ON THE MORTGAGE LOANS. ACCORDINGLY, THE INTEREST PAYABLE PURSUANT TO THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW.

1      Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

2      Book-Entry Certificate legend.

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THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT”, AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

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PASS-THROUGH RATE: VARIABLE IN ACCORDANCE WITH THE POOLING AND SERVICING AGREEMENT

DENOMINATION: $[          ]

DATE OF POOLING AND SERVICING AGREEMENT: AS OF NOVEMBER 1, 2014

CUT-OFF DATE: AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT (AS DEFINED HEREIN)

CLOSING DATE: NOVEMBER 24, 2014

FIRST DISTRIBUTION DATE: DECEMBER 17, 2014

APPROXIMATE AGGREGATE NOTIONAL AMOUNT OF THE CLASS X-A CERTIFICATES AS OF THE CLOSING DATE: $919,315,000

MASTER SERVICER: WELLS FARGO BANK, NATIONAL ASSOCIATION

SPECIAL SERVICER: RIALTO CAPITAL ADVISORS, LLC

TRUSTEE: WILMINGTON TRUST, NATIONAL ASSOCIATION

CERTIFICATE ADMINISTRATOR: WELLS FARGO BANK, NATIONAL ASSOCIATION

SENIOR TRUST ADVISOR: PENTALPHA SURVEILLANCE LLC

CUSIP NO.: [          ]

ISIN NO.: [          ]

COMMON CODE NO.: [          ]

CERTIFICATE NO.: [X-A-1] [X-A-2] [X-A-3]

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CLASS X-A CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial mortgage loans (the “Mortgage Loans” (and a separate trust subordinate companion loan interest in a commercial mortgage loan)), all payments on or collections in respect of the Mortgage Loans and the Trust Subordinate Companion Loan due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee’s rights under the insurance policies, any Assignment of Leases, and any guaranties or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class X-A Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of November 1, 2014 (the “Pooling and Servicing Agreement”), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the “Depositor”, which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicer, the Special Servicer, the Certificate Administrator and the Senior Trust Advisor. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the “Certificates”) and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class X-A Certificates. The Certificates are designated as the JPMBB COMMERCIAL MORTGAGE SECURITIES TRUST 2014-C25, Commercial Mortgage Pass-Through Certificates, Series 2014-C25 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Certificate Administrator. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

This Certificate represents a “regular interest” in a “real estate mortgage investment conduit”, as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

A-8-4

Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class X-A Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate’s pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

Collateral Support Deficit, Certificate Deferred Interest and certain other amounts on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Master Servicer (with respect to the Certificate Account) or the Certificate Administrator (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other investment income earned on funds in the Certificate Account will be paid to the Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and the Trust Subordinate Companion Loan and administration of the Trust Fund.

All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Certificate Administrator with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate (determined without regard to any possible future reimbursement of Collateral Support Deficit previously allocated to this Certificate) shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been posted pursuant to Section 4.01(j) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Certificate Administrator shall, directly or through an agent, take steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(j) of the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory

A-8-5

to the Certificate Registrar duly executed by the Holder hereof or such Holder’s attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

Subject to the terms of the Pooling and Servicing Agreement, the Class X-A Certificates will be issued in book-entry form through the facilities of DTC in minimum denominations of $1,000,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.03 of the Pooling and Servicing Agreement. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar’s counsel’s review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.03 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

The Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

The Pooling and Servicing Agreement may be amended from time to time by the parties thereto, without the consent of any of the Certificateholders or the Companion Holders:

(i)          to correct any defect or ambiguity in the Pooling and Servicing Agreement in order to address any manifest error in any provision of the Pooling and Servicing Agreement;

(ii)         to cause the provisions in the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus Supplement with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any of its provisions which may be inconsistent with any other provisions therein or to correct any error;

(iii)        to change the timing and/or nature of deposits in the Certificate Account, the Distribution Accounts or any REO Account; provided that (a) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (b) such change shall not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an Opinion of Counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each Rating Agency with respect to such amendment;

(iv)        to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any Certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the Trust Fund or any Trust REMIC or the Grantor Trust that would be a claim against the Trust Fund or any Trust REMIC or the Grantor Trust; provided that the Trustee and the Certificate Administrator have received an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or Companion Holder;

(v)         to modify, eliminate or add to the provisions of Section 5.03(n) of the Pooling and Servicing Agreement or any other provision of the Pooling and Servicing Agreement restricting transfer of the Class R Certificates; provided the Depositor has determined that such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, any Trust REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Tax Person;

A-8-6

(vi)        to revise or add any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change; provided that the required action shall not adversely affect in any material respect the interests of any Certificateholder (including, with respect to the Trust AB Whole Loan, the Holders of the Class BNB Certificates) or any holder of a Serviced Pari Passu Companion Loan not consenting thereto as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30 of the Pooling and Servicing Agreement);

(vii)       to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the then-current ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30 of the Pooling and Servicing Agreement); provided that such amendment or supplement shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto as evidenced by an Opinion of Counsel;

(viii)      to modify the provisions of Sections 3.05 and 3.19 of the Pooling and Servicing Agreement (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) if (a) the Depositor, the Master Servicer, the Trustee and, for so long as a Control Event has not occurred and is not continuing, the Directing Certificateholder, determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of any Trust REMIC as a REMIC or the status of the Grantor Trust as a grantor trust under the relevant provisions of the Code, as evidenced by an Opinion of Counsel and (c) each Rating Agency has delivered a Rating Agency Confirmation and, with regard to any class of Serviced Companion Loan Securities, the applicable rating agencies have delivered a confirmation that such action will not result in the downgrade, withdrawal or qualification of its then current ratings (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30 of the Pooling and Servicing Agreement);

(ix)        to modify the procedures of the Pooling and Servicing Agreement relating to compliance with Rule 17g-5 of the Exchange Act; provided that such amendment shall not adversely affect in any material respects the interests of any Certificateholders, as evidenced by (x) an Opinion of Counsel or (y) if any Certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such Certificates; and provided, further, that the Certificate Administrator shall give notice of any such amendment to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s Website pursuant to Section 3.15(c) of the Pooling and Servicing Agreement and the Certificate Administrator shall post such notice to the Certificate Administrator’s Website; and

(x)         in the event of a TIA Applicability Determination, to modify, eliminate or add to the provisions of the Pooling and Servicing Agreement to such extent as shall be necessary to (A) effect the qualification of the Pooling and Servicing Agreement under the TIA or under any similar federal statute hereafter enacted and to add to the Pooling and Servicing Agreement such other provisions as may be expressly required by the TIA, and (B) modify such other provisions as are necessary to conform the Pooling and Servicing Agreement and be consistent with the modifications made pursuant to the preceding clause (A); provided that any amendment pursuant to this clause (x) shall be at the sole cost and expense of the Depositor.

Notwithstanding the foregoing, no such amendment (A) may change in any manner any defined term used in any Mortgage Loan Purchase Agreement or the obligations of any Mortgage Loan Seller under any

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Mortgage Loan Purchase Agreement or otherwise or change any rights of any Mortgage Loan Seller as a third party beneficiary thereunder, without the consent of such Mortgage Loan Seller or (B) materially and adversely affects the holders of a Companion Loan without such Companion Holder’s consent.

The Pooling and Servicing Agreement may also be amended from time to time by the parties thereto with the consent of the Holders of Certificates of each Class affected by such amendment evidencing in the aggregate not less than 51% of the aggregate Percentage Interests constituting the Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

(i)          reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or the Trust Subordinate Companion Loan that are required to be distributed on a Certificate of any class without the consent of the Holder of the Certificate or which are required to be distributed to a Companion Holder without the consent of such Companion Holder; or

(ii)         reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of any Companion Holder or Holder of Class BNB Certificates, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or such Companion Holders, as applicable; or

(iii)        adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding; or

(iv)        change in any manner any defined term used in any Mortgage Loan Purchase Agreement or the obligations of any Mortgage Loan Seller under such Mortgage Loan Purchase Agreement or otherwise or change any rights of any Mortgage Loan Seller as a third party beneficiary under the Pooling and Servicing Agreement, without the consent of such Mortgage Loan Seller; or

(v)         amend the Servicing Standard without the consent of 100% of the Certificateholders or receipt of Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30 of the Pooling and Servicing Agreement) and, if required under the related Intercreditor Agreement, the consent of the holder of any AB Subordinate Companion Loan for each Serviced AB Whole Loan.

Further, notwithstanding the foregoing, none of the Senior Trust Advisor, the Trustee, the Certificate Administrator, the Depositor, the Master Servicer nor the Special Servicer will be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an Opinion of Counsel (at the Trust Fund’s expense) to the effect that such amendment is permitted under the Pooling and Servicing Agreement and that such amendment or the exercise of any power granted to the Master Servicer, the Special Servicer, the Depositor, the Trustee, the Certificate Administrator or any other specified person in accordance with such amendment will not result in the imposition of a tax on any portion of the Trust Fund or any Trust REMIC, or cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code. Furthermore, no amendment to the Pooling and Servicing Agreement may be made that changes in any material respect to the rights of the Class BNB Certificates without the consent of such Class and no amendment to the Pooling and Servicing Agreement may be made that changes any provisions specifically required to be included in the Pooling and Servicing Agreement by the Grapevine Mills Intercreditor Agreement or the Wilton Commercial Portfolio Intercreditor Agreement without the consent of the holder of the related Non-Serviced Pari Passu Companion Loan(s).

The Holders of the majority of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class R Certificates may, in that order of priority, at their option, upon 60 days’ prior notice given to the Trustee, the Certificate Administrator and each of the other parties to the Pooling and Servicing Agreement, purchase all of the Mortgage Loans (for the avoidance of doubt, excluding the Trust Subordinate Companion Loan)

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(and all property acquired through exercise of remedies in respect of any related Mortgage Loan) and the Trust Fund’s portion of each REO Property (other than any portion related to the Trust Subordinate Companion Loan if the Trust AB Whole Loan (or the related REO Loan) is an asset of the Trust Fund) remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then-outstanding Certificates, on or after the first Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and the Trust Fund’s portion of any REO Loans remaining in the Trust Fund is less than (i) if the Westfield Village Mortgage Loan (or the related REO Loan) is an asset of the Trust Fund, 2.0% of the aggregate Cut off Date Principal Balance of the Mortgage Loans as set forth in the Preliminary Statement (for the avoidance of doubt, calculated excluding the Trust Subordinate Companion Loan) or (ii) if the Westfield Village Mortgage Loan (or the related REO Loan) is not an asset of the Trust Fund, 1.0% of the aggregate Cut off Date Principal Balance of the Mortgage Loans as set forth in the Preliminary Statement (calculated excluding the Trust Subordinate Companion Loan); provided, however, that this termination right shall not be exercisable at the 2.0% threshold prior to the Distribution Date in December 2024.

Following the date on which the Class A-1, Class A-2, Class A-3, Class A-4A1, Class A-4A2, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class EC and Class D Certificates are retired (and provided that there is only one Holder (or multiple Holders acting in unanimity) of the then-outstanding Certificates (other than the Class BNB, Class Z and Class R Certificates)), the Sole Certificateholder may, at its option exchange (subject to the Master Servicer’s consent) all of its Certificates (other than the Class BNB, Class Z and Class R Certificates) for all of the Mortgage Loans (for the avoidance of doubt, excluding the Trust Subordinate Companion Loan if the Trust AB Whole Loan (or the related REO Loan) is an asset of the Trust Fund) and the Trust Fund’s portion of each REO Property (other than any portion related to the Trust Subordinate Companion Loan if the Trust AB Whole Loan (or the related REO Loan) is an asset of the Trust Fund) remaining in the Trust pursuant to the terms of the Pooling and Servicing Agreement. If the Trust Subordinate Companion Loan is the sole remaining asset of the Trust, the Holders of the Class BNB Certificates may exchange their Certificates for the Trust Subordinate Companion Loan and terminate the Trust pursuant to the terms of the Pooling and Servicing Agreement.

The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Certificate Administrator to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

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IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Registrar under the Pooling and Servicing Agreement

By:
AUTHORIZED SIGNATORY

Dated:	November 24, 2014

CERTIFICATE OF AUTHENTICATION

THIS IS ONE OF THE CLASS X-A CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Authenticating Agent

By:
AUTHORIZED SIGNATORY

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ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenant in common	UNIF GIFT MIN ACT __________ Custodian
TEN ENT	-	as tenants by the entireties	(Cust)
JT TEN	-	as joint tenants with rights of	Under Uniform Gifts to Minors
survivorship and not as tenants in
		common	Act __________________________
(State)

Additional abbreviations may also be used though not in the above list.

FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________

(Please insert Social Security or other identifying number of Assignee)

(Please print or typewrite name and address of assignee)

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

Dated: _______________	NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange.  Notarized or witnessed signatures are not acceptable.

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DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________ account number _______________ or, if mailed by check, to ____________________________.  Statements should be mailed to _______________________________________________________________.  This information is provided by assignee named above, or ______________________________, as its agent.

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EXHIBIT A-9

FORM OF CLASS X-B CERTIFICATE

CLASS X-B

JPMBB COMMERCIAL MORTGAGE SECURITIES TRUST 2014-C25

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

SERIES 2014-C25, CLASS X-B

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]1

[TRANSFERS OF THIS BOOK-ENTRY CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS BOOK-ENTRY CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.]2

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, THE SENIOR TRUST ADVISOR, THE UNDERWRITERS, THE MORTGAGE LOAN SELLERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THIS CLASS X-B CERTIFICATE HAS NO PRINCIPAL BALANCE AND WILL NOT RECEIVE ANY DISTRIBUTION OF PRINCIPAL.

THE NOTIONAL AMOUNT OF THIS CERTIFICATE WILL BE REDUCED IN CONNECTION WITH THE REDUCTION OF THE CERTIFICATE BALANCE OF THE CLASS B CERTIFICATES. ACCORDINGLY, THE NOTIONAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL NOTIONAL AMOUNT SET FORTH BELOW.

THE NOTIONAL AMOUNT ON WHICH THE INTEREST PAYABLE TO THE HOLDERS OF THE CLASS X-B CERTIFICATES IS BASED WILL BE REDUCED AS A RESULT OF PRINCIPAL PAYMENTS AND LOSSES ON THE MORTGAGE LOANS. ACCORDINGLY, THE INTEREST PAYABLE PURSUANT TO THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW.

1      Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

2      Book-Entry Certificate legend.

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THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT”, AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

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PASS-THROUGH RATE: VARIABLE IN ACCORDANCE WITH THE POOLING AND SERVICING AGREEMENT

DENOMINATION: $[          ]

DATE OF POOLING AND SERVICING AGREEMENT: AS OF NOVEMBER 1, 2014

CUT-OFF DATE: AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT (AS DEFINED HEREIN)

CLOSING DATE: NOVEMBER 24, 2014

FIRST DISTRIBUTION DATE: DECEMBER 17, 2014

APPROXIMATE AGGREGATE NOTIONAL AMOUNT OF THE CLASS X-B CERTIFICATES AS OF THE CLOSING DATE: $51,813,000

MASTER SERVICER: WELLS FARGO BANK, NATIONAL ASSOCIATION

SPECIAL SERVICER: RIALTO CAPITAL ADVISORS, LLC

TRUSTEE: WILMINGTON TRUST, NATIONAL ASSOCIATION

CERTIFICATE ADMINISTRATOR: WELLS FARGO BANK, NATIONAL ASSOCIATION

SENIOR TRUST ADVISOR: PENTALPHA SURVEILLANCE LLC

CUSIP NO.: [          ]

ISIN NO.: [          ]

COMMON CODE NO.: [          ]

CERTIFICATE NO.: [X-B-1]

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CLASS X-B CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial mortgage loans (the “Mortgage Loans” (and a separate trust subordinate companion loan interest in a commercial mortgage loan)), all payments on or collections in respect of the Mortgage Loans and the Trust Subordinate Companion Loan due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee’s rights under the insurance policies, any Assignment of Leases, and any guaranties or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class X-B Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of November 1, 2014 (the “Pooling and Servicing Agreement”), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the “Depositor”, which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicer, the Special Servicer, the Certificate Administrator and the Senior Trust Advisor. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the “Certificates”) and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class X-B Certificates. The Certificates are designated as the JPMBB COMMERCIAL MORTGAGE SECURITIES TRUST 2014-C25, Commercial Mortgage Pass-Through Certificates, Series 2014-C25 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Certificate Administrator. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

This Certificate represents a “regular interest” in a “real estate mortgage investment conduit”, as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

A-9-4

Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class X-B Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate’s pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

Collateral Support Deficit, Certificate Deferred Interest and certain other amounts on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Master Servicer (with respect to the Certificate Account) or the Certificate Administrator (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other investment income earned on funds in the Certificate Account will be paid to the Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and the Trust Subordinate Companion Loan and administration of the Trust Fund.

All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Certificate Administrator with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate (determined without regard to any possible future reimbursement of Collateral Support Deficit previously allocated to this Certificate) shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been posted pursuant to Section 4.01(j) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Certificate Administrator shall, directly or through an agent, take steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(j) of the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory

A-9-5

to the Certificate Registrar duly executed by the Holder hereof or such Holder’s attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

Subject to the terms of the Pooling and Servicing Agreement, the Class X-B Certificates will be issued in book-entry form through the facilities of DTC in minimum denominations of $1,000,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.03 of the Pooling and Servicing Agreement. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar’s counsel’s review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.03 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

The Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

The Pooling and Servicing Agreement may be amended from time to time by the parties thereto, without the consent of any of the Certificateholders or the Companion Holders:

(i)          to correct any defect or ambiguity in the Pooling and Servicing Agreement in order to address any manifest error in any provision of the Pooling and Servicing Agreement;

(ii)         to cause the provisions in the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus Supplement with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any of its provisions which may be inconsistent with any other provisions therein or to correct any error;

(iii)        to change the timing and/or nature of deposits in the Certificate Account, the Distribution Accounts or any REO Account; provided that (a) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (b) such change shall not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an Opinion of Counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each Rating Agency with respect to such amendment;

(iv)        to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any Certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the Trust Fund or any Trust REMIC or the Grantor Trust that would be a claim against the Trust Fund or any Trust REMIC or the Grantor Trust; provided that the Trustee and the Certificate Administrator have received an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or Companion Holder;

(v)         to modify, eliminate or add to the provisions of Section 5.03(n) of the Pooling and Servicing Agreement or any other provision of the Pooling and Servicing Agreement restricting transfer of the Class R Certificates; provided the Depositor has determined that such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, any Trust REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Tax Person;

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(vi)        to revise or add any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change; provided that the required action shall not adversely affect in any material respect the interests of any Certificateholder (including, with respect to the Trust AB Whole Loan, the Holders of the Class BNB Certificates) or any holder of a Serviced Pari Passu Companion Loan not consenting thereto as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30 of the Pooling and Servicing Agreement);

(vii)       to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the then-current ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30 of the Pooling and Servicing Agreement); provided that such amendment or supplement shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto as evidenced by an Opinion of Counsel;

(viii)      to modify the provisions of Sections 3.05 and 3.19 of the Pooling and Servicing Agreement (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) if (a) the Depositor, the Master Servicer, the Trustee and, for so long as a Control Event has not occurred and is not continuing, the Directing Certificateholder, determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of any Trust REMIC as a REMIC or the status of the Grantor Trust as a grantor trust under the relevant provisions of the Code, as evidenced by an Opinion of Counsel and (c) each Rating Agency has delivered a Rating Agency Confirmation and, with regard to any class of Serviced Companion Loan Securities, the applicable rating agencies have delivered a confirmation that such action will not result in the downgrade, withdrawal or qualification of its then current ratings (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30 of the Pooling and Servicing Agreement);

(ix)         to modify the procedures of the Pooling and Servicing Agreement relating to compliance with Rule 17g-5 of the Exchange Act; provided that such amendment shall not adversely affect in any material respects the interests of any Certificateholders, as evidenced by (x) an Opinion of Counsel or (y) if any Certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such Certificates; and provided, further, that the Certificate Administrator shall give notice of any such amendment to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s Website pursuant to Section 3.15(c) of the Pooling and Servicing Agreement and the Certificate Administrator shall post such notice to the Certificate Administrator’s Website; and

(x)          in the event of a TIA Applicability Determination, to modify, eliminate or add to the provisions of the Pooling and Servicing Agreement to such extent as shall be necessary to (A) effect the qualification of the Pooling and Servicing Agreement under the TIA or under any similar federal statute hereafter enacted and to add to the Pooling and Servicing Agreement such other provisions as may be expressly required by the TIA, and (B) modify such other provisions as are necessary to conform the Pooling and Servicing Agreement and be consistent with the modifications made pursuant to the preceding clause (A); provided that any amendment pursuant to this clause (x) shall be at the sole cost and expense of the Depositor.

Notwithstanding the foregoing, no such amendment (A) may change in any manner any defined term used in any Mortgage Loan Purchase Agreement or the obligations of any Mortgage Loan Seller under any

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Mortgage Loan Purchase Agreement or otherwise or change any rights of any Mortgage Loan Seller as a third party beneficiary thereunder, without the consent of such Mortgage Loan Seller or (B) materially and adversely affects the holders of a Companion Loan without such Companion Holder’s consent.

The Pooling and Servicing Agreement may also be amended from time to time by the parties thereto with the consent of the Holders of Certificates of each Class affected by such amendment evidencing in the aggregate not less than 51% of the aggregate Percentage Interests constituting the Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

(i)          reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or the Trust Subordinate Companion Loan that are required to be distributed on a Certificate of any class without the consent of the Holder of the Certificate or which are required to be distributed to a Companion Holder without the consent of such Companion Holder; or

(ii)         reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of any Companion Holder or Holder of Class BNB Certificates, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or such Companion Holders, as applicable; or

(iii)        adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding; or

(iv)        change in any manner any defined term used in any Mortgage Loan Purchase Agreement or the obligations of any Mortgage Loan Seller under such Mortgage Loan Purchase Agreement or otherwise or change any rights of any Mortgage Loan Seller as a third party beneficiary under the Pooling and Servicing Agreement, without the consent of such Mortgage Loan Seller; or

(v)         amend the Servicing Standard without the consent of 100% of the Certificateholders or receipt of Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30 of the Pooling and Servicing Agreement) and, if required under the related Intercreditor Agreement, the consent of the holder of any AB Subordinate Companion Loan for each Serviced AB Whole Loan.

Further, notwithstanding the foregoing, none of the Senior Trust Advisor, the Trustee, the Certificate Administrator, the Depositor, the Master Servicer nor the Special Servicer will be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an Opinion of Counsel (at the Trust Fund’s expense) to the effect that such amendment is permitted under the Pooling and Servicing Agreement and that such amendment or the exercise of any power granted to the Master Servicer, the Special Servicer, the Depositor, the Trustee, the Certificate Administrator or any other specified person in accordance with such amendment will not result in the imposition of a tax on any portion of the Trust Fund or any Trust REMIC, or cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code. Furthermore, no amendment to the Pooling and Servicing Agreement may be made that changes in any material respect to the rights of the Class BNB Certificates without the consent of such Class and no amendment to the Pooling and Servicing Agreement may be made that changes any provisions specifically required to be included in the Pooling and Servicing Agreement by the Grapevine Mills Intercreditor Agreement or the Wilton Commercial Portfolio Intercreditor Agreement without the consent of the holder of the related Non-Serviced Pari Passu Companion Loan(s).

The Holders of the majority of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class R Certificates may, in that order of priority, at their option, upon 60 days’ prior notice given to the Trustee, the Certificate Administrator and each of the other parties to the Pooling and Servicing Agreement, purchase all of the Mortgage Loans (for the avoidance of doubt, excluding the Trust Subordinate Companion Loan)

A-9-8

(and all property acquired through exercise of remedies in respect of any related Mortgage Loan) and the Trust Fund’s portion of each REO Property (other than any portion related to the Trust Subordinate Companion Loan if the Trust AB Whole Loan (or the related REO Loan) is an asset of the Trust Fund) remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then-outstanding Certificates, on or after the first Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and the Trust Fund’s portion of any REO Loans remaining in the Trust Fund is less than (i) if the Westfield Village Mortgage Loan (or the related REO Loan) is an asset of the Trust Fund, 2.0% of the aggregate Cut off Date Principal Balance of the Mortgage Loans as set forth in the Preliminary Statement (for the avoidance of doubt, calculated excluding the Trust Subordinate Companion Loan) or (ii) if the Westfield Village Mortgage Loan (or the related REO Loan) is not an asset of the Trust Fund, 1.0% of the aggregate Cut off Date Principal Balance of the Mortgage Loans as set forth in the Preliminary Statement (calculated excluding the Trust Subordinate Companion Loan); provided, however, that this termination right shall not be exercisable at the 2.0% threshold prior to the Distribution Date in December 2024.

Following the date on which the Class A-1, Class A-2, Class A-3, Class A-4A1, Class A-4A2, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class EC and Class D Certificates are retired (and provided that there is only one Holder (or multiple Holders acting in unanimity) of the then-outstanding Certificates (other than the Class BNB, Class Z and Class R Certificates)), the Sole Certificateholder may, at its option exchange (subject to the Master Servicer’s consent) all of its Certificates (other than the Class BNB, Class Z and Class R Certificates) for all of the Mortgage Loans (for the avoidance of doubt, excluding the Trust Subordinate Companion Loan if the Trust AB Whole Loan (or the related REO Loan) is an asset of the Trust Fund) and the Trust Fund’s portion of each REO Property (other than any portion related to the Trust Subordinate Companion Loan if the Trust AB Whole Loan (or the related REO Loan) is an asset of the Trust Fund) remaining in the Trust pursuant to the terms of the Pooling and Servicing Agreement. If the Trust Subordinate Companion Loan is the sole remaining asset of the Trust, the Holders of the Class BNB Certificates may exchange their Certificates for the Trust Subordinate Companion Loan and terminate the Trust pursuant to the terms of the Pooling and Servicing Agreement.

The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Certificate Administrator to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

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IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Registrar under the Pooling and Servicing Agreement

By:
AUTHORIZED SIGNATORY

Dated:	November 24, 2014

CERTIFICATE OF AUTHENTICATION

THIS IS ONE OF THE CLASS X-B CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Authenticating Agent

By:
AUTHORIZED SIGNATORY

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ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenant in common	UNIF GIFT MIN ACT __________ Custodian
TEN ENT	-	as tenants by the entireties	(Cust)
JT TEN	-	as joint tenants with rights of	Under Uniform Gifts to Minors
survivorship and not as tenants in
		common	Act __________________________
(State)

Additional abbreviations may also be used though not in the above list.

FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________

(Please insert Social Security or other identifying number of Assignee)

(Please print or typewrite name and address of assignee)

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

Dated: _______________	NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange.  Notarized or witnessed signatures are not acceptable.

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DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________ account number _______________ or, if mailed by check, to ____________________________.  Statements should be mailed to _______________________________________________________________.  This information is provided by assignee named above, or ______________________________, as its agent.

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EXHIBIT A-10

FORM OF CLASS X-C CERTIFICATE

CLASS X-C

JPMBB COMMERCIAL MORTGAGE SECURITIES TRUST 2014-C25

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

SERIES 2014-C25, CLASS X-C

[THIS CERTIFICATE IS A TEMPORARY REGULATION S BOOK-ENTRY CERTIFICATE FOR PURPOSES OF REGULATION S (“REGULATION S”) UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS TEMPORARY REGULATION S BOOK-ENTRY CERTIFICATE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

NO BENEFICIAL OWNERS OF THIS TEMPORARY REGULATION S BOOK-ENTRY CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENTS OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT.]1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]2

[TRANSFERS OF THIS BOOK-ENTRY CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS BOOK-ENTRY CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.]3

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, THE SENIOR TRUST ADVISOR, THE INITIAL PURCHASERS, THE MORTGAGE LOAN SELLERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

1      Temporary Regulation S Book-Entry Certificate legend.

2      Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

3      Book-Entry Certificate legend.

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THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER”, WITHIN THE MEANING OF RULE 144A (A “QIB”), OR IS PURCHASING FOR THE ACCOUNT OF A QIB, AND WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) TO AN INSTITUTION THAT IS A NON-”U.S. PERSON” IN AN “OFFSHORE TRANSACTION” AS DEFINED IN, AND IN ACCORDANCE WITH RULE 903 OR RULE 904 OF, REGULATION S UNDER THE SECURITIES ACT, OR (3) TO AN INSTITUTION THAT IS AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS, AND (B) IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THE NOTIONAL AMOUNT OF THIS CERTIFICATE WILL BE REDUCED IN CONNECTION WITH THE REDUCTION OF THE CERTIFICATE BALANCE OF THE CLASS C CERTIFICATES. ACCORDINGLY, THE NOTIONAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL NOTIONAL AMOUNT SET FORTH BELOW.

THE NOTIONAL AMOUNT ON WHICH THE INTEREST PAYABLE TO THE HOLDERS OF THE CLASS X-C CERTIFICATES IS BASED WILL BE REDUCED AS A RESULT OF PRINCIPAL PAYMENTS AND LOSSES ON THE MORTGAGE LOANS.

THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT”, AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

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PASS-THROUGH RATE: VARIABLE IN ACCORDANCE WITH THE POOLING AND SERVICING AGREEMENT

DENOMINATION: $[           ]

DATE OF POOLING AND SERVICING AGREEMENT: AS OF NOVEMBER 1, 2014

CUT-OFF DATE: AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT (AS DEFINED HEREIN)

CLOSING DATE: NOVEMBER 24, 2014

FIRST DISTRIBUTION DATE: DECEMBER 17, 2014

APPROXIMATE AGGREGATE NOTIONAL AMOUNT OF THE CLASS X-C CERTIFICATES AS OF THE CLOSING DATE: $42,931,000

MASTER SERVICER: WELLS FARGO BANK, NATIONAL ASSOCIATION

SPECIAL SERVICER: RIALTO CAPITAL ADVISORS, LLC

TRUSTEE: WILMINGTON TRUST, NATIONAL ASSOCIATION

CERTIFICATE ADMINISTRATOR: WELLS FARGO BANK, NATIONAL ASSOCIATION

SENIOR TRUST ADVISOR: PENTALPHA SURVEILLANCE LLC

CUSIP NO.: [          ]

ISIN NO.: [          ]

COMMON CODE NO.: [          ]

CERTIFICATE NO.: [X-C-1] [X-C-S-1]

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CLASS X-C CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial mortgage loans (the “Mortgage Loans” (and a separate trust subordinate companion loan interest in a commercial mortgage loan)), all payments on or collections in respect of the Mortgage Loans and the Trust Subordinate Companion Loan due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee’s rights under the insurance policies, any Assignment of Leases, and any guaranties or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class X-C Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of November 1, 2014 (the “Pooling and Servicing Agreement”), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the “Depositor”, which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicer, the Special Servicer, the Certificate Administrator and the Senior Trust Advisor. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the “Certificates”) and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class X-C Certificates. The Certificates are designated as the JPMBB COMMERCIAL MORTGAGE SECURITIES TRUST 2014-C25, Commercial Mortgage Pass-Through Certificates, Series 2014-C25 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Certificate Administrator. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

This Certificate represents a “regular interest” in a “real estate mortgage investment conduit”, as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

A-10-4

Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class X-C Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate’s pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

Collateral Support Deficit, Certificate Deferred Interest and certain other amounts on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Master Servicer (with respect to the Certificate Account) or the Certificate Administrator (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other investment income earned on funds in the Certificate Account will be paid to the Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and the Trust Subordinate Companion Loan and administration of the Trust Fund.

All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Certificate Administrator with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate (determined without regard to any possible future reimbursement of Collateral Support Deficit previously allocated to this Certificate) shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been posted pursuant to Section 4.01(j) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Certificate Administrator shall, directly or through an agent, take steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(j) of the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory

A-10-5

to the Certificate Registrar duly executed by the Holder hereof or such Holder’s attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

Subject to the terms of the Pooling and Servicing Agreement, the Class X-C Certificates will be issued in book-entry form through the facilities of DTC in minimum denominations of $1,000,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.03 of the Pooling and Servicing Agreement. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar’s counsel’s review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.03 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

The Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

The Pooling and Servicing Agreement may be amended from time to time by the parties thereto, without the consent of any of the Certificateholders or the Companion Holders:

(i)        to correct any defect or ambiguity in the Pooling and Servicing Agreement in order to address any manifest error in any provision of the Pooling and Servicing Agreement;

(ii)        to cause the provisions in the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus Supplement with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any of its provisions which may be inconsistent with any other provisions therein or to correct any error;

(iii)       to change the timing and/or nature of deposits in the Certificate Account, the Distribution Accounts or any REO Account; provided that (a) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (b) such change shall not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an Opinion of Counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each Rating Agency with respect to such amendment;

(iv)       to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any Certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the Trust Fund or any Trust REMIC or the Grantor Trust that would be a claim against the Trust Fund or any Trust REMIC or the Grantor Trust; provided that the Trustee and the Certificate Administrator have received an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or Companion Holder;

(v)       to modify, eliminate or add to the provisions of Section 5.03(n) of the Pooling and Servicing Agreement or any other provision of the Pooling and Servicing Agreement restricting transfer of the Class R Certificates; provided the Depositor has determined that such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, any Trust REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Tax Person;

A-10-6

(vi)       to revise or add any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change; provided that the required action shall not adversely affect in any material respect the interests of any Certificateholder (including, with respect to the Trust AB Whole Loan, the Holders of the Class BNB Certificates) or any holder of a Serviced Pari Passu Companion Loan not consenting thereto as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30 of the Pooling and Servicing Agreement);

(vii)      to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the then-current ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30 of the Pooling and Servicing Agreement); provided that such amendment or supplement shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto as evidenced by an Opinion of Counsel;

(viii)    to modify the provisions of Sections 3.05 and 3.19 of the Pooling and Servicing Agreement (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) if (a) the Depositor, the Master Servicer, the Trustee and, for so long as a Control Event has not occurred and is not continuing, the Directing Certificateholder, determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of any Trust REMIC as a REMIC or the status of the Grantor Trust as a grantor trust under the relevant provisions of the Code, as evidenced by an Opinion of Counsel and (c) each Rating Agency has delivered a Rating Agency Confirmation and, with regard to any class of Serviced Companion Loan Securities, the applicable rating agencies have delivered a confirmation that such action will not result in the downgrade, withdrawal or qualification of its then current ratings (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30 of the Pooling and Servicing Agreement);

(ix)       to modify the procedures of the Pooling and Servicing Agreement relating to compliance with Rule 17g-5 of the Exchange Act; provided that such amendment shall not adversely affect in any material respects the interests of any Certificateholders, as evidenced by (x) an Opinion of Counsel or (y) if any Certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such Certificates; and provided, further, that the Certificate Administrator shall give notice of any such amendment to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s Website pursuant to Section 3.15(c) of the Pooling and Servicing Agreement and the Certificate Administrator shall post such notice to the Certificate Administrator’s Website; and

(x)       in the event of a TIA Applicability Determination, to modify, eliminate or add to the provisions of the Pooling and Servicing Agreement to such extent as shall be necessary to (A) effect the qualification of the Pooling and Servicing Agreement under the TIA or under any similar federal statute hereafter enacted and to add to the Pooling and Servicing Agreement such other provisions as may be expressly required by the TIA, and (B) modify such other provisions as are necessary to conform the Pooling and Servicing Agreement and be consistent with the modifications made pursuant to the preceding clause (A); provided that any amendment pursuant to this clause (x) shall be at the sole cost and expense of the Depositor.

Notwithstanding the foregoing, no such amendment (A) may change in any manner any defined term used in any Mortgage Loan Purchase Agreement or the obligations of any Mortgage Loan Seller under any

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Mortgage Loan Purchase Agreement or otherwise or change any rights of any Mortgage Loan Seller as a third party beneficiary thereunder, without the consent of such Mortgage Loan Seller or (B) materially and adversely affects the holders of a Companion Loan without such Companion Holder’s consent.

The Pooling and Servicing Agreement may also be amended from time to time by the parties thereto with the consent of the Holders of Certificates of each Class affected by such amendment evidencing in the aggregate not less than 51% of the aggregate Percentage Interests constituting the Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

(i)         reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or the Trust Subordinate Companion Loan that are required to be distributed on a Certificate of any class without the consent of the Holder of the Certificate or which are required to be distributed to a Companion Holder without the consent of such Companion Holder; or

(ii)        reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of any Companion Holder or Holder of Class BNB Certificates, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or such Companion Holders, as applicable; or

(iii)       adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding; or

(iv)       change in any manner any defined term used in any Mortgage Loan Purchase Agreement or the obligations of any Mortgage Loan Seller under such Mortgage Loan Purchase Agreement or otherwise or change any rights of any Mortgage Loan Seller as a third party beneficiary under the Pooling and Servicing Agreement, without the consent of such Mortgage Loan Seller; or

(v)       amend the Servicing Standard without the consent of 100% of the Certificateholders or receipt of Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30 of the Pooling and Servicing Agreement) and, if required under the related Intercreditor Agreement, the consent of the holder of any AB Subordinate Companion Loan for each Serviced AB Whole Loan.

Further, notwithstanding the foregoing, none of the Senior Trust Advisor, the Trustee, the Certificate Administrator, the Depositor, the Master Servicer nor the Special Servicer will be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an Opinion of Counsel (at the Trust Fund’s expense) to the effect that such amendment is permitted under the Pooling and Servicing Agreement and that such amendment or the exercise of any power granted to the Master Servicer, the Special Servicer, the Depositor, the Trustee, the Certificate Administrator or any other specified person in accordance with such amendment will not result in the imposition of a tax on any portion of the Trust Fund or any Trust REMIC, or cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code. Furthermore, no amendment to the Pooling and Servicing Agreement may be made that changes in any material respect to the rights of the Class BNB Certificates without the consent of such Class and no amendment to the Pooling and Servicing Agreement may be made that changes any provisions specifically required to be included in the Pooling and Servicing Agreement by the Grapevine Mills Intercreditor Agreement or the Wilton Commercial Portfolio Intercreditor Agreement without the consent of the holder of the related Non-Serviced Pari Passu Companion Loan(s).

The Holders of the majority of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class R Certificates may, in that order of priority, at their option, upon 60 days’ prior notice given to the Trustee, the Certificate Administrator and each of the other parties to the Pooling and Servicing Agreement, purchase all of the Mortgage Loans (for the avoidance of doubt, excluding the Trust Subordinate Companion Loan)

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(and all property acquired through exercise of remedies in respect of any related Mortgage Loan) and the Trust Fund’s portion of each REO Property (other than any portion related to the Trust Subordinate Companion Loan if the Trust AB Whole Loan (or the related REO Loan) is an asset of the Trust Fund) remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then-outstanding Certificates, on or after the first Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and the Trust Fund’s portion of any REO Loans remaining in the Trust Fund is less than (i) if the Westfield Village Mortgage Loan (or the related REO Loan) is an asset of the Trust Fund, 2.0% of the aggregate Cut off Date Principal Balance of the Mortgage Loans as set forth in the Preliminary Statement (for the avoidance of doubt, calculated excluding the Trust Subordinate Companion Loan) or (ii) if the Westfield Village Mortgage Loan (or the related REO Loan) is not an asset of the Trust Fund, 1.0% of the aggregate Cut off Date Principal Balance of the Mortgage Loans as set forth in the Preliminary Statement (calculated excluding the Trust Subordinate Companion Loan); provided, however, that this termination right shall not be exercisable at the 2.0% threshold prior to the Distribution Date in December 2024.

Following the date on which the Class A-1, Class A-2, Class A-3, Class A-4A1, Class A-4A2, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class EC and Class D Certificates are retired (and provided that there is only one Holder (or multiple Holders acting in unanimity) of the then-outstanding Certificates (other than the Class BNB, Class Z and Class R Certificates)), the Sole Certificateholder may, at its option exchange (subject to the Master Servicer’s consent) all of its Certificates (other than the Class BNB, Class Z and Class R Certificates) for all of the Mortgage Loans (for the avoidance of doubt, excluding the Trust Subordinate Companion Loan if the Trust AB Whole Loan (or the related REO Loan) is an asset of the Trust Fund) and the Trust Fund’s portion of each REO Property (other than any portion related to the Trust Subordinate Companion Loan if the Trust AB Whole Loan (or the related REO Loan) is an asset of the Trust Fund) remaining in the Trust pursuant to the terms of the Pooling and Servicing Agreement. If the Trust Subordinate Companion Loan is the sole remaining asset of the Trust, the Holders of the Class BNB Certificates may exchange their Certificates for the Trust Subordinate Companion Loan and terminate the Trust pursuant to the terms of the Pooling and Servicing Agreement.

The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Certificate Administrator to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

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IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Registrar under the Pooling and Servicing Agreement

By:
AUTHORIZED SIGNATORY

Dated: November 24, 2014

CERTIFICATE OF AUTHENTICATION

THIS IS ONE OF THE CLASS X-C CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Authenticating Agent

By:
AUTHORIZED SIGNATORY

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ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenant in common	UNIF GIFT MIN ACT __________ Custodian
TEN ENT	-	as tenants by the entireties	(Cust)
JT TEN	-	as joint tenants with rights of	Under Uniform Gifts to Minors
survivorship and not as tenants in
		common	Act __________________________
(State)

Additional abbreviations may also be used though not in the above list.

FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________

(Please insert Social Security or other identifying number of Assignee)

(Please print or typewrite name and address of assignee)

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

Dated: _______________	NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange.  Notarized or witnessed signatures are not acceptable.

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DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:
Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________ account number _______________ or, if mailed by check, to ____________________________.  Statements should be mailed to _______________________________________________________________.  This information is provided by assignee named above, or ______________________________, as its agent

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EXHIBIT A-11

FORM OF CLASS X-D CERTIFICATE

CLASS X-D

JPMBB COMMERCIAL MORTGAGE SECURITIES TRUST 2014-C25

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

SERIES 2014-C25, CLASS X-D

[THIS CERTIFICATE IS A TEMPORARY REGULATION S BOOK-ENTRY CERTIFICATE FOR PURPOSES OF REGULATION S (“REGULATION S”) UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS TEMPORARY REGULATION S BOOK-ENTRY CERTIFICATE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

NO BENEFICIAL OWNERS OF THIS TEMPORARY REGULATION S BOOK-ENTRY CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENTS OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT.]1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]2

[TRANSFERS OF THIS BOOK-ENTRY CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS BOOK-ENTRY CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.]3

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, THE SENIOR TRUST ADVISOR, THE INITIAL PURCHASERS, THE MORTGAGE LOAN SELLERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

1      Temporary Regulation S Book-Entry Certificate legend.

2      Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

3      Book-Entry Certificate legend.

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THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER”, WITHIN THE MEANING OF RULE 144A (A “QIB”), OR IS PURCHASING FOR THE ACCOUNT OF A QIB, AND WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) TO AN INSTITUTION THAT IS A NON-”U.S. PERSON” IN AN “OFFSHORE TRANSACTION” AS DEFINED IN, AND IN ACCORDANCE WITH RULE 903 OR RULE 904 OF, REGULATION S UNDER THE SECURITIES ACT, OR (3) TO AN INSTITUTION THAT IS AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS, AND (B) IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THIS CLASS X-D CERTIFICATE HAS NO PRINCIPAL BALANCE AND WILL NOT RECEIVE ANY DISTRIBUTION OF PRINCIPAL.

THE NOTIONAL AMOUNT OF THIS CERTIFICATE WILL BE REDUCED IN CONNECTION WITH THE REDUCTION OF THE CERTIFICATE BALANCES OF THE CLASS D CERTIFICATES. ACCORDINGLY, THE NOTIONAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL NOTIONAL AMOUNT SET FORTH BELOW.

THE NOTIONAL AMOUNT ON WHICH THE INTEREST PAYABLE TO THE HOLDERS OF THE CLASS X-D CERTIFICATES IS BASED WILL BE REDUCED AS A RESULT OF PRINCIPAL PAYMENTS AND LOSSES ON THE MORTGAGE LOANS. ACCORDINGLY, THE INTEREST PAYABLE PURSUANT TO THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW.

THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT”, AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

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PASS-THROUGH RATE: VARIABLE IN ACCORDANCE WITH THE POOLING AND SERVICING AGREEMENT

DENOMINATION: $[          ]

DATE OF POOLING AND SERVICING AGREEMENT: AS OF NOVEMBER 1, 2014

CUT-OFF DATE: AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT (AS DEFINED HEREIN)

CLOSING DATE: NOVEMBER 24, 2014

FIRST DISTRIBUTION DATE:
DECEMBER 17, 2014

APPROXIMATE AGGREGATE NOTIONAL AMOUNT OF THE CLASS X-D CERTIFICATES AS OF THE CLOSING DATE: $78,460,000

MASTER SERVICER: WELLS FARGO BANK, NATIONAL ASSOCIATION

SPECIAL SERVICER: RIALTO CAPITAL ADVISORS, LLC

TRUSTEE: WILMINGTON TRUST, NATIONAL ASSOCIATION

CERTIFICATE ADMINISTRATOR: WELLS FARGO BANK, NATIONAL ASSOCIATION

SENIOR TRUST ADVISOR: PENTALPHA SURVEILLANCE LLC

CUSIP NO.: [          ]

ISIN NO.: [          ]

COMMON CODE NO.: [          ]

CERTIFICATE NO.: [X-D-1] [X-D-S-1]

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CLASS X-D CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial mortgage loans (the “Mortgage Loans” (and a separate trust subordinate companion loan interest in a commercial mortgage loan)), all payments on or collections in respect of the Mortgage Loans and the Trust Subordinate Companion Loan due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee’s rights under the insurance policies, any Assignment of Leases, and any guaranties or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class X-D Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of November 1, 2014 (the “Pooling and Servicing Agreement”), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the “Depositor”, which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicer, the Special Servicer, the Certificate Administrator and the Senior Trust Advisor. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the “Certificates”) and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class X-D Certificates. The Certificates are designated as the JPMBB COMMERCIAL MORTGAGE SECURITIES TRUST 2014-C25, Commercial Mortgage Pass-Through Certificates, Series 2014-C25 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Certificate Administrator. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

This Certificate represents a “regular interest” in a “real estate mortgage investment conduit”, as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

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Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class X-D Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate’s pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

Collateral Support Deficit, Certificate Deferred Interest and certain other amounts on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Master Servicer (with respect to the Certificate Account) or the Certificate Administrator (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other investment income earned on funds in the Certificate Account will be paid to the Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and the Trust Subordinate Companion Loan and administration of the Trust Fund.

All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Certificate Administrator with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate (determined without regard to any possible future reimbursement of Collateral Support Deficit previously allocated to this Certificate) shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been posted pursuant to Section 4.01(j) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Certificate Administrator shall, directly or through an agent, take steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(j) of the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory

A-11-5

to the Certificate Registrar duly executed by the Holder hereof or such Holder’s attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

Subject to the terms of the Pooling and Servicing Agreement, the Class X-D Certificates will be issued in book-entry form through the facilities of DTC in minimum denominations of $1,000,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.03 of the Pooling and Servicing Agreement. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar’s counsel’s review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.03 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

The Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

The Pooling and Servicing Agreement may be amended from time to time by the parties thereto, without the consent of any of the Certificateholders or the Companion Holders:

(i)       to correct any defect or ambiguity in the Pooling and Servicing Agreement in order to address any manifest error in any provision of the Pooling and Servicing Agreement;

(ii)       to cause the provisions in the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus Supplement with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any of its provisions which may be inconsistent with any other provisions therein or to correct any error;

(iii)       to change the timing and/or nature of deposits in the Certificate Account, the Distribution Accounts or any REO Account; provided that (a) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (b) such change shall not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an Opinion of Counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each Rating Agency with respect to such amendment;

(iv)      to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any Certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the Trust Fund or any Trust REMIC or the Grantor Trust that would be a claim against the Trust Fund or any Trust REMIC or the Grantor Trust; provided that the Trustee and the Certificate Administrator have received an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or Companion Holder;

(v)       to modify, eliminate or add to the provisions of Section 5.03(n) of the Pooling and Servicing Agreement or any other provision of the Pooling and Servicing Agreement restricting transfer of the Class R Certificates; provided the Depositor has determined that such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, any Trust REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Tax Person;

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(vi)      to revise or add any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change; provided that the required action shall not adversely affect in any material respect the interests of any Certificateholder (including, with respect to the Trust AB Whole Loan, the Holders of the Class BNB Certificates) or any holder of a Serviced Pari Passu Companion Loan not consenting thereto as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30 of the Pooling and Servicing Agreement);

(vii)       to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the then-current ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30 of the Pooling and Servicing Agreement); provided that such amendment or supplement shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto as evidenced by an Opinion of Counsel;

(viii)    to modify the provisions of Sections 3.05 and 3.19 of the Pooling and Servicing Agreement (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) if (a) the Depositor, the Master Servicer, the Trustee and, for so long as a Control Event has not occurred and is not continuing, the Directing Certificateholder, determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of any Trust REMIC as a REMIC or the status of the Grantor Trust as a grantor trust under the relevant provisions of the Code, as evidenced by an Opinion of Counsel and (c) each Rating Agency has delivered a Rating Agency Confirmation and, with regard to any class of Serviced Companion Loan Securities, the applicable rating agencies have delivered a confirmation that such action will not result in the downgrade, withdrawal or qualification of its then current ratings (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30 of the Pooling and Servicing Agreement);

(ix)       to modify the procedures of the Pooling and Servicing Agreement relating to compliance with Rule 17g-5 of the Exchange Act; provided that such amendment shall not adversely affect in any material respects the interests of any Certificateholders, as evidenced by (x) an Opinion of Counsel or (y) if any Certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such Certificates; and provided, further, that the Certificate Administrator shall give notice of any such amendment to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s Website pursuant to Section 3.15(c) of the Pooling and Servicing Agreement and the Certificate Administrator shall post such notice to the Certificate Administrator’s Website; and

(x)       in the event of a TIA Applicability Determination, to modify, eliminate or add to the provisions of the Pooling and Servicing Agreement to such extent as shall be necessary to (A) effect the qualification of the Pooling and Servicing Agreement under the TIA or under any similar federal statute hereafter enacted and to add to the Pooling and Servicing Agreement such other provisions as may be expressly required by the TIA, and (B) modify such other provisions as are necessary to conform the Pooling and Servicing Agreement and be consistent with the modifications made pursuant to the preceding clause (A); provided that any amendment pursuant to this clause (x) shall be at the sole cost and expense of the Depositor.

Notwithstanding the foregoing, no such amendment (A) may change in any manner any defined term used in any Mortgage Loan Purchase Agreement or the obligations of any Mortgage Loan Seller under any

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Mortgage Loan Purchase Agreement or otherwise or change any rights of any Mortgage Loan Seller as a third party beneficiary thereunder, without the consent of such Mortgage Loan Seller or (B) materially and adversely affects the holders of a Companion Loan without such Companion Holder’s consent.

The Pooling and Servicing Agreement may also be amended from time to time by the parties thereto with the consent of the Holders of Certificates of each Class affected by such amendment evidencing in the aggregate not less than 51% of the aggregate Percentage Interests constituting the Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

(i)        reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or the Trust Subordinate Companion Loan that are required to be distributed on a Certificate of any class without the consent of the Holder of the Certificate or which are required to be distributed to a Companion Holder without the consent of such Companion Holder; or

(ii)       reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of any Companion Holder or Holder of Class BNB Certificates, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or such Companion Holders, as applicable; or

(iii)      adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding; or

(iv)       change in any manner any defined term used in any Mortgage Loan Purchase Agreement or the obligations of any Mortgage Loan Seller under such Mortgage Loan Purchase Agreement or otherwise or change any rights of any Mortgage Loan Seller as a third party beneficiary under the Pooling and Servicing Agreement, without the consent of such Mortgage Loan Seller; or

(v)       amend the Servicing Standard without the consent of 100% of the Certificateholders or receipt of Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30 of the Pooling and Servicing Agreement) and, if required under the related Intercreditor Agreement, the consent of the holder of any AB Subordinate Companion Loan for each Serviced AB Whole Loan.

Further, notwithstanding the foregoing, none of the Senior Trust Advisor, the Trustee, the Certificate Administrator, the Depositor, the Master Servicer nor the Special Servicer will be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an Opinion of Counsel (at the Trust Fund’s expense) to the effect that such amendment is permitted under the Pooling and Servicing Agreement and that such amendment or the exercise of any power granted to the Master Servicer, the Special Servicer, the Depositor, the Trustee, the Certificate Administrator or any other specified person in accordance with such amendment will not result in the imposition of a tax on any portion of the Trust Fund or any Trust REMIC, or cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code. Furthermore, no amendment to the Pooling and Servicing Agreement may be made that changes in any material respect to the rights of the Class BNB Certificates without the consent of such Class and no amendment to the Pooling and Servicing Agreement may be made that changes any provisions specifically required to be included in the Pooling and Servicing Agreement by the Grapevine Mills Intercreditor Agreement or the Wilton Commercial Portfolio Intercreditor Agreement without the consent of the holder of the related Non-Serviced Pari Passu Companion Loan(s).

The Holders of the majority of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class R Certificates may, in that order of priority, at their option, upon 60 days’ prior notice given to the Trustee, the Certificate Administrator and each of the other parties to the Pooling and Servicing Agreement, purchase all of the Mortgage Loans (for the avoidance of doubt, excluding the Trust Subordinate Companion Loan)

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(and all property acquired through exercise of remedies in respect of any related Mortgage Loan) and the Trust Fund’s portion of each REO Property (other than any portion related to the Trust Subordinate Companion Loan if the Trust AB Whole Loan (or the related REO Loan) is an asset of the Trust Fund) remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then-outstanding Certificates, on or after the first Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and the Trust Fund’s portion of any REO Loans remaining in the Trust Fund is less than (i) if the Westfield Village Mortgage Loan (or the related REO Loan) is an asset of the Trust Fund, 2.0% of the aggregate Cut off Date Principal Balance of the Mortgage Loans as set forth in the Preliminary Statement (for the avoidance of doubt, calculated excluding the Trust Subordinate Companion Loan) or (ii) if the Westfield Village Mortgage Loan (or the related REO Loan) is not an asset of the Trust Fund, 1.0% of the aggregate Cut off Date Principal Balance of the Mortgage Loans as set forth in the Preliminary Statement (calculated excluding the Trust Subordinate Companion Loan); provided, however, that this termination right shall not be exercisable at the 2.0% threshold prior to the Distribution Date in December 2024.

Following the date on which the Class A-1, Class A-2, Class A-3, Class A-4A1, Class A-4A2, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class EC and Class D Certificates are retired (and provided that there is only one Holder (or multiple Holders acting in unanimity) of the then-outstanding Certificates (other than the Class BNB, Class Z and Class R Certificates)), the Sole Certificateholder may, at its option exchange (subject to the Master Servicer’s consent) all of its Certificates (other than the Class BNB, Class Z and Class R Certificates) for all of the Mortgage Loans (for the avoidance of doubt, excluding the Trust Subordinate Companion Loan if the Trust AB Whole Loan (or the related REO Loan) is an asset of the Trust Fund) and the Trust Fund’s portion of each REO Property (other than any portion related to the Trust Subordinate Companion Loan if the Trust AB Whole Loan (or the related REO Loan) is an asset of the Trust Fund) remaining in the Trust pursuant to the terms of the Pooling and Servicing Agreement. If the Trust Subordinate Companion Loan is the sole remaining asset of the Trust, the Holders of the Class BNB Certificates may exchange their Certificates for the Trust Subordinate Companion Loan and terminate the Trust pursuant to the terms of the Pooling and Servicing Agreement.

The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Certificate Administrator to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

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IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Registrar under the Pooling and Servicing Agreement

By:
AUTHORIZED SIGNATORY

Dated:	November 24, 2014

CERTIFICATE OF AUTHENTICATION

THIS IS ONE OF THE CLASS X-D CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Authenticating Agent

By:
AUTHORIZED SIGNATORY

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ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenant in common	UNIF GIFT MIN ACT __________ Custodian
TEN ENT	-	as tenants by the entireties	(Cust)
JT TEN	-	as joint tenants with rights of	Under Uniform Gifts to Minors
survivorship and not as tenants in
		common	Act __________________________
(State)

Additional abbreviations may also be used though not in the above list.

FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________

(Please insert Social Security or other identifying number of Assignee)

(Please print or typewrite name and address of assignee)

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

Dated: _______________	NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange.  Notarized or witnessed signatures are not acceptable.

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DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________ account number _______________ or, if mailed by check, to ____________________________.  Statements should be mailed to _______________________________________________________________.  This information is provided by assignee named above, or ______________________________, as its agent.

A-11-12

EXHIBIT A-12

FORM OF CLASS X-E CERTIFICATE

CLASS X-E

JPMBB COMMERCIAL MORTGAGE SECURITIES TRUST 2014-C25

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

SERIES 2014-C25, CLASS X-E

[THIS CERTIFICATE IS A TEMPORARY REGULATION S BOOK-ENTRY CERTIFICATE FOR PURPOSES OF REGULATION S (“REGULATION S”) UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS TEMPORARY REGULATION S BOOK-ENTRY CERTIFICATE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

NO BENEFICIAL OWNERS OF THIS TEMPORARY REGULATION S BOOK-ENTRY CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENTS OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT.]1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]2

[TRANSFERS OF THIS BOOK-ENTRY CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS BOOK-ENTRY CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.]3

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, THE SENIOR TRUST ADVISOR, THE INITIAL PURCHASERS, THE MORTGAGE LOAN SELLERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

1      Temporary Regulation S Book-Entry Certificate legend.

2      Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

3      Book-Entry Certificate legend.

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THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER”, WITHIN THE MEANING OF RULE 144A (A “QIB”), OR IS PURCHASING FOR THE ACCOUNT OF A QIB, AND WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) TO AN INSTITUTION THAT IS A NON-”U.S. PERSON” IN AN “OFFSHORE TRANSACTION” AS DEFINED IN, AND IN ACCORDANCE WITH RULE 903 OR RULE 904 OF, REGULATION S UNDER THE SECURITIES ACT, OR (3) TO AN INSTITUTION THAT IS AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS, AND (B) IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THIS CLASS X-E CERTIFICATE HAS NO PRINCIPAL BALANCE AND WILL NOT RECEIVE ANY DISTRIBUTION OF PRINCIPAL.

THE NOTIONAL AMOUNT OF THIS CERTIFICATE WILL BE REDUCED IN CONNECTION WITH THE REDUCTION OF THE CERTIFICATE BALANCE OF THE CLASS E CERTIFICATES. ACCORDINGLY, THE NOTIONAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL NOTIONAL AMOUNT SET FORTH BELOW.

THE NOTIONAL AMOUNT ON WHICH THE INTEREST PAYABLE TO THE HOLDERS OF THE CLASS X-E CERTIFICATES IS BASED WILL BE REDUCED AS A RESULT OF PRINCIPAL PAYMENTS AND LOSSES ON THE MORTGAGE LOANS. ACCORDINGLY, THE INTEREST PAYABLE PURSUANT TO THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW.

THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT”, AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

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PASS-THROUGH RATE: VARIABLE IN ACCORDANCE WITH THE POOLING AND SERVICING AGREEMENT

DENOMINATION: $[          ]

DATE OF POOLING AND SERVICING AGREEMENT: AS OF NOVEMBER 1, 2014

CUT-OFF DATE: AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT (AS DEFINED HEREIN)

CLOSING DATE: NOVEMBER 24, 2014

FIRST DISTRIBUTION DATE:
DECEMBER 17, 2014

APPROXIMATE AGGREGATE NOTIONAL AMOUNT OF THE CLASS X-E CERTIFICATES AS OF THE CLOSING DATE: $28,128,000

MASTER SERVICER: WELLS FARGO BANK, NATIONAL ASSOCIATION

SPECIAL SERVICER: RIALTO CAPITAL ADVISORS, LLC

TRUSTEE: WILMINGTON TRUST, NATIONAL ASSOCIATION

CERTIFICATE ADMINISTRATOR: WELLS FARGO BANK, NATIONAL ASSOCIATION

SENIOR TRUST ADVISOR: PENTALPHA SURVEILLANCE LLC

CUSIP NO.: [          ]

ISIN NO.: [          ]

COMMON CODE NO.: [          ]

CERTIFICATE NO.: [X-E-1] [X-E-S-1]

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CLASS X-E CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial mortgage loans (the “Mortgage Loans” (and a separate trust subordinate companion loan interest in a commercial mortgage loan)), all payments on or collections in respect of the Mortgage Loans and the Trust Subordinate Companion Loan due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee’s rights under the insurance policies, any Assignment of Leases, and any guaranties or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class X-E Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of November 1, 2014 (the “Pooling and Servicing Agreement”), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the “Depositor”, which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicer, the Special Servicer, the Certificate Administrator and the Senior Trust Advisor. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the “Certificates”) and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class X-E Certificates. The Certificates are designated as the JPMBB COMMERCIAL MORTGAGE SECURITIES TRUST 2014-C25, Commercial Mortgage Pass-Through Certificates, Series 2014-C25 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Certificate Administrator. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

This Certificate represents a “regular interest” in a “real estate mortgage investment conduit”, as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class X-E

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Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate’s pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

Collateral Support Deficit, Certificate Deferred Interest and certain other amounts on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Master Servicer (with respect to the Certificate Account) or the Certificate Administrator (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other investment income earned on funds in the Certificate Account will be paid to the Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and the Trust Subordinate Companion Loan and administration of the Trust Fund.

All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Certificate Administrator with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate (determined without regard to any possible future reimbursement of Collateral Support Deficit previously allocated to this Certificate) shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been posted pursuant to Section 4.01(j) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Certificate Administrator shall, directly or through an agent, take steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(j) of the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder’s attorney-in-fact duly authorized in

A-12-5

writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

Subject to the terms of the Pooling and Servicing Agreement, the Class X-E Certificates will be issued in book-entry form through the facilities of DTC in minimum denominations of $1,000,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.03 of the Pooling and Servicing Agreement. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar’s counsel’s review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.03 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

The Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

The Pooling and Servicing Agreement may be amended from time to time by the parties thereto, without the consent of any of the Certificateholders or the Companion Holders:

(i)        to correct any defect or ambiguity in the Pooling and Servicing Agreement in order to address any manifest error in any provision of the Pooling and Servicing Agreement;

(ii)       to cause the provisions in the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus Supplement with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any of its provisions which may be inconsistent with any other provisions therein or to correct any error;

(iii)       to change the timing and/or nature of deposits in the Certificate Account, the Distribution Accounts or any REO Account; provided that (a) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (b) such change shall not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an Opinion of Counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each Rating Agency with respect to such amendment;

(iv)       to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any Certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the Trust Fund or any Trust REMIC or the Grantor Trust that would be a claim against the Trust Fund or any Trust REMIC or the Grantor Trust; provided that the Trustee and the Certificate Administrator have received an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or Companion Holder;

(v)       to modify, eliminate or add to the provisions of Section 5.03(n) of the Pooling and Servicing Agreement or any other provision of the Pooling and Servicing Agreement restricting transfer of the Class R Certificates; provided the Depositor has determined that such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, any Trust REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Tax Person;

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(vi)       to revise or add any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change; provided that the required action shall not adversely affect in any material respect the interests of any Certificateholder (including, with respect to the Trust AB Whole Loan, the Holders of the Class BNB Certificates) or any holder of a Serviced Pari Passu Companion Loan not consenting thereto as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30 of the Pooling and Servicing Agreement);

(vii)      to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the then-current ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30 of the Pooling and Servicing Agreement); provided that such amendment or supplement shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto as evidenced by an Opinion of Counsel;

(viii)    to modify the provisions of Sections 3.05 and 3.19 of the Pooling and Servicing Agreement (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) if (a) the Depositor, the Master Servicer, the Trustee and, for so long as a Control Event has not occurred and is not continuing, the Directing Certificateholder, determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of any Trust REMIC as a REMIC or the status of the Grantor Trust as a grantor trust under the relevant provisions of the Code, as evidenced by an Opinion of Counsel and (c) each Rating Agency has delivered a Rating Agency Confirmation and, with regard to any class of Serviced Companion Loan Securities, the applicable rating agencies have delivered a confirmation that such action will not result in the downgrade, withdrawal or qualification of its then current ratings (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30 of the Pooling and Servicing Agreement);

(ix)       to modify the procedures of the Pooling and Servicing Agreement relating to compliance with Rule 17g-5 of the Exchange Act; provided that such amendment shall not adversely affect in any material respects the interests of any Certificateholders, as evidenced by (x) an Opinion of Counsel or (y) if any Certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such Certificates; and provided, further, that the Certificate Administrator shall give notice of any such amendment to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s Website pursuant to Section 3.15(c) of the Pooling and Servicing Agreement and the Certificate Administrator shall post such notice to the Certificate Administrator’s Website; and

(x)       in the event of a TIA Applicability Determination, to modify, eliminate or add to the provisions of the Pooling and Servicing Agreement to such extent as shall be necessary to (A) effect the qualification of the Pooling and Servicing Agreement under the TIA or under any similar federal statute hereafter enacted and to add to the Pooling and Servicing Agreement such other provisions as may be expressly required by the TIA, and (B) modify such other provisions as are necessary to conform the Pooling and Servicing Agreement and be consistent with the modifications made pursuant to the preceding clause (A); provided that any amendment pursuant to this clause (x) shall be at the sole cost and expense of the Depositor.

Notwithstanding the foregoing, no such amendment (A) may change in any manner any defined term used in any Mortgage Loan Purchase Agreement or the obligations of any Mortgage Loan Seller under any

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Mortgage Loan Purchase Agreement or otherwise or change any rights of any Mortgage Loan Seller as a third party beneficiary thereunder, without the consent of such Mortgage Loan Seller or (B) materially and adversely affects the holders of a Companion Loan without such Companion Holder’s consent.

The Pooling and Servicing Agreement may also be amended from time to time by the parties thereto with the consent of the Holders of Certificates of each Class affected by such amendment evidencing in the aggregate not less than 51% of the aggregate Percentage Interests constituting the Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

(i)        reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or the Trust Subordinate Companion Loan that are required to be distributed on a Certificate of any class without the consent of the Holder of the Certificate or which are required to be distributed to a Companion Holder without the consent of such Companion Holder; or

(ii)        reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of any Companion Holder or Holder of Class BNB Certificates, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or such Companion Holders, as applicable; or

(iii)       adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding; or

(iv)       change in any manner any defined term used in any Mortgage Loan Purchase Agreement or the obligations of any Mortgage Loan Seller under such Mortgage Loan Purchase Agreement or otherwise or change any rights of any Mortgage Loan Seller as a third party beneficiary under the Pooling and Servicing Agreement, without the consent of such Mortgage Loan Seller; or

(v)       amend the Servicing Standard without the consent of 100% of the Certificateholders or receipt of Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30 of the Pooling and Servicing Agreement) and, if required under the related Intercreditor Agreement, the consent of the holder of any AB Subordinate Companion Loan for each Serviced AB Whole Loan.

Further, notwithstanding the foregoing, none of the Senior Trust Advisor, the Trustee, the Certificate Administrator, the Depositor, the Master Servicer nor the Special Servicer will be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an Opinion of Counsel (at the Trust Fund’s expense) to the effect that such amendment is permitted under the Pooling and Servicing Agreement and that such amendment or the exercise of any power granted to the Master Servicer, the Special Servicer, the Depositor, the Trustee, the Certificate Administrator or any other specified person in accordance with such amendment will not result in the imposition of a tax on any portion of the Trust Fund or any Trust REMIC, or cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code. Furthermore, no amendment to the Pooling and Servicing Agreement may be made that changes in any material respect to the rights of the Class BNB Certificates without the consent of such Class and no amendment to the Pooling and Servicing Agreement may be made that changes any provisions specifically required to be included in the Pooling and Servicing Agreement by the Grapevine Mills Intercreditor Agreement or the Wilton Commercial Portfolio Intercreditor Agreement without the consent of the holder of the related Non-Serviced Pari Passu Companion Loan(s).

The Holders of the majority of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class R Certificates may, in that order of priority, at their option, upon 60 days’ prior notice given to the Trustee, the Certificate Administrator and each of the other parties to the Pooling and Servicing Agreement, purchase all of the Mortgage Loans (for the avoidance of doubt, excluding the Trust Subordinate Companion Loan)

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(and all property acquired through exercise of remedies in respect of any related Mortgage Loan) and the Trust Fund’s portion of each REO Property (other than any portion related to the Trust Subordinate Companion Loan if the Trust AB Whole Loan (or the related REO Loan) is an asset of the Trust Fund) remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then-outstanding Certificates, on or after the first Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and the Trust Fund’s portion of any REO Loans remaining in the Trust Fund is less than (i) if the Westfield Village Mortgage Loan (or the related REO Loan) is an asset of the Trust Fund, 2.0% of the aggregate Cut off Date Principal Balance of the Mortgage Loans as set forth in the Preliminary Statement (for the avoidance of doubt, calculated excluding the Trust Subordinate Companion Loan) or (ii) if the Westfield Village Mortgage Loan (or the related REO Loan) is not an asset of the Trust Fund, 1.0% of the aggregate Cut off Date Principal Balance of the Mortgage Loans as set forth in the Preliminary Statement (calculated excluding the Trust Subordinate Companion Loan); provided, however, that this termination right shall not be exercisable at the 2.0% threshold prior to the Distribution Date in December 2024.

Following the date on which the Class A-1, Class A-2, Class A-3, Class A-4A1, Class A-4A2, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class EC and Class D Certificates are retired (and provided that there is only one Holder (or multiple Holders acting in unanimity) of the then-outstanding Certificates (other than the Class BNB, Class Z and Class R Certificates)), the Sole Certificateholder may, at its option exchange (subject to the Master Servicer’s consent) all of its Certificates (other than the Class BNB, Class Z and Class R Certificates) for all of the Mortgage Loans (for the avoidance of doubt, excluding the Trust Subordinate Companion Loan if the Trust AB Whole Loan (or the related REO Loan) is an asset of the Trust Fund) and the Trust Fund’s portion of each REO Property (other than any portion related to the Trust Subordinate Companion Loan if the Trust AB Whole Loan (or the related REO Loan) is an asset of the Trust Fund) remaining in the Trust pursuant to the terms of the Pooling and Servicing Agreement. If the Trust Subordinate Companion Loan is the sole remaining asset of the Trust, the Holders of the Class BNB Certificates may exchange their Certificates for the Trust Subordinate Companion Loan and terminate the Trust pursuant to the terms of the Pooling and Servicing Agreement.

The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Certificate Administrator to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

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IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Registrar under the Pooling and Servicing Agreement

By:
AUTHORIZED SIGNATORY

Dated:	November 24, 2014

CERTIFICATE OF AUTHENTICATION

THIS IS ONE OF THE CLASS X-E CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Authenticating Agent

By:
AUTHORIZED SIGNATORY

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ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenant in common	UNIF GIFT MIN ACT __________ Custodian
TEN ENT	-	as tenants by the entireties	(Cust)
JT TEN	-	as joint tenants with rights of	Under Uniform Gifts to Minors
survivorship and not as tenants in
		common	Act __________________________
(State)

Additional abbreviations may also be used though not in the above list.

FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________

(Please insert Social Security or other identifying number of Assignee)

(Please print or typewrite name and address of assignee)

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

Dated: _______________	NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange.  Notarized or witnessed signatures are not acceptable.

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DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________ account number _______________ or, if mailed by check, to ____________________________.  Statements should be mailed to _______________________________________________________________.  This information is provided by assignee named above, or ______________________________, as its agent.

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EXHIBIT A-13

FORM OF CLASS X-F CERTIFICATE

CLASS X-F

JPMBB COMMERCIAL MORTGAGE SECURITIES TRUST 2014-C25

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

SERIES 2014-C25, CLASS X-F

[THIS CERTIFICATE IS A TEMPORARY REGULATION S BOOK-ENTRY CERTIFICATE FOR PURPOSES OF REGULATION S (“REGULATION S”) UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS TEMPORARY REGULATION S BOOK-ENTRY CERTIFICATE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

NO BENEFICIAL OWNERS OF THIS TEMPORARY REGULATION S BOOK-ENTRY CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENTS OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT.]1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]2

[TRANSFERS OF THIS BOOK-ENTRY CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS BOOK-ENTRY CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.]3

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, THE SENIOR TRUST ADVISOR, THE INITIAL PURCHASERS, THE MORTGAGE LOAN SELLERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

1      Temporary Regulation S Book-Entry Certificate legend.

2      Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

3      Book-Entry Certificate legend.

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THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER”, WITHIN THE MEANING OF RULE 144A (A “QIB”), OR IS PURCHASING FOR THE ACCOUNT OF A QIB, AND WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) TO AN INSTITUTION THAT IS A NON-”U.S. PERSON” IN AN “OFFSHORE TRANSACTION” AS DEFINED IN, AND IN ACCORDANCE WITH RULE 903 OR RULE 904 OF, REGULATION S UNDER THE SECURITIES ACT, OR (3) TO AN INSTITUTION THAT IS AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS, AND (B) IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THIS CLASS X-F CERTIFICATE HAS NO PRINCIPAL BALANCE AND WILL NOT RECEIVE ANY DISTRIBUTION OF PRINCIPAL.

THE NOTIONAL AMOUNT OF THIS CERTIFICATE WILL BE REDUCED IN CONNECTION WITH THE REDUCTION OF THE CERTIFICATE BALANCE OF THE CLASS F CERTIFICATES. ACCORDINGLY, THE NOTIONAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL NOTIONAL AMOUNT SET FORTH BELOW.

THE NOTIONAL AMOUNT ON WHICH THE INTEREST PAYABLE TO THE HOLDERS OF THE CLASS X-F CERTIFICATES IS BASED WILL BE REDUCED AS A RESULT OF PRINCIPAL PAYMENTS AND LOSSES ON THE MORTGAGE LOANS. ACCORDINGLY, THE INTEREST PAYABLE PURSUANT TO THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW.

THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT”, AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

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PASS-THROUGH RATE: VARIABLE IN ACCORDANCE WITH THE POOLING AND SERVICING AGREEMENT

DENOMINATION: $[          ]

DATE OF POOLING AND SERVICING AGREEMENT: AS OF NOVEMBER 1, 2014

CUT-OFF DATE: AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT (AS DEFINED HEREIN)

CLOSING DATE: NOVEMBER 24, 2014

FIRST DISTRIBUTION DATE:
DECEMBER 17, 2014

APPROXIMATE AGGREGATE NOTIONAL AMOUNT OF THE CLASS X-F CERTIFICATES AS OF THE CLOSING DATE: $11,843,000

MASTER SERVICER: WELLS FARGO BANK, NATIONAL ASSOCIATION

SPECIAL SERVICER: RIALTO CAPITAL ADVISORS, LLC

TRUSTEE: WILMINGTON TRUST, NATIONAL ASSOCIATION

CERTIFICATE ADMINISTRATOR: WELLS FARGO BANK, NATIONAL ASSOCIATION

SENIOR TRUST ADVISOR: PENTALPHA SURVEILLANCE LLC

CUSIP NO.: [          ]

ISIN NO.: [          ]

COMMON CODE NO.: [          ]

CERTIFICATE NO.: [X-F-1] [X-F-S-1]

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CLASS X-F CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial mortgage loans (the “Mortgage Loans” (and a separate trust subordinate companion loan interest in a commercial mortgage loan)), all payments on or collections in respect of the Mortgage Loans and the Trust Subordinate Companion Loan due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee’s rights under the insurance policies, any Assignment of Leases, and any guaranties or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class X-F Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of November 1, 2014 (the “Pooling and Servicing Agreement”), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the “Depositor”, which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicer, the Special Servicer, the Certificate Administrator and the Senior Trust Advisor. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the “Certificates”) and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class X-F Certificates. The Certificates are designated as the JPMBB COMMERCIAL MORTGAGE SECURITIES TRUST 2014-C25, Commercial Mortgage Pass-Through Certificates, Series 2014-C25 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Certificate Administrator. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

This Certificate represents a “regular interest” in a “real estate mortgage investment conduit”, as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class X-F

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Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate’s pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

Collateral Support Deficit, Certificate Deferred Interest and certain other amounts on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Master Servicer (with respect to the Certificate Account) or the Certificate Administrator (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other investment income earned on funds in the Certificate Account will be paid to the Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and the Trust Subordinate Companion Loan and administration of the Trust Fund.

All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Certificate Administrator with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate (determined without regard to any possible future reimbursement of Collateral Support Deficit previously allocated to this Certificate) shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been posted pursuant to Section 4.01(j) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Certificate Administrator shall, directly or through an agent, take steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(j) of the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder’s attorney-in-fact duly authorized in

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writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

Subject to the terms of the Pooling and Servicing Agreement, the Class X-F Certificates will be issued in book-entry form through the facilities of DTC in minimum denominations of $1,000,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.03 of the Pooling and Servicing Agreement. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar’s counsel’s review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.03 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

The Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

The Pooling and Servicing Agreement may be amended from time to time by the parties thereto, without the consent of any of the Certificateholders or the Companion Holders:

(i)        to correct any defect or ambiguity in the Pooling and Servicing Agreement in order to address any manifest error in any provision of the Pooling and Servicing Agreement;

(ii)        to cause the provisions in the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus Supplement with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any of its provisions which may be inconsistent with any other provisions therein or to correct any error;

(iii)       to change the timing and/or nature of deposits in the Certificate Account, the Distribution Accounts or any REO Account; provided that (a) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (b) such change shall not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an Opinion of Counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each Rating Agency with respect to such amendment;

(iv)       to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any Certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the Trust Fund or any Trust REMIC or the Grantor Trust that would be a claim against the Trust Fund or any Trust REMIC or the Grantor Trust; provided that the Trustee and the Certificate Administrator have received an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or Companion Holder;

(v)       to modify, eliminate or add to the provisions of Section 5.03(n) of the Pooling and Servicing Agreement or any other provision of the Pooling and Servicing Agreement restricting transfer of the Class R Certificates; provided the Depositor has determined that such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, any Trust REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Tax Person;

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(vi)       to revise or add any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change; provided that the required action shall not adversely affect in any material respect the interests of any Certificateholder (including, with respect to the Trust AB Whole Loan, the Holders of the Class BNB Certificates) or any holder of a Serviced Pari Passu Companion Loan not consenting thereto as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30 of the Pooling and Servicing Agreement);

(vii)      to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the then-current ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30 of the Pooling and Servicing Agreement); provided that such amendment or supplement shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto as evidenced by an Opinion of Counsel;

(viii)     to modify the provisions of Sections 3.05 and 3.19 of the Pooling and Servicing Agreement (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) if (a) the Depositor, the Master Servicer, the Trustee and, for so long as a Control Event has not occurred and is not continuing, the Directing Certificateholder, determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of any Trust REMIC as a REMIC or the status of the Grantor Trust as a grantor trust under the relevant provisions of the Code, as evidenced by an Opinion of Counsel and (c) each Rating Agency has delivered a Rating Agency Confirmation and, with regard to any class of Serviced Companion Loan Securities, the applicable rating agencies have delivered a confirmation that such action will not result in the downgrade, withdrawal or qualification of its then current ratings (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30 of the Pooling and Servicing Agreement);

(ix)       to modify the procedures of the Pooling and Servicing Agreement relating to compliance with Rule 17g-5 of the Exchange Act; provided that such amendment shall not adversely affect in any material respects the interests of any Certificateholders, as evidenced by (x) an Opinion of Counsel or (y) if any Certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such Certificates; and provided, further, that the Certificate Administrator shall give notice of any such amendment to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s Website pursuant to Section 3.15(c) of the Pooling and Servicing Agreement and the Certificate Administrator shall post such notice to the Certificate Administrator’s Website; and

(x)       in the event of a TIA Applicability Determination, to modify, eliminate or add to the provisions of the Pooling and Servicing Agreement to such extent as shall be necessary to (A) effect the qualification of the Pooling and Servicing Agreement under the TIA or under any similar federal statute hereafter enacted and to add to the Pooling and Servicing Agreement such other provisions as may be expressly required by the TIA, and (B) modify such other provisions as are necessary to conform the Pooling and Servicing Agreement and be consistent with the modifications made pursuant to the preceding clause (A); provided that any amendment pursuant to this clause (x) shall be at the sole cost and expense of the Depositor.

Notwithstanding the foregoing, no such amendment (A) may change in any manner any defined term used in any Mortgage Loan Purchase Agreement or the obligations of any Mortgage Loan Seller under any

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Mortgage Loan Purchase Agreement or otherwise or change any rights of any Mortgage Loan Seller as a third party beneficiary thereunder, without the consent of such Mortgage Loan Seller or (B) materially and adversely affects the holders of a Companion Loan without such Companion Holder’s consent.

The Pooling and Servicing Agreement may also be amended from time to time by the parties thereto with the consent of the Holders of Certificates of each Class affected by such amendment evidencing in the aggregate not less than 51% of the aggregate Percentage Interests constituting the Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

(i)        reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or the Trust Subordinate Companion Loan that are required to be distributed on a Certificate of any class without the consent of the Holder of the Certificate or which are required to be distributed to a Companion Holder without the consent of such Companion Holder; or

(ii)        reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of any Companion Holder or Holder of Class BNB Certificates, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or such Companion Holders, as applicable; or

(iii)       adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding; or

(iv)       change in any manner any defined term used in any Mortgage Loan Purchase Agreement or the obligations of any Mortgage Loan Seller under such Mortgage Loan Purchase Agreement or otherwise or change any rights of any Mortgage Loan Seller as a third party beneficiary under the Pooling and Servicing Agreement, without the consent of such Mortgage Loan Seller; or

(v)       amend the Servicing Standard without the consent of 100% of the Certificateholders or receipt of Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30 of the Pooling and Servicing Agreement) and, if required under the related Intercreditor Agreement, the consent of the holder of any AB Subordinate Companion Loan for each Serviced AB Whole Loan.

Further, notwithstanding the foregoing, none of the Senior Trust Advisor, the Trustee, the Certificate Administrator, the Depositor, the Master Servicer nor the Special Servicer will be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an Opinion of Counsel (at the Trust Fund’s expense) to the effect that such amendment is permitted under the Pooling and Servicing Agreement and that such amendment or the exercise of any power granted to the Master Servicer, the Special Servicer, the Depositor, the Trustee, the Certificate Administrator or any other specified person in accordance with such amendment will not result in the imposition of a tax on any portion of the Trust Fund or any Trust REMIC, or cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code. Furthermore, no amendment to the Pooling and Servicing Agreement may be made that changes in any material respect to the rights of the Class BNB Certificates without the consent of such Class and no amendment to the Pooling and Servicing Agreement may be made that changes any provisions specifically required to be included in the Pooling and Servicing Agreement by the Grapevine Mills Intercreditor Agreement or the Wilton Commercial Portfolio Intercreditor Agreement without the consent of the holder of the related Non-Serviced Pari Passu Companion Loan(s).

The Holders of the majority of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class R Certificates may, in that order of priority, at their option, upon 60 days’ prior notice given to the Trustee, the Certificate Administrator and each of the other parties to the Pooling and Servicing Agreement, purchase all of the Mortgage Loans (for the avoidance of doubt, excluding the Trust Subordinate Companion Loan)

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(and all property acquired through exercise of remedies in respect of any related Mortgage Loan) and the Trust Fund’s portion of each REO Property (other than any portion related to the Trust Subordinate Companion Loan if the Trust AB Whole Loan (or the related REO Loan) is an asset of the Trust Fund) remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then-outstanding Certificates, on or after the first Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and the Trust Fund’s portion of any REO Loans remaining in the Trust Fund is less than (i) if the Westfield Village Mortgage Loan (or the related REO Loan) is an asset of the Trust Fund, 2.0% of the aggregate Cut off Date Principal Balance of the Mortgage Loans as set forth in the Preliminary Statement (for the avoidance of doubt, calculated excluding the Trust Subordinate Companion Loan) or (ii) if the Westfield Village Mortgage Loan (or the related REO Loan) is not an asset of the Trust Fund, 1.0% of the aggregate Cut off Date Principal Balance of the Mortgage Loans as set forth in the Preliminary Statement (calculated excluding the Trust Subordinate Companion Loan); provided, however, that this termination right shall not be exercisable at the 2.0% threshold prior to the Distribution Date in December 2024.

Following the date on which the Class A-1, Class A-2, Class A-3, Class A-4A1, Class A-4A2, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class EC and Class D Certificates are retired (and provided that there is only one Holder (or multiple Holders acting in unanimity) of the then-outstanding Certificates (other than the Class BNB, Class Z and Class R Certificates)), the Sole Certificateholder may, at its option exchange (subject to the Master Servicer’s consent) all of its Certificates (other than the Class BNB, Class Z and Class R Certificates) for all of the Mortgage Loans (for the avoidance of doubt, excluding the Trust Subordinate Companion Loan if the Trust AB Whole Loan (or the related REO Loan) is an asset of the Trust Fund) and the Trust Fund’s portion of each REO Property (other than any portion related to the Trust Subordinate Companion Loan if the Trust AB Whole Loan (or the related REO Loan) is an asset of the Trust Fund) remaining in the Trust pursuant to the terms of the Pooling and Servicing Agreement. If the Trust Subordinate Companion Loan is the sole remaining asset of the Trust, the Holders of the Class BNB Certificates may exchange their Certificates for the Trust Subordinate Companion Loan and terminate the Trust pursuant to the terms of the Pooling and Servicing Agreement.

The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Certificate Administrator to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

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IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Registrar under the Pooling and Servicing Agreement

By:
AUTHORIZED SIGNATORY

Dated:	November 24, 2014

CERTIFICATE OF AUTHENTICATION

THIS IS ONE OF THE CLASS X-F CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Authenticating Agent

By:
AUTHORIZED SIGNATORY

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ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenant in common	UNIF GIFT MIN ACT __________ Custodian
TEN ENT	-	as tenants by the entireties	(Cust)
JT TEN	-	as joint tenants with rights of	Under Uniform Gifts to Minors
survivorship and not as tenants in
		common	Act __________________________
(State)

Additional abbreviations may also be used though not in the above list.

FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________

(Please insert Social Security or other identifying number of Assignee)

(Please print or typewrite name and address of assignee)

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

Dated: _______________	NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange.  Notarized or witnessed signatures are not acceptable.

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DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________ account number _______________ or, if mailed by check, to ____________________________.  Statements should be mailed to _______________________________________________________________.  This information is provided by assignee named above, or ______________________________, as its agent.

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EXHIBIT A-14

FORM OF CLASS X-NR CERTIFICATE

CLASS X-NR

JPMBB COMMERCIAL MORTGAGE SECURITIES TRUST 2014-C25

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

SERIES 2014-C25, CLASS X-NR

[THIS CERTIFICATE IS A TEMPORARY REGULATION S BOOK-ENTRY CERTIFICATE FOR PURPOSES OF REGULATION S (“REGULATION S”) UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS TEMPORARY REGULATION S BOOK-ENTRY CERTIFICATE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

NO BENEFICIAL OWNERS OF THIS TEMPORARY REGULATION S BOOK-ENTRY CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENTS OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT.]1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]2

[TRANSFERS OF THIS BOOK-ENTRY CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS BOOK-ENTRY CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.]3

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, THE SENIOR TRUST ADVISOR, THE INITIAL PURCHASERS, THE MORTGAGE LOAN SELLERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

1      Temporary Regulation S Book-Entry Certificate legend.

2      Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

3      Book-Entry Certificate legend.

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THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER”, WITHIN THE MEANING OF RULE 144A (A “QIB”), OR IS PURCHASING FOR THE ACCOUNT OF A QIB, AND WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) TO AN INSTITUTION THAT IS A NON-”U.S. PERSON” IN AN “OFFSHORE TRANSACTION” AS DEFINED IN, AND IN ACCORDANCE WITH RULE 903 OR RULE 904 OF, REGULATION S UNDER THE SECURITIES ACT, OR (3) TO AN INSTITUTION THAT IS AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS, AND (B) IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THIS CLASS X-NR CERTIFICATE HAS NO PRINCIPAL BALANCE AND WILL NOT RECEIVE ANY DISTRIBUTION OF PRINCIPAL.

THE NOTIONAL AMOUNT OF THIS CERTIFICATE WILL BE REDUCED IN CONNECTION WITH THE REDUCTION OF THE CERTIFICATE BALANCE OF THE CLASS NR CERTIFICATES. ACCORDINGLY, THE NOTIONAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL NOTIONAL AMOUNT SET FORTH BELOW.

THE NOTIONAL AMOUNT ON WHICH THE INTEREST PAYABLE TO THE HOLDERS OF THE CLASS X-NR CERTIFICATES IS BASED WILL BE REDUCED AS A RESULT OF PRINCIPAL PAYMENTS AND LOSSES ON THE MORTGAGE LOANS. ACCORDINGLY, THE INTEREST PAYABLE PURSUANT TO THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW.

THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT”, AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

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PASS-THROUGH RATE: VARIABLE IN ACCORDANCE WITH THE POOLING AND SERVICING AGREEMENT

DENOMINATION: $[          ]

DATE OF POOLING AND SERVICING AGREEMENT: AS OF NOVEMBER 1, 2014

CUT-OFF DATE: AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT (AS DEFINED HEREIN)

CLOSING DATE: NOVEMBER 24, 2014

FIRST DISTRIBUTION DATE:
DECEMBER 17, 2014

APPROXIMATE AGGREGATE NOTIONAL AMOUNT OF THE CLASS X-NR CERTIFICATES AS OF THE CLOSING DATE: $51,812,811

MASTER SERVICER: WELLS FARGO BANK, NATIONAL ASSOCIATION

SPECIAL SERVICER: RIALTO CAPITAL ADVISORS, LLC

TRUSTEE: WILMINGTON TRUST, NATIONAL ASSOCIATION

CERTIFICATE ADMINISTRATOR: WELLS FARGO BANK, NATIONAL ASSOCIATION

SENIOR TRUST ADVISOR: PENTALPHA SURVEILLANCE LLC

CUSIP NO.: [          ]

ISIN NO.: [          ]

COMMON CODE NO.: [          ]

CERTIFICATE NO.: [X-NR-1] [X-NR-S-1]

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CLASS X-NR CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial mortgage loans (the “Mortgage Loans” (and a separate trust subordinate companion loan interest in a commercial mortgage loan)), all payments on or collections in respect of the Mortgage Loans and the Trust Subordinate Companion Loan due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee’s rights under the insurance policies, any Assignment of Leases, and any guaranties or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class X-NR Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of November 1, 2014 (the “Pooling and Servicing Agreement”), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the “Depositor”, which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicer, the Special Servicer, the Certificate Administrator and the Senior Trust Advisor. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the “Certificates”) and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class X-NR Certificates. The Certificates are designated as the JPMBB COMMERCIAL MORTGAGE SECURITIES TRUST 2014-C25, Commercial Mortgage Pass-Through Certificates, Series 2014-C25 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Certificate Administrator. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

This Certificate represents a “regular interest” in a “real estate mortgage investment conduit”, as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class X-NR

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Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate’s pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

Collateral Support Deficit, Certificate Deferred Interest and certain other amounts on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Master Servicer (with respect to the Certificate Account) or the Certificate Administrator (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other investment income earned on funds in the Certificate Account will be paid to the Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and the Trust Subordinate Companion Loan and administration of the Trust Fund.

All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Certificate Administrator with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate (determined without regard to any possible future reimbursement of Collateral Support Deficit previously allocated to this Certificate) shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been posted pursuant to Section 4.01(j) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Certificate Administrator shall, directly or through an agent, take steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(j) of the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder’s attorney-in-fact duly authorized in

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writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

Subject to the terms of the Pooling and Servicing Agreement, the Class X-NR Certificates will be issued in book-entry form through the facilities of DTC in minimum denominations of $1,000,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.03 of the Pooling and Servicing Agreement. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar’s counsel’s review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.03 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

The Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

The Pooling and Servicing Agreement may be amended from time to time by the parties thereto, without the consent of any of the Certificateholders or the Companion Holders:

(i)         to correct any defect or ambiguity in the Pooling and Servicing Agreement in order to address any manifest error in any provision of the Pooling and Servicing Agreement;

(ii)        to cause the provisions in the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus Supplement with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any of its provisions which may be inconsistent with any other provisions therein or to correct any error;

(iii)       to change the timing and/or nature of deposits in the Certificate Account, the Distribution Accounts or any REO Account; provided that (a) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (b) such change shall not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an Opinion of Counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each Rating Agency with respect to such amendment;

(iv)       to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any Certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the Trust Fund or any Trust REMIC or the Grantor Trust that would be a claim against the Trust Fund or any Trust REMIC or the Grantor Trust; provided that the Trustee and the Certificate Administrator have received an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or Companion Holder;

(v)       to modify, eliminate or add to the provisions of Section 5.03(n) of the Pooling and Servicing Agreement or any other provision of the Pooling and Servicing Agreement restricting transfer of the Class R Certificates; provided the Depositor has determined that such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, any Trust REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Tax Person;

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(vi)       to revise or add any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change; provided that the required action shall not adversely affect in any material respect the interests of any Certificateholder (including, with respect to the Trust AB Whole Loan, the Holders of the Class BNB Certificates) or any holder of a Serviced Pari Passu Companion Loan not consenting thereto as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30 of the Pooling and Servicing Agreement);

(vii)      to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the then-current ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30 of the Pooling and Servicing Agreement); provided that such amendment or supplement shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto as evidenced by an Opinion of Counsel;

(viii)     to modify the provisions of Sections 3.05 and 3.19 of the Pooling and Servicing Agreement (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) if (a) the Depositor, the Master Servicer, the Trustee and, for so long as a Control Event has not occurred and is not continuing, the Directing Certificateholder, determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of any Trust REMIC as a REMIC or the status of the Grantor Trust as a grantor trust under the relevant provisions of the Code, as evidenced by an Opinion of Counsel and (c) each Rating Agency has delivered a Rating Agency Confirmation and, with regard to any class of Serviced Companion Loan Securities, the applicable rating agencies have delivered a confirmation that such action will not result in the downgrade, withdrawal or qualification of its then current ratings (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30 of the Pooling and Servicing Agreement);

(ix)       to modify the procedures of the Pooling and Servicing Agreement relating to compliance with Rule 17g-5 of the Exchange Act; provided that such amendment shall not adversely affect in any material respects the interests of any Certificateholders, as evidenced by (x) an Opinion of Counsel or (y) if any Certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such Certificates; and provided, further, that the Certificate Administrator shall give notice of any such amendment to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s Website pursuant to Section 3.15(c) of the Pooling and Servicing Agreement and the Certificate Administrator shall post such notice to the Certificate Administrator’s Website; and

(x)        in the event of a TIA Applicability Determination, to modify, eliminate or add to the provisions of the Pooling and Servicing Agreement to such extent as shall be necessary to (A) effect the qualification of the Pooling and Servicing Agreement under the TIA or under any similar federal statute hereafter enacted and to add to the Pooling and Servicing Agreement such other provisions as may be expressly required by the TIA, and (B) modify such other provisions as are necessary to conform the Pooling and Servicing Agreement and be consistent with the modifications made pursuant to the preceding clause (A); provided that any amendment pursuant to this clause (x) shall be at the sole cost and expense of the Depositor.

Notwithstanding the foregoing, no such amendment (A) may change in any manner any defined term used in any Mortgage Loan Purchase Agreement or the obligations of any Mortgage Loan Seller under any

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Mortgage Loan Purchase Agreement or otherwise or change any rights of any Mortgage Loan Seller as a third party beneficiary thereunder, without the consent of such Mortgage Loan Seller or (B) materially and adversely affects the holders of a Companion Loan without such Companion Holder’s consent.

The Pooling and Servicing Agreement may also be amended from time to time by the parties thereto with the consent of the Holders of Certificates of each Class affected by such amendment evidencing in the aggregate not less than 51% of the aggregate Percentage Interests constituting the Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

(i)         reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or the Trust Subordinate Companion Loan that are required to be distributed on a Certificate of any class without the consent of the Holder of the Certificate or which are required to be distributed to a Companion Holder without the consent of such Companion Holder; or

(ii)        reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of any Companion Holder or Holder of Class BNB Certificates, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or such Companion Holders, as applicable; or

(iii)       adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding; or

(iv)       change in any manner any defined term used in any Mortgage Loan Purchase Agreement or the obligations of any Mortgage Loan Seller under such Mortgage Loan Purchase Agreement or otherwise or change any rights of any Mortgage Loan Seller as a third party beneficiary under the Pooling and Servicing Agreement, without the consent of such Mortgage Loan Seller; or

(v)       amend the Servicing Standard without the consent of 100% of the Certificateholders or receipt of Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30 of the Pooling and Servicing Agreement) and, if required under the related Intercreditor Agreement, the consent of the holder of any AB Subordinate Companion Loan for each Serviced AB Whole Loan.

Further, notwithstanding the foregoing, none of the Senior Trust Advisor, the Trustee, the Certificate Administrator, the Depositor, the Master Servicer nor the Special Servicer will be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an Opinion of Counsel (at the Trust Fund’s expense) to the effect that such amendment is permitted under the Pooling and Servicing Agreement and that such amendment or the exercise of any power granted to the Master Servicer, the Special Servicer, the Depositor, the Trustee, the Certificate Administrator or any other specified person in accordance with such amendment will not result in the imposition of a tax on any portion of the Trust Fund or any Trust REMIC, or cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code. Furthermore, no amendment to the Pooling and Servicing Agreement may be made that changes in any material respect to the rights of the Class BNB Certificates without the consent of such Class and no amendment to the Pooling and Servicing Agreement may be made that changes any provisions specifically required to be included in the Pooling and Servicing Agreement by the Grapevine Mills Intercreditor Agreement or the Wilton Commercial Portfolio Intercreditor Agreement without the consent of the holder of the related Non-Serviced Pari Passu Companion Loan(s).

The Holders of the majority of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class R Certificates may, in that order of priority, at their option, upon 60 days’ prior notice given to the Trustee, the Certificate Administrator and each of the other parties to the Pooling and Servicing Agreement, purchase all of the Mortgage Loans (for the avoidance of doubt, excluding the Trust Subordinate Companion Loan)

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(and all property acquired through exercise of remedies in respect of any related Mortgage Loan) and the Trust Fund’s portion of each REO Property (other than any portion related to the Trust Subordinate Companion Loan if the Trust AB Whole Loan (or the related REO Loan) is an asset of the Trust Fund) remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then-outstanding Certificates, on or after the first Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and the Trust Fund’s portion of any REO Loans remaining in the Trust Fund is less than (i) if the Westfield Village Mortgage Loan (or the related REO Loan) is an asset of the Trust Fund, 2.0% of the aggregate Cut off Date Principal Balance of the Mortgage Loans as set forth in the Preliminary Statement (for the avoidance of doubt, calculated excluding the Trust Subordinate Companion Loan) or (ii) if the Westfield Village Mortgage Loan (or the related REO Loan) is not an asset of the Trust Fund, 1.0% of the aggregate Cut off Date Principal Balance of the Mortgage Loans as set forth in the Preliminary Statement (calculated excluding the Trust Subordinate Companion Loan); provided, however, that this termination right shall not be exercisable at the 2.0% threshold prior to the Distribution Date in December 2024.

Following the date on which the Class A-1, Class A-2, Class A-3, Class A-4A1, Class A-4A2, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class EC and Class D Certificates are retired (and provided that there is only one Holder (or multiple Holders acting in unanimity) of the then-outstanding Certificates (other than the Class BNB, Class Z and Class R Certificates)), the Sole Certificateholder may, at its option exchange (subject to the Master Servicer’s consent) all of its Certificates (other than the Class BNB, Class Z and Class R Certificates) for all of the Mortgage Loans (for the avoidance of doubt, excluding the Trust Subordinate Companion Loan if the Trust AB Whole Loan (or the related REO Loan) is an asset of the Trust Fund) and the Trust Fund’s portion of each REO Property (other than any portion related to the Trust Subordinate Companion Loan if the Trust AB Whole Loan (or the related REO Loan) is an asset of the Trust Fund) remaining in the Trust pursuant to the terms of the Pooling and Servicing Agreement. If the Trust Subordinate Companion Loan is the sole remaining asset of the Trust, the Holders of the Class BNB Certificates may exchange their Certificates for the Trust Subordinate Companion Loan and terminate the Trust pursuant to the terms of the Pooling and Servicing Agreement.

The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Certificate Administrator to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

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IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Registrar under the Pooling and Servicing Agreement

By:
AUTHORIZED SIGNATORY

Dated:	November 24, 2014

CERTIFICATE OF AUTHENTICATION

THIS IS ONE OF THE CLASS X-NR CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Authenticating Agent

By:
AUTHORIZED SIGNATORY

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ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenant in common	UNIF GIFT MIN ACT __________ Custodian
TEN ENT	-	as tenants by the entireties	(Cust)
JT TEN	-	as joint tenants with rights of	Under Uniform Gifts to Minors
survivorship and not as tenants in
		common	Act __________________________
(State)

Additional abbreviations may also be used though not in the above list.

FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________

(Please insert Social Security or other identifying number of Assignee)

(Please print or typewrite name and address of assignee)

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

Dated: _______________	NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange.  Notarized or witnessed signatures are not acceptable.

A-14-11

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________ account number _______________ or, if mailed by check, to ____________________________.  Statements should be mailed to _______________________________________________________________.  This information is provided by assignee named above, or ______________________________, as its agent.

A-14-12

EXHIBIT A-15

FORM OF CLASS A-S CERTIFICATE

CLASS A-S

JPMBB COMMERCIAL MORTGAGE SECURITIES TRUST 2014-C25

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

SERIES 2014-C25, CLASS A-S

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]1

[TRANSFERS OF THIS BOOK-ENTRY CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS BOOK-ENTRY CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.]2

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, THE SENIOR TRUST ADVISOR, THE UNDERWRITERS, THE MORTGAGE LOAN SELLERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

PRINCIPAL PAYMENTS IN RESPECT OF THIS CERTIFICATE ARE DISTRIBUTABLE AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

IN ADDITION, SUBJECT TO THE CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THIS CERTIFICATE, TOGETHER WITH THE CLASS B AND CLASS C CERTIFICATES, MAY BE EXCHANGED, PURSUANT TO THE PROCEDURES SET FORTH IN THE POOLING AND SERVICING AGREEMENT, FOR THE CLASS EC CERTIFICATES.

THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT”, AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

1      Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

2      Book-Entry Certificate legend.

A-15-1

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE AND WILL BE INCREASED BY THE PORTION OF CERTIFICATE DEFERRED INTEREST ALLOCABLE TO THIS CERTIFICATE AND BY RECOVERIES ON THE RELATED MORTGAGE LOANS FOR NONRECOVERABLE ADVANCES (PLUS INTEREST THEREON) THAT WERE PREVIOUSLY REIMBURSED FROM PRINCIPAL COLLECTIONS ON THE MORTGAGE LOANS THAT RESULTED IN A REDUCTION OF THE PRINCIPAL DISTRIBUTION AMOUNT. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE CERTIFICATE ADMINISTRATOR.

THIS CERTIFICATE IS SUBORDINATED TO THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-4A1, CLASS A-4A2, CLASS A-5, CLASS A-SB, CLASS X-A, CLASS X-B, CLASS X-C, CLASS X-D, CLASS X-E, CLASS X-F AND CLASS X-NR CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

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PASS-THROUGH RATE: [____]%

DENOMINATION: $[          ]

DATE OF POOLING AND SERVICING AGREEMENT: AS OF NOVEMBER 1, 2014

CUT-OFF DATE: AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT (AS DEFINED HEREIN)

CLOSING DATE: NOVEMBER 24, 2014

FIRST DISTRIBUTION DATE:
DECEMBER 17, 2014

APPROXIMATE AGGREGATE CERTIFICATE BALANCE OF THE CLASS A-S CERTIFICATES AS OF THE CLOSING DATE: 90,303,000 (REPRESENTS THE MAXIMUM PRINCIPAL BALANCE OF THE CLASS A-S CERTIFICATES THAT COULD BE ISSUED IN AN EXCHANGE)

MASTER SERVICER: WELLS FARGO BANK, NATIONAL ASSOCIATION

SPECIAL SERVICER: RIALTO CAPITAL ADVISORS, LLC

TRUSTEE: WILMINGTON TRUST, NATIONAL ASSOCIATION

CERTIFICATE ADMINISTRATOR: WELLS FARGO BANK, NATIONAL ASSOCIATION

SENIOR TRUST ADVISOR: PENTALPHA SURVEILLANCE LLC

CUSIP NO.: [          ]

ISIN NO.: [          ]

COMMON CODE NO.: [          ]

CERTIFICATE NO.: [A-S-1]

A-15-3

CLASS A-S CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial mortgage loans (the “Mortgage Loans” (and a separate trust subordinate companion loan interest in a commercial mortgage loan)), all payments on or collections in respect of the Mortgage Loans and the Trust Subordinate Companion Loan due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee’s rights under the insurance policies, any Assignment of Leases, and any guaranties or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class A-S Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of November 1, 2014 (the “Pooling and Servicing Agreement”), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the “Depositor”, which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicer, the Special Servicer, the Certificate Administrator and the Senior Trust Advisor. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the “Certificates”) and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class A-S Certificates. The Certificates are designated as the JPMBB COMMERCIAL MORTGAGE SECURITIES TRUST 2014-C25, Commercial Mortgage Pass-Through Certificates, Series 2014-C25 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Certificate Administrator. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

This Certificate represents a “regular interest” in a “real estate mortgage investment conduit”, as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

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Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class A-S Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate’s pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

Collateral Support Deficit, Certificate Deferred Interest and certain other amounts on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Master Servicer (with respect to the Certificate Account) or the Certificate Administrator (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other investment income earned on funds in the Certificate Account will be paid to the Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and the Trust Subordinate Companion Loan and administration of the Trust Fund.

All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Certificate Administrator with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate (determined without regard to any possible future reimbursement of Collateral Support Deficit previously allocated to this Certificate) shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been posted pursuant to Section 4.01(j) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Certificate Administrator shall, directly or through an agent, take steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(j) of the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory

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to the Certificate Registrar duly executed by the Holder hereof or such Holder’s attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

Subject to the terms of the Pooling and Servicing Agreement, the Class A-S Certificates will be issued in book-entry form through the facilities of DTC in minimum denominations of $10,000, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

In addition, subject to the conditions set forth in the Pooling and Servicing Agreement, this Certificate, together with the Class B and Class C Certificates, may be exchanged, pursuant to the procedures set forth in the Pooling and Servicing Agreement, for the Class EC Certificates.

No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.03 of the Pooling and Servicing Agreement. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar’s counsel’s review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.03 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

The Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

The Pooling and Servicing Agreement may be amended from time to time by the parties thereto, without the consent of any of the Certificateholders or the Companion Holders:

(i)         to correct any defect or ambiguity in the Pooling and Servicing Agreement in order to address any manifest error in any provision of the Pooling and Servicing Agreement;

(ii)        to cause the provisions in the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus Supplement with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any of its provisions which may be inconsistent with any other provisions therein or to correct any error;

(iii)       to change the timing and/or nature of deposits in the Certificate Account, the Distribution Accounts or any REO Account; provided that (a) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (b) such change shall not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an Opinion of Counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each Rating Agency with respect to such amendment;

(iv)       to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any Certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the Trust Fund or any Trust REMIC or the Grantor Trust that would be a claim against the Trust Fund or any Trust REMIC or the Grantor Trust; provided that the Trustee and the Certificate Administrator have received an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or Companion Holder;

(v)        to modify, eliminate or add to the provisions of Section 5.03(n) of the Pooling and Servicing Agreement or any other provision of the Pooling and Servicing Agreement restricting transfer of

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the Class R Certificates; provided the Depositor has determined that such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, any Trust REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Tax Person;

(vi)       to revise or add any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change; provided that the required action shall not adversely affect in any material respect the interests of any Certificateholder (including, with respect to the Trust AB Whole Loan, the Holders of the Class BNB Certificates) or any holder of a Serviced Pari Passu Companion Loan not consenting thereto as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30 of the Pooling and Servicing Agreement);

(vii)      to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the then-current ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30 of the Pooling and Servicing Agreement); provided that such amendment or supplement shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto as evidenced by an Opinion of Counsel;

(viii)     to modify the provisions of Sections 3.05 and 3.19 of the Pooling and Servicing Agreement (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) if (a) the Depositor, the Master Servicer, the Trustee and, for so long as a Control Event has not occurred and is not continuing, the Directing Certificateholder, determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of any Trust REMIC as a REMIC or the status of the Grantor Trust as a grantor trust under the relevant provisions of the Code, as evidenced by an Opinion of Counsel and (c) each Rating Agency has delivered a Rating Agency Confirmation and, with regard to any class of Serviced Companion Loan Securities, the applicable rating agencies have delivered a confirmation that such action will not result in the downgrade, withdrawal or qualification of its then current ratings (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30 of the Pooling and Servicing Agreement);

(ix)       to modify the procedures of the Pooling and Servicing Agreement relating to compliance with Rule 17g-5 of the Exchange Act; provided that such amendment shall not adversely affect in any material respects the interests of any Certificateholders, as evidenced by (x) an Opinion of Counsel or (y) if any Certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such Certificates; and provided, further, that the Certificate Administrator shall give notice of any such amendment to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s Website pursuant to Section 3.15(c) of the Pooling and Servicing Agreement and the Certificate Administrator shall post such notice to the Certificate Administrator’s Website; and

(x)        in the event of a TIA Applicability Determination, to modify, eliminate or add to the provisions of the Pooling and Servicing Agreement to such extent as shall be necessary to (A) effect the qualification of the Pooling and Servicing Agreement under the TIA or under any similar federal statute hereafter enacted and to add to the Pooling and Servicing Agreement such other provisions as may be expressly required by the TIA, and (B) modify such other provisions as are necessary to conform the Pooling and Servicing Agreement and be consistent with the modifications made pursuant to the preceding

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clause (A); provided that any amendment pursuant to this clause (x) shall be at the sole cost and expense of the Depositor.

Notwithstanding the foregoing, no such amendment (A) may change in any manner any defined term used in any Mortgage Loan Purchase Agreement or the obligations of any Mortgage Loan Seller under any Mortgage Loan Purchase Agreement or otherwise or change any rights of any Mortgage Loan Seller as a third party beneficiary thereunder, without the consent of such Mortgage Loan Seller or (B) materially and adversely affects the holders of a Companion Loan without such Companion Holder’s consent.

The Pooling and Servicing Agreement may also be amended from time to time by the parties thereto with the consent of the Holders of Certificates of each Class affected by such amendment evidencing in the aggregate not less than 51% of the aggregate Percentage Interests constituting the Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

(i)         reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or the Trust Subordinate Companion Loan that are required to be distributed on a Certificate of any class without the consent of the Holder of the Certificate or which are required to be distributed to a Companion Holder without the consent of such Companion Holder; or

(ii)        reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of any Companion Holder or Holder of Class BNB Certificates, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or such Companion Holders, as applicable; or

(iii)       adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding; or

(iv)       change in any manner any defined term used in any Mortgage Loan Purchase Agreement or the obligations of any Mortgage Loan Seller under such Mortgage Loan Purchase Agreement or otherwise or change any rights of any Mortgage Loan Seller as a third party beneficiary under the Pooling and Servicing Agreement, without the consent of such Mortgage Loan Seller; or

(v)       amend the Servicing Standard without the consent of 100% of the Certificateholders or receipt of Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30 of the Pooling and Servicing Agreement) and, if required under the related Intercreditor Agreement, the consent of the holder of any AB Subordinate Companion Loan for each Serviced AB Whole Loan.

Further, notwithstanding the foregoing, none of the Senior Trust Advisor, the Trustee, the Certificate Administrator, the Depositor, the Master Servicer nor the Special Servicer will be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an Opinion of Counsel (at the Trust Fund’s expense) to the effect that such amendment is permitted under the Pooling and Servicing Agreement and that such amendment or the exercise of any power granted to the Master Servicer, the Special Servicer, the Depositor, the Trustee, the Certificate Administrator or any other specified person in accordance with such amendment will not result in the imposition of a tax on any portion of the Trust Fund or any Trust REMIC, or cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code. Furthermore, no amendment to the Pooling and Servicing Agreement may be made that changes in any material respect to the rights of the Class BNB Certificates without the consent of such Class and no amendment to the Pooling and Servicing Agreement may be made that changes any provisions specifically required to be included in the Pooling and Servicing Agreement by the Grapevine Mills Intercreditor Agreement or the Wilton Commercial Portfolio Intercreditor Agreement without the consent of the holder of the related Non-Serviced Pari Passu Companion Loan(s).

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The Holders of the majority of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class R Certificates may, in that order of priority, at their option, upon 60 days’ prior notice given to the Trustee, the Certificate Administrator and each of the other parties to the Pooling and Servicing Agreement, purchase all of the Mortgage Loans (for the avoidance of doubt, excluding the Trust Subordinate Companion Loan) (and all property acquired through exercise of remedies in respect of any related Mortgage Loan) and the Trust Fund’s portion of each REO Property (other than any portion related to the Trust Subordinate Companion Loan if the Trust AB Whole Loan (or the related REO Loan) is an asset of the Trust Fund) remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then-outstanding Certificates, on or after the first Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and the Trust Fund’s portion of any REO Loans remaining in the Trust Fund is less than (i) if the Westfield Village Mortgage Loan (or the related REO Loan) is an asset of the Trust Fund, 2.0% of the aggregate Cut off Date Principal Balance of the Mortgage Loans as set forth in the Preliminary Statement (for the avoidance of doubt, calculated excluding the Trust Subordinate Companion Loan) or (ii) if the Westfield Village Mortgage Loan (or the related REO Loan) is not an asset of the Trust Fund, 1.0% of the aggregate Cut off Date Principal Balance of the Mortgage Loans as set forth in the Preliminary Statement (calculated excluding the Trust Subordinate Companion Loan); provided, however, that this termination right shall not be exercisable at the 2.0% threshold prior to the Distribution Date in December 2024.

Following the date on which the Class A-1, Class A-2, Class A-3, Class A-4A1, Class A-4A2, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class EC and Class D Certificates are retired (and provided that there is only one Holder (or multiple Holders acting in unanimity) of the then-outstanding Certificates (other than the Class BNB, Class Z and Class R Certificates)), the Sole Certificateholder may, at its option exchange (subject to the Master Servicer’s consent) all of its Certificates (other than the Class BNB, Class Z and Class R Certificates) for all of the Mortgage Loans (for the avoidance of doubt, excluding the Trust Subordinate Companion Loan if the Trust AB Whole Loan (or the related REO Loan) is an asset of the Trust Fund) and the Trust Fund’s portion of each REO Property (other than any portion related to the Trust Subordinate Companion Loan if the Trust AB Whole Loan (or the related REO Loan) is an asset of the Trust Fund) remaining in the Trust pursuant to the terms of the Pooling and Servicing Agreement. If the Trust Subordinate Companion Loan is the sole remaining asset of the Trust, the Holders of the Class BNB Certificates may exchange their Certificates for the Trust Subordinate Companion Loan and terminate the Trust pursuant to the terms of the Pooling and Servicing Agreement.

The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Certificate Administrator to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

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IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Registrar under the Pooling and Servicing Agreement

By:
AUTHORIZED SIGNATORY

Dated:	November 24, 2014

CERTIFICATE OF AUTHENTICATION

THIS IS ONE OF THE CLASS A-S CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Authenticating Agent

By:
AUTHORIZED SIGNATORY

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ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenant in common	UNIF GIFT MIN ACT __________ Custodian
TEN ENT	-	as tenants by the entireties	(Cust)
JT TEN	-	as joint tenants with rights of	Under Uniform Gifts to Minors
survivorship and not as tenants in
		common	Act __________________________
(State)

Additional abbreviations may also be used though not in the above list.

FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________

(Please insert Social Security or other identifying number of Assignee)

(Please print or typewrite name and address of assignee)

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

Dated: _______________	NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange.  Notarized or witnessed signatures are not acceptable.

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DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________ account number _______________ or, if mailed by check, to ____________________________.  Statements should be mailed to _______________________________________________________________.  This information is provided by assignee named above, or ______________________________, as its agent.

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EXHIBIT A-16

FORM OF CLASS B CERTIFICATE

CLASS B

JPMBB COMMERCIAL MORTGAGE SECURITIES TRUST 2014-C25

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

SERIES 2014-C25, CLASS B

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]1

[TRANSFERS OF THIS BOOK-ENTRY CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS BOOK-ENTRY CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.]2

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, THE SENIOR TRUST ADVISOR, THE UNDERWRITERS, THE MORTGAGE LOAN SELLERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

PRINCIPAL PAYMENTS IN RESPECT OF THIS CERTIFICATE ARE DISTRIBUTABLE AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

IN ADDITION, SUBJECT TO THE CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THIS CERTIFICATE, TOGETHER WITH THE CLASS A-S AND CLASS C CERTIFICATES, MAY BE EXCHANGED, PURSUANT TO THE PROCEDURES SET FORTH IN THE POOLING AND SERVICING AGREEMENT, FOR THE CLASS EC CERTIFICATES.

THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT”, AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

1      Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

2      Book-Entry Certificate legend.

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THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE AND WILL BE INCREASED BY THE PORTION OF CERTIFICATE DEFERRED INTEREST ALLOCABLE TO THIS CERTIFICATE AND BY RECOVERIES ON THE RELATED MORTGAGE LOANS FOR NONRECOVERABLE ADVANCES (PLUS INTEREST THEREON) THAT WERE PREVIOUSLY REIMBURSED FROM PRINCIPAL COLLECTIONS ON THE MORTGAGE LOANS THAT RESULTED IN A REDUCTION OF THE PRINCIPAL DISTRIBUTION AMOUNT. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE CERTIFICATE ADMINISTRATOR.

THIS CERTIFICATE IS SUBORDINATED TO THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-4A1, CLASS A-4A2, CLASS A-5, CLASS A-SB, CLASS X-A, CLASS X-B, CLASS X-C, CLASS X-D, CLASS X-E, CLASS X-F, CLASS X-NR AND CLASS A-S CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

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PASS-THROUGH RATE: [____]%

DENOMINATION: $[          ]

DATE OF POOLING AND SERVICING AGREEMENT: AS OF NOVEMBER 1, 2014

CUT-OFF DATE: AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT (AS DEFINED HEREIN)

CLOSING DATE: NOVEMBER 24, 2014

FIRST DISTRIBUTION DATE:
DECEMBER 17, 2014

APPROXIMATE AGGREGATE CERTIFICATE BALANCE OF THE CLASS B CERTIFICATES AS OF THE CLOSING DATE: $51,813,000 (REPRESENTS THE MAXIMUM PRINCIPAL BALANCE OF THE CLASS B CERTIFICATES THAT COULD BE ISSUED IN AN EXCHANGE)

MASTER SERVICER: WELLS FARGO BANK, NATIONAL ASSOCIATION

SPECIAL SERVICER: RIALTO CAPITAL ADVISORS, LLC

TRUSTEE: WILMINGTON TRUST, NATIONAL ASSOCIATION

CERTIFICATE ADMINISTRATOR: WELLS FARGO BANK, NATIONAL ASSOCIATION

SENIOR TRUST ADVISOR: PENTALPHA SURVEILLANCE LLC

CUSIP NO.: [          ]

ISIN NO.: [          ]

COMMON CODE NO.: [          ]

CERTIFICATE NO.: [B-1]

A-16-3

CLASS B CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial mortgage loans (the “Mortgage Loans” (and a separate trust subordinate companion loan interest in a commercial mortgage loan)), all payments on or collections in respect of the Mortgage Loans and the Trust Subordinate Companion Loan due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee’s rights under the insurance policies, any Assignment of Leases, and any guaranties or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class B Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of November 1, 2014 (the “Pooling and Servicing Agreement”), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the “Depositor”, which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicer, the Special Servicer, the Certificate Administrator and the Senior Trust Advisor. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the “Certificates”) and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class B Certificates. The Certificates are designated as the JPMBB COMMERCIAL MORTGAGE SECURITIES TRUST 2014-C25, Commercial Mortgage Pass-Through Certificates, Series 2014-C25 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Certificate Administrator. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

This Certificate represents a “regular interest” in a “real estate mortgage investment conduit”, as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

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Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class B Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate’s pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

Collateral Support Deficit, Certificate Deferred Interest and certain other amounts on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Master Servicer (with respect to the Certificate Account) or the Certificate Administrator (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other investment income earned on funds in the Certificate Account will be paid to the Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and the Trust Subordinate Companion Loan and administration of the Trust Fund.

All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Certificate Administrator with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate (determined without regard to any possible future reimbursement of Collateral Support Deficit previously allocated to this Certificate) shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been posted pursuant to Section 4.01(j) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Certificate Administrator shall, directly or through an agent, take steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(j) of the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory

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to the Certificate Registrar duly executed by the Holder hereof or such Holder’s attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

Subject to the terms of the Pooling and Servicing Agreement, the Class B Certificates will be issued in book-entry form through the facilities of DTC in minimum denominations of $10,000, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

In addition, subject to the conditions set forth in the Pooling and Servicing Agreement, this Certificate, together with the Class A-S and Class C Certificates, may be exchanged, pursuant to the procedures set forth in the Pooling and Servicing Agreement, for the Class EC Certificates.

No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.03 of the Pooling and Servicing Agreement. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar’s counsel’s review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.03 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

The Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

The Pooling and Servicing Agreement may be amended from time to time by the parties thereto, without the consent of any of the Certificateholders or the Companion Holders:

(i)         to correct any defect or ambiguity in the Pooling and Servicing Agreement in order to address any manifest error in any provision of the Pooling and Servicing Agreement;

(ii)        to cause the provisions in the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus Supplement with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any of its provisions which may be inconsistent with any other provisions therein or to correct any error;

(iii)       to change the timing and/or nature of deposits in the Certificate Account, the Distribution Accounts or any REO Account; provided that (a) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (b) such change shall not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an Opinion of Counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each Rating Agency with respect to such amendment;

(iv)       to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any Certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the Trust Fund or any Trust REMIC or the Grantor Trust that would be a claim against the Trust Fund or any Trust REMIC or the Grantor Trust; provided that the Trustee and the Certificate Administrator have received an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or Companion Holder;

(v)        to modify, eliminate or add to the provisions of Section 5.03(n) of the Pooling and Servicing Agreement or any other provision of the Pooling and Servicing Agreement restricting transfer of

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the Class R Certificates; provided the Depositor has determined that such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, any Trust REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Tax Person;

(vi)       to revise or add any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change; provided that the required action shall not adversely affect in any material respect the interests of any Certificateholder (including, with respect to the Trust AB Whole Loan, the Holders of the Class BNB Certificates) or any holder of a Serviced Pari Passu Companion Loan not consenting thereto as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30 of the Pooling and Servicing Agreement);

(vii)      to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the then-current ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30 of the Pooling and Servicing Agreement); provided that such amendment or supplement shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto as evidenced by an Opinion of Counsel;

(viii)     to modify the provisions of Sections 3.05 and 3.19 of the Pooling and Servicing Agreement (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) if (a) the Depositor, the Master Servicer, the Trustee and, for so long as a Control Event has not occurred and is not continuing, the Directing Certificateholder, determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of any Trust REMIC as a REMIC or the status of the Grantor Trust as a grantor trust under the relevant provisions of the Code, as evidenced by an Opinion of Counsel and (c) each Rating Agency has delivered a Rating Agency Confirmation and, with regard to any class of Serviced Companion Loan Securities, the applicable rating agencies have delivered a confirmation that such action will not result in the downgrade, withdrawal or qualification of its then current ratings (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30 of the Pooling and Servicing Agreement);

(ix)       to modify the procedures of the Pooling and Servicing Agreement relating to compliance with Rule 17g-5 of the Exchange Act; provided that such amendment shall not adversely affect in any material respects the interests of any Certificateholders, as evidenced by (x) an Opinion of Counsel or (y) if any Certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such Certificates; and provided, further, that the Certificate Administrator shall give notice of any such amendment to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s Website pursuant to Section 3.15(c) of the Pooling and Servicing Agreement and the Certificate Administrator shall post such notice to the Certificate Administrator’s Website; and

(x)        in the event of a TIA Applicability Determination, to modify, eliminate or add to the provisions of the Pooling and Servicing Agreement to such extent as shall be necessary to (A) effect the qualification of the Pooling and Servicing Agreement under the TIA or under any similar federal statute hereafter enacted and to add to the Pooling and Servicing Agreement such other provisions as may be expressly required by the TIA, and (B) modify such other provisions as are necessary to conform the Pooling and Servicing Agreement and be consistent with the modifications made pursuant to the preceding

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clause (A); provided that any amendment pursuant to this clause (x) shall be at the sole cost and expense of the Depositor.

Notwithstanding the foregoing, no such amendment (A) may change in any manner any defined term used in any Mortgage Loan Purchase Agreement or the obligations of any Mortgage Loan Seller under any Mortgage Loan Purchase Agreement or otherwise or change any rights of any Mortgage Loan Seller as a third party beneficiary thereunder, without the consent of such Mortgage Loan Seller or (B) materially and adversely affects the holders of a Companion Loan without such Companion Holder’s consent.

The Pooling and Servicing Agreement may also be amended from time to time by the parties thereto with the consent of the Holders of Certificates of each Class affected by such amendment evidencing in the aggregate not less than 51% of the aggregate Percentage Interests constituting the Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

(i)         reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or the Trust Subordinate Companion Loan that are required to be distributed on a Certificate of any class without the consent of the Holder of the Certificate or which are required to be distributed to a Companion Holder without the consent of such Companion Holder; or

(ii)        reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of any Companion Holder or Holder of Class BNB Certificates, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or such Companion Holders, as applicable; or

(iii)       adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding; or

(iv)       change in any manner any defined term used in any Mortgage Loan Purchase Agreement or the obligations of any Mortgage Loan Seller under such Mortgage Loan Purchase Agreement or otherwise or change any rights of any Mortgage Loan Seller as a third party beneficiary under the Pooling and Servicing Agreement, without the consent of such Mortgage Loan Seller; or

(v)       amend the Servicing Standard without the consent of 100% of the Certificateholders or receipt of Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30 of the Pooling and Servicing Agreement) and, if required under the related Intercreditor Agreement, the consent of the holder of any AB Subordinate Companion Loan for each Serviced AB Whole Loan.

Further, notwithstanding the foregoing, none of the Senior Trust Advisor, the Trustee, the Certificate Administrator, the Depositor, the Master Servicer nor the Special Servicer will be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an Opinion of Counsel (at the Trust Fund’s expense) to the effect that such amendment is permitted under the Pooling and Servicing Agreement and that such amendment or the exercise of any power granted to the Master Servicer, the Special Servicer, the Depositor, the Trustee, the Certificate Administrator or any other specified person in accordance with such amendment will not result in the imposition of a tax on any portion of the Trust Fund or any Trust REMIC, or cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code. Furthermore, no amendment to the Pooling and Servicing Agreement may be made that changes in any material respect to the rights of the Class BNB Certificates without the consent of such Class and no amendment to the Pooling and Servicing Agreement may be made that changes any provisions specifically required to be included in the Pooling and Servicing Agreement by the Grapevine Mills Intercreditor Agreement or the Wilton Commercial Portfolio Intercreditor Agreement without the consent of the holder of the related Non-Serviced Pari Passu Companion Loan(s).

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The Holders of the majority of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class R Certificates may, in that order of priority, at their option, upon 60 days’ prior notice given to the Trustee, the Certificate Administrator and each of the other parties to the Pooling and Servicing Agreement, purchase all of the Mortgage Loans (for the avoidance of doubt, excluding the Trust Subordinate Companion Loan) (and all property acquired through exercise of remedies in respect of any related Mortgage Loan) and the Trust Fund’s portion of each REO Property (other than any portion related to the Trust Subordinate Companion Loan if the Trust AB Whole Loan (or the related REO Loan) is an asset of the Trust Fund) remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then-outstanding Certificates, on or after the first Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and the Trust Fund’s portion of any REO Loans remaining in the Trust Fund is less than (i) if the Westfield Village Mortgage Loan (or the related REO Loan) is an asset of the Trust Fund, 2.0% of the aggregate Cut off Date Principal Balance of the Mortgage Loans as set forth in the Preliminary Statement (for the avoidance of doubt, calculated excluding the Trust Subordinate Companion Loan) or (ii) if the Westfield Village Mortgage Loan (or the related REO Loan) is not an asset of the Trust Fund, 1.0% of the aggregate Cut off Date Principal Balance of the Mortgage Loans as set forth in the Preliminary Statement (calculated excluding the Trust Subordinate Companion Loan); provided, however, that this termination right shall not be exercisable at the 2.0% threshold prior to the Distribution Date in December 2024.

Following the date on which the Class A-1, Class A-2, Class A-3, Class A-4A1, Class A-4A2, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class EC and Class D Certificates are retired (and provided that there is only one Holder (or multiple Holders acting in unanimity) of the then-outstanding Certificates (other than the Class BNB, Class Z and Class R Certificates)), the Sole Certificateholder may, at its option exchange (subject to the Master Servicer’s consent) all of its Certificates (other than the Class BNB, Class Z and Class R Certificates) for all of the Mortgage Loans (for the avoidance of doubt, excluding the Trust Subordinate Companion Loan if the Trust AB Whole Loan (or the related REO Loan) is an asset of the Trust Fund) and the Trust Fund’s portion of each REO Property (other than any portion related to the Trust Subordinate Companion Loan if the Trust AB Whole Loan (or the related REO Loan) is an asset of the Trust Fund) remaining in the Trust pursuant to the terms of the Pooling and Servicing Agreement. If the Trust Subordinate Companion Loan is the sole remaining asset of the Trust, the Holders of the Class BNB Certificates may exchange their Certificates for the Trust Subordinate Companion Loan and terminate the Trust pursuant to the terms of the Pooling and Servicing Agreement.

The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Certificate Administrator to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

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IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Registrar under the Pooling and Servicing Agreement

By:
AUTHORIZED SIGNATORY

Dated:	November 24, 2014

CERTIFICATE OF AUTHENTICATION

THIS IS ONE OF THE CLASS B CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Authenticating Agent

By:
AUTHORIZED SIGNATORY

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ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenant in common	UNIF GIFT MIN ACT __________ Custodian
TEN ENT	-	as tenants by the entireties	(Cust)
JT TEN	-	as joint tenants with rights of	Under Uniform Gifts to Minors
survivorship and not as tenants in
		common	Act __________________________
(State)

Additional abbreviations may also be used though not in the above list.

FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________

(Please insert Social Security or other identifying number of Assignee)

(Please print or typewrite name and address of assignee)

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

Dated: _______________	NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange.  Notarized or witnessed signatures are not acceptable.

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DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________ account number _______________ or, if mailed by check, to ____________________________.  Statements should be mailed to _______________________________________________________________.  This information is provided by assignee named above, or ______________________________, as its agent.

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EXHIBIT A-17

FORM OF CLASS C CERTIFICATE

CLASS C

JPMBB COMMERCIAL MORTGAGE SECURITIES TRUST 2014-C25

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

SERIES 2014-C25, CLASS C

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]1

[TRANSFERS OF THIS BOOK-ENTRY CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS BOOK-ENTRY CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.]2

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, THE SENIOR TRUST ADVISOR, THE UNDERWRITERS, THE MORTGAGE LOAN SELLERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

PRINCIPAL PAYMENTS IN RESPECT OF THIS CERTIFICATE ARE DISTRIBUTABLE AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

IN ADDITION, SUBJECT TO THE CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THIS CERTIFICATE, TOGETHER WITH THE CLASS A-S AND CLASS B CERTIFICATES, MAY BE EXCHANGED, PURSUANT TO THE PROCEDURES SET FORTH IN THE POOLING AND SERVICING AGREEMENT, FOR THE CLASS EC CERTIFICATES.

THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT”, AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

1      Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

2      Book-Entry Certificate legend.

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THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE AND WILL BE INCREASED BY THE PORTION OF CERTIFICATE DEFERRED INTEREST ALLOCABLE TO THIS CERTIFICATE AND BY RECOVERIES ON THE RELATED MORTGAGE LOANS FOR NONRECOVERABLE ADVANCES (PLUS INTEREST THEREON) THAT WERE PREVIOUSLY REIMBURSED FROM PRINCIPAL COLLECTIONS ON THE MORTGAGE LOANS THAT RESULTED IN A REDUCTION OF THE PRINCIPAL DISTRIBUTION AMOUNT. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE CERTIFICATE ADMINISTRATOR.

THIS CERTIFICATE IS SUBORDINATED TO THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-4A1, CLASS A-4A2, CLASS A-5, CLASS A-SB, CLASS X-A, CLASS X-B, CLASS X-C, CLASS X-D, CLASS X-E, CLASS X-F, CLASS X-NR, CLASS A-S AND CLASS B CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

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PASS-THROUGH RATE: [____]%

DENOMINATION: $[          ]

DATE OF POOLING AND SERVICING AGREEMENT: AS OF NOVEMBER 1, 2014

CUT-OFF DATE: AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT (AS DEFINED HEREIN)

CLOSING DATE: NOVEMBER 24, 2014

FIRST DISTRIBUTION DATE:
DECEMBER 17, 2014

APPROXIMATE AGGREGATE CERTIFICATE BALANCE OF THE CLASS C CERTIFICATES AS OF THE CLOSING DATE: $42,931,000 (REPRESENTS THE MAXIMUM PRINCIPAL BALANCE OF THE CLASS C CERTIFICATES THAT COULD BE ISSUED IN AN EXCHANGE)

MASTER SERVICER: WELLS FARGO BANK, NATIONAL ASSOCIATION

SPECIAL SERVICER: RIALTO CAPITAL ADVISORS, LLC

TRUSTEE: WILMINGTON TRUST, NATIONAL ASSOCIATION

CERTIFICATE ADMINISTRATOR: WELLS FARGO BANK, NATIONAL ASSOCIATION

SENIOR TRUST ADVISOR: PENTALPHA SURVEILLANCE LLC

CUSIP NO.: [          ]

ISIN NO.: [          ]

COMMON CODE NO.: [          ]

CERTIFICATE NO.: [C-1]

A-17-3

CLASS C CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial mortgage loans (the “Mortgage Loans” (and a separate trust subordinate companion loan interest in a commercial mortgage loan)), all payments on or collections in respect of the Mortgage Loans and the Trust Subordinate Companion Loan due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee’s rights under the insurance policies, any Assignment of Leases, and any guaranties or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class C Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of November 1, 2014 (the “Pooling and Servicing Agreement”), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the “Depositor”, which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicer, the Special Servicer, the Certificate Administrator and the Senior Trust Advisor. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the “Certificates”) and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class C Certificates. The Certificates are designated as the JPMBB COMMERCIAL MORTGAGE SECURITIES TRUST 2014-C25, Commercial Mortgage Pass-Through Certificates, Series 2014-C25 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Certificate Administrator. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

This Certificate represents a “regular interest” in a “real estate mortgage investment conduit”, as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

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Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class C Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate’s pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

Collateral Support Deficit, Certificate Deferred Interest and certain other amounts on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Master Servicer (with respect to the Certificate Account) or the Certificate Administrator (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other investment income earned on funds in the Certificate Account will be paid to the Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and the Trust Subordinate Companion Loan and administration of the Trust Fund.

All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Certificate Administrator with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate (determined without regard to any possible future reimbursement of Collateral Support Deficit previously allocated to this Certificate) shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been posted pursuant to Section 4.01(j) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Certificate Administrator shall, directly or through an agent, take steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(j) of the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory

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to the Certificate Registrar duly executed by the Holder hereof or such Holder’s attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

Subject to the terms of the Pooling and Servicing Agreement, the Class C Certificates will be issued in book-entry form through the facilities of DTC in minimum denominations of $10,000, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

In addition, subject to the conditions set forth in the Pooling and Servicing Agreement, this Certificate, together with the Class A-S and Class B Certificates, may be exchanged, pursuant to the procedures set forth in the Pooling and Servicing Agreement, for the Class EC Certificates.

No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.03 of the Pooling and Servicing Agreement. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar’s counsel’s review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.03 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

The Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

The Pooling and Servicing Agreement may be amended from time to time by the parties thereto, without the consent of any of the Certificateholders or the Companion Holders:

(i)         to correct any defect or ambiguity in the Pooling and Servicing Agreement in order to address any manifest error in any provision of the Pooling and Servicing Agreement;

(ii)        to cause the provisions in the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus Supplement with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any of its provisions which may be inconsistent with any other provisions therein or to correct any error;

(iii)       to change the timing and/or nature of deposits in the Certificate Account, the Distribution Accounts or any REO Account; provided that (a) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (b) such change shall not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an Opinion of Counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each Rating Agency with respect to such amendment;

(iv)       to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any Certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the Trust Fund or any Trust REMIC or the Grantor Trust that would be a claim against the Trust Fund or any Trust REMIC or the Grantor Trust; provided that the Trustee and the Certificate Administrator have received an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or Companion Holder;

(v)        to modify, eliminate or add to the provisions of Section 5.03(n) of the Pooling and Servicing Agreement or any other provision of the Pooling and Servicing Agreement restricting transfer of

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the Class R Certificates; provided the Depositor has determined that such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, any Trust REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Tax Person;

(vi)       to revise or add any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change; provided that the required action shall not adversely affect in any material respect the interests of any Certificateholder (including, with respect to the Trust AB Whole Loan, the Holders of the Class BNB Certificates) or any holder of a Serviced Pari Passu Companion Loan not consenting thereto as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30 of the Pooling and Servicing Agreement);

(vii)      to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the then-current ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30 of the Pooling and Servicing Agreement); provided that such amendment or supplement shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto as evidenced by an Opinion of Counsel;

(viii)     to modify the provisions of Sections 3.05 and 3.19 of the Pooling and Servicing Agreement (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) if (a) the Depositor, the Master Servicer, the Trustee and, for so long as a Control Event has not occurred and is not continuing, the Directing Certificateholder, determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of any Trust REMIC as a REMIC or the status of the Grantor Trust as a grantor trust under the relevant provisions of the Code, as evidenced by an Opinion of Counsel and (c) each Rating Agency has delivered a Rating Agency Confirmation and, with regard to any class of Serviced Companion Loan Securities, the applicable rating agencies have delivered a confirmation that such action will not result in the downgrade, withdrawal or qualification of its then current ratings (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30 of the Pooling and Servicing Agreement);

(ix)       to modify the procedures of the Pooling and Servicing Agreement relating to compliance with Rule 17g-5 of the Exchange Act; provided that such amendment shall not adversely affect in any material respects the interests of any Certificateholders, as evidenced by (x) an Opinion of Counsel or (y) if any Certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such Certificates; and provided, further, that the Certificate Administrator shall give notice of any such amendment to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s Website pursuant to Section 3.15(c) of the Pooling and Servicing Agreement and the Certificate Administrator shall post such notice to the Certificate Administrator’s Website; and

(x)        in the event of a TIA Applicability Determination, to modify, eliminate or add to the provisions of the Pooling and Servicing Agreement to such extent as shall be necessary to (A) effect the qualification of the Pooling and Servicing Agreement under the TIA or under any similar federal statute hereafter enacted and to add to the Pooling and Servicing Agreement such other provisions as may be expressly required by the TIA, and (B) modify such other provisions as are necessary to conform the Pooling and Servicing Agreement and be consistent with the modifications made pursuant to the preceding

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clause (A); provided that any amendment pursuant to this clause (x) shall be at the sole cost and expense of the Depositor.

Notwithstanding the foregoing, no such amendment (A) may change in any manner any defined term used in any Mortgage Loan Purchase Agreement or the obligations of any Mortgage Loan Seller under any Mortgage Loan Purchase Agreement or otherwise or change any rights of any Mortgage Loan Seller as a third party beneficiary thereunder, without the consent of such Mortgage Loan Seller or (B) materially and adversely affects the holders of a Companion Loan without such Companion Holder’s consent.

The Pooling and Servicing Agreement may also be amended from time to time by the parties thereto with the consent of the Holders of Certificates of each Class affected by such amendment evidencing in the aggregate not less than 51% of the aggregate Percentage Interests constituting the Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

(i)         reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or the Trust Subordinate Companion Loan that are required to be distributed on a Certificate of any class without the consent of the Holder of the Certificate or which are required to be distributed to a Companion Holder without the consent of such Companion Holder; or

(ii)        reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of any Companion Holder or Holder of Class BNB Certificates, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or such Companion Holders, as applicable; or

(iii)       adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding; or

(iv)       change in any manner any defined term used in any Mortgage Loan Purchase Agreement or the obligations of any Mortgage Loan Seller under such Mortgage Loan Purchase Agreement or otherwise or change any rights of any Mortgage Loan Seller as a third party beneficiary under the Pooling and Servicing Agreement, without the consent of such Mortgage Loan Seller; or

(v)       amend the Servicing Standard without the consent of 100% of the Certificateholders or receipt of Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30 of the Pooling and Servicing Agreement) and, if required under the related Intercreditor Agreement, the consent of the holder of any AB Subordinate Companion Loan for each Serviced AB Whole Loan.

Further, notwithstanding the foregoing, none of the Senior Trust Advisor, the Trustee, the Certificate Administrator, the Depositor, the Master Servicer nor the Special Servicer will be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an Opinion of Counsel (at the Trust Fund’s expense) to the effect that such amendment is permitted under the Pooling and Servicing Agreement and that such amendment or the exercise of any power granted to the Master Servicer, the Special Servicer, the Depositor, the Trustee, the Certificate Administrator or any other specified person in accordance with such amendment will not result in the imposition of a tax on any portion of the Trust Fund or any Trust REMIC, or cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code. Furthermore, no amendment to the Pooling and Servicing Agreement may be made that changes in any material respect to the rights of the Class BNB Certificates without the consent of such Class and no amendment to the Pooling and Servicing Agreement may be made that changes any provisions specifically required to be included in the Pooling and Servicing Agreement by the Grapevine Mills Intercreditor Agreement or the Wilton Commercial Portfolio Intercreditor Agreement without the consent of the holder of the related Non-Serviced Pari Passu Companion Loan(s).

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The Holders of the majority of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class R Certificates may, in that order of priority, at their option, upon 60 days’ prior notice given to the Trustee, the Certificate Administrator and each of the other parties to the Pooling and Servicing Agreement, purchase all of the Mortgage Loans (for the avoidance of doubt, excluding the Trust Subordinate Companion Loan) (and all property acquired through exercise of remedies in respect of any related Mortgage Loan) and the Trust Fund’s portion of each REO Property (other than any portion related to the Trust Subordinate Companion Loan if the Trust AB Whole Loan (or the related REO Loan) is an asset of the Trust Fund) remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then-outstanding Certificates, on or after the first Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and the Trust Fund’s portion of any REO Loans remaining in the Trust Fund is less than (i) if the Westfield Village Mortgage Loan (or the related REO Loan) is an asset of the Trust Fund, 2.0% of the aggregate Cut off Date Principal Balance of the Mortgage Loans as set forth in the Preliminary Statement (for the avoidance of doubt, calculated excluding the Trust Subordinate Companion Loan) or (ii) if the Westfield Village Mortgage Loan (or the related REO Loan) is not an asset of the Trust Fund, 1.0% of the aggregate Cut off Date Principal Balance of the Mortgage Loans as set forth in the Preliminary Statement (calculated excluding the Trust Subordinate Companion Loan); provided, however, that this termination right shall not be exercisable at the 2.0% threshold prior to the Distribution Date in December 2024.

Following the date on which the Class A-1, Class A-2, Class A-3, Class A-4A1, Class A-4A2, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class EC and Class D Certificates are retired (and provided that there is only one Holder (or multiple Holders acting in unanimity) of the then-outstanding Certificates (other than the Class BNB, Class Z and Class R Certificates)), the Sole Certificateholder may, at its option exchange (subject to the Master Servicer’s consent) all of its Certificates (other than the Class BNB, Class Z and Class R Certificates) for all of the Mortgage Loans (for the avoidance of doubt, excluding the Trust Subordinate Companion Loan if the Trust AB Whole Loan (or the related REO Loan) is an asset of the Trust Fund) and the Trust Fund’s portion of each REO Property (other than any portion related to the Trust Subordinate Companion Loan if the Trust AB Whole Loan (or the related REO Loan) is an asset of the Trust Fund) remaining in the Trust pursuant to the terms of the Pooling and Servicing Agreement. If the Trust Subordinate Companion Loan is the sole remaining asset of the Trust, the Holders of the Class BNB Certificates may exchange their Certificates for the Trust Subordinate Companion Loan and terminate the Trust pursuant to the terms of the Pooling and Servicing Agreement.

The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Certificate Administrator to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

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IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Registrar under the Pooling and Servicing Agreement

By:
AUTHORIZED SIGNATORY

Dated:	November 24, 2014

CERTIFICATE OF AUTHENTICATION

THIS IS ONE OF THE CLASS C CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Authenticating Agent

By:
AUTHORIZED SIGNATORY

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ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenant in common	UNIF GIFT MIN ACT __________ Custodian
TEN ENT	-	as tenants by the entireties	(Cust)
JT TEN	-	as joint tenants with rights of	Under Uniform Gifts to Minors
survivorship and not as tenants in
		common	Act __________________________
(State)

Additional abbreviations may also be used though not in the above list.

FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________

(Please insert Social Security or other identifying number of Assignee)

(Please print or typewrite name and address of assignee)

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

Dated: _______________	NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange.  Notarized or witnessed signatures are not acceptable.

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DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________ account number _______________ or, if mailed by check, to ____________________________.  Statements should be mailed to _______________________________________________________________.  This information is provided by assignee named above, or ______________________________, as its agent.

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EXHIBIT A-18

FORM OF CLASS D CERTIFICATE

CLASS D

JPMBB COMMERCIAL MORTGAGE SECURITIES TRUST 2014-C25

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

SERIES 2014-C25, CLASS D

[THIS CERTIFICATE IS A TEMPORARY REGULATION S BOOK-ENTRY CERTIFICATE FOR PURPOSES OF REGULATION S (“REGULATION S”) UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS TEMPORARY REGULATION S BOOK-ENTRY CERTIFICATE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

NO BENEFICIAL OWNERS OF THIS TEMPORARY REGULATION S BOOK-ENTRY CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENTS OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT.]1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]2

[TRANSFERS OF THIS BOOK-ENTRY CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS BOOK-ENTRY CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.]3

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, THE SENIOR TRUST ADVISOR, THE INITIAL PURCHASERS, THE MORTGAGE LOAN SELLERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

1      Temporary Regulation S Book-Entry Certificate legend.

2      Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

3      Book-Entry Certificate legend.

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PRINCIPAL PAYMENTS IN RESPECT OF THIS CERTIFICATE ARE DISTRIBUTABLE AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER”, WITHIN THE MEANING OF RULE 144A (A “QIB”), OR IS PURCHASING FOR THE ACCOUNT OF A QIB, AND WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) TO AN INSTITUTION THAT IS A NON-”U.S. PERSON” IN AN “OFFSHORE TRANSACTION” AS DEFINED IN, AND IN ACCORDANCE WITH RULE 903 OR RULE 904 OF, REGULATION S UNDER THE SECURITIES ACT, OR (3) TO AN INSTITUTION THAT IS AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS, AND (B) IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT”, AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE AND WILL BE INCREASED BY THE PORTION OF CERTIFICATE DEFERRED INTEREST ALLOCABLE TO THIS CERTIFICATE AND BY RECOVERIES ON THE RELATED MORTGAGE LOANS FOR NONRECOVERABLE ADVANCES (PLUS INTEREST THEREON) THAT WERE PREVIOUSLY REIMBURSED FROM PRINCIPAL COLLECTIONS ON THE MORTGAGE LOANS THAT RESULTED IN A REDUCTION OF THE PRINCIPAL DISTRIBUTION AMOUNT. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE CERTIFICATE ADMINISTRATOR.

THIS CERTIFICATE IS SUBORDINATED TO THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-4A1, CLASS A-4A2, CLASS A-5, CLASS A-SB, CLASS X-A, CLASS X-B, CLASS X-C, CLASS X-D, CLASS X-E, CLASS X-F, CLASS X-NR, CLASS A-S, CLASS B AND CLASS C CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

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PASS-THROUGH RATE: [____]%

DENOMINATION: $[          ]

DATE OF POOLING AND SERVICING AGREEMENT: AS OF NOVEMBER 1, 2014

CUT-OFF DATE: AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT (AS DEFINED HEREIN)

CLOSING DATE: NOVEMBER 24, 2014

FIRST DISTRIBUTION DATE: DECEMBER 17, 2014

APPROXIMATE AGGREGATE
CERTIFICATE BALANCE
OF THE CLASS D CERTIFICATES
AS OF THE CLOSING DATE: $78,460,000

MASTER SERVICER: WELLS FARGO BANK, NATIONAL ASSOCIATION

SPECIAL SERVICER: RIALTO CAPITAL ADVISORS, LLC

TRUSTEE: WILMINGTON TRUST, NATIONAL ASSOCIATION

CERTIFICATE ADMINISTRATOR: WELLS FARGO BANK, NATIONAL ASSOCIATION

SENIOR TRUST ADVISOR: PENTALPHA SURVEILLANCE LLC

CUSIP NO.: [          ]

ISIN NO.: [          ]

COMMON CODE NO.: [          ]

CERTIFICATE NO.: [D-1] [D-S-1]

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CLASS D CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial mortgage loans (the “Mortgage Loans” (and a separate trust subordinate companion loan interest in a commercial mortgage loan)), all payments on or collections in respect of the Mortgage Loans and the Trust Subordinate Companion Loan due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee’s rights under the insurance policies, any Assignment of Leases, and any guaranties or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class D Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of November 1, 2014 (the “Pooling and Servicing Agreement”), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the “Depositor”, which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicer, the Special Servicer, the Certificate Administrator and the Senior Trust Advisor. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the “Certificates”) and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class D Certificates. The Certificates are designated as the JPMBB COMMERCIAL MORTGAGE SECURITIES TRUST 2014-C25, Commercial Mortgage Pass-Through Certificates, Series 2014-C25 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Certificate Administrator. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

This Certificate represents a “regular interest” in a “real estate mortgage investment conduit”, as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

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Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class D Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate’s pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

Collateral Support Deficit, Certificate Deferred Interest and certain other amounts on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Master Servicer (with respect to the Certificate Account) or the Certificate Administrator (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other investment income earned on funds in the Certificate Account will be paid to the Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and the Trust Subordinate Companion Loan and administration of the Trust Fund.

All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Certificate Administrator with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate (determined without regard to any possible future reimbursement of Collateral Support Deficit previously allocated to this Certificate) shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been posted pursuant to Section 4.01(j) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Certificate Administrator shall, directly or through an agent, take steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(j) of the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory

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to the Certificate Registrar duly executed by the Holder hereof or such Holder’s attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

Subject to the terms of the Pooling and Servicing Agreement, the Class D Certificates will be issued in book-entry form through the facilities of DTC in minimum denominations of $100,000, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.03 of the Pooling and Servicing Agreement. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar’s counsel’s review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.03 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

The Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

The Pooling and Servicing Agreement may be amended from time to time by the parties thereto, without the consent of any of the Certificateholders or the Companion Holders:

(i)         to correct any defect or ambiguity in the Pooling and Servicing Agreement in order to address any manifest error in any provision of the Pooling and Servicing Agreement;

(ii)        to cause the provisions in the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus Supplement with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any of its provisions which may be inconsistent with any other provisions therein or to correct any error;

(iii)       to change the timing and/or nature of deposits in the Certificate Account, the Distribution Accounts or any REO Account; provided that (a) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (b) such change shall not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an Opinion of Counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each Rating Agency with respect to such amendment;

(iv)       to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any Certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the Trust Fund or any Trust REMIC or the Grantor Trust that would be a claim against the Trust Fund or any Trust REMIC or the Grantor Trust; provided that the Trustee and the Certificate Administrator have received an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or Companion Holder;

(v)        to modify, eliminate or add to the provisions of Section 5.03(n) of the Pooling and Servicing Agreement or any other provision of the Pooling and Servicing Agreement restricting transfer of the Class R Certificates; provided the Depositor has determined that such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, any Trust REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Tax Person;

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(vi)       to revise or add any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change; provided that the required action shall not adversely affect in any material respect the interests of any Certificateholder (including, with respect to the Trust AB Whole Loan, the Holders of the Class BNB Certificates) or any holder of a Serviced Pari Passu Companion Loan not consenting thereto as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30 of the Pooling and Servicing Agreement);

(vii)      to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the then-current ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30 of the Pooling and Servicing Agreement); provided that such amendment or supplement shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto as evidenced by an Opinion of Counsel;

(viii)     to modify the provisions of Sections 3.05 and 3.19 of the Pooling and Servicing Agreement (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) if (a) the Depositor, the Master Servicer, the Trustee and, for so long as a Control Event has not occurred and is not continuing, the Directing Certificateholder, determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of any Trust REMIC as a REMIC or the status of the Grantor Trust as a grantor trust under the relevant provisions of the Code, as evidenced by an Opinion of Counsel and (c) each Rating Agency has delivered a Rating Agency Confirmation and, with regard to any class of Serviced Companion Loan Securities, the applicable rating agencies have delivered a confirmation that such action will not result in the downgrade, withdrawal or qualification of its then current ratings (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30 of the Pooling and Servicing Agreement);

(ix)       to modify the procedures of the Pooling and Servicing Agreement relating to compliance with Rule 17g-5 of the Exchange Act; provided that such amendment shall not adversely affect in any material respects the interests of any Certificateholders, as evidenced by (x) an Opinion of Counsel or (y) if any Certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such Certificates; and provided, further, that the Certificate Administrator shall give notice of any such amendment to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s Website pursuant to Section 3.15(c) of the Pooling and Servicing Agreement and the Certificate Administrator shall post such notice to the Certificate Administrator’s Website; and

(x)        in the event of a TIA Applicability Determination, to modify, eliminate or add to the provisions of the Pooling and Servicing Agreement to such extent as shall be necessary to (A) effect the qualification of the Pooling and Servicing Agreement under the TIA or under any similar federal statute hereafter enacted and to add to the Pooling and Servicing Agreement such other provisions as may be expressly required by the TIA, and (B) modify such other provisions as are necessary to conform the Pooling and Servicing Agreement and be consistent with the modifications made pursuant to the preceding clause (A); provided that any amendment pursuant to this clause (x) shall be at the sole cost and expense of the Depositor.

Notwithstanding the foregoing, no such amendment (A) may change in any manner any defined term used in any Mortgage Loan Purchase Agreement or the obligations of any Mortgage Loan Seller under any

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Mortgage Loan Purchase Agreement or otherwise or change any rights of any Mortgage Loan Seller as a third party beneficiary thereunder, without the consent of such Mortgage Loan Seller or (B) materially and adversely affects the holders of a Companion Loan without such Companion Holder’s consent.

The Pooling and Servicing Agreement may also be amended from time to time by the parties thereto with the consent of the Holders of Certificates of each Class affected by such amendment evidencing in the aggregate not less than 51% of the aggregate Percentage Interests constituting the Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

(i)         reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or the Trust Subordinate Companion Loan that are required to be distributed on a Certificate of any class without the consent of the Holder of the Certificate or which are required to be distributed to a Companion Holder without the consent of such Companion Holder; or

(ii)        reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of any Companion Holder or Holder of Class BNB Certificates, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or such Companion Holders, as applicable; or

(iii)       adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding; or

(iv)       change in any manner any defined term used in any Mortgage Loan Purchase Agreement or the obligations of any Mortgage Loan Seller under such Mortgage Loan Purchase Agreement or otherwise or change any rights of any Mortgage Loan Seller as a third party beneficiary under the Pooling and Servicing Agreement, without the consent of such Mortgage Loan Seller; or

(v)        amend the Servicing Standard without the consent of 100% of the Certificateholders or receipt of Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30 of the Pooling and Servicing Agreement) and, if required under the related Intercreditor Agreement, the consent of the holder of any AB Subordinate Companion Loan for each Serviced AB Whole Loan.

Further, notwithstanding the foregoing, none of the Senior Trust Advisor, the Trustee, the Certificate Administrator, the Depositor, the Master Servicer nor the Special Servicer will be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an Opinion of Counsel (at the Trust Fund’s expense) to the effect that such amendment is permitted under the Pooling and Servicing Agreement and that such amendment or the exercise of any power granted to the Master Servicer, the Special Servicer, the Depositor, the Trustee, the Certificate Administrator or any other specified person in accordance with such amendment will not result in the imposition of a tax on any portion of the Trust Fund or any Trust REMIC, or cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code. Furthermore, no amendment to the Pooling and Servicing Agreement may be made that changes in any material respect to the rights of the Class BNB Certificates without the consent of such Class and no amendment to the Pooling and Servicing Agreement may be made that changes any provisions specifically required to be included in the Pooling and Servicing Agreement by the Grapevine Mills Intercreditor Agreement or the Wilton Commercial Portfolio Intercreditor Agreement without the consent of the holder of the related Non-Serviced Pari Passu Companion Loan(s).

The Holders of the majority of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class R Certificates may, in that order of priority, at their option, upon 60 days’ prior notice given to the Trustee, the Certificate Administrator and each of the other parties to the Pooling and Servicing Agreement, purchase all of the Mortgage Loans (for the avoidance of doubt, excluding the Trust Subordinate Companion Loan)

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(and all property acquired through exercise of remedies in respect of any related Mortgage Loan) and the Trust Fund’s portion of each REO Property (other than any portion related to the Trust Subordinate Companion Loan if the Trust AB Whole Loan (or the related REO Loan) is an asset of the Trust Fund) remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then-outstanding Certificates, on or after the first Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and the Trust Fund’s portion of any REO Loans remaining in the Trust Fund is less than (i) if the Westfield Village Mortgage Loan (or the related REO Loan) is an asset of the Trust Fund, 2.0% of the aggregate Cut off Date Principal Balance of the Mortgage Loans as set forth in the Preliminary Statement (for the avoidance of doubt, calculated excluding the Trust Subordinate Companion Loan) or (ii) if the Westfield Village Mortgage Loan (or the related REO Loan) is not an asset of the Trust Fund, 1.0% of the aggregate Cut off Date Principal Balance of the Mortgage Loans as set forth in the Preliminary Statement (calculated excluding the Trust Subordinate Companion Loan); provided, however, that this termination right shall not be exercisable at the 2.0% threshold prior to the Distribution Date in December 2024.

Following the date on which the Class A-1, Class A-2, Class A-3, Class A-4A1, Class A-4A2, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class EC and Class D Certificates are retired (and provided that there is only one Holder (or multiple Holders acting in unanimity) of the then-outstanding Certificates (other than the Class BNB, Class Z and Class R Certificates)), the Sole Certificateholder may, at its option exchange (subject to the Master Servicer’s consent) all of its Certificates (other than the Class BNB, Class Z and Class R Certificates) for all of the Mortgage Loans (for the avoidance of doubt, excluding the Trust Subordinate Companion Loan if the Trust AB Whole Loan (or the related REO Loan) is an asset of the Trust Fund) and the Trust Fund’s portion of each REO Property (other than any portion related to the Trust Subordinate Companion Loan if the Trust AB Whole Loan (or the related REO Loan) is an asset of the Trust Fund) remaining in the Trust pursuant to the terms of the Pooling and Servicing Agreement. If the Trust Subordinate Companion Loan is the sole remaining asset of the Trust, the Holders of the Class BNB Certificates may exchange their Certificates for the Trust Subordinate Companion Loan and terminate the Trust pursuant to the terms of the Pooling and Servicing Agreement.

The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Certificate Administrator to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

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IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Registrar under the Pooling and Servicing Agreement

By:
AUTHORIZED SIGNATORY

Dated:	November 24, 2014

CERTIFICATE OF AUTHENTICATION

THIS IS ONE OF THE CLASS D CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Authenticating Agent

By:
AUTHORIZED SIGNATORY

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ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenant in common	UNIF GIFT MIN ACT __________ Custodian
TEN ENT	-	as tenants by the entireties	(Cust)
JT TEN	-	as joint tenants with rights of	Under Uniform Gifts to Minors
survivorship and not as tenants in
		common	Act __________________________
(State)

Additional abbreviations may also be used though not in the above list.

FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________

(Please insert Social Security or other identifying number of Assignee)

(Please print or typewrite name and address of assignee)

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

Dated: _______________	NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange.  Notarized or witnessed signatures are not acceptable.

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DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________ account number _______________ or, if mailed by check, to ____________________________.  Statements should be mailed to _______________________________________________________________.  This information is provided by assignee named above, or ______________________________, as its agent.

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EXHIBIT A-19

FORM OF CLASS E CERTIFICATE

CLASS E

JPMBB COMMERCIAL MORTGAGE SECURITIES TRUST 2014-C25

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

SERIES 2014-C25, CLASS E

[THIS CERTIFICATE IS A TEMPORARY REGULATION S BOOK-ENTRY CERTIFICATE FOR PURPOSES OF REGULATION S (“REGULATION S”) UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS TEMPORARY REGULATION S BOOK-ENTRY CERTIFICATE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

NO BENEFICIAL OWNERS OF THIS TEMPORARY REGULATION S BOOK-ENTRY CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENTS OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT.]1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]2

[TRANSFERS OF THIS BOOK-ENTRY CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS BOOK-ENTRY CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.]3

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, THE SENIOR TRUST ADVISOR, THE INITIAL PURCHASERS, THE MORTGAGE LOAN SELLERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

1      Temporary Regulation S Book-Entry Certificate legend.

2      Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

3      Book-Entry Certificate legend.

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PRINCIPAL PAYMENTS IN RESPECT OF THIS CERTIFICATE ARE DISTRIBUTABLE AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER”, WITHIN THE MEANING OF RULE 144A (A “QIB”), OR IS PURCHASING FOR THE ACCOUNT OF A QIB, AND WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) TO AN INSTITUTION THAT IS A NON-”U.S. PERSON” IN AN “OFFSHORE TRANSACTION” AS DEFINED IN, AND IN ACCORDANCE WITH RULE 903 OR RULE 904 OF, REGULATION S UNDER THE SECURITIES ACT, OR (3) TO AN INSTITUTION THAT IS AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS, AND (B) IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR PLEDGED, SOLD OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS OR BECOMES AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR OTHER PLAN THAT IS SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW THAT IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAW”), OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE THIS CERTIFICATE, UNLESS (A)(I) SUCH PERSON IS AN “INSURANCE COMPANY GENERAL ACCOUNT” WITHIN THE MEANING OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60, AND (II) ALL CONDITIONS OF SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 WILL BE MET WITH RESPECT TO SUCH INSURANCE COMPANY GENERAL ACCOUNT’S ACQUISITION, HOLDING AND DISPOSITION OF THIS CERTIFICATE, OR (B) WITH RESPECT TO THE ACQUISITION, HOLDING OR DISPOSITION OF THIS CERTIFICATE BY ANY PLAN SUBJECT TO SIMILAR LAW, SUCH ACQUISITION, HOLDING AND DISPOSITION BY SUCH GOVERNMENTAL PLAN WILL NOT CONSTITUTE OR OTHERWISE RESULT IN A NON-EXEMPT VIOLATION OF SIMILAR LAW.

THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT”, AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE AND WILL BE INCREASED BY THE PORTION OF CERTIFICATE DEFERRED INTEREST ALLOCABLE TO THIS CERTIFICATE AND BY RECOVERIES ON THE RELATED MORTGAGE LOANS FOR NONRECOVERABLE ADVANCES (PLUS INTEREST THEREON) THAT WERE PREVIOUSLY REIMBURSED FROM PRINCIPAL COLLECTIONS ON THE MORTGAGE LOANS THAT RESULTED IN A REDUCTION OF THE PRINCIPAL DISTRIBUTION AMOUNT. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN

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THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE CERTIFICATE ADMINISTRATOR.

THIS CERTIFICATE IS SUBORDINATED TO THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-4A1, CLASS A-4A2, CLASS A-5, CLASS A-SB, CLASS X-A, CLASS X-B, CLASS X-C, CLASS X-D, CLASS X-E, CLASS X-F, CLASS X-NR, CLASS A-S, CLASS B, CLASS C AND CLASS D CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

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PASS-THROUGH RATE: [____]%

DENOMINATION: $[          ]

DATE OF POOLING AND SERVICING AGREEMENT: AS OF NOVEMBER 1, 2014

CUT-OFF DATE: AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT (AS DEFINED HEREIN)

CLOSING DATE: NOVEMBER 24, 2014

FIRST DISTRIBUTION DATE:
DECEMBER 17, 2014

APPROXIMATE AGGREGATE
CERTIFICATE BALANCE
OF THE CLASS E CERTIFICATES
AS OF THE CLOSING DATE: $28,128,000

MASTER SERVICER: WELLS FARGO BANK, NATIONAL ASSOCIATION

SPECIAL SERVICER: RIALTO CAPITAL ADVISORS, LLC

TRUSTEE: WILMINGTON TRUST, NATIONAL ASSOCIATION

CERTIFICATE ADMINISTRATOR: WELLS FARGO BANK, NATIONAL ASSOCIATION

SENIOR TRUST ADVISOR: PENTALPHA SURVEILLANCE LLC

CUSIP NO.: [          ]

ISIN NO.: [          ]

COMMON CODE NO.: [          ]

CERTIFICATE NO.: [E-1] [E-S-1]

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CLASS E CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial mortgage loans (the “Mortgage Loans” (and a separate trust subordinate companion loan interest in a commercial mortgage loan)), all payments on or collections in respect of the Mortgage Loans and the Trust Subordinate Companion Loan due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee’s rights under the insurance policies, any Assignment of Leases, and any guaranties or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class E Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of November 1, 2014 (the “Pooling and Servicing Agreement”), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the “Depositor”, which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicer, the Special Servicer, the Certificate Administrator and the Senior Trust Advisor. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the “Certificates”) and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class E Certificates. The Certificates are designated as the JPMBB COMMERCIAL MORTGAGE SECURITIES TRUST 2014-C25, Commercial Mortgage Pass-Through Certificates, Series 2014-C25 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Certificate Administrator. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

This Certificate represents a “regular interest” in a “real estate mortgage investment conduit”, as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class E

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Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate’s pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

Collateral Support Deficit, Certificate Deferred Interest and certain other amounts on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Master Servicer (with respect to the Certificate Account) or the Certificate Administrator (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other investment income earned on funds in the Certificate Account will be paid to the Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and the Trust Subordinate Companion Loan and administration of the Trust Fund.

All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Certificate Administrator with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate (determined without regard to any possible future reimbursement of Collateral Support Deficit previously allocated to this Certificate) shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been posted pursuant to Section 4.01(j) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Certificate Administrator shall, directly or through an agent, take steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(j) of the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder’s attorney-in-fact duly authorized in

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writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

Subject to the terms of the Pooling and Servicing Agreement, the Class E Certificates will be issued in book-entry form through the facilities of DTC in minimum denominations of $100,000, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.03 of the Pooling and Servicing Agreement. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar’s counsel’s review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.03 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

The Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

The Pooling and Servicing Agreement may be amended from time to time by the parties thereto, without the consent of any of the Certificateholders or the Companion Holders:

(i)            to correct any defect or ambiguity in the Pooling and Servicing Agreement in order to address any manifest error in any provision of the Pooling and Servicing Agreement;

(ii)           to cause the provisions in the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus Supplement with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any of its provisions which may be inconsistent with any other provisions therein or to correct any error;

(iii)          to change the timing and/or nature of deposits in the Certificate Account, the Distribution Accounts or any REO Account; provided that (a) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (b) such change shall not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an Opinion of Counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each Rating Agency with respect to such amendment;

(iv)          to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any Certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the Trust Fund or any Trust REMIC or the Grantor Trust that would be a claim against the Trust Fund or any Trust REMIC or the Grantor Trust; provided that the Trustee and the Certificate Administrator have received an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or Companion Holder;

(v)           to modify, eliminate or add to the provisions of Section 5.03(n) of the Pooling and Servicing Agreement or any other provision of the Pooling and Servicing Agreement restricting transfer of the Class R Certificates; provided the Depositor has determined that such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, any Trust REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Tax Person;

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(vi)           to revise or add any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change; provided that the required action shall not adversely affect in any material respect the interests of any Certificateholder (including, with respect to the Trust AB Whole Loan, the Holders of the Class BNB Certificates) or any holder of a Serviced Pari Passu Companion Loan not consenting thereto as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30 of the Pooling and Servicing Agreement);

(vii)          to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the then-current ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30 of the Pooling and Servicing Agreement); provided that such amendment or supplement shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto as evidenced by an Opinion of Counsel;

(viii)         to modify the provisions of Sections 3.05 and 3.19 of the Pooling and Servicing Agreement (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) if (a) the Depositor, the Master Servicer, the Trustee and, for so long as a Control Event has not occurred and is not continuing, the Directing Certificateholder, determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of any Trust REMIC as a REMIC or the status of the Grantor Trust as a grantor trust under the relevant provisions of the Code, as evidenced by an Opinion of Counsel and (c) each Rating Agency has delivered a Rating Agency Confirmation and, with regard to any class of Serviced Companion Loan Securities, the applicable rating agencies have delivered a confirmation that such action will not result in the downgrade, withdrawal or qualification of its then current ratings (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30 of the Pooling and Servicing Agreement);

(ix)            to modify the procedures of the Pooling and Servicing Agreement relating to compliance with Rule 17g-5 of the Exchange Act; provided that such amendment shall not adversely affect in any material respects the interests of any Certificateholders, as evidenced by (x) an Opinion of Counsel or (y) if any Certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such Certificates; and provided, further, that the Certificate Administrator shall give notice of any such amendment to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s Website pursuant to Section 3.15(c) of the Pooling and Servicing Agreement and the Certificate Administrator shall post such notice to the Certificate Administrator’s Website; and

(x)             in the event of a TIA Applicability Determination, to modify, eliminate or add to the provisions of the Pooling and Servicing Agreement to such extent as shall be necessary to (A) effect the qualification of the Pooling and Servicing Agreement under the TIA or under any similar federal statute hereafter enacted and to add to the Pooling and Servicing Agreement such other provisions as may be expressly required by the TIA, and (B) modify such other provisions as are necessary to conform the Pooling and Servicing Agreement and be consistent with the modifications made pursuant to the preceding clause (A); provided that any amendment pursuant to this clause (x) shall be at the sole cost and expense of the Depositor.

Notwithstanding the foregoing, no such amendment (A) may change in any manner any defined term used in any Mortgage Loan Purchase Agreement or the obligations of any Mortgage Loan Seller under any

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Mortgage Loan Purchase Agreement or otherwise or change any rights of any Mortgage Loan Seller as a third party beneficiary thereunder, without the consent of such Mortgage Loan Seller or (B) materially and adversely affects the holders of a Companion Loan without such Companion Holder’s consent.

The Pooling and Servicing Agreement may also be amended from time to time by the parties thereto with the consent of the Holders of Certificates of each Class affected by such amendment evidencing in the aggregate not less than 51% of the aggregate Percentage Interests constituting the Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

(i)             reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or the Trust Subordinate Companion Loan that are required to be distributed on a Certificate of any class without the consent of the Holder of the Certificate or which are required to be distributed to a Companion Holder without the consent of such Companion Holder; or

(ii)            reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of any Companion Holder or Holder of Class BNB Certificates, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or such Companion Holders, as applicable; or

(iii)           adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding; or

(iv)           change in any manner any defined term used in any Mortgage Loan Purchase Agreement or the obligations of any Mortgage Loan Seller under such Mortgage Loan Purchase Agreement or otherwise or change any rights of any Mortgage Loan Seller as a third party beneficiary under the Pooling and Servicing Agreement, without the consent of such Mortgage Loan Seller; or

(v)             amend the Servicing Standard without the consent of 100% of the Certificateholders or receipt of Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30 of the Pooling and Servicing Agreement) and, if required under the related Intercreditor Agreement, the consent of the holder of any AB Subordinate Companion Loan for each Serviced AB Whole Loan.

Further, notwithstanding the foregoing, none of the Senior Trust Advisor, the Trustee, the Certificate Administrator, the Depositor, the Master Servicer nor the Special Servicer will be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an Opinion of Counsel (at the Trust Fund’s expense) to the effect that such amendment is permitted under the Pooling and Servicing Agreement and that such amendment or the exercise of any power granted to the Master Servicer, the Special Servicer, the Depositor, the Trustee, the Certificate Administrator or any other specified person in accordance with such amendment will not result in the imposition of a tax on any portion of the Trust Fund or any Trust REMIC, or cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code. Furthermore, no amendment to the Pooling and Servicing Agreement may be made that changes in any material respect to the rights of the Class BNB Certificates without the consent of such Class and no amendment to the Pooling and Servicing Agreement may be made that changes any provisions specifically required to be included in the Pooling and Servicing Agreement by the Grapevine Mills Intercreditor Agreement or the Wilton Commercial Portfolio Intercreditor Agreement without the consent of the holder of the related Non-Serviced Pari Passu Companion Loan(s).

The Holders of the majority of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class R Certificates may, in that order of priority, at their option, upon 60 days’ prior notice given to the Trustee, the Certificate Administrator and each of the other parties to the Pooling and Servicing Agreement, purchase all of the Mortgage Loans (for the avoidance of doubt, excluding the Trust Subordinate Companion Loan)

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(and all property acquired through exercise of remedies in respect of any related Mortgage Loan) and the Trust Fund’s portion of each REO Property (other than any portion related to the Trust Subordinate Companion Loan if the Trust AB Whole Loan (or the related REO Loan) is an asset of the Trust Fund) remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then-outstanding Certificates, on or after the first Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and the Trust Fund’s portion of any REO Loans remaining in the Trust Fund is less than (i) if the Westfield Village Mortgage Loan (or the related REO Loan) is an asset of the Trust Fund, 2.0% of the aggregate Cut off Date Principal Balance of the Mortgage Loans as set forth in the Preliminary Statement (for the avoidance of doubt, calculated excluding the Trust Subordinate Companion Loan) or (ii) if the Westfield Village Mortgage Loan (or the related REO Loan) is not an asset of the Trust Fund, 1.0% of the aggregate Cut off Date Principal Balance of the Mortgage Loans as set forth in the Preliminary Statement (calculated excluding the Trust Subordinate Companion Loan); provided, however, that this termination right shall not be exercisable at the 2.0% threshold prior to the Distribution Date in December 2024.

Following the date on which the Class A-1, Class A-2, Class A-3, Class A-4A1, Class A-4A2, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class EC and Class D Certificates are retired (and provided that there is only one Holder (or multiple Holders acting in unanimity) of the then-outstanding Certificates (other than the Class BNB, Class Z and Class R Certificates)), the Sole Certificateholder may, at its option exchange (subject to the Master Servicer’s consent) all of its Certificates (other than the Class BNB, Class Z and Class R Certificates) for all of the Mortgage Loans (for the avoidance of doubt, excluding the Trust Subordinate Companion Loan if the Trust AB Whole Loan (or the related REO Loan) is an asset of the Trust Fund) and the Trust Fund’s portion of each REO Property (other than any portion related to the Trust Subordinate Companion Loan if the Trust AB Whole Loan (or the related REO Loan) is an asset of the Trust Fund) remaining in the Trust pursuant to the terms of the Pooling and Servicing Agreement. If the Trust Subordinate Companion Loan is the sole remaining asset of the Trust, the Holders of the Class BNB Certificates may exchange their Certificates for the Trust Subordinate Companion Loan and terminate the Trust pursuant to the terms of the Pooling and Servicing Agreement.

The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Certificate Administrator to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

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IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Registrar under the Pooling and Servicing Agreement

By:
AUTHORIZED SIGNATORY

Dated:	November 24, 2014

CERTIFICATE OF AUTHENTICATION

THIS IS ONE OF THE CLASS E CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Authenticating Agent

By:
AUTHORIZED SIGNATORY

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ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenant in common	UNIF GIFT MIN ACT __________ Custodian
TEN ENT	-	as tenants by the entireties	(Cust)
JT TEN	-	as joint tenants with rights of	Under Uniform Gifts to Minors
survivorship and not as tenants in
		common	Act __________________________
(State)

Additional abbreviations may also be used though not in the above list.

FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________

(Please insert Social Security or other identifying number of Assignee)

(Please print or typewrite name and address of assignee)

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

Dated: _______________	NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange.  Notarized or witnessed signatures are not acceptable.

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DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________ account number _______________ or, if mailed by check, to ____________________________.  Statements should be mailed to _______________________________________________________________.  This information is provided by assignee named above, or ______________________________, as its agent.

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EXHIBIT A-20

FORM OF CLASS F CERTIFICATE

CLASS F

JPMBB COMMERCIAL MORTGAGE SECURITIES TRUST 2014-C25

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

SERIES 2014-C25, CLASS F

[THIS CERTIFICATE IS A TEMPORARY REGULATION S BOOK-ENTRY CERTIFICATE FOR PURPOSES OF REGULATION S (“REGULATION S”) UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS TEMPORARY REGULATION S BOOK-ENTRY CERTIFICATE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

NO BENEFICIAL OWNERS OF THIS TEMPORARY REGULATION S BOOK-ENTRY CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENTS OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT.]1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]2

[TRANSFERS OF THIS BOOK-ENTRY CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS BOOK-ENTRY CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.]3

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, THE SENIOR TRUST ADVISOR, THE INITIAL PURCHASERS, THE MORTGAGE LOAN SELLERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

1      Temporary Regulation S Book-Entry Certificate legend.

2      Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

3      Book-Entry Certificate legend.

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PRINCIPAL PAYMENTS IN RESPECT OF THIS CERTIFICATE ARE DISTRIBUTABLE AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER”, WITHIN THE MEANING OF RULE 144A (A “QIB”), OR IS PURCHASING FOR THE ACCOUNT OF A QIB, AND WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) TO AN INSTITUTION THAT IS A NON-”U.S. PERSON” IN AN “OFFSHORE TRANSACTION” AS DEFINED IN, AND IN ACCORDANCE WITH RULE 903 OR RULE 904 OF, REGULATION S UNDER THE SECURITIES ACT, OR (3) TO AN INSTITUTION THAT IS AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS, AND (B) IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR PLEDGED, SOLD OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS OR BECOMES AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR OTHER PLAN THAT IS SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW THAT IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAW”), OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE THIS CERTIFICATE, UNLESS (A)(I) SUCH PERSON IS AN “INSURANCE COMPANY GENERAL ACCOUNT” WITHIN THE MEANING OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60, AND (II) ALL CONDITIONS OF SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 WILL BE MET WITH RESPECT TO SUCH INSURANCE COMPANY GENERAL ACCOUNT’S ACQUISITION, HOLDING AND DISPOSITION OF THIS CERTIFICATE, OR (B) WITH RESPECT TO THE ACQUISITION, HOLDING OR DISPOSITION OF THIS CERTIFICATE BY ANY PLAN SUBJECT TO SIMILAR LAW, SUCH ACQUISITION, HOLDING AND DISPOSITION BY SUCH GOVERNMENTAL PLAN WILL NOT CONSTITUTE OR OTHERWISE RESULT IN A NON-EXEMPT VIOLATION OF SIMILAR LAW.

THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT”, AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE AND WILL BE INCREASED BY THE PORTION OF CERTIFICATE DEFERRED INTEREST ALLOCABLE TO THIS CERTIFICATE AND BY RECOVERIES ON THE RELATED MORTGAGE LOANS FOR NONRECOVERABLE ADVANCES (PLUS INTEREST THEREON) THAT WERE PREVIOUSLY REIMBURSED FROM PRINCIPAL COLLECTIONS ON THE MORTGAGE LOANS THAT RESULTED IN A REDUCTION OF THE PRINCIPAL DISTRIBUTION AMOUNT. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN

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THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE CERTIFICATE ADMINISTRATOR.

THIS CERTIFICATE IS SUBORDINATED TO THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-4A1, CLASS A-4A2, CLASS A-5, CLASS A-SB, CLASS X-A, CLASS X-B, CLASS X-C, CLASS X-D, CLASS X-E, CLASS X-F, CLASS X-NR, CLASS A-S, CLASS B, CLASS C, CLASS D AND CLASS E CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

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PASS-THROUGH RATE: [____]%

DENOMINATION: $[          ]

DATE OF POOLING AND SERVICING AGREEMENT: AS OF NOVEMBER 1, 2014

CUT-OFF DATE: AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT (AS DEFINED HEREIN)

CLOSING DATE: NOVEMBER 24, 2014

FIRST DISTRIBUTION DATE: DECEMBER 17, 2014

APPROXIMATE AGGREGATE CERTIFICATE BALANCE OF THE CLASS F CERTIFICATES AS OF THE CLOSING DATE: $11,843,000

MASTER SERVICER: WELLS FARGO BANK, NATIONAL ASSOCIATION

SPECIAL SERVICER: RIALTO CAPITAL ADVISORS, LLC

TRUSTEE: WILMINGTON TRUST, NATIONAL ASSOCIATION

CERTIFICATE ADMINISTRATOR: WELLS FARGO BANK, NATIONAL ASSOCIATION

SENIOR TRUST ADVISOR: PENTALPHA SURVEILLANCE LLC

CUSIP NO.: [          ]

ISIN NO.: [          ]

COMMON CODE NO.: [          ]

CERTIFICATE NO.: [F-1] [F-S-1]

A-20-4

CLASS F CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial mortgage loans (the “Mortgage Loans” (and a separate trust subordinate companion loan interest in a commercial mortgage loan)), all payments on or collections in respect of the Mortgage Loans and the Trust Subordinate Companion Loan due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee’s rights under the insurance policies, any Assignment of Leases, and any guaranties or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class F Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of November 1, 2014 (the “Pooling and Servicing Agreement”), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the “Depositor”, which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicer, the Special Servicer, the Certificate Administrator and the Senior Trust Advisor. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the “Certificates”) and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class F Certificates. The Certificates are designated as the JPMBB COMMERCIAL MORTGAGE SECURITIES TRUST 2014-C25, Commercial Mortgage Pass-Through Certificates, Series 2014-C25 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Certificate Administrator. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

This Certificate represents a “regular interest” in a “real estate mortgage investment conduit”, as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class F Pass-

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Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate’s pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

Collateral Support Deficit, Certificate Deferred Interest and certain other amounts on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Master Servicer (with respect to the Certificate Account) or the Certificate Administrator (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other investment income earned on funds in the Certificate Account will be paid to the Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and the Trust Subordinate Companion Loan and administration of the Trust Fund.

All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Certificate Administrator with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate (determined without regard to any possible future reimbursement of Collateral Support Deficit previously allocated to this Certificate) shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been posted pursuant to Section 4.01(j) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Certificate Administrator shall, directly or through an agent, take steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(j) of the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder’s attorney-in-fact duly authorized in

A-20-6

writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

Subject to the terms of the Pooling and Servicing Agreement, the Class F Certificates will be issued in book-entry form through the facilities of DTC in minimum denominations of $100,000, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.03 of the Pooling and Servicing Agreement. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar’s counsel’s review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.03 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

The Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

The Pooling and Servicing Agreement may be amended from time to time by the parties thereto, without the consent of any of the Certificateholders or the Companion Holders:

(i)        to correct any defect or ambiguity in the Pooling and Servicing Agreement in order to address any manifest error in any provision of the Pooling and Servicing Agreement;

(ii)       to cause the provisions in the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus Supplement with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any of its provisions which may be inconsistent with any other provisions therein or to correct any error;

(iii)      to change the timing and/or nature of deposits in the Certificate Account, the Distribution Accounts or any REO Account; provided that (a) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (b) such change shall not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an Opinion of Counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each Rating Agency with respect to such amendment;

(iv)      to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any Certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the Trust Fund or any Trust REMIC or the Grantor Trust that would be a claim against the Trust Fund or any Trust REMIC or the Grantor Trust; provided that the Trustee and the Certificate Administrator have received an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or Companion Holder;

(v)       to modify, eliminate or add to the provisions of Section 5.03(n) of the Pooling and Servicing Agreement or any other provision of the Pooling and Servicing Agreement restricting transfer of the Class R Certificates; provided the Depositor has determined that such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, any Trust REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Tax Person;

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(vi)      to revise or add any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change; provided that the required action shall not adversely affect in any material respect the interests of any Certificateholder (including, with respect to the Trust AB Whole Loan, the Holders of the Class BNB Certificates) or any holder of a Serviced Pari Passu Companion Loan not consenting thereto as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30 of the Pooling and Servicing Agreement);

(vii)     to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the then-current ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30 of the Pooling and Servicing Agreement); provided that such amendment or supplement shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto as evidenced by an Opinion of Counsel;

(viii)    to modify the provisions of Sections 3.05 and 3.19 of the Pooling and Servicing Agreement (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) if (a) the Depositor, the Master Servicer, the Trustee and, for so long as a Control Event has not occurred and is not continuing, the Directing Certificateholder, determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of any Trust REMIC as a REMIC or the status of the Grantor Trust as a grantor trust under the relevant provisions of the Code, as evidenced by an Opinion of Counsel and (c) each Rating Agency has delivered a Rating Agency Confirmation and, with regard to any class of Serviced Companion Loan Securities, the applicable rating agencies have delivered a confirmation that such action will not result in the downgrade, withdrawal or qualification of its then current ratings (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30 of the Pooling and Servicing Agreement);

(ix)      to modify the procedures of the Pooling and Servicing Agreement relating to compliance with Rule 17g-5 of the Exchange Act; provided that such amendment shall not adversely affect in any material respects the interests of any Certificateholders, as evidenced by (x) an Opinion of Counsel or (y) if any Certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such Certificates; and provided, further, that the Certificate Administrator shall give notice of any such amendment to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s Website pursuant to Section 3.15(c) of the Pooling and Servicing Agreement and the Certificate Administrator shall post such notice to the Certificate Administrator’s Website; and

(x)       in the event of a TIA Applicability Determination, to modify, eliminate or add to the provisions of the Pooling and Servicing Agreement to such extent as shall be necessary to (A) effect the qualification of the Pooling and Servicing Agreement under the TIA or under any similar federal statute hereafter enacted and to add to the Pooling and Servicing Agreement such other provisions as may be expressly required by the TIA, and (B) modify such other provisions as are necessary to conform the Pooling and Servicing Agreement and be consistent with the modifications made pursuant to the preceding clause (A); provided that any amendment pursuant to this clause (x) shall be at the sole cost and expense of the Depositor.

Notwithstanding the foregoing, no such amendment (A) may change in any manner any defined term used in any Mortgage Loan Purchase Agreement or the obligations of any Mortgage Loan Seller under any

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Mortgage Loan Purchase Agreement or otherwise or change any rights of any Mortgage Loan Seller as a third party beneficiary thereunder, without the consent of such Mortgage Loan Seller or (B) materially and adversely affects the holders of a Companion Loan without such Companion Holder’s consent.

The Pooling and Servicing Agreement may also be amended from time to time by the parties thereto with the consent of the Holders of Certificates of each Class affected by such amendment evidencing in the aggregate not less than 51% of the aggregate Percentage Interests constituting the Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

(i)        reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or the Trust Subordinate Companion Loan that are required to be distributed on a Certificate of any class without the consent of the Holder of the Certificate or which are required to be distributed to a Companion Holder without the consent of such Companion Holder; or

(ii)       reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of any Companion Holder or Holder of Class BNB Certificates, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or such Companion Holders, as applicable; or

(iii)      adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding; or

(iv)      change in any manner any defined term used in any Mortgage Loan Purchase Agreement or the obligations of any Mortgage Loan Seller under such Mortgage Loan Purchase Agreement or otherwise or change any rights of any Mortgage Loan Seller as a third party beneficiary under the Pooling and Servicing Agreement, without the consent of such Mortgage Loan Seller; or

(v)       amend the Servicing Standard without the consent of 100% of the Certificateholders or receipt of Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30 of the Pooling and Servicing Agreement) and, if required under the related Intercreditor Agreement, the consent of the holder of any AB Subordinate Companion Loan for each Serviced AB Whole Loan.

Further, notwithstanding the foregoing, none of the Senior Trust Advisor, the Trustee, the Certificate Administrator, the Depositor, the Master Servicer nor the Special Servicer will be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an Opinion of Counsel (at the Trust Fund’s expense) to the effect that such amendment is permitted under the Pooling and Servicing Agreement and that such amendment or the exercise of any power granted to the Master Servicer, the Special Servicer, the Depositor, the Trustee, the Certificate Administrator or any other specified person in accordance with such amendment will not result in the imposition of a tax on any portion of the Trust Fund or any Trust REMIC, or cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code. Furthermore, no amendment to the Pooling and Servicing Agreement may be made that changes in any material respect to the rights of the Class BNB Certificates without the consent of such Class and no amendment to the Pooling and Servicing Agreement may be made that changes any provisions specifically required to be included in the Pooling and Servicing Agreement by the Grapevine Mills Intercreditor Agreement or the Wilton Commercial Portfolio Intercreditor Agreement without the consent of the holder of the related Non-Serviced Pari Passu Companion Loan(s).

The Holders of the majority of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class R Certificates may, in that order of priority, at their option, upon 60 days’ prior notice given to the Trustee, the Certificate Administrator and each of the other parties to the Pooling and Servicing Agreement, purchase all of the Mortgage Loans (for the avoidance of doubt, excluding the Trust Subordinate Companion Loan)

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(and all property acquired through exercise of remedies in respect of any related Mortgage Loan) and the Trust Fund’s portion of each REO Property (other than any portion related to the Trust Subordinate Companion Loan if the Trust AB Whole Loan (or the related REO Loan) is an asset of the Trust Fund) remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then-outstanding Certificates, on or after the first Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and the Trust Fund’s portion of any REO Loans remaining in the Trust Fund is less than (i) if the Westfield Village Mortgage Loan (or the related REO Loan) is an asset of the Trust Fund, 2.0% of the aggregate Cut off Date Principal Balance of the Mortgage Loans as set forth in the Preliminary Statement (for the avoidance of doubt, calculated excluding the Trust Subordinate Companion Loan) or (ii) if the Westfield Village Mortgage Loan (or the related REO Loan) is not an asset of the Trust Fund, 1.0% of the aggregate Cut off Date Principal Balance of the Mortgage Loans as set forth in the Preliminary Statement (calculated excluding the Trust Subordinate Companion Loan); provided, however, that this termination right shall not be exercisable at the 2.0% threshold prior to the Distribution Date in December 2024.

Following the date on which the Class A-1, Class A-2, Class A-3, Class A-4A1, Class A-4A2, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class EC and Class D Certificates are retired (and provided that there is only one Holder (or multiple Holders acting in unanimity) of the then-outstanding Certificates (other than the Class BNB, Class Z and Class R Certificates)), the Sole Certificateholder may, at its option exchange (subject to the Master Servicer’s consent) all of its Certificates (other than the Class BNB, Class Z and Class R Certificates) for all of the Mortgage Loans (for the avoidance of doubt, excluding the Trust Subordinate Companion Loan if the Trust AB Whole Loan (or the related REO Loan) is an asset of the Trust Fund) and the Trust Fund’s portion of each REO Property (other than any portion related to the Trust Subordinate Companion Loan if the Trust AB Whole Loan (or the related REO Loan) is an asset of the Trust Fund) remaining in the Trust pursuant to the terms of the Pooling and Servicing Agreement. If the Trust Subordinate Companion Loan is the sole remaining asset of the Trust, the Holders of the Class BNB Certificates may exchange their Certificates for the Trust Subordinate Companion Loan and terminate the Trust pursuant to the terms of the Pooling and Servicing Agreement.

The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Certificate Administrator to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

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IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Registrar under the Pooling and Servicing Agreement

By:
AUTHORIZED SIGNATORY

Dated:	November 24, 2014

CERTIFICATE OF AUTHENTICATION

THIS IS ONE OF THE CLASS F CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

WELLS FARGO BANK, NATIONAL ASSOCIATION , as Authenticating Agent

By:
AUTHORIZED SIGNATORY

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ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenant in common	UNIF GIFT MIN ACT __________ Custodian
TEN ENT	-	as tenants by the entireties	(Cust)
JT TEN	-	as joint tenants with rights of	Under Uniform Gifts to Minors
survivorship and not as tenants in
		common	Act __________________________
(State)

Additional abbreviations may also be used though not in the above list.

FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________

(Please insert Social Security or other identifying number of Assignee)

(Please print or typewrite name and address of assignee)

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

Dated: _______________	NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange.  Notarized or witnessed signatures are not acceptable.

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DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________ account number _______________ or, if mailed by check, to ____________________________.  Statements should be mailed to _______________________________________________________________.  This information is provided by assignee named above, or ______________________________, as its agent.

A-20-13

EXHIBIT A-21

FORM OF CLASS EC CERTIFICATE

CLASS EC

JPMBB COMMERCIAL MORTGAGE SECURITIES TRUST 2014-C25

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

SERIES 2014-C25, CLASS EC

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]1

[TRANSFERS OF THIS BOOK-ENTRY CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS BOOK-ENTRY CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.]2

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, THE SENIOR TRUST ADVISOR, THE INITIAL PURCHASERS, THE MORTGAGE LOAN SELLERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

PRINCIPAL PAYMENTS IN RESPECT OF THIS CERTIFICATE ARE DISTRIBUTABLE AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

IN ADDITION, SUBJECT TO THE CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THIS CERTIFICATE MAY BE EXCHANGED FOR THE EXCHANGEABLE CERTIFICATES PURSUANT TO THE PROCEDURES SET FORTH IN THE POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE REPRESENTS A BENEFICIAL INTEREST IN CERTAIN “REGULAR INTERESTS” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT”, AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

1      Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

2      Book-Entry Certificate legend.

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THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE AND WILL BE INCREASED BY THE PORTION OF CERTIFICATE DEFERRED INTEREST ALLOCABLE TO THIS CERTIFICATE AND BY RECOVERIES ON THE RELATED MORTGAGE LOANS FOR NONRECOVERABLE ADVANCES (PLUS INTEREST THEREON) THAT WERE PREVIOUSLY REIMBURSED FROM PRINCIPAL COLLECTIONS ON THE MORTGAGE LOANS THAT RESULTED IN A REDUCTION OF THE PRINCIPAL DISTRIBUTION AMOUNT. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE CERTIFICATE ADMINISTRATOR.

THIS CERTIFICATE IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

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PASS-THROUGH RATE: N/A.
THE CLASS EC CERTIFICATES WILL ONLY RECEIVE DISTRIBUTIONS OF INTEREST THAT ARE OTHERWISE DISTRIBUTABLE TO THE CLASS A-S, CLASS B AND CLASS C CERTIFICATES (THE “EXCHANGEABLE CERTIFICATES”) EXCHANGED FOR SUCH CLASS EC CERTIFICATES.

DENOMINATION: $[                    ]

DATE OF POOLING AND SERVICING AGREEMENT: AS OF NOVEMBER 1, 2014

CUT-OFF DATE: AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT (AS DEFINED HEREIN)

CLOSING DATE: NOVEMBER 24, 2014

FIRST DISTRIBUTION DATE: DECEMBER 17, 2014

APPROXIMATE AGGREGATE CERTIFICATE BALANCE OF THE CLASS EC CERTIFICATES AS OF THE CLOSING DATE: $185,047,000 (REPRESENTS THE MAXIMUM PRINCIPAL BALANCE OF THE CLASS EC CERTIFICATES THAT COULD BE ISSUED IN AN EXCHANGE)

MASTER SERVICER: WELLS FARGO BANK, NATIONAL ASSOCIATION

SPECIAL SERVICER: RIALTO CAPITAL ADVISORS, LLC

TRUSTEE: WILMINGTON TRUST, NATIONAL ASSOCIATION

CERTIFICATE ADMINISTRATOR: WELLS FARGO BANK, NATIONAL ASSOCIATION

SENIOR TRUST ADVISOR: PENTALPHA SURVEILLANCE LLC

CUSIP NO.: [          ]

ISIN NO.: [          ]

COMMON CODE NO.: [          ]

CERTIFICATE NO.: [EC-1]

A-21-3

CLASS EC CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial mortgage loans (the “Mortgage Loans” (and a separate trust subordinate companion loan interest in a commercial mortgage loan)), all payments on or collections in respect of the Mortgage Loans and the Trust Subordinate Companion Loan due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee’s rights under the insurance policies, any Assignment of Leases, and any guaranties or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class EC Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of November 1, 2014 (the “Pooling and Servicing Agreement”), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the “Depositor”, which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicer, the Special Servicer, the Certificate Administrator and the Senior Trust Advisor. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the “Certificates”) and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class EC Certificates. The Certificates are designated as the JPMBB COMMERCIAL MORTGAGE SECURITIES TRUST 2014-C25, Commercial Mortgage Pass-Through Certificates, SERIES 2014-C25 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Certificate Administrator. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

This Certificate represents a beneficial interest in certain “regular interests” in a “real estate mortgage investment conduit”, as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

The initial Certificate Balance of the Class EC Certificates is equal to the aggregate of the initial Certificate Balances of the Exchangeable Certificates and represents the maximum principal balance of the Exchangeable Certificates that could be issued in an exchange. The Class EC Certificates will only receive distributions of principal and interest that are otherwise distributable to the Exchangeable Certificates exchanged for such Class EC Certificates.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the

A-21-4

aggregate amount of principal and interest then distributable, if any, allocable to the Exchangeable Certificates exchanged for the Class EC Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

The Class EC Certificates will only receive distributions of interest that are otherwise distributable to the Exchangeable Certificates exchanged for such Class EC Certificates. Interest on the Exchangeable Certificates exchanged for the Class EC Certificates will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the related Pass-Through Rate specified on the Certificate Balance of each such Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate’s pro rata share of the Available Distribution Amount to be distributed on the Exchangeable Certificates exchanged for this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

Collateral Support Deficit, Certificate Deferred Interest and certain other amounts on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Master Servicer (with respect to the Certificate Account) or the Certificate Administrator (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other investment income earned on funds in the Certificate Account will be paid to the Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and the Trust Subordinate Companion Loan and administration of the Trust Fund.

All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Certificate Administrator with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate (determined without regard to any possible future reimbursement of Collateral Support Deficit previously allocated to this Certificate) shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been posted pursuant to Section 4.01(j) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Certificate Administrator shall, directly or through an agent, take steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting

A-21-5

such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(j) of the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder’s attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

In addition, subject to the conditions set forth in the Pooling and Servicing Agreement, this Certificate may be exchanged for the Exchangeable Certificates pursuant to the procedures set forth in the Pooling and Servicing Agreement.

Subject to the terms of the Pooling and Servicing Agreement, the Class EC Certificates will be issued in book-entry form through the facilities of DTC in minimum denominations of $10,000, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.03 of the Pooling and Servicing Agreement. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar’s counsel’s review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.03 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

The Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

The Pooling and Servicing Agreement may be amended from time to time by the parties thereto, without the consent of any of the Certificateholders or the Companion Holders:

(i)         to correct any defect or ambiguity in the Pooling and Servicing Agreement in order to address any manifest error in any provision of the Pooling and Servicing Agreement;

(ii)        to cause the provisions in the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus Supplement with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any of its provisions which may be inconsistent with any other provisions therein or to correct any error;

(iii)       to change the timing and/or nature of deposits in the Certificate Account, the Distribution Accounts or any REO Account; provided that (a) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (b) such change shall not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an Opinion of Counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each Rating Agency with respect to such amendment;

(iv)      to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any Certificate is outstanding, or to avoid or minimize

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the risk of imposition of any tax on the Trust Fund or any Trust REMIC or the Grantor Trust that would be a claim against the Trust Fund or any Trust REMIC or the Grantor Trust; provided that the Trustee and the Certificate Administrator have received an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or Companion Holder;

(v)       to modify, eliminate or add to the provisions of Section 5.03(n) of the Pooling and Servicing Agreement or any other provision of the Pooling and Servicing Agreement restricting transfer of the Class R Certificates; provided the Depositor has determined that such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, any Trust REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Tax Person;

(vi)      to revise or add any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change; provided that the required action shall not adversely affect in any material respect the interests of any Certificateholder (including, with respect to the Trust AB Whole Loan, the Holders of the Class BNB Certificates) or any holder of a Serviced Pari Passu Companion Loan not consenting thereto as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30 of the Pooling and Servicing Agreement);

(vii)     to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the then-current ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30 of the Pooling and Servicing Agreement); provided that such amendment or supplement shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto as evidenced by an Opinion of Counsel;

(viii)    to modify the provisions of Sections 3.05 and 3.19 of the Pooling and Servicing Agreement (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) if (a) the Depositor, the Master Servicer, the Trustee and, for so long as a Control Event has not occurred and is not continuing, the Directing Certificateholder, determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of any Trust REMIC as a REMIC or the status of the Grantor Trust as a grantor trust under the relevant provisions of the Code, as evidenced by an Opinion of Counsel and (c) each Rating Agency has delivered a Rating Agency Confirmation and, with regard to any class of Serviced Companion Loan Securities, the applicable rating agencies have delivered a confirmation that such action will not result in the downgrade, withdrawal or qualification of its then current ratings (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30 of the Pooling and Servicing Agreement);

(ix)       to modify the procedures of the Pooling and Servicing Agreement relating to compliance with Rule 17g-5 of the Exchange Act; provided that such amendment shall not adversely affect in any material respects the interests of any Certificateholders, as evidenced by (x) an Opinion of Counsel or (y) if any Certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such Certificates; and provided, further, that the Certificate Administrator shall give notice of any such amendment to the 17g-5 Information Provider for posting to the 17g 5 Information Provider’s Website

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pursuant to Section 3.15(c) of the Pooling and Servicing Agreement and the Certificate Administrator shall post such notice to the Certificate Administrator’s Website; and

(x)        in the event of a TIA Applicability Determination, to modify, eliminate or add to the provisions of the Pooling and Servicing Agreement to such extent as shall be necessary to (A) effect the qualification of the Pooling and Servicing Agreement under the TIA or under any similar federal statute hereafter enacted and to add to the Pooling and Servicing Agreement such other provisions as may be expressly required by the TIA, and (B) modify such other provisions as are necessary to conform the Pooling and Servicing Agreement and be consistent with the modifications made pursuant to the preceding clause (A); provided that any amendment pursuant to this clause (x) shall be at the sole cost and expense of the Depositor.

Notwithstanding the foregoing, no such amendment (A) may change in any manner any defined term used in any Mortgage Loan Purchase Agreement or the obligations of any Mortgage Loan Seller under any Mortgage Loan Purchase Agreement or otherwise or change any rights of any Mortgage Loan Seller as a third party beneficiary thereunder, without the consent of such Mortgage Loan Seller or (B) materially and adversely affects the holders of a Companion Loan without such Companion Holder’s consent.

The Pooling and Servicing Agreement may also be amended from time to time by the parties thereto with the consent of the Holders of Certificates of each Class affected by such amendment evidencing in the aggregate not less than 51% of the aggregate Percentage Interests constituting the Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

(i)        reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or the Trust Subordinate Companion Loan that are required to be distributed on a Certificate of any class without the consent of the Holder of the Certificate or which are required to be distributed to a Companion Holder without the consent of such Companion Holder; or

(ii)       reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of any Companion Holder or Holder of Class BNB Certificates, in any such case, without the consent of the Holders of all Certificates of such Class then outstanding or such Companion Holders, as applicable; or

(iii)      adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding; or

(iv)      change in any manner any defined term used in any Mortgage Loan Purchase Agreement or the obligations of any Mortgage Loan Seller under such Mortgage Loan Purchase Agreement or otherwise or change any rights of any Mortgage Loan Seller as a third party beneficiary under the Pooling and Servicing Agreement, without the consent of such Mortgage Loan Seller; or

(v)       amend the Servicing Standard without the consent of 100% of the Certificateholders or receipt of Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30 of the Pooling and Servicing Agreement) and, if required under the related Intercreditor Agreement, the consent of the holder of any AB Subordinate Companion Loan for each Serviced AB Whole Loan.

Further, notwithstanding the foregoing, none of the Senior Trust Advisor, the Trustee, the Certificate Administrator, the Depositor, the Master Servicer nor the Special Servicer will be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an Opinion of Counsel (at the Trust Fund’s expense) to the effect that such amendment is permitted under the Pooling and Servicing Agreement and that such amendment or the exercise of any power granted to the Master Servicer, the Special Servicer, the

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Depositor, the Trustee, the Certificate Administrator or any other specified person in accordance with such amendment will not result in the imposition of a tax on any portion of the Trust Fund or any Trust REMIC, or cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code. Furthermore, no amendment to the Pooling and Servicing Agreement may be made that changes in any material respect to the rights of the Class BNB Certificates without the consent of such Class and no amendment to the Pooling and Servicing Agreement may be made that changes any provisions specifically required to be included in the Pooling and Servicing Agreement by the Grapevine Mills Intercreditor Agreement or the Wilton Commercial Portfolio Intercreditor Agreement without the consent of the holder of the related Non-Serviced Pari Passu Companion Loan(s).

The Holders of the majority of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class R Certificates may, in that order of priority, at their option, upon 60 days’ prior notice given to the Trustee, the Certificate Administrator and each of the other parties to the Pooling and Servicing Agreement, purchase all of the Mortgage Loans (for the avoidance of doubt, excluding the Trust Subordinate Companion Loan) (and all property acquired through exercise of remedies in respect of any related Mortgage Loan) and the Trust Fund’s portion of each REO Property (other than any portion related to the Trust Subordinate Companion Loan if the Trust AB Whole Loan (or the related REO Loan) is an asset of the Trust Fund) remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then-outstanding Certificates, on or after the first Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and the Trust Fund’s portion of any REO Loans remaining in the Trust Fund is less than (i) if the Westfield Village Mortgage Loan (or the related REO Loan) is an asset of the Trust Fund, 2.0% of the aggregate Cut off Date Principal Balance of the Mortgage Loans as set forth in the Preliminary Statement (for the avoidance of doubt, calculated excluding the Trust Subordinate Companion Loan) or (ii) if the Westfield Village Mortgage Loan (or the related REO Loan) is not an asset of the Trust Fund, 1.0% of the aggregate Cut off Date Principal Balance of the Mortgage Loans as set forth in the Preliminary Statement (calculated excluding the Trust Subordinate Companion Loan); provided, however, that this termination right shall not be exercisable at the 2.0% threshold prior to the Distribution Date in December 2024.

Following the date on which the Class A-1, Class A-2, Class A-3, Class A-4A1, Class A-4A2, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class EC and Class D Certificates are retired (and provided that there is only one Holder (or multiple Holders acting in unanimity) of the then-outstanding Certificates (other than the Class BNB, Class Z and Class R Certificates)), the Sole Certificateholder may, at its option exchange (subject to the Master Servicer’s consent) all of its Certificates (other than the Class BNB, Class Z and Class R Certificates) for all of the Mortgage Loans (for the avoidance of doubt, excluding the Trust Subordinate Companion Loan if the Trust AB Whole Loan (or the related REO Loan) is an asset of the Trust Fund) and the Trust Fund’s portion of each REO Property (other than any portion related to the Trust Subordinate Companion Loan if the Trust AB Whole Loan (or the related REO Loan) is an asset of the Trust Fund) remaining in the Trust pursuant to the terms of the Pooling and Servicing Agreement. If the Trust Subordinate Companion Loan is the sole remaining asset of the Trust, the Holders of the Class BNB Certificates may exchange their Certificates for the Trust Subordinate Companion Loan and terminate the Trust pursuant to the terms of the Pooling and Servicing Agreement.

The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Certificate Administrator to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

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THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

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IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Registrar under the Pooling and Servicing Agreement

By:
AUTHORIZED SIGNATORY

Dated:	November 24, 2014

CERTIFICATE OF AUTHENTICATION

THIS IS ONE OF THE CLASS EC CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

WELLS FARGO BANK, NATIONAL ASSOCIATION , as Authenticating Agent

By:
AUTHORIZED SIGNATORY

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ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenant in common	UNIF GIFT MIN ACT __________ Custodian
TEN ENT	-	as tenants by the entireties	(Cust)
JT TEN	-	as joint tenants with rights of	Under Uniform Gifts to Minors
survivorship and not as tenants in
		common	Act __________________________
(State)

Additional abbreviations may also be used though not in the above list.

FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________

(Please insert Social Security or other identifying number of Assignee)

(Please print or typewrite name and address of assignee)

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

Dated: _______________	NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange.  Notarized or witnessed signatures are not acceptable.

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DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________ account number _______________ or, if mailed by check, to ____________________________.  Statements should be mailed to _______________________________________________________________.  This information is provided by assignee named above, or ______________________________, as its agent.

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EXHIBIT A-22

FORM OF CLASS NR CERTIFICATE

CLASS NR

JPMBB COMMERCIAL MORTGAGE SECURITIES TRUST 2014-C25

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

SERIES 2014-C25, CLASS NR

[THIS CERTIFICATE IS A TEMPORARY REGULATION S BOOK-ENTRY CERTIFICATE FOR PURPOSES OF REGULATION S (“REGULATION S”) UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS TEMPORARY REGULATION S BOOK-ENTRY CERTIFICATE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

NO BENEFICIAL OWNERS OF THIS TEMPORARY REGULATION S BOOK-ENTRY CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENTS OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT.]1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]2

[TRANSFERS OF THIS BOOK-ENTRY CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS BOOK-ENTRY CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.]3

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, THE SENIOR TRUST ADVISOR, THE INITIAL PURCHASERS, THE MORTGAGE LOAN SELLERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

1      Temporary Regulation S Book-Entry Certificate legend.

2      Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

3      Book-Entry Certificate legend.

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PRINCIPAL PAYMENTS IN RESPECT OF THIS CERTIFICATE ARE DISTRIBUTABLE AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER”, WITHIN THE MEANING OF RULE 144A (A “QIB”), OR IS PURCHASING FOR THE ACCOUNT OF A QIB, AND WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) TO AN INSTITUTION THAT IS A NON-”U.S. PERSON” IN AN “OFFSHORE TRANSACTION” AS DEFINED IN, AND IN ACCORDANCE WITH RULE 903 OR RULE 904 OF, REGULATION S UNDER THE SECURITIES ACT, OR (3) TO AN INSTITUTION THAT IS AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS, AND (B) IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR PLEDGED, SOLD OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS OR BECOMES AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR OTHER PLAN THAT IS SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW THAT IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAW”), OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE THIS CERTIFICATE, UNLESS (A)(I) SUCH PERSON IS AN “INSURANCE COMPANY GENERAL ACCOUNT” WITHIN THE MEANING OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60, AND (II) ALL CONDITIONS OF SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 WILL BE MET WITH RESPECT TO SUCH INSURANCE COMPANY GENERAL ACCOUNT’S ACQUISITION, HOLDING AND DISPOSITION OF THIS CERTIFICATE, OR (B) WITH RESPECT TO THE ACQUISITION, HOLDING OR DISPOSITION OF THIS CERTIFICATE BY ANY PLAN SUBJECT TO SIMILAR LAW, SUCH ACQUISITION, HOLDING AND DISPOSITION BY SUCH GOVERNMENTAL PLAN WILL NOT CONSTITUTE OR OTHERWISE RESULT IN A NON-EXEMPT VIOLATION OF SIMILAR LAW.

THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT”, AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE AND WILL BE INCREASED BY THE PORTION OF CERTIFICATE DEFERRED INTEREST ALLOCABLE TO THIS CERTIFICATE AND BY RECOVERIES ON THE RELATED MORTGAGE LOANS FOR NONRECOVERABLE ADVANCES (PLUS INTEREST THEREON) THAT WERE PREVIOUSLY REIMBURSED FROM PRINCIPAL COLLECTIONS ON THE MORTGAGE LOANS THAT RESULTED IN A REDUCTION OF THE PRINCIPAL DISTRIBUTION AMOUNT. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN

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THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE CERTIFICATE ADMINISTRATOR.

THIS CERTIFICATE IS SUBORDINATED TO THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-4A1, CLASS A-4A2, CLASS A-5, CLASS A-SB, CLASS X-A, CLASS X-B, CLASS X-C, CLASS X-D, CLASS X-E, CLASS X-F, CLASS X-NR, CLASS A-S, CLASS B, CLASS C, CLASS D, CLASS E AND CLASS F CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

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PASS-THROUGH RATE: [___]%

DENOMINATION: $[          ]

DATE OF POOLING AND SERVICING AGREEMENT: AS OF NOVEMBER 1, 2014

CUT-OFF DATE: AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT (AS DEFINED HEREIN)

CLOSING DATE: NOVEMBER 24, 2014

FIRST DISTRIBUTION DATE: DECEMBER 17, 2014

APPROXIMATE AGGREGATE CERTIFICATE BALANCE OF THE CLASS NR CERTIFICATES AS OF THE CLOSING DATE: $51,812,811

MASTER SERVICER: WELLS FARGO BANK, NATIONAL ASSOCIATION

SPECIAL SERVICER: RIALTO CAPITAL ADVISORS, LLC

TRUSTEE: WILMINGTON TRUST, NATIONAL ASSOCIATION

CERTIFICATE ADMINISTRATOR: WELLS FARGO BANK, NATIONAL ASSOCIATION

SENIOR TRUST ADVISOR: PENTALPHA SURVEILLANCE LLC

CUSIP NO.: [          ]

ISIN NO.: [          ]

COMMON CODE NO.: [          ]

CERTIFICATE NO.: [NR-1] [NR-S-1]

A-22-4

CLASS NR CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial mortgage loans (the “Mortgage Loans” (and a separate trust subordinate companion loan interest in a commercial mortgage loan)), all payments on or collections in respect of the Mortgage Loans and the Trust Subordinate Companion Loan due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee’s rights under the insurance policies, any Assignment of Leases, and any guaranties or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class NR Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of November 1, 2014 (the “Pooling and Servicing Agreement”), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the “Depositor”, which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicer, the Special Servicer, the Certificate Administrator and the Senior Trust Advisor. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the “Certificates”) and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class NR Certificates. The Certificates are designated as the JPMBB COMMERCIAL MORTGAGE SECURITIES TRUST 2014-C25, Commercial Mortgage Pass-Through Certificates, Series 2014-C25 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Certificate Administrator. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

This Certificate represents a “regular interest” in a “real estate mortgage investment conduit”, as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class NR

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Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate’s pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

Collateral Support Deficit, Certificate Deferred Interest and certain other amounts on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Master Servicer (with respect to the Certificate Account) or the Certificate Administrator (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other investment income earned on funds in the Certificate Account will be paid to the Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and the Trust Subordinate Companion Loan and administration of the Trust Fund.

All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Certificate Administrator with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate (determined without regard to any possible future reimbursement of Collateral Support Deficit previously allocated to this Certificate) shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been posted pursuant to Section 4.01(j) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Certificate Administrator shall, directly or through an agent, take steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(j) of the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder’s attorney-in-fact duly authorized in

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writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

Subject to the terms of the Pooling and Servicing Agreement, the Class NR Certificates will be issued in book-entry form through the facilities of DTC in minimum denominations of $100,000, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.03 of the Pooling and Servicing Agreement. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar’s counsel’s review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.03 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

The Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

The Pooling and Servicing Agreement may be amended from time to time by the parties thereto, without the consent of any of the Certificateholders or the Companion Holders:

(i)        to correct any defect or ambiguity in the Pooling and Servicing Agreement in order to address any manifest error in any provision of the Pooling and Servicing Agreement;

(ii)       to cause the provisions in the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus Supplement with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any of its provisions which may be inconsistent with any other provisions therein or to correct any error;

(iii)      to change the timing and/or nature of deposits in the Certificate Account, the Distribution Accounts or any REO Account; provided that (a) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (b) such change shall not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an Opinion of Counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each Rating Agency with respect to such amendment;

(iv)      to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any Certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the Trust Fund or any Trust REMIC or the Grantor Trust that would be a claim against the Trust Fund or any Trust REMIC or the Grantor Trust; provided that the Trustee and the Certificate Administrator have received an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or Companion Holder;

(v)       to modify, eliminate or add to the provisions of Section 5.03(n) of the Pooling and Servicing Agreement or any other provision of the Pooling and Servicing Agreement restricting transfer of the Class R Certificates; provided the Depositor has determined that such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, any Trust REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Tax Person;

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(vi)      to revise or add any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change; provided that the required action shall not adversely affect in any material respect the interests of any Certificateholder (including, with respect to the Trust AB Whole Loan, the Holders of the Class BNB Certificates) or any holder of a Serviced Pari Passu Companion Loan not consenting thereto as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30 of the Pooling and Servicing Agreement);

(vii)     to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the then-current ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30 of the Pooling and Servicing Agreement); provided that such amendment or supplement shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto as evidenced by an Opinion of Counsel;

(viii)    to modify the provisions of Sections 3.05 and 3.19 of the Pooling and Servicing Agreement (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) if (a) the Depositor, the Master Servicer, the Trustee and, for so long as a Control Event has not occurred and is not continuing, the Directing Certificateholder, determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of any Trust REMIC as a REMIC or the status of the Grantor Trust as a grantor trust under the relevant provisions of the Code, as evidenced by an Opinion of Counsel and (c) each Rating Agency has delivered a Rating Agency Confirmation and, with regard to any class of Serviced Companion Loan Securities, the applicable rating agencies have delivered a confirmation that such action will not result in the downgrade, withdrawal or qualification of its then current ratings (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30 of the Pooling and Servicing Agreement);

(ix)      to modify the procedures of the Pooling and Servicing Agreement relating to compliance with Rule 17g-5 of the Exchange Act; provided that such amendment shall not adversely affect in any material respects the interests of any Certificateholders, as evidenced by (x) an Opinion of Counsel or (y) if any Certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such Certificates; and provided, further, that the Certificate Administrator shall give notice of any such amendment to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s Website pursuant to Section 3.15(c) of the Pooling and Servicing Agreement and the Certificate Administrator shall post such notice to the Certificate Administrator’s Website; and

(x)       in the event of a TIA Applicability Determination, to modify, eliminate or add to the provisions of the Pooling and Servicing Agreement to such extent as shall be necessary to (A) effect the qualification of the Pooling and Servicing Agreement under the TIA or under any similar federal statute hereafter enacted and to add to the Pooling and Servicing Agreement such other provisions as may be expressly required by the TIA, and (B) modify such other provisions as are necessary to conform the Pooling and Servicing Agreement and be consistent with the modifications made pursuant to the preceding clause (A); provided that any amendment pursuant to this clause (x) shall be at the sole cost and expense of the Depositor.

Notwithstanding the foregoing, no such amendment (A) may change in any manner any defined term used in any Mortgage Loan Purchase Agreement or the obligations of any Mortgage Loan Seller under any

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Mortgage Loan Purchase Agreement or otherwise or change any rights of any Mortgage Loan Seller as a third party beneficiary thereunder, without the consent of such Mortgage Loan Seller or (B) materially and adversely affects the holders of a Companion Loan without such Companion Holder’s consent.

The Pooling and Servicing Agreement may also be amended from time to time by the parties thereto with the consent of the Holders of Certificates of each Class affected by such amendment evidencing in the aggregate not less than 51% of the aggregate Percentage Interests constituting the Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

(i)        reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or the Trust Subordinate Companion Loan that are required to be distributed on a Certificate of any class without the consent of the Holder of the Certificate or which are required to be distributed to a Companion Holder without the consent of such Companion Holder; or

(ii)       reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of any Companion Holder or Holder of Class BNB Certificates, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or such Companion Holders, as applicable; or

(iii)      adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding; or

(iv)      change in any manner any defined term used in any Mortgage Loan Purchase Agreement or the obligations of any Mortgage Loan Seller under such Mortgage Loan Purchase Agreement or otherwise or change any rights of any Mortgage Loan Seller as a third party beneficiary under the Pooling and Servicing Agreement, without the consent of such Mortgage Loan Seller; or

(v)       amend the Servicing Standard without the consent of 100% of the Certificateholders or receipt of Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30 of the Pooling and Servicing Agreement) and, if required under the related Intercreditor Agreement, the consent of the holder of any AB Subordinate Companion Loan for each Serviced AB Whole Loan.

Further, notwithstanding the foregoing, none of the Senior Trust Advisor, the Trustee, the Certificate Administrator, the Depositor, the Master Servicer nor the Special Servicer will be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an Opinion of Counsel (at the Trust Fund’s expense) to the effect that such amendment is permitted under the Pooling and Servicing Agreement and that such amendment or the exercise of any power granted to the Master Servicer, the Special Servicer, the Depositor, the Trustee, the Certificate Administrator or any other specified person in accordance with such amendment will not result in the imposition of a tax on any portion of the Trust Fund or any Trust REMIC, or cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code. Furthermore, no amendment to the Pooling and Servicing Agreement may be made that changes in any material respect to the rights of the Class BNB Certificates without the consent of such Class and no amendment to the Pooling and Servicing Agreement may be made that changes any provisions specifically required to be included in the Pooling and Servicing Agreement by the Grapevine Mills Intercreditor Agreement or the Wilton Commercial Portfolio Intercreditor Agreement without the consent of the holder of the related Non-Serviced Pari Passu Companion Loan(s).

The Holders of the majority of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class R Certificates may, in that order of priority, at their option, upon 60 days’ prior notice given to the Trustee, the Certificate Administrator and each of the other parties to the Pooling and Servicing Agreement, purchase all of the Mortgage Loans (for the avoidance of doubt, excluding the Trust Subordinate Companion Loan)

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(and all property acquired through exercise of remedies in respect of any related Mortgage Loan) and the Trust Fund’s portion of each REO Property (other than any portion related to the Trust Subordinate Companion Loan if the Trust AB Whole Loan (or the related REO Loan) is an asset of the Trust Fund) remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then-outstanding Certificates, on or after the first Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and the Trust Fund’s portion of any REO Loans remaining in the Trust Fund is less than (i) if the Westfield Village Mortgage Loan (or the related REO Loan) is an asset of the Trust Fund, 2.0% of the aggregate Cut off Date Principal Balance of the Mortgage Loans as set forth in the Preliminary Statement (for the avoidance of doubt, calculated excluding the Trust Subordinate Companion Loan) or (ii) if the Westfield Village Mortgage Loan (or the related REO Loan) is not an asset of the Trust Fund, 1.0% of the aggregate Cut off Date Principal Balance of the Mortgage Loans as set forth in the Preliminary Statement (calculated excluding the Trust Subordinate Companion Loan); provided, however, that this termination right shall not be exercisable at the 2.0% threshold prior to the Distribution Date in December 2024.

Following the date on which the Class A-1, Class A-2, Class A-3, Class A-4A1, Class A-4A2, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class EC and Class D Certificates are retired (and provided that there is only one Holder (or multiple Holders acting in unanimity) of the then-outstanding Certificates (other than the Class BNB, Class Z and Class R Certificates)), the Sole Certificateholder may, at its option exchange (subject to the Master Servicer’s consent) all of its Certificates (other than the Class BNB, Class Z and Class R Certificates) for all of the Mortgage Loans (for the avoidance of doubt, excluding the Trust Subordinate Companion Loan if the Trust AB Whole Loan (or the related REO Loan) is an asset of the Trust Fund) and the Trust Fund’s portion of each REO Property (other than any portion related to the Trust Subordinate Companion Loan if the Trust AB Whole Loan (or the related REO Loan) is an asset of the Trust Fund) remaining in the Trust pursuant to the terms of the Pooling and Servicing Agreement. If the Trust Subordinate Companion Loan is the sole remaining asset of the Trust, the Holders of the Class BNB Certificates may exchange their Certificates for the Trust Subordinate Companion Loan and terminate the Trust pursuant to the terms of the Pooling and Servicing Agreement.

The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Certificate Administrator to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

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IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Registrar under the Pooling and Servicing Agreement

By:
AUTHORIZED SIGNATORY

Dated:	November 24, 2014

CERTIFICATE OF AUTHENTICATION

THIS IS ONE OF THE CLASS NR CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

WELLS FARGO BANK, NATIONAL ASSOCIATION , as Authenticating Agent

By:
AUTHORIZED SIGNATORY

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ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenant in common	UNIF GIFT MIN ACT __________ Custodian
TEN ENT	-	as tenants by the entireties	(Cust)
JT TEN	-	as joint tenants with rights of	Under Uniform Gifts to Minors
survivorship and not as tenants in
		common	Act __________________________
(State)

Additional abbreviations may also be used though not in the above list.

FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________

(Please insert Social Security or other identifying number of Assignee)

(Please print or typewrite name and address of assignee)

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

Dated: _______________	NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange.  Notarized or witnessed signatures are not acceptable.

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DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________ account number _______________ or, if mailed by check, to ____________________________.  Statements should be mailed to _______________________________________________________________.  This information is provided by assignee named above, or ______________________________, as its agent.

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EXHIBIT A-23

FORM OF CLASS R CERTIFICATE

CLASS R

JPMBB COMMERCIAL MORTGAGE SECURITIES TRUST 2014-C25

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

SERIES 2014-C25, CLASS R

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OR (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, THE SENIOR TRUST ADVISOR, THE INITIAL PURCHASERS, THE MORTGAGE LOAN SELLERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A (A “QIB”), OR IS PURCHASING FOR THE ACCOUNT OF A QIB, AND WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, AND (B) IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

A-23-1

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR PLEDGED, SOLD OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS OR BECOMES AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR OTHER PLAN THAT IS SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW THAT IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE THIS CERTIFICATE.

THIS CERTIFICATE REPRESENTS A “RESIDUAL INTEREST” IN THREE “REAL ESTATE MORTGAGE INVESTMENT CONDUITS” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE CODE. EACH TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY TO DISQUALIFIED ORGANIZATIONS, “NON-U.S. PERSONS” OR AGENTS OF EITHER, AS SET FORTH IN SECTION 5.03 OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE CERTIFICATE ADMINISTRATOR TO THE EFFECT THAT, AMONG OTHER THINGS, (A) IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN SECTION 860E(e)(5) OF THE CODE, OR AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR SUCH DISQUALIFIED ORGANIZATION AND IS OTHERWISE A PERMITTED TRANSFEREE, (B) IT HAS HISTORICALLY PAID ITS DEBTS AS THEY HAVE COME DUE AND INTENDS TO PAY ITS DEBTS AS THEY COME DUE IN THE FUTURE, (C) IT UNDERSTANDS THAT IT MAY INCUR TAX LIABILITIES WITH RESPECT TO THIS CERTIFICATE IN EXCESS OF CASH FLOWS GENERATED HEREBY, (D) IT INTENDS TO PAY ANY TAXES ASSOCIATED WITH HOLDING THIS CERTIFICATE AS THEY BECOME DUE, (E) IT WILL NOT CAUSE INCOME WITH RESPECT TO THIS CERTIFICATE TO BE ATTRIBUTABLE TO A FOREIGN PERMANENT ESTABLISHMENT OR FIXED BASE, WITHIN THE MEANING OF AN APPLICABLE INCOME TAX TREATY, OF SUCH PERSON OR ANY OTHER U.S. PERSON AND (F) IT WILL NOT TRANSFER THIS CERTIFICATE TO ANY PERSON OR ENTITY THAT DOES NOT PROVIDE A SIMILAR AFFIDAVIT. ANY PURPORTED TRANSFER TO A DISQUALIFIED ORGANIZATION OR OTHER PERSON THAT IS NOT A PERMITTED TRANSFEREE OR OTHERWISE IN VIOLATION OF THESE RESTRICTIONS SHALL BE ABSOLUTELY NULL AND VOID AND SHALL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE. THIS CERTIFICATE REPRESENTS ONE OR MORE “NON-ECONOMIC RESIDUAL INTERESTS”, AS DEFINED IN TREASURY REGULATIONS SECTION 1.860E-1(c), AND THEREFORE, TRANSFERS OF THIS CERTIFICATE MAY BE DISREGARDED FOR FEDERAL INCOME TAX PURPOSES. IN ORDER TO SATISFY A REGULATORY SAFE HARBOR UNDER WHICH SUCH TRANSFERS WILL NOT BE DISREGARDED, THE TRANSFEROR MAY BE REQUIRED, AMONG OTHER THINGS, TO SATISFY ITSELF AS TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE AND EITHER TO TRANSFER AT A MINIMUM PRICE OR TO AN ELIGIBLE TRANSFEREE AS SPECIFIED IN TREASURY REGULATIONS.

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PERCENTAGE INTEREST EVIDENCED BY THIS CERTIFICATE: [100%]

DATE OF POOLING AND SERVICING AGREEMENT: AS OF NOVEMBER 1, 2014

CUT-OFF DATE: AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT (AS DEFINED HEREIN)

CLOSING DATE: NOVEMBER 24, 2014

FIRST DISTRIBUTION DATE:
DECEMBER 17, 2014

CLASS R PERCENTAGE INTEREST: [100%]

MASTER SERVICER: WELLS FARGO BANK, NATIONAL ASSOCIATION

SPECIAL SERVICER: RIALTO CAPITAL ADVISORS, LLC

TRUSTEE: WILMINGTON TRUST, NATIONAL ASSOCIATION

CERTIFICATE ADMINISTRATOR: WELLS FARGO BANK, NATIONAL ASSOCIATION

SENIOR TRUST ADVISOR: PENTALPHA SURVEILLANCE LLC

CUSIP NO.: [          ]

ISIN NO.: [          ]

CERTIFICATE NO.: R-1

A-23-3

CLASS R CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial mortgage loans (the “Mortgage Loans” (and a separate trust subordinate companion loan interest in a commercial mortgage loan)), all payments on or collections in respect of the Mortgage Loans and the Trust Subordinate Companion Loan due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee’s rights under the insurance policies, any Assignment of Leases, and any guaranties or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFIES THAT JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

is the registered owner of the interest evidenced by this Certificate in the Class R Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of November 1, 2014 (the “Pooling and Servicing Agreement”), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the “Depositor”, which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicer, the Special Servicer, the Certificate Administrator and the Senior Trust Advisor. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the “Certificates”) and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class R Certificates. The Certificates are designated as the JPMBB COMMERCIAL MORTGAGE SECURITIES TRUST 2014-C25, Commercial Mortgage Pass-Through Certificates, Series 2014-C25 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Certificate Administrator. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

This Class R Certificate represents a “residual interest” in three “real estate mortgage investment conduits”, as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income. The Holder of the largest Percentage Interest in the Class R Certificates shall be the “tax matters person” for each Trust REMIC pursuant to Treasury Regulations Section 1.860F-4(d), and the Master Servicer is hereby irrevocably designated and shall serve as attorney-in-fact and agent for any such Person that is the “tax matters person”.

Pursuant to the terms of the Pooling and Servicing Agreement, distributions, if any, on this Certificate shall be made by the Certificate Administrator in an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) and to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the Distribution Date to the Person in whose name this Certificate is registered as of the related Record Date. All sums distributable on this Certificate are payable in the coin or

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currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans and the Trust Subordinate Companion Loan, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Master Servicer (with respect to the Certificate Account) or the Certificate Administrator (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other investment income earned on funds in the Certificate Account will be paid to the Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Certificate Administrator with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate (determined without regard to any possible future reimbursement of Collateral Support Deficit previously allocated to this Certificate) shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been posted pursuant to Section 4.01(j) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Certificate Administrator shall, directly or through an agent, take steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(j) of the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder’s attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee under Section 5.03(n) of the Pooling and Servicing Agreement to deliver payments to a Person other than such Person. The rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions: (A) no Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Disqualified Organization or agent thereof (including a nominee, middleman or similar person) (an “Agent”), a Plan or a Person acting on behalf of or investing

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the assets of a Plan (such Plan or Person, an “ERISA Prohibited Holder”) or a Non-U.S. Tax Person and shall promptly notify the Master Servicer, the Trustee and the Certificate Registrar of any change or impending change to such status; (B) in connection with any proposed Transfer of any Ownership Interest in a Class R Certificate, the Certificate Registrar shall require delivery to it, and no Transfer of any Class R Certificate shall be registered until the Certificate Registrar receives, an affidavit substantially in the form attached to the Pooling and Servicing Agreement as Exhibit D-1 (a “Transferee Affidavit”) from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is not a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Tax Person, and that it has reviewed the provisions of Section 5.03(n) of the Pooling and Servicing Agreement and agrees to be bound by them; (C) notwithstanding the delivery of a Transferee Affidavit by a proposed Transferee under clause (B) above, if the Certificate Registrar has actual knowledge that the proposed Transferee is a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Tax Person, no Transfer of an Ownership Interest in a Class R Certificate to such proposed Transferee shall be effected; and (D) each Person holding or acquiring any Ownership Interest in a Class R Certificate shall agree (1) to require a Transferee Affidavit from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Class R Certificate and (2) not to transfer its Ownership Interest in such Class R Certificate unless it provides to the Certificate Registrar a letter substantially in the form attached to the Pooling and Servicing Agreement as Exhibit D-2 (a “Transferor Letter”) certifying that, among other things, it has no actual knowledge or reason to know that the proposed Transferee’s statements in such Transferee Affidavit are false.

The Class R Certificates will be issued in fully registered, certificated form, in minimum percentage interests of 10% and integral multiples of 1% in excess thereof.

No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.03 of the Pooling and Servicing Agreement. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar’s counsel’s review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.03 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

The Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

The Pooling and Servicing Agreement may be amended from time to time by the parties thereto, without the consent of any of the Certificateholders or the Companion Holders:

(i)       to correct any defect or ambiguity in the Pooling and Servicing Agreement in order to address any manifest error in any provision of the Pooling and Servicing Agreement;

(ii)       to cause the provisions in the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus Supplement with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any of its provisions which may be inconsistent with any other provisions therein or to correct any error;

(iii)       to change the timing and/or nature of deposits in the Certificate Account, the Distribution Accounts or any REO Account; provided that (a) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (b) such change shall not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an Opinion of Counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each Rating Agency with respect to such amendment;

(iv)       to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under

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the relevant provisions of the Code at all times that any Certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the Trust Fund or any Trust REMIC or the Grantor Trust that would be a claim against the Trust Fund or any Trust REMIC or the Grantor Trust; provided that the Trustee and the Certificate Administrator have received an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or Companion Holder;

(v)       to modify, eliminate or add to the provisions of Section 5.03(n) of the Pooling and Servicing Agreement or any other provision of the Pooling and Servicing Agreement restricting transfer of the Class R Certificates; provided the Depositor has determined that such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, any Trust REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Tax Person;

(vi)       to revise or add any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change; provided that the required action shall not adversely affect in any material respect the interests of any Certificateholder (including, with respect to the Trust AB Whole Loan, the Holders of the Class BNB Certificates) or any holder of a Serviced Pari Passu Companion Loan not consenting thereto as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30 of the Pooling and Servicing Agreement);

(vii)     to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the then-current ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30 of the Pooling and Servicing Agreement); provided that such amendment or supplement shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto as evidenced by an Opinion of Counsel;

(viii)     to modify the provisions of Sections 3.05 and 3.19 of the Pooling and Servicing Agreement (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) if (a) the Depositor, the Master Servicer, the Trustee and, for so long as a Control Event has not occurred and is not continuing, the Directing Certificateholder, determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of any Trust REMIC as a REMIC or the status of the Grantor Trust as a grantor trust under the relevant provisions of the Code, as evidenced by an Opinion of Counsel and (c) each Rating Agency has delivered a Rating Agency Confirmation and, with regard to any class of Serviced Companion Loan Securities, the applicable rating agencies have delivered a confirmation that such action will not result in the downgrade, withdrawal or qualification of its then current ratings (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30 of the Pooling and Servicing Agreement);

(ix)       to modify the procedures of the Pooling and Servicing Agreement relating to compliance with Rule 17g-5 of the Exchange Act; provided that such amendment shall not adversely affect in any material respects the interests of any Certificateholders, as evidenced by (x) an Opinion of Counsel or (y) if any Certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such Certificates; and provided, further, that the Certificate Administrator shall give notice of any such

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amendment to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s Website pursuant to Section 3.15(c) of the Pooling and Servicing Agreement and the Certificate Administrator shall post such notice to the Certificate Administrator’s Website; and

(x)       in the event of a TIA Applicability Determination, to modify, eliminate or add to the provisions of the Pooling and Servicing Agreement to such extent as shall be necessary to (A) effect the qualification of the Pooling and Servicing Agreement under the TIA or under any similar federal statute hereafter enacted and to add to the Pooling and Servicing Agreement such other provisions as may be expressly required by the TIA, and (B) modify such other provisions as are necessary to conform the Pooling and Servicing Agreement and be consistent with the modifications made pursuant to the preceding clause (A); provided that any amendment pursuant to this clause (x) shall be at the sole cost and expense of the Depositor.

Notwithstanding the foregoing, no such amendment (A) may change in any manner any defined term used in any Mortgage Loan Purchase Agreement or the obligations of any Mortgage Loan Seller under any Mortgage Loan Purchase Agreement or otherwise or change any rights of any Mortgage Loan Seller as a third party beneficiary thereunder, without the consent of such Mortgage Loan Seller or (B) materially and adversely affects the holders of a Companion Loan without such Companion Holder’s consent.

The Pooling and Servicing Agreement may also be amended from time to time by the parties thereto with the consent of the Holders of Certificates of each Class affected by such amendment evidencing in the aggregate not less than 51% of the aggregate Percentage Interests constituting the Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

(i)        reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or the Trust Subordinate Companion Loan that are required to be distributed on a Certificate of any class without the consent of the Holder of the Certificate or which are required to be distributed to a Companion Holder without the consent of such Companion Holder; or

(ii)       reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of any Companion Holder or Holder of Class BNB Certificates, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or such Companion Holders, as applicable; or

(iii)       adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding; or

(iv)       change in any manner any defined term used in any Mortgage Loan Purchase Agreement or the obligations of any Mortgage Loan Seller under such Mortgage Loan Purchase Agreement or otherwise or change any rights of any Mortgage Loan Seller as a third party beneficiary under the Pooling and Servicing Agreement, without the consent of such Mortgage Loan Seller; or

(v)       amend the Servicing Standard without the consent of 100% of the Certificateholders or receipt of Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30 of the Pooling and Servicing Agreement) and, if required under the related Intercreditor Agreement, the consent of the holder of any AB Subordinate Companion Loan for each Serviced AB Whole Loan.

Further, notwithstanding the foregoing, none of the Senior Trust Advisor, the Trustee, the Certificate Administrator, the Depositor, the Master Servicer nor the Special Servicer will be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an Opinion of Counsel (at the Trust Fund’s expense) to the effect that such amendment is permitted under the Pooling and Servicing Agreement

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and that such amendment or the exercise of any power granted to the Master Servicer, the Special Servicer, the Depositor, the Trustee, the Certificate Administrator or any other specified person in accordance with such amendment will not result in the imposition of a tax on any portion of the Trust Fund or any Trust REMIC, or cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code. Furthermore, no amendment to the Pooling and Servicing Agreement may be made that changes in any material respect to the rights of the Class BNB Certificates without the consent of such Class and no amendment to the Pooling and Servicing Agreement may be made that changes any provisions specifically required to be included in the Pooling and Servicing Agreement by the Grapevine Mills Intercreditor Agreement or the Wilton Commercial Portfolio Intercreditor Agreement without the consent of the holder of the related Non-Serviced Pari Passu Companion Loan(s).

The Holders of the majority of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class R Certificates may, in that order of priority, at their option, upon 60 days’ prior notice given to the Trustee, the Certificate Administrator and each of the other parties to the Pooling and Servicing Agreement, purchase all of the Mortgage Loans (for the avoidance of doubt, excluding the Trust Subordinate Companion Loan) (and all property acquired through exercise of remedies in respect of any related Mortgage Loan) and the Trust Fund’s portion of each REO Property (other than any portion related to the Trust Subordinate Companion Loan if the Trust AB Whole Loan (or the related REO Loan) is an asset of the Trust Fund) remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then-outstanding Certificates, on or after the first Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and the Trust Fund’s portion of any REO Loans remaining in the Trust Fund is less than (i) if the Westfield Village Mortgage Loan (or the related REO Loan) is an asset of the Trust Fund, 2.0% of the aggregate Cut off Date Principal Balance of the Mortgage Loans as set forth in the Preliminary Statement (for the avoidance of doubt, calculated excluding the Trust Subordinate Companion Loan) or (ii) if the Westfield Village Mortgage Loan (or the related REO Loan) is not an asset of the Trust Fund, 1.0% of the aggregate Cut off Date Principal Balance of the Mortgage Loans as set forth in the Preliminary Statement (calculated excluding the Trust Subordinate Companion Loan); provided, however, that this termination right shall not be exercisable at the 2.0% threshold prior to the Distribution Date in December 2024.

Following the date on which the Class A-1, Class A-2, Class A-3, Class A-4A1, Class A-4A2, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class EC and Class D Certificates are retired (and provided that there is only one Holder (or multiple Holders acting in unanimity) of the then-outstanding Certificates (other than the Class BNB, Class Z and Class R Certificates)), the Sole Certificateholder may, at its option exchange (subject to the Master Servicer’s consent) all of its Certificates (other than the Class BNB, Class Z and Class R Certificates) for all of the Mortgage Loans (for the avoidance of doubt, excluding the Trust Subordinate Companion Loan if the Trust AB Whole Loan (or the related REO Loan) is an asset of the Trust Fund) and the Trust Fund’s portion of each REO Property (other than any portion related to the Trust Subordinate Companion Loan if the Trust AB Whole Loan (or the related REO Loan) is an asset of the Trust Fund) remaining in the Trust pursuant to the terms of the Pooling and Servicing Agreement. If the Trust Subordinate Companion Loan is the sole remaining asset of the Trust, the Holders of the Class BNB Certificates may exchange their Certificates for the Trust Subordinate Companion Loan and terminate the Trust pursuant to the terms of the Pooling and Servicing Agreement.

The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Certificate Administrator to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as

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Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

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IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Registrar under the Pooling and Servicing Agreement

By:
AUTHORIZED SIGNATORY

Dated:	November 24, 2014

CERTIFICATE OF AUTHENTICATION

THIS IS ONE OF THE CLASS R CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Authenticating Agent

By:
AUTHORIZED SIGNATORY

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ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenant in common	UNIF GIFT MIN ACT __________ Custodian
TEN ENT	-	as tenants by the entireties	(Cust)
JT TEN	-	as joint tenants with rights of	Under Uniform Gifts to Minors
survivorship and not as tenants in
		common	Act __________________________
(State)

Additional abbreviations may also be used though not in the above list.

FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________

(Please insert Social Security or other identifying number of Assignee)

(Please print or typewrite name and address of assignee)

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

Dated: _______________	NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange.  Notarized or witnessed signatures are not acceptable.

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DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________ account number _______________ or, if mailed by check, to ____________________________.  Statements should be mailed to _______________________________________________________________.  This information is provided by assignee named above, or ______________________________, as its agent.

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EXHIBIT A-24

FORM OF CLASS Z CERTIFICATE

CLASS Z

JPMBB COMMERCIAL MORTGAGE SECURITIES TRUST 2014-C25

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

SERIES 2014-C25, CLASS Z

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, THE SENIOR TRUST ADVISOR, THE UNDERWRITERS, THE INITIAL PURCHASERS, THE MORTGAGE LOAN SELLER OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER”, WITHIN THE MEANING OF RULE 144A (A “QIB”), OR IS PURCHASING FOR THE ACCOUNT OF A QIB, AND WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) TO AN INSTITUTION THAT IS A NON-”U.S. PERSON” IN AN “OFFSHORE TRANSACTION” AS DEFINED IN, AND IN ACCORDANCE WITH RULE 903 OR RULE 904 OF, REGULATION S UNDER THE SECURITIES ACT, OR (3) TO AN INSTITUTION THAT IS AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS, AND (B) IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR PLEDGED, SOLD OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS OR BECOMES AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) THAT IS SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW THAT IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAW”), OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE THIS CERTIFICATE.

THIS CERTIFICATE REPRESENTS AN UNDIVIDED BENEFICIAL INTEREST IN A PORTION OF A GRANTOR TRUST THAT HOLDS THE EXCESS INTEREST AND RELATED AMOUNTS IN THE EXCESS INTEREST DISTRIBUTION ACCOUNT.

EACH PURCHASER OF THIS CERTIFICATE SHALL BE REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT.

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PERCENTAGE INTEREST EVIDENCED BY THIS CERTIFICATE: [100%]

DATE OF POOLING AND SERVICING AGREEMENT: AS OF NOVEMBER 1, 2014

CUT-OFF DATE: AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT (AS DEFINED HEREIN)

CLOSING DATE: NOVEMBER 24, 2014

FIRST DISTRIBUTION DATE:
DECEMBER 17, 2014

CLASS Z PERCENTAGE INTEREST: [100%]

MASTER SERVICER: WELLS FARGO BANK, NATIONAL ASSOCIATION

SPECIAL SERVICER: RIALTO CAPITAL ADVISORS, LLC

TRUSTEE: WILMINGTON TRUST, NATIONAL ASSOCIATION

CERTIFICATE ADMINISTRATOR: WELLS FARGO BANK, NATIONAL ASSOCIATION

SENIOR TRUST ADVISOR: PENTALPHA SURVEILLANCE LLC

CUSIP NO.: [          ]

ISIN NO.: [          ]

COMMON CODE NO.: [          ]

CERTIFICATE NO.: [Z-1]

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CLASS Z CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial mortgage loans (the “Mortgage Loans” (and a separate trust subordinate companion loan interest in a commercial mortgage loan)), all payments on or collections in respect of the Mortgage Loans and the Trust Subordinate Companion Loan due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee’s rights under the insurance policies, any Assignment of Leases, and any guaranties or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Gain-on-Sale Reserve, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFIES THAT [_______] is the registered owner of the interest evidenced by this Certificate in the Class Z Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of November 1, 2014 (the “Pooling and Servicing Agreement”), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the “Depositor”, which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicer, the Special Servicer, the Certificate Administrator and the Senior Trust Advisor. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the “Certificates”) and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class Z Certificates. The Certificates are designated as the JPMBB COMMERCIAL MORTGAGE SECURITIES TRUST 2014-C25, Commercial Mortgage Pass-Through Certificates, Series 2014-C25 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Certificate Administrator. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

This Certificate represents an undivided beneficial interest in a portion of a grantor trust that holds the Excess Interest and related amounts in the Excess Interest Distribution Account. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of the Excess Interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

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This Certificate is limited in right of payment to, among other things, Excess Interest actually collected on the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Master Servicer (with respect to the Certificate Account) or the Certificate Administrator (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other investment income earned on funds in the Certificate Account will be paid to the Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and the Trust Subordinate Companion Loan and administration of the Trust Fund.

All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Certificate Administrator with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been posted pursuant to Section 4.01(j) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Certificate Administrator shall, directly or through an agent, take steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(j) of the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder’s attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

The Class Z Certificates will be issued in full, registered, certificated form, in minimum percentage interests of 10% and integral multiples of 1% in excess thereof.

No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.03 of the Pooling and Servicing Agreement. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar’s counsel’s review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.03 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

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The Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

The Pooling and Servicing Agreement may be amended from time to time by the parties thereto, without the consent of any of the Certificateholders or the Companion Holders:

(i)        to correct any defect or ambiguity in the Pooling and Servicing Agreement in order to address any manifest error in any provision of the Pooling and Servicing Agreement;

(ii)       to cause the provisions in the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus Supplement with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any of its provisions which may be inconsistent with any other provisions therein or to correct any error;

(iii)       to change the timing and/or nature of deposits in the Certificate Account, the Distribution Accounts or any REO Account; provided that (a) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (b) such change shall not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an Opinion of Counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each Rating Agency with respect to such amendment;

(iv)       to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any Certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the Trust Fund or any Trust REMIC or the Grantor Trust that would be a claim against the Trust Fund or any Trust REMIC or the Grantor Trust; provided that the Trustee and the Certificate Administrator have received an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or Companion Holder;

(v)       to modify, eliminate or add to the provisions of Section 5.03(n) of the Pooling and Servicing Agreement or any other provision of the Pooling and Servicing Agreement restricting transfer of the Class R Certificates; provided the Depositor has determined that such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, any Trust REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Tax Person;

(vi)       to revise or add any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change; provided that the required action shall not adversely affect in any material respect the interests of any Certificateholder (including, with respect to the Trust AB Whole Loan, the Holders of the Class BNB Certificates) or any holder of a Serviced Pari Passu Companion Loan not consenting thereto as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30 of the Pooling and Servicing Agreement);

(vii)       to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the then-current ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that

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such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30 of the Pooling and Servicing Agreement); provided that such amendment or supplement shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto as evidenced by an Opinion of Counsel;

(viii)    to modify the provisions of Sections 3.05 and 3.19 of the Pooling and Servicing Agreement (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) if (a) the Depositor, the Master Servicer, the Trustee and, for so long as a Control Event has not occurred and is not continuing, the Directing Certificateholder, determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of any Trust REMIC as a REMIC or the status of the Grantor Trust as a grantor trust under the relevant provisions of the Code, as evidenced by an Opinion of Counsel and (c) each Rating Agency has delivered Rating Agency Confirmation and, with regard to any class of Serviced Companion Loan Securities, the applicable rating agencies have delivered a confirmation that such action will not result in the downgrade, withdrawal or qualification of its then current ratings (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30 of the Pooling and Servicing Agreement);

(ix)       to modify the procedures of the Pooling and Servicing Agreement relating to compliance with Rule 17g-5 of the Exchange Act; provided that such amendment shall not adversely affect in any material respects the interests of any Certificateholders, as evidenced by (x) an Opinion of Counsel or (y) if any Certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such Certificates; and provided, further, that the Certificate Administrator shall give notice of any such amendment to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s Website pursuant to Section 3.15(c) of the Pooling and Servicing Agreement and the Certificate Administrator shall post such notice to the Certificate Administrator’s Website; and

(x)        in the event of a TIA Applicability Determination, to modify, eliminate or add to the provisions of the Pooling and Servicing Agreement to such extent as shall be necessary to (A) effect the qualification of the Pooling and Servicing Agreement under the TIA or under any similar federal statute hereafter enacted and to add to the Pooling and Servicing Agreement such other provisions as may be expressly required by the TIA, and (B) modify such other provisions as are necessary to conform the Pooling and Servicing Agreement and be consistent with the modifications made pursuant to the preceding clause (A); provided that any amendment pursuant to this clause (x) shall be at the sole cost and expense of the Depositor.

Notwithstanding the foregoing, no such amendment (A) may change in any manner any defined term used in any Mortgage Loan Purchase Agreement or the obligations of any Mortgage Loan Seller under any Mortgage Loan Purchase Agreement or otherwise or change any rights of any Mortgage Loan Seller as a third party beneficiary thereunder, without the consent of such Mortgage Loan Seller or (B) materially and adversely affects the holders of a Companion Loan without such Companion Holder’s consent.

The Pooling and Servicing Agreement may also be amended from time to time by the parties thereto with the consent of the Holders of Certificates of each Class affected by such amendment evidencing in the aggregate not less than 51% of the aggregate Percentage Interests constituting the Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

(i)        reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or the Trust Subordinate Companion Loan that are required to be distributed on a Certificate of any class without the consent of the Holder of the Certificate or which are required to be distributed to a Companion Holder without the consent of such Companion Holder; or

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(ii)       reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of any Companion Holder or Holder of Class BNB Certificates, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or such Companion Holders, as applicable; or

(iii)       adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding; or

(iv)       change in any manner any defined term used in any Mortgage Loan Purchase Agreement or the obligations of any Mortgage Loan Seller under such Mortgage Loan Purchase Agreement or otherwise or change any rights of any Mortgage Loan Seller as a third party beneficiary under the Pooling and Servicing Agreement, without the consent of such Mortgage Loan Seller; or

(v)       amend the Servicing Standard without the consent of 100% of the Certificateholders or receipt of Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30 of the Pooling and Servicing Agreement) and, if required under the related Intercreditor Agreement, the consent of the holder of any AB Subordinate Companion Loan for each Serviced AB Whole Loan.

Further, notwithstanding the foregoing, none of the Senior Trust Advisor, the Trustee, the Certificate Administrator, the Depositor, the Master Servicer nor the Special Servicer will be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an Opinion of Counsel (at the Trust Fund’s expense) to the effect that such amendment is permitted under the Pooling and Servicing Agreement and that such amendment or the exercise of any power granted to the Master Servicer, the Special Servicer, the Depositor, the Trustee, the Certificate Administrator or any other specified person in accordance with such amendment will not result in the imposition of a tax on any portion of the Trust Fund or any Trust REMIC, or cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code. Furthermore, no amendment to the Pooling and Servicing Agreement may be made that changes in any material respect to the rights of the Class BNB Certificates without the consent of such Class and no amendment to the Pooling and Servicing Agreement may be made that changes any provisions specifically required to be included in the Pooling and Servicing Agreement by the Grapevine Mills Intercreditor Agreement or the Wilton Commercial Portfolio Intercreditor Agreement without the consent of the holder of the related Non-Serviced Pari Passu Companion Loan(s).

The Holders of the majority of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class R Certificates may, in that order of priority, at their option, upon 60 days’ prior notice given to the Trustee, the Certificate Administrator and each of the other parties to the Pooling and Servicing Agreement, purchase all of the Mortgage Loans (for the avoidance of doubt, excluding the Trust Subordinate Companion Loan) (and all property acquired through exercise of remedies in respect of any related Mortgage Loan) and the Trust Fund’s portion of each REO Property (other than any portion related to the Trust Subordinate Companion Loan if the Trust AB Whole Loan (or the related REO Loan) is an asset of the Trust Fund) remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then-outstanding Certificates, on or after the first Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and the Trust Fund’s portion of any REO Loans remaining in the Trust Fund is less than (i) if the Westfield Village Mortgage Loan (or the related REO Loan) is an asset of the Trust Fund, 2.0% of the aggregate Cut off Date Principal Balance of the Mortgage Loans as set forth in the Preliminary Statement (for the avoidance of doubt, calculated excluding the Trust Subordinate Companion Loan) or (ii) if the Westfield Village Mortgage Loan (or the related REO Loan) is not an asset of the Trust Fund, 1.0% of the aggregate Cut off Date Principal Balance of the Mortgage Loans as set forth in the Preliminary Statement (calculated excluding the Trust Subordinate Companion Loan); provided, however, that this termination right shall not be exercisable at the 2.0% threshold prior to the Distribution Date in December 2024.

Following the date on which the Class A-1, Class A-2, Class A-3, Class A-4A1, Class A-4A2, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class EC and Class D Certificates are retired (and provided

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that there is only one Holder (or multiple Holders acting in unanimity) of the then-outstanding Certificates (other than the Class BNB, Class Z and Class R Certificates)), the Sole Certificateholder may, at its option exchange (subject to the Master Servicer’s consent) all of its Certificates (other than the Class BNB, Class Z and Class R Certificates) for all of the Mortgage Loans (for the avoidance of doubt, excluding the Trust Subordinate Companion Loan if the Trust AB Whole Loan (or the related REO Loan) is an asset of the Trust Fund) and the Trust Fund’s portion of each REO Property (other than any portion related to the Trust Subordinate Companion Loan if the Trust AB Whole Loan (or the related REO Loan) is an asset of the Trust Fund) remaining in the Trust pursuant to the terms of the Pooling and Servicing Agreement. If the Trust Subordinate Companion Loan is the sole remaining asset of the Trust, the Holders of the Class BNB Certificates may exchange their Certificates for the Trust Subordinate Companion Loan and terminate the Trust pursuant to the terms of the Pooling and Servicing Agreement.

The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Certificate Administrator to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

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IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Registrar under the Pooling and Servicing Agreement

By:
AUTHORIZED SIGNATORY

Dated:	November 24, 2014

CERTIFICATE OF AUTHENTICATION

THIS IS ONE OF THE CLASS Z CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Authenticating Agent

By:
AUTHORIZED SIGNATORY

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ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenant in common	UNIF GIFT MIN ACT __________ Custodian
TEN ENT	-	as tenants by the entireties	(Cust)
JT TEN	-	as joint tenants with rights of	Under Uniform Gifts to Minors
survivorship and not as tenants in
		common	Act __________________________
(State)

Additional abbreviations may also be used though not in the above list.

FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________

(Please insert Social Security or other identifying number of Assignee)

(Please print or typewrite name and address of assignee)

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

Dated: _______________	NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange.  Notarized or witnessed signatures are not acceptable.

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DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________ account number _______________ or, if mailed by check, to ____________________________.  Statements should be mailed to _______________________________________________________________.  This information is provided by assignee named above, or ______________________________, as its agent.

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EXHIBIT A-25

FORM OF CLASS BNB CERTIFICATE

CLASS BNB

JPMBB COMMERCIAL MORTGAGE SECURITIES TRUST 2014-C25

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

SERIES 2014-C25, CLASS BNB

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS BOOK-ENTRY CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS BOOK-ENTRY CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, THE SENIOR TRUST ADVISOR, THE INITIAL PURCHASERS, THE MORTGAGE LOAN SELLERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE RELATED TRUST SUBORDINATE COMPANION LOAN ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

PRINCIPAL PAYMENTS IN RESPECT OF THIS CERTIFICATE ARE DISTRIBUTABLE AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER”, WITHIN THE MEANING OF RULE 144A (A “QIB”), OR IS PURCHASING FOR THE ACCOUNT OF A QIB, AND WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

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THIS CERTIFICATE MAY NOT BE PURCHASED BY OR PLEDGED, SOLD OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS OR BECOMES AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR OTHER PLAN THAT IS SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW THAT IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAW”), OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE THIS CERTIFICATE, UNLESS (A)(I) SUCH PERSON IS AN “INSURANCE COMPANY GENERAL ACCOUNT” WITHIN THE MEANING OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60, AND (II) ALL CONDITIONS OF SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 WILL BE MET WITH RESPECT TO SUCH INSURANCE COMPANY GENERAL ACCOUNT’S ACQUISITION, HOLDING AND DISPOSITION OF THIS CERTIFICATE, OR (B) WITH RESPECT TO THE ACQUISITION, HOLDING OR DISPOSITION OF THIS CERTIFICATE BY ANY PLAN SUBJECT TO SIMILAR LAW, SUCH ACQUISITION, HOLDING AND DISPOSITION BY SUCH GOVERNMENTAL PLAN WILL NOT CONSTITUTE OR OTHERWISE RESULT IN A NON-EXEMPT VIOLATION OF SIMILAR LAW.

THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT”, AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF CLASS BNB COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE AND WILL BE INCREASED BY THE PORTION OF CLASS BNB CERTIFICATE DEFERRED INTEREST ALLOCABLE TO THIS CERTIFICATE AND BY RECOVERIES ON THE RELATED TRUST SUBORDINATE COMPANION LOAN FOR NONRECOVERABLE ADVANCES (PLUS INTEREST THEREON) THAT WERE PREVIOUSLY REIMBURSED FROM PRINCIPAL COLLECTIONS ON THE RELATED TRUST SUBORDINATE COMPANION LOAN THAT RESULTED IN A REDUCTION OF THE CLASS BNB PRINCIPAL DISTRIBUTION AMOUNT. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE CERTIFICATE ADMINISTRATOR.

THIS CERTIFICATE WILL ONLY RECEIVE DISTRIBUTIONS FROM, AND WILL ONLY INCUR LOSSES WITH RESPECT TO, THE RELATED TRUST SUBORDINATE COMPANION LOAN.

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PASS-THROUGH RATE: [          ]%

DENOMINATION: $[          ]

DATE OF POOLING AND SERVICING AGREEMENT: AS OF NOVEMBER 1, 2014

CUT-OFF DATE: AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT (AS DEFINED HEREIN)

CLOSING DATE: NOVEMBER 24, 2014

FIRST DISTRIBUTION DATE:
DECEMBER 17, 2014

APPROXIMATE AGGREGATE
CERTIFICATE BALANCE
OF THE CLASS BNB CERTIFICATES
AS OF THE CLOSING DATE: $10,000,000

MASTER SERVICER: WELLS FARGO BANK, NATIONAL ASSOCIATION

SPECIAL SERVICER: RIALTO CAPITAL ADVISORS, LLC

TRUSTEE: WILMINGTON TRUST, NATIONAL ASSOCIATION

CERTIFICATE ADMINISTRATOR: WELLS FARGO BANK, NATIONAL ASSOCIATION

SENIOR TRUST ADVISOR: PENTALPHA SURVEILLANCE LLC

CUSIP NO.: [          ]

ISIN NO.: [          ]

COMMON CODE NO.: [          ]

CERTIFICATE NO.: [BNB -1]

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CLASS BNB CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial mortgage loans (the “Mortgage Loans” (and a separate trust subordinate companion loan interest in a commercial mortgage loan)), all payments on or collections in respect of the Mortgage Loans and the Trust Subordinate Companion Loan due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee’s rights under the insurance policies, any Assignment of Leases, and any guaranties or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class BNB Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of November 1, 2014 (the “Pooling and Servicing Agreement”), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the “Depositor”, which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicer, the Special Servicer, the Certificate Administrator and the Senior Trust Advisor. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the “Certificates”) and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class BNB Certificates. The Certificates are designated as the JPMBB COMMERCIAL MORTGAGE SECURITIES TRUST 2014-C25, Commercial Mortgage Pass-Through Certificates, Series 2014-C25 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Certificate Administrator. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

This Certificate represents a “regular interest” in a “real estate mortgage investment conduit”, as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

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Interest on this Certificate will accrue (computed on the basis of the actual number of days in the Interest Accrual Period and a 360-day year) during the Interest Accrual Period relating to such Distribution Date at the Class BNB Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate’s pro rata share of the principal and interest portions of the Class BNB Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

Class BNB Collateral Support Deficit, Class BNB Certificate Deferred Interest and certain other amounts on the related Trust Subordinate Companion Loan shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries respecting the related Trust Subordinate Companion Loan, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Master Servicer (with respect to the Certificate Account) or the Certificate Administrator (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other investment income earned on funds in the Certificate Account will be paid to the Master Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and the Trust Subordinate Companion Loan and administration of the Trust Fund.

All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Certificate Administrator with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate (determined without regard to any possible future reimbursement of Collateral Support Deficit previously allocated to this Certificate) shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been posted pursuant to Section 4.01(j) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Certificate Administrator shall, directly or through an agent, take steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(j) of the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder’s attorney-in-fact duly authorized in

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writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

Subject to the terms of the Pooling and Servicing Agreement, the Class BNB Certificates will be issued in book-entry form through the facilities of DTC in minimum denominations of $100,000, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.03 of the Pooling and Servicing Agreement. In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar’s counsel’s review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.03 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

The Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

The Pooling and Servicing Agreement may be amended from time to time by the parties thereto, without the consent of any of the Certificateholders or the Companion Holders:

(i)        to correct any defect or ambiguity in the Pooling and Servicing Agreement in order to address any manifest error in any provision of the Pooling and Servicing Agreement;

(ii)       to cause the provisions in the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus Supplement with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any of its provisions which may be inconsistent with any other provisions therein or to correct any error;

(iii)       to change the timing and/or nature of deposits in the Certificate Account, the Distribution Accounts or any REO Account; provided that (a) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (b) such change shall not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an Opinion of Counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each Rating Agency with respect to such amendment;

(iv)       to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any Certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the Trust Fund any Trust REMIC or the Grantor Trust that would be a claim against the Trust Fund or any Trust REMIC or the Grantor Trust; provided that the Trustee and the Certificate Administrator have received an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or Companion Holder;

(v)       to modify, eliminate or add to the provisions of Section 5.03(n) of the Pooling and Servicing Agreement or any other provision of the Pooling and Servicing Agreement restricting transfer of the Class R Certificates; provided the Depositor has determined that such change shall not, and in making such determination, the Depositor may conclusively rely on an Opinion of Counsel to such effect, cause the Trust Fund, any Trust REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Tax Person;

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(vi)       to revise or add any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change; provided that the required action shall not adversely affect in any material respect the interests of any Certificateholder (including, with respect to the Trust AB Whole Loan, the Holders of the Class BNB Certificates) or any holder of a Serviced Pari Passu Companion Loan not consenting thereto as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30 of the Pooling and Servicing Agreement);

(vii)      to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the then-current ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30 of the Pooling and Servicing Agreement); provided that such amendment or supplement shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto as evidenced by an Opinion of Counsel;

(viii)     to modify the provisions of Sections 3.05 and 3.19 of the Pooling and Servicing Agreement (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) if (a) the Depositor, the Master Servicer, the Trustee and, for so long as a Control Event has not occurred and is not continuing, the Directing Certificateholder, determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of any Trust REMIC as a REMIC or the status of the Grantor Trust as a grantor trust under the relevant provisions of the Code, as evidenced by an Opinion of Counsel and (c) each Rating Agency has delivered a Rating Agency Confirmation and, with regard to any class of Serviced Companion Loan Securities, the applicable rating agencies have delivered a confirmation that such action will not result in the downgrade, withdrawal or qualification of its then current ratings (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30 of the Pooling and Servicing Agreement);

(ix)       to modify the procedures of the Pooling and Servicing Agreement relating to compliance with Rule 17g-5 of the Exchange Act; provided that such amendment shall not adversely affect in any material respects the interests of any Certificateholders, as evidenced by (x) an Opinion of Counsel or (y) if any Certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such Certificates; and provided, further, that the Certificate Administrator shall give notice of any such amendment to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s Website pursuant to Section 3.15(c) of the Pooling and Servicing Agreement and the Certificate Administrator shall post such notice to the Certificate Administrator’s Website; and

(x)       in the event of a TIA Applicability Determination, to modify, eliminate or add to the provisions of the Pooling and Servicing Agreement to such extent as shall be necessary to (A) effect the qualification of the Pooling and Servicing Agreement under the TIA or under any similar federal statute hereafter enacted and to add to the Pooling and Servicing Agreement such other provisions as may be expressly required by the TIA, and (B) modify such other provisions as are necessary to conform the Pooling and Servicing Agreement and be consistent with the modifications made pursuant to the preceding clause (A); provided that any amendment pursuant to this clause (x) shall be at the sole cost and expense of the Depositor.

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Notwithstanding the foregoing, no such amendment (A) may change in any manner any defined term used in any Mortgage Loan Purchase Agreement or the obligations of any Mortgage Loan Seller under any Mortgage Loan Purchase Agreement or otherwise or change any rights of any Mortgage Loan Seller as a third party beneficiary thereunder, without the consent of such Mortgage Loan Seller or (B) materially and adversely affects the holders of a Companion Loan without such Companion Holder’s consent.

The Pooling and Servicing Agreement may also be amended from time to time by the parties thereto with the consent of the Holders of Certificates of each Class affected by such amendment evidencing in the aggregate not less than 51% of the aggregate Percentage Interests constituting the Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

(i)         reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or the Trust Subordinate Companion Loan that are required to be distributed on a Certificate of any class without the consent of the Holder of the Certificate or which are required to be distributed to a Companion Holder without the consent of such Companion Holder; or

(ii)        reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of any Companion Holder or Holder of Class BNB Certificates, in any such case without the consent of the Holders of all Certificates of such Class then outstanding or such Companion Holders, as applicable; or

(iii)       adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding; or

(iv)       change in any manner any defined term used in any Mortgage Loan Purchase Agreement or the obligations of any Mortgage Loan Seller under such Mortgage Loan Purchase Agreement or otherwise or change any rights of any Mortgage Loan Seller as a third party beneficiary under the Pooling and Servicing Agreement, without the consent of such Mortgage Loan Seller; or

(v)        amend the Servicing Standard without the consent of 100% of the Certificateholders or receipt of Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.30 of the Pooling and Servicing Agreement) and, if required under the related Intercreditor Agreement, the consent of the holder of any AB Subordinate Companion Loan for each Serviced AB Whole Loan.

Further, notwithstanding the foregoing, none of the Senior Trust Advisor, the Trustee, the Certificate Administrator, the Depositor, the Master Servicer nor the Special Servicer will be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an Opinion of Counsel (at the Trust Fund’s expense) to the effect that such amendment is permitted under the Pooling and Servicing Agreement and that such amendment or the exercise of any power granted to the Master Servicer, the Special Servicer, the Depositor, the Trustee, the Certificate Administrator or any other specified person in accordance with such amendment will not result in the imposition of a tax on any portion of the Trust Fund or any Trust REMIC, or cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code. Furthermore, no amendment to the Pooling and Servicing Agreement may be made that changes in any material respect to the rights of the Class BNB Certificates without the consent of such Class and no amendment to the Pooling and Servicing Agreement may be made that changes any provisions specifically required to be included in the Pooling and Servicing Agreement by the Grapevine Mills Intercreditor Agreement or the Wilton Commercial Portfolio Intercreditor Agreement without the consent of the holder of the related Non-Serviced Pari Passu Companion Loan(s).

The Holders of the majority of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class R Certificates may, in that order of priority, at their option, upon 60 days’ prior notice given

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to the Trustee, the Certificate Administrator and each of the other parties to the Pooling and Servicing Agreement, purchase all of the Mortgage Loans (for the avoidance of doubt, excluding the Trust Subordinate Companion Loan) (and all property acquired through exercise of remedies in respect of any related Mortgage Loan) and the Trust Fund’s portion of each REO Property (other than any portion related to the Trust Subordinate Companion Loan if the Trust AB Whole Loan (or the related REO Loan) is an asset of the Trust Fund) remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then-outstanding Certificates, on or after the first Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and the Trust Fund’s portion of any REO Loans remaining in the Trust Fund is less than (i) if the Westfield Village Mortgage Loan (or the related REO Loan) is an asset of the Trust Fund, 2.0% of the aggregate Cut off Date Principal Balance of the Mortgage Loans as set forth in the Preliminary Statement (for the avoidance of doubt, calculated excluding the Trust Subordinate Companion Loan) or (ii) if the Westfield Village Mortgage Loan (or the related REO Loan) is not an asset of the Trust Fund, 1.0% of the aggregate Cut off Date Principal Balance of the Mortgage Loans as set forth in the Preliminary Statement (calculated excluding the Trust Subordinate Companion Loan); provided, however, that this termination right shall not be exercisable at the 2.0% threshold prior to the Distribution Date in December 2024.

Following the date on which the Class A-1, Class A-2, Class A-3, Class A-4A1, Class A-4A2, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class EC and Class D Certificates are retired (and provided that there is only one Holder (or multiple Holders acting in unanimity) of the then-outstanding Certificates (other than the Class BNB, Class Z and Class R Certificates)), the Sole Certificateholder may, at its option exchange (subject to the Master Servicer’s consent) all of its Certificates (other than the Class BNB, Class Z and Class R Certificates) for all of the Mortgage Loans (for the avoidance of doubt, excluding the Trust Subordinate Companion Loan if the Trust AB Whole Loan (or the related REO Loan) is an asset of the Trust Fund) and the Trust Fund’s portion of each REO Property (other than any portion related to the Trust Subordinate Companion Loan if the Trust AB Whole Loan (or the related REO Loan) is an asset of the Trust Fund) remaining in the Trust pursuant to the terms of the Pooling and Servicing Agreement. If the Trust Subordinate Companion Loan is the sole remaining asset of the Trust, the Holders of the Class BNB Certificates may exchange their Certificates for the Trust Subordinate Companion Loan and terminate the Trust pursuant to the terms of the Pooling and Servicing Agreement.

The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Certificate Administrator to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

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IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Registrar under the Pooling and Servicing Agreement

By:
AUTHORIZED SIGNATORY

Dated:	November 24, 2014

CERTIFICATE OF AUTHENTICATION

THIS IS ONE OF THE CLASS BNB CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Authenticating Agent

By:
AUTHORIZED SIGNATORY

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ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenant in common	UNIF GIFT MIN ACT __________ Custodian
TEN ENT	-	as tenants by the entireties	(Cust)
JT TEN	-	as joint tenants with rights of	Under Uniform Gifts to Minors
survivorship and not as tenants in
		common	Act __________________________
(State)

Additional abbreviations may also be used though not in the above list.

FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________

(Please insert Social Security or other identifying number of Assignee)

(Please print or typewrite name and address of assignee)

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

Dated: _______________	NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange.  Notarized or witnessed signatures are not acceptable.

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DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________ account number _______________ or, if mailed by check, to ____________________________.  Statements should be mailed to _______________________________________________________________.  This information is provided by assignee named above, or ______________________________, as its agent.

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EXHIBIT B

MORTGAGE LOAN SCHEDULE

B-1

JPMBB 2014-C25 - Combined

Loan ID #	Originator/Loan Seller	Mortgagor Name	Property Address	City	State	Zip Code	County	Property Name	Size	Measure	Mortgage Rate in Effect at Origination (%)	Net Mortgage Rate in Effect at the Cut-off Date (%)	Original Principal Balance	Cut-off Principal Balance
1	JPMCB	RNSI City Place Owner, LLC	1-4 CityPlace Drive, 1001 Craig Road, 11629-11647 Olive Boulevard and 11615 Olive Boulevard	Creve Coeur	MO	63141/63146	St. Louis	CityPlace	880,476	Square Feet	4.46850	4.45730	108,850,000	108,850,000.00
2	JPMCB	Lafayette Avenue LLC	890 Garrison Avenue	Bronx	NY	10474	Bronx	BankNote Building	386,442	Square Feet	4.41627	4.40507	83,000,000	83,000,000.00
3	JPMCB / Column	Grapevine Mills Mall Limited Partnership	3000 Grapevine Mills Parkway	Grapevine	TX	76051	Tarrant	Grapevine Mills	1,337,751	Square Feet	3.83270	3.82150	73,000,000	73,000,000.00
4	Barclays	TUP 430 Company, LLC, TUP 130, LLC	1001 Barnes Crossing Road and 3882 Market Center Drive	Tupelo	MS	38804	Lee	Mall at Barnes Crossing and Market Center Tupelo	629,757	Square Feet	4.29000	4.27880	67,000,000	67,000,000.00
5	LCF	5400 Westheimer Limited Partnership	5400 Westheimer Court	Houston	TX	77056	Harris	Spectra Energy Headquarters	614,000	Square Feet	4.44500	4.43380	52,500,000	52,500,000.00
6	JPMCB	Post Oak TX, LLC	2001 Post Oak Boulevard	Houston	TX	77056	Harris	Hilton Houston Post Oak	448	Rooms	4.48600	4.47480	45,000,000	45,000,000.00
7	LCF	ADAC, L.P.	351 Peachtree Hills Avenue Northeast	Atlanta	GA	30305	Fulton	Atlanta Decorative Arts Center	427,036	Square Feet	4.34400	4.33280	37,000,000	37,000,000.00
8	JPMCB	Tzadik Acquisitions, LLC	Various	Various	FL	Various	Various	Florida Multifamily Portfolio	2,198	Units	4.65052	4.63932	35,000,000	35,000,000.00
8.01	JPMCB		929 Gilmore Avenue and 730-810 East 1st Street	Lakeland	FL	33801	Lake	Lakeland Manor	373	Units	4.65052		5,620,000	5,620,000.00
8.02	JPMCB		3770 Toledo Road	Jacksonville	FL	32217	Duval	Kings Trail	320	Units	4.65052		5,425,000	5,425,000.00
8.03	JPMCB		5402 Pine Chase Drive	Orlando	FL	32808	Orange	Rolling Hills	240	Units	4.65052		4,850,000	4,850,000.00
8.04	JPMCB		12406 North 15th Street	Tampa	FL	33612	Hillsborough	Bella Mar I & II	264	Units	4.65052		3,700,000	3,700,000.00
8.05	JPMCB		8050 103rd Street	Jacksonville	FL	32210	Duval	Jacksonville Heights	173	Units	4.65052		3,070,000	3,070,000.00
8.06	JPMCB		5013 East Sligh Avenue	Tampa	FL	33617	Hillsborough	Del Rio	160	Units	4.65052		2,460,000	2,460,000.00
8.07	JPMCB		1877 19th Street	Sarasota	FL	34234	Sarasota	North Washington	118	Units	4.65052		2,000,000	2,000,000.00
8.08	JPMCB		13533 Gragston Circle	Tampa	FL	33613	Hillsborough	Lago Bello	120	Units	4.65052		1,970,000	1,970,000.00
8.09	JPMCB		3001 Northland Road	Mount Dora	FL	32757	Lake	Mount Dora	132	Units	4.65052		1,820,000	1,820,000.00
8.10	JPMCB		2811 Ruleme Street	Eustis	FL	32726	Lake	Tanglewood	138	Units	4.65052		1,820,000	1,820,000.00
8.11	JPMCB		418 19th Street Southeast	Winter Haven	FL	33884	Polk	Brandywyne	82	Units	4.65052		1,140,000	1,140,000.00
8.12	JPMCB		102 Landings Way	Winter Haven	FL	33880	Polk	Landings	60	Units	4.65052		900,000	900,000.00
8.13	JPMCB		3950 Country Place	Winter Haven	FL	33880	Polk	Country Place	18	Units	4.65052		225,000	225,000.00
9	LCF	Wilton Commercial I, LLC, Wilton Commercial II, LLC, Wilton Commercial III, LLC	Various	Various	Various	Various	Various	Wilton Commercial Portfolio	2,031,439	Square Feet	4.78700	4.77580	33,000,000	32,921,742.39
9.01	LCF		2200-2316 John Rolfe Parkway	Richmond	VA	23233	Henrico	John Rolfe Commons	159,600	Square Feet	4.78700		3,340,829	3,332,906.83
9.02	LCF		11200-11280 Patterson Avenue	Richmond	VA	23238	Henrico	Tuckahoe Village Shopping Center	135,901	Square Feet	4.78700		3,175,312	3,167,781.69
9.03	LCF		8400-8621 Sanford Drive, 8401-8447 Glazebrook Drive	Richmond	VA	23228	Henrico	Hermitage Industrial Center	384,385	Square Feet	4.78700		3,024,849	3,017,675.76
9.04	LCF		8025-8099 Broad Street	Richmond	VA	23294	Henrico	Westland Shopping Center	94,586	Square Feet	4.78700		1,971,416	1,966,740.59
9.05	LCF		10220 Staples Mill Road	Glen Allen	VA	23060	Henrico	The Shoppes at Crossridge	93,762	Square Feet	4.78700		1,820,910	1,816,591.62
9.06	LCF		3001, 3101, 3033-3171 Lauderdale Drive	Richmond	VA	23233	Henrico	Lauderdale Square	56,095	Square Feet	4.78700		1,474,798	1,471,300.64
9.07	LCF		4901 and 4905 Dickens Road	Richmond	VA	23230	Henrico	Wilton Park / Wilton Park West	67,230	Square Feet	4.78700		1,369,435	1,366,187.76
9.08	LCF		9424 A-L and 9432 Atlee Commerce Boulevard	Ashland	VA	23005	Hanover	Atlee Commerce Center II and III	90,544	Square Feet	4.78700		1,234,006	1,231,079.51
9.09	LCF		16601-16655 Mountain Road	Montpelier	VA	23192	Hanover	Montpelier Shopping Center	51,635	Square Feet	4.78700		1,188,863	1,186,043.43
9.10	LCF		10720 Ridgefield Parkway	Richmond	VA	23233	Henrico	Walgreens at Ridgefield Commons	14,820	Square Feet	4.78700		1,008,269	1,005,877.58
9.11	LCF		9502 Chamberlayne Road	Mechanicsville	VA	23116	Hanover	Hanover Commons Shopping Center	73,738	Square Feet	4.78700		993,214	990,858.38
9.12	LCF		8502-8540 Patterson Avenue	Richmond	VA	23229	Henrico	Beverly Hills Shopping Center	45,014	Square Feet	4.78700		902,949	900,807.73
9.13	LCF		8909 Patterson Avenue	Richmond	VA	23229	Henrico	Maybeury North Shopping Center	35,975	Square Feet	4.78700		902,949	900,807.73
9.14	LCF		2801-2919 Hathaway Road and 6798 Forest Hill Avenue	Richmond	VA	23225	Richmond City	Stratford Hills Shopping Center	42,950	Square Feet	4.78700		872,839	870,769.33
9.15	LCF		10820-10890 West Broad Street	Glen Allen	VA	23060	Henrico	Wilton Square at Innsbrook	17,454	Square Feet	4.78700		827,696	825,733.24
9.16	LCF		12111-12115 Ridgefield Parkway	Richmond	VA	23233	Henrico	Gayton Business Center I - VIII	55,578	Square Feet	4.78700		722,355	720,641.88
9.17	LCF		4191 Innslake Drive	Glen Allen	VA	23060	Henrico	Humana Office Building	41,927	Square Feet	4.78700		722,355	720,641.88
9.18	LCF		10602-10622 Patterson Avenue	Richmond	VA	23238	Henrico	Canterbury Shopping Center	47,110	Square Feet	4.78700		662,157	660,586.60
9.19	LCF		8901-8917 Patterson Avenue	Richmond	VA	23229	Henrico	Maybeury South Shopping Center	24,030	Square Feet	4.78700		601,959	600,531.31
9.20	LCF		1104-1126 Westbriar Drive	Richmond	VA	23238	Henrico	Tuckahoe Village Merchant Square	25,240	Square Feet	4.78700		451,475	450,403.86
9.21	LCF		6401-6405 Dickens Place	Richmond	VA	23230	Henrico	The Park at Dickens Place	54,277	Square Feet	4.78700		443,925	442,872.75
9.22	LCF		10605 Patterson Avenue	Richmond	VA	23238	Henrico	Canterbury Green Shopping Center	18,990	Square Feet	4.78700		406,310	405,346.26
9.23	LCF		7300-7336 Staples Mill Road	Richmond	VA	23228	Henrico	Verizon Center	15,336	Square Feet	4.78700		398,804	397,858.18
9.24	LCF		828 Westway Street	Elizabeth City	NC	27909	Pasquotank	Southgate Manor	94	Units	4.78700		368,694	367,819.78
9.25	LCF		10190 Staples Mill Road	Glen Allen	VA	23060	Henrico	Crossridge Wells Fargo Bank	4,500	Square Feet	4.78700		300,990	300,276.42
9.26	LCF		12341-12395 Gayton Road	Richmond	VA	23238	Henrico	Crofton Green Merchants Square	18,460	Square Feet	4.78700		293,441	292,745.30
9.27	LCF		8021-8023 and 8045 West Broad Street	Richmond	VA	23294	Henrico	Westland East Shopping Center	23,362	Square Feet	4.78700		285,935	285,257.21
9.28	LCF		9101-9115 Quioccasin Road	Richmond	VA	23229	Henrico	Quioccasin Shoppes	15,140	Square Feet	4.78700		270,880	270,238.01
9.29	LCF		13601-13621 Genito Road	Midlothian	VA	23112	Chesterfield	Wilton Square at Brandermill	17,345	Square Feet	4.78700		255,847	255,240.33
9.30	LCF		12215 Gayton Road	Richmond	VA	23238	Henrico	Nova of Virginia Aquatics	28,436	Square Feet	4.78700		203,176	202,694.65
9.31	LCF		2208-2218 Perl Road	Richmond	VA	23230	Henrico	2208-2218 Perl Road	29,040	Square Feet	4.78700		195,627	195,163.53
9.32	LCF		1419-1425 Blue Jay Lane & 9025-9035 Quioccasin Road	Richmond	VA	23229	Henrico	Quioccasin Square Shopping Center	5,310	Square Feet	4.78700		195,627	195,163.53
9.33	LCF		9471 and 9474 King Air Court	Ashland	VA	23005	Hanover	Atlee Business Center V and VI	16,427	Square Feet	4.78700		188,122	187,675.45
9.34	LCF		2400 Westwood Avenue	Richmond	VA	23230	Henrico	2400 Westwood Avenue	36,765	Square Feet	4.78700		185,102	184,663.00
9.35	LCF		2121 Dabney Road	Richmond	VA	23230	Henrico	2121 Dabney Road	30,035	Square Feet	4.78700		180,594	180,165.85
9.36	LCF		8550 Patterson Avenue	Richmond	VA	23229	Henrico	BHSC-Verizon Store	1,625	Square Feet	4.78700		173,067	172,656.25
9.37	LCF		7601 Brook Road	Richmond	VA	23227	Henrico	Brookside Convenience Center	6,286	Square Feet	4.78700		150,484	150,127.45
9.38	LCF		8545 Patterson Avenue	Richmond	VA	23229	Henrico	Offices At Parham & Patterson	10,680	Square Feet	4.78700		141,447	141,111.63
9.39	LCF		4411 Jacque Street	Richmond	VA	23230	Henrico	4411 Jacque Street	25,005	Square Feet	4.78700		131,676	131,364.21
9.40	LCF		2040 Westmoreland Street	Richmond	VA	23230	Henrico	2040 Westmoreland Street	21,515	Square Feet	4.78700		112,869	112,600.97
9.41	LCF		10625 Patterson Avenue	Richmond	VA	23238	Henrico	Canterbury Building	10,200	Square Feet	4.78700		103,831	103,585.14
9.42	LCF		338 Oyster Point Road	Newport News	VA	23602	Henrico	338 Oyster Point Road	4,950	Square Feet	4.78700		99,324	99,087.99
9.43	LCF		5712-5716 Greendale Road	Richmond	VA	23228	Henrico	5712-5716 Greendale Road	14,195	Square Feet	4.78700		97,814	97,581.77
9.44	LCF		5004-5010 West Clay Street	Richmond	VA	23230	Henrico	5004-5010 West Clay Street	17,190	Square Feet	4.78700		97,814	97,581.77
9.45	LCF		10611 Patterson Avenue	Richmond	VA	23238	Henrico	Canterbury Green Office Building	7,245	Square Feet	4.78700		94,816	94,590.84
9.46	LCF		4909-4911 West Clay Street	Richmond	VA	23230	Henrico	4909-4911 West Clay Street	9,500	Square Feet	4.78700		90,308	90,093.68
9.47	LCF		4100 West Clay Street	Richmond	VA	23230	Henrico	4100 West Clay Street	7,300	Square Feet	4.78700		66,194	66,037.14
9.48	LCF		5612-5614 Greendale Road	Richmond	VA	23228	Henrico	5612-5614 Greendale Road	8,925	Square Feet	4.78700		64,706	64,552.44
9.49	LCF		3200 Lauderdale Drive	Richmond	VA	23233	Henrico	The Wilton Professional Building	4,406	Square Feet	4.78700		60,198	60,055.28
9.50	LCF		5001-5003 West Leigh Street	Richmond	VA	23230	Henrico	5001-5003 West Leigh Street	9,870	Square Feet	4.78700		57,178	57,042.84
9.51	LCF		4905 West Clay Street	Richmond	VA	23230	Henrico	4905 West Clay Street	1,550	Square Feet	4.78700		16,565	16,525.42
10	JPMCB	Adventus US Realty #7 LP	9525 West Bryn Mawr Avenue	Rosemont	IL	60018	Cook	9525 West Bryn Mawr Avenue	246,841	Square Feet	4.22000	4.18880	29,260,000	29,260,000.00
11	SMF II	American Center LLC	27777 Franklin Road	Southfield	MI	48034	Oakland	American Center	508,635	Square Feet	4.84000	4.78130	29,000,000	29,000,000.00
12	Barclays	Eastgate Whitehouse LLC	350 East 52nd Street	New York	NY	10022	New York	350 East 52nd Street	137	Units	4.28000	4.26880	27,375,000	27,375,000.00
13	Barclays	Southport, LLC	1150 South Avenue	Staten Island	NY	10314	Richmond	Southport Plaza	192,080	Square Feet	3.93100	3.91980	25,000,000	25,000,000.00
14	LCF	Mason Devonshire Plaza, L.L.C.	10316-10360 Mason Avenue	Chatsworth	CA	91311	Los Angeles	Mason Devonshire Plaza	75,912	Square Feet	4.53000	4.51880	23,500,000	23,500,000.00
15	SMF II	Cornerstone Legacy, LP	6909 Custer Road	Plano	TX	75023	Collin	Legacy Apartments	244	Units	4.45700	4.41580	16,700,000	16,700,000.00
16	SMF II	Cornerstone Fox Haven, LP	7275 Hickory Street	Frisco	TX	75034	Collin	Fox Haven Apartments	96	Units	4.45700	4.41580	5,400,000	5,400,000.00
17	JPMCB	Hershey Square 2014, L.P.	1130 Mae Street	Hummelstown	PA	17036	Dauphin	Hershey Square Shopping Center	206,890	Square Feet	4.21400	4.20280	21,375,000	21,375,000.00
18	LCF	Lingerfelt Commonwealth Greensboro Sub, LLC	Various	Greensboro	NC	Various	Guilford	Greensboro Portfolio	378,435	Square Feet	4.67100	4.65980	21,375,000	21,375,000.00
18.01	LCF		7825 National Service Road	Greensboro	NC	27409	Guilford	Air Park West - 1	60,000	Square Feet	4.67100		5,362,500	5,362,500.00
18.02	LCF		7823 National Service Road	Greensboro	NC	27409	Guilford	Air Park West - 2	45,600	Square Feet	4.67100		4,237,500	4,237,500.00
18.03	LCF		7800 Thorndike Road	Greensboro	NC	27409	Guilford	Deep River - 7800	77,275	Square Feet	4.67100		3,750,000	3,750,000.00
18.04	LCF		7819 National Service Road	Greensboro	NC	27409	Guilford	Air Park West - 4	22,419	Square Feet	4.67100		1,725,000	1,725,000.00
18.05	LCF		7817 National Service Road	Greensboro	NC	27409	Guilford	Air Park West - 5	21,525	Square Feet	4.67100		1,387,500	1,387,500.00
18.06	LCF		7815 National Service Road	Greensboro	NC	27409	Guilford	Air Park West - 6	22,097	Square Feet	4.67100		1,382,500	1,382,500.00
18.07	LCF		7341 West Friendly Avenue	Greensboro	NC	27410	Guilford	West Friendly Business Park - 7341	20,982	Square Feet	4.67100		772,500	772,500.00
18.08	LCF		7347 West Friendly Avenue	Greensboro	NC	27410	Guilford	West Friendly Business Park - 7347	17,978	Square Feet	4.67100		487,500	487,500.00
18.09	LCF		7355 West Friendly Avenue	Greensboro	NC	27410	Guilford	West Friendly Business Park - 7355	13,296	Square Feet	4.67100		457,500	457,500.00
18.10	LCF		7343 West Friendly Avenue	Greensboro	NC	27410	Guilford	West Friendly Business Park - 7343	13,370	Square Feet	4.67100		425,000	425,000.00
18.11	LCF		7345 West Friendly Avenue	Greensboro	NC	27410	Guilford	West Friendly Business Park - 7345	12,294	Square Feet	4.67100		412,500	412,500.00
18.12	LCF		7349 West Friendly Avenue	Greensboro	NC	27410	Guilford	West Friendly Business Park - 7349	9,840	Square Feet	4.67100		367,500	367,500.00
18.13	LCF		7353 West Friendly Avenue	Greensboro	NC	27410	Guilford	West Friendly Business Park - 7353	22,500	Square Feet	4.67100		307,500	307,500.00
18.14	LCF		7351 West Friendly Avenue	Greensboro	NC	27410	Guilford	West Friendly Business Park - 7351	19,259	Square Feet	4.67100		300,000	300,000.00
19	LCF	Park Place Operating Company, LLC	5690 DTC Boulevard	Greenwood Village	CO	80111	Arapahoe	Park Place	177,228	Square Feet	4.56200	4.52080	21,300,000	21,300,000.00
20	RCMC	JELA, LLC	3805 and 3815 Hesper Road	Billings	MT	59102	Yellowstone	FedEx Ground Distribution Facility - Billings	161,644	Square Feet	4.50000	4.46130	21,300,000	21,300,000.00
21	JPMCB	Orion LL, LLC	12700 Orpington Street	Orlando	FL	32826	Orange	Orion on Orpington Student Housing	624	Units	4.05000	4.00880	20,270,000	20,270,000.00
22	SMF II	3600 SC I, LLC, 3600 SC II, LLC	3600B North Capital of Texas Highway	Austin	TX	78746	Travis	3600 San Clemente Building B	90,267	Square Feet	4.52600	4.51480	20,250,000	20,250,000.00
23	RCMC	Ogino LLC	475 & 485 Redwood Street and 3325-3945 Sonoma Boulevard	Vallejo	CA	94590	Solano	Vallejo Plaza	239,897	Square Feet	4.44000	4.39880	18,000,000	17,978,257.23
24	RCMC	76 Westminster Street, LLC	76 Westminster Street	Providence	RI	02903	Providence	Turk’s Head Building	146,611	Square Feet	4.56000	4.54880	14,100,000	14,100,000.00
25	Barclays	Dove Run Associates, LLC	200 Dove Run Drive	Middletown	DE	19709	New Castle	Dove Run Shopping Center	107,977	Square Feet	4.43000	4.41880	14,000,000	14,000,000.00
26	LCF	Carson Storage Venture, LP	20501 Main Street	Carson	CA	90745	Los Angeles	Storage Etc - Carson	2,418	Units	4.50000	4.48880	13,725,000	13,725,000.00
27	LCF	Westfield Village, LLC	9349-9369 Sheridan Boulevard	Westminster	CO	80031	Jefferson	Westfield Village	173,525	Square Feet	4.61000	4.56880	13,700,000	13,700,000.00
28	JPMCB	BRI 1857 Remount II, LLC	1141 Remount Road	North Charleston	SC	29406	Charleston	Remount Business Park II	105,147	Square Feet	4.51900	4.50780	12,825,000	12,825,000.00
29	Barclays	Lin Don Realty LLC, Mari Don Realty LLC	Various	Various	TN	Various	Williamson	Williamson Office Portfolio	133,247	Square Feet	4.80000	4.73880	12,600,000	12,585,972.17
29.01	Barclays		377 & 381 Riverside Drive	Franklin	TN	37064	Williamson	Energy Park I & II	92,558	Square Feet	4.80000		8,387,896	8,378,557.84
29.02	Barclays		5300 Maryland Way	Brentwood	TN	37027	Williamson	Maryland Way Office Building	40,689	Square Feet	4.80000		4,212,104	4,207,414.33

JPMBB 2014-C25 - Combined

Loan ID #	Originator/Loan Seller	Mortgagor Name	Property Address	City	State	Zip Code	County	Property Name	Size	Measure	Mortgage Rate in Effect at Origination (%)	Net Mortgage Rate in Effect at the Cut-off Date (%)	Original Principal Balance	Cut-off Principal Balance
30	JPMCB	Canon Realty Corp	111 Glenwood Avenue	East Orange	NJ	07017	Essex	The Glenwood	70	Units	4.45000	4.43880	12,000,000	12,000,000.00
31	Barclays	UPHIC Associates LLC	8520 University Executive Park Drive	Charlotte	NC	28262	Mecklenburg	Holiday Inn Charlotte University	174	Rooms	4.78000	4.76880	12,000,000	11,986,578.47
32	Barclays	H5 Capital Denver, LLC	5350 South Valentia Way	Greenwood Village	CO	80111	Arapahoe	H5 Denver Data Center	151,278	Square Feet	4.60000	4.55880	11,500,000	11,500,000.00
33	RCMC	Commerce Center of Schaumburg II, LLC	50 East Commerce Drive	Schaumburg	IL	60173	Cook	Commerce Center	137,599	Square Feet	4.61000	4.55880	11,100,000	11,087,094.04
34	Barclays	Warminster Realty Enterprises, LP	240 Veterans Way	Warminster	PA	18974	Bucks	Holiday Inn Express & Suites Warminster	92	Rooms	4.73700	4.72580	11,000,000	11,000,000.00
35	JPMCB	Carmendy Square Properties, LLC	367 Sunny Oaks Way	Lady Lake	FL	32159	Lake	Carmendy Square Townhomes	152	Units	4.42500	4.41380	10,625,000	10,625,000.00
36	RCMC	Midas Little Rock, LLC	4100 Glover Lane	North Little Rock	AR	72117	Pulaski	Hilton Garden Inn - North Little Rock	119	Rooms	4.70000	4.65130	10,500,000	10,482,935.08
37	Barclays	Crossroads Square Limited Partnership	8102 Blanding Boulevard	Jacksonville	FL	32244	Duval	Crossroads Square Shopping Center	174,153	Square Feet	4.30000	4.23880	10,320,000	10,320,000.00
38	Barclays	Brettwood Village Owner LLC	3000 North Water Street	Decatur	IL	62526	Macon	Brettwood Village Shopping Center	205,180	Square Feet	4.58000	4.56880	10,000,000	10,000,000.00
39	SMF II	PP P9 1, LLC, PP P9 2, LLC, PP P9 3, LLC	Various	Various	IL	Various	Cook	Pangea 9 Portfolio	262	Units	4.49000	4.47880	10,000,000	10,000,000.00
39.01	SMF II		8127 South Ellis Avenue	Chicago	IL	60619	Cook	8127 South Ellis Avenue	30	Units	4.49000		1,181,818	1,181,818.18
39.02	SMF II		8001-8009 South Ellis Avenue	Chicago	IL	60619	Cook	8001-8009 South Ellis Avenue	30	Units	4.49000		969,697	969,696.97
39.03	SMF II		8253-8259 South Ingleside Avenue	Chicago	IL	60619	Cook	8253-8259 South Ingleside Avenue	22	Units	4.49000		848,485	848,484.85
39.04	SMF II		8152 South Evans Avenue	Chicago	IL	60619	Cook	8152 South Evans Avenue	24	Units	4.49000		818,182	818,181.82
39.05	SMF II		8100 South Drexel Avenue	Chicago	IL	60619	Cook	8100 South Drexel Avenue	20	Units	4.49000		757,576	757,575.76
39.06	SMF II		7901-7911 South Dobson Avenue	Chicago	IL	60619	Cook	7901-7911 South Dobson Avenue	18	Units	4.49000		727,273	727,272.73
39.07	SMF II		8056 South Drexel Avenue	Chicago	IL	60619	Cook	8056 South Drexel Avenue	15	Units	4.49000		666,667	666,666.67
39.08	SMF II		3454 West Lexington Street	Chicago	IL	60624	Cook	3454 West Lexington Street	12	Units	4.49000		636,364	636,363.64
39.09	SMF II		7800 South Michigan Avenue	Chicago	IL	60619	Cook	7800 South Michigan Avenue	16	Units	4.49000		606,061	606,060.61
39.10	SMF II		7915-7919 South Hermitage Avenue	Chicago	IL	60620	Cook	7915-7919 South Hermitage Avenue	17	Units	4.49000		606,061	606,060.61
39.11	SMF II		14026 South School Street	Chicago	IL	60827	Cook	14026 South School Street	12	Units	4.49000		515,152	515,151.52
39.12	SMF II		7903-7911 South Evans Avenue	Chicago	IL	60619	Cook	7903-7911 South Evans Avenue	20	Units	4.49000		484,848	484,848.48
39.13	SMF II		148 North La Crosse Avenue	Chicago	IL	60644	Cook	148 North La Crosse Avenue	10	Units	4.49000		484,848	484,848.48
39.14	SMF II		2109 South 5th Avenue	Maywood	IL	60153	Cook	2109 South 5th Avenue	8	Units	4.49000		393,939	393,939.39
39.15	SMF II		8806 South Cottage Grove Avenue	Chicago	IL	60619	Cook	8806 South Cottage Grove Avenue	8	Units	4.49000		303,030	303,030.30
40	LCF	MSE Enterprises, Inc., PDRAP, Inc.	Various	Various	TX	Various	Various	Port Aransas-Ingleside Portfolio	139	Rooms	4.95000	4.93880	10,000,000	9,981,142.40
40.01	LCF		727 South 11th Street	Port Aransas	TX	78373	Nueces	Holiday Inn Express Port Aransas	74	Rooms	4.95000		6,800,000	6,787,176.83
40.02	LCF		2920 Rockland Boulevard	Ingleside	TX	78362	San Patricio	Studio 6 Ingleside	65	Rooms	4.95000		3,200,000	3,193,965.57
41	LCF	SE Hancock, LLC	2150 Hancock Street	San Diego	CA	92110	San Diego	Storage Etc - Hancock	945	Units	4.51500	4.50380	9,800,000	9,800,000.00
42	LCF	Railway Express, LLC	1501 St. Paul Street	Baltimore	MD	21202	Baltimore City	Railway Loft	74,870	Square Feet	4.90000	4.88880	9,800,000	9,777,294.17
43	SMF II	Marketplace of Rockford, LLC	5830-5980 East State Street	Rockford	IL	61108	Winnebago	Market Place Shopping Center	213,819	Square Feet	4.60500	4.59380	8,750,000	8,750,000.00
44	RCMC	8555 United Plaza, LLC	8555 United Plaza Boulevard	Baton Rouge	LA	70809	East Baton Rouge	Four United Plaza	71,460	Square Feet	4.39000	4.32130	8,500,000	8,489,617.88
45	LCF	6795 East Tennessee, L.L.C.	6795 & 6825 East Tennessee Avenue	Denver	CO	80224	Denver	One & Two Monaco	128,471	Square Feet	4.58000	4.56880	8,250,000	8,240,342.47
46	SMF II	Lantond, LLC	54 Bond Street	New York	NY	10012	New York	54 Bond Street	4,274	Square Feet	4.47300	4.46180	7,800,000	7,800,000.00
47	LCF	Short Pump Holdings LLC	4300 Pouncey Tract Road	Glen Allen	VA	23060	Henrico	Short Pump Commons	32,195	Square Feet	4.87100	4.85980	7,100,000	7,092,224.20
48	SMF II	HC Kankakee LLC	455 Riverstone Parkway	Kankakee	IL	60901	Kankakee	Hilton Garden Inn Kankakee	110	Rooms	5.07600	5.06480	7,000,000	6,989,365.14
49	RCMC	Esmeralda Hospitality, Limited	20035 Northwest Freeway	Houston	TX	77065	Harris	Hampton Inn Houston - Northwest	62	Rooms	4.70000	4.63130	7,000,000	6,988,623.39
50	SMF II	Metropolitan Maxim, LLC, Harkinson Maxim, LLC, Gibby Maxim, LLC	4305 South Mingo Road, 9902 East 43rd Street and 10002 East 43rd Street	Tulsa	OK	74146	Tulsa	Maxim Business Park	110,477	Square Feet	4.41000	4.39880	6,800,000	6,800,000.00
51	RCMC	LNS Stores, LLC	85 Neha Drive	Franklin	KY	42134	Simpson	Holiday Inn Express Hotel & Suites Franklin	75	Rooms	4.74000	4.72880	6,600,000	6,577,782.40
52	LCF	Waramaug Daytona LLC	1605 Richard Petty Boulevard	Daytona Beach	FL	32114	Volusia	Courtyard Daytona Beach	122	Rooms	4.70000	4.68880	6,300,000	6,300,000.00
53	SMF II	University Park Associates Limited Partnership	1425 Scalp Avenue	Johnstown	PA	15904	Cambria	University Park Shopping Center	88,657	Square Feet	4.72300	4.67180	5,550,000	5,550,000.00
54	SMF II	PH Dayton, LLC	6960 Miller Lane	Dayton	OH	45414	Montgomery	Fairfield Inn Dayton North	131	Rooms	5.26700	5.20580	5,500,000	5,474,799.31
55	LCF	Jupiter AA Hotel LLC	34 Fishermans Way	Jupiter	FL	33477	Palm Beach	La Quinta Inn & Suites Jupiter	101	Rooms	5.50300	5.49180	5,424,000	5,416,384.86
56	LCF	Virtu Cathedral Associates, L.L.C.	24 Cathedral Place	St. Augustine	FL	32084	Saint Johns	Cathedral Place	32,368	Square Feet	4.80000	4.78880	5,250,000	5,250,000.00
57	Barclays	Esplanade Westerville, LLC	4079 Executive Parkway	Westerville	OH	43081	Franklin	TPUSA Building	43,595	Square Feet	4.56000	4.54880	5,150,000	5,123,508.89
58	SMF II	Stonington II, LLC, Staunton Self Storage II, LLC	Various	Various	VA	Various	Augusta	Stonington Townhomes and Staunton Self Storage	558	Units	4.61700	4.60580	5,000,000	4,994,195.71
58.01	SMF II		616 Lee Jackson Highway	Staunton	VA	24401	Augusta	Staunton Self Storage	536	Units	4.61700		3,101,266	3,097,665.69
58.02	SMF II		5-16 Gilston Place & 2-12 Sloan Place	Fishersville	VA	22939	Augusta	Stonington Townhomes	22	Units	4.61700		1,898,734	1,896,530.02
59	LCF	Kirksville Hospitality, Inc.	2702 South Business Highway 63	Kirksville	MO	63501	Adair	Holiday Inn Express Kirksville	63	Rooms	5.70000	5.64880	4,480,000	4,480,000.00
60	Barclays	Sherwood Partners, LLC	4020 Frederica Street	Owensboro	KY	42301	Daviess	Sherwood Plaza	104,100	Square Feet	4.70000	4.68880	4,250,000	4,229,106.05
61	LCF	Lee Pointe, LLC	1225 North Lee Drive	Bowling Green	KY	42101	Warren	Lee Pointe Apartments	71	Units	5.34300	5.33180	4,200,000	4,195,888.78
62	LCF	JDB Retail B, LLC	2881‐2949 Crooks Road	Rochester Hills	MI	48309	Oakland	Campus at Crooks & Auburn	26,289	Square Feet	5.05000	5.03880	3,850,000	3,845,956.71
63	SMF II	East Jackson Plaza, LLC	3021-3039 East Michigan Avenue	Jackson	MI	49202	Jackson	East Jackson Shopping Center	56,882	Square Feet	5.01700	5.00580	3,000,000	3,000,000.00
64	LCF	TS Bennett LLC	200 West Marketplace Drive	Bennett	CO	80102	Arapahoe	Tractor Supply - Bennett	21,930	Square Feet	5.02000	5.00880	2,464,000	2,464,000.00
65	SMF II	SS Flowery Branch, LLC	6121 Spout Springs Road	Flowery Branch	GA	30542	Hall	Flowery Branch Self Storage	305	Units	4.77000	4.75880	2,400,000	2,400,000.00

Trust Companion Loan
TCL 2	JPMCB	Lafayette Avenue LLC	890 Garrison Avenue	Bronx	NY	10474	Bronx	BankNote Building	386,442	Square Feet	7.52000	7.52000	10,000,000	10,000,000

JPMBB 2014-C25 - Combined

Loan ID #	Originator/Loan Seller	Mortgagor Name	Original Term	Remaining Term	Maturity/ARD Date	Amortiziation Term	Remaining Amortization Term for Balloon Loans	Monthly Payment	Servicing Fee Rate	Accrual Type	ARD Loan (Y/N)	Revised Rate (%)	Title Type	Crossed Collateralized Loan
1	JPMCB	RNSI City Place Owner, LLC	120	119	06/01/24	360	360	549,491.53	0.00500	Actual/360	No		Fee	No
2	JPMCB	Lafayette Avenue LLC	60	59	07/01/24	0	0	309,700.81	0.00500	Actual/360	No		Fee	No
3	JPMCB / Column	Grapevine Mills Mall Limited Partnership	120	119	02/06/24	0	0	236,394.19	0.00500	Actual/360	No		Fee	No
4	Barclays	TUP 430 Company, LLC, TUP 130, LLC	120	118	05/01/24	360	360	331,170.57	0.00500	Actual/360	No		Fee	No
5	LCF	5400 Westheimer Limited Partnership	120	119	06/01/24	0	0	197,169.70	0.00500	Actual/360	Yes	300 basis points plus the Initial Interest Rate (4.44500%)	Fee	No
6	JPMCB	Post Oak TX, LLC	120	119	04/01/24	360	360	227,634.21	0.00500	Actual/360	No		Leasehold	No
7	LCF	ADAC, L.P.	120	119	05/01/21	360	360	184,059.64	0.00500	Actual/360	No		Fee	No
8	JPMCB	Tzadik Acquisitions, LLC	120	120	07/01/24	360	360	180,483.88	0.00500	Actual/360	No		Fee	No
8.01	JPMCB		120	120		360	360						Fee
8.02	JPMCB		120	120		360	360						Fee
8.03	JPMCB		120	120		360	360						Fee
8.04	JPMCB		120	120		360	360						Fee
8.05	JPMCB		120	120		360	360						Fee
8.06	JPMCB		120	120		360	360						Fee
8.07	JPMCB		120	120		360	360						Fee
8.08	JPMCB		120	120		360	360						Fee
8.09	JPMCB		120	120		360	360						Fee
8.10	JPMCB		120	120		360	360						Fee
8.11	JPMCB		120	120		360	360						Fee
8.12	JPMCB		120	120		360	360						Fee
8.13	JPMCB		120	120		360	360						Fee
9	LCF	Wilton Commercial I, LLC, Wilton Commercial II, LLC, Wilton Commercial III, LLC	120	118	06/06/24	360	358	172,880.35	0.00500	Actual/360	No		Fee	No
9.01	LCF		120	118		360	358						Fee
9.02	LCF		120	118		360	358						Fee
9.03	LCF		120	118		360	358						Fee
9.04	LCF		120	118		360	358						Fee
9.05	LCF		120	118		360	358						Fee
9.06	LCF		120	118		360	358						Fee
9.07	LCF		120	118		360	358						Fee
9.08	LCF		120	118		360	358						Fee
9.09	LCF		120	118		360	358						Fee
9.10	LCF		120	118		360	358						Fee
9.11	LCF		120	118		360	358						Fee
9.12	LCF		120	118		360	358						Fee
9.13	LCF		120	118		360	358						Fee
9.14	LCF		120	118		360	358						Fee
9.15	LCF		120	118		360	358						Fee
9.16	LCF		120	118		360	358						Fee
9.17	LCF		120	118		360	358						Fee
9.18	LCF		120	118		360	358						Fee
9.19	LCF		120	118		360	358						Fee
9.20	LCF		120	118		360	358						Fee
9.21	LCF		120	118		360	358						Fee
9.22	LCF		120	118		360	358						Fee
9.23	LCF		120	118		360	358						Fee
9.24	LCF		120	118		360	358						Fee
9.25	LCF		120	118		360	358						Fee
9.26	LCF		120	118		360	358						Fee
9.27	LCF		120	118		360	358						Fee
9.28	LCF		120	118		360	358						Fee
9.29	LCF		120	118		360	358						Fee
9.30	LCF		120	118		360	358						Fee
9.31	LCF		120	118		360	358						Fee
9.32	LCF		120	118		360	358						Fee
9.33	LCF		120	118		360	358						Fee
9.34	LCF		120	118		360	358						Fee
9.35	LCF		120	118		360	358						Fee
9.36	LCF		120	118		360	358						Fee
9.37	LCF		120	118		360	358						Fee
9.38	LCF		120	118		360	358						Fee
9.39	LCF		120	118		360	358						Fee
9.40	LCF		120	118		360	358						Fee
9.41	LCF		120	118		360	358						Fee
9.42	LCF		120	118		360	358						Fee
9.43	LCF		120	118		360	358						Fee
9.44	LCF		120	118		360	358						Fee
9.45	LCF		120	118		360	358						Fee
9.46	LCF		120	118		360	358						Fee
9.47	LCF		120	118		360	358						Fee
9.48	LCF		120	118		360	358						Fee
9.49	LCF		120	118		360	358						Fee
9.50	LCF		120	118		360	358						Fee
9.51	LCF		120	118		360	358						Fee
10	JPMCB	Adventus US Realty #7 LP	120	120	07/01/24	360	360	143,428.19	0.02500	Actual/360	Yes
The greater of i) 300 basis points plus the Initial Term Interest Rate (4.22000%) or ii) 300 basis points plus the 10 year swap yield; but in no event shall the Extension Term Interest Rate exceed Initial Term Interest Rate plus 500 basis points
													Fee	No
11	SMF II	American Center LLC	120	120	02/06/24	360	360	152,854.90	0.05250	Actual/360	No	0%	Fee	No
12	Barclays	Eastgate Whitehouse LLC	120	118	06/06/24	0	0	98,993.58	0.00500	Actual/360	No		Leasehold	No
13	Barclays	Southport, LLC	120	118	07/06/24	0	0	83,033.28	0.00500	Actual/360	No		Fee	No
14	LCF	Mason Devonshire Plaza, L.L.C.	120	120	06/01/24	360	360	119,490.31	0.00500	Actual/360	No		Fee	No
15	SMF II	Cornerstone Legacy, LP	120	117	07/06/24	360	360	84,190.30	0.03500	Actual/360	No	0%	Fee	Group A
16	SMF II	Cornerstone Fox Haven, LP	120	117	04/01/24	360	360	27,223.21	0.03500	Actual/360	No	0%	Fee	Group A
17	JPMCB	Hershey Square 2014, L.P.	120	119	07/01/24	360	360	104,702.15	0.00500	Actual/360	No		Fee	No
18	LCF	Lingerfelt Commonwealth Greensboro Sub, LLC	120	118	06/01/24	360	360	110,486.56	0.00500	Actual/360	No		Fee	No
18.01	LCF		120	118		360	360						Fee
18.02	LCF		120	118		360	360						Fee
18.03	LCF		120	118		360	360						Fee
18.04	LCF		120	118		360	360						Fee
18.05	LCF		120	118		360	360						Fee
18.06	LCF		120	118		360	360						Fee
18.07	LCF		120	118		360	360						Fee
18.08	LCF		120	118		360	360						Fee
18.09	LCF		120	118		360	360						Fee
18.10	LCF		120	118		360	360						Fee
18.11	LCF		120	118		360	360						Fee
18.12	LCF		120	118		360	360						Fee
18.13	LCF		120	118		360	360						Fee
18.14	LCF		120	118		360	360						Fee
19	LCF	Park Place Operating Company, LLC	120	119	02/06/24	360	360	108,710.06	0.03500	Actual/360	No		Fee	No
20	RCMC	JELA, LLC	120	120	06/06/24	360	360	107,923.97	0.03250	Actual/360	Yes	The greater of i) the Initial Interest Rate (4.50000%) plus 400 basis points or ii) the Treasury Rate plus 400 basis points	Fee	No
21	JPMCB	Orion LL, LLC	60	60	06/06/24	0	0	69,361.41	0.03500	Actual/360	No		Fee	No
22	SMF II	3600 SC I, LLC, 3600 SC II, LLC	120	119	06/06/24	360	360	102,916.85	0.00500	Actual/360	No	0%	Fee	No
23	RCMC	Ogino LLC	120	119	06/01/24	360	359	90,562.77	0.03500	Actual/360	No		Fee	No
24	RCMC	76 Westminster Street, LLC	120	120	05/01/24	360	360	71,946.18	0.00500	Actual/360	No		Fee	No
25	Barclays	Dove Run Associates, LLC	120	118	06/06/24	360	360	70,354.84	0.00500	Actual/360	No		Fee	No
26	LCF	Carson Storage Venture, LP	120	120	06/06/24	360	360	69,542.56	0.00500	Actual/360	No		Fee	No
27	LCF	Westfield Village, LLC	132	131	05/06/21	360	360	70,314.18	0.03500	Actual/360	No		Fee	No
28	JPMCB	BRI 1857 Remount II, LLC	84	83	07/06/24	360	360	65,127.26	0.00500	Actual/360	No		Fee	No
29	Barclays	Lin Don Realty LLC, Mari Don Realty LLC	120	119	02/06/24	360	359	66,107.83	0.05500	Actual/360	No		Fee	No
29.01	Barclays		120	119		360	359						Fee
29.02	Barclays		120	119		360	359						Fee

JPMBB 2014-C25 - Combined

Loan ID #	Originator/Loan Seller	Mortgagor Name	Original Term	Remaining Term	Maturity/ARD Date	Amortiziation Term	Remaining Amortization Term for Balloon Loans	Monthly Payment	Servicing Fee Rate	Accrual Type	ARD Loan (Y/N)	Revised Rate (%)	Title Type	Crossed Collateralized Loan
30	JPMCB	Canon Realty Corp	120	120	04/06/24	360	360	60,446.25	0.00500	Actual/360	No		Fee	No
31	Barclays	UPHIC Associates LLC	120	119	06/06/24	360	359	62,814.86	0.00500	Actual/360	No		Fee	No
32	Barclays	H5 Capital Denver, LLC	120	120	03/06/24	300	300	64,575.23	0.03500	Actual/360	No		Fee	No
33	RCMC	Commerce Center of Schaumburg II, LLC	120	119	05/06/24	360	359	56,969.88	0.04500	Actual/360	No		Fee	No
34	Barclays	Warminster Realty Enterprises, LP	120	119	07/01/24	360	360	57,295.04	0.00500	Actual/360	No		Fee	No
35	JPMCB	Carmendy Square Properties, LLC	120	119	06/01/19	360	360	53,362.87	0.00500	Actual/360	No		Fee	No
36	RCMC	Midas Little Rock, LLC	120	119	06/06/24	300	299	59,560.75	0.04250	Actual/360	No		Fee	No
37	Barclays	Crossroads Square Limited Partnership	120	120	05/06/24	360	360	51,070.73	0.05500	Actual/360	No		Fee	No
38	Barclays	Brettwood Village Owner LLC	120	120	05/06/24	360	360	51,144.98	0.00500	Actual/360	No		Fee/Leasehold	No
39	SMF II	PP P9 1, LLC, PP P9 2, LLC, PP P9 3, LLC	120	120	06/06/24	360	360	50,609.13	0.00500	Actual/360	No	0%	Fee	No
39.01	SMF II		120	120		360	360	-				0%	Fee
39.02	SMF II		120	120		360	360	-				0%	Fee
39.03	SMF II		120	120		360	360	-				0%	Fee
39.04	SMF II		120	120		360	360	-				0%	Fee
39.05	SMF II		120	120		360	360	-				0%	Fee
39.06	SMF II		120	120		360	360	-				0%	Fee
39.07	SMF II		120	120		360	360	-				0%	Fee
39.08	SMF II		120	120		360	360	-				0%	Fee
39.09	SMF II		120	120		360	360	-				0%	Fee
39.10	SMF II		120	120		360	360	-				0%	Fee
39.11	SMF II		120	120		360	360	-				0%	Fee
39.12	SMF II		120	120		360	360	-				0%	Fee
39.13	SMF II		120	120		360	360	-				0%	Fee
39.14	SMF II		120	120		360	360	-				0%	Fee
39.15	SMF II		120	120		360	360	-				0%	Fee
40	LCF	MSE Enterprises, Inc., PDRAP, Inc.	120	119	03/06/24	270	269	61,482.60	0.00500	Actual/360	No		Fee	No
40.01	LCF		120	119		270	269					0%	Fee
40.02	LCF		120	119		270	269					0%	Fee
41	LCF	SE Hancock, LLC	120	119	06/06/24	360	360	49,742.54	0.00500	Actual/360	No		Fee	No
42	LCF	Railway Express, LLC	120	118	06/06/24	360	358	52,011.22	0.00500	Actual/360	No		Fee	No
43	SMF II	Marketplace of Rockford, LLC	120	119	06/06/24	360	360	44,882.53	0.00500	Actual/360	Yes	The greater of i) the Initial Interest Rate (4.60500%) plus 300 basis points or ii) the Hyper-Am Treasury Rate plus 350 basis points	Fee	No
44	RCMC	8555 United Plaza, LLC	120	119	05/06/24	360	359	42,514.48	0.06250	Actual/360	No		Fee	No
45	LCF	6795 East Tennessee, L.L.C.	120	119	06/01/24	360	359	42,194.61	0.00500	Actual/360	No		Fee	No
46	SMF II	Lantond, LLC	120	119	07/06/24	360	360	39,396.42	0.00500	Actual/360	No	0%	Fee	No
47	LCF	Short Pump Holdings LLC	120	119	05/06/19	360	359	37,556.55	0.00500	Actual/360	No		Fee	No
48	SMF II	HC Kankakee LLC	60	59	06/01/24	300	299	41,231.86	0.00500	Actual/360	No	0%	Fee	No
49	RCMC	Esmeralda Hospitality, Limited	120	119	07/01/19	300	299	39,707.17	0.06250	Actual/360	No		Fee	No
50	SMF II	Metropolitan Maxim, LLC, Harkinson Maxim, LLC, Gibby Maxim, LLC	120	120	06/06/24	360	360	34,091.92	0.00500	Actual/360	No	0%	Fee	No
51	RCMC	LNS Stores, LLC	120	118	05/01/24	300	298	37,589.79	0.00500	Actual/360	No		Fee	No
52	LCF	Waramaug Daytona LLC	120	119	06/06/24	300	300	35,736.45	0.00500	Actual/360	No		Leasehold	No
53	SMF II	University Park Associates Limited Partnership	120	119	06/06/24	360	360	28,861.17	0.04500	Actual/360	No	0%	Fee	No
54	SMF II	PH Dayton, LLC	120	118	06/06/24	240	238	37,113.68	0.05500	Actual/360	No	0%	Fee	No
55	LCF	Jupiter AA Hotel LLC	120	119	07/01/24	300	299	33,317.82	0.00500	Actual/360	No		Fee	No
56	LCF	Virtu Cathedral Associates, L.L.C.	120	120	06/06/24	360	360	27,544.93	0.00500	Actual/360	No		Fee	No
57	Barclays	Esplanade Westerville, LLC	120	117	05/01/24	300	297	28,801.04	0.00500	Actual/360	No		Fee	No
58	SMF II	Stonington II, LLC, Staunton Self Storage II, LLC	120	119	03/06/19	360	359	25,683.04	0.00500	Actual/360	No	0%	Fee	No
58.01	SMF II		120	119		360	359	-				0%	Fee
58.02	SMF II		120	119		360	359	-				0%	Fee
59	LCF	Kirksville Hospitality, Inc.	120	120	06/06/24	330	330	26,914.27	0.04500	Actual/360	No		Fee	No
60	Barclays	Sherwood Partners, LLC	120	118	06/01/24	240	238	27,348.58	0.00500	Actual/360	No		Fee	No
61	LCF	Lee Pointe, LLC	120	119	06/01/24	360	359	23,435.07	0.00500	Actual/360	No		Fee	No
62	LCF	JDB Retail B, LLC	120	119	06/06/24	360	359	20,785.44	0.00500	Actual/360	No		Fee	No
63	SMF II	East Jackson Plaza, LLC	120	120	06/06/24	360	360	16,135.83	0.00500	Actual/360	No	0%	Fee	No
64	LCF	TS Bennett LLC	120	119	06/06/24	0	0	10,450.90	0.00500	Actual/360	Yes	300 basis points plus the Initial Interest Rate (5.02000%)	Fee	No
65	SMF II	SS Flowery Branch, LLC	84	83	06/06/24	360	360	12,548.48	0.00500	Actual/360	No	0%	Fee	No

Trust Companion Loan
TCL 2	JPMCB	Lafayette Avenue LLC	60	59	07/01/24	0	0	63,537.04	0.00500	Actual/360	No		Fee	No

JPMBB 2014-C25 - Combined

UPFRONT ESCROW

Loan ID #	Originator/Loan Seller	Mortgagor Name	Cross Defaulted Loan	Guarantor	Letter of Credit	Upfront CapEx Reserve	Upfront Eng. Reserve	Upfront Envir. Reserve	Upfront TI/LC Reserve	Upfront RE Tax Reserve	Upfront Ins. Reserve	Upfront Other Reserve
1	JPMCB	RNSI City Place Owner, LLC	No	REDICO Properties LLC	No	20,244	112,700	0	4,230,000	3,076,080	0	3,884,727
2	JPMCB	Lafayette Avenue LLC	No	Madison Realty Partnership LLC	No	3,220	0	0	156,710	81,178	44,674	3,997,640
3	JPMCB / Column	Grapevine Mills Mall Limited Partnership	No	NAP	No	0	0	0	0	0	0	0
4	Barclays	TUP 430 Company, LLC, TUP 130, LLC	No	Rouse Properties, LP, David E. Hocker	No	0	371,330	0	0	0	0	0
5	LCF	5400 Westheimer Limited Partnership	No	PTAD Realty LLC	No	0	0	0	0	0	0	0
6	JPMCB	Post Oak TX, LLC	No	Hotel Resort Properties, LLLP	No	97,236	0	0	0	0	0	0
7	LCF	ADAC, L.P.	No	Portman Financial, Inc.	No	0	750,000	0	235,958	70,279	37,312	0
8	JPMCB	Tzadik Acquisitions, LLC	No	Adam M. Hendry	No	67,589	335,156	0	0	570,864	0	0
8.01	JPMCB
8.02	JPMCB
8.03	JPMCB
8.04	JPMCB
8.05	JPMCB
8.06	JPMCB
8.07	JPMCB
8.08	JPMCB
8.09	JPMCB
8.10	JPMCB
8.11	JPMCB
8.12	JPMCB
8.13	JPMCB
9	LCF	Wilton Commercial I, LLC, Wilton Commercial II, LLC, Wilton Commercial III, LLC	No	The Wilton Companies, Inc., The Wilton Companies, LLC, Richard S. Johnson, Rodney M. Poole	No	0	770,572	84,375	1,000,000	651,126	147,556	634,676
9.01	LCF
9.02	LCF
9.03	LCF
9.04	LCF
9.05	LCF
9.06	LCF
9.07	LCF
9.08	LCF
9.09	LCF
9.10	LCF
9.11	LCF
9.12	LCF
9.13	LCF
9.14	LCF
9.15	LCF
9.16	LCF
9.17	LCF
9.18	LCF
9.19	LCF
9.20	LCF
9.21	LCF
9.22	LCF
9.23	LCF
9.24	LCF
9.25	LCF
9.26	LCF
9.27	LCF
9.28	LCF
9.29	LCF
9.30	LCF
9.31	LCF
9.32	LCF
9.33	LCF
9.34	LCF
9.35	LCF
9.36	LCF
9.37	LCF
9.38	LCF
9.39	LCF
9.40	LCF
9.41	LCF
9.42	LCF
9.43	LCF
9.44	LCF
9.45	LCF
9.46	LCF
9.47	LCF
9.48	LCF
9.49	LCF
9.50	LCF
9.51	LCF
10	JPMCB	Adventus US Realty #7 LP	No	Adventus Holdings LP	No	5,760	0	0	30,855	256,241	0	399,963
11	SMF II	American Center LLC	No	REDICO Properties LLC	No	0	0	0	1,000,000	299,129	25,671	0
12	Barclays	Eastgate Whitehouse LLC	No	William W. Koeppel	No	0	122,500	0	0	355,299	16,876	875,000
13	Barclays	Southport, LLC	No	George Kaye	No	0	0	0	0	98,812	5,307	600,000
14	LCF	Mason Devonshire Plaza, L.L.C.	No	Cary J. Lefton	No	0	8,438	437,500	0	27,259	16,986	350,000
15	SMF II	Cornerstone Legacy, LP	Group A	Michael S. Marix	No	0	255,990	0	0	196,950	17,826	80,000
16	SMF II	Cornerstone Fox Haven, LP	Group A	Michael S. Marix	No	0	5,750	0	0	48,521	7,334	80,000
17	JPMCB	Hershey Square 2014, L.P.	No	Robert Heidenberg	No	3,449	0	0	7,640	22,562	2,800	0
18	LCF	Lingerfelt Commonwealth Greensboro Sub, LLC	No	J. Ryan Lingerfelt; Alan T. Lingerfelt	No	128,081	71,919	0	378,435	49,195	23,110	1,574,918
18.01	LCF
18.02	LCF
18.03	LCF
18.04	LCF
18.05	LCF
18.06	LCF
18.07	LCF
18.08	LCF
18.09	LCF
18.10	LCF
18.11	LCF
18.12	LCF
18.13	LCF
18.14	LCF
19	LCF	Park Place Operating Company, LLC	No	Kenneth Grant	No	477,884	227,464	0	114,210	398,488	25,440	269,607
20	RCMC	JELA, LLC	No	Sadik A. Amato, Myra J. Amato	No	0	0	0	0	91	7,077	286,000
21	JPMCB	Orion LL, LLC	No	Investcorp US Real Estate, LLC	No	3,900	0	0	0	32,684	0	0
22	SMF II	3600 SC I, LLC, 3600 SC II, LLC	No	The Mark & Sharon Scher Family Limited Partnership, Mark S. Scher	No	0	0	0	400,000	380,138	8,059	138,966
23	RCMC	Ogino LLC	No	George Ogino, Patti T. Ogino, Glen Toshio Ogino	No	3,996	8,750	0	9,990	211,369	36,561	563,342
24	RCMC	76 Westminster Street, LLC	No	Zachary G. Darrow	No	0	0	0	200,000	80,925	8,086	819,037
25	Barclays	Dove Run Associates, LLC	No	Louis J. Capano, III	No	0	0	0	0	0	4,880	0
26	LCF	Carson Storage Venture, LP	No	Greg Houge, Bruce H. Rothman, Laurent A. Opman, John Dewey	No	57,472	71,876	62,500	0	121,322	19,058	250,000
27	LCF	Westfield Village, LLC	No	Charles P. Woods	No	192,657	79,243	0	550,000	168,897	31,134	0
28	JPMCB	BRI 1857 Remount II, LLC	No	Aleph Investment Properties, LLLP, Aleph Investment Properties (US), LLLP	No	1,752	0	0	13,143	169,200	0	400,000
29	Barclays	Lin Don Realty LLC, Mari Don Realty LLC	No	Donald Jaffey, Marilyn Jaffey	No	0	0	0	225,000	0	11,326	0
29.01	Barclays
29.02	Barclays

JPMBB 2014-C25 - Combined

						UPFRONT ESCROW

Loan ID #	Originator/Loan Seller	Mortgagor Name	Cross Defaulted Loan	Guarantor	Letter of Credit	Upfront CapEx Reserve	Upfront Eng. Reserve	Upfront Envir. Reserve	Upfront TI/LC Reserve	Upfront RE Tax Reserve	Upfront Ins. Reserve	Upfront Other Reserve
30	JPMCB	Canon Realty Corp	No	Dennis McNeil	No	1,167	0	0	0	14,609	7,652	950,000
31	Barclays	UPHIC Associates LLC	No	Kenneth K. Kochenour	No	0	0	0	0	63,653	0	0
32	Barclays	H5 Capital Denver, LLC	No	Joshua B. Simms	No	2,536,205	0	0	0	196,168	0	0
33	RCMC	Commerce Center of Schaumburg II, LLC	No	Ronald J. Benach, Wayne Moretti	No	0	193,000	0	250,000	218,196	0	498,131
34	Barclays	Warminster Realty Enterprises, LP	No	Chandresh Patel, Rameshchandra Patel	No	0	1,375	0	0	34,304	2,675	302,426
35	JPMCB	Carmendy Square Properties, LLC	No	Balfour Beatty Communities, LLC, James Allen Hearn, Timothy John Burns, James Ernest Johnson, William Charles Saul	No	3,167	0	0	0	128,087	0	0
36	RCMC	Midas Little Rock, LLC	No	David G. Robert, John T. Norville, Robert E. Willard, Kurt P. Furlong	No	13,360	7,015	0	0	64,693	0	138,167
37	Barclays	Crossroads Square Limited Partnership	No	Morris Kansun, Derrick Taub	No	0	0	0	0	104,351	8,293	0
38	Barclays	Brettwood Village Owner LLC	No	Draper and Kramer Investments Corp.	No	0	18,975	0	0	74,354	0	7,172
39	SMF II	PP P9 1, LLC, PP P9 2, LLC, PP P9 3, LLC	No	Pangea Properties	No	0	0	0	0	54,193	36,392	0
39.01	SMF II
39.02	SMF II
39.03	SMF II
39.04	SMF II
39.05	SMF II
39.06	SMF II
39.07	SMF II
39.08	SMF II
39.09	SMF II
39.10	SMF II
39.11	SMF II
39.12	SMF II
39.13	SMF II
39.14	SMF II
39.15	SMF II
40	LCF	MSE Enterprises, Inc., PDRAP, Inc.	No	Suryakant Bhakta, Deven Bhakta, Pankaj Bakhta	No	0	0	0	0	91,922	47,218	1,142,500
40.01	LCF
40.02	LCF
41	LCF	SE Hancock, LLC	No	Greg Houge, Bruce H. Rothman, Laurent A. Opman, John Dewey	No	0	0	50,000	0	27,310	12,295	0
42	LCF	Railway Express, LLC	No	Martin P. Azola, Anthony J. Ambridge, Edward M. Hord, Kevin M. Johnson, Kenneth E. Banks	No	0	0	0	11,500	50,104	21,825	0
43	SMF II	Marketplace of Rockford, LLC	No	Dale Dobroth	No	0	0	0	100,000	49,484	59,425	0
44	RCMC	8555 United Plaza, LLC	No	Charles A. Landry, Steve E. Hicks	No	0	0	0	0	57,201	19,794	0
45	LCF	6795 East Tennessee, L.L.C.	No	Andrew J. Segal	No	51,388	3,125	0	192,707	74,729	2,795	0
46	SMF II	Lantond, LLC	No	Daniel Borger	No	0	0	0	0	0	1,232	90,000
47	LCF	Short Pump Holdings LLC	No	Robert Chesson	No	0	0	0	0	16,824	2,824	0
48	SMF II	HC Kankakee LLC	No	Michael Collier	No	0	0	0	0	50,518	4,854	61,000
49	RCMC	Esmeralda Hospitality, Limited	No	Taufiq Valiani, Gulbanu Valiani	No	0	0	0	0	128,076	0	0
50	SMF II	Metropolitan Maxim, LLC, Harkinson Maxim, LLC, Gibby Maxim, LLC	No	William J. Harkinson	No	0	6,875	0	300,000	75,612	36,912	1,714,845
51	RCMC	LNS Stores, LLC	No	Gurmit Advani, Sunil Sarvaria, Ashwani Sarvaria and Favourite, Inc.	No	0	0	0	0	41,649	22,894	0
52	LCF	Waramaug Daytona LLC	No	Leslie Ng	No	0	9,375	0	0	55,523	0	112,000
53	SMF II	University Park Associates Limited Partnership	No	Stephen G. Zamias	No	200,000	172,313	0	0	18,122	16,633	250,000
54	SMF II	PH Dayton, LLC	No	Graham L. Hershman, Helmut A. Horn, Michael Payne, Julie Dumon, LLC	No	200,000	0	0	0	23,936	27,134	296,096
55	LCF	Jupiter AA Hotel LLC	No	Amer T. Asmar	No	0	52,764	0	0	76,704	19,907	30,000
56	LCF	Virtu Cathedral Associates, L.L.C.	No	Scott McWhorter, Michael Green	No	0	4,500	0	0	68,810	74,598	294,537
57	Barclays	Esplanade Westerville, LLC	No	Alexander Scharf	No	0	0	0	250,000	0	0	0
58	SMF II	Stonington II, LLC, Staunton Self Storage II, LLC	No	A. Troy Rutherford, Pamela I. Rutherford	No	0	0	0	0	0	4,881	0
58.01	SMF II
58.02	SMF II
59	LCF	Kirksville Hospitality, Inc.	No	Kamaldip S. Dhami	No	0	0	0	0	33,425	18,229	402,363
60	Barclays	Sherwood Partners, LLC	No	Don P. Moore, III	No	80,000	0	0	75,000	40,282	1,227	153,000
61	LCF	Lee Pointe, LLC	No	Barry Cummings, Lisa Cummings	No	0	0	0	0	45,838	9,691	0
62	LCF	JDB Retail B, LLC	No	Joseph B. Davies	No	0	10,018	0	0	19,705	4,506	0
63	SMF II	East Jackson Plaza, LLC	No	Peter C. Redebaugh	No	0	152,789	0	200,000	43,260	2,745	0
64	LCF	TS Bennett LLC	No	Ladder Capital Finance LLC	No	0	0	0	0	0	0	0
65	SMF II	SS Flowery Branch, LLC	No	Kurt E. O’Brien	No	0	79,708	0	0	14,661	2,491	0

Trust Companion Loan
TCL 2	JPMCB	Lafayette Avenue LLC	No	Madison Realty Partnership LLC	No	3,220	0	0	156,710	81,178	44,674	3,997,640

JPMBB 2014-C25 - Combined

PERIODIC ESCROW

Grace Period
Loan ID #	Originator/Loan Seller	Mortgagor Name	Monthly Capex Reserve	Monthly Envir. Reserve	Monthly TI/LC Reserve	Monthly RE Tax Reserve	Monthly Ins. Reserve	Monthly Other Reserve	(Late Payment)	Cash-Management Account or Lockbox In-place	General Property Type	Defeasance Permitted	Final Maturity Date
1	JPMCB	RNSI City Place Owner, LLC	20,244	0	102,500	279,644	Springing	0	0	Yes	Office	No
2	JPMCB	Lafayette Avenue LLC	3,220	0	20,833	21,300	22,337	Springing	0	Yes	Office	No
3	JPMCB / Column	Grapevine Mills Mall Limited Partnership	Springing	0	Springing	Springing	Springing	111,667	5	Yes	Retail	Yes
4	Barclays	TUP 430 Company, LLC, TUP 130, LLC	10,496	0	26,240	120,017	Springing	Springing	0	Yes	Retail	Yes
5	LCF	5400 Westheimer Limited Partnership	Springing	0	Springing	Springing	Springing	0	0	Yes	Office	Yes	10/06/27
6	JPMCB	Post Oak TX, LLC	4% of Gross Revenues	0	0	Springing	Springing	Springing	0	Yes	Hotel	No
7	LCF	ADAC, L.P.	8,897	0	35,586	70,279	9,328	0	0	Yes	Office	Yes
8	JPMCB	Tzadik Acquisitions, LLC	183,167	0	0	71,358	72,855	0	0	Yes	Multifamily	Yes
8.01	JPMCB										Multifamily
8.02	JPMCB										Multifamily
8.03	JPMCB										Multifamily
8.04	JPMCB										Multifamily
8.05	JPMCB										Multifamily
8.06	JPMCB										Multifamily
8.07	JPMCB										Multifamily
8.08	JPMCB										Multifamily
8.09	JPMCB										Multifamily
8.10	JPMCB										Multifamily
8.11	JPMCB										Multifamily
8.12	JPMCB										Multifamily
8.13	JPMCB										Multifamily
9	LCF	Wilton Commercial I, LLC, Wilton Commercial II, LLC, Wilton Commercial III, LLC	31,790	0	Springing	130,225	16,395	Springing	0	Yes	Various	Yes
9.01	LCF										Retail
9.02	LCF										Retail
9.03	LCF										Industrial
9.04	LCF										Retail
9.05	LCF										Retail
9.06	LCF										Retail
9.07	LCF										Office
9.08	LCF										Industrial
9.09	LCF										Retail
9.10	LCF										Retail
9.11	LCF										Retail
9.12	LCF										Retail
9.13	LCF										Retail
9.14	LCF										Retail
9.15	LCF										Retail
9.16	LCF										Industrial
9.17	LCF										Office
9.18	LCF										Retail
9.19	LCF										Retail
9.20	LCF										Retail
9.21	LCF										Industrial
9.22	LCF										Retail
9.23	LCF										Retail
9.24	LCF										Multifamily
9.25	LCF										Retail
9.26	LCF										Retail
9.27	LCF										Retail
9.28	LCF										Retail
9.29	LCF										Retail
9.30	LCF										Retail
9.31	LCF										Industrial
9.32	LCF										Retail
9.33	LCF										Industrial
9.34	LCF										Industrial
9.35	LCF										Industrial
9.36	LCF										Retail
9.37	LCF										Retail
9.38	LCF										Office
9.39	LCF										Industrial
9.40	LCF										Industrial
9.41	LCF										Office
9.42	LCF										Retail
9.43	LCF										Industrial
9.44	LCF										Industrial
9.45	LCF										Office
9.46	LCF										Industrial
9.47	LCF										Industrial
9.48	LCF										Industrial
9.49	LCF										Office
9.50	LCF										Industrial
9.51	LCF										Industrial
10	JPMCB	Adventus US Realty #7 LP	5,760	0	30,855	64,081	Springing	91,780	0	Yes	Office	Yes	12/01/25
11	SMF II	American Center LLC	11,233	0	84,773	74,782	8,557	42,386	0	Yes	Office	Yes
12	Barclays	Eastgate Whitehouse LLC	3,722	0	0	118,433	8,438	0	0	Yes	Multifamily	Yes
13	Barclays	Southport, LLC	0	0	Springing	32,937	5,307	0	0	No	Mixed Use	Yes
14	LCF	Mason Devonshire Plaza, L.L.C.	986	0	3,424	13,630	1,416	0	0	Yes	Retail	Yes
15	SMF II	Cornerstone Legacy, LP	5,083	0	0	21,883	5,942	19,600	0	No	Multifamily	Yes
16	SMF II	Cornerstone Fox Haven, LP	2,221	0	0	5,391	2,445	6,200	0	No	Multifamily	Yes
17	JPMCB	Hershey Square 2014, L.P.	3,449	0	7,640	14,230	2,800	0	0	Yes	Retail	No
18	LCF	Lingerfelt Commonwealth Greensboro Sub, LLC	6,307	0	13,937	24,597	5,778	0	0	Yes	Various	Yes
18.01	LCF										Office
18.02	LCF										Office
18.03	LCF										Office
18.04	LCF										Office
18.05	LCF										Office
18.06	LCF										Office
18.07	LCF										Industrial
18.08	LCF										Industrial
18.09	LCF										Industrial
18.10	LCF										Industrial
18.11	LCF										Industrial
18.12	LCF										Industrial
18.13	LCF										Industrial
18.14	LCF										Industrial
19	LCF	Park Place Operating Company, LLC	3,692	0	15,149	45,738	2,120	0	0	Yes	Office	Yes
20	RCMC	JELA, LLC	2,283	0	0	46	2,359	0	0	Yes	Industrial	Yes	11/05/44
21	JPMCB	Orion LL, LLC	3,900	0	0	32,684	Springing	0	0	Yes	Multifamily	Yes
22	SMF II	3600 SC I, LLC, 3600 SC II, LLC	1,832	0	18,806	31,678	2,686	0	0	Yes	Office	No
23	RCMC	Ogino LLC	3,996	0	9,990	23,485	2,812	0	0	No	Retail	Yes
24	RCMC	76 Westminster Street, LLC	4,235	0	Springing	40,463	2,695	0	5	Yes	Office	Yes
25	Barclays	Dove Run Associates, LLC	0	0	0	9,875	1,627	0	0	No	Retail	Yes
26	LCF	Carson Storage Venture, LP	1,801	0	0	17,332	1,466	0	0	No	Self Storage	Yes
27	LCF	Westfield Village, LLC	3,760	0	4,578	15,445	2,830	0	0	Yes	Retail	Yes
28	JPMCB	BRI 1857 Remount II, LLC	1,752	0	13,143	18,000	Springing	0	0	No	Mixed Use	No
29	Barclays	Lin Don Realty LLC, Mari Don Realty LLC	2,452	0	13,880	14,047	2,831	0	0	Yes	Office	Yes
29.01	Barclays										Office
29.02	Barclays										Office

JPMBB 2014-C25 - Combined

			PERIODIC ESCROW

									Grace Period
Loan ID #	Originator/Loan Seller	Mortgagor Name	Monthly Capex Reserve	Monthly Envir. Reserve	Monthly TI/LC Reserve	Monthly RE Tax Reserve	Monthly Ins. Reserve	Monthly Other Reserve	(Late Payment)	Cash-Management Account or Lockbox In-place	General Property Type	Defeasance Permitted	Final Maturity Date
30	JPMCB	Canon Realty Corp	1,167	0	0	2,922	1,913	0	0	No	Multifamily	Yes
31	Barclays	UPHIC Associates LLC	4% of Gross Revenues	0	0	6,365	Springing	0	0	Yes	Hotel	Yes
32	Barclays	H5 Capital Denver, LLC	7,446	0	0	39,234	Springing	0	0	No	Office	Yes
33	RCMC	Commerce Center of Schaumburg II, LLC	2,293	0	11,467	54,549	Springing	0	0	Yes	Office	Yes
34	Barclays	Warminster Realty Enterprises, LP	13,333	0	0	8,576	2,675	Springing	0	Yes	Hotel	Yes
35	JPMCB	Carmendy Square Properties, LLC	3,167	0	0	17,191	Springing	0	0	No	Multifamily	No
36	RCMC	Midas Little Rock, LLC	4% of Room Revenue	0	0	10,782	Springing	Springing	0	No	Hotel	No
37	Barclays	Crossroads Square Limited Partnership	0	0	0	14,907	7,118	Springing	0	Yes	Retail	No
38	Barclays	Brettwood Village Owner LLC	3,249	0	8,549	24,785	Springing	0	0	Yes	Retail	Yes
39	SMF II	PP P9 1, LLC, PP P9 2, LLC, PP P9 3, LLC	5,438	0	0	13,548	5,199	0	0	No	Multifamily	Yes
39.01	SMF II										Multifamily
39.02	SMF II										Multifamily
39.03	SMF II										Multifamily
39.04	SMF II										Multifamily
39.05	SMF II										Multifamily
39.06	SMF II										Multifamily
39.07	SMF II										Multifamily
39.08	SMF II										Multifamily
39.09	SMF II										Multifamily
39.10	SMF II										Multifamily
39.11	SMF II										Multifamily
39.12	SMF II										Multifamily
39.13	SMF II										Multifamily
39.14	SMF II										Multifamily
39.15	SMF II										Multifamily
40	LCF	MSE Enterprises, Inc., PDRAP, Inc.	4% of Gross Revenues	0	0	8,357	15,739	Springing	0	Yes	Hotel	Yes
40.01	LCF										Hotel
40.02	LCF										Hotel
41	LCF	SE Hancock, LLC	634	0	0	6,827	1,025	0	0	No	Self Storage	Yes
42	LCF	Railway Express, LLC	1,085	0	2,298	4,175	1,984	0	0	Yes	Mixed Use	Yes
43	SMF II	Marketplace of Rockford, LLC	2,673	0	8,909	24,742	5,402	0	0	No	Retail	Yes	10/06/27
44	RCMC	8555 United Plaza, LLC	1,191	0	6,848	4,767	Springing	0	0	No	Office	Yes
45	LCF	6795 East Tennessee, L.L.C.	2,141	0	Springing	12,455	1,398	0	0	No	Office	Yes
46	SMF II	Lantond, LLC	54	0	357	3,462	616	Springing	0	Yes	Retail	Yes
47	LCF	Short Pump Holdings LLC	402	0	2,683	2,804	565	0	0	Yes	Retail	Yes
48	SMF II	HC Kankakee LLC	4.0% of Gross Revenues	0	0	25,259	1,618	Springing	0	No	Hotel	Yes
49	RCMC	Esmeralda Hospitality, Limited	3% of Room Revenue	0	0	11,643	Springing	0	0	No	Hotel	Yes
50	SMF II	Metropolitan Maxim, LLC, Harkinson Maxim, LLC, Gibby Maxim, LLC	1,885	0	4,039	6,874	3,076	0	0	No	Mixed Use	Yes
51	RCMC	LNS Stores, LLC	4% of Room Revenue	0	0	3,471	1,908	Springing	0	No	Hotel	Yes
52	LCF	Waramaug Daytona LLC	6% of Gross Revenues	0	0	5,048	0	Springing	0	Yes	Hotel	Yes
53	SMF II	University Park Associates Limited Partnership	1,663	0	3,695	4,869	1,848	0	0	Yes	Retail	Yes
54	SMF II	PH Dayton, LLC	4.0% of Gross Revenues	0	0	7,979	2,087	0	0	Yes	Hotel	Yes
55	LCF	Jupiter AA Hotel LLC	4% of Gross Revenues	0	0	6,392	4,977	Springing	0	Yes	Hotel	Yes
56	LCF	Virtu Cathedral Associates, L.L.C.	674	0	3,371	5,293	5,738	0	0	No	Mixed Use	Yes
57	Barclays	Esplanade Westerville, LLC	727	0	0	Springing	Springing	0	0	Yes	Office	Yes
58	SMF II	Stonington II, LLC, Staunton Self Storage II, LLC	1,171	0	0	2,876	2,440	0	0	No	Various	Yes
58.01	SMF II										Self Storage
58.02	SMF II										Multifamily
59	LCF	Kirksville Hospitality, Inc.	4% of Gross Revenues	0	0	2,785	2,604	0	0	Yes	Hotel	Yes
60	Barclays	Sherwood Partners, LLC	Springing	0	Springing	4,028	1,227	0	0	Yes	Retail	Yes
61	LCF	Lee Pointe, LLC	1,500	0	0	3,820	1,211	0	0	Yes	Multifamily	Yes
62	LCF	JDB Retail B, LLC	679	0	1,885	4,926	644	0	0	No	Retail	Yes
63	SMF II	East Jackson Plaza, LLC	711	0	Springing	7,210	915	0	0	No	Retail	Yes
64	LCF	TS Bennett LLC	0	0	0	Springing	Springing	0	0	Yes	Retail	Yes	10/06/44
65	SMF II	SS Flowery Branch, LLC	301	0	0	1,222	277	Springing	0	No	Self Storage	Yes

Trust Companion Loan
TCL 2	JPMCB	Lafayette Avenue LLC	3,220	0	20,833	21,300	22,337	Springing	0	Yes	Office	No

EXHIBIT C

FORM OF INVESTMENT REPRESENTATION LETTER

Wells Fargo Bank, National Association
as Certificate Administrator
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479-0113
Attention:	Corporate Trust Services (CMBS) – JPMBB Commercial Mortgage Securities Trust, Series 2014-C25

J.P. Morgan Chase Commercial Mortgage Securities Corp.
383 Madison Avenue, 31st Floor
New York, New York 10179
Attention:  Real Estate Structured Finance – Securitization Group

Re:	Transfer of JPMBB Commercial Mortgage Securities Trust 2014-C25, Commercial Mortgage Pass-Through Certificates, Series 2014-C25

Ladies and Gentlemen:

This letter is delivered pursuant to Section 5.03 of the Pooling and Servicing Agreement, dated as of November 1, 2014 (the “Pooling and Servicing Agreement”), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Wells Fargo Bank, National Association, as Master Servicer, Wells Fargo Bank, National Association, as Certificate Administrator, Rialto Capital Advisors, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, and Pentalpha Surveillance LLC, as Senior Trust Advisor, on behalf of the holders of JPMBB Commercial Mortgage Securities Trust 2014-C25, Commercial Mortgage Pass-Through Certificates, Series 2014-C25 (the “Certificates”) in connection with the transfer by _________________ (the “Seller”) to the undersigned (the “Purchaser”) of $_______________ aggregate Certificate Balance of Class ___ Certificates (the “Certificate”).  Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Pooling and Servicing Agreement.

In connection with such transfer, the Purchaser hereby represents and warrants to you and the addressees hereof as follows:

1.           Check one of the following:*

☐
The Purchaser is not purchasing a Class R Certificate and the Purchaser is an institution that is an “accredited investor” (an “Institutional Accredited Investor”) within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”) or any entity in which

*  Purchaser must include one of the following two certifications.

Exhibit C-1

all of the equity owners come within such paragraphs and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Certificates, and the Purchaser and any accounts for which it is acting are each able to bear the economic risk of the Purchaser’s or such account’s investment.  The Purchaser is acquiring the Certificates purchased by it for its own account or for one or more accounts, each of which is an Institutional Accredited Investor, as to each of which the Purchaser exercises sole investment discretion.  The Purchaser hereby undertakes to reimburse the Trust Fund for any costs incurred by it in connection with this transfer.

☐
The Purchaser is a “qualified institutional buyer” (a “QIB”) within the meaning of Rule 144A (“Rule 144A”) under the Securities Act.  The Purchaser is aware that the transfer is being made in reliance on Rule 144A, and the Purchaser has had the opportunity to obtain the information required to be provided pursuant to paragraph (d)(4)(i) of Rule 144A.

2.           The Purchaser’s intention is to acquire the Certificate (a) for investment for the Purchaser’s own account or (b) for reoffer, resale, pledge or other transfer (i) to QIBs in transactions under Rule 144A, and not in any event with the view to, or for resale in connection with, any distribution thereof, or (ii) (other than with respect to a Class R Certificate) to Institutional Accredited Investors, subject in the case of clause (ii) above to (w) the receipt by the Certificate Registrar of a letter substantially in the form hereof, (x) the receipt by the Certificate Registrar of an opinion of counsel acceptable to the Trustee and Certificate Registrar that such reoffer, resale, pledge or transfer is in compliance with the Securities Act, (y) the receipt by the Certificate Registrar of such other evidence acceptable to the Certificate Registrar that such reoffer, resale, pledge or transfer is in compliance with the Securities Act and other applicable laws and (z) a written undertaking to reimburse the Trust Fund for any costs incurred by it in connection with the proposed transfer.  The Purchaser understands that the Certificate (and any subsequent Certificate) has not been registered under the Securities Act, by reason of a specified exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the Purchaser’s investment intent (or intent to reoffer, resell, pledge or transfer the Certificate only to certain investors in certain exempted transactions) as expressed herein.

3.           The Purchaser has reviewed the Prospectus and the Prospectus Supplement relating to the Offered Certificates (collectively, the “Prospectus”) (and, with respect to Offered Private Certificates, the Preliminary Private Placement Memorandum and the Final Private Placement Memorandum related to such Offered Private Certificates) and the agreements and other materials referred to therein and has had the opportunity to ask questions and receive answers concerning the terms and conditions of the transactions contemplated by the Prospectus.

4.           The Purchaser acknowledges that the Certificate (and any Certificate issued on transfer or exchange thereof) has not been registered or qualified under the Securities Act or the securities laws of any State or any other jurisdiction, and that the Certificate cannot be reoffered, resold, pledged or otherwise transferred unless it is registered or qualified thereunder or unless an exemption from such registration or qualification is available.

Exhibit C-2

5.           The Purchaser hereby undertakes to be bound by the terms and conditions of the Pooling and Servicing Agreement in its capacity as an owner of a Certificate or Certificates, as the case may be (each, a “Certificateholder”), in all respects as if it were a signatory thereto.  This undertaking is made for the benefit of the Trust, the Certificate Registrar and all Certificateholders present and future.

6.           The Purchaser will not sell or otherwise transfer any portion of the Certificate or Certificates, except in compliance with Section 5.03 of the Pooling and Servicing Agreement.

7.           Check one of the following:**

☐	The Purchaser is a U.S. Tax Person (as defined below) and it has attached hereto an Internal Revenue Service (“IRS”) Form W-9 (or successor form).

☐
The Purchaser is not a U.S. Tax Person and under applicable law in effect on the date hereof, no taxes will be required to be withheld by the Certificate Registrar (or its agent) with respect to distributions to be made on the Certificate.  The Purchaser has attached hereto [(i) a duly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or successor form, as applicable), which identifies such Purchaser as the beneficial owner of the Certificate and states that such Purchaser is not a U.S. Tax Person, (ii) IRS Form W-8IMY (with all appropriate attachments) or (iii)]*** two duly executed copies of IRS Form W-8ECI (or successor form), which identify such Purchaser as the beneficial owner of the Certificate and state that interest and original issue discount on the Certificate and Permitted Investments is, or is expected to be, effectively connected with a U.S. trade or business.  The Purchaser agrees to provide to the Certificate Registrar updated [IRS Form W-8BEN, IRS Form W-8BEN-E, IRS Form W-8IMY or]*** IRS Form W-8ECI, [as the case may be,]*** any applicable successor IRS forms, or such other certifications as the Certificate Registrar may reasonably request, on or before the date that any such IRS form or certification expires or becomes obsolete, or promptly after the occurrence of any event requiring a change in the most recent IRS form of certification furnished by it to the Certificate Registrar.

For purposes of this paragraph 7, “U.S. Tax Person” means a citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury Regulations) or other entity created or organized in, or under the laws of, the United States, any State thereof or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Tax Persons have the authority to control all substantial decisions of such trust (or, to the extent

** Each Purchaser must include one of the two alternative certifications.

*** Does not apply to a transfer of Class R Certificates.

Exhibit C-3

provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Tax Persons).

8.            Please make all payments due on the Certificates:****

☐	(a)	by wire transfer to the following account at a bank or entity in New York, New York, having appropriate facilities therefor:

Bank:
ABA #:
Account #:
Attention:

(b)	by mailing a check or draft to the following address:

9.            If the Purchaser is purchasing a Class R Certificate, the Purchaser is not a partnership (including any entity treated as a partnership for U.S. federal income tax purposes), any interest in which is owned, directly or indirectly, through one or more partnerships, trusts or other pass-through entities by a non-U.S. Person.

Very truly yours,

[The Purchaser]

By:
Name:
Title:

Dated:

**** Only to be filled out by Purchasers of Definitive Certificates.  Please select (a) or (b). For holders of the Definitive Certificates, wire transfers are only available if such holder’s Definitive Certificates have an aggregate Certificate Balance or Notional Amount, as applicable, of at least U.S. $5,000,000.

Exhibit C-4

EXHIBIT D-1

FORM OF TRANSFEREE AFFIDAVIT

[Date]

Wells Fargo Bank, National Association
as Certificate Registrar
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479-0113
Attention:	Corporate Trust (CMBS) – JPMBB Commercial Mortgage Securities Trust, Series 2014-C25

Re:
JPMBB Commercial Mortgage Securities Trust 2014-C25 Commercial Mortgage Pass-Through Certificates, Series 2014-C25 (the “Certificates”) issued pursuant to the Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), dated as of November 1, 2014, by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Wells Fargo Bank, National Association, as Master Servicer, Wells Fargo Bank, National Association, as Certificate Administrator, Rialto Capital Advisors, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, and Pentalpha Surveillance LLC, as Senior Trust Advisor

STATE OF	)
) ss.:
COUNTY OF	)

I, [______], under penalties of perjury, declare that, to the best of my knowledge and belief, the following representations are true, correct and complete, and being first sworn, depose and say that:

1.           I am a [______] of [______] (the “Purchaser”), on behalf of which I have the authority to make this affidavit.

2.           The Purchaser is acquiring Class R Certificates representing [__]% of the residual interest in each of the real estate mortgage investment conduits (each, a “REMIC”) designated as the (i)  “Lower-Tier REMIC”, (ii) “Upper-Tier REMIC” and (iii) “BankNote Building Trust Subordinate Companion Loan REMIC”, respectively, relating to the Certificates for which an election is to be made under Section 860D of the Internal Revenue Code of 1986 (the “Code”).

3.           The Purchaser is not a “Disqualified Organization” (as defined below), and that the Purchaser is not acquiring the Class R Certificates for the account of, or as agent or nominee of, or with a view to the transfer of direct or indirect record or beneficial ownership thereof, to a Disqualified Organization.  For the purposes hereof, a Disqualified Organization is any of the following:  (i) the United States, any State or political subdivision thereof, any possession of the United States or any agency or instrumentality of any of the foregoing (other

Exhibit D-1-1

than an instrumentality which is a corporation if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers’ cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in Section 860E(c)(1) of the Code) with respect to the Class R Certificates (except certain farmers’ cooperatives described in Section 521 of the Code), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, (v) an “electing large partnership”, as defined in Section 775 of the Code and (vi) any other Person so designated by the Trustee or the Certificate Administrator based upon an Opinion of Counsel as provided to the Trustee or the Certificate Administrator (at no expense to the Trustee or the Certificate Administrator) that the holding of an Ownership Interest in a Class R Certificate by such Person may cause any Trust REMIC to fail to qualify as a REMIC at any time that the Certificates are outstanding or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R Certificate to such Person.  The terms “United States,” “State” and “international organization” shall have the meanings set forth in Section 7701 of the Code or successor provisions.

4.           The Purchaser acknowledges that Section 860E(e) of the Code would impose a substantial tax on the transferor or, in certain circumstances, on an agent for the transferee, with respect to any transfer of any interest in any Class R Certificates to a Disqualified Organization.

5.           The Purchaser is a Permitted Transferee and, to the extent applicable, the Purchaser’s U.S. taxpayer identification number is [__________].

6.           No purpose of the acquisition of the Class R Certificates is to impede the assessment or collection of tax.

7.           The Purchaser will not cause income from the Class R Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Purchaser or any other person.

8.           Check the applicable paragraph:

☐          The present value of the anticipated tax liabilities associated with holding the Class R Certificate, as applicable, does not exceed the sum of:

(i)          the present value of any consideration given to the Purchaser to acquire such Class R Certificate;

(ii)         the present value of the expected future distributions on such Class R Certificate; and

Exhibit D-1-2

(iii)        the present value of the anticipated tax savings associated with holding such Class R Certificate as the related REMIC generates losses.

For purposes of this calculation, (i) the Purchaser is assumed to pay tax at the highest rate currently specified in Section 11(b) of the Code (but the tax rate in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b) of the Code if the Purchaser has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate) and (ii) present values are computed using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Purchaser.

☐          The transfer of the Class R Certificate complies with U.S. Treasury Regulations Sections 1.860E-1(c)(5) and (6) and, accordingly,

(i)          the Purchaser is an “eligible corporation,” as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from the Class R Certificate will only be taxed in the United States;

(ii)         at the time of the transfer, and at the close of the Purchaser’s two fiscal years preceding the year of the transfer, the Purchaser had gross assets for financial reporting purposes (excluding any obligation of a person related to the Purchaser within the meaning of U.S. Treasury Regulations Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

(iii)        the Purchaser will transfer the Class R Certificate only to another “eligible corporation,” as defined in Treasury Regulations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of Sections 1.860E-1(c)(4)(i), (ii) and (iii) and Treasury Regulations Section 1.860E-1(c)(5); and

(iv)        the Purchaser determined the consideration paid to it to acquire the Class R Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Purchaser) that it has determined in good faith.

☐          None of the above.

9.           The Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Purchaser intends to pay taxes associated with holding the Class R Certificates as they become due.

10.         The Purchaser understands that it may incur tax liabilities with respect to the Class R Certificate in excess of any cash flows generated by such Certificate.

11.         The Purchaser is aware that the Certificate Registrar will not register any transfer of a Class R Certificate by the Transferor unless the Purchaser, or such Purchaser’s agent, delivers to the Certificate Registrar, among other things, an affidavit and agreement in substantially the same form as this affidavit and agreement.  The Purchaser expressly agrees that

Exhibit D-1-3

it will not consummate any such transfer if it knows or believes that any representation contained in such affidavit and agreement is false.

12.         The Purchaser represents that it is not acquiring the Class R Certificate as a nominee, trustee or agent for any person that is not a Permitted Transferee and that for so long as it retains its interest in the Class R Certificate, it will endeavor to remain a Permitted Transferee.

13.         The Purchaser consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class R Certificate will only be owned, directly or indirectly, by a Permitted Transferee.

14.         The Purchaser has reviewed the provisions of Section 5.03 of the Pooling and Servicing Agreement, a description of which provisions is set forth in the Class R Certificates; and the Purchaser expressly agrees to be bound by and to comply with such provisions.

15.         The Purchaser consents to the designation of the Certificate Administrator as the agent of the “tax matters person” of each Trust REMIC pursuant to Section 10.01 of the Pooling and Servicing Agreement.

Capitalized terms used but not defined herein have the meanings assigned thereto in the Pooling and Servicing Agreement.

IN WITNESS WHEREOF, the Purchaser has caused this instrument to be duly executed on its behalf by its duly authorized officer this ___day of _________, 20__.

By:
Name:
Title:

By:
Name:
Title:

Exhibit D-1-4

On this ____ day of _______20__, before me, the undersigned, a Notary Public in and for the State of _______________, duly commissioned and sworn, personally appeared ______________________ and ________________________, known or proved to me to be the same persons who executed the foregoing instrument and to be _____________________________ and ___________________________, respectively, of the Purchaser, and acknowledged to me that they executed the same as their respective free acts and deeds and as the free act and deed of the Purchaser.

NOTARY PUBLIC in and for the
State of _______________

[SEAL]

My Commission expires:

Exhibit D-1-5

EXHIBIT D-2

FORM OF TRANSFEROR LETTER

[Date]

Wells Fargo Bank, National Association
as Certificate Registrar
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479-0113
Attention:	Corporate Trust (CMBS) – JPMBB Commercial Mortgage Securities Trust, Series 2014-C25

Re:	JPMBB Commercial Mortgage Securities Trust 2014-C25, Commercial Mortgage Pass-Through Certificates, Series 2014-C25 (the “Certificates”)

Ladies and Gentlemen:

This letter is delivered to you in connection with the transfer by [______] (the “Transferor”) to [______] (the “Transferee”) of Class R Certificates evidencing a [__]% Percentage Interest in such Class (the “Residual Certificates”).  The Certificates, including the Residual Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of November 1, 2014 (the “Pooling and Servicing Agreement”), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Wells Fargo Bank, National Association, as Master Servicer, Wells Fargo Bank, National Association, as Certificate Administrator, Rialto Capital Advisors, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, and Pentalpha Surveillance LLC, as Senior Trust Advisor.  All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.  The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

(1)           No purpose of the Transferor relating to the transfer of the Residual Certificates by the Transferor to the Transferee is or will be to impede the assessment or collection of any tax.

(2)           The Transferor understands that the Transferee has delivered to you a Transferee Affidavit and Agreement in the form attached to the Pooling and Servicing Agreement as Exhibit D-1.  The Transferor does not know or believe that any representation contained therein is false.

(3)           The Transferor has at the time of this transfer conducted a reasonable investigation of the financial condition of the Transferee as contemplated by Treasury regulation Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Transferor has determined that the Transferee has historically paid its debts as they became due and has found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due in the future.  The Transferor understands that the transfer of the Residual Certificates may not be respected for United States income tax purposes (and the Transferor may continue to be liable

Exhibit D-2-1

for United States income taxes associated therewith) unless the Transferor has conducted such an investigation.

Very truly yours,

(Transferor)

By:
Name:
Title:

Exhibit D-2-2

EXHIBIT E

FORM OF REQUEST FOR RELEASE
(for Custodian)

Loan Information
Name of Mortgagor:
[Master Servicer]
[Special Servicer] Loan No.:

Custodian

Name:	Wells Fargo Bank, National Association
Address:	1055 10th Avenue SE Minneapolis, MN 55414 Attention: CMBS – JPMBB 2014-C25
Custodian/Trustee Mortgage File No.:

Depositor

Name:	J.P. Morgan Chase Commercial Mortgage Securities Corp.
Address:	383 Madison Avenue, 31st Floor, New York, New York 10179, Attention: Joseph E. Geoghan
Certificates:	JPMBB Commercial Mortgage Securities Trust 2014-C25, Commercial Mortgage Pass-Through Certificates, Series 2014-C25

The undersigned [Master Servicer] [Special Servicer] hereby requests delivery from Wells Fargo Bank, National Association, as custodian (the “Custodian”) on behalf of Wilmington Trust, National Association, as trustee (the “Trustee”), for the Holders of JPMBB Commercial Mortgage Securities Trust 2014-C25, Commercial Mortgage Pass-Through Certificates, Series 2014-C25, the documents referred to below (the “Documents”).  All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Pooling and Servicing Agreement dated as of November 1, 2014, by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Wells Fargo Bank, National Association, as Master Servicer, Rialto Capital Advisors, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, Wells Fargo Bank, National Association, as

Exhibit E-1

Certificate Administrator, and Pentalpha Surveillance LLC, as Senior Trust Advisor (the “Pooling and Servicing Agreement”).

( )	___________________________

( )	___________________________

( )	___________________________

( )	___________________________

The undersigned [Master Servicer] [Special Servicer] hereby acknowledges and agrees as follows:

(1)           The [Master Servicer] [Special Servicer] shall hold and retain possession of the Documents in trust for the benefit of the Trustee, solely for the purposes provided in the Pooling and Servicing Agreement.

(2)           The [Master Servicer] [Special Servicer] shall not cause or permit the Documents to become subject to, or encumbered by, any claims, liens, security interests, charges, writs of attachment or other impositions nor shall the [Master Servicer] [Special Servicer] assert or seek to assert any claims or rights of set-off to or against the Documents or any proceeds thereof except as otherwise provided in the Pooling and Servicing Agreement.

(3)           The [Master Servicer] [Special Servicer] shall return the Documents to the Custodian when the need therefor no longer exists, unless the Mortgage Loans and the Trust Subordinate Companion Loan have been liquidated or the Mortgage Loans and the Trust Subordinate Companion Loan have been paid in full and the proceeds thereof have been remitted to the Certificate Account except as expressly provided in the Pooling and Servicing Agreement.

(4)           The Documents and any proceeds thereof, including proceeds of proceeds, coming into the possession or control of the [Master Servicer] [Special Servicer] shall at all times be earmarked for the account of the Trustee, and the [Master Servicer] [Special Servicer] shall keep the Documents separate and distinct from all other property in the [Master Servicer’s] [Special Servicer’s] possession, custody or control.

[____________]

By:
Name:
Title:

Date:  _________

Exhibit E-2

EXHIBIT F-1

FORM OF ERISA REPRESENTATION
LETTER REGARDING ERISA RESTRICTED CERTIFICATES

Wells Fargo Bank, National Association
as Certificate Administrator
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479-0113
Attention:	Corporate Trust Services (CMBS) – JPMBB Commercial Mortgage Securities Corp., Series 2014-C25

J.P. Morgan Chase Commercial Mortgage Securities Corp.
383 Madison Avenue, 31st Floor
New York, New York 10179
Attention:  Real Estate Structured Finance-Securitization Group

Re:	Transfer of JPMBB Commercial Mortgage Securities Trust 2014-C25, Commercial Mortgage Pass-Through Certificates, Series 2014-C25

Ladies and Gentlemen:

The undersigned (the “Purchaser”) proposes to purchase US$[___] aggregate Certificate Balance in the JPMBB Commercial Mortgage Securities Trust 2014-C25, Commercial Mortgage Pass-Through Certificates, Series 2014-C25, Class [E][F][NR] [BNB] Certificates issued pursuant to that certain Pooling and Servicing Agreement dated as of November 1, 2014 (the “Pooling and Servicing Agreement”), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Wells Fargo Bank, National Association, as Master Servicer, Wells Fargo Bank, National Association, as Certificate Administrator, Rialto Capital Advisors, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, and Pentalpha Surveillance LLC, as Senior Trust Advisor.  Capitalized terms used and not otherwise defined herein have the respective meanings ascribed to such terms in the Pooling and Servicing Agreement.

In connection with such transfer, the undersigned hereby represents and warrants to you as follows:

1.           The Purchaser is not (a) an employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or a governmental plan (as defined in Section 3(32) of ERISA), a church plan (as defined in Section 3(33) of ERISA) for which no election has been made under Section 410(d) of the Code, or any other plan subject to any federal, state or local law (“Similar Law”) which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each a “Plan”) or (b) a person acting on behalf of or using the assets of any such Plan (including an entity whose underlying assets include Plan assets by reason of investment in the entity by such a Plan or Plans and the application of Department of Labor Regulation § 2510.3-101, as modified by Section 3(42) of

Exhibit F-1-1

ERISA), other than an insurance company using the assets of its “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption (“PTCE”) 95-60) under circumstances whereby the purchase and holding of Certificates by such insurance company would be exempt from the prohibited transaction provisions of ERISA and the Code under Sections I and III of PTCE 95-60 (or a Plan subject to Similar Law purchasing under circumstances that would not constitute or result in a non-exempt violation of applicable Similar Law).

2.           The Purchaser understands that if the Purchaser is a Person referred to in 1(a) or (b) above, such Purchaser is required to provide to the Trustee and Certificate Administrator an Opinion of Counsel in form and substance satisfactory to the Trustee and Certificate Administrator and the Depositor to the effect that the acquisition and holding of such Certificate by such purchaser or transferee will not constitute or result in a “prohibited transaction” within the meaning of ERISA, Section 4975 of the Code or any Similar Law, and will not subject the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, the Initial Purchasers, the Senior Trust Advisor or the Depositor to any obligation or liability (including obligations or liabilities under ERISA, Section 4975 of the Code or any such Similar Law) in addition to those set forth in the Pooling and Servicing Agreement, which Opinion of Counsel shall not be at the expense of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Senior Trust Advisor, the Initial Purchasers or the Trust Fund.

IN WITNESS WHEREOF, the Purchaser hereby executes this ERISA Representation Letter on the ___ day of _____________, 20__.

Very truly yours,

[The Purchaser]

By:
Name:
Title:
Date:  _________

Exhibit F-1-2

EXHIBIT F-2

FORM OF ERISA REPRESENTATION LETTER
REGARDING CLASS R AND CLASS Z CERTIFICATES

[Date]

Wells Fargo Bank, National Association,
as Certificate Administrator
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479-0113
Attention:	CMBS – JPMBB Commercial Mortgage Securities Trust 2014-C25

[Transferor]
[______]
[______]
Attention:  [______]

Re:	JPMBB Commercial Mortgage Securities Trust 2014-C25, Commercial Mortgage Pass-Through Certificates, Series 2014-C25

Ladies and Gentlemen:

The undersigned (the “Purchaser”) proposes to purchase [__]% Percentage Interest in the JPMBB Commercial Mortgage Securities Trust 2014-C25, Commercial Mortgage Pass-Through Certificates, Series 2014-C25, Class [R][Z] Certificates (the “Class [R][Z] Certificate”) issued pursuant to that certain Pooling and Servicing Agreement dated as of November 1, 2014 (the “Pooling and Servicing Agreement”), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Wells Fargo Bank, National Association, as Master Servicer, Wells Fargo Bank, National Association, as Certificate Administrator, Rialto Capital Advisors, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, and Pentalpha Surveillance LLC, as Senior Trust Advisor.  Capitalized terms used and not otherwise defined herein have the respective meanings ascribed to such terms in the Pooling and Servicing Agreement.

In connection with such transfer, the undersigned hereby represents and warrants to you that, with respect to the Class [R][Z] Certificate, the Purchaser is not an employee benefit plan or other plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or a governmental plan (as defined in Section 3(32) of ERISA) or other plan that is subject to any federal, state or local law that is, to a material extent, similar to the foregoing provisions of ERISA or the Code (“Similar Law”) (each, a “Plan”), or any person acting on behalf of any such Plan or using the assets of a Plan (including any entity whose underlying assets include Plan assets by reason of investment in the entity by such a Plan or Plans and the application of Department of Labor Regulation § 2510.3-101, as modified by Section 3(42) of ERISA) to purchase such Class [R][Z] Certificate.

IN WITNESS WHEREOF, the Purchaser hereby executes this ERISA Representation Letter on the ___ day of _____, 20__.

Exhibit F-2-1

Very truly yours,

[The Purchaser]

By:
Name:
Title:

Exhibit F-2-2

EXHIBIT G

FORM OF STATEMENT TO CERTIFICATEHOLDERS

See Annex B to the Prospectus Supplement

Exhibit G-1

EXHIBIT H

FORM OF OMNIBUS ASSIGNMENT

[NAME OF CURRENT ASSIGNOR] having an address at [ADDRESS OF CURRENT ASSIGNOR] (the “Assignor”) for good and valuable consideration, the receipt and sufficiency of which are acknowledged, hereby sells, transfers, assigns, delivers, sets over and conveys, without recourse, representation or warranty, express or implied, unto “Wilmington Trust, National Association, as Trustee for the registered holders of JPMBB Commercial Mortgage Securities Trust 2014-C25, Commercial Mortgage Pass-Through Certificates, Series 2014-C25” (the “Assignee”), having an office at 1100 North Market Street, Wilmington, Delaware 19890, Attn: Trust Administration – JP-C25, its successors and assigns, all right, title and interest of the Assignor in and to:

That certain mortgage and security agreement, deed of trust and security agreement, deed to secure debt and security agreement, or similar security instrument (the “Security Instrument”), and that certain Promissory Note (the “Mortgage Note”), for each of the Mortgage Loans and Trust Subordinate Companion Loan shown on the Mortgage Loan Schedule attached hereto as Exhibit B, and that certain assignment of leases and rents given in connection therewith and all of the Assignor’s right, title and interest in any claims, collateral, insurance policies, certificates of deposit, letters of credit, escrow accounts, performance bonds, demands, causes of action and any other collateral arising out of and/or executed and/or delivered in or to or with respect to the Security Instrument and the Mortgage Note, together with any other documents or instruments executed and/or delivered in connection with or otherwise related to the Security Instrument and the Mortgage Note.

IN WITNESS WHEREOF, the Assignor has executed this instrument under seal to be effective as of the [__] day of [_____________], 20[__].

[NAME OF CURRENT ASSIGNOR]

By:
Name:
Title:

Exhibit H-1

EXHIBIT I

FORM OF TRANSFER CERTIFICATE
FOR RULE 144A BOOK-ENTRY CERTIFICATE
TO TEMPORARY REGULATION S BOOK-ENTRY CERTIFICATE
DURING RESTRICTED PERIOD

(Exchanges or transfers pursuant to
Section 5.03(c) of the Pooling and Servicing Agreement)

Wells Fargo Bank, National Association,
as Certificate Registrar
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479-0113
Attention:	Corporate Trust (CMBS) – JPMBB Commercial Mortgage Securities Trust, Series 2014-C25

Re:	JPMBB Commercial Mortgage Securities Trust 2014-C25, Commercial Mortgage Pass-Through Certificates, Series 2014-C25, Class [__]

Reference is hereby made to the Pooling and Servicing Agreement dated as of November 1, 2014 (the “Pooling and Servicing Agreement”), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Wells Fargo Bank, National Association, as Master Servicer, Rialto Capital Advisors, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, Wells Fargo Bank, National Association, as Certificate Administrator, and Pentalpha Surveillance LLC, as Senior Trust Advisor.  Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

This letter relates to US $[______] aggregate [Certificate Balance] [Notional Amount] of the Class [__] Certificates (the “Certificates”) which are held in the form of a beneficial interest in the Rule 144A Book-Entry Certificate of such Class (CUSIP No. [______]) with the Depository in the name of [insert name of Transferor] (the “Transferor”).  The Transferor has requested an exchange or transfer of such beneficial interest for a beneficial interest in the Temporary Regulation S Book-Entry Certificate of such Class (CINS No. [______] and ISIN No. [______]) to be held with the Depository in the name of [Euroclear] [Clearstream]* (Common Code No. [______]).

In connection with such request and in respect of such Certificates, the Transferor does hereby certify that such exchange or transfer has been made in compliance with the transfer restrictions set forth in the Pooling and Servicing Agreement and pursuant to and in accordance with Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), and accordingly the Transferor does hereby certify that:

*      Select appropriate depository.

Exhibit I-1

(1)           the offer of the Certificates was not made to a person in the United States;

[(2)         at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed and believes that the transferee was outside the United States;]**

[(2)         the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;]**

(3)            no “directed selling efforts” within the meaning of Rule 902(c) of Regulation S have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable; and

(4)           the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

We understand that this certificate is required in connection with certain securities laws of the United States.  In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding.  This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Certificate Administrator, the Senior Trust Advisor, the Master Servicer, the Special Servicer and the Initial Purchasers.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:  _______

cc:  J.P. Morgan Chase Commercial Mortgage
Securities Corp.

**      Insert one of these two provisions, which come from the definition of “offshore transaction” in Regulation S.

Exhibit I-2

EXHIBIT J

FORM OF TRANSFER CERTIFICATE
FOR RULE 144A BOOK-ENTRY CERTIFICATE
TO REGULATION S BOOK-ENTRY CERTIFICATE AFTER RESTRICTED PERIOD

(Exchange or transfers pursuant to
Section 5.03(d) of the Pooling and Servicing Agreement)

Wells Fargo Bank, National Association,
as Certificate Registrar
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479-0113
Attention:	Corporate Trust (CMBS) – JPMBB Commercial Mortgage Securities Trust, Series 2014-C25

Re:	JPMBB Commercial Mortgage Securities Trust 2014-C25, Commercial Mortgage Pass-Through Certificates, Series 2014-C25, Class [__]

Reference is hereby made to the Pooling and Servicing Agreement dated as of November 1, 2014 (the “Pooling and Servicing Agreement”), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Wells Fargo Bank, National Association, as Master Servicer, Rialto Capital Advisors, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, Wells Fargo Bank, National Association, as Certificate Administrator, and Pentalpha Surveillance LLC, as Senior Trust Advisor.  Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

This letter relates to US $[______] aggregate [Certificate Balance] [Notional Amount] of the Class [__] Certificates (the “Certificates”) which are held in the form of a beneficial interest in the Rule 144A Book-Entry Certificate of such Class (CUSIP No. [______]) with the Depository in the name of [insert name of Transferor] (the “Transferor”).  The Transferor has requested an exchange or transfer of such beneficial interest for a beneficial interest in the Regulation S Book-Entry Certificate of such Class (CINS No. [______], ISIN No. [______], and Common Code No. [______]).

In connection with such request and in respect of such Certificates, the Transferor does hereby certify that such exchange or transfer has been made in compliance with the transfer restrictions set forth in the Pooling and Servicing Agreement pursuant to and in accordance with Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), and accordingly the Transferor does hereby certify that:

(1)           the offer of the Certificates was not made to a person in the United States,

Exhibit J-1

[(2)           at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed and believes that the transferee was outside the United States,]*

[(2)           the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States,] *

(3)             no “directed selling efforts” within the meaning of Rule 902(c) of Regulation S have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable, and

(4)            the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

We understand that this certificate is required in connection with certain securities laws of the United States.  In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding.  This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Certificate Administrator, the Senior Trust Advisor, the Master Servicer, the Special Servicer and the Initial Purchasers.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:  _______

cc:  J.P. Morgan Chase Commercial Mortgage
Securities Corp.

*      Insert one of these two provisions, which come from the definition of “offshore transaction” in Regulation S.

Exhibit J-2

EXHIBIT K

FORM OF TRANSFER CERTIFICATE
FOR TEMPORARY REGULATION S BOOK-ENTRY CERTIFICATE
TO RULE 144A BOOK-ENTRY CERTIFICATE DURING RESTRICTED PERIOD

(Exchange or transfers pursuant to
Section 5.03(e) of the Pooling and Servicing Agreement)

Wells Fargo Bank, National Association,
as Certificate Registrar
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479-0113
Attention:	Corporate Trust (CMBS) – JPMBB Commercial Mortgage Securities Trust, Series 2014-C25

Re:	JPMBB Commercial Mortgage Securities Trust 2014-C25, Commercial Mortgage Pass-Through Certificates, Series 2014-C25, Class [__]

Reference is hereby made to the Pooling and Servicing Agreement dated as of November 1, 2014 (the “Pooling and Servicing Agreement”), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Wells Fargo Bank, National Association, as Master Servicer, Rialto Capital Advisors, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, Wells Fargo Bank, National Association, as Certificate Administrator and Pentalpha Surveillance LLC, as Senior Trust Advisor.  Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

This letter relates to US $[______] aggregate [Certificate Balance] [Notional Amount] of the Class [__] Certificates (the “Certificates”) which are held in the form of a beneficial interest in the Temporary Regulation S Book-Entry Certificate of such Class (CINS No. [______] and ISIN No. [______]) with [Euroclear] [Clearstream]* (Common Code [______]) through the Depository in the name of [insert name of transferor] (the “Transferor”).  The Transferor has requested an exchange or transfer of such beneficial interest for a beneficial interest in the Rule 144A Book-Entry Certificate of such Class (CUSIP No. [______]).

In connection with such request, and in respect of such Certificates, the Transferor does hereby certify that such Certificates are being exchanged or transferred in accordance with Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”), to a transferee that the Transferor reasonably believes is purchasing the Certificates for its own account, or for one or more accounts with respect to which the transferee exercises sole investment discretion, and the transferee and any such account is a “qualified institutional buyer” within the meaning of Rule 144A in each case in a transaction meeting the requirements of

*      Select appropriate depository.

Exhibit K-1

Rule 144A and in accordance with any applicable securities laws of any state of the United States or other applicable jurisdiction.

We understand that this certificate is required in connection with certain securities laws of the United States.  In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding.  This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Certificate Administrator, the Senior Trust Advisor, the Master Servicer, the Special Servicer and the Initial Purchasers.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:  _______

cc:  J.P. Morgan Chase Commercial Mortgage
Securities Corp.

Exhibit K-2

EXHIBIT L

FORM OF TRANSFER CERTIFICATE
FOR TEMPORARY REGULATION S BOOK-ENTRY CERTIFICATE
TO REGULATION S BOOK-ENTRY CERTIFICATE AFTER RESTRICTED PERIOD

(Exchanges pursuant to
Section 5.03(f) of the Pooling and Servicing Agreement)

Wells Fargo Bank, National Association,
as Certificate Registrar
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479-0113
Attention:	Corporate Trust (CMBS) – JPMBB Commercial Mortgage Securities Trust, Series 2014-C25

Re:	JPMBB Commercial Mortgage Securities Trust 2014-C25, Commercial Mortgage Pass-Through Certificates, Series 2014-C25, Class [__]

Reference is hereby made to the Pooling and Servicing Agreement dated as of November 1, 2014 (the “Pooling and Servicing Agreement”), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Wells Fargo Bank, National Association, as Master Servicer, Rialto Capital Advisors, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, Wells Fargo Bank, National Association, as Certificate Administrator and Pentalpha Surveillance LLC, as Senior Trust Advisor.  Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

[For purposes of acquiring a beneficial interest in a Regulation S Book-Entry Certificate of the Class specified above after the expiration of the Restricted Period,] [For purposes of receiving payments under a Temporary Regulation S Book-Entry Certificate of the Class specified above,]* the undersigned holder of a beneficial interest in a Temporary Regulation S Book-Entry Certificate of the Class specified above issued under the Pooling and Servicing Agreement certifies that it is not a U.S. Person as defined by Regulation S under the Securities Act of 1933, as amended.

We undertake to advise you promptly by facsimile on or prior to the date on which you intend to submit your corresponding certification relating to the Certificates of the Class specified above held by you for our account if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

We understand that this certificate is required in connection with certain securities laws of the United States.  In connection therewith, if administrative or legal proceedings are

*      Select, as applicable.

Exhibit L-1

commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding.  This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Senior Trust Advisor and the Initial Purchasers.

Dated:______________

By:
as, or as agent for, the holder of a beneficial interest in the Certificates to which this certificate relates.

Exhibit L-2

EXHIBIT M

FORM OF TRANSFER CERTIFICATE
FOR NON-BOOK ENTRY CERTIFICATE
TO TEMPORARY REGULATION S BOOK-ENTRY CERTIFICATE

(Exchanges or transfers pursuant to
Section 5.03(g) of the Pooling and Servicing Agreement)

Wells Fargo Bank, National Association,
as Certificate Registrar
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479-0113
Attention:	Corporate Trust (CMBS) – JPMBB Commercial Mortgage Securities Trust, Series 2014-C25

Re:	JPMBB Commercial Mortgage Securities Trust 2014-C25, Commercial Mortgage Pass-Through Certificates, Series 2014-C25, Class [__]

Reference is hereby made to the Pooling and Servicing Agreement dated as of November 1, 2014 (the “Pooling and Servicing Agreement”), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Wells Fargo Bank, National Association, as Master Servicer, Rialto Capital Advisors, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, Wells Fargo Bank, National Association, as Certificate Administrator and Pentalpha Surveillance LLC, as Senior Trust Advisor.  Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

This letter relates to US $[______] aggregate [Certificate Balance] [Notional Amount] of the Class [__] Certificates (the “Certificates”) which are held in the form of Non-Book Entry Certificates of such Class (CUSIP No. [______]) in the name of [insert name of Transferor] (the “Transferor”).  The Transferor has requested an exchange or transfer of such Non-Book Entry Certificates for a beneficial interest in the Temporary Regulation S Book-Entry Certificate of such Class (CINS No. [______] and ISIN No. [______]) to be held with [Euroclear] [Clearstream]* (Common Code [______]) through the Depository.

In connection with such request, and in respect of such Certificates, the Transferor does hereby certify that such exchange or transfer has been made in compliance with the transfer restrictions set forth in the Pooling and Servicing Agreement and pursuant to and in accordance with Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), and accordingly the Transferor does hereby certify that:

(1)           the offer of the Certificates was not made to a person in the United States;

*      Select appropriate depository.

Exhibit M-1

[(2)           at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed and believes that the transferee was outside the United States;]**

[(2)           the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;] **

(3)             no “directed selling efforts” within the meaning of Rule 902(c) of Regulation S have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable; and

(4)            the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

We understand that this certificate is required in connection with certain securities laws of the United States.  In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding.  This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Senior Trust Advisor and the Initial Purchasers.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:  _______

cc:  J.P. Morgan Chase Commercial Mortgage
Securities Corp.

**      Insert one of these two provisions, which come from the definition of “offshore transaction” in Regulation S.

Exhibit M-2

EXHIBIT N

FORM OF TRANSFER CERTIFICATE
 FOR NON-BOOK ENTRY CERTIFICATE
TO REGULATION S BOOK-ENTRY CERTIFICATE

(Exchange or transfers pursuant to
Section 5.03(g) of the Pooling and Servicing Agreement)

Wells Fargo Bank, National Association,
as Certificate Registrar
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479-0113
Attention:	Corporate Trust (CMBS) – JPMBB Commercial Mortgage Securities Trust, Series 2014-C25

Re:	JPMBB Commercial Mortgage Securities Trust 2014-C25, Commercial Mortgage Pass-Through Certificates, Series 2014-C25, Class [__]

Reference is hereby made to the Pooling and Servicing Agreement dated as of November 1, 2014 (the “Pooling and Servicing Agreement”), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Wells Fargo Bank, National Association, as Master Servicer, Rialto Capital Advisors, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, Wells Fargo Bank, National Association, as Certificate Administrator and Pentalpha Surveillance LLC, as Senior Trust Advisor.  Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

This letter relates to US $[______] aggregate [Certificate Balance] [Notional Amount] of the Class [__] Certificates (the “Certificates”) which are held in the form of Non-Book Entry Certificates of such Class (CUSIP No. [______]) in the name of [insert name of Transferor] (the “Transferor”).  The Transferor has requested an exchange or transfer of such Non-Book Entry Certificates for a beneficial interest in the Regulation S Book-Entry Certificate (CINS No. [______], ISIN No. [______], and Common Code No. [______]).

In connection with such request, and in respect of such Certificates, the Transferor does hereby certify that such exchange or transfer has been made in compliance with the transfer restrictions set forth in the Pooling and Servicing Agreement pursuant to and in accordance with Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), and accordingly the Transferor does hereby certify that:

(1)           the offer of the Certificates was not made to a person in the United States,

Exhibit N-1

[(2)           at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed and believes that the transferee was outside the United States,]*

[(2)           the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States,] *

(3)             no “directed selling efforts” within the meaning of Rule 902(c) of Regulation S have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable, and

(4)            the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

We understand that this certificate is required in connection with certain securities laws of the United States.  In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding.  This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Senior Trust Advisor and the Initial Purchasers.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:  _______

cc:  J.P. Morgan Chase Commercial Mortgage
Securities Corp.

*      Insert one of these two provisions, which come from the definition of “offshore transaction” in Regulation S.

Exhibit N-2

EXHIBIT O

FORM OF TRANSFER CERTIFICATE
FOR NON-BOOK ENTRY CERTIFICATE
TO RULE 144A BOOK-ENTRY CERTIFICATE

(Exchange or transfers pursuant to
Section 5.03(g) of the Pooling and Servicing Agreement)

Wells Fargo Bank, National Association,
as Certificate Registrar
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479-0113
Attention:	Corporate Trust (CMBS) – JPMBB Commercial Mortgage Securities Trust, Series 2014-C25

Re:	JPMBB Commercial Mortgage Securities Trust 2014-C25, Commercial Mortgage Pass-Through Certificates, Series 2014-C25, Class [__]

Reference is hereby made to the Pooling and Servicing Agreement dated as of November 1, 2014 (the “Pooling and Servicing Agreement”), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Wells Fargo Bank, National Association, as Master Servicer, Rialto Capital Advisors, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, Wells Fargo Bank, National Association, as Certificate Administrator and Pentalpha Surveillance LLC, as Senior Trust Advisor.  Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

This letter relates to US $[______] aggregate [Certificate Balance] [Notional Amount] of the Class [__] Certificates (the “Certificates”) which are held in the form of Non-Book Entry Certificates of such Class (CUSIP No. [______]) in the name of [insert name of transferor] (the “Transferor”).  The Transferor has requested an exchange or transfer of such beneficial interest for a beneficial interest in the Rule 144A Book-Entry Certificate of such Class (CUSIP No. [______]).

In connection with such request, and in respect of such Certificates, the Transferor does hereby certify that such Certificates are being exchanged or transferred in accordance with Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”), to a transferee that the Transferor reasonably believes is purchasing the Certificates for its own account, or for one or more accounts with respect to which the transferee exercises sole investment discretion, and the transferee and any such account is a “qualified institutional buyer” within the meaning of Rule 144A in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or other applicable jurisdiction.

We understand that this certificate is required in connection with certain securities laws of the United States.  In connection therewith, if administrative or legal proceedings are

Exhibit O-1

commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding.  This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Senior Trust Advisor and the Initial Purchasers.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:  _______

cc:  J.P. Morgan Chase Commercial Mortgage
Securities Corp.

Exhibit O-2

EXHIBIT P-1

FORM OF INVESTOR CERTIFICATION

[Date]

Wells Fargo Bank, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention:	Corporate Trust (CMBS) – JPMBB Commercial Mortgage Securities Trust, Series 2014-C25

Re:	JPMBB Commercial Mortgage Securities Trust 2014-C25, Commercial Mortgage Pass-Through Certificates, Series 2014-C25, Class Certificates

In accordance with the Pooling and Servicing Agreement, dated as of November 1, 2014 (the “Pooling and Servicing Agreement”), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Wells Fargo Bank, National Association, as Master Servicer, Rialto Capital Advisors, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, Wells Fargo Bank, National Association, as Certificate Administrator and Pentalpha Surveillance LLC, as Senior Trust Advisor, with respect to the certificates (the “Certificates”), the undersigned hereby certifies and agrees as follows:

1.           The undersigned is a Certificateholder, the Directing Certificateholder (to the extent such person is not a Certificateholder), a beneficial owner or prospective purchaser of the Class [__] Certificates or a Companion Holder (or any investment advisor or manager of the foregoing).

2.           In the case that the undersigned is a Certificateholder, beneficial owner or prospective purchaser of an Offered Certificate, the undersigned has received a copy of the Prospectus.

3.           The undersigned is not a Mortgagor, a manager of a Mortgaged Property, an Affiliate of any of the foregoing or an agent, principal, partner, member, joint venturer, limited partner, employee, representative, director, trustee, advisor of or investor in or of any of the foregoing or a mezzanine lender who has commenced foreclosure proceedings.

4.           The undersigned is requesting access pursuant to the Pooling and Servicing Agreement to certain information (the “Information”) on the Certificate Administrator’s website and/or is requesting the information identified on the schedule attached hereto (also, the “Information”) pursuant to the provisions of the Pooling and Servicing Agreement.  In consideration of the disclosure to the undersigned of the Information, or the access thereto, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in making an evaluation in connection with purchasing the related Certificates, from its accountants and attorneys, and otherwise from such governmental or banking authorities or agencies to which the undersigned is subject), and such Information will not, without the prior written consent of the Trustee or the Certificate Administrator, be otherwise disclosed by the

Exhibit P-1-1

undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the “Representatives”) in any manner whatsoever, in whole or in part; provided, however, that the obligations of the undersigned to keep any such information confidential shall expire one year following the date that the undersigned receives such information (with respect to a prospective purchaser only) or is no longer a Certificateholder, a beneficial owner or prospective purchaser of the Class of Certificates referenced above.  The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended, or would require registration of any Certificate not previously registered pursuant to Section 5 of the Securities Act.

5.           The undersigned shall be fully liable for any breach of this agreement by itself or any of its Representatives and shall indemnify the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, the Senior Trust Advisor and the Trust Fund for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

6.           The undersigned shall be deemed to have recertified to the provisions herein each time it accesses the Information on the Certificate Administrator’s website.

7.           Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Pooling and Servicing Agreement.

BY ITS CERTIFICATION HEREOF, the undersigned has made the representations above and shall be deemed to have caused its name to be signed hereto by its duly authorized signatory, as of the date certified.

Exhibit P-1-2

EXHIBIT P-2

FORM OF CERTIFICATION FOR NRSROs

[Date]

Wells Fargo Bank, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention:	Corporate Trust (CMBS) – JPMBB Commercial Mortgage Securities Trust, Series 2014-C25

Attention:	JPMBB Commercial Mortgage Securities Trust 2014-C25, Commercial Mortgage Pass Through Certificates, Series 2014-C25

In accordance with the requirements for obtaining certain information pursuant to the Pooling and Servicing Agreement, dated as of November 1, 2014 (the “Pooling and Servicing Agreement”), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Wells Fargo Bank, National Association, as Master Servicer, Rialto Capital Advisors, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, Wells Fargo Bank, National Association, as Certificate Administrator and Pentalpha Surveillance LLC, as Senior Trust Advisor, with respect to the certificates (the “Certificates”), the undersigned hereby certifies and agrees as follows:

1.	The undersigned is a Rating Agency hired by the Depositor to provide ratings on the Certificates; or

2.	The undersigned, a Nationally Recognized Statistical Rating Organization (“NRSRO”);

a.           has provided the Depositor with the appropriate certifications under Exchange Act 17g-5(e);

b.           has access to the Depositor’s 17g-5 website; and

c.            agrees that any confidentiality agreement applicable to the undersigned with respect to information obtained from the Depositor’s 17g-5 website shall also be applicable to information obtained from the 17g-5 Information Provider’s Website.

The undersigned shall be deemed to have recertified to the provisions herein each time it accesses the Information on the Certificate Administrator’s Website and the 17g-5 Information Provider’s Website.

Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Pooling and Servicing Agreement.

BY ITS CERTIFICATION HEREOF, the undersigned has made the representations above and shall be deemed to have caused its name to be signed hereto by its duly authorized signatory, as of the date certified.

Exhibit P-2-1

EXHIBIT P-3

ONLINE MARKET DATA PROVIDER CERTIFICATION

Wells Fargo Bank, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention:	Corporate Trust (CMBS) – JPMBB Commercial Mortgage Securities Trust, Series 2014-C25

Attention:	JPMBB Commercial Mortgage Securities Trust 2014-C25, Commercial Mortgage Pass Through Certificates, Series 2014-C25

This Certification has been prepared for provision of information to the market data providers listed in Paragraph 1 below pursuant to the direction of the Depositor. If you represent a Market Data Provider not listed herein and would like access to the information, please contact CTSLink at 866-846-4526, or at ctslink.customerservice@wellsfargo.com.

In accordance with the requirements for obtaining certain information pursuant to the Pooling and Servicing Agreement, dated as of November 1, 2014 (the “Pooling and Servicing Agreement”), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Wells Fargo Bank, National Association, as Master Servicer, Rialto Capital Advisors, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, Wells Fargo Bank, National Association, as Certificate Administrator and Pentalpha Surveillance LLC, as Senior Trust Advisor, with respect to the above-referenced certificates (the “Certificates”), the undersigned hereby certifies and agrees as follows:

1.
The undersigned is an employee or agent of Bloomberg L.P., Intex Solutions, Inc., Trepp, LLC, BlackRock Financial Management Inc., Interactive Data Corporation, CMBS.com, Inc., Markit or Thompson Reuters, a market data provider that has been given access to the Statements to Certificateholders, CREFC® Reports and supplemental notices on www.ctslink.com (“CTSLink”) by request of the Depositor.

2.	The undersigned agrees that each time it accesses CTSLink, the undersigned is deemed to have recertified that the representation above remains true and correct.

3.
The undersigned acknowledges and agrees that the provision to it of information and/or reports on CTSLink is for its own use only, and agrees that it will not disseminate or otherwise make such information available to any other person without the written consent of the Depositor.

4.
The undersigned shall be fully liable for any breach of this agreement by itself or any of its Representatives and shall indemnify the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, the Senior Trust Advisor and the Trust Fund for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

Exhibit P-3-1

5.	Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Pooling and Servicing Agreement.

BY ITS CERTIFICATION HEREOF, the undersigned has made the representations above and shall be deemed to have caused its name to be signed hereto by its duly authorized signatory, as of the date certified.

Exhibit P-3-2

EXHIBIT Q

CUSTODIAN CERTIFICATION/EXCEPTION REPORT

[DATE]

To the Persons Listed on the attached Schedule A

Re:	JPMBB Commercial Mortgage Securities Trust 2014-C25, Commercial Mortgage Pass-Through Certificates, Series 2014-C25

Ladies and Gentlemen:

In accordance with Section 2.02 of the Pooling and Servicing Agreement, dated as of November 1, 2014 (the “Pooling and Servicing Agreement”), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Wells Fargo Bank, National Association, as Master Servicer, Rialto Capital Advisors, LLC, as Special Servicer, Wells Fargo Bank, National Association, as Certificate Administrator, Wilmington Trust, National Association, as Trustee and Pentalpha Surveillance LLC, as Senior Trust Advisor, the undersigned, as Custodian, hereby certifies that, except as noted on the attached Custodial Exception Report, as to each Mortgage Loan and the Trust Subordinate Companion Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan or the Trust Subordinate Companion Loan paid in full or for which a Liquidation Event has occurred) the Custodian has, subject to Section 2.02(e) of the Pooling and Servicing Agreement, reviewed the documents delivered to it pursuant to Section 2.01 of the Pooling and Servicing Agreement and has determined that (i) all documents specified in clauses (i) through (v), (ix) through (xiii), (xv) and (xvi) (or, with respect to clause (xvi), a copy of such letter of credit and the required officer’s certificate), if any, of the definition of “Mortgage File,” as applicable, with respect to the Mortgage Loans or Trust Subordinate Companion Loan are in its possession, (ii) the foregoing documents delivered or caused to be delivered by the Mortgage Loan Seller have been reviewed by it or by a Custodian on its behalf and appear regular on their face and appear to be executed and to relate to such Mortgage Loan and (iii) based on such examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (iv), (vi) and (viii)(c) in the definition of “Mortgage Loan Schedule” is correct.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.

Exhibit Q-1

WELLS FARGO BANK, NATIONAL
ASSOCIATION,
as Custodian
By:
Name:
Title:

Exhibit Q-2

SCHEDULE A

JPMorgan Chase Bank, National Association
270 Park Avenue
New York, New York 10017-2070
J.P. Morgan Chase Commercial Mortgage Securities Corp.
383 Madison Avenue, 31st Floor
New York, New York 10179

DBRS, Inc.
101 N. Wacker Drive, Suite 100
Chicago, Illinois 60606
Attention: Commercial Mortgage Surveillance
Telecopy Number: (312) 332-3492
Email: cmbs.surveillance@dbrs.com

Fitch Ratings, Inc.
One State Street Plaza, 31st Floor
New York, New York 10004

Moody’s Investors Service, Inc.
7 World Trade Center
250 Greenwich Street
New York, New York 10007
Attention: Commercial Mortgage Surveillance Group
E-mail:   MoodysRecordManag@moodys.com and
CMBSSurveillance@moodys.com

Rialto Capital Advisors, LLC
790 NW 107th Avenue, 4th Floor
Miami, Florida 33172
Attention: Liat Heller
Telecopy number: (305) 229-6425
E-mail: liat.heller@rialtocapital.com

with a copy to:

Attention: Jeff Krasnoff
Telecopy number: (305) 229-6425
E-mail: jeff.krasnoff@rialtocapital.com

Exhibit Q-3

with a copy to:

Attention: Niral Shah
Telecopy number: (305) 229-6425
E-mail: niral.shah@rialtocapital.com

with a copy to:

Attention: Adam Singer
Telecopy number: (305) 229-6425
E-mail: adam.singer@rialtocapital.com

Wells Fargo Bank, National Association
Commercial Mortgage Servicing
MAC D1086-120, 550 South Tryon Street, 14th Floor
Charlotte, North Carolina 28202
Attention: JPMBB 2014-C25 Asset Manager
Telecopy Number: (704) 715-0036

Wells Fargo Bank, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Attention: Corporate Trust (CMBS)
JPMBB Commercial Mortgage Securities Trust Series 2014-C25
Telecopy Number: (410) 715-2380

Wilmington Trust, National Association
1100 North Market Street
Wilmington, Delaware 19890
Attention: JPM 2014-C25
Telecopy number: (302) 630-4140

Exhibit Q-4

EXHIBIT R-1

FORM OF POWER OF ATTORNEY BY TRUSTEE
FOR MASTER SERVICER

RECORDING REQUESTED BY:
{insert address}

SPACE ABOVE THIS LINE FOR RECORDER’S USE

LIMITED POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that Wilmington Trust, National Association, a national banking association, incorporated and existing under the laws of the United States, having its usual place of business at 1100 North Market Street, Wilmington, Delaware 19890 as Trustee (the “Trustee”) pursuant to that Pooling and Servicing Agreement dated as of November 1, 2014 (the “Agreement”) by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as the Depositor, Wells Fargo Bank, National Association, as the master servicer (in such capacity, the “Master Servicer”), Rialto Capital Advisors, LLC, as special servicer (the “Special Servicer”), Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “Certificate Administrator”), the Trustee, and Pentalpha Surveillance LLC, as senior trust advisor (the “Senior Trust Advisor”), and the Trustee hereby constitutes and appoints the Master Servicer, by and through the Master Servicer’s officers, the Trustee’s true and lawful Attorney-in-Fact, in the Trustee’s name, place and stead and for the Trustee’s benefit, in connection with all mortgage loans (the “Mortgage Loans”) and Trust Subordinate Companion Loan serviced by the Master Servicer and all properties (“Mortgaged Properties”) administered by the Master Servicer pursuant to the Agreement, to execute and acknowledge in writing or by facsimile stamp all documents customarily and reasonably necessary and appropriate to effectuate the enumerated transactions described in items 1 through 12 below with respect to the Mortgage Loans, the Trust Subordinate Companion Loan and Mortgaged Properties; provided, however, that the documents described below may only be executed and delivered by such Attorneys-in-Fact if such documents are required or permitted under the Agreement. Capitalized terms used herein and not otherwise defined herein have the meanings set forth in the Agreement.

1.           The endorsement on behalf of the Trustee of all checks, drafts and/or other negotiable instruments made payable to the Trustee and draw upon, replace, substitute, release or amend letters of credit standing as collateral securing any Mortgage Loan (or Trust Subordinate Companion Loan).

2.           The modification or re-recording of a Mortgage or deed of trust, where said modification or re-recording is solely for the purpose of correcting the Mortgage or deed of trust to conform same to the original intent of the parties thereto or to correct title errors discovered after such title insurance was issued; provided that (i) said modification or re-recording, in either instance, does not adversely affect the lien of the Mortgage or deed of trust as insured and (ii) otherwise conforms to the provisions of the Agreement.

Exhibit R-1-1

3.           The subordination of the lien of a Mortgage or deed of trust to an easement in favor of a public utility company of a government agency or unit with powers of eminent domain; this section shall include, without limitation, the execution of partial satisfactions/releases, partial reconveyances or the execution or requests to trustees to accomplish same.

4.           The conveyance of the properties to the mortgage insurer, or the closing of the title to the property to be acquired as real estate owned, or conveyance of title to real estate owned.

5.           The completion of loan assumption agreements.

6.           The full satisfaction/release of a Mortgage or deed of trust or full conveyance upon payment and discharge of all sums secured thereby, including, without limitation, cancellation of the related Mortgage Note.

7.           The assignment of any Mortgage or deed of trust and the related Mortgage Note, in connection with the repurchase of the mortgage loan secured and evidenced thereby.

8.           The full assignment of a Mortgage or deed of trust upon payment and discharge of all sums secured thereby in conjunction with the refinancing thereof, including, without limitation, the assignment of the related Mortgage Note.

9.           The full enforcement of and preservation of the Trustee’s interests in the Mortgage Notes, Mortgages or deeds of trust, and in the proceeds thereof, by way of, including but not limited to, foreclosure, the taking of a deed in lieu of foreclosure, or the completion of judicial or non-judicial foreclosure or the termination, cancellation or rescission of any such foreclosure, the initiation, prosecution and completion of eviction actions or proceedings with respect to, or the termination, cancellation or rescission of any such eviction actions or proceedings, and the pursuit of title insurance, hazard insurance and claims in bankruptcy proceedings, including, without limitation, any and all of the following acts:

a.	the substitution of trustee(s) serving under a deed of trust, in accordance with state law and the deed of trust;

b.	the preparation and issuance of statements of breach or non-performance;

c.	the preparation and filing of notices of default and/or notices of sale;

d.	the cancellation/rescission of notices of default and/or notices of sale;

e.	the taking of deed in lieu of foreclosure;

f.	the filing, prosecution and defense of claims, and to appear on behalf of the Trustee, in bankruptcy cases affecting Mortgage Notes, Mortgages or deeds of trust;

Exhibit R-1-2

g.	the preparation and service of notices to quit and all other documents necessary to initiate, prosecute and complete eviction actions or proceedings;

h.
the tendering, filing, prosecution and defense, as applicable, of hazard insurance and title insurance claims, including but not limited to appearing on behalf of the Trustee in quiet title actions; and

i.
the preparation and execution of such other documents and performance of such other actions as may be necessary under the terms of the Mortgage, deed of trust or state law to expeditiously complete said transactions in paragraphs 9.a. through 9.h. above.

10.           With respect to the sale of property acquired through a foreclosure or deed-in lieu of foreclosure, including, without limitation, the execution of the following documentation:

a.	listing agreements;

b.	purchase and sale agreements;

c.	grant/warranty/quit claim deeds or any other deed causing the transfer of title of the property to a party contracted to purchase same;

d.	escrow instructions; and

e.	any and all documents necessary to effect the transfer of property.

11.           The modification or amendment of escrow agreements established for repairs to the Mortgaged Property or reserves for replacement of personal property.

12.           The execution and delivery of the following:

a.
any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by the Mortgage, deed of trust or other security document in the related Mortgage File or the related Mortgaged Property and other related collateral;

b.	any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, or of partial or full defeasance, and all other comparable instruments; and

c.
any and all assumptions, modifications, waivers, substitutions, extensions, amendments, consents to transfers of interests in borrowers, consents to any subordinate financings to be secured by any related Mortgaged Property, consents to any mezzanine financing to be secured by the ownership interests in a borrower, consents to and monitoring of the application of any proceeds of insurance policies or condemnation awards to the restoration of the related Mortgaged Property or otherwise, documents relating to the management, operation, maintenance, repair, leasing and marketing of the related Mortgaged Properties (including agreements and requests by any borrower with respect to modifications of the standards of operation and management of such Mortgaged Properties or the replacement of asset

Exhibit R-1-3

managers), documents exercising any or all of the rights, powers and privileges granted or provided to the holder of any Mortgage Loan (or Trust Subordinate Companion Loan, as applicable) under the related loan documents, lease subordination agreements, non-disturbance and attornment agreements or other leasing or rental arrangements, any easements, covenants, conditions, restrictions, equitable servitudes, or land use or zoning requirements with respect to the Mortgaged Properties, instruments relating to the custody of any collateral that now secures or hereafter may secure any Mortgage Loan (or Trust Subordinate Companion Loan, as applicable) and any other consents.

The undersigned gives said Attorney-in-Fact full power and authority to execute such instruments and to do and perform all and every act and thing necessary and proper to carry into effect the power or powers granted by or under this Limited Power of Attorney as fully as the undersigned might or could do, and hereby does ratify and confirm to all that said Attorney-in-Fact shall be effective as of the date set forth below.

This appointment is to be construed and interpreted as a limited power of attorney. The enumeration of specific items, rights, acts or powers herein is not intended to, nor does it give rise to, and it is not to be construed as a general power of attorney.

Solely to the extent that the Master Servicer has the power to delegate its rights or obligations under the Agreement, the Master Servicer also has the power to delegate the authority given to it by Wilmington Trust, National Association, as Trustee, under this Limited Power of Attorney, for purposes of performing its obligations and duties by executing such additional powers of attorney in favor of its attorneys-in-fact as are necessary for such purpose. The Master Servicer’s attorneys-in-fact shall have no greater authority than that held by the Master Servicer.

Nothing contained herein shall: (i) limit in any manner any indemnification provided to the Trustee under the Agreement, (ii) limit in any manner the rights and protections afforded the Trustee under the Agreement, or (iii) be construed to grant the Master Servicer the power to initiate or defend any suit, litigation or proceeding in the name of Wilmington Trust, National Association except as specifically provided for herein. If the Master Servicer receives any notice of suit, litigation or proceeding in the name of Wilmington Trust, National Association, then the Master Servicer shall promptly forward a copy of same to the Trustee.

This limited power of attorney is not intended to extend the powers granted to the Master Servicer under the Agreement or to allow the Master Servicer to take any action with respect to Mortgages, deeds of trust or Mortgage Notes not authorized by the Agreement.

The Master Servicer hereby agrees to indemnify and hold the Trustee and its directors, officers, employees and agents harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever incurred by reason or result of the negligent use, or negligent or willful misuse, of this Limited Power of Attorney by the Master Servicer. The foregoing indemnity shall survive the termination of this Limited Power of Attorney and the Agreement or the earlier resignation or removal of the Trustee under the Agreement.

Exhibit R-1-4

This Limited Power of Attorney is entered into and shall be governed by the laws of the State of New York, without regard to conflicts of law principles of such state.

Third parties without actual notice may rely upon the exercise of the power granted under this Limited Power of Attorney; and may be satisfied that this Limited Power of Attorney shall continue in full force and effect and has not been revoked unless an instrument of revocation has been made in writing by the undersigned.

IN WITNESS WHEREOF, Wilmington Trust, National Association, as Trustee for JPMBB Commercial Mortgage Securities Trust 2014-C25 has caused its corporate seal to be hereto affixed and these presents to be signed and acknowledged in its name and behalf by a duly elected and authorized signatory this ___________ day of ____________.

Wilmington Trust, National Association, as
Trustee for JPMBB Commercial Mortgage
Securities Trust 2014-C25

By:
Name:
Title:

Prepared by:

Name:

Witness:

Witness:

Exhibit R-1-5

STATE OF	)
	)	ss.:
COUNTY OF	)

On ________________________, before me, _________________________________ Notary Public, personally appeared ___________________________, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of ___________ that the foregoing paragraph is true and correct.

Witness my hand and official seal.

Notary Public

[SEAL]

My commission expires:

Exhibit R-1-6

EXHIBIT R-2

FORM OF POWER OF ATTORNEY BY TRUSTEE

FOR SPECIAL SERVICER

RECORDING REQUESTED BY:
{insert address}

SPACE ABOVE THIS LINE FOR RECORDER’S USE

LIMITED POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that Wilmington Trust, National Association, a national banking association, incorporated and existing under the laws of the United States, having its usual place of business at 1100 North Market Street, Wilmington, Delaware 19890, as Trustee (the “Trustee”) pursuant to that Pooling and Servicing Agreement dated as of November 1, 2014 (the “Agreement”) by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as the Depositor, Wells Fargo Bank, National Association, as the master servicer (in such capacity, the “Master Servicer”), Rialto Capital Advisors, LLC, as special servicer (the “Special Servicer”), Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “Certificate Administrator”), the Trustee, and Pentalpha Surveillance LLC, as senior trust advisor (the “Senior Trust Advisor”), and the Trustee hereby constitutes and appoints the Special Servicer, by and through the Special Servicer’s officers and authorized employees, the Trustee’s true and lawful Attorney-in-Fact, in the Trustee’s name, place and stead and for the Trustee’s benefit, in connection with all mortgage loans (the “Mortgage Loans”) and Trust Subordinate Companion Loan serviced by the Special Servicer and all properties (“REO Properties”) administered by the Special Servicer pursuant to the Agreement, to execute and acknowledge in writing or by facsimile stamp all documents customarily and reasonably necessary and appropriate to effectuate the enumerated transactions described in items (1) through (13) below with respect to the Mortgage Loans, the Trust Subordinate Companion Loan and REO Properties; provided however, that the documents described below may only be executed and delivered by such Attorneys-in-Fact if such documents are required or permitted under the terms of the Agreement. Capitalized terms used herein and not otherwise defined herein have the meanings set forth in the Agreement.

1.
The endorsement on behalf of the Trustee of all checks, drafts and/or other negotiable instruments made payable to the Trustee and to draw upon, replace, substitute, release or amend letters of credit standing as collateral securing any Mortgage Loan (or Trust Subordinate Companion Loan).

2.
The modification or re-recording of a Mortgage or deed of trust, where said modification or re-recording is solely for the purpose of correcting such Mortgage or deed of trust to conform same to the original intent of the parties thereto or to correct title errors discovered after such title insurance was issued; provided that said modification or re-recording, in either instance, (i) does not adversely affect the lien of the Mortgage or deed of trust as insured and (ii) otherwise conforms to the provisions of the Agreement.

Exhibit R-2-1

3.
The subordination of the lien of a Mortgage or deed of trust to an easement in favor of a public utility company or a government agency or unit with powers of eminent domain; this section shall include, without limitation, the execution of partial satisfactions/releases, partial reconveyances or the execution or requests to trustees to accomplish same.

4.
The conveyance of any property to the mortgage insurer, or the closing of title to any mortgaged property (a “Mortgaged Property”) to be acquired as REO Property, or conveyance of title to any REO Property.

5.	The completion of loan assumption agreements and transfers of interest in borrower entities.

6.	The full satisfaction/release of a Mortgage or full conveyance upon payment and discharge of all sums secured thereby, including, without limitation, cancellation of the related promissory note.

7.
The assignment of any Mortgage and the related promissory note and other loan documents, in connection with the purchase or repurchase of the Mortgage Loan (or Trust Subordinate Companion Loan) secured and evidenced thereby.

8.
The full assignment of a Mortgage upon payment and discharge of all sums secured thereby in conjunction with the refinancing thereof, including, without limitation, the assignment of the related promissory note and other loan documents.

9.
The full enforcement of and preservation of the Trustee’s interests in any Mortgage or the related promissory note, and in the proceeds thereof, by way of, including but not limited to, taking title to any Mortgaged Property on behalf of the Trust, foreclosure, the taking of a deed-in-lieu of foreclosure, or the completion of judicial or non-judicial foreclosure and/or any related litigation, including without limitation, guaranty or receivership litigation, or litigation on the note, or the termination, cancellation or rescission of any such foreclosure, the initiation, prosecution and completion of eviction actions or proceedings with respect to, or the termination, cancellation or rescission of any such eviction actions or proceedings, the initiation or defense of any litigation related to the ownership of any REO Property, and the pursuit of title insurance, hazard insurance and claims in bankruptcy proceedings, including, without limitation, any and all of the following acts:

a.	the substitution of trustee(s) serving under a deed of trust, in accordance with state law and such deed of trust;

b.	the preparation and issuance of statements of breach or non-performance;

c.	the preparation and filing of notices of default and/or notices of sale;

d.	the cancellation/rescission of notices of default and/or notices of sale;

Exhibit R-2-2

e.	the filing, prosecution and defense of claims, and the appearance on behalf of the Trustee, in bankruptcy cases affecting any Mortgage or the related promissory note;

f.	the preparation and service of notices to quit and all other documents necessary to initiate, prosecute and complete eviction actions or proceedings;

g.	the tendering, filing, prosecution and defense, as applicable, of hazard insurance and title insurance claims, including but not limited to appearing on behalf of the Trustee in quiet title actions;

h.	the creation of a wholly-owned entity of the Trust for purposes of holding foreclosed property; and

i.
the preparation and execution of such other documents and the performance of such other actions as may be necessary under the terms of the Mortgage or state law to expeditiously complete said transactions in paragraphs 9.a. through 9.h. above.

10.	With respect to the sale of property acquired through a foreclosure or deed-in lieu of foreclosure, including, without limitation, the execution of the following documentation:

a.	listing agreements;

b.	purchase and sale agreements;

c.	grant/warranty/quit claim deeds or any other deed causing the transfer of title of the property to a party contracted to purchase same;

d.	escrow instructions; and

e.	any and all documents necessary to effect the transfer of property.

11.	The modification or amendment of escrow agreements established for repairs to the Mortgaged Property or reserves for replacement of personal property.

12.
Execute and/or file such documents and take such other action as is proper and necessary to defend the Trustee, solely in its capacity as Trustee, in litigation and to resolve such litigation, provided that such resolution shall not include any admission of fault or wrongdoing by the Trustee or, without the Trustee’s consent, subject the Trustee to any form of injunctive relief.

13.	The execution and delivery of the following:

a.
any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by the Mortgage or other security document in the related Mortgage File or the related Mortgaged Property and other related collateral;

Exhibit R-2-3

b.	any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, or of partial or full defeasance, and all other comparable instruments;

c.
any and all assumptions, modifications, waivers, substitutions, extensions, amendments, consents to transfers of interests in borrowers, consents to any subordinate financings to be secured by any related Mortgaged Property, consents to any mezzanine financing to be secured by the ownership interests in a borrower, consents to and monitoring of the application of any proceeds of insurance policies or condemnation awards to the restoration of the related Mortgaged Property, REO Property or otherwise, documents relating to the management, operation, maintenance, repair, leasing and marketing of the related Mortgaged Properties (including agreements and requests by any borrower with respect to modifications of the standards of operation and management of such Mortgaged Properties or the replacement of asset managers) or REO Properties, documents exercising any or all of the rights, powers and privileges granted or provided to the holder of any Mortgage Loan (or Trust Subordinate Companion Loan, as applicable) under the related loan documents, lease subordination agreements, non-disturbance and attornment agreements or other leasing or rental arrangements, management agreements, any easements, covenants, conditions, restrictions, equitable servitudes, or land use or zoning requirements with respect to the Mortgaged Properties or REO Properties, instruments relating to the custody of any collateral that now secures or hereafter may secure any Mortgage Loan (or Trust Subordinate Companion Loan, as applicable) and any other consents; and

d.	any and all documents, instruments and certifications as are reasonably necessary to complete or accomplish the Special Servicer’s duties and responsibilities under the Agreement.

The undersigned gives said Attorney-in-Fact full power and authority to execute such instruments and to do and perform all and every act and thing necessary and proper to carry into effect the power or powers granted by or under this Limited Power of Attorney as fully as the undersigned might or could do, and hereby does ratify and confirm to all that said Attorney-in-Fact shall be effective as of the date set forth below.

This appointment is to be construed and interpreted as a limited power of attorney. The enumeration of specific items, rights, acts or powers herein is not intended to, nor does it give rise to, and it is not to be construed as a general power of attorney.

Solely to the extent that the Special Servicer has the power to delegate its rights or obligations under the Agreement, the Special Servicer also has the power to delegate the authority given to it by Wilmington Trust, National Association, as Trustee, under this Limited Power of Attorney, for purposes of performing its obligations and duties by executing such additional powers of attorney in favor of its attorneys-in-fact as are necessary for such purpose. The Special Servicer’s attorneys-in-fact shall have no greater authority than that held by the Special Servicer.

Exhibit R-2-4

Nothing contained herein shall: (i) limit in any manner any indemnification provided to the Trustee under the Agreement, (ii) limit in any manner the rights and protections afforded the Trustee under the Agreement, or (iii) be construed to grant the Special Servicer the power to initiate or defend any suit, litigation or proceeding in the name of Wilmington Trust, National Association except as specifically provided for herein or in the Agreement. If the Special Servicer receives any notice of suit, litigation or proceeding in the name of Wilmington Trust, National Association, then the Special Servicer shall promptly forward a copy of same to the Trustee.

This limited power of attorney is not intended to extend or limit the powers granted to the Special Servicer under the Agreement or to allow the Special Servicer to take any action with respect to Mortgages, deeds of trust or the related promissory notes not authorized by the Agreement.

The Special Servicer hereby agrees to indemnify and hold the Trustee and its directors, officers, employees and agents harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever incurred by the Trustee by reason or result of the negligent use, or negligent or willful misuse, of this Limited Power of Attorney by the Special Servicer. The foregoing indemnity shall survive the termination of this Limited Power of Attorney and the Agreement or the earlier resignation or removal of the Trustee under the Agreement.

This Limited Power of Attorney is entered into and shall be governed by the laws of the State of New York, without regard to conflicts of law principles of such state.

Third parties without actual notice may rely upon the exercise of the power granted under this Limited Power of Attorney; and may be satisfied that this Limited Power of Attorney shall continue in full force and effect and has not been revoked unless an instrument of revocation has been made in writing by the undersigned.

IN WITNESS WHEREOF, Wilmington Trust, National Association, as Trustee for JPMBB Commercial Mortgage Securities Trust 2014-C25, Commercial Mortgage Pass-Through Certificates, Series 2014-C25, has caused its corporate seal to be hereto affixed and these presents to be signed and acknowledged in its name and behalf by a duly elected and authorized signatory this ___________ day of ____________.

Wilmington Trust, National Association,
as Trustee for JPMBB Commercial Mortgage Securities Trust
2014-C25

By:
Name:
Title:

Exhibit R-2-5

Address:	Wilmington Trust, National Association 1100 North Market Street Wilmington, Delaware 19890

Witness:

Exhibit R-2-6

State of Delaware}
County of  }

On ________________________, before me, _________________________________Notary Public, personally appeared ___________________________, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of Delaware that the foregoing paragraph is true and correct.

Witness my hand and official seal.

Notary signature

Exhibit R-2-7

EXHIBIT S

INITIAL COMPANION HOLDERS, INITIAL CLASS BNB MAJORITY CERTIFICATEHOLDER,

Loan	Companion Holder
Hilton Houston Post Oak

NOTE A-2

Wilmington Trust, National Association for the Holders of JPMBB Commercial Mortgage Trust 2014-C24, Commercial Mortgage Pass Through Certificates, Series 2014-C24

Notice Address:
Wilmington Trust, National Association
1100 North Market Street
Wilmington, Delaware 19890
Attention: JPM 2014-C24
Telecopy number: (302) 630-4140
Email: CMBSTrustee@wilmingtontrust.com

Florida Multifamily Portfolio

NOTE A-2

JPMorgan Chase Bank, National Association

Notice Address:

JPMorgan Chase Bank, National Association
383 Madison Avenue, 31st Floor
New York, New York 10179
Attention: Joseph E. Geoghan
Facsimile No.: (212) 272-7047

-and-

JPMorgan Chase Bank, National Association
383 Madison Avenue, 22nd Floor
New York, New York 10179
Attention: Nancy Alto
Facsimile No.: (212) 623-4779

Exhibit S-1

Class	Initial Majority Certificateholder
BNB	MKP Credit Master Fund, LDC Notice Address: MKP Credit Master Fund, LDC 600 Lexington New York, New York 10022

Exhibit S-2

EXHIBIT T

FORM OF NOTICE RELATING TO THE NON-SERVICED MORTGAGE LOAN

[Date]

[Wells Fargo Bank, National Association
Commercial Mortgage Servicing
MAC D1086-120, 550 South Tryon Street, 14th Floor
Charlotte, North Carolina 28202
Attention: JPMBB 2014-C23 Asset Manager
Telecopy Number: (704) 715-0036]

[Wells Fargo Bank, National Association
Commercial Mortgage Servicing
MAC D1086-120, 550 South Tryon Street, 14th Floor
Charlotte, North Carolina 28202
Attention: COMM 2014-LC17 Asset Manager
Telecopy Number: (704) 715-0036]

With copies to:

Wilmington Trust, National Association
1100 North Market Street
Wilmington, Delaware 19890
Attention – COMM 2014-LC17
Email: cmbstrustee@wilmingtontrust.com

Wells Fargo Bank, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Client Manager - COMM 2014-LC17]

Deutsche Mortgage & Asset Receiving Corporation
60 Wall Street
New York, New York 10005
Attention: Lainie Kaye

Park Bridge Lender Services LLC
560 Lexington Avenue, 17th Floor
New York, New York 10022
Attention: COMM 2014-LC17 - Surveillance Manager (with a copy sent contemporaneously via email to cmbs.notices@parkbridgefinancial.com)

LNR Partners, LLC
1601 Washington Avenue, Suite 700
Miami Beach, Florida 33139
Attention: Thomas F. Nealon, Esq., Steven A. Rivers, Esq. and Job Warshaw
Fax Number: (305) 695-5601]

VIA FACSIMILE

Re:	JPMBB Commercial Mortgage Securities Trust 2014-C25, Commercial Mortgage Pass-Through Certificates, Series 2014-C25

Dear [__________]:

[Wells Fargo Bank, National Association, is the master servicer (the “Non-Serviced Master Servicer”) for the [Grapevine Mills] [Wilton Commercial Portfolio] Whole Loan, as such term is defined under the Pooling and Servicing Agreement, dated November 1, 2014 (the “2014-C25 Pooling Agreement”) by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as depositor, Wells Fargo Bank, National Association, as Master Servicer (in such capacity, the “[Grapevine Mills] [Wilton Commercial Portfolio] Mortgage Loan Master Servicer”), Rialto Capital Advisors, LLC, as special servicer, Wilmington Trust, National Association, as trustee (in such capacity, the “Trustee”), Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “Certificate Administrator”), and Pentalpha Surveillance LLC, as senior trust advisor. The Certificate Administrator hereby directs the Non-Serviced Master Servicer, as follows:]

The Non-Serviced Master Servicer shall remit to the [Grapevine Mills] [Wilton Commercial Portfolio] Mortgage Loan Master Servicer all amounts payable to, and forward,

Exhibit T-1

deliver or otherwise make available, as the case may be, to the [Grapevine Mills] [Wilton Commercial Portfolio] Mortgage Loan Master Servicer all reports, statements, documents, communications, and other information that are to be forwarded, delivered or otherwise made available to, the holder of the [Grapevine Mills] [Wilton Commercial Portfolio] Mortgage Loan (as such term is defined in the 2014-C25 Pooling Agreement) under the [Grapevine Mills] [Wilton Commercial Portfolio] Intercreditor Agreement (as defined in the 2014-C25 Pooling Agreement).

Thank you for your attention to this matter.

Exhibit T-2

Date:   _________________________

Wells Fargo Bank, National Association, as
Certificate Administrator for the Holders of the JPMBB Commercial Mortgage Securities Trust 2014-C25, Commercial Mortgage Pass-Through Certificates, Series 2014-C25

By:
[Name]
[Title]

Exhibit T-3

EXHIBIT U

FORM OF NOTICE AND CERTIFICATION
REGARDING DEFEASANCE OF MORTGAGE LOAN

To:	Moody’s Investors Service, Inc.
7 World Trade Center
250 Greenwich Street
New York, New York 10007
Attention: Commercial Mortgage Surveillance Group
E-mail: MoodysRecordManag@moodys.com and CMBSSurveillance@moodys.com

Fitch Ratings, Inc.
One State Street Plaza, 31st Floor
New York, New York 10004

DBRS, Inc.
101 N. Wacker Drive, Suite 100
Chicago, Illinois 60606
Attention: Commercial Mortgage Surveillance
Telecopy Number: (312) 332-3492
Email: cmbs.surveillance@dbrs.com

From:
Wells Fargo Bank, National Association, in its capacity as Master Servicer under the Pooling and Servicing Agreement dated as of November 1, 2014 (the “Pooling and Servicing Agreement”), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Wells Fargo Bank, National Association, as Master Servicer, Rialto Capital Advisors, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, Wells Fargo Bank, National Association, as Certificate Administrator, and Pentalpha Surveillance LLC, as Senior Trust Advisor.

Date:	_________, 20___

Re:	JPMBB Commercial Mortgage Securities Trust 2014-C25, Commercial Mortgage Pass-Through Certificates, Series 2014-C25

Mortgage Loan (the “Mortgage Loan”) [and the Trust Subordinate Companion Loan] identified by loan number _____ [and loan number [_______]] on the Mortgage Loan Schedule attached to the Pooling and Servicing Agreement and heretofore secured by the Mortgaged Properties identified on the Mortgage Loan Schedule by the following names:____________________

____________________

Exhibit U-1

Reference is made to the Pooling and Servicing Agreement described above. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Pooling and Servicing Agreement.

As Servicer under the Pooling and Servicing Agreement, we hereby:

(a)  Notify you that the Mortgagor has consummated a defeasance of the Mortgage Loan pursuant to the terms of the Mortgage Loan [and the Trust Subordinate Companion Loan], of the type checked below:

____       a full defeasance of the entire principal balance of the Mortgage Loan [and the Trust Subordinate Companion Loan]; or

____       a partial defeasance of a portion of the principal balance of the Mortgage Loan [and the Trust Subordinate Companion Loan] that represents and, an allocated loan amount of $____________ or _______% of the entire principal balance of the Mortgage Loan;

(b)  Certify that each of the following is true, subject to those exceptions set forth with explanatory notes on Exhibit A hereto, which exceptions the Master Servicer has determined, consistent with the Servicing Standards, will have no material adverse effect on the Mortgage Loan [and the Trust Subordinate Companion Loan] or the defeasance transaction:

(i)         The Mortgage Loan documents permit the defeasance, and the terms and conditions for defeasance specified therein were satisfied in all material respects in completing the defeasance.

(ii)        The defeasance was consummated on __________, 20__.

(iii)       The defeasance collateral consists of securities that (i) constitute “government securities” as defined in Section 2(a)(16) of the Investment Company Act of 1940 as amended (15 U.S.C. 80A1), (ii) are listed as “Qualified Investments for ‘AAA’ Financings” under Paragraphs 1, 2 or 3 of “Cash Flow Approach” in Standard & Poor’s Public Finance Criteria 2000, as amended to the date of the defeasance, (iii) if they include a principal obligation, the principal due at maturity cannot vary or change, and (iv) are not subject to prepayment, call or early redemption.

(iv)       The Master Servicer received an opinion of counsel (from counsel approved by the Servicer in accordance with the Servicing Standard) that the defeasance will not result in an Adverse REMIC Event.

(v)        The Master Servicer determined that the defeasance collateral will be owned by an entity (the “Defeasance Obligor”) that is a Single-Purpose Entity (as defined in Standard & Poor’s Structured Finance Ratings Real Estate Finance Criteria, as amended to the date of the defeasance (the “S&P Criteria”)) or is subject to restrictions in its organizational documents substantially similar to those contained in the organization documents of the original Borrower with respect to bankruptcy remoteness and single purpose as of the date of the defeasance, and after the defeasance owns no assets other

Exhibit U-2

than the defeasance collateral and real property securing Mortgage Loans included in the pool.

(vi)       The defeasance documents require the crediting of the defeasance collateral to an Eligible Account (as defined in the S&P Criteria) in the name of the Trustee on behalf of the Trust, which account is maintained as a securities account by a securities intermediary and has been pledged to the Trustee on behalf of the Trust.

(vii)      The agreements executed in connection with the defeasance (i) grant control of the pledged securities account to Trustee on behalf of the Trust, (ii) require the securities intermediary to make the scheduled payments on the Mortgage Loan [and the Trust Subordinate Companion Loan] from the proceeds of the defeasance collateral directly to the Master Servicer’s collection account in the amounts and on the dates specified in the Mortgage Loan documents or, in a partial defeasance, the portion of such scheduled payments attributed to the allocated loan amount for the real property defeased, increased by any defeasance premium specified in the Mortgage Loan documents (the “Scheduled Payments”), (iii) permit reinvestment of proceeds of the defeasance collateral only in Permitted Investments (as defined in the Pooling and Servicing Agreement or as defined in the documents evidencing the defeasance), (iv) permit release of surplus defeasance collateral and earnings on reinvestment from the pledged securities account only after the Mortgage Loan [and the Trust Subordinate Companion Loan] has been paid in full, if any such release is permitted, (v) prohibit transfers by the Defeasance Obligor of the defeasance collateral and subordinate liens against the defeasance collateral, and (vi) provide for payment from sources other than the defeasance collateral or other assets of the Defeasance Obligor of all fees and expenses of the securities intermediary for administering the defeasance and the securities account and all fees and expenses of maintaining the existence of the Defeasance Obligor.

(viii)     The Master Servicer received written confirmation from a firm of independent certified public accountants, who were approved by the Master Servicer in accordance with the Servicing Standard stating that (i) revenues from the defeasance collateral (without taking into account any earnings on reinvestment of such revenues) will be sufficient to timely pay each of the Scheduled Payments after the defeasance including the payment in full of the Mortgage Loan [and the Trust Subordinate Companion Loan] (or the allocated portion thereof in connection with a partial defeasance) on its Maturity Date (or, in the case of an ARD Loan, on its Anticipated Repayment Date), (ii) the revenues received in any month from the defeasance collateral will be applied to make Scheduled Payments within four (4) months after the date of receipt, and (iii) interest income from the defeasance collateral to the Defeasance Obligor in any calendar or fiscal year will not exceed such Defeasance Obligor’s interest expense for the Mortgage Loan [and the Trust Subordinate Companion Loan] (or the allocated portion thereof in a partial defeasance) for such year.

(ix)       The Mortgage Loan is not among the ten (10) largest loans in the pool as of the date of the Current Report (as defined below). The entire principal balance of the Mortgage Loan as of the date of defeasance was less than both $[______] and five

Exhibit U-3

percent of pool balance, which is less than [__]% of the aggregate Certificate Balance of the Certificates as of the date of the most recent Statement to Certificateholders received by us (the “Current Report”).

(x)        The Master Servicer has received opinions of counsel stating that the Trustee on behalf of the Trust possesses a valid, perfected first priority security interest in the defeasance collateral and that the documents executed in connection with the defeasance are enforceable in accordance with their respective terms.

(c)         Certify that Exhibit B hereto is a list of the material agreements, instruments, organizational documents for the Defeasance Obligor, and opinions of counsel and independent accountants executed and delivered in connection with the defeasance.

(d)        Certify that the individual under whose hand the Master Servicer has caused this Notice and Certification to be executed did constitute a Servicing Officer as of the date of the defeasance described above.

(e)        Agree to provide copies of all items listed in Exhibit B to you upon request.

Exhibit U-4

IN WITNESS WHEREOF, the Master Servicer has caused this Notice and Certification to be executed as of the date captioned above.

[____________]

By:
Name:
Title:

Exhibit U-5

EXHIBIT V

FORM OF SENIOR TRUST ADVISOR ANNUAL REPORT1

Report Date: After the occurrence and during the continuance of a Control Event, this report will be delivered annually no later than [INSERT DATE], pursuant to the terms and conditions of the Pooling and Servicing Agreement.
Transaction: J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2014-C25
Senior Trust Advisor: Pentalpha Surveillance LLC
Special Servicer: Rialto Capital Advisors, LLC
Directing Certificateholder: RREF II CMBS AIV, LP

I.	Population of Mortgage Loans that Were Considered in Compiling this Report

1.	The Special Servicer has notified the Senior Trust Advisor that [●] Specially Serviced Mortgage Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].

a.	[●] of those Specially Serviced Mortgage Loans are still being analyzed by the Special Servicer as part of the development of an Asset Status Report.

b.
Asset Status Reports were issued with respect to [●] of such Specially Serviced Mortgage Loans. This report is based only on the Specially Serviced Mortgage Loans in respect of which an Asset Status Report has been issued. The Asset Status Reports may not yet be fully implemented.

II.	Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Senior Trust Advisor (in accordance with the Senior Trust Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the Special Servicer’s operational activities to service certain Specially Serviced Mortgage Loans in accordance with the Servicing Standard. Based on such limited review, the Senior Trust Advisor [does, does not] believe there are material violations of the Special Servicer’s compliance with its obligations under the Pooling and Servicing Agreement. In addition, the Senior Trust Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

1 This report is an indicative report and does not reflect the final form of annual report to be used in any particular year.  The Senior Trust Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

Exhibit V-1

In connection with the assessment set forth in this report, the Senior Trust Advisor:

1.
Reviewed the Asset Status Reports, the Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations and net present value calculations and Appraisal Reduction calculations and [LIST OTHER REVIEWED INFORMATION] for the following [●] Specially Serviced Mortgage Loans: [List applicable Mortgage Loans]

2.
Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement. The Senior Trust Advisor’s analysis of the Asset Status Reports (including related net present value calculations and Appraisal Reduction calculations) related to the Specially Serviced Mortgage Loans should be considered a limited investigation and not be considered a full or limited audit. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), re-engineer the quantitative aspects of their net present value calculator, visit any property, visit the Special Servicer, visit the Directing Certificateholder or interact with any borrower. In addition, our review of the net present value calculations and Appraisal Reduction calculations is limited to the mathematical accuracy of the calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas.

III.	Specific Items of Review

1.	The Senior Trust Advisor reviewed the following items in connection with the generation of this report: [LIST MATERIAL ITEMS].

2.
During the prior year, the Senior Trust Advisor consulted with the Special Servicer regarding its strategy plan for a limited number of issues related to the following Specially Serviced Mortgage Loans: [LIST]. The Senior Trust Advisor participated in discussions and made strategic observations and recommended alternative courses of action to the extent it deemed such observations and recommendations appropriate. The Special Servicer [agreed with/did not agree with] the material recommendations made by the Senior Trust Advisor. Such recommendations generally included the following: [LIST].

3.	Appraisal Reduction calculations and net present value calculations:

4.
The Senior Trust Advisor [received/did not receive] information necessary to recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portions of the applicable formulas required to be utilized in connection with any Appraisal Reduction or net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Mortgage Loan prior to the utilization by the Special Servicer.

Exhibit V-2

a.
The Senior Trust Advisor [agrees/does not agree] with the [mathematical calculations] [and/or] [the application of the applicable non-discretionary portions of the formula] required to be utilized for such calculation.

b.
After consultation with the special servicer to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations, such inaccuracy [has been/ has not been] resolved.

5.	The following is a general discussion of certain concerns raised by the Senior Trust Advisor discussed in this report: [LIST CONCERNS].

6.	In addition to the other information presented herein, the Senior Trust Advisor notes the following additional items, if any: [LIST ADDITIONAL ITEMS].

IV.	Qualifications Related to the Work Product Undertaken and Opinions Related to this Report

1.
The Senior Trust Advisor did not participate in, or have access to, the Special Servicer’s and Directing Certificateholder’s discussion(s) regarding any Specially Serviced Mortgage Loan. The Senior Trust Advisor does not have authority to speak with the Directing Certificateholder directly. As such, the Senior Trust Advisor generally relied upon the information delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report.

2.
The Special Servicer has the legal authority and responsibility to service the Specially Serviced Mortgage Loans pursuant to the Pooling and Servicing Agreement. The Senior Trust Advisor has no responsibility or authority to alter the standards set forth therein.

3.
Confidentiality and other contractual limitations limit the Senior Trust Advisor’s ability to outline the details or substance of the discussions held between it and the Special Servicer regarding any Specially Serviced Mortgage Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Senior Trust Advisor is given access to by the Special Servicer.

4.
There are many tasks that the Special Servicer undertakes on an on-going basis related to Specially Serviced Mortgage Loans. These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc. The Senior Trust Advisor does not participate in any discussions regarding such actions. As such, Senior Trust Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.

5.
The Senior Trust Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the Certificate Administrator through the Certificate Administrator’s website.

Exhibit V-3

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement dated November 1, 2014.

Exhibit V-4

EXHIBIT W

FORM OF NOTICE FROM SENIOR TRUST ADVISOR RECOMMENDING REPLACEMENT OF SPECIAL SERVICER

Wilmington Trust, National Association
 as Trustee
1100 North Market Street
Wilmington, Delaware 19890
Attention: JPMBB 2014-C25

Wells Fargo Bank, National Association
 as Certificate Administrator
9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Attention:	Corporate Trust Services (CMBS) – J.P. Morgan Chase Commercial Mortgage Securities Corp., Series 2014-C25

Rialto Capital Advisors, LLC
790 NW 107th Avenue, 4th Floor
Miami, Florida 33172
Attention: Liat Heller
Telecopy number: (305) 229-6425
E-mail: liat.heller@rialtocapital.com

with a copy to:

Attention: Jeff Krasnoff
Telecopy number: (305) 229-6425
E-mail: jeff.krasnoff@rialtocapital.com

with a copy to:

Attention: Niral Shah
Telecopy number: (305) 229-6425
E-mail: niral.shah@rialtocapital.com

with a copy to:

Attention: Adam Singer
Telecopy number: (305) 229-6425
E-mail: adam.singer@rialtocapital.com

Exhibit W-1

Re:	JPMBB Commercial Mortgage Securities Trust 2014-C25, Commercial Mortgage Pass-Through Certificates, Series 2014-C25,
Recommendation of Replacement of Special Servicer

Ladies and Gentlemen:

This letter is delivered pursuant to Section 7.01(d) of the Pooling and Servicing Agreement, dated as of November 1, 2014 (the “Pooling and Servicing Agreement”), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Wells Fargo Bank, National Association, as Master Servicer, Rialto Capital Advisors, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, Wells Fargo Bank, National Association, as Certificate Administrator, and Pentalpha Surveillance LLC, as Senior Trust Advisor, on behalf of the holders of JPMBB Commercial Mortgage Securities Trust 2014-C25, Commercial Mortgage Pass-Through Certificates, Series 2014-C25 (the “Certificates”) regarding the replacement of the Special Servicer. Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Pooling and Servicing Agreement.

Based upon our review of the Special Servicer’s operational practices conducted pursuant to and in accordance with Section 3.31 of the Pooling and Servicing Agreement, it is our assessment that Rialto Capital Advisors, LLC, in its current capacity as Special Servicer, is not [performing its duties under the Pooling and Servicing Agreement][acting in accordance with the Servicing Standard]. The following factors support our assessment: [________].

Based upon such assessment, we further hereby recommend that Rialto Capital Advisors, LLC be removed as Special Servicer and that [________] be appointed its successor in such capacity.

Very truly yours,

[The Senior Trust Advisor]

By:
Name:
Title:
Dated:

Exhibit W-2

EXHIBIT X

FORM OF CONFIDENTIALITY AGREEMENT

Wells Fargo Bank, National Association
Commercial Mortgage Servicing
MAC D1086-120, 550 South Tryon Street, 14th Floor
Charlotte, North Carolina 28202
Attention: J.P. Morgan Chase 2014-C25 Asset Manager
Facsimile: (704) 715-0036

Rialto Capital Advisors, LLC
790 NW 107th Avenue, 4th Floor
Miami, Florida 33172
Attention: Liat Heller
Telecopy number: (305) 229-6425
E-mail: liat.heller@rialtocapital.com

with a copy to:

Attention: Jeff Krasnoff
Telecopy number: (305) 229-6425
E-mail: jeff.krasnoff@rialtocapital.com

with a copy to:

Attention: Niral Shah
Telecopy number: (305) 229-6425
E-mail: niral.shah@rialtocapital.com

with a copy to:

Attention: Adam Singer
Telecopy number: (305) 229-6425
E-mail: adam.singer@rialtocapital.com

Re:	Access to Certain Information Regarding JPMBB Commercial Mortgage Securities Trust 2014-C25, Commercial Mortgage Pass-Through Certificates, Series 2014-C25

Ladies and Gentlemen:

Reference is hereby made to that certain Pooling and Servicing Agreement dated as of November 1, 2014 (the “Pooling and Servicing Agreement”), among the J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Wells Fargo Bank, National Association, as Master Servicer, Rialto Capital Advisors, LLC, as Special Servicer, Wilmington Trust, National

Exhibit X-1

[_____] [__], 20[__]

Association, as Trustee, Wells Fargo Bank, National Association, as Certificate Administrator, and Pentalpha Surveillance LLC, as Senior Trust Advisor. Defined terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement.

[Wells Fargo Bank, National Association (“Wells Fargo”)/ Rialto Capital Advisors, LLC (“Rialto”)] understands that [____] (the “Company”) is requesting certain confidential or non-public information relating to the Mortgage Loans and the Trust Subordinate Companion Loan to which the Company has continuing rights as a Certificateholder. The Company is requesting such information for the purpose of analyzing asset performance and evaluating any continuing rights the Company may have under the Trust (the “Permitted Purpose”). The Company agrees that the Permitted Purpose shall not include the use or disclosure of the Confidential Information (as defined below) in any manner that violates any applicable law, the Pooling and Servicing Agreement or the related mortgage loan documents.

[Wells Fargo/Rialto] will provide the Company with certain confidential, non-public servicing information (the “Confidential Information”) pertaining to the Mortgage Loans and the Trust Subordinate Companion Loan and the related Mortgaged Properties and borrowers. The Company acknowledges that the Confidential Information (a) includes or may be based upon information provided to [Wells Fargo/Rialto] by third parties, (b) may not have been verified by [Wells Fargo/Rialto], and (c) may be incomplete or contain inaccuracies. The Company agrees that [Wells Fargo/Rialto], the [“Master Servicer”/”Special Servicer”] (as defined in the Pooling and Servicing Agreement) and their respective Representatives (as defined below) shall not have any liability to the Company or its Representatives resulting from (x) any inaccuracies or omissions in the Confidential Information, (y) any use of the Confidential Information, or (z) [Wells Fargo/Rialto]’s failure or inability to provide the Confidential Information to the Company for any reason. Notwithstanding the foregoing, the following will not constitute “Confidential Information” for purposes of this letter agreement: (a) information that was already in Company’s possession prior to its receipt from [Wells Fargo/Rialto]; (b) information that is obtained by Company from a third person who, insofar as is known to Company, is not prohibited from transmitting the information to Company by a contractual, legal or fiduciary obligation to [Wells Fargo/Rialto]; (c) information that is or becomes publicly available through no fault of Company; and (d) information that is independently developed by Company. The term “Representatives” with respect to any entity shall mean the officers, directors, general partners, employees, agents, affiliates, auditors and legal counsel (which may be internal counsel) of that entity.

The Company may have access to the Confidential Information through (at [Wells Fargo/Rialto]’s election): (i) responses to reasonable written inquiries received from the Company, (ii) conference calls conducted on a reasonably scheduled basis with [Wells Fargo/Rialto]’s surveillance group, or (iii) direct on-line access (read-only capacity) to the information available on the applicable [____] system or any successor or replacement system (“System”). [Wells Fargo/Rialto] may cease or defer providing the Company with Confidential Information in the event that (a) the Company or its Representatives violate any provision hereof, or (b) [Wells Fargo/Rialto] determines (in its sole discretion) that such termination is necessary for any reason, including its determination that such action is required pursuant to the terms of the Pooling and Servicing Agreement, the related Mortgage Loan documents, or any applicable law. [Wells Fargo/Rialto] shall cease to provide the Company with Confidential

Exhibit X-2

[_____] [__], 20[__]

Information if [Wells Fargo/Rialto] has actual knowledge that the Company or its Representatives are affiliates of any borrower under the Mortgage Loan documents and [Wells Fargo/Rialto] determines that the provision, notice or access to such Confidential Information would violate the accepted servicing practices or servicing standards as defined in the Pooling and Servicing Agreement. The Company’s obligations and the restrictions applicable to the protection of the Confidential Information hereunder shall survive the termination of the Company’s access to the Confidential Information. [Wells Fargo/Rialto]’s remedies hereunder, at law or at equity, are cumulative and may be combined.

The Company agrees that it will not, and it shall not permit its Representatives, to disclose the Confidential Information in any manner whatsoever to any other person or entity, other than its Representatives (but only to the extent necessary to accomplish the Permitted Purpose) who have a need to know the information, or as otherwise required by applicable law, court order or any governmental agency or regulator. The Company acknowledges (i) its obligations under the U.S. federal securities laws, and (ii) that any disclosure of the Confidential Information by it or its Representatives for any purpose other than a Permitted Purpose, in addition to being a breach of this letter agreement, may constitute a violation of federal and state securities laws. The Company will take reasonable measures to ensure that each Representative is advised of this letter agreement and agrees to keep the Confidential Information confidential. The Company shall be liable for any breach of this letter agreement by its Representatives. Notwithstanding the foregoing, the Company may subsequently provide all or any part of such Confidential Information to any other person or entity that holds or is contemplating the purchase of any Certificate or interest therein, but only if such person or entity confirms such ownership interest or prospective ownership interest and provided that, prior to the delivery of such Confidential Information, such persons shall have executed and delivered to the Company an agreement that is substantially similar in form and substance to this Agreement.

This letter agreement shall be governed by and construed in accordance with the laws of the State of New York without the application of conflict of laws principles. Anything herein to the contrary notwithstanding, [Wells Fargo/Rialto] intends at all times to comply with the terms and provisions of the Pooling and Servicing Agreement and nothing in this letter agreement should be construed to limit or qualify any of [Wells Fargo/Rialto]’s rights or obligations under the Pooling and Servicing Agreement. This letter agreement may be executed in counterparts and by facsimile/Portable Document Format (PDF); each such counterpart shall be deemed to be an original instrument, and all such counterparts together shall constitute one agreement.

This agreement shall terminate with respect to the information received by the Company one year after the Company receives such information or ceases to be a Certificateholder. Company agrees that this letter agreement supersedes and replaces and survives any click-through agreement regarding confidentiality of Confidential Information agreed to in connection with accessing the System whether agreed to in accessing the System before or after signing this letter agreement.

Exhibit X-3

Please have an authorized signatory countersign in the space provided below to indicate the Company’s confirmation of, and agreement to, the matters set forth herein.

Very truly yours,

[WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name:
Title:]

[RIALTO CAPITAL ADVISORS, LLC

By:
Name:
Title:]

CONFIRMED AND AGREED TO:

[COMPANY NAME]

By:
Name:
Title:

Exhibit X-4

EXHIBIT Y

FORM CERTIFICATION TO BE PROVIDED WITH FORM 10-K

CERTIFICATION

JPMBB Commercial Mortgage Securities Trust 2014-C25,
Commercial Mortgage Pass-Through Certificates Series 2014-C25 (the “Trust”)

I, [identifying the certifying individual], the President and Chief Executive Officer of J.P. Morgan Chase Commercial Mortgage Securities Corp., the depositor into the above-referenced Trust, certify that:

1.
I have reviewed this report on Form 10-K, and all reports on Form 10-D required to be filed in respect of period covered by this report on Form 10-K, of the Trust (the “Exchange Act Periodic Reports”);

2.
Based on my knowledge, the Exchange Act Periodic Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act Periodic Reports;

4.
Based on my knowledge and the servicer compliance statement(s) required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act Periodic Reports, the Master Servicer and the Special Servicer have fulfilled their obligations under the Pooling and Servicing Agreement in all material respects; and

5.
All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: Wells Fargo Bank, National Association, Rialto Capital Advisors, LLC, Wilmington Trust, National Association and Pentalpha Surveillance LLC.

Exhibit Y-1

Date:   _________________________

President and Chief Executive Officer
J.P. Morgan Chase Commercial Mortgage Securities Corp.
(Senior officer in charge of the securitization of the depositor)

Exhibit Y-2

EXHIBIT Z-1

FORM OF CERTIFICATION TO BE PROVIDED
TO DEPOSITOR BY CERTIFICATE ADMINISTRATOR

J.P. Morgan Chase Commercial Mortgage Securities Corp.
383 Madison Avenue, 31st Floor
New York, New York 10179
Attention: Chief Executive Officer

Re:
JPMBB Commercial Mortgage Securities Trust 2014-C25, Commercial Mortgage Pass Through Certificates, Series 2014-C25, issued pursuant to the Pooling and Servicing Agreement dated as of November 1, 2014 (the “Pooling and Servicing Agreement”), among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Wells Fargo Bank, National Association, as Master Servicer, Rialto Capital Advisors, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, Wells Fargo Bank, National Association, as Certificate Administrator, and Pentalpha Surveillance LLC, as Senior Trust Advisor.

I, [identity of certifying individual], hereby certify to the Depositor and its officers, directors and Affiliates (collectively, the “Certification Parties”) as follows, with the knowledge and intent that the Certification Parties will rely on this Certification in connection with the certification concerning the Trust to be signed by an officer of the Depositor and submitted to the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002:

1.           I (or an officer under my supervision) have reviewed the annual report on Form 10-K for the period ended December 31, 20[__] (the “Form 10-K”) and all reports on Form 10-D and Form 8-K filed in respect of the period covered by the Form 10-K of the Trust (collectively, with the Form 10-K, the “Reports”);

2.           Based on my knowledge, the Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Form 10-K;

3.           Based on my knowledge, all of the distribution and other information required to be provided by the Certificate Administrator under the Pooling and Servicing Agreement for inclusion in the Reports for the period covered by the Form 10-K is included in the Reports and all of the distribution, servicing and other information provided to the Certificate Administrator by the trustee, the custodian, the master servicer, the special servicer and the senior trust advisor under the Pooling and Servicing Agreement for inclusion in the Reports for the period covered by the Form 10-K is included in the Reports;

Exhibit Z-1-1

4.           I (or an officer under my supervision) am responsible for reviewing the activities performed by the Certificate Administrator under the Pooling and Servicing Agreement and based on my knowledge and the compliance review conducted in preparing the Certificate Administrator compliance statement required to be delivered under Article XI of the Pooling and Servicing Agreement for inclusion in the Form 10-K under Item 1123 of Regulation AB, and except as disclosed in the Reports, the Certificate Administrator has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects; and

5.           All of the reports on assessment of compliance with servicing criteria for asset-backed securities applicable to the Certificate Administrator or any Servicing Function Participant retained by the Certificate Administrator (the “Relevant Servicing Criteria”) and their related attestation reports on assessment of compliance with the Relevant Servicing Criteria required to be included in the Form 10-K in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to the Form 10-K. Any material instances of noncompliance described in such reports have been disclosed in the Form 10-K and such assessment of compliance is fairly stated in all material respects.

This Certification is being signed by me as an officer of the Certificate Administrator responsible for reviewing the activities performed by the Certificate Administrator under the Pooling and Servicing Agreement.

Dated:    ____________________________

Name:
Title:

Exhibit Z-1-2

EXHIBIT Z-2

FORM OF CERTIFICATION TO BE PROVIDED
TO DEPOSITOR BY MASTER SERVICER

J.P. Morgan Chase Commercial Mortgage Securities Corp.
383 Madison Avenue, 31st Floor
New York, New York 10179
Attention: Chief Executive Officer

Re:
JPMBB Commercial Mortgage Securities Trust 2014-C25, Commercial Mortgage Pass Through Certificates, Series 2014-C25, issued pursuant to the Pooling and Servicing Agreement dated as of November 1, 2014 (the “Pooling and Servicing Agreement”), among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Wells Fargo Bank, National Association, as Master Servicer, Rialto Capital Advisors, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, Wells Fargo Bank, National Association, as Certificate Administrator, and Pentalpha Surveillance LLC, as Senior Trust Advisor.

I, [identity of certifying individual], hereby certify to the Depositor and its officers, directors and Affiliates (collectively, the “Certification Parties”) as follows, with the knowledge and intent that the Certification Parties will rely on this Certification in connection with the certification concerning the Trust to be signed by an officer of the Depositor and submitted to the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002:

1.           I (or Servicing Officers under my supervision) have reviewed the servicing and other information required to be provided by the Master Servicer in accordance with the Pooling and Servicing Agreement for inclusion in the annual report on Form 10-K for the period ended December 31, 20[__] (“Form 10-K”) and all information required to be provided by the Master Servicer in accordance with the Pooling and Servicing Agreement for inclusion in all reports on Form 10-D and Form 8-K required to be filed in respect of the period covered by the Form 10-K of the Trust (collectively, with the Form 10-K, the “Reports”) (such information provided by the Master Servicer, collectively, the “Master Servicer Periodic Information”);

2.           Based on my knowledge, and assuming the accuracy of the statements required to be made by each Special Servicer in the special servicer backup certificate delivered by each Special Servicer relating to the relevant period, the Master Servicer Periodic Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Form 10-K;

Exhibit Z-2-1

3.           Based on my knowledge, and assuming the accuracy of the statements required to be made by each Special Servicer in the special servicer backup certificate delivered by each Special Servicer relating to the relevant period, all of servicing and other information required to be provided by the Master Servicer under the Pooling and Servicing Agreement for inclusion in the Reports for the period covered by the Form 10-K is included in the Master Servicer Periodic Information;

4.           I (or Servicing Officers under my supervision) am responsible for reviewing the activities performed by the Master Servicer under the Pooling and Servicing Agreement and based on my knowledge and the compliance review conducted in preparing the Master Servicer compliance statement required to be delivered under Article XI of the Pooling and Servicing Agreement for inclusion in the Form 10-K under Item 1123 of Regulation AB, and except as disclosed in the Master Servicer Periodic Information, the Master Servicer has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects;

5.           The accountants that are to deliver the annual attestation report on assessment of compliance with the Relevant Servicing Criteria in respect of the Master Servicer with respect to the Trust’s fiscal year _____ have been provided all information relating to the Master Servicer’s assessment of compliance with the Relevant Servicing Criteria in order to enable them to conduct a review in compliance with the standards for attestation engagements issued or adopted by the PCAOB; and

6.           All of the reports on assessment of compliance with servicing criteria for asset-backed securities applicable to the Master Servicer or any Servicing Function Participant retained by the Master Servicer (the “Relevant Servicing Criteria”) and their related attestation reports on assessment of compliance with the Relevant Servicing Criteria required under the Pooling and Servicing Agreement to be delivered for inclusion in the Form 10-K in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18, have been delivered in accordance with the Pooling and Servicing Agreement. All material instances of noncompliance with the Relevant Servicing Criteria have been disclosed in such reports and such assessment of compliance is fairly stated in all material respects.

This Certification is being signed by me as an officer of the Master Servicer responsible for reviewing the activities performed by the Master Servicer under the Pooling and Servicing Agreement.

Dated:    ____________________________

Name:
Title:

Exhibit Z-2-2

EXHIBIT Z-3

FORM OF CERTIFICATION TO BE PROVIDED
TO DEPOSITOR BY SPECIAL SERVICER

J.P. Morgan Chase Commercial Mortgage Securities Corp.
383 Madison Avenue, 31st Floor
New York, New York 10179
Attention: Chief Executive Officer

Re:
JPMBB Commercial Mortgage Securities Trust 2014-C25, Commercial Mortgage Pass Through Certificates, Series 2014-C25, issued pursuant to the Pooling and Servicing Agreement dated as of November 1, 2014 (the “Pooling and Servicing Agreement”), among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Wells Fargo Bank, National Association, as Master Servicer, Rialto Capital Advisors, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, Wells Fargo Bank, National Association, as Certificate Administrator, and Pentalpha Surveillance LLC, as Senior Trust Advisor.

I, [identity of certifying individual], hereby certify to the Depositor and its officers, directors and Affiliates (collectively, the “Certification Parties”) as follows, with the knowledge and intent that the Certification Parties will rely on this Certification in connection with the certification concerning the Trust to be signed by an officer of the Depositor and submitted to the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002:

1.           I (or Servicing Officers under my supervision) have reviewed the servicing and other information required to be provided by the Special Servicer in accordance with the Pooling and Servicing Agreement for inclusion in the annual report on Form 10-K for the period ended December 31, 20[__] (“Form 10-K”) and all information required to be provided by the Special Servicer in accordance with the Pooling and Servicing Agreement for inclusion in all reports on Form 10-D and Form 8-K required to be filed in respect of the period covered by the Form 10-K of the Trust (collectively with the Form 10-K, the “Reports”) (such information provided by the Special Servicer, collectively, the “Special Servicer Periodic Information”);

2.           Based on my knowledge, the Special Servicer Periodic Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Form 10-K;

3.           Based on my knowledge, all servicing and other information required to be provided by the Special Servicer under the Pooling and Servicing Agreement for inclusion in the

Exhibit Z-3-1

Reports for the period covered by the Form 10-K is included in the Special Servicer Periodic Information;

4.           I (or Servicing Officers under my supervision) am responsible for reviewing the activities performed by the Special Servicer under the Pooling and Servicing Agreement, and based on my knowledge and the compliance review conducted in preparing the Special Servicer’s compliance statement required to be delivered under Article XI of the Pooling and Servicing Agreement for inclusion in the Form 10-K under Item 1123 of Regulation AB, and except as disclosed in the Special Servicer Periodic Information, the Special Servicer has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects;

5.           The accountants that are to deliver the annual attestation report on assessment of compliance with the Relevant Servicing Criteria in respect of the Special Servicer with respect to the Trust’s fiscal year _____ have been provided all information relating to the Special Servicer’s assessment of compliance with the Relevant Servicing Criteria in order to enable them to conduct a review in compliance with the standards for attestation engagements issued or adopted by the PCAOB; and

6.           All of the reports on assessment of compliance with servicing criteria for asset-backed securities applicable to the Special Servicer or any Servicing Function Participant retained by the Special Servicer (the “Relevant Servicing Criteria”) and their related attestation reports on assessment of compliance with the Relevant Servicing Criteria required under the Pooling and Servicing Agreement to be delivered for inclusion in the Form 10-K in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18, have been delivered in accordance with the Pooling and Servicing Agreement. All material instances of noncompliance with the Relevant Servicing Criteria have been disclosed in such reports and such assessment of compliance with servicing criteria is fairly stated in all material respects.

This Certification is being signed by me as an officer of the Special Servicer responsible for reviewing the activities performed by the Special Servicer under the Pooling and Servicing Agreement.

Dated:    ____________________________

Name:
Title:

Exhibit Z-3-2

EXHIBIT Z-4

FORM OF CERTIFICATION TO BE PROVIDED
TO DEPOSITOR BY TRUSTEE

J.P. Morgan Chase Commercial Mortgage Securities Corp.
383 Madison Avenue, 31st Floor
New York, New York 10179
Attention: Chief Executive Officer

Re:
JPMBB Commercial Mortgage Securities Trust 2014-C25, Commercial Mortgage Pass Through Certificates, Series 2014-C25, issued pursuant to the Pooling and Servicing Agreement dated as of November 1, 2014 (the “Pooling and Servicing Agreement”), among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Wells Fargo Bank, National Association, as Master Servicer, Rialto Capital Advisors, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, Wells Fargo Bank, National Association, as Certificate Administrator, and Pentalpha Surveillance LLC, as Senior Trust Advisor.

I, [identity of certifying individual], hereby certify to the Depositor and its officers, directors and Affiliates (collectively, the “Certification Parties”) as follows, with the knowledge and intent that the Certification Parties will rely on this Certification in connection with the certification concerning the Trust to be signed by an officer of the Depositor and submitted to the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002:

1.           I (or officers under my supervision) have reviewed the information required to be provided by the Trustee in accordance with the Pooling and Servicing Agreement for inclusion in the annual report on Form 10-K for the period ended December 31, 20[__] (“Form 10-K”) and all information required to be provided by the Trustee in accordance with the Pooling and Servicing Agreement for inclusion in the reports on Form 10-D and Form 8-K required to be filed in respect of the period covered by the Form 10-K of the Trust (collectively with the Form 10-K, the “Reports”) (such information provided by the Trustee, collectively, the “Trustee Periodic Information”);

2.           Based on my knowledge, the Trustee Periodic Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Form 10-K;

Exhibit Z-4-1

3.           Based on my knowledge, all information required to be provided by the Trustee under the Pooling and Servicing Agreement for inclusion in the Reports for the period covered by the Form 10-K is included in the Trustee Periodic Information;

4.           I (or officers under my supervision) am responsible for reviewing the activities performed by the Trustee under the Pooling and Servicing Agreement, and based on my knowledge and the compliance review conducted in preparing the Trustee’s compliance statement to be delivered under Article XI of the Pooling and Servicing Agreement required for inclusion in the Form 10-K under Item 1123 of Regulation AB, and except as disclosed in the Trustee Periodic Information, the Trustee has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects; and

5.           All of the reports on assessment of compliance with servicing criteria for asset-backed securities applicable to the Trustee or any Servicing Function Participant retained by the Trustee (the “Relevant Servicing Criteria”) and their related attestation reports on assessment of compliance with the Relevant Servicing Criteria required under the Pooling and Servicing Agreement to be delivered for inclusion in the Form 10-K in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18, have been delivered in accordance with the Pooling and Servicing Agreement. All material instances of noncompliance with the Relevant Servicing Criteria have been disclosed in such reports and such assessment of compliance with servicing criteria is fairly stated in all material respects.

This Certification is being signed by me as an officer of the Trustee responsible for reviewing the activities performed by the Trustee under the Pooling and Servicing Agreement.

Dated:    ____________________________

Name:
Title:

Exhibit Z-4-2

EXHIBIT Z-5

FORM OF CERTIFICATION TO BE PROVIDED
TO DEPOSITOR BY SENIOR TRUST ADVISOR

J.P. Morgan Chase Commercial Mortgage Securities Corp.
383 Madison Avenue, 31st Floor
New York, New York 10179
Attention: Chief Executive Officer

Re:
JPMBB Commercial Mortgage Securities Trust 2014-C25, Commercial Mortgage Pass Through Certificates, Series 2014-C25, issued pursuant to the Pooling and Servicing Agreement dated as of November 1, 2014 (the “Pooling and Servicing Agreement”), among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Wells Fargo Bank, National Association, as Master Servicer, Rialto Capital Advisors, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, Wells Fargo Bank, National Association, as Certificate Administrator, and Pentalpha Surveillance LLC, as Senior Trust Advisor.

I, [identity of certifying individual], hereby certify to the Depositor and its officers, directors and Affiliates (collectively, the “Certification Parties”) as follows, with the knowledge and intent that the Certification Parties will rely on this Certification in connection with the certification concerning the Trust to be signed by an officer of the Depositor and submitted to the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002:

1.           I (or officers under my supervision) have reviewed the information required to be provided by the Senior Trust Advisor in accordance with the Pooling and Servicing Agreement for inclusion in the annual report on Form 10-K for the period ended December 31, 20[__] (“Form 10-K”) and all information required to be provided by the Senior Trust Advisor in accordance with the Pooling and Servicing Agreement for inclusion in all reports on Form 10-D and Form 8-K required to be filed in respect of the period covered by the Form 10-K of the Trust (collectively with the Form 10-K, the “Reports”) (such information provided by the Senior Trust Advisor, collectively, the “Senior Trust Advisor Periodic Information”);

2.           Based on my knowledge, the Senior Trust Advisor Periodic Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Form 10-K;

3.           Based on my knowledge, all information required to be provided by the Senior Trust Advisor under the Pooling and Servicing Agreement for inclusion in the Reports for the period covered by the Form 10-K is included in the Senior Trust Advisor Periodic Information;

Exhibit Z-5-1

4.           The accountants that are to deliver the annual attestation report on assessment of compliance with the Relevant Servicing Criteria in respect of the Senior Trust Advisor with respect to the Trust’s fiscal year _____ have been provided all information relating to the Senior Trust Advisor’s assessment of compliance with the Relevant Servicing Criteria in order to enable them to conduct a review in compliance with the standards for attestation engagements issued or adopted by the PCAOB; and

5.           All of the reports on assessment of compliance with servicing criteria for asset-backed securities applicable to the Senior Trust Advisor or any Servicing Function Participant retained by the Senior Trust Advisor (the “Relevant Servicing Criteria”) and their related attestation reports on assessment of compliance with the Relevant Servicing Criteria required under the Pooling and Servicing Agreement to be delivered for inclusion in the Form 10-K in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18, have been delivered in accordance with the Pooling and Servicing Agreement. All material instances of noncompliance with the Relevant Servicing Criteria have been disclosed in such reports and such assessment of compliance with servicing criteria is fairly stated in all material respects.

This Certification is being signed by me as an officer of the Senior Trust Advisor responsible for reviewing the activities performed by the Senior Trust Advisor under the Pooling and Servicing Agreement.

Dated:    ____________________________

Name:
Title:

Exhibit Z-5-2

EXHIBIT Z-6

FORM OF CERTIFICATION TO BE PROVIDED
TO DEPOSITOR BY CUSTODIAN

J.P. Morgan Chase Commercial Mortgage Securities Corp.
383 Madison Avenue, 31st Floor
New York, New York 10179
Attention: Chief Executive Officer

Re:
JPMBB Commercial Mortgage Securities Trust 2014-C25, Commercial Mortgage Pass Through Certificates, Series 2014-C25, issued pursuant to the Pooling and Servicing Agreement dated as of November 1, 2014 (the “Pooling and Servicing Agreement”), among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Wells Fargo Bank, National Association, as Master Servicer, Rialto Capital Advisors, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, Wells Fargo Bank, National Association, as Certificate Administrator, and Pentalpha Surveillance LLC, as Senior Trust Advisor.

I, [identity of certifying individual], hereby certify to the Depositor and its officers, directors and Affiliates (collectively, the “Certification Parties”) as follows, with the knowledge and intent that the Certification Parties will rely on this Certification in connection with the certification concerning the Trust to be signed by an officer of the Depositor and submitted to the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002:

1.           I (or officers under my supervision) have reviewed the information required to be provided by the Custodian in accordance with the Pooling and Servicing Agreement for inclusion in the annual report on Form 10-K for the period ended December 31, 20[__] (“Form 10-K”) and all information required to be provided by the Custodian in accordance with the Pooling and Servicing Agreement for inclusion in all reports on Form 10-D and Form 8-K required to be filed in respect of the period covered by the Form 10-K of the Trust (collectively with the Form 10-K, the “Reports”) (such information provided by the Custodian, collectively, the “Custodian Periodic Information”);

2.           Based on my knowledge, the Custodian Periodic Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Form 10-K;

Exhibit Z-6-1

3.           Based on my knowledge, all information required to be provided by the Custodian under the Pooling and Servicing Agreement for inclusion in the Reports for the period covered by the Form 10-K is included in the Custodian Periodic Information;

4.           I (or officers under my supervision) am responsible for reviewing the activities performed by the Custodian under the Pooling and Servicing Agreement, and based on my knowledge and the compliance review conducted in preparing the Custodian’s compliance statement to be delivered under Article XI of the Pooling and Servicing Agreement required for inclusion in the Form 10-K under Item 1123 of Regulation AB, and except as disclosed in the Custodian Periodic Information, the Custodian has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects; and

5.           All of the reports on assessment of compliance with servicing criteria for asset-backed securities applicable to the Custodian or any Servicing Function Participant retained by the Custodian (the “Relevant Servicing Criteria”) and their related attestation reports on assessment of compliance with the Relevant Servicing Criteria required under the Pooling and Servicing Agreement to be delivered for inclusion in the Form 10-K in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18, have been delivered in accordance with the Pooling and Servicing Agreement. All material instances of noncompliance with the Relevant Servicing Criteria have been disclosed in such reports and such assessment of compliance with servicing criteria is fairly stated in all material respects.

This Certification is being signed by me as an officer of the Custodian responsible for reviewing the activities performed by the Custodian under the Pooling and Servicing Agreement.

Dated:    ____________________________

Name:
Title:

Exhibit Z-6-2

EXHIBIT AA

SERVICING CRITERIA
TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by the referenced party shall address, at a minimum, the criteria identified below as “Applicable Servicing Criteria” applicable to such party, as such criteria may be updated or limited by the Commission or its staff (including, without limitation, not requiring the delivery of certain of the items set forth on this Exhibit based on interpretive guidance provided by the Commission or its staff relating to Item 1122 of Regulation AB). For the avoidance of doubt, for purposes of this Exhibit AA, other than with respect to Item 1122(d)(2)(iii), references to Servicer below shall include any Sub-Servicer engaged by a Servicer or Special Servicer.

	SERVICING CRITERIA	APPLICABLE SERVICING CRITERIA
Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	Certificate Administrator Master Servicer Special Servicer
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	Certificate Administrator Master Servicer Special Servicer
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.	N/A
1122(d)(1)(iv)

A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
Master Servicer Special Servicer Custodian (as applicable)
Cash Collection and Administration
1122(d)(2)(i)

Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
Certificate Administrator Master Servicer Special Servicer
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	Certificate Administrator
1122(d)(2)(iii)

Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
Master Servicer Special Servicer Trustee (as applicable)
1122(d)(2)(iv)

The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
Certificate Administrator Master Servicer Special Servicer
1122(d)(2)(v)

Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Exchange Act.
Certificate Administrator Master Servicer Special Servicer

Exhibit AA-1

	SERVICING CRITERIA	APPLICABLE SERVICING CRITERIA
Reference	Criteria
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	Certificate Administrator Master Servicer Special Servicer
1122(d)(2)(vii)

Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
Certificate Administrator Master Servicer Special Servicer
Investor Remittances and Reporting
1122(d)(3)(i)

Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Reporting Servicer.
Certificate Administrator Senior Trust Advisor (with respect to A and B)
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	Certificate Administrator
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	Certificate Administrator
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	Certificate Administrator
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.	Custodian Master Servicer Special Servicer
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements	Custodian
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	Certificate Administrator Master Servicer Special Servicer
1122(d)(4)(iv)

Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.
Master Servicer
1122(d)(4)(v)	The Reporting Servicer’s records regarding the mortgage loans agree with the Reporting Servicer’s records with respect to an obligor’s unpaid principal balance.	Master Servicer
1122(d)(4)(vi)

Changes with respect to the terms or status of an obligor’s mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
Master Servicer Special Servicer
1122(d)(4)(vii)

Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
Special Servicer Senior Trust Advisor

Exhibit AA-2

	SERVICING CRITERIA	APPLICABLE SERVICING CRITERIA
Reference	Criteria
1122(d)(4)(viii)

Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
Master Servicer Special Servicer
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.	Master Servicer
1122(d)(4)(x)

Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.
Master Servicer
1122(d)(4)(xi)

Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
Master Servicer
1122(d)(4)(xii)

Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
Master Servicer
1122(d)(4)(xiii)

Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.
Master Servicer
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	Master Servicer
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	N/A

At all times that the Certificate Administrator and the Trustee are the same entity, the Trustee and Certificate Administrator may provide a combined assessment of compliance in respect of their combined responsibilities under Section 1122 of Regulation AB.

At all times that the Master Servicer and the Special Servicer are the same entity, the Master Servicer and the Special Servicer may provide a combined assessment of compliance in respect of their combined responsibilities under Section 1122 of Regulation AB.

Exhibit AA-3

EXHIBIT BB

ADDITIONAL FORM 10-D DISCLOSURE

The parties identified in the “Party Responsible” column are obligated pursuant to Section 11.04 of the Pooling and Servicing Agreement to disclose to the Depositor and the Certificate Administrator (or the Master Servicer, to the extent specified in Section 11.04 of the Pooling and Servicing Agreement) any information described in the corresponding Form 10-D Item described in the “Item on Form 10-D” column to the extent such party has knowledge (and in the case of net operating income information, financial statements, annual operating statements, budgets and/or rent rolls required to be provided in connection with Item 6 below, possession) of such information (other than information as to itself). Each of the Certificate Administrator, the Trustee, the Master Servicer and the Special Servicer (in its capacity as such) shall be entitled to rely on the accuracy of the Prospectus Supplement (other than information with respect to itself that is set forth in or omitted from the Prospectus Supplement), in the absence of specific notice to the contrary from the Depositor or a Mortgage Loan Seller. Each of the Certificate Administrator, the Trustee, the Master Servicer and the Special Servicer (in its capacity as such) shall be entitled to assume that there is no “significant obligor” other than a party or property identified as such in the Prospectus Supplement and to assume that no other party or property will constitute a “significant obligor” after the Cut-off Date. In no event shall the Master Servicer or the Special Servicer be required to provide any information for inclusion in a Form 10-D that relates to any Mortgage Loan for which the Master Servicer or the Special Servicer is not the Master Servicer or the Special Servicer, as the case may be. For this Series 2014-C25 Pooling and Servicing Agreement, each of the Certificate Administrator, the Trustee, the Master Servicer and the Special Servicer (in its capacity as such) shall be entitled to assume that there is no provider of credit enhancement, liquidity or derivative instruments within the meaning of Items 1114 or 1115 of Regulation AB.

Item on Form 10-D	Party Responsible
Item 1A: Distribution and Pool Performance Information:	●	Certificate Administrator
● Item 1121(a)(13) of Regulation AB
Item 1B: Distribution and Pool Performance Information:	●	Certificate Administrator
● Item 1121(a)(14) of Regulation AB	●	Depositor
Item 2: Legal Proceedings:	●	Master Servicer (as to itself)
● Item 1117 of Regulation AB (it being acknowledged that such Item 1117 requires disclosure only of proceedings described therein that	● ●	Special Servicer (as to itself) Certificate Administrator (as to itself)

Exhibit BB-1

are material to security holders)	● ● ● ● ● ● ● ●
Trustee (as to itself)

Depositor (as to itself)

Senior Trust Advisor (as to itself)

Any other Reporting Servicer (as to itself)

Trustee/Certificate Administrator/Master Servicer/Depositor/Special Servicer as to the Trust (whichever of them is in principal control of the proceedings)

Each Mortgage Loan Seller as sponsor (as defined in Regulation AB)

Originators under Item 1110 of Regulation AB

Party under Item 1100(d)(1) of Regulation AB

Item 3: Sale of Securities and Use of Proceeds	●	Depositor
Item 4: Defaults Upon Senior Securities	●	Certificate Administrator
Item 5: Submission of Matters to a Vote of Security Holders	●	Certificate Administrator
Item 6: Significant Obligors of Pool Assets:	●	Master Servicer (excluding information for which the Special Servicer is the “Party Responsible”)
● Item 1112(b) of Regulation AB provided, however, that all of the following conditions shall apply:	●	Special Servicer (as to REO Properties)
(a) information shall be required to be reported only with respect to a party or property (if any) identified as a “significant obligor” in the Prospectus Supplement;
(b) the information to be reported shall consist of such quarterly and annual operating statements, budgets and rent rolls of the related Mortgaged Property or REO Property (as applicable), and quarterly and annual financial statements of the related

Exhibit BB-2

Borrower (except in the case of an REO Property), received or prepared by the “Party Responsible” pursuant to its obligations under Section 3.12(b) of this Pooling and Servicing Agreement; provided, however, that for a significant obligor under item 1101(k)(2) of Regulation AB, only net operating income for the most recent fiscal year and interim period is required and, if such information for a prior period was required but not previously reported, such information for such prior period; and

(c) the information shall be reportable in the Form 10-D that relates to the Distribution Date that immediately follows the Collection Period in which the information was received or prepared by the “Party Responsible” as described in clause (b) above.

Item 7: Significant Enhancement Provider Information:		●	Depositor
●	Item 1114(b)(2) and Item 1115(b) of Regulation AB
Item 8: Other Information, but only to the extent of any information that meets all the following conditions: (a) such information constitutes “Additional Form 8-K Disclosure” pursuant to Exhibit DD, (b) such information is required to be reported as “Additional Form 8-K Disclosure” during the period to which the Form 10-D relates, and (c) such information was not previously reported as “Additional Form 8-K Disclosure”.
● ● ●
Certificate Administrator, Trustee, Master Servicer and/or Special Servicer, in each case to the extent that such party is the “Party Responsible” with respect to such information pursuant to Exhibit DD.

Certificate Administrator (including the balances of the Distribution Account, the Interest Reserve Account and the Gain-on-Sale Reserve Account as of the related Distribution Date and the preceding Distribution Date)

Master Servicer (with respect to the balances of each REO Account (to the extent the related information has been received from the Special Servicer within the time period specified in Section 11.04 of the Pooling and Servicing Agreement) and the Certificate Account as of the related Distribution Date and the preceding Distribution Date)

Exhibit BB-3

● ●
Special Servicer (with respect to the balance of each REO Account as of the related Distribution Date and the preceding Distribution Date)

Any other party responsible for disclosure items on Form 8-K (including each applicable Seller with respect to Item 1100(e) of Regulation AB to the extent material to Certificateholders)

Item 9: Exhibits (no. 3): Articles of incorporation and by-laws (Exhibit No. 3(i) and 3(ii) of Item 601 of Regulation S-K)	●	Depositor
Item 9: Exhibits (no. 4): With respect to instruments defining the rights of security holders (Exhibit No. 4 of Item 601 of Regulation S-K)	● ●	Certificate Administrator Depositor

provided, in each case, that this shall in no event be construed to make such party responsible for the initial filing of this Pooling and Servicing Agreement provided further, in each case, that in the event any reportable agreement is executed by the Depositor and the Trustee or Certificate Administrator, then the Depositor shall be the responsible party.

Item 9: Exhibits (no. 10): Material contracts (Exhibit No. 10 of Item 601 of Regulation S-K)	●
Certificate Administrator, Trustee, Master Servicer and/or Special Servicer, in each case to the extent of any contract that satisfies all the following conditions: (a) such contract relates to the Trust or one or more Mortgage Loans or REO Mortgage Loans, and (b) such contract is a contract to which such party (or a subcontractor or vendor engaged by such party) is a party or that such party (or a subcontractor or vendor engaged by such party) has caused to have been executed on behalf of the Trust.

Item 9: Exhibits (no. 22):

Published Report Regarding Matters Submitted to a Vote of Security Holders (Exhibit No. 22 of Item 601 of Regulation S-K), but only if the party that is the “Party Responsible” with respect to Item 5 above elects to publish a report containing the
	●	The applicable party that is the “Party Responsible” with respect to Item 5 as set forth above.

Exhibit BB-4

information required by such Item 5 above and also elects to report the information on Form 10-D by means of filing the published report and answering Item 5 by referencing the published report.
Item 9: Exhibits (no. 23):

Consents of Experts and Counsel (Exhibit No. 23(ii) of Item 601 of Regulation S-K), where the filing of a written consent is required with respect to material (in the Form 10-D) that is incorporated by reference in the Depositor’s registration statement.
	●	Depositor
Item 9: Exhibits (no. 24)

Power of Attorney (Exhibit No. 24 of Item 601 of Regulation S-K), but only if the name of any party signing the Form 10-D, or the name of any officer signing the Form 10-D on behalf of a party, is signed pursuant to a power of attorney.
	●	Certificate Administrator
Item 9: Exhibits (no. 99) Additional exhibits (Exhibit No. 99 of Item 601 of Regulation S-K)	●	Not Applicable.
Item 9: Exhibits (no. 100) XBRL-Related Documents (Exhibit No. 100 of Item 601 of Regulation S-K).	●	Not Applicable.
Item 9: Exhibits (By Operation of Item 8 Above), but only to the extent of any document that meets all the following conditions: (a) such document constitutes “Additional Form 8-K Disclosure” pursuant to Item 9.01(d) of Exhibit DD, (b) such document is required to be reported as “Additional Form 8-K Disclosure” during the period to which the Form 10-D relates, and (c) such document was not previously reported as “Additional Form 8-K Disclosure”.
●
Certificate Administrator, Depositor and Trustee, in each case only to the extent that such party is the “Party Responsible” for the exhibit pursuant to Item 9(d) of Exhibit DD (it being acknowledged that none of the Master Servicer or the Special Servicer constitutes a “Party Responsible” under Exhibit DD with respect to any exhibits to a Form 10-K); provided, in each case, that in the event any reportable agreement is executed by the Depositor and the Trustee or Certificate Administrator, then the Depositor shall be the responsible party for this Item 9.

Exhibit BB-5

EXHIBIT CC

ADDITIONAL FORM 10-K DISCLOSURE

The parties identified in the “Party Responsible” column are obligated pursuant to Section 11.05 of the Pooling and Servicing Agreement to disclose to the Depositor and the Certificate Administrator any information described in the corresponding Form 10-K Item described in the “Item on Form 10-K” column to the extent such party has knowledge (and in the case of net operating income information, financial statements, annual operating statements, budgets and/or rent rolls required to be provided in connection with 1112(b) below, possession) of such information (other than information as to itself). Each of the Certificate Administrator, the Trustee, the Master Servicer and the Special Servicer (in its capacity as such) shall be entitled to rely on the accuracy of the Prospectus Supplement (other than information with respect to itself that is set forth in or omitted from the Prospectus Supplement), in the absence of specific notice to the contrary from the Depositor or a Mortgage Loan Seller. Each of the Certificate Administrator, the Trustee, the Master Servicer and the Special Servicer (in its capacity as such) shall be entitled to assume that there is no “significant obligor” other than a party or property identified as such in the Prospectus Supplement and to assume that no other party or property will constitute a “significant obligor” after the Cut-off Date. In no event shall the Master Servicer or the Special Servicer be required to provide any information for inclusion in a Form 10-K that relates to any Mortgage Loan for which the Master Servicer or the Special Servicer is not the applicable Master Servicer or Special Servicer, as the case may be. For this Series 2014-C25 Pooling and Servicing Agreement, each of the Certificate Administrator, the Trustee, the Master Servicer and the Special Servicer (in its capacity as such) shall be entitled to assume that there is no provider of credit enhancement, liquidity or derivative instruments within the meaning of Items 1114 or 1115 of Regulation AB.

Item on Form 10-K	Party Responsible
Item 1B: Unresolved Staff Comments	● Depositor
Item 9B: Other Information, but only to the extent of any information that meets all the following conditions:

(a) such information constitutes “Additional Form 8-K Disclosure” pursuant to Exhibit DD,

(b) such information is required to be reported as “Additional Form 8-K Disclosure” during the period to which the Form 10-K relates, and

(c) such information was not previously reported as “Additional Form 8-K

●     Certificate Administrator, Trustee, Master Servicer and/or Special Servicer, in each case to the extent that such party is the “Party Responsible” with respect to such information pursuant to Exhibit DD.

Exhibit CC-1

Disclosure” or as “Additional Form 10-D Disclosure”
Item 15: Exhibits, Financial Statement Schedules (SEE BELOW)	SEE BELOW
Instruction J(2)(b) (Significant Obligors of Pool Assets) – Part 1 of 3 Parts:	● The applicable Mortgage Loan Seller.
●      Item 1112(b) of Regulation AB, but only to the extent that (i) such information was required to have been set forth in the Prospectus Supplement, (ii) such information was not so set forth and (iii) the applicable Master Servicer has not previously reported such information as “Additional Form 10-D Information”.

Instruction J(2)(b) (Significant Obligors of Pool Assets) – Part 2 of 3 Parts:	● The Depositor
●      Item 1112(b) of Regulation AB, but only to the extent that (i) such information was set forth in the Prospectus Supplement and (ii) the applicable Master Servicer has not previously reported such information or updated versions thereof as “Additional Form 10-D Information”.

Instruction J(2)(b) (Significant Obligors of Pool Assets) – Part 3 of 3 Parts:	● Master Servicer (excluding information for which the Special Servicer is the “Party Responsible”) ● Special Servicer (as to REO Properties)
● Item 1112(b) of Regulation AB; provided, however, that all of the following conditions shall apply:
(a) information shall be required to be reported only with respect to a party or property (if any) identified as a “significant obligor” in the Prospectus Supplement;

(b) the information to be reported shall consist of such quarterly and annual operating statements, budgets and rent rolls of the related Mortgaged Property or REO

Exhibit CC-2

Property (as applicable), and quarterly and annual financial statements of the related Borrower (except in the case of an REO Property), received or prepared by the “Party Responsible” pursuant to its obligations under Section 3.12(b) of this Pooling and Servicing Agreement; provided, however, that for a significant obligor described under item 1101(k)(2) of Regulation AB, only net operating income for the most recent fiscal year and interim period is required and, if such information for a prior period was required but not previously reported, such information for such prior period; and

(c) the information shall be reportable only to the extent that is has not previously been reported as “Additional Form 10-D Information”.

Instruction J(2)(c) (Significant Enhancement Provider Information):
● Items 1114(b)(2) and 1115(b) of Regulation AB	● Depositor
Instruction J(2)(d) (Legal Proceedings):	● Master Servicer (as to itself)
● Item 1117 of Regulation AB (it being acknowledged that such Item 1117 requires disclosure only of proceedings described therein that are material to security holders)
●     Special Servicer (as to itself)

●     Certificate Administrator (as to itself)

●     Trustee (as to itself)

●     Depositor (as to itself)

●     Trustee/Certificate Administrator /Master Servicer/Depositor/Special Servicer as to the Trust (whichever of them is in principal control of the proceedings)

●     Each Mortgage Loan Seller as sponsor (as defined in Regulation AB)

●     Originators under Item 1110 of Regulation AB

Exhibit CC-3

● Party under Item 1100(d)(1) of Regulation AB
Instruction J(2)(e) (Affiliations and Certain Relationships and Related Transactions) – Part 1 of 2 Parts:

1119(a) of Regulation AB,

but only the existence and (if existent) how there is (that is, the nature of) any affiliation between itself (that is, the particular “Party Responsible”), on the one hand, and any one or more of the following, on the other: (1) the Depositor, (2) any Mortgage Loan Seller, (3) the Trust and (4) any other party listed under this item as a “Party Responsible”; provided, however, that an affiliation need not be disclosed for purposes of the applicable Form 10-K if it was disclosed in the Prospectus Supplement or if it was previously reported as “Additional Form 10-K Disclosure”.

and

●     Master Servicer (as to itself) (only as to affiliations under Item 1119(a) with the Trustee, Certificate Administrator, each Special Servicer or a sub-servicer retained by it meeting any of the descriptions in Item 1108(a)(3)).
●     Special Servicer
●     Certificate Administrator
●     Trustee
●     Each party (other than a Mortgage Loan Seller), if any, that is identified in the Prospectus Supplement as an “originator” of one or more Mortgage Loans, if the Prospectus Supplement specifically states that the applicable Mortgage Loans were 10% or more of the assets of the Trust at the date of the Prospectus Supplement (provided that such a party shall no longer constitute a “Party Responsible” under this item from and after the date (if any) when the Depositor notifies the parties to this Agreement to the effect that such party no longer constitutes an originator of 10% or more of the assets of the Trust).

● 1119(b) of Regulation AB,
 ●        Each party (other than a Mortgage Loan Seller), if any, that is specifically identified as an “originator of 10% or more of the assets of the Trust for purposes of Regulation AB and the upcoming Form 10-K” in a written notice delivered to the parties to this Pooling and Servicing Agreement, which notice is delivered not later than February 15 of the year in which the Form 10-K is due.
●         Each party (if any) that is identified in the Prospectus Supplement as an “other material party to the securities or transaction” (or substantially similar phrasing); provided, however, that such a party shall no longer constitute a “Party Responsible” under this item from and after the date (if any) when the Depositor notifies the parties to this Agreement to the effect that such party no longer constitutes a material party for but only the existence and (if existent) the general character of any business relationship, agreement, arrangement, transaction or understanding that is entered into outside the ordinary course of business or is on terms other than would be obtained in an arm’s length transaction with an unrelated third party (apart from the Series 201[_]-[_] transaction) between itself (that is, the particular “Party Responsible”) or any of its affiliates, on the one hand, and any one or more of the following, on the other: (1) the Depositor, (2) any Mortgage Loan Seller, and (3) the Trust; provided, however, that a relationship, agreement, arrangement, transaction or understanding (A) must be reported only if it then exists or existed within the two prior years, (B) need not be

Exhibit CC-4

reported if it is not material to an investor’s understanding of the Certificates and (C) need not be disclosed for purposes of the applicable Form 10-K if it was disclosed in the Prospectus Supplement or if it was previously reported as “Additional Form 10-K Disclosure”.

and

purposes of Regulation AB.
●     Each party (if any) that that is specifically identified as an “other material party to the securities or transaction for purposes of Regulation AB and the upcoming Form 10-K” (or substantially similar phrasing) in a written notice delivered by the Depositor to the parties to this Pooling and Servicing Agreement, which notice is delivered not later than February 15 of the year in which the Form 10-K is due.

● 1119(c) of Regulation AB,

but only the existence and (if existent) a description (including the terms and approximate dollar amount) of any specific relationship involving or related to the Series 201[_]-[_] transaction or the Mortgage Loans between itself (that is, the particular “Party Responsible”) or any of its affiliates, on the one hand, and any one or more of the following, on the other: (1) the Depositor, (2) any Mortgage Loan Seller, and (3) the Trust; provided, however, that a relationship (A) must be reported only if it then exists or existed within the two prior years, (B) need not be reported if it is not material to an investor’s understanding of the Certificates and (C) need not be disclosed for purposes of the applicable Form 10-K if it was disclosed in the Prospectus Supplement or if it was previously reported as “Additional Form 10-K Disclosure”.

Instruction J(2)(e) (Affiliations and Certain Relationships and Related Transactions) – Part 2 of 2 Parts:

1119(a) of Regulation AB,

But only the existence and (if existent) how there is any affiliation between itself (that is, the particular “Party Responsible”), on the one hand, and any one or more of the parties listed under the preceding item as a “Party Responsible”, on the other; provided, however, that an affiliation need not be
● The Depositor ● Each Mortgage Loan Seller

Exhibit CC-5

disclosed for purposes of the applicable Form 10-K if it was disclosed in the Prospectus Supplement or if it was previously reported as “Additional Form 10-K Disclosure”. and
● 1119(b) of Regulation AB,

but only the existence and (if existent) the general character of any business relationship, agreement, arrangement, transaction or understanding that is entered into outside the ordinary course of business or is on terms other than would be obtained in an arm’s length transaction with an unrelated third party (apart from the Series 201[_]-[_] transaction) between itself (that is, the particular “Party Responsible”), on the one hand, and any one or more of the parties listed under the preceding item as a “Party Responsible”, on the other; provided, however, that a relationship, agreement, arrangement, transaction or understanding (A) must be reported only if it then exists or existed within the two prior years, (B) need not be reported if it is not material to an investor’s understanding of the Certificates and (C) need not be disclosed for purposes of the applicable Form 10-K if it was disclosed in the Prospectus Supplement or if it was previously reported as “Additional Form 10-K Disclosure”.

and

● 1119(c) of Regulation AB,
but only the existence and (if existent) a description (including the terms and approximate dollar amount) of any specific relationship involving or related to the Series 201[_]-[_] transaction or the Mortgage Loans between itself (that is, the particular “Party Responsible”) or any of its affiliates, on the one hand, and any one or more of the parties

Exhibit CC-6

listed under the preceding item as a “Party Responsible”, on the other; provided, however, that a relationship (A) must be reported only if it then exists or existed within the two prior years, (B) need not be reported if it is not material to an investor’s understanding of the Certificates and (C) need not be disclosed for purposes of the applicable Form 10-K if it was disclosed in the Prospectus Supplement or if it was previously reported as “Additional Form 10-K Disclosure”.

Item 15: Exhibits (no. 2): Plan of acquisition, reorganization, arrangement, liquidation or succession (Exhibit No. 2 of Item 601 of Regulation S-K)	● Depositor
Item 15: Exhibits (no. 3): Articles of incorporation and by-laws (Exhibit No. 3(i) and 3(ii) of Item 601 of Regulation S-K)	● Depositor
Item 15: Exhibits (no. 4): With respect to instruments defining the rights of security holders (Exhibit No. 4 of Item 601 of Regulation S-K)	● Trustee ● Certificate Administrator ● Depositor

provided, in each case, that this shall in no event be construed to make such party responsible for the initial filing of this Pooling and Servicing Agreement provided further, in each case, that in the event any reportable agreement is executed by the Depositor and the Trustee or Certificate Administrator, then the Depositor shall be the responsible party.

Item 15: Exhibits (no. 10): Material contracts (Exhibit No. 10 of Item 601 of Regulation S-K)
●     Certificate Administrator, Trustee, Master Servicer and/or Special Servicer, in each case to the extent of any contract that satisfies all the following conditions: (a) such contract relates to the Trust or one or more Mortgage Loans or REO Mortgage Loans, and (b) such contract is a contract to which such party (or a subcontractor or vendor engaged by such party) is a party or that such party (or a subcontractor or vendor engaged by such party) has caused to have

Exhibit CC-7

been executed on behalf of the Trust.
Item 15: Exhibits (no. 11): Statement regarding computation of per share earnings (Exhibit No. 11 of Item 601 of Regulation S-K)	● Not Applicable
Item 15: Exhibits (no. 12): Statement regarding computation of ratios (Exhibit No. 12 of Item 601 of Regulation S-K)	● Not Applicable.
Item 15: Exhibits (no. 13): Annual report to security holders, Form 10-Q and Form 10-QSB, or quarterly report to security holders (Exhibit No. 13 of Item 601 of Regulation S-K)	● Not Applicable
Item 15: Exhibits (no. 14): Code of Ethics (Exhibit No. 14 of Item 601 of Regulation S-K)	● Not Applicable.
Item 15: Exhibits (no. 16): Letter re change in certifying accountant (Exhibit No. 16 of Item 601 of Regulation S-K)	● Not Applicable
Item 15: Exhibits (no. 18): Letter re change in accounting principles (Exhibit No. 18 of Item 601 of Regulation S-K)	● Not Applicable.
Item 15: Exhibits (no. 21): Subsidiaries of registrant (Exhibit No. 18 of Item 601 of Regulation S-K)	● Depositor.
Item 15: Exhibits (no. 22): Published Report Regarding Matters Submitted to a Vote of Security Holders (Exhibit No. 22 of Item 601 of Regulation S-K).	● Not applicable.
Item 15: Exhibits (no. 23) – Part 1 of 2 Parts: Consents of Experts and Counsel (Exhibit No. 23(ii) of Item 601 of Regulation S-K),	● Depositor

Exhibit CC-8

where (a) the filing of a written consent is required with respect to material (in the Form 10-D) that is incorporated by reference in the Depositor’s registration statement and (b) the consent is not the consent of a registered public accounting firm in connection with an attestation delivered pursuant to Section 11.13 of this Pooling and Servicing Agreement.

Item 15: Exhibits (no. 23) – Part 2 of 2 Parts:

Consents of Experts and Counsel (Exhibit No. 23(ii) of Item 601 of Regulation S-K), but the required shall consist of a consent of the registered public accounting firm for purposes of any attestation report rendered with respect to the particular “Party Responsible” pursuant to Section 11.13 of this Pooling and Servicing Agreement.
● Master Servicer ● Special Servicer ● Depositor ● Any other Servicing Function Participant provided, however, in each case, that such party shall have the duty to report or deliver, or cause the reporting or delivery, of such consent only to the extent that such party is required to deliver or cause the delivery of the related attestation report.

Item 15: Exhibits (no. 24)

Power of Attorney (Exhibit No. 24 of Item 601 of Regulation S-K), but only if the name of any party signing the Form 10-D, or the name of any officer signing the Form 10-D on behalf of a party, is signed pursuant to a power of attorney.
● Certificate Administrator
Item 15: Exhibits (no. 31(i)) Rule 13a-14(a)/15d-14(a) Certifications (Exhibit No. 31(i) of Item 601 of Regulation S-K).	● Not Applicable
Item 15: Exhibits (no. 31(ii)) Rule 13a-14(d)/15d-14(d) Certifications (Exhibit No. 31(ii) of Item 601 of Regulation S-K).	● Delivery of this exhibit (Sarbanes-Oxley certification and backup certifications) is governed by Section 11.08 (and Section 11.07) of this Pooling and Servicing Agreement.
Item 15: Exhibits (no. 32) Section 1350 Certifications (Exhibit No. 32 of Item 601 of Regulation S-K).	● Not Applicable.
Item 15: Exhibits (no. 33) Report on assessment of compliance with servicing criteria for asset-backed securities	● Delivery of this exhibit (annual compliance assessment) is governed by Section 11.12 (and Section 11.07) of this Pooling and Servicing Agreement.

Exhibit CC-9

(Exhibit No. 33 of Item 601 of Regulation S-K).
Item 15: Exhibits (no. 34) Attestation report on assessment of compliance with servicing criteria for asset-backed securities (Exhibit No. 34 of Item 601 of Regulation S-K).	● Delivery of this exhibit (annual accountants’ attestation report) is governed by Section 11.13 (and Section 11.07) of this Pooling and Servicing Agreement.
Item 15: Exhibits (no. 35) Servicer compliance statement (Exhibit No. 35 of Item 601 of Regulation S-K).	● Delivery of this exhibit (annual servicer compliance statements) is governed by Section 11.10 (and Section 11.07) of this Pooling and Servicing Agreement.
Item 15: Exhibits (no. 99) Additional exhibits (Exhibit No. 99 of Item 601 of Regulation S-K)	● Not Applicable.
Item 15: Exhibits (no. 100) XBRL-Related Documents (Exhibit No. 100 of Item 601 of Regulation S-K).	● Not Applicable.
Item 15: Exhibits (By Operation of Item 9B Above), but only to the extent of any document that meets all the following conditions: (a) such document constitutes “Additional Form 8-K Disclosure” pursuant to Item 9.01(d) of Exhibit DD, (b) such document is required to be reported as “Additional Form 8-K Disclosure” during the period to which the Form 10-K relates, and (c) such document was not previously reported as “Additional Form 8-K Disclosure”.

●     Certificate Administrator, Depositor and Trustee, in each case only to the extent that such party is the “Party Responsible” for the exhibit pursuant to Item 9(d) of Exhibit DD (it being acknowledged that none of the Master Servicer or the Special Servicer constitutes a “Party Responsible” under Exhibit DD with respect to any exhibits to a Form 10-K).

Exhibit CC-10

EXHIBIT DD

FORM 8-K DISCLOSURE INFORMATION

The parties identified in the “Party Responsible” column are obligated pursuant to Section 11.07 of the Pooling and Servicing Agreement to report to the Depositor and the Certificate Administrator the occurrence of any event described in the corresponding Form 8-K Item described in the “Item on Form 8-K” column to the extent such party has knowledge of such information (other than information as to itself). Each of the Certificate Administrator, the Trustee, the Master Servicer and the Special Servicer (in its capacity as such) shall be entitled to rely on the accuracy of the Prospectus Supplement (other than information with respect to itself that is set forth in or omitted from the Prospectus Supplement), in the absence of specific notice to the contrary from the Depositor or a Mortgage Loan Seller. Each of the Certificate Administrator, the Trustee, the Master Servicer and the Special Servicer (in its capacity as such) shall be entitled to assume that there is no “significant obligor” other than a party or property identified as such in the Prospectus Supplement and to assume that no other party or property will constitute a “significant obligor” after the Cut-off Date. In no event shall the Master Servicer or the Special Servicer be required to provide any information for inclusion in a Form 8-K that relates to any Mortgage Loan for which the Master Servicer or the Special Servicer is not the applicable Master Servicer or Special Servicer, as the case may be. For this Series 2014-C25 Pooling and Servicing Agreement, each of the Certificate Administrator, the Trustee, the Master Servicer and the Special Servicer (in its capacity as such) shall be entitled to assume that there is no provider of credit enhancement, liquidity or derivative instruments within the meaning of Items 1114 or 1115 of Regulation AB.

Item on Form 8-K	Party Responsible
Item 1.01: Entry into a Material Definitive Agreement
●     Depositor, except as described in the next bullet (it being acknowledged that Item 601 of Regulation S-K requires filing of material contracts to which the registrant or a subsidiary thereof is a party).

●     Certificate Administrator, Trustee, Master Servicer and/or Special Servicer (it being acknowledged that Instruction 3 to Item 1.01 of Form 8-K requires disclosure regarding the entry into or an amendment of a definitive agreement that is material to the asset-backed securities transaction, even if the registrant is not a party to such agreement), in each case to the extent of any amendment or definitive agreement

Exhibit DD-1

that satisfies all the following conditions: (a) such amendment or definitive agreement relates to the Trust or one or more Mortgage Loans or REO Mortgage Loans, and (b) such amendment or definitive agreement is an amendment or definitive agreement to which such party (or a subcontractor or vendor engaged by such party) is a party or that such party (or a subcontractor or vendor engaged by such party) has caused to have been executed on behalf of the Trust; provided, however, that the Certificate Administrator shall be the “Party Responsible” in connection with any amendment to this Pooling and Servicing Agreement.

Item 1.02: Termination of a Material Definitive Agreement– Part 1 of 2 Parts
●     Certificate Administrator, Trustee, Master Servicer and/or Special Servicer, in each case to the extent of any contract that satisfies all the following conditions: (a) such contract relates to the Trust or one or more Mortgage Loans or REO Mortgage Loans, and (b) such contract is a contract to which such party (or a subcontractor or vendor engaged by such party) is a party or that such party (or a subcontractor or vendor engaged by such party) has caused to have been executed on behalf of the Trust; provided, however, that the Certificate Administrator shall be the “Party Responsible” in connection with any amendment to this Pooling and Servicing Agreement.

Item 1.02: Termination of a Material Definitive Agreement– Part 2 of 2 Parts	● Depositor, to the extent of any material agreement not covered in the prior item
Item 1.03: Bankruptcy or Receivership	● Depositor
Item 2.04: Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement	● Depositor ● Certificate Administrator

Exhibit DD-2

Item 3.03: Material Modification to Rights of Security Holders	● Certificate Administrator
Item 5.03: Amendments of Articles of Incorporation or Bylaws; Change of Fiscal Year	● Depositor
Item 6.01: ABS Informational and Computational Material	● Depositor
Item 6.02 (Part 1 of 3 Parts): Change of Servicer or Trustee, but only to the extent related to a change in trustee	● Trustee ● Depositor
Item 6.02 (Part 2 of 3 Parts): Change of Servicer or Trustee, but only to the extent related to a change in Master Servicer or Special Servicer	● Certificate Administrator ● Master Servicer or Special Servicer, as the case may be (in each case, as to itself)
Item 6.02 (Part 3 of 3 Parts): Change of Servicer or Trustee, but only to the extent related to a servicer (other than a party to the Pooling and Servicing Agreement) appointed by the particular “Party Responsible”.
● Master Servicer ● Special Servicer ● Certificate Administrator ● Depositor
Item 6.03: Change in Credit Enhancement or External Support	● Depositor ● Certificate Administrator
Item 6.04: Failure to Make a Required Distribution	● Certificate Administrator
Item 6.05: Securities Act Updating Disclosure	● Depositor
Item 7.01: Regulation FD Disclosure	● Depositor
Item 8.01: Other Events	● Depositor
Item 9.01(d): Exhibits (no. 1): Underwriting agreement (Exhibit No. 1 of Item 601 of Regulation S-K)	● Not applicable
Item 9.01(d): Exhibits (no. 2): Plan of acquisition, reorganization, arrangement, liquidation or succession (Exhibit No. 2 of Item 601 of Regulation S-K)	● Depositor
Item 9.01(d): Exhibits (no. 3): Articles of incorporation and by-laws (Exhibit No. 3(i) and 3(ii) of Item 601 of Regulation S-K)	● Depositor
Item 9.01(d): Exhibits (no. 4): With respect to instruments defining the rights of security holders (Exhibit No. 4 of	● Certificate Administrator provided, in each case, that this shall in no

Exhibit DD-3

Item 601 of Regulation S-K)	event be construed to make such party responsible for the initial filing of this Pooling and Servicing Agreement
Item 9.01(d): Exhibits (no. 7):

Correspondence from an independent accountant regarding non-reliance on a previously issued audit report or completed interim review. (Exhibit No. 7 of Item 601 of Regulation S-K)
● Not Applicable
Item 9.01(d): Exhibits (no. 14): Code of Ethics (Exhibit No. 14 of Item 601 of Regulation S-K)	● Not Applicable
Item 9.01(d): Exhibits (no. 16): Letter re change in certifying accountant (Exhibit No. 16 of Item 601 of Regulation S-K)	● Not Applicable
Item 9.01(d): Exhibits (no. 17): Correspondence on departure of director (Exhibit No. 17 of Item 601 of Regulation S-K)	● Not Applicable
Item 9.01(d): Exhibits (no. 20): Other documents or statements to security holders (Exhibit No. 20 of Item 601 of Regulation S-K)	● Not Applicable
Item 9.01(d): Exhibits (no. 23):

Consents of Experts and Counsel (Exhibit No. 23(ii) of Item 601 of Regulation S-K), where the filing of a written consent is required with respect to material (in the Form 10-D) that is incorporated by reference in the Depositor’s registration statement.
● Depositor
Item 9.01(d): Exhibits (no. 24)

Power of Attorney (Exhibit No. 24 of Item 601 of Regulation S-K), but only if the name of any party signing the Form 10-D, or the name of any officer signing the Form 10-D on behalf of a party, is signed pursuant to a power of attorney.
● Certificate Administrator
Item 15: Exhibits (no. 99)	● Not Applicable.

Exhibit DD-4

Additional exhibits (Exhibit No. 99 of Item 601 of Regulation S-K)
Item 15: Exhibits (no. 100) XBRL-Related Documents (Exhibit No. 100 of Item 601 of Regulation S-K).	● Not Applicable.

Exhibit DD-5

EXHIBIT EE

ADDITIONAL DISCLOSURE NOTIFICATION

**SEND VIA FAX TO 410-715-2380 AND VIA EMAIL TO cts.sec.notifications@wellsfargo.com AND VIA OVERNIGHT MAIL TO THE ADDRESS IMMEDIATELY BELOW**

Wells Fargo Bank, National Association, as Certificate Administrator
9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Attn: Corporate Trust Services (CMBS) J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2014-C25—SEC REPORT PROCESSING

RE: **Additional Form [10-D][10-K][8-K] Disclosure** Required

Ladies and Gentlemen:

In accordance with Section [11.04] [11.05] [11.07] of the Pooling and Servicing Agreement, dated as of November 1, 2014 (the “Pooling and Servicing Agreement”), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor (the “Depositor”), Wells Fargo Bank, National Association, as Master Servicer, Rialto Capital Advisors, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, Wells Fargo Bank, National Association, as Certificate Administrator, and Pentalpha Surveillance LLC, as Senior Trust Advisor, the undersigned, as [           ], hereby notifies you that certain events have come to our attention that [will] [may] need to be disclosed on Form [10-D][10-K][8-K].

Description of Additional Form [10-D][10-K][8-K] Disclosure:

List of any Attachments hereto to be included in the Additional Form [10-D][10-K][8-K] Disclosure:

Any inquiries related to this notification should be directed to [                     ], phone number: [                    ]; email address: [                    ].

[NAME OF PARTY], as [role]

By:
Name:
Title:
cc: Depositor

Exhibit EE-1

EXHIBIT FF

INITIAL SUB-SERVICERS

1.	Bernard Financial Corporation (Cashiering Sub-Servicer)

2.	Holliday Fenoglio Fowler, L.P. (Non-Cashiering Sub-Servicer)

3.	Grandbridge Real Estate Capital, LLC (Cashiering Sub-Servicer)

4.	NorthMarq Capital, LLC (Non-Cashiering Sub-Servicer and Cashiering Sub-Servicer)

5.	Bellwether Enterprise Real Estate Capital, LLC (Cashiering Sub-Servicer)

6.	Essex Financial Services LLC (Non-Cashiering Sub-Servicer)

7.	Barry Slatt Mortgage Company (Non-Cashiering Sub-Servicer)

8.	Cohen Financial Services (DE), LLC (Non-Cashiering Sub-Servicer)

9.	PFG Servicing Corporation (Non-Cashiering Sub-Servicer)

10.	GEMSA Loan Services, L.P. (Non-Cashiering Sub-Servicer)

Exhibit FF-1

EXHIBIT GG

SERVICING FUNCTION PARTICIPANTS

None.

Exhibit GG-1

EXHIBIT HH

FORM OF ANNUAL COMPLIANCE STATEMENT

CERTIFICATION

JPMBB Commercial Mortgage Securities Trust 2014-C25,
Commercial Mortgage Pass-Through Certificates
Series 2014-C25 (the “Trust”)

I, [identifying the certifying individual], on behalf of [Wells Fargo Bank, National Association, as Master Servicer] [Rialto Capital Advisors, LLC, as Special Servicer] [Wells Fargo Bank, National Association, as Certificate Administrator] [Wilmington Trust, National Association, as Trustee,] (the “Certifying Servicer”), certify to J.P. Morgan Chase Commercial Mortgage Securities Corp. and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1.
I (or Servicing Officers under my supervision) have reviewed the Certifying Servicer’s activities [during the preceding calendar year] [between [__] and [__]] and the Certifying Servicer’s performance under the Pooling and Servicing Agreement; and

2.
To the best of my knowledge, based on such review, the Certifying Servicer has fulfilled all of its obligations under the Pooling and Servicing Agreement in all material respects [throughout such year] [between [__] and [__]]. [To my knowledge, the Certifying Servicer has failed to fulfill the following obligations under the Pooling and Servicing Agreement: [SPECIFY EACH SUCH FAILURE AND THE NATURE AND STATUS THEREOF]].

Date:

[WELLS FARGO BANK, NATIONAL ASSOCIATION,
as master servicer]
[Rialto Capital Advisors, LLC, as special servicer]
[WELLS FARGO BANK, NATIONAL ASSOCIATION
as certificate administrator]
[WILMINGTON TRUST, NATIONAL ASSOCIATION,
as trustee]

By:
Name:
Title:

Exhibit HH-1

EXHIBIT II

FORM OF REPORT ON ASSESSMENT OF
COMPLIANCE WITH SERVICING CRITERIA

1.
[Name of Reporting Servicer] (the “Reporting Servicer”) is responsible for assessing compliance with the servicing criteria applicable to it under paragraph (d) of Item 1122 of Regulation AB, as of and for the 12-month period ending December 31, 20[__] (the “Reporting Period”), as set forth in Exhibit AA to the Pooling and Servicing Agreement. The transactions covered by this report include asset-backed securities transactions for which the Reporting Servicer acted as [a master servicer, special servicer, trustee, certificate administrator] involving commercial mortgage loans [other than __________________1] (the “Platform”);

The Reporting Servicer has engaged certain vendors, which are not servicers as defined in Item 1101(j) of Regulation AB (the “Vendors”) to perform specific, limited or scripted activities, and the Reporting Servicer elects to take responsibility for assessing compliance with the servicing criteria or portion of the servicing criteria applicable to such Vendors’ activities as set forth on Schedule A;

Except as set forth in paragraph 4 below, the Reporting Servicer used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess the compliance with the applicable servicing criteria;

The criteria listed in the column titled “Inapplicable Servicing Criteria” on Schedule A hereto are inapplicable to the Reporting Servicer based on the activities it performs, directly or through its Vendors, with respect to the Platform;

The Reporting Servicer has complied, in all material respects, with the applicable servicing criteria as of December 31, 20[__] and for the Reporting Period with respect to the Platform taken as a whole[, except as described on Schedule B hereto];

The Reporting Servicer has not identified and is not aware of any material instance of noncompliance by the Vendors with the applicable servicing criteria as of December 31, 20[__] and for the Reporting Period with respect to the Platform taken as a whole[, except as described on Schedule B hereto];

The Reporting Servicer has not identified any material deficiency in its policies and procedures to monitor the compliance by the Vendors with the applicable servicing criteria as of December 31, 20[__] and for the Reporting Period with respect to the Platform taken as a whole[, except as described on Schedule B hereto]; and

[____], a registered public accounting firm, has issued an attestation report on the Reporting Servicer’s assessment of compliance with the applicable servicing criteria for the Reporting Period.

Exhibit II -1

1 Describe any permissible exclusions, including those permitted under telephone interpretation 17.04 (i.e. transactions registered prior to compliance with Regulation AB, transactions involving an offer and sale of asset-backed securities that were not required to be issued), if applicable.

[Date of Certification]

[NAME OF REPORTING SERVICER]

By:
Name:
Title:

Exhibit II -2

EXHIBIT JJ

CREFC® PAYMENT INFORMATION

Payments shall be made to “CRE Finance Council” and sent to:
Commercial Real Estate Finance Council, Inc.
900 7th Street, NW, Suite 820
Washington, DC 20001
Attn: Stephen M. Renna

or by wire transfer to:

Account Name: Commercial Real Estate Finance Council (CREFC®)
Bank Name: Chase
Bank Address: 80 Broadway, New York, NY 10005
Routing Number: 021000021
Account Number: 213597397

Exhibit JJ-1

EXHIBIT KK

FORM OF NOTICE OF ADDITIONAL
INDEBTEDNESS NOTIFICATION

VIA E-MAIL:
To: Wells Fargo Bank, National Association, as Certificate Administrator; cts.sec.notifications@wellsfargo.com

Ref: JPMBB 2014-C25, Additional Debt Notice for From 10-D

The following information is being furnished to you for inclusion on Form 10-D pursuant to Section 3.20(h) of the Pooling and Servicing Agreement

	Portfolio Name	Mortgage Loan	Position in Debt Stack	Additional Debt	OPB	OPB Date	Appraised Value	Appraised Value Date	Aggregate LTV	Aggregate NCF DSCR	Aggregate NCF DSCR Date	Primary Servicer	Master Servicer	Lead Servicer	Prospectus ID
1	JPMBB 2014-C25			$			$		%
	Outside the Trust			$			$		%
	Outside the Trust			$			$		%
	Total			$

2	JPMBB 2014-C25			$			$		%
	Outside the Trust			$			$		%
	Outside the Trust			$			$		%
	Total			$

3	JPMBB 2014-C25			$			$		%
	Outside the Trust			$			$		%
	Outside the Trust			$			$		%
	Total			$

Exhibit KK-1

EXHIBIT LL

FORM OF NOTICE OF EXCHANGEABLE CERTIFICATES
FOR THE CLASS EC CERTIFICATES

Wells Fargo Bank, National Association
 as Certificate Administrator
9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Attention: Corporate Trust (CMBS) – JPMBB Mortgage Securities Trust Series 2014-C25
Ref: JPMBB 2014-C25 Exchange Request
Via email to:
●	[cts.cmbs.bond.admin@wellsfargo.com]

Ladies and Gentlemen:

In accordance with Section 5.09 of the Pooling and Servicing Agreement, dated as of November 1, 2014 (the “Pooling and Servicing Agreement”), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Wells Fargo Bank, National Association, as Master Servicer, Rialto Capital Advisors, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, Wells Fargo Bank, National Association, as Certificate Administrator, and Pentalpha Surveillance LLC, as Senior Trust Advisor, the undersigned, as Certificateholder or Certificate Owner, we hereby give notice of our intent to present and surrender the [Exchangeable Certificates specified on Schedule I attached hereto] [Class EC Certificates specified on Schedule I attached hereto] and all of our right, title and interest in and to such [Exchangeable Certificates][Class EC Certificates], including all payments of interest thereon received after [_____________], in exchange for the [Class EC Certificates specified on Schedule I attached hereto][Exchangeable Certificates specified on Schedule I attached hereto]. We propose an Exchange Date of [______].

We agree that upon such exchange, our interests in the portions of the [Exchangeable Certificates][Class EC Certificates] designated for exchange shall be cancelled and replaced by the [Class EC Certificates][Exchangeable Certificates] issued in exchange therefor.

[[If Applicable] Our Depository participant number is [________].]

Capitalized terms used in this notice but not defined herein have the meanings assigned to them in the Pooling and Servicing Agreement.

[________________]
By:
Name:
Title:

Exhibit LL-1

SCHEDULE I

CERTIFICATES TO BE EXCHANGED
Certificates to be exchanged	CUSIP (of Certificates to be exchanged)	outstanding principal balance of the Initial Certificate Balance of Certificates to be exchanged	Certificates to be received	CUSIP (of Certificates to be received)

The Exchangeable Certificates and Class EC Certificates may be exchanged only in the Exchange Proportion designated in the Pooling and Servicing Agreement.

Exhibit LL-2

EXHIBIT MM

ADDITIONAL DISCLOSURE NOTIFICATION (ACCOUNTS)

INSTRUCTIONS:

FOR ACCOUNT BALANCE REPORTING: SEND VIA EMAIL TO:
CTS.SEC.NOTIFICATIONS@WELLS FARGO.COM

FOR ALL OTHER NOTIFICATIONS: SEND VIA FAX, EMAIL AND OVERNIGHT MAIL TO THE ADDRESS IMMEDIATELY BELOW**

Wells Fargo Bank, National Association, as Certificate Administrator
9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Attn: Corporate Trust Services JPMBB 2014-C25—SEC REPORT PROCESSING
E-Mail: cts.sec.notifications@wellsfargo.com

RE: **Additional Form [10-D][10-K][8-K] Disclosure** Required

Ladies and Gentlemen:

In accordance with Section 11.04 of the Pooling and Servicing Agreement, dated as of November 1, 2014 (the “Pooling and Servicing Agreement”), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor (the “Depositor”), Wells Fargo Bank, National Association, as Master Servicer, Rialto Capital Advisors, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, Wells Fargo Bank, National Association, as Certificate Administrator, and Pentalpha Surveillance LLC, as Senior Trust Advisor, the undersigned, as [          ], hereby notifies you that certain events have come to our attention that [will] [may] need to be disclosed on Form [10-D][10-K][8-K].

Description of Additional Form [10-D][10-K][8-K] Disclosure:

[With respect to the Certificate Account and REO Account balance information:

Account Name	Beginning Balance as of MM/DD/YYYY	Ending Balance as of MM/DD/YYYY
Certificate Account
REO Account

Exhibit MM-1

List of any Attachments hereto to be included in the Additional Form [10-D][10-K][8-K] Disclosure:

Any inquiries related to this notification should be directed to [                     ], phone number: [                     ]; email address: [                     ].

[NAME OF PARTY], as [role]

By:
Name:
Title:
cc: Depositor

Exhibit MM-2

EXHIBIT NN

FORM OF TRANSFEREE NOTICE PURSUANT TO 3.28(a)

[Date]
Wells Fargo Bank, National Association
 as Certificate Administrator
9062 Old Annapolis Road
Columbia, Maryland 21045
Email: trustadministrationgroup@wellsfargo.com

Re:
JPMBB Commercial Mortgage Securities Trust 2014-C25 Commercial Mortgage Pass-Through Certificates, Series 2014-C25 (the “Certificates”) issued pursuant to the Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), dated as of November 1, 2014, by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Wells Fargo Bank, National Association, as Master Servicer, Wells Fargo Bank, National Association, as Certificate Administrator, Rialto Capital Advisors, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, and Pentalpha Surveillance LLC, as Senior Trust Advisor

This letter is delivered to you, pursuant to Section 3.28(a) of the Pooling and Servicing Agreement in connection with the transfer by ____________ (the “Transferor”) to us (the “Transferee”) of $__________________ original principal balance in the Class [__] Certificates, representing [_____]% of the Class [__] Certificates. The Certificates were issued pursuant to the Pooling and Servicing Agreement.

1.	Our name and address is as follows:

Contact Info: [Tel/Email]

2.
[IF APPLICABLE] We hereby certify, represent and warrant to you, as Certificate Administrator, that we are purchasing a majority interest in the Class [__] Certificates, and that we are not affiliated with the Transferor. To the extent that any Control Event or Consultation Termination Event has occurred due to a waiver of a prior Class [__] Certificateholder of its rights under the Pooling and Servicing Agreement, we hereby

Exhibit NN-1

request that you reinstate such rights and post a “special notice” on your website to the following effect:

“A Consultation Termination Event or a Control Event has been terminated and is no longer in effect due to a transfer of a majority interest of the Controlling Certificates to an unaffiliated third party which has terminated any waiver by the prior Holder.

All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

Very truly yours,

(Transferee)

By:
Name:
Title:

Exhibit NN-2

EXHIBIT OO

[RESERVED]

Exhibit OO-1

EXHIBIT PP

FORM OF TRANSFEREE NOTICE PURSUANT TO 3.36(c)

[Date]

Wells Fargo Bank, National Association
 as Certificate Administrator
9062 Old Annapolis Road
Columbia, Maryland 21045
Email: trustadministrationgroup@wellsfargo.com

Re:
JPMBB Commercial Mortgage Securities Trust 2014-C25 Commercial Mortgage Pass-Through Certificates, Series 2014-C25 (the “Certificates”) issued pursuant to the Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), dated as of November 1, 2014, by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Wells Fargo Bank, National Association, as Master Servicer, Wells Fargo Bank, National Association, as Certificate Administrator, Rialto Capital Advisors, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, and Pentalpha Surveillance LLC, as Senior Trust Advisor

This letter is delivered to you, pursuant to Section 3.36(c) of the Pooling and Servicing Agreement in connection with the transfer by ____________ (the “Transferor”) to us (the “Transferee”) of $__________________ original principal balance in the Class [__] Certificates, representing [_____]% of the Class [__] Certificates. The Certificates were issued pursuant to the Pooling and Servicing Agreement.

3.	Our name and address is as follows:

Contact Info: [Tel/Email]

4.	[IF APPLICABLE] We hereby certify, represent and warrant to you, as Certificate Administrator, that we are purchasing a majority interest in the Class [__] Certificates.

Exhibit PP-1

All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

Very truly yours,

(Transferee)

By:
Name:
Title:

Exhibit PP-2

SCHEDULE 1

MORTGAGE LOANS WITH ADDITIONAL DEBT

1.	BankNote Building Mortgage Loan
2.	Florida Multifamily Portfolio Mortgage Loan
3.	Greensboro Portfolio Mortgage Loan
4.	Turk’s Head Building Mortgage Loan
5.	Railway Loft Mortgage Loan

Schedule 1-1

SCHEDULE 2

CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE
See Annex E to the Prospectus Supplement.

Schedule 2-1

SCHEDULE 3

MORTGAGE LOANS WITH “PERFORMANCE”, “EARN-OUT” OR “HOLDBACK”
ESCROWS OR RESERVES EXCEEDING 10% OF THE INITIAL PRINCIPAL
BALANCE

●CityPlace
●Greensboro Portfolio
●The Glenwood
●H5 Denver Data Center
●Commerce Center
●Port Aransas-Ingleside Portfolio
●Holiday Inn Express Kirksville

Schedule 3-1